FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-193376-13

The information in this free writing prospectus may be amended and/or supplemented prior to the time of sale. The information in this free writing prospectus supersedes any contrary information contained in any prior free writing prospectus relating to the subject securities and will be superseded by any contrary information contained in any subsequent free writing prospectus prior to the time of sale. In addition, certain information regarding the subject securities is not yet available and, accordingly, has not been included in this free writing prospectus.

THE INFORMATION IN THIS FREE WRITING PROSPECTUS, DATED NOVEMBER 17, 2014, MAY BE AMENDED OR SUPPLEMENTED PRIOR TO THE TIME OF SALE

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

          The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (File No. 333-193376) for the offering to which this communication relates. Before you invest, you should read the prospectus in that registration statement and other documents the depositor has filed with the Securities and Exchange Commission for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the Securities and Exchange Commission website at www.sec.gov. Alternatively, the depositor, Deutsche Bank Securities Inc., any other underwriter or any dealer participating in this offering will arrange to send to you the prospectus if you request it by calling toll-free 1-800-503-4611 or by emailing prospectus.cpdg@db.com.

$1,112,938,000 (Approximate)
 COMM 2014-UBS6 Mortgage Trust
Commercial Mortgage Pass-Through Certificates

UBS Real Estate Securities Inc.
German American Capital Corporation
Jefferies LoanCore LLC
Cantor Commercial Real Estate Lending, L.P.
KeyBank National Association
Pillar Funding LLC
Sponsors and Mortgage Loan Sellers

Deutsche Mortgage & Asset Receiving Corporation
Depositor
COMM 2014-UBS6 Mortgage Trust
Issuing Entity

The COMM 2014-UBS6 Mortgage Trust Commercial Mortgage Pass-Through Certificates will represent beneficial ownership interests in the issuing entity, COMM 2014-UBS6 Mortgage Trust. The issuing entity’s assets will primarily be 89 fixed-rate mortgage loans, secured by first liens on 267 commercial, multifamily and manufactured housing community properties. The COMM 2014-UBS6 Mortgage Trust Commercial Mortgage Pass-Through Certificates will represent interests in the issuing entity only and will not represent the obligations of Deutsche Bank AG, Deutsche Mortgage & Asset Receiving Corporation, the sponsors or any of their respective affiliates, and neither the certificates nor the underlying mortgage loans are insured or guaranteed by any governmental agency or private insurer.

Each class of offered certificates will receive distributions of interest, principal or both on the fourth business day following the sixth day of each month or the following business day, commencing in January 2015. Credit enhancement will be provided by certain classes of subordinate certificates that will be subordinate to certain classes of certificates as described in this free writing prospectus under “Description of the Offered Certificates—Subordination.”

Certain characteristics of the offered certificates include:

Class	Initial Certificate Balance or Notional Balance(1)		Approximate Initial Pass- Through Rate	Assumed Final Distribution Date(2)	Rated Final Distribution Date(2)	Anticipated Ratings (Moody’s/Fitch/KBRA/Morningstar)(4)
Class A-1	$57,028,000		(6)	August 2019	December 2047	Aaa(sf)/AAAsf/AAA(sf)/AAA
Class A-2	$102,973,000		(6)	December 2019	December 2047	Aaa(sf)/AAAsf/AAA(sf)/AAA
Class A-3	$22,897,000		(6)	November 2021	December 2047	Aaa(sf)/AAAsf/AAA(sf)/AAA
Class A-SB	$97,350,000		(6)	August 2024	December 2047	Aaa(sf)/AAAsf/AAA(sf)/AAA
Class A-4	$275,000,000		(6)	October 2024	December 2047	Aaa(sf)/AAAsf/AAA(sf)/AAA
Class A-5	$337,653,000		(6)	November 2024	December 2047	Aaa(sf)/AAAsf/AAA(sf)/AAA
Class X-A	$990,164,000	(7)	(7)	November 2024	December 2047	NR/AAAsf/AAA(sf)/AAA
Class A-M(8)	$97,263,000	(9)	(6)	November 2024	December 2047	Aa1(sf)/AAAsf/AAA(sf)/AAA
Class B(8)	$57,400,000	(9)	(6)	November 2024	December 2047	Aa3(sf)/AA-sf/AA(sf)/AA
Class PEZ(8)	$220,037,000	(9)	(6)	December 2024	December 2047	NR/A-sf/A-(sf)/A-
Class C(8)	$65,374,000	(9)	(6)	December 2024	December 2047	NR/A-sf/A-(sf)/A-

(Footnotes to table to begin on page S-14)

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved these securities or determined that this free writing prospectus or the attached prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Investing in the offered certificates involves risks. See “Risk Factors” beginning on page S-59 of this free writing prospectus and page 10 of the prospectus.

The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended (the “Investment Company Act”), contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in this free writing prospectus).

With respect to this offering, Deutsche Bank Securities Inc., UBS Securities LLC, Cantor Fitzgerald & Co. and Jefferies LLC are acting as the joint bookrunning managers and co-lead managers in the following manner: Deutsche Bank Securities Inc. is acting as sole bookrunning manager with respect to 64.8% of each class of offered certificates, UBS Securities LLC is acting as sole bookrunning manager with respect to 35.2% of each class of offered certificates, Cantor Fitzgerald & Co. is acting as sole bookrunning manager with respect to 0.0% of each class of offered certificates and Jefferies LLC is acting as sole bookrunning manager with respect to 0.0% of each class of offered certificates. KeyBanc Capital Markets Inc. and Guggenheim Securities, LLC are acting as co-managers. The underwriters will offer the offered certificates in the amounts that will be set forth in the final prospectus supplement to the public in negotiated transactions or otherwise at varying prices to be determined at the time of sale.

Deutsche Bank Securities Inc., UBS Securities LLC, Cantor Fitzgerald & Co., Jefferies LLC, KeyBanc Capital Markets Inc. and Guggenheim Securities, LLC will be required to purchase the offered certificates (in the amounts that will be set forth under “Method of Distribution (Underwriter Conflicts of Interest)” in the final prospectus supplement) from Deutsche Mortgage & Asset Receiving Corporation, subject to certain conditions. The underwriters expect to deliver the offered certificates to purchasers on or about December 9, 2014.

Deutsche Bank Securities	Cantor Fitzgerald & Co.	Jefferies LLC	UBS Securities LLC
Joint Bookrunning Managers and Co-Lead Managers
KeyBanc Capital Markets			Guggenheim Securities
Co-Managers

November , 2014

COMM 2014-UBS6 Mortgage Trust

Commercial Mortgage Pass-Through Certificates
Geographic Overview of Mortgage Pool

Wyoming 1 property $3,356,429 0.3% of total
Nebraska 1 property $3,837,598 0.3% of total
South Dakota 1 property $4,067,619 0.3% of total
North Dakota 2 properties $9,500,000 0.7% of total
Missouri 1 property $31,500,000 2.5% of total
Minnesota 5 properties $25,215,179 2.0% of total
Iowa 2 properties $2,510,714 0.2% of total
Wisconsin 2 properties $17,739,746 1.4% of total
Indiana 1 property $607,857 0.0% of total
Pennsylvania 1 property $1,008,116 0.1% of total
New York 13 properties $159,763,441 12.5% of total
Maine 2 properties $3,885,000 0.3% of total
Illinois 10 properties $64,054,026 5.0% of total
Michigan 6 properties $68,003,772 5.3% of total
Massachusetts 3 properties $4,587,832 0.4% of total
Oregon 3 properties $12,406,407 1.0% of total
Ohio 3 properties $47,381,759 3.7% of total
Connecticut 1 property $2,233,549 0.2% of total
Nevada 2 properties $22,987,104 1.8% of total
Delaware 1 property $4,285,575 0.3% of total
California 15 properties $182,619,854 14.3% of total
Maryland 3 properties $22,394,405 1.8% of total
Virginia 2 properties $49,825,000 3.9% of total
Utah 1 property $3,800,000 0.3% of total
South Carolina 7 properties $37,638,596 3.0% of total
North Carolina 7 properties $19,174,267 1.5% of total
Arizona 65 properties $98,233,699 7.7% of total
Georgia 9 properties $18,630,458 1.5% of total
Colorado 4 properties $44,812,492 3.5% of total
Mississippi 4 properties $2,748,571 0.2% of total
Alabama 8 properties $57,862,557 4.5% of total
Florida 50 properties $88,289,155 6.9% of total
Kansas 2 properties $2,528,333 0.2% of total
Texas 18 properties $98,267,001 7.7% of total
Louisiana 4 properties $26,277,396 2.1% of total
Kentucky 3 properties $13,825,000 1.1% of total
Tennessee 4 properties $19,695,289 1.5% of total
Mortgaged Properties by Property Type
Manufactured Housing Community 3.8%
Mixed Use 2.2%
Industrial 4.4%
Other 0.7%
Self Storage 6.7%
Retail 30.6%
Office 14.7%
Multifamily 17.8%
Hospitality 19.2%
% of Initial Outstanding Pool Balance
0.0% – 2.0%
2.1% – 5.0%
5.1% – 10.0%
10.1% – 14.3%

EXECUTIVE SUMMARY	S-14	Manufactured Housing Community
SUMMARY	S-17	Properties Have Special Risks	S-91
RISK FACTORS	S-59	Mixed Use Properties Have Special
General Risks	S-59	Risks	S-93
The Offered Certificates May Not Be a		Parking Properties Have Special Risks	S-93
Suitable Investment for You	S-59	Risks of Co-Tenancy and Other Early
Risks Related to Market Conditions	S-59	Termination Provisions in Retail
The Credit Crisis and Downturn in the		and Office Leases	S-93
Real Estate Market Have		Condominium Properties Have Special
Adversely Affected the Value of		Risks	S-94
Commercial Mortgage-Backed		Risks Related to Construction,
Securities	S-59	Development, Redevelopment,
The Volatile Economy and Credit Crisis		Renovation and Repairs at
May Increase Loan Defaults and		Mortgaged Properties	S-96
Affect the Value and Liquidity of		Competition May Adversely Affect the
Your Investment	S-60	Performance of the Mortgaged
General Conditions in the Commercial		Property	S-97
Real Estate Mortgage Markets May		Options and Other Purchase Rights May
Adversely Affect the Performance		Affect Value or Hinder Recovery
of the Offered Certificates	S-61	with Respect to the Mortgaged
Risks Related to the Mortgage Loans	S-62	Properties	S-98
Mortgage Loans Are Non-recourse and		The Sellers of the Mortgage Loans Are
Are Not Insured or Guaranteed	S-62	Subject to Bankruptcy or
The Offered Certificates Are Limited		Insolvency Laws That May Affect
Obligations and Payments Will Be		the Issuing Entity’s Ownership of
Primarily Derived from the		the Mortgage Loans	S-98
Mortgage Loans	S-62	Environmental Issues at the Mortgaged
Commercial Lending Is Dependent upon		Properties May Adversely Affect
Net Operating Income	S-63	Payments on Your Certificates	S-99
Mortgage Loans Have Not Been		Potential Issuing Entity Liability Related
Reunderwritten Since Origination	S-65	to a Materially Adverse
The Prospective Performance of the		Environmental Condition	S-100
Commercial, Multifamily and		Borrower May Be Unable To Repay the
Manufactured Housing Community		Remaining Principal Balance on
Mortgage Loans Included in the		the Maturity Date or Anticipated
Issuing Entity Should Be Evaluated		Repayment Date and Longer
Separately from the Performance		Amortization Schedules and
of the Mortgage Loans in Any of		Interest-Only Provisions May
the Depositor’s Other Trusts	S-65	Increase Risk	S-103
Some Mortgaged Properties May Not		Risks Relating to Borrower Organization
Be Readily Convertible to		or Structure	S-104
Alternative Uses	S-66	Tenancies in Common May Hinder
Limitations of Appraisals	S-67	Recovery	S-105
Property Value May Be Adversely		Risks Related to Additional Debt	S-105
Affected Even When Current		Bankruptcy Proceedings Entail Certain
Operating Income Is Not	S-68	Risks	S-107
Risks Related to Tenants	S-68	Risks Related to Loan Sponsor
Risks Related to Mortgage Loan		Guaranties	S-107
Concentration	S-78	Lack of Skillful Property Management
Risks Related to Borrower		Entails Risks	S-108
Concentration	S-78	Risks of Inspections Relating to
Risks Relating to Property Type		Property	S-109
Concentration	S-78	World Events and Natural (or Other)
Geographic Concentration Exposes		Disasters Could Have an Adverse
Investors to Greater Risk of Default		Impact on the Mortgaged
and Loss	S-79	Properties and Could Reduce the
Retail Properties Have Special Risks	S-81	Cash Flow Available To Make
Hospitality Properties Have Special		Payments on the Certificates	S-109
Risks	S-84	Inadequate Property Insurance
Multifamily Properties Have Special		Coverage Could Have an Adverse
Risks	S-86	Impact on the Mortgaged
Office Properties Have Special Risks	S-88	Properties	S-109
Self Storage Properties Have Special		Risks Associated with Blanket Insurance
Risks	S-89	Policies or Self-Insurance	S-111
Industrial Properties Have Special Risks	S-90	Availability of Terrorism Insurance	S-112

(Continued)

Appraisals and Market Studies Have		Limited Obligations	S-140
Certain Limitations	S-114	Yield Considerations	S-140
Risks Related to Historic Tax Credits	S-114	Optional Early Termination of the
Increases in Real Estate Taxes Due to		Issuing Entity May Result in an
Termination of a PILOT Program or		Adverse Impact on Your Yield or
Other Tax Abatement		May Result in a Loss	S-141
Arrangements May Reduce		A Mortgage Loan Seller May Not Be
Payments to Certificateholders	S-115	Able To Make a Required
Risks Related to Enforceability	S-116	Repurchase or Substitution of a
Risks Related to Enforceability of		Defective Mortgage Loan	S-142
Prepayment Premiums, Yield		Any Loss of Value Payment Made by a
Maintenance Charges and		Mortgage Loan Seller May Prove
Defeasance Provisions	S-116	To Be Insufficient to Cover All
The Master Servicer or the Special		Losses on a Defective Mortgage
Servicer May Experience Difficulty		Loan	S-142
in Collecting Rents upon the		Risks Related to Borrower Default	S-142
Default and/or Bankruptcy of a		Risks Related to Modification of
Borrower	S-116	Mortgage Loans with Balloon
Risks Related to Mortgage Loans		Payments	S-143
Secured by Multiple Properties	S-117	Risks Related to Certain Payments	S-144
State Law Limitations Entail Certain		Risks of Limited Liquidity and Market
Risks	S-118	Value	S-144
Mortgage Loans Secured by Leasehold		The Limited Nature of Ongoing
Interests May Expose Investors to		Information May Make It Difficult for
Greater Risks of Default and Loss	S-118	You To Resell Your Certificates	S-144
Potential Absence of Attornment		Risks Related to Factors Unrelated to
Provisions Entails Risks	S-120	the Performance of the Certificates
Risks Related to Zoning Laws	S-120	and the Mortgage Loans, Such as
Risks Related to Litigation and		Fluctuations in Interest Rates and
Condemnation	S-122	the Supply and Demand of CMBS
Prior Bankruptcies, Defaults or Other		Generally	S-145
Proceedings May Be Relevant to		Credit Support May Not Cover All Types
Future Performance	S-122	of Losses	S-145
Risks Relating to Costs of Compliance		There Are Risks Relating to the
with Applicable Laws and		Exchangeable Certificates	S-146
Regulations	S-127	Subordination of the Class A-M, Class B
Risks Related to Conflicts of Interest	S-127	and Class C Trust Components
Potential Conflicts of Interest of the		Will Affect the Timing of
Master Servicer and the Special		Distributions and the Application of
Servicer	S-127	Losses on the Class X-A,
Special Servicer May Be Directed To		Class X-B, Class A-M, Class B,
Take Actions	S-127	Class C and Class PEZ Certificates	S-146
Potential Conflicts of Interest of the		Disproportionate Benefits May Be Given
Operating Advisor	S-128	to Certain Classes	S-146
Potential Conflicts of Interest of the		The Amount of Credit Support Will Be
Underwriters and Their Affiliates	S-129	Limited	S-147
Potential Conflicts of Interest in the		REMIC Status	S-147
Selection of the Underlying		State and Local Tax Considerations	S-147
Mortgage Loans	S-130	Certain Federal Tax Consideration
Related Parties May Acquire Certificates		Regarding Original Issue Discount	S-148
or Experience Other Conflicts	S-131	Tax Considerations Related to
Conflicts Between Property Managers		Foreclosure	S-148
and the Borrowers	S-133	Changes to REMIC Restrictions on
Conflicts Between Certificateholders		Loan Modifications May Impact an
and Holders of Companion Loans	S-133	Investment in the Certificates	S-148
Other Potential Conflicts of Interest	S-133	Risks Relating to Lack of
Risks Related to the Offered Certificates	S-136	Certificateholder Control over the
Legal and Regulatory Provisions		Issuing Entity	S-149
Affecting Investors Could		Different Timing of Mortgage
Adversely Affect the Liquidity of the		Loan Amortization Poses Certain
Offered Certificates	S-136	Risks	S-149
Your Yield May Be Adversely Affected		Ratings of the Offered Certificates	S-150
By Prepayments Resulting From		Combination or “Layering” of Multiple
Earnout Reserves	S-138	Risks May Significantly Increase
Risks Related to Prepayments and		Risk of Loss	S-151
Repurchases of Mortgage Loans	S-138

(Continued)

THE SPONSORS, MORTGAGE LOAN SELLERS		Certain Matters Regarding the Certificate
AND ORIGINATORS	S-152	Administrator	S-213
UBS Real Estate Securities Inc.	S-152	Trustee and Certificate Administrator Fee	S-214
General	S-152	PAYING AGENT, CERTIFICATE REGISTRAR,
UBSRES’ Securitization Program	S-152	CUSTODIAN AND AUTHENTICATING AGENT	S-214
Review of the UBSRES Mortgage Loans	S-153	THE OPERATING ADVISOR	S-215
UBSRES’ Underwriting Standards	S-154	CERTAIN RELATIONSHIPS AND RELATED
Repurchase Requests	S-156	TRANSACTIONS	S-216
Litigation	S-156	DESCRIPTION OF THE MORTGAGE POOL	S-218
German American Capital Corporation	S-157	General	S-218
General	S-157	Security for the Mortgage Loans	S-220
GACC’s Securitization Program	S-157	Significant Mortgage Loans	S-221
Review of GACC Mortgage Loans	S-158	Sale of the Mortgage Loans	S-222
GACC’s Underwriting Standards	S-160	Certain Underwriting Matters	S-222
Compliance with Rule 15Ga-1 under the		Loan Combinations	S-227
Exchange Act	S-163	The Myrtle Beach Marriott Resort & Spa
Jefferies LoanCore LLC	S-164	Loan Combination	S-227
General	S-164	Additional Mortgage Loan Information	S-229
JLC’s Commercial Mortgage		Certain Terms and Conditions of the
Securitization Program	S-164	Mortgage Loans	S-236
Review of JLC Mortgage Loans	S-165	Changes in Mortgage Pool Characteristics	S-249
JLC’s Underwriting Standards	S-166	DESCRIPTION OF THE OFFERED CERTIFICATES	S-251
Assessments of Property Condition	S-167	General	S-251
Exceptions	S-171	Exchanges of Exchangeable Certificates	S-255
Compliance with Rule 15Ga-1 under the		Distributions	S-256
Exchange Act	S-171	Fees and Expenses	S-264
Cantor Commercial Real Estate Lending,		Distribution of Excess Interest	S-273
L.P.	S-172	Class A-SB Planned Principal Balance	S-273
General	S-172	Prepayment Premiums and Yield
CCRE Lending’s Loan Origination and		Maintenance Charges	S-274
Acquisition History	S-172	Application Priority of Mortgage Loan
Review of CCRE Mortgage Loans	S-173	Collections or Loan Combination
CCRE Lending’s Underwriting		Collections	S-275
Standards	S-174	Assumed Final Distribution Date	S-277
Assessments of Property Condition	S-176	Realized Losses	S-278
Compliance with Rule 15Ga-1 under the		Prepayment Interest Shortfalls	S-280
Exchange Act	S-179	Subordination	S-281
KeyBank National Association	S-180	Appraisal Reductions	S-282
General	S-180	Delivery, Form and Denomination	S-287
KeyBank’s Securitization Program	S-180	Book-Entry Registration	S-288
Review of KeyBank Mortgage Loans	S-180	Definitive Certificates	S-290
KeyBank’s Underwriting Guidelines and		Certificateholder Communication	S-290
Process	S-182	Access to Certificateholders’ Names
Compliance with Rule 15Ga-1 under the		and Addresses	S-290
Exchange Act	S-185	Special Notices	S-290
Pillar Funding LLC	S-185	Retention of Certain Certificates by
General	S-185	Affiliates of Transaction Parties	S-290
PF’s Loan Origination and Acquisition		YIELD AND MATURITY CONSIDERATIONS	S-291
History	S-185	Yield Considerations	S-291
Review of PF Mortgage Loans	S-186	Weighted Average Life	S-293
PF’s Underwriting Standards	S-188	Certain Price/Yield Tables	S-296
Exceptions	S-192	Yield Sensitivity of the Class X-A
Compliance with Rule 15Ga-1 under the		Certificates	S-296
Exchange Act	S-192	THE POOLING AND SERVICING AGREEMENT	S-297
THE DEPOSITOR	S-193	General	S-297
THE ISSUING ENTITY	S-193	Servicing of the Mortgage Loans and
THE SERVICERS	S-195	Serviced Loan Combinations;
Generally	S-195	Collection of Payments	S-297
The Master Servicer	S-195	The Directing Holder	S-300
The Special Servicer	S-198	Limitation on Liability of Directing Holder	S-305
Replacement of the Special Servicer	S-200	The Operating Advisor	S-306
The Primary Servicer	S-203	General	S-306
THE TRUSTEE AND CERTIFICATE		Role of Operating Advisor While No
ADMINISTRATOR	S-209	Control Termination Event Has
Certain Matters Regarding the Trustee	S-211	Occurred and Is Continuing	S-306
Resignation and Removal of the Trustee	S-212

(Continued)

Role of Operating Advisor While a		LEGAL INVESTMENT	S-373
Control Termination Event Has		LEGAL MATTERS	S-374
Occurred and Is Continuing	S-307	RATINGS	S-374
Annual Report	S-309	LEGAL ASPECTS OF MORTGAGE LOANS IN
Replacement of the Special Servicer	S-309	CALIFORNIA AND NEW YORK	S-375
Termination of the Operating Advisor		INDEX OF DEFINED TERMS	S-377
For Cause	S-310
Rights upon Operating Advisor		ANNEX A-1 – CERTAIN CHARACTERISTICS OF
Termination Event	S-311	THE MORTGAGE LOANS	A-1-1
Termination of the Operating Advisor		ANNEX A-1-K – CERTAIN CHARACTERISTICS
Without Cause	S-311	OF THE CIRCLE K PORTFOLIO MORTGAGED
Resignation of the Operating Advisor	S-312	PROPERTIES	A-1-K-1
Operating Advisor Compensation	S-313	ANNEX A-2 – CERTAIN POOL
Advances	S-313	CHARACTERISTICS OF THE MORTGAGE
Accounts	S-318	LOANS AND MORTGAGED PROPERTIES	A-2-1
Enforcement of “Due-On-Sale” and “Due-		ANNEX A-3 – CLASS A-SB PLANNED PRINCIPAL
On-Encumbrance” Clauses	S-320	BALANCE SCHEDULE	A-3-1
Inspections	S-323	ANNEX B – DESCRIPTION OF THE TOP 20
Insurance Policies	S-323	MORTGAGE LOANS	B-1
Assignment of the Mortgage Loans	S-325	ANNEX C – GLOBAL CLEARANCE,
Representations and Warranties;		SETTLEMENT AND TAX DOCUMENTATION
Repurchase; Substitution	S-326	PROCEDURES	C-1
Certain Matters Regarding the Depositor,		ANNEX D – DECREMENT TABLES	D-1
the Master Servicer, the Special		ANNEX E – PRICE/YIELD TABLES	E-1
Servicer and the Operating Advisor	S-328	ANNEX F – MORTGAGE LOAN SELLER
Servicer Termination Events	S-331	REPRESENTATIONS AND WARRANTIES	F-1
Rights upon a Servicer Termination Event	S-332	ANNEX G – EXCEPTIONS TO MORTGAGE LOAN
Waivers of Servicer Termination Events		SELLER REPRESENTATIONS AND
and Operating Advisor Termination		WARRANTIES	G-1
Events	S-335
Amendment	S-335
No Downgrade Confirmation	S-337
Evidence of Compliance	S-339
Voting Rights	S-339
Realization Upon Mortgage Loans	S-340
Sale of Defaulted Mortgage Loans and
Serviced REO Properties	S-342
Modifications	S-343
Optional Termination	S-347
Servicing Compensation and Payment of
Expenses	S-348
Special Servicing	S-349
Master Servicer and Special Servicer
Permitted To Buy Certificates	S-357
Servicing of the Non-Serviced Mortgage
Loans	S-357
Reports to Certificateholders; Available
Information	S-358
Certificate Administrator Reports	S-358
Information Available Electronically	S-361
Other Information	S-365
Master Servicer’s Reports	S-365
Exchange Act Filings	S-367
Governing Law; Waiver of Jury Trial; and
Consent to Jurisdiction	S-367
MATERIAL FEDERAL INCOME TAX
CONSEQUENCES	S-367
General	S-367
Tax Status of Offered Certificates	S-368
Taxation of Offered Certificates	S-369
Taxation of the Exchangeable Certificates	S-370
Further Information; Taxation of Foreign
Investors	S-371
CERTAIN STATE AND LOCAL TAX
CONSIDERATIONS	S-371
ERISA CONSIDERATIONS	S-371

IMPORTANT NOTICE ABOUT INFORMATION
PRESENTED IN THIS FREE WRITING PROSPECTUS

          Information about the certificates offered in this free writing prospectus is contained in two separate documents that progressively provide more detail: (a) the attached prospectus, which provides general information, some of which may not apply to the offered certificates; and (b) this free writing prospectus, which describes the specific terms of the offered certificates. The Annexes to this free writing prospectus are incorporated into and are a part of this free writing prospectus. References in the attached prospectus to the prospectus supplement for the offered certificates should be interpreted to mean this free writing prospectus except when used under the heading “Method of Distribution” in the attached prospectus.

          We have filed with the Securities and Exchange Commission a registration statement under the Securities Act of 1933, as amended, with respect to the offered certificates. However, this free writing prospectus does not contain all of the information contained in our registration statement, nor does it contain all information that is required to be included in a prospectus required to be filed as part of a registration statement. For further information regarding the documents referred to in this free writing prospectus, you should refer to our registration statement and the exhibits to it. Our registration statement and the exhibits to it can be inspected and copied at prescribed rates at the public reference facilities maintained by the Securities and Exchange Commission at its public reference room, 100 F Street, N.E., Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. Copies of these materials can also be obtained electronically through the Securities and Exchange Commission’s internet website (http://www.sec.gov).

          This free writing prospectus is not an offer to sell or a solicitation of an offer to buy these securities in any state or other jurisdiction where such offer, solicitation or sale is not permitted. Because the offered certificates are being offered on a “when, as and if issued” basis, any such contract will terminate, by its terms, without any further obligation between us, if the offered certificates themselves, or the particular class to which the contract relates, are not issued. Because the offered certificates are subject to modification or revision, any such contract also is conditioned upon the understanding that no material change will occur with respect to the relevant class of securities prior to the closing date. If a material change does occur with respect to such class, our contract will terminate, by its terms, without any further obligation between us and you (the “Automatic Termination”). If an Automatic Termination occurs, we will provide you with revised offering materials reflecting the material change and give you an opportunity to purchase such class. To indicate your interest in purchasing the class, you must communicate to us your desire to do so within such timeframe as may be designated in connection with your receipt of the revised offering materials.

          The information in this free writing prospectus, if conveyed prior to the time of your contractual commitment to purchase any of the offered certificates, supersedes any conflicting information contained in any prior similar materials relating to the offered certificates. The information in this free writing prospectus may be amended or supplemented prior to the time of your contractual commitment to purchase any of the offered certificates. This free writing prospectus is being delivered to you solely to provide you with information about the offered certificates and to solicit an offer to purchase the offered certificates, when, as and if issued. Any such offer to purchase made by you will not constitute a contractual commitment by you to purchase or give rise to an obligation by the underwriters to sell any of the offered certificates, until the underwriters have accepted your offer to purchase those certificates. Prospective investors should understand that, when considering the purchase of the offered certificates, a contract of sale will come into being no sooner than the date on which the relevant class of certificates has been priced and the underwriters have confirmed the allocation of certificates to be made to investors. Any “indications of interest” expressed by you, and any “soft circles” generated by us, will not create binding contractual obligations for you or us.

          You are advised that the terms of the offered certificates, and the characteristics of the mortgage loan pool backing them, may change (due to, among other things, the possibility that mortgage loans that comprise the pool may become delinquent or defaulted or may be removed or replaced and that similar or different mortgage loans may be added to the pool, and that one or more classes of the offered certificates may be split, combined or eliminated), at any time prior to the time sales to purchasers of the offered certificates will first be made. An underwriter’s obligation to sell the offered certificates to you is conditioned on the mortgage loans and offered certificates having the characteristics described in these materials. If for any reason the depositor does not deliver the offered certificates, the underwriter will notify you, and neither the depositor nor any underwriter will have any obligation to you to deliver all or any portion of the offered certificates which you have committed to purchase, and none of the depositor nor any underwriter will be liable for any costs or damages whatsoever arising from or related to such non-delivery.

          You should rely only on the information contained in this free writing prospectus and the attached prospectus. We have not authorized anyone to provide you with information that is different from that contained in this free writing prospectus. The information in this free writing prospectus is accurate only as of the date of this free writing prospectus.

          This free writing prospectus and the attached prospectus include cross references to sections in these materials where you can find further related discussions. The tables of contents in this free writing prospectus and the attached prospectus identify the pages where these sections are located.

          Certain capitalized terms are defined and used in this free writing prospectus and the attached prospectus to assist you in understanding the terms of the offered certificates. The capitalized terms used in this free writing prospectus are defined on the pages indicated under the caption “Index of Defined Terms” in this free writing prospectus.

          In this free writing prospectus:

●	the terms “Depositor,” “we,” “us” and “our” refer to Deutsche Mortgage & Asset Receiving Corporation; and

●
references to “lender” with respect to the mortgage loans generally should be construed to mean, subsequent to the issuance of the offered certificates, the trustee on behalf of the issuing entity as the holder of record title to the mortgage loans or the master servicer or the special servicer, as applicable, with respect to the obligations and rights of the lender as described under “The Pooling and Servicing Agreement” in this free writing prospectus, however, the responsibilities of the trustee as the “lender” will be limited to responsibilities and obligations of the trustee as specified in the pooling and servicing agreement.

          THE OFFERED CERTIFICATES DO NOT REPRESENT AN INTEREST IN OR OBLIGATION OF THE DEPOSITOR, THE SPONSORS, THE MORTGAGE LOAN SELLERS, THE MASTER SERVICER, THE SPECIAL SERVICER, THE TRUSTEE, THE CERTIFICATE ADMINISTRATOR, THE OPERATING ADVISOR, THE INITIAL DIRECTING HOLDER, THE UNDERWRITERS OR ANY OF THEIR RESPECTIVE AFFILIATES. NEITHER THE OFFERED CERTIFICATES NOR THE MORTGAGE LOANS ARE INSURED OR GUARANTEED BY ANY GOVERNMENTAL AGENCY OR INSTRUMENTALITY OR PRIVATE INSURER.

          THERE IS CURRENTLY NO SECONDARY MARKET FOR THE OFFERED CERTIFICATES. WE CANNOT ASSURE YOU THAT A SECONDARY MARKET WILL DEVELOP OR, IF A SECONDARY MARKET DOES DEVELOP, THAT IT WILL PROVIDE HOLDERS OF THE OFFERED CERTIFICATES WITH LIQUIDITY OF INVESTMENT OR THAT IT WILL CONTINUE FOR THE TERM OF THE OFFERED CERTIFICATES. THE UNDERWRITERS CURRENTLY INTEND TO MAKE A MARKET IN THE OFFERED CERTIFICATES BUT ARE UNDER NO OBLIGATION TO DO SO. ACCORDINGLY, PURCHASERS MUST BE PREPARED TO BEAR THE RISKS OF THEIR INVESTMENTS FOR AN INDEFINITE PERIOD. SEE “RISK FACTORS—RISKS RELATED TO THE OFFERED CERTIFICATES—RISKS OF LIMITED LIQUIDITY AND MARKET VALUE” IN THIS FREE WRITING PROSPECTUS.

FORWARD-LOOKING STATEMENTS

          This free writing prospectus and the attached prospectus contain certain forward-looking statements. If and when included in this free writing prospectus, the words “expects”, “intends”, “anticipates”, “estimates” and analogous expressions and all statements that are not historical facts, including statements about our beliefs or expectations, are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties, which could cause actual results to differ materially from those stated. Those risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond our control and the control of any other person or entity related to this offering. The forward-looking statements made in this free writing prospectus are made as of the date stated on the cover. We have no obligation to update or revise any forward-looking statement.

NOTICE TO RESIDENTS OF THE UNITED KINGDOM

          WITHIN THE UNITED KINGDOM, THIS FREE WRITING PROSPECTUS IS DIRECTED ONLY AT PERSONS WHO (I) HAVE PROFESSIONAL EXPERIENCE IN MATTERS RELATING TO INVESTMENTS AND WHO QUALIFY AS INVESTMENT PROFESSIONALS IN ACCORDANCE WITH ARTICLE 19(5), OR (II) AS HIGH NET WORTH COMPANIES, UNINCORPORATED ASSOCIATIONS, PARTNERSHIPS OR TRUSTEES IN ACCORDANCE WITH ARTICLE 49(2) OF THE FINANCIAL SERVICES AND MARKETS ACT 2000 (FINANCIAL PROMOTION) ORDER 2005 (TOGETHER, “RELEVANT PERSONS”). THIS FREE WRITING PROSPECTUS MUST NOT BE ACTED ON OR RELIED ON BY PERSONS WHO ARE NOT RELEVANT PERSONS. ANY INVESTMENT OR INVESTMENT ACTIVITY TO WHICH THIS FREE WRITING PROSPECTUS RELATES, INCLUDING THE OFFERED CERTIFICATES, IS AVAILABLE ONLY TO RELEVANT PERSONS AND WILL BE ENGAGED IN ONLY WITH RELEVANT PERSONS.

UNITED KINGDOM SELLING RESTRICTIONS

          Each underwriter has represented and agreed, that:

(a)    in the United Kingdom, it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act 2000 (the “FSMA”)) received by it in connection with the issue or sale of any offered certificates in circumstances in which Section 21(1) of the FSMA does not apply to the issuing entity; and

(b)    it has complied and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the offered certificates in, from or otherwise involving the United Kingdom.

NOTICE TO RESIDENTS WITHIN EUROPEAN ECONOMIC AREA

          THIS FREE WRITING PROSPECTUS IS NOT A PROSPECTUS FOR THE PURPOSES OF THE EUROPEAN UNION’S DIRECTIVE 2003/71/EC (AND ANY AMENDMENTS THERETO INCLUDING DIRECTIVE 2010/73/EU) AS IMPLEMENTED IN MEMBER STATES OF THE EUROPEAN ECONOMIC AREA (THE “EEA”) (THE “EU PROSPECTUS DIRECTIVE”). THIS FREE WRITING PROSPECTUS HAS BEEN PREPARED ON THE BASIS THAT ALL OFFERS OF THE OFFERED CERTIFICATES WILL BE MADE PURSUANT TO AN EXEMPTION UNDER THE EU PROSPECTUS DIRECTIVE FROM THE REQUIREMENT TO PRODUCE A PROSPECTUS IN CONNECTION WITH OFFERS OF THE OFFERED CERTIFICATES. ACCORDINGLY, ANY PERSON MAKING OR INTENDING TO MAKE ANY OFFER WITHIN THE EEA OF OFFERED CERTIFICATES WHICH ARE THE SUBJECT OF THE OFFERING CONTEMPLATED IN THIS FREE WRITING PROSPECTUS SHOULD ONLY DO SO IN CIRCUMSTANCES IN WHICH NO OBLIGATION ARISES FOR THE DEPOSITOR, THE ISSUING ENTITY OR ANY OF THE UNDERWRITERS TO PRODUCE A PROSPECTUS FOR SUCH OFFERS. NONE OF THE DEPOSITOR, THE ISSUING ENTITY OR THE UNDERWRITERS HAVE AUTHORIZED, AND NONE OF SUCH ENTITIES AUTHORIZES, THE MAKING OF ANY OFFER OF THE OFFERED CERTIFICATES THROUGH ANY FINANCIAL INTERMEDIARY, OTHER THAN OFFERS MADE BY UNDERWRITERS WHICH CONSTITUTE THE FINAL PLACEMENT OF THE OFFERED CERTIFICATES CONTEMPLATED IN THIS FREE WRITING PROSPECTUS.

EUROPEAN ECONOMIC AREA SELLING RESTRICTIONS

          In relation to each Relevant Member State, each underwriter has represented and agreed that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of certificates to the public in that Relevant Member State other than:

 (a)      to any legal entity which is a “qualified investor” as defined in the Prospectus Directive;

 (b)      to fewer than 100 or, if the Relevant Member State has implemented the relevant provisions of the 2010 PD Amending Directive, 150 natural or legal persons (other than “qualified investors” as defined in the Prospectus Directive) subject to obtaining the prior consent of the relevant underwriters nominated by the depositor for any such offer; or

 (c)      in any other circumstances falling within Article 3(2) of the Prospectus Directive;

provided no such offer of certificates referred to in (a) to (c) above shall require the issuing entity, the depositor or any of the underwriters to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

          For the purposes of this provision (i), the expression an “offer of certificates to the public” in relation to any certificates in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the certificates to be offered so as to enable an investor to decide to purchase or subscribe the certificates, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State, (ii) the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive to the extent implemented in the Relevant Member State) and includes any relevant implementing measure in the Relevant Member State, and (iii) the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

PEOPLE’S REPUBLIC OF CHINA

          THE OFFERED CERTIFICATES WILL NOT BE OFFERED OR SOLD IN THE PEOPLE’S REPUBLIC OF CHINA (EXCLUDING HONG KONG, MACAU AND TAIWAN, THE “PRC”) AS PART OF THE INITIAL DISTRIBUTION OF THE OFFERED CERTIFICATES BUT MAY BE AVAILABLE FOR PURCHASE BY INVESTORS RESIDENT IN THE PRC FROM OUTSIDE THE PRC.

          THIS FREE WRITING PROSPECTUS DOES NOT CONSTITUTE AN OFFER TO SELL OR THE SOLICITATION OF AN OFFER TO BUY ANY SECURITIES IN THE PRC TO ANY PERSON TO WHOM IT IS UNLAWFUL TO MAKE THE OFFER OR SOLICITATION IN THE PRC.

          THE DEPOSITOR DOES NOT REPRESENT THAT THIS FREE WRITING PROSPECTUS MAY BE LAWFULLY DISTRIBUTED, OR THAT ANY OFFERED CERTIFICATES MAY BE LAWFULLY OFFERED, IN COMPLIANCE WITH ANY APPLICABLE REGISTRATION OR OTHER REQUIREMENTS IN THE PRC, OR PURSUANT TO AN EXEMPTION AVAILABLE THEREUNDER, OR ASSUME ANY RESPONSIBILITY FOR FACILITATING ANY SUCH DISTRIBUTION OR OFFERING. IN PARTICULAR, NO ACTION HAS BEEN TAKEN BY THE DEPOSITOR WHICH WOULD PERMIT AN OFFERING OF ANY OFFERED CERTIFICATES OR THE DISTRIBUTION OF THIS FREE WRITING PROSPECTUS IN THE PRC. ACCORDINGLY, THE OFFERED CERTIFICATES ARE NOT BEING OFFERED OR SOLD WITHIN THE PRC BY MEANS OF THIS FREE WRITING PROSPECTUS OR ANY OTHER DOCUMENT. NEITHER THIS FREE WRITING PROSPECTUS NOR ANY ADVERTISEMENT OR OTHER OFFERING MATERIAL MAY BE DISTRIBUTED OR PUBLISHED IN THE PRC, EXCEPT UNDER CIRCUMSTANCES THAT WILL RESULT IN COMPLIANCE WITH ANY APPLICABLE LAWS AND REGULATIONS.

HONG KONG

          EACH UNDERWRITER HAS REPRESENTED, WARRANTED AND AGREED THAT:

          (1)          IT HAS NOT OFFERED OR SOLD AND WILL NOT OFFER OR SELL IN HONG KONG, BY MEANS OF ANY DOCUMENT, ANY OFFERED CERTIFICATES (EXCEPT FOR OFFERED CERTIFICATES WHICH ARE A “STRUCTURED PRODUCT” AS DEFINED IN THE SECURITIES AND FUTURES ORDINANCE (CAP. 571) (THE “SFO”)) OF HONG KONG OTHER THAN (A) TO “PROFESSIONAL INVESTORS” AS DEFINED IN THE SFO AND ANY RULES MADE UNDER THE SFO; OR (B) IN OTHER CIRCUMSTANCES WHICH DO NOT RESULT IN THE DOCUMENT BEING A “PROSPECTUS” AS DEFINED IN THE COMPANIES (WINDING UP AND MISCELLANEOUS PROVISIONS) ORDINANCE (CAP. 32) OF HONG KONG (THE “C(WUMP)O”) OR WHICH DO NOT CONSTITUTE AN OFFER TO THE PUBLIC WITHIN THE MEANING OF THE C(WUMP)O; AND

          (2)           IT HAS NOT ISSUED OR HAD IN ITS POSSESSION FOR THE PURPOSES OF ISSUE, AND WILL NOT ISSUE OR HAVE IN ITS POSSESSION FOR THE PURPOSES OF ISSUE, WHETHER IN HONG KONG OR ELSEWHERE, ANY ADVERTISEMENT, INVITATION OR DOCUMENT RELATING TO THE OFFERED CERTIFICATES, WHICH IS DIRECTED AT, OR THE CONTENTS OF WHICH ARE LIKELY TO BE ACCESSED OR READ BY, THE PUBLIC OF HONG KONG (EXCEPT IF PERMITTED TO DO SO UNDER THE SECURITIES LAWS OF HONG KONG) OTHER THAN WITH RESPECT TO OFFERED CERTIFICATES WHICH ARE OR ARE INTENDED TO BE DISPOSED OF ONLY TO PERSONS OUTSIDE HONG KONG OR ONLY TO “PROFESSIONAL INVESTORS” AS DEFINED IN THE SFO AND ANY RULES MADE UNDER THE SFO.

W A R N I N G

          THE CONTENTS OF THIS FREE WRITING PROSPECTUS HAVE NOT BEEN REVIEWED OR APPROVED BY ANY REGULATORY AUTHORITY IN HONG KONG. YOU ARE ADVISED TO EXERCISE CAUTION IN RELATION TO THE OFFER. IF YOU ARE IN ANY DOUBT ABOUT ANY OF

THE CONTENTS OF THIS FREE WRITING PROSPECTUS, YOU SHOULD OBTAIN INDEPENDENT PROFESSIONAL ADVICE.

NOTICE TO RESIDENTS OF THE REPUBLIC OF KOREA

          THIS FREE WRITING PROSPECTUS IS, AND UNDER NO CIRCUMSTANCES IS TO BE CONSTRUED AS, A PUBLIC OFFERING OF SECURITIES IN KOREA. NEITHER THE ISSUER NOR ANY OF ITS AGENTS MAKE ANY REPRESENTATION WITH RESPECT TO THE ELIGIBILITY OF ANY RECIPIENTS OF THIS FREE WRITING PROSPECTUS TO ACQUIRE THE OFFERED CERTIFICATES UNDER THE LAWS OF KOREA, INCLUDING, BUT WITHOUT LIMITATION, THE FOREIGN EXCHANGE TRANSACTION LAW AND REGULATIONS THEREUNDER (THE “FETL”). THE OFFERED CERTIFICATES HAVE NOT BEEN REGISTERED WITH THE FINANCIAL SERVICES COMMISSION OF KOREA FOR PUBLIC OFFERING IN KOREA, AND NONE OF THE OFFERED CERTIFICATES MAY BE OFFERED, SOLD OR DELIVERED, DIRECTLY OR INDIRECTLY, OR OFFERED OR SOLD TO ANY PERSON FOR RE-OFFERING OR RESALE, DIRECTLY OR INDIRECTLY IN KOREA OR TO ANY RESIDENT OF KOREA EXCEPT PURSUANT TO THE FINANCIAL INVESTMENT SERVICES AND CAPITAL MARKETS ACT AND THE DECREES AND REGULATIONS THEREUNDER (THE “FSCMA”), THE FETL AND ANY OTHER APPLICABLE LAWS, REGULATIONS AND MINISTERIAL GUIDELINES IN KOREA. WITHOUT PREJUDICE TO THE FOREGOING, THE NUMBER OF OFFERED CERTIFICATES OFFERED IN KOREA OR TO A RESIDENT OF KOREA SHALL BE LESS THAN FIFTY AND FOR A PERIOD OF ONE YEAR FROM THE ISSUE DATE OF THE OFFERED CERTIFICATES, NONE OF THE OFFERED CERTIFICATES MAY BE DIVIDED RESULTING IN AN INCREASED NUMBER OF OFFERED CERTIFICATES. FURTHERMORE, THE OFFERED CERTIFICATES MAY NOT BE RESOLD TO KOREAN RESIDENTS UNLESS THE PURCHASER OF THE OFFERED CERTIFICATES COMPLIES WITH ALL APPLICABLE REGULATORY REQUIREMENTS (INCLUDING, BUT NOT LIMITED TO, GOVERNMENT REPORTING APPROVAL REQUIREMENTS UNDER THE FETL AND ITS SUBORDINATE DECREES AND REGULATIONS) IN CONNECTION WITH THE PURCHASE OF THE OFFERED CERTIFICATES.

SINGAPORE

          THIS FREE WRITING PROSPECTUS HAS NOT BEEN REGISTERED AS A PROSPECTUS WITH THE MONETARY AUTHORITY OF SINGAPORE. ACCORDINGLY, THIS FREE WRITING PROSPECTUS AND ANY OTHER DOCUMENT OR MATERIAL IN CONNECTION WITH THE OFFER OR SALE, OR INVITATION FOR SUBSCRIPTION OR PURCHASE, OF THE OFFERED CERTIFICATES MAY NOT BE CIRCULATED OR DISTRIBUTED, NOR MAY THE OFFERED CERTIFICATES BE OFFERED OR SOLD, OR BE MADE THE SUBJECT OF AN INVITATION FOR SUBSCRIPTION OR PURCHASE, WHETHER DIRECTLY OR INDIRECTLY, TO PERSONS IN SINGAPORE OTHER THAN (I) TO AN INSTITUTIONAL INVESTOR UNDER SECTION 274 OF THE SECURITIES AND FUTURES ACT, CHAPTER 289 OF SINGAPORE (THE “SFA”), (II) TO A RELEVANT PERSON, OR ANY PERSON PURSUANT TO SECTION 275(1A) OF THE SFA, IN ACCORDANCE WITH THE CONDITIONS SPECIFIED IN SECTION 275 OF THE SFA OR (III) OTHERWISE PURSUANT TO, AND IN ACCORDANCE WITH THE CONDITIONS OF, ANY OTHER APPLICABLE PROVISION OF THE SFA.

          WHERE THE OFFERED CERTIFICATES ARE SUBSCRIBED OR PURCHASED UNDER SECTION 275 OF THE SFA BY A RELEVANT PERSON WHICH IS: (A) A CORPORATION (WHICH IS NOT AN ACCREDITED INVESTOR) THE SOLE BUSINESS OF WHICH IS TO HOLD INVESTMENTS AND THE ENTIRE SHARE CAPITAL OF WHICH IS OWNED BY ONE OR MORE INDIVIDUALS, EACH OF WHOM IS AN ACCREDITED INVESTOR; OR (B) A TRUST (WHERE THE TRUSTEE IS NOT AN ACCREDITED INVESTOR) WHOSE SOLE PURPOSE IS TO HOLD INVESTMENTS AND EACH BENEFICIARY IS AN ACCREDITED INVESTOR, SHARES, DEBENTURES AND UNITS OF SHARES AND DEBENTURES OF THAT CORPORATION OR THE BENEFICIARIES’ RIGHTS AND INTEREST IN THAT TRUST SHALL NOT BE TRANSFERABLE FOR 6 MONTHS AFTER THAT CORPORATION OR THAT TRUST HAS ACQUIRED THE OFFERED CERTIFICATES UNDER SECTION 275 OF THE SFA EXCEPT: (1) TO AN INSTITUTIONAL INVESTOR UNDER SECTION 274 OF THE SFA OR TO A RELEVANT

 PERSON, OR ANY PERSON PURSUANT TO SECTION 275(1A) OF THE SFA, AND IN ACCORDANCE WITH THE CONDITIONS SPECIFIED IN SECTION 275 OF THE SFA; (2) WHERE NO CONSIDERATION IS GIVEN FOR THE TRANSFER; OR (3) BY OPERATION OF LAW.

JAPAN

          THE OFFERED CERTIFICATES HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE FINANCIAL INSTRUMENTS AND EXCHANGE LAW OF JAPAN, AS AMENDED (THE “FIEL”), AND DISCLOSURE UNDER THE FIEL HAS NOT BEEN AND WILL NOT BE MADE WITH RESPECT TO THE OFFERED CERTIFICATES. ACCORDINGLY, EACH UNDERWRITER HAS REPRESENTED AND AGREED THAT IT HAS NOT, DIRECTLY OR INDIRECTLY, OFFERED OR SOLD AND WILL NOT, DIRECTLY OR INDIRECTLY, OFFER OR SELL ANY CERTIFICATES IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN (WHICH TERM AS USED HEREIN MEANS ANY PERSON RESIDENT IN JAPAN, INCLUDING ANY CORPORATION OR OTHER ENTITY ORGANIZED UNDER THE LAWS OF JAPAN) OR TO OTHERS FOR REOFFERING OR RE SALE, DIRECTLY OR INDIRECTLY, IN JAPAN OR TO, OR FOR THE BENEFIT OF, ANY RESIDENT OF JAPAN EXCEPT PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF, AND OTHERWISE IN COMPLIANCE WITH, THE FIEL AND OTHER RELEVANT LAWS, REGULATIONS AND MINISTERIAL GUIDELINES OF JAPAN. AS PART OF THIS OFFERING OF THE OFFERED CERTIFICATES, THE UNDERWRITERS MAY OFFER THE OFFERED CERTIFICATES IN JAPAN TO UP TO 49 OFFEREES IN ACCORDANCE WITH THE ABOVE PROVISIONS.

EXECUTIVE SUMMARY

          This Executive Summary does not include all of the information you need to consider in making your investment decision.  You are advised to carefully read, and should rely solely on, the detailed information appearing elsewhere in this free writing prospectus relating to the certificates offered by this free writing prospectus and the underlying mortgage loans.

CERTIFICATES

Class	Initial Certificate Balance or Notional Balance(1)		Approximate Initial Credit Support	Description of Pass- Through Rate	Assumed Final Distribution Date(2)	Approx-imate Initial Pass-Through Rate	Weighted Average Life (Yrs.)(3)	Principal Window (Mos.)(3)	Anticipated Ratings (Moody’s/Fitch/KBRA/Morningstar)(4)
Offered Certificates
A-1	$57,028,000		30.000%(5)	(6)	August 2019%		2.79	1 – 56	Aaa(sf)/AAAsf/AAA(sf)/AAA
A-2	$102,973,000		30.000%(5)	(6)	December 2019%		4.87	56 – 60	Aaa(sf)/AAAsf/AAA(sf)/AAA
A-3	$22,897,000		30.000%(5)	(6)	November 2021%		6.84	81 – 83	Aaa(sf)/AAAsf/AAA(sf)/AAA
A-SB	$97,350,000		30.000%(5)	(6)	August 2024%		7.45	60 – 116	Aaa(sf)/AAAsf/AAA(sf)/AAA
A-4	$275,000,000		30.000%(5)	(6)	October 2024%		9.79	116 – 118	Aaa(sf)/AAAsf/AAA(sf)/AAA
A-5	$337,653,000		30.000%(5)	(6)	November 2024%		9.89	118 – 119	Aaa(sf)/AAAsf/AAA(sf)/AAA
X-A	$990,164,000	(7)	N/A	Variable(7)	November 2024%		N/A	N/A	NR/AAAsf/AAA(sf)/AAA
A-M(8)	$97,263,000	(9)	22.375%	(6)	November 2024%		9.92	119 – 119	Aa1(sf)/AAAsf/AAA(sf)/AAA
B(8)	$57,400,000	(9)	17.875%	(6)	November 2024%		9.92	119 – 119	Aa3(sf)/AA-sf/AA(sf)/AA
PEZ(8)	$220,037,000	(9)	12.750%(5)	(6)	December 2024%		9.92	119 – 120	NR/A-sf/A-(sf)/A-
C(8)	$65,374,000	(9)	12.750%(5)	(6)	December 2024%		9.93	119 – 120	NR/A-sf/A-(sf)/A-
Non-Offered Certificates(10)
X-B	$122,774,000	(7)	N/A	Variable(7)	December 2024%		N/A	N/A	NR/A-sf/AAA(sf)/AAA
X-C	$60,589,000	(7)	N/A	Variable(7)	December 2024%		N/A	N/A	NR/BBB-sf/BBB-(sf)/AAA
X-D	$33,484,000	(7)	N/A	Variable(7)	December 2024%		N/A	N/A	NR/BB-sf/BB(sf)/AAA
X-E	$68,562,796	(7)	N/A	Variable(7)	September 2034%		N/A	N/A	NR/NR/NR/AAA
D	$60,589,000		8.000%	(6)	December 2024%		10.00	120 – 120	NR/BBB-sf/BBB-(sf)/BBB
E	$12,756,000		7.000%	(6)	December 2024%		10.00	120 – 120	NR/BB+sf/BBB-(sf)/BBB-
F	$20,728,000		5.375%	(6)	December 2024%		10.00	120 – 120	NR/BB-sf/BB(sf)/BB
G	$28,701,000		3.125%	(6)	December 2024%		10.00	120 – 120	NR/NR/B-(sf)/B-
H	$39,861,796		0.000%	(6)	September 2034%		12.57	120 – 237	NR/NR/NR/NR
V(11)	N/A		N/A	N/A	N/A	N/A	N/A	N/A	NR/NR/NR/NR
R(11)	N/A		N/A	N/A	N/A	N/A	N/A	N/A	NR/NR/NR/NR
LR(11)	N/A		N/A	N/A	N/A	N/A	N/A	N/A	NR/NR/NR/NR

(1)
Approximate; subject to a variance of plus or minus 5.0%.  In addition, the notional amounts of the Class X-A, Class X-B, Class X-C, Class X-D and Class X-E certificates may vary depending upon the final pricing of the classes of certificates and/or trust components whose certificate balances comprise such notional amounts, and, if as a result of such pricing the pass-through rate of the Class X-A, Class X-B, Class X-C, Class X-D or Class X-E certificates, as applicable, would be equal to zero, such class of certificates will not be issued on the closing date of this securitization.

(2)
The assumed final distribution date with respect to any class of certificates (other than the Class V, Class R and Class LR certificates) is the distribution date on which the final distribution would occur for that class of certificates based on (i) modeling assumptions and prepayment assumptions described in this free writing prospectus, (ii) assumptions that there are no prepayments, delinquencies or losses on the mortgage loans and (iii) assumptions that there are no extensions of maturity dates and that mortgage loans with anticipated repayment dates are repaid on their respective anticipated repayment dates.  The rated final distribution date for each class of offered certificates is the distribution date in December 2047.  The actual performance and experience of the mortgage loans will likely differ from such assumptions.  See “Yield and Maturity Considerations” and “Ratings” in this free writing prospectus.

(3)
The weighted average life and principal window during which distributions of principal would be received as set forth in the table with respect to each class of certificates (other than the Class X-A, Class X-B, Class X-C, Class X-D, Class X-E, Class V, Class R and Class LR certificates) is based on (i) modeling assumptions and prepayment assumptions described in this free writing prospectus, (ii) assumptions that there are no prepayments, delinquencies or losses on the mortgage loans and (iii) assumptions that there are no extensions of maturity dates and that mortgage loans with anticipated repayment dates are repaid on their respective anticipated repayment dates.

(4)
It is a condition to issuance of the certificates that the certificates receive the ratings set forth above.  Ratings shown are those of Moody’s Investors Service, Inc., Fitch Ratings, Inc., Kroll Bond Rating Agency, Inc. and Morningstar Credit Ratings, LLC.  Certain nationally recognized statistical rating organizations, as such term is defined in Section 3(a)(62) of the Securities Exchange Act of 1934, that were not hired by the depositor may use information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, or otherwise to rate the certificates.  There can be no assurance as to what ratings a nationally recognized statistical rating organization other than Moody’s Investors Service, Inc., Fitch Ratings, Inc., Kroll Bond Rating Agency, Inc. and Morningstar Credit Ratings, LLC would assign or that its report will not express differing, possibly negative, views of the mortgage loans and/or the offered certificates.  See “Risk Factors—Risks Related to the Offered Certificates—Ratings of the Offered Certificates” and “Ratings” in this free writing prospectus.

(5)
Represents the approximate initial credit support for the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4 and Class A-5 certificates, in the aggregate.  The initial subordination levels for the Class C and Class PEZ Certificates are equal to the subordination level of the underlying Class C trust component, which will have an initial outstanding balance on the closing date of $65,374,000.

(6)
For any distribution date, the pass-through rates on the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4, Class A-5, Class A-M, Class B, Class C, Class D, Class E, Class F, Class G and Class H certificates will equal one of (i) a fixed per annum rate, (ii) the weighted average of the net mortgage interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which such distribution date occurs, (iii) a rate equal to the lesser of a specified pass-through rate and the rate specified in clause (ii), or (iv) the rate specified in clause (ii), less a specified rate.  The Class PEZ certificates will not have a pass-through rate, but will be entitled to receive the sum of the interest distributable on the percentage interests of the Class A-M, Class B and Class C trust components represented by the Class PEZ certificates.  The pass-through rates on the Class A-M, Class B and Class C trust components will at all times be the same as the pass-through rates of the Class A-M, Class B and Class C certificates, respectively.

(7)
The Class X-A, Class X-B, Class X-C, Class X-D and Class X-E certificates will not have certificate balances.  None of the Class X-A, Class X-B, Class X-C, Class X-D or Class X-E certificates will be entitled to distributions of principal.  The Class X-A, Class X-B, Class X-C, Class X-D and Class X-E certificates will accrue interest on their respective notional balance and at their respective pass-through rate as described in “Description of the Offered Certificates—General” and “—Distributions” in this free writing prospectus.

(8)
Up to the full certificate balance of the Class A-M, Class B and Class C certificates may be exchanged for Class PEZ certificates, and Class PEZ certificates may be exchanged for up to the full certificate balance of the Class A-M, Class B and Class C certificates, in each case, only in the proportions and manner described under “Description of the Offered Certificates—Exchanges of Exchangeable Certificates” in this free writing prospectus.

(9)
On the closing date, the issuing entity will issue the Class A-M, Class B and Class C trust components, which will have outstanding principal balances on the closing date of $97,263,000, $57,400,000 and $65,374,000, respectively.  The Class A-M, Class B, Class PEZ and Class C certificates will, at all times, represent undivided beneficial ownership interests in a grantor trust that will hold such trust components.  Each class of the Class A-M, Class B and Class C certificates will, at all times, represent a beneficial interest in a percentage of the outstanding principal balance of the Class A-M, Class B and Class C trust components, respectively.  The Class PEZ certificates will, at all times, represent a beneficial interest in the remaining percentages of the outstanding principal balances of the Class A-M, Class B and Class C trust components.  Following any exchange of Class A-M, Class B and Class C certificates for Class PEZ certificates or any exchange of Class PEZ certificates for Class A-M, Class B and Class C certificates as described in this free writing prospectus, the percentage interest of the outstanding principal balances of the Class A-M, Class B and Class C trust components that is represented by the Class A-M, Class B, Class PEZ and Class C certificates will be increased or decreased accordingly.  The initial certificate balance of each of the Class A-M, Class B and Class C certificates represents the certificate balance of such class without giving effect to any exchange.  The initial certificate balance of the Class PEZ certificates is equal to the aggregate of the initial certificate balances of the Class A-M, Class B and Class C certificates, representing the maximum certificate balance of the Class PEZ certificates that could be issued in an exchange, and is not included in the certificate balance of the certificates set forth on the cover page of this free writing prospectus.  The certificate balances of the Class A-M, Class B and Class C certificates to be issued on the closing date will be reduced, in required proportions, by an amount equal to the certificate balance of the Class PEZ certificates issued on the closing date.

(10)	The classes of certificates set forth below “Non-Offered Certificates” in the table are not offered by this free writing prospectus.

(11)
The Class V certificates will not have a certificate balance, notional balance, pass-through rate, assumed final distribution date or rating.  The Class V certificates will represent undivided interests in excess interest accruing on an anticipated repayment date loan, as further described in this free writing prospectus.  The Class V certificates will not be entitled to distributions in respect of principal or interest other than excess interest.  The Class R and Class LR certificates will each not have a certificate balance, notional balance, pass-through rate, assumed final distribution date or rating.  The Class R and Class LR certificates will represent the residual interests in each Trust REMIC, as further described in this free writing prospectus.  The Class R and Class LR certificates will not be entitled to distributions of principal or interest.

          The following table shows information regarding the mortgage loans and the mortgaged properties as of the cut-off date.  All weighted averages set forth below are based on the principal balances of the mortgage loans as of the cut-off date.

The Mortgage Pool

Outstanding Pool Balance as of the Cut-off Date(1)	$1,275,573,797
Number of Mortgage Loans	89
Number of Mortgaged Properties	267
Average Cut-off Date Mortgage Loan Balance	$14,332,290
Average Cut-off Date Mortgage Property Balance	$4,777,430
Weighted Average Mortgage Rate	4.4853%
Weighted Average Cut-off Date Remaining Term to Maturity (in months)	116
Weighted Average U/W NCF Debt Service Coverage Ratio(2)	1.77x
Weighted Average Cut-off Date Loan-to-Value Ratio(2)(3)(4)	66.2%
Weighted Average Cut-off Date U/W NOI Debt Yield(2)(4)	11.5%

(1)	Subject to a permitted variance of plus or minus 5.0%.

(2)
In the case of the Myrtle Beach Marriott Resort & Spa mortgage loan, with two pari passu companion loans that will not be included in the issuing entity, the debt service coverage ratio, loan-to-value ratio and debt yield for such mortgage loan has been calculated based on the Myrtle Beach Marriott Resort & Spa mortgage loan included in the issuing entity and the related pari passu companion loans not included in the issuing entity.

(3)
In the case of 2 mortgage loans, representing approximately 4.2% of the outstanding pool balance as of the cut-off date, the cut-off date loan-to-value ratio has in certain cases been calculated based on the “as complete” or “as portfolio” value for the related mortgaged properties.  For further description, see the definition of “Appraised Value” in “Description of the Mortgage Pool—Additional Mortgage Loan Information” in this free writing prospectus.

(4)
In the case of 2 mortgage loans, representing approximately 4.6% of the outstanding pool balance as of the cut-off date, the cut-off date loan-to-value ratio and U/W NOI debt yield have been calculated net of any related earnouts with respect to such mortgage loan.

SUMMARY

     This Summary highlights selected information from this free writing prospectus and does not include all of the relevant information you need to consider in making your investment decision.  You are advised to carefully read, and should rely solely on, the detailed information appearing elsewhere in this free writing prospectus and in the attached prospectus.

Title of Certificates	COMM 2014-UBS6 Mortgage Trust Commercial Mortgage Pass-Through Certificates.

RELEVANT PARTIES AND DATES

Issuing Entity
COMM 2014-UBS6 Mortgage Trust, a New York common law trust.  The issuing entity will be formed on the closing date pursuant to the pooling and servicing agreement, dated as of December 1, 2014, between the depositor, the master servicer, the special servicer, the trustee, the certificate administrator and the operating advisor.  See “The Issuing Entity” in this free writing prospectus.

Depositor
Deutsche Mortgage & Asset Receiving Corporation, a Delaware corporation.  Our principal offices are located at 60 Wall Street, New York, New York 10005.  Our telephone number is (212) 250-2500.  See “The Depositor” in this free writing prospectus and “The Depositor” in the attached prospectus.

Sponsors
UBS Real Estate Securities Inc., a Delaware corporation, German American Capital Corporation, a Maryland corporation, Jefferies LoanCore LLC, a Delaware limited liability company, Cantor Commercial Real Estate Lending, L.P., a Delaware limited partnership, KeyBank National Association, a national banking association, and Pillar Funding LLC, a Delaware limited liability company.  The sponsors are the entities that will organize and initiate the issuance of the certificates by transferring or causing the transfer of the mortgage loans to the depositor.  The depositor in turn will transfer the mortgage loans to the issuing entity and the issuing entity will issue the certificates.  See “The Sponsors, Mortgage Loan Sellers and Originators” in this free writing prospectus and “The Sponsor” in the attached prospectus.

Mortgage Loan Sellers	UBS Real Estate Securities Inc. (a sponsor and an affiliate of UBS Securities LLC, an underwriter).

German American Capital Corporation (a sponsor and an affiliate of Deutsche Bank Securities Inc., an underwriter, and Deutsche Mortgage & Asset Receiving Corporation, the depositor).

Jefferies LoanCore LLC (a sponsor and an affiliate of Jefferies LLC, an underwriter).

Cantor Commercial Real Estate Lending, L.P. (a sponsor and Cantor Fitzgerald & Co., L.P., an underwriter).

	KeyBank National Association (a sponsor and the master servicer and an affiliate of KeyBanc Capital Markets Inc., an underwriter).

	Pillar Funding LLC (a sponsor and an affiliate of Guggenheim Securities, LLC, an underwriter).

	See “The Sponsors, Mortgage Loan Sellers and Originators” in this free writing prospectus.

	The number and total cut-off date principal balance of the mortgage loans that will be transferred to the depositor by the respective mortgage loan sellers are as follows:

	Mortgage Loan Seller	Number of Mortgage Loans	Total Cut-off Date Principal Balance	% of Initial Outstanding Pool Balance
	UBS Real Estate Securities Inc.	22	$449,552,665	35.2%
	German American Capital Corporation	20	$333,279,881	26.1%
	Jefferies LoanCore LLC	14	$175,669,054	13.8%
	Cantor Commercial Real Estate
	Lending, L.P.	11	$146,998,400	11.5%
	KeyBank National Association	16	$131,233,611	10.3%
	Pillar Funding LLC	6	$38,840,185	3.0%
	Total	89	$1,275,573,797	100.0%

Cantor Commercial Real Estate Lending, L.P. and its successors and assigns will be entitled to receive the “CCRE Strip,” which will be payable out of collections on the mortgage loans being transferred to the depositor by Cantor Commercial Real Estate Lending, L.P. of the outstanding pool balance as of the cut-off date.  Such amount will not be part of available funds to make distributions on the certificates.  See “Description of the Offered Certificates—Distributions” and “—Fees and Expenses” in this free writing prospectus

Originators
Each mortgage loan seller or one of its affiliates originated (either directly or, in some cases, through table funding arrangements) each of the mortgage loans as to which it is acting as mortgage loan seller.

	See “The Sponsors, Mortgage Loan Sellers and Originators” in this free writing prospectus.

Master Servicer
KeyBank National Association, a national banking association.  KeyBank National Association will act as master servicer under the pooling and servicing agreement for this transaction.  See “The Servicers—The Master Servicer” in this free writing prospectus.  The principal servicing office of KeyBank National Association is located at 11501 Outlook Street, Suite 300, Overland Park, Kansas 66211, and its telephone number is (888) 979-4220.

The master servicer will be primarily responsible for servicing and administering, directly or through sub-servicers or primary servicers, the mortgage loans (other than with respect to any non-serviced mortgage loans that are part of loan combinations):  (a) as to which there is no default or reasonably foreseeable default that would give rise to a transfer of servicing to the special servicer; and (b) as to which any such default or reasonably foreseeable default has been corrected, including as part of a workout.  In addition, the master servicer will be the primary party responsible for making (1) principal and interest advances with respect to each mortgage loan included in the issuing entity and (2) property advances under the pooling and servicing agreement with respect to the mortgage loans (other than any non-serviced mortgage loan) and any serviced loan combination that it is servicing, subject in each case to a nonrecoverability determination.  The fee of the master servicer with respect to the mortgage loans (and the serviced companion loans) will be payable monthly from amounts received in respect of interest on each mortgage loan master and/or primary serviced by the master servicer (prior to application of such interest payments to make payments on the certificates).  The servicing fee (which will include the fee of the master servicer and the fees of any primary servicer and sub-servicer) will equal a rate per annum equal to the administrative fee rate set forth on Annex A-1 of this free writing prospectus for each mortgage loan (net of the trustee/certificate administrator fee rate, operating advisor fee rate and CREFC® license fee rate) multiplied by the stated principal balance of the related mortgage loan calculated on the same accrual basis as the related mortgage loan.  The master servicer will also be entitled to receive income from investment of funds in certain accounts and certain fees paid by the borrowers.  See “The Servicers—The Master Servicer and the Special Servicer” and “The Pooling and Servicing Agreement—Servicing Compensation and Payment of Expenses” in this free writing prospectus.

The Myrtle Beach Marriott Resort & Spa loan combination will be serviced by KeyBank National Association pursuant to the pooling and servicing agreement for this transaction; however, Wells Fargo Bank, National Association will continue to act as the primary servicer for the Myrtle Beach Marriott Resort & Spa loan combination.  See “Description of the Mortgage Pool—Loan Combinations—Myrtle Beach Marriott Resort & Spa Loan Combination” in this free writing prospectus.

Special Servicer
Midland Loan Services, a Division of PNC Bank, National Association, a national banking association.  The special servicer will be responsible for the servicing and administration of the specially serviced loans and REO properties (other than with respect to any non-serviced mortgage loans that are part of loan combinations).  See “The Servicers—The Master Servicer and the Special Servicer” and “The Pooling and Servicing Agreement—Special Servicing” in this free writing prospectus. Midland Loan Services, a Division of PNC Bank, National Association was appointed to be the special servicer by the initial directing holder, which is expected to be DoubleLine Capital LP or its affiliate.  The principal servicing office of Midland Loan Services, a Division of PNC Bank, National Association is located at 10851 Mastin Street, Building 82, Suite 300, Overland Park, Kansas 66210.

If necessary, the Myrtle Beach Marriott Resort & Spa loan combination will be specially serviced by the special servicer under the pooling and servicing agreement for this securitization.  See “Description of the Mortgage Pool—Loan Combinations—Myrtle Beach Marriott Resort & Spa Loan Combination” in this free writing prospectus.

The principal compensation to be paid to the special servicer in respect of its special servicing activities will be the special servicing fee, the workout fee and the liquidation fee.

The special servicing fee will equal 0.25% per annum of the stated principal balance of the related specially serviced loan (including any related serviced companion loan) or REO loan (or mortgage loan or serviced loan combination as to which the related mortgaged property has become an REO property), and will be payable monthly.  The special servicing fee for each specially serviced loan (including any related serviced companion loan) will accrue on the same basis as interest accrues on such specially serviced loan.

The workout fee will generally be payable with respect to each specially serviced loan (including any related serviced companion loan) which has become a “corrected mortgage loan” (which will occur (i) with respect to a specially serviced loan as to which there has been a payment default, when the borrower has brought the mortgage loan current and thereafter made three consecutive full and timely monthly payments, including pursuant to any workout and (ii) with respect to any other specially serviced loan, when the related default is cured or the other circumstances pursuant to which it became a specially serviced loan cease to exist in the good faith judgment of the special servicer).  The workout fee will be payable out of each collection of interest and principal (including scheduled payments, prepayments, balloon payments, and payments at maturity) received on the related mortgage loan (or serviced loan combination, as applicable) for so long as it remains a corrected mortgage loan, in an amount equal to the lesser of (1) 1.0% of each such collection of interest and principal and (2) $1,000,000 in the aggregate with respect to any particular workout of a specially serviced loan.

A liquidation fee will generally be payable with respect to (i) each specially serviced loan (including any related serviced companion loan) and (ii) any defaulted non-serviced loan that is not sold, together with the related companion loan, as one whole loan by the special servicer under the other pooling and servicing agreement, in each case as to which the special servicer obtains a full or discounted payoff from the related borrower or which is repurchased by the related mortgage loan seller outside the applicable cure period and, except as otherwise described in this free writing prospectus, with respect to any specially serviced loan or REO property as to which the special servicer receives any liquidation proceeds.  The liquidation fee for each specially serviced loan (including any related serviced companion loan) and REO property will be payable from the related payment or proceeds in an amount equal to the lesser of (1) 1.0% of such payment or proceeds and (2) $1,000,000.

Workout fees and liquidation fees paid by the issuing entity with respect to each mortgage loan or serviced loan combination will be subject to an aggregate cap per mortgage loan or serviced loan combination of $1,000,000 as described in “The Pooling and Servicing Agreement—Special Servicing—Special Servicing Compensation” in this free writing prospectus.  Any workout fees or liquidation fees paid to a predecessor or successor special servicer will not be taken into account in determining the cap.

The special servicer will also be entitled to receive income from investment of funds in certain accounts and certain fees paid by the borrowers.

The foregoing compensation to the special servicer may result in shortfalls in payments to certificateholders.  See “The Servicers—The Master Servicer and the Special Servicer” and “The Pooling and Servicing Agreement—Special Servicing—Special Servicing Compensation” in this free writing prospectus.

Primary Servicer
Berkadia Commercial Mortgage LLC, a Delaware limited liability company.  Berkadia Commercial Mortgage LLC will act as primary servicer with respect to all of the mortgage loans other than the mortgaged properties identified on Annex A-1 as One Woodward Building and Hilton Garden Inn Fontana.  See “The Servicers—The Primary Servicer” in this free writing prospectus.  The principal servicing office of Berkadia Commercial Mortgage LLC is located at 118 Welsh Road, Horsham, Pennsylvania 19044.  The master servicer will pay the fees of the primary servicer or servicers to the extent such fees are received.

Trustee
Wells Fargo Bank, National Association, a national banking association.  The corporate trust offices of Wells Fargo Bank, National Association are located at 9062 Old Annapolis Road, Columbia, Maryland 21045.

Following the transfer of the underlying mortgage loans into the issuing entity, the trustee, on behalf of the issuing entity, will become the mortgagee of record with respect to each mortgage loan transferred to the issuing entity (other than with respect to any non-serviced mortgage loans that are part of loan combinations).  In addition (subject to the terms of the pooling and servicing agreement), the trustee will be primarily responsible for back-up advancing.  See “The Trustee” in this free writing prospectus.

See “Description of the Mortgage Pool—Loan Combinations” and “The Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in this free writing prospectus.

Certificate Administrator
and Custodian	Wells Fargo Bank, National Association, a national banking association. The corporate trust offices of Wells Fargo Bank, National Association, are located at 9062 Old Annapolis Road,

Columbia, Maryland 21045, and the office designated for purposes of certificate transfers and exchanges is located at Wells Fargo Center, Sixth Street & Marquette Avenue, Minneapolis, Minnesota 55479-0113, ATTN: COMM 2014-UBS6 Mortgage Trust.

The certificate administrator will be responsible for:  (a) distributing payments to certificateholders, (b) delivering or otherwise making available certain reports to certificateholders and (c) in its capacity as 17g-5 information provider, making available certain information to rating agencies in accordance with Rule 17g-5 under the Securities Exchange Act of 1934.  In addition, the certificate administrator will have additional duties with respect to tax administration, custody of the mortgage files and serving as the authenticating agent and certificate registrar.  See “The Certificate Administrator” in this free writing prospectus.

The fees of the trustee, custodian and certificate administrator will be payable monthly from amounts received in respect of interest on each mortgage loan (prior to application of such interest payments to make payments on the certificates), and will be equal to, in the aggregate, 0.0037% per annum of the stated principal balance of the related mortgage loan calculated on the same accrual basis as the related mortgage loan.  The certificate administrator will also be entitled to receive income from investment of funds in certain accounts maintained on behalf of the issuing entity.

Operating Advisor
Pentalpha Surveillance LLC, a Delaware limited liability company.  The corporate office of Pentalpha Surveillance LLC is located at 375 N. French Road, Amherst, New York 14228.  Pentalpha Surveillance LLC is an affiliate of the privately-owned Pentalpha group of companies, which is headquartered at Two Greenwich Office Park North, Greenwich, Connecticut 06831.

With respect to each mortgage loan (other than any non-serviced mortgage loan) or serviced loan combination, at any time during the period when a “control termination event,” as described under “The Pooling and Servicing Agreement—The Directing Holder” in this free writing prospectus, has occurred and is continuing:

(i)
the special servicer will be required to consult with the operating advisor with regard to certain major decisions with respect to the mortgage loans to the extent described in this free writing prospectus and as set forth under the pooling and servicing agreement;

	(ii)	the operating advisor will be required to review certain operational activities related to specially serviced loans in general on a platform-level basis; and

	(iii)	based on the operating advisor’s review of certain information described in this free writing prospectus, the operating advisor will be required to prepare an annual report (if any mortgage loans (other than any non-serviced mortgage loans) or serviced loan combinations were specially serviced during the prior calendar year) to be provided to the trustee, the rating agencies and the certificate administrator (and made available through the certificate administrator’s website) setting forth its assessment of the special servicer’s performance of its duties under the pooling and servicing agreement on a platform-level basis with respect to the resolution and liquidation of specially serviced loans, provided, however, that no such annual report will be required from the operating advisor with respect to the special servicer if during the prior calendar year, no asset status report was prepared by the special servicer in connection with a specially serviced loan or REO property.

With respect to each mortgage loan (other than any non-serviced mortgage loan) or serviced loan combination, after the occurrence and continuance of a “consultation termination event,” as described under “The Pooling and Servicing Agreement—The Directing Holder” in this free writing prospectus, if the operating advisor determines the special servicer is not performing its duties as required under the pooling and servicing agreement or is otherwise not acting in accordance with the servicing standard, the operating advisor may recommend the replacement of the special servicer as described under “The Servicers—Replacement of the Special Servicer” in this free writing prospectus.

The operating advisor is entitled to a fee payable on each distribution date, calculated based on the outstanding principal balance of each mortgage loan in the issuing entity (other than any non-serviced mortgage loan) and the operating advisor fee rate described under “The Pooling and Servicing Agreement—The Operating Advisor—Operating Advisor Compensation” in this free writing prospectus, which fee will be calculated on the same accrual basis as the related mortgage loan.

In addition, if there are no classes of certificates outstanding other than the Class E, Class F, Class G, Class H, Class X-D, Class X-E, Class V, Class R and Class LR certificates, all of the rights and obligations of the operating advisor under the pooling and servicing agreement (other than any rights or obligations that accrued prior to such termination, including accrued and unpaid compensation and indemnification rights that arose out of events that occurred prior to such termination) will terminate without the payment of any termination fee.

For additional information regarding the responsibilities of the operating advisor, see “The Pooling and Servicing Agreement—The Operating Advisor,” and “The Operating Advisor” in this free writing prospectus.

Directing Holder	With respect to each mortgage loan (other than any non-serviced mortgage loan) or serviced loan combination, the directing holder will be the controlling class certificateholder (or a representative thereof) selected by more than 50% of the controlling class certificateholders, by certificate balance, as determined by the certificate registrar from time to time as provided for in the pooling and servicing agreement.  With respect to each mortgage loan that is part of a non-serviced loan combination, the directing holder will be as specified in the definition of “directing holder” as set forth in “The Pooling and Servicing Agreement—The Directing Holder” in this free writing prospectus.

The controlling class is the most subordinate of the Class E, Class F, Class G and Class H certificates then outstanding that has an outstanding certificate balance (as reduced or notionally reduced by any realized losses and any appraisal reduction amounts allocable to such class) that is equal to or greater than 25% of the initial certificate balance of that class.  No other class of certificates will be eligible to act as the controlling class or appoint a directing holder.

For so long as at least one of the Class E, Class F, Class G and Class H certificates has an outstanding certificate balance (as reduced or notionally reduced by any realized losses and any appraisal reduction amounts allocable to such class) that is equal to or greater than 25% of the initial certificate balance of that class, the directing holder will have certain consent and consultation rights under the pooling and servicing agreement under certain circumstances.

At any time a “control termination event,” as described under “The Pooling and Servicing Agreement—The Directing Holder” in this free writing prospectus, has occurred and is continuing, the consent rights of the directing holder will terminate, and the directing holder will retain consultation rights under the pooling and servicing agreement under certain circumstances.

At any time a “consultation termination event,” as described under “The Pooling and Servicing Agreement—The Directing Holder” in this free writing prospectus, has occurred and is continuing, all of the rights (other than the right to receive certain notices and information as a certificateholder) of the directing holder will terminate.  See “The Pooling and Servicing Agreement—The Directing Holder” in this free writing prospectus.

It is anticipated that DoubleLine Capital LP will (i) purchase the Class E, Class F, Class G, Class H and Class V certificates and (ii) be the initial directing holder with respect to each mortgage loan (other than any non-serviced mortgage loan) and serviced loan combination.

In the case of the Myrtle Beach Marriott Resort & Spa loan combination, the holders of the related companion loans will have certain consultation rights with respect to the servicing of the Myrtle Beach Marriott Resort & Spa loan combination described under “Description of the Mortgage Pool—Loan

Combinations—Myrtle Beach Marriott Resort & Spa Loan Combination” in this free writing prospectus.

Underwriters
Deutsche Bank Securities Inc., UBS Securities LLC, Cantor Fitzgerald & Co., Jefferies LLC, KeyBanc Capital Markets Inc. and Guggenheim Securities, LLC are the underwriters.  Deutsche Bank Securities Inc. is an affiliate of German American Capital Corporation, a sponsor and a mortgage loan seller, and Deutsche Mortgage & Asset Receiving Corporation, the depositor.  UBS Securities LLC is an affiliate of UBS Real Estate Securities Inc., a sponsor and a mortgage loan seller.  Cantor Fitzgerald & Co. is an affiliate of Cantor Commercial Real Estate Lending, L.P., a sponsor and a mortgage loan seller.  Jefferies LLC is an affiliate of Jefferies LoanCore LLC, a sponsor and a mortgage loan seller.  KeyBanc Capital Markets Inc. is an affiliate of KeyBank National Association, a sponsor, a mortgage loan seller and the master servicer.  Guggenheim Securities, LLC is an affiliate of Pillar Funding LLC, a sponsor and a mortgage loan seller.  The underwriters are required to purchase the certificates offered in this free writing prospectus from the depositor (in the amounts that will be set forth under the heading “Method of Distribution (Underwriter Conflicts of Interest)” in the final prospectus supplement, subject to certain conditions.

Affiliates and Other Relationships	All the shares of capital stock of Deutsche Mortgage & Asset Receiving Corporation, the depositor, are held by DB U.S. Financial Markets Holding Corporation.

UBS Real Estate Securities Inc., a sponsor and a mortgage loan seller, is an affiliate of UBS Securities LLC, an underwriter.

German American Capital Corporation, a sponsor and a mortgage loan seller, Deutsche Bank Securities Inc., an underwriter, and Deutsche Mortgage & Asset Receiving Corporation, the depositor, are affiliates of each other.

Jefferies LoanCore LLC, a sponsor and a mortgage loan seller, is an affiliate of Jefferies LLC, an underwriter.

Cantor Commercial Real Estate Lending, L.P., a sponsor and a mortgage loan seller, is an affiliate of Cantor Fitzgerald & Co., an underwriter.

KeyBank National Association, a sponsor, a mortgage loan seller and the master servicer, is an affiliate of KeyBanc Capital Markets Inc., an underwriter.

Pillar Funding LLC, a sponsor and a mortgage loan seller, is an affiliate of Guggenheim Securities, LLC, an underwriter.

Deutsche Bank AG, Cayman Islands Branch and certain other third party lenders provide warehouse financing to certain affiliates of Jefferies LoanCore LLC through various repurchase facilities. Some or all of the mortgage loans that Jefferies LoanCore LLC will transfer to the depositor are (or are expected to be prior to the closing date) subject to those repurchase facilities. Proceeds received by Jefferies LoanCore LLC in connection with the contribution of mortgage loans to this securitization transaction will be applied, among other things, to reacquire the financed mortgage loans and make payments to the repurchase agreement counterparties.  As of November 14, 2014, Deutsche Bank AG, Cayman Islands Branch is the repurchase agreement counterparty with respect to 2 of the mortgage loans that Jefferies LoanCore LLC will transfer to the depositor, representing approximately 1.1% of the outstanding pool balance as of the cut-off date (except that the number and dollar amount of mortgage loans subject to that repurchase facility may increase or decrease prior to the issuance of the certificates).

Deutsche Bank AG, Cayman Islands Branch (an affiliate of Deutsche Mortgage & Asset Receiving Corporation, the depositor, German American Capital Corporation, a sponsor and a mortgage loan seller, and Deutsche Bank Securities Inc., an underwriter), and certain other third party lenders provide warehouse financing to certain affiliates of Cantor Commercial Real Estate Lending, L.P. through various repurchase facilities.  Some or all of the mortgage loans that Cantor Commercial Real Estate Lending, L.P. will transfer to the depositor are (or are expected to be prior to the closing date) subject to those repurchase facilities.  Proceeds received by Cantor Commercial Real Estate Lending, L.P. in connection with the contribution of mortgage loans to this securitization transaction will be applied, among other things, to reacquire the financed mortgage loans and make payments to the repurchase agreement counterparties.  As of November 12, 2014, Deutsche Bank AG, Cayman Islands Branch is the repurchase agreement counterparty with respect to 5 of the mortgage loans that Cantor Commercial Real Estate Lending, L.P. will transfer to the depositor, representing approximately 6.3% of the outstanding pool balance as of the cut-off date (except that the number and dollar amount of mortgage loans subject to that repurchase facility may increase or decrease prior to the issuance of the certificates).

Deutsche Bank AG, Cayman Islands Branch provides warehouse financing to certain affiliates of Pillar Funding LLC through various repurchase facilities.  Some or all of the mortgage loans that Pillar Funding LLC will transfer to the depositor are (or are expected to be prior to the closing date) subject to those repurchase facilities.  Proceeds received by Pillar Funding LLC in connection with the contribution of mortgage loans to this securitization transaction will be applied, among other things, to reacquire the financed mortgage loans and make payments to the repurchase agreement counterparties.  As of November 12, 2014, Deutsche Bank AG, Cayman Islands Branch is the repurchase agreement counterparty with respect to 4 of the mortgage loans that Pillar Funding LLC will transfer to the depositor, representing approximately 2.7% of the outstanding pool balance as of the cut-off date (except that the number and dollar amount of mortgage loans subject to that repurchase facility may increase or decrease prior to the issuance of the certificates).

Pursuant to a certain interim servicing agreement between UBS Real Estate Securities Inc. and certain of its affiliates, on the one hand, and Midland Loan Services, a Division of PNC Bank, National Association, on the other hand, Midland Loan Services, a Division of PNC Bank, National Association acts as interim servicer with respect to certain mortgage loans, including, prior to their inclusion in the issuing entity, 21 of the mortgage loans to be contributed to this securitization by UBS Real Estate Securities Inc., representing approximately 33.3% of the outstanding pool balance as of the cut-off date.

Pursuant to certain interim servicing agreements between German American Capital Corporation and certain of its affiliates, on the one hand, and Midland Loan Services, a Division of PNC Bank, National Association, on the other hand, Midland Loan Services, a Division of PNC Bank, National Association acts as interim servicer with respect to certain mortgage loans, including, prior to their inclusion in the issuing entity, 7 of the mortgage loans to be contributed to this securitization by German American Capital Corporation, representing approximately 9.6% of the outstanding pool balance as of the cut-off date.

Pursuant to certain interim servicing agreements between Cantor Commercial Real Estate Lending, L.P. and certain of its affiliates, on the one hand, and Midland Loan Services, a Division of PNC Bank, National Association, on the other hand, Midland Loan Services, a Division of PNC Bank, National Association acts as interim servicer with respect to certain mortgage loans, including, prior to their inclusion in the issuing entity, 5 of the mortgage loans to be contributed to this securitization by Cantor Commercial Real Estate Lending, L.P., representing approximately 6.7% of the outstanding pool balance as of the cut-off date.

Pursuant to a certain interim servicing agreement between German American Capital Corporation and certain of its affiliates, on the one hand, and Wells Fargo Bank, National Association, on the other hand, Wells Fargo Bank, National Association acts as interim servicer with respect to certain mortgage loans, including, prior to their inclusion in the issuing entity, 7 of the mortgage loans to be contributed to this securitization by German American Capital Corporation, representing approximately 9.8% of the outstanding pool balance as of the cut-off date.

Pursuant to a certain interim servicing agreement between Jefferies LoanCore LLC and certain of its affiliates, on the one hand, and Wells Fargo Bank, National Association, on the other hand, Wells Fargo Bank, National Association acts as interim servicer with respect to certain mortgage loans, including, prior to their inclusion in the issuing entity, all of the mortgage loans to be contributed to this securitization by Jefferies LoanCore LLC, representing approximately 13.8% of the outstanding pool balance as of the cut-off date.

Pursuant to a certain interim servicing agreement between Cantor Commercial Real Estate Landing, L.P. and certain of its affiliates, on the one hand, and Wells Fargo Bank, National Association, on the other hand, Wells Fargo Bank, National Association acts as interim servicer with respect to certain mortgage loans, including, prior to their inclusion in the issuing entity, 5 of the mortgage loans to be contributed to this securitization by Cantor Commercial Real Estate Landing, L.P. representing approximately 4.1% of the outstanding pool balance as of the cut-off date.

Pursuant to a certain interim servicing agreement between Pillar Funding LLC and certain of its affiliates, on the one hand, and Wells Fargo Bank, National Association, on the other hand, Wells Fargo Bank, National Association acts as interim servicer with respect to certain mortgage loans, including, prior to their inclusion in the issuing entity, all of the mortgage loans to be contributed to this securitization by Pillar Funding LLC, representing approximately 3.0% of the outstanding pool balance as of the cut-off date.

KeyBank National Association, the master servicer, may enter into an agreement with an affiliate of Cantor Commercial Real Estate Lending, L.P. that grants such affiliate the right to assume certain limited subservicing duties with respect to the CCRE Strip Pool in the future.

Midland Loan Services, a Division of PNC Bank, National Association, the special servicer, assisted DoubleLine Capital LP or its affiliate with due diligence relating to the mortgage loans to be included in the mortgage pool.

Wells Fargo Bank, National Association, the trustee, certificate administrator and custodian, is the primary servicer of the Myrtle Beach Marriott Resort & Spa loan combination.

Pursuant to certain interim servicing agreements between German American Capital Corporation and certain of its affiliates, on the one hand, and KeyBank National Association, on the other hand, KeyBank National Association acts as interim servicer with respect to certain mortgage loans, including, prior to their inclusion in the issuing entity, 5 of the mortgage loans to be contributed to this securitization by German American Capital Corporation, representing approximately 6.0% of the outstanding pool balance as of the cut-off date.

Pillar Funding LLC, a sponsor and a mortgage loan seller, is an indirect wholly-owned subsidiary of Pillar Capital Partners I LLC. Pillar Capital Partners I LLC will guarantee the performance of Pillar Funding LLC’s obligations to repurchase or replace its respective mortgage loans for material breaches of representations and warranties or material loan document defects under the circumstances described under “The

Sponsors, Mortgage Loan Sellers and Originators—Pillar Funding LLC” in this free writing prospectus.

With respect to the Churchill Portfolio mortgage loan, representing approximately 4.4% of the outstanding pool balance as of the cut-off date, Jefferies LoanCore LLC, a sponsor and a mortgage loan seller (or an affiliate), is the holder of a related mezzanine loan secured by direct or indirect equity interests in the related mortgage borrower.

These roles and other potential relationships may give rise to conflicts of interest as further described under “Risk Factors—Risks Related to Conflicts of Interest” in this free writing prospectus.

SIGNIFICANT DATES, PERIODS AND EVENTS

Cut-off Date	With respect to each mortgage loan, the later of the related due date of such mortgage loan in December 2014 and the date of origination of each mortgage loan.

Closing Date	On or about December 9, 2014.

Distribution Date	The fourth business day following the determination date in each month, commencing in January 2015. The initial distribution date will be January 12, 2015.

Record Date	With respect to any distribution date, the close of business on the last business day of the preceding month.

Determination Date	The sixth day of each month, or if such sixth day is not a business day, the following business day, commencing in January 2015.

Collection Period
With respect to any distribution date, the period that begins immediately following the determination date in the calendar month preceding the month in which that distribution date occurs (or, in the case of the initial distribution date, immediately following the cut-off date) and ends on the determination date in the calendar month in which that distribution date occurs.

Interest Accrual Period
With respect to any distribution date and each class of certificates (other than the Class V, Class R and Class LR certificates) and each trust component, the calendar month immediately preceding the month in which the distribution date occurs.  Calculations of interest due in respect of each class of certificates (other than the Class V, Class R and Class LR certificates) and each trust component will be made on the basis of a 360-day year consisting of twelve 30-day months.

CERTIFICATES OFFERED

General	The depositor is offering hereby the following classes of COMM 2014-UBS6 Mortgage Trust Commercial Mortgage Pass-Through Certificates:

	●	Class A-1

	●	Class A-2

	●	Class A-3

	●	Class A-SB

	●	Class A-4

	●	Class A-5

	●	Class X-A

	●	Class A-M

	●	Class B

	●	Class PEZ

	●	Class C

The trust to be created by the depositor will consist of a total of 23 classes, the following of which are not being offered through this free writing prospectus and the attached prospectus: Class X-B, Class X-C, Class X-D, Class X-E, Class D, Class E, Class F, Class G, Class H, Class V, Class R and Class LR.

The certificates will represent beneficial ownership interests in the issuing entity. The issuing entity’s assets will primarily consist of 89 fixed-rate mortgage loans. The mortgage loans are secured by first liens on 267 commercial, multifamily and manufactured housing community properties.

Certificate Balances and Notional Balances	The offered certificates have the approximate initial certificate balances or notional balances, as applicable, set forth below, subject to a permitted variance of plus or minus 5.0%.

	Class A-1	$57,028,000
	Class A-2	$102,973,000
	Class A-3	$22,897,000
	Class A-SB(1)	$97,350,000
	Class A-4	$275,000,000
	Class A-5	$337,653,000
	Class X-A	$990,164,000
	Class A-M	$97,263,000	(2)
	Class B	$57,400,000	(2)
	Class PEZ	$220,037,000	(2)
	Class C	$65,374,000	(2)

	(1)	The Class A-SB certificates have certain priority with respect to reducing the principal balance of those certificates to their planned principal balance, as described in this free writing prospectus.

(2)
The initial certificate balance of each of the Class A-M, Class B and Class C certificates represents the certificate balance of such class without giving effect to any exchange for the Class PEZ certificates. The initial certificate balance of the Class PEZ certificates is equal to the aggregate of the initial certificate balances of the Class A-M, Class B and Class C certificates, representing the maximum certificate balance of the Class PEZ certificates that could be issued in an exchange. The certificate balances of the Class A-M, Class B and Class C certificates to be issued on the closing date will be reduced, in required proportions, by an amount equal to the certificate balance of the Class PEZ certificates issued on the closing date. The initial certificate principal balances of the Class A-M, Class B and Class C trust components are $97,263,000, $57,400,000 and $65,374,000, respectively.

The certificates that are not offered in this free writing prospectus (other than the Class V, Class R and Class LR certificates) will have the initial certificate balances or notional balances, as applicable, as set forth under “Executive Summary—Certificates” in this free writing prospectus.

The Class X-A, Class X-B, Class X-C, Class X-D and Class X-E certificates will not have principal balances or entitle their holders to distributions of principal. The Class X-A, Class X-B, Class X-C, Class X-D and Class X-E certificates will represent the right to receive distributions of interest accrued as described in this free writing prospectus on their respective notional balances.

The notional balance of the Class X-A certificates will equal the aggregate certificate balances of the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4 and Class A-5 certificates and the Class A-M trust component outstanding from time to time. The total initial notional balance of the Class X-A certificates will be approximately $990,164,000.

The notional balance of the Class X-B certificates will equal the aggregate certificate balances of the Class B and Class C trust components outstanding from time to time. The total initial notional balance of the Class X-B certificates will be approximately $122,774,000.

The notional balance of the Class X-C certificates will equal the certificate balance of the Class D certificates outstanding from time to time. The total initial notional balance of the Class X-C certificates will be approximately $60,589,000.

The notional balance of the Class X-D certificates will equal the aggregate certificate balances of the Class E and Class F certificates outstanding from time to time. The total initial notional balance of the Class X-D certificates will be approximately $33,484,000.

The notional balance of the Class X-E certificates will equal the aggregate certificate balances of the Class G and Class H certificates outstanding from time to time. The total initial notional balance of the Class X-E certificates will be approximately $68,562,796.

Pass-Through Rates
Each class of certificates (other than the Class PEZ, Class V, Class R and Class LR certificates) will accrue interest at an annual rate called a pass-through rate which is set forth or otherwise described below:

●
The respective pass-through rates applicable to the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4, Class A-5, Class A-M, Class B, Class C, Class D, Class E, Class F, Class G and Class H certificates will equal one of (i) a fixed per annum rate, (ii) the weighted average of the net mortgage interest rates on the mortgage loans (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months) as of their respective due dates in the month preceding the month in which such distribution date occurs, (iii) a rate equal to the lesser of a specified pass-through rate and the rate specified in clause (ii), or (iv) the rate specified in clause (ii), less a specified rate.

●
The pass-through rate for the initial distribution date applicable to the (i) Class X-A certificates will equal approximately [_____]% per annum, (ii) Class X-B certificates will equal approximately [_____]% per annum, (iii) Class X-C certificates will equal approximately [_____]% per annum, (iv) Class X-D certificates will equal approximately [_____]% per annum and (v) Class X-E certificates will equal approximately [_____]% per annum.

●
The pass-through rate for each of the Class X-A, Class X-B, Class X-C, Class X-D and Class X-E certificates for any distribution date will equal the weighted average of the respective strip rates, which we refer to as Class X-A strip rates, Class X-B strip rates, Class X-C strip rates, Class X-D strip rates and Class X-E strip rates, respectively, at which interest accrues from time to time on the respective components of the notional balance of the Class X-A certificates, Class X-B certificates, Class X-C certificates, Class X-D certificates and Class X-E certificates, respectively, outstanding immediately prior to the related distribution date, with the relevant weighting to be done based upon the relative sizes of those components. Each of the components of the Class X-A certificates will have a component notional balance that corresponds to the certificate balance of the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4 or Class A-5 certificates or the Class A-M trust component, respectively. Each of the components of the Class X-B certificates will have a component notional balance that corresponds to the certificate balance of the Class B or Class C trust components, respectively. The Class X-C certificates will have a component notional balance that corresponds to the certificate balance of the Class D certificates. Each of the components of the Class X-D certificates will have a component notional balance that corresponds to the certificate balance of the Class E or Class F certificates, respectively. Each of the components of the Class X-E certificates will have a component notional balance that corresponds to the certificate balance of the Class G or Class H certificates, respectively. For purposes of the accrual of interest on the Class X-A, Class X-B, Class X-C, Class X-D and Class X-E certificates for each distribution date, the applicable Class X-A strip rate, Class X-B strip rate, Class X-C strip rate, Class X-D strip rate or Class X-E strip rate, as applicable, with respect to each such component for each such interest accrual period will equal the excess, if any, of (a) the weighted average of the net mortgage interest rates on the mortgage loans for such interest accrual period (in each case, adjusted, if necessary, to accrue on the basis of a 360-day year consisting of twelve 30-day months), over (b) the pass-through rate in effect during such interest accrual period for the class of certificates or trust component.

●
For a more detailed discussion of the Class X-A strip rates, Class X-B strip rates, Class X-C strip rates, Class X-D strip rates and Class X-E strip rates and the pass-through rates applicable to the Class X-A, Class X-B, Class X-C, Class X-D and Class X-E certificates, see “Description of the Offered Certificates—Distributions” in this free writing prospectus.

●
The Class PEZ certificates will not have a pass-through rate, but will be entitled to receive the sum of the interest distributable on the percentage interests of the Class A-M, Class B and Class C trust components represented by the Class PEZ certificates. The pass-through rates on the Class A-M, Class B and Class C trust components will at all times be the same as the pass-through rates of the Class A-M, Class B and Class C certificates, respectively.

●
The Class V, Class R and Class LR certificates will not have pass-through rates. See “Description of the Offered Certificates—Distributions—Method, Timing and Amount” and “—Payment Priorities” in this free writing prospectus.

See “Description of the Offered Certificates—Distributions” in this free writing prospectus.

Assumed Final Distribution
Date; Rated Final Distribution Date

The assumed final distribution dates of the offered certificates are set forth below. Such dates were calculated based on numerous assumptions as described in this free writing prospectus under “Description of the Offered Certificates—Distributions—Assumed Final Distribution Date; Rated Final Distribution Date.” Accordingly, if those assumptions prove to be inaccurate, the actual final distribution date for one or more classes of the offered certificates may be earlier or later, and could be substantially earlier or later, than the related assumed final distribution date(s).

	Class	Assumed Final Distribution Date
	Class A-1	August 2019
	Class A-2	December 2019
	Class A-3	November 2021
	Class A-SB	August 2024
	Class A-4	October 2024
	Class A-5	November 2024
	Class X-A	November 2024
	Class A-M	November 2024
	Class B	November 2024
	Class PEZ	December 2024
	Class C	December 2024

The “rated final distribution date” of the certificates (other than the Class H, Class V, Class R and Class LR certificates) will be the distribution date in December 2047. The Class H, Class V, Class R and Class LR certificates will not have a rated final distribution date.

Distributions
On each distribution date, you will be entitled to receive interest and principal distributions in respect of each class of certificates (other than the Class V, Class R and Class LR certificates) from available funds in an amount equal to your certificate’s interest and/or principal entitlement, subject to:

(i)
payment of the respective interest entitlement for any class of certificates having a higher payment priority, except in respect of the distribution of interest among the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4, Class A-5, Class X-A, Class X-B, Class X-C, Class X-D and Class X-E certificates, which will have the same senior priority, and

(ii)
if applicable, payment of the respective principal entitlement for such distribution date to outstanding classes of certificates having a higher payment priority; provided, that the Class A-SB certificates have certain priority with respect to reducing the principal balance of those certificates to their planned principal balance, as described in this free writing prospectus.

A description of the principal and interest entitlement of each class of certificates offered in this free writing prospectus for each distribution date can be found in “Description of the Offered Certificates—Distributions—Method, Timing and Amount,” “—Payment Priorities” and “—Distribution of Available Funds” in this free writing prospectus.

The Class PEZ certificates will receive the sum of the interest and principal distributable on the percentage interests of the Class A-M, Class B and Class C trust components represented by the Class PEZ certificates.

None of the Class X-A, Class X-B, Class X-C, Class X-D or Class X-E certificates will be entitled to any distributions of principal.

The Class V certificates will not be entitled to distributions of principal or interest other than excess interest accruing on an anticipated repayment date loan.

The Class R and Class LR certificates will not be entitled to distributions of interest or principal.

Prepayment Premiums;
Yield Maintenance Charges
Prepayment premiums and yield maintenance charges will be allocated as described in “Description of the Offered Certificates—Distributions—Prepayment Premiums and Yield Maintenance Charges” in this free writing prospectus.

Prepayment and Yield
Considerations
The yield to investors will be sensitive to the timing of prepayments, repurchases or purchases of mortgage loans and the magnitude of losses on the mortgage loans due to liquidations. The yield to maturity on each class of certificates offered in this free writing prospectus will be sensitive to the rate and timing of principal payments (including both voluntary and involuntary prepayments, defaults and liquidations) on the mortgage loans and payments with respect to repurchases thereof that are applied in reduction of the certificate balance of that class. See “Risk Factors—Risks Related to the Offered Certificates,” “—Risks Related to Prepayments and Repurchases of Mortgage Loans”, “—Yield Considerations” and “Yield and Maturity Considerations” in this free writing prospectus and “Yield and Maturity Considerations” in the attached prospectus.

Subordination; Allocation of
Losses and Certain Expenses
The chart below illustrates the manner in which the rights of various classes (other than the Class V, Class R and Class LR certificates) will be senior to the rights of other classes. This subordination will be effected in two ways: (i) entitlement to receive principal and interest on any distribution date is in descending order and (ii) mortgage loan losses are allocated in ascending order. However, no principal payments or principal losses will be allocated to the Class X-A, Class X-B, Class X-C, Class X-D or Class X-E certificates, although mortgage loan losses that reduce the certificate balance of a class of certificates or trust components comprising a component of the notional balance of any of the Class X-A, Class X-B, Class X-C, Class X-D or Class X-E certificates will reduce the notional balances of the Class X-A, Class X-B, Class X-C, Class X-D or Class X-E certificates and, therefore, the amount of interest those classes accrue.

(1)	The Class A-SB certificates have certain priority with respect to reducing the principal balance of those certificates to their planned principal balance, as described in this free writing prospectus.

(2)	The Class X-A, Class X-B, Class X-C, Class X-D and Class X-E certificates are interest-only certificates.

(3)
Distributions of principal and interest and allocations of mortgage loan losses to the Class A-M trust component will be made pro rata to the Class A-M certificates and the Class PEZ certificates in proportion to their respective percentage interests in the Class A-M trust component. Distributions of principal and interest and allocations of mortgage loan losses to the Class B trust component will be made pro rata to the Class B certificates and the Class PEZ certificates in proportion to their respective percentage interests in the Class B trust component. Distributions of principal and interest and allocations of mortgage loan losses to the Class C trust component will be made pro rata to the Class C certificates and the Class PEZ certificates in proportion to their respective percentage interests in the Class C trust component. See “Description of the Offered Certificates—Distributions” in this free writing prospectus.

No other form of credit enhancement will be available for the benefit of the holders of the certificates offered in this free writing prospectus.

In certain circumstances, shortfalls in mortgage loan interest that are the result of the timing of prepayments and that are in excess of the sum of (x) all or a portion of the servicing fee payable to the master servicer and (y) the amount of mortgage loan interest (exclusive of the excess interest and CCRE Strip) that accrues and is collected with respect to any principal prepayment that is made after the date on which interest is due will be allocated to, and be deemed distributed to, each class of certificates (other than the Class V, Class R and Class LR certificates), pro rata, based upon amounts distributable in respect of interest to each class. See “Description of the Offered Certificates—Distributions—Prepayment Interest Shortfalls” in this free writing prospectus.

Shortfalls in Mortgage
Pool Available Funds	The following types of shortfalls in available funds will be allocated in the same manner as mortgage loan losses:

	●	shortfalls resulting from additional servicing compensation which the master servicer or the special servicer is entitled to receive;

●
shortfalls resulting from interest on advances made by the master servicer, the special servicer or the trustee (to the extent not covered by default interest and late payment fees paid by the related borrower that are not paid to the master servicer or the special servicer as compensation);

●
shortfalls resulting from unanticipated expenses of the issuing entity (including, but not limited to, expenses relating to environmental assessments, appraisals, any administrative or judicial proceeding, management of REO properties, maintenance of insurance policies, and permissible indemnification); and

	●	shortfalls resulting from a reduction of a mortgage loan’s interest rate by a bankruptcy court or from other unanticipated or default-related expenses of the issuing entity.

Advances

A. General
The master servicer will be required to advance delinquent monthly payments on a mortgage loan if the master servicer determines that the advance (and interest on that advance) will be recoverable from proceeds of the related mortgage loan. A principal and interest advance will generally equal the delinquent portion of the monthly payment (other than a final “balloon” payment that may be due at the related maturity). The master servicer will not be required to advance interest in excess of a mortgage loan’s regular interest rate (i.e., not including any default rate or any excess interest accruing on an anticipated repayment date loan). The master servicer will also not be required to advance, among other things, prepayment premiums or yield maintenance charges, or balloon payments. If an advance is made, the master servicer will defer (rather than advance) its servicing fees, but will advance the trustee/certificate administrator’s fees and the operating advisor’s fees. Neither the master servicer nor the trustee will be required to make a principal and interest advance on any companion loan. In addition, neither the master servicer nor the trustee will make an advance if the special servicer determines that such advance is not recoverable from proceeds of the related mortgage loan.

If a borrower fails to pay amounts due on the maturity date of the related mortgage loan, the master servicer will be required, on and after such date and until final liquidation of that mortgage loan, to advance only an amount equal to the interest (at the mortgage loan’s regular interest rate, as described above) and principal portion of the monthly payment due immediately prior to the maturity date, as may be reduced by applicable appraisal reduction events as described in this free writing prospectus, subject to a recoverability determination. With respect to each mortgage loan or serviced loan combination, the master servicer will also be obligated (subject to the limitations described in this free writing prospectus (see “Description of the Mortgage Pool—Loan Combinations—The Myrtle Beach Marriott Resort & Spa Loan Combination—Advancing”) and except with respect to any non-serviced mortgage loans, with respect to which advances will be made as described under “The Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in this free writing prospectus) to make advances to pay delinquent real estate taxes, assessments and hazard insurance premiums and to cover other similar costs and expenses necessary to preserve the priority of the related mortgage, enforce the terms of any mortgage loan (or serviced loan combination) or to protect, manage and maintain each related mortgaged property. Any determination by the special servicer that an advance proposed to be made is nonrecoverable will be conclusive and binding on the master servicer, subject to the terms of the pooling and servicing agreement related to this transaction.

If the master servicer fails to make any required advance, the trustee will be required to make the advance. The obligation of the master servicer and the trustee to make an advance will also be subject to a determination of nonrecoverability. The trustee will be entitled to conclusively rely on the determination of nonrecoverability made by either the master servicer or the special servicer. With respect to any loan combination, the master servicer and the trustee will be entitled to conclusively rely on any determination of nonrecoverability made by a master servicer or special servicer of a related pari passu companion loan if such companion loan has been securitized in a securitization rated by one or more nationally recognized statistical rating organizations and such master servicer or special servicer is an approved master servicer or special servicer by the rating agency rating the related offered certificates.

Principal and interest advances are intended to maintain a regular flow of scheduled interest and principal payments to the certificateholders and are not intended to guarantee or insure against losses. Generally, advances that cannot be reimbursed out of collections on, or in respect of, the related mortgage loans will be reimbursed directly from any other collections on the mortgage loans as provided in this free writing prospectus and thus will cause losses to be borne by certificateholders in the priority specified in this free writing prospectus. The master servicer and the trustee will be entitled to interest on any advances made. This interest will accrue at the rate and is payable under the circumstances described in this free writing prospectus. Interest accrued on outstanding advances may result in reductions in amounts otherwise available for payment on the certificates.

See “The Pooling and Servicing Agreement—Advances” in this free writing prospectus.

B. Appraisal Reduction Event
Certain adverse events affecting a mortgage loan (other than a non-serviced mortgage loan) or any serviced loan combination, called appraisal reduction events, will require the special servicer to obtain a new appraisal (or, with respect to mortgage loans or serviced loan combinations having a principal balance under $2,000,000, at the special servicer’s option, an estimate of value prepared by the special servicer or an appraisal of the related mortgaged property). Based on the appraised value in such appraisal, it may be necessary to calculate an appraisal reduction amount. The amount of interest required to be advanced in respect of a mortgage loan that has been subject to an appraisal reduction event will equal the product of (a) the amount that would be required to be advanced without giving effect to such appraisal reduction event and (b) a fraction, the numerator of which is the stated principal balance of the mortgage loan less any appraisal reduction amounts allocable to such mortgage loan and the denominator of which is the stated principal balance. Due to the payment priorities described above, this will reduce the funds available to pay interest on the most subordinate class or classes of certificates then outstanding.

Each non-serviced mortgage loan will be subject to provisions of the applicable pooling and servicing agreement under which it is serviced relating to appraisal reductions. Generally, the existence of an appraisal reduction in respect of a non-serviced mortgage loan will proportionately reduce the master servicer’s or the trustee’s obligation to make principal and interest advances on such mortgage loan under the pooling and servicing agreement for this transaction. See “Description of the Mortgage Pool—Loan Combinations” and “The Pooling and Servicing Agreement—Servicing of the Non-Serviced Mortgage Loans” in this free writing prospectus.

THE MORTGAGE POOL

Characteristics of the Mortgage Pool

A. General	For a more complete description of the mortgage loans, see the following sections in this free writing prospectus:

	●	Description of the Mortgage Pool;

	●	Annex A-1 (Certain Characteristics of the Mortgage Loans) and Annex A-1-K (Certain Characteristics of the Circle K Portfolio Mortgaged Properties);

	●	Annex A-2 (Certain Pool Characteristics of the Mortgage Loans and Mortgaged Properties); and

	●	Annex B (Description of the Top 20 Mortgage Loans).

All numerical information provided in this free writing prospectus with respect to the mortgage loans is approximate. All weighted average information regarding the mortgage loans reflects weighting of the mortgage loans by their respective principal balances as of the cut-off date. For purposes of calculating the respective outstanding principal balances of the mortgage loans as of the cut-off date, it was assumed that all scheduled payments of principal due with respect to the mortgage loans on the cut-off date are timely made.

When information with respect to mortgaged properties is presented as of the cut-off date and is expressed as a percentage of the initial outstanding pool balance, the percentages are based upon the outstanding principal balance as of the cut-off date of the related mortgage loan or allocated loan amount attributed to such mortgaged property.

With respect to the Myrtle Beach Marriott Resort & Spa mortgage loan, which is secured by a mortgaged property that also secures one or more pari passu companion loans that will not be included in the issuing entity, the debt service coverage ratio, loan-to-value ratio and debt yield have been calculated based on the Myrtle Beach Marriott Resort & Spa mortgage loan that will be included in the issuing entity and the related pari passu companion loan(s) that will not be included in the issuing entity.

The information in the following chart is presented as of the cut-off date, unless otherwise indicated. The information contained in the footnotes to the chart below is applicable throughout this free writing prospectus, unless otherwise indicated.

All Mortgage Loans
Number of Mortgage Loans	89
Number of Mortgaged Properties	267
Number of Amortizing Balloon Mortgage Loans(1)	43
Number of Partial Interest-Only Mortgage Loans(2)	40
Number of Interest-Only Mortgage Loans(3)	4
Number of Fully Amortizing Mortgage Loans(4)	1
Number of Balloon, Hyper-Amortizing Mortgage Loans	1
Aggregate Principal Balance	$1,275,573,797
Range of Mortgage Loan Principal Balances
Minimum Mortgage Loan Balance	$1,162,955
Maximum Mortgage Loan Balance	$103,950,000
Average Mortgage Loan Principal Balance	$14,332,290
Range of Mortgage Rates
Minimum Mortgage Rate	4.0299%
Maximum Mortgage Rate	5.8170%
Weighted Average Mortgage Rate	4.4853%
Range of Remaining Terms to Maturity(5)
Minimum Remaining Term(5)	56 months
Maximum Remaining Term(5)	237 months
Weighted Average Remaining Terms to Maturity(5)	116 months
Range of Remaining Amortization Terms(6)
Minimum Remaining Amortization Term(6)	120 months
Maximum Remaining Amortization Term(6)	360 months
Weighted Average Remaining Amortization Term(6)	344 months
Range of Cut-off Date Loan-to-Value Ratios(7)(8)(9)
Minimum Cut-off Date Loan-to-Value Ratio(7)(8)(9)	29.7%
Maximum Cut-off Date Loan-to-Value Ratio(7)(8)(9)	77.9%
Weighted Average Cut-off Date Loan-to-Value Ratio(7)(8)(9)	66.2%
Range of U/W NCF Debt Service Coverage Ratios(7)(10)
Minimum U/W NCF Debt Service Coverage Ratio(7)(10)	1.24x
Maximum U/W NCF Debt Service Coverage Ratio(7)(10)	3.85x
Weighted Average U/W NCF Debt Service Coverage Ratio(7)(10)	1.77x
Range of U/W NOI Debt Yields(7)(9)
Minimum U/W NOI Debt Yield(7)(9)	8.2%
Maximum U/W NOI Debt Yield(7)(9)	44.1%
Weighted Average U/W NOI Debt Yield(7)(9)	11.5%

(1)	Does not include interest-only mortgage loans or partial interest-only mortgage loans.

(2)
Includes 40 mortgage loans, collectively representing approximately 55.1% of the outstanding pool balance as of the cut-off date, which pay interest-only for a portion of their term. The interest-only period for such mortgage loans range from 11 months to 59 months following the cut-off date.

(3)	Includes 4 mortgage loans, collectively representing approximately 13.1% of the outstanding pool balance as of the cut-off date, which pays interest-only through their respective maturity date.

(4)
Includes 1 mortgage loan, representing approximately 2.4% of the outstanding pool balance as of the cut-off date, which is substantially fully amortizing. On the last payment date, the mortgage loan documents require a payment of $458,941 (rather than the monthly debt service payment of $199,315).

(5)	Calculated with respect to an anticipated repayment date for 1 mortgage loan, representing approximately 1.1% of the outstanding pool balance as of the cut-off date.

(6)	Excludes 4 mortgage loans, collectively representing approximately 13.1% of the outstanding pool balance as of the cut-off date, each of which pays interest-only until its respective maturity date.

(7)
In the case of the Myrtle Beach Marriott Resort & Spa mortgage loan, representing approximately 2.4% of the outstanding pool balance as of the cut-off date, which has two pari passu companion loans that are not included in the issuing entity, the debt service coverage ratios, loan-to-value ratios and debt yields have been calculated based on the Myrtle Beach Marriott Resort & Spa mortgage loan included in the issuing entity and the related pari passu companion loans not included in the issuing entity.

(8)
In the case of the 2 mortgage loans, representing 4.2% of the outstanding pool balance as of the cut-off date, the cut-off date loan-to-value ratio has in certain cases been calculated based on the “as complete” or “as portfolio” value. For further description, see the definition of “Appraised Value” in “Description of the Mortgage Pool—Additional Mortgage Loan Information” in this free writing prospectus.

(9)
In the case of 2 mortgage loans, representing approximately 4.6% of the outstanding pool balance as of the cut-off date, the cut-off date loan-to-value ratio and U/W NOI debt yield have been calculated net of any related earnouts with respect to such mortgage loan.

(10)
Annual debt service, monthly debt service and the debt service coverage ratios are calculated using the average of the principal and interest payments for the first twelve payment periods of the mortgage loan following cut-off date (but without regard to any leap year adjustments), provided that (i) in the case of a mortgage loan that provides for interest-only payments through maturity or its anticipated repayment date, as applicable, such items are calculated based on the interest payments scheduled to be due on the first due date following the cut-off date and the 11 due dates thereafter for such mortgage loan, (ii) in the case of a mortgage loan that provides for an initial interest-only period that ends prior to maturity or its anticipated repayment date, as applicable, and provides for scheduled amortization payments thereafter, such items are calculated based on the monthly payment of principal and interest payable immediately following the expiration of the interest-only period and (iii) in the case of a mortgage loan with one or more related pari passu companion loans, annual debt service is calculated inclusive of such pari passu companion loans.

B. Loan Combinations
The mortgage loan secured by the mortgaged property identified on Annex A-1 to this free writing prospectus as Myrtle Beach Marriott Resort & Spa also secures two pari passu companion loans that will not be included in the issuing entity.

The mortgaged property identified on Annex A-1 to this free writing prospectus as Myrtle Beach Marriott Resort & Spa secures (1) a mortgage loan (referred to in this free writing prospectus as the “Myrtle Beach Marriott Resort & Spa mortgage loan”) evidenced by promissory note A1-1 with an outstanding principal balance as of the cut-off date of $30,848,015, representing approximately 2.4% of the outstanding pool balance as of the cut-off date, (2) one pari passu companion loan, evidenced by promissory note A1-2, which is not included in the issuing entity, with an outstanding principal balance as of the cut-off date of $29,852,917, which is included in the COMM 2014-CCRE20 Mortgage Trust issuing entity and (3) one pari passu companion loan, evidenced by promissory note A-2, which is not included in the issuing entity, with an outstanding principal balance as of the cut-off date of $54,730,348, which is included in the COMM 2014-LC17 Mortgage Trust issuing entity. The Myrtle Beach Marriott Resort & Spa mortgage loan and the related companion loans are pari passu in right of payment and are collectively referred to in this free writing prospectus as the “Myrtle Beach Marriott Resort & Spa loan combination”, a “loan combination”, and a “serviced loan combination.” Each of notes A1-2 and A-2 of the Myrtle Beach Marriott Resort & Spa loan combination is referred to as a “companion loan” or a “serviced companion loan.” The Myrtle Beach Marriott Resort & Spa loan combination will be serviced pursuant to the pooling and servicing agreement entered into in connection with this securitization and the related intercreditor agreement. For additional information regarding the Myrtle Beach Marriott Resort & Spa loan combination, see “Description of the Mortgage Pool—Loan Combinations—The Myrtle Beach Marriott Resort & Spa Loan Combination” in this free writing prospectus.

C. ARD Loans
The mortgage loan secured by the mortgaged property identified on Annex A-1 to this free writing prospectus as Clovis Crossing Phase II, representing approximately 1.1% of the outstanding pool balance as of the cut-off date, is an “ARD” loan and generally provides that if, after a certain date referred to herein as an “anticipated repayment date” or “ARD”, the related borrower has not prepaid such mortgage loan in full, then (i) the non-default rate at which interest accrues will increase, (ii) payment of the additional interest that accrues as a result of such increase in interest rate, together with compound interest thereon (to the extent permitted by applicable law), will be deferred until the principal balance of the subject mortgage loan is paid in full, and (iii) from and after the related ARD, all excess cash flow generated by the related mortgaged property each month that remains after the payment of scheduled debt service and escrows and property expenses will be applied to pay down principal of the subject mortgage loan. Failure to pay the principal amount of such mortgage loan on its anticipated repayment date will not constitute an event of default.

D. Security for the Mortgage Loans	All of the mortgage loans included in the issuing entity will be secured on the closing date by first liens on mortgaged properties.

E. Non-recourse	All of the mortgage loans are or should be considered non-recourse obligations. No mortgage loan will be insured or guaranteed by any governmental entity or private insurer, or by any other person.

F. Fee Simple/Leasehold Estate
Each mortgage loan is secured by, among other things, a first mortgage lien on (i) the fee simple estate in an income-producing real property, including mortgaged properties constituting the borrower’s leasehold interest or interests in the mortgaged property along with the corresponding fee interest of the lessor in such mortgaged property, (ii) a leasehold estate in a portion of the mortgaged property and a fee estate in another portion of the mortgaged property or (iii) a leasehold estate in the mortgaged property and no mortgage on the related fee estate, as set forth below:

Interest of Borrower Encumbered	Number of Mortgaged Properties	Aggregate Cut-off Date Balance(1)	% of Initial Outstanding Pool Balance(1)
Fee Simple(2)	262	$1,209,382,882	94.8%
Fee Simple/Leasehold	4	$58,690,915	4.6%
Leasehold	1	$7,500,000	0.6%
Total	267	$1,275,573,797	100.0%

(1)
Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for any mortgaged property that relates to a mortgage loan secured by more than one mortgaged property is based on allocated loan amounts (which amounts, if not specified in the related mortgage loan documents, are based on the appraised values and/or square footage of each mortgaged property and/or each mortgaged property’s underwritten net cash flow).

	(2)	May include mortgaged properties constituting the borrower’s leasehold interest in the mortgaged property along with the corresponding fee interest of the lessor in such mortgaged property.

G. Property Purpose
The number of mortgaged properties, and the aggregate cut-off date balance and approximate percentage of the initial outstanding pool balance of the mortgage loans secured thereby, for each indicated purpose are:

Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance(1)	% of Initial Outstanding Pool Balance(1)
Retail	146	$390,287,374	30.6%
Anchored(2)	137	$348,148,515	27.3%
Unanchored	9	$42,138,858	3.3%
Hospitality	17	$245,198,874	19.2%
Full Service	6	$160,537,395	12.6%
Limited Service	8	$48,211,479	3.8%
Extended Stay	3	$36,450,000	2.9%
Multifamily	18	$226,552,563	17.8%
Garden	13	$131,821,437	10.3%
Student Housing	3	$82,150,000	6.4%
Mid Rise	2	$12,581,126	1.0%
Office	12	$187,239,821	14.7%
CBD	5	$115,008,334	9.0%
Suburban	5	$55,583,491	4.4%
Medical	2	$16,647,997	1.3%
Self Storage	37	$85,092,804	6.7%
Industrial	7	$56,744,163	4.4%
Manufactured Housing Community	23	$48,113,007	3.8%
Mixed Use	5	$27,822,732	2.2%
Other(3)	2	$8,522,458	0.7%
Total	267	$1,275,573,797	100.0%

(1)
Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for any mortgaged property that relates to a mortgage loan secured by more than one mortgaged property is based on allocated loan amounts (which amounts, if not specified in the related mortgage loan documents, are based on the appraised value and/or square footage of each mortgaged property and/or each mortgaged property’s underwritten net cash flow).

(2)	Includes shadow anchored, anchored and single tenant properties.

(3)	Consists of 2 parking properties.

H. Property Locations
The mortgaged properties are located in 37 separate states. The table below shows the number of mortgaged properties, the aggregate principal balance of the related mortgage loans, and the percentage of initial outstanding pool balance secured by mortgaged properties that are located in the top jurisdictions that have concentrations of mortgaged properties of 5.0% or more (based on allocated loan amount as a percentage of the initial outstanding pool balance) as of the cut-off date:

State/Location	Number of Mortgaged Properties	Aggregate Cut-off Date Balance(1)	% of Initial Outstanding Pool Balance(1)
California	15	$182,619,854	14.3%
New York	13	$159,763,441	12.5%
Texas	18	$98,267,001	7.7%
Arizona	65	$98,233,699	7.7%
Florida	50	$88,289,155	6.9%
Michigan	6	$68,003,772	5.3%
Illinois	10	$64,054,026	5.0%

(1)
Because this table presents information relating to the mortgaged properties and not the mortgage loans, the information for any mortgaged property that relates to a mortgage loan secured by more than one mortgaged property is based on allocated loan amounts (which amounts, if not specified in the related mortgage loan documents, are based on the appraised value and/or square footage of each mortgaged property and/or each mortgaged property’s underwritten net cash flow).

See “Description of the Mortgage Pool—Additional Mortgage Loan Information” in this free writing prospectus.

I. Due Dates
Subject in some cases to a next business day convention, all of the mortgage loans have due dates upon which interest and/or principal payments are due under the related note that occur as described in the following table with the indicated grace period.

Due Date	Default Grace Period Days	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance
6	0	71	$1,104,024,621	86.6%
1	0	6	$80,260,708	6.3%
1	5	11	$77,922,903	6.1%
5	0	1	$13,365,565	1.0%

As used in this free writing prospectus, “grace period” is the number of days before a payment default is an event of default under each mortgage loan. A grace period does not apply to a maturity date or anticipated repayment date payment. The information in the table above is based on the related loan documents. Certain jurisdictions may impose a statutorily longer grace period. See Annex A-1 to this free writing prospectus for information on the number of days before a payment default is an event of default under each mortgage loan.

J. Amortization Types	The mortgage loans have the amortization characteristics set forth in the following table:

	Type of Amortization	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance
	Interest Only, then Amortizing(1)	40	$703,457,000	55.1%
	Amortizing Balloon(2)	43	$360,857,870	28.3%
	Interest Only	4	$166,650,000	13.1%
	Fully Amortizing(3)	1	$30,768,657	2.4%
	Amortizing ARD	1	$13,840,270	1.1%
	Total	89	$1,275,573,797	100.0%

	(1)
Includes 40 mortgage loans that pay interest-only for the first 11 to 59 scheduled payments after the cut-off date and thereafter provide for regularly scheduled payments of interest and principal based on an amortization period longer than the remaining term of such mortgage loan to maturity.  Each such mortgage loan therefore has an expected balloon balance at the maturity date.

	(2)		Does not include mortgage loans that are interest-only through the related maturity date or partial interest-only mortgage loans.

	(3)
Includes 1 mortgage loan that is substantially fully amortizing.  One the last payment date, the mortgage loan documents require a payment of $458,941 (rather than the monthly debt service payment of $199,315).

K. Modified and Refinanced Loans	As of the cut-off date, none of the mortgage loans were modified due to a delinquency or impending delinquency.

Each of the following mortgage loans refinanced a prior loan that was in maturity default (or, as specified below, refinanced a prior loan that had refinanced a prior loan that was in maturity default) at the time of refinancing and/or was refinanced in connection with a discounted payoff, foreclosure or deed-in-lieu of foreclosure or bankruptcy sale:

	●
The mortgage loan secured by the mortgaged property identified on Annex A-1 to this free writing prospectus as Larkridge Shopping Center, representing approximately 2.4% of the outstanding pool balance as of the cut-off date, refinanced a portion of a previous loan financing the mortgaged property and certain other assets held by affiliates of the borrower, which was held by the Teachers Insurance and Annuity Association of America, that was subject to a $2.4 million discounted payoff.

	●
The mortgage loan secured by the mortgaged properties identified on Annex A-1 to this free writing prospectus as Landmark Industrial Portfolio, representing approximately 1.5% of the outstanding pool balance as of the cut-off date, refinanced a previous loan held by First Midwest Bank, which loan was in forbearance and was subject to a discounted payoff.

	●
The mortgage loan secured by the mortgaged property identified on Annex A-1 to this free writing prospectus as 366 Knickerbocker Avenue, representing approximately 0.2% of the outstanding pool balance as of the cut-off date, refinanced a $1,750,000 loan secured by the mortgaged property that was, on the prior loan maturity date, the subject of a litigation between the two individuals that each had an equity interest in the borrower.  After the prior loan maturity date, the mortgage loan proceeds were used to pay off the prior loan in full (including default interest) and to buy out the other partner’s ownership interest in the borrower.

	●
The mortgaged property identified on Annex A-1 to this free writing prospectus as The Meadows, which secures a mortgage loan representing approximately 0.1% of the outstanding pool balance as of the cut-off date, previously secured a loan that went into maturity default in October 2014. The proceeds of the mortgage loan refinanced the prior defaulted loan without any debt forgiveness.

L. Properties Underwritten
Based on Projections of
Future Income
With respect to four (4) mortgaged properties, representing approximately 4.7% of the outstanding pool balance as of the cut-off date (by allocated loan amount), such mortgaged properties (i) were constructed or the subject of a major renovation that was completed within 12 calendar months prior to the cut-off date and therefore the related mortgaged property has no prior operating history, (ii) have a borrower or an affiliate under the related mortgage loan that acquired the related mortgaged property within 12 calendar months prior to the cut-off date and such borrower or affiliate was unable to provide the related mortgage loan seller with historical financial information for such acquired mortgaged property or (iii) are single tenant properties subject to triple-net leases with the related tenant where the related borrower did not provide the related mortgage loan seller with historical financial information for the related mortgaged property.

M. Voluntary Prepayment
Provisions; Defeasance Loans	The mortgage loans have the following prepayment and/or defeasance characteristics following the related initial lockout period, as described below:

	Defeasance and Prepayment

		Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance
	Lockout/Defeasance(1)(3)	80	$ 1,138,423,581	89.2%
	Lockout/Yield Maintenance(2)(3)	9	$ 137,150,215	10.8%
	Total	89	$ 1,275,573,797	100.0%

	(1)	All of the mortgage loans that permit defeasance prohibit defeasance until at least the second anniversary of the closing date.

	(2)	All mortgage loans classified as “Lockout/Yield Maintenance” prohibit voluntary prepayment until at least 23 months following the cut-off date.

	(3)
Certain of the mortgage loans may permit a voluntary partial prepayment in connection with a partial release or substitution of a mortgaged property or portion thereof prior to the end of the related lockout period for such mortgage loan (including, in certain cases, a defeasance loan that permits a partial release with yield maintenance).  See “Description of the Mortgage Pool─Certain Terms and Conditions of the Mortgage Loans─Property Releases” in this free writing prospectus.

All of the mortgage loans that permit voluntary prepayment or defeasance require that the prepayment or defeasance be made on the due date or, if on a different date, that any prepayment or defeasance be accompanied by the interest that would be due on the next due date.

	Lock-Out Period for Yield Maintenance Loans

Each of the yield maintenance loans listed in the table below permits prepayment with a yield maintenance charge (which amount is, in all cases, at least 1% of the prepaid amount), in certain circumstances, following a lock-out period as indicated in the following table:

	Mortgage Loan	Cut-off Date Principal Balance	% of Initial Outstanding Pool Balance	Lock-Out Period (months from Cut- off Date)
	Highland Oaks Portfolio	$34,590,000	2.7%	24
	Element – Austin	$22,320,138	1.7%	23
	Landmark Industrial Portfolio	$18,675,000	1.5%	23
	StorQuest Texas Portfolio	$17,500,000	1.4%	23
	Clovis Crossing Phase II	$13,840,270	1.1%	23
	West Lancaster Plaza	$10,500,000	0.8%	23
	Gulf Freeway Office	$7,800,000	0.6%	24
	Tutor Time Phoenix	$6,184,807	0.5%	24
	Greenbriar Plaza	$5,740,000	0.4%	24

The mortgage loans that are subject to yield maintenance provisions generally permit voluntary prepayment without the payment of any penalty on the last 3 to 5 scheduled payment dates (through and including their respective maturity date or anticipated repayment date).

N. Certain Variances from
Underwriting Standards
The mortgage loans that UBS Real Estate Securities Inc. will be selling to the depositor were originated in accordance with UBS Real Estate Securities Inc.’s underwriting standards, as set forth under “The Sponsors, Mortgage Loan Sellers and Originators—UBS Real Estate Securities Inc.—UBS’ Underwriting Standards” in this free writing prospectus.

The mortgage loans that German American Capital Corporation will be selling to the depositor were originated in accordance with German American Capital Corporation’s underwriting standards, as set forth under “The Sponsors, Mortgage Loan Sellers and Originators—German American Capital Corporation—GACC’s Underwriting Standards” in this free writing prospectus, except as described under “—GACC’s Underwriting Standards—Exceptions” in this free writing prospectus.

	The mortgage loans that Jefferies LoanCore LLC will be selling to the depositor were originated in accordance with Jefferies LoanCore LLC underwriting standards, as set forth under “The Sponsors, Mortgage Loan Sellers and Originators—Jefferies LoanCore LLC—Jefferies’ Underwriting Standards” in this free writing prospectus.

The mortgage loans that Cantor Commercial Real Estate Lending, L.P. will be selling to the depositor were originated in accordance with Cantor Commercial Real Estate Lending, L.P.’s underwriting standards, as set forth under “The Sponsors, Mortgage Loan Sellers and Originators—Cantor Commercial Real Estate Lending, L.P.—CCRE Lending’s Underwriting Standards” in this free writing prospectus.

The mortgage loans that KeyBank National Association will be selling to the depositor were originated in accordance with KeyBank National Association’s underwriting standards, as set forth under “The Sponsors, Mortgage Loan Sellers and Originators—KeyBank National Association—KeyBank’s Underwriting Guidelines and Process” in this free writing prospectus.

The mortgage loans that Pillar Funding LLC will be selling to the depositor were originated in accordance with Pillar Funding LLC’s underwriting standards, as set forth under “The Sponsors, Mortgage Loan Sellers and Originators—Pillar Funding LLC—Pillar’s Underwriting Guidelines and Procedures” in this free writing prospectus.

O. Mortgage Loans with
Related Borrowers
Six (6) groups of mortgage loans have related borrowers that are affiliated with one another through partial or complete direct or indirect common ownership, with the three largest groups representing approximately 3.5%, 2.2% and 1.2%, respectively, of the outstanding pool balance as of the cut-off date. The foregoing is in addition to any particular mortgage loan that has multiple affiliated borrowers.

P. Significant Mortgage Loans	The following table sets forth information regarding the 10 largest mortgage loans, which represent, in the aggregate, approximately 37.4% of the initial outstanding pool balance.

Ten Largest Mortgage Loans

Mortgage Loan	Cut-off Date Balance	% of Initial Outstanding Pool Balance	Mortgage Rate	Remaining Term	U/W NCF DSCR		Cut-off Date LTV	LTV Ratio at Maturity	Cut-off Date U/W NOI Debt Yield
Tops & Kroger Portfolio	$103,950,000	8.1%	4.0299%	120	2.67	x	64.4%	64.4%	12.3%
W Scottsdale	$59,000,000	4.6%	4.2070%	117	1.87	x	67.0%	58.3%	12.7%
Churchill Portfolio	$55,500,000	4.4%	5.1500%	117	1.48	x	65.7%	55.2%	11.2%
Circle K Portfolio(1)	$47,000,000	3.7%	4.1875%	118	3.85	x	36.4%	36.4%	17.4%
University Village	$39,850,000	3.1%	4.5685%	119	1.32	x	65.9%	58.2%	9.3%
811 Wilshire	$39,000,000	3.1%	4.0500%	119	1.55	x	57.4%	52.1%	9.9%
University Edge(2)	$36,250,000	2.8%	4.5300%	119	1.24	x	70.0%	65.3%	8.8%
Highland Oaks Portfolio	$34,590,000	2.7%	4.3600%	119	1.32	x	71.9%	65.7%	9.1%
8000 Maryland Avenue	$31,500,000	2.5%	4.2000%	119	1.41	x	75.0%	65.2%	9.6%
Myrtle Beach Marriott Resort &
Spa(3)	$30,848,015	2.4%	4.6425%	116	1.62	x	69.5%	56.8%	11.3%
Total/Wtd. Avg.	$477,488,015	37.4%	4.3568%	118	1.99	x	63.7%	58.0%	11.5%

(1)
In the case of the Circle K Portfolio mortgage loan, representing approximately 3.7% of the outstanding pool balance as of the cut-off date, the cut-off date LTV was calculated based on the portfolio appraised value of $129,200,000. Based on the aggregate appraised value of the individual properties of $120,173,711, the cut-off date LTV is 39.1%.

(2)
In the case of the University Edge mortgage loan, representing approximately 2.8% of the outstanding pool balance as of the cut-off date, the cut-off date LTV and cut-off date U/W NOI debt yield have been calculated net of any related earnouts with respect to such mortgage loan. The LTV ratio at maturity was calculated based on the “as stabilized” appraised value of $50,850,000. Based on the “as is” appraised value of $46,400,000, the cut-off date LTV is 71.5%.

(3)
In the case of the Myrtle Beach Marriott Resort & Spa mortgage loan, representing approximately 2.4% of the outstanding pool balance as of the cut-off date, which has two pari passu companion loans that will be not included in the issuing entity, the debt service coverage ratio, loan-to-value ratios and debt yield for the Myrtle Beach Marriott Resort & Spa mortgage loan have been calculated based on the Myrtle Beach Marriott Resort & Spa mortgage loan that will be included in the issuing entity and the related pari passu companion loans that will not included in the issuing entity.

For a brief summary of the top 20 mortgage loans (including the top 10 mortgage loans described above) in the pool of mortgage loans, see Annex B to this free writing prospectus.

ADDITIONAL CONSIDERATIONS

See “Description of the Offered Certificates—Appraisal Reductions” in this free writing prospectus.

Optional Termination
On any distribution date on which the remaining aggregate principal balance of the mortgage loans remaining in the issuing entity is less than 1.0% of the aggregate principal balance of all of the mortgage loans as of the cut-off date, each of (i) the holder of the majority interest of the controlling class, (ii) the special servicer or (iii) the master servicer, in that order, may exercise an option to purchase all of the mortgage loans (including all property acquired through the exercise of remedies in respect of any mortgage loan). Exercise of this option will terminate the issuing entity and retire the then outstanding certificates. If the Class A-1 through Class D certificates and the Class PEZ certificates are no longer outstanding, the issuing entity could also be terminated in connection with an exchange by a sole remaining certificateholder of all the then outstanding certificates, excluding the Class V, Class R and Class LR certificates (and, if the sole remaining certificateholder has taken only an assignment of the voting rights of the Class X-D and/or Class X-E certificates, the Class X-D and/or Class X-E certificates) for the mortgage loans and REO property remaining in the issuing entity, and the sole remaining certificateholder makes a payment to the certificate administrator and the master servicer as described under “The Pooling and Servicing Agreement—Optional Termination” in this free writing prospectus.

See “The Pooling and Servicing Agreement—Optional Termination” in this free writing prospectus and “Description of the Certificates—Termination” in the attached prospectus.

Repurchase Obligation
Each mortgage loan seller will make the representations and warranties set forth on Annex F to this free writing prospectus with respect to the mortgage loans sold by such mortgage loan seller. If a mortgage loan seller has been notified of a breach of any of its representations and warranties or a defect in the documentation of any of the mortgage loans sold by it, which breach or defect materially and adversely affects the value of the subject mortgage loan, the value of the related mortgaged property or the interests of the trustee in the subject mortgage loan or the related mortgaged property, then that mortgage loan seller or an affiliate will be required to either cure the breach or defect (as applicable), repurchase the affected mortgage loan from the issuing entity, replace the affected mortgage loan with another mortgage loan or make a cash payment in lieu of such cure, repurchase or replacement as described under “The Pooling and Servicing Agreement—Representations and Warranties; Repurchase; Substitution” in this free writing prospectus. Pillar Capital Partners I LLC will guarantee payment in connection with the performance of such obligations on the part of Pillar Funding LLC, which is an indirect subsidiary of Pillar Capital Partners I LLC. If the related mortgage loan seller or its affiliate, as applicable, decides to repurchase the affected mortgage loan, the repurchase would have the same effect on the offered certificates as a prepayment in full of the affected mortgage loan, except that the repurchase will not be accompanied by any prepayment premium or yield maintenance charge.

Sale of Defaulted Mortgage
Loans and REO Properties
Pursuant to the pooling and servicing agreement, if the special servicer determines that it would be in the best interests of the certificateholders and, in the case of a serviced loan combination, the related serviced companion loan noteholders (as a collective whole as if such parties constituted a single lender), it will be required to solicit offers for defaulted mortgage loans (including, with respect to any serviced loan combination, the related serviced companion loans) and REO properties and accept the first (and, if multiple bids are contemporaneously received, the highest) cash bid from any person that constitutes a fair price for the defaulted mortgage loan or REO property, determined as described in “The Pooling and Servicing Agreement—Sale of Defaulted Mortgage Loans and Serviced REO Properties” in this free writing prospectus, unless the special servicer determines, in its reasonable and good faith judgment, that rejection of such offer would be in the best interests of the certificateholders and, in the case of any serviced loan combination, the related serviced companion loan noteholders, as a collective whole as if such certificateholders and companion loan noteholders constituted a single lender. See “The Pooling and Servicing Agreement—Sale of Defaulted Mortgage Loans and Serviced REO Properties” in this free writing prospectus.

With respect to any defaulted mortgage loan or REO property that is part of, or relates to, a serviced loan combination, the sale of such defaulted mortgage loan and REO property will, to the extent set forth in the related intercreditor agreement, generally be subject to any consultation rights of the related serviced companion loan holder, as further described in this free writing prospectus under “Description of the Mortgage Pool—Loan Combinations.”

The holder of a mezzanine loan secured by direct or indirect equity interests in the borrower under a mortgage loan and the holder of a subordinate companion loan, if any, generally has the right to purchase the related mortgage loan under certain default scenarios as described under “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Other Financing” and “—Loan Combinations” in this free writing prospectus.

In addition, with respect to the Myrtle Beach Marriott Resort & Spa mortgage loan, if such mortgage loan becomes a defaulted mortgage loan, the special servicer will be required to sell such mortgage loan together with the related pari passu companion loans as notes evidencing one whole loan, in accordance with the provisions of the related intercreditor agreement and the pooling and servicing agreement.

Conflicts of Interest
The relationships between the parties to this transaction and the activities, including business arrangements and financial dealings, of those parties or their affiliates may give rise to certain conflicts of interest. These conflicts of interests may arise from, among other things, the following relationships and activities:

●
the ownership of any certificates, companion loans or mezzanine loans by the depositor, mortgage loan sellers, underwriters, master servicer, special servicer, trustee, certificate administrator, operating advisor or any of their affiliates;

●
the relationships, including financial dealings, of the mortgage loan sellers, underwriters, master servicer, special servicer, trustee, certificate administrator, operating advisor or any of their affiliates (or the master servicer, special servicer, trustee, certificate administrator or operating advisor with respect to the securitization of any non-serviced companion loan or any of their affiliates) with each other or with any borrower, borrower sponsor or loan guarantor;

	●	the obligation of the special servicer to take actions at the direction of any directing holder;

●
the broker-dealer activities of the underwriters and their affiliates, including taking long or short positions in the certificates or entering into credit derivative transactions with respect to the certificates;

●
the opportunity of the initial investor in the Class E, Class F, Class G, Class H and Class V certificates to request the removal or re-sizing of or other changes to the features of some or all of the mortgage loans or to adjust the amount payable to the sponsor of certain mortgage loans from the net proceeds of the certificates purchased by such investor; and

●
the activities of the underwriters, master servicer, special servicer, certificate administrator, operating advisor, mortgage loan sellers or any of their affiliates in connection with any other transaction.

See “Risk Factors—Risks Related to Conflicts of Interest” in this free writing prospectus.

Material Federal Income
Tax Consequences
Elections will be made to treat portions of the issuing entity (exclusive of the portions of the issuing entity consisting of (i) the Class A-M, Class B and Class C trust components and the related distribution account, (ii) the excess interest and the related distribution account, and (iii) the CCRE Strip) as two separate REMICs, known as the “Lower-Tier REMIC” and the “Upper-Tier REMIC” (each, a “Trust REMIC”) for federal income tax purposes. In the opinion of counsel, such portions of the issuing entity will qualify for this treatment pursuant to their elections.

The Lower-Tier REMIC will issue regular interests, all of which will be held by the Upper-Tier REMIC, and a residual interest. The Upper-Tier REMIC will issue regular interests and a residual interest.

Certain Upper-Tier REMIC regular interests, specifically, the Class A-M, Class B and Class C trust components, together with certain other assets will be held as a portion of the issuing entity separate and apart from the two REMICs. In the opinion of counsel, the portions of the issuing entity consisting of (i) the Class A-M, Class B and Class C trust components and the related distribution account, beneficial ownership of which is represented by the Class A-M, Class B, Class PEZ and Class C certificates and (ii) excess interest and related amounts in the Class V distribution account, beneficial ownership of which is represented by the Class V certificates, will be treated as a grantor trust for federal income tax purposes, as further described under “Material Federal Income Tax Consequences” in this free writing prospectus.

Federal income tax consequences of an investment in the certificates offered in this free writing prospectus include:

●
Each class of offered certificates (other than the Class A-M, Class B, Class PEZ and Class C certificates) and the Class A-M, Class B and Class C trust components will constitute a class of “regular interest” in the Upper-Tier REMIC.

● The offered certificates will be treated as newly originated debt instruments for federal income tax purposes.

●
It is anticipated that the Class [___], Class [__] and Class [___] certificates and Class [___] trust component will be issued with original issue discount for federal income tax purposes and that the Class [___] certificates and Class [___] trust component will be issued at a premium for federal income tax purposes.

See “Material Federal Income Tax Consequences” in this free writing prospectus.

ERISA Considerations
A fiduciary of an employee benefit plan should review with its legal advisors whether the purchase or holding of the certificates offered by this free writing prospectus could give rise to a transaction that is prohibited or is not otherwise permitted under either the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986 or whether there exists any statutory, regulatory or administrative exemption applicable thereto. The U.S. Department of Labor has granted substantially identical administrative exemptions to Deutsche Bank Securities Inc., Department Final Authorization Number 97-03E, to UBS Securities LLC, Department Final Authorization Number 91-22, and to Cantor Fitzgerald & Co., Department Final Authorization Number 2011-05E, each as amended by Prohibited Transaction Exemption 2013-08, which generally exempt from the application of certain of the prohibited transaction provisions of Section 406 of the Employee Retirement Income Security Act of 1974, as amended, and the excise taxes imposed on such prohibited transactions by Sections 4975(a) and (b) of the Internal Revenue Code of 1986, transactions relating to the purchase, sale and holding of pass-through certificates sold by the underwriters and the servicing and operation of the related asset pool, provided that certain conditions are satisfied.

The depositor expects that the exemptions granted to Deutsche Bank Securities Inc., UBS Securities LLC and Cantor Fitzgerald & Co. will generally apply to the certificates offered in this free writing prospectus; provided that certain conditions are satisfied. See “ERISA Considerations” in this free writing prospectus and “Certain ERISA Considerations” in the attached prospectus.

Ratings	It is a condition to the issuance of the offered certificates that each class of the offered certificates receive the ratings set forth next to such certificate on the cover of this free writing prospectus from Moody’s Investors Service, Inc., Fitch Ratings, Inc., Kroll Bond Rating Agency, Inc. and Morningstar Credit Ratings, LLC, as applicable.

See “Ratings” in this free writing prospectus and “Rating” in the attached prospectus for a discussion of the basis upon which ratings are given, the limitations of and restrictions on the ratings, and the conclusions that should not be drawn from a rating. Each of the rating agencies engaged by the depositor to rate the offered certificates has agreed to perform ratings surveillance with respect to its ratings for so long as the certificates remain outstanding. It is expected that fees for such ratings surveillance will be paid by the depositor. Although it is expected that the depositor will pay fees for ongoing rating surveillance by the rating agencies, the depositor has no obligation or ability to ensure that any rating agency performs rating surveillance. In addition, a rating agency may cease ratings surveillance if the information furnished to that rating agency is insufficient to allow it to perform surveillance.

A rating is not a recommendation to purchase, hold or sell the related certificates. Any rating agency that rates the certificates may, in its discretion, lower or withdraw its rating at any time as to any class of certificates. None of the relevant parties (including, without limitation, the issuing entity, the depositor, the sponsors, the servicers, the certificate administrator, the trustee, the operating advisor and their affiliates) will be required to monitor any changes to any ratings on the certificates.

Nationally recognized statistical rating organizations that the depositor has not engaged to rate the offered certificates may nevertheless issue unsolicited credit ratings on one or more classes of certificates, relying on information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from any ratings assigned by a rating agency engaged by the depositor. The issuance of unsolicited ratings of a class of the offered certificates that are lower than the ratings assigned by the rating agencies engaged by the depositor may adversely impact the liquidity, market value and regulatory characteristics of that class.

As part of the process of obtaining ratings for the offered certificates, the depositor had initial discussions with and submitted certain materials to Moody’s Investors Service, Inc., Fitch Ratings, Inc., Kroll Bond Rating Agency, Inc. and Morningstar Credit Ratings, LLC and certain other nationally recognized statistical rating organizations. Based on preliminary feedback from those nationally recognized statistical rating organizations at that time, the depositor selected Moody’s Investors Service, Inc., Fitch Ratings, Inc., Kroll Bond Rating Agency, Inc. and Morningstar Credit Ratings, LLC to rate the offered certificates and did not select the other nationally recognized statistical rating organizations due, in part, to those nationally recognized statistical rating organizations’ initial subordination levels for the various classes of offered and non-offered certificates. Had the depositor selected such other nationally recognized statistical rating organizations to rate the offered certificates, we cannot assure you as to the ratings that such other nationally recognized statistical rating organizations would ultimately have assigned to the offered certificates. Although unsolicited ratings may be issued by any nationally recognized statistical rating organization, a nationally recognized statistical rating organization might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor.

Neither the depositor nor any other person or entity will have any duty to notify you if any nationally recognized statistical rating organization issues, or delivers notice of its intention to issue, unsolicited ratings on one or more classes of offered certificates after the date of this free writing prospectus. In no event will no downgrade confirmations from any nationally recognized statistical rating organization (other than the rating agencies engaged by the depositor or except in so far as the matter involves a mortgage loan with a split loan structure and such other rating organization is hired to rate securities backed by the related companion loan) be a condition to any action, or the exercise of any right, power or privilege by any person or entity under the pooling and servicing agreement.

Furthermore, the Securities and Exchange Commission may determine that any or all of Moody’s Investors Service, Inc., Fitch Ratings, Inc., Kroll Bond Rating Agency, Inc. and Morningstar Credit Ratings, LLC no longer qualifies as a nationally recognized statistical rating organization, or is no longer qualified to rate the offered certificates, and that determination may have an adverse effect on the liquidity, market value and regulatory characteristics of the offered certificates. See “Risk Factors—Risks Related to the Offered Certificates—Ratings of the Offered Certificates” and “Ratings” in this free writing prospectus and “Rating” in the attached prospectus for more information.

Legal Investment
No class of the offered certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended. If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, then you may be subject to restrictions on investment in the offered certificates. You should consult your own legal advisors for assistance in determining the suitability and consequences of the purchase, ownership, and sale of the offered certificates.

The issuing entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended (the “Investment Company Act”), contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the issuing entity. The issuing entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in this free writing prospectus).

See “Legal Investment” in this free writing prospectus and the attached prospectus.

Denominations; Clearance
and Settlement
The certificates offered in this free writing prospectus will be issuable in registered form, in minimum denominations (other than with respect to the Class PEZ certificates) of certificate balance of (i) $10,000 with respect to the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4, Class A-5, Class A-M, Class B and Class C certificates and (ii) $100,000 with respect to the Class X-A certificates. The Class PEZ certificates do not have a minimum denomination. However, in connection with an exchange of Class A-M, Class B and Class C certificates for the Class PEZ certificates and vice versa, each of the Class A-M, Class B and Class C certificates exchanged (in the case of the Class A-M, Class B or Class C certificates, whether surrendered or received in such exchange) will be required to be in denominations no smaller than the minimum denominations described above.

Investments in excess of the minimum denominations may be made in multiples of $1.

You may hold your certificates through (i) The Depository Trust Company (“DTC”) (in the United States) or (ii) Clearstream Banking Luxembourg, a division of Clearstream International, société anonyme (“Clearstream”) or The Euroclear System (“Euroclear”) (in Europe). Transfers within DTC, Clearstream or Euroclear will be in accordance with the usual rules and operating procedures of the relevant system. See “Description of the Offered Certificates—Delivery, Form and Denomination,” “—Book-Entry Registration” and “—Definitive Certificates” in this free writing prospectus and “Description of the Certificates—Book-Entry Registration and Definitive Certificates” in the attached prospectus.

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RISK FACTORS

You should carefully consider the following risks and those risks described in “Risk Factors” in the prospectus before making an investment decision.  In particular, the timing and amount of distributions on your certificates will depend on payments received on and other recoveries with respect to the mortgage loans.  Therefore, you should carefully consider the risk factors relating to the mortgage loans and the mortgaged properties.

If any of the following events or circumstances identified as risks actually occur or materialize, your investment could be materially and adversely affected.  We note that additional risks and uncertainties not presently known to us may also impair your investment.

This free writing prospectus also contains forward-looking statements that involve risks and uncertainties.  Actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks described below and elsewhere in this free writing prospectus.

General Risks

The Offered Certificates May Not Be a Suitable Investment for You

The offered certificates are not suitable investments for all investors.  In particular, you should not purchase any class of certificates unless you understand and are able to bear the prepayment, credit, liquidity and market risks associated with that class of certificates.  For those reasons and for the reasons set forth in these “Risk Factors,” the yield to maturity and the aggregate amount and timing of distributions on the offered certificates are subject to material variability from period to period and over the life of the offered certificates.  The interaction of the foregoing factors and their effects are impossible to predict and are likely to change from time to time.  As a result, an investment in the offered certificates involves substantial risks and uncertainties and should be considered only by sophisticated investors with substantial investment experience with similar types of securities.

Risks Related to Market Conditions

The Credit Crisis and Downturn in the Real Estate Market Have Adversely Affected the Value of Commercial Mortgage-Backed Securities

Over the past several years, events in the real estate and securitization markets, as well as the debt markets generally, caused significant dislocations, illiquidity and volatility in the market for commercial mortgage-backed securities, as well as in the wider global financial markets.  Declining real estate values, coupled with diminished availability of financing for commercial real estate resulted in increased delinquencies and defaults on commercial mortgage loans.  In addition, the downturn in the general economy affected the financial strength of many commercial real estate tenants and resulted in increased rent delinquencies and increased vacancies, particularly in the retail sector.  Any further economic downturn may lead to increased vacancies, decreased rents or other declines in income from, or the value of, commercial real estate, which would likely have an adverse effect on the value and/or liquidity of commercial mortgage-backed securities that are backed by loans secured by such commercial real estate.  We cannot assure you that the dislocation in the commercial mortgage-backed securities market will not continue to occur or become more severe.  Even if the commercial mortgage-backed securities market does recover, the mortgaged properties and therefore, the offered certificates, may decline in value.  Any further economic downturn may adversely affect the financial resources of the borrowers under the mortgage loans and may result in the inability of the borrowers to make principal and interest payments on, or refinance, the outstanding debt when due or to sell the mortgaged properties for an aggregate amount sufficient to pay off the outstanding debt when due.  In the event of default by the borrowers under the mortgage loans, the issuing entity may suffer a partial or total loss allocable to the offered certificates.  Any delinquency or loss on the mortgage loans may have an adverse effect on the distributions of principal and interest received by holders of the offered certificates.

Even if commercial mortgage-backed securities are performing as anticipated, the value of such commercial mortgage-backed securities in the secondary market may nevertheless decline as a result of a deterioration in general market conditions for other asset-backed securities or structured finance products.  Trading activity associated with commercial mortgage-backed securities indices may also drive spreads on those indices wider than spreads on commercial mortgage-backed securities, thereby resulting in a decrease in value of such commercial mortgage-backed securities.

The Volatile Economy and Credit Crisis May Increase Loan Defaults and Affect the Value and Liquidity of Your Investment

The global economy recently experienced a significant recession, as well as a severe, ongoing disruption in the credit markets, including the general absence of investor demand for and purchases of commercial mortgage-backed securities and other asset-backed securities and structured financial products.  The economic recovery in the United States has been weak and may be unsustainable, and it is possible that another, possibly more severe, recession may ensue.  The global recession and financial crisis have resulted in increased vacancies, decreased rents and/or other declines in income from, or the value of, commercial real estate.

Additionally, decreases in the value of commercial properties and the tightening by commercial real estate lenders of underwriting standards have prevented many commercial mortgage borrowers from refinancing their mortgages.  A substantial amount of U.S. mortgage loans, with balloon payment obligations in excess of their respective current property values, are maturing over the coming three years.  These circumstances have increased delinquency and default rates of securitized commercial mortgage loans, and may lead to widespread commercial mortgage defaults.  In addition, the declines in commercial real estate values have resulted in reduced borrower equity, hindering such borrower’s ability to refinance in an environment of increasingly more restrictive lending standards and giving them less incentive to cure delinquencies and avoid foreclosure.  Higher loan-to-value ratios are likely to result in lower recoveries on foreclosure, and an increase in loss severities above those that would have been realized had commercial property values remained the same or continued to increase.  Defaults, delinquencies and losses have further decreased property values, thereby resulting in additional defaults by commercial mortgage borrowers, further credit constraints, further declines in property values and further adverse effects on the perception of the value of commercial mortgage-backed securities.  Even if the real estate market does recover, the mortgaged property and, consequently, the certificates, may decline in value.  Any further economic downturn may adversely affect the financial resources of the borrower and may result in the inability of the borrower to make interest payments on the mortgage loan and repayment at maturity.  In the event of default by a borrower under the mortgage loan, the certificateholders would likely suffer a loss on their investment.

Furthermore, the global financial markets have recently experienced increased volatility due to uncertainty surrounding the level and sustainability of the sovereign debt of various countries.  Much of this uncertainty has related to certain countries that participate in the European Monetary Union and whose sovereign debt is generally denominated in Euros, the common currency shared by members of that union.  In addition, some economists, observers and market participants have expressed concerns regarding the sustainability of the monetary union and the common currency in their current form.  Concerns regarding sovereign debt may spread to other countries at any time.  In particular, the pace of progress, or the lack of progress, of federal deficit reduction talks in the United States may cause continued volatility.  In addition, certain countries in the Middle East are experiencing social unrest.  It is uncertain what effects these events will have in such countries or the Middle East, or what effects such events might have on the United States, world financial markets, particular business segments, world commodity prices or otherwise.  Furthermore, many state and local governments in the United States are experiencing, and are expected to continue to experience, severe budgetary strain.  One or more states could default on their debt, or one or more significant local governments could default on their debt or seek relief from their debt under the federal bankruptcy code or by agreement with their creditors.  Any or all of the circumstances described above may lead to further volatility in or disruption of the United States or global credit markets at any time.

Moreover, other types of events, domestic or international, may affect general economic conditions and financial markets, such as wars, revolts, insurrections, armed conflicts, energy supply or price disruptions, terrorism, political crisis, natural disasters and man-made disasters.  We cannot predict such matters or their effect on the performance of the mortgage loans or the value or performance of your certificates.

General Conditions in the Commercial Real Estate Mortgage Markets May Adversely Affect the Performance of the Offered Certificates

Investors should consider that general conditions in the commercial real estate and mortgage markets may adversely affect the performance of the mortgage loans held by the issuing entity and accordingly the performance of the offered certificates.  In addition, in connection with all the circumstances described above, you should be aware in particular that:

●
such circumstances may result in substantial delinquencies and defaults on the mortgage loans and adversely affect the amount of liquidation proceeds the issuing entity would realize in the event of foreclosures and liquidations;

●	defaults on the mortgage loans may occur in large concentrations over a period of time, which might result in rapid declines in the value of your certificates;

●
notwithstanding that the mortgage loans were recently underwritten and originated, the values of the mortgaged properties may decline following the issuance of the offered certificates and such declines may be substantial and occur in a relatively short period following the issuance of the offered certificates; and such declines may or may not occur for reasons largely unrelated to the circumstances of the particular property;

●
if you determine to sell your offered certificates, you may be unable to do so or you may be able to do so only at a substantial discount from the price you paid; this may be the case for reasons unrelated to the then current performance of the offered certificates or the mortgage loans; and this may be the case within a relatively short period following the issuance of the offered certificates;

●
if the mortgage loans default, then the yield to maturity on your investment may be substantially reduced notwithstanding that liquidation proceeds may be sufficient to result in the repayment of the principal of and accrued interest on your certificates; an earlier-than-anticipated repayment of principal (even in the absence of losses) in the event of a default in advance of the maturity date would tend to shorten the weighted average period during which you earn interest on your investment; and a later-than anticipated repayment of principal (even in the absence of losses) in the event of a default upon the maturity date would tend to delay your receipt of principal and the interest on your investment may be insufficient to compensate you for that delay;

●
even if liquidation proceeds received on defaulted mortgage loans are sufficient to cover the principal and accrued interest on those mortgage loans, the issuing entity may experience losses in the form of special servicing compensation, interest on advances and other expenses, and you may bear losses as a result, or your yield to maturity may be affected by such losses;

●
the time periods to resolve defaulted mortgage loans may be long, and those periods may be further extended because of borrower bankruptcies and related litigation; and this may be especially true in the case of loans made to borrowers that have, or whose affiliates have, substantial debts other than the mortgage loan, including related subordinate or mezzanine financing;

●
some participants in the commercial mortgage-backed securities markets have sought permission from the Internal Revenue Service to allow a purchaser of a mortgaged property acquired in respect of a mortgage loan held by a REMIC to assume the extinguished debt in connection with a purchase of that property; if such permission is granted and the special servicer pursues such a resolution strategy, then the receipt of proceeds of a foreclosure property would be delayed for an extended period; and this may occur when it would be in your best interest for the property to be sold for cash, even at a lesser price, with the proceeds distributed to certificateholders;

●
trading activity associated with indices of commercial mortgage-backed securities may also drive spreads on those indices wider than spreads on commercial mortgage-backed securities, thereby resulting in a decrease in value of such commercial mortgage-backed securities, including your certificates, and spreads on those indices may be affected by a variety of factors, and may or may not be affected for reasons involving the commercial real estate markets and may be affected for reasons that are unknown and cannot be discerned; and

●
even if you intend to hold your offered certificates, depending on your circumstances, you may be required to report declines in the value of your certificates, and/or record losses, on your financial statements or regulatory or supervisory reports, and/or repay or post additional collateral for any secured financing, hedging arrangements or other financial transactions that you have entered into that are backed by or make reference to your certificates, in each case as if your certificates were to be sold immediately.

In connection with all the circumstances described above, the risks we described elsewhere under “Risk Factors” in this free writing prospectus and the attached prospectus are heightened substantially, and you should review and carefully consider such risk factors in light of such circumstances.

Risks Related to the Mortgage Loans

Mortgage Loans Are Non-recourse and Are Not Insured or Guaranteed

Payments under the mortgage loans are not insured, and are either not, or should not be considered to be, guaranteed by any governmental agency or private insurer.

All of the mortgage loans are or should be considered to be non-recourse loans.  If a default occurs, the lender’s remedies generally are limited to foreclosing against the borrower and/or the specific mortgaged properties and other assets that have been pledged to secure the mortgage loan, subject to, in some cases, certain, generally customary, non-recourse carveouts either to the borrower or the loan sponsor.  Even if a mortgage loan is recourse to the borrower (or if a non-recourse carveout to the borrower applies), in most cases, the borrower’s assets are limited primarily to its interest in the related mortgaged property.  Payment of amounts due under the mortgage loan prior to the maturity date is consequently dependent primarily on the sufficiency of the net operating income of the property.  Even if the mortgage loan provides limited recourse to a principal or affiliate of the related borrower, there is no assurance that any recovery from such principal or affiliate will be made or that such principal’s or affiliate’s assets would be sufficient to pay any otherwise recoverable claim.

Payment of a mortgage loan at the maturity date or the anticipated repayment date is primarily dependent upon the market value of the mortgaged property and the borrower’s ability to sell or refinance the mortgaged property for an amount sufficient to repay the mortgage loan.

The Offered Certificates Are Limited Obligations and Payments Will Be Primarily Derived from the Mortgage Loans

The certificates, when issued, will represent beneficial interests in the issuing entity.  The certificates will not represent an interest in, or obligation of, the sponsors, the mortgage loan sellers, the depositor, the master servicer, the special servicer, the trustee, the certificate administrator, the operating advisor or any other person.  The primary assets of the issuing entity will be the mortgage loans, and the primary security and source of payment for the mortgage loans will be the mortgaged properties and the other collateral described in this free writing prospectus.  Payments on the certificates are expected to be derived from payments made by the borrowers on the mortgage loans.  Payment of a mortgage loan at the maturity date or the anticipated repayment date is primarily dependent upon the market value of the mortgaged property and the borrower’s ability to sell or refinance the mortgaged property for an amount sufficient to repay the mortgage loan.  We cannot assure you that the cash flow from the mortgaged properties and the proceeds of any sale or refinancing of the mortgaged properties will be sufficient to pay the principal of, and interest on, the mortgage loans or to distribute in full the amounts of interest and principal to which the holders of the certificates are entitled.  See “Description of the Offered Certificates—General” in this free writing prospectus.

Commercial Lending Is Dependent upon Net Operating Income

The mortgage loans are secured by various types of income-producing commercial properties.  Commercial mortgage loans are generally thought to expose a lender to greater risk than one to four family residential loans.  The repayment of a commercial loan is typically dependent upon the ability of the related mortgaged property to produce cash flow through the collection of rents.  Even the liquidation value of a commercial property is determined, in substantial part, by the amount of the mortgaged property’s cash flow (or its potential to generate cash flow).  However, net operating income and cash flow are often based on assumptions regarding tenant behavior and market conditions.  Net operating income and cash flow can be volatile over time and may be insufficient to cover debt service on the mortgage loan at any given time.  Lenders typically look to the debt service coverage ratio (that is, the ratio of net cash flow to debt service) of a mortgage loan secured by income-producing property as an important measure of the risk of default of that mortgage loan.

The net operating income, cash flow and property value of the mortgaged properties may be adversely affected by a large number of factors specific to such properties, such as:

●	the age, design and construction quality of the mortgaged property;

●	perceptions regarding the safety, convenience and attractiveness of the mortgaged property;

●	the characteristics of the neighborhood where the mortgaged property is located;

●	the proximity and attractiveness of competing properties;

●	the adequacy of the mortgaged property’s management and maintenance;

●	increases in interest rates, real estate taxes and other operating expenses at the mortgaged property and in relation to competing properties;

●	an increase in the capital expenditures needed to maintain the mortgaged property or make improvements;

●	the dependence upon a single tenant, or a concentration of tenants, at the mortgaged property in a particular business or industry;

●	a decline in the financial condition of a major tenant at the mortgaged property;

●	an increase in vacancy rates for the applicable property type in the relevant geographic area; and

●	a decline in rental rates as leases are renewed or entered into with new tenants.

Four (4) mortgaged properties, representing approximately 4.7% of the outstanding pool balance as of the cut-off date (by allocated loan amount), were either (i) constructed or the subject of a major renovation that was completed within 12 calendar months prior to the cut-off date and therefore the related mortgaged property has no prior operating history, (ii) the borrower or an affiliate under the related mortgage loan acquired the related mortgaged property within 12 calendar months prior to the cut-off date and such borrower or affiliate was unable to provide the related mortgage loan seller with historical financial information for such acquired mortgaged property or (iii) are single tenant properties subject to triple-net leases with the related tenant where the related borrower did not provide the related mortgage loan seller with historical financial information for the related mortgaged property.

Other factors are more general in nature, such as:

●	national, regional or local economic conditions (including plant closings, military base closings, industry slowdowns and unemployment rates);

●	local real estate conditions (such as an oversupply of competing properties, space, multifamily housing, manufactured housing, or hotel capacity);

●	demographic factors;

●	consumer confidence;

●	consumer tastes and preferences;

●	retroactive changes in building codes;

●	changes or continued weakness in specific industry segments;

●	location of certain mortgaged properties in less densely populated or less affluent areas; and

●	the public’s perception of safety for customers and clients.

The volatility of net operating income may be influenced by many of the foregoing factors, as well as by:

●
the length of tenant leases (including that in certain cases, all or substantially all of the tenants, or one or more sole, anchor or other tenants, at a particular mortgaged property have leases that expire or permit the tenant(s) to terminate its or their lease(s) during the term of the related mortgage loan) and other lease terms, including co-tenancy provisions;

●	the creditworthiness of tenants;

●	tenant defaults;

●	in the case of rental properties, the rate at which vacant space or space under expiring leases is re-let; and

●
the mortgaged property’s “operating leverage” (i.e., the percentage of total property expenses in relation to revenue, the ratio of fixed operating expenses to those that vary with revenues, and the level of capital expenditures required to maintain the property and to retain or replace tenants).

A decline in the real estate market or in the financial condition of a major tenant will tend to have a more immediate effect on the net operating income of mortgaged properties with short-term revenue sources, such as short-term or month-to-month leases or leases with termination options, and may lead to higher rates of delinquency or defaults under the related mortgage loans.

In addition, underwritten or adjusted cash flows, by their nature, are speculative and are based upon certain assumptions and projections, including with respect to matters such as tenancy and rental income.  The failure of these assumptions or projections in whole or in part could cause the underwritten or adjusted cash flows to vary substantially from the actual cash flows of a mortgaged property.

See “Description of the Mortgage Pool—Additional Mortgage Loan Information” and “Risk Factors—Underwritten Net Cash Flow and Stabilized Values May Be Based on Flawed Assumptions” in the prospectus.

No representation is made that the underwritten net cash flow for any particular mortgaged property set forth in this free writing prospectus is predictive of future net cash flows.

Mortgage Loans Have Not Been Reunderwritten Since Origination

We have not reunderwritten the mortgage loans to determine that such mortgage loans were originated in accordance with the related originator’s underwriting guidelines.  Instead, we have relied on the representations and warranties made by the sponsors, and each sponsor’s obligation to repurchase, substitute or effect a cure or make a loss of value payment with respect to a mortgage loan if a representation or warranty was not true when made and such breach materially and adversely affects the value of the mortgage loan, the value of the related mortgaged property or the interests of the trustee in the mortgage loan or the related mortgaged property.  The representations and warranties may not cover all of the matters that one would review in underwriting a mortgage loan and you should not view them as a substitute for reunderwriting the mortgage loans.  Furthermore, these representations and warranties in some respects represent an allocation of risk rather than a confirmed description of the mortgage loans.  If we had reunderwritten the mortgage loans to determine that such mortgage loans were originated in accordance with the related originator’s underwriting guidelines, it is possible that the reunderwriting process may have revealed problems with a mortgage loan not covered by a representation or warranty or may have revealed inaccuracies in the representations and warranties.  See, however, Annex G to this free writing prospectus for exceptions identified by the respective mortgage loan sellers to the representations and warranties made by them, which representations and warranties are set forth on Annex F to this free writing prospectus.  In addition, we cannot assure you that the applicable sponsor will be able to repurchase or substitute a mortgage loan if a representation or warranty has been breached.  See “—Risks Related to the Offered Certificates—A Mortgage Loan Seller May Not Be Able to Make a Required Repurchase or Substitution of a Defective Mortgage Loan” and “The Pooling and Servicing Agreement—Representations and Warranties; Repurchase; Substitution” in this free writing prospectus.

The Prospective Performance of the Commercial, Multifamily and Manufactured Housing Community Mortgage Loans Included in the Issuing Entity Should Be Evaluated Separately from the Performance of the Mortgage Loans in Any of the Depositor’s Other Trusts

While there may be certain common factors affecting the performance and value of income-producing real properties in general, those factors do not apply equally to all income-producing real properties and, in many cases, there are unique factors that will affect the performance and/or value of a particular income-producing real property.  Moreover, the effect of a given factor on a particular real property will depend on a number of variables, including but not limited to property type, geographic location, competition, sponsorship and other characteristics of the property and the related mortgage loan.  Each income-producing real property represents a separate and distinct business venture; and, as a result, each of the multifamily and commercial mortgage loans included in one of the depositor’s trusts requires a unique underwriting analysis.  Furthermore, economic and other conditions affecting real properties, whether worldwide, national, regional or local, vary over time.  The performance of a pool of mortgage loans originated and outstanding under a given set of economic conditions may vary significantly from the performance of an otherwise comparable mortgage pool originated and outstanding under a different set of economic conditions.  Accordingly, investors should evaluate the mortgage loans underlying the offered certificates independently from the performance of mortgage loans underlying any other series of certificates.

As a result of the distinct nature of each pool of commercial mortgage loans, and the separate mortgage loans within the pool, this free writing prospectus does not include disclosure concerning the delinquency and loss experience of static pools of periodic originations by the sponsor of assets of the type to be securitized (known as “static pool data”).  Because of the highly heterogeneous nature of the assets in commercial mortgage-backed securities transactions, static pool data for prior securitized pools, even those involving the same asset types (e.g., hotels or office buildings), may be misleading, since the economics of the properties and terms of the mortgage loans may be materially different.  In particular, even if that static pool data showed a low level of delinquencies and defaults, it would not be indicative of the performance of this pool or any other pools of mortgage loans originated by the same sponsor or sponsors.  Therefore, investors should evaluate this offering on the basis of the information set forth in this free writing prospectus with respect to the mortgage loans, and not on the basis of the performance of other pools of securitized commercial mortgage loans.

Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses

Some of the mortgaged properties securing the mortgage loans included in the issuing entity (such as  an office property used substantially as a data center or a sound stage/film production studio) may not be readily convertible to alternative uses if those properties were to become unprofitable for any reason.  Converting commercial properties to alternate uses generally requires substantial capital expenditures and could result in a significant adverse effect on, or interruption of, the revenues generated by such mortgaged properties.  In addition, zoning or other restrictions also may prevent alternative uses.  The liquidation value of any such mortgaged property consequently may be substantially less than would be the case if the property were readily adaptable to other uses.  For example, restaurants are not easily convertible to alternative uses.  See “—Risks Related to Tenants—Tenant Concentration Entails Risk”.

Some of the mortgaged properties may be subject to reciprocal easement agreements that may prevent such properties from being convertible to alternative uses.  The related borrower may be unable to convert the mortgaged property to an alternative use due to certain restrictions and requirements in the reciprocal easement agreement.  For example, the mortgaged property identified on Annex A-1 to this free writing prospectus as W Scottsdale, which secures a mortgage loan representing approximately 4.6% of the outstanding pool balance as of the cut-off date, is comprised of a hotel which also contains 18 condominium units located on half of the sixth floor and 12 units on the seventh floor which are owned by a borrower affiliate. The relationship between the (i) condominium units and the hotel and (ii) borrower and borrower affiliate are governed by a recorded master declaration and such master declaration contains provisions regarding the use and operation of the mortgaged property.  The related borrower may be unable to convert the mortgaged property to an alternative use due to certain restrictions and requirements in the master declaration.

Some of the mortgaged properties may have been designated as historic or landmark buildings or are located in areas designated as historic or landmark.  For example, the mortgaged property identified on Annex A-1 to this free writing prospectus as One Woodward Building, which secures a mortgage loan representing approximately 2.0% of the outstanding pool balance as of the cut-off date, is listed on the National Register of Historic Places.

Such properties may have restrictions related to renovations, construction or other restrictions and may not be permitted to be converted to alternative uses because of such restrictions.

Some of the mortgaged properties may be part of tax-reduction programs that apply only if the mortgaged properties are used for certain purposes.  Such properties may be restricted from being converted to alternative uses because of such restrictions.  For example, the mortgaged property identified on Annex A-1 to this free writing prospectus as Homewood Suites Carle Place, which secures a mortgage loan representing approximately 2.1% of the outstanding pool balance as of the cut-off date, is subject to a payment-in-lieu of taxes program which provides that for so long as certain leases entered into in connection with the program are in effect, the related mortgaged property must be used as an extended-stay Homewood Suites Hotel, provided that under such lease agreements, the related borrower may change the franchisor with the consent of the municipal development authority which is party to the arrangement, such consent not to be unreasonably withheld.

Some of the mortgaged properties have government tenants or other tenants which may have space that was “built to suit” that particular tenant’s uses and needs.  For example, a government tenant may require enhanced security features that required additional construction or renovation costs and for which the related tenant may pay above market rent.  For example, with respect to the mortgaged property identified on Annex A-1 to this free writing prospectus as 4585 Electronics Place, which secures a mortgage loan representing approximately 0.7% of the outstanding pool balance as of the cut-off date, the building is a specialized mixed use facility serving as a film studio, sound stage studio and post-production office space for entertainment companies and as such has underground significant capital expenditures to upgrade the utilities and air handlers, adding cyclorama walls, sound proofing, structural girding and general office remodeling.  However, such enhanced features may not be necessary for a new tenant (and such new tenant may not be willing to pay the higher rent associated with such features).  While a government or other specialized office building or leased space may be “useable” as a regular office building or tenant space, the rents that may be collected in the event the tenant does not renew its lease may be significantly lower than the rent currently collected.

Limitations of Appraisals

Appraisals were obtained with respect to each of the mortgaged properties at or about the time of the origination of the applicable mortgage loan, or in connection with the transfer of mortgage loans to the issuing entity.  In the case of certain mortgage loans, a new appraisal or an update of a prior appraisal may have been obtained post-origination.  As of the closing date, all of the mortgage loans will have appraisals dated within the prior 12 months.

In general, appraisals represent the analysis and opinion of qualified appraisers, but appraisals are not guarantees of present or future value.  One appraiser may reach a different conclusion than the conclusion that would be reached if a different appraiser were appraising that property.  Moreover, the values of the mortgaged properties may have fluctuated significantly since the appraisals were performed.  Moreover, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller and, in certain cases, may have taken into consideration the purchase price paid by the borrower.  That amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale.  In certain cases, appraisals may reflect “as-stabilized”, “as-complete”, “as renovated”, “hypothetical as is”, “as portfolio” and/or “as-is” values although the appraised value reflected in this free writing prospectus with respect to the mortgaged properties generally reflect only the “as-is” value unless otherwise indicated on Annex A-1 to this free writing prospectus and the footnotes thereto.

In some cases, the related appraisal may value the property on a portfolio basis, which may result in a higher value than the aggregate value that would result from a separate individual appraisal on each mortgaged property.  We cannot assure you that the information set forth in this free writing prospectus regarding appraised values or loan-to-value ratios accurately reflects past, present or future market values of the mortgaged properties.  Any appraisal represents only the analysis of the individual appraiser preparing such report at the time of such report, and may not reveal all necessary or desirable repairs, maintenance and capital improvement items.  For example:

●
In the case of the Circle K Portfolio mortgage loan, representing approximately 3.7% of the outstanding pool balance as of the cut-off date, the loan-to-value ratio for such mortgage loan has been calculated based on the “as portfolio” appraised value of $129,200,000.  Based on the aggregate “as-is” appraised value of each individual property of $120,173,711, the loan-to-value ratio for such mortgage loan is 39.1%.

●
In the case of the Staybridge Suites Peoria mortgage loan, representing approximately 0.6% of the outstanding pool balance as of the cut-off date, the loan-to-value ratio for such mortgage loan has been calculated based on the “as complete” appraised value of $9,700,000.  Based on the “as-is” appraised value of $8,900,000, the loan-to-value ratio for such mortgage loan is 79.0%.

Property Value May Be Adversely Affected Even When Current Operating Income Is Not

Various factors may adversely affect the value of the mortgaged properties without affecting the properties’ current net operating income.  These factors include, among others:

●	changes in governmental regulations, fiscal policy, zoning or tax laws;

●	potential environmental legislation or liabilities or other legal liabilities;

●	the availability of refinancing; and

●	changes in interest rate levels.

Risks Related to Tenants

Tenant Concentration Entails Risk.  A deterioration in the financial condition of a tenant can be particularly significant if a mortgaged property is leased to a single tenant, or if a few tenants make up a significant portion of the rental income.  In the event of a default by a significant tenant, if the related lease expires prior to the mortgage loan maturity date and the related tenant fails to renew its lease or the tenant exercises an early termination right, there would likely be an interruption of rental payments under the lease and, accordingly, insufficient funds available to the borrower to pay the debt service on the mortgage loan.  This is so because:  (i) the financial effect of the absence of rental income from such tenant is typically severe; (ii) more time and leasing costs may be required to re-lease the space; (iii) substantial capital costs may be incurred to make the space appropriate for replacement tenants; and (iv) there is no assurance that the space can be re-leased on or near comparable terms.

The underwriting of single-tenant mortgage loans is based primarily upon the monthly rental payments due from the tenant under the lease at the related mortgaged property.  In addition, the underwriting for certain single-tenant mortgage loans took into account the creditworthiness of the tenants or lease guarantors under the applicable leases.  Similar analysis may impact the underwriting of mortgage loans with significant tenants.  Accordingly, such single-tenant or significant-tenant mortgage loans may have higher loan-to-value ratios and lower debt service coverage ratios than other types of mortgage loans.  However, there can be no assurance that the assumptions made when underwriting such mortgage loans will be correct, that the related tenant will re-let the premises or that such tenant will maintain its creditworthiness.  There are 114 mortgaged properties, which secure mortgage loans representing in the aggregate approximately 6.7% of the outstanding pool balance as of the cut-off date (by allocated loan amount), that are each leased to a single tenant.  With respect to 111 mortgaged properties, which secure mortgage loans representing in the aggregate approximately 5.0% of the outstanding pool balance as of the cut-off date, such single tenant leases expire before the related mortgage loan final maturity date.  Additionally, there are 15 mortgaged properties, securing mortgage loans representing in the aggregate 8.4% of the outstanding pool balance as of the cut-off date, that are each leased to a significant tenant (or a group of affiliated tenants) that lease 50% or more (but not 100%) of the net rentable area at the related mortgaged property.  See Annex A-1 to this free writing prospectus for identification of the five largest tenants at each retail, office, mixed use and industrial mortgaged property, based on net rentable area and the scheduled expiration date of each such tenant’s lease (which may occur prior to or shortly following the maturity date of the related mortgage loan).  In addition, certain single tenants, or significant tenants, may have specific termination rights under their leases that may be exercised prior to the related mortgage loan maturity date merely upon the giving of notice to the landlord, or upon the occurrence of certain circumstances, including, but not limited to, the failure to timely complete tenant buildouts, casualty and condemnation with respect to specified portions or percentages of the mortgaged property or which prevent the permitted use of the mortgaged property, failure to meet certain income or occupancy thresholds, if utilities or other essential services are not provided to the subject space, or the landlord otherwise fails to perform under the lease, for a specified period.  For example, see “—Certain Additional Risks Related to Tenants” below with respect to the mortgage loans with tenant rights to terminate its lease prior to the mortgage loan maturity date.

Certain single tenants may not occupy the entire leased space and may sublet all or a portion of the unoccupied space.  In such cases, the tenant may not be able to pay its rent if a subtenant vacates, and the single tenant may be less likely to renew its lease than a tenant that fully occupies its leased space.

There can be no assurance that if a single or significant tenant exercises an early termination option prior to or shortly following the mortgage loan maturity date that the related borrower will have adequate cash flow available to satisfy debt service payments or be in a position to refinance the mortgage loan.  See “—Risks Related to Tenants—Certain Additional Risks Related to Tenants” in this free writing prospectus.  Also, certain single tenants may be affiliated with the related borrower.  See “—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks” below.

A pool of mortgage loans also may be adversely affected if there is a concentration of a particular tenant or type of tenant among the related mortgaged properties or of tenants in a particular business or industry.  In these cases, a problem with a particular tenant could have a disproportionately large impact on the pool of mortgage loans and adversely affect distributions to certificateholders.  Similarly, an issue with respect to a particular industry could also have a disproportionately large impact on a particular loan or on the pool of mortgage loans if various tenants are concentrated in a particular industry.  For example:

●
With respect to the portfolio of mortgaged properties identified on Annex A-1 to this free writing prospectus as Circle K Portfolio, which secures a mortgage loan representing approximately 3.7% of the outstanding pool balance as of the cut-off date, the portfolio consists of 106 mortgaged properties, each of which mortgaged properties are leased to a single tenant that operates a convenience store and/or gas station.

●
With respect to the portfolio of mortgaged properties identified on Annex A-1 to this free writing prospectus as U-Haul Pool 2, which secures a mortgage loan representing approximately 2.4% of the outstanding pool balance as of the cut-off date, the portfolio consists of 18 mortgaged properties and each is operated by an affiliate of U-Haul International Inc., as a self storage property.

For additional information regarding significant tenants, see Annex A-1 to this free writing prospectus.

Such risks are particularly significant with respect to retail properties, in which case fluctuations in the financial performance of an anchor, shadow anchor or large tenant may significantly impact the financial performance of the related property.  Such fluctuations may have a particular impact on the financial performance of smaller tenants and may trigger cotenancy provisions in such tenants’ leases that reduce the amount of rent payable or permit such tenants to terminate their leases.  We note that several large retail companies have recently announced store closures in response to decreased consumer demand and increased competitive pressures.  One or more of such companies may be an anchor, shadow anchor or large tenant at, or with respect to, certain mortgaged properties. We cannot assure you that any store not listed in a store closure plan will remain open for business or that, in light of increased competitive pressures in the retail industry, any retail anchor, large anchor or large tenant will continue to operate in its leased space.  For example:

●
In the case of the mortgaged property identified on Annex A-1 to this free writing prospectus as Larkridge Shopping Center, which secures a mortgage loan representing approximately 2.4% of the outstanding pool balance as of the cut-off date, Sears is a shadow anchor at the mortgaged property and contributes to common area maintenance expenses, but is not part of the collateral.  In 2014, Sears announced its plan to close 130 of its U.S. stores by in the 2014 fiscal year.  We cannot assure you that the Sears store adjoining the mortgaged property will remain open for business or that Sears will not report earnings losses or otherwise exhibit signs of financial distress or that its stores will remain open for business in the future.

●
In the case of the portfolio of mortgaged properties identified on Annex A-1 to this free writing prospectus as Tops & Kroger Portfolio, Staples, the third largest tenant at the Panorama Plaza mortgaged property, which secures a mortgage loan representing approximately 1.8% of the outstanding pool balance as of the cut-off date (by allocated loan amount), announced on March 6, 2014 its plan to close 225 of its U.S. stores by 2015 and cut $500 million in costs.  We cannot assure you that the Staples store at such mortgaged property will remain open for business or that Staples will not report earnings losses or otherwise exhibit signs of financial distress or that its stores will remain open for business in the future.

●
In the case of the mortgaged property identified on Annex A-1 to this free writing prospectus as 366 Knickerbocker Avenue, which secures a mortgage loan representing approximately 0.2% of the outstanding pool balance as of the cut-off date, RadioShack is the sole retail tenant at the mortgaged property. In May 2014, after failing to negotiate consent from lenders to close up to 1,100 stores, RadioShack announced it would focus on reducing costs at all stores and closing up to 200 stores per year over the next three years.  We cannot assure you that the RadioShack store at the mortgaged property will remain open for business or that RadioShack will not report earnings losses or otherwise exhibit signs of financial distress or that its stores will remain open for business in the future.

Where an income producing property is leased to tenants that are heavily concentrated in a particular business or industry, a deterioration in the financial condition of such business or industry may cause a change in the plan of operations of one or more of those tenants at the same time.  If such tenant leases expire and are not renewed or any such tenants have termination options that are exercised, and such non-renewal and/or termination options occur at the same time (or close in time) due to deteriorating conditions in a particular industry, this could cause (i) an interruption of rental payments under a related lease (during the time it takes for the space to be re-leased, which may require substantial capital costs to make the space appropriate for a replacement tenant), (ii) a significant reduction in rental payments for such space to the extent the space cannot be re-leased on or near comparable terms or (iii) the termination of rental payments for such space if the space cannot be re-let during the term of the mortgage loan.

For additional information regarding significant tenants, see Annex A-1 to this free writing prospectus.

Mortgaged Properties Leased to Multiple Tenants Also Have Risks.  If a mortgaged property has multiple tenants, re-leasing expenditures may be more frequent than in the case of mortgaged properties with fewer tenants, thereby reducing the cash flow available for debt service payments.  Multi-tenanted mortgaged properties also may experience higher continuing vacancy rates and greater volatility in rental income and expenses.

Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks.  If a mortgaged property is leased in whole or substantial part to the borrower under the mortgage loan or to an affiliate of the borrower, a deterioration in the financial condition of the borrower or its affiliates can be particularly significant to the borrower’s ability to perform under the mortgage loan as it can directly interrupt the cash flow from the mortgaged property if the borrower’s or its affiliate’s financial condition worsens.  Certain mortgaged properties or portions of those mortgaged properties are (or may in the future be) leased to affiliates of the borrower under arrangements whereby the affiliate tenant (or affiliated subtenant) operates and/or leases the mortgaged property or the leased premises.  Such lease arrangements present additional risks, such as the potential limitations on the ability of a lender upon default to obtain a receiver to obtain control of, and collect the underlying revenues from, the mortgaged property unless and until the affiliate lease is terminated and the affiliate tenant evicted from the mortgaged property or affiliate leased premises (which may not be possible if the affiliate lease is not in default or may be limited by an affiliate tenant bankruptcy or by requirements of local laws pertaining to the dispossession of defaulted tenants under the leases) and the risk that an affiliate lease termination may result in a termination or interruption of rent payments under the underlying subleases between the subtenants and the affiliate tenant.  In addition, in some cases, a master lease with the borrower or an affiliate of the borrower is used to stabilize occupancy or cash flow in situations where it may fluctuate.

Certain of the mortgaged properties may be leased in whole or in part by borrowers or borrower affiliates.  Set forth below are examples of mortgaged properties at which at least 20% of (i) the gross income at the mortgaged property relates to leases between the borrower and an affiliate of the borrower or (ii) the net leasable area at the mortgaged property is leased to an affiliate of the borrower, excluding mortgaged properties that are leased to an affiliate of the borrower that functions as an operating lessee:

●
With respect to the mortgage loan secured by the portfolio of mortgaged properties identified on Annex A-1 to this free writing prospectus as U-Haul Pool 2, representing approximately 2.4% of the outstanding pool balance as of the cut-off date, underwritten effective gross income from the related mortgaged properties is received from or associated with several agreements by and among the related borrower and affiliates of the borrower. See “Risk Factors—Risks Related to the Mortgage Loans—Self Storage Properties Have Special Risks” in this free writing prospectus for a description of additional risks associated with these properties.

●
With respect to the mortgage loan secured by the mortgaged property identified on Annex A-1 to this free writing prospectus as One Woodward Building, representing approximately 2.0% of the outstanding pool balance as of the cut-off date, the largest tenant, Quicken Loans, Inc., occupying approximately 40.0% of the net rentable area at the mortgaged property, is a sponsor-affiliated company.

●
With respect to the mortgaged property identified on Annex A-1 to this free writing prospectus as Shadow Lane Office, which secures a mortgage loan representing approximately 0.8% of the outstanding pool balance as of the cut-off date, the second largest tenant, Med Lofts, LLC, an affiliate of the borrower, leases approximately 22.3% of the net rentable area, which space is used as residential space and is subleased to medical office tenants not affiliated with the borrower. In addition, the fourth largest tenant, Taylor Financial, LLC, an affiliate of the borrower, leases approximately 13.6% of the net rentable area for office space.

In some cases involving a manufactured housing community mortgaged property, an affiliate of the related borrower may own one or more of the homes at such mortgaged property, which it rents out like apartments, and may master lease the underlying pads.  Only the rental income from the pads (but not from the homes) will be payable to the related borrower.

Certain Additional Risks Related to Tenants.  The income from, and market value of, the mortgaged properties leased to various tenants would be adversely affected if, among other things:

●
space in the mortgaged properties could not be leased or re-leased (whether due to market conditions or specific provisions in leases that restrict the borrower from leasing other space to certain types of tenants);

●	the mortgaged property were re-leased at a rental rate below the rental rate paid by the tenant at the space when the mortgage loan was originated;

●	tenants were unable to meet their lease obligations;

●	a significant tenant were to become a debtor in a bankruptcy case; or

●	rental payments could not be collected for any other reason.

Certain Risks of School Tenants.  Certain of the mortgaged properties may be occupied by a tenant operating a school.  The cash flows generated from private schools are generally dependent on student enrollment and the ability of enrolled students to pay tuition, which in some cases is dependent on the ability to obtain financial aid or loans.  Enrollment at a private school or a charter school may decrease due to, among other factors:

●	changing local demographics;

●	competition from other schools;

●	increases in tuition and/or reductions in availability of student loans, government grants or scholarships;

●	reductions in education spending as a result of changes in economic conditions in the area of the school;

●	poor performance by teachers, administrative staff or students; or mismanagement at the private school; and

●	mismanagement at the private school.

Some school tenants are for-profit institutions that rely on tuition from online students, many of which finance their education by utilizing the federal financial assistance under Title IV of the Higher Education Act of 1965 (“Title IV Financial Aid”). A for-profit education company will become ineligible for enrolling students that utilize the Title IV Financial Aid for at least two fiscal years, if during the immediately preceding two consecutive fiscal years such institution derives more than 90% of its revenues from the enrollment of students that obtain Title IV Financial Aid. A reduction in student enrollment may impact the ability of the school to pay rent, and there can be no assurance that the related borrower will be in a position to meet its obligations under the related mortgage loan documents if such tenant fails to pay its rent. In addition, there is proposed legislation that could potentially change the Title IV Financial Aid funding methods, which may negatively affect the for-profit education companies.

Certain Risks of Medical or Dental Office Tenants.  Certain of the mortgaged properties are occupied by tenants that utilize the mortgaged property as medical or dental offices, some of which offices may perform out-patient medical procedures. The performance of a medical or dental office property may depend on the proximity of such property to a hospital or other healthcare establishment and on reimbursements for patient fees from private or government-sponsored insurance companies. The sudden closure of a nearby hospital may adversely affect the value of a medical or dental office property. In addition, the performance of a medical or dental office property may depend on reimbursements to tenants for patient fees from private or government-sponsored insurers and issues related to reimbursement (ranging from non-payment to delays in payment) from such insurers could adversely impact cash flow at such mortgaged properties. Moreover, medical or dental office properties appeal to a narrow market of tenants and the value of a medical or dental office property may be adversely affected by the availability of competing medical or dental office properties.

Certain Risks of Restaurant Tenants.  Certain of the mortgaged properties include significant restaurant tenants.  For information regarding significant restaurant tenants at mortgaged properties that represent one or more of the 5 largest tenants (by net rentable area leased), see Annex A-1 to this free writing prospectus.  Certain other mortgaged properties may have smaller restaurant tenants.  Restaurants are subject to certain unique risks including that restaurant space is not easily convertible to other types of retail space (or office space, if applicable) and that restaurant receipts are not only affected by objective factors but by subjective factors.  For instance, restaurant receipts are affected by such varied influences as the current personal income levels in the community, an individual consumer’s preference for type of food, style of dining and restaurant atmosphere, the perceived popularity of a restaurant, food safety concerns related to personal health or the handling of food items at the restaurant or by food suppliers and the actions/behaviors of staff and management and level of service to the customers.

Certain Risks of Health Club, Fitness Center or Exercise Studio Space Tenants.  Certain of the mortgaged properties includes significant health club, fitness center or exercise studio tenants.  For information regarding health club, fitness center or exercise studio tenants at mortgaged properties that represent one or more of the 5 largest tenants (by net rentable area leased), see Annex A-1 to this free writing prospectus.  Certain other mortgaged properties may have smaller health club, fitness center, exercise studio or similar tenants.  Several factors may adversely affect the value and successful operation of a health club, fitness center or exercise studio, including:

●	the physical attributes of the property (e.g., its age, appearance and layout);

●	the reputation, safety, convenience and attractiveness of the property to users;

●	the quality and philosophy of management;

●	management’s ability to control membership growth and attrition;

●	competition in the tenant’s marketplace from other health clubs and alternatives to health clubs; and

●	adverse changes in economic and social conditions and demographic changes (e.g., population decreases or changes in average age or income), which may result in decreased demand.

In addition, there may be significant costs associated with changing consumer preferences (e.g., multi-purpose clubs from single-purpose clubs or varieties of equipment, classes, services and amenities).  In addition, health clubs and exercise studios may not be readily convertible to alternative uses if those properties were to become unprofitable for any reason.  The liquidation value of any such health club consequently may be less than would be the case if the property were readily adaptable to changing consumer preferences for other uses.

Certain Risks of Movie Theater and other Specialty Entertainment Tenants.  Certain of the mortgaged properties includes significant movie theater tenants or other specialty entertainment tenants such as a live theater tenants or gaming tenants.  For information regarding such significant tenants at mortgaged properties that represent one or more of the 5 largest tenants (by net rentable area leased), see Annex A-1 to this free writing prospectus.

Properties with movie theater tenants, or other specialty entertainment tenants such as live theater tenants or gaming tenants, are exposed to unique risks.  Aspects of building site design and adaptability affect the value of a theater or other specialty entertainment venue and make it difficult to easily convert to another use.  In addition, decreasing attendance at a theater or other specialty entertainment venue could adversely affect revenue of the theater or such other specialty entertainment venue, which may, in turn, cause the tenant to experience financial difficulties, resulting in downgrades in their tenant ratings, if applicable, and in certain cases, bankruptcy filings.  See “—Risks Related to Tenants—Tenant Bankruptcy Entails Risks” in this free writing prospectus.

Certain Risks of Retail Bank Branches.  Certain of the mortgaged properties may be occupied by one or more tenants that utilize a portion of the mortgaged property as a bank branch.  Bank branches are specialty use properties that are outfitted with vaults, teller counters and other customary installations and equipment that require significant capital expenditures.  The ability to lease these properties to entities other than financial institutions may be difficult due to the added cost and time of refitting the properties.  For information regarding bank branch tenants at office properties that represent one or more of the 5 largest tenants (by net rentable area leased), see Annex A-1 to this free writing prospectus.

A concentration of leases to banks as to a related mortgage loan or an individual mortgaged property securing a related mortgage loan could have a negative effect on net operating income in the event of a downturn in the banking industry or a shift in the banking industry business model concerning retail branches.  Individual banks, as well as the banking industry in general, may be adversely affected by negative economic and market conditions throughout the United States or in the local economies in which regional or community banks operate.  In addition, changes in trade, monetary and fiscal policies and laws, including interest rate policies of the Board of Governors of the Federal Reserve System, may have an adverse impact on banks’ loan portfolios and allowances for loan losses.  As a result, the mortgaged properties may experience higher rates of lease defaults or terminations in the event of a downturn in the banking industry that they would if the tenant base were more diversified.  This, in turn could cause losses on the mortgage loans and on your investment in the certificates offered hereby.

Certain tenants currently may be in a “free rent” or rent abatement period.  There can be no assurance that such tenants will be in a position to pay full rent when the abatement period expires.  For example, with respect to the top 20 mortgage loans, the following tenants listed on Annex A-1 to this free writing prospects are currently in a “free rent” or abatement period for all or a significant portion of such tenant’s leased space:

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With respect to the mortgaged property identified on Annex A-1 to this free writing prospectus as 811 Wilshire, securing a mortgage loan representing approximately 3.1% of the outstanding pool balance as of the cut-off date, a rent abatement reserve was established at origination in the amount of $751,946 that is attributable to certain tenants at the mortgaged property, including the Los Angeles Homeless Services Authority, the Land Bank of Taiwan, Ure Law Firm and Ace Attorney Services, Inc.

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With respect to the mortgaged property identified on Annex A-1 to this free writing prospectus as University Edge, securing a mortgage loan representing approximately 2.8% of the outstanding pool balance as of the cut-off date, a rent abatement reserve was established at origination in the amount of $193,999, equal to 12 months of rent attributable to certain tenants at the mortgaged property, including those tenants doing business as Panda, Pulp Smoothie, Universitees and Froyo.  In the event the tenants do not open for business and begin paying unabated monthly rent within six months of origination, the borrower is required to deposit an amount equal to an additional six months’ rent for any such tenant and such obligation to make an additional deposit continues in six month intervals until such tenant is open for business and paying full unabated rent.

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With respect to the portfolio of mortgaged properties identified on Annex A-1 to this free writing prospectus as Highland Oaks Portfolio, securing a mortgage loan representing approximately 2.7% of the outstanding pool balance as of the cut-off date, Midwest Physician Administrative Services (“MPAS”), the largest tenant at the Highland Oaks I mortgaged property representing 62.4% of the net rentable area, was granted an 11-month rent abatement of all base rent.  Additionally, MPAS was granted (a) a rent abatement with respect to 3,882 square feet (of its 63,320 square foot lease) of all base rent during lease months 11 - 30 and (b) an abatement of all operating expenses during lease months 1 - 30.

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With respect to the mortgaged property identified on Annex A-1 to this free writing prospectus as 8000 Maryland Avenue, securing a mortgage loan representing approximately 2.5% of the outstanding pool balance as of the cut-off date, a rent abatement reserve was established at origination in the amount of $176,581, allocated to free rent owed to certain tenants at the mortgaged property, including the largest tenant, Business Bank of St. Louis, for the period of November 2014 through March 2016.

Repayment of the mortgage loans secured by retail, office, mixed use and industrial properties will be affected by the expiration or early termination of leases and the ability of the respective borrowers to renew the leases or relet the space on comparable terms.  In this regard, the five largest tenants (based on net rentable area) and their respective lease expiration dates for retail, office, mixed use and industrial properties are set forth on Annex A-1 to this free writing prospectus.  In certain cases, however, a tenant may have the option to terminate its lease or abate rent prior to the stated lease expiration date.  In some cases, this option may be at any time or after the passage of time.  In other cases, the option is tied to outside contingencies, for example, if the landlord violates the lease (including impermissible uses of other portions of the property) or interferes with the tenant’s use of the property, upon casualty or condemnation, if utilities or other essential services are not provided to the space for a specified period, for zoning violations or changes in zoning, if certain anchor or key tenants (including at an adjacent property) or a certain number of tenants go dark or cease operations, in connection with the failure to satisfy sales target business objectives, in connection with the inability of the tenant to exercise an expansion right or, in the case of a government tenant, for lack of appropriations or other reasons.

Furthermore, certain of the mortgaged properties have tenant leases that permit a tenant, including a significant tenant, to unilaterally terminate its lease.  For example (with respect to certain of the top 20 mortgage loans and the tenants listed on Annex A-1 to this free writing prospectus), the following significant tenants have lease provisions that permit the tenant to unilaterally terminate its lease or to abate rent, in each case on a future date during the mortgage loan term and prior to the stated lease expiration date:

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In the case of the mortgaged property identified on Annex A-1 to this free writing prospectus as 811 Wilshire, which secures a mortgage loan representing approximately 3.1% of the outstanding pool balance as of the cut-off date, the second largest tenant, Hathaway Dinwiddie Construction Company, occupying approximately 5.1% of the net rentable area at the mortgaged property, has the one-time right to terminate its lease effective December 31, 2017, by providing notice by July 31, 2017 and payment of a termination fee of $72,313.  In addition, the fifth largest tenant, State of California, occupying approximately 3.4% of the net rentable area at the mortgaged property, has the right to terminate its lease at any time upon 30 days’ notice.

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In the case of the portfolio of mortgaged properties identified on Annex A-1 to this free writing prospectus as Highland Oaks Portfolio, which secures a mortgage loan representing approximately 2.7% of the outstanding pool balance as of the cut-off date, the largest tenant at the Highland Oaks II mortgaged property, Health Care Service Corporation, occupying approximately 55.7% of the net rentable area at the mortgaged property, has a one-time right to terminate its leased space effective December 31, 2022 with 12 months’ prior written notice, subject to a termination fee of approximately $4,300,000.

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In the case of the mortgaged property identified on Annex A-1 to this free writing prospectus as 8000 Maryland Avenue, which secures a mortgage loan representing approximately 2.5% of the outstanding pool balance as of the cut-off date, the largest tenant, Business Bank of St. Louis, occupying approximately 11.3% of the net rentable area at the mortgaged property, has the right to terminate its lease (i) after March 31, 2018 if such tenant is merged with another federal or state chartered bank and the tenant is not the surviving entity or if the tenant sells substantially all of its assets to another federal or state chartered bank and (ii) upon not less than 12 months’ notice.  Also, the fifth largest tenant, DHR International, an affiliate of the borrower, occupying approximately 4.5% of the net rentable area at the mortgaged property, has the right to terminate its lease upon 30 days’ notice.

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In the case of the mortgaged property identified on Annex A-1 to this free writing prospectus as One Woodward Building, which secures a mortgage loan representing approximately 2.0% of the outstanding pool balance as of the cut-off date, the second largest tenant, Kitch Drutchas Wagner Valitutti & Sherbrook, P.C., occupying approximately 16.0% of the net rentable area at the mortgaged property, has the right to terminate its lease with respect to either the 21st floor or the 24th floor of the building effective December 31, 2018, upon 12 months’ prior notice and a payment of termination fee equal to $231,303.  The tenant also has the right to terminate its entire leased space effective January 31, 2019, upon 180 days’ prior notice and a termination fee equal to $897,999.  In addition, the third largest tenant, Jack Morton Worldwide, Inc., occupying approximately 15.1% of the net rentable area at the mortgaged property, has exercised a termination option with respect to approximately 4,000 square feet of its leased space effective June 30, 2015.  Such tenant is required to pay a termination fee equal to $16,691.

The footnotes to Annex A-1 to this free writing prospectus identify certain of the non-contingent early termination provisions related to 5 largest tenants shown on Annex A-1.  However, such footnotes do not identify all of the early termination options that tenants may have under their leases.  In addition, see “Annex B—Description of the Top 20 Mortgage Loans” for certain non-contingent early termination provisions related to the 5 largest tenants shown on Annex A-1 for the top 10 mortgage loans.

There are risks associated with leases with the government or a government agency.  Appropriations clauses exist in most leases with the government or a governmental agency.  These clauses usually permit the tenant to terminate its lease if the governmental agency does not receive adequate funding or for other related reasons.  Additionally, any government shutdown or failure by the government to approve a budget bill might delay the receipt of payments under leases to the U.S. government or a state or local government.  Solely with respect to certain of the top 20 mortgage loans, we are aware of the following government tenants listed on Annex A-1 of this free writing prospectus that have an appropriations clause:

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In the case of the mortgaged property identified on Annex A-1 to this free writing prospectus as 811 Wilshire, which secures a mortgage loan representing approximately 3.1% of the outstanding pool balance as of the cut-off date, the largest and fifth largest tenants at the related mortgaged property, Los Angeles Homeless Services Authority and the State of California, respectively, representing approximately 9.4% of the net rentable area leased at the mortgaged property in the aggregate, are government entities affiliated with Los Angeles City and County and the State of California, neither has an express appropriation clause in its lease, however, the State of California may terminate its lease at any time upon 30 days’ notice.

Certain Risks of Charitable Institution Tenants.  Certain mortgaged properties may have tenants that are charitable institutions that generally rely on contributions from individuals and government grants or other subsidies to pay rent on office space and other operating expenses.  For information regarding significant charitable or non-profit tenants at mortgaged properties that represent one or more of the 5 largest tenants (by net rentable area leased), see Annex A-1 to this free writing prospectus.  There can be no assurance that the rate, frequency and level of individual contributions or governmental grants and subsidies will continue with respect to any such institution.  A reduction in contributions or grants may impact the ability of the related institution to pay rent, and there can be no assurance that the related borrower will be in a position to meet its obligations under the related mortgage loan documents if such tenant fails to pay its rent.

There are risks associated with leases with tenants that are not yet in occupancy.  With respect to such tenants, we cannot assure you that these tenants will take occupancy, begin paying rent or accept possession of the premises.  If these tenants do not take occupancy of the leased space and begin paying rent, in some cases such tenants may be permitted to terminate the related lease.  This will result in a higher vacancy rate and re-leasing costs that may adversely affect cash flow on the related mortgage loan. For example, solely with respect to the five largest tenants (by net rentable area leased) at the mortgaged properties securing certain of the top 20 mortgage loans:

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In the case of the mortgaged property identified on Annex A-1 to this free writing prospectus as University Edge, which secures a mortgage loan representing approximately 2.8% of the outstanding pool balance as of the cut-off date, the fourth largest retail tenant, Panda, occupying approximately 8.8% of the net rentable area at the mortgaged property, has signed a lease but is not yet in occupancy.  A reserve equal to $193,999 was established on the closing date of the mortgage loan which amount covers, among other things, 12 months of rent with respect to such tenant.

See “—Risks of Co-Tenancy and Other Early Termination Provisions in Retail and Office Leases” below for a description of the various termination options that many tenants may exercise upon the occurrence of certain contingencies including, without limitation, based on co-tenancy provisions, breaches of the lease terms, casualty and condemnation and property performance.

Even if vacated space is successfully relet, the costs associated with reletting, including tenant improvements and leasing commissions, could be substantial and could reduce cash flow from the mortgaged properties.  In addition, any tenant may, from time to time, experience a downturn in its business, which may weaken its financial condition and result in a reduction of or failure to make rental payments when due.  If tenants’ sales were to decline, percentage rents may decline and, further, tenants may be unable to pay their base rents or other occupancy costs.  If a tenant defaults in its obligations to a borrower (or if a tenant terminates pursuant to the terms of its lease), that borrower may experience delays in enforcing its rights as lessor and may incur substantial costs and experience significant delays associated with protecting its investment, including costs incurred in renovating and reletting the property.

In addition, a tenant lease that expires or is terminated near or shortly following the maturity date (or the anticipated repayment date, if applicable) of a mortgage loan may make it more difficult for the borrower to obtain refinancing of the related mortgage loan and may thereby jeopardize repayment of the mortgage loan.

Additionally, in certain jurisdictions, if tenant leases are subordinated to the liens created by the mortgage but do not contain attornment provisions (provisions requiring the tenant to recognize a successor owner following foreclosure as landlord under the lease), the leases may terminate at the tenant’s option upon the transfer of the property to a foreclosing lender or purchaser at foreclosure.  Accordingly, if a mortgaged property is located in such a jurisdiction and is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, that mortgaged property could experience a further decline in value if the tenants’ leases were terminated.

Certain of the mortgaged properties may have tenants that are related to or affiliated with a borrower.  In such cases, a default by the borrower may coincide with a default by the affiliated tenants.  Additionally, even if the property becomes an REO property, it is possible that an affiliate of the borrower may remain as a tenant.  See “—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks” in this free writing prospectus.

In addition, various tenants may have rights under their respective leases that can result in substantial costs to the landlord.

Tenant Bankruptcy Entails Risks.  The bankruptcy or insolvency of a major tenant, or a number of smaller tenants, in retail, office, mixed use and industrial properties may adversely affect the income produced by a mortgaged property.  Under the federal bankruptcy code, a tenant has the option of assuming or rejecting or, subject to certain conditions, assuming and assigning to a third party, any unexpired lease.  If the tenant assumes its lease, the tenant must cure all defaults under the lease and provide the landlord with adequate assurance of its future performance under the lease.  If the tenant rejects the lease, the landlord’s claim for breach of the lease would be treated as a general unsecured claim against the tenant (absent collateral securing the claim).  The landlord’s claim would be limited to the unpaid rent due under the lease for the periods prior to the bankruptcy petition (or earlier surrender of the leased premises) that are unrelated to the rejection, plus the greater of one year’s rent or 15% of the remaining reserved rent (but not more than three years’ rent).  If the tenant assigns its lease, the tenant must cure all defaults under the lease and the proposed assignee must demonstrate adequate assurance of future performance under the lease.  Certain of the tenants may have been, may be, and may at any time during the term of the related mortgage loan become, a debtor in a bankruptcy proceeding.

If the leased premises are located in a “shopping center” as such term has been interpreted under section 365 of the federal bankruptcy code, the assignee may be required to agree to certain conditions that are protective of the property owner, such as compliance with specific lease terms relating to, among other things, exclusivity and the terms of reciprocal easement agreements.  However, we cannot assure you that any mortgaged property (even a mortgaged property identified as a “shopping center” in this free writing prospectus) would be considered a shopping center by a court considering the question.

We cannot assure you that tenants of mortgaged properties will continue making payments under their leases or that tenants will not file for (or involuntarily be subjected to) bankruptcy protection in the future or, if any tenants so become debtors under the federal bankruptcy code, that they will continue to make rental payments in a timely manner or that they will not reject their leases.

Risks Related to Mortgage Loan Concentration

Several of the mortgage loans have cut-off date balances that are substantially higher than the average cut-off date balance.  In general, concentrations in mortgage loans with larger-than-average balances can result in losses that are more severe, relative to the size of the mortgage loan pool, than would be the case if the aggregate balance of the mortgage loan pool were more evenly distributed.  The top 10 mortgage loans represent approximately 37.4% of the outstanding pool balance as of the cut-off date.  The top 20 mortgage loans represent approximately 58.0% of the outstanding pool balance as of the cut-off date.  Losses on any of these mortgage loans may have a particularly adverse effect on the offered certificates.

The top 20 mortgage loans are described in Annex B to this free writing prospectus.  Each of the mortgage loans other than the top 10 mortgage loans represents no more than 2.4% of the outstanding pool balance as of the cut-off date.

Risks Related to Borrower Concentration

Six (6) groups of mortgage loans is made to the same borrower or have related borrowers that are affiliated with one another through partial or complete direct or indirect common ownership, with the three largest groups representing approximately 3.5%, 2.2% and 1.2%, respectively, of the outstanding pool balance as of the cut-off date.  A concentration of mortgage loans with the same borrower or related borrowers also can pose increased risks.  For instance, if a borrower or group of affiliated borrowers that owns several mortgaged properties experiences financial difficulty at one mortgaged property, or at another income-producing property that such borrower or group of affiliated borrowers owns, it could attempt to avert foreclosure by filing a bankruptcy petition that might have the effect of interrupting monthly payments for an indefinite period on all of the related mortgage loans due to administrative delays or in the event of substantive consolidation of the debtors.  See Annex A-1 to this free writing prospectus for mortgage loans with related borrowers.

Risks Relating to Property Type Concentration

A concentration of mortgage loans secured by the same mortgaged property types can increase the risk that a decline in a particular industry or business would have a disproportionately large impact on the pool of mortgage loans.

The following are certain property type concentrations of the pool of mortgage loans as of the cut-off date (based on the allocated loan amount):

●	One hundred forty-six (146) retail properties, representing approximately 30.6% of the outstanding pool balance as of the cut-off date (by allocated loan amount);

●	Seventeen (17) hospitality properties, representing approximately 19.2% of the outstanding pool balance as of the cut-off date (by allocated loan amount);

●	Eighteen (18) multifamily properties, representing approximately 17.8% of the outstanding pool balance as of the cut-off date (by allocated loan amount);

●	Twelve (12) office properties, representing approximately 14.7% of the outstanding pool balance as of the cut-off date (by allocated loan amount);

●	Thirty-seven (37) self storage properties, representing approximately 6.7% of the outstanding pool balance as of the cut-off date (by allocated loan amount).

●	Seven (7) industrial properties, representing approximately 4.4% of the outstanding pool balance as of the cut-off date (by allocated loan amount);

●	Twenty-three (23) manufactured housing community properties, representing approximately 3.8% of the outstanding pool balance as of the cut-off date (by allocated loan amount);

●	Five (5) mixed use properties, representing approximately 2.2% of the outstanding pool balance as of the cut-off date (by allocated loan amount); and

●	Two (2) properties of another type (each operated as a parking property), representing approximately 0.7% of the outstanding pool balance as of the cut-off date (by allocated loan amount).

Geographic Concentration Exposes Investors to Greater Risk of Default and Loss

As of the cut-off date, the mortgaged properties are located in thirty-seven (37) separate states.

The table below shows the number of mortgaged properties, the aggregate cut-off date balance of the related mortgage loans (or allocable portion thereof, with respect to mortgage loans secured by multiple mortgaged properties), and the percentage of initial outstanding pool balance secured by mortgaged properties that are located in the jurisdictions that have concentrations of mortgaged properties of 5.0% or more (based on allocated loan amount as a percentage of the initial outstanding pool balance) as of the cut-off date:

State/Location	Number of Mortgaged Properties	Aggregate Cut- off Date Balance(1)	% of Initial Outstanding Pool Balance(1)
California	15	$182,619,854	14.3%
New York	13	$159,763,441	12.5%
Texas	18	$98,267,001	7.7%
Arizona	65	$98,233,699	7.7%
Florida	50	$88,289,155	6.9%
Michigan	6	$68,003,772	5.3%
Illinois	10	$64,054,026	5.0%

(1)
Because this table presents information related to the mortgaged properties and not the mortgage loans, the information for any mortgaged property that relates to a mortgage loan secured by more than one mortgaged property is based on allocated loan amounts (which amounts, if not specified in the related mortgage loan document, are based on the appraised valued and/or square footage of each mortgaged property and/or each mortgaged property’s underwritten net cash flow).

See the table entitled “Mortgaged Properties by State and/or Location” in Annex A-2 to this free writing prospectus.  Also, for certain legal aspects of mortgage loans secured by mortgaged properties located in a state with a concentration of 10% or more of the outstanding pool balance, see “Legal Aspects of Mortgage Loans in California and New York” in this free writing prospectus.  Except as set forth in the chart above, no state or location contains more than 5.0% of the mortgaged properties (based on the principal balance as of the cut-off date of the related mortgage loans secured by or, in the case of mortgage loans secured by multiple mortgaged properties, on the portion of principal amount of the related mortgage loan allocated to, such mortgaged properties).

Repayments by borrowers and the market value of the related mortgaged properties could be affected by economic conditions generally or by conditions specific to geographic areas or regions of the United States, and concentrations of mortgaged properties in particular geographic areas may increase the risk that adverse economic or other developments or natural disasters affecting a particular region of the country could increase the frequency and severity of losses on mortgage loans secured by those properties.  In recent periods, several regions of the United States have experienced significant real estate downturns.  Regional economic declines or conditions in regional real estate markets could adversely affect the income from, and market value of, the mortgaged properties.  In addition, particular local or regional economies may be adversely affected to a greater degree than other areas of the country by developments affecting industries concentrated in such area.  A decline in the general economic condition in the region in which mortgaged properties securing the related mortgage loans are located could result in a decrease in consumer demand in the region, and the income from and market value of the mortgaged properties may be adversely affected.

Several mortgaged properties are located in areas that, based on low population density, poor economic demographics (such as higher than average unemployment rates, lower than average annual household income and/or overall loss of jobs) and/or negative trends in such regard, would be considered secondary or tertiary markets.

Other regional factors – e.g., earthquakes, floods, forest fires or hurricanes or changes in governmental rules or fiscal policies – also may adversely affect the mortgaged properties.  For example, properties located in California, Florida, Georgia, South Carolina, Alabama and Texas may be more susceptible to certain hazards (such as earthquakes, floods or hurricanes) than properties in other parts of the country and mortgaged properties located in coastal states, including, but not limited to, Florida, Georgia, South Carolina, Alabama and Texas, also may be more generally susceptible to hurricanes, tornados and other windstorms than properties in other parts of the country.  Recent hurricanes have resulted in severe property damage as a result of the winds and the associated flooding.  Some of the mortgaged properties may be located in areas more susceptible to these natural disasters.  The loan documents for the mortgage loans generally do not require flood insurance on the related mortgaged properties unless material improvements on such mortgaged property is located in a flood zone and flood insurance is available.  Even if material improvements on the mortgaged property is located in a flood zone and flood insurance is obtained, we cannot assure you that the flood insurance will be adequate to cover the loss.  Moreover, we cannot assure you that hurricane damage would be covered by insurance.  Regional areas affected by such events often experience disruptions in travel, transportation and tourism, loss of jobs and an overall decrease in consumer activity, and often a decline in real estate-related investments.  There can be no assurance that the economies in such impacted areas will recover sufficiently to support income producing real estate at pre-event levels or that the costs of the related clean-up will not have a material adverse effect on the local or national economy.

In addition, certain cities, states or regions of the country are currently facing or may face a depressed real estate market, which is not due to any natural disaster, but which may cause an overall decline in property values.  Certain of the mortgaged properties are located in such cities, states and regions of the country.

With respect to the state concentration levels shown in the chart above, certain areas within a state may have a particularly high concentration of mortgaged properties.  For example, with respect to the thirteen (13) mortgaged properties located in New York State, one (1) of those mortgaged properties, representing approximately 0.2% of the outstanding pool balance as of the cut-off date, is located in New York City.  With respect to the related mortgage loans, repayments by the related borrower and the market value of the related mortgaged properties could be affected by economic conditions general or specific to New York City.  Performance of the related mortgaged properties could be adversely affected by conditions in the New York City real estate market, changes in city and state governmental rules and fiscal policies, acts of nature, including earthquakes, windstorms, hurricanes, sinkholes and floods (which may result in uninsured losses), and other factors which are beyond the control of the related borrowers and the related property managers.  In addition, the economy of New York City may be adversely affected to a greater degree than that of other areas of the country by developments affecting industries concentrated in the city.  The strength of the New York City economy and the office and retail leasing market is dependent upon foreign and domestic businesses selecting New York City as the location in which to engage in trade, finance and business services, and the strength of the tourism industry in New

York City.  The level of economic growth in general and job growth in the foregoing sectors in particular will affect net absorption of office and retail space and increases in office and retail rental rates.  A weakening of the New York City office and retail leasing market generally and the midtown New York City office and retail leasing market in particular may adversely affect the operation of the related mortgaged property and lessen its market value.  Conversely, a strong market could lead to increased building and increased competition for tenants.  In either case, the resulting effect on the operations of the mortgaged properties located in New York City could adversely affect the amount and timing of payments on the related mortgage loan and consequently the amount and timing of distributions on the certificates.

Retail Properties Have Special Risks

One hundred forty-six (146) mortgaged properties, securing mortgage loans representing in the aggregate approximately 30.6% of the outstanding pool balance as of the cut-off date (by allocated loan amount), are retail properties.  For a list of retail properties with a single tenant, see Annex A-1 to this free writing prospectus.  In addition, with respect to a portfolio of mortgaged properties identified on Annex A-1 to this free writing prospectus as Circle K Portfolio, secured by a mortgage loan representing approximately 3.7% of the outstanding pool balance as of the cut-off date, such portfolio is comprised of 106 mortgaged properties, each of which mortgaged properties are leased to a single tenant that operates a convenience store and/or gas station.  There are certain risks associated with convenience store and gas station properties.  See “—Some Mortgaged Properties May Not Be Readily Convertible To Alternative Uses” and “—Environmental Issues at the Mortgaged Properties May Adversely Affect Payments on Your Certificates” in this free writing prospectus.  See also “—Potential Issuing Entity Liability Related to a Materially Adverse Environmental Condition” for information regarding potential environmental issues relating to certain of the Circle K Portfolio mortgaged properties.  The value of retail properties is significantly affected by the quality of the tenants as well as fundamental aspects of real estate, such as location and market demographics.  The correlation between success of tenant business and a retail property’s value may be more direct with respect to retail properties than other types of commercial property because a component of the total rent paid by certain retail tenants is often tied to a percentage of gross sales.

Certain retail properties may have other non-retail types of tenants including office and medical office tenants.  For risks related to office tenants, see “—Office Properties Have Special Risks” in this free writing prospectus.

The Presence or Absence of an “Anchor Tenant” May Adversely Affect the Economic Performance of a Retail Property.  Whether a retail property is “anchored,” “shadow anchored” or “unanchored” is also an important consideration.  The presence or absence of an “anchor tenant” or a “shadow anchor tenant” in or near a retail property also can be important, because anchors play a key role in generating customer traffic and making a center desirable for other tenants.  An “anchor tenant” is usually proportionately larger in size than most other tenants in the mortgaged property, is vital in attracting customers to a retail property and is located on the related mortgaged property.  Many of the retail properties securing one or more of the mortgage loans also have shadow anchor tenants.  A “shadow anchor tenant” is usually proportionally larger in size than most tenants in the mortgaged property, is important in attracting customers to a retail property and is located sufficiently close and convenient to the mortgaged property so as to influence and attract potential customers, but not on the mortgaged property.  The economic performance of an anchored or shadow anchored retail property will consequently be adversely affected by:

●	an anchor tenant’s or shadow anchor tenant’s failure to renew its lease or termination of an anchor tenant’s or shadow anchor tenant’s lease;

●	if the anchor tenant or shadow anchor tenant owns its own site, a decision to vacate;

●	the bankruptcy or economic decline of an anchor tenant, shadow anchor tenant or self-owned anchor; or

●	the cessation of the business of an anchor tenant, a shadow anchor tenant or of a self-owned anchor (notwithstanding its continued payment of rent).

Although a shadow anchor that owns its own parcel does not pay rent, it generally is required to pay a contribution toward common area maintenance under a reciprocal easement or similar agreement.  However, there can be no assurance that a shadow anchor will satisfy its obligations under any such agreement.

One hundred thirty-seven (137) of the retail mortgaged properties, representing approximately 27.3% of the outstanding pool balance as of the cut-off date (by allocated loan amount), are retail properties that are considered by the applicable sponsor to have an “anchor tenant” or “shadow anchor tenant” or are leased to a single tenant.  For identification of retail properties with a single tenant, see Annex A-1 to this free writing prospectus.

In certain instances with respect to the mortgaged properties, anchor tenant leases may expire during the term of the related mortgage loan.  We cannot assure you that if anchor tenants or shadow anchor tenants at a particular mortgaged property were to close or remain vacant, such anchor tenants or shadow anchor tenants, as applicable, would be replaced in a timely manner or, if part of the collateral for the related mortgage loan, without incurring material additional costs to the related borrower and resulting in adverse economic effects.  In addition, an anchor tenant or shadow anchor tenant lease that expires near or shortly following the maturity date of a mortgage loan may make it more difficult for the borrower to obtain refinancing of the related mortgage loan and may thereby jeopardize repayment of the mortgage loan.

In addition, various anchor parcels and/or anchor improvements at a mortgaged property may be owned by the anchor tenant (or an affiliate of the anchor tenant) or by a third party and therefore not be part of the related mortgaged property and the related borrower may not receive rental income from such anchor tenant.

Retail properties that have shadow anchor stores often have reciprocal easement and operating agreements (each, an “REA”) between the retail property owner and such shadow anchors that contain certain operating and maintenance covenants.

Anchor tenants that lease their stores often have operating covenants as well.  Such operating covenants may be provided for in the anchor tenant lease or in the REA, if any, affecting the mortgaged property.  Anchor tenants that have no operating covenants or whose covenants have expired previously or will expire during the terms of the related mortgage loan (as is the case with several retail tenants at mortgaged properties securing mortgage loans in the mortgage pool) are or will not be contractually obligated to operate their stores at the applicable mortgaged property.  Retail mortgaged properties that secure mortgage loans in the pool have tenants that are permitted to cease operations at the related mortgaged property prior to lease termination (i.e., “go dark”), provided such tenant continues to pay rent.

Tenant leases and REAs at retail mortgaged properties may have co-tenancy clauses which permit the applicable tenants to abate the rent payable, cease operating and/or terminate their leases if certain other tenants (in particular, anchor tenants) cease operations at the related mortgaged property and/or if a specified percentage of the stores at the related mortgaged property are not occupied and operating and also have certain other termination rights related to sales targets.  Certain of the operating covenants with respect to the retail mortgaged properties may have expired or will expire prior to the maturity date of the related mortgage loan.  We cannot assure you that operating covenants will be obtained in the future for these or any of the tenants.

Certain anchor tenant and tenant estoppels obtained in connection with the origination of the mortgage loans identify disputes between the related borrower and the applicable tenant, or alleged defaults or potential defaults by the applicable property owner under the lease or REA.  Such disputes, defaults or potential defaults, could lead to a set off of rent, to a termination or attempted termination of the applicable lease or REA by the tenant or to litigation against the related borrower.  There can be no assurance that the identified tenant disputes will not have a material adverse effect on the ability of the related borrowers to repay their portion of the mortgage loan.  In addition, there can be no assurance that the tenant estoppels obtained identify all potential disputes that may arise with tenants.

Current Levels of Property Income May Not Be Maintained Due to Varying Tenant Occupancy.  Rental payments from tenants of retail properties typically comprise the largest portion of the net operating income of those mortgaged properties.  Certain tenants at the retail mortgaged properties may be paying rent but are not yet in occupancy or have signed leases but have not yet started paying rent and/or are not yet in occupancy.

Certain tenants currently may be in a rent abatement period.  There can be no assurance that such tenants will be in a position to pay full rent when the abatement period expires.  Risks applicable to anchor tenants (such as bankruptcy, failure to renew leases, early terminations of leases and vacancies) also apply to other tenants.  We cannot assure you that the rate of occupancy at the stores will remain at the current levels or that the net operating income contributed by the mortgaged properties will remain at its current or past levels.

Competition May Adversely Affect the Performance of a Retail Property.  Retail properties also face competition from sources outside a given real estate market.  For example, all of the following compete with more traditional retail properties for consumer business:

●	factory outlet centers;

●	discount shopping centers and clubs;

●	video shopping networks;

●	catalogue retailers;

●	home shopping networks;

●	direct mail;

●	internet websites; and

●	telemarketers.

Continued growth of these alternative retail outlets (which often have lower operating costs) could adversely affect the rents collectible at the retail properties included in the mortgage pool, as well as the income from, and market value of, the mortgaged properties.  Moreover, additional competing retail properties have been and may in the future be built in the areas where the retail properties are located.  Such competition could adversely affect the performance of the related mortgage loan and adversely affect distributions to certificateholders.

In addition, although renovations and expansion at a mortgaged property will generally enhance the value of the mortgaged property over time, in the short term, construction and renovation work at a mortgaged property may negatively impact net operating income as customers may be deterred from shopping at or near a construction site.

See Annex A-1 to this free writing prospectus for the 5 largest tenants (by net rentable area leased) at each of the retail mortgaged properties.

Hospitality Properties Have Special Risks

There are seventeen (17) hospitality properties, representing approximately 19.2% of the outstanding pool balance as of the cut-off date (by allocated loan amount).  Six (6) hospitality properties, representing approximately 12.6% of the outstanding pool balance as of the cut-off date (by allocated loan amount), are considered full service.  Eight (8) hospitality properties, representing approximately 3.8% of the outstanding pool balance as of the cut-off date (by allocated loan amount), are considered limited service.  Three (3) of the hospitality properties, representing approximately 2.9% of the outstanding pool balance as of the cut-off date (by allocated loan amount), are considered extended stay.

Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance
Hospitality	17	$245,198,874	19.2%
Full Service	6	$160,537,395	12.6%
Limited Service	8	$48,211,479	3.8%
Extended Stay	3	$36,450,000	2.9%

Various factors may adversely affect the economic performance of a hospitality property, including:

●	adverse economic and social conditions, either local, regional or national (which may limit the amount that can be charged per room and reduce occupancy levels);

●	poor property management;

●	the construction of competing hotels or resorts;

●	continuing expenditures for modernizing, refurbishing and maintaining existing facilities prior to the expiration of their anticipated useful lives;

●	conversion to alternative uses which may not be readily made;

●	a deterioration in the financial strength or managerial capabilities of the owner and operator of a hospitality property;

●
changes in travel patterns caused by general adverse economic conditions, fear of terrorist attacks, adverse weather conditions and changes in access, energy prices, travel costs, strikes, relocation of highways, the construction of additional highways or other factors;

●	ability of property managers and/or whether management contracts or franchise agreements are renewed or extended upon expiration;

●	desirability of particular locations;

●	leases with restaurant or club operators that may be a draw to a hospitality property;

●	location, quality and management company’s affiliation, each of which affects the economic performance of a hospitality property; and

●	relative illiquidity of hospitality property investments which limits the ability of the borrowers and property managers to respond to changes in economic or other conditions.

Because hotel rooms generally are rented for short periods of time, the financial performance of hospitality properties tends to be affected by adverse economic conditions and competition more quickly than other commercial properties.

See also “—Risks Related to Construction, Development, Redevelopment, Renovation and Repairs at Mortgaged Properties” below.

The Seasonality of Business May Create Shortfalls in Hospitality Revenue.  The hospitality and lodging industry is generally seasonal in nature and different seasons affect different hospitality properties depending on type and location.  This seasonality can be expected to cause periodic fluctuations in a hospitality property’s room and restaurant revenues, occupancy levels, room rates and operating expenses.  There can be no assurance that cash flow will be sufficient to offset any shortfalls that occur at the mortgaged property during slower periods.  There can also be no assurance that the related mortgage loans provide for seasonality reserves, or if seasonality reserves are provided for, that such reserves will be funded or will be sufficient or available to fund such shortfalls.  For example, the following top 20 mortgage loans secured by hospitality properties provide for such seasonality reserves:

●
In the case of the mortgaged property identified on Annex A-1 to this free writing prospectus as W Scottsdale, which secures a mortgage loan representing approximately 4.6% of the outstanding pool balance as of the cut-off date, on each monthly payment date occurring from September through and including May, the borrower is obligated to deposit $80,000 into a seasonal working capital reserve account, up to the cap of $650,000, for application to operating shortfalls at the mortgaged property which may occur during the months of June, July and August.

●
In the case of the mortgaged property identified on Annex A-1 to this free writing prospectus as Myrtle Beach Marriott Resort & Spa, which secures a mortgage loan representing approximately 2.4% of the outstanding pool balance as of the cut-off date, in addition to the related upfront reserve, the borrower deposited in the seasonality reserve account $900,000 on the payment date in September 2014 and $250,000 on the payment date in October 2014. Additionally, on each payment date occurring in July, August and September of each year during the term of the mortgage loan, to the extent that the balance of the seasonality reserve account is less than $2,334,000, the borrower is required to deposit (i) $778,000 if no cash trap period is continuing or (ii) all excess cash flow during the continuance of a cash trap period.

The Inability To Maintain a Liquor License May Adversely Impact Hospitality Revenue.  The liquor licenses for most of the applicable mortgaged properties are commonly held by affiliates of the mortgagors, unaffiliated managers or operating lessees.  The laws and regulations relating to liquor licenses generally prohibit the transfer of such licenses.  In the event of a foreclosure of a hospitality property that holds a liquor license, a purchaser in a foreclosure sale would likely have to apply for a new license, which might not be granted or might be granted only after a delay which could be significant.  There can be no assurance that a new license could be obtained promptly or at all.  The lack of a liquor license in a hospitality property with a restaurant or bar could have an adverse impact on the revenue from the related mortgaged property or on the hotel’s occupancy rate.

The Performance of a Hospitality Property Depends in Part on the Performance of Its Franchisor or Management Company.  Fifteen (15) of the hospitality properties, representing approximately 18.5% of the outstanding pool balance as of the cut-off date (by allocated loan amount), are affiliated with a national franchisor through a franchise agreement.  Certain of the hospitality properties may be subject to a management or marketing arrangement with a regional or national brand.  A hospitality property subject to a franchise, management or marketing agreement is typically required by the hotel chain or management company to maintain certain standards and satisfy certain criteria or risk termination of its affiliation.

The performance of a hospitality property affiliated with a franchise or hotel management company or managed by a hotel management company depends in part on:

●	the continued existence, reputation, and financial strength of the franchisor or hotel management company;

●	the public perception of the franchise or management company or hotel chain service mark; and

●	the duration of the franchise licensing agreement or management agreement.

Any provision in a franchise agreement providing for termination because of the bankruptcy of a franchisor generally will not be enforceable.  Replacement franchises may require significantly higher fees.

Transferability of franchise license agreements is generally restricted.  In the event of a foreclosure, the lender or its agent would not have the right to use the franchise license without the franchisor’s consent.

Certain of the franchise agreements or management agreements may, by their express provisions, expire during the term of the related mortgage loan.

No assurance can be given that such agreements will be renewed.  In addition, no assurance can be given that a franchise or management agreement will not be terminated for any other reason during the term of the related mortgage loan or that the issuing entity would be able to renew a franchise or management agreement or obtain a new franchise or management agreement following termination of the agreement, including with respect to any in place at the time of foreclosure.

Some hospitality properties however, may not be subject to franchise agreements, and therefore may not be required to maintain certain standards and satisfy certain criteria that would typically be required by a franchisor or a hotel chain.  For example, the mortgaged properties identified on Annex A-1 to this free writing prospectus as Black Gold Suites Tioga and Black Gold Suites Stanley, which secure a mortgage loan representing approximately 0.7% of the outstanding pool balance as of the cut-off date, are unflagged, limited service hotels.  Accordingly, they lack the benefits of a strong franchise or brand affiliation.

Multifamily Properties Have Special Risks

There are eighteen (18) multifamily properties, representing approximately 17.8% of the outstanding pool balance as of the cut-off date (by allocated loan amount).

A large number of factors may adversely affect the value and successful operation of a multifamily property, including:

●	the physical attributes of the apartment building (e.g., its age, appearance and construction quality);

●	the quality of property management;

●	the location of the property (e.g., a change in the neighborhood over time or increased crime in the neighborhood);

●	the ability of management to provide adequate maintenance and insurance;

●	the types of services the property provides;

●	the property’s reputation;

●	the level of mortgage interest rates (which may encourage tenants to purchase rather than rent housing);

●	the generally short terms of residential leases and the need for continued reletting;

●	rent concessions and month-to-month leases, which may impact cash flow at the property;

●
in the case of student housing facilities, which may be more susceptible to damage or wear and tear than other types of multifamily housing, the reliance on the financial well-being of the college or university to which it relates, competition from on-campus housing units, which may adversely affect occupancy, the physical layout of the housing, which may not be readily convertible to traditional multifamily use, and that student tenants have a higher turnover rate than other types of multifamily tenants, which in certain cases is compounded by the fact that student leases are available for periods of less than 12 months;

●	restrictions on the age of tenants who may reside at the property, thereby limiting the pool of potential tenants;

●	the presence of competing properties and residential developments in the local market;

●
the existence of corporate tenants renting large blocks of units at the property, which if such tenant vacates would leave the property with a significant percentage of unoccupied space, and if such tenant was renting at an above-market rent may make finding replacement tenants difficult;

●	the tenant mix, particularly if the tenants are predominantly students, personnel from or workers related to a military base or workers from a particular business or industry;

●	adverse local, regional or national economic conditions, which may limit the amount of rent that can be charged and may result in a reduction in timely rent payments or a reduction in occupancy;

●	state and local regulations;

●	government assistance/rent subsidy programs; and

●	national, state or local politics.

State Regulations and Government Subsidies May Affect a Borrower’s Ability To Repay a Multifamily Mortgage Loan.  Certain states regulate the relationship of an owner and its tenants.  Commonly, these laws require a written lease, good cause for eviction, disclosure of fees, and notification to residents of changed land use, while prohibiting unreasonable rules, retaliatory evictions, and restrictions on a resident’s choice of unit vendors.  Apartment building owners have been the subject of suits under state “Unfair and Deceptive Practices Acts” and other general consumer protection statutes for coercive, abusive or unconscionable leasing and sales practices.  A few states offer more significant protection.  For example, there are provisions that limit the basis on which a landlord may terminate a tenancy or increase its rent or prohibit a landlord from terminating a tenancy solely by reason of the sale of the owner’s building.

In addition to state regulation of the landlord-tenant relationship, numerous counties and municipalities, including those in which certain of the mortgaged properties are located, impose rent control or rent stabilization rules on apartment buildings.  These ordinances may limit rent increases to fixed percentages, to percentages of increases in the consumer price index, to increases set or approved by a governmental agency, or to increases determined through mediation or binding arbitration.  In many cases, the rent control laws do not permit vacancy decontrol.  Some local authorities may not be able to impose rent control because it is pre-empted by state law in certain states, and rent control is not imposed at the state level in those states.  In other states, however, local rent control ordinances are not pre-empted for tenants having short-term or month-to-month leases, and properties there may be subject to various forms of rent control with respect to those tenants.  In some jurisdictions, including, for example, New York City, many apartment buildings are subject to rent stabilization and some units are subject to rent control.  These regulations, among other things, limit a borrower’s ability to raise rents above specified percentages.  Any limitations on a borrower’s ability to raise property rents may impair such borrower’s ability to repair or renovate the mortgaged property or repay its mortgage loan from net operating income or from the proceeds of a sale or refinancing of the mortgaged property.

Certain of the mortgage loans may be secured now or in the future by mortgaged properties that are eligible for and have received low income housing tax credits pursuant to Section 42 of the Internal Revenue Code of 1986, in respect of various units within the property or have tenants that rely on rent subsidies under various government-funded programs, including the Section 8 Tenant-Based Assistance Rental Certificate Program of the U.S. Department of Housing and Urban Development.  With respect to the mortgage loan secured by the portfolio of mortgaged properties identified as Churchill Portfolio on Annex A-1 to this free writing prospectus, representing approximately 4.4% of the outstanding pool balance as of the cut-off date, approximately 7 of the approximately 339 units at the St. Marys, Georgia property and the Oxford, Maine property included in the portfolio have tenants that rely on rent subsidies under the Section 8 Tenant-Based Assistance Rental Certificate Program of the U.S. Department of Housing and Urban Development.  With respect to the mortgage loan secured by the mortgaged property identified as 6720 South Jeffery Apartments on Annex A-1 to this free writing prospectus, representing approximately 0.2% of the outstanding pool balance as of the cut-off date, approximately 4 units at the mortgaged property have tenants that rely on rent subsidies under the Section 8 Tenant-Based Assistance Rental Certificate Program of the U.S. Department of Housing and Urban Development.  The depositor gives no assurance that such programs will be continued in their present form or that the level of assistance provided will be sufficient to generate enough revenues for the related borrower to meet its obligations under the related mortgage loan.  See “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Mortgage Loans Subject to Government Assistance Programs” in this free writing prospectus.

Student Housing Facilities Pose Risks Not Associated With Other Types of Multifamily Properties.  Three (3) mortgaged properties, securing mortgage loans that represent approximately 6.4% of the outstanding pool balance as of the cut-off date (by allocated loan amount), are 10% or more occupied as student housing.  Student housing facilities may be more susceptible to damage or wear and tear than other types of multifamily housing.  Such properties are also affected by their reliance on the financial well-being of the college or university to which such housing relates or the college or university that is leasing such space, competition from on-campus housing units (which may adversely affect occupancy), and the physical layout of the housing (which may not be readily convertible to traditional multifamily use).  In addition, student tenants have a higher turnover rate than other types of multifamily tenants, which in certain cases is compounded by the fact that student leases are often available for periods of fewer than 12 months.

Office Properties Have Special Risks

There are twelve (12) office properties, representing approximately 14.7% of the outstanding pool balance as of the cut-off date (by allocated loan amount).

Various factors may adversely affect the value of office properties, including:

●	the quality of an office building’s tenants;

●	the quality of property management;

●	provisions in tenant leases that may include early termination provisions;

●	an economic decline in the business operated by the tenants;

●	the diversity of an office building’s tenants (or reliance on a single or dominant tenant);

●
the physical attributes of the building in relation to competing buildings (e.g., age, condition, design, location, access to transportation and ability to offer certain amenities, including, without limitation, current business wiring requirements);

●	the desirability of the area as a business location;

●	the strength and nature of the local economy (including labor costs and quality, tax environment and quality of life for employees); and

●	an adverse change in population, patterns of telecommuting or sharing of office space, and employment growth (which creates demand for office space).

Moreover, the cost of refitting office space for a new tenant is often higher than the cost of refitting other types of property.

Certain Risks of Medical or Dental Office Tenants.  Two (2) mortgaged properties, representing approximately 1.3% of the outstanding pool balance as of the cut-off date (by allocated loan amount), are occupied by tenants that utilize the mortgaged property as medical or dental offices, some of which offices may perform out-patient medical procedures.  The performance of a medical or dental office property may depend on the proximity of such property to a hospital or other healthcare establishment and on reimbursements for patient fees from private or government-sponsored insurance companies.  The sudden closure of a nearby hospital may adversely affect the value of a medical or dental office property.  In addition, the performance of a medical or dental office property may depend on reimbursements to tenants for patient fees from private or government-sponsored insurers and issues related to reimbursement (ranging from non-payment to delays in payment) from such insurers could adversely impact cash flow at such mortgaged properties.  Moreover, medical or dental office properties appeal to a narrow market of tenants and the value of a medical office property may be adversely affected by the availability of competing medical or dental office properties.

See Annex A-1 to this free writing prospectus for the 5 largest tenants (by net rentable area leased) at each of the office mortgaged properties.

If one or more major tenants at a particular office property were to close or remain vacant, we cannot assure you that such tenants would be replaced in a timely manner or without incurring material additional costs to the related borrower and resulting in adverse economic effects.

Self Storage Properties Have Special Risks

There are thirty-seven (37) self storage properties, representing approximately 6.7% of the outstanding pool balance as of the cut-off date (by allocated loan amount).  Various factors may adversely affect the value and successful operation of a self storage property.

Self storage facilities are considered vulnerable to competition, because both acquisition and development costs and break-even occupancy are relatively low.  The conversion of self storage facilities to alternative uses would generally require substantial capital expenditures.  Thus, if the operation of any of the self storage properties becomes unprofitable due to:

●	decreased demand;

●	competition;

●	lack of proximity to apartment complexes or commercial users;

●	apartment tenants moving to single-family homes;

●	decline in services rendered, including security;

●	dependence on business activity ancillary to renting units;

●	security concerns;

●	age of improvements; or

●	other factors;

so that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that self storage property may be substantially less, relative to the amount owing on the mortgage loan, than if the self storage property were readily adaptable to other uses.

Tenant privacy, anonymity and efficient and/or unsupervised access may heighten environmental risks (although lease agreements generally prohibit users from storing hazardous substance in the units).  No environmental assessment of a mortgaged property included an inspection of the contents of the self storage units included in the self storage properties and there is no assurance that all of the units included in the self storage properties are free from hazardous substances or other pollutants or contaminants or will remain so in the future.

With respect to the mortgage loan identified on Annex A-1 to this free writing prospectus as U-Haul Pool 2, representing approximately 2.4% of the outstanding pool balance as of the cut-off date, approximately 13.4% of the underwritten effective gross income from the related mortgaged properties is received from or associated with several agreements by an among the related borrower and certain affiliates of U-Haul International Inc., which is also affiliated with the sponsor of the mortgage loan, including a dealership contract, pursuant to which the related borrower receives commissions for renting trucks, motor vehicles, trailers and related equipment, and leases between U-Haul International Inc. and the related borrower for space at the mortgaged properties. The applicable affiliates of U-Haul International Inc. have entered into an assignment and subordination agreement, which provides that the dealer agreement will remain in place for one year after a foreclosure or deed-in-lieu of foreclosure, at the election of the related lender. After the one year period, the affiliates of U-Haul International Inc. may terminate the dealer agreement and the leases are subject to subordination and attornment agreements that give the related lender the option to enforce or terminate such leases. As a result, we cannot assure you that net operating income or the related mortgaged properties will not be negatively impacted if the related lender elects to foreclose on its interests in the mortgaged properties, or that such revenue streams will continue to be generated by the mortgaged properties.

Industrial Properties Have Special Risks

There are seven (7) industrial properties, representing approximately 4.4% of the outstanding pool balance as of the cut-off date (by allocated loan amount).  Significant factors determining the value of industrial properties are:

●	the quality of tenants;

●	reduced demand for industrial space because of a decline in a particular industry segment;

●	the property becoming functionally obsolete;

●	building design and adaptability;

●	unavailability of labor sources;

●	changes in access, energy prices, strikes, relocation of highways, the construction of additional highways or other factors;

●	changes in proximity of supply sources;

●	the expenses of converting a previously adapted space to general use; and

●	the location of the property.

Concerns about the quality of tenants, particularly major tenants, are similar in both office properties and industrial properties, although industrial properties often are dependent on a single or a few tenants.

Industrial properties may be adversely affected by reduced demand for industrial space occasioned by a decline in a particular industry segment (for example, a decline in defense spending), and a particular industrial property that suited the needs of its original tenant may be difficult to re-let to another tenant or may become functionally obsolete relative to newer properties.  Furthermore, lease terms with respect to industrial properties are generally for shorter periods of time and may result in a substantial percentage of leases expiring in the same year at any particular industrial property.  In addition, industrial properties are often more prone to environmental concerns due to the nature of items being stored or type of work conducted at the property.

Aspects of building site design and adaptability affect the value of an industrial property.  Site characteristics which are generally desirable to an industrial property include high, clear ceiling heights, wide column spacing, a large number of bays (loading docks) and large bay depths, divisibility, minimum large truck turning radii and overall functionality and accessibility.  Location is also important because an industrial property requires the availability of labor sources, proximity to supply sources and customers and accessibility to rail lines, major roadways and other distribution channels.  Because of the construction utilized in connection with certain industrial facilities, it might be difficult or costly to convert such a facility to an alternative use.

Further, certain of the industrial properties may have tenants that are subject to risks unique to their business, such as cold storage facilities.  Cold storage facilities may have unique risks such as short lease terms due to seasonal use, making income potentially more volatile than for properties with longer term leases, and customized refrigeration design, rendering such facilities less readily convertible to alternative uses have tenants that are subject to risks unique to their business, which may include cold storage facilities.  In addition, such facilities require customized refrigeration design, rendering them less readily convertible to alternative uses.

Further, certain of the industrial properties may be occupied by tenants that utilize a portion of the mortgaged property as medical offices, some of which may perform out-patient medical procedures.  See “—Office Properties Have Special Risks” in this free writing prospectus for information regarding medical office tenants.

Manufactured Housing Community Properties Have Special Risks

There are twenty-three (23) manufactured housing community property, representing approximately 3.8% of the outstanding pool balance as of the cut-off date (by allocated loan amount).  Mortgage loans secured by liens on manufactured housing community properties pose risks not associated with mortgage loans secured by liens on other types of income producing real estate.

The successful operation of a manufactured housing property may depend upon the number of other competing residential developments in the local market, such as:

●      other manufactured housing community properties;

●      apartment buildings; and

●      site built single family homes.

Other factors may also include:

●      the physical attributes of the community, including its age and appearance;

●      the location of the manufactured housing property;

●      the ability of management to provide adequate maintenance and insurance;

●      the type of services or amenities it provides;

●      the property’s reputation;

●      restrictions on the age of tenants that may reside at the property; and

●      state and local regulations, including rent control and rent stabilization.

Some of the manufactured housing community mortgaged properties securing mortgage loans in the issuing entity have a material number of leased homes that are currently owned by the related borrower or an affiliate thereof and rented by the respective tenants like apartments.  In circumstances where the leased homes are owned by an affiliate of the borrower, the related pads may, in some cases, be subject to a master lease with that affiliate.  In such cases, the tenants will tend to be more transient and less tied to the property than if they owned their own home.  Such leased homes do not, in all (or, possibly, in any) such cases, constitute collateral for the related mortgage loan.  Some of the leased homes that are not collateral for the related mortgage loan may be rented on a lease-to-own basis.

Some of the manufactured housing community mortgaged properties securing the mortgage loans are not connected to public water and sewer systems.  In such cases, the borrower could incur a substantial expense if it were required to connect the property to such systems in the future.  In addition, the use of well water and/or septic systems or private sewage treatment facilities enhances the likelihood that the property could be adversely affected by a recognized environmental condition that impacts soil and groundwater.

For example, with respect to the portfolio of mortgaged properties identified on Annex A-1 to this free writing prospectus as Churchill Portfolio, which secures a mortgage loan representing approximately 4.4% of the outstanding pool balance as of the cut-off date, the owner of the mortgaged property identified on Annex A-1 to this free writing prospectus as Canby Regency, leases an adjacent 2-acre site for use of a well which serves as the mortgaged property’s water supply.  The lease has been extended  through December 2033, and requires annual payments of $14,074 in 2014 subject to 5.0% annual increases.

Some of the manufactured housing community mortgaged properties require that residents be 55 years of age or older, thereby limiting the potential tenant pool.  The manufactured housing community properties are “special purpose” properties that could not be readily converted to general residential, retail or office use.  Thus, if the operation of any of the manufactured housing community properties becomes unprofitable due to competition, age of the improvements or other factors such that the borrower becomes unable to meet its obligations on the related mortgage loan, the liquidation value of that manufactured housing property may be substantially less, relative to the amount owing on the related mortgage loan, than would be the case if the manufactured housing community property were readily adaptable to other uses.

Mixed Use Properties Have Special Risks

There are five (5) mixed use properties, representing approximately 2.2% of the outstanding pool balance as of the cut-off date (by allocated loan amount).  Each of these mixed use properties contains two or more of the following property types:  retail, multifamily, industrial, office or parking.  To the extent a mixed use property has one or more of the components above, such mortgaged property is subject to the risks relating to the property types described in “—Retail Properties Have Special Risks”,  “—Multifamily Properties Have Special Risks”, “—Industrial Properties Have Special Risks”, “—Office Properties Have Special Risks” and “—Parking Properties Have Special Risks”.  See Annex A-1 to this free writing prospectus for the 5 largest office and/or retail tenants (by net rentable area leased) at each of the mixed use properties.  A mixed use property may be subject to additional risks, including the property manager’s inexperience in managing the different property types that comprise such mixed use property.

Parking Properties Have Special Risks

Two (2) of the mortgaged properties, representing approximately 0.7% of the outstanding pool balance as of the cut-off date, are parking properties.  Parking garages and parking lots present risks not associated with other properties.  Generally, the primary source of income for parking lots and garages are the daily and short-terms rates charged for individual parking spaces.

Factors affecting the success of a parking lot or garage include:

●      the number of rentable parking spaces and rates charged;

●      the location of the lot or garage and, in particular, its proximity to places where large numbers of people work, shop or live;

●      the amount of alternative parking spaces in the area;

●      the availability of mass transit; and

●      the perceptions of the safety, convenience and services of the lot or garage.

Aspects of building site design and adaptability affect the value of a parking garage facility. Site characteristics that are valuable to a parking garage facility include location, clear ceiling heights, column spacing, zoning restrictions, number of spaces and overall functionality and accessibility.

In addition, because of the unique construction requirements of many parking garages and because a parking lot is often vacant paved land without any structure, a vacant parking garage facility or parking lot may not be easily converted to other uses.  See “—Some Mortgaged Properties May Not Be Readily Convertible To Alternative Uses” in this free writing prospectus.

Risks of Co-Tenancy and Other Early Termination Provisions in Retail and Office Leases

Retail, office, mixed use and industrial properties may have tenants with leases that give tenants the right to terminate the related lease or abate or reduce rent for various reasons or upon various conditions, including (i) if the borrower for the applicable mortgaged property allows uses at the mortgaged property in violation of use restrictions in current tenant leases, (ii) if the borrower or any of its affiliates owns other properties within a certain radius of the mortgaged property and allows uses at those properties in violation of use restrictions, (iii) if the related borrower fails to provide a designated number of parking spaces, (iv) if there is construction at or otherwise affecting access to or parking on the related mortgaged property or an adjacent property (whether or not such adjacent property is owned or controlled by the borrower or any of its affiliates) that may interfere with visibility or a tenant’s use of or access to or parking upon the mortgaged property, (v) upon casualty or condemnation with respect to all or a portion of the mortgaged property above a certain threshold or that interferes with a tenant’s use of or access to such mortgaged property or that otherwise renders such mortgaged property unsuitable for a tenant’s use or if the borrower fails to rebuild such mortgaged property within a certain time, (vi) if a tenant’s use is not permitted by zoning or applicable law, (vii) if a tenant is unable to exercise expansion rights, (viii) if utilities or other essential services are not provided to the subject space for a specified period, or (ix) if the landlord defaults on its obligations under the lease.  In each identified instance the borrower may have interests adverse to the mortgagee, and we cannot assure you that the borrower will not violate those restrictions if it feels that such violation may otherwise benefit it or its affiliates to do so, even where such action is to the detriment of the mortgaged property.

In addition, it is common for non-anchor tenants at anchored or shadow-anchored retail centers to have the right to terminate their leases or abate or reduce rent if the anchor or shadow anchor tenant goes dark.  In addition, an anchor tenant may have a similar co-tenancy provision in its lease based on the continued operations of another anchor tenant.  Even if tenant leases do not include provisions granting such termination or rent abatement rights, because the anchor or shadow anchor tenant plays a key role in generating customer traffic and making a center desirable for other tenants, we cannot assure you that any loss of an anchor tenant will not have a material adverse impact on the non-anchor tenants’ ability to operate, which may in turn adversely impact the borrower’s ability to meet its obligations under the related mortgage loan documents.  If an anchor tenant goes dark, generally the borrower’s only remedy is to terminate that lease after the anchor tenant has been dark for a specified amount of time.

Certain of the tenant leases for the mortgaged properties permit the related tenant to terminate its lease and/or abate or reduce rent if the tenant fails to meet certain sales targets or other business objectives for a specified period of time.  We cannot assure you that all or any of these tenants will meet the sales targets or business objectives required to avoid any termination and/or abatement rights.

In addition, certain of the tenant leases for the mortgaged properties may permit the affected tenants to terminate their leases and/or abate or reduce rent if a certain number of other tenants, and/or other tenants occupying a specified percentage of the total space, cease to operate at the applicable mortgaged property.  Further, certain of the tenant leases for the other mortgaged properties may permit affected tenants to terminate their leases if a tenant at an adjacent or nearby property terminates its lease or goes dark.

In addition, certain of the tenant leases for the mortgaged properties may permit the affected tenants to terminate their leases or abate rent prior to the stated lease expiration date for no reason after a specified period of time following commencement of the lease and/or solely upon notice to the landlord.

See “—Risks Related to Tenants—Certain Additional Risks Related to Tenants” in this free writing prospectus.

Any exercise of the foregoing termination rights could result in vacant space at the related mortgaged property, renegotiation of the lease with the related tenant or re-letting of the space.  We cannot assure you that any vacated space could or would be re-let.  Furthermore, we cannot assure you that the foregoing termination and/or abatement rights will not arise in the future or materially adversely affect the related borrower’s ability to meet its obligations under the related mortgage loan documents.  See “--Risks Related to Tenants—Certain Additional Risks Related to Tenants” in this free writing prospectus.

Condominium Properties Have Special Risks

In the case of five (5) of the mortgaged properties, representing approximately 7.1% of the outstanding pool balance as of the cut-off date (by allocated loan amount), the related mortgage loans are secured, in whole or in part, by the related borrower’s fee simple ownership interest in one or more condominium units.

The management and operation of a condominium is generally controlled by a condominium board representing the owners of the individual condominium units, subject to the terms of the related condominium rules or by-laws.  Generally, the consent of a majority of the board members is required for any actions of the condominium board and a unit owner’s ability to control decisions of the board are generally related to the number of units owned by such owner as a percentage of the total number of units in the condominium.  In certain cases, the related borrower does not have a majority of votes on the condominium board.  The borrower may control the appointment and voting of the condominium board or the condominium owners may not be permitted to take actions or cause the condominium association to take actions that would affect the borrower’s unit without the borrower’s consent.  Even if a borrower or its designated board members, either through control of the appointment and voting of sufficient members of the related condominium board or by virtue of other provisions in the related condominium documents, has consent rights over actions by the related condominium associations or owners, we cannot assure you that the related condominium board will not take actions that would materially adversely affect the related borrower’s unit.

With respect to the mortgage loan identified on Annex A-1 to this free writing prospectus as W Scottsdale, representing approximately 4.6% of the outstanding pool balance as of the cut-off date, the mortgaged property is comprised of a hotel which also contains 18 condominium units with 6 units located on half of the sixth floor and 12 units on the seventh floor which are owned by a borrower affiliate. The relationship between the (i) condominium units and the hotel and (ii) borrower and borrower affiliate are governed by a recorded master declaration with an initial term of through January 2028 and which may be renewed for successive terms of 10 years each unless revoked by the related borrower, as declarant, and the owners of 75% of the condominium units.  The declarant, currently the related borrower, is generally responsible for administration of the affairs under the master declaration, including providing for maintenance and repair of common areas, adopting rules and regulations regarding common areas, and obtaining insurance and repairing and restoring the common areas of the property after a casualty.  In addition, the declaration provides that it is prior and superior to the condominium documents for all purposes, regardless of recording order, and in the event of a conflict between the master declaration (or any rules adopted thereto) and the condominium documents, the terms and conditions of the declaration will govern.

The condominium board is generally responsible for administration of the affairs of the condominium, including providing for maintenance and repair of common areas, adopting rules and regulations regarding common areas, and obtaining insurance and repairing and restoring the common areas of the property after a casualty.  Notwithstanding the insurance and casualty provisions of the related mortgage loan documents, the condominium board may have the right to control the use of casualty proceeds.  In addition, the condominium board generally has the right to assess individual unit owners for their share of expenses related to the operation and maintenance of the common elements.  In the event that an owner of another unit fails to pay its allocated assessments, the related borrower may be required to pay such assessments in order to properly maintain and operate the common elements of the property.  Although the condominium board generally may obtain a lien against any unit owner for common expenses that are not paid, such lien generally is extinguished if a lender takes possession pursuant to a foreclosure.  Each unit owner is responsible for maintenance of its respective unit and retains essential operational control over its unit.

Certain condominium declarations and/or local laws provide for the withdrawal of a property from a condominium structure under certain circumstances.  For example, the New York Condominium Act provides for a withdrawal of the property from a condominium structure by vote of 80% of unit owners.  If the condominium is terminated, the building will be subject to an action for partition by any unit owner or lienor as if owned in common.  This could cause an early and unanticipated prepayment of the mortgage loan.  There can be no assurance the proceeds from partition will be sufficient to satisfy borrower’s obligations under the mortgage loan.

Due to the nature of condominiums and a borrower’s ownership interest therein, a default on a mortgage loan secured by the borrower’s interest in one or more condominium units may not allow the related lender the same flexibility in realizing upon the underlying real property as is generally available with respect to non-condominium properties.  The rights of any other unit owners, the governing documents of the owners’ association and state and local laws applicable to condominiums must be considered and respected.  Consequently, servicing and realizing upon such collateral could subject the issuing entity to greater expense and risk than servicing and realizing upon collateral for other mortgage loans that are not condominiums.

In addition, certain of the mortgaged properties may be converted, in whole or in part, to a condominium regime at a future date.  For additional information, see “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Property Releases.”

Risks Related to Construction, Development, Redevelopment, Renovation and Repairs at Mortgaged Properties

Certain of the mortgaged properties are currently undergoing, or are expected to undergo in the future, material construction, development, redevelopment, renovation or repairs. For example, with respect to a mortgaged property that currently or is expected to undergo material construction, development, redevelopment, renovation or repairs and is a mortgaged property that (i) secures a mortgage loan that is one of the top 20 mortgage loans or (ii) where such related costs are anticipated to be more than 10% of the related mortgage loan cut-off date balance:

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In the case of the mortgaged property identified on Annex A-1 to this free writing prospectus as W Scottsdale, which secures a mortgage loan representing approximately 4.6% of the outstanding pool balance as of the cut-off date, the borrower is anticipated to undertake an approximately $1,200,000 renovation of the second floor pool lounge during the term of the mortgage loan.  Approximately of $400,000 of such costs are expected to be funded from the ongoing FF&E reserve funded by borrower under the mortgage loan documents with the remainder to be funded from sponsor equity.

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In the case of the mortgaged property identified on Annex A-1 to this free writing prospectus as 811 Wilshire, which secures a mortgage loan representing approximately 3.1% of the outstanding pool balance as of the cut-off date, $500,000 was reserved with lender to fund the build-out and renovation of the third and fourth floors of the mortgaged property which are currently in shell space condition.

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In the case of the mortgaged property identified on Annex A-1 to this free writing prospectus as University Edge, which secures a mortgage loan representing approximately 2.8% of the outstanding pool balance as of the cut-off date, was recently constructed and operates as a student housing complex with six retail tenants.  On September 15, 2014, the developer certified that construction of the mortgaged property is substantially complete; however, the retail space is still being built-out and several tenants have not yet taken occupancy.  At closing, the borrower deposited $276,536 into an unfunded reserve account, which cost covers outstanding tenant improvements, leasing commissions and tenant allowances with respect to the retail space.  In addition, on the closing date of the mortgage loan, the borrower deposited a letter of credit with the lender in the amount of $3,750,000, which will be held by the lender as additional collateral for the mortgage loan.  The letter of credit will be reduced as the retail occupancy increases and the performance of the student housing component stabilizes.  The amount of the reduction will be based on the difference between the $32.5 million (the total amount of the mortgage loan less the $3.75 million letter of credit) and the loan amount that would result assuming a debt yield of 8.0%.

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In the case of the portfolio of mortgaged properties identified on Annex A-1 to this free writing prospectus as Highland Oaks Portfolio, which secures a mortgage loan representing approximately 2.7% of the outstanding pool balance as of the cut-off date, the borrower is currently completing an elevator modernization project at the mortgaged property.  Approximately $458,887 of the work remains to be completed.  At origination of the mortgage loan, the borrower deposited $458,887 into a lender-controlled reserve in connection with such capital expenditures.

●	In the case of the mortgaged property identified on Annex A-1 to this free writing prospectus as Wells Fargo Plaza, which secures a mortgage loan representing approximately 0.9% of the outstanding pool balance as of the cut-off date, a $1,157,510 renovation reserve was funded at origination of the mortgage loan to fund a renovation of the lobby area of the mortgaged property.  The renovation is anticipated to be completed during the first quarter of 2015 and includes new finishes to vestibules, entrances, framing and windows, wall coverings, flooring, doorways and lighting.  The security desk is being relocated and approximately 2,000 square feet of new leasable area is anticipated to be provided.

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In the case of the mortgaged property identified on Annex A-1 to this free writing prospectus as Staybridge Suites Peoria, which secures a mortgage loan representing approximately 0.6% of the outstanding pool balance as of the cut-off date, in connection with the acquisition of the mortgaged property by the related borrower on the origination date of the mortgage loan, the borrower is obligated to complete a $791,500 property improvement plan under its new franchise agreement with Holiday Hospitality Franchising, LLC relating to the use and operation of the mortgaged property as a Staybridge Suites hotel.  At origination of the mortgage loan, the borrower funded a reserve of $791,500 to cover such costs of improvement, which such work includes, but is not limited to, pavement repair, remodeling bathrooms, renovating signage, replacing interior and exterior lighting, replacing cabinets, sinks, tubs and other in-unit amenities and upgrading the entrance to the lobby.

We cannot assure you that any current or planned construction, redevelopment, renovation or repairs will be completed, that such construction, redevelopment, renovation or repairs will be completed in the time frame contemplated, or that, when and if redevelopment or renovation is completed, such redevelopment or renovation will improve the operations at, or increase the value of, the subject property.  Failure of any of the foregoing to occur could have a material negative impact on the related mortgage loan and/or the value of the related mortgaged property, which could affect the ability of the borrower to repay the related mortgage loan.

If the related borrower or tenant fails to pay the costs for work completed or material delivered in connection with such ongoing construction, redevelopment, renovation or repairs, the related mortgaged property may be subject to mechanic’s or materialmen’s liens that may be senior to the lien of the related mortgage loan.  The existence of construction or renovation at a mortgaged property may make such mortgaged property less attractive to tenants or their customers or other users and, accordingly, could have a negative impact on net operating income.

Furthermore, in the event of a foreclosure on any mortgaged property following a default on a related mortgage loan, the special servicer will generally retain an independent contractor to operate the mortgaged property.  Among other things, the independent contractor generally will not be able to perform construction work, other than repair, maintenance or certain types of tenant build-outs, unless the construction was more than 10% completed when default on the mortgage loan becomes imminent.  In addition, financing will generally be required to complete any such construction work, the availability of which may be particularly limited due to the issuing entity’s inability to incur debt.  The inability to complete such construction work may result in lower cash flows and less liquidation proceeds to the issuing entity than if such construction were able to be completed.

Competition May Adversely Affect the Performance of the Mortgaged Property

Borrowers, affiliates of borrowers, and property managers of mortgaged properties may currently own, and in the future property managers of mortgaged properties and affiliates of borrowers may develop or acquire, additional properties and lease space in other properties in the same market areas where the mortgaged properties are located.  Property managers at the related mortgaged properties also may manage competing properties, including, without limitation, properties that may be situated near or even adjacent to the mortgaged properties.  None of the property managers or any other party has any duty to favor the leasing of space in the mortgaged properties over the leasing of space in other properties, one or more of which may be adjacent to, or near, the mortgaged properties.

Options and Other Purchase Rights May Affect Value or Hinder Recovery with Respect to the Mortgaged Properties

With respect to certain mortgage loans, one or more tenants or another person (or the related mortgaged property may be subject to) may have a purchase option, a right of first refusal or right of first offer in the event a sale is contemplated, a right of first refusal to purchase a leasehold interest in the premises if the sale of the borrower’s leasehold interest is contemplated or an option to purchase all or a portion of the related mortgaged property and/or various similar rights.

For example, with respect to the top 20 mortgage loans:

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With respect to the portfolio of mortgaged properties identified on Annex A-1 to this free writing prospectus as Highland Oaks Portfolio, securing a mortgage loan representing approximately 2.7% of the outstanding pool balance as of the cut-off date, Midwest Physician Administrative Services, LLC (“MPAS”), the largest tenant at the Highland Oaks I mortgaged property representing 62.4% of the net rentable area, has a right of first refusal to negotiate with the landlord to purchase the building.  Within sixty (60) days after delivery of the first offer notice to MPAS, MPAS must deliver notice indicating its desire to enter into negotiations to purchase the building.

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In the case of the mortgaged property identified on Annex A-1 to this free writing prospectus as Myrtle Beach Marriott Resort & Spa, which secures a mortgage loan representing approximately 2.4% of the outstanding pool balance as of the cut-off date, the mortgaged property is subject to a franchise agreement with Marriott International, Inc., pursuant to which the franchisor has a right to purchase the hotel if the franchisee attempts to sell the hotel to a competitor of Marriott International, Inc.

These rights, which may not be subordinated to the related mortgage, may impede the lender’s ability to sell the related mortgaged property at foreclosure or after acquiring the mortgaged property pursuant to foreclosure, or adversely affect the value and/or marketability of the related mortgaged property.  Additionally, the exercise of a purchase option may result in the related mortgage loan being prepaid during a period when voluntary prepayments are otherwise prohibited.

The Sellers of the Mortgage Loans Are Subject to Bankruptcy or Insolvency Laws That May Affect the Issuing Entity’s Ownership of the Mortgage Loans

In the event of the bankruptcy or insolvency of any mortgage loan seller, it is possible the issuing entity’s right to payment from or ownership of the mortgage loans transferred by such mortgage loan seller could be challenged, and if such challenge were successful, delays or reductions in payments on your certificates could occur.

Based upon an opinion of counsel that the conveyance of the applicable mortgage loans to the depositor would generally be respected in the event of the bankruptcy or insolvency of the related mortgage loan seller, which opinion will be subject to various assumptions and qualifications, the depositor believes that such a challenge will be unsuccessful, but there can be no assurance that a bankruptcy trustee, if applicable, or other interested party will not attempt to assert such a position.  Even if actions seeking such results were not successful, it is possible that payments on the certificates would be delayed while a court resolves the claim.

KeyBank National Association is a national banking association, the deposits of which are insured by the FDIC.  If KeyBank National Association were to become subject to receivership, the proceeding would be administered by the FDIC under the Federal Deposit Insurance Act (the “FDIA”); and if KeyBank National Association were to become subject to conservatorship, the agency appointed as conservator would likely be the FDIC as well.  The FDIA gives the FDIC the power to disaffirm or repudiate contracts to which a bank is party at the time of receivership or conservatorship and the performance of which the

FDIC determines to be burdensome, in which case the counterparty to the contract has a claim for payment by the receivership or conservatorship estate of “actual direct compensatory damages” as of the date of receivership or conservatorship.

The FDIC has adopted a rule, substantially revised and effective January 1, 2011, establishing a safe harbor (the “FDIC Safe Harbor”) from its repudiation powers for securitizations meeting the requirements of the rule (12 C.F.R. § 360.6).  The transfer of the applicable mortgage loans by KeyBank National Association to the depositor will not qualify for the FDIC Safe Harbor.

Environmental Issues at the Mortgaged Properties May Adversely Affect Payments on Your Certificates

Certain Environmental Laws May Negatively Impact a Borrower’s Ability To Repay a Mortgage Loan.  Various environmental laws may make a current or previous owner or operator of real property liable for the costs of removal, remediation or containment of hazardous or toxic substances on, under, in, or emanating from that property.  Those laws often impose liability whether or not the owner or operator knew of, or was responsible for, the presence of the hazardous or toxic substances.  For example, certain laws impose liability for release of asbestos containing materials into the air or require the removal or containment of the asbestos containing materials; polychlorinated biphenyls in hydraulic or electrical equipment are regulated as hazardous or toxic substances; and the U.S. Environmental Protection Agency has identified health risks associated with elevated radon gas levels in buildings.  In some states, contamination of a property may give rise to a lien on the property for payment of the costs of addressing the condition.  This lien may have priority over the lien of a pre-existing mortgage.  Additionally, third parties may seek recovery from owners or operators of real properties for personal injury or property damages associated with exposure to hazardous or toxic substances related to the properties.

The costs of any required remediation and the owner’s or operator’s liability for them as to any property are generally not limited under these laws, ordinances and regulations and could exceed the value of the mortgaged property and the aggregate assets of the owner or operator.  In addition, as to the owners or operators of mortgaged properties that generate hazardous substances that are disposed of at “offsite” locations, the owners or operators may be held strictly, jointly and severally liable if there are releases or threatened releases of hazardous substances at the offsite locations where that person’s hazardous substances were disposed.  Additionally, third parties may seek recovery from owners or operators of real properties for personal injury or property damages associated with exposure to hazardous or toxic substances related to the properties.

Federal law requires owners of certain residential housing constructed prior to 1978 to disclose to potential residents or purchasers any condition on the property that causes exposure to lead-based paint.  Contracts for the purchase and sale of an interest in residential housing constructed prior to 1978 must contain a “Lead Warning Statement” that informs the purchaser of the potential hazards to pregnant women and young children associated with exposure to lead-based paint.  The ingestion of lead-based paint chips and/or the inhalation of dust particles from lead-based paint by children can cause permanent injury, even at low levels of exposure.  Property owners may be held liable for injuries to their tenants resulting from exposure to lead-based paint under common law and various state and local laws and regulations that impose affirmative obligations on property owners of residential housing containing lead-based paint.

The presence of hazardous or toxic substances also may adversely affect the owner’s ability to refinance the property or to sell the property to a third party.  The presence of, or strong potential for contamination by, hazardous substances consequently can have a materially adverse effect on the value of the mortgaged property and a borrower’s ability to repay its mortgage loan.

In addition, under certain circumstances, a lender (such as the issuing entity) could be liable for the costs of responding to an environmental hazard.  See “Certain Legal Aspects of Mortgage Loans—Environmental Considerations” in the prospectus.

A Borrower May Be Required To Take Remedial Steps with Respect to Environmental Hazards at a Property.  In certain cases where the environmental consultant recommended that action be taken in respect of a materially adverse or potentially material adverse environmental condition at the related mortgaged property:

●	an environmental consultant investigated those conditions and recommended no further investigations or remedial action;

●	a responsible third party was identified as being responsible for the remedial action; or

●	the related originator of the subject mortgage loan generally required the related borrower to:

(a)	take investigative and/or remedial action;

(b)
carry out an operation and maintenance plan or other specific remedial action measures post-closing and/or to establish an escrow reserve in an amount sufficient for effecting that plan and/or the remedial action;

(c)	monitor the environmental condition and/or to carry out additional testing, in the manner and within the time frame specified by the environmental consultant;

(d)	obtain or seek a letter from the applicable regulatory authority stating that no further action was required;

(e)	obtain environmental insurance or provide an indemnity or guaranty from an individual or an entity (which may include the loan sponsor); or

(f)	the circumstance or condition has been remediated in all material respects.

There can be no assurance that the reserve amounts will be sufficient to obtain “no further action” status, remediate any environmental conditions or to clean up the related mortgaged property.

See “Risk Factors—Commercial and Multifamily Mortgage Loans Are Subject to Certain Risks Which Could Adversely Affect the Performance of Your Offered Certificates—Environmental Issues at the Mortgaged Properties May Adversely Affect Payments on Your Certificates” and “Certain Legal Aspects of Mortgage Loans—Environmental Considerations” in the prospectus.

Potential Issuing Entity Liability Related to a Materially Adverse Environmental Condition

The mortgage loan sellers have represented to the depositor that all of the mortgaged properties have had an environmental site assessment within the 8 months preceding the origination date of the related mortgage loan.  The mortgage loan sellers have represented to the depositor that to the extent a Phase II environmental site assessment was recommended, such Phase II was conducted or other measures were taken, such as obtaining a lender’s environmental insurance policy.  See “Description of the Mortgage Pool—Certain Underwriting Matters—Environmental Site Assessments” in this free writing prospectus.

There can be no assurance that any environmental site assessment, study or review or Phase I and/or Phase II sampling revealed all possible environmental hazards or that all environmental matters that were revealed were or will be remediated or otherwise adequately addressed.  The environmental assessments relating to certain of the mortgage loans revealed the existence of various current and historical recognized environmental conditions, including:  (i) the existence of friable or non-friable asbestos-containing materials, mold, lead-based paint, lead in drinking water, radon gas, leaking aboveground and/or underground storage tanks; (ii) the current or historical use as a dry cleaning operation, gas station, auto/truck repair operation, manufacturing facility, photo development operation, asphalt plant, oil company, and/or storage facility for large quantities of waste chemicals, fertilizers, pesticides, fuels and/or other regulated materials; and (iii) the presence of polychlorinated biphenyl contamination, soil and/or ground water contamination (or potential contamination) from onsite and/or off-site sources, elevated soil vapor concentrations, historic existence of natural gas wells or other material environmental conditions.  In some cases, particularly with respect to multifamily and manufactured housing community mortgaged properties, a property owner must disclose an environmental condition to potential tenants which may deter them from leasing the subject space.  The environmental assessments relating to certain of the mortgage loans may have revealed that the related mortgaged property was located in or near a superfund site.  For information regarding environmental site assessments at the mortgaged properties, see “Description of the Mortgage Pool—Certain Underwriting Matters—Environmental Site Assessments” below.

The mortgage loan sellers have informed us of the following potential environmental concerns:

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The portfolio of mortgaged properties identified on Annex A-1 to this free writing prospectus as Circle K Portfolio, which secures a mortgage loan representing approximately 3.7% of the outstanding pool balance as of the cut-off date, consists of 106 gas stations and several underground storage tanks for gasoline.  The Phase I environmental reports identified recognized environmental conditions and historical recognized environmental conditions at certain of the Circle K Portfolio mortgaged properties related to the underground storage tanks. Pursuant to the existing lease with Circle K, Inc., Circle K, Inc. provides an indemnity to the borrower to address all of the environmental issues stemming from new or existing underground storage tanks.  In addition, certain environmental conditions may be covered by applicable state funds for properties of this type. The borrower is required to maintain good standing and eligibility, or to cause the tenant to maintain such good standing and eligibility, in all available and applicable state funds for properties of this type. The tenant, Circle K, Inc., is required to maintain an environmental insurance policy. The tenant’s policy has a $2,000,000 deductible and covers up to $5,000,000 per incident and $10,000,000 in the aggregate.  In addition, the borrower obtained an environmental insurance policy with a term of 10 years, a limit of $7,000,000 per incident and a $100,000 deductible.

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In the case of the mortgaged property identified on Annex A-1 to this free writing prospectus as Evergreen Plaza, which secures a mortgage loan representing approximately 0.9% of the outstanding pool balance as of the cut-off date, the Phase I environmental report identified as a recognized environmental condition for the mortgaged property historical and current dry cleaning operations conducted on site.  A limited Phase II subsurface investigation was conducted to determine whether such dry cleaning operations may have impacted the mortgaged property.  The Phase II identified impacts to soil and groundwater below non-residential action levels established by the Michigan Department of Environmental Quality.  The environmental consultant has estimated the cost of any potential remediation at $63,300.  A reserve of $126,600, which is two times the estimated remediation amount, was established at closing to address any remediation requirement that might in the future be imposed by any regulatory authority.

With respect to each mortgaged property identified in the bullet below, the related borrower obtained a lender’s environmental insurance policy in lieu of obtaining a Phase II Environmental Site Assessment or providing an indemnity or guaranty from a sponsor in connection with the breach of environmental covenants in the related mortgage loan documents or in connection with a potential environmental concern:

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In the case of the portfolio of mortgaged properties identified on Annex A-1 to this free writing prospectus as U-Haul Pool 2, which secures a mortgage loan representing approximately 2.4% of the outstanding pool balance as of the cut-off date, historical operations including the use of underground storage tanks (USTs) and/or auto repair activities have resulted in releases impacting the properties.  The Phase I ESA consultant reports that a majority of the properties have received closure (or the equivalent) for the historic releases from the appropriate governmental authorities.  In certain cases, closure allowed for impacts to remain in place.  The consultant recommended a file review or review of additional documentation to address a lack of information on historic USTs and, at least in one case, recommended a Phase II subsurface investigation.  In lieu of reviewing additional documents or of obtaining a Phase II environmental site assessment, the related borrower has obtained an environmental insurance policy from  Steadfast Insurance Company, with a term of 10 years and one 10-year extension option, a limit of $3,000,000 and a $50,000 per claim self-insured retention.  A reserve amount of $371,876 (approximately 125% of the insurance policy premium) associated with the extension option was funded at origination.

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In the case of the mortgaged property identified on Annex A-1 to this free writing prospectus as 4585 Electronics Place, which secures a mortgage loan representing approximately 0.7% of the outstanding pool balance as of the cut-off date, the mortgage property is located within the boundaries of the San Fernando Valley (Area 2) Crystal Springs Wellfield Area-Glendale National Priorities List (NPL) site.  Groundwater impacts associated with this NPL site are the result of the historic operation of various parties, including Datron, Inc., a former owner of the mortgaged property and a responsible party for this NPL site.  Datron, Inc. is not affiliated with the related borrower.  In 2000, a groundwater extraction and treatment plant began operating at the Area 2 NPL site to address impacted groundwater.  However, it is likely that additional extraction wells will be installed to fully achieve plume capture and containment.  A 2013 EPA study of the Area 2 NPL site identified the potential for a vapor intrusion exposure pathway in the area of the mortgaged property.  The vapor intrusion investigation is to be completed within (five) 5 years.  Additionally, the groundwater at the northeastern portion of the mortgaged property is identified as impacted by chlorinated solvents that have migrated from the adjacent property located at 4578 Brazil Street.  The Brazil Street release is currently being overseen by the Los Angeles Regional Water Quality Control Board.  Soil vapor extraction activities have been completed and the current remedial strategy for 4578 Brazil Street is monitored natural attenuation.  The responsible party for the Brazil Street release has been identified as A.G. Layne, who is not affiliated with borrower.  The Borrower has obtained an environmental insurance policy from Steadfast Insurance Company, with a term of 10 years, a limit of $3,000,000 and a deductible of $50,000.

There can be no assurance that the policy amounts will be sufficient to remediate any environmental hazards or to clean up the related mortgaged property.

For more information regarding environmental considerations, see “Risk Factors—Commercial and Multifamily Mortgage Loans Are Subject to Certain Risks Which Could Adversely Affect the Performance of Your Offered Certificates—Environmental Issues at the Mortgaged Properties May Adversely Affect Payments on Your Certificates” and “Certain Legal Aspects of Mortgage Loans—Environmental Considerations” in the prospectus.

The pooling and servicing agreement requires that the special servicer obtain an environmental site assessment of a mortgaged property prior to acquiring title to the mortgaged property on behalf of the issuing entity or assuming its operation.  Such requirement may effectively preclude realization of the security for the related note until a satisfactory environmental site assessment is obtained (or until any required remedial action is thereafter taken), but will decrease the likelihood that the issuing entity will become liable under any environmental law.  However, there can be no assurance that the requirements of the pooling and servicing agreement will effectively insulate the issuing entity from potential liability under environmental laws.  See “The Pooling and Servicing Agreement—Realization Upon Mortgage Loans” in this free writing prospectus and “Certain Legal Aspects of Mortgage Loans—Environmental Considerations” in the prospectus.

Borrower May Be Unable To Repay the Remaining Principal Balance on the Maturity Date or Anticipated Repayment Date and Longer Amortization Schedules and Interest-Only Provisions May Increase Risk

All of the mortgage loans (other than the mortgage loan secured by the portfolio of mortgaged properties identified on Annex A-1 to this free writing prospectus as U-Haul Pool 2, representing approximately 2.4% of the outstanding pool balance as of the cut-off date) are non-amortizing or partially amortizing balloon loans or loans that provide incentives for the borrower to repay the loan by the maturity date or anticipated repayment date.  Accordingly, such mortgage loans provide for substantial payments of principal to be due at their respective stated maturities or anticipated repayment dates, as applicable, and all of the mortgage loans that amortize (other than the mortgage loan secured by the portfolio of mortgaged properties identified on Annex A-1 to this free writing prospectus as U-Haul Pool 2), have amortization schedules that are significantly longer than their respective terms.  Some of the mortgage loans provide for interest-only debt service payments for all or part of their respective terms.  A longer amortization schedule or an interest-only provision in a mortgage loan will result in a higher amount of principal outstanding under the mortgage loan at any particular time, including at the maturity date or anticipated repayment date of the mortgage loan, than would have otherwise been the case had a shorter amortization schedule been used or had the mortgage loan had a shorter interest-only period or not included an interest-only provision at all.  That higher principal amount outstanding could both (i) make it more difficult for the related borrower to make the required balloon or anticipated repayment date payment at maturity or on the related anticipated repayment date and (ii) lead to increased losses for the issuing entity either during the loan term or at maturity or such anticipated repayment date if the mortgage loan becomes a defaulted mortgage loan.

Mortgage loans with substantial remaining principal balances at their stated maturity date or anticipated repayment date involve greater risk than fully amortizing mortgage loans.  This is because the borrower may be unable to repay the mortgage loan at that time.  In addition, fully-amortizing mortgage loans which may pay interest on an “actual/360” basis but have fixed monthly payments may, in effect, have a small balloon payment due at maturity.

Balloon loans involve a greater risk to the lender than amortizing loans because a borrower’s ability to repay a balloon mortgage loan on its stated maturity date or anticipated repayment date typically will depend upon its ability either to refinance the mortgage loan or to sell the mortgaged property at a price sufficient to permit repayment.  A borrower’s ability to effect a refinancing or sale will be affected by a number of factors as described in “Risk Factors—Commercial and Multifamily Mortgage Loans Are Subject to Certain Risks Which Could Adversely Affect the Performance of Your Offered Certificates—Mortgage Loans With Balloon Payments Have a Greater Risk of Default” in the prospectus.

In the case of the mortgage loan secured by the mortgaged property identified on Annex A-1 to this free writing prospectus as Myrtle Beach Marriott Resort & Spa, representing approximately 2.4% of the outstanding pool balance as of the cut-off date, the balloon risk is enhanced by the existence of one or more companion loans.

Whether or not losses are ultimately sustained, any delay in the collection of a balloon payment on the maturity date or anticipated repayment date that would otherwise be distributable on your certificates will likely extend the weighted average life of your certificates.

The recent credit crisis and recent economic downturn resulted in tightened lending standards and a substantial reduction in capital available to refinance commercial mortgage loans at maturity or anticipated repayment date.  These factors increased the risk that refinancing may not be available for commercial mortgage loans.  We cannot assure you that each borrower under a balloon loan will have the ability to repay the principal balance of such mortgage loan on the related maturity date.  In addition, we cannot assure you that each borrower with an initial interest-only period will have the ability to make amortizing payments following the expiration of the initial interest-only period.

With respect to any loan with an anticipated repayment date, although the related borrower may have certain incentives to do so, the failure of such borrower to pay the loan in full on its anticipated repayment date will not be an event of default under the loan documents.

Neither we nor any of our affiliates nor any other seller or its affiliates will be obligated to refinance any mortgage loan underlying your certificates.  We cannot assure you that any borrower will have the ability to repay the remaining principal balances on the related maturity date or anticipated repayment date.

See “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans” in this free writing prospectus.  See “Risk Factors—Commercial and Multifamily Mortgage Loans Are Subject to Certain Risks Which Could Adversely Affect the Performance of Your Offered Certificates—Mortgage Loans With Balloon Payments Have a Greater Risk of Default” in the prospectus.

Risks Relating to Borrower Organization or Structure

With respect to the mortgage loan borrowers that are characterized as single purpose entities, in most cases, the mortgage loan documents generally contain covenants customarily employed to ensure that a borrower is a single purpose entity.  However, in many cases the borrowers are not required to observe all covenants that are typically required in order for them to be viewed under standard rating agency criteria as “special purpose entities.”  In most cases, the borrowers’ organizational documents or the terms of the mortgage loan documents typically limit their activities to the ownership of only the related mortgaged property or properties and limit the borrowers’ ability to incur additional indebtedness.  These provisions are designed to mitigate the possibility that the borrowers’ financial condition would be adversely impacted by factors unrelated to the mortgaged property and the mortgage loan.  However, we cannot assure you that the related borrowers will comply with these requirements.  Also, although a borrower may currently be characterized as a single purpose entity, such a borrower may have previously owned property other than (or otherwise engaged in activities unrelated to) the related mortgaged property and/or may not have observed all covenants and conditions which typically are required to view a borrower as a “single purpose entity.”  There can be no assurance that circumstances that arose when the borrower did not observe the required covenants will not impact the borrower or the related mortgaged property.  In addition, many of the borrowers and their owners do not have an independent director whose consent would be required to file a voluntary bankruptcy petition on behalf of such borrower.  One of the purposes of an independent director of the borrower (or of a special purpose entity having an interest in the borrower) is to avoid a bankruptcy petition filing which is intended solely to benefit an affiliate and is not justified by the borrower’s own economic circumstances.  Borrowers (and any special purpose entity having an interest in any such borrowers) that do not have an independent director may be more likely to file a voluntary bankruptcy petition and therefore less likely to repay the related mortgage loan.  Most or all of the mortgage loans with original principal balances below $20 million do not require the related borrowers to currently have independent directors.  The bankruptcy of a borrower, or the general partner or the managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage.  See “Risk Factors—The Borrower’s Form of Entity May Not Prevent the Borrower’s Bankruptcy” in the prospectus.

Additionally, certain of the mortgage loans related to mortgaged properties located in Maryland may be structured with a borrower (that is directly obligated under the related note) that is different from the legal owner of the related mortgaged property. In such instances, the related property owner, although not obligated directly under the note, ordinarily agrees to guaranty all amounts payable by the related borrower under the related note and executes an indemnity deed of trust in favor of the lender to secure such guaranty.  In such instances, references to obligations and responsibilities of the “borrower” in this free writing prospectus, may apply to such property owner instead.  Although such indemnity deeds of trust executed prior to July 1, 2012 may have been exempt from mortgage recording tax under Maryland law, due to changes under Maryland law, indemnity deeds of trust executed on or after July 1, 2012 are not exempt from mortgage recording tax and the related property owners were required to pay all applicable Maryland recording tax at the time such mortgage loan was originated.  In certain cases, the property owners in those loans may choose to use the indemnity deed of trust structure to maintain their ability to attempt to take advantage of mortgage recording tax savings in the event Maryland mortgage recording tax law is revised to reinstitute the exemption.

Tenancies in Common May Hinder Recovery

Two (2) mortgage loans, representing approximately 4.7% of the outstanding pool balance as of the cut-off date, have borrowers that own the related mortgaged property as tenants-in-common.  In a tenant-in-common ownership structure, each tenant-in-common owns an undivided share in the property.  If such tenant-in-common borrower desires to sell its interest in the property (and is unable to find a buyer or otherwise needs to force a partition) the tenant-in-common borrower has the ability to request that a court order a sale of the property and distribute the proceeds to each tenant-in-common proportionally.  As a result, if a tenant-in-common that has not waived its right of partition or similar right exercises a right of partition, the related mortgage loan may be subject to prepayment.  The bankruptcy, dissolution or action for partition by one or more of the tenant-in-common borrowers could result in an early repayment of the related mortgage loan, significant delay in recovery against the tenant-in-common borrowers, particularly if the tenant-in-common borrowers file for bankruptcy separately or in series (because each time a tenant-in-common borrower files for bankruptcy, the bankruptcy court will be reinstated), a material impairment in the property management and a substantial decrease in the amount recoverable upon the related mortgage loan.  If a tenant-in-common borrower waived its right to partition, there can be no assurance that, if challenged, this waiver would be enforceable.

Risks Related to Additional Debt

The mortgage loans generally prohibit the borrower from incurring any additional debt secured by the mortgaged property without the consent of the lender.  Generally, none of the depositor, the mortgage loan sellers, the underwriters, the master servicer, the special servicer, the certificate administrator, the operating advisor or the trustee have made any investigations, searches or inquiries to determine the existence or status of any subordinate secured financing with respect to any of the mortgaged properties at any time following origination of the related mortgage loan.  However, the mortgage loan sellers have informed us that they are aware of the actual or potential additional debt secured by a mortgaged property with respect to the mortgage loans described under “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Other Financing” in this free writing prospectus.

The mortgage loans generally prohibit the borrower from incurring future unsecured debt that is not incurred in the ordinary course of business without the consent of the lender.  However, in general, any borrower that does not meet the single-purpose entity criteria may not be prohibited from incurring additional debt.  This additional debt may be secured by other property owned by such borrower.  Certain of these borrowers may have already incurred additional debt.  Also, in certain cases, co-mortgagors have executed the mortgage in order to encumber adjoining property or related property interests.  Such co-mortgagors may not be special purpose entities, and in such cases could have obligations, debt and activities unrelated to the mortgaged property.  In addition, the mortgage loan sellers have informed us that they are aware of actual or potential unsecured debt with respect to the mortgage loans described under “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Other Financing.”

Although the mortgage loans generally restrict the transfer or pledging of controlling general partnership and managing member interests in a borrower subject to certain exceptions, the terms of some mortgage loans permit, subject to certain limitations, among others, the transfer or pledge of (i) passive equity interests, such as limited partnership and non-managing membership interests in the related borrower, and/or (ii) less than a controlling or certain specified portion of the general partnership and managing membership interests in a borrower.  In addition, in general, the parent entity of any borrower that does not meet single purpose entity criteria may not be restricted in any way from incurring mezzanine debt secured by pledges of their equity interests in such borrower.  In addition, the mortgage loan sellers have informed us that they are aware of existing or potential mezzanine debt with respect to the mortgage loans described under “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Other Financing.”

With respect to mezzanine financing, while a mezzanine lender has no security interest in the related mortgaged properties, a default under a mezzanine loan could cause a change in control of the related borrower.  With respect to mortgage loans that permit mezzanine financing, the relative rights of the mortgagee and the related mezzanine lender will generally be set forth in an intercreditor agreement, which agreements typically provide that the rights of the mezzanine lender (including the right to payment) against the borrower and mortgaged property are subordinate to the rights of the mortgage lender and that the mezzanine lender may not take any enforcement action against the mortgage borrower and mortgaged property.

Although the terms of the mortgage loans generally prohibit additional debt of the borrowers and debt secured by direct or indirect ownership interests in the borrowers, except as described under “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Other Financing,” it has not been confirmed whether or not any of the borrowers has incurred additional secured or unsecured debt, or has permitted encumbrances on the direct or indirect ownership interests in such borrowers.  There can be no assurance that the borrowers have complied with the restrictions on indebtedness contained in the related mortgage loan documents.

When a borrower (or its constituent members) also has one or more other outstanding loans (even if subordinated, mezzanine or unsecured loans), the issuing entity is subjected to additional risk.  The borrower may have difficulty servicing and repaying multiple loans.  The existence of another loan generally makes it more difficult for the borrower to obtain refinancing of the mortgage loan and may thereby jeopardize repayment of the mortgage loan.  Moreover, the need to service additional debt may reduce the cash flow available to the borrower to operate and maintain the mortgaged property and in some cases, the debt service coverage ratio (based on the combined mortgage loan and other debt) may be less than 1.0x.  In addition, the current and any future mezzanine lender may have cure rights with respect to the related mortgage loan, certain consent rights regarding, among other things, modifications of the related mortgage loan, certain consent rights regarding, among other things, annual budgets, leases and alterations with respect to the related mortgaged property and/or an option to purchase the mortgage loan after a default or transfer to special servicing pursuant to an intercreditor agreement.  The option to purchase the mortgage loan may cause an early prepayment of the related mortgage loan.

Additionally, if the borrower (or its constituent members) defaults on the mortgage loan and/or any other loan, actions taken by other lenders could impair the security available to the issuing entity.  If a junior lender files an involuntary petition for bankruptcy against the borrower (or the borrower files a voluntary petition to stay enforcement by a junior lender), the issuing entity’s ability to foreclose on the property would be automatically stayed, and principal and interest payments might not be made during the course of the bankruptcy case.  The bankruptcy of another lender also may operate to stay foreclosure by the issuing entity.  See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws” in the prospectus.

Furthermore, if another mortgage loan secured by the mortgaged property is in default, the other lender may foreclose on the mortgaged property or, in the case of a mezzanine loan, the related mezzanine lender may foreclose on its equity collateral or exercise its purchase rights, in each case, absent an agreement to the contrary, thereby causing a delay in payments, a change in control of the borrower and/or an involuntary repayment of the mortgage loan prior to its maturity date or its anticipated repayment date, as applicable.  The issuing entity may also be subject to the costs and administrative burdens of involvement in foreclosure proceedings or related litigation.  In cases where the issuing entity is a party to any co-lender, intercreditor or similar agreement in connection with the additional debt described above, some provisions contained in that co-lender, intercreditor or similar agreement restricting another lender’s actions may not be enforceable by the trustee on behalf of the issuing entity.  If, in the event of the related borrower’s bankruptcy, a court refuses to enforce certain restrictions against another lender, such as provisions whereby such other lender has agreed not to take direct actions with respect to the related debt, including any actions relating to the bankruptcy of the related borrower, or not to vote the lender’s claim with respect to a bankruptcy proceeding, there could be a resulting impairment and/or delay in the trustee’s ability to recover with respect to the related borrower.

Bankruptcy Proceedings Entail Certain Risks

Under the federal bankruptcy code, the filing of a petition in bankruptcy by or against a borrower will stay the sale of the real property owned by that borrower, as well as the commencement or continuation of a foreclosure action or any deficiency judgment proceedings.  In addition, even if a court determines that the value of the mortgaged property is less than the principal balance of the mortgage loan it secures, the court may prevent a lender from foreclosing on the mortgaged property (subject to certain protections available to the lender).  As part of a restructuring plan, a court also may reduce the amount of secured indebtedness to the then-current value of the mortgaged property.  This action would make the lender a general unsecured creditor for the difference between the then-current value and the amount of its outstanding mortgage indebtedness.  A bankruptcy court also may:

●	grant a debtor a reasonable time to cure a payment default on a mortgage loan;

●	reduce monthly payments due under a mortgage loan;

●	change the rate of interest due on a mortgage loan; or

●	otherwise alter the mortgage loan’s repayment schedule.

Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose on the junior lien.  Additionally, the borrower, as debtor-in-possession, or its bankruptcy trustee, has certain special powers to avoid, subordinate or disallow debts.  In certain circumstances, the claims of the trustee, on behalf of the certificateholders, may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

Under the federal bankruptcy code, the lender will be stayed from enforcing a borrower’s assignment of rents and leases.  The federal bankruptcy code also may interfere with the trustee’s ability to enforce any lockbox requirements.  The legal proceedings necessary to resolve these issues can be time consuming and costly and may significantly delay or diminish the lender’s receipt of rents.  Rents also may escape an assignment to the extent they are used by the borrower to maintain the mortgaged property or for other court authorized expenses.

As a result of the foregoing, the trustee’s recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed.

Certain of the mortgage loans may have a loan sponsor that has filed for bankruptcy protection more than ten years ago.  In all cases of which we are aware, the entity that was in bankruptcy has emerged from bankruptcy, although such entity may have emerged from bankruptcy within the last ten years.  Certain of the mortgage loans may have had a loan sponsor that filed (or a loan sponsor that caused an entity under its control to file) for bankruptcy protection within the last ten years.  See “—Prior Bankruptcies, Defaults or Other Proceedings May Be Relevant to Future Performance” below.  We cannot assure you that, with respect to a loan sponsor that has filed (or has caused an entity under its control to file) for bankruptcy in the past, such loan sponsor will not be more likely than other loan sponsors to utilize their rights in bankruptcy in the event of any threatened action by the lender to enforce its rights under the related mortgage loan documents.  Nor can we assure you that the bankruptcies of loan sponsors have in all cases been disclosed to us.

Risks Related to Loan Sponsor Guaranties

Although the mortgage loans are considered to be non-recourse, some of the mortgage loans provide for recourse to a person or entity other than the borrower for certain carve-outs to the non-recourse provisions, such as fraud or other bad acts, among other things.  In addition, in connection with the origination of certain mortgage loans, a borrower may have been permitted to provide a guaranty from its parent or loan sponsor in lieu of funding a reserve or providing an irrevocable letter of credit.  With respect to the mortgaged properties identified on Annex A-1 to this free writing prospectus as Madeira Grove Apartments and El Dorado, securing mortgage loans representing approximately 0.6% and 0.6%, respectively, of the outstanding pool balance as of the cut-off date, in lieu of reserves, Avesta Real Estate Holdings LLC, the guarantor under each such mortgage loan provided a guaranty in the amount of $275,000 and $250,000, respectively, for the completion of certain budgeted work.  Each such guaranty provides that the guaranty obligation will be reduced on a dollar-for-dollar basis for each dollar spent by the related borrower with respect to the budgeted work.  In addition, such individuals and entities are not restricted from filing for bankruptcy protection.  A loan sponsor on a guaranty in lieu of reserves will typically be an individual or operating entity; as such, it is capable of incurring liabilities, whether intentionally (such as incurring other debt) or unintentionally (such as being named in a lawsuit).  In addition, such individuals and entities are not restricted from filing for bankruptcy protection.  A loan sponsor on a guaranty may be a guarantor of obligations other than related to the mortgage loan.  As such, the net worth of a guarantor may be significantly reduced over time.  It should also be noted that in most cases, the net worth of a guarantor is less than (and in most cases, significantly less than) the balance of the mortgage loan.  Notwithstanding any net worth requirements that may be contained in a guaranty, there can be no assurance that the net worth requirements are adequate to satisfy guaranteed risks.  Furthermore, there can be no assurance that a loan sponsor or guarantor will be willing or financially able to satisfy guaranteed obligations.  See “—Risks Related to Litigation and Condemnation” below. For example:

●
With respect to the portfolio of mortgaged properties identified on Annex A-1 to this free writing prospectus as Highland Oaks Portfolio, securing a mortgage loan representing approximately 2.7% of the outstanding pool balance as of the cut-off date, the non-recourse carveout guarantors’ liability under the guaranty does not include losses, liabilities, costs and damages in connection with any breach of the environmental covenants contained in the related loan documents.

It is common for non-recourse mortgage loans to provide for certain carveouts to the non-recourse provisions, such as for fraud and other bad acts, among other things.  Often, an individual or entity separate from the related borrower will provide a guaranty of payment with respect to the non-recourse carveouts.  In some cases, however, the recourse liability will be limited to an amount significantly less than the outstanding principal balance of the related mortgage loan.

It should also be noted that many of the non-recourse carveout guarantors with respect to mortgage loans in the mortgage pool are also guarantors, including non-recourse carve-out guarantors, with respect to mortgage loans that are not included in the mortgage pool and may also be guarantors of mezzanine loans related to mortgage loans in the mortgage pool and/or other mezzanine loans.

Lack of Skillful Property Management Entails Risks

The successful operation of a real estate project depends upon the property manager’s performance and viability and will be a significant factor affecting the revenues, expenses and value of a mortgaged property.  The property manager is generally responsible for:

●	responding to changes in the local market;

●	planning and implementing the rental structure;

●	operating the property and providing building services;

●	managing operating expenses; and

●	assuring that maintenance and capital improvements are carried out in a timely fashion.

Properties deriving revenues primarily from short term sources, such as hotels and self storage facilities, are generally more management intensive than properties leased to creditworthy tenants under long-term leases.

A good property manager, by controlling costs, providing appropriate service to tenants and seeing to the maintenance of improvements, can improve cash flow, reduce vacancy, leasing and repair costs and preserve the building’s value.  On the other hand, management errors can, in some cases, impair short-term cash flow and the long-term viability of an income producing property.

A substantial number of the mortgaged properties are managed by property managers affiliated with the respective borrowers.  In some cases a mortgaged property may be “self-managed” by the related borrower.  No representation or warranty can be made as to the skills or experience of any present or future managers.  Many of the property managers are affiliated with the borrower and, in some cases, such property managers may not manage any other properties.  Additionally, there can be no assurance that the related property manager will be in a financial condition to fulfill its management responsibilities throughout the terms of its respective management agreement.  See also “Risk Factors—Risks Related to Conflicts of Interest—Conflicts Between Property Managers and the Borrowers” in this free writing prospectus.

Risks of Inspections Relating to Property

With limited exception, licensed engineers or consultants inspected the mortgaged properties in connection with the origination of the mortgage loans to assess items such as structure, exterior walls, roofing, interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements.  However, there is no assurance that all conditions requiring repair or replacement were identified, or that any required repairs or replacements were effected.  Any engineering report or site inspection represents only the analysis of the individual consultant, engineer or inspector preparing such report at the time of such report, and may not reveal all necessary or desirable repairs, maintenance and capital improvement items.

World Events and Natural (or Other) Disasters Could Have an Adverse Impact on the Mortgaged Properties and Could Reduce the Cash Flow Available To Make Payments on the Certificates

The world-wide economic crisis has had a material impact on general economic conditions, consumer confidence and market liquidity.  The economic impact of the United States’ military operations in Afghanistan, Iraq and other parts of the world, as well as the possibility of any terrorist attacks domestically or abroad, is uncertain, but could have a material adverse effect on general economic conditions, consumer confidence, and market liquidity.  We can give no assurance as to the effect of these events on consumer confidence and the performance of the mortgage loans held by the issuing entity.  Any adverse impact resulting from these events would be borne by the holders of one or more classes of the certificates.  In addition, natural disasters, including earthquakes, floods and hurricanes, and other disasters also may adversely affect the real properties securing the mortgage loans that back your certificates.  For example, real properties located in California may be more susceptible to certain hazards (such as earthquakes or wildfires) than properties in other parts of the country and mortgaged properties located in coastal states generally may be more susceptible to hurricanes than properties in other parts of the country.  Hurricanes and related windstorms, floods, tornadoes, mudslides, sinkholes and oil spills have caused extensive and catastrophic physical damage in and to coastal and inland areas located in the Gulf Coast region of the United States and certain other parts of the Atlantic coast of the United States.  The underlying mortgage loans do not all require the maintenance of flood insurance for the related real properties.  We cannot assure you that any damage caused by hurricanes, windstorms, floods, tornadoes, mudslides, sinkholes or other disasters would be covered by insurance.

Inadequate Property Insurance Coverage Could Have an Adverse Impact on the Mortgaged Properties

Certain Risks Are Not Covered under Standard Insurance Policies.  In general (other than where the mortgage loan documents permit the borrower to rely on a tenant (including a ground tenant) or other third party (such as a condominium association, if applicable) to obtain the insurance coverage on self-insurance provided by a tenant or on a tenant’s agreement to rebuild or continue paying rent), the master servicer and special servicer will be required to cause the borrower on each mortgage loan to maintain such insurance coverage in respect of the related mortgaged property as is required under the related mortgage loan documents.  See “Description of the Mortgage Pool—Certain Underwriting Matters—Property, Liability and Other Insurance” in this free writing prospectus.  In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of a property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy (windstorm is a common exclusion for properties located in certain locations).  Most policies typically do not cover any physical damage resulting from, among other things:

●	war;

●	revolution;

●	terrorism;

●	nuclear, biological or chemical materials;

●	governmental actions;

●	floods and other water related causes;

●	earth movement, including earthquakes, landslides and mudflows;

●	wet or dry rot;

●	vermin; and

●	domestic animals.

Unless the related mortgage loan documents specifically require the borrower to insure against physical damage arising from such causes, then, the resulting losses may be borne by you as a holder of certificates.  See “The Pooling and Servicing Agreement—Insurance Policies” in this free writing prospectus.

Standard Insurance May Be Inadequate Even for Types of Losses That Are Insured Against.  Even if a type of loss is covered by the insurance policies required to be in place at the mortgaged properties, the mortgaged properties may suffer losses for which the insurance coverage is inadequate.  For example:

●
in a case where terrorism coverage is included under a policy, if the terrorist attack is, for example, nuclear, biological or chemical in nature, the policy may include an exclusion that precludes coverage for such terrorist attack;

●
in certain cases, particularly where land values are high, the insurable value (at the time of origination of the mortgage loan) of the mortgaged property may be significantly lower than the principal balance of the mortgage loan;

●
with respect to mortgaged properties located in flood prone areas where flood insurance is required, the related mortgaged property may only have federal flood insurance (which only covers up to $500,000), not private flood insurance, and the related mortgaged property may suffer losses that exceed the amounts covered by the federal flood insurance;

●	the mortgage loan documents may limit the requirement to obtain related insurance to where the premium amounts are “commercially reasonable” or a similar limitation; and

●
if reconstruction or major repairs are required, changes in laws may materially affect the borrower’s ability to effect any reconstruction or major repairs and/or may materially increase the costs of the reconstruction or repairs and insurance may not cover or sufficiently compensate the insured.

There Is No Assurance That Required Insurance Will Be Maintained.  There is no assurance that borrowers have maintained or will maintain the insurance required under the mortgage loan documents or that such insurance will be adequate.

Even if the mortgage loan documents specify that the related borrower must maintain standard extended coverage casualty insurance or other insurance that covers acts of terrorism, the borrower may fail to maintain such insurance and the master servicer or the special servicer may not enforce such default or cause the borrower to obtain such insurance if the special servicer has determined, in accordance with the servicing standard and subject to the discussion under “The Pooling and Servicing Agreement—The Directing Holder” and “The Pooling and Servicing Agreement—The Operating Advisor” in this free writing prospectus, that either (a) such insurance is not available at any rate or (b) such insurance is not available at commercially reasonable rates and that such hazards are not at the time commonly insured against for properties similar to the mortgaged property and located in or around the geographic region in which such mortgaged property is located (but only by reference to such insurance that has been obtained by such owners at current market rates) (such default, an “Acceptable Insurance Default”).  Additionally, if the related borrower fails to maintain such terrorism insurance coverage, neither the applicable master servicer nor the special servicer will be required to maintain such terrorism insurance coverage if the special servicer determines, in accordance with the servicing standard, that such terrorism insurance coverage is not available for the reasons set forth in (a) or (b) of the preceding sentence.  Furthermore, at the time existing insurance policies are subject to renewal, there is no assurance that terrorism insurance coverage will be available and covered under the new policies or, if covered, whether such coverage will be adequate.  Most insurance policies covering commercial real properties such as the mortgaged properties are subject to renewal on an annual basis.  If this coverage is not currently in effect, is not adequate or is ultimately not continued with respect to some of the mortgaged properties and one of those properties suffers a casualty loss as a result of a terrorist act, then the resulting casualty loss could reduce the amount available to make distributions on your certificates.

As a result of any of the foregoing, the amount available to make distributions on your certificates could be reduced.

Risks Associated with Blanket Insurance Policies or Self-Insurance

Certain of the mortgaged properties are covered by blanket insurance policies, which also cover other properties of the related borrower or its affiliates (including certain properties in close proximity to the mortgaged properties).  In the event that such policies are drawn on to cover losses on such other properties, the amount of insurance coverage available under such policies would thereby be reduced and could be insufficient to cover insurable risks at the related mortgaged property.

In some cases, the related borrower maintains one or more forms of insurance under blanket policies.  For example, with respect to one hundred sixty-five (165) mortgaged properties, which collectively represent approximately 54.1% of the outstanding pool balance as of the cut-off date (by allocated loan amount), certain insurance for the related mortgaged property (or, if applicable, some or all of the related mortgaged properties) is under a borrower’s blanket insurance policy.

When a mortgaged property is insured pursuant to a blanket policy, there is a risk that casualties at other properties insured under the same blanket policy can exhaust the available coverage and reduce the amount available to be paid in connection with a casualty at the subject mortgaged property.

In some cases, and frequently in the case of leased fee properties and properties with a single tenant, a significant tenant, a credit-rated tenant or a tenant with a rated parent or the tenant at a leased fee parcel, the related mortgage loan documents permit the related borrower to rely on self-insurance or other agreements (such as an agreement to rebuild or just continue paying rent in the event of a casualty) provided by a tenant or an affiliate thereof in lieu of an insurance policy or the insurance requirements are solely governed by the terms of a related long-term lease.  To the extent that insurance coverage relies on self-insurance, there is risk that the “insurer” will not be willing or have the financial ability to satisfy the claim when the loss occurs.

Availability of Terrorism Insurance

Following the September 11, 2001 terrorist attacks in New York City and the Washington, D.C. area, many reinsurance companies (which assume some of the risk of policies sold by primary insurers) eliminated coverage for acts of terrorism from their reinsurance policies.  Without that reinsurance coverage, primary insurance companies would have to assume that risk themselves, which may cause them to eliminate such coverage in their policies, increase the amount of the deductible for acts of terrorism or charge higher premiums for such coverage.  In order to offset this risk, Congress passed the Terrorism Risk Insurance Act of 2002, which established the Terrorism Insurance Program.  On December 26, 2007, the Terrorism Insurance Program was extended by the Terrorism Risk Insurance Program Reauthorization Act of 2007 (“TRIPRA”) through December 31, 2014.

The Terrorism Insurance Program is administered by the Secretary of the Treasury and through December 31, 2014 will provide some financial assistance from the United States Government to insurers in the event of another terrorist attack that results in an insurance claim.  The program applies to United States risks only and to acts that are committed by an individual or individuals as an effort to influence or coerce United States civilians or the United States Government.  TRIPRA requires an investigation by the Comptroller General to study the availability and affordability of insurance coverage for nuclear, biological, chemical and radiological attacks.  The program applies to United States risks only and to acts that are committed by an individual or individuals as an effort to influence or coerce United States civilians or the United States Government.

In addition, no compensation will be paid under the Terrorism Insurance Program unless the aggregate industry losses relating to such act of terror exceed $100 million.  As a result, unless the borrowers obtain separate coverage for events that do not meet these thresholds (which coverage may not be required by the respective mortgage loan documents and may not otherwise be obtainable), such events would not be covered.

The Treasury Department has established procedures for the Terrorism Insurance Program under which the federal share of compensation will be equal to 85% of the portion of insured losses that exceeds an applicable insurer deductible required to be paid during each program year (which insurer deductible was fixed by the TRIPRA at 20% of an insurer’s direct earned premium for any program year).  The federal share in the aggregate in any program year may not exceed $100 billion (and the insurers will be liable for any amount that exceeds this cap).  An insurer that has paid its deductible is not liable for the payment of any portion of total annual United States wide losses that exceed $100 billion, regardless of the terms of the individual insurance contracts.

Through December 2014, insurance carriers are required under the program to provide terrorism coverage in their basic policies providing “special” form coverage.  Any commercial property and casualty terrorism insurance exclusion that was in force on November 26, 2002 is automatically voided to the extent that it excludes losses that would otherwise be insured losses.  Any state approval of such types of exclusions in force on November 26, 2002 is also voided.

Because the Terrorism Insurance Program is a temporary program, we cannot assure you that it will create any long-term changes in the availability and cost of such insurance.  Moreover, we cannot assure you that subsequent terrorism insurance legislation will be passed upon TRIPRA’s expiration.

If TRIPRA is not extended or renewed upon its expiration in 2014, premiums for terrorism insurance coverage will likely increase and/or the terms of such insurance may be materially amended to increase stated exclusions or to otherwise effectively decrease the scope of coverage available (perhaps to the point where it is effectively not available).  In addition, to the extent that any policies contain “sunset clauses” (i.e., clauses that void terrorism coverage if the federal insurance backstop program is not renewed), then such policies may cease to provide terrorism insurance upon the expiration of TRIPRA.  We cannot assure you that such temporary program will create any long-term changes in the availability and cost of such insurance.

Certain Mortgage Loans Limit the Borrower’s Obligation To Obtain Terrorism Insurance.  In addition, certain of the mortgage loans contain limitations on the borrower’s obligation to obtain terrorism insurance, such as (i) waiving the requirement that such borrowers maintain terrorism insurance in its entirety or only if such insurance is not available at commercially reasonable rates and/or if such insurance is not then being maintained for similarly situated properties in the area of the subject mortgaged property, or waiving such requirement altogether, (ii) providing that the related borrowers may not be required to spend in excess of a specified dollar amount in order to obtain such terrorism insurance, (iii) if such terrorism insurance is not available from a “Qualified Carrier,” permitting the related borrower to obtain such terrorism insurance from the highest rated insurance company providing such terrorism coverage, (iv) permitting the related borrower to rely on terrorism insurance obtained by, or on self-insurance provided by, a tenant, or (v) permitting the related borrower to rely on the insurance requirements contained in a related long-term lease.  See “Description of the Mortgage Pool—Certain Underwriting Matters—Property, Liability and Other Insurance” in this free writing prospectus.

The various forms of insurance maintained with respect to any of the mortgaged properties, including property and casualty insurance, environmental insurance and earthquake insurance, may be provided under a blanket insurance policy, covering other real properties, some of which may not secure mortgage loans in the issuing entity.  As a result of total limits under blanket policies, losses at other properties covered by the blanket insurance policy may reduce the amount of insurance coverage available with respect to a mortgaged property securing one of the mortgage loans in the issuing entity and the amounts available could be insufficient to cover insured risks at such mortgaged property.

With respect to certain of the mortgage loans that we intend to include in the issuing entity, the related mortgage loan documents generally provide that the borrowers are required to maintain comprehensive standard extended coverage casualty insurance but may not specify the nature of the specific risks required to be covered by these insurance policies.

With respect to certain of the mortgage loans, the standard extended coverage policy specifically excludes terrorism insurance from its coverage.  In certain of those cases, the related borrower obtained supplemental terrorism insurance.  In other cases, the lender did not require that terrorism insurance be maintained.

There Is No Assurance That Required Terrorism Insurance Will Be Maintained.  Even if the mortgage loan documents specify that the related borrower must maintain standard extended coverage casualty insurance or other insurance that covers acts of terrorism, the borrower may fail to maintain such insurance and the master servicer or special servicer may not enforce such default or cause the borrower to obtain such insurance if the special servicer has determined, in accordance with the servicing standard, that either (a) such insurance is not available at any rate or (b) such insurance is not available at commercially reasonable rates (which determination, with respect to terrorism insurance, will be subject to consent of the directing holder (which is generally the holder of the majority interest of the most subordinate class then outstanding, as described under “The Pooling and Servicing Agreement—The Directing Holder” in this free writing prospectus) and that such hazards are not at the time commonly insured against for properties similar to the mortgaged property and located in or around the geographic region in which such mortgaged property is located.  Additionally, if the related borrower fails to maintain such insurance, neither the master servicer nor the special servicer will be required to maintain such terrorism insurance coverage if the special servicer determines, in accordance with the servicing standard, that such insurance is not available for the reasons set forth in (a) or (b) of the preceding sentence.  Furthermore, at the time existing insurance policies are subject to renewal, there is no assurance that terrorism insurance coverage will be available and covered under the new policies or, if covered, whether such coverage will be adequate.  Most insurance policies covering commercial real properties such as the mortgaged properties are subject to renewal on an annual basis.  If this coverage is not currently in effect, is not adequate or is ultimately not continued with respect to some of the mortgaged properties and one of those properties suffers a casualty loss as a result of a terrorist act, then the resulting casualty loss could reduce the amount available to make distributions on your certificates.

As a result of any of the foregoing, the amount available to make distributions on your certificates could be reduced.

Appraisals and Market Studies Have Certain Limitations

An appraisal or other market analysis was conducted with respect to the mortgaged properties in connection with the origination or acquisition of the related mortgage loans.  The resulting estimates of value are the bases of the cut-off date loan to value ratios referred to in this free writing prospectus.  Those estimates represent the analysis and opinion of the person performing the appraisal or market analysis and are not guarantees of present or future values.  There can be no assurance that another appraiser would not have arrived at a different evaluation, even if such appraiser used the same general approach to, and the same method of, appraising the mortgaged property.  Moreover, the values of the mortgaged properties may have fluctuated significantly since the appraisal or market study was performed.  In addition, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller.  Such amount could be significantly higher than the amount obtained from the sale of a mortgaged property under a distress or liquidation sale.  In certain cases, appraisals may reflect “as-stabilized” values, reflecting certain assumptions, such as future construction completion, projected re-tenanting or increased tenant occupancies.  Information regarding the appraised values of mortgaged properties available to the depositor as of the cut-off date is presented in Annex A-1 to this free writing prospectus for illustrative purposes only.  See “Description of the Mortgage Pool—Additional Mortgage Loan Information” in this free writing prospectus.

Risks Related to Historic Tax Credits

With respect to certain mortgage loans, the related property owners may be entitled to receive historic tax credits pursuant to Section 47 of the Internal Revenue Code, which provides a tax credit for a percentage of qualified rehabilitation expenditures with respect to any certified historic structure.  The property owners may use the tax credits to offset income tax that they may otherwise owe, or they may sell or pass-through the historic tax credit to tax credit investors.

We cannot assure you that the tax credits may not ultimately be subject to recapture.  Action by the Internal Revenue Service could be disruptive to the management of the mortgaged property in any event, and if the tax credits are recaptured, the borrower or its affiliates are likely to be contractually responsible to reimburse the tax credit investor for related losses.

Investors should not assume that the issuing entity will derive any economic benefit from the historic tax credits.

To preserve the pass-through of the historic tax credits, the property owner and tax credit investor may use a master lease structure.  Typically the lender agrees not to take action that would terminate the master lease during the recapture period.  Accordingly, the lender’s exercise of remedies may be subject to additional cost and delay, and we cannot assure you that your certificates will not be adversely affected as a result.

Preserving the historic tax credits may also restrict the use of the property to its uses as rehabilitated, which could limit flexibility in using the property for alternative purposes for the duration of the recapture period.

A property owner’s pass-through of historic tax credits to a tax credit investor may also have the effect of reducing the property owner’s equity in the property, and diminishing incentives to own and operate the mortgaged property in the same manner as it would otherwise.  Further, the transaction structure may provide for the tax credit investor’s obtaining a preferred return on its investment.  For these and similar reasons, a property with historic tax credits that are sold or passed-through to a third party tax credit investor may experience reduced cash flow compared to a property without them, and the operation or management of the mortgaged property may be adversely affected.

Increases in Real Estate Taxes Due to Termination of a PILOT Program or Other Tax Abatement Arrangements May Reduce Payments to Certificateholders

Certain of the mortgaged properties securing the mortgage loans have or may in the future have the benefit of reduced real estate taxes under a local government program of payment in lieu of taxes (often known as a “PILOT” program) or other tax abatement arrangements.  Some of these programs or arrangements are scheduled to terminate or have significant tax increases prior to the maturity of the related mortgage loan, resulting in higher, and in some cases substantially higher, real estate tax obligations for the related borrower.  An increase in real estate taxes may impact the ability of the borrower to pay debt service on the mortgage loans or refinance the mortgage loans at maturity.  There are no assurances that any such program will continue for the duration of the related mortgage loan or would survive a mortgage loan foreclosure or deed-in-lieu of foreclosure.  For example, with respect to certain of the top 20 mortgage loans:

●
The mortgaged property identified on Annex A-1 to this free writing prospectus as University Edge, which secures a mortgage loan representing approximately 2.8% of the outstanding pool balance as of the cut-off date, is subject to a declaration relative to service payments in lieu of taxes (the “PILOT Agreement”), commencing in November 2015.  The service payments support the payment of certain bonds held by the municipality in connection with the redevelopment of the mortgaged property.  The borrower’s obligation to make the service payments under the PILOT Agreement is secured by a first priority security interest in the mortgaged property and the payments are guaranteed by the non-recourse careveout guarantor until such time as the mortgaged property achieves a certain assessed value.  The related mortgage loan documents require the borrower to reserve for the PILOT payments and there is active cash management with the PILOT payments paid first.

●
The mortgaged property identified on Annex A-1 to this free writing prospectus as Homewood Suites Carle Place, which secures a mortgage loan representing approximately 2.1% of the outstanding pool balance as of the cut-off date, is subject to a PILOT program with the Nassau County Industrial Development Agency (the “IDA”). The PILOT arrangement is structured such that the related borrower owns the mortgaged property in fee and leases it to the IDA, which in turn subleases it back to the borrower.  The related mortgage loan is secured by a mortgage on the fee interest of borrower as well as a mortgage on each of the leasehold interests of borrower and the IDA. For so long as the IDA holds an interest in the mortgaged property, it is expected to be exempt from real property taxes, however, the related borrower has agreed to make PILOT payments to Nassau County and such payment obligations are secured by a first lien mortgage on the mortgaged property granted to the IDA.  Pursuant to the sublease from the IDA to the borrower, the IDA has been granted lien and security interest in the personal property and FF&E that is part of the mortgaged property; provided that the IDA has agreed, pursuant to the term of an intercreditor agreement between the IDA and lender that the lender’s lien in the personal property and FF&E will have priority over the IDA’s lien and security interest, except to the extent of $495,161.90, which represents the sales tax savings realized by the borrower as a result of the PILOT arrangement.  The terms of the PILOT agreement provide that the related borrower is to make PILOT payments for 20 years from the “commencement date” (e.g., July 1, 2012 with respect to the “school tax” portion of the PILOT and January 1, 2013 in respect of the general tax portion of the PILOT). The PILOT agreement does not run with the land, but, pursuant to the sublease the IDA agreed to (i) provide lender with notice of defaults that are provided to borrower and accept a cure from lender and (ii) not unreasonably withhold its consent if lender requests a new lease of the mortgaged property and a new PILOT agreement following either a termination of the IDA leases or foreclosure the lender’s mortgage.  The PILOT agreement and leases between the IDA and the borrower provide that for so long as such leases are in effect, the related mortgaged property must be used as an extended-stay Homewood Suites Hotel, provided that under lease agreements, the related borrower may change the franchisor with the consent of the IDA, which is not to be unreasonably withheld.

Risks Related to Enforceability

All of the mortgages permit the lender to accelerate the debt upon default by the borrower.  The courts of all states will enforce acceleration clauses in the event of a material payment default, subject in some cases to a right of the court to revoke such acceleration and reinstate the mortgage loan if a payment default is cured.  The equity courts of any state, however, may refuse to allow the foreclosure of a mortgage, deed of trust, or other security instrument or to permit the acceleration of the indebtedness if:

●	the exercise of those remedies would be inequitable or unjust; or

●	the circumstances would render the acceleration unconscionable.

Thus, a court may refuse to permit foreclosure or acceleration if a default is deemed immaterial or the exercise of those remedies would be unjust or unconscionable or if a material default is cured.

Risks Related to Enforceability of Prepayment Premiums, Yield Maintenance Charges and Defeasance Provisions

Provisions requiring yield maintenance charges, prepayment premiums and lock-out periods may not be enforceable in some states and under federal bankruptcy law.  Those provisions for charges and premiums also may constitute interest for usury purposes.  Accordingly, we cannot assure you that the obligation to pay a yield maintenance charge or prepayment premium or to prohibit prepayments will be enforceable.  There is no assurance that the foreclosure proceeds will be sufficient to pay an enforceable yield maintenance charge or prepayment premium.  Additionally, although the collateral substitution provisions related to defeasance do not have the same effect on the certificateholders as prepayment, there is no assurance that a court would not interpret those provisions as requiring a yield maintenance charge or prepayment premium.  In certain jurisdictions those collateral substitution provisions might therefore be deemed unenforceable under applicable law, or usurious.

The Master Servicer or the Special Servicer May Experience Difficulty in Collecting Rents upon the Default and/or Bankruptcy of a Borrower

If a mortgaged property has tenants, the borrower typically assigns its income as landlord to the lender as further security (typically under an assignment of leases and rents), while retaining a license to collect rents as long as there is no default.  If the borrower defaults, the license terminates and the lender is entitled to collect rents.  In certain jurisdictions, these assignments are typically not perfected as security interests until the lender takes actual possession of the property’s cash flow.  In some jurisdictions, the lender may not be entitled to collect rents until the lender takes possession of the mortgaged property and secures a judicial appointment of a receiver before becoming entitled to collect rents, in which case, the receiver, rather than the lender, would be entitled to collect the rents.  A receiver generally may not be appointed as a matter of right, and appointment of a receiver may be delayed or subject to a court’s approval.  In addition, as discussed above, if bankruptcy or similar proceedings are commenced by or for the borrower, the lender’s ability to collect the rents may be adversely affected.  See “Certain Legal Aspects of Mortgage Loans—Leases and Rents” in the prospectus.

Risks Related to Mortgage Loans Secured by Multiple Properties

Eleven (11) mortgage loans, representing approximately 27.1% of the outstanding pool balance as of the cut-off date, are secured by more than one mortgaged property and/or are cross-collateralized and cross-defaulted with another mortgage loan in the pool.  These arrangements are designed primarily to ensure that all of the collateral pledged to secure a multi-property mortgage loan, and the cash ﬂows generated by such properties, are available to support debt service on, and ultimate repayment of, the aggregate indebtedness secured by such properties.  This arrangement thus seeks to reduce the risk that the inability of one or more of the mortgaged properties securing any such mortgage loans to generate net operating income sufficient to pay debt service, or a decline in the value of one or more such mortgaged properties, will result in defaults and ultimate losses.

There may not be complete identity of ownership of the mortgaged properties securing a multi-property mortgage loan or a cross-collateralized group of mortgage loans.  Mortgage loans to co-borrowers or co-mortgagors secured by multiple properties or multiple parcels within a single mortgaged property could be challenged as a fraudulent conveyance by creditors of a borrower or mortgagor or by the representative of the bankruptcy estate of a borrower if a borrower or mortgagor were to become a debtor in a bankruptcy case.  Generally, under federal and most state fraudulent conveyance statutes, the incurring of an obligation or the transfer of property by a person will be subject to avoidance under certain circumstances if the person did not receive fair consideration or reasonably equivalent value in exchange for such obligation or transfer and:

●	was insolvent or was rendered insolvent by such obligation or transfer,

●	was engaged in business or a transaction, or was about to engage in business or a transaction, for which any property remaining with the person was an unreasonably small capital, or

●	intended to, or believed that it would, incur debts that would be beyond the person’s ability to pay as such debts matured.

Accordingly, a lien granted by a borrower to secure repayment of another borrower’s mortgage loan could be avoided if a court were to determine that:

●
such borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, or was left with inadequate capital, or was not able to pay its debts as they matured, and

●
the borrower did not, when it allowed its property to be encumbered by a lien securing the entire indebtedness represented by the mortgage loan, receive fair consideration or reasonably equivalent value for pledging such property for the benefit of the other borrower.

If the lien is avoided, the lender would lose the beneﬁts afforded by such lien.

Some of the multi-property mortgage loans are secured by mortgage liens on mortgaged properties located in different states.  Because of various state laws governing foreclosure or the exercise of a power of sale and because, in general, foreclosure actions are brought in state court, and the courts of one state cannot exercise jurisdiction over property in another state or country, it may be necessary upon a default under any such mortgage loan to foreclose on the related mortgaged properties in a particular order rather than simultaneously in order to ensure that the lien of the related mortgages is not impaired or released.  Therefore, the lender would experience delay in exercising remedies with respect to multi-property mortgage loans secured by properties located in more than one state or jurisdiction.

In addition, the amount of the mortgage lien encumbering any particular one of the mortgaged properties securing a multi-property mortgage loan is in some cases less than the full amount of the related mortgage loan, generally to minimize mortgage recording tax.  In these cases the mortgage may be limited to the allocated loan amount for the related mortgaged property or some other amount that is less than or equal to the appraised value of the mortgaged property at the time of origination.  This would limit the extent to which proceeds from the mortgaged property would be available to offset declines in value of the other mortgaged properties securing the same mortgage loan.

For example, with respect to the mortgage loan secured by the mortgaged properties identified on Annex A-1 to this free writing prospectus as U-Haul Pool 2, representing approximately 2.4% of the outstanding pool balance as of the cut-off date, the related mortgage amount for each such mortgaged property located within the State of Florida is 125% of the allocated loan amount attributed to such mortgaged property.

State Law Limitations Entail Certain Risks

The ability to realize upon the mortgage loans may be limited by the application of state and federal laws.  Several states (including California) have laws that prohibit more than one “judicial action” to enforce a mortgage obligation.  Some courts have construed the term “judicial action” broadly.  Accordingly, the special servicer may need to obtain advice of counsel prior to enforcing any of the issuing entity’s rights under any of the mortgage loans that include mortgaged properties where a “one action” rule could be applicable.  In the case of a mortgage loan secured by multiple mortgaged properties located in multiple states, the special servicer may be required to foreclose first on mortgaged properties located in states where such “one action” rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure.  As a result, the ability to realize upon the mortgage loans may be limited by the application of state laws and may delay or otherwise limit the ability to realize on defaulted mortgage loans.  See “Certain Legal Aspects of Mortgage Loans—Foreclosure” in the prospectus.  Foreclosure actions may also, in certain circumstances, subject the issuing entity to liability as a “lender-in-possession” or result in the equitable subordination of the claims of the trustee to the claims of other creditors of the borrower.  The special servicer may take these state laws into consideration in deciding which remedy to choose following a default by a borrower.

Mortgage Loans Secured by Leasehold Interests May Expose Investors to Greater Risks of Default and Loss

Five (5) mortgaged properties, representing approximately 5.2% of the outstanding pool balance as of the cut-off date, are secured by a mortgage on (i) the borrower’s leasehold or subleasehold interest or interests, which may be a space lease or air rights lease, in the mortgaged property and not the related fee simple interest or (ii) the borrower’s leasehold interest or interests in a portion of the mortgaged property and the borrower’s or the related sponsor’s fee simple interest in the remainder of the mortgaged property.

Mortgage loans secured in whole or in part by a lien on the leasehold estate of the borrower are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower.  The most significant of these risks is that if the borrower’s leasehold interest were to be terminated upon a lease default or in connection with a lessor or lessee bankruptcy, the leasehold mortgagee would lose its security in such leasehold interest.  Generally, the related ground lease requires the lessor to give the leasehold mortgagee notice of lessee defaults and an opportunity to cure them, permits the leasehold estate to be assigned to the leasehold mortgagee or the purchaser at a foreclosure sale, and may contain certain other provisions beneficial to a mortgagee.

Upon the bankruptcy of a lessor or a lessee under a ground lease (or, with respect to a leasehold interest that is a space lease or air rights lease, the space lease or air rights lease), the debtor has the right to assume or reject the lease.  If a debtor lessor rejects the lease, the lessee generally has the right (pursuant to section 365(h) of the federal bankruptcy code) to remain in possession of its leased premises paying the rent required under the lease for the term of the lease (including renewals) and to offset against such rent any damages incurred due to the landlord’s failure to perform its obligations under the lease (although in certain cases a bankrupt lessor may obtain court approval to dispose of the related property free and clear of the lessee’s interest).  If a debtor lessee/borrower rejects the lease, the leasehold lender could succeed to the lessee/borrower’s position under the lease only if the lease specifically grants the lender such right.  If both the lessor and the lessee/borrower are involved in bankruptcy proceedings, the trustee may be unable to enforce the bankrupt lessee/borrower’s obligation to refuse to treat a ground lease rejected by a bankrupt lessor as terminated.  In such circumstances, a lease could be terminated notwithstanding lender protection provisions contained therein or in the mortgage.  See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws” in the prospectus.

Other concerns:

●
A ground lease (or, with respect to a leasehold interest that is a space lease or air rights lease, the space lease or air rights lease) may contain use restrictions that could adversely affect the ability of the related borrower to lease or sell the mortgaged property on favorable terms, thus adversely affecting the borrower’s ability to fulfill its obligations under the related mortgage loan.

●
The ground lease (or, with respect to a leasehold interest that is a space lease or air rights lease, the space lease or air rights lease) may limit a leasehold mortgagee’s right to hold and/or control application of insurance and condemnation proceeds derived from the applicable mortgaged property.  Such proceeds, if not applied to restoration, may first go to compensate losses of the fee owner.

●
The terms of a ground lease (or, with respect to a leasehold interest that is a space lease or air rights lease, the space lease or air rights lease) may provide that the rent payable under the related ground lease (or, with respect to a leasehold interest that is a space lease or air rights lease, the space lease or air rights lease) increases during the term of the mortgage loan.  These increases may adversely affect the cash flow and net income of the borrower from the mortgaged property.

●
The terms of a ground lease (or, with respect to a leasehold interest that is a space lease or air rights lease, the space lease or air rights lease) may limit the circumstances under which a leasehold mortgagee may obtain a new ground lease following a termination of the ground lease with the related borrower.

Below are examples of ground lease provisions that are not standard and that may expose investors to greater risks of default and loss than the typical provisions in more standard ground leases or ground lease estoppels:

●
With respect to the mortgaged property identified on Annex A-1 to this free writing prospectus as One Woodward Building, which secures a mortgage loan representing approximately 2.0% of the outstanding pool balance as of the cut-off date, a portion of the mortgaged property is subject to a ground lease.  In connection with the origination of the mortgage loan, the lender did not obtain an estoppel from the ground lessor certifying the terms of the ground lease, including the right to exercise extension options under the ground lease.  As a result, the lender required an affiliate of the borrower to guarantee the payment of (1) losses related to, among other things, the failure of the ground lease (including an unrecorded amendment to the ground lease affording leasehold mortgagee protections) to be in effect as of the closing date of the mortgage loan or the existence of any defaults under the ground lease as of the closing date of the mortgage loan, and (2) the entire mortgage loan in the event of the borrower’s cancellation, rejection in bankruptcy or written modification of the ground lease or the borrower’s failure or inability to effectuate any renewal option set forth in the ground lease.  The guarantor agreed to maintain a net worth and liquid assets equal to at least the original principal amount of the loan and $5,000,000, respectively.  The sponsor agreed to take immediate steps to ensure that the guarantor would have the requisite net worth and liquid assets at the time of any demand under the guaranty.

●
With respect to the mortgaged property identified on Annex A-1 to this free writing prospectus as Galleria L’Orange, which secures a mortgage loan representing approximately 1.0% of the outstanding pool balance as of the cut-off date, the related ground lease, securing a portion of the related mortgage loan, has a term which expires on February 1, 2040, which is approximately 15 years and 4 months beyond the stated maturity date of the mortgage loan, October 6, 2024, with no renewal options available to the tenant.

●
With respect to the mortgaged property identified on Annex A-1 to this free writing prospectus as Apollo Storage, which secures a mortgage loan representing approximately 0.6% of the outstanding pool balance as of the cut-off date, the ground lease permits assignment of borrower’s interest in the ground lease without consent of the ground lessor to lender, the purchaser at any foreclosure sale or the transferee under a deed or assignment in lieu of foreclosure.  However, the consent of the ground lessor is required for any further assignment, which consent not to be unreasonably withheld, delayed or conditioned.  In addition, the rent payments under the ground lease are currently $123,846 per annum, subject to a rent increase based on CPI (but not less than 2% or more than 5%) in August 2017 and every 5 years thereafter during the loan term.

Potential Absence of Attornment Provisions Entails Risks

As described in the prospectus under “Risk Factors—Commercial and Multifamily Mortgage Loans Are Subject to Certain Risks Which Could Adversely Affect the Performance of Your Offered Certificates—Rights Against Tenants May Be Limited If Leases Are Not Subordinate to Mortgage or Do Not Contain Attornment Provisions,” there are risks related to the absence of attornment provisions.  Not all leases or subleases were reviewed to ascertain the existence of attornment or subordination provisions.  Accordingly, if a mortgaged property is located in a jurisdiction where an attornment provision is required to require the tenant to attorn and such mortgaged property is leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants’ leases were terminated.  This is particularly likely if such tenants were paying above market rents or could not be replaced.

If a lease is not subordinate to a mortgage, the issuing entity will not have the right to dispossess the tenant upon foreclosure of the mortgaged property (unless it has otherwise agreed with the tenant).  If the lease contains provisions inconsistent with the mortgage loan documents (e.g., provisions relating to application of insurance proceeds or condemnation awards) or which could affect the enforcement of the lender’s rights (e.g., a right of first refusal to purchase the property), the provisions of the lease will take precedence over the provisions of the mortgage.  In the event such a lease provision takes precedence over the provisions of the mortgage, such provision may reduce the value of the mortgaged property and may negatively impact your certificates.

Risks Related to Zoning Laws

As described in the prospectus under “Risk Factors—Commercial and Multifamily Mortgage Loans Are Subject to Certain Risks Which Could Adversely Affect the Performance of Your Offered Certificates—If Mortgaged Properties Are Not in Compliance with Current Zoning Laws, Restoration Following a Casualty Loss May Be Limited,” there are risks related to zoning laws.  Certain of the mortgaged properties that do not conform to current zoning laws may not be “legal non-conforming uses” or “legal non-conforming structures.”  The failure of a mortgaged property to comply with zoning laws or to be a “legal non-conforming use” or “legal non-conforming structure” may adversely affect market value of the mortgaged property or the borrower’s ability to continue to use it in the manner it is currently being used or may necessitate material additional expenditures to remedy non-conformities.  Violations may be known to exist at a particular mortgaged property, but, except as disclosed below, the related mortgage loan sellers have informed us that, to their knowledge, there are no violations that they consider to be material to the value of the related mortgaged property or that they consider would have a likely negative impact upon your certificates.

Certain of the mortgaged properties have zoning violations based on current law related to use, floor area ratio, building separation, height, setbacks, parking or density.  Many of these mortgaged properties have been determined to be (i) legal non-conforming structures, which would be required to be rebuilt in accordance with current zoning requirements if there is a casualty greater than a certain threshold percentage of the property, or (ii) legal non-conforming uses, which would no longer be permitted if there is a casualty greater than a certain threshold percentage of the property or if there is an abandonment of the legal non-conforming use for a requisite period.  In some cases, the related borrower has obtained law and ordinance insurance to cover additional costs that result from rebuilding the mortgaged property in accordance with current zoning requirements.  However, if as a result of the applicable zoning laws the rebuilt improvements are smaller or less attractive to tenants than the original improvements, the resulting loss in income will generally not be covered by law and ordinance insurance.

For example, with respect to the mortgage loan secured by the mortgaged properties identified on Annex A-1 to this free writing prospectus as U-Haul Pool 2, representing approximately 2.4% of the outstanding pool balance as of the cut-off date, each of the mortgaged properties identified on Annex A-1 as U-Haul Center W W White, U-Haul Center Hyde Park, U-Haul Greater Miami and U-Haul Boston Avenue are each legally non-conforming due to current use.

In certain cases, zoning protection insurance may have been obtained to protect against loss resulting from certain changes in zoning laws. Zoning protection insurance will generally reimburse the lender for the difference between (i) the mortgage loan balance on the date of damage loss to the mortgaged property from an insured peril and (ii) the total collectible insurance proceeds at the time of the damage to the mortgaged property if such mortgaged property cannot be rebuilt to its former use due to new zoning ordinances.

For example, with respect to the mortgage loan secured by the mortgaged property identified on Annex A-1 to this free writing prospectus as University Village, representing approximately 3.1% of the outstanding pool balance as of the cut-off date, the use of the mortgaged property is legally nonconforming because current zoning limits the number of unrelated persons that may reside in a unit. The borrower obtained zoning protection insurance.

In addition, certain of the mortgaged properties may be subject to certain restrictions and/or operational requirements imposed pursuant to restrictive covenants, reciprocal easement agreements or operating agreements, historical landmark designations or zoning laws or, in the case of those mortgaged properties that are condominiums, condominium declarations or other condominium use restrictions or regulations especially in a situation where the mortgaged property does not represent the entire condominium building.  Such use restrictions may include, for example, limitations on the use or character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on borrowers’ rights to operate certain types of facilities within a prescribed radius. In addition, certain mortgaged properties may be subject to restrictions based on past environmental concerns at the mortgaged property.  For example:

With respect to the mortgaged property identified as Gunston Plaza, which secures a mortgage loan representing approximately 2.2% of the outstanding pool balance as of the cut-off date, subsurface investigations performed in the mid- to late-1990s detected elevated PCE concentrations in soil and ground water related to a dry cleaner tenant at the site that had used tetrachloroethene in the cleaning process until August 2000.  In June 2000, the site was enrolled in the Virginia Department of Environmental Quality (“VDEQ”) voluntary remediation program and in August 2001 the VDEQ issued a Certificate of Satisfactory Completion of Remediation on the condition that certain deed restrictions were recorded for the subject property (which includes the mortgaged property). The deed restrictions in the related mortgage provide that the (i) groundwater beneath the dry cleaner may not be used for drinking water or any purpose other than environmental monitoring and testing, and (ii) an area consisting of approximately 0.994 acre in the immediate vicinity of the dry cleaner may not be used for residential purposes or for children’s day care facilities, school, or playgrounds.  One of the tenants at the mortgaged property is a children’s school; however, this tenant’s space is outside the restricted area.

Furthermore, certain mortgaged properties may be located on or near wetlands, which may limit future construction or renovation activities at a mortgaged property. These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting such borrower’s ability to fulfill its obligations under the related mortgage loan. See “—Some Mortgaged Properties May Not Be Readily Convertible to Alternative Uses” and “—Condominium Properties Have Special Risks” in this free writing prospectus.

Risks Related to Litigation and Condemnation

There may be pending or threatened legal proceedings against the borrowers and managers of the mortgaged properties and their respective affiliates related to the business of or arising outside the ordinary business of the borrowers, managers and affiliates, which litigation or proceedings could cause a delay or inability in the related borrower’s or loan sponsor’s ability to meet its obligations under the related mortgage loan or otherwise in respect of the related mortgaged property or threaten a loan sponsor’s financial condition or control of the related borrower. Such litigation could have a material adverse effect upon the related mortgage loans and could cause a delay in the distributions on your certificates or a mortgage loan default. Therefore, we cannot assure you that this type of litigation will not have a material adverse effect on your certificates.

From time to time, there may be condemnations pending or threatened against one or more of the mortgaged properties securing the mortgage loans. The proceeds payable in connection with a total condemnation may not be sufficient to restore the related mortgaged property or to satisfy the remaining indebtedness of the related mortgage loan. The occurrence of a partial condemnation may have a material adverse effect on the continued use of, or income generation from, the affected mortgaged property. Therefore, we cannot assure you that the occurrence of any condemnation will not have a negative impact upon distributions on your certificates.

Prior Bankruptcies, Defaults or Other Proceedings May Be Relevant to Future Performance

Certain of the borrowers, principals of borrowers, guarantors, property managers and affiliates thereof are or have been a party to bankruptcy proceedings, mortgage loan defaults and restructurings, discounted payoffs, foreclosure proceedings or deed-in-lieu of foreclosure transactions, or other material proceedings (including criminal proceedings) in the past. For example, we are aware of the following loan sponsors and/or non-recourse carveout guarantors that are currently a party to bankruptcy proceedings, mortgage loan defaults and restructurings, discounted payoffs, foreclosure proceedings or deed-in-lieu of foreclosure transactions or, with respect to certain mortgage loans, were recently or are currently a party to some other material proceeding (including criminal proceedings):

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With respect to the portfolio of mortgaged properties identified on Annex A-1 to this free writing prospectus as Churchill Portfolio, securing a mortgage loan representing approximately 4.4% of the outstanding pool balance as of the cut-off date, the loan sponsor’s husband pled guilty to obstructing a 2000 IRS audit of the mortgaged properties, and was sentenced to 15 months in federal prison and ordered to pay $128,000 in back taxes and a $5,000 fine. The sponsor’s husband does not own any interest in the mortgaged properties. The mortgage loan prohibits the mortgage loan sponsor’s husband from controlling or owning any direct or indirect ownership interest in the mortgaged properties and the mortgage loan is fully recourse to the guarantor in the event her husband obtains such control or interest, except upon the death or incapacity of the current sponsor.

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With respect to the mortgage loan secured by the mortgaged property identified on Annex A-1 to this free writing prospectus as 811 Wilshire, representing approximately 3.1% of the outstanding pool balance as of the cut-off date, the related non-recourse carveout guarantor, David Y. Lee, was alleged to have violated of Regulation O promulgated by the Federal Reserve while acting as a member of the board of Premier Business Bank. The allegation was that Dr. Lee indirectly benefitted from a $2,100,000 real estate loan, secured by a medical office building, made by the bank to an entity controlled by Dr. Lee’s mother-in-law (which entity was wholly owned by his mother-in-law and her daughters, including Dr. Lee’s wife). Prior to the issuance of the loan, Dr. Lee disclosed to the Premier Business Bank board that his wife had an interest in the property and the entity as her separate property and the proceeds of the loan were to be used as represented by the borrowing parties. The alleged violation occurred when certain of loan proceeds distributed to Dr. Lee’s wife were deposited into a joint account belonging to Dr. Lee and his wife, rather than an account held separately by his wife only. The FDIC has prohibited Dr. Lee from further participation in the banking industry and issued a civil money penalty in the amount of $75,000.

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With respect to the mortgage loan secured by the mortgaged property identified on Annex A-1 to this free writing prospectus as Myrtle Beach Marriott Resort & Spa, representing approximately 2.4% of the outstanding pool balance as of the cut-off date, one of the non-recourse carveout guarantors, Columbia Sussex Corporation (“CSC”) is the sponsor of certain non-recourse loans that are currently in special servicing or in default outside of a securitization. In 2005 CSC acquired a portfolio of fourteen hotel properties from Blackstone Group L.P., financed by a $1,100,000,000 loan from Bear Stearns Companies, Inc. and Bank of America Corporation (and sponsor equity). The debt included seven tiers of mezzanine debt, which Blackstone Group L.P. purchased. The debt matured in October 2010 with an outstanding balance of $1,030,000,000. The loan sponsor was unable to refinance or restructure the loan and agreed to a deed-in-lieu of foreclosure and transferred ownership of the portfolio back to Blackstone Group L.P. CSC is also the loan sponsor of a loan secured by a hotel property (Double Tree Newark) that is an asset in the JPMCC 2006-CB17 securitization. The Double Tree Newark loan is currently in special servicing. The CB17 lender commenced proceedings for the appointment of a receiver.

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With respect to the mortgage loans secured by the mortgaged properties identified on Annex A-1 to this free writing prospectus as Wyndham Garden - San Jose and Four Points by Sheraton - San Jose, representing approximately 1.8% and 1.7%, respectively of the outstanding pool balance as of the cut-off date, the sponsor of the mortgage loans was issued a letter from the Financial Industry Regulator Authority (“FINRA”) requesting certain documentation in connection with an investigation of certain securities laws violations. The sponsor failed to respond to such letters within the required timeframe and as a result, was barred from associating with any FINRA member. There has been no civil or criminal proceedings in connection with the subject of the initial investigation (unrelated to the sponsor).

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With respect to the mortgage loan secured by the mortgaged property identified on Annex A-1 to this free writing prospectus as Landmark Industrial Portfolio, representing approximately 1.5% of the outstanding pool balance as of the cut-off date, the sponsor is also the sponsor of a mortgage loan that is currently the subject of foreclosure proceedings.

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With respect to the mortgage loan secured by the mortgaged property identified on Annex A-1 to this free writing prospectus as Little Havana Office & Retail Portfolio, representing approximately 1.0% of the outstanding pool balance as of the cut-off date, one of the non-recourse careveout guarantors has a federal tax lien filed against him in the amount of approximately $1,034,708. Pursuant to the mortgage loan documents, the guarantor is liable for any losses incurred as a result of his failure to pay the federal tax lien in full. In addition, the guarantor is currently involved in foreclosure proceedings related to residential properties.

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With respect to the mortgage loan secured by the mortgaged property identified on Annex A-1 to this free writing prospectus as BECO Tower I, which secures a mortgage loan representing approximately 0.9% of the outstanding pool balance as of the cut-off date, the guarantor is the sponsor of a loan in the DBUBS-2011 LC2 securitization that is currently in special servicing. The special servicer for that trust filed a foreclosure action on August 29, 2014.

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With respect to the mortgage loan secured by the mortgaged properties identified on Annex A-1 to this free writing prospectus as Harmony Bay Apartments, which secures a mortgage loan representing approximately 0.7% of the outstanding pool balance as of the cut-off date, borrower sponsors (or affiliates of borrower sponsors) are sponsors with respect to real estate projects where it defaulted on the underlying mortgage loans and the mortgaged properties securing the underlying mortgage loans were or currently are subject of foreclosure proceedings, short-sales, or negotiations to deliver a deed-in-lieu of foreclosure.

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With respect to the mortgaged property identified on Annex A-1 to this free writing prospectus as 4585 Electronics Place, which secures a mortgage loan representing approximately 0.7% of the outstanding pool balance as of the cut-off date, the related non-recourse carveout guarantor or certain entities owned and/or controlled by such individual are the subject of (i) one lawsuit relating to an alleged breach of contract arising out of an asset sale unrelated to the mortgaged property and (ii) 4 lawsuits arising out of the procurement of entitlements to close and redevelop a manufactured housing park alleging various claims of unlawful eviction, fraud and various other torts relating to the condemnation of the property and eviction of the tenant therefrom.

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With respect to the mortgage loans secured by the mortgaged properties identified on Annex A-1 to this free writing prospectus as Baton Rouge West Distribution Center and Magnetek Industrial, which secure mortgage loans representing approximately 2.0% and 0.3%, as applicable, of the outstanding pool balance as of the cut-off date, the borrower sponsor (or affiliates of borrower sponsor) is a sponsor with respect to real estate projects where it defaulted on the underlying mortgage loans and the mortgaged properties securing the underlying mortgage loans are subject of foreclosure proceedings or negotiations to deliver a deed-in-lieu of foreclosure.

In addition, we are aware of the following loan sponsors and/or non-recourse carveout guarantors that have been, or that have had interests in entities that were, a party to bankruptcy proceedings in the past 10 years:

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With respect to the mortgage loan secured by the mortgaged property identified on Annex A-1 to this free writing prospectus as Myrtle Beach Marriott Resort & Spa, representing approximately 2.4% of the outstanding pool balance as of the cut-off date, in 2007, one of the non-recourse carveout guarantors, Columbia Sussex Corporation, acquired the Tropicana casinos in both Las Vegas and Atlantic City through a separate entity, Tropicana Entertainment. The New Jersey Casino Control Commission subsequently denied Tropicana Entertainment a gaming license, and as a result, the guarantor was unable to operate the Tropicana casino in Atlantic City. Tropicana Entertainment filed for Chapter 11 bankruptcy and defaulted on the loans that financed the acquisition.

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With respect to the mortgage loan secured by the portfolio of mortgaged properties identified on Annex A-1 to this free writing prospectus as U-Haul Pool 2, representing approximately 2.4% of the outstanding pool balance as of the cut-off date, the nonrecourse carveout guarantor and its wholly-owned subsidiary, AMERCO, filed for Chapter 11 bankruptcy in June 2003 and August 2003, respectively. In March 2004, the guarantor emerged from Chapter 11 protection. The guarantor’s creditors were repaid in full.

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With respect to the mortgaged property identified on Annex A-1 to this free writing prospectus as Shadow Lane Office, which secures a mortgage loan representing approximately 0.8% of the outstanding pool balance as of the cut-off date, Mr. Carnesale (the owner of 50% of the entity that is the loan guarantor), was the sponsor of a $1.6 million construction loan made in 2007. On August 16, 2012, following a default by the borrower under the construction loan, Mr. Carnesale caused such borrower to file Chapter 11 bankruptcy in order to delay enforcement action by the related lender. The Chapter 11 plan of reorganization was confirmed on April 25, 2013 and a final decree, dismissing the bankruptcy, was entered on June 9, 2014.

Other than as listed above, we are not aware of any borrower or principal of any borrower that has filed (or a sponsor that has caused an entity under its control to file) for bankruptcy protection within the last ten years. In some cases, this analysis is limited to equity owners that have at least a 20% or greater interest in the borrower due to the difficulty of confirming, in some instances, the identity of equity owners with a less than 20% interest in the related borrower.

In addition, in some cases, mortgaged properties securing certain of the mortgage loans previously secured other loans that were either in default at the time the related mortgage loan refinanced such defaulted loan or were restructured in connection with the refinancing of that prior loan with the related mortgage loan or the related mortgage loan was originated in connection with a discounted payoff, foreclosure or deed-in-lieu of foreclosure. For example:

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The mortgaged property identified on Annex A-1 to this free writing prospectus as W Scottsdale, which secures a mortgage loan representing approximately 3.1% of the outstanding pool balance as of the cut-off date, was collateral for two construction loans originated in 2005 and 2006. By 2008 additional advances were stopped by the construction lender, resulting in additional advances required by the related non-recourse carveout guarantor of the Mortgage Loan and a lien filed against the Mortgaged Property by one of the contractors engaged to work at the Mortgaged Property. Subsequently, a real estate investment company affiliated with the related non-recourse carveout guarantor purchased the construction loans, the lien was released and related litigation involving the former lender, guarantor and contractor was settled.

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The mortgage loan secured by the mortgaged property identified on Annex A-1 to this free writing prospectus as Larkridge Shopping Center, representing approximately 2.4% of the outstanding pool balance as of the cut-off date, refinanced a portion of a previous loan financing the mortgaged property and certain other assets held by affiliates of the borrower, which was held by the Teachers Insurance and Annuity Association of America, that was subject to a $2.4 million discounted payoff.

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The mortgage loan secured by the mortgaged properties identified on Annex A-1 to this free writing prospectus as Landmark Industrial Portfolio, representing approximately 1.5% of the outstanding pool balance as of the cut-off date, refinanced a previous loan held by First Midwest Bank, which loan was in forbearance and was subject to a discounted payoff.

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The mortgaged property identified on Annex A-1 to this free writing prospectus as Blue Diamond Marketplace, which secures a mortgage loan representing approximately 1.0% of the outstanding pool balance as of the cut-off date, was constructed in 2008 and acquired by the sponsors in 2012 out of foreclosure. The loan proceeds were used to refinance the loan used to acquire the mortgaged property in 2012.

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With respect to the portfolio of mortgaged properties identified on Annex A-1 to this free writing prospectus as ART Kentucky MF Portfolio, which secures a mortgage loan representing approximately 0.7% of the outstanding pool balance as of the cut-off date, the mortgaged properties were previously financed as part of a 230 asset portfolio with a combined original balance of $1,050,000,000 that was divided into three pools and securitized in the MLMT 2007-C1, MLMT 2007-C2 and MLCFC 2007-C8 transactions. In 2010, the loans secured by the portfolio were moved to special servicing. The current sponsor acquired the portfolio in October 2011, and in December 2011, restructured two of the three pools (with an original principal balance of $715,000,000) into an A Note of $500,500,000, and a B Note of $214,500,000 and modified the related loan documents to permit individual property releases. In February 2013, both related notes were removed from special servicing. In connection with the mortgage loan origination, the ART Kentucky MF Portfolio mortgaged properties were released from the lien of the related prior mortgages and refinanced with the mortgage loan.

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The mortgaged property identified on Annex A-1 to this free writing prospectus as Springhill Suites Auburn Hills, which secures a mortgage loan representing approximately 0.6% of the outstanding pool balance as of the cut-off date, previously secured a construction loan in 2007 for the development of the mortgaged property held by a previous lender, which was loan was in default. The borrower obtained new financing and agreed to enter a consent judgment of foreclosure. The financing was used to pay off the entire amount of the debt at the foreclosure sale and the borrower redeemed the mortgaged property.

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With respect to the mortgaged property identified on Annex A-1 to this free writing prospectus as 366 Knickerbocker Avenue, which secures a mortgage loan representing approximately 0.2% of the outstanding pool balance as of the cut-off date, the mortgage loan refinanced a $1,750,000 loan that was originated in 2006 (the “2006 Loan”). Due to an error made by the lender under the 2006 Loan, a loan payment was made but not accounted for and the related lender put the 2006 Loan in default. The 2006 Loan was transferred to a new lender who commenced foreclosure proceedings and thereafter sold the 2006 Loan to FTBK Investors who continued the foreclosure action against the borrower under the 2006 Loan (which is the current borrower under the mortgage loan). The court determined that all payments had been made under the 2006 Loan, and determined that the then current outstanding principal balance of the 2006 Loan was $1.42mm. The guarantors under the 2006 Loan were Joshua Mizrahi (the “Knickerbocker Guarantor”) and his brother, Joseph Mizrahi. Joseph Mizrahi and the borrower sued the Knickerbocker Guarantor claiming that the Knickerbocker Guarantor did not have authority to refinance the 2006 Loan without Joseph Mizrahi’s consent because he was a guarantor under the 2006 Loan. In mid-2014, the brothers agreed to transfer sole control of the mortgaged property to Knickerbocker Guarantor, upon the payment of $660,000 to Joseph Mizrahi. The borrower was unable to refinance the mortgaged property on the maturity date because on that date the mortgaged property was still subject to legal proceedings. The proceeds of the mortgage loan were used to repay the outstanding principal balance of the 2006 Loan (including approximately $330,000 in default interest) and purchase Joseph Mizrahi’s equity interest in the borrower.

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The mortgaged property identified on Annex A-1 to this free writing prospectus as The Meadows, which secures a mortgage loan representing approximately 0.1% of the outstanding pool balance as of the cut-off date, previously secured a loan that went into maturity default in October 2014. The proceeds of the mortgage loan refinanced the prior defaulted loan without any debt forgiveness.

In addition, borrowers, principals of borrowers, property managers and affiliates thereof may, in the future, be involved in bankruptcy proceedings, foreclosure proceedings or other material proceedings (including criminal proceedings). There can be no assurance that any such proceedings will not negatively impact a borrower’s or loan sponsor’s ability to meet its obligations under the related mortgage loan. Such proceedings could have a material adverse effect upon distributions on your certificates.

If a borrower or a principal of a borrower or an affiliate of the foregoing has been a party to a bankruptcy, foreclosure or other proceeding or has been convicted of a crime in the past, we cannot assure you that the borrower or principal will not be more likely than other borrowers or principals to avail itself or cause a borrower to avail itself of its legal rights, under the federal bankruptcy code or otherwise, in the event of an action or threatened action by the mortgagee or its servicer to enforce the related mortgage loan documents, or otherwise conduct its operations in a manner that is in the best interests of the lender and/or the mortgaged property. We cannot assure you that any such proceedings or actions will not have a material adverse effect upon distributions on your certificates.

Often it is difficult to confirm the identity of owners of 20% or less of the equity in a borrower, which means that past issues may not be discovered as to such owners.

Risks Relating to Costs of Compliance with Applicable Laws and Regulations

A borrower may be required to incur costs to comply with various existing and future federal, state or local laws and regulations applicable to the related mortgaged property, such as zoning laws and the Americans with Disabilities Act of 1990, as amended, which requires all public accommodations to meet certain federal requirements related to access and use by persons with disabilities. See “Certain Legal Aspects of Mortgage Loans—Americans with Disabilities Act” in the prospectus. The expenditure of these costs or the imposition of injunctive relief, penalties or fines in connection with the borrower’s noncompliance could negatively impact the borrower’s cash flow and, consequently, its ability to pay its mortgage loan.

Risks Related to Conflicts of Interest

Potential Conflicts of Interest of the Master Servicer and the Special Servicer

The pooling and servicing agreement provides that the mortgage loans are required to be administered in accordance with the servicing standard without regard to ownership of any certificate by the master servicer or special servicer or any of their respective affiliates. See “The Pooling and Servicing Agreement—Servicing of the Mortgage Loans and Serviced Loan Combinations; Collection of Payments” in this free writing prospectus.

Notwithstanding the foregoing, the master servicer, a subservicer, the special servicer or any of their respective affiliates may have interests when dealing with the mortgage loans that are in conflict with those of holders of the certificates, especially if the master servicer, a subservicer, the special servicer or any of their respective affiliates holds certificates or companion loans, or has financial interests in, or other financial dealings with, a borrower or a loan sponsor. Each of these relationships may create a conflict of interest. For instance, if the special servicer or its affiliate holds a subordinate class of certificates, the special servicer might seek to reduce the potential for losses allocable to those certificates from the mortgage loans by deferring acceleration in hope of maximizing future proceeds. However, that action could result in less proceeds to the issuing entity than would be realized if earlier action had been taken. In general, no servicer is required to act in a manner more favorable to the certificates or any particular class of certificates.

Each of the master servicer and the special servicer services and is expected to continue to service, in the ordinary course of its business, existing and new loans for third parties, including portfolios of loans similar to the mortgage loans. The real properties securing these other loans may be in the same markets as, and compete with, certain of the mortgaged properties securing the mortgage loans. Consequently, personnel of the master servicer or special servicer, as applicable, may perform services, on behalf of the issuing entity, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans. This may pose inherent conflicts for the master servicer or the special servicer.

Each of the foregoing relationships should be considered carefully by you before you invest in any offered certificates.

Special Servicer May Be Directed To Take Actions

In connection with the servicing of the specially serviced loans, the special servicer may, at the direction of the directing holder, take actions with respect to the specially serviced loans that could adversely affect the holders of some or all of the classes of certificates. The directing holder (except, with respect to any loan combination, to the extent the directing holder is the holder of a related companion loan) will be controlled by the controlling class certificateholders. The directing holder may have interests in conflict with those of all or some of the other certificateholders. As a result, it is possible that the directing holder may influence the special servicer to take actions that conflict with the interests of certain classes of the certificates. However, the special servicer is not permitted to take actions that are prohibited by law or violate the servicing standard or the terms of the mortgage loan documents. In addition, except as limited by certain conditions described under “The Servicers—Replacement of the Special Servicer,” for so long as a Control Termination Event is not continuing, the special servicer may be removed without cause by the directing holder, and, for so long as a Control Termination Event is continuing, the special servicer may be removed in accordance with procedures set forth under “The Servicers—Replacement of the Special Servicer” without cause at the direction of the holders of certificates (other than the Class X-A, Class X-B, Class X-C, Class X-D, Class X-E, Class V, Class R and Class LR certificates) (i) upon receipt of approval by certificateholders evidencing at least 75% of a quorum of certificateholders, which is the holders of certificates evidencing at least 75% of the aggregate voting rights (taking into account the application of any appraisal reduction amounts to notionally reduce the certificate balances of the certificates) of the certificates (other than the Class X-A, Class X-B, Class X-C, Class X-D, Class X-E, Class V, Class R and Class LR certificates) or (ii) evidencing more than 50% of each class of “non-reduced certificates” (each class of certificates (other than the Class X-A, Class X-B, Class X-C, Class X-D, Class X-E, Class V, Class R and Class LR certificates) outstanding that has not been reduced to less than 25% of its initial certificate balance through the application of appraisal reduction amounts and realized losses) and considering each of the Class A-M, Class B and Class C certificates together with the Class PEZ certificates’ applicable percentage interest of the related Class A-M, Class B or Class C trust component as a single “Class” for such purpose. See “The Pooling and Servicing Agreement—The Directing Holder,” and “The Servicers—Replacement of the Special Servicer” in this free writing prospectus. It is expected that DoubleLine Capital LP will be the initial directing holder with respect to each mortgage loan (other than any non-serviced mortgage loan) and serviced loan combination.

In addition, in certain circumstances with respect to each mortgage loan, following the occurrence, and during the continuance, of a Control Termination Event as described under “The Pooling and Servicing Agreement—The Operating Advisor” in this free writing prospectus, the special servicer will be required to consult with the operating advisor and, in addition, the operating advisor may recommend the removal or replacement of the special servicer if the operating advisor determines that the special servicer is not performing its duties as required under the pooling and servicing agreement or is otherwise not acting in accordance with the servicing standard. As a result, it is possible that the directing holder or the operating advisor may influence the special servicer to take actions that conflict with the interests of certain classes of the certificates. However, the special servicer is not permitted to take actions that are prohibited by law or violate the servicing standard or the terms of the mortgage loan documents.

The special servicer may enter into one or more arrangements with the controlling class representative, a controlling class certificateholder, other certificateholders or a companion loan holder (or an affiliate or a third-party representative of one or more of the preceding) or any person who has the right to replace the special servicer to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, the appointment (or continuance) of the special servicer in such capacity under the pooling and servicing agreement and limitations on the right of such person to replace the special servicer in such capacity.

You will be acknowledging and agreeing, by your purchase of certificates, that the directing holder: (i) may take or refrain from taking actions that favor the interests of the directing holder over the certificateholders; (ii) may have special relationships and interests that conflict with the interests of the certificateholders and (iii) will not be liable by reason of its having so acted or refrained from acting solely in the interests of the directing holder and that no certificateholder may take any action against the directing holder or any of its officers, directors, employees, principals or agents as a result of such a special relationship or conflict.

Potential Conflicts of Interest of the Operating Advisor

Pentalpha Surveillance LLC has been appointed as the initial operating advisor. See “The Operating Advisor” in this free writing prospectus. With respect to each mortgage loan (other than any non-serviced mortgage loan) or serviced loan combination, if a Control Termination Event has occurred and is continuing, the operating advisor will be required to consult with the special servicer with respect to certain actions of the special servicer. Additionally, with respect to each mortgage loan (other than any non-serviced mortgage loan) or serviced loan combination, if a Control Termination Event has occurred and is continuing, the master servicer or the special servicer, as applicable, will be required to use commercially reasonable efforts consistent with the servicing standard to collect an operating advisor consulting fee from the related borrower in connection with any major decision, to the extent not prohibited by the related mortgage loan documents. The operating advisor is required to act solely on behalf of the issuing entity, in the best interest of, and for the benefit of, the certificateholders (as a collective whole as if such certificateholders constituted a single lender). See “The Pooling and Servicing Agreement—The Operating Advisor” in this free writing prospectus.

Notwithstanding the foregoing, the operating advisor and its affiliates may have interests that are in conflict with those of certificateholders, especially if the operating advisor or any of its affiliates holds certificates issued in this offering or another offering, or acts as advisor to the owners of any such certificates, or has financial interests in or other financial dealings with a borrower or a parent of a borrower. Furthermore, in the normal course of conducting its business, Pentalpha Surveillance LLC and its affiliates may have rendered services to, performed surveillance of, and negotiated with, numerous parties engaged in activities related to structured finance and commercial mortgage securitization. These parties may have included the depositor, the sponsors, the mortgage loan sellers, the master servicer, the special servicer, the certificate administrator, the trustee or the directing holder or affiliates of any of the foregoing parties. Each of these relationships, to the extent they exist, may continue in the future and may involve a conflict of interest with respect to Pentalpha Surveillance LLC’s duties as operating advisor. There can be no guarantee that the existence of these relationships and other relationships in the future will not impact the manner in which the operating advisor performs its duties under the pooling and servicing agreement.

In addition, the operating advisor and its affiliates may have duties with respect to existing and new commercial and multifamily mortgage loans for itself and its affiliates and for third parties, including portfolios of mortgage loans similar to the mortgage loans included in the issuing entity. These other mortgage loans and the related mortgaged properties may be in the same markets as, or have owners, obligors or property managers in common with, one or more of the mortgage loans included in the issuing entity and the related mortgaged properties. As a result of the investments and activities described above, the interests of the operating advisor and its affiliates and their clients may differ from, and compete with the interests of the issuing entity.

Although the operating advisor is required to consider the servicing standard in connection with its analysis and reporting regarding the special servicer under the pooling and servicing agreement, the operating advisor will not itself be bound by the servicing standard.

Each of the foregoing relationships should be considered carefully by prospective investors.

Potential Conflicts of Interest of the Underwriters and Their Affiliates

The activities of the underwriters and their respective affiliates may result in certain conflicts of interest. The underwriters and their respective affiliates may retain, or own in the future, certificates of various classes, and any voting rights allocable to those certificates could be exercised by them in a manner that could adversely impact the offered certificates. Any of the underwriters and their affiliates may invest or take long or short positions in securities or instruments, including the offered certificates, that may be different from your position as an investor in your certificates. If that were to occur, the interests of that underwriter or its affiliates may not be aligned with your interests in the offered certificates you acquire.

The underwriters and their respective affiliates include broker-dealers whose business includes executing securities and derivative transactions on their own behalf as principals and on behalf of clients. Accordingly, the underwriters and their respective affiliates and various clients acting through them from time to time buy, sell or hold securities or other instruments, which may include one or more classes of the offered certificates, and do so without consideration of the fact that the underwriters acted as underwriters for the offered certificates. Such transactions may result in the underwriters and their respective affiliates and/or their clients having long or short positions in such instruments. Any such short positions will increase in value if the related securities or other instruments decrease in value. Further, the underwriters and their respective affiliates may (on their own behalf as principals or for their clients) enter into credit derivative or other derivative transactions with other parties pursuant to which they sell or buy credit protection with respect to one or more classes of the offered certificates. The positions of the underwriters and their respective affiliates or their clients in such derivative transactions may increase in value if the offered certificates experience losses or decrease in value. In conducting such activities, none of the underwriters or their respective affiliates will have any obligation to take into account the interests of the certificateholders or any possible effect that such activities could have on them. The underwriters and their respective affiliates and clients acting through them may execute such transactions, modify or terminate such derivative positions and otherwise act with respect to such transactions, and may exercise or enforce, or refrain from exercising or enforcing, any or all of their rights and powers in connection therewith, without regard to whether any such action might have an adverse effect on the offered certificates or the certificateholders. Additionally, none of the underwriters or their respective affiliates will have any obligation to disclose any of these securities or derivatives transactions to you in your capacity as a certificateholder.

In addition, the underwriters and their respective affiliates will have no obligation to monitor the performance of the offered certificates or the actions of the master servicer, the special servicer, the certificate administrator, the operating advisor or the trustee and will have no authority to advise the master servicer, the special servicer, the certificate administrator, the operating advisor or the trustee or to direct their actions.

Furthermore, the underwriters and their respective affiliates may have ongoing relationships with, render services to, and engage in transactions with the borrowers, the loan sponsors, tenants at the mortgaged properties and their respective affiliates, which relationships and transactions may create conflicts of interest between the underwriters and their respective affiliates, on the one hand, and the issuing entity, on the other hand. German American Capital Corporation and its affiliates are playing several roles in this transaction. Deutsche Bank Securities Inc., an underwriter, is an affiliate of Deutsche Mortgage & Asset Receiving Corporation, the depositor, and German American Capital Corporation, a mortgage loan seller and a sponsor. UBS Securities LLC, an underwriter, is an affiliate of UBS Real Estate Securities Inc., a mortgage loan seller and a sponsor. Jefferies LLC, an underwriter, is an affiliate of Jefferies LoanCore LLC, a sponsor and a mortgage loan seller. Cantor Fitzgerald & Co., an underwriter, is an affiliate of Cantor Commercial Real Estate Lending, L.P., a mortgage loan seller and a sponsor. KeyBanc Capital Markets Inc., an underwriter, is an affiliate of KeyBank National Association, a mortgage loan seller, a sponsor and the master servicer. Guggenheim Securities, LLC, an underwriter, is an affiliate of Pillar Funding LLC, a sponsor and a mortgage loan seller.

See “Summary—Relevant Parties and Dates—Affiliates and Other Relationships” and “Certain Relationships and Related Transactions” in this free writing prospectus and “Method of Distribution (Underwriter Conflicts of Interest)” in the final prospectus supplement for a description of certain affiliations and relationships between the underwriters and other participants in this offering.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Potential Conflicts of Interest in the Selection of the Underlying Mortgage Loans

DoubleLine Capital LP (the “B-Piece Buyer”), the anticipated investor in the Class E, Class F, Class G, Class H and Class V certificates, was given the opportunity by the sponsors to perform due diligence on the mortgage loans originally identified by the sponsors for inclusion in the issuing entity, and to request the removal, re-sizing or change in the expected repayment dates or other features of some or all of the assets. The asset pool as originally proposed by the sponsors was adjusted based on some of these requests. In some cases, a sponsor may individually agree with the B-Piece Buyer to adjust the amount payable to such sponsor from the net sale proceeds of the certificates purchased by the B-Piece Buyer based on the particular characteristics of certain of its mortgage loans.

We cannot assure you that you or another investor would have made the same requests to modify the original pool as the B-Piece Buyer or that the final pool as influenced by the B-Piece Buyer’s feedback will not adversely affect the performance of your certificates and benefit the performance of the B-Piece Buyer’s certificates. Because of the differing subordination levels, the B-Piece Buyer has interests that may, in some circumstances, differ from those of purchasers of other classes of certificates, and may desire a portfolio composition that benefits the B-Piece Buyer but that does not benefit other investors. In addition, the B-Piece Buyer may enter into hedging or other transactions or otherwise have business objectives that also could cause its interests with respect to the asset pool to diverge from those of other purchasers of the certificates. The B-Piece Buyer performed due diligence solely for its own benefit. The B-Piece Buyer has no liability to any person or entity for conducting its due diligence. The B-Piece Buyer is not required to take into account the interests of any other investor in the certificates in exercising remedies or voting or other rights in its capacity as owner of the certificates it holds or in making requests or recommendations to the sponsors as to the selection of the mortgage loans and the establishment of other transaction terms. Investors are not entitled to rely on in any way the B-Piece Buyer’s acceptance of a mortgage loan. The B-Piece Buyer’s acceptance of a mortgage loan does not constitute and may not be construed as an endorsement of such mortgage loan, the underwriting for such mortgage loan or the originator of such mortgage loan.

The B-Piece Buyer or its designee will constitute the initial directing holder with respect to the mortgage loans (other than any non-serviced mortgage loan) and any serviced loan combination and thus would have certain rights to direct and consult with the special servicer as described under “The Pooling and Servicing Agreement—The Directing Holder” in this free writing prospectus.

Because the incentives and actions of the B-Piece Buyer may, in some circumstances, differ from or be adverse to those of purchasers of other classes of certificates, you are advised and encouraged to make your own investment decision based on a careful review of the information set forth in this free writing prospectus and your own view of the asset pool.

Related Parties May Acquire Certificates or Experience Other Conflicts

Related Parties’ Ownership of Certificates May Impact the Servicing of the Mortgage Loans and Affect Payments under the Certificates. Affiliates of the depositor, the mortgage loan sellers, the master servicer or the special servicer may purchase a portion of the certificates. The purchase of certificates could cause a conflict between the master servicer’s or the special servicer’s duties to the issuing entity under the pooling and servicing agreement and its interests as a holder of a certificate. In addition, as described under “The Servicers—Replacement of the Special Servicer,” the directing holder generally has certain rights to remove the special servicer (but see the discussion with respect to the removal of the special servicer with respect to certain mortgage loans that are part of a loan combination under “Description of the Mortgage Pool—Loan Combinations” in this free writing prospectus) and appoint a successor, which may be an affiliate of such holder. However, the pooling and servicing agreement provides that the mortgage loans are required to be administered in accordance with the servicing standard without regard to ownership of any certificate by the master servicer, the special servicer or any of their affiliates. See “The Pooling and Servicing Agreement—Servicing of the Mortgage Loans and Serviced Loan Combinations; Collection of Payments” in this free writing prospectus.

Additionally, the master servicer or the special servicer may, especially if it or an affiliate holds a subordinate certificate, or has financial interests in or other financial dealings with a borrower or loan sponsor under any of the mortgage loans, have interests when dealing with the mortgage loans that are in conflict with those of holders of the certificates offered in this free writing prospectus. In addition, for instance, if the special servicer or an affiliate holds a subordinate certificate, the special servicer could seek to reduce the potential for losses allocable to those certificates from a troubled mortgage loan by deferring acceleration in hope of maximizing future proceeds. The special servicer might also seek to reduce the potential for such losses by accelerating a mortgage loan earlier than necessary in order to avoid advance interest or additional expenses of the issuing entity. Either action could result in less proceeds to the issuing entity than would be realized if alternate action had been taken. In general, the servicers are not required to act in a manner more favorable to the certificates offered in this free writing prospectus or any particular class of certificates that are subordinate to the certificates offered in this free writing prospectus.

Conflicts of Interest May Arise in the Ordinary Course of the Servicers’ Businesses in Servicing the Mortgage Loans. The master servicer and special servicer service and will, in the future, service, in the ordinary course of their respective businesses, existing and new mortgage loans for third parties, including portfolios of loans similar to the mortgage loans that will be included in the issuing entity. The real properties securing these other mortgage loans may be in the same markets as, and compete with, certain of the real properties securing the mortgage loans that will be included in the issuing entity. Consequently, personnel of the master servicer and the special servicer may perform services, on behalf of the issuing entity, with respect to the mortgage loans at the same time as they are performing services, on behalf of other persons, with respect to other mortgage loans secured by properties that compete with the mortgaged properties securing the mortgage loans. This may pose inherent conflicts for the master servicer or the special servicer.

Conflicts of Interest May Arise Due to the Activities of the Sponsors and their Respective Affiliates. The activities of the mortgage loan sellers or their affiliates may involve properties that are in the same markets as the mortgaged properties underlying the certificates. In such cases, the interests of such mortgage loan sellers or such affiliates may differ from, and compete with, the interests of the issuing entity, and decisions made with respect to those mortgaged properties may adversely affect the amount and timing of distributions with respect to the certificates. Conflicts of interest may arise between the issuing entity and a particular mortgage loan seller or its affiliates that engage in the acquisition, development, operation, financing and disposition of real estate if such mortgage loan seller acquires any certificates. In particular, if certificates held by a mortgage loan seller or an affiliate are part of a class that is or becomes the controlling class, the mortgage loan seller or its affiliate as a controlling class certificateholder would have the ability to influence certain actions of the special servicer under circumstances where the interests of the issuing entity conflict with the interests of the mortgage loan seller or its affiliates as acquirers, developers, operators, financers or sellers of real estate related assets.

Certain of the mortgage loans included in the issuing entity may have been refinancings of debt previously held by a mortgage loan seller or an affiliate of a mortgage loan seller, and/or the mortgage loan sellers or their affiliates may have or have had equity investments in the borrowers (or in the owners of the borrowers) under, or properties securing, certain of the mortgage loans to be included in the issuing entity. Each of the mortgage loan sellers and their affiliates have made and/or may make or have preferential rights to make loans to, or equity investments in, affiliates of the borrowers under the mortgage loans or tenants (or their affiliates) at the mortgaged properties.

The sponsors and their affiliates (including certain of the underwriters) may benefit from this offering in a number of ways, some of which may be inconsistent with the interests of purchasers of the certificates. The sponsors will sell the mortgage loans to the depositor. To the extent unhedged or not completely hedged, these sales will reduce or eliminate the sponsor’s exposure to these mortgage loans by effectively transferring the sponsor’s exposure to the purchasers of the certificates. The sponsors and their affiliates will be compensated in an amount based on, among other things, the offering price of the certificates and the amount of proceeds received from the sale of the certificates to investors.

Furthermore, the sponsors and their affiliates may benefit from a completed offering of the certificates because the offering would establish a market precedent and a valuation data point for securities similar to the certificates, thus enhancing the ability of the sponsors and their affiliates to conduct similar offerings in the future and permitting them to write up, avoid writing down or otherwise adjust the fair value of the mortgage loans or other similar assets or securities held on their balance sheet.

Each of the foregoing relationships should be considered carefully by you before you invest in any certificates.

Conflicts Between Property Managers and the Borrowers

A substantial number of the mortgaged properties are managed by property managers affiliated with the respective borrowers. In addition, substantially all of the property managers for the mortgaged properties (or their affiliates) manage or may in the future manage additional properties, including properties that may compete with the mortgaged properties. Affiliates of the managers, and certain of the managers themselves, also may own other properties, including competing properties. The managers of the mortgaged properties may accordingly experience conflicts of interest in the management of such mortgaged properties. See “—Risks Related to the Mortgage Loans—Risks Related to Tenants—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks” above for a description of conflicts between borrowers and affiliated tenants.

Conflicts Between Certificateholders and Holders of Companion Loans

With respect to the Myrtle Beach Marriott Resort & Spa mortgage loan, representing approximately 2.4% of the outstanding pool balance as of the cut-off date, the related mortgaged property also secures two pari passu companion loans. The COMM 2014-CCRE20 issuing entity currently holds the related companion loan designated as note A1-2 and the COMM 2014-LC17 issuing entity currently holds the related companion loan designated as note A-2. See “Description of the Mortgage Pool—Loan Combinations” in this free writing prospectus.

The interests of the holders of the related companion loans (or their designee) entitled to exercise various rights with respect to the servicing of the related mortgage loan and the related companion loan may conflict with the interests of, and its decisions may adversely affect, the holders of one or more classes of offered certificates. No certificateholder may take any action against any holder of a companion loan (or its designee) for having acted solely in its respective interest.

Other Potential Conflicts of Interest

The special servicer may enter into one or more arrangements with the directing holder, a controlling class certificateholder, a companion loan holder or any person with the right to appoint or remove and replace the special servicer to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, the appointment of such entity as special servicer under the pooling and servicing agreement and the related intercreditor agreement and limitations on such person’s right to replace the special servicer.

UBS Real Estate Securities Inc., a sponsor and a mortgage loan seller, and UBS Securities LLC, an underwriter, are affiliates of each other.

German American Capital Corporation, a sponsor and a mortgage loan seller, Deutsche Bank Securities Inc., an underwriter, and Deutsche Mortgage & Asset Receiving Corporation, the depositor, are affiliates of each other.

Jefferies LoanCore LLC, a sponsor and a mortgage loan seller, and Jefferies LLC, an underwriter, are affiliates of each other.

Cantor Commercial Real Estate Lending, L.P., a sponsor and a mortgage loan seller, and Cantor Fitzgerald & Co., an underwriter, are affiliates of each other.

KeyBank National Association, a sponsor, a mortgage loan seller and the master servicer, and KeyBanc Capital Markets Inc., an underwriter, are affiliates of each other.

Pillar Funding LLC, a sponsor and a mortgage loan seller, and Guggenheim Securities, LLC, an underwriter, are affiliates of each other.

Deutsche Bank AG, Cayman Islands Branch (an affiliate of Deutsche Mortgage & Asset Receiving Corporation, the depositor, German American Capital Corporation, a sponsor and a mortgage loan seller, and Deutsche Bank Securities Inc., an underwriter), and certain other third party lenders provide warehouse financing to certain affiliates of Jefferies LoanCore LLC through various repurchase facilities. Some or all of the mortgage loans that Jefferies LoanCore LLC will transfer to the depositor are (or are expected to be prior to the closing date) subject to those repurchase facilities. Proceeds received by Jefferies LoanCore LLC in connection with the contribution of mortgage loans to this securitization transaction will be applied, among other things, to reacquire the financed mortgage loans and make payments to the repurchase agreement counterparties. As of November 14, 2014, Deutsche Bank AG, Cayman Islands Branch is the repurchase agreement counterparty with respect to 2 of the mortgage loans that Jefferies LoanCore LLC will transfer to the depositor, representing approximately 1.1% of the outstanding pool balance as of the cut-off date (except that the number and dollar amount of mortgage loans subject to that repurchase facility may increase or decrease prior to the issuance of the certificates).

Deutsche Bank AG, Cayman Islands Branch and certain other third party lenders provide warehouse financing to certain affiliates of Cantor Commercial Real Estate Lending, L.P. through various repurchase facilities. Some or all of the mortgage loans that Cantor Commercial Real Estate Lending, L.P. will transfer to the depositor are (or are expected to be prior to the closing date) subject to those repurchase facilities. Proceeds received by Cantor Commercial Real Estate Lending, L.P. in connection with the contribution of mortgage loans to this securitization transaction will be applied, among other things, to reacquire the financed mortgage loans and make payments to the repurchase agreement counterparties. As of November 12, 2014, Deutsche Bank AG, Cayman Islands Branch is the repurchase agreement counterparty with respect to 5 of the mortgage loans that Cantor Commercial Real Estate Lending, L.P. will transfer to the depositor, representing approximately 6.3% of the outstanding pool balance as of the cut-off date (except that the number and dollar amount of mortgage loans subject to that repurchase facility may increase or decrease prior to the issuance of the certificates).

Deutsche Bank AG, Cayman Islands Branch provides warehouse financing to certain affiliates of Pillar Funding LLC through various repurchase facilities. All of the mortgage loans that Pillar Funding LLC will transfer to the depositor are (or are expected to be prior to the closing date) subject to those repurchase facilities. Proceeds received by Pillar Funding LLC in connection with the contribution of mortgage loans to this securitization transaction will be applied, among other things, to reacquire the financed mortgage loans and make payments to the repurchase agreement counterparties. As of November 12, 2014, Deutsche Bank AG, Cayman Islands Branch is the repurchase agreement counterparty with respect to 4 of the mortgage loans that Pillar Funding LLC will transfer to the depositor, representing approximately 2.7% of the outstanding pool balance as of the cut-off date (except that the number and dollar amount of mortgage loans subject to that repurchase facility may increase or decrease prior to the issuance of the certificates).

Pursuant to a certain interim servicing agreement between UBS Real Estate Securities Inc. and certain of its affiliates, on the one hand, and Midland Loan Services, a Division of PNC Bank, National Association, on the other hand, Midland Loan Services, a Division of PNC Bank, National Association acts as interim servicer with respect to certain mortgage loans, including, prior to their inclusion in the issuing entity, 21 of the mortgage loans to be contributed to this securitization by UBS Real Estate Securities Inc., representing approximately 33.3% of the outstanding pool balance as of the cut-off date.

Pursuant to certain interim servicing agreements between German American Capital Corporation and certain of its affiliates, on the one hand, and Midland Loan Services, a Division of PNC Bank, National Association, on the other hand, Midland Loan Services, a Division of PNC Bank, National Association acts as interim servicer with respect to certain mortgage loans, including, prior to their inclusion in the issuing entity, 7 of the mortgage loans to be contributed to this securitization by German American Capital Corporation, representing approximately 9.6% of the outstanding pool balance as of the cut-off date.

Pursuant to certain interim servicing agreements between Cantor Commercial Real Estate Lending, L.P. and certain of its affiliates, on the one hand, and Midland Loan Services, a Division of PNC Bank, National Association, on the other hand, Midland Loan Services, a Division of PNC Bank, National

Association acts as interim servicer with respect to certain mortgage loans, including, prior to their inclusion in the issuing entity, 5 of the mortgage loans to be contributed to this securitization by Cantor Commercial Real Estate Lending, L.P., representing approximately 6.7% of the outstanding pool balance as of the cut-off date.

Pursuant to a certain interim servicing agreement between German American Capital Corporation and certain of its affiliates, on the one hand, and Wells Fargo Bank, National Association, on the other hand, Wells Fargo Bank, National Association acts as interim servicer with respect to certain mortgage loans, including, prior to their inclusion in the issuing entity, 7 of the mortgage loans to be contributed to this securitization by German American Capital Corporation, representing approximately 9.8% of the outstanding pool balance as of the cut-off date.

Pursuant to certain interim servicing agreements between Jefferies LoanCore LLC and certain of its affiliates, on the one hand, and Wells Fargo Bank, National Association, on the other hand, Wells Fargo Bank, National Association acts as interim servicer with respect to certain mortgage loans, including, prior to their inclusion in the issuing entity, all of the mortgage loans to be contributed to this securitization by Jefferies LoanCore LLC, representing approximately 13.8% of the outstanding pool balance as of the cutoff date.

Pursuant to a certain interim servicing agreement between Cantor Commercial Real Estate Landing, L.P. and certain of its affiliates, on the one hand, and Wells Fargo Bank, National Association, on the other hand, Wells Fargo Bank, National Association acts as interim servicer with respect to certain mortgage loans, including, prior to their inclusion in the issuing entity, 5 of the mortgage loans to be contributed to this securitization by Cantor Commercial Real Estate Landing, L.P. representing approximately 4.1% of the outstanding pool balance as of the cut-off date.

Pursuant to certain interim servicing agreements between Pillar Funding LLC and certain of its affiliates, on the one hand, and Wells Fargo Bank, National Association, on the other hand, Wells Fargo Bank, National Association acts as interim servicer with respect to certain mortgage loans, including, prior to their inclusion in the issuing entity, all of the mortgage loans to be contributed to this securitization by Pillar Funding LLC, representing approximately 3.0% of the outstanding pool balance as of the cutoff date.

KeyBank National Association, which is acting as the master servicer, may enter into an agreement with an affiliate of Cantor Commercial Real Estate Lending, L.P. that grants such affiliate the right to assume certain limited subservicing duties with respect to the CCRE Strip Pool in the future.

Midland Loan Services, a Division of PNC Bank, National Association, which is acting as the special servicer, assisted DoubleLine Capital LP, the B-Piece Buyer, with due diligence relating to the mortgage loans to be included in the mortgage pool.

Wells Fargo Bank, National Association, the trustee, certificate administrator and custodian, is the primary servicer of the Myrtle Beach Marriott Resort & Spa loan combination.

Pursuant to certain interim servicing agreements between German American Capital Corporation and certain of its affiliates, on the one hand, and KeyBank National Association, on the other hand, KeyBank National Association acts as interim servicer with respect to certain mortgage loans, including, prior to their inclusion in the issuing entity, 5 of the mortgage loans to be contributed to this securitization by German American Capital Corporation, representing approximately 6.0% of the outstanding pool balance as of the cut-off date.

Pillar Funding LLC, a sponsor and mortgage loan seller, is an indirect wholly-owned subsidiary of Pillar Capital Partners I LLC. Pillar Capital Partners I LLC will guarantee the performance of Pillar Funding LLC’s obligations to repurchase or replace its respective mortgage loans for material breaches of representations and warranties or material loan document defects under the circumstances described under “The Sponsors, Mortgage Loan Sellers and Originators—Pillar Funding LLC” in this free writing prospectus.

With respect to the Churchill Portfolio mortgage loan, representing approximately 4.4%, of the aggregate outstanding pool balance as of the cut-off date, Jefferies LoanCore LLC, a sponsor and mortgage loan seller (or an affiliate), is the holder of a related mezzanine loan secured by direct or indirect equity interests in the related mortgage borrower.

Risks Related to the Offered Certificates

Legal and Regulatory Provisions Affecting Investors Could Adversely Affect the Liquidity of the Offered Certificates

We make no representations as to the proper characterization of the offered certificates for legal investment, financial institution regulatory, financial reporting or other purposes, as to the ability of particular investors to purchase the offered certificates under applicable legal investment or other restrictions or as to the consequences of an investment in the offered certificates for such purposes or under such restrictions. We note that regulatory or legislative provisions applicable to certain investors may have the effect of limiting or restricting their ability to hold or acquire commercial mortgage-backed securities, which in turn may adversely affect the ability of investors in the offered certificates who are not subject to those provisions to resell their certificates in the secondary market. For example:

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Articles 404 – 410 of the European Union Capital Requirements Regulation (Regulation (EU) No 575/2013) (“CRR”) applies, in general, to securitizations issued on or after January 1, 2011 as well as certain existing securitizations issued prior to that date where new assets are added or substituted after December 31, 2014. The CRR restricts credit institutions and investment firms regulated in Member States of the European Economic Area (“EEA”) and consolidated group affiliates thereof (each, an “Affected Investor”) from investing in a securitization (as defined by the CRR) unless an originator, sponsor or original lender in respect of that securitization has explicitly disclosed to the Affected Investor that it will retain, on an ongoing basis, a material net economic interest of not less than 5 percent in that securitization in the manner contemplated by Article 405 of the CRR. The CRR also requires that an Affected Investor be able to demonstrate that it has undertaken certain due diligence in respect of, amongst other things, the offered certificates it has acquired and the underlying exposures, and that procedures have been established for monitoring the performance of the underlying exposures on an on-going basis. Failure to comply with one or more of the requirements set out in the CRR may result in the imposition of a penal capital charge with respect to the investment made in the securitization by an Affected Investor.

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Article 17 of the European Union Alternative Investment Fund Managers Directive (Directive 2011/61/EU) (as supplemented by Section 5 of Commission Delegated Regulation (EU) No 231/2013) contains requirements similar to those set out in Articles 404 – 410 of the CRR and applies to EEA regulated alternative investment fund managers. Similar requirements are also scheduled to apply in the future to investment in securitizations by EEA regulated UCITS fund managers and EEA regulated insurance and reinsurance undertakings. For the purpose of this provision, all such requirements, together with the Articles 404 – 410 of the CRR, are referred to as the “Securitization Retention Requirements”).

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None of the sponsors, mortgage loan sellers or any other party to the transaction intends to retain a material net economic interest in the transaction in accordance with the Securitization Retention Requirements or take any other action (other than providing information relating to the offered certificates and the mortgage loans contained in this free writing prospectus and any other related offering document and any action that any such parties are required to take under the pooling and servicing agreement (including, without limitation, with respect to reporting under “The Pooling and Servicing Agreement – Reports to Certificateholders; Available Information”)), which may be required by investors for the purposes of their compliance with the Securitization Retention

Requirements. This may have a negative impact on the regulatory capital position of Affected Investors and on the value and liquidity of the offered certificates in the secondary market.

•
Investors in the offered certificates are responsible for analyzing their own regulatory position, and are encouraged to consult their own investment and legal advisors regarding compliance with the Securitization Retention Requirements and the suitability of the offered certificates for investment. None of the issuing entity, the underwriters, the depositor, the sponsors, the mortgage loan sellers and any other party to the transaction makes any representation to any prospective investor or purchaser of the offered certificates regarding the regulatory capital treatment of their investment in the offered certificates on the closing date or at any time in the future.

•
The Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”) enacted in the United States requires that federal banking agencies amend their regulations to remove reference to or reliance by national banks on credit agency ratings, including but not limited to those found in the federal banking agencies’ risk-based capital regulations. New regulations have been proposed, some of which have been adopted as final rules while others remain pending. Such regulations, when adopted and effective, may result in greater capital charges to financial institutions that own commercial mortgage-backed securities, or otherwise adversely affect the attractiveness of investments in commercial mortgage-backed securities for regulatory purposes.

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The Issuing Entity will be relying on an exclusion or exemption under the Investment Company Act contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the Issuing Entity. The Issuing Entity is being structured so as not to constitute a “covered fund” for purposes of the regulations adopted to implement Section 619 of the Dodd-Frank Act (such statutory provision together with such implementing regulations, the “Volcker Rule”). The Volcker Rule generally prohibits “banking entities” (which is broadly defined to include U.S. banks and bank holding companies and many non-U.S. banking entities, together with their respective subsidiaries and other affiliates) from (i) engaging in proprietary trading, (ii) acquiring or retaining an ownership interest in or sponsoring a “covered fund” and (iii) entering into certain relationships with such funds. The Volcker Rule became effective on July 21, 2012, and final regulations implementing the Volcker Rule were adopted on December 10, 2013 and became effective on April 1, 2014. Conformance with the Volcker Rule and its implementing regulations is required by July 21, 2015 (subject to the possibility of up to two one-year extensions). In the interim, banking entities must make good-faith efforts to conform their activities and investments to the Volcker Rule. Under the Volcker Rule, unless otherwise jointly determined otherwise by specified federal regulators, a “covered fund” does not include an issuer that may rely on an exclusion or exemption from the definition of “investment company” under the Investment Company Act other than the exclusions contained in Section 3(c)(1) and Section 3(c)(7) of the Investment Company Act. The general effects of the Volcker Rule remain uncertain. Any prospective investor in the certificates, including a U.S. or foreign bank or a subsidiary or other affiliate thereof, should consult its own legal advisors regarding such matters and other effects of the Volcker Rule.

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The Financial Accounting Standards Board has adopted changes to the accounting standards for structured products. These changes, or any future changes, may affect the accounting for entities such as the issuing entity, could under certain circumstances require an investor or its owner generally to consolidate the assets of the issuing entity in its financial statements and record third parties’ investments in the issuing entity as liabilities of that investor or owner or could otherwise adversely affect the manner in which the investor or its owner must report an investment in the offered certificates for financial reporting purposes.

•	For purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, no class of offered certificates will constitute “mortgage related securities.”

Accordingly, all prospective investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal, accounting and other advisors in determining whether, and to what extent, the offered certificates will constitute legal investments for them or are subject to investment or other restrictions, unfavorable accounting treatment, capital charges or reserve requirements. See “Legal Investment” in this free writing prospectus.

Your Yield May Be Adversely Affected By Prepayments Resulting From Earnout Reserves

With respect to certain mortgage loans, earnout escrows may have been established at origination, which funds may be released to the related borrower upon satisfaction of certain conditions. If such conditions with respect to any such mortgage loan are not satisfied, the amounts reserved in such escrows may be applied to the payment of the mortgage loan, which would have the same effect on the offered certificates as a prepayment of the mortgage loan, except that such application of funds would not be accompanied by any prepayment premium or yield maintenance charge. See “Annex B—Description of the Top 20 Mortgage Loans” to this free writing prospectus.

Risks Related to Prepayments and Repurchases of Mortgage Loans

The yield to maturity on your certificates will depend, in significant part, upon the rate and timing of principal payments on the mortgage loans. For this purpose, principal payments include both voluntary prepayments, if permitted, and involuntary prepayments, such as prepayments resulting from casualty or condemnation of mortgaged properties, defaults by borrowers and subsequent liquidations, application of escrow amounts to the reduction of a mortgage loan’s principal balance, or repurchases upon a mortgage loan seller’s breach of representations or warranties or failure to deliver certain required loan documents, the exercise of a purchase option by a mezzanine lender, if applicable, or a companion loan holder or purchases of defaulted mortgage loans. See “—Risks Related to the Mortgage Loans—Risks Related to Additional Debt,” “Description of the Mortgage Pool—Loan Combinations,” “—Additional Mortgage Loan Information—Definitions,” “—Certain Terms and Conditions of the Mortgage Loans—Performance Escrows and Letters of Credit” and “—Other Financing,” and “The Pooling and Servicing Agreement—Representations and Warranties; Repurchase; Substitution” in this free writing prospectus.

In addition, although the borrowers of the anticipated repayment date loans may have certain incentives to prepay such mortgage loans on their anticipated repayment dates, we cannot assure you that the borrowers will be able to prepay the anticipated repayment date loans on their anticipated repayment dates. The failure of a borrower to prepay an anticipated repayment date loan on its anticipated repayment date will not be an event of default under the terms of such mortgage loans, and, pursuant to the terms of the pooling and servicing agreement, neither the related master servicer nor the special servicer will be permitted to take any enforcement action with respect to a borrower’s failure to pay interest at an increased rate, other than requests for collection, until the scheduled maturity of the respective anticipated repayment date loan; provided that the related master servicer or the special servicer, as the case may be, may take action to enforce the trust’s right to apply excess cash flow to principal in accordance with the terms of the documents of the anticipated repayment date loans. See “—Risks Related to the Mortgage Loans—Borrower May Be Unable To Repay the Remaining Principal Balance on the Maturity Date or Anticipated Repayment Date and Longer Amortization Schedules and Interest-Only Provisions May Increase Risk” in this free writing prospectus.

The investment performance of your certificates may vary materially and adversely from your expectations if the actual rate of prepayment on the mortgage loans is higher or lower than you anticipate.

Any changes in the weighted average lives of your certificates may adversely affect your yield. Prepayments resulting in a shortening of weighted average lives of your certificates may be made at a time of low interest rates when you may be unable to reinvest the resulting payment of principal on your certificates at a rate comparable to the effective yield to maturity anticipated by you in making your investment in the offered certificates, while delays and extensions resulting in a lengthening of those weighted average lives may occur at a time of high interest rates when you may have been able to reinvest principal payments that would otherwise have been received by you at higher rates.

In addition, the extent to which prepayments on the mortgage loans in the issuing entity ultimately affect the weighted average life of your certificates will depend on the terms of those certificates, more particularly:

•
a class of certificates that entitles the holders of those certificates to a disproportionately larger share of the prepayments on the mortgage loans increases the “call risk” or the likelihood of early retirement of that class if the rate of prepayment is relatively fast; and

•
a class of certificates that entitles the holders of the certificates to a disproportionately smaller share of the prepayments on the mortgage loans increases the likelihood of “extension risk” or an extended average life of that class if the rate of prepayment is relatively slow.

See “Yield and Maturity Considerations” in this free writing prospectus.

Voluntary prepayments under certain mortgage loans require payment of a yield maintenance charge or prepayment premium unless the prepayment is made within a specified number of months of the stated maturity date or the anticipated repayment date, as applicable. See “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Prepayment Provisions” and “—Property Releases” in this free writing prospectus. Nevertheless, there is no assurance that the related borrowers will be deterred from prepaying their mortgage loans due to the existence of a yield maintenance charge or a prepayment premium. There is no assurance that voluntary or involuntary prepayments will not occur. The rate at which voluntary prepayments occur on the mortgage loans will be affected by a variety of factors, including:

•	the terms of the mortgage loans;

•	the length of any prepayment lock-out period;

•	the level of prevailing interest rates;

•	the availability of mortgage credit;

•	the applicable yield maintenance charges or prepayment premiums and the extent to which the related mortgage loan terms may be practically enforced;

•	the related master servicer’s or special servicer’s ability to enforce those charges or premiums;

•	the occurrence of casualties or natural disasters; and

•	economic, demographic, tax, legal or other factors.

Generally, no yield maintenance charge or prepayment premium will be required for partial or full prepayments in connection with a casualty or condemnation (regardless of whether the source of such prepayment includes funds of the borrower in addition to the casualty or condemnation proceeds) unless, in the case of certain of the mortgage loans, an event of default has occurred and is continuing. In addition, if a mortgage loan seller repurchases any mortgage loan from the issuing entity due to a breach of a representation or warranty or as a result of a document defect in the related mortgage file or a mezzanine lender or, if applicable, a companion loan holder exercises an option to purchase a mortgage loan under the circumstances set forth in the related mezzanine loan documents, intercreditor agreement or co-lender agreement, the purchase price paid will be passed through to the holders of the certificates with the same effect as if the mortgage loan had been prepaid in part or in full, except that no prepayment premium or yield maintenance charge would be payable. Such a repurchase may therefore adversely affect the yield to maturity on your certificates.

The Class X-A certificates will not be entitled to distributions of principal but instead will accrue interest on their notional balance. Because the notional balance of the Class X-A certificates is based upon the outstanding certificate balances of the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4 and Class A-5 certificates and Class A-M trust component, the yield to maturity on the Class X-A certificates will be extremely sensitive to the rate and timing of prepayments of principal, liquidations and principal losses on the related mortgage loans to the extent allocated to such classes of certificates. A rapid rate of principal prepayments, liquidations and/or principal losses on the mortgage loans could result in the failure to recoup the initial investment in the Class X-A certificates. Investors in such class of certificates should fully consider the associated risks, including the risk that an extremely rapid rate of amortization, prepayment or other liquidation of the mortgage loans could result in the failure of such investors to recoup fully their initial investments.

Limited Obligations

The offered certificates, when issued, will represent beneficial interests in the issuing entity. The offered certificates will not represent an interest in, or obligation of, any sponsor, the mortgage loan seller, the depositor, the master servicer, the special servicer, the certificate administrator, the operating advisor, the trustee or any other person. The primary assets of the issuing entity will be the mortgage loans, and the primary security and source of payment for the mortgage loans will be the mortgaged properties and the other collateral described in this free writing prospectus. Payments on the offered certificates are expected to be derived from payments made by the borrowers on the mortgage loans. We cannot assure you that the cash flow from the mortgaged properties and the proceeds of any sale or refinancing of the mortgaged properties will be sufficient to pay the principal of, and interest on, the mortgage loans or to distribute in full the amounts of interest and principal to which the holders of the offered certificates are entitled. See “Description of the Offered Certificates—General” in this free writing prospectus.

Yield Considerations

The yield to maturity on any certificate offered in this free writing prospectus will depend on (i) the price at which such certificate is purchased by an investor and (ii) the rate, timing and amount of distributions on such offered certificate. The rate, timing and amount of distributions on any certificate will, in turn, depend on, among other things:

•	the interest rate for such certificate;

•
the rate and timing of principal payments (including principal prepayments) and other principal collections on or in respect of the mortgage loans and the extent to which such amounts are to be applied or otherwise result in a reduction of the certificate balance of such certificate;

•	the rate, timing and severity of losses on or in respect of the mortgage loans or unanticipated expenses of the issuing entity;

•
the timing and severity of any interest shortfalls resulting from prepayments, or other shortfalls resulting from special servicing compensation, interest on advances or other expenses of the issuing entity;

•	the timing and severity of any appraisal reductions; and

•	the extent to which prepayment premiums and yield maintenance charges are collected and, in turn, distributed on such certificate.

The investment performance of the certificates offered in this free writing prospectus may be materially different from what you expected if the assumptions you made with respect to the factors listed above are incorrect.

Your certificates may be offered at a premium or discount. If you purchased your certificates at a premium or discount, the yield to maturity on your certificates will be sensitive, and in some cases extremely sensitive, to prepayments on the mortgage loans and, where the amount of interest payable with respect to a class is disproportionately large, as compared to the amount of principal, a holder might fail to recover its original investment. If you purchase your certificates at a discount (other than with respect to the Class X-A certificates), you should consider the risk that a slower than anticipated rate of principal payments on the mortgage loans could result in an actual yield to maturity that is lower than your anticipated yield. If you purchase your certificates at a premium (or with respect to the Class X-A certificates), you should consider the risk that a faster than anticipated rate of principal payments could result in an actual yield to maturity that is lower than your anticipated yield. The rate and timing of principal prepayments on pools of mortgage loans varies among pools and is influenced by a variety of economic, demographic, geographic, social, tax and legal factors. Accordingly, neither you nor we can predict the rate and timing of principal prepayments on the mortgage loans underlying your certificates.

The yield on any class of certificates whose pass-through rate is affected by the weighted average net mortgage interest rate could also be adversely affected if mortgage loans with higher interest rates pay faster than the mortgage loans with lower interest rates, since those classes bear interest at a rate limited by, equal to, or based on the weighted average net mortgage interest rate of the mortgage loans. The pass-through rates on such certificates may be limited by, equal to, or based on the weighted average of the net mortgage interest rates on the mortgage loans even if principal prepayments do not occur.

If you purchase Class X-A certificates, your yield to maturity will be particularly sensitive to the rate and timing of principal payments on the related underlying mortgage loans. Depending on the timing thereof, a payment of principal in reduction of the certificate balance of a class of certificates may result in a reduction in the total notional balance of the Class X-A certificates. Accordingly, if principal payments on the related underlying mortgage loans occur at a rate faster than that assumed at the time of purchase, then your actual yield to maturity with respect to any such class of certificates may be lower than that assumed at the time of purchase. Your yield to maturity could also be adversely affected by the purchase or repurchase of a mortgage loan. See “—Risks Related to Prepayments and Repurchases of Mortgage Loans” above in this free writing prospectus.

Any realized loss or shortfall on the Class A-M, Class B or Class C trust components will be experienced by the Class PEZ Certificates to the extent of their percentage interest in such trust components. See “Description of the Offered Certificates—Distributions—Realized Losses” in this free writing prospectus.

Optional Early Termination of the Issuing Entity May Result in an Adverse Impact on Your Yield or May Result in a Loss

The certificates will be subject to optional early termination by means of the purchase of the mortgage loans in the issuing entity. We cannot assure you that the proceeds from a sale of the mortgage loans and/or REO properties will be sufficient to distribute the outstanding certificate balance plus accrued interest and any undistributed shortfalls in interest accrued on the certificates that are subject to the termination. Accordingly, the holders of certificates affected by such a termination may suffer an adverse impact on the overall yield to maturity on their certificates, may experience repayment of their investment at an unpredictable and inopportune time or may even incur a loss on their investment. See “The Pooling and Servicing Agreement—Optional Termination” in this free writing prospectus.

A Mortgage Loan Seller May Not Be Able To Make a Required Repurchase or Substitution of a Defective Mortgage Loan

Each mortgage loan seller is the sole warranting party in respect of the related mortgage loans sold by it to us. Neither we nor any of our affiliates (except, in certain circumstances, for German American Capital Corporation, solely in its capacity as the mortgage loan seller) are obligated to repurchase or substitute any mortgage loan in connection with either a material breach of the mortgage loan seller’s representations and warranties or any material document defects, if such mortgage loan seller defaults on its obligation to do so. However, Pillar Capital Partners I LLC is guaranteeing the payment obligations of Pillar Funding LLC in this regard. We cannot provide assurances that the mortgage loan seller (or, in the case of Pillar Funding LLC, Pillar Capital Partners I LLC) will have the financial ability to effect such repurchases or substitutions. In addition, the mortgage loan sellers may have various legal defenses available to them in connection with a repurchase or substitution obligation. Any mortgage loan that is not repurchased or substituted and that is not a “qualified mortgage” within the meaning of section 860G(a)(3) of the Internal Revenue Code of 1986, may cause designated portions of the issuing entity to fail to qualify as one or more REMICs or cause the issuing entity to incur a tax. See “The Sponsors, Mortgage Loan Sellers and Originators” and “The Pooling and Servicing Agreement—Representations and Warranties; Repurchase; Substitution” in this free writing prospectus.

Any Loss of Value Payment Made by a Mortgage Loan Seller May Prove To Be Insufficient to Cover All Losses on a Defective Mortgage Loan

In lieu of repurchasing or substituting a mortgage loan in connection with either a material breach of the mortgage loan seller’s representations and warranties or any material document defects (other than a material breach that is related to a mortgage loan not being a “qualified mortgage” within the meaning of section 860G(a)(3) of the Internal Revenue Code of 1986, the related mortgage loan seller (or, in the case of Pillar Funding LLC, Pillar Capital Partners I LLC)) may make a loss of value payment to the issuing entity. Upon its making such payment, the mortgage loan seller will be deemed to have cured the related material breach or material document defect in all respects. Although a loss of value payment may only be made to the extent that the special servicer deems such amount to be sufficient to compensate the issuing entity for the related material breach or material document defect, there can be no assurance that such loss of value payment will fully compensate the issuing entity for such material breach or material document defect in all respects. See “The Pooling and Servicing Agreement—Representations and Warranties; Repurchase; Substitution” in this free writing prospectus.

Risks Related to Borrower Default

The rate and timing of delinquencies or defaults on the mortgage loans will affect:

•	the aggregate amount of distributions on the offered certificates;

•	their yield to maturity;

•	the rate of principal payments on the offered certificates; and

•	their weighted average life.

Losses on the mortgage loans will be allocated to the Class H, Class G, Class F, Class E and Class D certificates, the Class C trust component (and correspondingly, to the Class C certificates and the Class PEZ certificates pro rata based on their respective percentage interests in the Class C trust component), the Class B trust component (and correspondingly, to the Class B certificates and the Class PEZ certificates pro rata based on their respective percentage interests in the Class B trust component) and the Class A-M trust component (and correspondingly, to the Class A-M certificates and the Class PEZ certificates pro rata based on their respective percentage interests in the Class A-M trust component), in that order, reducing amounts otherwise payable to each class. Any remaining losses will then be allocated to the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4 and Class A-5 certificates and, with respect to interest losses only, the Class X-A, Class X-B, Class X-C, Class X-D and Class X-E certificates based on their respective entitlements pro rata. However, because the notional balance of the Class X-B certificates is based on the certificate balances of the Class B and Class C trust components, the notional balance of the Class X-C certificates is based on the certificate balance of the Class D certificates, the notional balance of the Class X-D certificates is based on the certificate balances of the Class E and Class F certificates and the notional balance of the Class X-E certificates is based on the certificate balances of the Class G and Class H certificates, any losses allocated to such classes of certificates will have the effect of simultaneously reducing the amount of interest to which the Class X-B, Class X-C, Class X-D and Class X-E certificates are entitled, respectively, notwithstanding that the Class X-B, Class X-C, Class X-D and Class X-E certificates are senior in right of payment to such classes of certificates. Similarly, any losses allocated to the Class A-M trust component will have the effect of simultaneously reducing the amount of interest to which the Class X-A certificates are entitled, notwithstanding that the Class X-A certificates are senior in right of payment to the Class A-M certificates and the Class PEZ certificates (to the extent of its percentage interest in the Class A-M trust component).

Each class of certificates (other than the Class H, Class V, Class R and Class LR certificates) and the Class A-M, Class B and Class C trust components, are senior to certain other classes of certificates or trust components in respect of the right to receive distributions and the allocation of losses. If losses on the mortgage loans exceed the aggregate certificate balance of the classes of certificates subordinated to such class, that class will suffer a loss equal to the full amount of such excess (up to the outstanding certificate balance of such class).

If you calculate your anticipated yield based on assumed rates of default and losses that are lower than the default rate and losses actually experienced and if such losses are allocable to your certificates, your actual yield to maturity will be lower than the assumed yield. Under certain extreme scenarios, such yield could be negative. In general, the earlier a loss borne by your certificates occurs, the greater the effect on your yield to maturity.

Even if losses on the mortgage loans are not borne by your certificates, those losses may affect the weighted average life and yield to maturity of your certificates. This may be so because those losses cause your certificates to have a higher interest in distributions of principal payments on the remaining mortgage loans than would otherwise have been the case. The effect on the weighted average life and yield to maturity of your certificates will depend upon the characteristics of the remaining mortgage loans.

Additionally, delinquencies and defaults on the mortgage loans may significantly delay the receipt of distributions by you on your certificates, unless principal and interest advances are made to cover delinquent payments or the subordination of another class of certificates fully offsets the effects of any such delinquency or default.

Risks Related to Modification of Mortgage Loans with Balloon Payments

In order to maximize recoveries on defaulted mortgage loans, the pooling and servicing agreement enables the special servicer to extend and modify the terms of mortgage loans (other than any non-serviced mortgage loans, which are being serviced pursuant to separate servicing agreements) that are in material default or as to which a payment default (including the failure to make a balloon payment) is reasonably foreseeable, subject to the limitations described under “The Pooling and Servicing Agreement—Servicing of the Mortgage Loans and Serviced Loan Combinations; Collection of Payments,” “—Realization Upon Mortgage Loans” and “—Modifications” in this free writing prospectus. The special servicer is only required to determine that any such extension or modification is reasonably likely to produce a greater recovery than a liquidation of the real property securing such mortgage loan. There is a risk that the decision of the special servicer to extend or modify a mortgage loan may not in fact produce a greater recovery on your certificate. There can be no assurance that any extension or modification will increase the present value of recoveries in a given case. Neither the master servicer nor the special servicer will have the ability to extend or modify any non-serviced mortgage loan, because the related non-serviced loan combination will be serviced by another master servicer and special servicer pursuant to a separate pooling and servicing agreement. Any delay in the collection of a balloon payment that would otherwise be distributable in respect of a class of certificates offered in this free writing prospectus, whether such delay is due to borrower default or to modification of any non-serviced mortgage loan by the master servicer or special servicer servicing such non-serviced mortgage loan, will likely extend the weighted average life of such class of certificates. See “Yield and Maturity Considerations” in this free writing prospectus and in the attached prospectus.

Risks Related to Certain Payments

To the extent described in this free writing prospectus, the master servicer, the special servicer or the trustee, as applicable, will be entitled to receive interest on unreimbursed advances. This interest will generally accrue from the date on which the related advance is made or the related expense is incurred to the date of reimbursement. In addition, under certain circumstances, including delinquencies in the payment of principal and interest, a mortgage loan will be specially serviced, and the special servicer will be entitled to compensation for special servicing activities. The right to receive interest on advances or special servicing compensation is senior to the rights of certificateholders to receive distributions and may lead to shortfalls in amounts otherwise distributable on your certificates.

Subject to certain conditions, the master servicer is entitled, under the pooling and servicing agreement, to receive, or to assign a portion of its master servicing fee referred to as the excess servicing strip. If a master servicer resigns or is terminated as master servicer, it (or its assignee) would continue to be entitled to receive the excess servicing strip and would be paid that excess servicing strip, except to the extent that any portion of that excess servicing strip is needed to compensate any successor master servicer for assuming the duties of the resigning or terminated master servicer with respect to the mortgage loans that it is servicing under the pooling and servicing agreement. There can be no assurance that, following any resignation or termination of a master servicer, (a) any holder of the excess servicing strip would not dispute the determination that any portion of the excess servicing strip was necessary to compensate a successor master servicer or (b) the issuing entity would be able to successfully recapture the excess servicing strip or any portion of that strip from any holder of the excess servicing strip, in particular if that holder were the subject of a bankruptcy or insolvency proceeding.

Risks of Limited Liquidity and Market Value

The offered certificates will not be listed on any national securities exchange or traded on any automated quotation system of any registered national securities association, and there is currently no secondary market for the offered certificates. While the underwriters have advised that they currently intend to make a secondary market in the offered certificates, they are under no obligation to do so. There is no assurance that a secondary market for the offered certificates will develop. Moreover, if a secondary market does develop, we cannot assure you that it will provide you with liquidity of investment or that it will continue for the life of the offered certificates. Lack of liquidity could result in a precipitous drop in the market value of the offered certificates. In addition, the market value of the offered certificates at any time may be affected by many factors, including then-prevailing interest rates, and no representation is made by any person or entity as to the market value of any offered certificates at any time.

The Limited Nature of Ongoing Information May Make It Difficult for You To Resell Your Certificates

The primary source of ongoing information regarding your certificates, including information regarding the status of the related assets of the issuing entity, will be the periodic reports made available to you by the certificate administrator described in this free writing prospectus under the heading “The Pooling and Servicing Agreement—Reports to Certificateholders; Available Information”, and any reports with respect to the issuing entity filed with the Securities and Exchange Commission pursuant to the Securities Exchange Act of 1934. We cannot assure you that any additional ongoing information regarding your certificates will be available through any other source. In addition, the depositor is not aware of any source through which price information about the certificates will be generally available on an ongoing basis. The limited nature of the information regarding the certificates may adversely affect the liquidity of the certificates, even if a secondary market for the certificates becomes available.

Risks Related to Factors Unrelated to the Performance of the Certificates and the Mortgage Loans, Such as Fluctuations in Interest Rates and the Supply and Demand of CMBS Generally

The market value of the certificates offered in this free writing prospectus can decline even if those certificates and the mortgage loans are performing at or above your expectations.

The market value of the offered certificates will be sensitive to fluctuations in current interest rates. However, a change in the market value of the offered certificates as a result of an upward or downward movement in current interest rates may not equal the change in the market value of the offered certificates as a result of an equal but opposite movement in interest rates.

The market value of the offered certificates will also be influenced by the supply of and demand for commercial mortgage-backed securities generally. The supply of commercial mortgage-backed securities will depend on, among other things, the amount of commercial, multifamily and manufactured housing community mortgage loans, whether newly originated or held in portfolio, that are available for securitization. A number of factors will affect investors’ demand for commercial mortgage-backed securities, including:

•	the availability of alternative investments that offer higher yields or are perceived as being a better credit risk, having a less volatile market value or being more liquid;

•
legal and other restrictions that prohibit a particular entity from investing in commercial mortgage-backed securities, limit the amount or types of commercial mortgage-backed securities that it may acquire, or require it to maintain increased capital or reserves as a result of its investment in commercial mortgage-backed securities;

•
investors’ perceptions regarding the commercial, multifamily and manufactured housing community real estate markets, which may be adversely affected by, among other things, a decline in real estate values or an increase in defaults and foreclosures on mortgage loans secured by income producing properties; and

•
investors’ perceptions regarding the capital markets in general, which may be adversely affected by political, social and economic events completely unrelated to the commercial, multifamily and manufactured housing community real estate markets.

If you decide to sell any of your certificates, the ability to sell those certificates will depend on, among other things, whether and to what extent a secondary market then exists for such certificates, and you may have to sell at discount from the price you paid for reasons unrelated to the performance of the certificates or the mortgage loans. Pricing information regarding the certificates may not be generally available on an ongoing basis or on any particular date.

Credit Support May Not Cover All Types of Losses

Use of credit support will be subject to the conditions and limitations described in this free writing prospectus. Moreover, such credit support may not cover all potential losses or risks. For example, credit support may or may not cover loss by reason of fraud or negligence by a mortgage loan originator or other parties. Any losses not covered by credit support may, at least in part, be allocated to one or more classes of your certificates.

There Are Risks Relating to the Exchangeable Certificates

The characteristics of the Class PEZ certificates will reflect the characteristics of the Class A-M, Class B and Class C certificates. The Class PEZ, Class A-M, Class B and Class C certificates are referred to in this free writing prospectus as “Exchangeable Certificates”. As a result, the Class PEZ certificates will be subject to the same risks as the Class A-M, Class B and Class C certificates described in this free writing prospectus. Investors are encouraged to consider a number of factors that will limit a certificateholder’s ability to exchange Exchangeable Certificates:

•	At the time of a proposed exchange, a certificateholder must own Exchangeable Certificates in the requisite exchange proportion to make the desired exchange.

•
A certificateholder that does not own Exchangeable Certificates in the requisite exchange proportion may be unable to obtain the necessary Exchangeable Certificates or may be able only to exchange the portion (if any) of its Exchangeable Certificates that represents an Exchangeable Proportion. Another certificateholder may refuse to sell its certificates at a reasonable (or any price) or may be unable to sell them, or certificates may have been purchased or placed into other financial structures and thus may be unavailable. Such circumstances may prevent you from obtaining Exchangeable Certificates in the proportions necessary to effect an exchange.

•
Exchanges will no longer be permitted following the date when the then current principal balance of the Class A-M trust component (and, correspondingly, the Class A-M certificates and, to the extent evidencing an interest in the Class A-M trust component, the Class PEZ certificates) is reduced to zero as a result of the payment in full of all interest and principal thereon.

•	Certificates may only be held in authorized denominations.

Subordination of the Class A-M, Class B and Class C Trust Components Will Affect the Timing of Distributions and the Application of Losses on the Class X-A, Class X-B, Class A-M, Class B, Class C and Class PEZ Certificates

As described in this free writing prospectus, if your certificates are Class A-M, Class B, Class C or Class PEZ certificates, your rights to receive distributions of amounts collected or advanced on or in respect of the mortgage loans will generally be subordinated to those of the holders of the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4, Class A-5, Class X-A, Class X-B, Class X-C, Class X-D and Class X-E certificates and, if your certificates are Class B or Class C certificates, to those of the holders of the Class A-M certificates (and the holders of the Class PEZ certificates as holders of the Class A-M-PEZ Percentage Interest of the Class A-M trust component) and, if your certificates are Class C certificates, to those of the holders of the Class B certificates (and the holders of the Class PEZ certificates as holders of the Class B-PEZ Percentage Interest of the Class B trust component). Because the notional amount of the Class X-A certificates is based upon the aggregate certificate principal balance of the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4 and Class A-5 certificates and the Class A-M trust component, the Class X-A certificates will be adversely affected by losses allocated to such classes of certificates or trust component. Because the notional amount of the Class X-B certificates is based upon the aggregate certificate balance of the Class B and Class C trust components, the Class X-B certificates will be adversely affected by losses allocated to such trust components. See “Description of the Offered Certificates” in this free writing prospectus. As a result, you will generally bear the effect of losses on the mortgage loans and unreimbursed expenses of the issuing entity before the holders of those other classes of certificates. See “Description of the Offered Certificates—Distributions” in this free writing prospectus.

Disproportionate Benefits May Be Given to Certain Classes

Although subordination of certain classes of the non-offered certificates is intended to reduce the likelihood of temporary shortfalls and ultimate losses to holders of the offered certificates, the amount of subordination will be limited and may decline under certain circumstances. In addition, if principal payments on one or more classes of certificates are made in a specified order of priority, any related credit support may be exhausted before the principal of the later paid classes of certificates of such series has been repaid in full. As a result, the impact of losses and shortfalls experienced with respect to the mortgage loans may fall disproportionately upon such later-paid classes of offered certificates.

The Amount of Credit Support Will Be Limited

The amount of any applicable credit support supporting one or more classes of certificates, including the subordination of one or more other classes of certificates, was determined on the basis of criteria established by each rating agency rating such classes of certificates based on an assumed level of defaults, delinquencies and losses on the underlying mortgage loans and certain other factors. However, we cannot assure you that the loss experienced on the mortgage loans will not exceed such assumed levels. See “Description of the Offered Certificates—General” and “—Subordination” in this free writing prospectus. If the losses on the mortgage loans do exceed such assumed levels, you may be required to bear such additional losses.

REMIC Status

Under the Internal Revenue Code of 1986, if during any taxable year, an entity intended to qualify as a real estate mortgage investment conduit (“REMIC”) fails to satisfy one or more of the REMIC requirements, then such entity will not be treated as a REMIC for that taxable year and any taxable year thereafter. In that event, the issuing entity, including the Trust REMICs could be taxable as corporations and one or more of the certificates could be treated as stock in the corporations rather than as debt instruments. The Internal Revenue Code of 1986 authorizes the IRS to grant an entity relief from the consequences of REMIC disqualification if such REMIC disqualification occurs inadvertently and steps are taken to correct the conditions that caused disqualification within a reasonable time after the discovery of the disqualification. The relief may take the form of either allowing the entity to continue as REMIC after it again qualifies as a REMIC or by ignoring the cessation of REMIC status entirely. Any relief may, however, be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC’s income for the period during which it failed to meet the REMIC requirements. The Treasury Department and the IRS are authorized to issue regulations under these relief provisions but no regulations have been proposed.

State and Local Tax Considerations

In addition to the federal income tax consequences described under the heading “Material Federal Income Tax Consequences” in this free writing prospectus, potential purchasers should consider the state and local income tax consequences of the acquisition, ownership and disposition of the certificates. State and local income tax laws may differ substantially from the corresponding federal income tax laws, and this free writing prospectus does not purport to describe any aspects of the income tax laws of the states or localities in which the mortgaged properties are located or of any other applicable state or locality.

It is possible that one or more jurisdictions may (i) attempt to tax nonresident holders of certificates solely by reason of the location in that jurisdiction of the depositor, the trustee, the certificate administrator, the operating advisor, the sponsors, a related borrower or a mortgaged property or on some other basis, (ii) require nonresident holders of certificates to file returns in such jurisdiction and (iii) attempt to impose penalties for failure to file such returns; and it is possible that any such jurisdiction will ultimately succeed in collecting such taxes or penalties from nonresident holders of certificates. We cannot assure you that holders of certificates will not be subject to tax in any particular state or local taxing jurisdiction.

If any tax or penalty is successfully asserted by any state or local taxing jurisdiction, none of the depositor, the sponsors, the related borrower, the trustee, the certificate administrator, the operating advisor, the master servicer or the special servicer will be obligated to indemnify or otherwise to reimburse the holders of certificates for that tax or penalty.

You should consult with your own tax advisor with respect to the various state and local tax consequences of an investment in the certificates.

Certain Federal Tax Consideration Regarding Original Issue Discount

Certain classes of offered certificates may be issued with original issue discount for federal income tax purposes. Original issue discount is taxable when it accrues rather than when it is received, resulting in the recognition of original issue discount as taxable income before any cash attributable to that taxable income is received. Accordingly, investors must have sufficient sources of cash other than a certificate to pay any federal, state or local income taxes that may be imposed on original issue discount. See “Material Federal Income Tax Consequences” in this free writing prospectus and “Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates—Original Issue Discount” in the attached prospectus.

Tax Considerations Related to Foreclosure

Any income from a mortgaged property acquired by the Trust on foreclosure may be subject to entity level taxes (that is, taxes at the Trust level) unless certain conditions are satisfied. Specifically, income from the operation or management of a mortgaged property may be subject to federal tax at the highest marginal corporate tax rate (currently 35%) if the mortgaged property is operated or managed other than as rental property. Similarly, gain from the sale of a mortgaged property may be subject to federal tax at the highest marginal corporate tax rate if the mortgaged property is characterized as primarily held for sale to customers in the ordinary course of a trade or business. In addition, income from the operation or management of a mortgaged property, whether or not the mortgaged property is operated or managed as rental property, and income from the sale of a mortgaged property, whether or not the mortgaged property is characterized as primarily held for sale to customers in the ordinary course of a trade or business, may be subject to state and local taxes. Income subject to such taxes may be permitted, however, if it is determined that the benefit to Certificateholders is greater than under other methods of operating, managing or selling the mortgaged property.

In addition, income from the operation and management of a mortgaged property acquired by the Trust on foreclosure or gain from the sale of a mortgaged property may be subject to a 100% federal tax if the mortgaged property ceases to qualify as “foreclosure property” for REMIC purposes. In addition to other circumstances, a mortgaged property will cease to be foreclosure property if (i) construction work is performed on the mortgaged property (other than repair or maintenance), unless the construction was more than 10% completed when default on the related mortgage loan became imminent, or income from the mortgaged property fails to qualify as “rents from real property” or (ii) the mortgaged property is managed or operated in a trade or business, unless such management or operation is provided by an independent contractor (in which case the mortgaged property will not cease to be foreclosure property but its income will be subject to the entity level tax described above). Income from a mortgaged property will fail to qualify as “rents from real property” if it is based on the net profits of a tenant, or allocable to a service that is not customary in the area for the type of mortgaged property involved, unless such service is provided by an independent contractor. In addition, income from the operation or management of a mortgaged property and income from the sale of a mortgaged property, whether or not the mortgaged property qualifies as “foreclosure property” for REMIC purposes, may be subject to state and local taxes.

Changes to REMIC Restrictions on Loan Modifications May Impact an Investment in the Certificates

Ordinarily, a REMIC that modifies a mortgage jeopardizes its tax status as a REMIC and risks having a 100% penalty tax being imposed on any income from the mortgage. A REMIC may avoid such consequences, however, if the mortgage is in default, the default of such mortgage is “reasonably foreseeable” or other special circumstances apply.

Revenue Procedure 2009-45, issued by Internal Revenue Service, eases the tax requirements for a servicer to modify a commercial or multifamily mortgage loan held in a REMIC by interpreting the circumstances under which default is “reasonably foreseeable” to include those where the servicer reasonably believes that there is a “significant risk of default” with respect to the mortgage loan upon maturity of the loan or at an earlier date, and that by making such modification the risk of default is substantially reduced. Accordingly, if the master servicer or the special servicer determined that an underlying mortgage loan was at significant risk of default and permitted one or more modifications otherwise consistent with the terms of the pooling and servicing agreement, any such modification may impact the timing and ultimate recovery on the mortgage loan, and likewise on one or more classes of certificates.

In addition, the IRS has issued final regulations under the REMIC provisions of the Code that allow a servicer to modify terms of REMIC-held mortgage loans that relate to changes in collateral, credit enhancement and recourse features, provided that after the modification the mortgage loan remains “principally secured by real property” (that is, as long as the loan continues to satisfy the “REMIC LTV Test”). In general, a mortgage loan meets the REMIC LTV Test if the loan-to-value ratio is no greater than 125%. One of the modifications covered by the final regulations is a release of a lien on one or more of the mortgaged properties securing a REMIC-held mortgage loan. Following such a release, however, it may be difficult to demonstrate that a mortgage loan still meets the REMIC LTV Test. To provide relief for taxpayers, the IRS has issued Revenue Procedure 2010-30, which describes circumstances in which the IRS will not challenge whether a mortgage loan satisfies the REMIC LTV Test following a lien release. The lien releases covered by Revenue Procedure 2010-30 are “grandfathered transactions” and transactions in which the release is part of a “qualified pay-down transaction.” If the value of the real property securing a mortgage loan were to decline, the need to comply with the rules of Revenue Procedure 2010-30 could restrict the Special Servicer’s actions in negotiating the terms of a workout or in allowing minor lien releases for cases in which a mortgage loan could fail the REMIC LTV Test following the release. This could impact the timing and ultimate recovery on a mortgage loan, and likewise on one or more classes of certificates.

You should consider the possible impact on your investment of any existing REMIC restrictions as well as any potential changes to the REMIC rules.

Risks Relating to Lack of Certificateholder Control over the Issuing Entity

You generally do not have a right to vote, except with respect to certain amendments to the pooling and servicing agreement. Furthermore, you will generally not have the right to make decisions concerning administration of the issuing entity. The pooling and servicing agreement gives the master servicer, the special servicer, the trustee, the certificate administrator or the REMIC administrator, as applicable, certain decision-making authority concerning administration of the issuing entity. These parties may make decisions different from those that holders of any particular class of the certificates offered in this free writing prospectus would have made, and these decisions may negatively affect those holders’ interests.

While there is an operating advisor with certain obligations in respect of reviewing the compliance of certain of the special servicer’s obligations under the pooling and servicing agreement, the operating advisor has no control or consultation rights over actions by the special servicer for so long as no Control Termination Event has occurred and is continuing. In addition, the operating advisor only has the limited obligations and duties set forth in the pooling and servicing agreement, and has no fiduciary duty to act on behalf of the certificateholders or the issuing entity or in the best interest of any particular certificateholder. It is not intended that the operating advisor act as a surrogate for the certificateholders. Investors should not rely on the operating advisor to affect the special servicer’s actions under the pooling and servicing agreement or to monitor the actions of the controlling class representative or special servicer, other than to the limited extent specifically required in respect of certain actions of the special servicer at certain prescribed times under the pooling and servicing agreement.

Different Timing of Mortgage Loan Amortization Poses Certain Risks

As principal payments or prepayments are made on a mortgage loan that is part of a pool of mortgage loans, the pool may be subject to more risk with respect to the decreased diversity of the size of mortgage loans, geographic location and types of mortgaged properties and number and affiliation of borrowers, as described above under the headings “—Risks Related to the Mortgage Loans—Risks Related to Tenants—Mortgaged Properties Leased to Borrowers or Borrower Affiliated Entities Also Have Risks,” “—Risks Related to Mortgage Loan Concentration,” “—Risks Related to Borrower Concentration” and “—Geographic Concentration Exposes Investors to Greater Risk of Default and Loss.” Classes that have a later sequential designation or a lower payment priority are more likely to be exposed to this concentration risk than are classes with an earlier sequential designation or higher priority. This is so because, subject to the payment of the Class A-SB and Class PEZ certificates as described in “Description of the Offered Certificates—Distributions,” principal on the certificates is generally payable in sequential order of designation, and no class entitled to distribution of principal generally receives principal until the certificates balance(s) of the preceding class or classes entitled to receive principal have been reduced to zero.

Ratings of the Offered Certificates

Ratings assigned to the offered certificates by the rating agencies engaged by the depositor will be based, among other things, on the economic characteristics of the mortgaged properties and other relevant structural features of the transaction. A security rating does not represent any assessment of the yield to maturity that a certificateholder may experience. Ratings assigned to the offered certificates reflect only the views of the respective rating agencies as of the date such ratings are issued. Future events could have an adverse impact on such ratings. Ratings may be reviewed, revised, suspended, downgraded, qualified or withdrawn entirely by the applicable rating agency as a result of changes in or unavailability of information. Ratings do not consider to what extent the offered certificates will be subject to prepayment or that the outstanding principal amount of any class of offered certificates will be prepaid.

Furthermore, the amount, type and nature of credit support, if any, provided with respect to the offered certificates is determined on the basis of criteria established by each rating agency. These criteria are sometimes based upon analysis of the behavior of mortgage loans in a larger group. However, we cannot assure you that the historical data supporting that analysis will accurately reflect future experience, or that the data derived from a large pool of mortgage loans will accurately predict the delinquency, foreclosure or loss experience of the mortgage loans in the issuing entity. As evidenced by the significant amount of downgrades, qualifications and withdrawals of ratings assigned to previously issued commercial mortgage-backed securities during the recent credit crisis by the hired rating agencies and other nationally recognized statistical rating organizations, the rating agencies’ assumptions regarding the performance of the mortgage loans related to such commercial mortgage-backed securities were not, in all cases, correct.

With respect to each mortgage loan, certain actions provided for in the related loan agreement require, as a condition to taking such action, that a no downgrade confirmation be obtained from each rating agency. In certain circumstances, this condition may be deemed to have been met or waived without such a no downgrade confirmation being obtained. See the definition of “No Downgrade Confirmation” in this free writing prospectus. In the event such an action is taken without a no downgrade confirmation being obtained, we cannot assure you that the applicable rating agency will not downgrade, qualify or withdraw its ratings as a result of the taking of such action. If you invest in the offered certificates, pursuant to the pooling and servicing agreement your acceptance of certificates will constitute an acknowledgment of, and agreement with, the procedures relating to no downgrade confirmations described under the definition of “No Downgrade Confirmation” in this free writing prospectus.

We are not obligated to maintain any particular rating with respect to any class of offered certificates. The ratings initially assigned to the offered certificates by any or all of the rating agencies engaged by the depositor to rate the offered certificates could change adversely as a result of changes affecting, among other things, the underlying mortgage loans, the mortgaged properties, the trustee, the certificate administrator, the operating advisor, the master servicer or the special servicer, or as a result of changes to ratings criteria employed by any or all of such rating agencies. Although these changes would not necessarily result from an event of default on any underlying mortgage loan, any adverse change to the ratings of any class of the offered certificates would likely have an adverse effect on the liquidity, market value and regulatory characteristics of those certificates. See “Ratings” in this free writing prospectus.

Further, a ratings downgrade of any class of offered certificates below an investment grade rating by the rating agencies could affect the ability of a benefit plan or other investor to purchase or retain those certificates. See “ERISA Considerations” and “Legal Investment” in this free writing prospectus.

The depositor has requested a rating on each class of the offered certificates from four nationally recognized statistical rating organizations. Nationally recognized statistical rating organizations that we have not engaged to rate the offered certificates may nevertheless issue unsolicited credit ratings on one or more classes of offered certificates, relying on information they receive pursuant to Rule 17g-5 under the Securities Exchange Act of 1934. If any such unsolicited ratings are issued, we cannot assure you that they will not be different from the ratings assigned by a rating agency engaged by the depositor. The issuance of unsolicited ratings by any nationally recognized statistical rating organization on a class of the offered certificates that are lower than the ratings assigned by a rating agency engaged by the depositor may adversely impact the liquidity, market value and regulatory characteristics of that class.

As part of the process of obtaining ratings for the offered certificates, the depositor had initial discussions with and submitted certain materials to certain nationally recognized statistical rating organizations. Based on preliminary feedback from those nationally recognized statistical rating organizations at that time, the depositor selected four of those nationally recognized statistical rating organizations to rate the offered certificates, and did not select the other nationally recognized statistical rating organizations due, in part, to those nationally recognized statistical rating organizations’ initial subordination levels for the various classes of offered and non-offered certificates. Had the depositor selected such other nationally recognized statistical rating organizations to rate the offered certificates, we cannot assure you as to the ratings that such other nationally recognized statistical rating organizations would ultimately have assigned to the offered certificates. Although unsolicited ratings may be issued by any nationally recognized statistical rating organization, a nationally recognized statistical rating organization might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the depositor.

Neither the depositor nor any other person or entity will have any duty to notify you if any such other nationally recognized statistical rating organization issues, or delivers notice of its intention to issue, unsolicited ratings on one or more classes of offered certificates after the date of this free writing prospectus.

Furthermore, the Securities and Exchange Commission may determine that any or all of the rating agencies engaged by the depositor to rate the offered certificates no longer qualifies as a nationally recognized statistical rating organization, or is no longer qualified to rate the offered certificates, and that determination may have an adverse effect on the liquidity, market value and regulatory characteristics of the offered certificates. To the extent that the provisions of any mortgage loan or the pooling and servicing agreement condition any action, event or circumstance on the delivery of a no downgrade confirmation, the pooling and servicing agreement will address delivery of a no downgrade confirmation only from the rating agencies engaged by the depositor to rate the offered certificates.

Combination or “Layering” of Multiple Risks May Significantly Increase Risk of Loss

Although the various risks discussed in this free writing prospectus are generally described separately, you should consider the potential effects of the interplay of multiple risk factors. Where more than one significant risk factor is present, the risk of loss to an investor in the offered certificates may be significantly increased.

THE SPONSORS, MORTGAGE LOAN SELLERS AND ORIGINATORS

UBS Real Estate Securities Inc.

General

UBS Real Estate Securities Inc., a Delaware corporation (“UBSRES”), a Sponsor and a Mortgage Loan Seller, is an affiliate of UBS Securities LLC, an Underwriter. UBSRES originated or acquired certain Mortgage Loans sold to the Depositor by it. UBSRES is an indirect subsidiary of UBS AG and its executive offices are located at 1285 Avenue of the Americas, 8th Floor, New York, New York 10019.

UBS AG, a Switzerland corporation, provides global financing services to corporations, governments and municipalities, institutional clients and individuals worldwide. UBS AG provides a full array of equities and fixed income sales, trading and research, investment banking services and investment management and advisory services. It has global headquarters in Switzerland, regional headquarters in New York and London, and offices in additional locations throughout the world.

UBSRES has engaged in a variety of capital markets related activities, including purchases and sales of loan portfolios, sales of assets for inclusion in securitizations and origination and acquisition of loans and interests in such loans and the related servicing rights for sale, securitization and portfolio. Currently, UBSRES originates commercial mortgage loans primarily for securitization or resale.

UBSRES’ Securitization Program

UBSRES engages in mortgage securitizations and other structured financing arrangements. UBSRES has been engaged in the securitization of a variety of assets since 1983. UBSRES engaged in its first securitization of commercial mortgage loans in December 2006, and has securitized an aggregate of approximately $20,301,406,679 multifamily and commercial mortgage loans since then.

UBSRES originates multifamily and commercial mortgage loans throughout the United States. The multifamily and commercial mortgage loans originated or acquired and to be securitized by UBSRES include both small balance and large balance fixed-rate loans. The commercial mortgage loans that will be sold by UBSRES into a commercial loan securitization sponsored by UBSRES will have been or will be, as applicable, originated or acquired by it.

In connection with commercial mortgage securitization transactions, UBSRES or an affiliate will generally transfer the mortgage loans to a depositor, who will then transfer those mortgage loans to the issuing entity for the related securitization. In return for the transfer of the mortgage loans by the applicable depositor to the issuing entity, the issuing entity will issue commercial mortgage pass-through certificates backed by, and supported by the cash flows generated by, those mortgage loans. In coordination with underwriters or initial purchasers, UBSRES works with rating agencies, other loan sellers, servicers and investors and participates in structuring a securitization transaction to maximize the overall value and capital structure, taking into account numerous factors, including without limitation geographic and property type diversity and rating agency criteria.

Pursuant to a Mortgage Loan Purchase Agreement, UBSRES will make certain representations and warranties, subject to certain exceptions set forth therein (and attached to this free writing prospectus in Annex G), to the Depositor and will covenant to provide certain documents regarding the Mortgage Loans (the “UBSRES Mortgage Loans”) for which it acts as Mortgage Loan Seller, in connection with certain breaches of such representations and warranties or certain defects with respect such documents, which breaches or defects are determined to have a material adverse effect on the value of the subject Mortgage Loan or such other standard as is described in the Mortgage Loan Purchase Agreement, may have an obligation to repurchase such Mortgage Loan from the Depositor, cure the subject defect or breach, substitute a Qualified Substitute Mortgage Loan or make a Loss of Value Payment, as the case may be. See “The Pooling and Servicing Agreement—Representations and Warranties; Repurchase; Substitution” in, and Annex F to, this free writing prospectus.

Neither UBSRES nor any of its affiliates acts as a servicer of the commercial mortgage loans it securitizes. Instead, UBSRES sells the right to be appointed servicer of its securitized loans to third party servicers.

Review of the UBSRES Mortgage Loans

Overview. UBSRES, in its capacity as the Sponsor of the UBSRES Mortgage Loans, has conducted a review of the UBSRES Mortgage Loans in connection with the securitization described in this free writing prospectus. The review of the UBSRES Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees of one or more of UBSRES’ affiliates and certain third-party consultants engaged by UBSRES (the “UBSRES Deal Team”). The review procedures described below were employed with respect to all of the UBSRES Mortgage Loans, except that certain review procedures only were relevant to the large loan disclosures in this free writing prospectus, as further described below. No sampling procedures were used in the review process.

Database. To prepare for securitization, members of the UBSRES Deal Team created a database of loan-level and property-level information relating to each UBSRES Mortgage Loan. The database was compiled from, among other sources, the related Mortgage Loan Documents, third party reports, zoning reports, insurance policies, borrower supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by UBSRES during the underwriting process. After origination of each UBSRES Mortgage Loan, the UBSRES Deal Team updated the information in the database with respect to the UBSRES Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the UBSRES Deal Team, to the extent such updates were provided to, and deemed material by, the UBSRES Deal Team.

A data tape (the “UBSRES Data Tape”) containing detailed information regarding each UBSRES Mortgage Loan was created from the information in the database referred to in the prior paragraph. The UBSRES Data Tape was used by the UBSRES Deal Team to provide the numerical information regarding the UBSRES Mortgage Loans in this free writing prospectus.

Data Comparison and Recalculation. UBSRES engaged a third party accounting firm to perform certain data comparison and recalculation procedures, the nature, extent and timing of which were designed by UBSRES, relating to information in this free writing prospectus regarding the UBSRES Mortgage Loans. These procedures included:

•	comparing the information in the UBSRES Data Tape against various source documents provided by UBSRES;

•
comparing numerical information regarding the UBSRES Mortgage Loans and the related Mortgaged Properties disclosed in this free writing prospectus against the information contained in the UBSRES Data Tape; and

•	recalculating certain percentages, ratios and other formulae relating to the UBSRES Mortgage Loans disclosed in this free writing prospectus.

Legal Review. UBSRES engaged various law firms to conduct certain legal reviews of the UBSRES Mortgage Loans for disclosure in this free writing prospectus. In anticipation of the securitization of each UBSRES Mortgage Loan, origination counsel prepared a loan and property summary that sets forth salient loan terms and summarizes material deviations from UBSRES’ standard form loan documents. In addition, origination counsel for each UBSRES Mortgage Loan reviewed UBSRES’ representations and warranties set forth on Annex F to this free writing prospectus and, if applicable, identified exceptions to those representations and warranties.

Securitization counsel was also engaged to assist in the review of the UBSRES Mortgage Loans. Such assistance included, among other things, (i) a review of sections of the loan agreement relating to certain UBSRES Mortgage Loans marked against the standard form document, (ii) a review of the loan and property summaries referred to above relating to the UBSRES Mortgage Loans prepared by origination counsel, and (iii) assisting the UBSRES Deal Team in compiling responses to a due diligence questionnaire. Securitization counsel also reviewed the property release provisions, if any, for each UBSRES Mortgage Loan with multiple Mortgaged Properties for compliance with the REMIC provisions.

Origination counsel also assisted in the preparation of the UBSRES Mortgage Loan summaries set forth in Annex B to this free writing prospectus, based on their respective reviews of pertinent sections of the related Mortgage Loan Documents.

Other Review Procedures. With respect to any pending litigation that existed at the origination of any UBSRES Mortgage Loan, UBSRES requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. UBSRES conducted a search with respect to each borrower under a UBSRES Mortgage Loan to determine whether it filed for bankruptcy after origination of the UBSRES Mortgage Loan. If UBSRES became aware of a significant natural disaster in the vicinity of any Mortgaged Property securing a UBSRES Mortgage Loan, UBSRES obtained information on the status of the Mortgaged Property from the related borrower to confirm no material damage to the Mortgaged Property.

The UBSRES Deal Team also consulted with UBSRES to confirm that the UBSRES Mortgage Loans were originated or reunderwritten in compliance with the origination and underwriting criteria described below under “—UBSRES’ Underwriting Standards,” as well as to identify any material deviations from those origination and underwriting criteria.

Findings and Conclusions. Based on the foregoing review procedures, UBSRES determined that the disclosure regarding the UBSRES Mortgage Loans in this free writing prospectus is accurate in all material respects. UBSRES also determined that the UBSRES Mortgage Loans were originated in accordance with UBSRES’ origination procedures and underwriting criteria. UBSRES attributes to itself all findings and conclusions resulting from the foregoing review procedures.

UBSRES’ Underwriting Standards

Set forth below is a discussion of certain general underwriting guidelines of UBSRES with respect to multifamily and commercial mortgage loans originated or acquired by UBSRES.

Notwithstanding the discussion below, given the unique nature of commercial mortgaged properties, the underwriting and origination procedures and the credit analysis with respect to any particular commercial mortgage loan may significantly differ from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current use, size, location, market conditions, reserve requirements and additional collateral, tenants and leases, borrower identity, sponsorship, performance history and/or other factors. Consequently, there can be no assurance that the underwriting of any particular commercial or multifamily mortgage loan will conform to the general guidelines described below.

Loan Analysis. UBSRES generally performs both a credit analysis and a collateral analysis with respect to each multifamily and commercial mortgage loan. The credit analysis of the borrower generally includes a review of third party credit reports or judgment, lien, bankruptcy and pending litigation searches. The collateral analysis generally includes an analysis, in each case to the extent available and applicable, of the historical property operating statements, rent rolls and a review of certain significant tenant leases. UBSRES’ credit underwriting also generally includes a review of third party appraisals, as well as environmental reports, building condition reports and seismic reports, if applicable. Generally, a member of the mortgage loan underwriting team also conducts a site inspection to ascertain the overall quality, functionality and competitiveness of the property, including its neighborhood and market, accessibility and visibility, and to assess the tenancy of the property. UBSRES assesses the submarket in which the property is located to evaluate competitive or comparable properties as well as market trends.

Loan Approval. Prior to commitment or closing, all multifamily and commercial mortgage loans to be originated by UBSRES must be approved by a loan committee which includes senior personnel from UBSRES or its affiliates. The committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and LTV Ratio. UBSRES’ underwriting includes a calculation of the debt service coverage ratio and loan-to-value ratio in connection with the origination of a loan.

The debt service coverage ratio will generally be calculated based on the underwritten net cash flow from the property in question as determined by UBSRES and payments on the loan based on actual principal and/or interest due on the loan. However, underwritten net cash flow is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property collateral. For example, when calculating the debt service coverage ratio for a multifamily or commercial mortgage loan, UBSRES may utilize annual net cash flow that was calculated based on assumptions regarding projected future rental income, expenses and/or occupancy. There is no assurance that the foregoing assumptions made with respect to any prospective multifamily or commercial mortgage loan will, in fact, be consistent with actual property performance. In addition, with respect to certain mortgage loans originated by UBSRES, there may exist subordinate mortgage debt or mezzanine debt. Such mortgage loans may have a lower debt service coverage ratio and/or a higher loan-to-value ratio if such subordinate or mezzanine debt is taken into account. Additionally, certain mortgage loans may provide for only interest payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan.

The loan-to-value ratio, in general, is the ratio, expressed as a percentage, of the then outstanding principal balance of the mortgage loan divided by the estimated value of the related property based on an appraisal.

Additional Debt. Certain mortgage loans may have or permit in the future certain additional subordinate debt, whether secured or unsecured. It is possible that UBSRES may be the lender on that additional debt.

The debt service coverage ratios described above may be lower based on the inclusion of the payments related to such additional debt and the loan-to-value ratios described above may be higher based on the inclusion of the amount of any such additional debt.

Assessments of Property Condition. As part of the underwriting process, UBSRES will obtain the property assessments and reports described below:

(i)       Appraisals. UBSRES will generally require independent appraisals or an update of an independent appraisal in connection with the origination of each mortgage loan that meet the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation, or the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989. In some cases, however, UBSRES may establish the value of the subject real property collateral based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.

(ii)       Environmental Assessment. UBSRES will, in most cases, require a Phase I environmental assessment with respect to the real property collateral for a prospective multifamily or commercial mortgage loan. However, when circumstances warrant, UBSRES may utilize an update of a prior environmental assessment, a transaction screen or a desktop review. Alternatively, UBSRES might forego an environmental assessment in limited circumstances, such as when it has obtained the benefits of an environmental insurance policy or an environmental guarantee. Furthermore, an environmental assessment conducted at any particular real property collateral will not necessarily uncover all potential environmental issues. For example, an analysis for radon, lead-based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only when UBSRES or an environmental consultant believes that such an analysis is warranted under the circumstances.

Depending on the findings of the initial environmental assessment, UBSRES may require additional environmental testing, such as a Phase II environmental assessment with respect to the subject real property collateral, an environmental insurance policy or a guaranty with respect to environmental matters.

(i)       Engineering Assessment. In connection with the origination process, UBSRES will, in most cases, require that an engineering firm inspect the real property collateral for any prospective multifamily or commercial mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, UBSRES will determine the appropriate response to any recommended repairs, corrections or replacements and any identified deferred maintenance.

(ii)      Seismic Report. Generally, a seismic report is required for all properties located in seismic zones 3 or 4.

Zoning and Building Code Compliance. In connection with the origination of a multifamily or commercial mortgage loan, UBSRES will generally examine whether the use and occupancy of the related real property collateral is in material compliance with zoning, land use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering, zoning or consulting reports and/or representations by the related borrower.

Escrow Requirements. Based on its analysis of the real property collateral, the borrower and the principals of the borrower, UBSRES may require a borrower under a multifamily or commercial mortgage loan to fund various escrows for taxes and/or insurance, capital expenses, replacement reserves and/or environmental remediation. UBSRES conducts a case by case analysis to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every multifamily and commercial mortgage loan originated by UBSRES. Furthermore, UBSRES may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed.

Exceptions.

The UBSRES Mortgage Loans were originated in accordance with the underwriting standards set forth above.

Repurchase Requests

UBSRES most recently filed a Form ABS-15G on November 5, 2014. UBSRES’ Central Index Key is 0001541886. With respect to the period from and including July 1, 2011 to and including September 30, 2014, UBSRES does not have any activity to report as required by Rule 15Ga-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”) with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Litigation

UBSRES is currently engaged in litigation with respect to various legacy residential mortgage-backed securities transactions. Some litigants are seeking the repurchase of mortgage loans by UBSRES from certain residential mortgage securitization trusts, on the basis that the loans are allegedly in breach of contractual representations and warranties in governing transaction documents. Other litigants are alleging violations of federal and/or state securities or common law for alleged misrepresentations and omissions in offering documents in connection with the issuance and/or distribution of residential mortgage-backed securities. No assurance can be given that one or more of the foregoing actions will not result in material liability to UBSRES.

German American Capital Corporation

General

German American Capital Corporation (“GACC”) is a sponsor and a mortgage loan seller in this securitization transaction (in such capacity, “Sponsor” or “Mortgage Loan Seller”). GACC or an affiliate of GACC originated (either directly or, in some cases, through table funding arrangements) all of the GACC Mortgage Loans in this transaction. GACC is a wholly-owned subsidiary of Deutsche Bank Americas Holding Corp., which in turn is a wholly-owned subsidiary of Deutsche Bank AG, a German corporation and GACC is an affiliate of the Depositor and Deutsche Bank Securities Inc., an Underwriter. The principal offices of GACC are located at 60 Wall Street, New York, New York 10005. For more information regarding GACC, see “The Sponsor” in the prospectus.

GACC is engaged in the origination of commercial mortgage loans with the primary intent to sell the loans within a short period of time subsequent to origination into a commercial mortgage backed securities primary issuance securitization or through a sale of whole loan interests to third party investors. GACC originates loans primarily for securitization; however, GACC also originates subordinate mortgage loans or subordinate participation interests in mortgage loans, and mezzanine loans (loans secured by equity interests in entities that own commercial real estate), for sale to third party investors.

GACC originates loans and aggregates and warehouses the loans pending sale via a commercial mortgage backed securities (“CMBS”) securitization.

GACC’s Securitization Program

GACC has been engaged as an originator and seller/contributor of loans into CMBS securitizations for over ten years.

GACC has been a seller of loans into securitization programs including (i) the “COMM” program, in which its affiliate Deutsche Mortgage & Asset Receiving Corporation (“DMARC”) is the depositor, (ii) the “CD” program in which DMARC was the depositor on a rotating basis with Citigroup Commercial Mortgage Securities Inc., and (iii) programs where third party entities, including affiliates of General Electric Capital Corporation, Capmark Finance Inc. (formerly GMAC Commercial Mortgage Corporation) and others, have acted as depositors.

Under the COMM name, GACC has had two primary securitization programs, the “COMM FL” program, into which large ﬂoating rate commercial mortgage loans were securitized, and the “COMM Conduit/Fusion” program, into which both fixed rate conduit loans and large loans were securitized.

GACC originates both ﬁxed rate and ﬂoating rate commercial mortgage loans backed by a range of commercial real estate properties including office buildings, apartments, shopping malls, hotels, and industrial/warehouse properties. The total amount of loans securitized by GACC from July 1, 2010 through September 30, 2014, is approximately $33.127 billion.

Generally, GACC has not purchased signiﬁcant amounts of mortgage loans for securitization; however it has purchased loans for securitization in the past and it may elect to purchase loans for securitization in the future. In the event GACC purchases loans for securitization, GACC will either reunderwrite the mortgage loans it purchases, or perform other procedures to ascertain the quality of such loans, which procedures will be subject to approval by credit risk management officers.

In coordination with Deutsche Bank Securities Inc. and other underwriters or initial purchasers, GACC works with NRSROs, other loan sellers, servicers and investors in structuring a securitization transaction to maximize the overall value and capital structure, taking into account numerous factors, including without limitation geographic and property type diversity and NRSRO criteria.

For the most part, GACC relies on independent rated third parties to service loans held pending sale or securitization. It maintains interim servicing agreements with large, institutional commercial mortgage loan servicers who are highly rated by the NRSROs. Periodic financial review and analysis, including monitoring of ratings, of each of the servicers with which GACC has servicing arrangements is conducted under the purview of loan underwriting personnel.

Pursuant to a Mortgage Loan Purchase Agreement, GACC will make certain representations and warranties, subject to certain exceptions set forth therein (and in Annex G to this free writing prospectus), to the Depositor and will covenant to provide certain documents regarding the Mortgage Loans it is selling to the Depositor (the “GACC Mortgage Loans”) and, in connection with certain breaches of such representations and warranties or certain defects with respect to such documents, which breaches or defects are determined to have a material adverse effect on the value of the subject GACC Mortgage Loans or such other standard as is described in the related Mortgage Loan Purchase Agreement, may have an obligation to repurchase such Mortgage Loan, cure the subject defect or breach, replace the subject Mortgage Loan with a Qualified Substitute Mortgage Loan or make a Loss of Value Payment, as the case may be. The Depositor will assign its rights under each Mortgage Loan Purchase Agreement to the issuing entity. In addition, GACC has agreed to indemnify the Depositor, the Underwriters and certain of their respective affiliates with respect to certain liabilities arising in connection with the issuance and sale of the certificates. See “The Pooling and Servicing Agreement—Assignment of the Mortgage Loans” and “—Representations and Warranties; Repurchase; Substitution” in this free writing prospectus.

Review of GACC Mortgage Loans

Overview. GACC, in its capacity as the Sponsor of the GACC Mortgage Loans, has conducted a review of the GACC Mortgage Loans in connection with the securitization described in this free writing prospectus. GACC determined the nature, extent and timing of the review and the level of assistance provided by any third parties. The review of the GACC Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals who are employees of one or more of GACC’s affiliates (the “GACC Deal Team”). The review procedures described below were employed with respect to all of the GACC Mortgage Loans, except that certain review procedures only were relevant to the large loan disclosures in this free writing prospectus, as further described below. No sampling procedures were used in the review process.

Data Tape. To prepare for securitization, members of the GACC Deal Team created a data tape (the “GACC Data Tape”) containing detailed loan-level and property-level information regarding each GACC Mortgage Loan. The GACC Data Tape was compiled from, among other sources, the related Mortgage Loan Documents, appraisals, environmental reports, seismic reports, property condition reports, zoning reports, insurance policies, borrower supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the GACC during the underwriting process. After origination of each GACC Mortgage Loan, the GACC Deal Team updated the information in the GACC Data Tape with respect to the GACC Mortgage Loan based on updates provided by the related loan servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the GACC Deal Team. The GACC Data Tape was used by the GACC Deal Team to provide the numerical information regarding the GACC Mortgage Loans in this free writing prospectus.

Data Comparison and Recalculation. The Depositor, on behalf of GACC, engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed by GACC relating to information in this free writing prospectus regarding the GACC Mortgage Loans. These procedures included:

•	comparing the information in the GACC Data Tape against various source documents provided by GACC that are described above under “—Data Tape”;

•	comparing numerical information regarding the GACC Mortgage Loans and the related Mortgaged Properties disclosed in this free writing prospectus against the GACC Data Tape; and

•	recalculating certain percentages, ratios and other formulae relating to the GACC Mortgage Loans disclosed in this free writing prospectus.

Legal Review. GACC engaged various law firms to conduct certain legal reviews of the GACC Mortgage Loans for disclosure in this free writing prospectus. In anticipation of the securitization of each GACC Mortgage Loan originated by GACC, origination counsel prepared a loan summary that sets forth salient loan terms and summarizes material deviations from GACC’s standard form loan documents. In addition, origination counsel for each GACC Mortgage Loan reviewed GACC’s representations and warranties set forth on Annex F to this free writing prospectus and, if applicable, identified exceptions to those representations and warranties.

Securitization counsel was also engaged to assist in the review of the GACC Mortgage Loans. Such assistance included, among other things, (i) a review of sections of the loan documents with respect to certain of the GACC Mortgage Loans that deviate materially from GACC’s standard form document, (ii) a review of the loan summaries referred to above relating to the GACC Mortgage Loans prepared by origination counsel, and (iii) a review of a due diligence questionnaire completed by the origination counsel. Securitization counsel also reviewed the property release provisions (other than the partial defeasance provisions), if any, for each GACC Mortgage Loan with multiple Mortgaged Properties or, to the extent identified by origination counsel, for each GACC Mortgage Loan with permitted outparcel releases or similar releases for compliance with the REMIC provisions.

GACC prepared, and reviewed with originating counsel and/or securitization counsel, the loan summaries for those of the GACC Mortgage Loans included in the 10 largest Mortgage Loans in the mortgage pool, and the abbreviated loan summaries for those of the GACC Mortgage Loans included in the next 10 largest Mortgage Loans in the mortgage pool, which loan summaries and abbreviated loan summaries are incorporated in “Annex B—Description of the Top 20 Mortgage Loans” to this free writing prospectus.

Other Review Procedures. With respect to any pending litigation that existed at the origination of any GACC Mortgage Loan, GACC requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. In connection with the origination of each GACC Mortgage Loan, GACC, together with origination counsel, conducted a search with respect to each borrower under the related GACC Mortgage Loan to determine whether it filed for bankruptcy. If GACC became aware of a significant natural disaster in the vicinity of any mortgaged property securing a GACC Mortgage Loan, GACC obtained information on the status of the mortgaged property from the related borrower to confirm no material damage to the mortgaged property.

With respect to the GACC Mortgage Loans originated by GACC, the GACC Deal Team also consulted with the applicable GACC Mortgage Loan origination team to confirm that the GACC Mortgage Loans were originated in compliance with the origination and underwriting criteria described below under “—GACC’s Underwriting Standards,” as well as to identify any material deviations from those origination and underwriting criteria. See “—GACC’s Underwriting Standards—Exceptions” below.

Findings and Conclusions. Based on the foregoing review procedures, GACC determined that the disclosure regarding the GACC Mortgage Loans in this free writing prospectus is accurate in all material respects. GACC also determined that the GACC Mortgage Loans were originated in accordance with GACC’s origination procedures and underwriting criteria, except as described below under “—GACC’s Underwriting Standards—Exceptions.” GACC attributes to itself all findings and conclusions resulting from the foregoing review procedures.

GACC’s Underwriting Standards

General. GACC originates loans located in the United States that are secured by retail, multifamily, office, hospitality, industrial/warehouse and self storage properties. All of the mortgage loans originated by GACC generally are originated in accordance with the underwriting criteria described below. However, each lending situation is unique, and the facts and circumstance surrounding the mortgage loan, such as the quality and location of the real estate, the sponsorship of the borrower and the tenancy of the property, will impact the extent to which the general guidelines below are applied to a specific loan. This underwriting criteria is general, and there is no assurance that every mortgage loan will conform in all respects with the guidelines.

Loan Analysis. In connection with the origination of mortgage loans, GACC conducts an extensive review of the related mortgaged property, including an analysis of the appraisal, environmental report, property operating statements, financial data, rent rolls, sales where applicable and related information or statements of occupancy rates provided by the borrower and, with respect to the mortgage loans secured by retail and office properties, certain major tenant leases and the tenant’s credit. Generally, borrowers are required to be single purpose entities which do not have a credit history; therefore, the financial strength and character of certain of the borrower’s key principals are examined prior to approval of the mortgage loan through a review of available financial statements and public records searches. A member of the GACC underwriting or due diligence team, or a consultant or other designee, visits the mortgaged property for a site inspection to confirm the occupancy rates of the mortgaged property, and analyzes the mortgaged property’s sub-market and the utility of the mortgaged property within the sub-market. Unless otherwise specified in this free writing prospectus, all financial, occupancy and other information contained in this free writing prospectus is based on such information and there can be no assurance that such financial, occupancy and other information remains accurate.

Loan Approval. Prior to loan origination and closing, all mortgage loans must be approved by credit risk management officers (the number of which varies by loan size) in accordance with its credit policies. The credit risk management officers may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and LTV Ratio. GACC’s underwriting standards as applied to first mortgage liens generally require, as stabilized operating performance the following minimum debt service coverage ratios and maximum LTV ratios for each of the indicated property types:

Property Type	DSCR Guideline	LTV Ratio Guideline
Office	1.25x	75%
Retail	1.30x	75%
Multifamily	1.20x	75%
Manufactured Housing	1.25x	70%
Industrial/Warehouse	1.25x	75%
Self Storage	1.25x	70%
Hospitality	1.50x	70%

The debt service coverage ratio guidelines listed above are calculated based on underwritten net cash flow at origination. Therefore, the debt service coverage ratio for each Mortgage Loan as reported in this free writing prospectus may differ from the amount calculated at the time of origination and may be based on, for example, a net funded amount where a holdback reserve is held by the lender pending some future event. In addition, with respect to certain mortgage loans originated by GACC there may exist subordinate debt secured by the related mortgaged property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower. Such mortgage loans may have a lower debt service coverage ratio, and a higher LTV ratio, if such subordinate or mezzanine debt is taken into account. In addition, GACC’s underwriting guidelines generally permit a maximum amortization period of 30 years. However, the mortgage loans originated by GACC may provide for interest-only payments until maturity, or for a specified period. With respect to interest-only loans, such loans are generally underwritten to a minimum debt service coverage ratio of 1.20x and a maximum LTV ratio of 80% on all property types. Moreover, in certain circumstances the actual debt service coverage ratios and LTV ratios for the mortgage loans originated or purchased by GACC and its affiliates may vary from the guidelines above, based on asset quality, sponsor equity, loan structure and other factors. See “Description of the Mortgage Pool” in this free writing prospectus and Annex A-1 to this free writing prospectus.

Escrow Requirements. GACC generally requires a borrower to fund various escrows for taxes and insurance, replacement reserves, re-tenanting expenses and capital expenses, in some cases only during periods when certain debt service coverage ratio tests are not satisfied. In most cases where the property is covered by blanket insurance, insurance reserves will not be required. In certain cases where the loan sponsor is an institutional or investment grade entity, or to the extent that a sole or major tenant (which may include a ground tenant) at the related mortgaged property is required to pay taxes directly, GACC may waive all escrow requirements. In some cases, a borrower will be permitted to post a letter of credit or guaranty in lieu of funding a given reserve or escrow. Generally, the required escrows for mortgage loans originated by GACC are as follows:

Taxes and Insurance—Typically, an initial deposit and monthly escrow deposits equal to 1/12 of the annual property taxes (based on the most recent property assessment and the current millage rate) and annual insurance premiums are required in order to provide lender with sufficient funds to satisfy all taxes and insurance bills prior to their respective due dates.

Replacement Reserves—Monthly deposits generally based on the greater of the amount recommended pursuant to a building condition report prepared for GACC or the following minimum amounts:

Office	$0.20 per square foot
Retail	$0.15 per square foot of in-line space
Multifamily	$250 per unit
Manufactured Housing	$50 per pad
Industrial/Warehouse	$0.10 per square foot
Self Storage	$0.15 per square foot
Hospitality	4% of gross revenue

•
Re-tenanting—Certain major tenants and a significant number of smaller tenants may have lease expirations within the loan term. To mitigate this risk, reserves may be established to be funded either at closing and/or during the loan term to cover certain anticipated leasing commissions and/or tenant improvement costs which may be associated with re-leasing the space occupied by these tenants.

•
Deferred Maintenance/Environmental Remediation—Generally, an initial deposit is required upon funding of the mortgage loan, in an amount equal to at least the estimated costs of the recommended substantial repairs or replacements pursuant to the building condition report completed by a licensed third party engineer and the estimated costs of environmental remediation expenses as recommended by an independent environmental assessment. In some cases, borrowers are permitted to substitute environmental insurance policies, guarantees or other credit support in lieu of reserves for environmental remediation.

Third Party Reports. In connection with underwriting commercial mortgage loans, GACC generally will perform the procedures and obtain the third party reports or other documents described in this free writing prospectus under “Description of the Mortgage Pool—Certain Underwriting Matters.”

Exceptions. Other than as set forth below, the GACC Mortgage Loans were originated in accordance with the underwriting standards set forth above.

With respect to the Mortgaged Property identified on Annex A-1 to this free writing prospectus as Lakeview Industrial Building, which secures a Mortgage Loan representing approximately 1.1% of the Initial Outstanding Pool Balance as of the Cut-off Date, the LTV ratio is 75.3% in comparison to a LTV ratio of 75.0% provided for in GACC’s underwriting guidelines for industrial/warehouse properties.

GACC’s decision to include the Mortgage Loan in the transaction was based on amortization through the full loan term and DSCR of 1.80x.

With respect to the Mortgaged Property identified on Annex A-1 to this free writing prospectus as Staybridge Suites Peoria, which secures a Mortgage Loan representing approximately 0.6% of the Initial Outstanding Pool Balance as of the Cut-off Date, the LTV ratio is 72.5% in comparison to a LTV ratio of 70.0% provided for in GACC’s underwriting guidelines for hospitality properties. GACC’s decision to include the Mortgage Loan in the transaction was based on amortization through the full loan term and a DSCR of 1.83x. An appraisal of the Mortgaged Property determined an as stabilized value of $11,300,000, which would result in an LTV ratio of 62.2%.

With respect to the Mortgaged Property identified on Annex A-1 to this free writing prospectus as Walmart Helena Shopping Center, which secures a Mortgage Loan representing approximately 0.4% of the Initial Outstanding Pool Balance as of the Cut-off Date, the U/W NCF DSCR is 1.29x in comparison with the U/W NCF DSCR of 1.30x provided for in GACC’s underwriting guidelines for retail properties. GACC’s decision to include the Mortgage Loan in this transaction was based on the long term investment grade tenancy at the property (Wal-Mart occupies 79.9% of NRSF in a lease through May 31, 2028).

Compliance with Rule 15Ga-1 under the Exchange Act

GACC most recently filed a Form ABS-15G with the Securities and Exchange Commission (the “SEC”) pursuant to Rule 15Ga-1 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), on February 14, 2014. GACC’s “Central Index Key” number is 0001541294. The following table provides information regarding the demand, repurchase and replacement history with respect to the mortgage loans securitized by GACC during the period from and including July 1, 2011 to and including June 30, 2014:

% of principal balance	Check if Registered	Name of Originator	Total Assets in ABS by Originator(1)			Assets That Were Subject of Demand			Assets That Were Repurchased or Replaced			Assets Pending Repurchase or Replacement (due to expired cure period)			Demand in Dispute			Demand Withdrawn			Demand Rejected			Notes
			#	$	$% of principal balance	#	$	$% of principal balance	#	$	$% of principal balance	#	$	$% of principal balance	#	$	$% of principal balance	#	$		#	$	% of principal balance
Asset Class: Commercial Mortgage Pass-Through Certificates
GE Commercial Mortgage Corporation, Series 2007-C1 Trust (CIK # 0001395290)	X	German American Capital Corporation	34	1,551,253,831	39.24	1	26,180,737	0.78	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	1	26,180,737	0.78	(2)
Total by Issuing Entity			34	1,551,253,831	39.24	1	26,180,737	0.78	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	1	26,180,737	0.78
Total by Asset Class			34	1,551,253,831	39.24	1	26,180,737	0.78	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	0	0.00	0.00	1	26,180,737	0.78	(3)

(1)	The dollar amounts and percentages presented in this column are each as of the applicable securitization date.

(2)
The repurchase demand refers to the 1604 Broadway loan, which represented 0.68% of the outstanding principal balance of the asset pool as of the applicable securitization date. The repurchase demand was rejected. In the columns entitled “Assets That Were Subject of Demand” and “Demand Rejected,” the dollar amount and percentage presented are as of December 31, 2011.

(3)
In the columns entitled “Assets That Were Subject of Demand” and “Demand Rejected,” the percentages presented are in relation to the total outstanding principal balance of the related asset pool as of December 31, 2011

Jefferies LoanCore LLC

General

Jefferies LoanCore LLC (“Jefferies LoanCore” or “JLC”) is a sponsor of, and a seller of certain mortgage loans (the “JLC Mortgage Loans”) into, the securitization described in this free writing prospectus. Jefferies LoanCore is a Delaware limited liability company and an affiliate of Jefferies LLC, one of the Underwriters. Jefferies LoanCore is a privately held company that commenced operations in February 2011. It was formed for the purpose of acquiring, originating, syndicating and securitizing real estate related debt. Jefferies LoanCore’s executive offices are located at 80 Field Point Road, Greenwich, Connecticut 06830, telephone number (203) 861-6000.

According to its consolidated statement of financial condition (unaudited), as of August 31, 2014, Jefferies LoanCore and its consolidated subsidiaries had total assets of approximately $1,319.7 million, total liabilities of approximately $804.7 million and total members’ capital of approximately $515.0 million.

Deutsche Bank AG, Cayman Islands Branch (an affiliate of the Depositor, German American Capital Corporation, a Sponsor and Mortgage Loan Seller, Deutsche Bank Securities Inc., one of the Underwriters) and certain third party lenders provide warehouse financing to affiliates of Jefferies LoanCore (the “JLC Financing Affiliates”) through various repurchase facilities. Jefferies LoanCore guarantees certain obligations of the JLC Financing Affiliates under such repurchase facilities. Certain of the JLC Mortgage Loans are (or are expected to be prior to the Closing Date) subject to those repurchase facilities. If such is the case at the time the Certificates are issued, then Jefferies LoanCore will use the proceeds from its sale of the JLC Mortgage Loans to the Depositor to, among other things, reacquire such JLC Mortgage Loans from the related JLC Financing Affiliate, and the related JLC Financing Affiliate will, in turn, use the funds that it receives from Jefferies LoanCore to, among other things, reacquire the warehoused JLC Mortgage Loans from the repurchase agreement counterparties free and clear of any liens. As of November 14, 2014, Deutsche Bank AG, Cayman Islands Branch is the repurchase agreement counterparty with respect to 2 JLC Mortgage Loans, representing approximately 1.1% of the Initial Outstanding Pool Balance.

Neither Jefferies LoanCore nor any of its affiliates will insure or guarantee distributions on the Certificates. The Certificateholders will have no rights or remedies against Jefferies LoanCore for any losses or other claims in connection with the Certificates or the JLC Mortgage Loans except in respect of the repurchase and substitution obligations for Material Document Defects or the Material Breaches of representations and warranties made by Jefferies LoanCore in the related Mortgage Loan Purchase Agreement as described under “The Pooling and Servicing Agreement—Representations and Warranties; Repurchase; Substitution” in this free writing prospectus.

JLC’s Commercial Mortgage Securitization Program

Jefferies LoanCore has acted as a sponsor and/or loan seller with respect to 9 prior commercial mortgage securitizations with respect to mortgage loans with an aggregate outstanding balance of approximately $3.37 billion as of the cut-off date for each such securitization.

Jefferies LoanCore originates, and acquires from unaffiliated third party originators, mortgage loans secured by, and mezzanine loans secured by indirect and/or direct interests in entities that own, commercial and multifamily real properties located throughout the United States. The following table sets forth information with respect to originations of fixed rate mortgage loans secured by, and mezzanine loans secured by direct and/or indirect interests in entities that own, commercial and multifamily real properties, by Jefferies LoanCore from its inception in February 2011 through November 30, 2011, from December 1, 2011 to and including November 30, 2012, from December 1, 2012 to and including November 30, 2013 and from December 1, 2013 to and including October 31, 2014.

Originations of Fixed Rate Commercial and
Multifamily Mortgage Loans and Mezzanine Loans
	No. of Loans(5)	Approximate Aggregate Principal Balance of Loans at Origination
2011(1)	19	$ 566,050,515
2012(2)	38	$ 861,275,447
2013(3)	108	$ 1,786,891,500
2014(4)	60	$ 833,807,929

(1)	Reflects activity from February 23, 2011 to and including November 30, 2011.

(2)	Reflects activity from December 1, 2011 to and including November 30, 2012.

(3)	Reflects activity from December 1, 2012 to and including November 30, 2013.

(4)	Reflects activity from December 1, 2013 to and including October 31, 2014.

(5)	A/B and pari passu split note structures are treated as one loan, and a mortgage loan and related mezzanine loan are treated as two loans.

Review of JLC Mortgage Loans

Overview. Jefferies LoanCore has conducted a review of the JLC Mortgage Loans in connection with the securitization described in this free writing prospectus. The review of the JLC Mortgage Loans was performed by a team comprised of real estate and securitization professionals (the “JLC Review Team”). The review procedures described below were employed with respect to all of the JLC Mortgage Loans, except that certain review procedures were relevant only to the large loan disclosures in this free writing prospectus, as further described below. No sampling procedures were used in the review process.

Database. To prepare for securitization, members of the JLC Review Team created a database of loan-level and property-level information, and prepared an asset summary report, relating to each JLC Mortgage Loan. The database and the respective asset summary reports were compiled from, among other sources, the related Mortgage Loan Documents, appraisals, environmental reports, seismic reports, property condition reports, zoning reports, insurance policies, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the JLC Review Team during the underwriting process. After origination of each JLC Mortgage Loan, the JLC Review Team updated the information in the database with respect to such JLC Mortgage Loans based on updates provided by the related loan servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity and information otherwise brought to the attention of the JLC Review Team.

A data tape (the “JLC Data Tape”) containing detailed information regarding each JLC Mortgage Loan was created from the information in the database referred to in the prior paragraph. The JLC Data Tape was used by the JLC Review Team to provide certain numerical information regarding the JLC Mortgage Loans in this free writing prospectus.

Data Comparison and Recalculation. Jefferies LoanCore engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed by Jefferies LoanCore relating to information in this free writing prospectus regarding the JLC Mortgage Loans. These procedures included:

•    comparing the information in the JLC Data Tape against various source documents provided by Jefferies LoanCore that are described above under “—Database”;

•    comparing numerical information regarding the JLC Mortgage Loans and the related Mortgaged Properties disclosed in this free writing prospectus against the JLC Data Tape; and

•    recalculating certain percentages, ratios and other formulae relating to the JLC Mortgage Loans disclosed in this free writing prospectus.

Legal Review. Jefferies LoanCore engaged various law firms to conduct certain legal reviews of the JLC Mortgage Loans for disclosure in this free writing prospectus. In anticipation of the securitization of the JLC Mortgage Loans, origination counsel for each JLC Mortgage Loan reviewed Jefferies LoanCore’s representations and warranties set forth on Annex F to this free writing prospectus and, if applicable, identified exceptions to those representations and warranties.

Securitization counsel was also engaged to assist in the review of the JLC Mortgage Loans. Such assistance included, among other things, a review of (i) Jefferies LoanCore’s preliminary or final asset summary report for each JLC Mortgage Loan, (ii) various statistical data tapes prepared by, and a due diligence questionnaire completed by or on behalf of, Jefferies LoanCore, (iii) the representation and warranty exception reports referred to above relating to certain of the JLC Mortgage Loans prepared by origination counsel and (iv) select provisions in certain loan documents with respect to certain of the JLC Mortgage Loans.

Origination counsel and/or securitization counsel also assisted in the preparation and review of the loan summaries for those of the JLC Mortgage Loans included in the 10 largest Mortgage Loans in the mortgage pool, and the abbreviated loan summaries for those of the JLC Mortgage Loans included in the next 10 largest Mortgage Loans in the mortgage pool, which loan summaries and abbreviated loan summaries are incorporated in “Annex B—Description of the Top 20 Mortgage Loans” in this free writing prospectus.

Other Review Procedures. With respect to any material pending litigation of which Jefferies LoanCore was aware at the origination of any JLC Mortgage Loan, Jefferies LoanCore requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel.

The JLC Review Team also reviewed the JLC Mortgage Loans to determine, whether any JLC Mortgage Loan materially deviated from the underwriting guidelines described below under “—Jefferies LoanCore’s Underwriting Standards”.

Findings and Conclusions. Based on the foregoing review procedures, Jefferies LoanCore determined that the disclosure regarding the JLC Mortgage Loans in this free writing prospectus is accurate in all material respects. Jefferies LoanCore also determined that the JLC Mortgage Loans were originated in accordance with Jefferies LoanCore’s origination procedures and underwriting criteria. Jefferies LoanCore attributes to itself all findings and conclusions resulting from the foregoing review procedures.

JLC’s Underwriting Standards

General. Each of the JLC Mortgage Loans was originated by Jefferies LoanCore. Set forth below is a discussion of certain general underwriting guidelines and processes with respect to commercial and multifamily mortgage loans originated by Jefferies LoanCore.

Notwithstanding the discussion below, given the unique nature of commercial and multifamily mortgaged properties, the underwriting and origination procedures and the credit analysis with respect to any particular commercial or multifamily loan may significantly differ from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current use, size, location, market conditions, reserve requirements and additional collateral, tenants and leases, borrower identity, sponsorship, performance history and/or other factors. Consequently, we cannot assure you that the underwriting of any particular commercial or multifamily mortgage loan originated by Jefferies LoanCore will conform to the general guidelines and processes described below.

Loan Analysis. Generally both a credit analysis and a collateral analysis are conducted with respect to each commercial and multifamily mortgage loan. The credit analysis of the borrower generally includes a review of third party credit reports or judgment, lien, bankruptcy and pending litigation searches. The collateral analysis generally includes a review of, in each case to the extent available and applicable, the historical property operating statements, rent rolls and certain significant tenant leases. The credit underwriting also generally includes a review of third party appraisals, as well as environmental reports, engineering assessments and seismic reports, if applicable and obtained. Generally, the originator also conducts or causes a third party to conduct a site inspection to ascertain the overall quality, functionality and competitiveness of the property, including its neighborhood and market, accessibility and visibility, and to assess the tenancy of the property. The submarket in which the property is located is assessed to evaluate competitive or comparable properties as well as market trends.

Loan Approval. Prior to commitment, each commercial and multifamily mortgage loan to be originated or acquired must be approved by a loan committee that includes senior personnel from Jefferies LoanCore. The committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and Loan-to-Value Ratio. The underwriting includes a calculation of the debt service coverage ratio and loan-to-value ratio in connection with the origination of a loan. With respect to loans originated for securitization, Jefferies LoanCore’s underwriting standards generally require, without regard to any other debt, a debt service coverage ratio of not less than 1.20x and a loan-to-value ratio of not more than 80%.

A debt service coverage ratio will generally be calculated based on the underwritten net cash flow from the property in question as determined by Jefferies LoanCore and payments on the loan based on actual (or, in some cases, assumed) principal and/or interest due on the loan. However, underwritten net cash flow is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property collateral. For example, when calculating the debt service coverage ratio for a commercial or multifamily mortgage loan, annual net cash flow that was calculated based on assumptions regarding projected future rental income, expenses and/or occupancy may be utilized. We cannot assure you that the foregoing assumptions made with respect to any prospective commercial or multifamily mortgage loan will, in fact, be consistent with actual property performance. Such underwritten net cash flow may be higher than historical net cash flow reflected in recent financial statements. Additionally, certain mortgage loans may provide for only interest payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan. A loan-to-value ratio, in general, is the ratio, expressed as a percentage, of the then-outstanding principal balance of the mortgage loan divided by the estimated value of the related property based on an appraisal.

Additional Debt. Certain mortgage loans may have, or permit in the future, certain additional subordinate debt, whether secured or unsecured, and/or mezzanine debt. It is possible that Jefferies LoanCore or an affiliate may be the lender on that additional subordinate debt and/or mezzanine debt.

The debt service coverage ratios described above will be lower based on the inclusion of the payments related to such additional debt and the loan-to-value ratios described above will be higher based on the inclusion of the amount of any such additional subordinate debt and/or mezzanine debt.

Servicing. Interim servicing for all loans originated by Jefferies LoanCore prior to securitization is typically performed by an interim servicer that is unaffiliated with Jefferies LoanCore. Generally, servicing responsibilities will be transferred from the interim servicer to the master servicer of the securitization trust at closing. From time to time, the interim servicer may retain primary servicing.

Assessments of Property Condition

As part of the underwriting process, the property assessments and reports described below will typically be obtained:

(i)             Appraisals. Independent appraisals or an update of an independent appraisal will generally be required in connection with the origination of each mortgage loan that meets the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation, and the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989. In some cases, however, the value of the subject real property collateral may be established based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.

(ii)            Environmental Assessment. In most cases, a Phase I environmental assessment will be required with respect to the real property collateral for a prospective commercial or multifamily mortgage loan. However, when circumstances warrant, an update of a prior environmental assessment, a transaction screen or a desktop review may be utilized. Alternatively, in limited circumstances, an environmental assessment may not be required, such as when the benefits of an environmental insurance policy or an environmental guarantee have been obtained. Furthermore, an environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only when the originator or an environmental consultant believes that such an analysis is warranted under the circumstances. Depending on the findings of the initial environmental assessment, any of the following may be required: additional environmental testing, such as a Phase II environmental assessment with respect to the subject real property collateral; an environmental insurance policy; that the borrower conduct remediation activities or establish an operations and maintenance plan; and/or a guaranty or reserve with respect to environmental matters.

(iii)           Engineering Assessment. In connection with the origination process, in most cases it will be required that an engineering firm inspect the real property collateral for any prospective commercial or multifamily mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, the appropriate response will be determined to any recommended repairs, corrections or replacements and any identified deferred maintenance.

(iv)           Seismic Report. Generally, a seismic report is required for all properties located in seismic zones 3 or 4.

Notwithstanding the foregoing, engineering inspections and seismic reports will generally not be required or obtained by the originator in connection with the origination process in the case of mortgage loans secured by real properties that are subject to a ground lease, triple-net lease or other long-term lease, or in the case of mortgage loans that are not collateralized by any material improvements on the real property collateral.

Title Insurance. The borrower is required to provide, and Jefferies LoanCore or its origination counsel will typically review, a title insurance policy for each property. The title insurance policies provided typically must be: (i) written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (ii) in an amount at least equal to the original principal balance of the mortgage loan, (iii) issued such that protection and benefits run to the mortgagee and its successors and assigns, (iv) written on an American Land Title Association form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (v) issued such that if a survey was prepared, the legal description of the mortgaged property in the title policy conforms to that shown on the survey.

Casualty Insurance. Except in certain instances where sole or significant tenants (which may include ground tenants) are required to obtain insurance or may self-insure, Jefferies LoanCore typically requires that the related mortgaged property be insured by a hazard insurance policy with a customary deductible and in an amount at least equal to the lesser of the outstanding principal balance of the mortgage loan and 100% of the full insurable replacement cost of the improvements located on the property. If applicable, the policy contains appropriate endorsements to avoid the application of coinsurance and does not permit reduction in insurance proceeds for depreciation, except that the policy may permit a deduction for depreciation in connection with a cash settlement after a casualty if the insurance proceeds are not being applied to rebuild or repair the damaged improvements.

Flood insurance, if available, must be in effect for any mortgaged property that at the time of origination included material improvements in any area identified as a special flood hazard area in the Federal Register by the Federal Emergency Management Agency. The flood insurance policy must meet the requirements of the then-current guidelines of the Federal Insurance Administration, be provided by a generally acceptable insurance carrier and be in an amount representing coverage not less than the least of (i) the outstanding principal balance of the mortgage loan, (ii) the full insurable value of the property or, in cases where only a portion of the property is in the flood zone, the full insurable value of the portion of the property contained therein, and (iii) the maximum amount of insurance available under the National Flood Insurance Program, except in some cases where self-insurance was permitted.

The standard form of hazard insurance policy typically covers physical damage or destruction of the improvements on the mortgaged property caused by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion. The policies may contain some conditions and exclusions to coverage, including exclusions related to acts of terrorism. Generally, except in certain instances where sole or significant tenants (which may include ground tenants) are required to obtain insurance or may self-insure, each of the mortgage loans requires that the related property have coverage for terrorism or terrorist acts, if such coverage is available at commercially reasonable rates. In all (or substantially all) cases, there is a cap on the amount that the related borrower will be required to expend on terrorism insurance.

Except in certain instances where sole or significant tenants (which may include ground tenants) are required to obtain insurance or may self-insure, each mortgage instrument typically also requires the borrower to maintain: (i) comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the property in an amount customarily required by institutional lenders; and (ii) business interruption or rent loss insurance in an amount not less than 100% of the projected rental income from the related property for not less than twelve months.

Although properties are typically not insured for earthquake risk, a borrower will be required to obtain earthquake insurance if the property has material improvements and the seismic report indicates that the probable maximum loss (“PML”) or scenario expected loss (“SEL”) is greater than 20%.

Zoning and Building Code Compliance. In connection with the origination of a commercial or multifamily mortgage loan, the originator will generally examine whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports, zoning reports and/or representations by the related borrower.

In some cases, a mortgaged property may constitute a legal non-conforming use or structure. In such cases, Jefferies LoanCore may require an endorsement to the title insurance policy or the acquisition of law and ordinance or similar insurance with respect to the particular non-conformity unless it determines that: (i) the non-conformity should not have a material adverse effect on the ability of the borrower to rebuild; (ii) if the improvements are rebuilt in accordance with currently applicable law, the value and performance of the property would be acceptable; (iii) the insurance proceeds received in connection with a major casualty should be sufficient to satisfy the mortgage loan; (iv) any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring; or (v) a cash reserve, a letter of credit or an agreement from a principal of the borrower is provided to cover losses.

If a material violation exists with respect to a mortgaged property, Jefferies LoanCore may require the borrower to remediate such violation and, subject to the discussion under “—Escrow Requirements” below, establish a reserve to cover the cost of such remediation, unless a cash reserve, a letter of credit or an agreement from a principal of the borrower is provided to cover losses.

Escrow Requirements. Based on the originator’s analysis of the real property collateral, the borrower and the principals of the borrower, a borrower under a commercial or multifamily mortgage loan may be required to fund various escrows for taxes, insurance, replacement reserves, tenant improvements/leasing commissions, deferred maintenance and/or environmental remediation. A case-by-case analysis will be conducted to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every commercial and multifamily mortgage loan originated by Jefferies LoanCore. Furthermore, Jefferies LoanCore may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed. In some cases, Jefferies LoanCore may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and Jefferies LoanCore’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve. In some cases, Jefferies LoanCore may determine that establishing an escrow or reserve is not warranted because a tenant or other third party has agreed to pay the subject cost or expense for which the escrow or reserve would otherwise have been established.

Generally, subject to the discussion in the prior paragraph, the required escrows for commercial and multifamily mortgage loans originated by Jefferies LoanCore are as follows:

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Taxes—Monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are typically required to satisfy real estate taxes and assessments, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional property sponsor or high net worth individual property sponsor, or (ii) if and to the extent that a sole or major tenant (which may include a ground tenant) at the related mortgaged property is required to pay taxes directly.

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Insurance—Monthly escrow deposits equal to 1/12th of the annual property insurance premium are typically required to pay insurance premiums, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional property sponsor or high net worth individual property sponsor, (ii) if the related borrower maintains a blanket insurance policy, (iii) if and to the extent that a sole or major tenant (which may include a ground tenant) at the related mortgaged property is obligated to maintain the insurance or is permitted to self-insure, or (iv) if and to the extent that another third party unrelated to the borrower (such as a condominium board, if applicable) is obligated to maintain the insurance.

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Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements by property type, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if a tenant (which may include a ground tenant) at the related mortgaged property or other third party is responsible for all repairs and maintenance, or (ii) if Jefferies LoanCore determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and Jefferies LoanCore’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of repairs and maintenance absent creation of an escrow or reserve. Such escrows may also not be required unless a particular trigger event (for example, an event relating to property performance) has occurred and is continuing.

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Tenant Improvements / Leasing Commissions—In the case of retail, office and industrial properties, a tenant improvements / leasing commissions reserve may be required to be funded either at loan origination and/or during the related mortgage loan term and/or upon the occurrence and during the continuance of a particular trigger event (for example, an event relating to property performance) to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by significant tenants, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related tenant’s lease extends beyond the loan term, (ii) if the rent for the space in question is considered below market, or (iii) if Jefferies LoanCore determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and Jefferies LoanCore’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the anticipated leasing commissions or tenant improvement costs absent creation of an escrow or reserve.

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Deferred Maintenance—A deferred maintenance reserve may be required to be funded at loan origination in an amount typically equal to 100% to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition or engineering report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor or a key principal of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) if the deferred maintenance amount does not materially impact the function, performance or value of the property, (iii) if a tenant (which may include a ground tenant) at the related mortgaged property or other third party is responsible for the repairs, or (iv) if Jefferies LoanCore determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and Jefferies LoanCore’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of repairs absent creation of an escrow or reserve.

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Environmental Remediation—An environmental remediation reserve may be required at loan origination in an amount typically equal to 100% to 125% of the estimated remediation cost identified in the environmental report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor or a key principal of the borrower delivers a guarantee agreeing to take responsibility and pay for the identified environmental issues, (ii) if environmental insurance is obtained or already in place, (iii) if a third party unrelated to the borrower is identified as the responsible party or (iv) if Jefferies LoanCore determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and Jefferies LoanCore’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of remediation absent creation of an escrow or reserve.

For a description of the escrows collected with respect to the JLC Mortgage Loans, see Annex A 1 to this free writing prospectus.

Exceptions

The JLC Mortgage Loans were originated in accordance with the underwriting standards set forth above.

Compliance with Rule 15Ga-1 under the Exchange Act

Jefferies LoanCore most recently filed a Form ABS-15G on February 11, 2014. Jefferies LoanCore’s Central Index Key is 0001555524. With respect to the period from and including January 1, 2011 through and including June 30, 2014, Jefferies LoanCore does not have any activity to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

Cantor Commercial Real Estate Lending, L.P.

General

Cantor Commercial Real Estate Lending, L.P. (“CCRE Lending”) is a sponsor of, and a seller of certain mortgage loans (the “CCRE Mortgage Loans”) into, the securitization described in this free writing prospectus. CCRE Lending is a Delaware limited partnership and an affiliate of Cantor Fitzgerald & Co., an Underwriter. CCRE Lending was formed in 2010. Its general partner is Cantor Commercial Real Estate Holdings, LLC, and its limited partner is Cantor Commercial Real Estate Company, L.P. CCRE Lending’s executive offices are located at 110 East 59th Street, New York, New York 10022, telephone number (212) 938-5000.

According to its consolidated balance sheet (unaudited), as of September 30, 2014, Cantor Commercial Real Estate Company, L.P. and its consolidated subsidiaries (which include CCRE Lending) had total assets of approximately $1.875 billion, total liabilities of approximately $912 million and total partners’ equity of approximately $963 million. As of September 30, 2014, Cantor Commercial Real Estate Company, L.P. is a party to agreements related to $1.835 billion of master repurchase facilities.

Deutsche Bank AG, Cayman Islands Branch (an affiliate of the Depositor, German American Capital Corporation, a Sponsor and a Mortgage Loan Seller and Deutsche Bank Securities Inc., an Underwriter) and certain third party lenders provide these various repurchase facilities to affiliates of CCRE Lending (the “CCRE Financing Affiliates”) through various repurchase facilities. Some or all of the CCRE Mortgage Loans are (or are expected to be prior to the Closing Date) subject to those repurchase facilities. If such is the case at the time the Certificates are issued, then CCRE Lending will use the proceeds from its sale of the CCRE Mortgage Loans to the Depositor to, among other things, reacquire such CCRE Mortgage Loans from the related CCRE Financing Affiliate, and the related CCRE Financing Affiliate will, in turn, use the funds that it receives from CCRE Lending to, among other things, reacquire the warehoused CCRE Mortgage Loans from the repurchase agreement counterparties free and clear of any liens. As of November 12, 2014, Deutsche Bank AG, Cayman Islands Branch is the repurchase agreement counterparty with respect to 5 CCRE Mortgage Loans, representing approximately 6.3% of the Initial Outstanding Pool Balance.

CCRE Lending’s Loan Origination and Acquisition History

Since its founding in July 2010, CCRE Lending has originated or acquired approximately 859 fixed and floating rate commercial, multifamily and manufactured housing community mortgage loans with an aggregate original principal balance of approximately $16.4 billion and has acted as a sponsor and mortgage loan seller on 36 fixed-rate and floating-rate commercial mortgage-backed securitization transactions.

In future transactions, it is anticipated that many of the commercial mortgage loans originated or acquired by CCRE Lending will be sold to securitizations in which CCRE Lending acts as a sponsor. CCRE Lending expects to originate and acquire both fixed rate and floating rate commercial mortgage loans which will be included in both public and private securitizations. CCRE Lending also expects to originate and acquire subordinate and mezzanine debt for investment, syndication or securitization.

Neither CCRE Lending nor any of its affiliates will insure or guarantee distributions on the Certificates. The Certificateholders will have no rights or remedies against CCRE Lending for any losses or other claims in connection with the Certificates or the CCRE Mortgage Loans except in respect of the repurchase and substitution obligations for Material Document Defects or the Material Breaches of representations and warranties made by CCRE Lending in the related Mortgage Loan Purchase Agreement as described under “The Pooling and Servicing Agreement—Representations and Warranties; Repurchase; Substitution” in this free writing prospectus.

Review of CCRE Mortgage Loans

Overview. CCRE Lending has conducted a review of the CCRE Mortgage Loans in connection with the securitization described in this free writing prospectus. The review of the CCRE Mortgage Loans was performed by a deal team comprised of real estate and securitization professionals (the “CCRE Deal Team”). The review procedures described below were employed with respect to all of the CCRE Mortgage Loans, except that certain review procedures were relevant only to the large loan disclosures in this free writing prospectus, as further described below. No sampling procedures were used in the review process.

Data Tape. To prepare for securitization, members of the CCRE Deal Team created a data tape (the “CCRE Data Tape”) containing detailed loan-level and property-level information regarding each CCRE Mortgage Loan. The CCRE Data Tape was compiled from, among other sources, the related Mortgage Loan Documents, appraisals, environmental reports, seismic reports, property condition reports, zoning reports, insurance policies, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by CCRE Lending during the underwriting process. The CCRE Deal Team updated the information in the CCRE Data Tape with respect to the CCRE Mortgage Loans from time to time based on updates provided by the related loan servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity and information otherwise brought to the attention of the CCRE Deal Team. The CCRE Data Tape was used by the CCRE Deal Team in providing the numerical information regarding the CCRE Mortgage Loans in this free writing prospectus.

Data Comparison and Recalculation. CCRE Lending engaged a third party accounting firm to perform certain data comparison and recalculation procedures designed by CCRE Lending relating to information in this free writing prospectus regarding the CCRE Mortgage Loans. These procedures included:

•	comparing the information in the CCRE Data Tape against various source documents provided by CCRE Lending that are described above under “—Data Tape”;

•	comparing numerical information regarding the CCRE Mortgage Loans and the related Mortgaged Properties disclosed in this free writing prospectus against the CCRE Data Tape; and

•	recalculating certain percentages, ratios and other formulae relating to the CCRE Mortgage Loans disclosed in this free writing prospectus.

Legal Review. CCRE Lending engaged various law firms to conduct certain legal reviews of the CCRE Mortgage Loans for disclosure in this free writing prospectus. In anticipation of the securitization of each CCRE Mortgage Loan originated by CCRE Lending, origination counsel prepared a loan summary that sets forth salient loan terms and summarizes material deviations from CCRE Lending’s standard form loan documents. In addition, origination counsel for each CCRE Mortgage Loan reviewed CCRE Lending’s representations and warranties set forth on Annex F to this free writing prospectus and, if applicable, identified exceptions to those representations and warranties.

Securitization counsel was also engaged to assist in the review of the CCRE Mortgage Loans. Such assistance included, among other things, a review of (i) a due diligence questionnaires completed by origination counsel and (ii) exceptions to representations and warranties compiled by origination counsel. Securitization counsel also reviewed the property release provisions (other than the partial defeasance provisions), if any, for each CCRE Mortgage Loan with multiple Mortgaged Properties or, to the extent identified by origination counsel, for each CCRE Mortgage Loan with permitted outparcel releases or similar releases for compliance with the REMIC provisions.

CCRE Lending prepared, and reviewed with originating counsel and/or securitization counsel, the loan summaries for those of the CCRE Mortgage Loans included in the 10 largest Mortgage Loans in the mortgage pool, and the abbreviated loan summaries for those of the CCRE Mortgage Loans included in the next 10 largest Mortgage Loans in the mortgage pool, which loan summaries and abbreviated loan summaries are incorporated in “Annex B—Description of the Top 20 Mortgage Loans” in this free writing prospectus.

Other Review Procedures. In connection with the origination of each CCRE Mortgage Loan, CCRE Lending conducted a search with respect to each borrower under the related CCRE Mortgage Loan to determine whether it filed for bankruptcy. With respect to any material pending litigation that existed at the origination of any CCRE Mortgage Loan, CCRE Lending requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. If CCRE Lending became aware of a significant natural disaster in the vicinity of any mortgaged property securing a CCRE Mortgage Loan, CCRE Lending obtained information on the status of the mortgaged property from the related borrower to confirm no material damage to the mortgaged property.

With respect to the CCRE Mortgage Loans originated by CCRE Lending, the CCRE Deal Team also consulted with the applicable CCRE Mortgage Loan origination team to confirm that the CCRE Mortgage Loans were originated in compliance with the origination and underwriting criteria described below under “—CCRE Lending’s Underwriting Standards”.

Findings and Conclusions. Based on the foregoing review procedures, CCRE Lending determined that the disclosure regarding the CCRE Mortgage Loans in this free writing prospectus is accurate in all material respects. CCRE Lending also determined that the CCRE Mortgage Loans were originated in accordance with CCRE Lending’s origination procedures and underwriting criteria. CCRE Lending attributes to itself all findings and conclusions resulting from the foregoing review procedures.

CCRE Lending’s Underwriting Standards

General. CCRE Lending’s commercial mortgage loans are generally originated in accordance with the underwriting criteria described below; however, variations from these guidelines may be implemented as a result of various conditions, including each loan’s specific terms, the quality or location of the underlying real estate, the property’s tenancy profile, the background or financial strength of the borrower/loan sponsor, or any other pertinent information deemed material by CCRE Lending. Therefore, this general description of CCRE Lending’s underwriting standards is not intended as a representation that every CCRE Mortgage Loan complies entirely with all criteria set forth below.

Loan Analysis. The credit underwriting process for each CCRE Lending loan is performed by a team comprised of real estate professionals that typically includes a senior member, originator, underwriter, transaction manager and loan closer. This team is required to conduct a thorough review of the related mortgaged property, which typically includes an examination of historical operating statements, rent rolls, tenant leases, current and historical real estate tax information, insurance policies and/or schedules, and third-party reports pertaining to appraisal/valuation, zoning, environmental status and physical condition/seismic/engineering.

A member of the CCRE Lending team or an agent of CCRE Lending is required to perform an inspection of the property as well as a review of the surrounding market area, including demand generators and competing properties, in order to confirm tenancy information, assess the physical quality of the collateral, determine visibility and access characteristics, and evaluate the property’s competitiveness within its market.

The CCRE Lending team or an affiliate of CCRE Lending, along with a third-party provider engaged by CCRE Lending, also performs a detailed review of the financial status, credit history and background of the borrower and certain key principals through financial statements, income tax returns, credit reports, criminal/background investigations, and specific searches for judgments, liens, bankruptcy and pending litigation. Circumstances may also warrant an examination of the financial strength and credit of key tenants as well as other factors that may impact the tenants’ ongoing occupancy or ability to pay rent.

After the compilation and review of all documentation and other relevant considerations, the CCRE Lending team finalizes its detailed underwriting analysis of the property’s cash flow in accordance with CCRE Lending’s property-specific, cash flow underwriting guidelines. Determinations are also made regarding the implementation of appropriate loan terms to structure in a manner to mitigate risks, resulting in features such as ongoing escrows or upfront reserves, letters of credit, lockboxes/cash management or guarantees. A complete credit committee package is prepared to summarize all of the above-referenced information.

Loan Approval. All commercial mortgage loans must be presented to one or more credit committees that consist of senior real estate and finance professionals of CCRE Lending and its affiliates among others. After a review of the credit committee package and a discussion of the loan, the committee may approve the loan as recommended, request additional due diligence or loan structure, modify the terms, or reject the loan entirely.

Debt Service Coverage and LTV Ratio. CCRE Lending’s underwriting standards generally require a minimum debt service coverage ratio (“DSCR”) of 1.20x and maximum loan-to-value (“LTV”) ratio of 80%; however, these thresholds are guidelines and exceptions may be made on the merits of each loan. Certain properties may also be encumbered by subordinate debt secured by the related mortgaged property and/or mezzanine debt secured by direct or indirect ownership interests in the borrower, which when such mezzanine or subordinate debt is taken into account, may result in aggregate debt that does not conform to the aforementioned parameters; namely, the DSCRs described above will be lower based on the inclusion of the payments related to such additional debt and the LTV ratios described above will be higher based on the inclusion of the amount of any such additional subordinate debt and/or mezzanine debt.

The aforementioned DSCR requirements pertain to the underwritten cash flow at origination and may not hold true for each CCRE Mortgage Loan as reported in this free writing prospectus. Property and loan information is typically updated for securitization, including an update or re-underwriting of the property’s cash flow, which may reflect positive or negative developments at the property or in the market that have occurred since origination, possibly resulting in an increase or decrease in the DSCR.

Additional Debt. Certain mortgage loans may have, or permit in the future, certain additional subordinate debt, whether secured or unsecured, and/or mezzanine debt. It is possible that CCRE Lending or an affiliate thereof may be the lender on that additional subordinate debt and/or mezzanine debt.

Amortization Requirements. While CCRE Lending’s underwriting guidelines generally permit a maximum amortization period of 30 years, certain loans may provide for interest-only payments through maturity or for an initial portion of the mortgage loan term; however, if the loan entails only a partial interest-only period, the monthly debt service, annual debt service and DSCR set forth in this free writing prospectus will reflect a calculation on the future (larger) amortizing loan payment.

Servicing. Interim servicing for all CCRE Lending loans prior to securitization will typically be performed by an unaffiliated third party such as Wells Fargo Bank, National Association or Midland Loan Services, a Division of PNC Bank, National Association; however, primary servicing may be occasionally retained by certain qualified subservicers under established sub-servicing agreements with CCRE Lending, which may be retained post-securitization. Otherwise, servicing responsibilities will be transferred from such third-party servicer to the master servicer of the securitization trust (and a primary servicer when applicable) at closing. From time to time, the original third-party servicer may retain primary servicing.

Assessments of Property Condition

As part of the underwriting process, the property assessments and reports described below will typically be obtained:

(i)       Appraisals. Independent appraisals or an update of an independent appraisal will generally be required in connection with the origination of each mortgage loan that meets the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation, or the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989. In some cases, however, the value of the subject real property collateral may be established based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.

(ii)       Environmental Assessment. In most cases, a Phase I environmental assessment will be required with respect to the real property collateral for a prospective commercial, multifamily or manufactured housing community mortgage loan. However, when circumstances warrant, an update of a prior environmental assessment, a transaction screen or a desktop review may be utilized. Alternatively, in limited circumstances, an environmental assessment may not be required, such as when the benefits of an environmental insurance policy or an environmental guarantee have been obtained. Furthermore, an environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only when the originator or an environmental consultant believes that such an analysis is warranted under the circumstances. Depending on the findings of the initial environmental assessment, any of the following may be required: additional environmental testing, such as a Phase II environmental assessment with respect to the subject real property collateral; an environmental insurance policy; that the borrower conduct remediation activities or establish an operations and maintenance plan; and/or a guaranty or reserve with respect to environmental matters.

(iii)       Engineering Assessment. In connection with the origination process, in most cases it will be required that an engineering firm inspect the real property collateral for any prospective commercial, multifamily or manufactured housing community mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, the appropriate response will be determined to any recommended repairs, corrections or replacements and any identified deferred maintenance.

(iv)       Seismic Report. Generally, a seismic report is required for all properties located in seismic zones 3 or 4.

Notwithstanding the foregoing, engineering inspections and seismic reports will generally not be required or obtained by the originator in connection with the origination process in the case of mortgage loans secured by real properties that are subject to a ground lease, triple-net lease or other long-term lease, or in the case of mortgage loans that are not collateralized by any material improvements on the real property collateral.

Title Insurance. The borrower is required to provide, and CCRE Lending or its origination counsel will typically review, a title insurance policy for each property. The title insurance policies provided typically must be: (i) written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (ii) in an amount at least equal to the original principal balance of the mortgage loan, (iii) issued such that protection and benefits run to the mortgagee and its successors and assigns, (iv) written on an American Land Title Association form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (v) issued such that if a survey was prepared, the legal description of the mortgaged property in the title policy conforms to that shown on the survey.

Casualty Insurance. Except in certain instances where sole or significant tenants (which may include ground tenants) are required to obtain insurance or may self-insure, CCRE Lending typically requires that the related mortgaged property be insured by a hazard insurance policy with a customary deductible and in an amount at least equal to the lesser of the outstanding principal balance of the mortgage loan and 100% of the full insurable replacement cost of the improvements located on the property. If applicable, the policy contains appropriate endorsements to avoid the application of coinsurance and does not permit reduction in insurance proceeds for depreciation, except that the policy may permit a deduction for depreciation in connection with a cash settlement after a casualty if the insurance proceeds are not being applied to rebuild or repair the damaged improvements.

Flood insurance, if available, must be in effect for any mortgaged property that at the time of origination included material improvements in any area identified as a special flood hazard area in the Federal Register by the Federal Emergency Management Agency. The flood insurance policy must meet the requirements of the then-current guidelines of the Federal Insurance Administration, be provided by a generally acceptable insurance carrier and be in an amount representing coverage not less than the least of (i) the outstanding principal balance of the mortgage loan, (ii) the full insurable value of the property or, in cases where only a portion of the property is in the flood zone, the full insurable value of the portion of the property contained therein, and (iii) the maximum amount of insurance available under the National Flood Insurance Program, except in some cases where self-insurance was permitted.

The standard form of hazard insurance policy typically covers physical damage or destruction of the improvements on the mortgaged property caused by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion. The policies may contain some conditions and exclusions to coverage, including exclusions related to acts of terrorism. Generally, each of the mortgage loans requires that the related property have coverage for terrorism or terrorist acts, if such coverage is available at commercially reasonable rates. In all (or substantially all) cases, there is a cap on the amount that the related borrower will be required to expend on terrorism insurance.

The mortgage loan documents typically also require the borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the property in an amount customarily required by institutional lenders.

The mortgage loan documents typically further require the related borrower to maintain business interruption or rent loss insurance in an amount not less than 100% of the projected rental income from the related property for not less than twelve months.

Although properties are typically not insured for earthquake risk, a borrower will be required to obtain earthquake insurance if the property has material improvements and the seismic report indicates that the probable maximum loss (“PML”) or scenario expected loss (“SEL”) is greater than 20%.

Zoning and Building Code Compliance. In connection with the origination of a commercial, multifamily or manufactured housing community mortgage loan, the originator will generally examine whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports, zoning reports and/or representations by the related borrower.

In some cases, a mortgaged property may constitute a legal non-conforming use or structure. In such cases, CCRE Lending may require an endorsement to the title insurance policy or the acquisition of law and ordinance or similar insurance with respect to the particular non-conformity unless it determines that: (i) the non-conformity should not have a material adverse effect on the ability of the borrower to rebuild; (ii) if the improvements are rebuilt in accordance with currently applicable law, the value and performance of the property would be acceptable; (iii) any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring; or (iv) a cash reserve, a letter of credit or an agreement from a principal of the borrower is provided to cover losses.

If a material violation exists with respect to a mortgaged property, CCRE Lending may require the borrower to remediate such violation and, subject to the discussion under “—Assessments of Property Condition—Escrow Requirements” below, establish a reserve to cover the cost of such remediation, unless a cash reserve, a letter of credit or an agreement from a principal of the borrower is provided to cover losses.

Escrow Requirements. Based on the originator’s analysis of the real property collateral, the borrower and the principals of the borrower, a borrower under a commercial, multifamily or manufactured housing community mortgage loan may be required to fund various escrows for taxes, insurance, replacement reserves, tenant improvements/leasing commissions, deferred maintenance and/or environmental remediation. A case-by-case analysis will be conducted to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every commercial, multifamily and manufactured housing community mortgage loan originated by CCRE Lending. Furthermore, CCRE Lending may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed. In some cases, CCRE Lending may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and CCRE Lending’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve. In some cases, CCRE Lending may determine that establishing an escrow or reserve is not warranted because a tenant or other third party has agreed to pay the subject cost or expense for which the escrow or reserve would otherwise have been established.

Generally, subject to the discussion in the prior paragraph, the required escrows for commercial, multifamily and manufactured housing community mortgage loans originated by CCRE Lending are as follows:

●
Taxes—Monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are typically required to satisfy real estate taxes and assessments, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional property sponsor or high net worth individual property sponsor, or (ii) if and to the extent that a sole or major tenant (which may include a ground tenant) at the related mortgaged property is required to pay taxes directly.

●
Insurance—Monthly escrow deposits equal to 1/12th of the annual property insurance premium are typically required to pay insurance premiums, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional property sponsor or high net worth individual property sponsor, (ii) if the related borrower maintains a blanket insurance policy, or (iii) if and to the extent that a sole or major tenant (which may include a ground tenant) at the related mortgaged property is obligated to maintain the insurance or is permitted to self-insure.

●
Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements by property type, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if a tenant (which may include a ground tenant) at the related mortgaged property or other third party is responsible for all repairs and maintenance, or (ii) if CCRE Lending determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and CCRE Lending’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of repairs and maintenance absent creation of an escrow or reserve.

●
Tenant Improvements / Leasing Commissions—In the case of retail, office and industrial properties, a tenant improvements / leasing commissions reserve may be required to be funded either at loan origination and/or during the related mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by significant tenants, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related tenant’s lease extends beyond the loan term, (ii) if the rent for the space in question is considered below market, or (iii) if CCRE Lending determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and CCRE Lending’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the anticipated leasing commissions or tenant improvement costs absent creation of an escrow or reserve.

●
Deferred Maintenance—A deferred maintenance reserve may be required to be funded at loan origination in an amount typically equal to 100% to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition or engineering report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) if the deferred maintenance amount does not materially impact the function, performance or value of the property, (iii) if a tenant (which may include a ground tenant) at the related mortgaged property or other third party is responsible for the repairs, or (iv) if CCRE Lending determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and CCRE Lending’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of repairs absent creation of an escrow or reserve.

●
Environmental Remediation—An environmental remediation reserve may be required at loan origination in an amount typically equal to 100% to 125% of the estimated remediation cost identified in the environmental report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee agreeing to take responsibility and pay for the identified environmental issues, (ii) if environmental insurance is obtained or already in place, (iii) if a third party unrelated to the borrower is identified as the responsible party or (iv) if CCRE Lending determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and CCRE Lending’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of remediation absent creation of an escrow or reserve.

For a description of the escrows collected with respect to the CCRE Mortgage Loans, please see Annex A-1 to this free writing prospectus.

Exceptions.

The CCRE Mortgage Loans were originated in accordance with the underwriting standards set forth above.

Compliance with Rule 15Ga-1 under the Exchange Act

CCRE Commercial Mortgage Securities, L.P. (the “CCRE Depositor”), an affiliate of CCRE Lending through which certain of CCRE Lending’s prior securitization activity has been conducted, most recently filed a Form ABS-15G on February 14, 2012. The CCRE Depositor’s Central Index Key number is 0001515166. With respect to the period from and including July 1, 2011 to and including June 30, 2014, the CCRE Depositor did not have any activity to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations. CCRE Lending most recently filed a Form ABS-15G on February 14, 2014. CCRE Lending’s Central Index Key number is 0001558761. With respect to the period from and including July 1, 2011 to and including June 30, 2014, CCRE Lending did not have any activity to report as required by Rule 15Ga-1 under the Exchange Act with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

KeyBank National Association

General

KeyBank National Association (“KeyBank”) is a national banking association and wholly-owned bank subsidiary of KeyCorp (NYSE: KEY), an Ohio corporation. The principal office of KeyBank is located at Key Tower, 127 Public Square, Cleveland, Ohio 44114, and its telephone number is (216) 689-6300. KeyBank offers a wide range of consumer and commercial banking services to its customers, including commercial real estate financing, throughout the United States. It is chartered and its business is subject to examination and regulation by the Office of the Comptroller of the Currency.

In 2013, KeyBank’s Real Estate Capital Group originated a total of $10.7 billion in permanent, bridge, development and construction commercial mortgage loans from 22 offices nationwide. Of this total, $4.2 billion commercial mortgage loans were originated for sale through commercial mortgage-backed securities (“CMBS”) transactions, acquisition by Fannie Mae or Freddie Mac, sale of Ginnie Mae certificates to third party investors, or sale to life insurance companies and pension funds.

KeyBank’s Securitization Program

KeyBank underwrites and originates mortgage loans secured by commercial or multifamily properties and, together with other sponsors and loan sellers, participates in securitization transactions by transferring the mortgage loans to an unaffiliated third party acting as depositor, which then transfers the mortgage loans to the issuing entity.

KeyBank has been engaged in originating commercial and multifamily mortgage loans for inclusion in CMBS transactions since 2000. As of October 31, 2014, KeyBank had originated approximately $13.7 billion of commercial mortgage loans that have been securitized in 61 securitized transactions. KeyBank’s commercial mortgage loans that are originated for sale into a CMBS transaction (or through a sale of whole loan interests to third party investors) are generally fixed-rate and secured by retail, office, multifamily, industrial, self storage, manufactured housing, and hospitality properties. KeyBank also originates other commercial and multifamily mortgage loans that are not securitized, including subordinated and mezzanine loans.

In addition to the origination of commercial and multifamily mortgage loans, KeyBank acts as the primary servicer of many of KeyBank’s commercial and multifamily mortgage loans that are securitized. KeyBank provides interim, primary, master and special servicing for institutional clients and commercial and multifamily securitized products, including CMBS transactions in which KeyBank has sold commercial mortgage loans.

Review of KeyBank Mortgage Loans

Overview. KeyBank has conducted a review of the mortgage loans (the “KeyBank Mortgage Loans”) it is contributing in the securitization described in this free writing prospectus. The review of the KeyBank Mortgage Loans was performed by a team comprised of real estate and securitization professionals who are employees of KeyBank or one or more of its affiliates (the “KeyBank Review Team”). The review procedures described below were employed with respect to all of the KeyBank Mortgage Loans. No sampling procedures were used in the review process.

Database. To prepare for securitization, members of the KeyBank Review Team created a database of loan-level and property-level information relating to each KeyBank Mortgage Loan. The database was compiled from, among other sources, the related mortgage loan documents, appraisals, environmental assessment reports, property condition reports, seismic studies, zoning reports, insurance review summaries, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the KeyBank Review Team during the underwriting process. After origination of each KeyBank Mortgage Loan, the KeyBank Review Team updated the information in the database with respect to such KeyBank Mortgage Loan based on applicable information from KeyBank, as servicer of the KeyBank Mortgage Loans, relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the KeyBank Review Team.

A data tape (the “KeyBank Data Tape”) containing detailed information regarding each KeyBank Mortgage Loan was created from the information in the database referred to in the prior paragraph. The KeyBank Data Tape was used to provide the numerical information regarding the KeyBank Mortgage Loans in this free writing prospectus.

Data Comparison and Recalculation. KeyBank engaged a third party accounting firm to perform certain data comparison and recalculation procedures, the nature, extent and timing of which were designed by KeyBank, relating to information in this free writing prospectus regarding the KeyBank Mortgage Loans. These procedures included:

●	comparing the information in the KeyBank Data Tape against various source documents provided by KeyBank that are described above under “—Database”;

●	comparing numerical information regarding the KeyBank Mortgage Loans and the related Mortgaged Properties disclosed in this free writing prospectus against the KeyBank Data Tape; and

●	recalculating certain percentages, ratios and other formulae relating to the KeyBank Mortgage Loans disclosed in this free writing prospectus.

Legal Review. KeyBank engaged legal counsel in connection with this securitization to provide, among other things, (i) a review of the representations and warranties and exception reports relating to the KeyBank Mortgage Loans prepared by origination counsel, (ii) a review and assistance in the completion by the KeyBank Review Team of a due diligence questionnaire relating to the KeyBank Mortgage Loans, and (iii) a review of certain loan documents with respect to the KeyBank Mortgage Loans. Securitization counsel also reviewed the property release provisions, if any, for each KeyBank mortgage loan with multiple Mortgaged Properties for compliance with the REMIC provisions.

Counsel also assisted in the preparation of the risk factors and mortgage loan summaries set forth in this free writing prospectus, based on their review of pertinent sections of the related mortgage loan documents.

Other Review Procedures. With respect to any material pending litigation of which KeyBank was aware at the origination of any KeyBank Mortgage Loan, KeyBank requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. If KeyBank became aware of a significant natural disaster in the immediate vicinity of any Mortgaged Property securing a KeyBank Mortgage Loan, KeyBank obtained information on the status of the Mortgaged Property from the related borrower to confirm no material damage to the Mortgaged Property.

The KeyBank Review Team, with the assistance of counsel engaged in connection with this securitization, also reviewed the KeyBank Mortgage Loans to determine whether any KeyBank Mortgage Loan materially deviated from the underwriting guidelines set forth under “—KeyBank’s Underwriting Guidelines and Process” below. See “—Exceptions” below.

Findings and Conclusions. Based on the foregoing review procedures, KeyBank determined that the disclosure regarding the KeyBank Mortgage Loans in this free writing prospectus is accurate in all material respects. KeyBank also determined that the KeyBank Mortgage Loans were originated in accordance with KeyBank’s origination procedures and underwriting criteria, except as described below under “—Exceptions” below. KeyBank attributes to itself all findings and conclusions resulting from the foregoing review procedures.

KeyBank’s Underwriting Guidelines and Process

General. KeyBank has developed guidelines establishing certain procedures with respect to underwriting the KeyBank Mortgage Loans. All of the KeyBank Mortgage Loans were generally underwritten in accordance with the guidelines below. In some instances, one or more provisions of the guidelines were waived or modified by KeyBank at origination where it was determined not to adversely affect the related mortgage loan originated by it in any material respect. The KeyBank Mortgage Loans to be included in the trust were originated by KeyBank generally in accordance with the CMBS program of KeyBank. For a description of any material exceptions to the underwriting guidelines in this free writing prospectus, see “—Exceptions” below.

Notwithstanding the discussion below, given the differences between individual commercial mortgaged properties, the underwriting and origination procedures and the credit analysis with respect to any particular commercial mortgage loan may significantly differ from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current and alternative uses, size, location, market conditions, reserve requirements and additional collateral, tenants and leases, borrower identity, sponsorship, and/or performance history. However, except as described in the exceptions to the underwriting guidelines (see “—Exceptions” below), the underwriting of the KeyBank Mortgage Loan will conform to the general guidelines described below.

Property Analysis. KeyBank performs or causes to be performed a site inspection to evaluate the location and quality of the related Mortgaged Properties. Such inspection generally includes an evaluation of functionality, attractiveness, visibility and accessibility, as well as location to major thoroughfares, transportation centers, employment sources, and other applicable demand drivers. KeyBank assesses the submarket in which the property is located to evaluate competitive or comparable properties as well as market trends. In addition, KeyBank evaluates the property’s age, physical condition, operating history, lease and tenant mix, and management.

Cash Flow Analysis. KeyBank reviews, among other things, historical operating statements, rent rolls, tenant leases and/or budgeted income and expense statements provided by the borrower and makes adjustments in order to determine a debt service coverage ratio.

Evaluation of the Borrower. KeyBank evaluates the borrower and its principals with respect to credit history and prior experience as an owner and operator of commercial real estate properties. The evaluation will generally include a review of anti-money laundering or OFAC checks, obtaining and reviewing a credit report or other reliable indication of the borrower’s financial capacity; obtaining and verifying credit references and/or business and trade references; and obtaining and reviewing certifications provided by the borrower as to prior real estate experience and current contingent liabilities.

Loan Approval. All mortgage loans originated by KeyBank must be approved by a credit committee. The credit committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms, or decline a prospective mortgage loan transaction.

Debt Service Coverage Ratio and LTV Ratio. KeyBank’s underwriting includes a calculation of debt service coverage ratio and loan-to-value ratio in connection with the origination of each mortgage loan.

Generally, the debt service coverage ratios for KeyBank mortgage loans will be equal to or greater than 1.30x; provided, however, variances may be made when consideration is given to circumstances particular to the mortgage loan (including amortization), the related mortgaged property (including tenant composition), loan-to-value ratio, reserves, borrower or other factors.

Generally, the loan-to-value ratio for KeyBank mortgage loans will be equal to or less than 75%; provided, however, variances may be made when consideration is given to circumstances particular to the mortgage loan (including amortization), the related mortgaged property (including tenant composition), debt service coverage ratio, reserves, sponsorship or other factors.

Additional Debt. When underwriting a multifamily or commercial mortgage loan, KeyBank will take into account whether the mortgaged property and/or direct or indirect interest in a related borrower are encumbered by additional debt and will analyze the likely effect of that additional debt on repayment of the subject mortgage loan. It is possible that KeyBank or an affiliate will be the lender on that additional debt, and may either sell such debt to an unaffiliated third party or hold it in inventory.

Appraisals. KeyBank will, in most cases, require that the real property collateral for a prospective multifamily or commercial mortgage loan be appraised by a state certified appraiser, an appraiser belonging to the Appraisal Institute, a membership association of professional real estate appraisers, or an otherwise qualified appraiser. In addition, KeyBank will generally require that those appraisals be conducted in accordance with the Uniform Standards of Professional Appraisal Practices developed by The Appraisal Foundation, a not-for-profit organization established by the appraisal profession. Furthermore, the appraisal report will usually include or be accompanied by a separate letter that includes a statement by the appraiser that the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989 were followed in preparing the appraisal.

Environmental Assessments. KeyBank will, in most cases, require a Phase I environmental assessment with respect to the real property collateral for a prospective multifamily or commercial mortgage loan. However, when circumstances warrant, KeyBank may utilize an update of a prior environmental assessment, a transaction screen or a desktop review. Alternatively, KeyBank might forego an environmental assessment in limited circumstances, such as when it has obtained the benefits of an environmental insurance policy or an environmental guarantee. An environmental assessment conducted at any particular real property collateral will not necessarily uncover all potential environmental issues. In some instances, KeyBank will engage an independent third party to review an environmental assessment and provide a summary of its findings. Depending on the findings of the initial environmental assessment, KeyBank may require additional record searches or environmental testing, such as a Phase II environmental assessment with respect to the real property collateral.

Engineering Assessments. In connection with the origination process, KeyBank may require that an engineering firm inspect the real property collateral for any prospective multifamily or commercial mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, KeyBank will determine the appropriate response, if any, to any recommended repairs, corrections or replacements and any identified deferred maintenance.

Seismic Report. A seismic report is required for all Mortgaged Properties located in seismic zones 3 or 4.

Zoning and Building Code Compliance. In connection with the origination of a multifamily or commercial mortgage loan, KeyBank will generally consider whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions; surveys; recorded documents; temporary or permanent certificates of occupancy; letters from government officials or agencies, including applicable land use and zoning regulations; title insurance endorsements; engineering or consulting reports; and/or representations by the related borrower.

Escrow Requirements. KeyBank may require borrowers to fund various escrows for taxes, insurance, capital expenses and replacement reserves, which reserves in many instances will be limited to certain capped amounts. In addition, KeyBank may identify certain risks that warrant additional escrows or holdbacks for items such as leasing-related matters, deferred maintenance, environmental remediation or unfunded obligations, which escrows or holdbacks would be released upon satisfaction of the applicable conditions. Springing escrows may also be structured for identified risks such as specific rollover exposure, to be triggered upon the non-renewal of one or more key tenants. Escrows are evaluated on a case-by-case basis and are not required for all commercial mortgage loans originated by KeyBank. The typical required escrows for mortgage loans originated by KeyBank are as follows:

●
Taxes - Typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are required to provide the lender with sufficient funds to satisfy all taxes and assessments. KeyBank may waive this escrow requirement under appropriate circumstances including, but not limited to, (i) where a tenant is required to pay the taxes directly, (ii) where there is institutional sponsorship or a high net worth individual, or (iii) where there is a low loan-to-value ratio (i.e., 65% or less).

●
Insurance - If the property is insured under an individual policy (i.e., the property is not covered by a blanket policy), typically an initial deposit and monthly escrow deposits equal to 1/12th of the annual property insurance premium are required to provide the lender with sufficient funds to pay all insurance premiums. KeyBank may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where a property is covered by a blanket insurance policy maintained by the borrower or loan sponsor, (ii) where there is institutional sponsorship or a high net worth individual, (iii) where an investment grade tenant is responsible for paying all insurance premiums, or (iv) where there is a low loan-to-value ratio (i.e., 65% or less).

●
Replacement Reserves - Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan plus two years. KeyBank relies on information provided by an independent engineer to make this determination. KeyBank may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where an investment grade tenant is responsible for replacements under the terms of its lease, (ii) where there is institutional sponsorship or a high net worth individual, or (iii) where there is a low loan-to-value ratio (i.e., 65% or less).

●
Completion Repair/Environmental Remediation - Typically, a completion repair or remediation reserve is required where an environmental or engineering report suggests that such reserve is necessary. Upon funding of the applicable mortgage loan, KeyBank generally requires that at least 100% - 125% of the estimated costs of repairs or replacements be reserved and generally requires that repairs or replacements be completed within a year after the funding of the applicable mortgage loan. KeyBank may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where a secured creditor insurance policy or borrower insurance policy is in place, (ii) where an investment grade party has agreed to take responsibility, and pay, for any required repair or remediation or (iii) recommended costs do not exceed $50,000.

●
Tenant Improvement/Lease Commissions - In most cases, various tenants have lease expirations within the mortgage loan term. To mitigate this risk, special reserves may be required to be funded either at closing of the mortgage loan and/or during the mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by such tenants. KeyBank may waive this escrow requirement under appropriate circumstances, including, but not limited to, (i) where there is institutional sponsorship or a high net worth individual, (ii) where tenant improvement costs are the responsibility of tenants, (iii) where rents at the mortgaged property are considered to be sufficiently below market, (iv) where no material leases expire within the mortgage loan term, or the lease roll is not concentrated or (v) where there is a low loan-to-value ratio (i.e., 65% or less).

Exceptions.

The KeyBank Mortgage Loans were originated in accordance with the underwriting guidelines set forth above.

Compliance with Rule 15Ga-1 under the Exchange Act

KeyBank has filed its most recent Rule 15Ga-1 filing on November 3, 2014 and had no demand, repurchase, or replacement claims to report for the annual reporting period ending December 31, 2013 as a sponsor of commercial mortgage loan securitizations. Since KeyBank has no demand, repurchase or replacement claims as a sponsor of commercial mortgage loan securitizations to report KeyBank has no obligation to file quarterly reports. KeyBank’s Central Index Key is 0001089877. With respect to the period from and including July 1, 2011 to and including September 30, 2014, KeyBank does not have any activity to report as required by Rule 15Ga-1 under the Securities Exchange Act of 1934, as amended with respect to repurchase or replacement requests in connection with breaches of representations and warranties made by it as a sponsor of commercial mortgage securitizations.

The information set forth under “—KeyBank National Association” has been provided by KeyBank.

Pillar Funding LLC

General

Pillar Funding LLC (“PF”) is a sponsor of, and a seller of certain mortgage loans (the “PF Mortgage Loans”) into, the securitization described in this free writing prospectus. PF is a limited liability company organized under the laws of the State of Delaware and an affiliate of Guggenheim Partners, LLC (“Guggenheim Partners”). Guggenheim Partners is a limited liability company organized under the laws of the State of Delaware and is a privately held, diversified financial services company. The primary offices of PF are located at 330 Madison Avenue, 8th Floor, New York, New York 10017.

Deutsche Bank AG, Cayman Islands Branch (an affiliate of the Depositor, German American Capital Corporation, a Sponsor and a Mortgage Loan Seller and Deutsche Bank Securities Inc., an Underwriter) provides these various repurchase facilities to affiliates of PF (the “PF Financing Affiliates”) through various repurchase facilities. Some or all of the PF Mortgage Loans are (or are expected to be prior to the Closing Date) subject to those repurchase facilities. If such is the case at the time the Certificates are issued, then PF will use the proceeds from its sale of the PF Mortgage Loans to the Depositor to, among other things, reacquire such PF Mortgage Loans from the related PF Financing Affiliate, and the related PF Financing Affiliate will, in turn, use the funds that it receives from PF to, among other things, reacquire the warehoused PF Mortgage Loans from the repurchase agreement counterparties free and clear of any liens. As of November 12, 2014, Deutsche Bank AG, Cayman Islands Branch is the repurchase agreement counterparty with respect to four (4) of the PF Mortgage Loans, representing approximately 2.7% of the Initial Outstanding Pool Balance.

PF’s Loan Origination and Acquisition History

PF, through its affiliate Pillar Multifamily, LLC (“PMF”), originates, and acquires from unaffiliated third party originators, commercial, multifamily and manufactured housing community mortgage loans throughout the United States. The following tables set forth information with respect to originations and acquisitions of fixed rate and floating rate commercial, multifamily and manufactured housing community mortgage loans by PF as of 2014.

Originations and Acquisitions of Fixed Rate Multifamily,
Manufactured Housing Community and Commercial Mortgage Loans
	2014
	No. of Loans	Approximate Aggregate Principal Balance of Loans at Origination or Purchase
Originations/Acquisitions	18	$190,280,000

In connection with this commercial mortgage securitization transaction, PF will transfer the PF Mortgage Loans to the depositor, who will then transfer the PF Mortgage Loans to the issuing entity for this securitization. In return for the transfer by the depositor to the issuing entity of the PF Mortgage Loans (together with the other mortgage loans being securitized), the issuing entity will issue commercial mortgage pass-through certificates that are, in whole or in part, backed by, and supported by the cash flows generated by, the mortgage loans being securitized. In coordination with underwriters or initial purchasers and the depositor, PF will work with rating agencies, the other loan sellers, servicers and investors and will participate in structuring the securitization transaction to maximize the overall value and capital structure, taking into account numerous factors, including without limitation geographic and property type diversity and rating agency criteria.

Pursuant to a Mortgage Loan Purchase Agreement, PF will make certain representations and warranties, subject to certain exceptions set forth therein, and undertake certain loan document delivery requirements with respect to the PF Mortgage Loans; and, in the event of an uncured material breach of any such representation and warranty or an uncured material document defect or omission, PF will generally be obligated to repurchase or replace the affected mortgage loan or, in some cases, pay an amount estimated to cover the approximate loss associated with such breach, defect or omission. We cannot assure you that PF will repurchase or replace, or to make an estimated loss reimbursement payment with respect to, a defective mortgage loan, and no affiliate of PF will be responsible for doing so if PF fails with respect to its obligations.

PF does not act as a servicer of the commercial, multifamily and manufactured housing community mortgage loans that PF originates or acquires and will not act as servicer in this commercial mortgage securitization transaction. Instead, PF sells the right to be appointed servicer of its securitized loans to unaffiliated third party servicers and utilizes unaffiliated third party servicers as interim servicers.

Review of PF Mortgage Loans

Overview. PF has conducted a review of the PF Mortgage Loans in connection with the securitization described in this free writing prospectus. The review of the PF Mortgage Loans was performed by a team comprised of real estate and securitization professionals (the “PF Review Team”). The review procedures described below were employed with respect to all of the PF Mortgage Loans, except that certain review procedures may only be relevant to the large loan disclosures, if any, in this free writing prospectus. No sampling procedures were used in the review process.

Database. Members of the PF Review Team maintain a database of loan-level and property-level information, and prepared an asset summary report, relating to each PF Mortgage Loan. The database and the respective asset summary reports were compiled from, among other sources, the related mortgage loan documents, appraisals, environmental assessment reports, property condition reports, seismic studies, zoning reports, insurance review summaries, borrower-supplied information (including, but not limited to, rent rolls, leases, operating statements and budgets) and information collected by the PF Review Team during the underwriting process. After origination of each PF Mortgage Loan, the PF Review Team updated the information in the database and the related asset summary report with respect to such PF Mortgage Loan based on updates provided by the related servicer relating to loan payment status and escrows, updated operating statements, rent rolls and leasing activity, and information otherwise brought to the attention of the PF Review Team.

A data tape (the “PF Data Tape”) containing detailed information regarding each PF Mortgage Loan was created from the information in the database referred to in the prior paragraph. The PF Data Tape was used to provide the numerical information regarding the PF Mortgage Loans in this free writing prospectus.

Data Validation and Recalculation. PF engaged a third party accounting firm to perform certain data validation and recalculation procedures designed by PF, relating to information in this free writing prospectus regarding the PF Mortgage Loans. These procedures included:

●	comparing the information in the PF Data Tape against various source documents provided by PF that are described under “—Review of PF Mortgage Loans—Database” above;

●	comparing numerical information regarding the PF Mortgage Loans and the related Mortgaged Properties disclosed in this free writing prospectus against the PF Data Tape; and

●	recalculating certain percentages, ratios and other formulae relating to the PF Mortgage Loans disclosed in this free writing prospectus.

Legal Review. The PF Review Team engaged various law firms to conduct certain legal reviews of the PF Mortgage Loans for disclosure in this free writing prospectus. In anticipation of the securitization of each PF Mortgage Loan, PF’s origination counsel prepared a due diligence questionnaire that sets forth salient loan terms. In addition, such origination counsel for each PF Mortgage Loan reviewed PF’s representations and warranties set forth on Annex F to this free writing prospectus and, if applicable, identified exceptions to those representations and warranties.

Legal counsel was also engaged in connection with this securitization to assist in the review of the PF Mortgage Loans. Such assistance included, among other things, (i) a review of PF’s asset summary report, and its origination counsel’s due diligence questionnaire, for each PF Mortgage Loan, (ii) a review of the representations and warranties and exception reports referred to above relating to the PF Mortgage Loans prepared by origination counsel, and (iii) the review of select provisions in certain loan documents with respect to certain of the PF Mortgage Loans.

Other Review Procedures. With respect to any material pending litigation on the underlying mortgaged properties of which PF was aware at the origination of any PF Mortgage Loan, the PF Review Team requested updates from the related borrower, origination counsel and/or borrower’s litigation counsel. PF conducted a search with respect to each borrower under the related PF Mortgage Loan to determine whether it filed for bankruptcy. If the PF Review Team became aware of a significant natural disaster in the vicinity of the Mortgaged Property securing any PF Mortgage Loan, the PF Review Team obtained information on the status of the Mortgaged Property from the related borrower to confirm no material damage to the Mortgaged Property.

The PF Review Team, with the assistance of counsel engaged in connection with this securitization, also reviewed the PF Mortgage Loans to determine whether any PF Mortgage Loan materially deviated from the underwriting guidelines set forth under “—PF’s Underwriting Standards” below. See “—PF’s Underwriting Standards—Exceptions” below.

Findings and Conclusions. Based on the foregoing review procedures, the PF Review Team determined that the disclosure regarding the PF Mortgage Loans in this free writing prospectus is accurate in all material respects. The PF Review Team also determined that the PF Mortgage Loans were originated substantially in accordance with PF’s origination procedures and underwriting criteria, except as described under “—PF’s Underwriting Standards—Exceptions” below. PF attributes to itself all findings and conclusions resulting from the foregoing review procedures.

PF’s Underwriting Standards

Each of the PF Mortgage Loans was originated by PMF, an affiliate of PF. Set forth below is a discussion of certain general underwriting guidelines and processes with respect to commercial, multifamily and manufactured housing community mortgage loans originated by PF.

Notwithstanding the discussion below, given the unique nature of commercial, multifamily and manufactured housing community mortgaged properties, the underwriting and origination procedures and the credit analysis with respect to any particular commercial, multifamily or manufactured housing community mortgage loan may significantly differ from one asset to another, and will be driven by circumstances particular to that property, including, among others, its type, current use, size, location, market conditions, reserve requirements and additional collateral, tenants and leases, borrower identity, sponsorship, performance history and/or other factors. Consequently, we cannot assure you that the underwriting of any particular commercial, multifamily or manufactured housing community mortgage loan originated or acquired by PF will conform to the general guidelines and processes described below. For important information about the circumstances that have affected the underwriting of particular PF Mortgage Loans, see “—PF’s Underwriting Standards—Exceptions” below and “Annex G—Exceptions to Mortgage Loan Seller Representations and Warranties” in this free writing prospectus.

Loan Analysis. Generally both a credit analysis and a collateral analysis are conducted with respect to each commercial, multifamily and manufactured housing community mortgage loan. The credit analysis of the borrower generally includes a review of third party credit reports or judgment, lien, bankruptcy and pending litigation searches. The collateral analysis generally includes a review of, in each case to the extent available and applicable, the historical property operating statements, rent rolls and certain significant tenant leases. The credit underwriting also generally includes a review of third party appraisals, as well as environmental reports, engineering assessments and seismic reports, if applicable and obtained. Generally, PF also conducts or causes a third party to conduct a site inspection to ascertain the overall quality, functionality and competitiveness of the property, including its neighborhood and market, accessibility and visibility, and to assess the tenancy of the property. The submarket in which the property is located is assessed to evaluate competitive or comparable properties as well as market trends.

Loan Approval. Prior to commitment, each commercial, multifamily and manufactured housing community mortgage loan to be originated or acquired must be approved by a loan committee that includes senior personnel from PF and PMF. The committee may approve a mortgage loan as recommended, request additional due diligence, modify the loan terms or decline a loan transaction.

Debt Service Coverage Ratio and Loan-to-Value Ratio. The underwriting includes a calculation of the debt service coverage ratio and loan-to-value ratio. PF’s underwriting standards generally require, without regard to any other debt, a debt service coverage ratio of not less than 1.20x and a loan-to-value ratio of not more than 75.0%.

A debt service coverage ratio will generally be calculated based on the underwritten net cash flow from the property in question as determined by PF and payments on the loan based on actual (or, in some cases, assumed) principal and/or interest due on the loan. However, underwritten net cash flow is often a highly subjective number based on a variety of assumptions regarding, and adjustments to, revenues and expenses with respect to the related real property collateral. For example, when calculating the debt service coverage ratio for a commercial, multifamily or manufactured housing community mortgage loan, annual net cash flow that was calculated based on assumptions regarding projected future rental income, expenses and/or occupancy may be utilized. There is no assurance that the foregoing assumptions made with respect to any prospective commercial, multifamily or manufactured housing community mortgage loan will, in fact, be consistent with actual property performance. Such underwritten net cash flow may be higher than historical net cash flow reflected in recent financial statements. Additionally, certain mortgage loans may provide for only interest payments prior to maturity, or for an interest-only period during a portion of the term of the mortgage loan.

A loan-to-value ratio, in general, is the ratio, expressed as a percentage, of the then-outstanding principal balance of the mortgage loan divided by the estimated value of the related property based on an appraisal.

Additional Debt. Certain mortgage loans may have or permit in the future certain subordinate debt, whether secured or unsecured, and/or mezzanine debt. It is possible that PF or an affiliate may be the lender on that subordinate debt and/or mezzanine debt.

The debt service coverage ratios described above will be lower based on the inclusion of the payments related to such additional debt and the loan-to-value ratios described above will be higher based on the inclusion of the amount of any such subordinate debt and/or mezzanine debt.

Assessments of Property Condition. As part of the underwriting process, the property assessments and reports described below will typically be obtained:

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Appraisals. Independent appraisals or an update of an independent appraisal will generally be required in connection with the origination or acquisition of each mortgage loan that meets the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation, or the guidelines in Title XI of the Financial Institutions Reform, Recovery and Enforcement Act of 1989. In some cases, however, the value of the subject real property collateral may be established based on a cash flow analysis, a recent sales price or another method or benchmark of valuation.

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Environmental Assessment. In most cases, a Phase I environmental assessment will be required with respect to the real property collateral for a prospective commercial, multifamily or manufactured housing community mortgage loan. However, when circumstances warrant, an update of a prior environmental assessment, a transaction screen or a desktop review may be utilized. Alternatively, in limited circumstances, an environmental assessment may not be required, such as when the benefits of an environmental insurance policy or an environmental guarantee have been obtained. It should be noted that an environmental assessment conducted at any particular real property collateral will not necessarily cover all potential environmental issues. For example, an analysis for radon, lead-based paint, mold and lead in drinking water will usually be conducted only at multifamily rental properties and only if it is believed that such an analysis is warranted under the circumstances. Depending on the findings of the initial environmental assessment, any of the following may be required: additional environmental testing, such as a Phase II environmental assessment with respect to the subject real property collateral; an environmental insurance policy; that the borrower conduct remediation activities or establish an operations and maintenance plan; and/or a guaranty or reserve with respect to environmental matters.

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Engineering Assessment. In connection with the origination/acquisition process, in most cases, it will be required that an engineering firm inspect the real property collateral for any prospective commercial, multifamily or manufactured housing community mortgage loan to assess the structure, exterior walls, roofing, interior structure and/or mechanical and electrical systems. Based on the resulting report, the appropriate response will be determined to any recommended repairs, corrections or replacements and any identified deferred maintenance.

●	Seismic Report. Generally, a seismic report is required for all properties located in seismic zones 3 or 4.

Title Insurance. The borrower is required to provide a title insurance policy for each property. The title insurance policies provided typically must meet the following requirements: (i) written by a title insurer licensed to do business in the jurisdiction where the mortgaged property is located, (ii) in an amount at least equal to the original principal balance of the mortgage loan, (iii) protection and benefits run to the mortgagee and its successors and assigns, (iv) written on an American Land Title Association form or equivalent policy promulgated in the jurisdiction where the mortgaged property is located and (v) if a survey was prepared, the legal description of the mortgaged property in the title policy conforms to that shown on the survey.

Casualty Insurance. Except in certain instances where sole or significant tenants (which may include ground tenants) are required to obtain insurance or may self-insure, PF typically requires that the related mortgaged property be insured by a hazard insurance policy with a customary deductible and in an amount at least equal to the lesser of the outstanding principal balance of the mortgage loan and 100% of the full insurable replacement cost of the improvements located on the property. If applicable, the policy must contain appropriate endorsements to avoid the application of coinsurance and not permit reduction in insurance proceeds for depreciation, except that the policy may permit a deduction for depreciation in connection with a cash settlement after a casualty if the insurance proceeds are not being applied to rebuild or repair the damaged improvements.

Flood insurance, if available, must be in effect for any mortgaged property that at the time of origination or acquisition included material improvements in any area identified in the Federal Register by the Federal Emergency Management Agency a special flood hazard area. The flood insurance policy must meet the requirements of the then-current guidelines of the Federal Insurance Administration, be provided by a generally acceptable insurance carrier and be in an amount representing coverage not less than the least of (i) the outstanding principal balance of the mortgage loan, (ii) the full insurable value of the property or, in cases where only a portion of the property is in the flood zone, the full insurable value of the portion of the property contained therein, and (iii) the maximum amount of insurance available under the National Flood Insurance Program Act of 1968, except in some cases where self-insurance was permitted.

The standard form of hazard insurance policy typically covers physical damage or destruction of the improvements on the mortgaged property caused by fire, lightning, explosion, smoke, windstorm and hail, riot or strike and civil commotion. The policies may contain some conditions and exclusions to coverage, including exclusions related to acts of terrorism. Generally, each of the mortgage loans requires that the related property have coverage for terrorism or terrorist acts, if such coverage is available at commercially reasonable rates. In all (or almost all) cases, there is a cap on the amount that the related borrower will be required to expend on terrorism insurance.

Each mortgage instrument typically also requires the borrower to maintain comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the property in an amount customarily required by institutional lenders.

Each mortgage instrument typically further requires the related borrower to maintain business interruption or rent loss insurance in an amount not less than 100% of the projected rental income from the related property for not less than twelve months.

Although properties are typically not insured for earthquake risk, a borrower will be required to obtain earthquake insurance if the property has material improvements and the seismic report indicates that the PML or SEL is greater than 20%.

Zoning and Building Code Compliance. In connection with the origination or acquisition of a commercial, multifamily or manufactured housing community mortgage loan, PF will generally examine whether the use and occupancy of the related real property collateral is in material compliance with zoning, land-use, building rules, regulations and orders then applicable to that property. Evidence of this compliance may be in the form of one or more of the following: legal opinions, surveys, recorded documents, temporary or permanent certificates of occupancy, letters from government officials or agencies, title insurance endorsements, engineering or consulting reports, zoning reports and/or representations by the related borrower.

In some cases, a mortgaged property may constitute a legal non-conforming use or structure. In such cases, PF may require an endorsement to the title insurance policy or the acquisition of law and ordinance insurance with respect to the particular non conformity unless it determines that: (i) the non-conformity should not have a material adverse effect on the ability of the borrower to rebuild; or (ii) if the improvements are rebuilt in accordance with currently applicable law, the value and performance of the property would be acceptable; or (iii) any major casualty that would prevent rebuilding has a sufficiently remote likelihood of occurring; or (iv) a cash reserve, a letter of credit or an agreement from a principal of the borrower is provided to cover losses.

If a material violation exists with respect to a mortgaged property, PF may require the borrower to remediate such violation and, subject to the discussion under “—PF’s Underwriting Standards—Escrow Requirements” below, to establish a reserve to cover the cost of such remediation, unless a cash reserve, a letter of credit or an agreement from a principal of the borrower is provided to cover losses.

Escrow Requirements. Based on PF’s analysis of the real property collateral, the borrower and the principals of the borrower, a borrower under a commercial, multifamily or manufactured housing community mortgage loan may be required to fund various escrows for taxes, insurance, replacement reserves, tenant improvements/leasing commissions, deferred maintenance and/or environmental remediation. A case-by-case analysis will be conducted to determine the need for a particular escrow or reserve. Consequently, the aforementioned escrows and reserves are not established for every commercial, multifamily and manufactured housing community mortgage loan. Furthermore, PF may accept an alternative to a cash escrow or reserve from a borrower, such as a letter of credit or a guarantee from the borrower or an affiliate of the borrower or periodic evidence that the items for which the escrow or reserve would have been established are being paid or addressed. In some cases, PF may determine that establishing an escrow or reserve is not warranted given the amounts that would be involved and PF’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the subject expense or cost absent creation of an escrow or reserve. In some cases, PF may determine that establishing an escrow or reserve is not warranted because a tenant or other third party has agreed to pay the subject cost or expense for which the escrow or reserve would otherwise have been established.

Generally, subject to the discussion in the prior paragraph, the required escrows for commercial, multifamily and manufactured housing community mortgage loans originated or acquired by PF are as follows:

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Taxes—Monthly escrow deposits equal to 1/12th of the annual property taxes (based on the most recent property assessment and the current millage rate) are typically required to satisfy real estate taxes and assessments, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional property sponsor or high net worth individual property sponsor, or (ii) if and to the extent that a sole or major tenant (which may include a ground tenant) at the related mortgaged property is required to pay taxes directly.

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Insurance—Monthly escrow deposits equal to 1/12th of the annual property insurance premium are typically required to pay insurance premiums, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if there is an institutional property sponsor or high net worth individual property sponsor, (ii) if the related borrower maintains a blanket insurance policy, or (iii) if and to the extent that a sole or major tenant (which may include a ground tenant) at the related mortgaged property is obligated to maintain the insurance or is permitted to self-insure.

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Replacement Reserves—Replacement reserves are generally calculated in accordance with the expected useful life of the components of the property during the term of the mortgage loan. Annual replacement reserves are generally underwritten to the suggested replacement reserve amount from an independent, third-party property condition or engineering report, or to certain minimum requirements by property type, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if a tenant (which may include a ground tenant) at the related mortgaged property or other third party is responsible for all repairs and maintenance, or (ii) if PF determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and PFs evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of repairs and maintenance absent creation of an escrow or reserve.

●
Tenant Improvements / Leasing Commissions—In the case of retail, office and industrial properties, a tenant improvements / leasing commissions reserve may be required to be funded either at loan origination and/or during the related mortgage loan term to cover certain anticipated leasing commissions or tenant improvement costs which might be associated with re-leasing the space occupied by significant tenants, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the related tenant’s lease extends beyond the loan term, (ii) if the rent for the space in question is considered below market, or (iii) if PF determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and PF’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the anticipated leasing commissions or tenant improvement costs absent creation of an escrow or reserve.

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Deferred Maintenance—A deferred maintenance reserve may be required to be funded at loan origination or acquisition in an amount typically equal to 100% to 125% of the estimated cost of material immediate repairs or replacements identified in the property condition or engineering report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee to complete the immediate repairs in a specified amount of time, (ii) if the deferred maintenance amount does not materially impact the function, performance or value of the property, (iii) if a tenant (which may include a ground tenant) at the related mortgaged property or other third party is responsible for the repairs, or (iv) if PF determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and PF’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of repairs absent creation of an escrow or reserve.

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Environmental Remediation—An environmental remediation reserve may be required at loan origination or acquisition in an amount equal to 100% to 125% of the estimated remediation cost identified in the environmental report, except that such escrows are not required in certain circumstances, including, but not limited to, (i) if the sponsor of the borrower delivers a guarantee agreeing to take responsibility and pay for the identified environmental issues, (ii) if environmental insurance is obtained or already in place, (iii) if a third party unrelated to the borrower is identified as the responsible party or (iv) if PF determines that establishing an escrow or reserve is not warranted given the amounts that would be involved and PF’s evaluation of the ability of the property, the borrower or a holder of direct or indirect ownership interests in the borrower to bear the cost of remediation absent creation of an escrow or reserve.

For a description of the escrows collected with respect to the PF Mortgage Loans, see Annex A-1 to this free writing prospectus.

Exceptions

The PF Mortgage Loans were originated in accordance with the underwriting standards set forth above.

Compliance with Rule 15Ga-1 under the Exchange Act

PF has no prior history as a securitizer and therefore has not filed a Form ABS-15G. PF has no demand, repurchase or replacement history to report as required by Rule 15Ga-1.

THE DEPOSITOR

The Depositor is Deutsche Mortgage & Asset Receiving Corporation (the “Depositor”). The Depositor is a special purpose corporation incorporated in the State of Delaware on March 22, 1996, for the purpose of engaging in the business, among other things, of acquiring and depositing mortgage loans in trust in exchange for certificates evidencing interest in such trusts and selling or otherwise distributing such certificates. The principal executive offices of the Depositor are located at 60 Wall Street, New York, New York 10005. The telephone number is (212) 250-2500. The Depositor’s capitalization is nominal. All of the shares of capital stock of the Depositor are held by DB U.S. Financial Markets Holding Corporation.

During the eight years ending September 30, 2014, the Depositor has acted as depositor with respect to public and private conduit or combined conduit/large loan commercial mortgage securitization transactions in an aggregate amount of approximately $88.680 billion.

The Depositor does not have, nor is it expected in the future to have, any significant assets and is not engaged in activities unrelated to the securitization of mortgage loans. The Depositor will not have any business operations other than securitizing mortgage loans and related activities.

The Depositor has minimal ongoing duties with respect to the Certificates and the Mortgage Loans. The Depositor’s duties pursuant to the Pooling and Servicing Agreement include, without limitation, the duty (i) to appoint a successor Trustee in the event of the resignation or removal of the Trustee, (ii) to provide information in its possession to the Certificate Administrator to the extent necessary to perform REMIC tax administration and to prepare disclosure required under the Exchange Act, (iii) to indemnify the Trustee, the Certificate Administrator and the Operating Advisor against certain expenses and liabilities resulting from the Depositor’s willful misconduct, bad faith, fraud or negligence, and (iv) to sign any distribution report on Form 10-D and current report on Form 8-K and annual report on Form 10-K, including the required certification therein under the Sarbanes-Oxley Act, required to be filed by the Trust and review filings pursuant to the Exchange Act, prepared by the Certificate Administrator on behalf of the Trust. The Depositor is required under that certain Underwriting Agreement between the Depositor, Deutsche Bank Securities Inc., UBS Securities LLC, Cantor Fitzgerald & Co., Jefferies LLC, KeyBanc Capital Markets Inc. and Guggenheim Securities, LLC (collectively, the “Underwriters”), and German American Capital Corporation, to indemnify the Underwriters for certain securities law liabilities.

See “Certain Relationships and Related Transactions” in this free writing prospectus for a discussion with respect to the Depositor and certain affiliations, relationships and related transactions with other transaction parties.

THE ISSUING ENTITY

The issuing entity for the certificates will be COMM 2014-UBS6 Mortgage Trust (the “Issuing Entity”). The Issuing Entity is a New York common law trust that will be formed on the settlement date set for the offered certificates (the “Closing Date”) pursuant to the Pooling and Servicing Agreement. The only activities that the Issuing Entity may perform are those set forth in the Pooling and Servicing Agreement, which are generally limited to owning and administering the Mortgage Loans and any REO property, disposing of defaulted Mortgage Loans and REO property, issuing the Certificates, making distributions, providing reports to certificateholders and the other activities described in this free writing prospectus. Accordingly, the Issuing Entity may not issue securities other than the Certificates, or invest in securities, other than investing funds in the collection account and other accounts maintained under the Pooling and Servicing Agreement in certain short-term high-quality investments. The Issuing Entity may not lend or borrow money, except that the Master Servicer and/or the Trustee, if applicable, may make advances to the Issuing Entity only to the extent that such party deems such advances to be recoverable from the related Mortgage Loan. These advances are intended to provide liquidity, rather than credit support. The Pooling and Servicing Agreement may be amended as set forth in this free writing prospectus under “The Pooling and Servicing Agreement—Amendment.” The Issuing Entity administers the Mortgage Loans through the Trustee, the Certificate Administrator, the Operating Advisor, the Master Servicer and the Special Servicer. A discussion of the duties of the Trustee, the Certificate Administrator, the Operating

Advisor, the Master Servicer and the Special Servicer, including any discretionary activities performed by each of them, is set forth in this free writing prospectus under “The Trustee,” “The Certificate Administrator,” “The Operating Advisor,” “The Servicers—The Master Servicer and the Special Servicer” and “The Pooling and Servicing Agreement.”

The only assets of the Issuing Entity other than the Mortgage Loans and any REO Properties are the Collection Account and other accounts maintained pursuant to the Pooling and Servicing Agreement and the short-term investments in which funds in the Collection Account and other accounts are invested. The Issuing Entity has no present liabilities, but has potential liability relating to the two REMIC elections, its ownership of the Mortgage Loans and any REO Properties, and the indemnity obligations to the Trustee, the Certificate Administrator, the Operating Advisor, the Master Servicer and the Special Servicer. The fiscal year of the Issuing Entity is the calendar year. The Issuing Entity has no executive officers or a Board of Directors. It acts through the Trustee, the Certificate Administrator, the Operating Advisor, the Master Servicer and the Special Servicer.

The Depositor is contributing the Mortgage Loans to the Issuing Entity. The Depositor is purchasing the Mortgage Loans from the Mortgage Loan Sellers, as described in this free writing prospectus under “Description of the Mortgage Pool—Sale of the Mortgage Loans.”

Since the Issuing Entity is a common law trust, it may not be eligible for relief under Title 11 of the United States Code, as amended (the “Bankruptcy Code”), unless it can be characterized as a “business trust” for purposes of the Bankruptcy Code. Bankruptcy courts look at various considerations in making this determination, so it is not possible to predict with any certainty whether or not the Issuing Entity would be characterized as a “business trust.” The Depositor has been formed to be a special purpose bankruptcy remote entity. In connection with the sale of the Mortgage Loans from a Mortgage Loan Seller to the Depositor and from the Depositor to the Issuing Entity, legal opinions are required to be rendered generally to the effect that:

(i)     Either (A) if such Mortgage Loan Seller were to become a debtor in a case under the Bankruptcy Code, a federal bankruptcy court, which acted reasonably and correctly applied the law to the facts as set forth in such legal opinion after full consideration of all relevant factors, would hold that (i) the Mortgage Loans and payments thereunder and proceeds thereof are not property of the estate of such Mortgage Loan Seller under Bankruptcy Code section 541 and (ii) the automatic stay arising pursuant to Bankruptcy Code section 362 upon the commencement of a bankruptcy case involving such Mortgage Loan Seller is not applicable to payments on the Certificates or, if applicable, (B) if the Federal Deposit Insurance Corporation (the “FDIC”) were to be appointed receiver or conservator for such Mortgage Loan Seller pursuant to the Federal Deposit Insurance Act, as amended, a court after full consideration of all relevant factors would hold that the Mortgage Loans and payments thereunder and proceeds thereof are not subject to repudiation, reclamation, recovery, or recharacterization by the FDIC.

(ii)    If the Depositor were to become a debtor in a case under the Bankruptcy Code, a federal bankruptcy court, which acted reasonably and correctly applied the law to the facts as set forth in such legal opinion after full consideration of all relevant factors, would hold (i) the Mortgage Loans, and payments thereunder and proceeds thereof are not property of the estate of the Depositor under Bankruptcy Code section 541 and (ii) the automatic stay arising pursuant to Bankruptcy Code section 362 upon the commencement of a bankruptcy case of the Depositor is not applicable to payments on the Certificates.

Such legal opinions are based on numerous assumptions, and there can be no assurance that all of such assumed facts are true, or will continue to be true. Moreover, there can be no assurance that a court would rule as anticipated in the foregoing legal opinions. Accordingly, although the Depositor has been structured as a bankruptcy remote entity, and the transfer of the Mortgage Loans from each Mortgage Loan Seller to the Depositor and from the Depositor to the Issuing Entity has been structured as a sale, there can be no assurance that the Depositor will not be subject to a bankruptcy proceeding or that the sale of the Mortgage Loans will not be recharacterized as a pledge, with the result that the

Depositor or Issuing Entity is deemed to be a creditor of the related Mortgage Loan Seller rather than an owner of the Mortgage Loans. See “Risk Factors—Risks Related to the Mortgage Loans—The Sellers of the Mortgage Loans Are Subject to Bankruptcy or Insolvency Laws That May Affect the Issuing Entity’s Ownership of the Mortgage Loans” in this free writing prospectus.

THE SERVICERS

Generally

The Pooling and Servicing Agreement provides for the appointment of both a Master Servicer and a Special Servicer. Each of the Master Servicer and the Special Servicer will be required to service and administer the Mortgage Loans (other than the Non-Serviced Mortgage Loans) and each Serviced Loan Combination for which it is responsible as described under “The Pooling and Servicing Agreement—Servicing of the Mortgage Loans and Serviced Loan Combinations; Collection of Payments.” The Pooling and Servicing Agreement requires the Master Servicer or the Special Servicer, as applicable, to make reasonable efforts to collect all payments called for under the terms of the Mortgage Loans (other than any Non-Serviced Mortgage Loan) and Serviced Loan Combination to the extent such procedures are consistent with the Servicing Standard.

The Master Servicer and the Special Servicer are permitted, at their own expense, to employ subservicers, agents or attorneys in performing any of their respective obligations under the Pooling and Servicing Agreement. However, despite any such delegation, the Master Servicer and the Special Servicer will remain liable for their respective obligations. Furthermore, each of the Master Servicer and the Special Servicer will be responsible for the acts and omissions of their subservicers, agents or attorneys. Notwithstanding the foregoing, the Special Servicer is generally prohibited from delegating all of its obligations under the Pooling and Servicing Agreement to third parties.

The Master Servicer

KeyBank National Association (“KeyBank”), a national banking association, will act as the master servicer for all the Mortgage Loans and the Serviced Companion Loans (in such capacity, the “Master Servicer”). KeyBank is a wholly-owned subsidiary of KeyCorp (NYSE: KEY), an Ohio corporation. KeyBank maintains a servicing office at 11501 Outlook Street, Suite 300, Overland Park, Kansas 66211. KeyBank is not an affiliate of the Issuing Entity, the Depositor, any Mortgage Loan Seller, the Certificate Administrator, the Operating Advisor, the Special Servicer or the Trustee.

KeyBank has been engaged in the servicing of commercial mortgage loans since 1995 and commercial mortgage loans originated for securitization since 1998. The following table sets forth information about KeyBank’s portfolio of master or primary serviced commercial mortgage loans as of the dates indicated.

Loans	As of 12/31/2011	As of 12/31/2012	As of 12/31/2013	As of 9/30/2014

By Approximate Number	11,970	10,972	16,716	16,802

By Approximate Aggregate Principal Balance (in billions)	$107.5	$101.6	$170.1	$167.9

Within this servicing portfolio are, as of September 30, 2014, approximately 9,584 loans with a total principal balance of approximately $134.2 billion that are included in approximately 285 commercial mortgage-backed securitization transactions.

KeyBank’s servicing portfolio includes mortgage loans secured by multifamily, office, retail, hospitality and other types of income-producing properties that are located throughout the United States. KeyBank also services newly-originated commercial mortgage loans and mortgage loans acquired in the secondary market for issuers of commercial and multifamily mortgage-backed securities, financial institutions and a variety of investors and other third parties. Based on the aggregate outstanding principal balance of loans being serviced as of June 30, 2014, the Mortgage Bankers Association of America ranked KeyBank the third largest commercial mortgage loan servicer for loans related to commercial mortgage-backed securities in terms of total master and primary servicing volume.

KeyBank is approved as the master servicer, primary servicer, and special servicer for commercial mortgage-backed securities rated by Moody’s, S&P, Fitch, and Morningstar Credit Ratings, LLC (“Morningstar”). Moody’s does not assign specific ratings to servicers. KeyBank is on S&P’s Select Servicer list as a U.S. Commercial Mortgage Master Servicer and as a U.S. Commercial Mortgage Special Servicer, and S&P has assigned to KeyBank the rating of “Strong” as a master servicer, primary servicer, and special servicer. Fitch has assigned to KeyBank the ratings of “CMS1” as a master servicer, “CPS2” as a primary servicer, and “CSS2+” as a special servicer. Morningstar has assigned to KeyBank the rankings of “MOR CS1” as master servicer, “MOR CS1” as primary servicer, and “MOR CS1” as special servicer. S&P’s, Fitch’s, and Morningstar’s ratings of a servicer are based on an examination of many factors, including the servicer’s financial condition, management team, organizational structure and operating history.

KeyBank’s servicing system utilizes a mortgage servicing technology platform with multiple capabilities and reporting functions. This platform allows KeyBank to process mortgage servicing activities including: (i) performing account maintenance; (ii) tracking borrower communications; (iii) tracking real estate tax escrows and payments, insurance escrows and payments, replacement reserve escrows and operating statement data and rent rolls; (iv) entering and updating transaction data; and (v) generating various reports. KeyBank generally uses the CREFC® format to report to trustees of commercial mortgage-backed securities (CMBS) transactions and maintains a website (www.keybank.com/Key2CRE) that provides access to reports and other information to investors in CMBS transactions for which KeyBank is the servicer.

KeyBank maintains the accounts it uses in connection with servicing commercial loans. The following table sets forth the ratings assigned to KeyBank’s long-term deposits and short-term deposits.

	S&P	Fitch	Moody’s

Long-Term Deposits	A-	A-	A3

Short-Term Deposits	A-2	F1	P-2

KeyBank believes that its financial condition will not have any material adverse effect on the performance of its duties under the pooling and servicing agreement and, accordingly, will not have any material adverse impact on the performance of the underlying Mortgage Loans or the performance of the Certificates.

KeyBank has developed policies, procedures and controls for the performance of its master servicing obligations in compliance with applicable servicing agreements, servicing standards and the servicing criteria set forth in Item 1122 of Regulation AB under the Securities Act (“Regulation AB”). These policies, procedures and controls include, among other things, procedures to (i) notify borrowers of payment delinquencies and other loan defaults, (ii) work with borrowers to facilitate collections and performance prior to the occurrence of a servicing transfer event, (iii) if a servicing transfer event occurs as a result of a delinquency, loss, bankruptcy or other loan default, transfer the subject loan to the special servicer, and (iv) manage delinquent loans and loans subject to the bankruptcy of the borrower.

KeyBank’s servicing policies and procedures for the servicing functions it will perform under the Pooling and Servicing Agreement for assets of the same type included in this securitization transaction are updated periodically to keep pace with the changes in the CMBS industry. For example, KeyBank has, in response to changes in federal or state law or investor requirements, (i) made changes in its insurance monitoring and risk-management functions as a result of the Terrorism Risk Insurance Act of 2002 and (ii) established a website where investors and mortgage loan borrowers can access information regarding their investments and mortgage loans. Otherwise, KeyBank’s servicing policies and procedures have been generally consistent for the last three years in all material respects.

KeyBank is, as the Master Servicer, generally responsible for the master servicing and primary servicing functions with respect to the underlying Mortgage Loans. KeyBank, as the Master Servicer, will be permitted to appoint one or more sub-servicers to perform all or any portion of its servicing functions under the pooling and servicing agreement pursuant to one or more sub-servicing agreements. Additionally, KeyBank may from time to time perform some of its servicing obligations under the pooling and servicing agreement through one or more third-party vendors that provide servicing functions such as tracking and reporting flood zone changes, performing UCC searches, filing UCC financing statements and amendments, appraisals, environmental assessments, property condition assessments, property management, real estate brokerage services and other services necessary in the routine course of acquiring, managing and disposing of any REO property. KeyBank will, in accordance with its internal procedures and applicable law, monitor and review the performance of any third-party vendors retained by it to perform servicing functions.

The manner in which collections on the underlying Mortgage Loans are to be maintained is described under “The Pooling and Servicing Agreement—Accounts” in this free writing prospectus. Generally, all amounts received by KeyBank on the Mortgage Loans are initially deposited into a common clearing account with collections on other commercial loans serviced by KeyBank and are then allocated and transferred to the appropriate account within the time required by the Pooling and Servicing Agreement. Similarly, KeyBank generally transfers any amount that is to be disbursed to a common disbursement account on the day of the disbursement.

KeyBank will not have primary responsibility for custody services of original documents evidencing the Mortgage Loans. KeyBank may from time to time have custody of certain of such documents as necessary for enforcement actions involving particular Mortgage Loans or otherwise. To the extent that KeyBank has custody of any such documents for any such servicing purposes, such documents will be maintained in a manner consistent with the servicing standard under the Pooling and Servicing Agreement.

No securitization transaction involving commercial or multifamily mortgage loans in which KeyBank was acting as master servicer, primary servicer or special servicer has experienced a servicer event of default as a result of any action or inaction of KeyBank as master servicer, primary servicer or special servicer, including as a result of KeyBank’s failure to comply with the applicable servicing criteria in connection with any securitization transaction. KeyBank has made all advances required to be made by it under its servicing agreements for commercial and multifamily mortgage loans.

From time to time KeyBank is a party to lawsuits and other legal proceedings as part of its duties as a loan servicer and otherwise arising in the ordinary course of its business. KeyBank does not believe that any such lawsuits or legal proceedings that are pending at this time would, individually or in the aggregate, have a material adverse effect on its business or its ability to service the Mortgage Loans pursuant to the Pooling and Servicing Agreement. KeyBank is not aware of any lawsuits or legal proceedings, contemplated or pending, by governmental authorities against KeyBank at this time.

Certain duties and obligations of KeyBank as the master servicer, and the provisions of the Pooling and Servicing Agreement are described under “The Pooling and Servicing Agreement—Servicing of the Mortgage Loans and Serviced Loan Combinations; Collection of Payments” in this free writing prospectus. KeyBank’s ability to waive or modify any terms, fees, penalties or payments on the underlying Mortgage Loans and the effect of that ability on the potential cash flows from the underlying

Mortgage Loans are described under “The Pooling and Servicing Agreement—Modifications” in this free writing prospectus.

KeyBank’s obligations as the Master Servicer to make advances, and the interest or other fees charged for those advances and the terms of KeyBank’s recovery of those advances, are described under “The Pooling and Servicing Agreement—Advances” in this free writing prospectus.

Certain terms of the pooling and servicing agreement regarding KeyBank’s removal, replacement, resignation or transfer are described under “The Pooling and Servicing Agreement—Servicer Termination Events” and “—Rights Upon a Servicer Termination Event” in this free writing prospectus. KeyBank’s rights and obligations with respect to indemnification, and certain limitations on KeyBank’s liability under the Pooling and Servicing Agreement, are described under “The Pooling and Servicing Agreement—Certain Matters Regarding the Depositor, the Master Servicer, the Special Servicer and the Operating Advisor” in this free writing prospectus.

The foregoing information under this heading “—The Master Servicer” has been provided by KeyBank.

The Special Servicer

Midland Loan Services, a Division of PNC Bank, National Association, a national banking association (“Midland”), will be the special servicer (the “Special Servicer”) and in such capacity will initially be responsible for the servicing and administration of the Specially Serviced Loans and Serviced REO Properties, and in certain circumstances, will review, evaluate and provide or withhold consent as to certain major decisions and other transactions relating to non-Specially Serviced Loans, pursuant to the Pooling and Servicing Agreement. Midland’s principal servicing office is located at 10851 Mastin Street, Building 82, Suite 300, Overland Park, Kansas 66210.

Midland is a real estate financial services company that provides loan servicing, asset management and technology solutions for large pools of commercial and multifamily real estate assets. Midland is approved as a master servicer, special servicer and primary servicer for investment-grade commercial and multifamily mortgage-backed securities by S&P, Moody’s, Fitch and Morningstar. Midland has received the highest rankings as a master, primary and special servicer of real estate assets under U.S. CMBS transactions from S&P, Fitch and Morningstar. For each category, S&P ranks Midland as “Strong”, Fitch ranks Midland as “1”, and Morningstar ranks Midland as “CS1”. Midland is also a HUD/FHA-approved mortgagee and a Fannie Mae-approved multifamily loan servicer.

Midland has detailed operating procedures across the various servicing functions to maintain compliance with its servicing obligations and the servicing standards under Midland’s servicing agreements, including procedures for managing delinquent and special serviced loans. The policies and procedures are reviewed annually and centrally managed. Furthermore Midland’s disaster recovery plan is reviewed annually.

Midland will not have primary responsibility for custody services of original documents evidencing the mortgage loans. Midland may from time to time have custody of certain of such documents as necessary for enforcement actions involving particular mortgage loans or otherwise. To the extent that Midland has custody of any such documents for any such servicing purposes, such documents will be maintained in a manner consistent with the Servicing Standard.

No securitization transaction involving commercial or multifamily mortgage loans in which Midland was acting as master servicer, primary servicer or special servicer has experienced a servicer termination event as a result of any action or inaction of Midland as master servicer, primary servicer or special servicer, as applicable, including as a result of Midland’s failure to comply with the applicable servicing criteria in connection with any securitization transaction. Midland has made all advances required to be made by it under the servicing agreements on the commercial and multifamily mortgage loans serviced by Midland in securitization transactions.

From time to time Midland is a party to lawsuits and other legal proceedings as part of its duties as a loan servicer (e.g., enforcement of loan obligations) and/or arising in the ordinary course of business. Midland does not believe that any such lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to service loans pursuant to the Pooling and Servicing Agreement.

Midland currently maintains an Internet-based investor reporting system, CMBS Investor Insight®, that contains performance information at the portfolio, loan and property levels on the various commercial mortgage-backed securities transactions that it services. Certificateholders, prospective transferees of the Certificates and other appropriate parties may obtain access to CMBS Investor Insight through Midland’s website at www.pnc.com/midland. Midland may require registration and execution of an access agreement in connection with providing access to CMBS Investor Insight.

As of September 30, 2014, Midland was servicing approximately 30,172 commercial and multifamily mortgage loans with a principal balance of approximately $304 billion. The collateral for such loans is located in all 50 states, the District of Columbia, Puerto Rico, Guam and Canada. Approximately 11,370 of such loans, with a total principal balance of approximately $150 billion, pertain to commercial and multifamily mortgage-backed securities. The related loan pools include multifamily, office, retail, hospitality and other income producing properties. As of September 30, 2014, Midland was named the special servicer in approximately 151 commercial mortgage-backed securities transactions with an aggregate outstanding principal balance of approximately $82 billion. With respect to such transactions as of such date, Midland was administering approximately 108 assets with an outstanding principal balance of approximately $788 million.

Midland has been servicing mortgage loans in CMBS transactions since 1992. The table below contains information on the size of the portfolio of commercial and multifamily mortgage loans in CMBS and other servicing transactions for which Midland has acted as master and/or primary servicer from 2011 to 2013.
	Calendar Year-End (Approximate amounts in billions)
Portfolio Size – Master/Primary	2011	2012	2013
CMBS	$130	$115	$141
Other	$137	$167	$167
Total	$267	$282	$308

Midland has acted as a special servicer for commercial and multifamily mortgage loans in commercial mortgage-backed securities transactions since 1992. The table below contains information on the size of the portfolio of specially serviced commercial and multifamily mortgage loans and owned real estate that have been referred to Midland as special servicer in commercial mortgage-backed securities transaction from 2011 to 2013.
	Calendar Year-End (Approximate amounts in billions)
Portfolio Size – CMBS Special Servicing	2011	2012	2013
Total	$75	$82	$70

Midland may enter into one or more arrangements with the applicable Directing Holder, Holders of Certificates of the Controlling Class, the Controlling Class Representative, a Companion Loan holder or any person with the right to appoint or remove and replace the special servicer to provide for a discount and/or revenue sharing with respect to certain of the special servicer compensation in consideration of, among other things, Midland’s appointment as special servicer under the Pooling and Servicing Agreement and any related intercreditor agreement and limitations on such person’s right to replace the special servicer.

Midland assisted the B-Piece Buyer with due diligence relating to the Mortgage Loans in the Mortgage Pool.

Pursuant to a certain interim servicing agreement between UBSRES and certain of its affiliates, on the one hand, and Midland, on the other hand, Midland acts as interim servicer with respect to certain mortgage loans, including, prior to their inclusion in the issuing entity, certain of the UBSRES Mortgage Loans.

Pursuant to certain interim servicing agreements between GACC and certain of its affiliates, on the one hand, and Midland, on the other hand, Midland acts as interim servicer with respect to certain mortgage loans, including, prior to their inclusion in the Issuing Entity, certain of the GACC Mortgage Loans.

Pursuant to certain interim servicing agreements between CCRE Lending and certain of its affiliates, on the one hand, and Midland, on the other hand, Midland acts as interim servicer with respect to certain mortgage loans, including, prior to their inclusion in the Issuing Entity, certain of the CCRE Mortgage Loans.

The foregoing information regarding Midland under this heading “—The Special Servicer” has been provided by Midland.

The Special Servicer will be required to pay all expenses incurred in connection with its responsibilities under the Pooling and Servicing Agreement (subject to reimbursement as described in this free writing prospectus).

The Special Servicer may resign under the Pooling and Servicing Agreement as described under “The Pooling and Servicing Agreement—Certain Matters Regarding the Depositor, the Master Servicer, the Special Servicer and the Operating Advisor” in this free writing prospectus.

Replacement of the Special Servicer

The Special Servicer may be removed with respect to any Mortgage Loan serviced by it, and a successor Special Servicer appointed, at any time, as follows:

(a)       if a Control Termination Event has not occurred (or has occurred, but is no longer continuing), the Special Servicer may be removed at the direction of the applicable Directing Holder;

(b)       if a Control Termination Event has occurred and is continuing the Special Servicer may be removed, in accordance with the procedures set forth below, at the written direction of (i) holders of Sequential Pay Certificates and Class PEZ Certificates evidencing at least 75% of a Certificateholder Quorum or (ii) holders of Sequential Pay Certificates and Class PEZ Certificates evidencing more than 50% of the aggregate Voting Rights of each Class of Non-Reduced Certificates on an aggregate basis; and

(c)       if a Consultation Termination Event has occurred and is continuing, the Special Servicer may be removed, in accordance with the procedures set forth below, at the recommendation of the Operating Advisor and with a confirming vote by an affirmative vote of holders of Sequential Pay Certificates and Class PEZ Certificates evidencing at least a majority of the aggregate Voting Rights (taking into account Realized Losses and the application of any Appraisal Reduction Amounts to notionally reduce the respective Certificate Balances) of all Sequential Pay Certificates and Class PEZ Certificates on an aggregate basis.

The procedures for removing the Special Servicer if a Control Termination Event has occurred and is continuing will be as follows: upon (i) written direction of holders of Sequential Pay Certificates and Class PEZ Certificates evidencing not less than 25% of the Voting Rights (taking into account the application of any Appraisal Reduction Amounts to notionally reduce the Certificate Balances of the Certificates or Trust Component) of the Sequential Pay Certificates and Class PEZ Certificates requesting a vote to replace the Special Servicer with a new Special Servicer, (ii) payment by such holders, as applicable, to the Certificate Administrator of the reasonable fees and expenses (including any legal fees and any Rating Agency fees and expenses) to be incurred by the Certificate Administrator in connection with administering such vote, and (iii) delivery by such holders, as applicable, to the Certificate Administrator of No Downgrade Confirmations (which No Downgrade Confirmations will be obtained at the expense of those holders of Certificates requesting such vote), the Certificate Administrator will be required to promptly provide written notice to all Certificateholders of such request by posting such notice on its internet website, and by mail, and conduct the solicitation of votes of all Certificates in such regard. Upon the written direction of (i) holders of Sequential Pay Certificates and Class PEZ Certificates evidencing at least 75% of a Certificateholder Quorum or (ii) holders of Sequential Pay Certificates and Class PEZ Certificates evidencing more than 50% of the aggregate Voting Rights of each Class of Non-Reduced Certificates on an aggregate basis, in each case, within 180 days of the notice from the Certificate Administrator of the request for such vote, the Trustee will be required to terminate all of the rights and obligations of the Special Servicer under the Pooling and Servicing Agreement and appoint the successor Special Servicer designated by such Certificateholders, subject to indemnification, right to outstanding fees, reimbursement of advances and other rights set forth in the Pooling and Servicing Agreement which survive termination. The Certificate Administrator will include on each Distribution Date Statement a statement that each Certificateholder may access such notices on the Certificate Administrator’s website and each Certificateholder may register to receive email notifications when such notices are posted on the website. The Certificate Administrator will be entitled to reimbursement from the requesting Certificateholders for the reasonable expenses of posting notices of such requests.

In addition, with respect to each Mortgage Loan, after the occurrence of a Consultation Termination Event, if the Operating Advisor determines that the Special Servicer is not performing its duties as required under the Pooling and Servicing Agreement or is otherwise not acting in accordance with the Servicing Standard, the Operating Advisor will have the right to recommend the replacement of the Special Servicer. In such event, the Operating Advisor will be required to deliver to the Trustee and the Certificate Administrator, with a copy to the Special Servicer, a written recommendation (provided, that the Operating Advisor will not be permitted to recommend the replacement of the Special Servicer for any Loan Combination so long as the holder of the related Companion Loan is the Loan Specific Directing Holder under the related Intercreditor Agreement); setting forth the reasons supporting its position (along with any information the Operating Advisor considered relevant to its recommendation) and recommending a suggested replacement Special Servicer; provided, that in no event should the information or any other content in such written recommendation contravene any provision of the Pooling and Servicing Agreement). The Certificate Administrator will be required to notify each Certificateholder of the recommendation and post it on the Certificate Administrator’s internet website. The Operating Advisor’s recommendation to replace the Special Servicer must be confirmed by an affirmative vote of holders of Sequential Pay Certificates and Class PEZ Certificates evidencing at least a majority of the aggregate Voting Rights (taking into account any Realized Losses and the application of Appraisal Reduction Amounts to notionally reduce the respective Certificate Balances) of all Sequential Pay Certificates and Class PEZ Certificates on an aggregate basis within 180 days from the date the Certificate Administrator posts such recommendation on its internet website. If the Certificate Administrator receives a No Downgrade Confirmation from each of the Rating Agencies (and the successor Special Servicer agrees to be bound by the terms of the Pooling and Servicing Agreement), the Trustee will then be required to (i) terminate all of the rights and obligations of the Special Servicer under the Pooling and Servicing Agreement and to appoint the successor Special Servicer approved by the Certificateholders, provided such successor Special Servicer is subject to the terminated Special Servicer’s rights to indemnification, payment of outstanding fees and other compensation, reimbursement of advances and other rights set forth in the Pooling and Servicing Agreement which survive termination and (ii) promptly notify such outgoing Special Servicer of the effective date of such termination, provided that if such written direction is not provided within 180 days of notice from the Certificate Administrator of the request for a vote to terminate and replace the Special Servicer, then such written direction shall have no force and effect. The reasonable costs and expenses associated with obtaining No Downgrade Confirmations and administering the vote of the applicable Sequential Pay Certificates will be an additional expense of the Issuing Entity. The Operating Advisor may not receive any fees, compensation or other remuneration from a Special Servicer or successor Special Servicer in connection with: (i) the Operating Advisor’s obligations under the Pooling and Servicing Agreement or (ii) appointment or recommendation for replacement of any successor Special Servicer to become the Special Servicer.

In addition, the Depositor may direct the Trustee to terminate the Special Servicer upon 5 business days’ written notice if the Special Servicer fails to comply with certain of its reporting obligations under the Pooling and Servicing Agreement (subject to any applicable grace period). In the event of such termination, for so long as no Control Termination Event has occurred and is continuing, the Controlling Class Representative will have the right to appoint a successor Special Servicer.

The appointment of a successor Special Servicer will be subject to a No Downgrade Confirmation. In no event may a successor Special Servicer be a current or former Operating Advisor or any affiliate of a current or former Operating Advisor.

Additionally, the Special Servicer may be replaced in the event that a Servicer Termination Event occurs with respect to such entity as described under “The Pooling and Servicing Agreement—Rights upon a Servicer Termination Event” in this free writing prospectus.

The Special Servicer may resign under the Pooling and Servicing Agreement as described under “The Pooling and Servicing Agreement—Certain Matters Regarding the Depositor, the Master Servicer, the Special Servicer and the Operating Advisor” in this free writing prospectus.

“Certificateholder Quorum” means, in connection with any solicitation of votes in connection with the replacement of the Special Servicer as described above, the holders of Certificates evidencing at least 75% of the aggregate Voting Rights (taking into account Realized Losses and the application of any Appraisal Reduction Amounts to notionally reduce the Certificate Balance of the Certificates) of all Sequential Pay Certificates and the Class PEZ Certificates, on an aggregate basis.

“Non-Reduced Certificates” means any Class of Sequential Pay Certificates then outstanding for which (a)(1) the initial Certificate Balance of such Class of Certificates minus (2) the sum (without duplication) of (x) any payments of principal (whether as principal prepayments or otherwise) distributed to the Certificateholders of such Class of Certificates, (y) any Appraisal Reduction Amounts allocated to such Class of Certificates and (z) any Realized Losses previously allocated to such Class of Certificates, is equal to or greater than (b) 25% of the remainder of (1) the initial Certificate Balance of such Class of Certificates less (2) any payments of principal (whether as principal prepayments or otherwise) previously distributed to the Certificateholders of such Class of Certificates; provided, that for purposes of this definition, the Class A-M Certificates and the Class PEZ Component A-M will be considered as if they together constitute a single “Class” of Sequential Pay Certificates, the Class B Certificates and the Class PEZ Component B will be considered as if they together constitute a single “Class” of Sequential Pay Certificates, the Class C Certificates and the Class PEZ Component C will be considered as if they together constitute a single “Class” of Sequential Pay Certificates, and the Class PEZ Certificates will be Non-Reduced Certificates only with respect to each component thereof that is part of a Class of Non-Reduced Certificates determined as described in this proviso.

The Primary Servicer

Berkadia Commercial Mortgage LLC

Berkadia Commercial Mortgage LLC (“Berkadia”) is a limited liability company organized under the laws of the state of Delaware. Berkadia is wholly-owned (indirectly) by Leucadia National Corporation and Berkshire Hathaway Inc. Berkadia will be appointed as a sub-servicer for the Master Servicer.

Berkadia is one of the largest servicers of commercial real estate loans in the United States and is a rated primary, master and special servicer. The Berkadia team has experience with servicing commercial and multifamily mortgage loans in commercial mortgage-backed securities transactions dating back to 1995. In addition, Berkadia carries out servicing activities on a contracted basis for third parties such as insurance companies, banks and other financial institutions. Berkadia’s principal office location is: 118 Welsh Road, Horsham, Pennsylvania 19044 with telephone number: (215) 328-3200.

As of June 30, 2014, Berkadia had a primary/master servicing portfolio of approximately 27,284 loans with an unpaid principal balance of $245.0 billion. The table below contains information on the size and growth of the portfolio of commercial and multifamily loans from 2011 to 2013 in respect of which Berkadia has acted as master and/or primary servicer:
Calendar Year End
Portfolio—Primary/Master Servicing(1)	2011	2012	2013
CMBS (US)	$99.5 billion	$86.8 billion	$75.8 billion
Other	$80.7 billion	$110.5 billion	$162.2 billion
Total	$180.2 billion	$197.3 billion	$238.0 billion

(1) Includes performance of primary/master servicing functions as a sub-servicer.

Berkadia currently maintains ratings from Fitch, Inc. (“Fitch”), Standard & Poor’s Ratings Services (“S&P”) and Morningstar Credit Ratings LLC (“Morningstar”). Berkadia’s primary servicing operations are rated CPS1- from Fitch, STRONG from S&P, and CS1 from Morningstar. Berkadia’s master servicing operations are rated CMS2 from Fitch, STRONG from S&P and CS1 from Morningstar.

Berkadia has developed policies, procedures and controls for the performance of its servicing obligations in compliance with applicable servicing agreements, and the applicable servicing criteria set forth in Item 1122 of Regulation AB. Berkadia reviews its policies and procedures regularly and updates them on an annual basis to ensure that they reflect its current servicing practices. There were no material changes made to the policies and procedures in order for Berkadia to be named KeyBank’s sub-servicer in connection with this transaction.

Berkadia has an established business continuity program that is tested regularly in accordance with its policies and procedures. In the event of a disruption, all functions of the disrupted facility would transfer to a steady business recovery facility, providing access to all data and tools to continue to perform its servicing duties. Berkadia’s business continuity program is tested and updated on an annual basis.

Berkadia maintains a multi-application mortgage-servicing technology platform, with multiple capabilities and reporting functions, to facilitate the processing of its servicing activities. Berkadia may, from time to time, engage third party contractors or vendors to assist in performing certain routine servicing functions. Berkadia monitors and reviews its third party contractors and vendors in compliance with its internal procedures and applicable law.

No securitization transaction involving commercial mortgage loans in which Berkadia was acting as master servicer and/or sub-servicer has experienced an event of default as a result of any action or inaction of Berkadia as master servicer and/or sub-servicer, including as a result of Berkadia’s failure to comply with the applicable servicing criteria in connection with any securitization transaction.

Berkadia Services India Private Limited, located in Hyderabad (Andra Pradesh) India, has been assisting in the performance of servicing functions for Berkadia and Berkadia’s predecessors since 2002. Berkadia Services India Private Limited reports to the Executive Vice President of Servicing at Berkadia.

From time to time Berkadia and its affiliates are parties to lawsuits and other legal proceedings arising in the ordinary course of business. Berkadia does not believe that any such lawsuits or legal proceedings would, individually or in the aggregate, have a material adverse effect on its business or its ability to serve as sub-servicer in connection with this transaction.

The foregoing information set forth in this “Primary Servicer—Berkadia Commercial Mortgage LLC” section has been provided by Berkadia.

Summary of Berkadia Subservicing Agreement

General. The Master Servicer will appoint Berkadia as the primary servicer of all of the Mortgage Loans other than the Mortgaged Properties identified on Annex A-1 as One Woodward Building and Hilton Garden Inn Fontana. The primary servicing of the Subserviced Loans will be governed by that certain Amended and Restated Subservicing Agreement, dated January 18, 2013, between KeyBank and Berkadia (as amended, restated, replaced or otherwise modified from time to time, the “Berkadia Subservicing Agreement”). The following summary describes certain provisions of the Berkadia Subservicing Agreement relating to the servicing and administration of the Subserviced Loans. The summary does not purport to be complete and is subject, and qualified in its entirety, by reference to the provisions of the Berkadia Subservicing Agreement.

Summary of Duties. With respect to the Subserviced Loans, Berkadia, as primary servicer, will be responsible for performing the primary servicing of such mortgage loans in a manner consistent with the Pooling and Servicing Agreement and the Servicing Standard. Primary servicing will include:

●	maintaining the servicing file and releasing files upon borrower request or payoff of such mortgage loan as approved by the Master Servicer;

●
promptly providing Master Servicer with a copy of any repurchase demand received by the subservicer, (ii) within five (5) business days of discovery, notifying the Master Servicer in writing of any discovered document defect or breach of mortgage loan representation, and (iii) cooperating with the Master Servicer in pursuing its obligations to make a repurchase claim against the related mortgage loan seller;

●
collecting monthly payments and escrow and reserve payments and maintaining a primary servicer certificate account and applicable escrow and reserve accounts to hold such collections in accordance with the terms of the Pooling and Servicing Agreement;

●
remitting to the Master Servicer on a timely basis monthly payments less any primary servicer fees, and other borrower paid fees such as late payment charges, assumption fees, modification fees, and charges for prepayment, defeasance, and lease reviews that Berkadia is entitled to retain pursuant to the Berkadia Subservicing Agreement;

●	preparing such reports, including property inspection reports, monthly remittance reports, and such other reports as reasonably requested by the Master Servicer from time to time;

●	collecting quarterly and annual budgets, rent rolls, and operating statements;

●	performing inspections of the related mortgaged property and providing inspection reports to the Master Servicer according to the requirements under the Pooling and Servicing Agreement;

●
monitoring tax amounts due and borrower insurance obligations on such loans and related specially serviced mortgage loans and obtaining such property level insurance when the borrower fails to maintain such insurance;

●	maintaining errors and omissions insurance and an appropriate fidelity bond;

●
notifying the Master Servicer of any borrower requests or transactions; provided, however, that Berkadia will not approve or consummate any borrower request or transaction without obtaining the prior written consent of the Master Servicer;

●
promptly notifying Master Servicer of any defaults under the Subserviced Loans, collection issues, or customer issues; provided that Berkadia will not take any action with respect to enforcing such loans (including enforcing an ARD mortgage loan after its anticipated repayment date) without the prior written approval of the Master Servicer; and

●
reasonably cooperating with the Master Servicer to facilitate the timely performance of all servicing responsibilities of the Master Servicer under the Pooling and Servicing Agreement that are not being performed by Berkadia under the Berkadia Subservicing Agreement.

Berkadia will provide to the Master Servicer access to all of the servicing files, mortgage loan files, and the servicing systems maintained by Berkadia with respect to the Subserviced Loans. Berkadia’s custodial responsibilities are limited to electronic copies of the primary servicing files. Berkadia will fully cooperate with the Master Servicer’s performance of its servicing responsibilities under the Pooling and Servicing Agreement, including the REMIC provisions. Berkadia will take, or refrain from taking, any action the Master Servicer directs in writing relating to Berkadia’s responsibilities under the Berkadia Subservicing Agreement.

Berkadia will also timely provide such certifications, reports, and registered public accountant attestations required by the Berkadia Subservicing Agreement or by the Master Servicer to permit it to comply with the Pooling and Servicing Agreement and the depositor to comply with its Exchange Act reporting obligations.

The Master Servicer and Berkadia will each designate a portfolio manager and other appropriate personnel to receive documents and communications between each other so that Berkadia may perform its obligations under the Berkadia Subservicing Agreement and the Master Servicer may perform its supervisory authority over Berkadia. Berkadia will not communicate directly with the special servicer, the directing holder, any Rating Agency, NRSRO, or any other similar person except in very limited circumstances set forth in the Berkadia Subservicing Agreement.

Berkadia will have no obligation to make any principal and interest advances. Berkadia is obligated to make servicing advances with respect to taxes and insurance (“T&I Advances”) when the Master Servicer is otherwise required to make such T&I Advances under the Pooling and Servicing Agreement. Berkadia is entitled to be reimbursed for any such T&I Advances in the same manner the Master Servicer is entitled to be reimbursed under the Pooling and Servicing Agreement. Berkadia is permitted to advance interest on any T&I Advance at the prime rate commencing from the date such T&I Advance was made to the business day that Berkadia is reimbursed for such T&I Advance. Other than T&I Advances, Berkadia has no other obligation to make any servicing advances.

Berkadia will not perform any of the restricted servicing actions set forth in the Berkadia Subservicing Agreement without the prior written approval of the Master Servicer. Such consent may be subject to the prior approval of the special servicer, any required Certificateholder, the Rating Agencies, and any other person, as applicable, if required under the Pooling and Servicing Agreement, which approvals will be requested by the Master Servicer.

Compensation. Under the Berkadia Subservicing Agreement, Berkadia is entitled to retain a portion of the servicing fees and additional servicing compensation that is payable to the Master Servicer under the PSA. The Issuing Entity will not have any obligation or be liable for the payment to Berkadia of any servicing compensation payable to Berkadia under the Berkadia Subservicing Agreement in excess of the servicing compensation payable to the Master Servicer.

Berkadia will be required to promptly remit to the Master Servicer any additional servicing compensation or other amounts received by it that Berkadia is not entitled to retain. Except as otherwise provided, Berkadia will pay all its overhead and similar expenses incurred by it in connection with its servicing activities under the Berkadia Subservicing Agreement. Notwithstanding the foregoing, Berkadia will not be entitled to receive any portion of any compensation, fee, or other amount that is payable to the special servicer.

Indemnification; Limitation of Liability. Berkadia and its directors, officers, agents, or employees (the “Berkadia Parties”) will have no liability to the Master Servicer for any action or inaction, done in good faith pursuant to the Berkadia Subservicing Agreement, or for errors in judgment. However, this will not protect the Berkadia Parties against losses resulting from any breach of representations or warranties, any expense or liability specifically required to be borne by Berkadia without right of reimbursement, any specific liability imposed on Berkadia for a breach of the accepted servicing practices, or any liability that would otherwise be imposed on Berkadia by reason of its misfeasance, bad faith, fraud, negligence, or willful violation of applicable law in the performance of its duties under the Berkadia Subservicing Agreement or by reason of its negligent disregard of its obligations or duties under the Berkadia Subservicing Agreement. The Berkadia Parties will be indemnified and held harmless by the Master Servicer against any loss, liability, cost or expense (including reasonable legal fees and expenses) in connection with any claim or legal action incurred by reason of (i) the servicing of the Subserviced Loans prior to Berkadia’s servicing of the Subserviced Loans, (ii) the Master Servicer’s (A) willful misfeasance, bad faith, or negligence in the performance of its obligations or duties under the Berkadia Subservicing Agreement, (B) material breach of its covenants or duties under the Berkadia Subservicing Agreement, (C) willful violation of applicable law in the performance of its obligations under the Berkadia Subservicing Agreement, or (D) breach of a representation or warranty made by Master Servicer in the Berkadia Subservicing Agreement, or (iii) the taking, or the refraining from the taking, of any action pursuant to the express written direction of the Master Servicer. The Master Servicer agrees to use reasonable efforts to pursue the trust for indemnification against any loss, liability or expense incurred by Berkadia in connection with the performance of its duties and obligations as to which the Pooling and Servicing Agreement grants to the Master Servicer’s agents a right to indemnification from the trust.

Berkadia will indemnify and hold harmless the Master Servicer and its directors, officers, agents or employees against any loss, damage, liability, penalty, fine, forfeiture, cost, or expense (including reasonable legal fees and expenses) in connection with any claim or legal action incurred by reason of Berkadia’s (i) breach of any representation or warranty made in the Berkadia Subservicing Agreement (ii) breach of its Exchange Act reporting obligations in the Berkadia Subservicing Agreement, (iii) certification required under its Exchange Act obligations containing any material inaccuracy, (iv) willful misconduct, misfeasance, bad faith, or negligence in the performance of its obligations under the Berkadia Subservicing Agreement, (v) material breach of any of its covenants or obligations under the Berkadia Subservicing Agreement, (vi) willful violation of applicable law in the performance of its obligations under the Berkadia Subservicing Agreement, or (vii) breach of accepted servicing practices. Berkadia will not be required to indemnify Master Servicer for any action or inaction at the express direction of Master Servicer or with the specific consent of Master Servicer.

Termination. The Berkadia Subservicing Agreement will be terminated with respect to Berkadia if any of the following occurs:

●	Upon the purchase, repurchase, or replacement of a Subserviced Loan pursuant to the Pooling and Servicing Agreement;

●
If Master Servicer’s responsibilities and duties as Master Servicer under the Pooling and Servicing Agreement have been assumed by the trustee, and the trustee has elected to terminate Berkadia pursuant to the Pooling and Servicing Agreement;

●	If Master Servicer (or the depositor, if applicable) elects to terminate Berkadia following an event of default by Berkadia under the Berkadia Subservicing Agreement;

●	If required by the Pooling and Servicing Agreement, with respect to any Subserviced Loan, such Subserviced Loan becoming a Specially Serviced Loan or REO Loan; or

●	Pursuant to any other agreement between the Master Servicer and Berkadia in accordance with any provision thereof that expressly provides for the termination of the Berkadia Subservicing Agreement.

“Berkadia Event of Default”, means any one of the following events:

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any act, omission, or failure to act by Berkadia that results in a written notice of an event of default, under the Pooling and Servicing Agreement being delivered to Master Servicer or Berkadia by a party to the Pooling and Servicing Agreement, and,

●
if Master Servicer has a cure period of at least 10 days under the Pooling and Servicing Agreement, Berkadia fails to cure within a time period that is five (5) days less than the cure period provided to the Master Servicer in the Pooling and Servicing Agreement and after receiving written notice of the default from Master Servicer at least 2 business days prior to the expiration of the cure period provided to Berkadia under the Berkadia Subservicing Agreement; or

●
if the Master Servicer has a cure period under the Pooling and Servicing Agreement that is less than 10 days long, Berkadia fails to cure within a time period that is 1 business day less than the cure period provided to the Master Servicer in the Pooling and Servicing Agreement and after receiving prompt notice of the default from Master Servicer prior to the expiration of the cure period provided to Berkadia under the Berkadia Subservicing Agreement; or

●
any act, omission, or failure to act by Berkadia that constitutes, causes, or results in an event of default of the Master Servicer under the Pooling and Servicing Agreement, which is not cured within the cure period set forth in the Pooling and Servicing Agreement and which provides any party to the Pooling and Servicing Agreement with the right to terminate the Master Servicer or cause the Master Servicer to be terminated under the Pooling and Servicing Agreement; or

●	any act, omission, or failure to act by Berkadia that causes the Master Servicer to be terminated or results in the Master Servicer being terminated under the Pooling and Servicing Agreement; or

●
any failure by Berkadia to remit to Master Servicer any amount required to be remitted pursuant to the Berkadia Subservicing Agreement, which failure continues unremedied until 6:00 p.m. (New York City time) on the date such remittance is due; provided that to the extent Berkadia does not timely make remittances, Berkadia shall pay to the Master Servicer interest on any amount not timely remitted at the prime rate from and including the applicable required remittance date to but not including the date such remittance is actually made; or

●
any failure by Berkadia to timely deliver to the Master Servicer or any other person any report or information required to be delivered pursuant to the Berkadia Subservicing Agreement, which failure continues unremedied for 1 business day after Berkadia’s receipt of notice from the Master Servicer of such failure; or

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except as otherwise permitted pursuant to the Berkadia Subservicing Agreement, Berkadia’s (A) assignment of the Berkadia Subservicing Agreement, (B) assignment or delegation of all or any portion of its servicing duties or obligations under the Berkadia Subservicing Agreement, or (C) assignment of all or any portion of its rights to servicing compensation under the Berkadia Subservicing Agreement, which assignment would have a material adverse effect on the performance by Berkadia of its duties under the Berkadia Subservicing Agreement; or

●
any failure by the Subservicer to deposit into the a designated accounts any amount required to be deposited under the Berkadia Subservicing Agreement, which failure continues unremedied for 1 business day following the date on which such deposit was first required to be made; or

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except as otherwise specified, any failure by Berkadia to observe or perform in any material respect any other of the covenants or agreements in the Berkadia Subservicing Agreement, which failure continues unremedied for a period of 25 days (or 10 days in the case of a failure to pay the premium for any insurance policy required to be maintained) after the date on which written notice of such failure, is given to Berkadia; provided, however, that, with respect to any such failure (other than a failure to pay insurance policy premiums) that is not curable within such 25 day period, Berkadia has an additional 30 day cure period so long as Berkadia has commenced to cure such failure within the initial 25 day period and has provided the Master Servicer with an officer’s certificate certifying that it has diligently pursued, and is continuing to pursue, a full cure and such delay does not materially or adversely affect the Master Servicer or the Certificateholders; or

●
any failure by Berkadia to (A) comply with any of the Exchange Act requirements under the Berkadia Subservicing Agreement or under the Pooling and Servicing Agreement that are applicable to Berkadia, including the failure to deliver any required reports or certificates at the time such report or certification is required or (B) deliver any performance certification or any items required by Items 1122 and 1123 of Regulation AB that it is required to deliver under any other pooling and servicing agreement relating to any other series of certificates offered by the Depositor; or

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a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against Berkadia and such decree or order shall have remained in force undischarged, undismissed or unstayed for 50 days; or

●
Berkadia consents to the appointment of a conservator, receiver, liquidator, trustee or similar official in any bankruptcy, insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of or relating to it or of or relating to all or substantially all of its property; or

●
Berkadia admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable bankruptcy, insolvency or reorganization statute, makes an assignment for the benefit of its creditors, voluntarily suspends payment of its obligations, takes any corporate action in furtherance of the foregoing, or takes any other actions indicating its insolvency or inability to pay its obligations; or

●
Master Servicer receives notice that if Berkadia continues to act in such capacity, the rating or ratings on one or more classes of Certificates will be downgraded or withdrawn, and the related rating agency is citing servicing concerns relating to Berkadia as subservicer as the sole or material factor in such action; or

●	failure by Berkadia to maintain the ratings required of a subservicer under the Pooling and Servicing Agreement; or

●
a rating agency has (i) qualified, downgraded or withdrawn its rating or ratings of one or more classes of Certificates, or (ii) placed one or more classes of Certificates on “watch status” in contemplation of rating downgrade or withdrawal and, in the case of either of clauses (i) or (ii), citing servicing concerns with Berkadia as a material factor in such rating action (and such qualification, downgrade, withdrawal or “watch status” placement has not been withdrawn by such rating agency within 20 days of such event).

Notwithstanding the foregoing, upon any termination of Berkadia, Berkadia will be entitled to receive all accrued and unpaid primary servicing fees through the date of termination.

The foregoing information set forth in this “Summary of Berkadia Subservicing Agreement” section has been provided by KeyBank.

THE TRUSTEE AND CERTIFICATE ADMINISTRATOR

Wells Fargo Bank, National Association (“Wells Fargo”), will act as the trustee (in such capacity, the (“Trustee”), certificate administrator (in such capacity, the “Certificate Administrator”), custodian (in such capacity, the “Custodian”) and the paying agent (in such capacity, the “Paying Agent”) under the Pooling and Servicing Agreement.

Wells Fargo is a national banking association and a wholly-owned subsidiary of Wells Fargo & Company. A diversified financial services company, Wells Fargo & Company is a U.S. bank holding company with approximately $1.6 trillion in assets and 265,000 employees as of June 30, 2014, which provides banking, insurance, trust, mortgage and consumer finance services throughout the United States and internationally. Wells Fargo provides retail and commercial banking services and corporate trust, custody, securities lending, securities transfer, cash management, investment management and other financial and fiduciary services. The transaction parties and any Companion Loan holder may maintain banking and other commercial relationships with Wells Fargo and its affiliates. Wells Fargo maintains principal corporate trust offices at 9062 Old Annapolis Road, Columbia, Maryland 21045-1951 (among other locations) and its office for certificate transfer services is located at Sixth Street and Marquette Avenue, Minneapolis, Minnesota 55479.

Wells Fargo has provided corporate trust services since 1934. Wells Fargo acts as a trustee for a variety of transactions and asset types, including corporate and municipal bonds, mortgage-backed and asset-backed securities and collateralized debt obligations. As of June 30, 2014, Wells Fargo was acting as trustee on approximately 338 series of commercial mortgage backed-securities with an aggregate principal balance of approximately $171 billion.

In its capacity as trustee on commercial mortgage securitizations, Wells Fargo is generally required to make an advance if the related servicer or special servicer fails to make a required advance. In the past three years, Wells Fargo has not been required to make an advance on a commercial mortgage-backed securities transaction.

Under the terms of the Pooling and Servicing Agreement, the Certificate Administrator is responsible for securities administration, which includes pool performance calculations, distribution calculations and the preparation of monthly distribution reports, and for the preparation and filing of all REMIC and grantor trust tax returns and information on behalf of the Issuing Entity and the preparation of monthly reports on Form 10-D, certain current reports on Form 8-K and annual reports on Form 10-K that are required to be filed with the Securities and Exchange Commission on behalf of the Issuing Entity. Wells Fargo has been engaged in the business of securities administration since June 30, 1995, and in connection with commercial mortgage-backed securities since 1997. As of June 30, 2014, Wells Fargo was acting as securities administrator with respect to more than $195 billion of outstanding commercial mortgage-backed securities.

Wells Fargo is acting as custodian of the mortgage loan files pursuant and subject to the terms of the Pooling and Servicing Agreement. In such capacity, Wells Fargo is responsible for holding and safeguarding the mortgage notes and other contents of the mortgage files on behalf of the Certificateholders. Wells Fargo maintains each mortgage loan file in a separate file folder marked with a unique bar code to assure loan-level file integrity and to assist in inventory management. Files are segregated by transaction or investor. Wells Fargo has been engaged in the mortgage document custody business for more than 25 years. Wells Fargo maintains its commercial document custody facilities in Minneapolis, Minnesota. As of June 30, 2014, Wells Fargo was acting as custodian of more than 80,000 commercial mortgage loan files.

Wells Fargo serves or may have served within the past two years as loan file custodian for various mortgage loans owned by a Sponsor and an affiliate of such Sponsor one or more of those mortgage loans may be included in the Trust. The terms of any custodial agreement under which those services are provided by Wells Fargo are customary for the mortgage-backed securitization industry and provide for the delivery, receipt, review and safekeeping of mortgage loan files.

On June 18, 2014, a group of institutional investors filed a civil complaint in the Supreme Court of the State of New York, New York County, against Wells Fargo Bank, N.A., in its capacity as trustee under 276 residential mortgage backed securities (“RMBS”) trusts, and an amended complaint on July 18, 2014, which included 8 additional RMBS trusts, for an alleged total of 284 RMBS trusts (together, the “complaint”). The complaint is one of six similar complaints filed contemporaneously against RMBS trustees (Deutsche Bank, Citibank, HSBC, Bank of New York Mellon and US Bank) by certain of the institutional investor plaintiffs. The complaint against Wells Fargo Bank, N.A. alleges the trustee caused losses to investors and asserts causes of action based upon, among other things, the trustee’s purported failure to enforce repurchase obligations of mortgage loan sellers for alleged breaches of representations and warranties concerning loan quality, failure to notify securityholders of purported events of default allegedly caused by breaches by mortgage loan servicers and purported failure to abide by appropriate standards of care following events of default. Relief sought includes money damages in an unspecified amount, reimbursement of certain expenses and equitable relief. Other cases alleging similar causes of action have previously been filed against Wells Fargo Bank, N.A. and other trustees by RMBS investors in other transactions.

There can be no assurances as to the outcome of the litigation, or the possible impact of the litigation on the trustee or the RMBS trusts. However, Wells Fargo Bank, N.A. denies liability and believes that it has performed its obligations under the RMBS trusts in good faith, that its actions were not the cause of losses to investors and that it has meritorious defenses, and it intends to contest the plaintiffs’ claims vigorously.

The foregoing information concerning the Trustee and Certificate Administrator has been provided by Wells Fargo. Wells Fargo does not make any representations as to the validity or sufficiency of the Pooling and Servicing Agreement (other than as to it being a valid obligation of the Trustee, Certificate Administrator and Custodian), the Certificates, the Mortgage Loans, this free writing prospectus (other than as to the accuracy of the information provided by the Trustee, Certificate Administrator and Custodian) or any related documents and will not be accountable for the use or application by or on behalf of the Master Servicer or the Special Servicer of any funds paid to the Master Servicer or any Special Servicer in respect of the Certificates or the Mortgage Loans, or any funds deposited into or withdrawn from the certificate account or any other account by or on behalf of the Master Servicer or any Special Servicer.

The Trustee is required to at all times be, and will be required to resign if it fails to be, (i) a corporation, national bank, national banking association or a trust company, organized and doing business under the laws of any state or the United States of America, (ii) authorized under such laws to exercise corporate trust powers and to accept the trust conferred under the Pooling and Servicing Agreement, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority and will not be an affiliate of the Master Servicer or the Special Servicer and (iii) (a) an institution whose long-term senior unsecured debt is rated at least (1) “A2” by

Moody’s, (2) “A-” by Fitch, and (3) if rated by KBRA, a rating by KBRA equivalent to “A2” by Moody’s, or (b) has been assigned such other ratings as are acceptable to the Rating Agencies or has a fiscal agent that would be an eligible Trustee under the Pooling and Servicing Agreement.

The Depositor, the Underwriters, the Sponsors, the Mortgage Loan Sellers, the Master Servicer, the Special Servicer, the Operating Advisor and the Certificate Administrator may maintain banking and other commercial relationships with the Trustee and its affiliates.

The Pooling and Servicing Agreement provides that no provision of such agreement will be construed to relieve the Trustee from liability for its own negligent action, its own negligent failure to act or its own willful misconduct or bad faith; provided, however, that if no Servicer Termination Event has occurred and is continuing, the Trustee will be required to perform, and will be liable for, only those duties specifically required under the Pooling and Servicing Agreement. Upon receipt of any of the various certificates, reports or other instruments required to be furnished to it pursuant to the Pooling and Servicing Agreement, the Trustee will be required to examine those documents and to determine whether they conform, on their face, to the requirements of that agreement. Within 30 days after the occurrence of any Servicer Termination Event of which the Trustee has actual knowledge, the Trustee is required to promptly transmit by mail to the Depositor, the Certificate Administrator (who then is required to notify all Certificateholders) and the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website) notice of such occurrence, unless such Servicer Termination Event has been cured.

Certain Matters Regarding the Trustee

The Pooling and Servicing Agreement provides that the Trustee will not be liable for an error of judgment made in good faith by a responsible officer of the Trustee, unless it is proved that the Trustee was negligent in ascertaining the pertinent facts. In addition, the Trustee will not be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of holders of Certificates entitled to at least 50% of the Voting Rights relating to the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred upon the Trustee, under the Pooling and Servicing Agreement (unless a higher percentage of Voting Rights is required for such action). If no Servicer Termination Event has occurred and is continuing, the Trustee will not be bound to make any investigation into the facts or matters stated in any document, unless requested in writing to do so by holders of Certificates entitled to greater than 25% of the Percentage Interests of each affected Class; provided, however, that if the payment within a reasonable time to the Trustee of the costs, expenses or liabilities likely to be incurred by it in the making of such investigation is, in the opinion of the Trustee, not reasonably assured to the Trustee by the security afforded to it by the terms of the Pooling and Servicing Agreement, the Trustee may require indemnity reasonably satisfactory to it from such requesting holders against such expense or liability as a condition to taking any such action.

The Trustee and any director, officer, employee, representative or agent of the Trustee, will be entitled to indemnification by the Issuing Entity, for any loss, liability damages, claims or unanticipated expenses (including reasonable attorneys’ fees) arising out of or incurred by the Trustee in connection with its participation in the transaction and any act or omission of the Trustee relating to the exercise and performance of any of the powers and duties of the Trustee under the Pooling and Servicing Agreement. However, the indemnification will not extend to any loss, liability or expense that constitutes a specific liability imposed on the Trustee pursuant to the Pooling and Servicing Agreement, or to any loss, liability or expense incurred by reason of willful misconduct, bad faith, fraud or negligence on the part of the Trustee in the performance of its obligations and duties under the Pooling and Servicing Agreement, or by reason of its negligent disregard of those obligations or duties, or as may arise from a breach of any representation, warranty or covenant of the Trustee made in the Pooling and Servicing Agreement.

The Trustee will be entitled to execute any of its trusts or powers under the Pooling and Servicing Agreement or perform any of its duties under the Pooling and Servicing Agreement either directly or by or through agents or attorneys, and the Trustee will not be relieved of any of its duties or obligations by virtue of the appointment of any agents or attorneys.

Resignation and Removal of the Trustee

The Trustee will be permitted at any time to resign from its obligations and duties under the Pooling and Servicing Agreement by giving written notice to the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor, the Mortgage Loan Sellers, the Directing Holder and the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website). Upon receiving such notice of resignation, the Depositor will be required to promptly appoint a successor Trustee, which successor will be, if no Control Termination Event has occurred and is continuing, reasonably acceptable to the Directing Holder. If no successor Trustee has accepted an appointment within a specified period after the giving of notice of resignation, the resigning Trustee may petition any court of competent jurisdiction to appoint a successor Trustee.

If at any time the Trustee ceases to be eligible to continue as Trustee under the Pooling and Servicing Agreement, or if at any time the Trustee becomes incapable of acting, or if certain events of, or proceedings in respect of, bankruptcy or insolvency occur with respect to the Trustee, any public officer takes charge or control of the Trustee or its property, the Master Servicer or the Depositor will be authorized to remove the Trustee and appoint a successor Trustee. In addition, holders of the Certificates entitled to at least 51% of the Voting Rights may, at any time, remove the Trustee under the Pooling and Servicing Agreement and appoint a successor Trustee.

At any time, for the purpose of meeting any legal requirements of any jurisdiction in which any part of the Issuing Entity or property securing the same is located, the Trustee will have the power to appoint one or more persons or entities approved by the Trustee to act (at the expense of the Issuing Entity) as co-trustee or co-trustees, jointly with the Trustee, or separate trustee or separate trustees, of all or any part of the Issuing Entity, and to vest in such co-trustee or separate trustee such powers, duties, obligations, rights and trusts as the Trustee may consider necessary or desirable. Except as required by applicable law, the appointment of a co-trustee or separate trustee will not relieve the Trustee of its responsibilities, obligations and liabilities under the Pooling and Servicing Agreement to the extent set forth in the Pooling and Servicing Agreement; provided that no Trustee under the Pooling and Servicing Agreement will be personally liable by reason of any act or omission of any other trustee under the Pooling and Servicing Agreement.

Any resignation or removal of a trustee and appointment of a successor trustee will not become effective until acceptance of appointment by the successor trustee. Notwithstanding the foregoing, upon any termination of the Trustee under the Pooling and Servicing Agreement, the Trustee will continue to be entitled to receive from the Issuing Entity all accrued and unpaid compensation and expenses and indemnity amounts through the date of termination, plus the reimbursement of all advances made by the Trustee and interest thereon as provided in the Pooling and Servicing Agreement. In addition, if the Trustee is terminated without cause, the terminating party is required to pay all of the expenses of the Trustee, necessary to effect the transfer of its responsibilities to the successor trustee. The Trustee will be required to bear all reasonable out of pocket costs and expenses of each party to the Pooling and Servicing Agreement and each Rating Agency in connection with the resignation of such Trustee. Any successor trustee must have a combined capital and surplus of at least $50,000,000 and have a debt rating that satisfies certain criteria set forth in the Pooling and Servicing Agreement.

In addition, certain provisions regarding the obligations and duties of the Trustee, including those related to resignation and termination, may be subject to amendment in connection with a TIA Applicability Determination. See “The Pooling and Servicing Agreement—Amendment” in this free writing prospectus.

Certain Matters Regarding the Certificate Administrator

The Certificate Administrator is required to at all times be, and will be required to resign if it fails to be, (i) a corporation, national bank, national banking association or a trust company, organized and doing business under the laws of any state or the United States of America, (ii) authorized under such laws to exercise corporate trust powers and to accept the trust conferred under the Pooling and Servicing Agreement, having a combined capital and surplus of at least $50,000,000 and subject to supervision or examination by federal or state authority and shall not be an affiliate of the Master Servicer or the Special Servicer and (iii) an institution whose long-term senior unsecured debt is rated at least (1) “A2” by Moody’s, (2) “A-” by Fitch, and (3) if rated by KBRA, a rating by KBRA equivalent to “A2” by Moody’s, or has been assigned such other ratings as are acceptable to the Rating Agencies or has a fiscal agent that would be an eligible Certificate Administrator under the Pooling and Servicing Agreement.

The Certificate Administrator makes no representations as to the validity or sufficiency of the Pooling and Servicing Agreement (other than as to it being a valid obligation of the Certificate Administrator), the Certificates, the Mortgage Loans, this free writing prospectus (other than as to the accuracy of the information provided by the Certificate Administrator as set forth above) or any related documents and will not be accountable for the use or application by or on behalf of the Master Servicer or the Special Servicer of any funds paid to the Master Servicer or any Special Servicer in respect of the Certificates or the Mortgage Loans, or any funds deposited into or withdrawn from the certificate account or any other account by or on behalf of the Master Servicer or any Special Servicer. The Pooling and Servicing Agreement provides that no provision of such agreement shall be construed to relieve the Certificate Administrator from liability for its own negligent action, its own negligent failure to act or its own willful misconduct or bad faith.

The Pooling and Servicing Agreement provides that the Certificate Administrator shall not be liable for an error of judgment made in good faith by a responsible officer of the Certificate Administrator, unless it shall be proved that the Certificate Administrator was negligent in ascertaining the pertinent facts. In addition, the Certificate Administrator will not be liable with respect to any action taken, suffered or omitted to be taken by it in good faith in accordance with the direction of holders of Certificates entitled to greater than 50% of the percentage interest of each affected Class, or of the aggregate Voting Rights of the Certificates, relating to the time, method and place of conducting any proceeding for any remedy available to the Certificate Administrator, or exercising any trust or power conferred upon the Certificate Administrator, under the Pooling and Servicing Agreement (unless a higher percentage of Voting Rights is required for such action).

The Certificate Administrator and any director, officer, employee, representative or agent of the Certificate Administrator, will be entitled to indemnification by the Issuing Entity for any loss, liability, damages, claims or unanticipated expenses (including reasonable attorneys’ fees and expenses) arising out of or incurred by the Certificate Administrator in connection with its participation in the transaction and any act or omission of the Certificate Administrator relating to the exercise and performance of any of the powers and duties of the Certificate Administrator (including in any capacities in which it serves, e.g., Paying Agent, REMIC administrator, Authenticating Agent, Custodian, Certificate Registrar and 17g-5 Information Provider) under the Pooling and Servicing Agreement. However, the indemnification will not extend to any loss, liability or expense that constitutes a specific liability imposed on the Certificate Administrator pursuant to the Pooling and Servicing Agreement, or to any loss, liability or expense incurred by reason of willful misconduct, bad faith, fraud or negligence on the part of the Certificate Administrator in the performance of its obligations and duties under the Pooling and Servicing Agreement, or by reason of its negligent disregard of those obligations or duties, or as may arise from a breach of any representation or warranty of the Certificate Administrator made in the Pooling and Servicing Agreement.

The Certificate Administrator will be entitled to perform any of its duties under the Pooling and Servicing Agreement either directly or by or through agents, nominees, custodians or attorneys, and the Certificate Administrator will not be relieved of any of its duties or obligations by virtue of the appointment of any agents, nominees, custodians or attorneys.

The Certificate Administrator will be the REMIC administrator and the 17g-5 Information Provider.

The Certificate Administrator will be permitted at any time to resign from its obligations and duties under the Pooling and Servicing Agreement by giving written notice to the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Operating Advisor, the Mortgage Loan Sellers and the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website). Upon receiving this notice of resignation, the Trustee will be required to promptly appoint a successor Certificate Administrator (which may be the Trustee). If no successor Certificate Administrator shall have accepted an appointment within a specified period after the giving of notice of resignation, the resigning Certificate Administrator may petition any court of competent jurisdiction to appoint a successor Certificate Administrator. The Certificate Administrator will be required to bear all reasonable out of pocket costs and expenses of each party to the Pooling and Servicing Agreement and each Rating Agency in connection with the resignation of such Certificate Administrator.

In addition, certain provisions regarding the obligations and duties of the Certificate Administrator, including those related to resignation and termination, may be subject to amendment in connection with a TIA Applicability Determination. See “The Pooling and Servicing Agreement—Amendment” in this free writing prospectus.

The Depositor may direct the Trustee to terminate the Certificate Administrator upon 5 business days’ notice if the Certificate Administrator fails to comply with certain of its reporting obligations under the Pooling and Servicing Agreement.

Trustee and Certificate Administrator Fee

As compensation for the performance of its routine duties, the Trustee and Certificate Administrator will be paid a fee (collectively, the “Trustee/Certificate Administrator Fee”). The Trustee/Certificate Administrator Fee will be payable monthly from amounts received in respect of interest on each Mortgage Loan (prior to application of such interest payments to make payments on the certificates) and will accrue at a rate (the “Trustee/Certificate Administrator Fee Rate”), equal to 0.0037% per annum, and will be computed on the same accrual basis as interest accrues on the related Mortgage Loan and based on the Stated Principal Balance of the related Mortgage Loan as of the Due Date in the immediately preceding Collection Period. The Trustee/Certificate Administrator Fee will be paid to the Certificate Administrator and the Certificate Administrator will be required to remit to the Trustee the trustee fee in accordance with the terms of the Pooling and Servicing Agreement from the Trustee/Certificate Administrator Fee. In addition, the Trustee and Certificate Administrator will each be entitled to recover from the Issuing Entity all reasonable unanticipated expenses and disbursements incurred or made by such party in accordance with any of the provisions of the Pooling and Servicing Agreement, but not including routine expenses incurred in the ordinary course of performing its duties as Trustee or Certificate Administrator, as applicable, under the Pooling and Servicing Agreement, and not including any expense, disbursement or advance as may arise from its willful misconduct, negligence, fraud or bad faith.

PAYING AGENT, CERTIFICATE REGISTRAR, CUSTODIAN AND AUTHENTICATING AGENT

The Certificate Administrator will be the paying agent (in that capacity, the “Paying Agent”). In addition, the Certificate Administrator will initially serve as registrar (in that capacity, the “Certificate Registrar”) for purposes of recording and otherwise providing for the registration of the Certificates and of transfers and exchanges of the definitive certificates, if issued, and as authenticating agent of the certificates (in that capacity, the “Authenticating Agent”). The Certificate Administrator will be responsible for paying the fees of each such agent.

Based solely on the monthly loan information provided by the Master Servicer, the Certificate Administrator will calculate the amount of principal and interest to be paid to each class of Certificates on each Distribution Date. In accordance with the Pooling and Servicing Agreement and based on the monthly loan information provided by the Master Servicer, the Certificate Administrator will perform distribution calculations, remit distributions on the Distribution Date to certificateholders and prepare a monthly statement to certificateholders detailing the payments received and the activity on the Mortgage Loans during the collection period. In performing these obligations, the Certificate Administrator will be able to conclusively rely on the information provided to it by the Master Servicer, and the Certificate Administrator will not be required to recompute, recalculate or verify the information provided to it by the Master Servicer. The Certificate Administrator is responsible for the preparation of all REMIC tax returns on behalf of the Issuing Entity.

The Custodian is responsible for holding and safeguarding the mortgage notes, the participation certificates and other contents of the Mortgage Loan files on behalf of the Trustee and the Certificateholders (other than with respect to any Non-Serviced Mortgage Loan, for which custodial arrangements will be governed by the related pooling and servicing agreement). The Custodian will hold such Mortgage Loan files exclusively for the use and benefit of the Issuing Entity. The Custodian will not have any duty or obligation to inspect, review or examine any of the documents, instruments, certificates or other papers relating to the Mortgage Loans delivered to it to determine that the same are valid. The disposition of the Mortgage Loan files will be governed by the Pooling and Servicing Agreement.

THE OPERATING ADVISOR

Pentalpha Surveillance LLC, a Delaware limited liability company (“Pentalpha Surveillance”), will act as operating advisor under the Pooling and Servicing Agreement (in such capacity, the “Operating Advisor”). Pentalpha Surveillance, located at 375 N. French Road, Amherst, New York, is privately held and primarily dedicated to providing independent oversight of loan securitization trusts’ ongoing operations. Pentalpha Surveillance is an affiliate of the privately-owned Pentalpha group of companies, which is headquartered at Two Greenwich Office Park North, Greenwich, Connecticut. The Pentalpha group of companies was founded in 1995 and is managed by James Callahan. Mr. Callahan has historically focused on subordinate debt trading of commercial and residential mortgage-backed securities, as well as securities backed by consumer and corporate loans.

Pentalpha Surveillance maintains proprietary software and a team of industry operations veterans dedicated to investigating and resolving securitization matters including, but not limited to, collection optimization, representation and warranty settlements, derivative contract errors, and transaction party disputes. Loans collateralized by commercial and residential real estate debt represent the majority of its focus. Some of the company’s oversight assignments utilize “after the action” compliance reviews while others are more proactive and include delegated authority that requires Pentalpha Surveillance to provide “loan-level preapprovals” before a vendor takes an action. More than $500 billion of residential, commercial and other income-producing loans have been boarded to the Pentalpha Surveillance system in connection with the services provided by the Pentalpha group of companies.

Pentalpha Surveillance and its affiliates have been engaged by individual securitization trusts, financial institutions, institutional investors as well as agencies of the US government. Excluding the COMM 2014-UBS6 transaction, as of October 31, 2014, Pentalpha Surveillance has been appointed as operating advisor or trust advisor for approximately $59 billion of commercial mortgage-backed securities in 53 transactions since October 2010.

Pentalpha Surveillance is not an affiliate of the Issuing Entity, the Depositor, the Sponsors, the Mortgage Loan Sellers, the Trustee, the Certificate Administrator, the Master Servicers, the Special Servicers, any “originators” (within the meaning of Item 1110 of Regulation AB), any “significant obligor” (within the meaning of Items 1101 and 1112 of Regulation AB) or the initial Subordinate Class Representative.

From time to time Pentalpha Surveillance may be a party to lawsuits and other legal proceedings arising in the ordinary course of business. However, there are currently no legal proceedings pending, and no legal proceedings known to be contemplated by governmental authorities, against Pentalpha Surveillance or of which any of its property is the subject, that would have a material adverse effect on Pentalpha Surveillance’s business or its ability to serve as Operating Advisor pursuant to the Pooling and Servicing Agreement or that is material to the holders of the Certificates.

The information set forth in this free writing prospectus concerning the Operating Advisor has been provided by the Operating Advisor.

Certain terms of the Pooling and Servicing Agreement regarding the Operating Advisor’s rights, obligations, removal, replacement, resignation, transfer, and compensation are described under “The Pooling and Servicing Agreement—The Operating Advisor” in this free writing prospectus. Certain limitations on the Operating Advisor’s liability under the Pooling and Servicing Agreement are described under “The Pooling and Servicing Agreement—Certain Matters Regarding the Depositor, the Master Servicer, the Special Servicer and the Operating Advisor” in this free writing prospectus.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

All the shares of capital stock of the Depositor are held by DB U.S. Financial Markets Holding Corporation.

UBSRES, a Sponsor and a Mortgage Loan Seller, and UBS Securities LLC, an Underwriter, are affiliates of each other.

GACC, a Sponsor and a Mortgage Loan Seller, Deutsche Bank Securities Inc., an Underwriter, and the Depositor, are affiliates of each other.

JLC, a Sponsor and a Mortgage Loan Seller, and Jefferies LLC, an Underwriter, are affiliates of each other.

CCRE Lending, a Sponsor and a Mortgage Loan Seller, and Cantor Fitzgerald & Co., an Underwriter, are affiliates of each other.

KeyBank, a Sponsor, a Mortgage Loan Seller and the Master Servicer, and KeyBanc Capital Markets Inc., an Underwriter, are affiliates of each other.

PF, a Sponsor and a Mortgage Loan Seller, and Guggenheim Securities, LLC, an Underwriter, are affiliates of each other.

Deutsche Bank AG, Cayman Islands Branch (an affiliate of the Depositor, GACC, a Sponsor and a Mortgage Loan Seller, and Deutsche Bank Securities Inc., an Underwriter), and certain other third party lenders provide warehouse financing to the JLC Financing Affiliates through various repurchase facilities. Some or all of the JLC Mortgage Loans are (or are expected to be prior to the Closing Date) subject to those repurchase facilities. Proceeds received by JLC in connection with the contribution of Mortgage Loans to this securitization transaction will be applied, among other things, to reacquire the warehoused JLC Mortgage Loans and make payments to the repurchase agreement counterparties. As of November 14, 2014, Deutsche Bank AG, Cayman Islands Branch is the repurchase agreement counterparty with respect to 2 JLC Mortgage Loans, representing approximately 1.1% of the Initial Outstanding Pool Balance (except that the number and dollar amount of JLC Mortgage Loans subject to that repurchase facility may increase or decrease prior to the issuance of the Certificates).

Deutsche Bank AG, Cayman Islands Branch, and certain other third party lenders provide warehouse financing to the Cantor Financing Affiliates through various repurchase facilities. Some or all of the CCRE Mortgage Loans are (or are expected to be prior to the Closing Date) subject to those repurchase facilities. Proceeds received by CCRE Lending in connection with the contribution of Mortgage Loans to this securitization transaction will be applied, among other things, to reacquire the warehoused CCRE Mortgage Loans and make payments to the repurchase agreement counterparties. As of November 12, 2014, Deutsche Bank AG, Cayman Islands Branch is the repurchase agreement counterparty with respect to 5 CCRE Mortgage Loans, representing approximately 6.3% of the outstanding pool balance as of the cut-off date (except that the number and dollar amount of CCRE Mortgage Loans subject to that repurchase facility may increase or decrease prior to the issuance of the Certificates).

Deutsche Bank AG, Cayman Islands Branch provides warehouse financing to certain affiliates of PF through various repurchase facilities. All of the PF Mortgage Loans that PF will transfer to the Depositor are (or are expected to be prior to the closing date) subject to those repurchase facilities. Proceeds received by PF in connection with the contribution of PF Mortgage Loans to this securitization transaction will be applied, among other things, to reacquire the financed PF Mortgage Loans and make payments to the repurchase agreement counterparties. As of November 12, 2014, Deutsche Bank AG, Cayman Islands Branch is the repurchase agreement counterparty with respect to 4 of the PF Mortgage Loans that PF will transfer to the Depositor, representing approximately 2.7% of the outstanding pool balance as of the cut-off date (except that the number and dollar amount of PF Mortgage Loans subject to that repurchase facility may increase or decrease prior to the issuance of the Certificates).

Pursuant to a certain interim servicing agreement between UBSRES and certain of its affiliates, on the one hand, and Midland, on the other hand, Midland acts as interim servicer with respect to certain mortgage loans, including, prior to their inclusion in the Issuing Entity, 21 of the mortgage loans to be contributed to this securitization by UBSRES, representing approximately 33.3% of the outstanding pool balance as of the cut-off date.

Pursuant to certain interim servicing agreements between GACC and certain of its affiliates, on the one hand, and Midland, on the other hand, Midland acts as interim servicer with respect to certain mortgage loans, including, prior to their inclusion in the Issuing Entity, 7 of the mortgage loans to be contributed by GACC to this securitization, representing approximately 9.6% of the outstanding pool balance as of the cut-off date.

Pursuant to certain interim servicing agreements between CCRE Lending and certain of its affiliates, on the one hand, and Midland, on the other hand, Midland acts as interim servicer with respect to certain mortgage loans, including, prior to their inclusion in the Issuing Entity, 5 of the mortgage loans to be contributed to this securitization by CCRE Lending, representing approximately 6.7% of the outstanding pool balance as of the cut-off date.

Pursuant to a certain interim servicing agreement between GACC and certain of its affiliates, on the one hand, and Wells Fargo, on the other hand, Wells Fargo acts as interim servicer with respect to certain mortgage loans, including, prior to their inclusion in the Issuing Entity, 7 of the mortgage loans to be contributed to this securitization by GACC, representing approximately 9.8% of the Initial Outstanding Pool Balance.

Pursuant to certain interim servicing agreements between JLC and certain of its affiliates, on the one hand, and Wells Fargo, on the other hand, Wells Fargo acts as interim servicer with respect to certain mortgage loans, including, prior to their inclusion in the Issuing Entity, all of the mortgage loans to be contributed to this securitization by JLC, representing approximately 13.8% of the Initial Outstanding Pool Balance.

Pursuant to a certain interim servicing agreement between CCRE Landing and certain of its affiliates, on the one hand, and Wells Fargo, on the other hand, Wells Fargo acts as interim servicer with respect to certain mortgage loans, including, prior to their inclusion in the Issuing Entity, 5 of the mortgage loans to be contributed to this securitization by CCRE, representing approximately 4.1% of the Initial Outstanding Pool Balance.

Pursuant to certain interim servicing agreements between PF and certain of its affiliates, on the one hand, and Wells Fargo, on the other hand, Wells Fargo acts as interim servicer with respect to certain mortgage loans, including, prior to their inclusion in the Issuing Entity, all of the mortgage loans to be contributed to this securitization by PF, representing approximately 3.0% of the Initial Outstanding Pool Balance.

KeyBank may enter into an agreement with an affiliate of CCRE Lending that grants such affiliate the right to assume certain limited subservicing duties with respect to the CCRE Strip Pool in the future.

Midland, the Special Servicer, assisted the B-Piece Buyer with due diligence relating to the mortgage loans to be included in the Mortgage Pool.

Wells Fargo, the Trustee, Certificate Administrator and Custodian, is the primary servicer of the Myrtle Beach Marriott Resort & Spa Loan Combination.

Pursuant to certain interim servicing agreements between GACC and certain of its affiliates, on the one hand, and KeyBank, on the other hand, KeyBank acts as interim servicer with respect to certain mortgage loans, including, prior to their inclusion in the Issuing Entity, 5 of the mortgage loans to be contributed by GACC to this securitization, representing approximately 6.0% of the outstanding pool balance as of the cut-off date.

PF, a Sponsor and a Mortgage Loan Seller, is an indirect wholly-owned subsidiary of Pillar Capital Partners I LLC. Pillar Capital Partners I LLC will guarantee the performance of PF’s obligations to repurchase or replace the PF Mortgage Loans for material breaches of representations and warranties or material loan document defects under the circumstances described under “The Sponsors, Mortgage Loan Sellers and Originators—Pillar Funding LLC” in this free writing prospectus.

With respect to the Churchill Portfolio Mortgage Loan, representing approximately 4.4%, of the Initial Outstanding Pool Balance, JLC, a Sponsor and Mortgage Loan Seller (or an affiliate), is the holder of a related mezzanine loan secured by direct or indirect equity interests in the related mortgage borrower.

DESCRIPTION OF THE MORTGAGE POOL

General

The Issuing Entity to be created by the Depositor will consist of a pool (the “Mortgage Pool”) of 89 fixed-rate mortgage loans, which does not include any Companion Loan (each such mortgage loan, a “Mortgage Loan,” and collectively, the “Mortgage Loans”) secured by first liens on 267 commercial, multifamily and manufactured housing community properties (each, a “Mortgaged Property,” and collectively, the “Mortgaged Properties”). The Mortgage Pool has an aggregate principal balance as of the Cut-off Date of approximately $1,275,573,797 (the “Initial Outstanding Pool Balance”), subject to a variance of plus or minus 5.0%. The principal balances of the Mortgage Loans as of the later of the related due date of such Mortgage Loan in December 2014 and the date of origination of such Mortgage Loan (the “Cut-off Date”) (each, a “Cut-off Date Balance”) will range from $1,162,955 to $103,950,000 and the average Cut-off Date Balance will be $14,332,290 subject to a variance of plus or minus 5.0%. The calculations of the Initial Outstanding Pool Balance and the respective Cut-off Date Balances of the Mortgage Loans are based on the assumption that all scheduled payments of principal due with respect to the Mortgage Loans during December 2014 are timely made. All numerical information provided in this free writing prospectus with respect to the Mortgage Loans is provided on an approximate basis. All percentages of the Mortgage Pool referred to in this free writing prospectus without further description are approximate percentages of the Initial Outstanding Pool Balance. Descriptions of the terms and provisions of the Mortgage Loans are generalized descriptions of the terms and provisions of the Mortgage Loans in the aggregate. Many of the individual Mortgage Loans have specific terms and provisions that deviate from the general description.

The Myrtle Beach Marriott Resort & Spa Loan Combination will be serviced by the Master Servicer and the Special Servicer pursuant to the Pooling and Servicing Agreement and the related Intercreditor Agreement.

“Companion Loan” means a Serviced Companion Loan or Non-Serviced Companion Loan, as applicable and as the context may require.

“Intercreditor Agreement” means with respect to any Loan Combination, the related intercreditor, co-lender or similar agreement in effect from time to time by and between (a) the holder of the related Mortgage Loan(s) and the holder of the related Subordinate Companion Loan(s) relating to the relative rights of such holders or (b) the holders of the related Mortgage Loan and the related Serviced Pari Passu Companion Loan(s) or Non-Serviced Pari Passu Companion Loan(s) relating to the relative rights of such holders. The Myrtle Beach Marriott Resort & Spa intercreditor agreement will be an Intercreditor Agreement, as the context may require.

“Loan Combination” means the Myrtle Beach Marriott Resort & Spa Loan Combination, as the context may require and as applicable.

“Non-Serviced Companion Loan” means, with respect to any Non-Serviced Loan Combination, any related mortgage note not included in the Issuing Entity that is not serviced under the Pooling and Servicing Agreement and that is generally (a) payable on a pari passu basis with a Non-Serviced Mortgage Loan included in the Issuing Entity to the extent set forth in the related Intercreditor Agreement or (b) subordinated in right of payment to the related Non-Serviced Mortgage Loan included in the Issuing Entity to the extent set forth in the related Intercreditor Agreement. There are no Non-Serviced Companion Loans related to the Issuing Entity.

“Non-Serviced Loan Combination” means any Loan Combination that is not serviced under the Pooling and Servicing Agreement that is divided into one or more notes, which includes a Mortgage Loan included in the Issuing Entity but serviced under another agreement and one or more mortgage notes not included in the Issuing Entity and serviced under another agreement. References herein to a Non-Serviced Loan Combination refer to the aggregate indebtedness under the related notes. There are no Non-Serviced Loan Combinations related to the Issuing Entity.

“Non-Serviced Mortgage Loan” means, with respect to any Non-Serviced Loan Combination, a Mortgage Loan included in the Issuing Entity but serviced under another agreement. There are no Non-Serviced Loans related to the Issuing Entity.

“Pari Passu Companion Loan” means with respect to any Loan Combination, any related mortgage note not included in the Issuing Entity, which is generally payable on a pari passu basis with a Mortgage Loan included in the Issuing Entity to the extent set forth in the related Intercreditor Agreement. The Myrtle Beach Marriott Resort & Spa Companion Loans will be the only Pari Passu Companion Loans related to the Issuing Entity.

“Serviced Companion Loan” means, with respect to any Serviced Loan Combination, any related mortgage note not included in the Issuing Entity that is serviced under the Pooling and Servicing Agreement and that is generally (a) payable on a pari passu basis with a Mortgage Loan included in the Issuing Entity to the extent set forth in the related Intercreditor Agreement or (ii) subordinated in right of payment to the related Mortgage Loan included in the Issuing Entity to the extent set forth in the related Intercreditor Agreement. The Myrtle Beach Marriott Resort & Spa Companion Loans will be the only Serviced Companion Loans related to the Issuing Entity.

“Serviced Loan Combination” means any Loan Combination serviced under the Pooling and Servicing Agreement, which includes a mortgage note that is included in the Issuing Entity and (a) one or more Subordinate Companion Loans not included in the Issuing Entity and/or (b) one or more Pari Passu Companion Loans not included in the Issuing Entity. References herein to a Serviced Loan Combination refer to the aggregate indebtedness under the related notes. The Myrtle Beach Marriott Resort & Spa Loan Combination will be the only Serviced Loan Combination related to the Issuing Entity.

“Serviced Pari Passu Companion Loan” means, with respect to any Serviced Loan Combination, any related Pari Passu Companion Loan that is serviced under the Pooling and Servicing Agreement. The Myrtle Beach Marriott Resort & Spa Companion Loans will be the only Serviced Pari Passu Companion Loans related to the Issuing Entity.

“Subordinate Companion Loan” means with respect to any Loan Combination, any related subordinated note not included in the Issuing Entity, which is generally subordinated in right of payment to the related Mortgage Loan to the extent set forth in the related Intercreditor Agreement. There are no Subordinate Companion Loans related to the Issuing Entity.

Each Mortgage Loan is evidenced by one or more promissory notes (each, a “Note”) and secured by one or more mortgages, deeds of trust or other similar security instruments (each, a “Mortgage”). Each Mortgage Loan is secured by, among other things, a first mortgage lien on (i) the fee simple estate in an income producing real property, including Mortgaged Properties constituting the borrower’s leasehold interest or interests in the Mortgaged Property along with the corresponding fee interest of the lessor in such Mortgaged Property, (ii) a leasehold estate in a portion of the mortgaged property and a fee estate in another portion of the mortgaged property or (iii) a leasehold estate in the Mortgaged Property and no Mortgage on the related fee estate, as set forth below:

Interest of Borrower Encumbered	Number of Mortgaged Properties	Aggregate Cut-off Date Balance(1)	% of Initial Outstanding Pool Balance(1)
Fee Simple(2)	262	$1,209,382,882	94.8%
Fee Simple/Leasehold	4	$58,690,915	4.6%
Leasehold	1	$7,500,000	0.6%
Total	267	$1,275,573,797	100.0%

(1)
Because this table presents information relating to the Mortgaged Properties and not the Mortgage Loans, the information for any Mortgaged Property that relates to a Mortgage Loan secured by more than one Mortgaged Property is based on Allocated Loan Amounts (which amounts, if not specified in the related Mortgage Loan Documents, are based on the appraised values and/or square footage of each Mortgaged Property and/or each Mortgaged Property’s underwritten net cash flow).

(2)	May include Mortgage Loans secured by the borrower’s leasehold interest in the Mortgaged Property along with the corresponding fee interest of the lessor in such Mortgaged Property.

Subject in some cases to a next business day convention, all of the Mortgage Loans have due dates upon which interest and/or principal payments are due under the related Note (each such date, a “Due Date“) that occur as described in the following table with the indicated grace period.

Due Date	Default Grace Period Days	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance
6	0	71	$1,104,024,621	86.6%
1	0	6	$80,260,708	6.3%
1	5	11	$77,922,903	6.1%
5	0	1	$13,365,565	1.0%

As used in this free writing prospectus, “grace period” is the number of days before a payment default is an event of default under each Mortgage Loan. A grace period does not apply to a maturity date or Anticipated Repayment Date payment. The information in the foregoing table is based on the related Mortgage Loan Documents. Certain jurisdictions may impose a statutorily longer grace period. See Annex A-1 to this free writing prospectus for information on the number of days before a payment default is an event of default under each Mortgage Loan.

Security for the Mortgage Loans

None of the Mortgage Loans is insured or guaranteed by the United States, any governmental agency or instrumentality, any private mortgage insurer or by the Depositor, any Sponsor, any Mortgage Loan Seller, the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor or the Trustee or any of their respective affiliates. Each Mortgage Loan is or should be considered to be non-recourse. In the event of a default under any Mortgage Loan, the lender’s remedies generally are limited to foreclosing against the specific Mortgaged Property or Mortgaged Properties securing such Mortgage Loan and such limited other assets as may have been pledged to secure such Mortgage Loan. Each Mortgage Loan is secured by one or more Mortgages and an assignment of the related borrower’s (or with respect to any indemnity deed of trust structure, the related property owner’s) interest in the leases, rents, issues and profits of the related Mortgaged Properties. For purposes of the information contained in this free writing prospectus, with respect to Mortgage Loans with an indemnity deed of trust structure, references to the borrower refer to the borrower or the property owner, as applicable. In certain instances, additional collateral exists in the nature of letters of credit, partial indemnities or guaranties, or in the establishment and pledge of one or more reserve or escrow accounts

(such accounts, “Reserve Accounts”). In many cases, this additional collateral may be returned to the borrower prior to the related Mortgage Loan maturity date.

With limited exception, each Mortgage constitutes a first lien on a fee or leasehold or combination fee and/or leasehold interest in a Mortgaged Property, subject generally only to the following (collectively, “Permitted Encumbrances”) (i) liens for real property taxes, ground rents, water charges, sewer rents and assessments not yet delinquent and accruing interest or penalties, (ii) covenants, conditions, restrictions, rights of way, easements and other matters of public record acceptable to mortgage lending institutions generally, (iii) such other exceptions and encumbrances on Mortgaged Properties as are reflected in the related title insurance policies, (iv) other matters to which like properties are commonly subject, (v) the rights of tenants, as tenants only, whether underground leases or space leases at the Mortgaged Property and (vi) mortgage liens for a Companion Loan. However, in the case of some of the Mortgaged Properties, a related tenant, related property manager, adjacent property owner or other third party may have a purchase option, right of first refusal, right of first offer or right of first negotiation in connection with a purchase of, or a right to substitute, the subject Mortgaged Property, which right may be senior to the related Mortgage. In addition, there may exist purchase money security interest that encumbers various fixtures at a Mortgaged Property. Furthermore, under applicable state laws, certain after occurring liens and charges (such as liens for real estate taxes) may prime the mortgage encumbering a mortgaged property. See “Risk Factors—Risks Related to the Mortgage Loans—Mortgage Loans Secured by Leasehold Interests May Expose Investors to Greater Risks of Default and Loss” in this free writing prospectus.

Significant Mortgage Loans

The following table sets forth information regarding the 10 largest Mortgage Loans, which represent, in the aggregate, approximately 37.4% of the Initial Outstanding Pool Balance.

Ten Largest Mortgage Loans

Mortgage Loan	Cut-off Date Balance	% of Initial Outstanding Pool Balance	Mortgage Rate	Remaining Term	U/W NCF DSCR	Cut-off Date LTV	LTV Ratio at Maturity	Cut-off Date U/W NOI Debt Yield
Tops & Kroger Portfolio	$103,950,000	8.1%	4.0299%	120	2.67x	64.4%	64.4%	12.3%
W Scottsdale	$59,000,000	4.6%	4.2070%	117	1.87x	67.0%	58.3%	12.7%
Churchill Portfolio	$55,500,000	4.4%	5.1500%	117	1.48x	65.7%	55.2%	11.2%
Circle K Portfolio(1)	$47,000,000	3.7%	4.1875%	118	3.85x	36.4%	36.4%	17.4%
University Village	$39,850,000	3.1%	4.5685%	119	1.32x	65.9%	58.2%	9.3%
811 Wilshire	$39,000,000	3.1%	4.0500%	119	1.55x	57.4%	52.1%	9.9%
University Edge(2)	$36,250,000	2.8%	4.5300%	119	1.24x	70.0%	65.3%	8.8%
Highland Oaks Portfolio	$34,590,000	2.7%	4.3600%	119	1.32x	71.9%	65.7%	9.1%
8000 Maryland Avenue	$31,500,000	2.5%	4.2000%	119	1.41x	75.0%	65.2%	9.6%
Myrtle Beach Marriott Resort & Spa(3)	$30,848,015	2.4%	4.6425%	116	1.62x	69.5%	56.8%	11.3%
Total/Wtd. Avg.	$477,488,015	37.4%	4.3568%	118	1.99x	63.7%	58.0%	11.5%

(1)
In the case of the Circle K Portfolio Mortgage Loan, representing approximately 3.7% of the Initial Outstanding Pool Balance, the Cut-off Date LTV was calculated based on the portfolio appraised value of $129,200,000. Based on the aggregate appraised value of the individual properties of $120,173,711, the Cut-off Date LTV is 39.1%.

(2)
In the case of the University Edge Mortgage Loan, representing approximately 2.8% of the Initial Outstanding Pool Balance, the Cut-off Date LTV and Cut-off Date U/W NOI Debt Yield have been calculated net of any related earnouts with respect to such Mortgage Loan. The LTV ratio at maturity was calculated based on the “as stabilized” appraised value of $50,850,000. Based on the “as is” appraised value of $46,400,000, the cut-off date LTV is 71.5%.

(3)
In the case of the Myrtle Beach Marriott Resort & Spa Mortgage Loan, representing approximately 2.4% of the Initial Outstanding Pool Balance, which has two pari passu companion loans that will not be included in the issuing entity, the debt service coverage ratio, loan-to-value ratios and debt yield for the Myrtle Beach Marriott Resort & Spa Mortgage Loan have been calculated based on the Myrtle Beach Marriott Resort & Spa Mortgage Loan that will be included in the issuing entity and the related pari passu companion loans that will not be included in the issuing entity.

For a brief summary of the top 20 Mortgage Loans (including the top 10 Mortgage Loans described above) in the pool of Mortgage Loans, see Annex B to this free writing prospectus.

Sale of the Mortgage Loans

The Depositor will purchase the Mortgage Loans to be included in the Issuing Entity on or before the Closing Date from UBSRES, GACC, JLC, CCRE Lending, KeyBank and Pillar (collectively, the “Mortgage Loan Sellers” or the “Sponsors”), pursuant to six separate mortgage loan purchase agreements (each, a “Mortgage Loan Purchase Agreement”), each to be dated the date of pricing of the Certificates, between the applicable Mortgage Loan Seller and the Depositor. See “The Sponsors, Mortgage Loan Sellers and Originators” in this free writing prospectus.

The number and total Cut-off Date Balances of the Mortgage Loans to be transferred to the Depositor by the respective Mortgage Loan Sellers are as follows:

Mortgage Loan Seller	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance
UBS Real Estate Securities Inc.	22	$449,552,665	35.2%
German American Capital Corporation	20	$333,279,881	26.1%
Jefferies LoanCore LLC	14	$175,669,054	13.8%
Cantor Commercial Real Estate Lending, L.P.	11	$146,998,400	11.5%
KeyBank National Association	16	$131,233,611	10.3%
Pillar Funding LLC	6	$38,840,185	3.0%
Total	89	$1,275,573,797	100.0%

Except as indicated in the following sentence, each Mortgage Loan Seller or one of its affiliates originated (either directly or, in some cases, through table funding arrangements) each of the Mortgage Loans as to which it is acting as Mortgage Loan Seller.

Each Mortgage Loan Purchase Agreement will be governed by the laws of the State of New York. Each party to a Mortgage Loan Purchase Agreement waives its right to a jury trial and consents to the jurisdiction of any New York State and Federal courts sitting in New York City with respect to matters arising out of or related to the agreement.

Each of the Mortgage Loan Sellers will make certain representations and warranties with respect to each of the Mortgage Loans sold by it and, with respect to a breach of any such representation or warranty that materially and adversely affects (i) the value of a Mortgage Loan sold by it, (ii) the value of the related Mortgaged Property or (iii) the interests of the Trustee in such Mortgage Loan or the related Mortgaged Property, the related Mortgage Loan Seller generally will be required to cure such breach, repurchase the Mortgage Loan, substitute another mortgage loan for that Mortgage Loan or make a Loss of Value Payment. See “The Pooling and Servicing Agreement—Representations and Warranties; Repurchase; Substitution” in this free writing prospectus.

The information set forth in this free writing prospectus concerning the Mortgage Loan Sellers and the underwriting conducted by each such Mortgage Loan Seller with respect to the related Mortgage Loans, has been provided by the respective Mortgage Loan Sellers.

A description of the underwriting standards of each Mortgage Loan Seller is set forth above under “The Sponsors, Mortgage Loan Sellers and Originators” in this free writing prospectus.

The Mortgage Loans included in this transaction were selected for this transaction from mortgage loans specifically originated or acquired for securitizations of this type by the Mortgage Loan Sellers taking into account rating agency criteria and feedback, subordinate investor feedback, property type and geographic location.

Certain Underwriting Matters

Environmental Site Assessments. Environmental site assessments or updates of a previously conducted assessment based on information in an established database or study were conducted on all of the Mortgaged Properties within the 8-month period prior to the Cut-off Date. In some cases these assessments or updates revealed the existence of material environmental conditions. The Mortgage Loan Sellers have informed the Depositor that, except where disclosed otherwise in this free writing prospectus, where such conditions were identified:

●	the borrower has escrowed funds to effect remediation, and such funds are held or controlled by the related lender;

●
with respect to the presence of asbestos-containing materials, radon in indoor air, lead-based paint or lead in drinking water, an operations or maintenance plan has been required to be instituted (if such a plan is the only action recommended by the environmental consultant);

●
the condition has been remediated in all material respects and, if and as appropriate, a “no further action” letter was obtained from the applicable governmental regulatory authority (or the condition was otherwise listed by such governmental authority as “closed” or a reputable environmental consultant has concluded that no further action is required);

●	environmental insurance with respect to such condition has been obtained;

●
a responsible party, not related to the borrower, has been identified as the responsible party and such responsible party has financial resources reasonably estimated to be adequate to address the situation; or

●	a party related to the borrower having financial resources reasonably estimated to be adequate to address the situation is required to take action.

For more information regarding environmental considerations, see “Risk Factors—Risks Related to the Mortgage Loans—Environmental Issues at the Mortgaged Properties May Adversely Affect Payments on Your Certificates” and “—Potential Issuing Entity Liability Related to a Materially Adverse Environmental Condition” in this free writing prospectus.

In the case of the Mortgaged Properties identified on Annex A-1 to this free writing prospectus as U-Haul Pool 2, which secure a Mortgage Loan representing approximately 2.4% of the Initial Outstanding Pool Balance, a lender environmental insurance policy was obtained from Steadfast Insurance Company, with a term of 10 years and one 10-year extension option, a limit of $3,000,000 and a $50,000 per claim self-insured retention. In the case of the Mortgaged Property identified on Annex A-1 to this free writing prospectus as 4585 Electronics Plaza, which secures a Mortgage Loan representing approximately 0.7% of the Initial Outstanding Pool Balance, a lender environmental insurance policy was obtained from Steadfast Insurance Company, with a term of 10 years, a limit of $3,000,000 and a deductible of $50,000. For additional information regarding Mortgaged Properties covered by an environmental insurance policy, see “Risk Factors—Risks Related to the Mortgage Loans—Environmental Issues at the Mortgaged Properties May Adversely Affect Payments on Your Certificates” in this free writing prospectus. Subject to certain conditions and exclusions, an environmental insurance policy generally insures the Issuing Entity against losses resulting from certain environmental conditions at the related Mortgaged Property during the applicable policy period. Subject to certain conditions and exclusions and any deductible, the environmental insurance policies generally provide coverage against (i)(A) losses resulting from default under the applicable Mortgage Loan, up to the then outstanding principal balance and certain unpaid interest of the Mortgage Loan, if on-site environmental conditions in violation of applicable environmental standards are discovered at the Mortgaged Property during the policy period and, in some cases, no foreclosure of the Mortgaged Property has taken place; provided, however, that with respect to certain Mortgage Loans for which an environmental insurance policy was obtained, the coverage may be limited to the lesser of the outstanding mortgage loan balance and the costs of clean-up of environmental conditions, up to the applicable aggregate policy limit or (B) losses arising during the policy period for certain known and disclosed environmental conditions and new environmental conditions discovered during the policy period up to the policy limit; (ii) losses from third party claims against the lender during the policy period for bodily injury, property damage or loss of third party property value resulting from environmental conditions at or emanating from the Mortgaged Property up to the policy limit or loan balance, as applicable; and (iii) legal defense expenses in connection with the foregoing up to the policy limit or loan balance, as applicable. See “Risk Factors—Risks Related to the Mortgage Loans—Environmental Issues at the Mortgaged Properties May Adversely Affect Payments on Your Certificates” and “—Potential Issuing Entity Liability Related to a Materially Adverse Environmental Condition” in this free writing prospectus.

In the case of the portfolio of Mortgaged Properties identified on Annex A-1 to this free writing prospectus as Highland Oaks Portfolio, which secures a Mortgage Loan representing approximately 2.7% of the Initial Outstanding Pool Balance, the non-recourse carveout guarantors’ liability under the guaranty does not include losses, liabilities, costs and damages in connection with any breach of the environmental covenants contained in the related loan documents.

The information contained in this free writing prospectus regarding environmental conditions at the Mortgaged Properties is based on the environmental site assessments or the updates described in the first paragraph under this heading and has not been independently verified by the Depositor, the Mortgage Loan Sellers, the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor, the Trustee or any of their respective affiliates. There can be no assurance that the environmental site assessments or such updates, as applicable, identified all environmental conditions and risks, or that any such environmental conditions will not have a material adverse effect on the value or cash flow of the related Mortgaged Property. For additional information, see “Risk Factors—Risks Related to the Mortgage Loans—Potential Issuing Entity Liability Related to a Materially Adverse Environmental Condition” in this free writing prospectus.

Property Condition Assessments. The Mortgage Loan Sellers have informed the Depositor that, inspections of all of the Mortgaged Properties (or updates of previously conducted inspections) were conducted by independent licensed engineers or other representatives or designees (which may have been employees) of the related Mortgage Loan Seller or other originator within the 8-month period prior to the Cut-off Date. Such inspections were commissioned to inspect the exterior walls, roofing, interior construction, mechanical and electrical systems (in most cases) and the general condition of the site, buildings and other improvements located at a Mortgaged Property. With respect to certain of the Mortgage Loans, the resulting reports indicated a variety of deferred maintenance items and recommended capital expenditures. The estimated cost of the necessary repairs or replacements at a Mortgaged Property was included in the related property condition assessment. In some (but not all) instances, cash reserves were established with the lender to fund such deferred maintenance and/or replacement items.

Appraisals and Market Analysis. The Mortgage Loan Sellers have informed the Depositor that, an appraisal or market analysis for all of the Mortgaged Properties was performed (or an existing appraisal was updated) on behalf of the related Mortgage Loan Seller within the 11-month period prior to the Cut-off Date. Such appraisal contained a statement or was accompanied by a letter from the related appraiser, to the effect that the appraisal was performed in accordance with the requirements of the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as in effect on the date the appraisal was completed. In general, such appraisals represent the analysis and opinion of the respective appraisers at or before the time made, and are not guarantees of, and may not be indicative of, present or future value. There can be no assurance that another appraiser would not have arrived at a different valuation, even if such appraiser used the same general approach to and the same method of appraising the Mortgaged Property. In addition, appraisals seek to establish the amount a typically motivated buyer would pay a typically motivated seller. Such amount could be significantly higher than the amount obtained from the sale of a Mortgaged Property under a distress or liquidation sale. See “Risk Factors—Risks Related to the Mortgage Loans—Appraisals and Market Studies Have Certain Limitations” in this free writing prospectus.

Property, Liability and Other Insurance. In the case of each Mortgage Loan (except where self-insurance is permitted, where the borrower is permitted to rely on insurance coverage provided by, or self-insurance by, a tenant or where the borrower’s requirements to maintain insurance are otherwise governed by the terms of a related long-term lease), the related Mortgage Loan Documents generally require, or permit the lender to require, that: (i) the related Mortgaged Property be insured by a property and casualty insurance policy in an amount (subject to a customary deductible) at least equal to the least of (a) the outstanding principal balance of the related Mortgage Loan (or, with respect to a Loan Combination, the outstanding principal balance of such Loan Combination), (b) 100% of the full insurable replacement cost of the improvements located on the related Mortgaged Property or (c) with respect to certain Mortgage Loans, the full insurable actual cash value of the related Mortgaged Property; or (ii) the Mortgaged Property be insured by property insurance in such other amounts as was required by the related originators with, if applicable, appropriate endorsements to avoid the application of a co-insurance clause and without reduction in insurance proceeds for depreciation. In general, the standard form of property and casualty insurance policy covers physical damage to, or destruction of, the improvements on the Mortgaged Property by fire, lightning, explosion, smoke and hail, riot or strike and civil commotion, subject to the conditions and exclusions set forth in each policy.

If any portion of the improvements to a Mortgaged Property securing any Mortgage Loan was, at the time of the origination of such Mortgage Loan, in an area identified in the “Federal Register” by the Federal Emergency Management Agency as having special flood hazards, and flood insurance was available, then (except where self-insurance is permitted, where the borrower is permitted to rely on insurance coverage provided by, or self-insurance by, a tenant or where the borrower’s requirements to maintain insurance are otherwise governed by the terms of a related long-term lease) a flood insurance policy meeting the requirements of the then-current guidelines of the Federal Insurance Administration is in effect with a generally acceptable insurance carrier, in an amount representing coverage not less than the least of (1) the outstanding principal balance of such Mortgage Loan or, with respect to a Loan Combination, the outstanding principal balance of such Loan Combination, (2) the maximum amount of insurance available for the related Mortgaged Property under the National Flood Insurance Act of 1968, as amended, and (3) 100% of the replacement cost of the improvements. Notwithstanding the foregoing, in the case of a Mortgaged Property operated as a manufactured housing community, flood insurance may not have been obtained if the only uninsured improvements in the area identified as having special flood hazards are manufactured home pads.

In most cases (except in certain instances that include where self-insurance is permitted, where the borrower is permitted to rely on insurance coverage provided by, or self-insurance by, a tenant or where the borrower’s requirements to maintain insurance are governed by the terms of a related long-term lease), each Mortgage generally requires the related borrower to maintain (i) comprehensive general liability insurance against claims for personal and bodily injury, death or property damage occurring on, in or about the related Mortgaged Property and (ii) business interruption or rent loss insurance in an amount not less than 100% of the projected rental income or gross receipts from the related Mortgaged Property for not less than six months (although some Mortgage Loans permit a shorter period).

With respect to each of the Mortgaged Properties (except in certain instances that include where the terrorism insurance coverage requirement has been waived, where self-insurance is permitted, where the borrower is permitted to rely on insurance coverage provided by, or self-insurance by, a tenant or where the borrower’s requirements to maintain insurance are governed by the terms of a related long-term lease), if any of the required insurance policies contain exclusions for loss, cost, damage or liability caused by “terrorism” or “terrorist acts,” the related borrower is required to obtain and maintain terrorism coverage to cover such exclusions from a “Qualified Carrier” under the related loan agreement, or in the event that such terrorism coverage is not available from a “Qualified Carrier,” the related borrower is required to obtain such terrorism coverage from the highest rated insurance company providing such terrorism coverage subject, in many cases, to commercially reasonable rates.

With respect to certain of the Mortgage Loans, there are limitations on the amount of premium or amount of coverage that must be obtained by the borrower related specifically to terrorism insurance. Many of the Mortgage Loans provide that the borrower is not required to spend, solely related to terrorism insurance, more than two times the amount of insurance premium payable at the time of the origination of the Mortgage Loan in respect of the property and business interruption/rental loss insurance required under the related Mortgage Loan Documents (without giving effect to the cost of terrorism and earthquake components of such casualty and business interruption/rental loss insurance), and if the cost of terrorism insurance exceeds such amount, the related borrower is required to purchase the maximum amount of terrorism insurance available with funds equal to such amount. Certain Mortgage Loans provide that the borrower is only required to maintain terrorism insurance so long as the lender determines that either (i) prudent owners of real estate comparable to the Mortgaged Property are maintaining such insurance or (ii) prudent institutional lenders to such owners are requiring that such owners maintain such insurance.

For example, in the case of the Mortgaged Properties identified on Annex A-1 to this free writing prospectus as U-Haul Pool 2, which secure a Mortgage Loan representing approximately 2.4% of the Initial Outstanding Pool Balance, the borrower has a self-insured retention on commercial general liability of $5,000,000, which is permitted so long as the related non-recourse carveout guarantor maintains net equity of at least $250,000,000 as reflected in its most recent audited financial statements.

For a further discussion of limitations regarding terrorism insurance coverage on the Mortgaged Properties, see “Risk Factors—Risks Related to the Mortgage Loans—Availability of Terrorism Insurance” in this free writing prospectus.

In general, the Mortgaged Properties are not insured for earthquake risk, floods and other water-related causes, landslides and mudflow, vermin, nuclear reaction or war. In addition, certain of the insurance policies may specifically exclude coverage for losses due to mold, certain acts of nature, terrorist activities or other insurable conditions or events.

In some cases, the related Mortgage Loan Documents permit the related borrower to rely on insurance obtained by a tenant in accordance with its lease, self-insurance or other agreements provided by a tenant in lieu of an insurance policy or the insurance requirements are solely governed by the terms of a related long-term lease. See Representations and Warranties 16 and 29 on Annex F to this free writing prospectus and the exceptions thereto on Annex G to this free writing prospectus.

In some cases, required insurance is provided under a blanket policy that also insures properties that secure mortgage loans owned by the related sponsor that are not included in this securitization. In some cases, the related borrower maintains one or more forms of insurance under blanket policies. For example, with respect to one hundred sixty-five (165) Mortgaged Properties that secure Mortgage Loans representing in the aggregate approximately 54.1% of the Initial Outstanding Pool Balance as of the Cut-off Date (by Allocated Loan Amount), certain insurance for the related Mortgaged Property (or, if applicable, some or all of the related Mortgaged Properties) is under a borrower’s blanket insurance policy. With respect to certain of these Mortgage Loans, the related borrower may be required to make payments to an insurance reserve if the related Mortgaged Property is no longer covered by the blanket insurance policy. The blanket insurance risk is magnified when affiliated loans in the same pool are covered by the same blanket policy. Some Mortgaged Properties included in the Mortgage Pool may be insured pursuant to a blanket policy covering such Mortgaged Properties together with other properties owned directly or indirectly by the related loan sponsor that are not included in the Mortgage Pool.

See “Risk Factors—Risks Related to the Mortgage Loans—Inadequate Property Insurance Coverage Could Have an Adverse Impact on the Mortgaged Properties” and “Risk Factors—Risks Related to the Mortgage Loans—Risks Associated with Blanket Insurance Policies or Self-Insurance” in this free writing prospectus.

Certain Variances from the Underwriting Guidelines. Certain of the Mortgage Loans may vary from the underwriting guidelines described under “The Sponsors, Mortgage Loan Sellers and Originators—UBS Real Estate Securities Inc.—UBSRES’s Lending’s Underwriting Standards”, “—German American Capital Corporation—GACC’s Underwriting Standards”, “—Jefferies LoanCore LLC—JLC’s Underwriting Standards” “—Cantor Commercial Real Estate Lending, L.P.—CCRE Lending’s Underwriting Standards”, “—KeyBank National Association—KeyBank’s Underwriting Standards” or “—Pillar Funding LLC—Pillar’s Underwriting Standards” as applicable, in this free writing prospectus.

Loan Combinations

The following table represents certain information regarding the Mortgage Loan and Companion Loans that comprise each Loan Combination:

Mortgage Loan	Mortgage Loan Cut-off Date Balance	Companion Loan Cut-off Date Balance	Loan Combination Cut-off Date Balance	Loan Combination U/W NCF DSCR	Loan Combination Cut-off Date LTV Ratio	Loan Combination Cut-off Date U/W NOI Debt Yield	Additional Mezzanine Debt Cut-off Date Balance
Myrtle Beach Marriott Resort & Spa	$ 30,848,015	$ 84,583,266	$ 115,431,280	1.62x	69.5%	11.3%	$ 0

The Myrtle Beach Marriott Resort & Spa Loan Combination

General. The Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this free writing prospectus as Myrtle Beach Marriott Resort & Spa, representing approximately 2.4% of the Initial Outstanding Pool Balance, with a Cut-off Date Balance of $30,848,015 (the “Myrtle Beach Marriott Resort & Spa Mortgage Loan”), is part of a loan combination comprised of three promissory notes, each of which is secured by the same mortgage instrument on the same underlying Mortgaged Property (the “Myrtle Beach Marriott Resort & Spa Mortgaged Property”). The Myrtle Beach Marriott Resort & Spa Mortgage Loan is evidenced by promissory note A1-1. The portions of the Myrtle Beach Marriott Resort & Spa Loan Combination (as defined below) evidenced by (a) promissory note A1-2, with a Cut-off Date Balance of $29,852,917, which is included in the COMM 2014-CCRE20 Mortgage Trust issuing entity and (b) promissory note A-2, with a Cut-off Date Balance of $54,730,348, which is included in the COMM 2014-LC17 Mortgage Trust issuing entity, are collectively referred to in this free writing prospectus as the “Myrtle Beach Marriott Resort & Spa Companion Loans” and are pari passu in right of payment with the Myrtle Beach Marriott Resort & Spa Mortgage Loan. The Myrtle Beach Marriott Resort & Spa Mortgage Loan and the Myrtle Beach Marriott Resort & Spa Companion Loans are collectively referred to in this free writing prospectus as the “Myrtle Beach Marriott Resort & Spa Loan Combination“. The Myrtle Beach Marriott Resort & Spa Companion Loans will not be transferred to the Issuing Entity and will not be part of the Mortgage Pool.

The holders of the Myrtle Beach Marriott Resort & Spa Loan Combination (the “Myrtle Beach Marriott Resort & Spa Noteholders”) have entered into a co-lender agreement that sets forth the respective rights of each Myrtle Beach Marriott Resort & Spa Noteholder (the “Myrtle Beach Marriott Resort & Spa Intercreditor Agreement”).

Servicing. The Myrtle Beach Marriott Resort & Spa Loan Combination will be serviced (x) pursuant to the terms of the Pooling and Servicing Agreement and, subject to the terms of the Myrtle Beach Marriott Resort & Spa Intercreditor Agreement, all decisions, consents, waivers, approvals and other actions on the part of any Myrtle Beach Marriott Resort & Spa Noteholders will be effected in accordance with the Myrtle Beach Marriott Resort & Spa Pooling and Servicing Agreement and the Myrtle Beach Marriott Resort & Spa Intercreditor Agreement and (y) by the Master Servicer and the Special Servicer. Wells Fargo Bank, National Association will act as the primary servicer for the Myrtle Beach Marriott Resort & Spa Loan Combination.

Advancing. The Master Servicer or the Trustee, as applicable, will be responsible for making (i) P&I Advances on the Myrtle Beach Marriott Resort & Spa Mortgage Loan (but not on any Myrtle Beach Marriott Resort & Spa Companion Loan) pursuant to the Pooling and Servicing Agreement; and (ii) Property Advances with respect to the Myrtle Beach Marriott Resort & Spa Loan Combination, in each case, unless the Master Servicer, the Special Servicer or the Trustee, as applicable, determines that such an Advance would be a Nonrecoverable Advance under the Pooling and Servicing Agreement.

With respect to the Myrtle Beach Marriott Resort & Spa Mortgage Loan, each of the Master Servicer and the Trustee will be permitted to make its own determination that it has made a nonrecoverable P&I Advance on such Mortgage Loan or that any proposed P&I Advance, if made, would constitute a nonrecoverable P&I Advance with respect to Myrtle Beach Marriott Resort & Spa Mortgage Loan independently of any determination made by the servicers of the Myrtle Beach Marriott Resort & Spa

Companion Loans. If the Master Servicer determines that a proposed P&I Advance with respect to the Myrtle Beach Marriott Resort & Spa Mortgage Loan, if made, or any outstanding P&I Advance with respect to the Myrtle Beach Marriott Resort & Spa Mortgage Loan previously made, would be, or is, as applicable, a nonrecoverable advance, the Master Servicer will be required to provide the servicers of the Myrtle Beach Marriott Resort & Spa Companion Loans written notice of such determination, promptly and in any event within the time required by the Myrtle Beach Marriott Resort & Spa Intercreditor Agreement. If the Master Servicer receives written notice from any such servicer that it has determined, with respect to a Myrtle Beach Marriott Resort & Spa Companion Loan, that any proposed advance of principal and/or interest would be, or any outstanding advance of principal and/or interest is, a nonrecoverable advance, such determination will not be binding on the Certificateholders, the Master Servicer or the Trustee; provided, however, the Master Servicer and the Trustee may conclusively rely on such determination.

Distributions. The Myrtle Beach Marriott Resort & Spa Intercreditor Agreement sets forth the respective rights of each of the Myrtle Beach Marriott Resort & Spa Noteholders and provides, in general, that all payments, proceeds and other recoveries on or in respect of the Myrtle Beach Marriott Resort & Spa Loan Combination will be applied to the Myrtle Beach Marriott Resort & Spa Mortgage Loan and the Myrtle Beach Marriott Resort & Spa Companion Loans on a pro rata and pari passu basis according to their respective outstanding principal balances (subject, in each case, to the payment and reimbursement rights of the applicable master servicer and special servicer in accordance with the terms of the Pooling and Servicing Agreement and the Myrtle Beach Marriott Resort & Spa Intercreditor Agreement, as applicable).

Consultation and Control. The directing holder under the Myrtle Beach Marriott Resort & Spa Intercreditor Agreement with respect to the Myrtle Beach Marriott Resort & Spa Loan Combination (such party, the “Myrtle Beach Marriott Resort & Spa Directing Holder”) will be the controlling class representative or such other party specified in the Pooling and Servicing Agreement. Certain decisions to be made with respect to the Myrtle Beach Marriott Resort & Spa Loan Combination, including certain major decisions and the implementation of any recommended actions outlined in an asset status report pursuant to the Pooling and Servicing Agreement will require the approval of the Myrtle Beach Marriott Resort & Spa Directing Holder.

Pursuant to the terms of the Myrtle Beach Marriott Resort & Spa Intercreditor Agreement, the Myrtle Beach Marriott Resort & Spa Non-Controlling Note Holder will have the right to (i) receive copies of all notices, information and reports that the Special Servicer is required to provide to the Myrtle Beach Marriott Resort & Spa Directing Holder within the same time frame it is required to provide such notices, information and reports to the Myrtle Beach Marriott Resort & Spa Directing Holder and (ii) consult on a strictly non-binding basis with respect to certain major decisions as set forth in the Myrtle Beach Marriott Resort & Spa Intercreditor Agreement and the implementation of any recommended actions outlined in an asset status report. The consultation right of the Myrtle Beach Marriott Resort & Spa Non-Controlling Note Holder will expire 10 business days after the delivery by such special servicer of notice and information relating to the matter subject to consultation, whether or not the Myrtle Beach Marriott Resort & Spa Non-Controlling Note Holder has responded within such period; provided, that if a new course of action is proposed that is materially different from the actions previously proposed, the 10 business-day consultation period will begin anew. Notwithstanding the Myrtle Beach Marriott Resort & Spa Non-Controlling Note Holder’s consultation rights described above, the Special Servicer is permitted to make any major decision or take any action set forth in an asset status report before the expiration of the aforementioned 10 business-day period if it determines that immediate action with respect to such decision is necessary to protect the interests of the holders of the Myrtle Beach Marriott Resort & Spa Mortgage Loan and the Myrtle Beach Marriott Resort & Spa Companion Loans.

Notwithstanding the foregoing consultation rights, no direction or objection by the Myrtle Beach Marriott Resort & Spa Non-Controlling Note Holder may require or cause the Master Servicer or the Special Servicer, as applicable, to violate any provision of any related mortgage loan documents, applicable law or the Pooling and Servicing Agreement, as applicable, the Myrtle Beach Marriott Resort & Spa Intercreditor Agreement or the REMIC provisions, including without limitation the applicable master servicer’s or special servicer’s obligation to act in accordance with the servicing standard, or expose the applicable master servicer, special servicer, paying agent, trust fund, certificate administrator or trustee to liability, or materially expand the scope of such master servicer’s or special servicer’s responsibilities under the Pooling and Servicing Agreement.

In addition to the consultation rights of the Myrtle Beach Marriott Resort & Spa Non-Controlling Note Holder described above, the Myrtle Beach Marriott Resort & Spa Non-Controlling Note Holder will have the right to annual conference calls with the Master Servicer or Special Servicer, as applicable, upon reasonable notice and at times reasonably acceptable to the Master Servicer or Special Servicer, as applicable, in which servicing issues related to the Myrtle Beach Marriott Resort & Spa Loan Combination may be discussed.

The “Myrtle Beach Marriott Resort & Spa Non-Controlling Note Holder” means, with respect to each Myrtle Beach Marriott Resort & Spa Companion Loan, the party entitled to, including under the related securitization, exercise the rights granted to the holder of such Myrtle Beach Marriott Resort & Spa Companion Loan under the Myrtle Beach Marriott Resort & Spa Intercreditor Agreement.

Sale of Defaulted Mortgage Loan. Pursuant to the terms of the Myrtle Beach Marriott Resort & Spa Intercreditor Agreement, if the Myrtle Beach Marriott Resort & Spa Loan Combination becomes a “defaulted mortgage loan” pursuant to the terms of the Pooling and Servicing Agreement, the Special Servicer will be required to sell the Myrtle Beach Marriott Resort & Spa Mortgage Loan together with the Myrtle Beach Marriott Resort & Spa Companion Loans as a single whole loan. The Myrtle Beach Marriott Resort & Spa Non-Controlling Note Holder will have consultation rights in connection with such sale, as described above.

Appointment of Special Servicer. The Myrtle Beach Marriott Resort & Spa Directing Holder will have the right, with or without cause, to replace the special servicer for the Myrtle Beach Marriott Resort & Spa Loan Combination and appoint a replacement special servicer for the Myrtle Beach Marriott Resort & Spa Loan Combination in lieu thereof without the consent of the Myrtle Beach Marriott Resort & Spa Non-Controlling Note Holders as long as such replacement special servicer is a “qualified servicer” (as described in the Myrtle Beach Marriott Resort & Spa Intercreditor Agreement) and satisfies the other conditions set forth in the applicable pooling and servicing agreement.

Additional Mortgage Loan Information

General. The information in this free writing prospectus (including the Annexes to this free writing prospectus) set forth certain information with respect to the Mortgage Loans and Mortgaged Properties. Such information is presented, where applicable, as of the Cut-off Date for each Mortgage Loan, with principal balances adjusted for the scheduled principal payments due on the Mortgage Loans on or before the Cut-off Date. Information with respect to a Mortgaged Property that is one of multiple Mortgaged Properties securing a particular Mortgage Loan is based on the Allocated Loan Amount for such Mortgaged Property. With regard to the Mortgaged Properties located in California, Northern California properties have a zip code greater than 93600 and Southern California properties have a zip code less than or equal to 93600. The statistics in the schedule and tables were derived, in many cases, from information and operating statements furnished by or on behalf of the respective borrowers. Such information and operating statements were generally unaudited. The sum of the amounts in any charts throughout this free writing prospectus, including the Annexes to this free writing prospectus, may not equal the indicated total under such column due to rounding.

Net income for a Mortgaged Property as determined in accordance with generally accepted accounting principles (“GAAP”) is not the same as the stated Underwritten Net Cash Flow for such Mortgaged Property as set forth in this free writing prospectus and in the Annexes to this free writing prospectus. In addition, Underwritten Net Cash Flow is not a substitute for, or comparable to, operating income (as determined in accordance with GAAP) as a measure of the results of a property’s operations or a substitute for cash flows from operating activities (determined in accordance with GAAP) as a measure of liquidity. No representation is made as to the future net cash flow of the Mortgaged

Properties, nor is the Underwritten Net Cash Flow set forth in this free writing prospectus with respect to any Mortgaged Property intended to represent such future net cash flow.

The ARD Loans. The Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this free writing prospectus as Clovis Crossing Phase II (the “ARD Loan”), representing approximately 1.1% of the Initial Outstanding Pool Balance, provides that if, after a certain date (the “Anticipated Repayment Date”), the related borrower has not prepaid the related ARD Loan in full, any principal outstanding on that date will accrue interest at an increased interest rate (the “Revised Rate”) rather than the stated Mortgage Rate (the “Initial Rate”). While interest at the Initial Rate will continue to accrue and be payable on a current basis on the ARD Loan after its Anticipated Repayment Date, the payment of Excess Interest, to the extent actually collected, will be deferred and will be required to be paid, with interest (to the extent permitted under applicable law), only after the outstanding principal balance of such ARD Loan has been paid in full, at which time any Excess Interest actually collected will be paid to the holders of the Class V Certificates. The foregoing features, to the extent applicable, are designed to increase the likelihood that each ARD Loan will be prepaid by the related borrower on or about the applicable Anticipated Repayment Date. There can be no assurance that the borrower will pay the related ARD Loan in full on or near its Anticipated Repayment Date.

“Excess Interest” with respect to an ARD Loan is the interest accrued at the related Revised Rate in respect of such ARD Loan after the related Anticipated Repayment Date in excess of the interest accrued at the Initial Rate in respect of such ARD Loan, plus any compound interest thereon at the related Revised Rate, to the extent permitted by applicable law.

Definitions. For purposes of this free writing prospectus, including the information presented in the Annexes to this free writing prospectus, the indicated terms have the following meanings:

(a)       “Administrative Fee Rate” for each Mortgage Loan is the percentage rate per annum set forth in Annex A-1 to this free writing prospectus for such Mortgage Loan that is payable in respect of the administration of such Mortgage Loan (which includes the applicable Servicing Fee Rate, Trustee/Certificate Administrator Fee Rate, Operating Advisor Fee Rate, CREFC® License Fee Rate and the fee rate paid to the subservicer, if any). With respect to any Non-Serviced Mortgage Loan, the Administrative Fee Rate set forth on Annex A-1 also includes the Pari Passu Loan Primary Servicing Fee Rate.

(b)       “ADR” means, for any hospitality property, average daily rate.

(c)       “Allocated Loan Amount” generally means, (a) with respect to any single Mortgaged Property that is the only real property collateral for the related Mortgage Loan, the total outstanding principal balance of such Mortgage Loan; and (b) with respect to any Mortgaged Property that is one of multiple Mortgaged Properties securing a Mortgage Loan, the portion of the total outstanding principal balance of such Mortgage Loan allocated to the subject Mortgaged Property in accordance with net cash flow, appraised value or otherwise in accordance with or as set forth in the related Mortgage Loan Documents.

(d)       “Annual Debt Service” generally means, for any Mortgage Loan, 12 times the average of the principal and interest payments for the first 12 payment periods of the Mortgage Loan following the Cut-off Date (but without regard to any leap year adjustments), provided that: (i) in the case of a Mortgage Loan that provides for interest-only payments through maturity or Anticipated Repayment Date, the aggregate interest payments scheduled to be due on the Due Date following the Cut-off Date and the 11 Due Dates thereafter for such Mortgage Loan; and (ii) in the case of a Mortgage Loan that provides for an initial interest-only period and provides for scheduled amortization payments thereafter, 12 times the monthly payment of principal and interest payable during the amortization period. Monthly debt service and the debt service coverage ratios are also calculated using the average of the principal and interest payments for the first twelve payment periods of the Mortgage Loan following the Cut-off Date (but without regard to any leap-year adjustments), subject to the proviso to the prior sentence. In the case of a Mortgage Loan with one or more related Companion Loans, Annual Debt Service is calculated with respect to the Mortgage Loan including any Companion Loan (except, in the case of a Mortgage Loan with one or more related Subordinate Companion Loans, Annual Debt Service is calculated without regard to any related Subordinate Companion Loan).

(e)       “Appraised Value” means, for any Mortgaged Property, the appraised value of such Mortgaged Property as determined by the most recent third party appraisal of the Mortgaged Property available to the applicable Mortgage Loan Seller. In certain cases, the appraisals state an “as complete” or “as-is” value for the related Mortgaged Property that assume that certain events will occur with respect to the re-tenanting, construction renovation or repairs at such Mortgaged Property. The Appraised Value set forth on Annex A-1 is the “as-is” value unless otherwise specified. In the case of the Circle K Portfolio Mortgage Loan, representing approximately 3.7% of the Initial Outstanding Pool Balance, the loan-to-value ratio for such Mortgage Loan has been calculated based on the “as portfolio” appraised value of $129,200,000. Based on the aggregate “as-is” appraised value of each individual property of $120,173,712, the loan-to-value ratio for such Mortgage Loan is 39.1%. In the case of the University Edge Mortgage Loan, representing approximately 2.8% of the Initial Outstanding Pool Balance, the LTV Ratio at Maturity was calculated based on the “as stabilized” appraised value of $50,850,000 and is 65.3%. Based on the “as is” appraised value of $46,400,000, the Cut-off Date LTV is 71.5%. In the case of the Staybridge Suites Peoria Mortgage Loan, representing approximately 0.6% of the Initial Outstanding Pool Balance, the loan-to-value ratio for such Mortgage Loan has been calculated based on the “as complete” appraised value of $9,700,000. Based on the “as-is” appraised value of $8,900,000, the loan-to-value ratio for such Mortgage Loan is 79.0%.

(f)        “Balloon Balance” means, with respect to any Mortgage Loan, the principal amount that will be due at maturity (or, in the case of any ARD Loan, at the related Anticipated Repayment Date) for such Mortgage Loan, assuming no payment defaults or principal prepayments.

(g)       “CREFC® License Fee” means, with respect to each Mortgage Loan (including any REO Loan or any Mortgage Loan that has been defeased) for any related Interest Accrual Period, the amount of interest accrued during such related Interest Accrual Period at the related CREFC® License Fee Rate on the same balance, in the same manner and for the same number of days as interest at the applicable Mortgage Rate accrued with respect to such Mortgage Loan during such related Interest Accrual Period.

(h)       “CREFC® License Fee Rate” means 0.0005% per annum.

(i)        “Cut-off Date Loan-to-Value Ratio,” “Loan-to-Value Ratio,” “Cut-off Date LTV,” “Cut-off Date LTV Ratio,” “LTV Ratio” or “Current LTV” means, with respect to any Mortgage Loan, (a) the Cut-off Date Balance of such Mortgage Loan divided (b) by the Appraised Value of the related Mortgaged Property or Mortgaged Properties. In the case of a Mortgage Loan that is part of a Loan Combination, unless otherwise indicated, loan-to-value ratios were calculated with respect to the Mortgage Loan including any related Companion Loan (except, in the case of a Mortgage Loan with one or more related Subordinate Companion Loans, loan-to-value ratios were calculated without regards to any related Subordinate Companion Loan). For a calculation of the loan-to-value ratio for each Mortgage Loan that is part of a Loan Combination including the related Companion Loans, see “—Loan Combinations” above. In the case of the Circle K Portfolio Mortgage Loan, representing approximately 3.7% of the Initial Outstanding Pool Balance, the Cut-off Date LTV was calculated based on the portfolio appraised value of $129,200,000. Based on the aggregate appraised value of the individual properties of $120,173,711, the Cut-off Date LTV is 39.1%. In the case of the University Edge Mortgage Loan, representing approximately 2.8% of the Initial Outstanding Pool Balance, the Cut-off Date Loan-to-Value Ratio, calculated net of any related earnouts with respect to such Mortgage Loan, is 70.0%. The Cut-off Date Loan-to-Value Ratio based on Cut-off Date Balance of such Mortgage Loan is 78.1%. In the case of the Element - Austin Mortgage Loan, representing approximately 1.7% of the Initial Outstanding Pool Balance, the Cut-off Date Loan-to-Value Ratio, calculated net of any related earnouts with respect to such Mortgage Loan, is 70.9%. The Cut-off Date Loan-to-Value Ratio based on the Cut-off Date Balance of such Mortgage Loan is 76.0%. In the case of the Staybridge Suites Peoria Mortgage Loan, representing approximately 0.6% of the Initial Outstanding Pool Balance, the Cut-off Date LTV was calculated based on the “as complete” appraised value of $9,700,000. Based on the “as-is” appraised value of $8,900,000, the Cut-off Date LTV is 79.0%.

(j)        “Cut-off Date U/W NCF Debt Yield” “, “Underwritten NCF Debt Yield “ or “U/W NCF Debt Yield” means, with respect to any Mortgage Loan, the Underwritten Net Cash Flow for such Mortgaged Property or Mortgaged Properties divided by the Cut-off Date Balance for the related Mortgage Loan. In the case of a Mortgage Loan that is part of a Loan Combination, unless otherwise indicated, debt yields were calculated with respect to such Mortgage Loan including any related Companion Loan (except, in the case of a Mortgage Loan with one or more related Subordinate Companion Loans, debt yields were calculated without regard to any related Subordinate Companion Loan). For a calculation of the debt yield for each Mortgage Loan that is part of a Loan Combination including the related Companion Loans, see “—Loan Combinations” above. In the case of the University Edge Mortgage Loan, representing approximately 2.8% of the Initial Outstanding Pool Balance, the Underwritten NCF Debt Yield, calculated net of any related earnouts with respect to such Mortgage Loan, is 8.5%. The Underwritten NCF Debt Yield based on the Cut-off Date Balance of such Mortgage Loan is 7.6%. In the case of the Element - Austin Mortgage Loan, representing approximately 1.7% of the Initial Outstanding Pool Balance, the Underwritten NCF Debt Yield, calculated net of any related earnouts with respect to such Mortgage Loan, is 9.6%. The Underwritten NCF Debt Yield based on the Cut-off Date Balance of such Mortgage Loan is 9.0%.

(k)       “Cut-off Date U/W NOI Debt Yield,” “Underwritten NOI Debt Yield” or “U/W NOI Debt Yield” means, with respect to any Mortgage Loan, the Underwritten Net Operating Income for such Mortgaged Property or Mortgaged Properties divided by the Cut-off Date Balance for the related Mortgage Loan. In the case of a Mortgage Loan that is part of a Loan Combination, unless otherwise indicated, debt yields were calculated with respect to the Mortgage Loan including any related Companion Loan (except, in the case of a Mortgage Loan with one or more related Subordinate Companion Loans, debt yields were calculated without regard to any related Subordinate Companion Loan). For a calculation of the debt yield for each Mortgage Loan that is part of a Loan Combination including the related Companion Loans, see “—Loan Combinations” above. In the case of the University Edge Mortgage Loan, representing approximately 2.8% of the Initial Outstanding Pool Balance, the Underwritten NOI Debt Yield, calculated net of any related earnouts with respect to such Mortgage Loan, is 8.8%. The Underwritten NOI Debt Yield based on the Cut-off Date Balance of such Mortgage Loan is 7.9%. In the case of the Element - Austin Mortgage Loan, representing approximately 1.7% of the Initial Outstanding Pool Balance, the Underwritten NOI Debt Yield, calculated net of any related earnouts with respect to such Mortgage Loan, is 10.0%. The Underwritten NOI Debt Yield based on the Cut-off Date Balance of such Mortgage Loan is 9.3%.

(l)        “GLA” means gross leasable area.

(m)      “Interest Rate” means, with respect to any Mortgage Loan, the related Mortgage Rate, in each case without giving effect to a default rate or, in the case of an ARD Loan, the related Revised Rate.

(n)       “Leased Fee” means a Mortgaged Property type where the collateral consists of the Borrower’s fee interest in land (excluding the improvements on the related Mortgaged Property) that is subject to a ground lease (or, with respect to a leasehold interest that is a space lease or air rights lease, the space lease or air rights lease). With respect to any Mortgage Loan evidenced by a Leased Fee interest, the tenant or tenants at the related improvements (which are not collateral for the Mortgage Loan) are not included in statistical information herein regarding the tenants at the Mortgaged Properties.

(o)       “LTV Ratio at Maturity,” “Balloon LTV” or “Maturity Date LTV” means, with respect to any Mortgage Loan, (a) the Balloon Balance for such Mortgage Loan, divided by (b) the Appraised Value of the related Mortgaged Property or Mortgaged Properties. In the case of a Mortgage Loan that is part of a Loan Combination, unless otherwise indicated, loan-to-value ratios were calculated with respect to the Mortgage Loan including any related Companion Loans (except, in the case of a Mortgage Loan with one or more related Subordinate Companion Loans, loan-to-value ratios were calculated without regard to any related Subordinate Companion Loan). For a calculation of the loan-to-value ratio for each Mortgage Loan that is part of a Loan Combination including the related Companion Loan, see “—Loan Combinations” above. In the case of an ARD Loan, the LTV Ratio at Maturity or the Anticipated Repayment Date is calculated with respect to the related Balloon Balance on the related Anticipated Repayment Date. In the case of the University Edge Mortgage Loan, representing approximately 2.8% of the Initial Outstanding Pool Balance, LTV Ratio at Maturity, calculated based on the “as stabilized” appraised value of $50,850,000, is 65.3%. Based on the “as is” appraised value of $46,400,000, the Cut-off Date LTV at maturity is 71.5%.

(p)       “MSA” means metropolitan statistical area.

(q)       “Net Operating Income” or “NOI,” with respect to any Mortgaged Property, means historical net operating income for the annual or other period specified (or ending on the “NOI Date” specified). In general, it is the revenue derived from the use and operation of such Mortgaged Property less the sum of (a) actual operating expenses (such as utilities, administrative expenses, repairs and maintenance, management and franchise fees and advertising) and (b) actual fixed expenses (such as insurance, real estate taxes and, if applicable, ground, space or air rights lease payments). Net operating income generally does not reflect (i.e., it does not deduct for) capital expenditures, including tenant improvement costs and leasing commissions, interest expenses and non-cash items such as depreciation and amortization.

(r)        “NRA” means net rentable area.

(s)       “Occupancy” means the percentage of Square Feet, Units, Rooms, Beds, Spaces or Pads, as the case may be, of a Mortgaged Property that was occupied or leased as of or, in the case of certain properties, average Units or Rooms so occupied over a specified period ending on, a specified date (identified on Annex A-1 to this free writing prospectus as the “Occupancy As-of Date”). The Occupancy may have been obtained from the borrower, as derived from the Mortgaged Property’s rent rolls, operating statements or appraisals or as determined by a site inspection of such Mortgaged Property. The Occupancy presented in this free writing prospectus may include unoccupied space leased to an affiliate of the borrower (including space master leased to an affiliate of the borrower to increase occupancy to a “stabilized level”) and space subject to build-out or other construction or renovation and “dark” space as to which the related tenant continues to pay rent. The Occupancy may exclude area currently under renovation. Information on Annex A-1 to this free writing prospectus concerning the “Largest Tenant,” “2nd Largest Tenant,” “3rd Largest Tenant,” “4th Largest Tenant” and “5th Largest Tenant” is presented as of the same date as of which the Occupancy is specified.

(t)       “RevPar” means, for any hospitality property, revenues per available room.

(u)       “Square Feet”, “SF” or “Sq. Ft.” means, in the case of a Mortgaged Property operated as a retail center, office, industrial/warehouse facility, combination retail/office or other special purpose property, the square footage of the net rentable or leasable area.

(v)       “T-12” and “TTM” each means trailing 12 months.

(w)      “Term to Maturity” means, with respect to any Mortgage Loan, the remaining term, in months, from the Cut-off Date for such Mortgage Loan to the related maturity date or, in the case of an ARD Loan, the related Anticipated Repayment Date, as applicable. Annex A-1 to this free writing prospectus indicates which Mortgage Loans are ARD Loans.

(x)       “Underwritten Net Cash Flow,” “Underwritten NCF” or “U/W NCF,” with respect to any Mortgaged Property, means the Underwritten Net Operating Income decreased by the estimated capital expenditures and reserves for capital expenditures, including tenant improvement costs and leasing commissions, as applicable. Underwritten Net Cash Flow generally does not reflect interest expense and non-cash items such as depreciation and amortization.

(y)       “Underwritten Net Operating Income,” “Underwritten NOI,” or “U/W NOI,” with respect to any Mortgaged Property, means an estimate of cash flow available for debt service in a typical year of stable, normal operations as determined by the related Mortgage Loan Seller. In general, it is the estimated U/W Revenue derived from the use and operation of such Mortgaged Property (in certain cases, however, inclusive of rents under master leases with an affiliate of the borrower that relate to space not used or occupied by the master lease tenant) less the sum of (a) estimated operating expenses (such as utilities, administrative expenses, repairs and maintenance, management and franchise fees and advertising); and (b) estimated fixed expenses (such as insurance, real estate taxes and, if applicable, ground, space or air rights lease payments). The Underwritten Net Operating Income for each Mortgaged Property is calculated on the basis of numerous assumptions and subjective judgments, which, if ultimately proven erroneous, could cause the actual net cash flow for such Mortgaged Property to differ materially from the Underwritten Net Operating Income set forth in this free writing prospectus. Certain of such assumptions and subjective judgments of each Mortgage Loan Seller relate to future events, conditions and circumstances, including future expense levels, future increases in rents over current rental rates (including in circumstances where a tenant may currently be in a free or reduced rent period), future vacancy rates, the levels and stability of cash flows for properties with short term rentals (such as hospitality properties and self-storage facilities), commencement of occupancy and rent payments with respect to leases for which rentals have not yet commenced and/or a “free rent” period is still in effect, the re-leasing of vacant space and the continued leasing of occupied space, which will be affected by a variety of complex factors over which none of the Depositor, the applicable Mortgage Loan Seller, the Master Servicer or the Special Servicer have control. In certain cases, Net Operating Income includes rents paid on “dark” space by a tenant that has ceased operations at the subject mortgaged property prior to the end of its lease. In some cases, the Underwritten Net Operating Income set forth in this free writing prospectus for any Mortgaged Property is higher, and may be materially higher, than the annual net operating income for such Mortgaged Property based on historical operating statements.

In determining Underwritten Net Operating Income for a Mortgaged Property, the applicable Mortgage Loan Seller generally relied on rent rolls and/or other generally unaudited financial information provided by the respective borrowers; and in some cases, the appraisal, borrower budgets and/or local market information was the primary basis for the determination. From that information, the applicable Mortgage Loan Seller calculated stabilized estimates of cash flow that took into consideration historical financial statements (where available), appraiser estimates, borrower budgets, material changes in the operating position of a Mortgaged Property of which the applicable Mortgage Loan Seller was aware (e.g., current rent roll information including newly signed leases (regardless of whether the tenant has taken occupancy), near term rent steps, expirations of “free rent” periods, market rents, and market vacancy data), and estimated capital expenditures, leasing commissions and tenant improvement costs. In certain cases, the applicable Mortgage Loan Seller’s estimate of Underwritten Net Operating Income reflected differences from the information contained in the operating statements obtained from the respective borrowers (resulting in either an increase or decrease from the recent historical net operating income set forth therein) based upon the applicable Mortgage Loan Seller’s own analysis of such operating statements and the assumptions applied by the respective borrowers in preparing such statements and information. In certain instances, for example, property management fees and other expenses may have been taken into account in the calculation of Underwritten Net Operating Income even though such expenses may not have been reflected in actual historic operating statements. In most of those cases, the information was annualized, with some exceptions, before using it as a basis for the determination of Underwritten Net Operating Income. In certain cases with respect to certain credit rated tenants, or credit worthy tenants, the applicable Mortgage Loan Seller may have calculated Underwritten Net Operating Income based on certain adjustments to the rental income, such as using the average rent due under the related lease from such tenant over the Mortgage Loan or lease term.

(z)       “Units” or “Rooms” or “Pads” or “Beds” or “Spaces”, means (a) in the case of a Mortgaged Property operated as multifamily housing, the number of apartments, regardless of the size of or number of rooms in such apartment or (b) in the case of a Mortgaged Property operated as a hospitality property, the number of guest rooms or (c) in the case of a Mortgaged Property operated as a manufactured housing property, if any, the number of pads for manufactured homes or (d) in the case of a Mortgaged Property operated as student housing, the number of beds or (e) in the case of a Mortgaged Property operated as a parking facility, the number of parking spaces.

(aa)     “U/W EGI” with respect to any Mortgaged Property, means the gross potential rent, recoveries and other income, less mark-to-market, vacancy and collection loss.

(bb)     “U/W NCF DSCR,” “Underwritten NCF DSCR,” “Debt Service Coverage Ratio” or “DSCR” means, with respect to any Mortgage Loan, (a) the Underwritten Net Cash Flow for the related Mortgaged Property or Mortgaged Properties, divided by (b) the Annual Debt Service for such Mortgage Loan. In the case of a Mortgage Loan that is part of a Loan Combination, unless otherwise indicated, debt service coverage ratios were calculated with respect to the Mortgage Loan including any related Companion Loan (except, in the case of a Mortgage Loan with one or more related Subordinate Companion Loans, debt service coverage ratios were calculated without regard to any related Subordinate Companion Loan). For a calculation of the debt service coverage ratio for each Mortgage Loan that is part of a Loan Combination including the related Companion Loans, see “—Loan Combinations” above.

In general, debt service coverage ratios are used by income property lenders to measure the ratio of (a) cash currently generated by a property that is available for debt service to (b) required debt service payments. However, debt service coverage ratios only measure the current, or recent, ability of a property to service mortgage debt. If a property does not possess a stable operating expectancy (for instance, if it is subject to material leases that are scheduled to expire during the loan term and that provide for above-market rents and/or that may be difficult to replace), a debt service coverage ratio may not be a reliable indicator of a property’s ability to service the mortgage debt over the entire remaining loan term. The Underwritten NCF DSCRs are presented in this free writing prospectus for illustrative purposes only and, as discussed above, are limited in their usefulness in assessing the current, or predicting the future, ability of a Mortgaged Property to generate sufficient cash flow to repay the related Mortgage Loan. Accordingly, no assurance can be given, and no representation is made, that the Underwritten NCF DSCRs accurately reflect that ability.

(cc)     “U/W NOI DSCR” or “Underwritten NOI DSCR” means, with respect to any Mortgage Loan, (a) the Underwritten Net Operating Income for the related Mortgaged Property or Mortgaged Properties, divided by (b) the Annual Debt Service for such Mortgage Loan. In the case of a Mortgage Loan that is part of a Loan Combination, unless otherwise indicated, debt service coverage ratios were calculated with respect to such Mortgage Loan including any related Companion Loan (except, in the case of a Mortgage Loan with one or more related Subordinate Companion Loans, debt service coverage ratios were calculated without regard to any related Subordinate Companion Loan). For a calculation of the debt service coverage ratio for each Mortgage Loan that is part of a Loan Combination including the related Companion Loans, see “—Loan Combinations” above.

The Underwritten NOI DSCRs are presented in this free writing prospectus for illustrative purposes only and, as discussed above, are limited in their usefulness in assessing the current, or predicting the future, ability of a Mortgaged Property to generate sufficient cash flow to repay the related Mortgage Loan. Accordingly, no assurance can be given, and no representation is made, that the Underwritten NOI DSCRs accurately reflect that ability. See the definition of “U/W NCF DSCR” in this free writing prospectus for more information regarding the evaluation of debt service coverage ratios.

(dd)  “U/W Revenue” with respect to any Mortgage Loan, means the gross potential rent (or, in the case of a hospitality mortgaged property, room rent, food and beverage revenues and other hotel income), subject to the assumptions and subjective judgments of each Mortgage Loan Seller as described under the definition of “Underwritten Net Operating Income” in this free writing prospectus.

Certain Terms and Conditions of the Mortgage Loans

Calculation of Interest. All of the Mortgage Loans accrue interest on the basis of the actual number of days elapsed and a 360-day year.

Other than Mortgaged Loans with Anticipated Repayment Dates, none of the Mortgage Loans provide for negative amortization or for the deferral of interest.

Amortization of Principal. The Mortgage Loans provide for one or more of the following:

Forty (40) Mortgage Loans, representing approximately 55.1% of the Initial Outstanding Pool Balance, provide for payments of interest-only for a period of 11 months to 59 months following the Cut-off Date and thereafter provide for regularly scheduled payments of interest and principal based on an amortization period longer than the remaining term of the related Mortgage Loan to maturity or Anticipated Repayment Date and therefore each has an expected Balloon Balance at the related maturity or Anticipated Repayment Date.

Forty-four (44) Mortgage Loans (excluding interest-only and partial interest-only Mortgage Loans), representing approximately 29.4% of the Initial Outstanding Pool Balance, provide for payments of interest and principal as of the Cut-off Date and then have an expected Balloon Balance at the maturity or Anticipated Repayment Date.

One (1) of the 44 Mortgage Loans is an ARD Loan, representing approximately 1.1% of the Initial Outstanding Pool Balance, provides for an increase in the interest rate after the applicable Anticipated Repayment Date. The Excess Interest with respect to the ARD Loan will be deferred and will not be paid until the principal balance and all other amounts related to such ARD Loan have been paid. Any amount received in respect of that deferred interest will be distributed to the holders of the Class V certificates. See “The Pooling and Servicing Agreement—Accounts—Excess Interest” below. In addition, after the related Anticipated Repayment Date, all excess cash flow from the related Mortgaged Property will be applied to reduce the outstanding principal balance of the related ARD Loan until such balance is reduced to zero.

Four (4) Mortgage Loans, representing approximately 13.1% of the Initial Outstanding Pool Balance, are interest-only until the related maturity date.

One (1) Mortgage Loan, representing approximately 2.4% of the Initial Outstanding Pool Balance, is substantially fully amortizing. On the last payment date, the Mortgage Loan Documents require a payment of $458,941 (rather than the monthly debt service payment of $199,315).

Prepayment Provisions. The Mortgage Loans generally permit voluntary prepayment without the payment of any penalty on the last 3 to 13 scheduled payment dates (through and including the maturity date or the Anticipated Repayment Date, as applicable, each an “Open Period”). All of the Yield Maintenance Loans prohibit voluntary prepayment for a specified period from the Closing Date (a “Yield Maintenance Lock-Out Period”), all of the Prepayment Premium Mortgage Loans prohibit voluntary prepayment for a specified period from the Closing Date (a “Prepayment Premium Lock-Out Period”) and all of the Defeasance Loans prohibit Defeasance (as defined below) for at least two years from the Closing Date (a “Defeasance Lock-Out Period”), provided that under certain circumstances as noted in paragraph (a) below, a Defeasance Loan may permit prepayment with yield maintenance prior to the Defeasance Lock-out Period. Any Yield Maintenance Lock-Out Period, Prepayment Premium Lock-Out Period or Defeasance Lock-Out Period are each referred to herein as a “Lock-Out Period”. The weighted average Lock-Out Period remaining from the Cut-off Date for the Mortgage Loans is approximately 24 months. The Lock-Out Period, if any, for each Mortgage Loan is set forth on Annex A-1 to this free writing prospectus under the heading “Prepayment Provisions (# of payments).” Each Mortgage Loan restricts voluntary prepayments in one of the following ways:

(a)       Eighty (80) of the Mortgage Loans (the “Defeasance Loans”), representing approximately 89.2% of the Initial Outstanding Pool Balance, permit defeasance only (not voluntary prepayment) after the expiration of a Lock-Out Period and prior to the related Open Period (such period, the “Defeasance Period”), which Defeasance Period is set forth on Annex A-1 to this free writing prospectus under the heading “Prepayment Provisions (# of payments).” In the case of the Mortgage Loans that are secured by multiple Mortgaged Properties (other than through cross-collateralization), or certain individual Mortgaged Properties that provide for the partial release of a portion of such Mortgaged Property, and permit partial defeasance, the Mortgage Loan Documents require, among other things, that the defeasance collateral be an amount equal to a specified percentage, generally 115% to 125% of the portion of the Allocated Loan Amount with respect to the Mortgaged Property that is to be released.

(b)       Nine (9) of the Mortgage Loans (the “Yield Maintenance Loans”), representing approximately 10.8% of the Initial Outstanding Pool Balance, permit voluntary prepayment of the Mortgage Loan in whole, if accompanied by a Yield Maintenance Charge from the expiration of the applicable Lock-Out Period until the commencement of the Open Period for such Mortgage Loan (such period, in respect of such Yield Maintenance Loans, the “Yield Maintenance Period”). With respect to these Yield Maintenance Loans, the Yield Maintenance Period is identified on Annex A-1 to this free writing prospectus under the heading “Prepayment Provisions (# of payments).”

With respect to certain Yield Maintenance Loans, the yield maintenance charge (the “Yield Maintenance Charge”) will generally, subject to variations, be equal to the greater of (i) a specified percentage of the amount being prepaid or (ii) the present value as of the prepayment date, of the remaining scheduled payments of principal and interest from the prepayment date through the maturity date, the Anticipated Repayment Date or the last date of the related Yield Maintenance Period, as applicable, determined by discounting such payments at the “Discount Rate” defined below (or as stated in the related Mortgage Loan Documents), less the amount of principal being prepaid. However, the Yield Maintenance Charge formula in a Yield Maintenance Loan may be significantly different than this formulation.

The term “Discount Rate” referred to in the preceding paragraph, generally means the yield on a U.S. Treasury security that has the most closely corresponding maturity date to the maturity date or the last date of the related Yield Maintenance Period, as applicable, or, the remaining weighted average life of the Mortgage Loan, plus an additional fixed percentage, as applicable of the Mortgage Loan.

With respect to certain other Yield Maintenance Loans, the Yield Maintenance Charge will generally, subject to certain variations, be an amount (in all cases not less than 120% of the amount prepaid) equal to the present value of a series of payments, each equal to the Interest Payment Differential as of the date of prepayment and payable on each scheduled due date over the remaining original term of the prepaid Yield Maintenance Loans through and including the stated maturity date, the Anticipated Repayment Date or the date preceding the commencement of the Open Period, as applicable, discounted at the Reinvestment Yield (in some cases, converted to a monthly equivalent yield) as of the date of prepayment for the number of months remaining from such date of prepayment to each scheduled due date through and including the stated maturity date, the Anticipated Repayment Date or the date preceding the commencement of the Open Period, as applicable.

The term “Interest Payment Differential” as used in the prior paragraph with respect to any prepaid Yield Maintenance Loans will generally equal (i) the positive difference, if any, of mortgage interest rate minus the Reinvestment Yield as of the date of prepayment, divided by (ii) 12, and multiplied by (iii) the outstanding principal balance (or the portion thereof being prepaid) of the prepaid Yield Maintenance Loans on the date of prepayment, provided that the Interest Payment Differential will never be less than zero.

The term “Reinvestment Yield” as used in the prior two paragraphs with respect to any prepaid Yield Maintenance Loan will generally equal, depending on the Mortgage Loan, either: (a) the yield calculated by the lender by the linear interpolation of the yields, “as reported in the Federal Reserve Statistical Release H.15-Selected Interest Rates under the heading U.S. Government Securities/Treasury Constant Maturities” for the week ending prior to the date of prepayment, of U.S. Treasury Constant Maturities with maturity dates (one longer or one shorter) most nearly approximating the loan maturity date, the Anticipated Repayment Date or the date preceding the commencement of the Open Period, as applicable (and, as used in the second preceding paragraph, converted to a monthly compounded nominal yield); or (b) the lesser of (i) the yield on the U.S. Obligations with the same maturity date as the stated maturity date, the Anticipated Repayment Date or date preceding the commencement of the Open Period, as applicable, of the prepaid Yield Maintenance Loan or, if no such U.S. Obligations issue is available, then the interpolated yield on the two U.S. Obligations issues (primary issues) with maturity dates (one prior to and one following) that are closest to the stated maturity date, the Anticipated Repayment Date or the date preceding the commencement of the Open Period, as applicable, of the prepaid Yield Maintenance Loan or (ii) the yield on the U.S. Obligations with a term equal to the remaining average life of the prepaid Yield Maintenance Loan or, if no such U.S. Obligations are available, then the interpolated yield on the two U.S. Obligations issues (primary issues) with terms (one prior to and one following) that are closest to the remaining average life of the prepaid Yield Maintenance Loan with each such yield being based on the bid price for such issue as published in The Wall Street Journal on the date that is fourteen (14) days prior to the date of prepayment set forth in borrower’s notice of repayment (or, if such bid price is not published on that date, the next preceding date on which such bid price is so published) and converted to a monthly compounded nominal yield.

The term “U.S. Obligations” as used in the prior paragraph shall mean, in general, securities evidencing an obligation to timely pay principal and/or interest in a full and timely manner that are (1) direct obligations of the United States of America for the payment of which its full faith and credit is pledged, not subject to prepayment, call or early redemption, (2) other non-callable “government securities” as defined in Treasury Regulations Section 1.860G-2(a)(8)(ii), or (3) such other instruments as set forth in the related Mortgage Loan Documents.

Notwithstanding the foregoing, Yield Maintenance Charges payable (if at all) in connection with an involuntary prepayment (such as a prepayment resulting from a liquidation following a default) may be calculated in a manner that varies from those described above.

“Prepayment Premium” generally means, with respect to any Mortgage Loan, any premium, fee or other additional amount (other than a Yield Maintenance Charge) paid or payable, as the context requires, by a borrower in connection with a Principal Prepayment on, or other early collection of principal of, that Mortgage Loan. In most case, a Prepayment Premium will equal a specified percentage of the amount prepaid, which percentage may decline over time for any particular Mortgage Loan.

Prepayment Premiums and Yield Maintenance Charges are distributable as described in this free writing prospectus under “Description of the Offered Certificates—Distributions—Prepayment Premiums and Yield Maintenance Charges.”

Most of the Mortgage Loans permit voluntary prepayment without the payment of a Yield Maintenance Charge or any Prepayment Premium during an “open period” that commences a specified number of payments prior to and including the stated maturity date (or, in the case of an ARD Loan, the related Anticipated Repayment Date), as set forth in Annex A-1 to this free writing prospectus.

All of the Mortgage Loans that permit voluntary prepayments require that the prepayment be made on the Due Date or, if on a different date, that any prepayment be accompanied by the interest that would accrue through but excluding the next Due Date.

Unless a Mortgage Loan is relatively near its stated maturity date or Anticipated Repayment Date, as applicable, or unless the sale price or the amount of the refinancing of the related Mortgaged Property is considerably higher than the current outstanding principal balance of the Mortgage Loan (due to an increase in the value of the Mortgaged Property or otherwise) and depending on the interest rate environment at the time of prepayment, the Yield Maintenance Charge or Prepayment Premium may offset entirely or render insignificant any economic benefit to be received by a related borrower upon a refinancing or sale of its Mortgaged Property. The Yield Maintenance Charge or Prepayment Premium provision of a Mortgage Loan creates an economic disincentive for the borrower to prepay its Mortgage Loan voluntarily and, accordingly, the related borrower may elect not to prepay its Mortgage Loan. However, we cannot assure you that the imposition of a Yield Maintenance Charge or Prepayment Premium will provide a sufficient disincentive to prevent a voluntary principal prepayment or sufficient compensation to Certificateholders affected by a prepayment.

Certain state laws limit the amounts that a lender may collect from a borrower as an additional charge in connection with the prepayment of a Mortgage Loan. The Mortgage Loans generally do not require the payment of Prepayment Premium or Yield Maintenance Charges in connection with a prepayment of the related Mortgage Loan as a result of a casualty or condemnation. Certain of the Mortgage Loans may require the payment of Prepayment Premiums or Yield Maintenance Charges in connection with an acceleration of the related Mortgage Loan. There can be no assurance that the related borrowers will pay the Prepayment Premiums or Yield Maintenance Charges. See “Risk Factors—Risks Related to the Mortgage Loans—Risks Related to Enforceability of Prepayment Premiums, Yield Maintenance Charges and Defeasance Provisions” in this free writing prospectus and “Certain Legal Aspects of Mortgage Loans—Default Interest and Limitations on Prepayments” in the prospectus.

In the case of most of the Mortgage Loans, if an award or loss resulting from an event of condemnation or casualty is less than a specified percentage of the original principal balance of the Mortgage Loan, the proceeds or award may be applied by the borrower to the costs of repairing or replacing the Mortgaged Property. In other circumstances, the Mortgage Loans provide generally that in the event of a condemnation or casualty, the lender may apply the condemnation award or insurance proceeds to the repayment of debt, without payment of a Prepayment Premium or a Yield Maintenance Charge.

Certain Mortgage Loans may provide that if casualty or condemnation proceeds are applied to partially prepay the Mortgage Loan, the borrower will be permitted to supplement such proceeds with an amount sufficient to prepay the entire principal balance or an allocated portion of the Mortgage Loan. In such event, generally no Prepayment Premium or Yield Maintenance Charge would be required to be paid.

Some of the Mortgage Loans may additionally be secured by cash reserves or irrevocable letters of credit that will be released upon satisfaction by the borrower of leasing-related or other conditions, including, in some cases, achieving specified debt service coverage ratios or loan-to-value ratios. In some cases, a Mortgage Loan’s amortization schedule will be recast upon the occurrence of certain events, including prepayments in connection with partial condemnations or partial casualty losses, property releases or partial prepayment of a Mortgage Loan with a holdback amount via application of the related holdback reserves, cash reserves or letter of credit due to the failure to satisfy performance triggers. For additional information, see Annex A-1 to this free writing prospectus.

Neither the Depositor nor any of the Mortgage Loan Sellers makes any representation as to the enforceability of the provision of any Mortgage Loan requiring the payment of a Prepayment Premium or a Yield Maintenance Charge, or of the collectibility of any Prepayment Premium or Yield Maintenance Charge. See “Risk Factors—Risks Related to the Offered Certificates—Risks Related to Prepayments and Repurchases of Mortgage Loans” and “—Yield Considerations” in this free writing prospectus and

“Certain Legal Aspects of Mortgage Loans—Default Interest and Limitations on Prepayments” in the prospectus.

Property Releases. Certain of the Mortgage Loans contain provisions that permit the related borrower to obtain a release of all or a portion of the Mortgaged Property or Mortgaged Properties from the lien of the Mortgage securing such Mortgage Loan.

All of the Defeasance Loans permit the applicable borrower, after the Defeasance Lock-Out Period, to obtain a release of the Mortgaged Property from the lien of the related Mortgage (“Defeasance” or, the option to cause a Defeasance, the “Defeasance Option”); provided that, among other conditions, (a) no event of default exists; (b) the borrower pays on a Due Date or, in the case of certain Defeasance Loans, any other date, provided that the interest payable through the next Due Date is paid, (the “Release Date”) (i) all principal due on such Due Date and all interest accrued and unpaid on the principal balance of the Note (or, with respect to a partial Defeasance, a portion of the Note) to and including the Release Date and (ii) all other sums, excluding scheduled interest or principal payments, due under the Mortgage Loan and all related Mortgage Loan Documents; and (c) the borrower delivers “government securities” (within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, as amended) or such other securities as permitted by the Internal Revenue Code of 1986 (the “Code”) with respect to a Defeasance, that are acceptable to the Rating Agencies (the “Defeasance Collateral”) in an amount sufficient to make all scheduled payments of principal and interest on or prior to, but as close as possible to, all successive scheduled payment dates from the Release Date to the related maturity date (or the related Anticipated Repayment Date, if applicable), or in certain cases, through the date on which the Mortgage Loan is freely prepayable, in amounts equal to the scheduled payments due on such dates under (or, in the case of the final such date, to pay in full) the Mortgage Loan or the defeased amount thereof in the case of a partial Defeasance. In addition, in connection with a Defeasance, the related borrower is generally required to (i) pay any reasonable costs and expenses incurred in connection with the Defeasance and (ii) deliver a security agreement granting the lender a first priority lien on the Defeasance Collateral. Certain of the Defeasance Loans secured by multiple Mortgaged Properties or secured by an individual Mortgaged Property with an identifiable parcel or parcels permit the release from the lien of the related mortgage of such individual Mortgaged Property or portion of the Mortgaged Property, provided, among other things, (i) and (ii) (listed in the prior sentence) are satisfied and the borrower delivers Defeasance Collateral in an amount sufficient to defease and, as described above, to make payments on, that portion of the subject Defeasance Loans equal to a specified percentage (generally 115% to 125%) of the Allocated Loan Amount for such Mortgaged Property or portion of such Mortgaged Property to be released from the lien of the related Mortgage. With respect to all of the Defeasance Loans, the Defeasance Lock-Out Period is at least two years from the Closing Date. In certain cases a borrower may post Defeasance Collateral sufficient to make payments through the related maturity date or the related Anticipated Repayment Date, if applicable, and thereafter prepay the Mortgage Loan after the date upon which the related Mortgage Loan is freely prepayable, in which case the remaining Defeasance Collateral will be returned to the borrower.

In some cases, the borrower under a defeased loan will be a successor borrower, which entity will assume the obligations of the borrower exercising a Defeasance Option and the original borrower will be released from its obligations under the related Mortgage Loan Documents. If a Mortgage Loan is partially defeased and the successor borrower assumes the borrower’s obligations, the related Note will generally be split and only the defeased portion of the borrower’s obligations will be transferred to the successor borrower.

The Depositor makes no representation as to the enforceability of the defeasance provisions of any Mortgage Loan. See “Risk Factors—Risks Related to the Offered Certificates—Risks Related to Prepayments and Repurchases of Mortgage Loans” and “—Yield Considerations” in this free writing prospectus.

In addition to the release of a Mortgaged Property (or portion thereof) by substitution of such Mortgaged Property for Defeasance Collateral, certain of the Mortgage Loans permit the release or substitution of a Mortgaged Property or portion thereof as follows:

(a)       The release of a portion of a Mortgaged Property (including, in certain cases, a release of development rights such as “air rights” or “mineral rights”), where, in each such case, such release property is vacant, non-income producing or was given no material value in connection with loan origination and underwriting criteria (although the release property may be developed following the release). For example:

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With respect to the Mortgage Loan secured by the Mortgaged Properties identified on Annex A-1 to this free writing prospectus as 35th and Greenway, which secures a Mortgage Loan representing approximately 0.1% of the Initial Outstanding Pool Balance, the Mortgage Loan documents permit the release of identified developable outparcels with no prepayment. The outparcels were not considered in the underwriting analysis with respect to the Mortgage Loan.

(b)       The release of a Mortgaged Property, subject to the satisfaction of certain release conditions, including payment of the outstanding loan balance, plus a Yield Maintenance Charge. See “Annex A-1—Certain Characteristics of the Mortgage Loans” for a list of Yield Maintenance Loans.

(c)       The release of a portion of a Mortgaged Property (or release of all of a single Mortgaged Property that secures a multi-property Mortgage Loan), subject to satisfaction of certain release conditions, including payment of the outstanding loan balance or Allocated Loan Amount, as applicable, plus a Yield Maintenance Charge. For example:

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With respect to the Mortgage Loan secured by the Mortgaged Properties identified on Annex A-1 to this free writing prospectus as Tops & Kroger Portfolio, which secures a Mortgage Loan representing approximately 8.1% of the Initial Outstanding Pool Balance, the borrower may obtain the release of a vacant, non-income producing outparcel from the lien of the mortgage, provided that, among other things, (i) the borrower provides 60 days’ prior notice of such release and (ii) the borrower reimburses the lender for all reasonable out-of-pocket expenses incurred by the lender in connection with such release.

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With respect to the Mortgage Loan secured by the Mortgaged Properties identified on Annex A-1 to this free writing prospectus as Highland Oaks Portfolio, which secures a Mortgage Loan representing approximately 2.7% of the Initial Outstanding Pool Balance, so long as no event of default has occurred and remains outstanding, the related loan documents permit the borrower to obtain a one-time release of the Highland Oaks I Mortgaged Property, subject to the satisfaction of certain conditions, including that: (i) the borrower prepays the Mortgage Loan in an amount equal to the greater of (a) 125% of the allocated loan amount for such Mortgaged Property being released or (b) 80% of the net sales proceeds, (ii) the debt service coverage ratio for the remaining Mortgaged Property is no less than the greater of (a) the debt service coverage ratio immediately prior to the release for the trailing six months, and (b) 1.30x, (iii) the loan to value ratio is no more than the lesser of (a) the loan to value ratio immediately prior to the release and (b) 75.0%, (iv) the borrower has delivered a REMIC opinion and, if required by the lender, a rating agency confirmation, and (v) the borrower has paid any applicable prepayment consideration.

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With respect to the Mortgage Loan secured by the Mortgaged Property identified on Annex A-1 to this free writing prospectus as Larkridge Shopping Center, which secures a Mortgage Loan representing approximately 2.4% of the Initial Outstanding Pool Balance, the borrower may obtain the release of one or more vacant, non-income producing outparcels from the lien of the mortgage, provided that, among other things, (i) the borrower provides at least 45 days, but no more than 180 days, prior notice of such release and (ii) after giving effect to such release (a) either (1) the debt yield for the trailing 12-month period is not less than 8.5% or (2) the borrower delivers available funds for deposit into the debt yield reserve account such that the debt yield is equal to 8.5% and (b) the LTV ratio is no greater than 125%.

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With respect to the Mortgage Loan secured by the Mortgaged Properties identified on Annex A-1 to this free writing prospectus as Landmark Industrial Portfolio, which secures a Mortgage Loan representing approximately 1.5% of the Initial Outstanding Pool Balance, the borrower may obtain the release of any individual mortgaged property from the lien of the mortgage, subject to the satisfaction of certain conditions including that: (i) the borrower prepays the Mortgage Loan in an amount equal to the 125% of the allocated loan amount of such individual mortgaged property; (ii) after giving effect to the release of such property, the DSCR for the remaining properties is no less than the greater of (A) the DSCR for all properties as of the closing date of the Mortgage Loan and (B) the DSCR as of the date immediately preceding the release of such property; (iii) after giving effect to the release of such property, the Debt Yield for all remaining properties is no less than the greater of (A) the Debt Yield for all properties as of the closing date of the Mortgage Loan and (B) the Debt Yield as of the date immediately preceding the release of such property; and (iv) after giving effect to the release of such property, the LTV ratio for all remaining properties is not greater than the lesser of (A) the LTV ratio for all properties as of the closing date of the Mortgage Loan and (B) the LTV ratio as of the date immediately preceding the release of such property.

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With respect to the Mortgage Loan secured by the Mortgaged Properties identified on Annex A-1 to this free writing prospectus as StorQuest Texas Portfolio, which secures a Mortgage Loan representing approximately 1.4% of the Initial Outstanding Pool Balance, the borrower may obtain the release of any individual mortgaged property from the lien of the mortgage, subject to the satisfaction of certain conditions including that: (i) the borrower prepays the Mortgage Loan in an amount equal to the 115% of the allocated loan amount of such individual mortgaged property; (ii) after giving effect to the release of such property, the DSCR for the remaining properties is no less than the greater of (A) the DSCR for all properties as of the closing date of the Mortgage Loan and (B) the DSCR as of the date immediately preceding the release of such property; (iii) after giving effect to the release of such property, the Debt Yield for all remaining properties is no less than the greater of (A) the Debt Yield for all properties as of the closing date of the Mortgage Loan and (B) the Debt Yield as of the date immediately preceding the release of such property; and (iv) after giving effect to the release of such property, the LTV ratio for all remaining properties is not greater than the lesser of (A) the LTV ratio for all properties as of the closing date of the Mortgage Loan and (B) the LTV ratio as of the date immediately preceding the release of such property.

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With respect to the Mortgage Loan secured by the Mortgaged Properties identified on Annex A-1 to this free writing prospectus as Little Havana Office & Retail Portfolio, which secures a Mortgage Loan representing approximately 1.0% of the Initial Outstanding Pool Balance, the borrower has the right to obtain the release of the development rights to approximately 235,518 square feet of additional space at the Brickell Mortgaged Property, subject to certain conditions, including that (i) the borrower gives the lender no less than 30 days prior notice of such release, (ii) the development rights are transferred to another parcel not subject to the lien of the mortgage encumbering the Brickell Mortgaged Property, (iii) following the release, the development rights are owned by a third party unaffiliated with the borrower or guarantor and (iv) the borrower obtains the lender’s prior written consent before executing any contract or other agreement evidencing the sale of the development rights.

(d)       The release of all or a portion of the Mortgaged Property for reasons unique to the specific Mortgage Loan terms. For example:

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With respect to the portfolio of Mortgaged Properties identified on Annex A-1 to this free writing prospectus as the Churchill Portfolio, which secures a Mortgage Loan representing approximately 4.4% of the Initial Outstanding Pool Balance, approximately 362 of the mobile homes are owned by the borrower and leased to tenants. Approximately 99 of these tenants have the option to purchase the mobile home through a lease-to-own (“LTO”) program. Income from the LTO program was not included in the underwriting. The Mortgage Loan documents permit the release of such mobile home units, provided among other things, satisfaction with the REMIC LTV test.

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With respect to the portfolio of Mortgaged Properties identified on Annex A-1 to this free writing prospectus as Circle K Portfolio, which secures a Mortgage Loan representing approximately 3.7% of the Initial Outstanding Pool Balance, for so long as the Circle K Portfolio lease for such property is in full force and effect, the borrower is permitted to release an individual Mortgaged Property and substitute one or more other properties, provided that, among other conditions, (i) the borrower provides the lender with 60 days’ prior written notice of such substitution, (ii) the replacement property is not less than the greater of (A) the value of the substituted Mortgaged Property as set forth in the appraisal or (B) the value of the substituted Mortgaged Property as of the date of substitution and (iii) after giving effect to the substitution, the replacement property will be subject to the same Circle K Portfolio lease as was the substituted Mortgaged Property and the rent under such lease following such substitution is not less than the rent as of the date immediately preceding the substitution.

Addition of Real Property to the Mortgaged Property. Certain of the Mortgage Loans provide for the addition of real property to the Mortgaged Property. For example:

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With respect to the portfolio of Mortgaged Properties identified on Annex A-1 to this free writing prospectus as Churchill Portfolio, which secures a Mortgage Loan representing approximately 4.4% of the Initial Outstanding Pool Balance, the Mortgage Loan documents require the borrower to acquire, install or refurbish at least 25 new or used manufactured homes per year for the first four years of the Mortgage Loan and the Mortgage Loan documents require the borrower to deposit $40,000 per month during such four year period to fund such related purchases, renovations and other occupancy enhancing upgrades.

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In the case of the Mortgaged Property identified on Annex A-1 to this free writing prospectus as U-Haul Pool 2, which secures a Mortgage Loan, representing approximately 2.4% of the Initial Outstanding Pool Balance, the related borrowers may acquire properties adjacent to an existing mortgaged property for expansion purposes, provided that, among other conditions, the borrowers provide the lender with a clean environmental report, updated title and survey, evidence that the to be acquired property (i) is insured in accordance with the loan documents and (ii) was acquired for cash (i.e. without the incurrence of any debt). In addition, the borrower is required to take all actions necessary to encumber the newly acquired property by the lien of the mortgage on the related mortgaged property. In addition, a related borrower may enter into operating leases with respect to storage facilities that may be acquired by an affiliate of the borrowers in the vicinity of an existing mortgaged property, provided that, among other conditions: (i) such facility is operated as a remote, unstaffed facility related to an existing mortgaged property, (ii) the borrowers deliver a clean environmental report, a current survey and evidence that the property is insured in accordance with the loan documents and (iii) the related borrower and affiliate enter into an operating lease which provides that (a) in the event that the debt service coverage ratio for the loan is less than 1.20x, any rent, taxes and insurance due by the borrowers under the operating lease will be abated and (b) if the lender forecloses or accepts a deed-in-lieu of foreclosure on the related mortgaged property, the lender will have the option to terminate the operating lease.

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In the case of the Mortgaged Property identified on Annex A-1 to this free writing prospectus as Galleria L’Orange, which secures a Mortgage Loan, representing approximately 1.0% of the Initial Outstanding Pool Balance, the related borrower may acquire the fee interest in the portion of the mortgaged property that is ground leased by the borrower, provided that, among other conditions, (i) lender has received an appraisal of the fee collateral (or such other valuation of the fee collateral as may be acceptable to the REMIC trust holding the mortgage loan) indicating that the value of the mortgage property as of the date of acquisition of the fee interest, including the fee interest and accounting for any merger of the fee and leasehold interests that may occur as a result such acquisition will be equal to or greater than the value of the mortgaged property excluding the fee interest immediately prior to the fee acquisition, (ii) after giving effect to such acquisition, the debt service coverage ratio is not less than the debt service coverage ratio immediately preceding the acquisition of the fee interest and (iii) borrower will have executed a first prior deed of trust in favor of the lender.

Escrows. Certain (but not all) of the Mortgage Loans provide for monthly escrows to cover property taxes, insurance premiums, ground lease payments and ongoing capital replacements. For information regarding certain escrows, see Annex A-1 to this free writing prospectus. In general, no escrow for real estate taxes, ground rents or insurance premiums would be required for any portion of a Mortgaged Property to the extent that a tenant or ground tenant has agreed to pay the real estate taxes and (if applicable) ground rents on, and either self-insure or maintain insurance coverage with respect to, the related Mortgaged Property. In addition, in certain cases such escrows are not required to be paid by the borrower, provided the borrower satisfies certain conditions and/or is not in default under the related Mortgage Loan Documents.

Other Financing. The applicable Mortgage Loan Sellers have informed the Depositor that they are aware of the following existing or future permitted indebtedness secured by a Mortgaged Property that also secures a Mortgage Loan:

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In the case of the Myrtle Beach Marriott Resort & Spa Mortgage Loan, representing approximately 2.4% of the Initial Outstanding Pool Balance, the related Mortgaged Property also secures the Myrtle Beach Marriott Resort & Spa Companion Loans. See “Description of the Mortgage Pool—Loan Combinations—The Myrtle Beach Marriott Resort & Spa Loan Combination” in this free writing prospectus.

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In the case of the Mortgage Loan secured by the Mortgaged Property identified as One Woodward Building on Annex A-1 to this free writing prospectus, representing approximately 2.0% of the Initial Outstanding Pool Balance, the related borrower is permitted to obtain unsecured loans from the sponsor or a wholly owned subsidiary or affiliate of the sponsor in an aggregate amount not to exceed $750,000, provided that such unsecured lender agrees to be bound by subordination and standstill provisions set forth in the related loan documents.

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In the case of the Mortgage Loans secured by the Mortgaged Properties identified as Park ‘N Go Charlotte and Park ‘N Go Omaha on Annex A-1 to this free writing prospectus, representing approximately 0.4% and 0.3%, respectively, of the Initial Outstanding Pool Balance, the related borrowers incurred additional debt of $55,317 and $16,000, respectively, secured, in each cases, by certain of the airport shuttles used in connection with the operation of the related Mortgaged Property.

The Mortgage Loans generally prohibit the related borrower from incurring secured or unsecured indebtedness, other than trade payables and other debt incurred in the ordinary course of business, including for furniture, fixtures and equipment; however, certain Mortgage Loans may permit unsecured indebtedness.

The Mortgage Loan Documents generally prohibit the pledge or transfer of the related Mortgaged Property or the controlling ownership interests in the related borrower above certain percentage thresholds without lender consent (which, in some cases, may not be unreasonably withheld), other than certain specified transfers, including but not limited to:

●	transfers related to family and estate planning,

●	transfers related to the death or physical or mental disability of an equity holder,

●	transfers of a passive interest or less than a controlling interest in the borrower,

●
transfers to borrower affiliates or to other existing members, partners, shareholders or other equity holders in the borrower and their respective affiliates and/or family members, as applicable, or between holders of tenant-in-common interests in the Mortgaged Property,

●	transfers in connection with mergers, consolidations and similar transactions involving affiliated companies,

●	transfers (including mergers, consolidations and similar transactions) involving publicly traded entities,

●	transfers of stock listed on a nationally recognized stock exchange,

●	transfers among affiliated borrowers with respect to any multi-property Mortgage Loans,

●	transfers which consolidate tenant-in-common ownership into one or more surviving tenant-in-common borrowers,

●	transfers of tenant-in-common interests to third parties, subject in some cases to lender approval if such transfers are in excess of specified thresholds,

●	transfers to a pre-approved person or entity or an entity controlled by a pre-approved person or entity,

●
transfers to any person or entity so long as certain specified persons or entities, or persons or entities satisfying specified criteria, remain in control or acquire control of the day-to-day operations of the borrower,

●
transfers to certain qualifying entities, which entities generally are required to satisfy, or be under the control of other entities that satisfy, specified criteria, such as net worth and/or experience related tests and satisfy conditions specified in the Mortgage Loan Documents but for which lender consent may not be required,

●	transfers related to the foreclosure of existing or permitted mezzanine debt,

●	transfers as to which a No Downgrade Confirmation is obtained, or

●
other transfers customarily acceptable to prudent commercial, multifamily and manufactured housing community mortgage lending institutions with respect to comparable property and transfers of a similar nature to the foregoing meeting the requirements of the Mortgage Loan Documents.

For certain permitted transfers that would not trigger the due-on-sale provision in the related Mortgage Loan Documents, see Annex G to this free writing prospectus.

Also, to the extent Mortgage Loan Documents permit mezzanine debt or to the extent a non-controlling equity holder in the borrower is entitled to a preferred return on its investment, under certain circumstances, a transfer of a controlling interest in the borrower to the holder of the mezzanine debt or the preferred equity holder may occur without lender consent and such transfer would not trigger the “due-on-sale” provision in the related Mortgage Loan Documents.

Certain Mortgage Loans also permit the borrower’s parent to pledge direct or indirect ownership interests in the borrower in connection with corporate financing arrangements, provided that such financing is also secured by a significant number of assets other than such ownership interests in the borrower.

Preferred equity often provides for a higher rate of return to be paid to its holders and functions in some respects similarly to mezzanine indebtedness, including (i) reducing a principal’s economic stake in the related Mortgaged Property, (ii) reducing cash flow on the borrower’s Mortgaged Property after the payment of debt service and after payments on the preferred equity, (iii) potentially increasing the likelihood that the borrower will permit the value or income producing potential of a Mortgaged Property to fall and (iv) potentially increasing the risk that a borrower will default on the Mortgage Loan.

The Mortgage Loan Sellers have notified the Depositor that they are aware of the following existing mezzanine debt:

Mortgage Loan	Mortgage Loan Cut-off Date Balance	% of Initial Outstanding Pool Balance	Mezzanine Debt Cut-off Date Balance	Annual Interest Rate on Mezzanine Loan	Mezzanine Loan Maturity Date	Intercreditor Agreement	Total Debt Cut- Off Date LTV	Total Debt U/W NCF DSCR	Total Debt U/W NOI Debt Yield
Churchill Portfolio	$55,500,000	4.4%	$7,500,000	5.1500%	9/6/2024	Yes	74.6%	1.30x	9.9%
Rivers Pointe Apartments Phase II	$30,000,000	2.4%	$3,000,000	13.0000%	10/6/2024	Yes	81.5%	1.07x	7.4%
Landmark Industrial Portfolio	$18,675,000	1.5%	$3,000,000	12.5000%	11/6/2019	Yes	75.3%	1.35x	10.9%

Each mezzanine loan related to the above described Mortgage Loans is generally subject to an intercreditor agreement between the holder of the related mezzanine loan and the related lender under the related Mortgage Loan that, in each case, sets forth the relative rights and priorities between the holders of the related Mortgage Loan and the related mezzanine loan. The intercreditor agreements generally provide, among other things, that (a) the related mezzanine loan lender will have certain rights to receive notice of and cure defaults under the related Mortgage Loan prior to any acceleration or enforcement of the related Mortgage Loan, (b) upon the occurrence of an event of default under the related Mortgage Loan beyond any applicable notice and cure period provided for in the applicable intercreditor agreement, the related Mortgage Loan lender will be entitled to receive all payments that are due or that will become due under the related Mortgage Loan from funds that are derived from the mortgaged property before the related mezzanine lender will be permitted to receive payments under the related mezzanine loan from funds that are derived from the mortgaged property (however, in some cases, the mezzanine loan may be prepaid while the related Mortgage Loan remains outstanding and/or the mezzanine lender will be permitted to receive payments from funds distributed to the related mezzanine loan borrower to the extent such distribution was not in violation of the related Mortgage Loan Documents), (c) the related mezzanine loan lender may amend or modify the related mezzanine loan in certain respects without the consent of the related Mortgage Loan lender, (d) upon the occurrence of an event of default under the related mezzanine loan documents, subject to certain conditions, the related mezzanine loan lender may foreclose upon the pledged equity interests in the related Mortgage Loan borrower, which could result in a change of control with respect to the related Mortgage Loan borrower and a change in the management of the related Mortgaged Properties, (e) if an event of default occurs under the related Mortgage Loan, the related Mortgage Loan is accelerated, an enforcement action has been commenced and is continuing under the related Mortgage Loan, a bankruptcy proceeding has been commenced against the Mortgage Loan borrower, or the related Mortgage Loan becomes a specially serviced loan as a result of certain events of default under the related Mortgage Loan, then the related mezzanine loan lender has the right to purchase the related Mortgage Loan, in whole but not in part, for a price generally equal to the outstanding principal balance thereof, together with all accrued interest and certain other amounts due thereon, plus any protective advances made by the related Mortgage Loan lender or its servicer and any interest thereon or on any monthly debt service advances, but generally excluding any late charges, default interest, exit fees, spread maintenance or yield maintenance charges and prepayment premiums, and (f) an event of default under the Mortgage Loan will trigger an event of default under the mezzanine loan. The holder of each mezzanine loan also has consent rights over certain modifications of the related Mortgage Loan prior to an event of default under the related Mortgage Loan and certain limited consent rights over modifications of the related Mortgage Loan entered into in connection with a workout following an event of default under the related Mortgage Loan. The holder of each mezzanine loan may also have certain consent rights with respect to annual budgets, leases and alterations with respect to the related Mortgaged Property, the replacement of the property manager for the Mortgaged Property transfers and pledges of the Mortgage Loan to non-qualified entities. In addition, the Mortgage Loan lender may be prohibited under the intercreditor agreement from accepting a deed-in-lieu of foreclosure from the borrower until it has provided the mezzanine lender with prior written notice of such intention and given the mezzanine lender the opportunity to purchase the Mortgage Loan for a specified period of time prior to acceptance of such deed at the purchase price set forth in the immediately preceding clause (e). Upon completion of a foreclosure of a mezzanine loan, the non-recourse carveout guarantor for the related Mortgage Loan may be released from liability under its related guaranty.

With respect to the Mortgage Loans listed in the chart below, the related Mortgage Loan Sellers have informed us that the direct and/or indirect equity owners of the borrower are permitted to pledge their interest in the related borrower as security for a mezzanine loan, subject to the satisfaction of conditions contained in the related Mortgage Loan Documents, including, among other things, a combined maximum loan-to-value ratio, a combined minimum debt service coverage ratio and minimum combined debt yield as listed below:

Mortgage Loan	Cut-off Date Balance	% of Initial Outstanding Pool Balance	Intercreditor Agreement Required	Combined Minimum DSCR	Combined Maximum LTV	Combined Debt Yield
W Scottsdale	$59,000,000	4.6%	Yes	1.50x	67.0%	10.0%
Highland Oaks Portfolio	$34,590,000	2.7%	Yes	1.25x	75.0%	NAP
8000 Maryland Avenue(1)	$31,500,000	2.5%	Yes	1.35x	75.0%	8.25%
Element - Austin	$22,320,138	1.7%	Yes	1.10x	80.0%	NAP
Clovis Crossing Phase II	$13,840,270	1.1%	Yes	1.30x	75.0%	NAP
Michael Medical Center	$6,660,893	0.5%	Yes	1.25x	75.0%	10.2%

(1)	The related mezzanine loan may be in an amount no greater than $5,250,000.

The specific rights of the related mezzanine lender with respect to any such future mezzanine loan will be specified in the related intercreditor agreement and may include rights substantially similar to the cure and repurchase rights described above. The direct and/or indirect owners of a borrower under a Mortgage Loan are also generally permitted to pledge their interest in such borrower as security for a mezzanine loan in circumstances where the ultimate transfer of such interest to the mezzanine lender would be a permitted transfer under the related Mortgage Loan Documents. Except as disclosed under this “—Other Financing” subsection, we are not aware of any other mezzanine debt affecting borrowers under the Mortgage Loans that we intend to include in the Issuing Entity.

Certain risks relating to additional debt are described in “Risk Factors—Risks Related to the Mortgage Loans—Risks Related to Additional Debt” in this free writing prospectus.

Performance Escrows and Letters of Credit. In connection with the origination of certain Mortgage Loans, the related borrower was required to escrow funds or post a letter of credit related to obtaining certain performance objectives, including reaching targeted debt service coverage or occupancy-related levels. The related Mortgage Loan Documents generally provide that such funds will be released to the related borrower upon the satisfaction of certain conditions and the Special Servicer will in some cases be entitled to make the determination or review the determination by the Master Servicer that such conditions have or have not been satisfied. Additionally, such Mortgage Loans may permit that such funds be applied to reduce the principal balance of the related Mortgage Loan if such conditions are not met or to fund shortfalls in debt service. This will have the same effect on the Certificates as a partial prepayment of such Mortgage Loan. For additional information, see Annex A-1 to this free writing prospectus. See also “Risk Factors—Risks Related to the Offered Certificates—Risks Related to Prepayments and Repurchases of Mortgage Loans” in this free writing prospectus. If such conditions are not satisfied and the mortgagee has the discretion to retain the cash or letter of credit as additional collateral, generally, the Master Servicer will be directed in the Pooling and Servicing Agreement to hold the escrows, letters of credit or proceeds of such letters of credit as additional collateral and not use such funds to reduce the principal balance of the related Mortgage Loan, unless holding such funds would otherwise be inconsistent with the Servicing Standard. If such funds are applied to reduce the principal balance of the Mortgage Loan, the Issuing Entity would experience an early prepayment that may adversely affect the yield to maturity on your Certificates. In some cases, the related Mortgage Loan Documents do not require payment of a yield maintenance charge or prepayment premium in connection with such prepayment. In addition, certain other Mortgage Loans have performance escrows or letters of credit, however, these Mortgage Loans do not contain conditions allowing the lender to use such funds to reduce the principal balance of the related Mortgage Loan unless there is an event of default.

“Due-on-Sale” and “Due-on-Encumbrance” Provisions. The Mortgage Loans generally contain “due-on-sale” and “due-on-encumbrance” clauses that, in each case, generally permit the holder of the Mortgage Loan to accelerate the maturity of the Mortgage Loan if the borrower sells or otherwise transfers or encumbers the related Mortgaged Property (other than as permitted in the Mortgage Loan Documents) without the consent of the lender (which, in some cases, may not be unreasonably withheld). See “—Other Financing” above for a discussion of certain permitted transfers and encumbrances of a Mortgaged Property or an interest in a borrower. The Pooling and Servicing Agreement requires the Special Servicer (other than with respect to any Non-Serviced Mortgage Loan) (but subject to the rights of the Directing Holder and after consultation with the Operating Advisor to the extent described under “The Pooling and Servicing Agreement—The Operating Advisor” in this free writing prospectus), to determine, in a manner consistent with the Servicing Standard, whether to exercise any right the lender may have under any such clause to accelerate payment of the related Mortgage Loan upon, or to withhold its consent to, any transfer or further encumbrance of the related Mortgaged Property. Certain of the Mortgage Loans provide that the lender may condition an assumption of the Mortgage Loan on the receipt of an assumption fee, which in some cases may be up to one percent (or larger) of the then unpaid principal balance of the applicable Note, in addition to the payment of all costs and expenses incurred in connection with such assumption. The Depositor makes no representation as to the enforceability of any due-on-sale or due-on-encumbrance provision in any Mortgage Loan.

Mortgage Loans Subject to Government Assistance Programs. Certain of the Mortgage Loans may be secured now or in the future by Mortgaged Properties that are eligible for and have received low income housing tax credits pursuant to Section 42 of the Code in respect of various units within the Mortgaged Property or have tenants that rely on rent subsidies under various government-funded programs, including the Section 8 Tenant-Based Assistance Rental Certificate Program of the U.S. Department of Housing and Urban Development. For example, with respect to the Mortgage Loan secured by the portfolio of Mortgaged Properties identified as Churchill Portfolio on Annex A-1 to this free writing prospectus, representing approximately 4.4% of the Initial Outstanding Pool Balance, approximately 7 of the approximately 339 units at two Mortgaged Properties included in the portfolio have tenants that rely on rent subsidies under the Section 8 Tenant-Based Assistance Rental Certificate Program of the U.S. Department of Housing and Urban Development. With respect to the Mortgage Loan secured by the Mortgaged Property identified as 6720 South Jeffery Apartments on Annex A-1 to this free writing prospectus, representing approximately 0.2% of the Initial Outstanding Pool Balance, approximately 4 units at the Mortgaged Property have tenants that rely on rent subsidies under the Section 8 Tenant-Based Assistance Rental Certificate Program of the U.S. Department of Housing and Urban Development. The Depositor gives no assurance that such programs will be continued in their present form or that the level of assistance provided will be sufficient to generate enough revenues for the related borrower to meet its obligations under the related Mortgage Loan For additional information, see “Risk Factors—Risks Related to the Mortgage Loans—Multifamily Properties Have Special Risks” in this free writing prospectus.

Delinquency. As of the Cut-off Date, none of the Mortgage Loans were thirty (30) days or more delinquent, or had been thirty (30) days or more delinquent during the twelve (12) calendar months preceding the Cut-off Date.

Borrower Concentrations. Six (6) groups of Mortgage Loans have related borrowers, that are affiliated with one another through partial or complete direct or indirect common ownership, with the three largest groups representing approximately 3.5%, 2.2% and 1.2%, respectively, of the Initial Outstanding

Pool Balance. See “Risk Factors—Risks Related to the Mortgage Loans—Risks Related to Borrower Concentration” in this free writing prospectus.

Single-Tenant Mortgaged Properties. One hundred fourteen (114) Mortgaged Properties, which secure Mortgage Loans representing in the aggregate approximately 6.7% of the Initial Outstanding Pool Balance by Allocated Loan Amount (excluding any leased fee property as to which the land, but not the improvements (not collateral), are ground leased to a single tenant), are 100.0% leased to a single tenant. Each of these Mortgaged Properties is generally subject to a single space lease, which in some cases has a primary lease term that expires on or after the maturity date of the related Mortgage Loan, but in other cases does not. See Annex A-1 to this free writing prospectus for Mortgage Loan maturity dates and the lease expiration dates. In addition, certain of these leases may have termination options that are prior to the maturity date of the related Mortgage Loan.

Geographic Location. The Mortgaged Properties are located throughout 37 states, with the largest concentration by Initial Outstanding Pool Balance located in California. See “Mortgaged Properties by State and/or Location” in Annex A-2 to this free writing prospectus “Summary—The Mortgage Pool—Characteristics of The Mortgage Pool—Property Locations” in this free writing prospectus for a table setting forth information about the jurisdictions with the greatest concentrations of Mortgaged Properties.

Loan Purpose. Sixty-eight (68) of the Mortgage Loans, representing in the aggregate approximately 72.3% of the Initial Outstanding Pool Balance, were originated in connection with the borrower’s refinancing of a previous mortgage loan. Nineteen (19) of the Mortgage Loans, representing approximately 25.0% of the Initial Outstanding Pool Balance, were originated in connection with the borrower’s acquisition of the related Mortgaged Property. Two (2) Mortgage Loans, representing approximately 2.7% of the Initial Outstanding Pool Balance, were originated in connection with the borrower’s recapitalization. In several cases, the refinancing of a Mortgaged Property with a Mortgage Loan resulted in cash being paid to the related borrower to the extent that the related Mortgage Loan exceeded the amount of the prior loan, refinancing costs and required reserves and escrows.

Properties Underwritten Based on Projections. With respect to four (4) Mortgaged Properties, which secure Mortgage Loans representing in the aggregate approximately 4.7% of the Initial Outstanding Pool Balance (by Allocated Loan Amount), such Mortgaged Properties (i) were constructed or the subject of a major renovation that was completed within 12 calendar months prior to the Cut-off Date and therefore the related Mortgaged Property has no prior operating history, (ii) have a borrower or an affiliate under the related Mortgage Loan that acquired the related Mortgaged Property within 12 calendar months prior to the Cut-off Date and such borrower or affiliate was unable to provide the related Mortgage Loan Seller with historical financial information for such acquired Mortgaged Property or (iii) are single tenant properties subject to triple-net leases with the related tenant where the related borrower did not provide the related Mortgage Loan Seller with historical financial information for the related Mortgaged Property.

Modified Loans. As of the Cut-off Date, none of the Mortgage Loans were modified due to a delinquency or impending delinquency.

Refinanced Loans. One (1) Mortgage Loan, secured by the Mortgaged Property identified on Annex A-1 to this free writing prospectus as The Meadows, representing approximately 0.1% of the Initial Outstanding Pool Balance, refinanced a prior loan that was in maturity default (or refinanced a prior loan that had refinanced a prior loan that was in maturity default) at the time of refinancing and/or was refinanced in connection with a discounted payoff, foreclosure or deed-in-lieu of foreclosure or bankruptcy sale.

Changes in Mortgage Pool Characteristics

The description in this free writing prospectus, including Annex A-1 and Annex A-2 to this free writing prospectus, of the Mortgage Pool and the Mortgaged Properties is based upon the Mortgage Pool as expected to be constituted at the close of business on the Cut-off Date, as adjusted for the scheduled principal payments due on the Mortgage Loans on or before the Cut-off Date. Prior to the issuance of the

Certificates, a Mortgage Loan may be removed from inclusion in the securitization transaction described in this free writing prospectus if the Depositor deems such removal necessary or appropriate or if it is prepaid. This may cause the range of Mortgage Rates and maturities as well as the other characteristics of the Mortgage Loans to vary from those described in this free writing prospectus.

A Current Report on Form 8-K (the “Form 8-K”) will be available to purchasers of the Offered Certificates and will be filed by the Depositor, together with the Pooling and Servicing Agreement, with the SEC. In the event Mortgage Loans are removed from the Mortgage Pool as set forth in the preceding paragraph, such removal will be noted in the Form 8-K, and, if such removal or any other event results in any material pool characteristic of the actual Mortgage Pool differing by 5% or more (other than by reason of the Mortgage Loans converting into cash in accordance with their terms) from the description of the Mortgage Pool in the final prospectus supplement filed with the SEC, such Form 8-K will be filed no later than four business days after the initial issuance of the Offered Certificates. Such Form 8-K will be available to purchasers and potential purchasers of the Offered Certificates.

DESCRIPTION OF THE OFFERED CERTIFICATES

General

The Certificates will be issued pursuant to the Pooling and Servicing Agreement and will consist of the following classes (each, a “Class”) to be designated as (i) the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4, Class A-5, Class X-A, Class X-B, Class X-C, Class X-D, Class X-E, Class D, Class E, Class F, Class G and Class H Certificates (collectively, the “Regular Certificates”), (ii) the Class A-M, Class B, Class PEZ and Class C Certificates (collectively, the “Exchangeable Certificates”), (iii) the Class V Certificates, and (iv) the Class R and Class LR Certificates (collectively, the “Residual Certificates” and, together with the Regular Certificates, the Exchangeable Certificates and the Class V Certificates, the “Certificates”). Only the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4, Class A-5, Class X-A, Class A-M, Class B, Class PEZ and Class C Certificates (the “Offered Certificates”) are offered hereby. The Class X-B, Class X-C, Class X-D, Class X-E, Class D, Class E, Class F, Class G, Class H, Class V, Class R and Class LR Certificates (the “Private Certificates”) are not offered hereby.

The Certificates represent in the aggregate the entire beneficial ownership interest in the Issuing Entity consisting of, among other things: (i) the Mortgage Loans and all payments under and proceeds of the Mortgage Loans due after the Cut-off Date (excluding the CCRE Strip); (ii) the Issuing Entity’s interest in any Mortgaged Property acquired on behalf of the Issuing Entity and, if applicable, the holders of the Serviced Companion Loans through foreclosure, deed-in-lieu of foreclosure or otherwise (upon acquisition, an “REO Property” and any such property serviced by the Special Servicer pursuant to the Pooling and Servicing Agreement, a “Serviced REO Property”); (iii) the Collection Account (or any custodial account in respect of a Serviced Companion Loan), the Distribution Account, the Excess Liquidation Proceeds Account, the Interest Reserve Account and any account established in connection with REO Properties (an “REO Account”); (iv) all insurance policies with respect to the Mortgage Loans and the Mortgaged Properties, to the extent of the Issuing Entity’s interests therein; (v) the Depositor’s rights and remedies under the Mortgage Loan Purchase Agreements relating to document delivery requirements with respect to the Mortgage Loans and the representations and warranties of the related Mortgage Loan Seller regarding its Mortgage Loans; and (vi) all of the lender’s right, title and interest in the Reserve Accounts and lock-box accounts, in each case, to the extent of the Issuing Entity’s interests therein.

Upon initial issuance, the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4, Class A-5, Class A-M, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates (collectively, the “Sequential Pay Certificates”, and each, a “Sequential Pay Certificate”) and the Class PEZ Certificates will have the following aggregate principal balances (each, a “Certificate Balance”), in each case, subject to a variance of plus or minus 5.0%:

Class	Initial Certificate Balance		Approximate Percentage of Initial Certificate Balance	Approximate Initial Credit Support
Offered Certificates
A-1	$57,028,000		4.471%	30.000	%(1)
A-2	$102,973,000		8.073%	30.000	%(1)
A-3	$22,897,000		1.795%	30.000	%(1)
A-SB	$97,350,000		7.632%	30.000	%(1)
A-4	$275,000,000		21.559%	30.000	%(1)
A-5	$337,653,000		26.471%	30.000	%(1)
A-M(2)	$97,263,000	(3)	7.625%	22.375%
B(2)	$57,400,000	(3)	4.500%	17.875%
PEZ(2)	$220,037,000	(3)	17.250%	12.750	%(1)
C(2)	$65,374,000	(3)	5.125%	12.750	%(1)
Non-Offered Certificates(4)
D	$60,589,000		4.750%	8.000%
E	$12,756,000		1.000%	7.000%
F	$20,728,000		1.625%	5.375%
G	$28,701,000		2.250%	3.125%
H	$39,861,796		3.125%	0.000%

(1)
Represents the approximate initial credit support for the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4 and Class A-5 Certificates, in the aggregate. The initial subordination levels for the Class C and Class PEZ Certificates are equal to the subordination level of the underlying Class C Trust Component, which will have an initial outstanding balance on the Closing Date of $65,374,000.

(2)
Up to the full Certificate Balance of the Class A-M, Class B and Class C Certificates may be exchanged for Class PEZ Certificates, and Class PEZ Certificates may be exchanged for up to the full Certificate Balance of the Class A-M, Class B and Class C Certificates, in each case, only in the proportions and the manner described under “—Exchanges of Exchangeable Certificates” in this free writing prospectus.

(3)
On the Closing Date, the Issuing Entity will issue the Class A-M, Class B and Class C Trust Components, which will have outstanding principal balances on the Closing Date of $97,263,000, $57,400,000 and $65,374,000, respectively. The Exchangeable Certificates will, at all times, represent undivided beneficial ownership interests in a grantor trust that will hold such Trust Components. Each Class of the Class A-M, Class B and Class C Certificates will, at all times, represent a beneficial interest in a percentage of the outstanding principal balance of the Class A-M, Class B and Class C Trust Components, respectively. The Class PEZ Certificates will, at all times, represent a beneficial interest in the remaining percentages of the outstanding principal balances of the Class A-M, Class B and Class C Trust Components. Following any exchange of Class A-M, Class B and Class C Certificates for Class PEZ Certificates or any exchange of Class PEZ Certificates for Class A-M, Class B and Class C Certificates as described herein, the percentage interest of the outstanding principal balances of the Class A-M, Class B and Class C Trust Components that is represented by the Class A-M, Class B, Class PEZ and Class C Certificates will be increased or decreased accordingly. The initial Certificate Balance of each of the Class A-M, Class B and Class C Certificates represents the Certificate Balance of such Class without giving effect to any exchange. The initial Certificate Balance of the Class PEZ Certificates is equal to the aggregate of the initial Certificate Balances of the Class A-M, Class B and Class C Certificates, representing the maximum Certificate Balance of the Class PEZ Certificates that could be issued in an exchange. The Certificate Balances of the Class A-M, Class B and Class C Certificates to be issued on the Closing Date will be reduced, in required proportions, by an amount equal to the Certificate Balance of the Class PEZ Certificates issued on the Closing Date.

(4)	The Classes of Certificates set forth below (the “Non-Offered Certificates”) in the table are not offered by this free writing prospectus.

The Class X-A, Class X-B, Class X-C, Class X-D and Class X-E Certificates will each have a notional balance (the “Notional Balance”), which is used solely for the purpose of determining the amount of interest to be distributed on such Certificates and does not represent the right to receive any distributions of principal.

The Notional Balance of the Class X-A Certificates will equal the aggregate Certificate Balances of each of the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4 and Class A-5 Certificates and the Class A-M Trust Component outstanding from time to time. In general, the Certificate Balance of each such Class of Certificates and the Class A-M Trust Component will constitute a separate component of the Notional Balance of the Class X-A Certificates. The total initial Notional Balance of the Class X-A Certificates will be approximately $990,164,000.

The Notional Balance of the Class X-B Certificates will equal the aggregate Certificate Balances of the Class B and Class C Trust Components outstanding from time to time. In general, the Certificate Balance of each such Trust Component will constitute a separate component of the Notional Balance of the Class X-B Certificates. The total initial Notional Balance of the Class X-B Certificates will be approximately $122,774,000.

The Notional Balance of the Class X-C Certificates will equal the Certificate Balance of the Class D Certificates outstanding from time to time. In general, the Certificate Balance of such Class of Certificates will constitute a separate component of the Notional Balance of the Class X-C Certificates. The total initial Notional Balance of the Class X-C Certificates will be approximately $60,589,000.

The Notional Balance of the Class X-D Certificates will equal the aggregate Certificate Balances of the Class E and Class F Certificates outstanding from time to time. In general, the Certificate Balance of each such Class of Certificates will constitute a separate component of the Notional Balance of the Class X-D Certificates. The total initial Notional Balance of the Class X-D Certificates will be approximately $33,484,000.

The Notional Balance of the Class X-E Certificates will equal the aggregate Certificate Balances of the Class G and Class H Certificates outstanding from time to time. In general, the Certificate Balance of each such Class of Certificates will constitute a separate component of the Notional Balance of the Class X-E Certificates. The total initial Notional Balance of the Class X-E Certificates will be approximately $68,562,796.

The initial Certificate Balances of the Class A-M, Class B and Class C Certificates represent the Certificate Balances of such Classes without regard to any exchanges of Exchangeable Certificates for Class PEZ Certificates. The initial Certificate Balance of the Class PEZ Certificates represents the maximum Certificate Balance of the Class PEZ Certificates that could be issued in an exchange. As discussed in this free writing prospectus, the Class PEZ Certificates will only receive distributions of principal and interest that are distributable to the percentage interests in the Class A-M, Class B and Class C Trust Components represented by the Class PEZ Certificates. See “—Distributions” in this free writing prospectus.

The Class V, Class R and Class LR Certificates will not have Certificate Balances or Notional Balances.

The Certificate Balance of any Class of Sequential Pay Certificates or Trust Component outstanding at any time represents the maximum amount which the holders thereof are entitled to receive as distributions allocable to principal from the cash flow on the Mortgage Loans in the Mortgage Pool and the other assets in the Mortgage Pool; provided, however, that in the event that Realized Losses previously allocated to a Class of Sequential Pay Certificates or Trust Component in reduction of the Certificate Balance thereof are recovered subsequent to the reduction of the Certificate Balance thereof to zero, such Class of Sequential Pay Certificates or Trust Component may receive distributions in respect of such recoveries in accordance with the priorities set forth under “—Distributions—Payment Priorities” below.

The respective Certificate Balance of each Class of Sequential Pay Certificates and Trust Component will in each case be reduced by amounts actually distributed thereon that are allocable to principal and by any Realized Losses allocated to such Class of Certificates or Trust Component.

The Notional Balance of the Class X-A Certificates will be reduced to the extent of all reductions in the aggregate Certificate Balance of the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4 and Class A-5 Certificates and the Class A-M Trust Component. Similarly, the Notional Balance of the

Class X-B Certificates will be reduced to the extent of all reductions in the aggregate Certificate Balances of the Class B and Class C Trust Components, the Notional Balance of the Class X-C Certificates will be reduced to the extent of all reductions in the Certificate Balance of the Class D Certificates, the Notional Balance of the Class X-D Certificates will be reduced to the extent of all reductions in the aggregate Certificate Balances of the Class E and Class F Certificates and the Notional Balance of the Class X-E Certificates will be reduced to the extent of all reductions in the aggregate Certificate Balances of the Class G and Class H Certificates.

The “Class A-M Percentage Interest” means, the quotient of the Certificate Balance of the Class A-M Certificates divided by the Certificate Balance of the Class A-M Trust Component. As of the Closing Date, the Class A-M Percentage Interest is expected to be %.

“Class A-M Trust Component” means an interest issued as a regular interest in the Upper-Tier REMIC designated as “REMIC Regular Interest A-M,” with an initial Pass-Through Rate equal to %. The Class A-M Certificates will represent beneficial ownership of the Class A-M Percentage Interest of the Class A-M Trust Component, and the Class PEZ Certificates will represent beneficial ownership of, among other things, the Class A-M-PEZ Percentage Interest of the Class A-M Trust Component. The Class A-M Trust Component will be held in the Grantor Trust.

The “Class A-M-PEZ Percentage Interest” means 100.0% minus the Class A-M Percentage Interest. As of the Closing Date, the Class A-M-PEZ Percentage Interest is expected to be %.

The “Class B Percentage Interest” means, the quotient of the Certificate Balance of the Class B Certificates divided by the Certificate Balance of the Class B Trust Component. As of the Closing Date, the Class B Percentage Interest is expected to be %.

“Class B Trust Component” means an interest issued as a regular interest in the Upper-Tier REMIC designated as “REMIC Regular Interest B,” with an initial Pass-Through Rate equal to %. The Class B Certificates will represent beneficial ownership of the Class B Percentage Interest of the Class B Trust Component, and the Class PEZ Certificates will represent beneficial ownership of, among other things, the Class B-PEZ Percentage Interest of the Class B Trust Component. The Class B Trust Component will be held in the Grantor Trust.

The “Class B-PEZ Percentage Interest” means 100.0% minus the Class B Percentage Interest. As of the Closing Date, the Class B-PEZ Percentage Interest is expected to be %.

The “Class C Percentage Interest” means, the quotient of the Certificate Balance of the Class C Certificates divided by the Certificate Balance of the Class C Trust Component. As of the Closing Date, the Class C Percentage Interest is expected to be %.

“Class C Trust Component” means an interest issued as a regular interest in the Upper-Tier REMIC designated as “REMIC Regular Interest C,” with an initial Pass-Through Rate equal to %. The Class C Certificates will represent beneficial ownership of the Class C Percentage Interest of the Class C Trust Component, and the Class PEZ Certificates will represent beneficial ownership of, among other things, the Class C-PEZ Percentage Interest of the Class C Trust Component. The Class C Trust Component will be held in the Grantor Trust.

The “Class C-PEZ Percentage Interest” means 100.0% minus the Class C Percentage Interest. As of the Closing Date, the Class C-PEZ Percentage Interest is expected to be %.

“Class PEZ Component” means any of the Class PEZ Component A-M, Class PEZ Component B or Class PEZ Component C.

“Class PEZ Component A-M” means the portion of the Class A-M Trust Component equal to the Class A-M-PEZ Percentage Interest of the Class A-M Trust Component.

“Class PEZ Component B” means the portion of the Class B Trust Component equal to the Class B-PEZ Percentage Interest of the Class B Trust Component.

“Class PEZ Component C” means the portion of the Class C Trust Component equal to the Class C-PEZ Percentage Interest of the Class C Trust Component.

“Trust Component” means any of the Class A-M Trust Component, Class B Trust Component or Class C Trust Component.

Exchanges of Exchangeable Certificates

Exchanges

Groups of Class A-M, Class B and Class C Certificates may be exchanged for Class PEZ Certificates and vice versa, in whole or in part, as described more fully below. This process may occur repeatedly. However, exchanges will no longer be permitted following the date when the then-current principal balance of the Class A-M Trust Component (and, correspondingly, the Class A-M Certificates and, to the extent evidencing an interest the Class A-M Trust Component, the Class PEZ Certificates) is reduced to zero as a result of the payment in full of all interest and principal thereon.

Following the Closing Date, Class A-M, Class B and Class C Certificates that collectively evidence a uniform Tranche Percentage Interest in each Trust Component (such Certificates in the aggregate, an “Exchangeable Proportion”) may be exchangeable on the books of DTC for Class PEZ Certificates that represent the same Tranche Percentage Interest in each Trust Component as the Certificates to be surrendered, and any Class PEZ Certificates shall be exchangeable on the books of DTC for Class A-M, Class B and Class C Certificates that evidence the same Tranche Percentage Interest in each Trust Component as the Class PEZ Certificates to be surrendered. For these purposes, the “Tranche Percentage Interest” of any Certificate in relation to a Trust Component is the ratio, expressed as a percentage, of (a) the Certificate Balance of that Certificate (or, in the case of a Class PEZ Certificate, the component thereof with the same letter designation as that Trust Component) to (b) the outstanding principal balance of that Trust Component.

There may be no limitation on the number of exchanges authorized under the exchange provisions of the Pooling and Servicing Agreement. In all cases, however, an exchange may not occur if the face amount of the Certificates to be received in the exchange would not represent an authorized denomination for the relevant Class as described under “—Delivery, Form and Denomination” in this free writing prospectus. In addition, the Depositor may have the right to make or cause exchanges on the Closing Date pursuant to instructions delivered to the Certificate Administrator on the Closing Date.

The various amounts distributable on the Class PEZ Certificates on each Distribution Date in respect of Interest Accrual Amounts, Interest Shortfalls, Principal Distribution Amounts, reimbursements of Realized Losses, Yield Maintenance Charges and Excess Liquidation Proceeds allocated to any of the respective Tranche Percentage Interests in the Class A-M, Class B and Class C Trust Components represented by the Class PEZ Certificates will be so distributed in a single, aggregate distribution to the Holders of the Class PEZ Certificates on such Distribution Date. In addition, the Class PEZ Certificates will be allocated the aggregate amount of Realized Losses, Net Prepayment Interest Shortfalls and other interest shortfalls (including those resulting from Appraisal Reduction Events) corresponding to the Tranche Percentage Interests in the Class A-M, Class B and Class C Trust Components represented by the Class PEZ Certificates. See “—Distributions” in this free writing prospectus.

For a discussion of the federal income tax consequences of the acquisition, ownership and disposition of the Class PEZ Certificates, see “Material Federal Income Tax Consequences—Taxation of the Exchangeable Certificates” in this free writing prospectus.

Procedures

If a Certificateholder wishes to exchange Class A-M, Class B and Class C Certificates for Class PEZ Certificates, or Class PEZ Certificates for Class A-M, Class B and Class C Certificates, such Certificateholder must notify the Certificate Administrator by e-mail at the e-mail address specified on the Certificate Administrator’s website no later than 3 business days prior to the proposed date of such exchange (the “Exchange Date”). The Exchange Date can be any business day other than the first or last business day of the month. In addition, the Certificateholder must provide notice on the Certificateholder’s letterhead, which notice must carry a medallion stamp guarantee and set forth the following information: the CUSIP numbers of the Exchangeable Certificates to be exchanged and received, the Certificate Balance of the Exchangeable Certificates to be exchanged, the Certificateholder’s DTC participant number and the proposed Exchange Date. The Certificateholder and the Certificate Administrator will utilize the “deposit and withdrawal system” at DTC to effect the exchange.

The aggregate principal and interest entitlements of the Certificates received will equal the aggregate entitlements of principal and interest of the Certificates surrendered. The notice of exchange will become irrevocable on the 2nd business day before the proposed Exchange Date.

The first distribution on an Exchangeable Certificate received pursuant to an exchange will be made in the month following the month of exchange to the Certificateholder of record as of the applicable Record Date for such Certificate. Neither the Certificate Administrator nor the Depositor will have any obligation to ensure the availability of the applicable Certificates to accomplish any exchange.

Distributions

Method, Timing and Amount. Distributions on the Certificates will be made on the fourth business day following the Determination Date in each month, commencing in January 2015 (each, a “Distribution Date”). All distributions (other than the final distribution on any Certificate) will be made by the Certificate Administrator to the persons in whose names the Certificates are registered at the close of business on the last business day of the calendar month immediately preceding the month in which such Distribution Date occurs (the “Record Date”). Such distributions will be made by wire transfer in immediately available funds to the account specified by the Certificateholder at a bank or other entity having appropriate facilities therefor, if such Certificateholder provides the Paying Agent with wiring instructions no less than five business days prior to the related Record Date, or otherwise by check mailed to such Certificateholder. The final distribution on any Offered Certificates will be made in like manner, but only upon presentment and surrender of such Certificate at the location specified in the notice to the holder of that Certificate of such final distribution. All distributions made with respect to a Class of Certificates on each Distribution Date will be allocated pro rata among the outstanding Certificates of that Class based on their respective Percentage Interests. The “Percentage Interest” evidenced by any Certificate (other than the Class V, Class R and Class LR Certificates) is equal to the initial Certificate Balance or Notional Balance thereof as of the Closing Date divided by the initial Certificate Balance or Notional Balance of the related Class and with respect to the Class V, Class R and Class LR Certificates is equal to the percentage interest set forth on the face of the Certificate. For these purposes on any date of determination, the “initial certificate or notional balance” of any Exchangeable Certificate received in an exchange will be determined as if the Certificate were part of the related Class on the Closing Date, the “initial certificate or notional balance” of any Certificate surrendered in an exchange will be determined as if the Certificate were not part of the related Class on the Closing Date and the initial Certificate Balance or Notional Balance, as applicable, of the related Class of Exchangeable Certificates will be determined as if the Class consisted only of the Certificates composing the Class on that date of determination.

The aggregate distribution to be made with respect to the Regular Certificates on any Distribution Date will equal the Available Funds. The “Available Funds” for any Distribution Date will be the sum of the following amounts (i) all previously undistributed Monthly Payments or other receipts on account of principal and interest on or in respect of the Mortgage Loans (including Unscheduled Payments and Net REO Proceeds, if any, but excluding Excess Liquidation Proceeds) received by or on behalf of the Master

Servicer in the Collection Period relating to such Distribution Date; (ii) all P&I Advances made by the Master Servicer or the Trustee, as applicable, in respect of the Mortgage Loans as of such Distribution Date; (iii) all other amounts received by the Master Servicer in such Collection Period and required to be deposited in the Collection Account by the Master Servicer as described in this free writing prospectus under “The Pooling and Servicing Agreement—Accounts”; (iv) without duplication, any late Monthly Payments on or in respect of the Mortgage Loans received after the end of the Collection Period relating to such Distribution Date but prior to the close of business on the business day prior to the Master Servicer Remittance Date; (v) any amounts representing Prepayment Interest Shortfalls remitted by the Master Servicer to the appropriate Collection Account (as described under “—Prepayment Interest Shortfalls” below) and (vi) for the Distribution Date occurring in each March of each calendar year (or February if the final Distribution Date occurs in such month), the Withheld Amounts then on deposit in the Interest Reserve Account as described under “The Pooling and Servicing Agreement—Accounts—Interest Reserve Account” below, but excluding the following (in no order of priority):

(a)       all amounts permitted to be used to reimburse the Master Servicer, the Special Servicer or the Trustee, as applicable, for previously unreimbursed Advances and Workout-Delayed Reimbursement Amounts with interest thereon as described in this free writing prospectus under “The Pooling and Servicing Agreement—Advances”;

(b)       the aggregate amount of the Master Servicing Fee, the Trustee/Certificate Administrator Fee, Operating Advisor Fee, any Operating Advisor Consulting Fees (to the extent that such fee is actually received from the related borrower), CREFC® License Fee, fees for primary servicing functions and the other servicing compensation (e.g., Net Prepayment Interest Excess, Net Default Interest, late payment fees (to the extent not applied to the reimbursement of interest on Advances and certain expenses, as provided in the Pooling and Servicing Agreement), Workout Fees, Liquidation Fees, assumption fees, Modification Fees, loan service transaction fees, demand fees, beneficiary statement charges and similar fees payable to the Master Servicer and the Special Servicer), Permitted Special Servicer/Affiliate Fees and the Special Servicing Fee (and other amounts payable to the Special Servicer as described in this free writing prospectus under “The Pooling and Servicing Agreement—Special Servicing—Special Servicing Compensation”), together with interest on Advances to the extent provided in the Pooling and Servicing Agreement, and reinvestment earnings on payments received with respect to the Mortgage Loans (that the Master Servicer or the Special Servicer are entitled to receive as additional servicing compensation), in each case in respect of such Distribution Date;

(c)       all amounts representing scheduled Monthly Payments due after the related Due Date;

(d)       to the extent permitted by the Pooling and Servicing Agreement, that portion of net liquidation proceeds, net insurance proceeds and net condemnation proceeds with respect to a Mortgage Loan which represents any unpaid Servicing Fee, Servicing Compensation, special servicing compensation, Trustee/Certificate Administrator Fee, CREFC® License Fee and Operating Advisor Fee, to which the Master Servicer, the Special Servicer, any subservicer, the Certificate Administrator, the Operating Advisor, CREFC® and/or the Trustee are entitled;

(e)       all amounts representing certain fees and expenses, including indemnity amounts, reimbursable or payable to the Master Servicer, the Special Servicer, the Certificate Administrator (in all of its capacities under the Pooling and Servicing Agreement), the Operating Advisor, CREFC® or the Trustee (in all of its capacities under the Pooling and Servicing Agreement) and other amounts permitted to be retained or withdrawn by the Master Servicer pursuant to the Pooling and Servicing Agreement in respect of various items, including interest on Advances as provided in the Pooling and Servicing Agreement;

(f)        Prepayment Premiums and Yield Maintenance Charges;

(g)       any interest or investment income on funds on deposit in the Collection Account or any interest on permitted investments in which such funds may be invested;

(h)       all amounts received with respect to each Mortgage Loan previously replaced, purchased or repurchased from the Issuing Entity pursuant to the Pooling and Servicing Agreement or a Mortgage Loan Purchase Agreement during the related Collection Period and subsequent to the date as of which such Mortgage Loan was replaced, purchased or repurchased;

(i)        the amount reasonably determined by the Certificate Administrator to be necessary to pay any applicable federal, state or local taxes imposed on the Lower-Tier REMIC or the Upper-Tier REMIC under the circumstances and to the extent described in the Pooling and Servicing Agreement;

(j)        with respect to any Distribution Date occurring in each February, and in any January occurring in a year that is not a leap year, in either case, unless such Distribution Date is the final Distribution Date, the Withheld Amounts to be deposited in the Interest Reserve Account in accordance with the Pooling and Servicing Agreement as described in this free writing prospectus under “The Pooling and Servicing Agreement—Accounts”;

(k)       Excess Interest; and

(l)        the CCRE Strip.

The “Monthly Payment” with respect to any Mortgage Loan or Serviced Companion Loan (other than any REO Loan) and any Due Date, is the scheduled monthly payment of principal, if any, and interest at the Mortgage Rate, excluding any balloon payment (but not excluding any constant Monthly Payment due on a Balloon Loan), which is payable by the related borrower on such Due Date under the related Note if applicable, allocable to such Mortgage Loan. The Monthly Payment with respect to an REO Loan for any Distribution Date is the monthly payment that would otherwise have been payable on the related Due Date had the related Note not been discharged, determined as set forth in the Pooling and Servicing Agreement and on the assumption that all other amounts, if any, due thereunder are paid when due.

A “Balloon Loan” is any Mortgage Loan (or Serviced Loan Combination) that requires a payment of principal on the maturity date in excess of its constant Monthly Payment.

“Unscheduled Payments” are all net liquidation proceeds, net insurance proceeds and net condemnation proceeds payable under the Mortgage Loans, the repurchase price of any Mortgage Loan repurchased by a Mortgage Loan Seller due to a breach of a representation or warranty made by it or as a result of a document defect in the mortgage file or the purchase price paid by the parties described in this free writing prospectus under “The Pooling and Servicing Agreement—Optional Termination” and “—Realization Upon Mortgage Loans,” any shortfall amount paid in connection with the substitution of any Mortgage Loan as described in this free writing prospectus under “The Pooling and Servicing Agreement—Representations and Warranties; Repurchase; Substitution,” and any other payments under or with respect to the Mortgage Loans not scheduled to be made, including Principal Prepayments received by the Master Servicer (but excluding Prepayment Premiums and Yield Maintenance Charges, if any) during such Collection Period. See “Yield and Maturity Considerations—Yield Considerations—Certain Relevant Factors” in this free writing prospectus.

“Net REO Proceeds” with respect to any Serviced REO Property are all revenues received by the Special Servicer with respect to such Serviced REO Property, net of any insurance premiums, taxes, assessments and other costs and expenses permitted to be paid therefrom pursuant to the Pooling and Servicing Agreement.

“Principal Prepayments” are payments of principal made by a borrower on a Mortgage Loan or Serviced Companion Loan that are received in advance of the scheduled Due Date for such payments and that are not accompanied by an amount of interest representing the full amount of scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

The “Collection Period” with respect to any Distribution Date and each Mortgage Loan, is the period that begins immediately following the Determination Date in the calendar month preceding the month in which such Distribution Date occurs (or, in the case of the initial Distribution Date, immediately following the Cut-off Date) and ends on the Determination Date in the calendar month in which such Distribution Date occurs.

The “CCRE Strip” with respect to any Due Date is an amount equal to a portion of interest accrued on the Stated Principal Balance of each Mortgage Loan that is part of the CCRE Strip Pool during the related Interest Accrual Period at a fixed rate of 0.02% per annum (the “CCRE Strip Rate”). Such amount will be computed on the same accrual basis as interest accrues on the related Mortgage Loans. With respect to each Collection Period, amounts collected in respect of the CCRE Strip Pool will be allocated to the CCRE Strip prior to being allocated to Available Funds. In the event of an interest shortfall on any Mortgage Loan in the CCRE Strip Pool on any Due Date that causes a shortfall in the CCRE Strip, such shortfall (other than any shortfall resulting from (i) a full Principal Prepayment or a balloon payment during the related Collection Period or (ii) a prepayment due to receipt of insurance proceeds, Liquidation Proceeds or condemnation proceeds, as applicable, prior to the Due Date for such Mortgage Loan in the related Collection Period) will be carried forward to future Due Dates and any funds available with respect to the related Mortgage Loan in the CCRE Strip Pool will be used to reimburse such shortfall and to pay the current amount of the CCRE Strip prior to allocation of any such amounts to Available Funds.

The “CCRE Strip Pool” will consist of each CCRE Mortgage Loan.

If, in connection with any Distribution Date, the Certificate Administrator has reported the amount of an anticipated distribution to DTC based on the expected receipt of any monthly payment based on information set forth in a report of the Master Servicer or the Special Servicer, or any other monthly payment, balloon payment or prepayment expected to be or which is paid on the last two business days preceding such Distribution Date, and the related borrower fails to make any such payments at such time, the Certificate Administrator will use commercially reasonable efforts to cause DTC to make the revised distribution on a timely basis on such Distribution Date, but there can be no assurance that DTC can do so. The Trustee, the Certificate Administrator, the Operating Advisor, the Master Servicer and the Special Servicer will not be liable or held responsible for any resulting delay (or claims by DTC resulting therefrom) in the making of such distribution to Certificateholders. In addition, if the Certificate Administrator incurs out-of-pocket expenses, despite reasonable efforts to avoid/mitigate such expenses, as a consequence of a borrower failing to make such payments, the Certificate Administrator will be entitled to reimbursement from the Issuing Entity. Any such reimbursement will constitute an expense of the Issuing Entity.

The “Determination Date” is the sixth day of each calendar month, or if such sixth day is not a business day, then the next business day, commencing in January 2015.

“Net Default Interest” with respect to any Mortgage Loan and any Distribution Date, any Default Interest accrued on such Mortgage Loan during the preceding Collection Period, less amounts required to pay the Master Servicer, the Special Servicer or the Trustee, as applicable, interest on the related Advances on the related Mortgage Loan at the Advance Rate and to reimburse the Issuing Entity for certain additional expenses of the Issuing Entity on the related Mortgage Loan (including Special Servicing Fees, Workout Fees and Liquidation Fees).

“Default Interest” with respect to any Mortgage Loan or Serviced Companion Loan is interest accrued on such Mortgage Loan or Serviced Companion Loan (other than Excess Interest) at the excess of (i) the related Default Rate over (ii) the related Mortgage Rate.

The “Default Rate” with respect to any Mortgage Loan or Serviced Companion Loan is the per annum rate at which interest accrues on such Mortgage Loan or Serviced Companion Loan following any event of default on such Mortgage Loan or Serviced Companion Loan, including a default in the payment of a Monthly Payment or a balloon payment.

Payment Priorities. As used below in describing the priorities of distribution of Available Funds for each Distribution Date, the terms set forth below will have the following meanings:

The “Interest Accrual Amount” with respect to any Distribution Date and any Class of Certificates (other than the Class PEZ, Class V, Class R or Class LR Certificates) and any Trust Component is an amount equal to interest for the related Interest Accrual Period at the Pass-Through Rate for such Class or Trust Component on the related Certificate Balance or Notional Balance, as applicable, outstanding immediately prior to such Distribution Date minus the amount of any Net Prepayment Interest Shortfall allocated to such Class or Trust Component with respect to such Distribution Date. Calculations of interest due in respect of the Certificates (other than the Class PEZ, Class V, Class R or Class LR Certificates) and each Trust Component will be made on the basis of a 360-day year consisting of twelve 30-day months.

“Appraisal Reduction Amount” is the amount described under “—Appraisal Reductions” below.

The “Interest Accrual Period” in respect of each Class of Certificates (other than the Class PEZ, Class V, Class R or Class LR Certificates) and any Trust Component for each Distribution Date is the calendar month immediately preceding the month in which such Distribution Date occurs.

An “Interest Shortfall” with respect to any Distribution Date for any Class of Certificates (other than the Class PEZ, Class V, Class R or Class LR Certificates) or Trust Component is any shortfall in the amount of interest required to be distributed on such Class or Trust Component on such Distribution Date. No interest accrues on Interest Shortfalls.

The “Pass-Through Rate” for any Class of Certificates (other than the Class PEZ, Class V, Class R or Class LR Certificates) and any Trust Component is the per annum rate at which interest accrues on such Class of Certificates or Trust Components during any Interest Accrual Period. The Pass-Through Rates for the Class A-M Certificates and the Class A-M Trust Component will, at all times, be the same. The Pass-Through Rates for the Class B Certificates and the Class B Trust Component will, at all times, be the same. The Pass-Through Rates for the Class C Certificates and the Class C Trust Component will, at all times, be the same. The Pass-Through Rates on the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4, Class A-5, Class A-M, Class B, Class C, Class D, Class E, Class F, Class G and Class H Certificates will equal one of (i) a fixed per annum rate, (ii) the Weighted Average Net Mortgage Pass-Through Rate, (iii) a rate equal to the lesser of a specified pass-through rate and the Weighted Average Net Mortgage Pass-Through Rate, or (iv) the Weighted Average Net Mortgage Pass-Through Rate less a specified rate.

The Pass-Through Rate applicable to the Class X-A Certificates for the initial Distribution Date will equal approximately [___]% per annum. The Pass-Through Rate applicable to the Class X-A Certificates for each Distribution Date will equal the weighted average of the respective strip rates (the “Class X-A Strip Rates”) at which interest accrues from time to time on the respective components of the total Notional Balance of the Class X-A Certificates outstanding immediately prior to the related Distribution Date (weighted on the basis of the respective balances of such components outstanding immediately prior to such Distribution Date). Each of those components will have a component notional balance that corresponds to the Certificate Balance the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4 and Class A-5 Certificates and Class A-M Trust Component, respectively. The applicable Class X-A Strip Rate with respect to each such component for any Distribution Date will equal the excess, if any, of (a) the Weighted Average Net Mortgage Pass-Through Rate for such Distribution Date, over (b) the Pass-Through Rate for such Distribution Date for the Class of Certificates or Trust Component that comprises such component.

The Pass-Through Rate applicable to the Class X-B Certificates for the initial Distribution Date will equal approximately [___]% per annum. The Pass-Through Rate applicable to the Class X-B Certificates for each Distribution Date will equal the weighted average of the respective strip rates (the “Class X-B Strip Rates”) at which interest accrues from time to time on the respective component of the total Notional Balance of the Class X-B Certificates outstanding immediately prior to the related Distribution Date (weighted on the basis of the respective balances of such components outstanding immediately prior to such Distribution Date). Each of those components will have a component notional balance that corresponds to the Certificate Balance of the Class B and Class C Trust Components, respectively. The applicable Class X-B Strip Rate with respect to each such component for any Distribution Date will equal the excess, if any, of (a) the Weighted Average Net Mortgage Pass-Through Rate for such Distribution Date, over (b) the Pass-Through Rate for such Distribution Date for the Trust Component that comprises such component.

The Pass-Through Rate applicable to the Class X-C Certificates for the initial Distribution Date will equal approximately [___]% per annum. The Pass-Through Rate applicable to the Class X-C Certificates for each Distribution Date will equal the strip rate (the “Class X-C Strip Rate“) at which interest accrues from time to time on the component of the total Notional Balance of the Class X-C Certificates outstanding immediately prior to the related Distribution Date. Such component will have a component notional balance that corresponds to the Certificate Balance of the Class D Certificates. The applicable Class X-C Strip Rate with respect to such component for any Distribution Date will equal the excess, if any, of (a) the Weighted Average Net Mortgage Pass-Through Rate for such Distribution Date, over (b) the Pass-Through Rate for such Distribution Date for the Class of Certificates that comprises such component.

The Pass-Through Rate applicable to the Class X-D Certificates for the initial Distribution Date will equal approximately [___]% per annum. The Pass-Through Rate applicable to the Class X-D Certificates for each Distribution Date will equal the weighted average of the respective strip rates (the “Class X-D Strip Rates“) at which interest accrues from time to time on the respective component of the total Notional Balance of the Class X-D Certificates outstanding immediately prior to the related Distribution Date (weighted on the basis of the respective balances of such components outstanding immediately prior to such Distribution Date). Each of those components will have a component notional balance that corresponds to the Certificate Balance of the Class E and Class F Certificates, respectively. The applicable Class X-D Strip Rate with respect to each such component for any Distribution Date will equal the excess, if any, of (a) the Weighted Average Net Mortgage Pass-Through Rate for such Distribution Date, over (b) the Pass-Through Rate for such Distribution Date for the Class of Certificates that comprises such component.

The Pass-Through Rate applicable to the Class X-E Certificates for the initial Distribution Date will equal approximately [___]% per annum. The Pass-Through Rate applicable to the Class X-E Certificates for each Distribution Date will equal the weighted average of the respective strip rates (the “Class X-E Strip Rates“) at which interest accrues from time to time on the respective component of the total Notional Balance of the Class X-E Certificates outstanding immediately prior to the related Distribution Date (weighted on the basis of the respective balances of such components outstanding immediately prior to such Distribution Date). Each of those components will have a component notional balance that corresponds to the Certificate Balance of the Class G and Class H Certificates, respectively. The applicable Class X-E Strip Rate with respect to each such component for any Distribution Date will equal the excess, if any, of (a) the Weighted Average Net Mortgage Pass-Through Rate for such Distribution Date, over (b) the Pass-Through Rate for such Distribution Date for the Class of Certificates that comprises such component.

The Class PEZ Certificates will not have a Pass-Through Rate, but will be entitled to receive the sum of the interest distributable on the percentage interests of the Class A-M, Class B and Class C Trust Components represented by the Class PEZ Certificates.

Each of the Class V, Class R and Class LR Certificates will not have a Pass-Through Rate. The Class V Certificates will not be entitled to distributions in respect of interest other than Excess Interest as described under “Description of the Mortgage Pool—Additional Mortgage Loan Information—The ARD Loans” in this free writing prospectus.

The “Weighted Average Net Mortgage Pass-Through Rate” for any Distribution Date is a per annum rate equal to a fraction (expressed as a percentage), the numerator of which is the sum for all Mortgage Loans of the product of (i) the Net Mortgage Pass-Through Rate of each such Mortgage Loan as of its respective Due Date in the month preceding the month in which such Distribution Date occurs and (ii) the Stated Principal Balance of each such Mortgage Loan as of the immediately preceding Distribution Date, and the denominator of which is the sum of the Stated Principal Balances of all Mortgage Loans as of the immediately preceding Distribution Date.

The “Net Mortgage Pass-Through Rate” with respect to any Mortgage Loan or Serviced Companion Loan and any Distribution Date is the per annum rate equal to the Mortgage Rate for such Mortgage Loan or Serviced Companion Loan for the related Interest Accrual Period, minus, for any such Mortgage Loan or Serviced Companion Loan, the Administrative Fee Rate and, in the case of the Mortgage Loans that are part of the CCRE Strip Pool, minus the CCRE Strip Rate. For purposes of calculating the Weighted Average Net Mortgage Pass-Through Rate, the Net Mortgage Pass-Through Rate for any Mortgage Loan or Serviced Companion Loan will be determined without taking into account any modification, waiver or amendment of the terms of the related Mortgage Loan or Serviced Companion Loan, whether agreed to by the Master Servicer or the Special Servicer or resulting from a bankruptcy, insolvency or similar proceeding involving the related borrower. For purposes of calculating the Pass-Through Rates on the Certificates (other than the Class PEZ, Class V, Class R or Class LR Certificates) or the Trust Components, the Net Mortgage Pass-Through Rate of each Mortgage Loan or Serviced Companion Loan that accrues interest on an actual/360 basis for any one-month period preceding a related Due Date will be the annualized rate at which interest would have to accrue in respect of the Mortgage Loan or Serviced Companion Loan on the basis of a 360-day year consisting of twelve 30-day months in order to produce the aggregate amount of interest accrued in respect of the Mortgage Loan or Serviced Companion Loan during the one-month period at the related Net Mortgage Pass-Through Rate; provided, however, that with respect to such Mortgage Loans, the Net Mortgage Pass-Through Rate for the one-month period (1) prior to the Distribution Dates in January and February in any year which is not a leap year or in February in any year which is a leap year (unless the related Distribution Date is the final Distribution Date) will be determined exclusive of the Withheld Amounts from that month, and (2) prior to the Due Date in March (or February, if the related Distribution Date is the final Distribution Date) (commencing in 2015), will be determined inclusive of the Withheld Amounts from the immediately preceding February, and, if applicable, January. The Net Mortgage Pass-Through Rate will not be reduced by any Operating Advisor Fee Rate following the termination of the Operating Advisor as described in this free writing prospectus under “The Pooling and Servicing Agreement—The Operating Advisor—Termination of the Operating Advisor Without Cause”.

The “Mortgage Rate” with respect to each Mortgage Loan or Serviced Companion Loan and any Interest Accrual Period is the annual rate at which interest accrues on such Mortgage Loan or Serviced Companion Loan during such period (in the absence of a default), as set forth in the related Note from time to time without regard to any Default Interest or any Excess Interest (the initial Mortgage Rate is set forth on Annex A-1 to this free writing prospectus).

“Pari Passu Loan Primary Servicing Fee Rate” with respect to any Non-Serviced Mortgage Loan, is the “primary servicing fee rate” (as defined or set forth in the applicable pooling and servicing agreement) and any other related servicing fee rate (other than those payable to the applicable special servicer) applicable to such Non-Serviced Mortgage Loan that constitutes a portion of the “servicing fee rate” applicable to the other master servicer under the applicable other pooling and servicing agreement

The “Principal Distribution Amount” for any Distribution Date will be equal to the sum of the following items without duplication:

(a)        the principal component of all scheduled Monthly Payments (other than balloon payments) due on the Mortgage Loans on the related Due Date (if received during the related Collection Period or advanced);

(b)        the principal component of all Assumed Scheduled Payments due on the related Due Date (if received during the related Collection Period or advanced) with respect to any Mortgage Loan that is delinquent in respect of its balloon payment;

(c)        the Stated Principal Balance of each Mortgage Loan that was, during the related Collection Period, repurchased from the Issuing Entity in connection with the breach of a representation or warranty or a document defect in the related mortgage file or purchased from the Issuing Entity as described in this free writing prospectus under “The Pooling and Servicing Agreement—Representations and Warranties; Repurchase; Substitution,” “—Sale of Defaulted Mortgage Loans and Serviced REO Properties” and “—Optional Termination”;

(d)        the portion of Unscheduled Payments allocable to principal of any Mortgage Loan that was liquidated during the related Collection Period;

(e)        the principal component of all balloon payments and any other principal payment on any Mortgage Loan received on or after the maturity date thereof, to the extent received during the related Collection Period;

(f)         all other Principal Prepayments received in the related Collection Period; and

(g)        any other full or partial recoveries in respect of principal of the Mortgage Loans, including net insurance proceeds, net liquidation proceeds and Net REO Proceeds received in the related Collection Period, net of any related outstanding P&I Advances allocable to principal, but including any amount related to the Loss of Value Payments to the extent that such amount was transferred into the Collection Account during the related Collection Period as described under “The Pooling and Servicing Agreement—Accounts” in this free writing prospectus;

as reduced by any (1) Nonrecoverable Advances plus interest on such Nonrecoverable Advances that are paid or reimbursed from principal collections on the Mortgage Loans or, with respect to Property Advances, the Serviced Loan Combinations, in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date, and (2) Workout-Delayed Reimbursement Amounts that were paid or reimbursed from principal collections on the Mortgage Loans or, with respect to Property Advances, the Serviced Loan Combinations, in a period during which such principal collections would have otherwise been included in the Principal Distribution Amount for such Distribution Date; provided that, in the case of clauses (1) and (2) above, if any of the amounts that were reimbursed from principal collections on the Mortgage Loans are subsequently recovered on the related Mortgage Loan or, with respect to Property Advances, the related Serviced Loan Combination, are subsequently recovered on the related Mortgage Loan or, with respect to Property Advances, the related Serviced Loan Combination, such recovery will increase the Principal Distribution Amount for the Distribution Date related to the period in which such recovery occurs.

The “Assumed Scheduled Payment” with respect to any Mortgage Loan that is delinquent in respect of its balloon payment (including any REO Loan as to which the balloon payment would have been past due) will be an amount equal to the sum of (a) the principal portion of the Monthly Payment that would have been due on such Mortgage Loan on the related Due Date (or the portion thereof not received) based on the constant Monthly Payment that would have been due on such Mortgage Loan on the related Due Date based on the constant payment required by the related Note and the amortization or payment schedule thereof (as calculated with interest at the related Mortgage Rate), if any, assuming such balloon payment has not become due after giving effect to any prior modification, and (b) interest at the Mortgage Rate for such Mortgage Loan minus the applicable Servicing Fee Rate.

An “REO Loan” is any Mortgage Loan (excluding any Non-Serviced Mortgage Loan) or Serviced Loan Combination as to which the related Mortgaged Property has become an REO Property.

Fees and Expenses

The amounts available for distribution on the Certificates on any Distribution Date will generally be net of the following amounts:
Type/Recipient	Amount	Frequency	Source of Payment

Fees

Master Servicing Fee(1)/Master Servicer
The Stated Principal Balance of each Mortgage Loan or Serviced Companion Loan multiplied by the Servicing Fee Rate calculated on the same basis as interest accrues on the Mortgage Loan or Serviced Companion Loan.
		Monthly	Payment of interest on the related Mortgage Loan or Serviced Companion Loan.

Additional Master Servicing Compensation(2)/Master Servicer	Prepayment interest excess (to the extent any excess exceeds the amount of any Prepayment Interest Shortfalls).	From time to time	Any actual prepayment interest excess.

Additional Master Servicing Compensation(3)/Master Servicer	100% of any amounts collected for checks returned for insufficient funds	From time to time	The related fees.

Additional Master Servicing Compensation/Master Servicer	All investment income earned on amounts on deposit in the Collection Account and certain custodial and Reserve Accounts.	Monthly	The investment income.

Type/Recipient	Amount	Frequency	Source of Payment

Special Servicing Fee/Special Servicer
The Stated Principal Balance of each Specially Serviced Loan (including any related Serviced Companion Loan) and REO Loan multiplied by the Special Servicing Fee Rate calculated on the same basis as interest accrues on the Mortgage Loan or Serviced Companion Loan.
Monthly
First out of collections on the related Mortgage Loan and then from general collections in the collection account (and custodial account with respect to a Serviced Companion Loan, if applicable), subject to certain limitations.

Workout Fee(2)/Special Servicer
1.0% of each collection of principal and interest on each Corrected Mortgage Loan (including any related Serviced Companion Loan), subject to a cap described under “The Pooling and Servicing Agreement—Special Servicing—Special Servicing Compensation” in this free writing prospectus.
		Monthly	The related collection of principal or interest.

Liquidation Fee(2)/Special Servicer
1.0% of each recovery of Liquidation Proceeds, net of certain expenses and subject to a cap described, under “The Pooling and Servicing Agreement—Special Servicing—Special Servicing Compensation” in this free writing prospectus.
		Upon receipt of Liquidation Proceeds	The related Liquidation Proceeds.

Additional Servicing Compensation(2)/Master Servicer and/or Special Servicer
All late payment fees and Net Default Interest, Modification Fees, assumption application fees, assumption, waiver consent and earnout fees, defeasance fees, loan service transaction fees, beneficiary statement charges and/or other similar items.(3)
		From time to time	The related fees.

Type/Recipient	Amount	Frequency	Source of Payment

	Solely payable to the Special Servicer, all interest or other income earned on deposits in any REO Account.	Monthly	The investment income.

Trustee/Certificate Administrator Fee/Trustee and Certificate Administrator	The Trustee/Certificate Administrator Fee Rate multiplied by the Stated Principal Balance of the Mortgage Loans calculated on the same basis as interest accrues on the Mortgage Loan.	Monthly	Payment of interest on the related Mortgage Loan.

Operating Advisor Fee/Operating Advisor	The Operating Advisor Fee Rate multiplied by the Stated Principal Balance of the Mortgage Loans calculated on the same basis as interest accrued on the Mortgage Loan.	Monthly	Payment of interest on the related Mortgage Loan.

Operating Advisor Consulting Fee/Operating Advisor
A fee in connection with each Major Decision for which the Operating Advisor has consulting rights equal to $10,000 or such lesser amount as the related borrower agrees to pay with respect to any Mortgage Loan.
		From time to time	Paid by related borrower.

CREFC® License Fee
Amount of interest accrued during an Interest Accrual Period at the CREFC® License Fee Rate on the same balance, in the same manner and for the same number of days as interest at the applicable Mortgage Rate accrued with respect to each Mortgage Loan during the related Interest Accrual Period.
		Monthly	Payment of interest on the related Mortgage Loan.

Type/Recipient	Amount	Frequency	Source of Payment

Expenses

Reimbursement of Property Advances(4)/Master Servicer and Special Servicer/Trustee	To the extent of funds available, the amount of any Property Advances.	From time to time
Recoveries on the related Mortgage Loan or Serviced Companion Loan, or to the extent that the party making the advance determines it is nonrecoverable, from general collections in the Collection Account (and custodial account with respect to a Serviced Companion Loan, if applicable), subject to certain limitations.

Interest on Property Advances(4)/Master Servicer and Special Servicer/Trustee	At Advance Rate.	When Advance is reimbursed
First from late payment charges and Default Interest on the related Mortgage Loan in excess of the regular interest rate, and then from general collections in the Collection Account (and custodial account with respect to a Serviced Companion Loan, if applicable), subject to certain limitations.

Reimbursement of P&I Advances/Master Servicer/Trustee	To the extent of funds available, the amount of any P&I Advances.	From time to time
Recoveries on the related Mortgage Loan or Serviced Companion Loan, or to the extent that the party making the advance determines it is nonrecoverable, from general collections in the Collection Account (and custodial account with respect to a Serviced Companion Loan, if applicable), subject to certain limitations.

Type/Recipient	Amount	Frequency	Source of Payment

Interest on P&I Advances/Master Servicer/Trustee	At Advance Rate.	When Advance is reimbursed
First from late payment charges and Default Interest on the related Mortgage Loan in excess of the regular interest rate, and then from general collections in the Collection Account (and custodial account with respect to a Serviced Companion Loan, if applicable), subject to certain limitations.

Expenses, including without limitation, indemnification expenses(4)/Trustee, Certificate Administrator, Operating Advisor, Master Servicer and Special Servicer	Amounts for which the Trustee, the Certificate Administrator, the Operating Advisor, the Master Servicer and the Special Servicer are entitled to indemnification or reimbursement.	Per occurrence or time of claim	General collections in the Collection Account (and custodial account with respect to a Serviced Companion Loan, if applicable), subject to certain limitations, or the Distribution Account.

Expenses of the Issuing Entity not Advanced (may include environmental remediation, appraisals, expenses of operating REO Property and any independent contractor hired to operate REO Property)(4)	Based on third party charges.	From time to time
First from income on the related REO Property, if applicable, and then from general collections in the Collection Account (and custodial account with respect to a Serviced Companion Loan, if applicable), subject to certain limitations.

(1)
With respect to any Non-Serviced Mortgage Loan, each other master servicer (or primary servicer) will be entitled to a primary servicing fee accruing at a rate per annum set forth in the applicable other pooling and servicing agreement with respect to such Non-Serviced Mortgage Loan.

(2)
In general, with respect to each Non-Serviced Mortgage Loan, we anticipate that the related other master servicer and other special servicer will be entitled to receive fees with respect to such Non-Serviced Mortgage Loan in amounts, from sources and at frequencies that are similar, but not necessarily identical, to those described in the table. For example, the workout and liquidation fees for a Non-Serviced Mortgage Loan may be subject to higher caps or no caps. The rights to compensation for such parties will be governed by the applicable other pooling and servicing agreement. See “Description of the Mortgage Pool—Loan Combinations” and “The Pooling and Servicing Agreement—Servicing of the Loan Combinations” in this free writing prospectus.

(3)
Allocable between the Master Servicer and the Special Servicer as provided in the Pooling and Servicing Agreement. The allocations between an other master servicer and an other special servicer pursuant to an other pooling and servicing agreement may be different.

(4)
In general, with respect to each Non-Serviced Mortgage Loan, we anticipate that the related other master servicer, other special servicer, other operating advisor, other certificate administrator and other trustee will be entitled to receive reimbursement and/or indemnification with respect to, or allocable to, such Non-Serviced Mortgage Loan in amounts, from sources and at frequencies that are similar, but not necessarily identical, to those described in the table. See “Description of the Mortgage Pool—Loan Combinations” and “The Pooling and Servicing Agreement—Servicing of the Loan Combinations” in this free writing prospectus.

In this sub-heading “Fees and Expenses,” each of the terms “Mortgage Loan” and “Specially Serviced Loan,” unless otherwise indicated, generally does not include the Non-Serviced Mortgage Loan.

Pursuant to the Pooling and Servicing Agreement, any successor Master Servicer or Special Servicer assuming the obligations of the Master Servicer or Special Servicer under the Pooling and Servicing Agreement generally will be entitled to the compensation to which the Master Servicer or the Special Servicer would have been entitled. If no successor Master Servicer or Special Servicer can be obtained to perform such obligations for such compensation, additional amounts payable to such successor Master Servicer or Special Servicer shall be treated as Realized Losses. The Pooling and Servicing Agreement does not provide for any successor Trustee to receive compensation in excess of that paid to its predecessor Trustee.

Additionally, under the Pooling and Servicing Agreement, CCRE Lending will be entitled to receive the CCRE Strip on each Mortgage Loan in the CCRE Strip Pool, which is not part of Available Funds, on each Master Servicer Remittance Date. CCRE Lending will be entitled to assign all or any portion of its right to receive the CCRE Strip at any time. On a monthly basis, the Master Servicer is required to distribute from the Collection Account to CCRE Lending, or its successors and assigns, the CCRE Strip with respect to the related Collection Period. The CCRE Strip will be subordinate to the Master Servicing Fee and special servicing compensation. In the event of an interest shortfall (other than a Prepayment Interest Shortfall) on any Mortgage Loan that is part of the CCRE Strip Pool on any Due Date that causes a shortfall in the related CCRE Strip, such shortfall will be carried forward to a future Due Date and any funds available with respect to the Mortgage Loan that created such shortfall will be used to reimburse such shortfall and to pay the current amount of the CCRE Strip prior to allocation of any such amounts to Available Funds.

Distribution of Available Funds. On each Distribution Date, prior to the Crossover Date, the Available Funds for such Distribution Date will be distributed in the following amounts and order of priority:

First, to the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4, Class A-5, Class X-A, Class X-B, Class X-C, Class X-D and Class X-E Certificates, in respect of interest, up to an amount equal to, and pro rata in accordance with, the respective Interest Accrual Amount for such Classes;

Second, to the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4, Class A-5, Class X-A, Class X-B, Class X-C, Class X-D and Class X-E Certificates, in respect of interest, up to an amount equal to, and pro rata in accordance with, the respective aggregate unpaid Interest Shortfalls previously allocated to such Classes;

Third, to the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4 and Class A-5 Certificates, in reduction of the Certificate Balances thereof, in the following priority:

(1)
to the Class A-SB Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount for such Distribution Date, until the Certificate Balance of the Class A-SB Certificates has been reduced to the Planned Principal Balance as set forth on Annex A-3 for such Distribution Date;

(2)
then, to the Class A-1 Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or the portion thereof remaining after distributions on the Class A-SB Certificates pursuant to clause (1) above) for such Distribution Date, until the Certificate Balance of the Class A-1 Certificates has been reduced to zero;

(3)
then, to the Class A-2 Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or the portion thereof remaining after distributions on the Class A-1 and Class A-SB Certificates pursuant to clauses (1) and (2) above) for such Distribution Date, until the Certificate Balance of the Class A-2 Certificates has been reduced to zero;

(4)
then, to the Class A-3 Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or the portion thereof remaining after distributions on the Class A-1, Class A-2 and Class A-SB Certificates pursuant to clauses (1), (2) and (3) above) for such Distribution Date, until the Certificate Balance of the Class A-3 Certificates has been reduced to zero;

(5)
then, to the Class A-4 Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or the portion thereof remaining after distributions on the Class A-1, Class A-2, Class A-3 and Class A-SB Certificates pursuant to clauses (1), (2), (3) and (4) above) for such Distribution Date, until the Certificate Balance of the Class A-4 Certificates has been reduced to zero;

(6)
then, to the Class A-5 Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or the portion thereof remaining after distributions on the Class A-1, Class A-2, Class A-3, Class A-SB and Class A-4 Certificates pursuant to clauses (1), (2), (3), (4) and (5) above) for such Distribution Date, until the Certificate Balance of the Class A-5 Certificates has been reduced to zero; and

(7)
then, to the Class A-SB Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount (or the portion thereof remaining after distributions on the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4 and Class A-5 Certificates pursuant to clauses (1), (2), (3), (4), (5) and (6) above) for such Distribution Date, until the Certificate Balance of the Class A-SB Certificates has been reduced to zero;

Fourth, to the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4 and Class A-5 Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, an amount equal to, and pro rata based upon, the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

Fifth, concurrently, to the Class A-M Certificates, in respect of interest, up to an amount equal to the Class A-M Percentage Interest of the aggregate Interest Accrual Amount with respect to the Class A-M Trust Component, and to the Class PEZ Certificates, in respect of interest, up to an amount equal to the Class A-M-PEZ Percentage Interest of the aggregate Interest Accrual Amount with respect to the Class A-M Trust Component, pro rata in proportion to their respective percentage interests in the Class A-M Trust Component;

Sixth, concurrently, to the Class A-M Certificates, in respect of interest, up to an amount equal to the Class A-M Percentage Interest of the aggregate unpaid Interest Shortfalls previously allocated to the Class A-M Trust Component, and to the Class PEZ Certificates, in respect of interest, up to an amount equal to the Class A-M-PEZ Percentage Interest of the aggregate unpaid Interest Shortfalls previously allocated to the Class A-M Trust Component, pro rata in proportion to their respective percentage interests in the Class A-M Trust Component;

Seventh, concurrently, to the Class A-M Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Class A-M Percentage Interest of the Principal Distribution Amount net of amounts of Principal Distribution Amount distributed pursuant to all prior clauses, and to the Class PEZ Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Class A-M-PEZ Percentage Interest of the Principal Distribution Amount net of amounts of Principal Distribution Amount distributed pursuant to all prior clauses, pro rata in proportion to their respective percentage interests in the Class A-M Trust Component, until the Certificate Balance of the Class A-M Trust Component is reduced to zero;

Eighth, concurrently, to the Class A-M Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, up to an amount equal to the Class A-M Percentage Interest of the aggregate of such unreimbursed Realized Losses previously allocated to the Class A-M Trust Component, and to the Class PEZ Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, up to an amount equal to the Class A-M-PEZ Percentage Interest of the aggregate of such unreimbursed Realized Losses previously allocated to the Class A-M Trust Component, pro rata in proportion to their respective percentage interests in the Class A-M Trust Component;

Ninth, concurrently, to the Class B Certificates, in respect of interest, up to an amount equal to the Class B Percentage Interest of the aggregate Interest Accrual Amount with respect to the Class B Trust Component, and to the Class PEZ Certificates, in respect of interest, up to an amount equal to the Class B-PEZ Percentage Interest of the aggregate Interest Accrual Amount with respect to the Class B Trust Component, pro rata in proportion to their respective percentage interests in the Class B Trust Component;

Tenth, concurrently, to the Class B Certificates, in respect of interest, up to an amount equal to the Class B Percentage Interest of the aggregate unpaid Interest Shortfalls previously allocated to the Class B Trust Component, and to the Class PEZ Certificates, in respect of interest, up to an amount equal to the Class B-PEZ Percentage Interest of the aggregate unpaid Interest Shortfalls previously allocated to the Class B Trust Component, pro rata in proportion to their respective percentage interests in the Class B Trust Component;

Eleventh, concurrently, to the Class B Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Class B Percentage Interest of the Principal Distribution Amount net of amounts of Principal Distribution Amount distributed pursuant to all prior clauses, and to the Class PEZ Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Class B-PEZ Percentage Interest of the Principal Distribution Amount net of amounts of Principal Distribution Amount distributed pursuant to all prior clauses, pro rata in proportion to their respective percentage interests in the Class B Trust Component, until the Certificate Balance of the Class B Trust Component is reduced to zero;

Twelfth, concurrently, to the Class B Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, up to an amount equal to the Class B Percentage Interest of the aggregate of such unreimbursed Realized Losses previously allocated to the Class B Trust Component, and to the Class PEZ Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, up to an amount equal to the Class B-PEZ Percentage Interest of the aggregate of such unreimbursed Realized Losses previously allocated to the Class B Trust Component, pro rata in proportion to their respective percentage interests in the Class B Trust Component;

Thirteenth, concurrently, to the Class C Certificates, in respect of interest, up to an amount equal to the Class C Percentage Interest of the aggregate Interest Accrual Amount with respect to the Class C Trust Component, and to the Class PEZ Certificates, in respect of interest, up to an amount equal to the Class C-PEZ Percentage Interest of the aggregate Interest Accrual Amount with respect to the Class C Trust Component, pro rata in proportion to their respective percentage interests in the Class C Trust Component;

Fourteenth, concurrently, to the Class C Certificates, in respect of interest, up to an amount equal to the Class C Percentage Interest of the aggregate unpaid Interest Shortfalls previously allocated to the Class C Trust Component, and to the Class PEZ Certificates, in respect of interest, up to an amount equal to the Class C-PEZ Percentage Interest of the aggregate unpaid Interest Shortfalls previously allocated to the Class C Trust Component, pro rata in proportion to their respective percentage interests in the Class C Trust Component;

Fifteenth, concurrently, to the Class C Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Class C Percentage Interest of the Principal Distribution Amount net of amounts of Principal Distribution Amount distributed pursuant to all prior clauses, and to the Class PEZ Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Class C-PEZ Percentage Interest of the Principal Distribution Amount net of amounts of Principal Distribution Amount distributed pursuant to all prior clauses, pro rata in proportion to their respective percentage interests in the Class C Trust Component, until the Certificate Balance of the Class C Trust Component is reduced to zero;

Sixteenth, concurrently, to the Class C Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, up to an amount equal to the Class C Percentage Interest of the aggregate of such unreimbursed Realized Losses previously allocated to the Class C Trust Component, and to the Class PEZ Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, up to an amount equal to the Class C-PEZ Percentage Interest of the aggregate of such unreimbursed Realized Losses previously allocated to the Class C Trust Component, pro rata in proportion to their respective percentage interests in the Class C Trust Component;

Seventeenth, to the Class D Certificates, in respect of interest, up to an amount equal to the Interest Accrual Amount of such Class;

Eighteenth, to the Class D Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class;

Nineteenth, to the Class D Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

Twentieth, to the Class D Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, up to an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

Twenty-first, to the Class E Certificates, in respect of interest, up to an amount equal to the Interest Accrual Amount of such Class;

Twenty-second, to the Class E Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class;

Twenty-third, to the Class E Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

Twenty-fourth, to the Class E Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, up to an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

Twenty-fifth, to the Class F Certificates, in respect of interest, up to an amount equal to the Interest Accrual Amount of such Class;

Twenty-sixth, to the Class F Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class;

Twenty-seventh, to the Class F Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

Twenty-eighth, to the Class F Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, up to an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

Twenty-ninth, to the Class G Certificates, in respect of interest, up to an amount equal to the Interest Accrual Amount of such Class;

Thirtieth, to the Class G Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class;

Thirty-first, to the Class G Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

Thirty-second, to the Class G Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, up to an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class;

Thirty-third, to the Class H Certificates, in respect of interest, up to an amount equal to the Interest Accrual Amount of such Class;

Thirty-fourth, to the Class H Certificates, in respect of interest, up to an amount equal to the aggregate unpaid Interest Shortfalls previously allocated to such Class;

Thirty-fifth, to the Class H Certificates, in reduction of the Certificate Balance thereof, an amount equal to the Principal Distribution Amount less amounts of Principal Distribution Amount distributed pursuant to all prior clauses, until the Certificate Balance of such Class is reduced to zero;

Thirty-sixth, to the Class H Certificates, to the extent not distributed pursuant to all prior clauses, for the unreimbursed amounts of Realized Losses, if any, up to an amount equal to the aggregate of such unreimbursed Realized Losses previously allocated to such Class; and

Thirty-seventh, to the Class R and Class LR Certificates as specified in the Pooling and Servicing Agreement.

Notwithstanding the foregoing, on each Distribution Date occurring on or after the Crossover Date, regardless of the allocation of principal payments described in priority Third above, the Principal Distribution Amount for such Distribution Date will be distributed to the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4 and Class A-5 Certificates, pro rata, based on their respective Certificate Balances, in reduction of their respective Certificate Balances, until the Certificate Balance of each such Class is reduced to zero. The “Crossover Date” is the Distribution Date on which the Certificate Balance of each Class of Sequential Pay Certificates (other than the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4 and Class A-5 Certificates) and Class PEZ Certificates is (or will be) reduced to zero. None of the Class X-A, Class X-B, Class X-C, Class X-D or Class X-E Certificates will be entitled to any distribution of principal.

Distribution of Excess Interest

On each Distribution Date, the Certificate Administrator is required to distribute from the Class V Distribution Account any Excess Interest received with respect to any ARD Loan during the related Collection Period to the holders of the Class V Certificates.

Class A-SB Planned Principal Balance

On each Distribution Date prior to the Crossover Date, the Class A-SB Certificates have priority with respect to receiving distributions of principal to reduce the Class A-SB Certificate Balance to the Planned Principal Balance for such Distribution Date as described in “—Distributions—Distributions of Available Funds” in this free writing prospectus. The “Planned Principal Balance” for any Distribution Date is the balance shown for such Distribution Date in the table set forth in Annex A-3 to this free writing prospectus. These balances were calculated using, among other things, the Modeling Assumptions. Based on the Modeling Assumptions, the Certificate Balance of the Class A-SB Certificates on each Distribution Date would be reduced to the balance indicated for the related Distribution Date on Annex A-3. We cannot assure you, however, that the Mortgage Loans will perform in conformity with the Modeling Assumptions or that the Certificate Balance of the Class A-SB Certificates on any Distribution Date will equal the balance that is specified for that Distribution Date on Annex A-3. In general, once the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 Certificates have been reduced to zero, any remaining portion on any Distribution Date of the Principal Distribution Amount will be distributed to the Class A-SB Certificates until the Certificate Balance of the Class A-SB Certificates is reduced to zero.

Prepayment Premiums and Yield Maintenance Charges

On any Distribution Date, Prepayment Premiums and Yield Maintenance Charges collected in respect of Mortgage Loans during the related Collection Period will be required to be distributed by the Certificate Administrator to the holders of the Class A-1 through Class D Certificates (other than the Exchangeable Certificates) and the Trust Components (and correspondingly to (1) the Class A-M and Class PEZ Certificates, pro rata based on their respective percentage interests in the Class A-M Trust Component, (2) the Class B and Class PEZ Certificates, pro rata based on their respective percentage interests in the Class B Trust Component and (3) the Class C and Class PEZ Certificates, pro rata based on their respective percentage interests in the Class C Trust Component) in the following manner: such holders will receive the product of (a) a fraction, not greater than one, the numerator of which is the amount of principal distributed to such Class of Certificates or such Trust Component on such Distribution Date and the denominator of which is the total amount of principal distributed to the holders of the Class A-1 through Class D Certificates (other than the Exchangeable Certificates) and the Trust Components on such Distribution Date; (b) the Base Interest Fraction for the related principal prepayment and such Class of Certificates or such Trust Component; and (c) the aggregate amount of the Prepayment Premiums or the Yield Maintenance Charges, as applicable, collected on such principal prepayment during the related Collection Period.

Any Yield Maintenance Charges or Prepayment Premiums collected during the related Collection Period remaining after such distributions described in the preceding paragraph (the “IO Group YM Distribution Amount”) will be allocated in the following manner:

(a)       first, to the Class X-A Certificates, in an amount equal to the product of (a) a fraction, the numerator of which is the aggregate amount of principal distribution to the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4 and Class A-5 Certificates and the Class A-M Trust Component on such Distribution Date and the denominator of which is the total Principal Distribution Amount in respect of such Distribution Date, multiplied by (b) the IO Group YM Distribution Amount;

(b)       second, to the Class X-B Certificates, in an amount equal to the product of (a) a fraction, the numerator of which is the aggregate amount of principal distribution to the Class B and Class C Trust Components on such Distribution Date and the denominator of which is the total Principal Distribution Amount in respect of such Distribution Date, multiplied by (b) the IO Group YM Distribution Amount;

(c)       third, to the Class X-C Certificates, in an amount equal to the product of (a) a fraction, the numerator of which is the aggregate amount of principal distribution to the Class D Certificates on such Distribution Date and the denominator of which is the total Principal Distribution Amount in respect of such Distribution Date, multiplied by (b) the IO Group YM Distribution Amount;

(d)       fourth, to the Class X-D Certificates, in an amount equal to the product of (a) a fraction, the numerator of which is the aggregate amount of principal distribution to the Class E and Class F Certificates on such Distribution Date and the denominator of which is the total Principal Distribution Amount in respect of such Distribution Date, multiplied by (b) the IO Group YM Distribution Amount; and

(e)       fifth, to the Class X-E Certificates, the IO Group YM Distribution Amount remaining after such distribution to the holders of the Class X-A, Class X-B, Class X-C and Class X-D Certificates described in (a), (b), (c) and (d) above.

The “Base Interest Fraction” for any principal prepayment on any Mortgage Loan and for any of the Class A-1 through Class D Certificates (other than the Exchangeable Certificates) or any Trust Component will be a fraction (not greater than one) (a) whose numerator is the greater of zero and the amount, if any, by which (i) the Pass-Through Rate on such Class of Certificates or such Trust Component exceeds (ii) the yield rate (as provided by the Master Servicer) used in calculating the Prepayment Premium or Yield Maintenance Charge, as applicable, with respect to such principal prepayment and (b) whose denominator is the amount, if any, by which (i) the Mortgage Rate on such Mortgage Loan exceeds (ii) the yield rate (as provided by the Master Servicer) used in calculating the Prepayment Premium or Yield Maintenance Charge, as applicable, with respect to such principal prepayment; provided, however, that if such yield rate is greater than or equal to the Mortgage Rate on such Mortgage Loan, then the Base Interest Fraction will be zero; provided, further, that if such yield rate is greater than or equal to the Mortgage Rate on such Mortgage Loan, but less than the Pass-Through Rate described in the clause (a)(i) above, then the Base Interest Fraction will be one.

The yield rate with respect to any prepaid Mortgage Loan will be equal to the yield rate stated in the related loan documents, or if none is stated, will be the yield rate which, when compounded monthly, is equivalent to the yield, on the U.S. Treasury primary issue with a maturity date closest to the maturity date or the related Anticipated Repayment Date, as applicable, for the prepaid Mortgage Loan. In the event that there are: (a) two or more U.S. Treasury issues with the same coupon, the issue with the lower yield will be selected and (b) two or more U.S. Treasury issues with maturity dates equally close to the maturity date or the related Anticipated Repayment Date, as applicable, for such prepaid Mortgage Loan, the issue with the earlier maturity date will be selected.

In the case of the Serviced Loan Combination, Prepayment Premiums or Yield Maintenance Charges actually collected in respect of such Serviced Loan Combination will be allocated in the proportions described in the applicable intercreditor agreement. See “Description of the Mortgage Pool—Loan Combinations” in this free writing prospectus.

Application Priority of Mortgage Loan Collections or Loan Combination Collections

Absent express provisions in the related Mortgage Loan Documents (and, with respect to any Serviced Loan Combination, the related intercreditor agreement), all amounts collected by or on behalf of the Issuing Entity in respect of any Mortgage Loan in the form of payments from the related borrower, Liquidation Proceeds, condemnation proceeds or insurance proceeds (excluding, if applicable, in the case of a Serviced Loan Combination, any amounts payable to the holder of the related Companion Loan pursuant to the related intercreditor agreement) will be deemed to be allocated for purposes of collecting amounts due under the Mortgage Loan, pursuant to the Pooling and Servicing Agreement, in the following order of priority:

First, as a recovery of any unreimbursed Advances with respect to the related Mortgage Loan and unpaid interest at the Advance Rate on such Advances and, if applicable, unreimbursed and unpaid expenses of the Issuing Entity with respect to the related Mortgage Loan;

Second, as a recovery of Nonrecoverable Advances and any interest at the Advance Rate on those Nonrecoverable Advances, to the extent previously allocated to principal collections with respect to the related Mortgage Loan;

Third, to the extent not previously allocated pursuant to clause First, as a recovery of accrued and unpaid interest on such Mortgage Loan (exclusive of Default Interest and Excess Interest) to the extent of the excess of (i) accrued and unpaid interest on such Mortgage Loan at the related Mortgage Rate to but not including the Due Date in the Collection Period in which such collections were received, over (ii) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage

Loan that have occurred in connection with related Appraisal Reduction Amounts (to the extent collections have not been allocated as recovery of accrued and unpaid interest pursuant to clause Fifth below on earlier dates);

Fourth, to the extent not previously allocated pursuant to clause First, as a recovery of principal of such Mortgage Loan then due and owing, including by reason of acceleration of such Mortgage Loan following a default thereunder (or, if the Mortgage Loan has been liquidated, as a recovery of principal to the extent of its entire remaining unpaid principal balance);

Fifth, as a recovery of accrued and unpaid interest on such Mortgage Loan to the extent of the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts (to the extent collections have not been allocated as recovery of accrued and unpaid interest pursuant to this clause Fifth on earlier dates);

Sixth, as a recovery of amounts to be currently allocated to the payment of, or escrowed for the future payment of, real estate taxes, assessments and insurance premiums and similar items relating to such Mortgage Loan;

Seventh, as a recovery of any other reserves to the extent then required to be held in escrow with respect to such Mortgage Loan;

Eighth, as a recovery of any Yield Maintenance Charge or Prepayment Premium then due and owing under such Mortgage Loan;

Ninth, as a recovery of any late payment charges and Default Interest and Excess Interest then due and owing under such Mortgage Loan;

Tenth, as a recovery of any assumption fees and Modification Fees then due and owing under such Mortgage Loan;

Eleventh, as a recovery of any other amounts then due and owing under such Mortgage Loan other than remaining unpaid principal (if both consent fees and Operating Advisor Consulting Fees are due and owing, first, allocated to consent fees and then, allocated to Operating Advisor Consulting Fees); and

Twelfth, as a recovery of any remaining principal of such Mortgage Loan to the extent of its entire remaining unpaid principal balance;

provided that, to the extent required under the REMIC provisions of the Code, payments or proceeds received (or receivable by exercise of the lender’s rights under the related Mortgage Loan documents) with respect to any partial release of a Mortgaged Property (including in connection with a condemnation and Mortgaged Property not assigned any significant value when the Mortgage Loan was originated) at a time when the loan-to-value ratio of the related Mortgage Loan (or Serviced Loan Combination) exceeds 125%, or would exceed 125% following any partial release (based solely on the value of real property and excluding personal property and going concern value, if any) must be collected and allocated to reduce the principal balance of the Mortgage Loan (or Serviced Loan Combination) in the manner permitted by such REMIC provisions.

Collections by or on behalf of the Issuing Entity in respect of any REO Property (exclusive of the amounts to be allocated to the payment of the costs of operating, managing, leasing, maintaining and disposing of such REO Property and, if applicable, in the case of a Serviced Loan Combination, exclusive of any amounts payable to the holder of the related Companion Loan, as applicable, pursuant to the related intercreditor agreement) will be deemed to be allocated for purposes of collecting amounts due under the Mortgage Loan, pursuant to the Pooling and Servicing Agreement, in the following order of priority:

First, as a recovery of any unreimbursed Advances with respect to the related Mortgage Loan and interest at the Advance Rate on all Advances and, if applicable, unreimbursed and unpaid expenses of the Issuing Entity with respect to the related Mortgage Loan;

Second, as a recovery of Nonrecoverable Advances and any interest at the Advance Rate on those Nonrecoverable Advances, to the extent previously allocated to principal collections with respect to the related Mortgage Loan;

Third, to the extent not previously allocated pursuant to clause First, as a recovery of accrued and unpaid interest on such Mortgage Loan (exclusive of Default Interest and Excess Interest) to the extent of the excess of (i) accrued and unpaid interest on such Mortgage Loan at the related Mortgage Rate to but not including the Due Date in the Collection Period in which such collections were received, over (ii) the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts (to the extent collections have not been allocated as a recovery of accrued and unpaid interest pursuant to clause Fifth below on earlier dates);

Fourth, to the extent not previously allocated pursuant to clause First, as a recovery of principal of such Mortgage Loan to the extent of its entire unpaid principal balance;

Fifth, as a recovery of accrued and unpaid interest on such Mortgage Loan to the extent of the cumulative amount of the reductions (if any) in the amount of related P&I Advances for such Mortgage Loan that have occurred in connection with related Appraisal Reduction Amounts (to the extent collections have not been allocated as recovery of accrued and unpaid interest pursuant to this clause Fifth on earlier dates);

Sixth, as a recovery of any Yield Maintenance Charge or Prepayment Premium then due and owing under such Mortgage Loan;

Seventh, as a recovery of any late payment charges and Default Interest and Excess Interest then due and owing under such Mortgage Loan;

Eighth, as a recovery of any assumption fees and Modification Fees then due and owing under such Mortgage Loan; and

Ninth, as a recovery of any other amounts then due and owing under such Mortgage Loan other than remaining unpaid principal (if both consent fees and Operating Advisor Consulting Fees are due and owing, first, allocated to consent fees and then, allocated to Operating Advisor Consulting Fees).

Assumed Final Distribution Date

The “Assumed Final Distribution Date” with respect to any Class of Offered Certificates is the Distribution Date on which the aggregate Certificate Balance or Notional Balance, as the case may be, of that Class of Certificates would be reduced to zero based on the assumptions and calculations set forth below. The Assumed Final Distribution Date with respect to each Class of Offered Certificates is set forth on the cover of this free writing prospectus.

The Assumed Final Distribution Dates set forth on the cover of this free writing prospectus were calculated without regard to any delays in the collection of balloon payments and without regard to the events of delinquencies or defaults. Accordingly, in the event of defaults on the Mortgage Loans, the actual final Distribution Date for one or more Classes of the Offered Certificates may be later, and could be substantially later, than the related Assumed Final Distribution Date(s).

In addition, the Assumed Final Distribution Dates set forth on the cover of this free writing prospectus were calculated on the basis of a 0% CPR and based on the Modeling Assumptions (as defined in this free writing prospectus under “Yield and Maturity Considerations—Weighted Average Life”). Since the rate of payment (including prepayments) of the Mortgage Loans may exceed the scheduled rate of payments, and could exceed that scheduled rate by a substantial amount, the actual final Distribution Date for one or more Classes of the Certificates may be earlier, and could be substantially earlier, than the related Assumed Final Distribution Date(s). The rate of payments (including prepayments) on the Mortgage Loans will depend on the characteristics of the Mortgage Loans, as well as on the prevailing level of interest rates and other economic factors, and we cannot assure you as to actual payment experience. Finally, the Assumed Final Distribution Dates were calculated assuming that there would not be an early termination of the Issuing Entity.

The Class V Certificates and the Residual Certificates will not have a Certificate Balance, a Notional Balance or an Assumed Final Distribution Date.

The “Rated Final Distribution Date” for each Class of Offered Certificates will be the Distribution Date in December 2047.

Realized Losses

The Certificate Balances of each Class of Sequential Pay Certificates (other than the Exchangeable Certificates) and the Trust Components will be reduced without distribution on any Distribution Date to the extent of any Realized Loss allocated to the applicable Class on such Distribution Date. As referred to in this free writing prospectus, “Realized Loss” with respect to any Distribution Date means the amount, if any, by which the aggregate Certificate Balance of the Sequential Pay Certificates (other than the Exchangeable Certificates) and the Trust Components after giving effect to distributions made on such Distribution Date exceeds the aggregate Stated Principal Balance of the Mortgage Loans (for purposes of this calculation only, the aggregate Stated Principal Balance will not be reduced by the amount of principal payments received on the Mortgage Loans that were used to reimburse the Master Servicer or the Trustee from general collections of principal on the Mortgage Loans for Workout-Delayed Reimbursement Amounts, to the extent those amounts are not otherwise determined to be Nonrecoverable Advances), immediately following the Determination Date preceding such Distribution Date. Any such Realized Losses will be applied to the Classes of Sequential Pay Certificates (other than the Exchangeable Certificates) and the Trust Components in the following order, until the Certificate Balance of each such Class is reduced to zero: first, to the Class H Certificates, second, to the Class G Certificates, third, to the Class F Certificates, fourth, to the Class E Certificates, fifth, to the Class D Certificates, sixth, to the Class C Trust Component (and correspondingly, to the Class C Certificates and the Class PEZ Certificates, pro rata based on their respective percentage interests in the Class C Trust Component), seventh, to the Class B Trust Component (and correspondingly, to the Class B Certificates and the Class PEZ Certificates, pro rata based on their respective percentage interests in the Class B Trust Component), eighth, to the Class A-M Trust Component (and correspondingly, to the Class A-M Certificates and the Class PEZ Certificates, pro rata based on their respective percentage interests in the Class A-M Trust Component), and finally, pro rata, to the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4 and Class A-5 Certificates, based on their respective Certificate Balances. Any amounts recovered in respect of any such amounts previously allocated as Realized Losses will be distributed to the Classes of Sequential Pay Certificates (other than the Exchangeable Certificates) and the Trust Components in reverse order of allocation of such Realized Losses.

Shortfalls in Available Funds resulting from the following expenses will be allocated in the same manner as Realized Losses:

•	interest on Advances (to the extent not covered by Default Interest and late payment fees);

•	additional servicing compensation (including the Special Servicing Fee);

•	extraordinary expenses of the Issuing Entity and other additional expenses of the Issuing Entity;

•	a reduction of the interest rate of a Mortgage Loan by a bankruptcy court pursuant to a plan of reorganization or pursuant to any of its equitable powers; or

•	a reduction in interest rate or a forgiveness of principal of a Mortgage Loan as described under “The Pooling and Servicing Agreement—Modifications” in this free writing prospectus or otherwise.

Net Prepayment Interest Shortfalls, as described under “—Prepayment Interest Shortfalls,” below, will be allocated to, and be deemed distributed to, each Class of Certificates (other than the Class V, Class R and Class LR Certificates), pro rata, based upon amounts distributable in respect of interest to each such Class (without giving effect to any such allocation of Net Prepayment Interest Shortfall).

The Notional Balance of the Class X-A Certificates will be reduced to the extent of all reductions in the Certificate Balance of the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4 and Class A-5 Certificates and the Class A-M Trust Component included in the calculation of the Notional Balance of such Class of Certificates or Trust Component on the related Distribution Date, as set forth above, as a result of write-offs in respect of final recovery determinations in respect of liquidation of defaulted Mortgage Loans. The Notional Balance of the Class X-B Certificates will be reduced to the extent of all reductions in the Certificate Balance of the Class B and Class C Trust Components included in the calculation of the Notional Balance of such Trust Component on the related Distribution Date, as set forth above, as a result of write offs in respect of final recovery determinations in respect of liquidation of defaulted Mortgage Loans. The Notional Balance of the Class X-C Certificates will be reduced to the extent of all reductions in the Certificate Balance of the Class D Certificates included in the calculation of the Notional Balance of such Class of Certificates on the related Distribution Date, as set forth above, as a result of write offs in respect of final recovery determinations in respect of liquidation of defaulted Mortgage Loans. The Notional Balance of the Class X-D Certificates will be reduced to the extent of all reductions in the Certificate Balance of the Class E and Class F Certificates included in the calculation of the Notional Balance of such Class of Certificates on the related Distribution Date, as set forth above, as a result of write offs in respect of final recovery determinations in respect of liquidation of defaulted Mortgage Loans. The Notional Balance of the Class X-E Certificates will be reduced to the extent of all reductions in the Certificate Balance of the Class G and Class H Certificates included in the calculation of the Notional Balance of such Class of Certificates on the related Distribution Date, as set forth above, as a result of write offs in respect of final recovery determinations in respect of liquidation of defaulted Mortgage Loans.

The “Stated Principal Balance” of each Mortgage Loan, Serviced Companion Loan or Serviced Loan Combination will generally equal the Cut-off Date Balance thereof (or in the case of a Replacement Mortgage Loan, the outstanding principal balance as of the related date of substitution and after application of all scheduled payments of principal and interest due on or before the related Due Date in the month of substitution, whether or not received), as reduced (to not less than zero) on each Distribution Date by (i) all payments or other collections (or P&I Advances in lieu thereof) of principal of such Mortgage Loan, Serviced Companion Loan or Serviced Loan Combination that have been distributed to the Certificateholders on such Distribution Date or Serviced Companion Loan noteholders on the related servicer remittance date or applied to any other payments required under the Pooling and Servicing Agreement or related Intercreditor Agreement on or prior to such Distribution Date and (ii) any principal forgiven by the Special Servicer (or with respect to any Non-Serviced Mortgage Loan, by the other applicable special servicer) and other principal losses realized in respect of such Mortgage Loan, Serviced Companion Loan or Serviced Loan Combination during the related Collection Period (or with respect to any Non-Serviced Mortgage Loan, other principal losses realized in respect of such Non-Serviced Mortgage Loan during the related Collection Period as determined in accordance with the terms of the related servicing agreement).

With respect to any Non-Serviced Mortgage Loan, any additional trust expenses under the servicing agreement governing such Non-Serviced Mortgage Loan that are similar to those expenses resulting in Realized Losses and that relate to such Non-Serviced Mortgage Loan are to be paid out of collections on, and other proceeds of, such Non-Serviced Mortgage Loan and the related Companion Loans, thereby potentially resulting in a loss to the Issuing Entity.

Prepayment Interest Shortfalls

For any Distribution Date, a “Prepayment Interest Shortfall” will arise with respect to any Mortgage Loan or Serviced Companion Loan if (i) a borrower makes a Principal Prepayment in full or in part or a balloon payment during the related Collection Period or (ii) a prepayment due to receipt of insurance proceeds, Liquidation Proceeds or condemnation proceeds, as applicable, and the date such payment was made or amounts received (or, in the case of a balloon payment, the date through which interest thereon accrues) occurred after the Due Date in the calendar month preceding such Distribution Date but prior to the Due Date for such Mortgage Loan or Serviced Companion Loan in the related Collection Period. Such a shortfall arises because the amount of interest that accrues on the amount of such Principal Prepayment, the principal portion of a balloon payment or prepayment due to the receipt of insurance proceeds, Liquidation Proceeds or condemnation proceeds, as the case may be, will be less than the corresponding amount of interest accruing on the Regular Certificates (other than the Exchangeable Certificates) and the Trust Components, and fees payable to the Trustee, the Certificate Administrator, the Operating Advisor, CREFC® and the Master Servicer. In such case, the Prepayment Interest Shortfall will generally equal the excess of (a) the aggregate amount of interest (excluding the Excess Interest) that would have accrued at the Net Mortgage Pass-Through Rate on the Stated Principal Balance of such Mortgage Loan or Serviced Companion Loan for the one-month period ending on such Due Date if such Principal Prepayment, balloon payment or prepayment due to receipt of insurance proceeds, Liquidation Proceeds or condemnation proceeds had not been made over (b) the aggregate interest (excluding the Excess Interest) that did so accrue (at the Net Mortgage Pass-Through Rate) through the date such payment was made.

In any case in which a Principal Prepayment in full or in part, a balloon payment or prepayment due to receipt of insurance proceeds, Liquidation Proceeds or condemnation proceeds is made during any Collection Period after the Due Date for a Mortgage Loan or Serviced Companion Loan in the related Collection Period and on or prior to the related Determination Date, a “Prepayment Interest Excess” will arise since the amount of interest (excluding the Excess Interest) which accrues on the amount of such Principal Prepayment, the principal portion of a balloon payment or prepayment due to receipt of insurance proceeds, Liquidation Proceeds or condemnation proceeds will exceed the corresponding amount of interest accruing on the Regular Certificates (other than the Exchangeable Certificates) and the Trust Components, and fees payable to the Trustee, the Certificate Administrator, the Operating Advisor, CREFC® and the Master Servicer.

If, with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan, a Specially Serviced Loan or a previously Specially Serviced Loan with respect to which the Special Servicer has waived or amended the prepayment restrictions such that the related borrower is not required to prepay on a Due Date or pay interest that would have accrued on the amount prepaid through and including the last day of the interest accrual period occurring following the date of such prepayment) or Serviced Companion Loan, the Master Servicer accepts a voluntary Principal Prepayment (other than (i) in accordance with the terms of the related Mortgage Loan Documents, (ii) in connection with the payment of insurance proceeds or condemnation proceeds unless the Master Servicer did not apply the proceeds thereof in accordance with the terms of the related Mortgage Loan Documents, (iii) subsequent to a default under the related Mortgage Loan Documents (provided that the Master Servicer reasonably believes that acceptance of such prepayment is consistent with the Servicing Standard) or (iv) pursuant to applicable law or a court order) resulting in a Prepayment Interest Shortfall, then that Master Servicer will be required to deliver to the Certificate Administrator for deposit in the Lower Tier Distribution Account, without any right of reimbursement therefor, a cash payment (the “Master Servicer Prepayment Interest Shortfall Amount”), in an amount equal to the lesser of (x) the aggregate amount of those Prepayment Interest Shortfalls incurred in connection with such voluntary Principal Prepayments received in respect of the Mortgage Loans (other than a Non-Serviced Mortgage Loan or a Specially Serviced Loan) or Serviced Companion Loans (other than a Non-Serviced Mortgage Loan or a Specially Serviced Loan) during the related Collection Period, and (y) the aggregate of (A) the portion of its Master Servicing Fee

(calculated for this purpose at 0.0025% (one-quarter of a basis point per annum) that is being paid in such Collection Period with respect to the Mortgage Loans or Serviced Companion Loans serviced by it (other than a Non-Serviced Mortgage Loan or a Specially Serviced Loan)) and (B) all Prepayment Interest Excess received during the related Collection Period on the Mortgage Loans or Serviced Companion Loans (other than a Non-Serviced Mortgage Loan or a Specially Serviced Loan); provided that if any Prepayment Interest Shortfall occurs with respect to any Mortgage Loan as a result of the Master Servicer’s failure to enforce the related Mortgage Loan Documents (other than in connection with (a) a Non-Serviced Mortgage Loan, (b) a Specially Serviced Loan, (c) a previously Specially Serviced Loan with respect to which the Special Servicer has waived or amended the prepayment restriction such that the related borrower is not required to prepay on a Due Date or pay interest that would have accrued on the amount prepaid through and including the last day of the interest accrual period occurring following the date of such prepayment or (d) the circumstances covered in clauses (i), (ii), (iii) or (iv) above), the Master Servicer Prepayment Interest Shortfall Amount will be equal to the entire Prepayment Interest Shortfall with respect to that Mortgage Loan. The Master Servicer’s obligation to pay the Master Servicer Prepayment Interest Shortfall Amount, and the rights of the Certificateholders to offset of the aggregate Prepayment Interest Shortfalls against those amounts, will not be cumulative.

“Net Prepayment Interest Shortfall” means with respect to the Mortgage Loans or Serviced Companion Loan serviced by the Master Servicer, the aggregate Prepayment Interest Shortfalls in excess of the Master Servicer Prepayment Interest Shortfall Amount. The Net Prepayment Interest Shortfall will generally be allocated to each Class of Regular Certificates (other than the Exchangeable Certificates) and the Trust Components, pro rata, based on interest amounts distributable (without giving effect to any such allocation of Net Prepayment Interest Shortfall) to each such Class. Any Net Prepayment Interest Shortfall allocated to the Class C Trust Component will be allocated pro rata to the Class C Certificates and the Class PEZ Certificates based on their respective percentage interests in the Class C Trust Component. Any Net Prepayment Interest Shortfall allocated to the Class B Trust Component will be allocated pro rata to the Class B Certificates and the Class PEZ Certificates based on their respective percentage interests in the Class B Trust Component. Any Net Prepayment Interest Shortfall allocated to the Class A-M Trust Component will be allocated pro rata to the Class A-M Certificates and the Class PEZ Certificates based on their respective percentage interests in the Class A-M Trust Component.

Net Prepayment Interest Shortfalls with respect to the Mortgage Loans that are part of the CCRE Strip Pool will be allocated pro rata to the CCRE Strip, on the one hand, and to Available Funds (for distribution to the Classes of Regular Certificates and the Trust Components), on the other hand, on the basis of the amount accrued on the CCRE Strip, on the one hand, and on the related Mortgage Loans that are part of the CCRE Strip Pool, net of the CCRE Strip, on the other hand.

To the extent that the Prepayment Interest Excess for all Mortgage Loans (other than the Non-Serviced Mortgage Loans) or Serviced Companion Loans serviced by the Master Servicer exceeds the Master Servicer Prepayment Interest Shortfall Amounts for all Mortgage Loans (other than the Non-Serviced Mortgage Loans) or Serviced Companion Loans serviced by the Master Servicer as of any Distribution Date, such excess amount (the “Net Prepayment Interest Excess”) will be payable to the Master Servicer as additional compensation.

Subordination

As a means of providing a certain amount of protection to the holders of the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4, Class A-5, Class X-A, Class X-B, Class X-C, Class X-D and Class X-E Certificates against losses associated with delinquent and defaulted Mortgage Loans, the rights of the holders of the Class A-M, Class B, Class PEZ, Class C, Class D, Class E, Class F, Class G and Class H Certificates (collectively, the “Subordinate Certificates”) to receive distributions of interest and principal with respect to the Mortgage Loans, as applicable, will be subordinated to such rights of the holders of the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4, Class A-5, Class X-A, Class X-B, Class X-C, Class X-D and Class X-E Certificates. Each Class of Subordinate Certificates (other than the Class H Certificates) will be likewise protected by the subordination of each Class of Certificates with a lower payment priority, subject to the payment allocation priority of the Exchangeable Certificates as described under “Description of the Offered Certificates—Distributions” in this free writing prospectus. This subordination will be effected in two ways: (i) by the preferential right of the holders of a Class of Regular Certificates and the Trust Components to receive on any Distribution Date the amounts of interest and principal distributable in respect of such Class or Trust Components on such date prior to any distribution being made on such Distribution Date in respect of any Classes or Trust Component subordinate to such Class or Trust Component, and (ii) by the allocation of Realized Losses as described under “Description of the Offered Certificates—Distributions—Realized Losses” in this free writing prospectus. No other form of credit enhancement will be available for the benefit of the holders of the Offered Certificates.

Allocation of principal distributions to the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4 and Class A-5 Certificates will have the effect of reducing the aggregate Certificate Balance of the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4 and Class A-5 Certificates at a proportionately faster rate than the rate at which the aggregate Stated Principal Balance of the Mortgage Pool will reduce. Thus, as principal is distributed to the holders of the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4 and Class A-5 Certificates, the percentage interest in the Issuing Entity evidenced by the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4 and Class A-5 Certificates will be decreased (with a corresponding increase in the percentage interest in the Issuing Entity evidenced by the Subordinate Certificates), thereby increasing, relative to their respective Certificate Balances, the subordination afforded the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4 and Class A-5 Certificates by the Subordinate Certificates.

Appraisal Reductions

Upon an Appraisal Reduction Event (described below), an Appraisal Reduction Amount will be calculated. An “Appraisal Reduction Event” with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Loan Combination, is the earliest of (i) the date on which such Mortgage Loan or Serviced Loan Combination becomes a Modified Mortgage Loan (as defined below), (ii) the 90th day following the occurrence of any uncured delinquency in Monthly Payments with respect to such Mortgage Loan or Loan Combination, (iii) receipt of notice that the related borrower has filed a bankruptcy petition or the date on which a receiver is appointed and continues in such capacity in respect of a Mortgaged Property securing such Mortgage Loan or Serviced Loan Combination or the 60th day after the related borrower becomes the subject of involuntary bankruptcy proceedings and such proceedings are not dismissed in respect of a Mortgaged Property securing such Mortgage Loan or Serviced Loan Combination, (iv) the date on which the Mortgaged Property securing such Mortgage Loan or Serviced Loan Combination becomes a Serviced REO Property, and (v) with respect to a Balloon Loan, a payment default shall have occurred with respect to the related balloon payment; provided, however, if (A) the related borrower is diligently seeking a refinancing commitment (and delivers a statement to that effect to the Master Servicer within thirty (30) days after the default, who shall promptly deliver a copy to the Special Servicer, the Operating Advisor and the Directing Holder (but only for so long as no Consultation Termination Event has occurred and is continuing)), (B) the related borrower continues to make its Assumed Scheduled Payment, (C) no other Appraisal Reduction Event has occurred with respect to that Mortgage Loan or Serviced Loan Combination, and (D) for so long as no Control Termination Event has occurred and is continuing, the Directing Holder consents, an Appraisal Reduction Event will not occur until sixty (60) days beyond the related maturity date, unless extended by the Special Servicer in accordance with the Mortgage Loan Documents or the Pooling and Servicing Agreement; and provided, further, if the related borrower has delivered to the Master Servicer, who shall have promptly delivered a copy to the Special Servicer, the Operating Advisor and the Directing Holder (but only for so long as no Consultation Termination Event has occurred and is continuing), on or before the 60th day after the related maturity date, a refinancing commitment reasonably acceptable to the Special Servicer, and the borrower continues to make its Assumed Scheduled Payments (and no other Appraisal Reduction Event has occurred with respect to that Mortgage Loan or Serviced Loan Combination), an Appraisal Reduction Event will not occur until the earlier of (1) one hundred twenty (120) days beyond the related maturity date (or extended maturity date) and (2) the termination of the refinancing commitment.

The “Appraisal Reduction Amount” for any Distribution Date and for any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Loan Combination as to which an Appraisal Reduction Event has occurred will be an amount calculated by the Master Servicer (and if no Consultation Termination Event has occurred and is continuing in consultation with the Directing Holder, and, if a Control Termination Event has occurred and is continuing, in consultation with the Operating Advisor to the extent described under “The Pooling and Servicing Agreement—The Operating Advisor” in this free writing prospectus) by the first Determination Date following the date the Master Servicer receives from the Special Servicer the required appraisal or the Special Servicer’s Small Loan Appraisal Estimate (and thereafter by the first Determination Date following any material change in the amounts set forth in the following equation) equal to the excess, if any, of (a) the Stated Principal Balance of such Mortgage Loan or Serviced Loan Combination over (b) the excess of (i) the sum of (A) 90% of the sum of the appraised values (net of any prior mortgage liens) of the related Mortgaged Properties securing such Mortgage Loan or Serviced Loan Combination as determined by Updated Appraisals obtained by the Special Servicer (the costs of which shall be paid by the Master Servicer as a Property Advance) minus any downward adjustments the Special Servicer deems appropriate in accordance with the Servicing Standard (without implying any duty to do so) based upon its review of the Appraisal and any other information it may deem appropriate or, in the case of a Mortgage Loan or Serviced Loan Combination having a Stated Principal Balance under $2,000,000, 90% of the sum of the Small Loan Appraisal Estimates of the related Mortgaged Properties, as described below, plus (B) all escrows and reserves (other than escrows and reserves for taxes and insurance) plus (C) all insurance and casualty proceeds and condemnation awards that constitute collateral for the related Mortgage Loan or Serviced Loan Combination (whether paid or then payable by any insurance company or government authority) over (ii) the sum of (without duplication) (A) to the extent not previously advanced by the Master Servicer or the Trustee, all unpaid interest on such Mortgage Loan or Serviced Loan Combination at a per annum rate equal to the Mortgage Rate (or with respect to the applicable Serviced Loan Combination, the weighted average of its Mortgage Rates), (B) all unreimbursed Property Advances and the principal portion of all unreimbursed P&I Advances, and all unpaid interest on Advances at the Advance Rate in respect of such Mortgage Loan or Serviced Loan Combination, (C) any other unpaid additional expenses of the Issuing Entity in respect of such Mortgage Loan or Serviced Loan Combination and (D) all currently due and unpaid real estate taxes, ground rents and assessments and insurance premiums (net of any escrows or reserves therefor) that have not been the subject of an Advance by the Master Servicer or the Trustee, as applicable, and (E) all other amounts due and unpaid with respect to such Mortgage Loan or Serviced Loan Combination that, if not paid by the related borrower, would result in a shortfall in distributions to the Certificateholders, except for Prepayment Premiums and Yield Maintenance Charges payable due to an acceleration of such Mortgage Loan or Serviced Loan Combination following a default thereunder; provided, that if the Special Servicer has not received an appraisal, Updated Appraisal or Small Loan Appraisal Estimate within sixty (60) days after the Appraisal Reduction Event (or in the case of an Appraisal Reduction Event occurring by reason of clause (ii) of the definition thereof, within thirty (30) days of the Appraisal Reduction Event), the Appraisal Reduction Amount will be deemed to be an amount equal to 25% of the current Stated Principal Balance of the related Mortgage Loan or Serviced Loan Combination until an Updated Appraisal or Small Loan Appraisal Estimate is received and the Appraisal Reduction Amount is recalculated.

Within sixty (60) days after an Appraisal Reduction Event (or in the case of an Appraisal Reduction Event occurring by reason of clause (ii) of the definition thereof, within thirty (30) days of the Appraisal Reduction Event) (i) with respect to Mortgage Loans (other than a Non-Serviced Mortgage Loan) or an applicable Serviced Loan Combination having a Stated Principal Balance of $2,000,000 or higher, the Special Servicer will be required to order and use commercially reasonable efforts to obtain an Updated Appraisal, and (ii) for Mortgage Loans (other than a Non-Serviced Mortgage Loan) or an applicable Serviced Loan Combination having a Stated Principal Balance under $2,000,000, the Special Servicer will be required, at its option, (A) to provide its good faith estimate (a “Small Loan Appraisal Estimate”) of the value of the Mortgaged Properties within the same time period as an appraisal would otherwise be required and such Small Loan Appraisal Estimate will be used in lieu of an Updated Appraisal to calculate an Appraisal Reduction Amount for such Mortgage Loans or applicable Serviced Loan Combination, or (B) to order and use commercially reasonable efforts to obtain an Updated Appraisal. On the first Distribution Date occurring on or after the delivery of such an Updated Appraisal or completion of such

Small Loan Appraisal Estimate, as applicable, the Master Servicer will be required to adjust the Appraisal Reduction Amount to take into account such Updated Appraisal or Small Loan Appraisal Estimate, as applicable, obtained from the Special Servicer.

Other than with respect to a Non-Serviced Mortgage Loan, contemporaneously with the earliest of (i) the effective date of any modification of the maturity date or extended maturity date, Mortgage Rate, principal balance or amortization terms of any Mortgage Loan or Serviced Loan Combination or any other term thereof, any extension of the maturity date or extended maturity date of a Mortgage Loan or Serviced Loan Combination or consent to the release of any Mortgaged Property or REO Property from the lien of the related Mortgage other than pursuant to the terms of the Mortgage Loan or Serviced Loan Combination; (ii) the occurrence of an Appraisal Reduction Event; (iii) a default in the payment of a balloon payment for which an extension has not been granted; or (iv) the date on which the Special Servicer, consistent with the Servicing Standard, requests an Updated Appraisal, the Special Servicer will be required to use commercially reasonable efforts to obtain an Updated Appraisal (or a letter update for an existing appraisal which is less than two years old) of the Mortgaged Property or REO Property, as the case may be, from an independent MAI appraiser (an “Updated Appraisal”) or a Small Loan Appraisal Estimate, as applicable, in each case within 60 days of such request, provided that, the Special Servicer will not be required to obtain an Updated Appraisal or Small Loan Appraisal Estimate of any Mortgaged Property with respect to which there exists an appraisal or Small Loan Appraisal Estimate which is less than 9 months old. The Special Servicer will be required to update, every 9 months, each Small Loan Appraisal Estimate or Updated Appraisal for so long as the related Mortgage Loan or Serviced Loan Combination remains specially serviced.

Each Serviced Loan Combination will be treated as a single mortgage loan for purposes of calculating an Appraisal Reduction Amount with respect to the mortgage loans that comprise such Serviced Loan Combination. Any appraisal reduction with respect to a Serviced Loan Combination will be allocated first, to the related Subordinate Companion Loan, if any, in accordance with the terms of the related intercreditor agreement to notionally reduce the related outstanding principal balance to zero, and then, pro rata, to the related Mortgage Loan and the related Pari Passu Companion Loan, if any.

In the event that an Appraisal Reduction Event occurs with respect to a Mortgage Loan, the amount to be advanced by the Master Servicer with respect to delinquent payments of interest for such Mortgage Loan will be reduced as described under “The Pooling and Servicing Agreement—Advances” in this free writing prospectus, which will have the effect of reducing the amount of interest available to the most subordinate Class of Certificates or Trust Component then outstanding (i.e., in respect of the Mortgage Loans, first to the Class H Certificates, then to the Class G Certificates, then to the Class F Certificates, then to the Class E Certificates, then to the Class D Certificates, then, to the Class C Trust Component (and correspondingly, to the Class C Certificates and the Class PEZ Certificates, pro rata based on their respective percentage interests in the Class C Trust Component), then, to the Class B Trust Component (and correspondingly, to the Class B Certificates and the Class PEZ Certificates, pro rata based on their respective percentage interests in the Class B Trust Component), then, to the Class A-M Trust Component (and correspondingly, to the Class A-M Certificates and the Class PEZ Certificates, pro rata based on their respective percentage interests in the Class A-M Trust Component), and then, pro rata based on interest entitlements, to the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4, Class A-5, Class X-A, Class X-B, Class X-C, Class X-D and Class X-E Certificates).

For purposes of determining the Controlling Class (and whether a Control Termination Event has occurred and is continuing) and determining the Voting Rights of the related Classes for purposes of removal of the Special Servicer, Appraisal Reduction Amounts allocated to the Mortgage Loans will be allocated to each class of Sequential Pay Certificates and the Trust Components in reverse sequential order to notionally reduce the Certificate Balances until the related Certificate Balance of each such class is reduced to zero (i.e., first to the Class H Certificates, then to the Class G Certificates, then to the Class F Certificates, then to the Class E Certificates, then to the Class D Certificates, then, to the Class C Trust Component (and correspondingly, to the Class C Certificates and the Class PEZ Certificates, pro rata based on their respective percentage interests in the Class C Trust Component), then, to the Class B Trust Component (and correspondingly, to the Class B Certificates and the Class PEZ

Certificates, pro rata based on their respective percentage interests in the Class B Trust Component), then, to the Class A-M Trust Component (and correspondingly, to the Class A-M Certificates and the Class PEZ Certificates, pro rata based on their respective percentage interests in the Class A-M Trust Component), and then, pro rata based on interest entitlements, to the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4 and Class A-5 Certificates). With respect to any Appraisal Reduction Amount calculated for purposes of determining the Controlling Class, the appraised value of the related Mortgaged Property will be determined on an “as-is” basis.

The holders of the majority (by Certificate Balance) of any Class of Control Eligible Certificates whose aggregate Certificate Balance, as notionally reduced by Appraisal Reduction Amounts allocated thereto, is less than 25% of the initial Certificate Balance of such Class (such class, an “Appraised-Out Class”) as a result of an allocation of an Appraisal Reduction Amount in respect of such Class will have the right, at their sole expense, to require the Special Servicer to order a second appraisal of any Mortgage Loan (other than a Non-Serviced Mortgage Loan) for which an Appraisal Reduction Event has occurred (such holders, the “Requesting Holders”) and the Special Servicer is required to use its commercially reasonable efforts to obtain an appraisal from an appraiser that is a Member of the Appraisal Institute (“MAI”) reasonably acceptable to the Special Servicer within sixty (60) days from receipt of the Requesting Holders’ written request. Any Appraised-Out Class for which the Requesting Holders are challenging the Appraisal Reduction Amount determination will not exercise any rights of the Controlling Class until such time, if any, as such Class is reinstated as the Controlling Class and the rights of the Controlling Class will be exercised by the most senior Control Eligible Certificates, if any, during such period.

In addition, the Requesting Holders of any Appraised-Out Class will have the right, at their sole expense, to require the Special Servicer to order an additional appraisal of any Mortgage Loan (other than a Non-Serviced Mortgage Loan) for which an Appraisal Reduction Event has occurred if an event has occurred at, or with regard to, the related Mortgaged Property or Mortgaged Properties that would have a material effect on its Appraised Value, and the Special Servicer is required to use reasonable efforts to obtain an appraisal from an MAI appraiser reasonably acceptable to the Special Servicer within 60 days from receipt of the Requesting Holders’ written request; provided, that the Special Servicer will not be required to obtain such appraisal if it determines in accordance with the Servicing Standard that no events at, or with regard to, the related Mortgaged Property or Mortgaged Properties have occurred that would have a material effect on the Appraised Value of the related Mortgaged Property or Mortgaged Properties. The right of the holders of an Appraised-Out Class to require the Special Servicer to order an additional appraisal as described in this paragraph will be limited to no more frequently than once in any 9-month period with respect to any Mortgage Loan.

Upon receipt of an appraisal requested by holders of an Appraised-Out Class as described above, the Special Servicer will be required to determine, in accordance with the Servicing Standard, whether, based on its assessment of such additional appraisal, any recalculation of the Appraisal Reduction Amount is warranted and, if so warranted is required to direct the Master Servicer, and the Master Servicer will be required, to recalculate such Appraisal Reduction Amount based upon such additional appraisal. If required by any such recalculation, the applicable Appraised-Out Class will be reinstated as the Controlling Class.

Appraisals that are permitted to be obtained by the Special Servicer at the request of holders of an Appraised-Out Class will be in addition to any appraisals that the Special Servicer may otherwise be required to obtain in accordance with the Servicing Standard or the Pooling and Servicing Agreement without regard to any appraisal requests made by any holder of an Appraised-Out Class.

No Appraisal Reduction Amount will exist as to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Loan Combination or the related REO Property after the related Mortgage Loan or Serviced Loan Combination has been paid in full, liquidated, repurchased or otherwise removed from the Issuing Entity. In addition, with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Loan Combination as to which an Appraisal Reduction Event has occurred, such Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Loan Combination will no longer be subject to the Appraisal Reduction Amount if (a) such Mortgage Loan or Serviced Loan Combination has become a Corrected Mortgage Loan (if a Servicing Transfer Event had occurred with respect to the related Mortgage Loan) and (b) no other Appraisal Reduction Event has occurred and is continuing.

An appraisal for any Mortgage Loan (other than a Non-Serviced Mortgage Loan) that has not been brought current for at least three consecutive months (or paid in full, liquidated, repurchased or otherwise disposed of) will be updated every 9 months for so long as an Appraisal Reduction Event exists.

Each Non-Serviced Mortgage Loan is subject to provisions in the related pooling and servicing agreement governing such mortgage loan relating to appraisal reductions that are substantially similar but not identical to the provisions set forth above. If the Master Servicer receives notice of an appraisal reduction event and the related appraisal reduction amount for a Non-Serviced Mortgage Loan, the existence of an appraisal reduction in respect of such Non-Serviced Mortgage Loan will proportionately reduce the Master Servicer’s or the Trustee’s, as the case may be, obligation to make P&I Advances on the Non-Serviced Mortgage Loan and will generally have the effect of reducing the amount otherwise available for current distributions to the holders of the most subordinate Class or Classes of Certificates (subject to the payment allocation priority of the Exchangeable Certificates as described under “Description of the Offered Certificates—Distributions” in this free writing prospectus). If the Master Servicer or the Trustee do not receive notice of an appraisal reduction event and the related appraisal reduction amount with respect to a Non-Serviced Mortgage Loan, it will have no obligation to proportionately reduce the amount of any principal and interest advance required to be made by the Master Servicer or the Trustee for such Non-Serviced Mortgage Loan. With respect to a Non-Serviced Mortgage Loan, the Appraisal Reduction Amount will be the amount calculated by the applicable servicer in accordance with and pursuant to the terms of the related pooling and servicing agreement. With respect to any Non-Serviced Companion Loan that has already been securitized prior to the Closing Date, the Master Servicer, on behalf of the Trust, will be required to notify the master servicer and the trustee under the other pooling and servicing agreement that governs the servicing of the related Non-Serviced Mortgage Loan that (a) such Non-Serviced Mortgage Loan is included in this trust and (b) upon (i) the existence of an appraisal reduction event and/or (ii) the related calculation of any appraisal reduction amount (or receipt of notice of any such calculation), such master servicer is required to provide to the Master Servicer (who will promptly provide to the Special Servicer and, prior to a Consultation Termination Event, the Directing Holder) and the Trustee prompt notice of the existence of any such appraisal reduction event and/or any such appraisal reduction amount once calculated. The Master Servicer and the Trustee will be deemed to have received notice of any such appraisal reduction event and related appraisal reduction amount if such master servicer under the related other pooling and servicing agreement includes such event and/or amount in its monthly servicer statements provided to the Master Servicer. With respect to any Serviced Companion Loan, the Master Servicer and the Trustee will be required under the Pooling and Servicing Agreement to notify the master servicer and the trustee under the pooling and servicing agreement governing the trust which holds such Serviced Companion Loan of the existence of an appraisal reduction event and related appraisal reduction amount, which notice will be deemed delivered if the Master Servicer or Trustee, as applicable, includes such event and/or amount in its respective monthly statements provided to the other master servicer and other trustee as required under the Pooling and Servicing Agreement.

A “Modified Mortgage Loan” is any Specially Serviced Loan which has been modified by the Special Servicer in a manner that: (a) reduces or delays the amount or timing of any payment of principal or interest due thereon (other than, or in addition to, bringing current Monthly Payments with respect to such Mortgage Loan or Serviced Loan Combination); (b) except as expressly contemplated by the related Mortgage, results in a release of the lien of the Mortgage on any material portion of the related Mortgaged Property without a corresponding Principal Prepayment in an amount not less than the fair market value (as is) of the property to be released; or (c) in the reasonable good faith judgment of the Special Servicer, otherwise materially impairs the value of the security for such Mortgage Loan or Serviced Companion Loan or reduces the likelihood of timely payment of amounts due thereon.

Delivery, Form and Denomination

The Offered Certificates will be issuable in registered form, in minimum denominations (other than with respect to the Class PEZ Certificates) of Certificate Balance or Notional Balance, as applicable, of (i) $10,000 with respect to the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4 and Class A-5, Class A-M, Class B and Class C Certificates and multiples of $1 in excess thereof and (ii) $100,000 with respect to the Class X-A Certificates and in multiples of $1 in excess thereof. The Class PEZ Certificates do not have a minimum denomination. However, in connection with an exchange of Class A-M, Class B and Class C Certificates for Class PEZ Certificates and vice versa, each of the Class A-M, Class B and Class C Certificates exchanged (in the case of the Class A-M, Class B or Class C Certificates, whether surrendered or received) in such exchange will be required to be in denominations no smaller than the minimum denominations described above.

The Offered Certificates will initially be represented by one or more global Certificates for each such Class registered in the name of the nominee of DTC. The Depositor has been informed by DTC that DTC’s nominee will be Cede & Co. No holder of an Offered Certificate will be entitled to receive a certificate issued in fully registered, certificated form (each, a “Definitive Certificate”) representing its interest in such Class, except under the limited circumstances described in the prospectus under “Description of the Certificates—Book-Entry Registration and Definitive Certificates.” Unless and until Definitive Certificates are issued, all references to actions by holders of the Offered Certificates will refer to actions taken by DTC upon instructions received from holders of Offered Certificates through its participating organizations (together with Clearstream Banking Luxembourg, a division of Clearstream International, société anonyme (“Clearstream”) and Euroclear participating organizations, the “Participants”), and all references herein to payments, notices, reports, statements and other information to holders of Offered Certificates will refer to payments, notices, reports and statements to DTC or Cede & Co., as the registered holder of the Offered Certificates, for distribution to holders of Offered Certificates through its Participants in accordance with DTC procedures; provided, however, that to the extent the party responsible for distributing any report, statement or other information has been provided with the name of the beneficial owner of a Certificate (or the prospective transferee of such beneficial owner), such report, statement or other information will be provided to such beneficial owner (or prospective transferee).

Until Definitive Certificates are issued in respect of the Offered Certificates, interests in the Offered Certificates will be transferred on the book-entry records of DTC and its Participants. The Certificate Administrator will initially serve as certificate registrar (in such capacity, the “Certificate Registrar”) for purposes of recording and otherwise providing for the registration of the Offered Certificates.

A “Certificateholder” under the Pooling and Servicing Agreement will be the person in whose name a Certificate is registered in the certificate register maintained pursuant to the Pooling and Servicing Agreement, except that solely for the purpose of giving any consent or taking any action pursuant to the Pooling and Servicing Agreement, any Certificate registered in the name of the Depositor, the Master Servicer, the Special Servicer, the Trustee (in its individual capacity), the Certificate Administrator, a manager of a Mortgaged Property, a borrower or an affiliate of any such party (which determination will be based upon such party’s representations in an Investor Certification submitted by such party, upon which the Certificate Registrar will be entitled to conclusively rely) will be deemed not to be outstanding and the Voting Rights to which it is entitled will not be taken into account in determining whether the requisite percentage of Voting Rights necessary to effect any such consent or take any such action has been obtained; provided, that (a) for purposes of obtaining the consent of Certificateholders to an amendment to the Pooling and Servicing Agreement, any Certificates beneficially owned by the Master Servicer, Special Servicer or Operating Advisor or an affiliate thereof will be deemed to be outstanding if such amendment does not relate to the increase in compensation or material reduction in obligations of the Master Servicer, Special Servicer, Operating Advisor or affiliate thereof (other than solely in its capacity as Certificateholder), in which case such Certificates shall be deemed not to be outstanding; (b) subject to clause (c) below, for purposes of obtaining the consent of Certificateholders to any action proposed to be taken by the Special Servicer with respect to a Specially Serviced Loan, any Certificates beneficially owned by the Special Servicer or an affiliate thereof will be deemed not to be outstanding;

(c) for the purpose of exercising its rights as a member of the Controlling Class or as the Directing Holder (if applicable), any Certificate beneficially owned by the Master Servicer, the Special Servicer or an affiliate thereof will be deemed outstanding; and (d) solely for purposes of providing or distributing any reports, statements or other information pursuant to the Pooling and Servicing Agreement, a Certificateholder will include any beneficial owner (or, subject to the execution of an Investor Certification, a prospective transferee of a beneficial owner) to the extent that the party required or permitted to provide or distribute such report, statement or other information has been provided with the name of such beneficial owner (or prospective transferee). See “Description of the Certificates—Book-Entry Registration and Definitive Certificates” in the prospectus.

No Certificateholder will be a “Party in Interest” as described under 11 U.S.C. Section 1109(b) solely by virtue of its ownership of a Certificate.

Book-Entry Registration

Holders of Offered Certificates may hold their Certificates through DTC (in the United States) or Clearstream or Euroclear (in Europe) if they are Participants of such system, or indirectly through organizations that are participants in such systems. Clearstream and Euroclear will hold omnibus positions on behalf of the Clearstream Participants and the Euroclear Participants, respectively, through customers’ securities accounts in Clearstream’s and Euroclear’s names on the books of their respective depositaries (collectively, the “Depositaries”) which in turn will hold such positions in customers’ securities accounts in the Depositaries’ names on the books of DTC. DTC is a limited purpose trust company organized under the New York Banking Law, a “banking organization” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code and a “clearing agency” registered pursuant to Section 17A of the Exchange Act. DTC was created to hold securities for its Participants and to facilitate the clearance and settlement of securities transactions between Participants through electronic computerized book-entries, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks, trust companies and clearing corporations. Indirect access to the DTC system also is available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (“Indirect Participants”).

Transfers between DTC Participants will occur in accordance with DTC rules. Transfers between Clearstream Participants and Euroclear Participants will occur in accordance with their applicable rules and operating procedures. For additional information regarding clearance and settlement procedures for the Offered Certificates and for information with respect to tax documentation procedures relating to the Offered Certificates, see Annex C to this free writing prospectus.

Cross-market transfers between persons holding directly or indirectly through DTC, on the one hand, and directly through Clearstream Participants or Euroclear Participants, on the other, will be effected in DTC in accordance with DTC rules on behalf of the relevant European international clearing system by its Depositary; however, such cross-market transactions will require delivery of instructions to the relevant European international clearing system by the counterparty in such system in accordance with its rules and procedures. If the transaction complies with all relevant requirements, Euroclear or Clearstream, as the case may be, will then deliver instructions to the Depository to take action to effect final settlement on its behalf.

Because of time-zone differences, credits of securities in Clearstream or Euroclear as a result of a transaction with a DTC Participant will be made during the subsequent securities settlement processing, dated the business day following the DTC settlement date, and such credits or any transactions in such securities settled during such processing will be reported to the relevant Clearstream Participant or Euroclear Participant on such business day. Cash received in Clearstream or Euroclear as a result of sales of securities by or through a Clearstream Participant or a Euroclear Participant to a DTC Participant will be received with value on the DTC settlement date but will be available in the relevant Clearstream or Euroclear cash account only as of the business day following settlement in DTC.

The holders of Offered Certificates that are not Participants or Indirect Participants but desire to purchase, sell or otherwise transfer ownership of, or other interests in, Offered Certificates may do so only through Participants and Indirect Participants. In addition, holders of Offered Certificates will receive all distributions of principal and interest from the Certificate Administrator through the Participants who in turn will receive them from DTC. Under a book-entry format, holders of Offered Certificates may experience some delay in their receipt of payments, reports and notices, since such payments, reports and notices will be forwarded by the Certificate Administrator to Cede & Co., as nominee for DTC. DTC will forward such payments, reports and notices to its Participants, which thereafter will forward them to Indirect Participants, Clearstream, Euroclear or holders of Offered Certificates.

Under the rules, regulations and procedures creating and affecting DTC and its operations (the “Rules”), DTC is required to make book-entry transfers of Offered Certificates among Participants on whose behalf it acts with respect to the Offered Certificates and to receive and transmit distributions of principal of, and interest on, the Offered Certificates. Participants and Indirect Participants with which the holders of Offered Certificates have accounts with respect to the Offered Certificates similarly are required to make book-entry transfers and receive and transmit such payments on behalf of their respective holders of Offered Certificates. Accordingly, although the holders of Offered Certificates will not possess the Offered Certificates, the Rules provide a mechanism by which Participants will receive payments on Offered Certificates and will be able to transfer their interest.

Because DTC can only act on behalf of Participants, who in turn act on behalf of Indirect Participants and certain banks, the ability of a holder of Offered Certificates to pledge such Certificates to persons or entities that do not participate in the DTC system, or to otherwise act with respect to such Certificates, may be limited due to the lack of a physical certificate for such Certificates.

DTC has advised the Depositor that it will take any action permitted to be taken by a holder of an Offered Certificate under the Pooling and Servicing Agreement only at the direction of one or more Participants to whose accounts with DTC the Offered Certificates are credited. DTC may take conflicting actions with respect to other undivided interests to the extent that such actions are taken on behalf of Participants whose holdings include such undivided interests.

Clearstream is incorporated under the laws of Luxembourg as a professional depository. Clearstream holds securities for its participating organizations (“Clearstream Participants”) and facilitates the clearance and settlement of securities transactions between Clearstream Participants through electronic book-entry changes in accounts of Clearstream Participants, thereby eliminating the need for physical movement of certificates.

Euroclear was created in 1968 to hold securities for participants of the Euroclear system (“Euroclear Participants”) and to clear and settle transactions between Euroclear Participants through simultaneous electronic book-entry delivery against payment.

Securities clearance accounts and cash accounts with the Euroclear Operator are governed by the Terms and Conditions Governing Use of Euroclear and the related Operating Procedures of the Euroclear System and applicable Belgian law (collectively, the “Terms and Conditions”). The Terms and Conditions govern transfers of securities and cash within the Euroclear system, withdrawal of securities and cash from the Euroclear system, and receipts of payments with respect to securities in the Euroclear system.

Although DTC, Euroclear and Clearstream have implemented the foregoing procedures in order to facilitate transfers of interests in global certificates among Participants of DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to comply with such procedures, and such procedures may be discontinued at any time. None of the Depositor, the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer or the Underwriters will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective direct or indirect Participants of their respective obligations under the rules and procedures governing their operations.

The information herein concerning DTC, Clearstream and Euroclear and their book entry systems has been obtained by the Depositor from DTC, Clearstream and Euroclear and other sources that the Depositor believes to be reliable.

Definitive Certificates

Definitive Certificates will be delivered to beneficial owners of the Offered Certificates (“Certificate Owners”) (or their nominees) only if (i) DTC is no longer willing or able properly to discharge its responsibilities as depository with respect to the book-entry certificates, and the Depositor is unable to locate a qualified successor or (ii) the Depositor, at its sole option, elects to terminate the book-entry system through DTC with respect to some or all of any Class or Classes of Certificates.

Upon the occurrence of any of the events described in clauses (i) or (ii) in the immediately preceding paragraph, the Certificate Administrator is required to notify all affected Certificateholders (through DTC and related DTC Participants) of the availability through DTC of Definitive Certificates. Upon delivery of Definitive Certificates, the Trustee, the Certificate Administrator, the Certificate Registrar and the Master Servicer will recognize the holders of such Definitive Certificates as holders under the Pooling and Servicing Agreement (“Holders”). Distributions of principal and interest on the Definitive Certificates will be made by the Certificate Administrator directly to Holders of Definitive Certificates in accordance with the procedures set forth in the Prospectus and the Pooling and Servicing Agreement.

Upon the occurrence of any of the events described in clauses (i) or (ii) of the second preceding paragraph, requests for transfer of Definitive Certificates will be required to be submitted directly to the Certificate Registrar in a form acceptable to the Certificate Registrar (such as the forms which will appear on the back of the certificate representing a Definitive Certificate), signed by the Holder or such Holder’s legal representative and accompanied by the Definitive Certificate or Certificates for which transfer is being requested. The Certificate Administrator will be appointed as the initial Certificate Registrar.

Certificateholder Communication

Access to Certificateholders’ Names and Addresses

Upon the written request of any Certificateholder or Certificate Owner that has delivered an executed Investor Certification to the Certificate Administrator (a “Certifying Certificateholder”) or the Master Servicer, the Certificate Registrar will furnish or cause to be furnished to such requesting party a list of the names and addresses of the Certificateholders as of the most recent Record Date, at the expense of the requesting party.

Special Notices

Upon the written request of any Certifying Certificateholder, the Certificate Administrator will mail a special notice to all Certificateholders at their respective addresses appearing on the certificate register stating that the requesting Certificateholder wishes to be contacted by other Certificateholders, setting forth the relevant contact information and briefly stating the reason for the requested contact, at the expense of the requesting Certificateholder. The Certificate Administrator will be entitled to reimbursement from the Certifying Certificateholder for the reasonable expenses of posting such special notices.

Retention of Certain Certificates by Affiliates of Transaction Parties

Affiliates of the Mortgage Loan Sellers, the Depositor, the Trustee, the Certificate Administrator, the Master Servicer and the Special Servicer may retain certain Classes of Certificates. Any such party will have the right to dispose of such Certificates at any time.

YIELD AND MATURITY CONSIDERATIONS

Yield Considerations

General. The yield on any Offered Certificate will depend on: (i) the Pass-Through Rate in effect from time to time for that Certificate; (ii) the price paid for that Certificate and the rate and timing of payments of principal on that Certificate; and (iii) the aggregate amount of distributions on that Certificate.

Pass-Through Rate. The Pass-Through Rate, if any, applicable to each Class of Offered Certificates for any Distribution Date will be the rate specified in the definition of the “Pass-Through Rate” in the “Description of the Offered Certificates—Distributions” in this free writing prospectus. The Class PEZ Certificates will not have a Pass-Through Rate, but will be entitled to receive the sum of the interest distributable on the percentage interests of the Class A-M, Class B and Class C Trust Components represented by the Class PEZ Certificates. The yield to maturity on the Offered Certificates will be sensitive to changes in the relative composition of the Mortgage Loans as a result of scheduled amortization, voluntary prepayments, and liquidations of Mortgage Loans following default and repurchases of Mortgage Loans. Losses or payments of principal on the Mortgage Loans with higher Net Mortgage Pass-Through Rates could result in a reduction in the Weighted Average Net Mortgage Pass-Through Rate, thereby, to the extent that the rate applicable to a particular Class of Offered Certificates is not a fixed rate, reducing the Pass-Through Rate on such Class of Offered Certificates.

See “Yield and Maturity Considerations” in the prospectus, “Description of the Offered Certificates” and “Description of the Mortgage Pool” in this free writing prospectus and “—Rate and Timing of Principal Payments” below.

Rate and Timing of Principal Payments. The yield to maturity to holders of the Certificates will be affected by the rate and timing of principal payments on the Mortgage Loans (including Principal Prepayments on the Mortgage Loans resulting from both voluntary prepayments by the borrowers and involuntary liquidations). The rate and timing of principal payments on the Mortgage Loans will in turn be affected by, among other things, the amortization schedules thereof or the dates on which balloon payments and the rate and timing of Principal Prepayments (including payments on the Anticipated Repayment Date for the ARD Loan) and other unscheduled collections thereon (including for this purpose, collections made in connection with liquidations of Mortgage Loans due to defaults, casualties or condemnations affecting the Mortgaged Properties, or purchases of Mortgage Loans out of the Issuing Entity). Prepayments and, assuming the respective stated maturity dates or Anticipated Repayment Dates thereof have not occurred, liquidations and purchases of the Mortgage Loans, will result in distributions on the Sequential Pay Certificates and the Class PEZ Certificates of amounts that otherwise would have been distributed over the remaining terms of the Mortgage Loans. Defaults on the Mortgage Loans, particularly at or near their stated maturity dates, may result in significant delays in payments of principal on the Mortgage Loans (and, accordingly, on the Sequential Pay Certificates and the Class PEZ Certificates) while workouts are negotiated or foreclosures are completed. See “The Pooling and Servicing Agreement—Amendment” and “—Modifications,” in this free writing prospectus and “Description of the Pooling Agreements—Realization Upon Defaulted Mortgage Loans” and “Certain Legal Aspects of the Mortgage Loans—Foreclosure” in the prospectus. Because the rate of principal payments on the Mortgage Loans will depend on future events and a variety of factors (as described below), no assurance can be given as to such rate or the rate of Principal Prepayments in particular. The Depositor is not aware of any relevant publicly available or authoritative statistics with respect to the historical prepayment experience of a large group of mortgage loans comparable to the Mortgage Loans.

See “Risk Factors—Risks Related to the Mortgage Loans—Borrower May Be Unable To Repay the Remaining Principal Balance on the Maturity Date or Anticipated Repayment Date and Longer Amortization Schedules and Interest-Only Provisions May Increase Risk” in this free writing prospectus.

In addition, although the borrowers under an ARD Loan may have certain incentives to prepay such ARD Loan on its Anticipated Repayment Date, the Depositor makes no assurance that any borrower will be able to prepay any ARD Loan on its Anticipated Repayment Date. The failure of a borrower to prepay an ARD Loan on its Anticipated Repayment Date will not be an event of default under the terms of such ARD Loan, and, pursuant to the terms of the Pooling and Servicing Agreement, neither the Master Servicer nor the Special Servicer will be permitted to take any enforcement action with respect to a borrower’s failure to pay Excess Interest, other than requests for collection, until the scheduled maturity of such ARD Loan; provided that the Master Servicer or the Special Servicer, as the case may be, may take action to enforce the trust’s right to apply excess cash flow to principal in accordance with the terms of the related Mortgage Loan Documents. See “Risk Factors—Risks Related to the Mortgage Loan—Borrower May Be Unable To Repay the Remaining Principal Balance on the Maturity Date or Anticipated Repayment Date and Longer Amortization Schedules and Interest-Only Provisions May Increase Risk” in this free writing prospectus.

With respect to the Class A-SB Certificates, the extent to which the planned principal balances are achieved and the sensitivity of the Class A-SB Certificates to principal prepayments on the Mortgage Loans will depend in part on the period of time during which the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 Certificates remain outstanding. As such, the Class A-SB Certificates will become more sensitive to the rate of prepayments on the Mortgage Loans if the Class A-1, Class A-2, Class A-3, Class A-4 and Class A-5 Certificates are not outstanding.

The extent to which the yield to maturity of an Offered Certificate may vary from the anticipated yield will depend upon the degree to which such Certificate is purchased at a discount or premium and when, and to what degree, payments of principal on the Mortgage Loans are in turn distributed on or otherwise result in the reduction of the Certificate Balance of such Certificate. An investor should consider, in the case of an Offered Certificate purchased at a discount, the risk that a slower than anticipated rate of principal payments on such Certificate could result in an actual yield to such investor that is lower than the anticipated yield and, in the case of an Offered Certificate purchased at a premium, the risk that a faster than anticipated rate of principal payments on such Certificate could result in an actual yield to such investor that is lower than the anticipated yield. In general, the earlier a payment of principal is made on an Offered Certificate purchased at a discount or premium, the greater will be the effect on an investor’s yield to maturity. As a result, the effect on an investor’s yield to maturity of principal payments on such investor’s Offered Certificates occurring at a rate higher (or lower) than the rate anticipated by the investor during any particular period would not be fully offset by a subsequent like reduction (or increase) in the rate of principal payments.

Losses and Shortfalls. The yield to holders of the Offered Certificates will also depend on the extent to which the holders are required to bear the effects of any losses or shortfalls on the Mortgage Loans. Except as described herein, losses and other shortfalls on the Mortgage Loans will generally be allocated to Class H, Class G, Class F, Class E and Class D Certificates, the Class C Trust Component (and correspondingly, to the Class C Certificates and the Class PEZ Certificates, pro rata based on their respective percentage interests in the Class C Trust Component), the Class B Trust Component (and correspondingly, to the Class B Certificates and the Class PEZ Certificates, pro rata based on their respective percentage interests in the Class B Trust Component) and the Class A-M Trust Component (and correspondingly, to the Class A-M Certificates and the Class PEZ Certificates, pro rata based on their respective percentage interests in the Class A-M Trust Component), in that order, reducing amounts otherwise payable to each Class, and any remaining losses will then be allocated to the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4 and Class A-5 Certificates, and, with respect to interest losses only, the Class X-A, Class X-B, Class X-C, Class X-D and Class X-E Certificates based on their respective entitlements pro rata. Further, any Net Prepayment Interest Shortfall for each Distribution Date will be allocated on such Distribution Date among each Class of Regular Certificates (other than the Exchangeable Certificates) and the Trust Components, pro rata, in accordance with the respective Interest Accrual Amounts for each such Class of Certificates or such Trust Component for such Distribution Date (without giving effect to any such allocation of Net Prepayment Interest Shortfall).

Certain Relevant Factors. The rate and timing of principal payments and defaults and the severity of losses on the Mortgage Loans may be affected by a number of factors, including, without limitation, prevailing interest rates, the terms of the Mortgage Loans (for example, Prepayment Premiums, prepayment lock-out periods, and amortization terms that require balloon payments), the demographics and relative economic vitality of the areas in which the Mortgaged Properties are located and the general supply and demand for comparable residential and/or commercial space in such areas, the quality of management of the Mortgaged Properties, the servicing of the Mortgage Loans, possible changes in tax laws and other opportunities for investment. See “Risk Factors” and “Description of the Mortgage Pool” in this free writing prospectus and “Risk Factors” and “Yield and Maturity Considerations—Yield and Prepayment Considerations” in the prospectus.

The rate of prepayment on a Mortgage Loan is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan. If a Mortgage Loan is not in a Lock-Out Period, the Prepayment Premium or Yield Maintenance Charge, if any, in respect of such Mortgage Loan may not be sufficient economic disincentive to prevent the related borrower from voluntarily prepaying the Mortgage Loan as part of a refinancing thereof. See “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans” in this free writing prospectus.

The yield on any Class of Certificates whose Pass-Through Rate is affected by the Weighted Average Net Mortgage Pass-Through Rate or the Class PEZ Certificates (if the Pass-Through Rate of any Trust Component is affected by the Weighted Average Net Mortgage Pass-Through Rate) could also be adversely affected if Mortgage Loans with higher interest rates pay faster than the Mortgage Loans with lower interest rates, since those Classes bear interest at a rate limited by, equal to, or based on the weighted average of the net mortgage interest rates on the Mortgage Loans. The Pass-Through Rates on such Certificates may be limited by, equal to, or based on the weighted average of the net mortgage interest rates on the Mortgage Loans even if principal prepayments do not occur.

Delay in Payment of Distributions. Because monthly distributions will not be made to Certificateholders until a date that is scheduled to be at least 10 days following the end of the related Interest Accrual Period, the effective yield to the holders of the Offered Certificates will be lower than the yield that would otherwise be produced by the applicable Pass-Through Rates and purchase prices (assuming such prices did not account for such delay).

Unpaid Interest. As described under “Description of the Offered Certificates—Distributions” in this free writing prospectus, if the portion of the Available Funds to be distributed in respect of interest on any Class of Offered Certificates on any Distribution Date is less than the respective Interest Accrual Amount for such Class, the shortfall will be distributable to holders of such Class of Certificates on subsequent Distribution Dates, to the extent of available funds. Any such shortfall will not bear interest, however, and will therefore negatively affect the yield to maturity of such Class of Certificates for so long as it is outstanding.

Weighted Average Life

The weighted average life of a Sequential Pay Certificate or Class PEZ Certificate refers to the average amount of time that will elapse from the date of its issuance until each dollar allocable to principal of such Certificate is distributed to the investor. For purposes of this free writing prospectus, the weighted average life of a Sequential Pay Certificate or Class PEZ Certificate is determined by (i) multiplying the amount of each principal distribution thereon by the number of years from the Closing Date to the related Distribution Date, (ii) summing the results and (iii) dividing the sum by the aggregate amount of the reductions in the Certificate Balance of such Certificate. Accordingly, the weighted average life of any such Certificate will be influenced by, among other things, the rate at which principal of the Mortgage Loans is paid or otherwise collected or advanced and the extent to which such payments, collections or advances of principal are in turn applied in reduction of the Certificate Balance of the Class of Certificates to which such Certificate belongs. If the balloon payment on a Balloon Loan having a Due Date after the Determination Date in any month is received on the stated maturity date thereof, the excess of such payment over the related Assumed Scheduled Payment will not be included in the Available Funds until the Distribution Date in the following month. Therefore, the weighted average life of the Sequential Pay Certificates and the Class PEZ Certificates may be extended.

Prepayments on mortgage loans may be measured by a prepayment standard or model. The model used in this free writing prospectus is the Constant Prepayment Rate (“CPR”) model. The CPR model assumes that a group of mortgage loans experiences prepayments each month at a specified constant annual rate. As used in each of the following sets of tables with respect to any particular Class, the column headed “0%” assumes that none of the Mortgage Loans is prepaid before maturity or, with respect to an ARD Loan, the Anticipated Repayment Date. The columns headed “25%,” “50%,” “75%,” and “100%” assume that no prepayments are made on any Mortgage Loan during such Mortgage Loan’s Lock-Out Period, Defeasance Period, Yield Maintenance Period or Prepayment Premium Lock-Out Period, in each case if any, and are otherwise made on each of the Mortgage Loans at the indicated CPR percentages. There is no assurance, however, that prepayments of the Mortgage Loans (whether or not in a Lock-Out Period, Defeasance Period, Yield Maintenance Period or Prepayment Premium Lock-Out Period) will conform to any particular CPR percentages, and no representation is made that the Mortgage Loans will prepay in accordance with the assumptions at any of the CPR percentages shown or at any other particular prepayment rate, that all the Mortgage Loans will prepay in accordance with the assumptions at the same rate or that Mortgage Loans that are in a Lock-Out Period, Defeasance Period, Yield Maintenance Period or Prepayment Premium Lock-Out Period will not prepay as a result of involuntary liquidations upon default or otherwise.

The tables set forth on Annex D to this free writing prospectus indicate the percentage of the initial Certificate Balance of each Class of Offered Certificates (other than the Class X-A Certificates) that would be outstanding after the Distribution Date in each of the months shown at the indicated CPR percentages and the corresponding weighted average life of each such Class of Certificates. The tables have been prepared on the basis of the information set forth in this free writing prospectus under “Description of the Mortgage Pool—Additional Mortgage Loan Information” and on Annex A-1 to this free writing prospectus and the following assumptions (collectively, the “Modeling Assumptions”):

(a)	the initial Certificate Balance, Notional Balance and the Pass-Through Rate for each Class of Certificates are as set forth in this free writing prospectus;

(b)
the scheduled Monthly Payments for each Mortgage Loan are based on such Mortgage Loan’s Cut-off Date Balance, stated monthly principal and interest payments, and the Mortgage Rate in effect as of the Cut-off Date for such Mortgage Loan;

(c)	all scheduled Monthly Payments (including balloon payments) are assumed to be timely received on the first day of each month commencing in January 2015;

(d)
there are no delinquencies or losses in respect of the Mortgage Loans, there are no extensions of maturity in respect of the Mortgage Loans, there are no Appraisal Reduction Amounts applied to the Mortgage Loans, there are no casualties or condemnations affecting the Mortgaged Properties and no holdback amounts are applied to reduce the principal balance of any Mortgage Loan;

(e)
prepayments are made on each of the Mortgage Loans at the indicated CPR percentages set forth in the table (without regard to any limitations in such Mortgage Loans on partial voluntary principal prepayments) except to the extent modified below by the assumption lettered (l);

(f)
all Mortgage Loans accrue interest under the method specified in Annex A-1 to this free writing prospectus. See “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans” in this free writing prospectus;

(g)
no party exercises its right of optional termination described in this free writing prospectus and no party that is entitled to under the Pooling and Servicing Agreement will exercise its option to purchase all of the Mortgage Loans and thereby cause an early termination of the Issuing Entity;

(h)
no Mortgage Loan will be repurchased by the related Mortgage Loan Seller for a breach of a representation or warranty or a document defect in the mortgage file and no purchase option holder (permitted to buy out a Mortgage Loan under the related Mortgage Loan Documents, any intercreditor agreement, any co-lender agreement or the Pooling and Servicing Agreement) will exercise its option to purchase such Mortgage Loan;

(i)	no Prepayment Interest Shortfalls are incurred and no Prepayment Premiums or Yield Maintenance Charges are collected;

(j)	there are no additional expenses of the Issuing Entity;

(k)	distributions on the Certificates are made on the 10th calendar day in each month, commencing in January 2015;

(l)
no prepayments are received as to any Mortgage Loan during such Mortgage Loan’s Lock-Out Period, if any, Defeasance Period, if any, or Yield Maintenance Period, if any, or Prepayment Premium Lock-Out Period, if any;

(m)	no partial prepayments are received as to any Mortgage Loan in connection with a partial release of the related Mortgaged Property or Mortgaged Properties securing such Mortgage Loan;

(n)	the Closing Date is December 9, 2014;

(o)	each ARD Loan is paid in full on its Anticipated Repayment Date; and

(p)
with respect to each Mortgage Loan, the primary servicing fee, the Master Servicing Fee, the Trustee/Certificate Administrator Fee, the Operating Advisor Fee, the CREFC® License Fee and the CCRE Strip accrue on the same basis as interest accrues on such Mortgage Loan and with respect to each Non-Serviced Mortgage Loan, separate servicing fees as set forth in the related servicing agreement are calculated on the same basis as interest accrues on the related Loan Combination.

To the extent that the Mortgage Loans have characteristics or experience performance that differs from those assumed in preparing the tables set forth in Annex D to this free writing prospectus, the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4, Class A-5, Class A-M, Class B, Class PEZ and Class C Certificates may mature earlier or later than indicated by the tables. It is highly unlikely that the Mortgage Loans will prepay or perform in accordance with the Modeling Assumptions at any constant rate until maturity or that all the Mortgage Loans will prepay in accordance with the Modeling Assumptions or at the same rate. In particular, certain of the Mortgage Loans may not permit voluntary partial Principal Prepayments or may permit the application of certain holdback amounts as a repayment of principal if certain conditions are not satisfied. In addition, variations in the actual prepayment experience and the balance of the specific Mortgage Loans that prepay may increase or decrease the percentages of initial Certificate Balances (and weighted average lives) shown in the tables set forth on Annex D to this free writing prospectus. Such variations may occur even if the average prepayment experience of the Mortgage Loans were to equal any of the specified CPR percentages. In addition, there can be no assurance that the actual pre-tax yields on, or any other payment characteristics of, any Class of Offered Certificates will correspond to any of the information shown in the yield tables in this free writing prospectus, or that the aggregate purchase prices of the Offered Certificates will be as assumed. Accordingly, investors must make their own decisions as to the appropriate assumptions (including prepayment assumptions) to be used in deciding whether to purchase the Offered Certificates.

Investors are urged to conduct their own analyses of the rates at which the Mortgage Loans may be expected to prepay.

Based on the Modeling Assumptions, the tables set forth in Annex D to this free writing prospectus indicate the resulting weighted average lives of the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4, Class A-5, Class A-M, Class B, Class PEZ and Class C Certificates and set forth the percentage of the initial Certificate Balance of each such Class of Certificates that would be outstanding after the Closing Date and each of the Distribution Dates shown under the applicable assumptions at the indicated CPR percentages.

Certain Price/Yield Tables

The tables set forth on Annex E to this free writing prospectus show the corporate bond equivalent (“CBE”) yield, and weighted average life in years with respect to each Class of Offered Certificates.

The yields set forth on the tables set forth on Annex E to this free writing prospectus were calculated by determining the monthly discount rates which, when applied to the assumed stream of cash flows to be paid on each Class of Certificates, would cause the discounted present value of such assumed stream of cash flows as of the Closing Date to equal the assumed purchase prices, plus accrued interest at the applicable Pass-Through Rate as stated on the cover of this free writing prospectus from and including December 1, 2014 to but excluding the Closing Date, and converting such monthly rates to semi-annual corporate bond equivalent rates. Such calculation does not take into account variations that may occur in the interest rates at which investors may be able to reinvest funds received by them as reductions of the Certificate Balances of such Classes of Certificates and consequently does not purport to reflect the return on any investment in such Classes of Certificates when such reinvestment rates are considered. Purchase prices are interpreted as a percentage of the initial Certificate Balance of the specified Class and are exclusive of accrued interest.

Yield Sensitivity of the Class X-A Certificates

The yield to maturity of the Class X-A Certificates will be especially sensitive to the prepayment, repurchase, default and loss experience on the related Mortgage Loans, which prepayment, repurchase, default and loss experience may fluctuate significantly from time to time. A rapid rate of principal payments will have a material negative effect in varying degrees on the yield to maturity of the Class X-A Certificates. There can be no assurance that the Mortgage Loans will prepay at any particular rate. Prospective investors in the Class X-A Certificates should fully consider the associated risks, including the risk that such investors may not fully recover their initial investment.

The table corresponding to the Class X-A Certificates set forth on Annex E to this free writing prospectus indicates the sensitivity of the pre-tax yield to maturity on such class of the certificates to various CPR percentages on the related Mortgage Loans by projecting the monthly aggregate payments of interest on such Class of Certificates and computing the corresponding pre-tax yields to maturity on a corporate bond equivalent basis, based on the Modeling Assumptions. It was further assumed that the purchase price of such Class of Certificates is as specified in the related table interpreted as a percentage of the initial Notional Balance (without accrued interest). Any differences between such assumptions and the actual characteristics and performance of the related Mortgage Loans and of such Class of Certificates may result in yields to maturity being different from those shown in such table. Discrepancies between assumed and actual characteristics and performance underscore the hypothetical nature of the table, which is provided only to give a general sense of the sensitivity of yields to maturity in varying prepayment scenarios.

The pre-tax yields to maturity set forth in the table corresponding to the Class X-A Certificates set forth on Annex E to this free writing prospectus were calculated by determining the monthly discount rates that, when applied to the assumed streams of cash flows to be paid on such Class of Certificates, would cause the discounted present value of such assumed stream of cash flows as of the Closing Date to equal the assumed aggregate purchase price plus accrued interest at the initial Pass-Through Rate for such Class of Certificates from and including December 1, 2014 to but excluding the Closing Date, and by converting such monthly rates to semi-annual corporate bond equivalent rates. Such calculation does not take into account shortfalls in the collection of interest due to prepayments (or other liquidations) of the

Mortgage Loans or the interest rates at which investors may be able to reinvest funds received by them as distributions on such Class of Certificates (and accordingly does not purport to reflect the return on any investment in such Class of Certificates when such reinvestment rates are considered).

Notwithstanding the assumed prepayment rates reflected in the table corresponding to the Class X-A Certificates set forth on Annex E to this free writing prospectus, it is highly unlikely that the Mortgage Loans will be prepaid according to one particular pattern. For this reason, and because the timing of cash flows is critical to determining yields, the pre-tax yield to maturity on such Class of Certificates is likely to differ from those shown in such table, even if all of the related Mortgage Loans prepay at the indicated CPR percentages over any given time period or over the entire life of the Certificates.

There can be no assurance that the Mortgage Loans will prepay in accordance with the Modeling Assumptions at any particular rate or that the yield to maturity on the Class X-A Certificates will conform to the yields described in this free writing prospectus. Investors are encouraged to make their investment decisions based on the determinations as to anticipated rates of prepayment under a variety of scenarios. Investors in the Class X-A Certificates should fully consider the risk that a rapid rate of prepayments on the related Mortgage Loans could result in the failure of such investors to fully recover their investments.

In addition, holders of any of the Class X-A Certificates generally have rights to relatively larger portions of interest payments on the related Mortgage Loans with higher Mortgage Rates; thus, the yield to maturity on such Class of Certificates will be materially and adversely affected if the Mortgage Loans with higher Mortgage Rates prepay faster than the Mortgage Loans with lower Mortgage Rates.

THE POOLING AND SERVICING AGREEMENT

General

The Certificates will be issued pursuant to the Pooling and Servicing Agreement, dated as of December 1, 2014 (the “Pooling and Servicing Agreement”), entered into by the Depositor, the Master Servicer, the Special Servicer, the Trustee, the Certificate Administrator and the Operating Advisor.

Reference is made to the prospectus for important information in addition to that set forth in this free writing prospectus regarding the terms of the Pooling and Servicing Agreement and the terms and conditions of the Offered Certificates. The Certificate Administrator will make an electronic copy of the Pooling and Servicing Agreement available to prospective or actual holders of Offered Certificates on its website.

Servicing of the Mortgage Loans and Serviced Loan Combinations; Collection of Payments

The Pooling and Servicing Agreement generally requires the Master Servicer (with respect to the Mortgage Loans (other than any Non-Serviced Mortgage Loan) and Serviced Loan Combinations that are not Specially Serviced Loans) and the Special Servicer (with respect to Specially Serviced Loans (other than any Non-Serviced Mortgage Loan) and REO Loans) (in each case, directly or through one or more sub-servicers) to diligently service and administer the applicable Mortgage Loans (other than any Non-Serviced Mortgage Loan, which will be serviced pursuant to separate servicing agreements), Serviced Loan Combinations, Specially Serviced Loans and REO Loans for which each is responsible, in the best interests of and for the benefit of the Certificateholders and, with respect to each applicable Serviced Loan Combination, for the benefit of the holders of the related Serviced Companion Loans (as a collective whole as if such Certificateholders and Serviced Companion Loan holders constituted a single lender (and with respect to any Serviced Loan Combination with a related Subordinate Companion Loan (if any), taking into account the subordinate nature of such Subordinate Companion Loan), as determined by the Master Servicer or the Special Servicer, as the case may be, in the exercise of its reasonable judgment) in accordance with applicable law, the terms of the Pooling and Servicing Agreement, the applicable Mortgage Loan Documents, the related intercreditor agreement, if any, and, to the extent consistent with the foregoing:

in accordance with the higher of the following standards of care:

1.
the same manner in which, and with the same care, skill, prudence and diligence with which such servicer services and administers similar mortgage loans for other third party portfolios, giving due consideration to the customary and usual standards of practice of prudent institutional commercial, multifamily and manufactured housing community mortgage loan servicers servicing their own mortgage loans with a view to the timely recovery of all payments of principal and interest under the applicable Mortgage Loans or Serviced Loan Combination or, in the case of Defaulted Mortgage Loans and defaulted Serviced Loan Combinations, the maximization of timely recovery of principal and interest on a net present value basis on the applicable Mortgage Loans or Serviced Loan Combinations, and the best interests of the Issuing Entity and the Certificateholders and, with respect to any applicable Serviced Loan Combinations, the holders of the related Serviced Companion Loans (as a collective whole as if such Certificateholders and Serviced Companion Loan holders constituted a single lender (and with respect to any Serviced Loan Combination with a related Subordinate Companion Loan (if any), taking into account the subordinate nature of such Subordinate Companion Loan), as determined by the Master Servicer or the Special Servicer, as the case may be, in its reasonable judgment), in all cases and at all times taking into account the costs to Certificateholders or Serviced Companion Loan holders of any Master Servicer or Special Servicer compensation; and

2.
the same care, skill, prudence and diligence with which such servicer services and administers commercial, multifamily and manufactured housing community mortgage loans owned, if any, by it with a view to the timely recovery of all payments of principal and interest under the applicable Mortgage Loans or Serviced Loan Combinations or, in the case of Defaulted Mortgage Loans and defaulted Serviced Loan Combinations, the maximization of timely recovery of principal and interest on a net present value basis on the applicable Mortgage Loans or Serviced Loan Combinations, and the best interests of the Issuing Entity and the Certificateholders and, with respect to any applicable Serviced Loan Combination, the holders of the related Serviced Companion Loans (as a collective whole as if such Certificateholders and Serviced Companion Loan holders constituted a single lender (and with respect to any Serviced Loan Combination with a related Subordinate Companion Loan (if any), taking into account the subordinate nature of such Subordinate Companion Loan), as determined by the Master Servicer or the Special Servicer, as the case may be, in its reasonable judgment), in all cases and at all times taking into account the costs to Certificateholders or Serviced Companion Loan holders of any Master Servicer or Special Servicer compensation;

but without regard to any potential conflict of interest arising from:

1.
any relationship that such servicer or any affiliate of it, may have with the related borrower, any Mortgage Loan Seller, any other party to the Pooling and Servicing Agreement or any affiliate of any of the foregoing;

2.	the ownership of any Certificate, any Companion Loan or any mezzanine loan related to a Mortgage Loan by such servicer or any affiliate of it;

3.	the Master Servicer’s obligation to make Advances;

4.	such servicer’s right to receive compensation for its services under the Pooling and Servicing Agreement or with respect to any particular transaction;

5.	the ownership, servicing or management for others of any other mortgage loans or mortgaged properties by such servicer or any affiliate of such servicer, as applicable;

6.	any debt that such servicer or any affiliate of such servicer, as applicable, has extended to any borrower or an affiliate of any borrower (including, without limitation, any mezzanine financing); and

7.
any obligation of the Master Servicer, or an affiliate thereof, to repurchase or substitute for a Mortgage Loan as Mortgage Loan Seller (if the Master Servicer or any affiliate thereof is a Mortgage Loan Seller) (the foregoing, collectively referred to as the “Servicing Standard”).

For descriptions of the servicing of the Non-Serviced Mortgage Loans, see “—Servicing of the Non-Serviced Mortgage Loans” below and “Description of the Mortgage Pool—Loan Combinations” in this free writing prospectus.

The Master Servicer and the Special Servicer are permitted, at their own expense, to employ subservicers, contractors, agents or attorneys in performing any of their respective obligations under the Pooling and Servicing Agreement, but will not thereby be relieved of any such obligation, and will be responsible for the acts and omissions of any such subservicers, agents or attorneys. Notwithstanding the foregoing, the Special Servicer will not be permitted to enter into any sub-servicing agreement which provides for the performance by third parties of any or all of its obligations under the Pooling and Servicing Agreement without, for so long as no Control Termination Event has occurred and is continuing, the consent of the Directing Holder, except to the extent necessary for the Special Servicer to comply with applicable regulatory requirements.

The Master Servicer may enter into an agreement with an affiliate of CCRE Lending that grants such affiliate the right to assume certain limited sub-servicing duties in the future with respect to the CCRE Strip Pool.

The Pooling and Servicing Agreement provides that neither the Master Servicer, the Special Servicer nor any of their respective affiliates, directors, officers, employees, members, managers or agents will have any liability to the Issuing Entity or the Certificateholders for taking any action or refraining from taking any action in good faith pursuant to the Pooling and Servicing Agreement, or for errors in judgment. The foregoing provision would not protect either of the Master Servicer or the Special Servicer against any breach of its representations or warranties in the Pooling and Servicing Agreement or any liability by reason of willful misconduct, bad faith, fraud or negligence (or by reason of any specific liability imposed under the Pooling and Servicing Agreement for a breach of the Servicing Standard) in the performance of its duties or by reason of its negligent disregard of obligations or duties under the Pooling and Servicing Agreement.

The Pooling and Servicing Agreement requires the Master Servicer or the Special Servicer, as applicable, to make reasonable efforts to collect all payments called for under the terms and provisions of the Mortgage Loans (other than any Non-Serviced Mortgage Loan) and the Serviced Companion Loans and to follow the Servicing Standard with respect to such collection procedures. Consistent with the above, the Master Servicer or the Special Servicer may, in its discretion, waive any late payment fee or default interest in connection with any delinquent Monthly Payment or balloon payment with respect to any Mortgage Loan or Serviced Companion Loan it is servicing.

All net present value calculations and determinations made under the Pooling and Servicing Agreement with respect to any Mortgage Loan, Mortgaged Property or REO Property (including for purposes of the definition of “Servicing Standard” set forth above) will be made in accordance with the Mortgage Loan Documents or, in the event the Mortgage Loan Documents are silent, by using a discount rate appropriate for the type of cash flows being discounted; namely (i) for principal and interest payments on the Mortgage Loan or Serviced Companion Loan or sale of a Defaulted Mortgage Loan, the higher of (1) the rate determined by the Master Servicer or Special Servicer, as applicable, that approximates the market rate that would be obtainable by the borrowers on similar non-defaulted debt of the borrowers as of such date of determination, (2) the Mortgage Rate and (3) the yield on 10-year U.S. treasuries as of such date of determination and (ii) for all other cash flows, including property cash flow, the “discount rate” set forth in the most recent appraisal (or Updated Appraisal).

Notwithstanding anything in the Pooling and Servicing Agreement or in any Intercreditor Agreement to the contrary, no direction or objection by the holder of a Serviced Companion Loan may require or cause the Master Servicer or the Special Servicer, as applicable, to violate any provision of any Mortgage Loan, applicable law, the Pooling and Servicing Agreement, any Intercreditor Agreement or the REMIC provisions, including without limitation the Master Servicer’s or Special Servicer’s obligation to act in accordance with the Servicing Standard, or expose the Master Servicer, the Special Servicer, the Depositor, the Paying Agent, the Trust Fund, a Mortgage Loan Seller, the Operating Advisor, the Certificate Administrator or the Trustee to liability, or materially expand the scope of the Master Servicer’s or Special Servicer’s responsibilities under the Pooling and Servicing Agreement.

The Directing Holder

For so long as no Control Termination Event has occurred and is continuing, the Directing Holder will be entitled to advise (1) the Special Servicer, with respect to all Specially Serviced Loans, (2) the Special Servicer, with respect to non-Specially Serviced Loans, as to all matters for which the Master Servicer must obtain the consent or deemed consent of the Special Servicer, and (3) the Special Servicer, with respect to all Mortgage Loans for which an extension of maturity is being considered by the Special Servicer or by the Master Servicer, subject to consent or deemed consent of the Special Servicer.

Neither the Master Servicer nor the Special Servicer will be required to take or to refrain from taking any action pursuant to instructions from the Directing Holder or any Companion Loan holder, or due to any failure to approve an action by the Directing Holder or any Companion Loan holder, or due to an objection by the Directing Holder or any Companion Loan holder that would (1) cause either the Master Servicer or the Special Servicer to violate applicable law, the related Mortgage Loan Documents, the Pooling and Servicing Agreement (including the Servicing Standard), any related Intercreditor Agreements or the REMIC provisions of the Code, (2) expose the Master Servicer, the Special Servicer, the Depositor, the Paying Agent, the Issuing Entity, the Operating Advisor, the Certificate Administrator, the Custodian, the Trustee or a Mortgage Loan Seller or their respective affiliates to any claim, suit or liability, or (3) materially expand the scope of the Master Servicer or Special Servicer’s responsibilities under the Pooling and Servicing Agreement or cause the Master Servicer or the Special Servicer to act or fail to act, in a manner that is not in the best interests of the Certificateholders.

Except as otherwise described in the succeeding paragraphs below, (a) the Master Servicer will not be permitted to take any of the following actions unless it has obtained the consent of the Special Servicer and (b) for so long as no Control Termination Event has occurred and is continuing, the Special Servicer will not be permitted to consent to the Master Servicer’s taking any of the following actions, nor will the Special Servicer itself be permitted to take any of the following actions, as to which the Directing Holder has objected in writing within ten (or thirty with respect to clause (j) below) business days after receipt of the written recommendation and analysis (provided that if such written objection has not been received by the Special Servicer within the ten-day (or thirty-day) period, the Directing Holder will be deemed to have approved such action) (each of the following, a “Major Decision”):

(a)         any proposed or actual foreclosure upon or comparable conversion (which may include acquisitions of an REO Property) of the ownership of properties securing such of the Mortgage Loans or Serviced Loan Combination as come into and continue in default;

(b)         any modification, consent to a modification or waiver of any monetary term (other than late payment charges or Default Interest) or material non-monetary term (including, without limitation, the timing of payments and acceptance of discounted payoffs) of a Mortgage Loan or Serviced Loan Combination or any extension of the maturity date of any Mortgage Loan or Serviced Loan Combination;

(c)         any sale of a Defaulted Mortgage Loan (that is not a Non-Serviced Mortgage Loan), an REO Property (in each case, other than in connection with the termination of the Issuing Entity as described under “The Pooling and Servicing Agreement—Optional Termination” in this free writing prospectus) or a Defaulted Mortgage Loan that is a Non-Serviced Mortgage

Loan that the Special Servicer is permitted to sell in accordance with the Pooling and Servicing Agreement, in each case for less than the applicable Repurchase Price;

(d)         any determination to bring an REO Property into compliance with applicable environmental laws or to otherwise address hazardous material located at an REO Property;

(e)         any release of collateral or any acceptance of substitute or additional collateral for a Mortgage Loan or Serviced Loan Combination or any consent to either of the foregoing, other than as required pursuant to the specific terms of the related Mortgage Loan or Serviced Loan Combination and for which there is no material lender discretion;

(f)          any waiver of a “due-on-sale” or “due-on-encumbrance” clause with respect to a Mortgage Loan or Serviced Loan Combination or any consent to such a waiver or consent to a transfer of the Mortgaged Property or interests in the borrower or consent to the incurrence of additional debt, other than any such transfer or incurrence of debt as may be effected without the consent of the lender under the related loan agreement;

(g)         any property management company changes for which the lender is required to consent or approve under the Mortgage Loan Documents (with respect to a Mortgage Loan or Serviced Loan Combination (i) with a Stated Principal Balance greater than $2,500,000 or (ii) where the successor property manager is affiliated with the borrower) or franchise changes for which the lender is required to consent or approve under the Mortgage Loan Documents (with respect to any Mortgage Loan or Serviced Loan Combination);

(h)         releases of any escrow accounts, reserve accounts or letters of credit held as performance escrows or reserves, other than those required pursuant to the specific terms of the related Mortgage Loan or Serviced Loan Combination and for which there is no material lender discretion;

(i)          any acceptance of an assumption agreement releasing a borrower from liability under a Mortgage Loan or Serviced Loan Combination other than pursuant to the specific terms of such Mortgage Loan or Serviced Loan Combination and for which there is no lender discretion;

(j)          any determination of an Acceptable Insurance Default;

(k)         the determination of the Special Servicer pursuant to clause (iii) or clause (vii) of the definition of “Specially Serviced Loan”;

(l)          any acceleration of a Mortgage Loan or Serviced Loan Combination following a default or an event of default with respect to a Mortgage Loan or Serviced Loan Combination, any initiation of judicial, bankruptcy or similar proceedings under the related Mortgage Loan Documents or with respect to the related mortgagor or Mortgaged Property; and

(m)        any modification, waiver or amendment of an intercreditor agreement, co-lender agreement, participation agreement or similar agreement with any mezzanine lender, holder of a Companion Loan or other subordinate debt holder related to a Mortgage Loan or Serviced Loan Combination, or an action to enforce rights with respect thereto, in each case, in a manner that materially and adversely affects the holders of the Control Eligible Certificates;

provided, further, that if the Master Servicer or the Special Servicer determines that immediate action is necessary to protect the interests of the Certificateholders and, with respect to any applicable Serviced Loan Combination, the holders of any related Serviced Companion Loan (as a collective whole as if such Certificateholders and Serviced Companion Loan holders constituted a single lender) and the Special Servicer has made a reasonable effort to contact the Directing Holder, the Master Servicer or the Special

Servicer, as the case may be, may take any such action without waiting for the Directing Holder’s response.

In the case of any Loan Combination, so long as the related Companion Loan Holder is the Directing Holder with respect to the Loan Combination, such Companion Loan Holder may have consent rights with respect to certain servicing matters set forth under “Description of the Mortgage Pool—Loan Combinations” in this free writing prospectus.

For the avoidance of any doubt, the Master Servicer and the Special Servicer (each in such capacity) may not make or be obligated to make any Major Decisions with respect to any Non-Serviced Mortgage Loans and the Controlling Class Representative will have no consent rights regarding Major Decisions with respect to any Non-Serviced Mortgage Loans under the Pooling and Servicing Agreement.

If a Control Termination Event has occurred and is continuing, but for so long as no Consultation Termination Event has occurred and is continuing, the Special Servicer will not be required to obtain the consent of the Directing Holder for any of the foregoing actions but will be required to consult with the Directing Holder in connection with any Major Decision (or any other matter for which the consent of the Directing Holder would have been required or for which the Directing Holder would have the right to direct the Master Servicer or the Special Servicer if no Control Termination Event had occurred and was continuing) and to consider alternative actions recommended by the Directing Holder. Such consultation will not be binding on the Special Servicer.

With respect to each Mortgage Loan, if a Control Termination Event has occurred and is continuing (and without regard to the occurrence and continuance of a Consultation Termination Event), the Special Servicer will be required to consult with the Operating Advisor in connection with any Major Decision and to consider alternative actions recommended by the Operating Advisor. Such consultation will not be binding on the Special Servicer.

With respect to each Non-Serviced Loan Combination, the Controlling Class Representative will have certain non-binding consultation rights with respect to the servicing of such Non-Serviced Loan Combination as provided in the related Intercreditor Agreement and described under “Description of the Mortgage Pool—Loan Combinations” in this free writing prospectus. With respect to each Serviced Loan Combination, the related Non-Controlling Note Holders will have certain non-binding consultation rights with respect to the servicing of the related Serviced Loan Combination as provided in the related Intercreditor Agreement and described under “Description of the Mortgage Pool—Loan Combinations” in this free writing prospectus.

The “Directing Holder” means with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Loan Combination, the Controlling Class Representative.

The initial Directing Holder for the Mortgage Loans (other than any Non-Serviced Mortgage Loans) and Serviced Loan Combinations is expected to be the B-Piece Buyer. The Directing Holder will be responsible for its own expenses.

“Loan-Specific Directing Holder” means, with respect to any Serviced Loan Combination, the “Controlling Holder”, the “Directing Holder”, “Directing Lender” or any analogous concept under the related Intercreditor Agreement.

“Non-Controlling Note Holder” means, the holder of a non-controlling note for any Loan Combination, as the context may require, if any.

At any time more than 50% of the Percentage Interest of the Controlling Class Certificateholders direct the Certificate Administrator in writing to hold an election for a Controlling Class Representative, the Certificate Administrator is required to hold such election as soon as practicable at the expense of such requesting Certificateholders.

The “Controlling Class Representative” is the Controlling Class Certificateholder (or a representative thereof) selected by more than 50% of the Controlling Class Certificateholders, by Certificate Balance, as determined by the Certificate Registrar from time to time; provided, however, that (i) absent that selection, or (ii) until a Controlling Class Representative is so selected or (iii) upon receipt of a written notice from a majority of the Controlling Class Certificateholders, by Certificate Balance, that a Controlling Class Representative is no longer designated, then the Controlling Class Certificateholder that owns the largest aggregate Certificate Balance of the Controlling Class will be the Controlling Class Representative.

The initial Controlling Class Representative will be the B-Piece Buyer, and the Certificate Registrar and the other parties to the Pooling and Servicing Agreement will be entitled to assume that entity or any successor Controlling Class Representative selected thereby and notified to the Certificate Registrar in writing is the Controlling Class Representative on behalf of the B-Piece Buyer, as holder (or beneficial owner) of at least a majority of the applicable Class of Control Eligible Certificates, until the Certificate Registrar receives (a) notice of a replacement Controlling Class Representative from a majority of the Controlling Class Certificateholders by Certificate Balance or (b) notice that the B-Piece Buyer is no longer the holder (or beneficial owner) of a majority of the applicable Class of Control Eligible Certificates due to a transfer of those Certificates (or a beneficial ownership interest in those Certificates). In the event of clause (b) above, if no successor Controlling Class Representative is then identified to the Certificate Registrar and the other parties to the Pooling and Servicing Agreement, then there will be deemed to be no Controlling Class Representative for purposes of the Pooling and Servicing Agreement until such time as the Certificate Registrar and the other parties to the Pooling and Servicing Agreement receive notice of a successor Controlling Class Representative.

A “Controlling Class Certificateholder” is each holder (or beneficial owner, if applicable) of a Certificate of the Controlling Class as determined by the Certificate Registrar to the Certificate Administrator from time to time.

The “Controlling Class” will be as of any time of determination the most subordinate class of Control Eligible Certificates then outstanding that has an aggregate Certificate Balance, as notionally reduced by any Appraisal Reduction Amounts allocable to such class, at least equal to 25% of the initial Certificate Balance of that Class or if no class of Control Eligible Certificates meets the preceding requirement, the Class E Certificates. The Controlling Class as of the Closing Date will be the Class G Certificates.

A “Consultation Termination Event” will occur under the following circumstances, with respect to any Mortgage Loan or Serviced Loan Combination at any date on which (i) no Class of Control Eligible Certificates exists that has a Certificate Balance that is at least equal to 25% of the initial Certificate Balance of that Class or (ii) such Consultation Termination Event is deemed to occur as described below.

If a Consultation Termination Event has occurred and is continuing, the Directing Holder will have no consultation or consent rights under the Pooling and Servicing Agreement and will have no right to receive any notices, reports or information (other than notices, reports or information required to be delivered to all Certificateholders) or any other rights as Directing Holder. However, the Directing Holder will maintain the right to exercise its Voting Rights for the same purposes as any other Certificateholder under the Pooling and Servicing Agreement.

The Master Servicer, Special Servicer, Certificate Administrator, Operating Advisor or Trustee may request that the Certificate Registrar determine which Class of Certificates is the then-current Controlling Class and the Certificate Registrar must thereafter provide such information to the requesting party. The Master Servicer, Special Servicer, Trustee or Operating Advisor may also request that the Certificate Administrator provide, and the Certificate Administrator must so provide (1) to the extent reasonably available, a list of the holders (or beneficial owners, if applicable) of the Controlling Class and (2) confirmation as to whether a Control Termination Event or Consultation Termination Event has occurred in the 12 months preceding any such request or any other period specified in such request. Any expenses incurred in connection with obtaining the information described in clause (1) above will be at the expense of the requesting party, except that if (i) such expenses arise in connection with an event as to which the Directing Holder (or Controlling Class Representative) has review, consent or consultation rights with respect to an action taken by, or report prepared by, the requesting party pursuant to the Pooling and Servicing Agreement and (ii) the requesting party has not been notified of the identity of the Directing Holder (or Controlling Class Representative) or reasonably believes that the identity of the Directing Holder (or Controlling Class Representative) has changed, then such expenses will be at the expense of the Issuing Entity. The Master Servicer, Special Servicer, the Trustee and the Operating Advisor may each rely on any such list so provided.

The Certificate Administrator, and the other parties to the Pooling and Servicing Agreement, will be entitled to assume that the identity of the Directing Holder has not changed absent notice of a replacement of the Directing Holder by a majority of the Controlling Class, or the resignation of the then current Directing Holder.

The “Control Eligible Certificates” will be any of the Class E, Class F, Class G and Class H Certificates.

A “Control Termination Event” will occur under the following circumstances, with respect to any Mortgage Loan or Serviced Loan Combination at any date on which (i) no Class of Control Eligible Certificates exists that has a Certificate Balance (as notionally reduced by any Appraisal Reduction Amounts allocable to such class) that is at least equal to 25% of the initial Certificate Balance of that Class or (ii) such Control Termination Event is deemed to occur as described below.

If a Control Termination Event has occurred and is continuing, the Directing Holder will have no right to consent to any action taken or not taken by any party to the Pooling and Servicing Agreement, but if no Consultation Termination Event has occurred and is continuing, the Directing Holder will remain entitled to receive any notices, reports or information to which it is entitled pursuant to the Pooling and Servicing Agreement, and the Master Servicer, Special Servicer and any other applicable party will be required to consult with the Directing Holder in connection with any action to be taken or refrained from taking to the extent set forth in the Pooling and Servicing Agreement.

The Directing Holder has certain rights to remove and replace the Special Servicer as described under “The Servicers—Replacement of the Special Servicer” in this free writing prospectus.

Notwithstanding anything to the contrary described in this free writing prospectus, at any time when the Class E certificates are the Controlling Class, the holder of more than 50% of the Class E Certificates, by Certificate Balance, may waive its right to act as, or appoint a representative to act as, the Controlling Class Representative and to exercise any of the rights of the Controlling Class Representative or cause the exercise of any of the rights of the Controlling Class Representative, by irrevocable written notice delivered to the Depositor, Certificate Administrator, Trustee, Master Servicer, Special Servicer and Operating Advisor. Any such waiver will remain effective with respect to such Holder and the Class E Certificates until such time as that Certificateholder has (i) sold a majority of the Class E Certificates (by Certificate Balance) to an unaffiliated third party and (ii) certified to the Depositor, Certificate Administrator, Trustee, Master Servicer, Special Servicer and Operating Advisor that (a) the transferor retains no direct or indirect voting rights with respect to the Class E Certificates that it does not own, (b) there is no voting agreement between the transferee and the transferor and (c) the transferor retains no direct or indirect controlling interest in the Class E Certificates. During such waiver period a Control Termination Event and Consultation Termination Event will be deemed to exist and the rights of the Controlling Class to appoint a Controlling Class Representative and the rights of the Controlling Class Representative will not be operative (notwithstanding whether a Control Termination Event or a Consultation Termination Event is or would otherwise then be in effect). Following any transfer of more than 50% of the Class E Certificates, the successor holder of more than 50% of the Class E Certificates, if the Class E Certificates are the Controlling Class, by Certificate Balance, will again have the rights to act as, or appoint a representative to act as, the Controlling Class Representative or to exercise any of the rights of the Controlling Class Representative without regard to any prior waiver by the predecessor Certificateholder. The successor Certificateholder will also have the right to irrevocably waive its right to act as or appoint a Controlling Class Representative or cause the exercise of any of the rights of the Controlling Class Representative. No successor Certificateholder described above will have any consent rights with respect to any Mortgage Loan that became a Specially Serviced Loan prior to its acquisition of a majority of the Class E Certificates if such Mortgage Loan had not also become a Corrected Mortgage Loan prior to such acquisition unless and until such Mortgage Loan becomes a Corrected Mortgage Loan.

Each Certificateholder and beneficial owner of a Control Eligible Certificate is deemed to have agreed by virtue of its purchase of such Certificate (or beneficial ownership interest in such Certificate) to provide its name and address to the Certificate Registrar and to notify the Certificate Registrar of the transfer of any Control Eligible Certificate (or the beneficial ownership of any Control Eligible Certificate), the selection of a Controlling Class Representative or the resignation or removal of a Controlling Class Representative. Any such Certificateholder (or beneficial owner) or its designee at any time appointed Controlling Class Representative is deemed to have agreed by virtue of its purchase of a Control Eligible Certificate (or the beneficial ownership interest in a Control Eligible Certificate) to notify the Certificate Registrar when such Certificateholder (or beneficial owner) or designee is appointed Controlling Class Representative and when it is removed or resigns. Upon receipt of such notice, the Certificate Registrar will be required to notify the Special Servicer, the Master Servicer, the Certificate Administrator and the Trustee of the identity of the Controlling Class Representative, any resignation or removal of the Controlling Class Representative and/or any new holder or beneficial owner of a Control Eligible Certificate.

Limitation on Liability of Directing Holder

The Directing Holder will not be liable to the Issuing Entity, any party to the Pooling and Servicing Agreement, the Certificateholders or any other person for any action taken, or for refraining from the taking of any action or for errors in judgment. However, the Directing Holder will not be protected against any liability to the Controlling Class Certificateholders that would otherwise be imposed by reason of willful misfeasance, or bad faith or negligence in the performance of duties or by reason of reckless disregard of obligations or duties.

Each Certificateholder acknowledges and agrees, by its acceptance of its Certificates, that the Directing Holder:

(a)	may have special relationships and interests that conflict with those of holders of one or more Classes of Certificates or Companion Loan noteholders;

(b)	may act solely in the interests of the holders of the Controlling Class (or in the case of a Loan Combination, the holders of any related Companion Loan);

(c)	does not have any liability or duties to the holders of any Class of Certificates (other than the Controlling Class);

(d)
may take actions that favor the interests of one or more Classes of the Certificates including the Holders of the Controlling Class (or, in the case of a Loan Combination, one or more Companion Loan noteholders) over the interests of the Holders of one or more Classes of Certificates and other Companion Loan noteholders; and

(e)
will have no liability whatsoever to any Certificateholder (other than to a Controlling Class Certificateholder, to the extent the Controlling Class Representative is the Directing Holder), the Issuing Entity or any Companion Loan noteholder, any party to the Pooling and Servicing Agreement or any other person (including any borrower under a Mortgage Loan) for having so acted as set forth in clauses (a) through (d) above, and no Certificateholder or Companion Loan noteholder may take any action whatsoever against the Directing Holder or any director, officer, employee, agent or principal thereof for having so acted.

The taking of, or refraining from taking, any action by the Master Servicer or the Special Servicer in accordance with the direction of or approval of the Directing Holder, which does not violate any law or the Servicing Standard or the provisions of the Pooling and Servicing Agreement or any intercreditor agreements, will not result in any liability on the part of the Master Servicer or the Special Servicer.

The Operating Advisor

General

The Operating Advisor will act solely as a contracting party to the extent described in this free writing prospectus and as set forth under the Pooling and Servicing Agreement, will have no fiduciary duty, will have no other duty except with respect to its specific obligations under the Pooling and Servicing Agreement, and will have no duty or liability to any particular Class of Certificates or any Certificateholder. The Operating Advisor will not be charged with changing the outcome on any particular Specially Serviced Loan. By purchasing a Certificate, Certificateholders acknowledge and agree that there could be multiple strategies to resolve any Specially Serviced Loan and that the goal of the Operating Advisor’s participation is to provide additional oversight relating to the Special Servicer’s compliance with the Servicing Standard in making its determinations as to which strategy to execute. Potential investors should note that the Operating Advisor is not an “advisor” for any purpose other than as specifically set forth in the Pooling and Servicing Agreement and is not an advisor to any person, including without limitation any Certificateholder. The duties of the Operating Advisor will terminate, without cost or expense to the Operating Advisor, (1) if there are no Classes of Certificates outstanding other than the Control Eligible Certificates, the Class X-D Certificates, the Class X-E Certificates, the Class V Certificates, the Class R Certificates and the Class LR Certificates, or (2) upon termination of the Issuing Entity. See “Risk Factors—Risks Related to the Offered Certificates—Risks Relating to Lack of Certificateholder Control over the Issuing Entity” in this free writing prospectus.

Role of Operating Advisor While No Control Termination Event Has Occurred and Is Continuing

With respect to each Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Loan Combination, unless a Control Termination Event has occurred and is continuing, the Operating Advisor’s obligations will be limited to the following, and generally will not involve an assessment of specific actions of the Special Servicer:

(a)       promptly reviewing information available to Privileged Persons on the Certificate Administrator’s website that is relevant to the Operating Advisor’s obligations under the Pooling and Servicing Agreement;

(b)       promptly reviewing each Final Asset Status Report; and

(c)       reviewing any Appraisal Reduction Amount and net present value calculations used in the Special Servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Loan (after they have been finalized); however, the Operating Advisor may not opine on, or otherwise call into question, such Appraisal Reduction Amount calculations and/or net present value calculations (except that if the Operating Advisor discovers a mathematical error contained in such calculations, then the Operating Advisor will be required to notify the Special Servicer and the Controlling Class Representative of such error).

Prior to a Control Termination Event, the Operating Advisor will have no specific involvement with respect to collateral substitutions, assignments, workouts, modifications, consents, waivers, insurance policies, borrower substitutions, lease changes and other similar actions that the Special Servicer may perform under the Pooling and Servicing Agreement and will have no obligations with respect to any Non-Serviced Mortgage Loan.

Role of Operating Advisor While a Control Termination Event Has Occurred and Is Continuing

With respect to each Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Loan Combination, while a Control Termination Event has occurred and is continuing, the Operating Advisor’s obligations will consist of the following:

(a)       the Operating Advisor will be required to consult (on a non-binding basis) with the Special Servicer in accordance with the Operating Advisor Standard with respect to Major Decisions as described under “—The Directing Holder” and “—Special Servicing—Asset Status Report” in this free writing prospectus;

(b)       the Operating Advisor will be required in connection with the preparation of the Operating Advisor’s annual report to generally review the Special Servicer’s operational practices on a platform-level basis in respect of Specially Serviced Loans in order to formulate an opinion as to whether or not those operational practices generally satisfy the Servicing Standard with respect to the resolution and/or liquidation of the Specially Serviced Loans, each in accordance with the Operating Advisor Standard, as described under “—Annual Report” below;

(c)       the Operating Advisor will be required to promptly recalculate and verify the accuracy of the mathematical calculations and the corresponding application of the non-discretionary portion of the applicable formulas required to be utilized in connection with: (1) any Appraisal Reduction Amount or (2) net present value calculations used in the Special Servicer’s determination of what course of action to take in connection with the workout or liquidation of a Specially Serviced Loan prior to utilization by the Special Servicer. In connection with the foregoing,

(i)        after the calculation but prior to the utilization by the Special Servicer, the Special Servicer will be required to deliver the foregoing calculations together with information and support materials (including such additional information reasonably requested by the Operating Advisor to confirm the mathematical accuracy of such calculations, but not including any Privileged Information) to the Operating Advisor;

(ii)        if the Operating Advisor does not agree with the mathematical calculations or the application of the applicable non-discretionary portions of the formula required to be utilized for such calculation, the Operating Advisor and Special Servicer will be required to consult with each other in order to resolve any inaccuracy in the mathematical calculations or the application of the non-discretionary portions of the related formula in arriving at those mathematical calculations or any disagreement; and

(iii)       if the Operating Advisor and Special Servicer are not able to resolve such matters, the Operating Advisor will be required to promptly notify the Certificate Administrator and the Certificate Administrator will be required to examine the calculations and supporting materials provided by the Special Servicer and the Operating Advisor and determine which calculation is to apply; and

(d)       the Operating Advisor will be required to prepare an annual report (if any Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Loan Combination was a Specially Serviced Loan during the prior calendar year) to be provided to the Trustee, the Master Servicer, the Rating Agencies, the Certificate Administrator (and made available through the Certificate Administrator’s website) and the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website), as described below.

The Operating Advisor will be required to keep all Privileged Information confidential and may not disclose such Privileged Information to any person (including Certificateholders other than the Controlling Class Representative), other than (1) to the extent expressly required by the Pooling and Servicing Agreement, to the other parties to the Pooling and Servicing Agreement with a notice indicating that such information is Privileged Information or (2) pursuant to a Privileged Information Exception. Each party to the Pooling and Servicing Agreement that received Privileged Information from the Operating Advisor with a notice stating that such information is Privileged Information may not disclose such Privileged Information to any person without the prior written consent of the Special Servicer, the Controlling Class Representative and the Directing Holder other than pursuant to a Privileged Information Exception.

The ability to perform the duties of the Operating Advisor and the quality and the depth of any annual report will be dependent upon the timely receipt of information required to be delivered to the Operating Advisor and the accuracy and the completeness of such information. It is possible that the lack of access to Privileged Information may limit or prohibit the Operating Advisor from performing its duties under the Pooling and Servicing Agreement in which case any annual report will describe any resulting limitations or prohibitions and the Operating Advisor will not be subject to liability arising from its lack of access to Privileged Information.

The “Operating Advisor Standard” means the Operating Advisor is required to act solely on behalf of the Issuing Entity and in the best interest of, and for the benefit of, the Certificateholders and, with respect to any Serviced Loan Combination, for the benefit of the holders of the related Companion Loan (as a collective whole as if such Certificateholders and Companion Loan holders constituted a single lender (and with respect to any Serviced Loan Combination with a related Subordinate Companion Loan, taking into account the subordinate nature of such Subordinate Companion Loan)), and not to any particular Class of Certificateholders (as determined by the Operating Advisor in the exercise of its good faith and reasonable judgment).

“Privileged Information” means (i) any correspondence or other communications between the Directing Holder and the Special Servicer related to any Specially Serviced Loan or the exercise of the consent or consultation rights of a Directing Holder under the Pooling and Servicing Agreement or any related intercreditor agreement, (ii) any strategically sensitive information that the Special Servicer has reasonably determined could compromise the Issuing Entity’s position in any ongoing or future negotiations with the related borrower or other interested party, and (iii) information subject to attorney-client privilege.

“Privileged Information Exception” means, with respect to any Privileged Information, at any time (a) such Privileged Information becomes generally available and known to the public other than as a result of a disclosure directly or indirectly by the party restricted from disclosing such Privileged Information (the “Restricted Party”), (b) it is reasonable and necessary for the Restricted Party to disclose such Privileged Information in working with legal counsel, auditors, taxing authorities or other governmental agencies, (c) such Privileged Information was already known to such Restricted Party and not otherwise subject to a confidentiality obligation and/or (d) the Restricted Party is (in the case of the Operating Advisor, as evidenced by an opinion of counsel delivered to each of the Special Servicer, the Directing Holder with respect to such Mortgage Loan, the Certificate Administrator and the Trustee), required by law to disclose such information.

A “Final Asset Status Report” with respect to any Specially Serviced Loan, means each related Asset Status Report, together with such other data or supporting information provided by the Special Servicer to the Directing Holder, which does not include any communication (other than the related Asset Status Report) between the Special Servicer and the Directing Holder with respect to such Specially Serviced Loan; provided that no Asset Status Report will be considered to be a Final Asset Status Report unless, if no Control Termination Event has occurred and is continuing, the Directing Holder has either finally approved of and consented to the actions proposed to be taken in connection therewith, or has exhausted all of its rights of approval or consent in respect of such action, or has been deemed to approve or consent to such action or the Asset Status Report is otherwise implemented by the Special Servicer in accordance with the terms of the Pooling and Servicing Agreement.

Annual Report

With respect to each Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Loan Combination, if a Control Termination Event has occurred and is continuing, based on the Operating Advisor’s review of any annual compliance statement, Assessment of Compliance (as defined in the prospectus), Attestation Report (as defined in the prospectus), Asset Status Report and other information (other than any communications between the Directing Holder and the Special Servicer that would be Privileged Information) delivered to the Operating Advisor by the Special Servicer, the Operating Advisor (if any Mortgage Loans (other than any Non-Serviced Mortgage Loans) or any Serviced Loan Combination were Specially Serviced Loans during the prior calendar year) will prepare an annual report to be provided to the Master Servicer, the Trustee, the Rating Agencies, the Certificate Administrator (and made available through the Certificate Administrator’s website), the holders of any related Serviced Companion Loan (if applicable) and the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website) setting forth its assessment of the Special Servicer’s performance of its duties under the Pooling and Servicing Agreement on a platform-level basis with respect to the resolution and liquidation of Specially Serviced Loans during the prior calendar year. Only as used in connection with the Operating Advisor’s annual report, the term “platform-level basis” refers to the Special Servicer’s performance of its duties as they relate to the resolution and liquidation of Specially Serviced Loans, taking into account the Special Servicer’s specific duties under the Pooling and Servicing Agreement as well as the extent to which those duties were performed in accordance with the Servicing Standard, with reasonable consideration by the Operating Advisor of any annual compliance statement, Assessment of Compliance, Attestation Report, Asset Status Report and other information (other than any communications between the Directing Holder and the Special Servicer that would be Privileged Information) delivered to the Operating Advisor by the Special Servicer pursuant to the Pooling and Servicing Agreement. No annual report will be required from the Operating Advisor with respect to the Special Servicer if during the prior calendar year, no Asset Status Report was prepared by the Special Servicer in connection with a Specially Serviced Loan or REO Property. In the event the Special Servicer is replaced during the prior calendar year, the Operating Advisor’s annual report will only relate to the entity that was acting as a Special Servicer as of December 31 in the prior calendar year and is continuing in such capacity through the date of such annual report.

The Special Servicer and the Directing Holder (for so long as no Consultation Termination Event has occurred and is continuing), must be given an opportunity to review any annual report produced by the Operating Advisor at least 5 business days prior to its delivery to the Trustee and the Certificate Administrator; provided, that the Operating Advisor will have no obligation to consider any comments to such annual report that are provided by the Special Servicer or Directing Holder, as applicable.

In each such annual report, the Operating Advisor, based on its review conducted in accordance with the Pooling and Servicing Agreement, will identify any material deviations (i) from the Servicing Standard and (ii) from the Special Servicer’s obligations under the Pooling and Servicing Agreement with respect to the resolution and liquidation of Specially Serviced Loans. Each annual report will be required to comply with the confidentiality requirements described in this free writing prospectus regarding Privileged Information and as otherwise set forth in the Pooling and Servicing Agreement.

Replacement of the Special Servicer

With respect to each Mortgage Loan (other than any Non-Serviced Mortgage Loan) or Serviced Loan Combination, after the occurrence of a Consultation Termination Event, if the Operating Advisor determines that the Special Servicer is not performing its duties as required under the Pooling and Servicing Agreement or is otherwise not acting in accordance with the Servicing Standard, the Operating Advisor may recommend the replacement of the Special Servicer in the manner described in “The Servicers—Replacement of the Special Servicer” in this free writing prospectus.

Termination of the Operating Advisor For Cause

The following constitute Operating Advisor termination events under the Pooling and Servicing Agreement (each, an “Operating Advisor Termination Event”), whether any such event is voluntary or involuntary or is effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body:

(a)       any failure by the Operating Advisor to observe or perform in any material respect any of its covenants or agreements or the material breach of its representations or warranties under the Pooling and Servicing Agreement, which failure continues unremedied for a period of 30 days after the date on which written notice of such failure is given to the Operating Advisor by any party to the Pooling and Servicing Agreement or to the Operating Advisor, the Certificate Administrator and the Trustee by the holders of Certificates having greater than 25% of the aggregate Voting Rights; provided, that with respect to any such failure which is not curable within such 30-day period, the Operating Advisor will have an additional cure period of 30 days to effect such cure so long as it has commenced to cure such failure within the initial 30-day period and has provided the Trustee and the Certificate Administrator with an officer’s certificate certifying that it has diligently pursued, and is continuing to pursue, such cure;

(b)       any failure by the Operating Advisor to perform in accordance with the Operating Advisor Standard which failure continues unremedied for a period of 30 days;

(c)       any failure by the Operating Advisor to be an Eligible Operating Advisor, which failure continues unremedied for a period of 30 days;

(d)       a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law for the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Operating Advisor, and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days;

(e)       the Operating Advisor consents to the appointment of a conservator or receiver or liquidator or liquidation committee in any insolvency, readjustment of debt, marshaling of assets and liabilities, voluntary liquidation, or similar proceedings of or relating to the Operating Advisor or of or relating to all or substantially all of its property; or

(f)        the Operating Advisor admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations.

Upon receipt by the Certificate Administrator of notice of the occurrence of any Operating Advisor Termination Event, the Certificate Administrator will be required to promptly provide written notice to all Certificateholders electronically by posting such notice on its internet website and by mail, unless such Operating Advisor Termination Event has been remedied.

“Eligible Operating Advisor” means an institution (i) that is the special servicer or operating advisor on a commercial mortgage-backed securities transaction rated by DBRS, Inc. (“DBRS”), Fitch Ratings, Inc. (“Fitch”), Kroll Bond Rating Agency, Inc. (“KBRA”), Moody’s Investors Service, Inc. (“Moody’s”), Morningstar Credit Ratings, LLC (“Morningstar”) or Standard & Poor’s Ratings Services (“S&P”), (including, in the case of Pentalpha Surveillance, this transaction) but has not been special servicer on a transaction for which DBRS, KBRA, Fitch, Moody’s, Morningstar or S&P has qualified, downgraded or withdrawn its rating or ratings of, one or more class of certificates for such transaction citing servicing concerns with the special servicer as the sole or material factor in such rating action, (ii) that can and will make the representations and warranties set forth in the Pooling and Servicing Agreement, (iii) that is not the Depositor, the Master Servicer, the Special Servicer, a Sponsor, a Mortgage Loan Seller, the Controlling Class Representative, the Directing Holder, a depositor, servicer or special servicer with respect to the securitization of a Companion Loan, or an affiliate of the Depositor, the Master Servicer, the Special Servicer, a Mortgage Loan Seller, the Controlling Class Representative, the Directing Holder, a depositor, servicer or special servicer with respect to the securitization of a Companion Loan and (iv) that has not been paid by any Special Servicer or successor Special Servicer any fees, compensation or other remuneration (x) in respect of the Operating Advisor’s obligations under the Pooling and Servicing Agreement or (y) for the appointment or recommendation for replacement of a successor Special Servicer to become the Special Servicer.

Rights upon Operating Advisor Termination Event

If an Operating Advisor Termination Event occurs then, and in each and every such case, so long as such Operating Advisor Termination Event has not been remedied, either (i) the Trustee may or (ii) upon the written direction of holders of Certificates evidencing at least 25% of the Voting Rights of each Class of Certificates (considering each of the Class A-M, Class B and Class C Certificates together with the Class PEZ Component of the same alphabetical designation as a single “Class” for such purpose), the Trustee will be required to, terminate all of the rights and obligations of the Operating Advisor under the Pooling and Servicing Agreement, other than rights and obligations accrued prior to such termination (including accrued and unpaid compensation) and indemnification rights (arising out of events occurring prior to such termination), by written notice to the Operating Advisor.

As soon as practicable, but in no event later than 15 business days after (i) the Operating Advisor resigns or (ii) the Trustee or the Certificate Administrator delivers such written notice of termination to the Operating Advisor, upon the written direction of holders of Certificates evidencing not less than 25% of the Voting Rights of each Class of Certificates (considering each of the Class A-M, Class B and Class C Certificates together with the Class PEZ Component of the same alphabetical designation as a single “Class” for such purpose), the Trustee will be required to, appoint a successor Operating Advisor that is an Eligible Operating Advisor, which successor Operating Advisor may be an affiliate of the Trustee. If the Trustee is acting as the successor Master Servicer or the successor Special Servicer, neither the Trustee nor any of its affiliates will be the successor Operating Advisor. The Trustee will be required to provide written notice of the appointment of a successor Operating Advisor to the Master Servicer, the Special Servicer and the Certificate Administrator (and the Certificate Administrator is required to promptly provide such notice to, the Controlling Class Representative, each Serviced Companion Loan noteholder and each Certificateholder) within 1 business day of such appointment. The Operating Advisor will be required to be an Eligible Operating Advisor. The appointment of the successor Operating Advisor will not be subject to the vote, consent or approval of the holder of any Class of Certificates. Upon any termination of the Operating Advisor and appointment of a successor Operating Advisor, the Trustee will, as soon as possible, be required to give written notice of the termination and appointment to the Rating Agencies, the Special Servicer, the Master Servicer, the Certificate Administrator, the Depositor, the Controlling Class Representative (but only for so long as no Consultation Termination Event has occurred and is continuing), any Serviced Companion Loan noteholder, the Certificateholders and the 17g-5 Information Provider (and made available through the 17g-5 Information Provider’s website).

Termination of the Operating Advisor Without Cause

Upon (i) the written direction of holders of Certificates evidencing not less than 15% of the aggregate Voting Rights requesting a vote to terminate and replace the Operating Advisor with a proposed successor Operating Advisor that is an Eligible Operating Advisor and (ii) payment by such holders to the Certificate Administrator of the reasonable fees and expenses to be incurred by the Certificate Administrator in connection with administering such vote, the Certificate Administrator will be required to promptly provide written notice of such request to all Certificateholders and the Operating Advisor by posting such notice on its internet website and by mailing such notice to all Certificateholders. Upon the written direction of holders of more than 50% of the Voting Rights of the Certificates that exercise their right to vote (provided that holders of at least 50% of the Voting Rights of the Certificates exercise their right to vote), the Trustee will be required to terminate all of the rights and obligations of the Operating Advisor under the Pooling and Servicing Agreement by written notice to the Operating Advisor (other than any rights or obligations that accrued prior to the date of such termination (including accrued and unpaid compensation) and other than indemnification rights arising out of events occurring prior to such termination). The Certificate Administrator will be required to include on each Distribution Date Statement a statement that each Certificateholder and beneficial owner of Certificates may access such notices on the Certificate Administrator’s website and each Certificateholder and beneficial owner of Certificates may register to receive email notifications when such notices are posted on the website. The Certificate Administrator will be entitled to reimbursement from the requesting Certificateholders for the reasonable expenses of posting such notices.

In addition, if there are no Classes of Certificates outstanding other than the Control Eligible Certificates and the Class X-D, Class X-E, Class V, Class R and Class LR Certificates, all of the rights and obligations of the Operating Advisor under the Pooling and Servicing Agreement (other than any rights or obligations that accrued prior to such termination, including accrued and unpaid compensation and indemnification rights that arose out of events that occurred prior to such termination) will terminate without the payment of any termination fee. If the Operating Advisor is terminated pursuant to the foregoing, then no replacement Operating Advisor will be appointed.

Resignation of the Operating Advisor

The Operating Advisor has the right to resign without cost or expense (i) on or after any date on which the aggregate Stated Principal Balance of the Mortgage Loans remaining in the Issuing Entity is less than 1.0% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date, or (ii) 120 months after the Closing Date, on or after any date on which the aggregate Stated Principal Balance of the Mortgage Loans (other than the Mortgage Loan secured by the Mortgaged Property identified as U-Haul Pool 2 on Annex A-1 to this free writing prospectus) remaining in the Issuing Entity is less than 1.0% of the aggregate Stated Principal Balance of the Mortgage Loans as of the Cut-off Date. The Operating Advisor will provide all of the parties to the Pooling and Servicing Agreement and the Controlling Class Representative 30 days prior written notice of any such resignation. If the Operating Advisor resigns pursuant to the foregoing, then no replacement Operating Advisor will be appointed.

In addition, the Operating Advisor may resign upon 30 days’ prior written notice if a replacement operating advisor meeting the requirements of an Eligible Operating Advisor has accepted its appointment as the replacement operating advisor. The resigning Operating Advisor will be required to pay all reasonable out-of-pocket costs and expenses of each party to the Pooling and Servicing Agreement, the Issuing Entity and each Rating Agency in connection with the resignation of the Operating Advisor and the transfer of its duties (including, but not limited to, reasonable out-of-pocket costs and expenses associated with higher market fees of a successor, transferring related information, records and reports to the successor, and obtaining a No Downgrade Confirmation from each Rating Agency with respect to the appointment of a replacement operating advisor). Prior to a Control Termination Event, the identity of the replacement operating advisor will be subject to the reasonable approval of the Controlling Class Representative; provided that such approval will be deemed to have been granted if no objection is made within 10 business days following the Controlling Class Representative’s receipt of the request for such approval, and, if granted, such approval may not thereafter be revoked or withdrawn. No such resignation by the Operating Advisor shall become effective until the replacement Operating Advisor shall have assumed the Operating Advisor’s responsibilities and obligations.

The resigning Operating Advisor will be entitled to, and subject, to any rights and obligations that accrued under the Pooling and Servicing Agreement prior to the date of any such resignation (including accrued and unpaid compensation) and any indemnification rights arising out of events occurring prior to its resignation.

Operating Advisor Compensation

An operating advisor fee (the “Operating Advisor Fee”) will be payable to the Operating Advisor monthly from amounts received with respect to the Mortgage Loans (other than any Non-Serviced Mortgage Loans) and will accrue at a rate equal to the applicable Operating Advisor Fee Rate with respect to each such Mortgage Loan on the Stated Principal Balance of the related Mortgage Loan and will be calculated on the same interest accrual basis as the related Mortgage Loan and prorated for any partial periods.

The “Operating Advisor Fee Rate” for each Interest Accrual Period is a per annum rate equal to, with respect to each Mortgage Loan (other than any Non-Serviced Mortgage Loan), 0.0018%.

An Operating Advisor Consulting Fee will be payable to the Operating Advisor with respect to each Major Decision on which the Operating Advisor has consultation rights. The “Operating Advisor Consulting Fee” will be a fee for each such Major Decision equal to $10,000 or, such lesser amount as the related borrower agrees to pay with respect to any Mortgage Loan; provided that the Operating Advisor may in its sole discretion reduce the Operating Advisor Consulting Fee with respect to any Major Decision. The Operating Advisor Consulting Fee is not payable on any Non-Serviced Loan Combination.

Each of the Operating Advisor Fee and the Operating Advisor Consulting Fee will be payable from funds on deposit in the Collection Account out of amounts otherwise available to make distributions on the Certificates, but with respect to the Operating Advisor Consulting Fee only to the extent that such fee is actually received from the related borrower. If the Operating Advisor has consultation rights with respect to a Major Decision, the Pooling and Servicing Agreement will require the Master Servicer or the Special Servicer, as applicable, to use commercially reasonable efforts consistent with the Servicing Standard to collect the applicable Operating Advisor Consulting Fee from the related borrower in connection with such Major Decision, but only to the extent not prohibited by the related loan documents. The Master Servicer or Special Servicer, as applicable, will each be permitted to waive or reduce the amount of any such Operating Advisor Consulting Fee payable by the related borrower if it determines that such full or partial waiver is in accordance with the Servicing Standard but in no event shall take any enforcement action with respect to the collection of such Operating Advisor Consulting Fee other than requests for collection; provided that the Master Servicer or the Special Servicer, as applicable, will be required to consult with the Operating Advisor prior to any such waiver or reduction.

Advances

The Master Servicer will be obligated to advance, on the business day immediately preceding a Distribution Date (the “Master Servicer Remittance Date”) an amount (each such amount, a “P&I Advance”) equal to the amount not received in respect of the Monthly Payment or Assumed Scheduled Payment (in each case, net of related Servicing Fees and servicing fees payable to the securitization that services any Non-Serviced Loan Combination and, in the case of the Mortgage Loans that are part of the CCRE Strip Pool, net of the related Servicing Fees and the CCRE Strip) on a Mortgage Loan that was delinquent as of the close of business on the immediately preceding Due Date and which delinquent payment has not been received as of the business day immediately preceding the Master Servicer Remittance Date, or, in the event of a default in the payment of amounts due on the maturity date of a Mortgage Loan, the amount equal to the Assumed Scheduled Payment not received that was due prior to the maturity date; provided, however, that the Master Servicer will not be required to make an Advance to the extent it determines that such Advance (with interest on such Advance at the Advance Rate) would not be ultimately recoverable from collections on the related Mortgage Loan as described below. In addition, the Master Servicer will not make an Advance to the extent that the Master Servicer determines, or has received written notice from the Special Servicer that the Special Servicer determines, that such Advance would not be ultimately recoverable from collections on the related Mortgage Loan. Interest (at the Advance Rate) on P&I Advances will accrue from the date such Advance is made.

P&I Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the Certificates entitled to such interest and principal, rather than to guarantee or insure against losses. Neither the Master Servicer nor the Trustee will be required or permitted to make a P&I Advance for Default Interest or balloon payments. The Special Servicer will not be required or permitted to make any Advance. The amount of interest required to be advanced in respect of delinquent Monthly Payments or Assumed Scheduled Payments on a Mortgage Loan that has been subject to an Appraisal Reduction Event will equal the product of (a) the amount that would be required to be advanced by the Master Servicer without giving effect to such Appraisal Reduction Event and (b) a fraction, the numerator of which is the Stated Principal Balance of the Mortgage Loan as of the immediately preceding Determination Date, less any Appraisal Reduction Amounts allocable to such Mortgage Loan and the denominator of which is the Stated Principal Balance of such Mortgage Loan as of such Determination Date.

With respect to each Mortgage Loan that is part of a Loan Combination, the Master Servicer will be entitled to reimbursement for a P&I Advance, first, from amounts that would have been allocable to the holder of the related Subordinate Companion Loan, if any, second, from the amounts that would have been allocable to the holder of the related Mortgage Loan, and then, if such P&I Advance is a Nonrecoverable Advance, from general collections of the Issuing Entity either immediately or, if it elects, over time in accordance with the terms of the Pooling and Servicing Agreement.

Neither the Master Servicer nor the Trustee will be required to make P&I Advances with respect to any delinquent payment amounts due on any Companion Loan.

In addition to P&I Advances, the Master Servicer will also be obligated (subject to a nonrecoverability determination or the other limitations described in the Pooling and Servicing Agreement and except with respect to a Non-Serviced Mortgage Loan) to make advances (“Property Advances”, and together with P&I Advances, “Advances”) to pay delinquent real estate taxes, assessments and hazard insurance premiums and to cover other similar costs and expenses necessary to preserve the priority of the related Mortgage, enforce the terms of any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or to protect, manage and maintain each related Mortgaged Property (other than a Mortgaged Property related to a Non-Serviced Mortgage Loan). The Master Servicer will also be obligated to make Property Advances with respect to Serviced Loan Combinations. See “Description of the Mortgage Pool—Loan Combinations—The Myrtle Beach Marriott Resort & Spa Loan Combination—Advancing” in this free writing prospectus.

With respect to a nonrecoverable property advance on a Non-Serviced Loan Combination, the applicable servicer with respect to the Non-Serviced Mortgage Loan will be entitled to reimbursement first, from collections on, and proceeds of, the Non-Serviced Mortgage Loan and any related Non-Serviced Companion Loan, on a pro rata basis (based on each such loan’s outstanding principal balance), and then, with respect to the Non-Serviced Mortgage Loan, from general collections of the Issuing Entity, and with respect to any related Non-Serviced Companion Loan, from general collections of each trust into which such Non-Serviced Companion Loan has been deposited, on a pro rata basis (based on each such loan’s outstanding principal balance).

With respect to a Property Advance on a Serviced Loan Combination, the Master Servicer will be entitled to reimbursement first, from amounts that would have been allocable to the holder of the related Subordinate Companion Loan, if any, second, from amounts that would have been allocable to the holder of the related Mortgage Loan and any related Serviced Pari Passu Companion Loan, on a pro rata basis (based on each such loan’s outstanding principal balance), and then, if the Property Advance is a Nonrecoverable Advance, from general collections of the Issuing Entity; provided that the Master Servicer will be required, after receiving payment from amounts on deposit in the Collection Account, if any, to (i) promptly notify the holder of the related Companion Loan and (ii) use commercially reasonable efforts to exercise on behalf of the Issuing Entity the rights of the Issuing Entity under the related Intercreditor Agreement to obtain reimbursement for a pro rata portion of such amount allocable to the related Pari Passu Companion Loans from the holders of such Pari Passu Companion Loans.

To the extent that the Master Servicer fails to make an Advance it is required to make under the Pooling and Servicing Agreement, the Trustee, subject to a recoverability determination, will make such required Advance pursuant to the terms of the Pooling and Servicing Agreement. The Trustee will be entitled to rely conclusively on any nonrecoverability determination of the Master Servicer and shall be bound by any nonrecoverability determination of the Special Servicer. The Trustee, as back-up advancer, will be required to have a combined capital and surplus of at least $50,000,000 and have debt ratings that satisfy certain criteria set forth in the Pooling and Servicing Agreement.

Except as otherwise discussed in this section relating to Property Advances made with respect to Loan Combinations, the Master Servicer or the Trustee, as applicable, will be entitled to reimbursement for any Advance made by it in an amount equal to the amount of such Advance, together with all accrued and unpaid interest on that Advance at the Advance Rate, (i) from late payments on the related Mortgage Loan paid by the borrower, (ii) from insurance proceeds, condemnation proceeds, liquidation proceeds from the sale of the related Specially Serviced Loan or the related Mortgaged Property or other collections relating to the Mortgage Loan or (iii) upon determining in accordance with the Servicing Standard (with respect to the Master Servicer) or in its reasonable business judgment (with respect to the Trustee) that the Advance is not recoverable in the manner described in the preceding two clauses, from any other amounts from time to time on deposit in the Collection Account.

The Master Servicer and the Trustee will each be entitled to receive interest on Advances at a per annum rate equal to the Prime Rate (the “Advance Rate”) (i) from the amount of Default Interest on the related Mortgage Loan paid by the borrower and received by or on behalf of the Issuing Entity, (ii) from late payment fees on the related Mortgage Loan paid by the borrower and received by or on behalf of the Issuing Entity, and (iii) upon determining in good faith that the amounts described in the preceding two clauses are insufficient to pay such interest, then, from any other amounts from time to time on deposit in the Collection Account (provided that, in the case of interest on a Property Advance with respect to a Serviced Loan Combination, the Master Servicer will be required, after receiving payment from amounts on deposit in the Collection Account, if any, to (i) promptly notify the holder of the related Companion Loan and (ii) use commercially reasonable efforts to exercise on behalf of the Issuing Entity the rights of the Issuing Entity under the related Intercreditor Agreement to obtain reimbursement for a pro rata portion of such amount allocable to the related Companion Loans from the holders of such Companion Loans). The Master Servicer will be authorized to pay itself or the Trustee, as applicable, such interest monthly prior to any payment to holders of Certificates. If the interest on such Advance is not recovered from Default Interest and late payment charges on such Mortgage Loan, then a shortfall will result which will have the same effect as a Realized Loss. The “Prime Rate” is the rate, for any day, set forth as such in the “Money Rates” section of The Wall Street Journal, Eastern Edition.

The obligation of the Master Servicer or the Trustee, as applicable, to make Advances with respect to any Mortgage Loan pursuant to the Pooling and Servicing Agreement continues through the foreclosure of such Mortgage Loan and until the liquidation of the Mortgage Loan or disposition of the related REO Properties. The Advances are subject to the Master Servicer’s or the Trustee’s, as applicable, determination that such Advances are recoverable.

With respect to the payment of insurance premiums and delinquent tax assessments, in the event that the Master Servicer determines that a Property Advance of such amounts would not be recoverable, that Master Servicer will be required to notify the Trustee, the Certificate Administrator and the Special Servicer of such determination. Upon receipt of such notice, the Master Servicer (with respect to any Mortgage Loan or Serviced Loan Combination that is not a Specially Serviced Loan) and the Special Servicer (with respect to any Specially Serviced Loan or REO Property) will be required to determine (with the reasonable assistance of the Master Servicer) whether or not payment of such amount (i) is necessary to preserve the related Mortgaged Property and (ii) would be in the best interests of the Certificateholders (and in the case of a Serviced Companion Loan, the holder of the related Serviced Companion Loan, as a collective whole as if such Certificateholders and Serviced Companion Loan holder constituted a single lender). If the Master Servicer or the Special Servicer determines that such payment (i) is necessary to preserve the related Mortgaged Property and (ii) would be in the best interests of the Certificateholders and, in the case of any Serviced Companion Loan, the related Serviced Companion Loan Noteholder, the Special Servicer (in the case of a determination by the Special Servicer) will be required to direct the Master Servicer to make such payment, who will then be required to make such payment from the Collection Account (or, with respect to a Serviced Loan Combination, the related custodial account) to the extent of available funds.

Recovery of Advances. Subject to the conditions or limitations set forth in the Pooling and Servicing Agreement, the Master Servicer or the Trustee, as applicable, will be entitled to recover any Advance and interest at the Advance Rate made out of its own funds from any amounts collected in respect of a Mortgage Loan or REO Loan (or, with respect to any Property Advance made with respect to a Serviced Loan Combination, from any amounts collected in respect of such Serviced Loan Combination) as to which that Advance was made, whether in the form of late payments, insurance proceeds, and condemnation proceeds, liquidation proceeds, REO proceeds or otherwise from the Mortgage Loan or REO Loan (or, with respect to any Property Advance made with respect to a Serviced Loan Combination, from any amounts collected in respect of such Serviced Loan Combination) (“Related Proceeds”) prior to distributions on the Certificates. Notwithstanding the foregoing, neither the Master Servicer nor the Trustee will be obligated to make any Advance that it or the Special Servicer determines (in the case of the Special Servicer, if no Consultation Termination Event has occurred and is continuing, in consultation with the Controlling Class Representative) in its reasonable judgment in accordance with the Servicing Standard (with respect to the Master Servicer and the Special Servicer) and in its reasonable business judgment (with respect to the Trustee) would, if made, not be ultimately recoverable (including interest on the Advance at the Advance Rate) out of Related Proceeds (a “Nonrecoverable Advance”). Any such determination with respect to the recoverability of Advances by the Master Servicer, the Trustee or the Special Servicer, must be evidenced by an officer’s certificate delivered to the Depositor, the Certificate Administrator, the Operating Advisor, the Special Servicer, any related Serviced Pari Passu Companion Loan holder(s), the Controlling Class Representative (but only if no Consultation Termination Event has occurred and is continuing), and the Trustee and, in the case of the Trustee, delivered to the Depositor, the Certificate Administrator, any related Serviced Pari Passu Companion Loan holder(s), the Controlling Class Representative (but only if no Consultation Termination Event has occurred and is continuing), the Operating Advisor, the Master Servicer and the Special Servicer, setting forth such nonrecoverability determination and the considerations of such party forming the basis of such determination (such certificate accompanied by, to the extent available, income and expense statements, rents rolls, occupancy status, property inspections and other information used by such party to make such determination, together with any existing appraisal or Updated Appraisal); provided, however, that the Special Servicer may, at its option, make a determination in accordance with the Servicing Standard, that any Advance previously made or proposed to be made is nonrecoverable and shall deliver to the Master Servicer, the Operating Advisor, the Certificate Administrator, any related Serviced Pari Passu Companion Loan holder(s), the Controlling Class Representative (but only if no Consultation Termination Event has occurred and is continuing), the Trustee and the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website) notice of such determination, together with the officer’s certificate and supporting information referred to above. Any such determination will be conclusive and binding on the Master Servicer, the Special Servicer and the Trustee.

Subject to the discussion in this section relating to Property Advances made with respect to the Loan Combinations, each of the Master Servicer and the Trustee will be entitled to recover any Advance made by it that it subsequently determines to be a Nonrecoverable Advance out of general funds on deposit in the Collection Account (or, with respect to any Property Advance made with respect to a Serviced Loan Combination, first, out of general funds on deposit in the custodial account related to such Serviced Loan Combination and then, out of general funds on deposit in the Collection Account), in each case, first, from principal collections and then, from interest and other collections. If the funds in the Collection Account allocable to principal and available for distribution on the next Distribution Date are insufficient to fully reimburse the party entitled to reimbursement, then such party may elect, on a monthly basis, in its sole discretion, to defer reimbursement of the portion that exceeds such amount allocable to principal (in which case interest will continue to accrue on the unreimbursed portion of the Advance at the Advance Rate) for such time as is required to reimburse such excess portion from principal for a period not to exceed 12 months (with the consent of the Directing Holder, for so long as no Control Termination Event has occurred and is continuing, for any deferral in excess of 6 months). At any time after such determination, the Master Servicer or the Trustee, as applicable, may, in its sole discretion, decide to obtain reimbursement out of general collections on the Mortgage Pool immediately. The fact that a decision to recover a Nonrecoverable Advance over time, or not to do so, benefits some Classes of Certificateholders to the detriment of other Classes of Certificateholders will not constitute a violation of the Servicing Standard or a breach of the terms of the Pooling and Servicing Agreement by any party to the Pooling and Servicing Agreement, or a violation of any fiduciary duty owed to the Certificateholders by any party to the Pooling and Servicing Agreement. In addition, the Master Servicer or the Trustee, as applicable, will be entitled to recover any Advance that is outstanding at the time that a Mortgage Loan, REO Loan or Serviced Loan Combination, as applicable, is modified but is not repaid in full by the borrower in connection with such modification but becomes an obligation of the borrower to pay such amounts in the future (such Advance, a “Workout-Delayed Reimbursement Amount”), (A) if with respect to a Serviced Loan Combination which includes a Subordinate Companion Loan, first, only out of principal collections on the Subordinate Companion Loan, then, out of principal collections in the Collection Account, and (B) with respect to a Mortgage Loan or any Serviced Loan Combination which includes a Serviced Pari Passu Companion Loan, first, only out of principal collections in the Collection Account (provided that, with respect to a Property Advance relating to a Serviced Loan Combination, the Master Servicer will be required, after receiving payment from amounts on deposit in the Collection Account, if any, to (i) promptly notify the holder of the related Companion Loan and (ii) use commercially reasonable efforts to exercise on behalf of the Issuing Entity the rights of the Issuing Entity under the related Intercreditor Agreement to obtain reimbursement for a pro rata portion of such amount allocable to the related Serviced Pari Passu Companion Loans from the holders of such Serviced Pari Passu Companion Loans), less any amounts applied to reimbursement of any nonrecoverable Advances or interest thereon and second, with respect to both clauses (A) and (B) above, only upon a determination by the Master Servicer, the Special Servicer or the Trustee, as applicable, that either (a) such amounts will not ultimately be recoverable from late collections of interest and principal or any other recovery on or in respect of the related Mortgage Loan or REO Loan or (b) such Workout-Delayed Reimbursement Amounts would not ultimately be recoverable, along with any other Workout-Delayed Reimbursement Amounts and Nonrecoverable Advances, out of the principal portion of future collections on all of the Mortgage Loans and the REO Properties, from general collections in the Collection Account, taking into account the factors listed below in making this determination. In making a nonrecoverability determination, such person will be entitled to (i) give due regard to the existence of any Nonrecoverable Advance or Workout-Delayed Reimbursement Amount with respect to other Mortgage Loans, the recovery of which, at the time of such consideration, is being deferred or delayed by the Master Servicer or the Trustee, as applicable, in light of the fact that proceeds on the related Mortgage Loan are a source of recovery not only for the Property Advance or P&I Advance under consideration, but also as a potential source of recovery of such Nonrecoverable Advance or Workout-Delayed Reimbursement Amounts which is or may be being deferred or delayed and (ii) consider (among other things) the obligations of the borrower under the terms of the related Mortgage Loan (or the Serviced Loan Combination, as applicable) as it may have been modified, (iii) consider (among other things) the related Mortgaged Properties in their “as-is” or then-current conditions and occupancies, as modified by such party’s assumptions (consistent with the Servicing Standard in the case of the Master Servicer or the Special Servicer) regarding the possibility and effects of future adverse changes with respect to such Mortgaged Properties, (iv) estimate and consider (consistent with the Servicing Standard in the case of the Master Servicer or the Special Servicer) (among other things) future expenses and (v) estimate and consider (among other things) the timing of recoveries. In addition, any such person may update or change its recoverability determinations at any time (but not reverse any other person’s determination that an Advance is nonrecoverable) and (consistent with the Servicing Standard in the case of the Master Servicer or the Special Servicer) may obtain, at the expense of the Issuing Entity (and, in the case of a Serviced Loan Combination, such expense shall be allocated in accordance with the allocation provisions of the related intercreditor agreement), any analysis, appraisals or market value estimates or other information for such purposes. Absent bad faith, any such determination will be conclusive and binding on the Certificateholders and, with respect to Property Advances, the holders of the Serviced Companion Loans. The Trustee will be entitled to rely conclusively on any nonrecoverability determination of the Master Servicer or the Special Servicer, as applicable, and the Master Servicer will be entitled to rely conclusively on any nonrecoverability determination of the Special Servicer. Nonrecoverable Advances allocated to the Mortgage Loans (including with respect to any Mortgage Loan that is part of a Loan Combination, as described above) will represent a portion of the losses to be borne by the Certificateholders.

In addition, the Master Servicer, the Special Servicer and the Trustee, as applicable, will be required to consider Unliquidated Advances in respect of prior Advances for purposes of nonrecoverability determinations as if such Unliquidated Advances were unreimbursed Advances. Neither the Master Servicer nor the Trustee will be required to make any principal or interest advances with respect to delinquent amounts due on any Companion Loan. Any requirement of the Master Servicer or Trustee to make an Advance in the Pooling and Servicing Agreement is intended solely to provide liquidity for the benefit of the Certificateholders and not as credit support or otherwise to impose on any such person the risk of loss with respect to one or more Mortgage Loans.

With respect to each Non-Serviced Mortgage Loan, the Master Servicer, the Special Servicer or the Trustee will each be permitted to make its own determination that the Master Servicer or the Trustee has made a nonrecoverable P&I Advance on such Mortgage Loan or that any proposed P&I Advance, if made, would constitute a nonrecoverable P&I Advance with respect to such Mortgage Loan independently of any determination made by the servicer of the related Non-Serviced Loan Combination. If the Master Servicer or Special Servicer, as applicable, determines that a proposed P&I Advance with respect to a Non-Serviced Mortgage Loan, if made, or any outstanding P&I Advance with respect to any Non-Serviced Mortgage Loan previously made, would be, or is, as applicable, a nonrecoverable advance, the Master Servicer or Special Servicer, as applicable, will be required to provide the servicer of the related Non-Serviced Companion Loan written notice of such determination, promptly and in any event within the time permitted by the applicable intercreditor agreement. If the Master Servicer receives written notice from any such servicer that it has determined, with respect to the related Non-Serviced Companion Loans, that any proposed advance of principal and/or interest would be, or any outstanding advance of principal and/or interest is, a nonrecoverable advance, such determination will not be binding on the Certificateholders, the Master Servicer or the Trustee; provided, however, with respect to any Non-Serviced Loan Combination, the Master Servicer and the Trustee may conclusively rely on such determination.

“Unliquidated Advance” means any Advance previously made by a party to the Pooling and Servicing Agreement that has been previously reimbursed, as between the person that made the Advance under the Pooling and Servicing Agreement, on the one hand, and the Issuing Entity, on the other, as part of a Workout-Delayed Reimbursement Amount, as applicable, but that has not been recovered from the related borrower or otherwise from collections on or the proceeds of the Mortgage Loan, the applicable Serviced Loan Combination or Serviced REO Property in respect of which the Advance was made.

Accounts

Collection Account. The Master Servicer will establish and maintain one or more segregated accounts (collectively, the “Collection Account”) pursuant to the Pooling and Servicing Agreement, and will be required to deposit into the Collection Account (or, with respect to each Serviced Loan Combination, a separate custodial account, which may be a sub-account of the Collection Account) all payments in respect of the Mortgage Loans or Serviced Loan Combinations, as applicable, other than amounts permitted to be withheld by the Master Servicer or amounts to be deposited into any Reserve Account.

Distribution Account. The Certificate Administrator will establish and maintain a segregated non-interest-bearing account (the “Distribution Account”) in its own name on behalf of the Trustee, in trust for the benefit of the Certificateholders. With respect to each Distribution Date, the Master Servicer will remit on or before the Master Servicer Remittance Date to the Certificate Administrator, and the Certificate Administrator will deposit into the Distribution Account, to the extent of funds on deposit in the Collection Account, on the Master Servicer Remittance Date an amount of immediately available funds equal to the sum of (i) the Available Funds (including all P&I Advances) and (ii) the Trustee/Certificate Administrator Fee. To the extent the Master Servicer fails to do so, the Trustee will deposit all P&I Advances into the Distribution Account as described in this free writing prospectus. See “Description of the Offered Certificates—Distributions” in this free writing prospectus.

Interest Reserve Account. The Certificate Administrator will establish and maintain a segregated non-interest-bearing account (the “Interest Reserve Account”) in its own name on behalf of the Trustee, in trust for the benefit of the Certificateholders (other than with respect to the Class V Certificates). The Interest Reserve Account may be a subaccount of the Distribution Account. The Certificate Administrator will be required to deposit into the Interest Reserve Account, with respect to each Mortgage Loan that accrues interest based on the actual number of days elapsed during any calendar month (or other applicable accrual period) in a year assumed to consist of 360 days, on each Distribution Date occurring in February and each Distribution Date occurring in any January, which occurs in a year that is not a leap year, unless such Distribution Date is the final Distribution Date, an amount equal to one (1) day’s interest at the related Net Mortgage Pass-Through Rate on the respective Stated Principal Balance as of the immediately preceding Due Date, to the extent a Monthly Payment or P&I Advance is made in respect thereof (all amounts so deposited, “Withheld Amounts”).

REO Accounts. Other accounts to be established pursuant to the Pooling and Servicing Agreement are one or more REO Accounts for collections from REO Properties.

Excess Interest. The Certificate Administrator is required to establish and maintain the “Class V Distribution Account” in its own name, for the benefit of the Class V Certificateholders. The Class V Distribution Account may be a subaccount of the Distribution Account. On each Distribution Date, the Certificate Administrator is required to distribute from the Class V Distribution Account any Excess Interest received with respect to any ARD Loan during the related Collection Period to the holders of the Class V Certificates.

The Certificate Administrator will also be deemed to establish and maintain one or more segregated non-interest-bearing accounts or sub-accounts for the “Lower-Tier Distribution Account,” the “Upper-Tier Distribution Account” and the “Excess Liquidation Proceeds Account,” each in its own name on behalf of the Trustee, in trust for the benefit of the Certificateholders. The Lower-Tier Distribution Account and the Upper-Tier Distribution Account may be subaccounts of the Distribution Account.

The Collection Account, the separate custodial account for each Serviced Loan Combination, any REO Account, the Lower-Tier Distribution Account, the Upper-Tier Distribution Account, the Class V Distribution Account, the Interest Reserve Account, the Excess Liquidation Proceeds Account and the Exchangeable Distribution Account will be held in the name of the Trustee (or the Master Servicer, Special Servicer or Certificate Administrator, as applicable, on behalf of the Trustee) for the benefit of the holders of Certificates and, in the case of the separate custodial account for a Serviced Loan Combination, the holder of the related Serviced Companion Loan, and with respect to the Lower-Tier Distribution Account, for the benefit of the Trustee as the holder of the related uncertificated regular interests. Each of the Collection Account, the separate custodial account for each Serviced Loan Combination, any REO Account, the Lower-Tier Distribution Account, the Upper-Tier Distribution Account, the Class V Distribution Account, the Interest Reserve Account, the Excess Liquidation Proceeds Account and the Exchangeable Distribution Account will be (or will be a sub-account of) (i) an account or accounts maintained with a depository institution or trust company the short-term unsecured debt obligations or commercial paper of which are rated at least “P-1” by Moody’s, “F1” by Fitch and the equivalent by KBRA (if then rated by KBRA), in the case of accounts in which deposits are held for 30 days or less or, in the case of accounts in which deposits are held for more than 30 days, the long-term unsecured debt obligations of which are rated at least “A2” by Moody’s, “A+” by Fitch (or “A” by Fitch so long as the short-term deposits or short-term unsecured debt obligations of such depositary institution or trust company are rated no less than “F1” by Fitch) and the equivalent by KBRA (if then rated by KBRA), (ii)(a) solely with respect to the escrow accounts and reserve accounts, an account or accounts maintained at KeyBank provided that (1) KeyBank’s long-term unsecured debt rating is at least “A3” by Moody’s and the aggregate amounts in such escrow and reserve accounts do not exceed 10% of aggregate stated principal balance of all the Mortgage Loans and Serviced Companion Loans and (2) KeyBank’s (A) short-term unsecured debt rating is at least “F2” by Fitch, and the equivalent from KBRA (if then rated by KBRA) if the deposits are to be held in such account for 30 days or less and (B) long-term unsecured debt rating is at least “BBB+” by Fitch, and the equivalent from KBRA (if then rated by KBRA) if the deposits are to be held in such account for more than 30 days and (b) with respect to any account other than the escrow accounts and reserve accounts, an account or accounts maintained at KeyBank provided that (1) KeyBank’s long-term unsecured debt rating is at least “A2” by Moody’s, “BBB+” by Fitch, and the equivalent from KBRA (if then rated by KBRA) if the deposits are to be held in such account for more than 30 days and (2) KeyBank’s short-term unsecured debt rating is at least “P-1” by Moody’s, “F2” by Fitch, and the equivalent from KBRA (if then rated by KBRA) if the deposits are to be held in such account for 30 days or less, (iii) an account or accounts maintained with PNC Bank, National Association, so long as such depository’s long-term unsecured debt is rated at least “A2” by Moody’s, “BBB+” by Fitch and the equivalent by KBRA (if then rated by KBRA) (if the deposits are to be held in the account for more than 30 days) or its short term deposit or short term unsecured debt is rated at least “P-1” by Moody’s, “F2” by Fitch and the equivalent by KBRA (if then rated by KBRA) (if the deposits are to be held in the account for 30 days or less), (iv) an account or accounts maintained with Wells Fargo Bank, National Association, so long as it meets the eligibility standards of the Certificate Administrator set forth in the Pooling and Servicing Agreement, (v) a segregated trust account or accounts maintained with the trust department of a federal or state chartered depository institution or trust company acting in its fiduciary capacity which institution or trust company (which, subject to the remainder of this clause (v), may include the Certificate Administrator or the Trustee) has a combined capital and surplus of at least $50,000,000 and is subject to supervision or examination by federal or state authority and to regulations regarding fiduciary funds on deposit similar to Title 12 of the Code of Federal Regulations, Section 9.10(b) and the long-term unsecured debt obligations of which are rated at least “A2” by Moody’s, (vi) such other account or accounts that, but for the failure to satisfy one or more of the minimum rating(s) set forth in the applicable clause, would be listed in clauses (i)-(v) above, with respect to which a No Downgrade Confirmation has been obtained from each Rating Agency for which the minimum ratings set forth in the applicable clause is not satisfied with respect to such account or (vii) any other account as to which the Certificate Administrator, the Trustee, the Master Servicer or the Special Servicer, as applicable, receives a No Downgrade Confirmation from each Rating Agency, which may be an account maintained by or with the Certificate Administrator, the Trustee, the Master Servicer or the Special Servicer.

With respect to each of the accounts, the party that maintains such account (i.e., the Master Servicer, with respect to the Collection Account, the Certificate Administrator with respect to the Distribution Account, the Class V Distribution Account, the Interest Reserve Account, the Excess Liquidation Proceeds Account and the Exchangeable Distribution Account, and the Special Servicer with respect to any REO Account) shall be the party with the right and obligation to make disbursements from such account. The Certificate Administrator will have the right to invest the funds in the Distribution Account, the Interest Reserve Account, the Excess Liquidation Proceeds Account and the Exchangeable Distribution Account, the Master Servicer will have the right to invest the funds in the Collection Account and the separate custodial account for each Serviced Loan Combination, and the Special Servicer will have the right to invest the funds in any REO Account, in each case, in certain short-term high quality investments maturing on the business day prior to the date such funds are required to be applied pursuant to the Pooling and Servicing Agreement. The Certificate Administrator, the Master Servicer or the Special Servicer (as applicable) will be entitled to retain any interest or other income earned on those funds and will bear any losses resulting from the investment of these funds other than losses resulting from investments directed by or on behalf of a borrower or that result from the insolvency of any financial institution that was an eligible institution under the terms of the Pooling and Servicing Agreement at the time the investment was made and 30 days prior to such insolvency. The transaction accounts and account activity conducted by the Master Servicer, Special Servicer or Certificate Administrator with respect to any account maintained by it will not be independently verified by any other person or entity.

The Master Servicer may make withdrawals from the Collection Account (and the separate custodial account for each Serviced Loan Combination), to the extent permitted and in the priorities provided in the Pooling and Servicing Agreement.

Enforcement of “Due-On-Sale” and “Due-On-Encumbrance” Clauses

Due-On-Sale Clauses. In most cases, the Mortgage Loans (and the Serviced Loan Combinations) contain provisions in the nature of “due-on-sale” clauses (including, without limitation, sales or transfers of

Mortgaged Properties (in full or part) or the sale, transfer, pledge or hypothecation of direct or indirect interests in the borrower or its owners), which by their terms, subject to any exceptions in the related Mortgage Loan Documents, (a) provide that the Mortgage Loans (or the Serviced Loan Combinations) will (or may at the lender’s option) become due and payable upon the sale or other transfer of an interest in the related Mortgaged Property (or the related borrower or its owners), (b) provide that the Mortgage Loans (or the Serviced Loan Combinations) may not be assumed without the consent of the related lender in connection with any such sale or other transfer or (c) provide that such Mortgage Loans (or the Serviced Loan Combinations) may be assumed or transferred without the consent of the lender provided certain conditions are satisfied. Neither the Master Servicer (with respect to non-Specially Serviced Loans) nor the Special Servicer (with respect to Specially Serviced Loans) will be required to enforce any such due-on-sale clauses and in connection therewith will not be required to (i) accelerate payments thereon or (ii) withhold its consent to such an assumption if (x) such provision is not exercisable under applicable law or if the Master Servicer (with respect to non-Specially Serviced Loans and with the consent of the Special Servicer) or the Special Servicer (with respect to Specially Serviced Loans) determines, subject to the discussion under “—The Directing Holder” and “—The Operating Advisor” in this free writing prospectus, that the enforcement of such provision is reasonably likely to result in meritorious legal action by the borrower or (y) subject to the discussion above under “—The Directing Holder” and “—The Operating Advisor” in this free writing prospectus, the Master Servicer (with the consent of the Special Servicer) or the Special Servicer, as applicable, determines, in accordance with the Servicing Standard, that granting such consent would be likely to result in a greater recovery, on a present value basis (discounting at the related Mortgage Rate or other applicable discount rate), than would enforcement of such clause. If the Master Servicer or the Special Servicer, as applicable, determines that (i) granting such consent would be likely to result in a greater recovery, (ii) such provisions are not legally enforceable, or (iii) in the case of a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Loan Combination described in clause (c) of this paragraph, that the conditions to sale or transfer have been satisfied, the Master Servicer or the Special Servicer is authorized to take or enter into an assumption agreement from or with the proposed transferee as obligor thereon and to release the original borrower; provided that (a) the credit status of the prospective transferee is in compliance with the Servicing Standards and criteria and the terms of the related Mortgage and (b) the Master Servicer or the Special Servicer, as applicable, has received a No Downgrade Confirmation (and, if the affected Mortgage Loan is part of a Serviced Loan Combination, a No Downgrade Confirmation with respect to any commercial mortgage pass-through certificates backed by any related Serviced Companion Loan (“Companion Loan Securities”)) from Moody’s, Fitch or Morningstar with respect to any Mortgage Loan or group of cross-collateralized Mortgage Loans that (A) represents more than 5% of the aggregate Stated Principal Balance of the Mortgage Loans then outstanding and has a Stated Principal Balance of at least $10,000,000, (B) has a Stated Principal Balance that is more than $35,000,000, (C) represents one of the 10 largest Mortgage Loans based on Stated Principal Balance and has a Stated Principal Balance of at least $10,000,000 or (D) is a Mortgage Loan as to which the related Serviced Companion Loan represents one of the 10 largest mortgage loans in the related Other Securitization (provided, that the Master Servicer or Special Servicer, as applicable, will be entitled to reasonably rely upon the written notification provided by the master servicer or special servicer of such Other Securitization as to whether such Serviced Companion Loan is one of the 10 largest mortgage loans in such Other Securitization). To the extent not precluded by the Mortgage Loan Documents, the Master Servicer or Special Servicer, as applicable, may not approve an assumption or substitution without requiring the related borrower to pay any fees owed to the Rating Agencies associated with the approval of such assumption or substitution. However, in the event that the related borrower is required but fails to pay such fees, such fees will be an expense of the Issuing Entity; provided that in the case of a Serviced Loan Combination the Master Servicer (if such Serviced Loan Combination is a performing loan) or the Special Servicer (if such Serviced Loan Combination is a Specially Serviced Loan) will be required, after receiving payment from amounts on deposit in the Collection Account, if any, to (i) promptly notify the holder of the related Companion Loan and (ii) use commercially reasonable efforts to exercise on behalf of the Issuing Entity the rights of the Issuing Entity under the related Intercreditor Agreement to obtain reimbursement for a pro rata portion of such amount allocable to such Serviced Companion Loans from the holders of such Serviced Companion Loans. No assumption agreement may contain any terms that are different from any term of any Mortgage or related

Note, except pursuant to the provisions described under “—Realization Upon Mortgage Loans” and “—Modifications” below.

Due-On-Encumbrance Clauses. In most cases, the Mortgage Loans (and the Serviced Loan Combinations) contain provisions in the nature of a “due-on-encumbrance” clause which by their terms, subject to any exceptions in the related Mortgage Loan Documents, (a) provide that the related Mortgage Loan (or Serviced Loan Combination) will (or may at the lender’s option) become due and payable upon the creation of any lien or other encumbrance on the related Mortgaged Property or any ownership interest in the borrower (including, unless specifically permitted, any mezzanine financing of the borrower or the Mortgaged Property or any sale or transfer of preferred equity in the borrower or its owners), (b) require the consent of the related lender to the creation of any such lien or other encumbrance on the related Mortgaged Property (including, without limitation, any mezzanine financing of the borrower or the Mortgaged Property or any sale or transfer of preferred equity in the borrower or its owners) or (c) provide that such Mortgaged Property may be further encumbered without the consent of the lender (including, without limitation, any mezzanine financing of the borrower or the Mortgaged Property or any sale or transfer of preferred equity in the borrower or its owners). Neither the Master Servicer (with respect to non-Specially Serviced Loans) nor the Special Servicer (with respect to Specially Serviced Loans) will be required to enforce such due-on-encumbrance clauses and in connection therewith, will not be required to (i) accelerate payments thereon or (ii) withhold its consent to such lien or encumbrance if, subject to the discussion above under “—The Directing Holder” and “—The Operating Advisor” in this free writing prospectus, the Master Servicer (with the consent of Special Servicer) or the Special Servicer, as applicable, (A) determines, in accordance with the Servicing Standard, that such enforcement would not be in the best interests of the Issuing Entity or the holder of any Serviced Companion Loan, if applicable, or that in the case of a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Loan Combination described in clause (c) of this paragraph, that the conditions to further encumbrance have been satisfied and (B) receives a prior No Downgrade Confirmation (including a No Downgrade Confirmation with respect to any Companion Loan Securities) from Moody’s, Fitch or Morningstar with respect to any Mortgage Loan that (A) represents more than 2% of the aggregate Stated Principal Balance of the Mortgage Loans then outstanding, (B) has a Stated Principal Balance that is more than $20,000,000, (C) represents one of the 10 largest Mortgage Loans based on Stated Principal Balance, (D) has an aggregate loan-to-value ratio (including any existing and proposed additional debt) that is equal to or greater than 85%, (E) has an aggregate debt service coverage ratio (in each case, determined based upon the aggregate of the Stated Principal Balance of the related Mortgage Loan, any existing additional debt and the principal amount of the proposed additional lien) that is less than 1.20x, or (F) is a Mortgage Loan as to which the related Serviced Companion Loan represents one of the ten largest mortgage loans in the related Other Securitization (provided, that the Master Servicer or Special Servicer, as applicable, is entitled to reasonably rely upon the written notification provided by the master servicer or special servicer of the applicable other securitization as to whether such Serviced Companion Loan is one of the 10 largest mortgage loans in such Other Securitization) provided, that with respect to clauses (A), (C), (D), (E) and (F), such Mortgage Loan must also have a Stated Principal Balance of at least $10,000,000 for the requirement of a No Downgrade Confirmation to apply. To the extent not precluded by the Mortgage Loan Documents, neither the Master Servicer nor the Special Servicer may approve the creation of any lien or other encumbrance without requiring the related borrower to pay any fees owed to the Rating Agencies associated with the approval of such lien or encumbrance. However, in the event that the related borrower is required but fails to pay such fees, such fees will be an expense of the Issuing Entity; provided that in the case of a Serviced Loan Combination the Master Servicer (if such Serviced Loan Combination is a performing loan) or the Special Servicer (if such Serviced Loan Combination is a Specially Serviced Loan) will be required, after receiving payment from amounts on deposit in the Collection Account, if any, to (i) promptly notify the holder of the related Companion Loan and (ii) use commercially reasonable efforts to exercise on behalf of the Issuing Entity the rights of the Issuing Entity under the related Intercreditor Agreement to obtain reimbursement for a pro rata portion of such amount allocable to such Serviced Companion Loans from the holders of such Serviced Companion Loan.

Neither the Master Servicer nor the Special Servicer will be responsible for enforcing a “due-on-sale” or a “due-on-encumbrance” clause with respect to any Non-Serviced Mortgage Loan.

Inspections

The Master Servicer (or, with respect to any Specially Serviced Loan and Serviced REO Property, the Special Servicer) is required to inspect or cause to be inspected each Mortgaged Property (other than a Mortgaged Property securing a Non-Serviced Mortgage Loan) at such times and in such manner as is consistent with the Servicing Standard, but in any event is required to inspect each Mortgaged Property securing a Note, with a Stated Principal Balance (or in the case of a Mortgage Loan secured by more than one Mortgaged Property, having an Allocated Loan Amount) of (a) $2,000,000 or more at least once every 12 months, commencing in 2015 and (b) less than $2,000,000 at least once every 24 months, commencing in 2016 (or at such decreased frequency as each Rating Agency shall have provided a No Downgrade Confirmation relating to the Certificates and Companion Loan Securities, if any); provided, however, that if any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Loan Combination becomes a Specially Serviced Loan, the Special Servicer is required to inspect or cause to be inspected the related Mortgaged Property as soon as practicable after the Mortgage Loan or Serviced Loan Combination becomes a Specially Serviced Loan and annually thereafter for so long as the Mortgage Loan remains a Specially Serviced Loan; provided, further, that the Master Servicer will not be required to inspect a Mortgaged Property that has been inspected in the previous 6 months. The reasonable cost of each such inspection performed by the Special Servicer will be paid by the Master Servicer as a Property Advance or if such Property Advance would not be recoverable, as an expense of the Issuing Entity including out of general collections. With respect to a Serviced Loan Combination, the costs described in the preceding sentence above that relate to the applicable Serviced Loan Combination will be paid out of amounts on deposit in the separate custodial account maintained with respect to such Serviced Loan Combination (allocated in accordance with the expense allocation provision of the related Intercreditor Agreement). If funds in the applicable custodial account relating to a Serviced Loan Combination are insufficient, then any deficiency will be paid from amounts on deposit in the Collection Account; provided that the Master Servicer will be required, after receiving payment from amounts on deposit in the Collection Account, if any, to (i) promptly notify the holder of the related Pari Passu Companion Loan and (ii) use commercially reasonable efforts to exercise on behalf of the Issuing Entity the rights of the Issuing Entity under the related Intercreditor Agreement to obtain reimbursement for a pro rata portion of such amount allocable to the related Serviced Pari Passu Companion Loans from the holders of such Serviced Pari Passu Companion Loans. The Master Servicer or the Special Servicer, as applicable, will be required to prepare a written report of the inspection describing, among other things, the condition of and any damage to the Mortgaged Property and specifying the existence of any material vacancies in the Mortgaged Property, any sale, transfer or abandonment of the Mortgaged Property of which it has actual knowledge, any material adverse change in the condition of the Mortgaged Property, or any visible material waste committed on the Mortgaged Property. Inspection of the Mortgaged Properties securing the Non-Serviced Mortgage Loans will be conducted by the other servicers appointed under, and performed in accordance with the terms of, the servicing agreements governing the Non-Serviced Mortgage Loans.

Insurance Policies

In the case of each Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Loan Combination, as applicable (but excluding any Mortgage Loan as to which the related Mortgaged Property has become an REO Property and any Non-Serviced Mortgage Loan), the Master Servicer will be required to use commercially reasonable efforts consistent with the Servicing Standard to cause the related borrower to maintain the following insurance coverage (including identifying the extent to which such borrower is maintaining insurance coverage and, if such borrower does not so maintain, the Master Servicer will be required to itself cause to be maintained) for the related Mortgaged Property: (a) except where the Mortgage Loan Documents permit a borrower to rely on self-insurance provided by a tenant, a fire and casualty extended coverage insurance policy that does not provide for reduction due to depreciation, in an amount that is at least equal to the lesser of the full replacement cost of the improvements securing the Mortgage Loan or Serviced Loan Combination, as applicable, or the Stated Principal Balance of the Mortgage Loan or the Serviced Loan Combination, as applicable, but, in any event, in an amount sufficient to avoid the application of any co-insurance clause, and (b) all other insurance coverage as is required (including, but not limited to, coverage for acts of terrorism), subject to applicable law, under the related Mortgage Loan Documents.

Notwithstanding the foregoing,

(i)        the Master Servicer will not be required to maintain any earthquake or environmental insurance policy on any Mortgaged Property unless the Trustee has an insurable interest and such insurance policy was (x) in effect at the time of the origination of such Mortgage Loan or the Serviced Loan Combination, as applicable, or (y) required by the related Mortgage Loan Documents and is available at commercially reasonable rates; provided, that the Master Servicer will be required to require the related borrower to maintain such insurance in the amount, in the case of clause (x), maintained at origination, and in the case of clause (y), required by such Mortgage Loan or Serviced Loan Combination, in each case, to the extent such amounts are available at commercially reasonable rates and to the extent the Trustee has an insurable interest;

(ii)       if and to the extent that any Mortgage Loan Document grants the lender thereunder any discretion (by way of consent, approval or otherwise) as to the insurance provider from whom the related borrower is to obtain the requisite insurance coverage, the Master Servicer must (to the extent consistent with the Servicing Standard) require the related borrower to obtain the requisite insurance coverage from qualified insurers that meet the required ratings set forth in the Pooling and Servicing Agreement;

(iii)       the Master Servicer will have no obligation beyond using its reasonable efforts consistent with the Servicing Standard to enforce those insurance requirements against any borrower; provided, that this will not limit the Master Servicer’s obligation to obtain and maintain a force-placed insurance policy as set forth in the Pooling and Servicing Agreement;

(iv)       except as provided below, in no event will the Master Servicer be required to cause the borrower to maintain, or itself obtain, insurance coverage to the extent that the failure of such borrower to maintain insurance coverage is an Acceptable Insurance Default (as determined by the Special Servicer subject to the discussion under “—The Directing Holder” and “—The Operating Advisor” above in this free writing prospectus);

(v)        to the extent the Master Servicer itself is required to maintain insurance that the borrower does not maintain, the Master Servicer will not be required to maintain insurance other than what is available on a force-placed basis at commercially reasonable rates, and only to the extent the Issuing Entity as lender has an insurable interest thereon; and

(vi)       any explicit terrorism insurance requirements contained in the related Mortgage Loan Documents are required to be enforced by the Master Servicer in accordance with the Servicing Standard (unless the Special Servicer and, if no Control Termination Event has occurred and is continuing, the Directing Holder, have consented to a waiver (including a waiver to permit the Master Servicer to accept insurance that does not comply with specific requirements contained in the Mortgage Loan Documents) in writing of that provision in accordance with the Servicing Standard).

With respect to each Serviced REO Property, the Special Servicer will generally be required to use reasonable efforts, consistent with the Servicing Standard, to maintain with an insurer meeting certain criteria set forth in the Pooling and Servicing Agreement (subject to the right of the Special Servicer to direct the Master Servicer to make a Property Advance for the costs associated with coverage that the Special Servicer determines to maintain, in which case the Master Servicer will be required to make that Property Advance (subject to the recoverability determination and Property Advance procedures described above under “—Advances” in this free writing prospectus)) to the extent reasonably available at commercially reasonable rates and to the extent the Trustee has an insurable interest (a) a fire and casualty extended coverage insurance policy, which does not provide for reduction due to depreciation, in an amount that is at least equal to the lesser of the full replacement value of the Mortgaged Property or the Stated Principal Balance of the Mortgage Loan (other than a Non-Serviced Mortgage Loan), REO

Loan or Serviced Loan Combination, as applicable (or such greater amount of coverage required by the related Mortgage Loan Documents (unless such amount is not available or if no Control Termination Event has occurred and is continuing, the Directing Holder has consented to a lower amount)), but, in any event, in an amount sufficient to avoid the application of any co-insurance clause, (b) a comprehensive general liability insurance policy with coverage comparable to that which would be required under prudent lending requirements and in an amount not less than $1,000,000 per occurrence and (c) to the extent consistent with the Servicing Standard, a business interruption or rental loss insurance covering revenues or rents for a period of at least 12 months. However, the Special Servicer will not be required in any event to maintain or obtain insurance coverage described in this paragraph beyond what is reasonably available at a commercially reasonable rates and consistent with the Servicing Standard.

If either (x) the Master Servicer or the Special Servicer obtains and maintains, or causes to be obtained and maintained, a blanket policy or master force-placed policy insuring against hazard losses on all of the Mortgage Loans (other than any Non-Serviced Mortgage Loan) and the Serviced Loan Combinations and the Serviced REO Properties, as applicable, as to which it is the Master Servicer or the Special Servicer, as the case may be, then, to the extent such policy (i) is obtained from an insurer meeting certain criteria set forth in the Pooling and Servicing Agreement, and (ii) provides protection equivalent to the individual policies otherwise required or (y) the Master Servicer or Special Servicer (or its corporate parent) has long-term unsecured debt obligations that are rated at least “A2” by Moody’s, “A-“ by Fitch and the equivalent by KBRA (if then rated by KBRA), and the Master Servicer or the Special Servicer self-insures for its obligation to maintain the individual policies otherwise required, then the Master Servicer or Special Servicer, as the case may be, will conclusively be deemed to have satisfied its obligation to cause hazard insurance to be maintained on the related Mortgaged Properties or Serviced REO Properties, as applicable. Such a blanket or master force-placed policy may contain a deductible clause (not in excess of a customary amount), in which case the Master Servicer or the Special Servicer, as the case may be, that maintains such policy will be required, if there shall not have been maintained on any Mortgaged Property securing a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced REO Property thereunder a hazard insurance policy complying with the requirements described above, and there shall have been one or more losses that would have been covered by such an individual policy, to promptly deposit into the Collection Account (or, with respect to a Serviced Loan Combination, the related separate custodial account), from its own funds, the amount not otherwise payable under the blanket or master force-placed policy in connection with such loss or losses because of such deductible clause to the extent that any such deductible exceeds the deductible limitation that pertained to the related Mortgage Loan or the related Serviced Loan Combination (or, in the absence of any such deductible limitation, the deductible limitation for an individual policy which is consistent with the Servicing Standard).

The costs of the insurance premiums incurred by the Master Servicer or the Special Servicer may be recovered by the Master Servicer or the Special Servicer, as applicable, from reimbursements received from the related borrower or, if the borrower does not pay those amounts, as a Property Advance (to the extent that such Property Advances are recoverable advances) as set forth in the Pooling and Servicing Agreement. However, even if such Property Advance would be a nonrecoverable advance, the Master Servicer or the Special Servicer, as applicable, may make such payments using funds held in the Collection Account (or, with respect to a Serviced Loan Combination, the related separate custodial account) or may be permitted or required to make such Property Advance, subject to certain conditions set forth in the Pooling and Servicing Agreement.

No pool insurance policy, special hazard insurance policy, bankruptcy bond, repurchase bond or certificate guarantee insurance will be maintained with respect to the Mortgage Loans or any Serviced Loan Combination, nor will any Mortgage Loan be subject to Federal Housing Administration insurance.

Assignment of the Mortgage Loans

The Depositor will purchase the Mortgage Loans to be included in the Issuing Entity on or before the Closing Date from the Mortgage Loan Sellers pursuant to six separate mortgage loan purchase agreements (the “Mortgage Loan Purchase Agreements”). See “The Sponsors, Mortgage Loan Sellers and Originators” in this free writing prospectus.

On the Closing Date, the Depositor will sell, transfer or otherwise convey, assign or cause the assignment of the Mortgage Loans, without recourse, together with the Depositor’s rights and remedies against the Mortgage Loan Sellers in respect of breaches of representations and warranties regarding the Mortgage Loans, to the Trustee for the benefit of the holders of the Certificates. On or prior to the Closing Date, the Depositor will deliver to the Custodian, the Note and certain other documents and instruments (the “Mortgage Loan Documents”) with respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan). The Custodian will hold such documents in trust for the benefit of the holders of the Certificates. The Custodian is obligated to review certain documents for each Mortgage Loan within 60 days of the Closing Date and report any missing documents or certain types of defects therein to the Trustee, the Certificate Administrator, the Depositor, the Master Servicer, the Special Servicer, the Operating Advisor, the Directing Holder (but for so long as no Consultation Termination Event has occurred and is continuing) and the related Mortgage Loan Seller.

Each of the Mortgage Loan Sellers will, or will retain a third party vendor (which may be the Trustee or the Custodian) to, complete the assignment and recording or filing of the related Mortgage Loan Documents to the Trustee for the benefit of the Certificateholders. Each Mortgage Loan Seller will be required to effect (at its expense) the assignment and recordation or filing of the related Mortgage Loan Documents until the assignment and recordation or filing of all Mortgage Loan Documents has been completed.

Representations and Warranties; Repurchase; Substitution

In the Pooling and Servicing Agreement, the Depositor will assign to the Trustee for the benefit of Certificateholders the representations and warranties made by the Mortgage Loan Sellers to the Depositor in the Mortgage Loan Purchase Agreements.

Each of the Mortgage Loan Sellers will in its respective Mortgage Loan Purchase Agreement make, with respect to each Mortgage Loan sold by it that is included in the Issuing Entity, representations and warranties generally to the effect set forth on Annex F to this free writing prospectus, as of the Closing Date, or as of such other date specifically provided in the applicable representation and warranty, subject to the exceptions set forth in Annex G to this free writing prospectus.

The Pooling and Servicing Agreement requires that the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor, the Trustee and the Custodian notify each other, the affected Mortgage Loan Seller and the Directing Holder (but only for so long as no Consultation Termination Event has occurred and is continuing) promptly upon discovery or receipt of notice of any failure by any party to deliver Mortgage Loan Documents in a timely manner, any defect in any document constituting a part of the mortgage file (as described in the Pooling and Servicing Agreement) or any breach of any representation or warranty referred to in the preceding paragraph that, in each case, materially and adversely affects the value of such Mortgage Loan, the value of the related Mortgaged Property or the interests of the Trustee in such Mortgage Loan or the related Mortgaged Property (each, a “Material Document Defect” or a “Material Breach”, as the case may be). Each of the Mortgage Loan Purchase Agreements provides that, with respect to any such Mortgage Loan, within 90 days following its receipt of such notice from the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Trustee or the Custodian (or, in the case of a Material Breach or Material Document Defect that would cause the Mortgage Loan not to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3), within 90 days of the Mortgage Loan Seller or any party to the Pooling and Servicing Agreement discovering such Material Breach or Material Document Defect, provided that the related Mortgage Loan Seller has received notice in accordance with the terms of the Pooling and Servicing Agreement), the affected Mortgage Loan Seller (or, if applicable, its affiliate) must either (a) cure such breach or defect in all material respects, (b) repurchase such Mortgage Loan at an amount equal to the sum of (1) the outstanding principal balance of the Mortgage Loan as of the date of purchase, (2) all accrued and unpaid interest on the Mortgage Loan at the related Mortgage Rates in effect from time to time, to but not including the Due Date in the month of purchase, but excluding any yield maintenance or other prepayment penalty, (3) all related unreimbursed Property Advances plus accrued and unpaid interest on related Advances at the Advance Rate and all Special Servicing Fees and Workout Fees allocable to the Mortgage Loan (and, in the case of a Non-Serviced Mortgage Loan, unpaid fees payable to the applicable other servicer or trustee allocable to such Mortgage Loan), (4) any Liquidation Fee allocable to the Mortgage Loan, as specified below in “—Special Servicing—Special Servicing Compensation,” (5) all additional expenses of the Issuing Entity allocable to such Mortgage Loan and (6) all reasonable out-of-pocket expenses reasonably incurred or to be incurred by the Master Servicer, the Special Servicer, the Depositor, the Certificate Administrator and the Trustee in respect of the defect or breach giving rise to the repurchase obligation, including any such expenses arising out of the enforcement of the repurchase obligation (such price, the “Repurchase Price”) or (c) substitute, within two years of the Closing Date, a Qualified Substitute Mortgage Loan (a “Replacement Mortgage Loan”) for the affected Mortgage Loan (the “Removed Mortgage Loan”) and pay any shortfall amount equal to the excess of the Repurchase Price of the Removed Mortgage Loan calculated as of the date of substitution over the Stated Principal Balance of the Replacement Mortgage Loan as of the date of substitution; provided that the applicable Mortgage Loan Seller generally has an additional 90-day period (as set forth in the Pooling and Servicing Agreement) to cure the Material Document Defect or Material Breach if such Material Document Defect or Material Breach is not capable of being cured within the initial 90-day period, the Mortgage Loan Seller is diligently proceeding with that cure, and such Material Document Defect or Material Breach is not related to the Mortgage Loan not being a “qualified mortgage” within the meaning of Code Section 860G(a)(3). See “—Servicing Compensation and Payment of Expenses” below in this free writing prospectus. Notwithstanding the foregoing, if a Mortgage Loan is not secured by a Mortgaged Property that is, in whole or in part, a hotel, restaurant (operated by a borrower), healthcare facility, nursing home, assisted living facility, self-storage facility, theater or fitness center (operated by a borrower), then the failure to deliver copies of the UCC financing statements with respect to such Mortgage Loan will not be a material defect.

If (x) there exists a breach of any representation or warranty on the part of a Mortgage Loan Seller as set forth in, or made pursuant to, representation 30 or 32 described in Annex F to this free writing prospectus relating to fees and expenses payable by the borrower associated with the exercise of a defeasance option, a waiver of a “due-on-sale” provision or a “due-on-encumbrance” provision or the release of any Mortgaged Property, and (y) the related Mortgage Loan Documents specifically prohibit the Master Servicer or Special Servicer from requiring the related borrower to pay such fees and expenses, then the applicable Mortgage Loan Seller may cure such breach by transferring to the Collection Account, within 90 days of notice of such breach from the Master Servicer or the Special Servicer, the amount of any such fees and expenses borne by the Trust that are the basis of such breach. Upon its making such deposit, the Mortgage Loan Seller will be deemed to have cured such breach in all respects. Provided such payment is made, this paragraph describes the sole remedy available to the Trust regarding any such breach, regardless of whether it constitutes a material breach, and the applicable Mortgage Loan Seller will not be obligated to repurchase or otherwise cure such breach.

Notwithstanding the foregoing, if there is a Material Breach or Material Document Defect with respect to one or more Mortgaged Properties with respect to a Mortgage Loan, the applicable Mortgage Loan Seller (or, if applicable, its affiliate) will not be obligated to repurchase the Mortgage Loan if (i) the affected Mortgaged Property may be released pursuant to the terms of any partial release provisions in the related Mortgage Loan Documents (and such Mortgaged Property is, in fact, released), (ii) the remaining Mortgaged Property(ies) satisfy the requirements, if any, set forth in the Mortgage Loan Documents and the applicable Mortgage Loan Seller provides an opinion of counsel to the effect that such release would not cause an adverse REMIC event to occur and (iii) each applicable Rating Agency has provided a No Downgrade Confirmation.

In lieu of a Mortgage Loan Seller repurchasing, substituting or curing a Material Breach or Material Document Defect, to the extent that the Mortgage Loan Seller and the Special Servicer on behalf of the Issuing Entity (with the consent of the Directing Holder for so long as no Control Termination Event has occurred and is continuing) are able to agree upon a cash payment payable by the Mortgage Loan Seller to the Special Servicer on behalf of the Issuing Entity that would be deemed sufficient to compensate the

Issuing Entity for a Material Breach or Material Document Defect (a “Loss of Value Payment”), the Mortgage Loan Seller may elect, in its sole discretion, to pay such Loss of Value Payment. Upon its making such payment, the Mortgage Loan Seller will be deemed to have cured the related Material Breach or Material Document Defect in all respects. A Loss of Value Payment may not be made with respect to a Material Document Defect or Material Breach that is related to a Mortgage Loan not being a “qualified mortgage” within the meaning of Code Section 860G(a)(3).

A “Qualified Substitute Mortgage Loan” is a Mortgage Loan that, among other things: (i) has an outstanding Stated Principal Balance that is not more than the outstanding Stated Principal Balance of the related Removed Mortgage Loan, (ii) accrues interest at a rate of interest at least equal to that of the related Removed Mortgage Loan, (iii) has a remaining term to stated maturity of not greater than, and not more than two years less than, the remaining term to stated maturity of the related Removed Mortgage Loan, (iv) is approved, for so long as no Control Termination Event has occurred and is continuing, by the Directing Holder and (v) the Trustee and the Certificate Administrator have received a prior No Downgrade Confirmation.

The obligations of the Mortgage Loan Sellers to repurchase, substitute, cure or make a Loss of Value Payment described in the second, third, fourth and fifth preceding paragraphs constitute the sole remedies available to holders of Certificates or the Trustee for a document defect in the related mortgage file or a breach of a representation or warranty by the related Mortgage Loan Seller with respect to any Mortgage Loan; provided that with respect to the obligations of Pillar Funding LLC, Pillar Capital Partners I LLC will guarantee payment in connection with the performance of such obligations. None of the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator or the Trustee will be obligated to purchase or substitute a Mortgage Loan if a Mortgage Loan Seller (or, if applicable, its affiliate) defaults on its obligation to repurchase, substitute or cure, and no assurance can be given that a Mortgage Loan Seller (or, if applicable, its affiliate) will fulfill such obligations. See the discussion of the respective Mortgage Loan Sellers under “The Sponsors, Mortgage Loan Sellers and Originators” in this free writing prospectus. If such obligation is not met as to a Mortgage Loan that is not a “qualified mortgage” within the meaning of Code Section 860G(a)(3), the Upper-Tier REMIC or the Lower-Tier REMIC may fail to qualify to be treated as a REMIC for federal income tax purposes.

Certain Matters Regarding the Depositor, the Master Servicer, the Special Servicer and the Operating Advisor

Each of the Master Servicer, the Special Servicer and the Operating Advisor may assign its rights and delegate its duties and obligations under the Pooling and Servicing Agreement in connection with the sale or transfer of a substantial portion of its mortgage servicing, asset management or (solely with respect to the Operating Advisor) commercial mortgage surveillance, portfolio, provided that certain conditions are satisfied, including obtaining a No Downgrade Confirmation (including a No Downgrade Confirmation with respect to any Companion Loan Securities). The resigning Master Servicer, Special Servicer or Operating Advisor, as applicable, will be required to pay all reasonable costs and expenses of each party to the Pooling and Servicing Agreement and each Rating Agency in connection with the resignation of such party. The Pooling and Servicing Agreement provides that none of the Master Servicer, the Special Servicer or the Operating Advisor may otherwise resign from their obligations and duties as the Master Servicer, the Special Servicer or the Operating Advisor thereunder, except upon either (a) the determination that performance of its duties is no longer permissible under applicable law and provided that such determination is evidenced by an opinion of counsel delivered to the Trustee and the Certificate Administrator, (b) the appointment of a successor as described in the first sentence of this paragraph or (c) solely with respect to the Operating Advisor, under the conditions described above under “—The Operating Advisor—Resignation of the Operating Advisor”. No such resignation may become effective until the Trustee or a successor Master Servicer, Special Servicer or Operating Advisor, as the case may be, has assumed the obligations of the Master Servicer, the Special Servicer or the Operating Advisor under the Pooling and Servicing Agreement. The Trustee or any other successor Master Servicer, Special Servicer or Operating Advisor assuming the obligations of the Master Servicer, the Special Servicer or the Operating Advisor under the Pooling and Servicing Agreement generally will be entitled to the compensation to which the Master Servicer, Special Servicer or Operating Advisor would have been entitled. If no successor Master Servicer, Special Servicer or Operating Advisor can be obtained to perform such obligations for such compensation, additional amounts payable to such successor Master Servicer, Special Servicer or Operating Advisor will be treated as Realized Losses.

The Pooling and Servicing Agreement also provides that none of the Depositor, the Master Servicer, the Special Servicer or the Operating Advisor, or any affiliate, director, officer, employee, member, manager or agent (including subservicers) of the Depositor, the Master Servicer, the Special Servicer or the Operating Advisor will be under any liability to the Issuing Entity, the holders of Certificates, any Serviced Companion Loan noteholders, any party to the Pooling and Servicing Agreement or any third party beneficiary for any action taken or for refraining from the taking of any action in good faith pursuant to the Pooling and Servicing Agreement (including actions taken or not taken at the direction of the Directing Holder), or for errors in judgment; provided, that none of the Depositor, the Master Servicer, the Special Servicer or the Operating Advisor or any director, officer, employee, member, manager or agent (including subservicers) of the Depositor, the Master Servicer, the Special Servicer or the Operating Advisor will be protected against any breach of its respective representations and warranties made in the Pooling and Servicing Agreement or any liability that would otherwise be imposed by reason of willful misconduct, bad faith, fraud or negligence (or in the case of the Master Servicer, the Special Servicer or the Operating Advisor, by reason of any specific liability imposed for a breach of the Servicing Standard or the Operating Advisor Standard, as applicable) in the performance of duties thereunder or by reason of negligent disregard of obligations and duties thereunder. The Pooling and Servicing Agreement further provides that the Depositor, the Master Servicer, the Special Servicer and the Operating Advisor and any affiliate, director, officer, employee, member, manager or agent (including subservicers) of the Depositor, the Master Servicer, the Special Servicer and the Operating Advisor will be entitled to indemnification by the Issuing Entity for any loss, liability or expense incurred in connection with any claim, loss, penalty, fine, foreclosure, judgment, liability or legal action relating to the Pooling and Servicing Agreement or the Certificates, other than any loss, liability or expense (including legal fees and expenses) (i) incurred by reason of willful misconduct, bad faith, fraud or negligence in the performance of duties thereunder or by reason of negligent disregard of obligations and duties thereunder or (ii) in the case of the Depositor and any of its directors, officers, members, managers, employees and agents, incurred in connection with any violation by any of them of any state or federal securities law. With respect to a Serviced Loan Combination, the expenses, costs and liabilities described in the preceding sentence above that relate to the applicable Serviced Loan Combination will be paid out of amounts on deposit in the separate custodial account maintained with respect to such Serviced Loan Combination (allocated in accordance with the expense allocation provision of the related Intercreditor Agreement). If funds in the applicable custodial account relating to a Serviced Loan Combination are insufficient, then any deficiency will be paid from amounts on deposit in the Collection Account; provided that the Master Servicer will be required, after receiving payment from amounts on deposit in the Collection Account, if any, to (i) promptly notify the holder of the related Companion Loan and (ii) use commercially reasonable efforts to exercise on behalf of the Issuing Entity the rights of the Issuing Entity under the related Intercreditor Agreement to obtain reimbursement for a pro rata portion of such amount allocable to the related Companion Loans from the holders of such Companion Loan.

The Pooling and Servicing Agreement will also provide that the servicer, special servicer, the depositor, certificate administrator and trustee of a Non-Serviced Mortgage Loan, and any director, officer, employee or agent of any of them will be entitled to indemnification by the Issuing Entity and held harmless against the Issuing Entity’s pro rata share of any and all claims, losses, penalties, fines, forfeitures, reasonable legal fees and related costs, judgments and any other costs, liabilities, fees and expenses incurred in connection with any legal action or claim that relates to the related Non-Serviced Mortgage Loan under the applicable servicing agreement or the Pooling and Servicing Agreement or the related Intercreditor Agreement (but excluding any such losses allocable to the related Companion Loans), reasonably requiring the use of counsel or the incurring of expenses; provided, however, that such indemnification will not extend to any loss, liability or expense incurred by reason of willful misconduct, bad faith or negligence on the part of such party in the performance of its obligations or duties or by reason of negligent disregard of its obligations or duties under the applicable servicing agreement or related Intercreditor Agreement.

In addition, the Pooling and Servicing Agreement provides that none of the Depositor, the Master Servicer, the Special Servicer or the Operating Advisor will be under any obligation to appear in, prosecute or defend any legal action unless such action is related to its duties under the Pooling and Servicing Agreement and which in its opinion does not expose it to any expense or liability not recoverable from the Issuing Entity. Each of the Depositor, the Master Servicer, the Special Servicer or the Operating Advisor may, however, in its discretion undertake any such action that it may deem necessary or desirable with respect to the Pooling and Servicing Agreement and the rights and duties of the parties to the Pooling and Servicing Agreement and the interests of the holders of Certificates and Companion Loan Securities, as applicable, thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the Issuing Entity, and the Depositor, the Master Servicer, the Special Servicer and the Operating Advisor will be entitled to be reimbursed therefor from the Collection Account (or with respect to a Serviced Loan Combination, first from the related separate custodial account, as described in the second preceding paragraph) no later than 60 days after submitting such expenses or costs for reimbursement.

The management, prosecution, defense and/or settlement of claims and litigation relating to any Mortgage Loan brought against the Issuing Entity or any party to the Pooling and Servicing Agreement will generally be handled by the Master Servicer and the Special Servicer; subject to certain rights of the Trustee to appear in any such action to which it is a named party and the rights of certain parties to the Pooling and Servicing Agreement to indemnification for certain costs or liabilities arising from such litigation, all as more specifically provided for in the Pooling and Servicing Agreement.

The Depositor is not obligated to monitor or supervise the performance of the Master Servicer, the Special Servicer, the Operating Advisor, the Certificate Administrator or the Trustee under the Pooling and Servicing Agreement. The Depositor may, but is not obligated to, enforce the obligations of the Master Servicer or the Special Servicer under the Pooling and Servicing Agreement and may, but is not obligated to, perform or cause a designee to perform any defaulted obligation of the Master Servicer or the Special Servicer or exercise any right of the Master Servicer or the Special Servicer under the Pooling and Servicing Agreement. In the event the Depositor undertakes any such action, it will be reimbursed by the Issuing Entity from the Collection Account (or with respect to a Serviced Loan Combination, to the extent such reimbursement is allocable to such Serviced Loan Combination, first from the related custodial account), to the extent not recoverable from the Master Servicer or Special Servicer, as applicable. Any such action by the Depositor will not relieve the Master Servicer or the Special Servicer of its obligations under the Pooling and Servicing Agreement.

Any person into which the Master Servicer, the Special Servicer, the Depositor or the Operating Advisor may be merged or consolidated, or any person resulting from any merger or consolidation to which the Master Servicer, the Special Servicer, the Depositor or the Operating Advisor is a party, or any person succeeding to the business of the Master Servicer, the Special Servicer, the Depositor or the Operating Advisor, will be the successor of the Master Servicer, the Special Servicer, the Depositor or the Operating Advisor under the Pooling and Servicing Agreement, and shall be deemed to have assumed all of the liabilities and obligations of the Master Servicer, the Special Servicer, the Depositor or the Operating Advisor under the Pooling and Servicing Agreement if each of the Rating Agencies then rating any Certificates has provided a No Downgrade Confirmation (and each rating agency then rating any Companion Loan Securities has provided a No Downgrade Confirmation); provided, however, none of the Depositor, Master Servicer, Special Servicer or Operating Advisor shall be required to obtain a No Downgrade Confirmation from any Rating Agency if (x) the Master Servicer, the Special Servicer, the Depositor or the Operating Advisor, as applicable, is merged into or consolidated with a Qualified Affiliate or transfers all or substantially all of its assets to a Qualified Affiliate or (y) the Master Servicer or the Special Servicer enters into a merger and the Master Servicer or the Special Servicer, as applicable, is the surviving entity.

A “Qualified Affiliate” is any person (a) that is organized and doing business under the laws of any state of the United States or the District of Columbia, (b) that is in the business of performing the duties of a servicer of mortgage loans, and (c) as to which 50% or greater of its outstanding voting stock or equity ownership interest are directly or indirectly owned by the Master Servicer or the Special Servicer, as applicable, or by any person or persons who directly or indirectly own equity ownership interests in the Master Servicer or the Special Servicer, as applicable.

Servicer Termination Events

“Servicer Termination Events” under the Pooling and Servicing Agreement with respect to the Master Servicer or the Special Servicer, as the case may be, will include, without limitation:

(a)       with respect to the Master Servicer only, any failure by the Master Servicer (i) to make a required deposit to the Collection Account or to the separate custodial account for any Loan Combination on the day such deposit was first required to be made, which failure is not remedied within two business days, (ii) to deposit into, or remit to the Certificate Administrator for deposit into, the Distribution Account any amount required to be so deposited or remitted (including any required P&I Advance, unless the Master Servicer determines that such P&I Advance would not be recoverable), which failure is not remedied by 11:00 a.m. (New York City time) on the relevant Distribution Date (provided, however, that to the extent the Master Servicer does not timely make such remittances to the Certificate Administrator, the Master Servicer will be required to pay the Certificate Administrator for the account of the Certificate Administrator interest on any amount not timely remitted at the Prime Rate from and including the applicable required remittance date to, but not including, the date such remittance is actually made) or (iii) to remit to any holder of a Serviced Companion Loan, as and when required by the Pooling and Servicing Agreement or the related intercreditor agreement, any amount required to be so remitted which failure continues for two business days;

(b)       with respect to the Special Servicer only, any failure by the Special Servicer to deposit into the REO Account on the day such deposit is required to be made and such failure continues unremedied for two business days, or to remit to the Master Servicer for deposit in the Collection Account (or, in the case of a Serviced Loan Combination, the related custodial account) any such remittance required to be made, under the Pooling and Servicing Agreement; provided, however, that the failure of the Special Servicer to remit such remittance to the Master Servicer will not be a Servicer Termination Event if such failure is remedied within two business days and if the Special Servicer has compensated the Master Servicer for any loss of income (at the Advance Rate) on such amount suffered by the Master Servicer due to and caused by the late remittance of the Special Servicer and reimbursed the Issuing Entity for any resulting advance interest due to the Master Servicer;

(c)       any failure by the Master Servicer or the Special Servicer duly to observe or perform in any material respect any of its other covenants or obligations under the Pooling and Servicing Agreement, which failure continues unremedied for 30 days (15 days in the case of the Master Servicer’s failure to make a Property Advance or 45 days in the case of failure to pay the premium for any insurance policy required to be force placed by the Master Servicer or the Special Servicer, as the case may be, pursuant to the Pooling and Servicing Agreement or in any event such reasonable shorter period of time as is necessary to avoid the commencement of foreclosure proceedings for any lien relating to unpaid real estate taxes or assessments or a lapse in any required insurance coverage) after written notice of the failure has been given to the Master Servicer or the Special Servicer, as the case may be, by any other party to the Pooling and Servicing Agreement, by the Certificateholders of any Class, evidencing Percentage Interests aggregating not less than 25% of such Class or by a holder of a Serviced Companion Loan, if affected; provided, if that failure is capable of being cured and the Master Servicer or the Special Servicer, as applicable, is diligently pursuing that cure, that 15-, 30- or 45-day period, as applicable, will be extended an additional 30 days;

(d)       any breach on the part of the Master Servicer or the Special Servicer of any representation or warranty in the Pooling and Servicing Agreement which materially and adversely affects the interests of any Class of Certificateholders or holder of a Serviced Companion Loan and which continues unremedied for a period of 30 days after the date on which notice of that breach, requiring the same to be remedied, is given to the Master Servicer or the Special Servicer, as the case may be, by any other party to the Pooling and Servicing Agreement, or to the Master Servicer, the Special Servicer, the Depositor and the Trustee by the holders of Certificates of any Class evidencing Percentage Interests aggregating not less than 25% of such Class or by a holder of a Serviced Companion Loan, if affected; provided, if that breach is capable of being cured and the Master Servicer or Special Servicer, as applicable, is diligently pursuing that cure, that 30-day period will be extended an additional 30 days;

(e)       certain events of insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings in respect of or relating to the Master Servicer or the Special Servicer, as applicable, and certain actions by or on behalf of the Master Servicer or the Special Servicer indicating its insolvency or inability to pay its obligations;

(f)        (i) any of Moody’s or KBRA has (A) qualified, downgraded or withdrawn its rating or ratings of one or more Classes of Certificates, or (B) placed one or more Classes of Certificates on “watch status” in contemplation of possible rating downgrade or withdrawal (and such qualification, downgrade or withdrawal or “watch status” placement shall not have been withdrawn by Moody’s or KBRA, as applicable, within 60 days of such actual knowledge by the Master Servicer or Special Servicer, as applicable), and, in case of either of clause (A) or (B), citing servicing concerns with the Master Servicer or Special Servicer, as applicable, as the sole or a material factor in such rating action; (ii) the Master Servicer or Special Servicer, as applicable, ceases to have a master servicer rating or special servicer rating, respectively, of at least “CMS3” or “CSS3”, respectively, from Fitch and such rating is not reinstated within 60 days; or (iii) the Master Servicer or the Special Servicer, as applicable, has failed to maintain a ranking by Morningstar equal to or higher than “MOR CS3” as a master servicer or special servicer, as applicable, and the Master Servicer or the Special Servicer, as applicable, is not reinstated to that ranking within 60 days, as applicable (provided that if Morningstar has not issued a ranking with respect to such Master Servicer or Special Servicer, as applicable, then the following will constitute a Servicer Termination Event: such Master Servicer or Special Servicer was acting as master servicer or special servicer, as applicable, in a commercial mortgage loan securitization that was rated by a Rating Agency within the 12-month period prior to the date of determination (or, in the case of the initial Special Servicer, prior to the Closing Date), and Morningstar has qualified, downgraded or withdrawn the then-current rating or ratings of one or more classes of commercial mortgage securities, citing servicing concerns with the Master Servicer or Special Servicer, as applicable, as the sole or material factor in such rating action (and such qualification, downgrade or withdrawal has not been withdrawn by Morningstar within 60 days of such event)); and

(g)       so long as the Issuing Entity is subject to Exchange Act reporting requirements, any failure by the Master Servicer or Special Servicer, as applicable, to deliver to the Trustee and the Certificate Administrator (i) an annual certification regarding such servicer’s compliance with the terms of the Pooling and Servicing Agreement, as well as an assessment of compliance with certain servicing criteria and an accountant’s attestation report with respect to such assessment by the time required under the Pooling and Servicing Agreement after any applicable grace period or (ii) any Exchange Act reporting items that a primary servicer, sub-servicer or servicing function participant (such entity, the “Sub-Servicing Entity”) retained by the Master Servicer or Special Servicer, as applicable (but excluding any Sub-Servicing Entity which the Master Servicer or Special Servicer has been directed to retain by a Sponsor or Mortgage Loan Seller) is required to deliver (after any applicable grace period) (any Sub-Servicing Entity will be terminated if it defaults in accordance with the provision of this clause (g)).

Rights upon a Servicer Termination Event

If a Servicer Termination Event with respect to the Master Servicer or the Special Servicer, as applicable, occurs and is continuing, then the Trustee may, and at the written direction of (1) the holders of Certificates evidencing at least 25% of the aggregate Voting Rights, (2) in the case of the Special Servicer, for so long as no Control Termination Event has occurred and is continuing, the Controlling Class Representative, or (3) the Depositor (with respect to clause (g) of the definition of “Servicer

Termination Event”), the Trustee will be required to, terminate all of the rights (other than certain rights to indemnification, compensation and (in certain limited circumstances) the excess servicing strip as provided in the Pooling and Servicing Agreement) and obligations of the Master Servicer as master servicer or the Special Servicer as special servicer, as the case may be, under the Pooling and Servicing Agreement. In the case of a Servicer Termination Event pursuant to clause (f) of the definition thereof, the Certificate Administrator will be required to notify Certificateholders and Serviced Companion Loan noteholders of such Servicer Termination Event and request whether such Certificateholders and, if applicable, the Serviced Companion Loan noteholders favor such termination. Notwithstanding the foregoing, upon any termination of the Master Servicer or the Special Servicer, as applicable, under the Pooling and Servicing Agreement, the Master Servicer or the Special Servicer, as applicable, will continue to be entitled to receive all accrued and unpaid servicing compensation through the date of termination plus reimbursement for all Advances and interest thereon as provided in the Pooling and Servicing Agreement.

Notwithstanding the foregoing, (a) if a Servicer Termination Event with respect to the Master Servicer affects a Serviced Companion Loan and the Master Servicer is not otherwise terminated or (b) if a nationally recognized statistical rating organization (“NRSRO”), as that term is defined in Section 3(a)(62) of the Exchange Act, engaged to rate a Companion Loan Security qualifies, downgrades or withdraws its rating of such Companion Loan Security, citing servicing concerns with the Master Servicer as the sole or a material factor in such rating action, then the holder of such Serviced Companion Loan will be entitled to request that the Trustee direct the Master Servicer to appoint a sub-servicer (or if the related Serviced Loan Combination is currently being sub-serviced, then the Trustee may direct the Master Servicer to replace such sub-servicer with a new sub-servicer but only if such original sub-servicer is in default (beyond any applicable cure periods) under the related sub-servicing agreement, and the Master Servicer will be permitted to terminate the sub-servicing agreement due to such default) that will be responsible for servicing the related Serviced Loan Combination; provided that the Trustee will be required to direct the Master Servicer to obtain a No Downgrade Confirmation (including a No Downgrade Confirmation with respect to any Companion Loan Securities) (at the expense of the requesting party) with respect to the appointment of such sub-servicer.

Notwithstanding the foregoing, (a) if a Servicer Termination Event with respect to the Special Servicer affects a Serviced Companion Loan and the Special Servicer is not otherwise terminated or (b) if an NRSRO engaged to rate a Companion Loan Security qualifies, downgrades or withdraws its rating of such Companion Loan Security, citing servicing concerns with the Special Servicer as the sole or a material factor in such rating action, then the holder of such Serviced Companion Loan will be entitled to direct that the Trustee terminate the Special Servicer with respect to the related Serviced Loan Combination only, but no other Mortgage Loan.

On and after the date of termination following a Servicer Termination Event by the Master Servicer or the Special Servicer, the Trustee will succeed to all authority and power of the Master Servicer or the Special Servicer, as applicable, under the Pooling and Servicing Agreement (and any sub-servicing agreements) and generally will be entitled to the compensation arrangements to which the Master Servicer or the Special Servicer, as applicable, would have been entitled. If the Trustee is unwilling or unable so to act, or holders of Certificates evidencing (i) in the case of the Master Servicer, at least 25% of the aggregate Voting Rights or, for so long as no Control Termination Event has occurred and is continuing, the Controlling Class Representative, or (ii) in the case of the Special Servicer, at least 25% of the aggregate Voting Rights (or, for so long as no Control Termination Event has occurred and is continuing, the Directing Holder) so request, or, with respect to a Serviced Loan Combination, if an affected Serviced Companion Loan noteholder so requests, or if the Trustee is not an “approved” servicer by any of the rating agencies for mortgage pools similar to the one held by the Issuing Entity, the Trustee must appoint, or petition a court of competent jurisdiction for the appointment of, a mortgage loan servicing institution that, for so long as no Control Termination Event has occurred and is continuing, has been approved by the Directing Holder (which approval shall not be unreasonably withheld in the case of the appointment of a successor Master Servicer) to act as successor to the Master Servicer or the Special Servicer, as applicable, under the Pooling and Servicing Agreement; provided that the Trustee must obtain a No Downgrade Confirmation (including a No Downgrade Confirmation with respect to any

Companion Loan Securities). Pending such appointment, the Trustee is obligated to act in such capacity unless the Trustee is prohibited by law from so acting. The Trustee and any such successor may agree upon the servicing compensation to be paid; provided, that no such compensation may be in excess of that permitted to the terminated Master Servicer or Special Servicer, provided, further, that if no successor can be obtained to perform the obligations of the terminated Master Servicer or Special Servicer, additional amounts may be paid to such successor and such amounts in excess of that permitted the terminated Master Servicer or Special Servicer shall be treated as Realized Losses. All reasonable costs and expenses of the Trustee (including the cost of obtaining a No Downgrade Confirmation and any applicable indemnity) or the successor Master Servicer or successor Special Servicer incurred in connection with transferring the mortgage files to the successor Master Servicer or Special Servicer and amending the Pooling and Servicing Agreement to reflect such succession are required to be paid by the predecessor Master Servicer or the Special Servicer, as applicable, upon presentation of reasonable documentation of such costs and expenses. If the predecessor Master Servicer or Special Servicer (as the case may be) has not reimbursed the Trustee or the successor Master Servicer or Special Servicer for such expenses within 90 days after the presentation of reasonable documentation, such expense is required to be reimbursed by the Issuing Entity; provided that the terminated Master Servicer or Special Servicer shall not thereby be relieved of its liability for such expenses.

No Certificateholder or holder of a Serviced Companion Loan, as applicable, will have any right under the Pooling and Servicing Agreement to institute any proceeding with respect to the Pooling and Servicing Agreement or the Mortgage Loans, unless, with respect to the Pooling and Servicing Agreement, such holder or such holder of a Serviced Companion Loan, as applicable, previously has given to the Trustee a written notice of a default under the Pooling and Servicing Agreement, and of the continuance thereof, and unless such holder of a Serviced Companion Loan or the holders of Certificates of any Class affected thereby evidencing Percentage Interests of at least 25% of such Class, as applicable, have made written request of the Trustee to institute such proceeding in its capacity as Trustee under the Pooling and Servicing Agreement and have offered to the Trustee such security or indemnity reasonably satisfactory to it as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee, for 60 days after its receipt of such notice, request and offer of security or indemnity, failed or refused to institute such proceeding.

Neither the Trustee nor the Certificate Administrator will have any obligation to make any investigation of matters arising under the Pooling and Servicing Agreement or to institute, conduct or defend any litigation under the Pooling and Servicing Agreement or in relation to it at the request, order or direction of any of the holders of Certificates, unless such holders of Certificates shall have offered to the Trustee or the Certificate Administrator, as applicable security or indemnity reasonably satisfactory to the Trustee or the Certificate Administrator, as applicable against the costs, expenses and liabilities which may be incurred in connection with such action.

Notwithstanding the foregoing discussion in this “—Rights upon a Servicer Termination Event” section, if the Master Servicer is terminated under the circumstances described above because of the occurrence of any of the events described in clause (f) under “—Servicer Termination Events” above, the Master Servicer will have the right, at its expense, to sell its master servicing rights with respect to the Mortgage Loans to a successor Master Servicer in connection with whose appointment a No Downgrade Confirmation (including a No Downgrade Confirmation with respect to any Companion Loan Securities) has been provided, in accordance with the terms set forth in the Pooling and Servicing Agreement, including that any successor Master Servicer fulfill the ratings requirements for successor Master Servicer set forth in the Pooling and Servicing Agreement.

In addition, the Depositor may direct the Trustee to terminate the Master Servicer upon 5 business days’ written notice if the Master Servicer fails to comply with certain of its reporting obligations under the Pooling and Servicing Agreement (subject to any applicable grace period).

Waivers of Servicer Termination Events and Operating Advisor Termination Events

A Servicer Termination Event or Operating Advisor Termination Event may be waived by the Certificateholders evidencing not less than 66-2/3% of the aggregate Voting Rights of the Certificates and each Serviced Companion Loan noteholder adversely affected by such Servicer Termination Event or Operating Advisor Termination Event, except (a) a Servicer Termination Event under clause (g) of the definition of “Servicer Termination Events” may be waived only with the consent of the Depositor and (b) a default in making any required deposits to or payments from the Collection Account, any Serviced Loan Combination custodial account or the Lower-Tier Distribution Account or in remitting payments as received, in each case in accordance with the Pooling and Servicing Agreement.

Amendment

The Pooling and Servicing Agreement may be amended at any time by the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor and the Trustee without the consent of any of the holders of Certificates or holders of any Companion Loans:

(a)	to cure any ambiguity or to correct any error;

(b)
to cause the provisions in the Pooling and Servicing Agreement to conform or be consistent with or in furtherance of the statements herein (or in the private placement memorandum relating to the Private Certificates) made with respect to the Certificates, the Issuing Entity or the Pooling and Servicing Agreement or to correct or supplement any provisions in the Pooling and Servicing Agreement which may be defective or inconsistent with any other provisions in the Pooling and Servicing Agreement;

(c)
to amend any provision thereof to the extent necessary or desirable to maintain the rating or ratings then assigned to each Class of Certificates or Companion Loan Securities (provided that such amendment does not reduce the consent or consultation rights of the Controlling Class Representative or the right of the Controlling Class Representative to receive information under the Pooling and Servicing Agreement);

(d)
to amend or supplement a provision, or to supplement any provisions in the Pooling and Servicing Agreement to the extent not inconsistent with the provisions of the Pooling and Servicing Agreement, or any other change which will not adversely affect in any material respect the interests of any Certificateholder or holder of a Serviced Companion Loan not consenting thereto, as evidenced in writing by an opinion of counsel or, if solely affecting any Certificateholder or holder of a Serviced Companion Loan, in respect of which a No Downgrade Confirmation (including a No Downgrade Confirmation with respect to any Companion Loan Securities) has been obtained;

(e)	to modify the procedures set forth in the Pooling and Servicing Agreement relating to compliance with Rule 17g-5 under the Exchange Act (“Rule 17g-5”); and

(f)
in the event of a TIA Applicability Determination (as defined below), to modify, eliminate or add to the provisions of the Pooling and Servicing Agreement (A) to the extent necessary to effect the qualification of the Pooling and Servicing Agreement under the TIA or under any similar federal statute hereafter enacted and to add to the Pooling and Servicing Agreement such other provisions as may be expressly required by the TIA, and (B) to modify such other provisions of the Pooling and Servicing Agreement to the extent necessary to make those provisions consistent with, and conform to, the modifications made pursuant to clause (A); provided that any amendment pursuant to this clause (f) will be at the sole cost and expense of the Depositor.

Any amendment described above may not (a) materially increase the obligations of the Depositor, the Trustee, the Paying Agent, the Certificate Administrator, the Operating Advisor, the 17g-5 Information Provider, the Master Servicer or the Special Servicer without such party’s consent or (b) adversely affect in any material respect the interests of any Certificateholder or Serviced Companion Loan Noteholder not consenting thereto, as evidenced in the case of clauses (c) through (e) above by (x) an opinion of counsel or (y) solely in the case of a Certificateholder of a rated Class, receipt of a No Downgrade Confirmation from each applicable Rating Agency. The Pooling and Servicing Agreement requires that no such amendment shall cause the Lower-Tier REMIC or the Upper-Tier REMIC to fail to qualify as a REMIC or cause the Grantor Trust to fail to qualify as a grantor trust for federal income tax purposes.

In a number of cases that have been filed alleging certain violations of the Trust Indenture Act of 1939, as amended (the “TIA”), certain lower courts have held that the TIA was applicable to certain agreements similar to the Pooling and Servicing Agreement and that the mortgage-backed certificates issued pursuant to such agreements were not exempt under Section 304(a)(2) of the TIA. (See for example, In Retirement Bd. of the Policemen’s Annuity and Benefit Fund of the City of Chicago, et al. v. The Bank of New York Mellon, 11 Civ. 5459 (WHP) (S.D.N.Y. Apr. 3, 2012), Policemen’s Annuity and Benefit Fund of the City of Chicago v. Bank of America, et.al, 12 Civ. 2865 (KBF) (S.D.N.Y. Dec. 7, 2012) and American Fidelity Assurance Co. v. Bank of New York Mellon, No. Civ-11-1284-D (W.D. Okla. Dec. 26, 2013)). These rulings are contrary to more than three decades of market practice, as well as guidance provided by the Division of Corporation Finance as posted on the Securities and Exchange Commission’s website as Division of Corporation Finance Interpretive Response 202.01 (“CDI 202.01”) regarding the TIA, Section 304(a)(2) (which guidance was updated on May 3, 2012 to note the first of these rulings referred to above and to state that the “staff is considering CDI 202.01 in light of this ruling”). See also Harbor Financial, Inc. 1988 SEC No-Act. LEXIS 1463 (Oct. 31, 1988). If any of these rulings by the lower courts is affirmed on appeal, or if there is a change by the Division of Corporation Finance of its position that agreements similar to the Pooling and Servicing Agreement are exempt from the TIA under Section 304(a)(2), that would likely result in the Pooling and Servicing Agreement being required to be qualified under the TIA. Depending on the circumstances, rulings by lower courts similar to the foregoing cases, as well as litigation involving the Pooling and Servicing Agreement, could also result in its being required to be qualified under the TIA. It is expected that the Depositor, in consultation with the Trustee, will perform on an ongoing basis an analysis as to whether the TIA applies to the Pooling and Servicing Agreement.

In the event that subsequent to the date of this free writing prospectus the Depositor, upon consultation with the Trustee, has determined that the TIA does apply to the Pooling and Servicing Agreement or that qualification under the TIA or any similar federal statute hereafter enacted is required (a “TIA Applicability Determination”), the Pooling and Servicing Agreement will provide that it will be amended without the consent of any Certificateholder to the extent necessary to comply with the TIA. In addition, if the TIA were to apply to the Pooling and Servicing Agreement, the TIA provides that certain provisions would automatically be deemed to be included in the Pooling and Servicing Agreement (and the Pooling and Servicing Agreement thus would be statutorily amended without any further action); provided, however, that it will be deemed that the parties to the Pooling and Servicing Agreement have agreed that, to the extent permitted under the TIA, the Pooling and Servicing Agreement will expressly exclude any non-mandatory provisions that (x) conflict with the provisions of the Pooling and Servicing Agreement or would otherwise alter the provisions of the Pooling and Servicing Agreement or (y) increase the obligations, liabilities or scope of responsibility of any party to the Pooling and Servicing Agreement. Generally, the TIA provisions include additional obligations of the Trustee, certain additional reporting requirements, and heightened conflict of interest rules which may require, for example, that the Trustee resign in the event the interests of the holders of the various classes of Certificates differ from one another under certain circumstances and that one or more other trustees be appointed in its place. While investors should understand the potential for such amendments, investors should not purchase Certificates with any expectation that the TIA will be determined to apply or that any such amendments will be made.

The Pooling and Servicing Agreement may also be amended from time to time by the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor and the

Trustee with the consent of the holders of Certificates evidencing at least 66-2/3% of the Percentage Interests of each Class of Certificates affected thereby, and the holders of the Serviced Companion Loans affected thereby and the holders of any Non-Serviced Companion Loans affected thereby for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of the Pooling and Servicing Agreement or modifying in any manner the rights of the holders of Certificates; provided, that no such amendment may (i) reduce in any manner the amount of, or delay the timing of, payments received on the Mortgage Loans or Serviced Loan Combinations which are required to be distributed on any Certificate, without the consent of the holders of Certificates representing all of the Percentage Interests of the Class or Classes affected thereby, or which are required to be distributed to the holder of any Serviced Companion Loan, without the consent of the holder of such Serviced Companion Loan; (ii) alter the obligations of the Master Servicer or the Trustee to make a P&I Advance or a Property Advance or alter the Servicing Standard or Operating Advisor Standard set forth in the Pooling and Servicing Agreement without the consent of the holders of Certificates representing all of the Percentage Interests of the Class or Classes affected thereby and the consent of any affected Serviced Companion Loan noteholders; (iii) change the percentages of Voting Rights or Percentage Interests of holders of Certificates which are required to consent to any action or inaction under the Pooling and Servicing Agreement; or (iv) amend the section in the Pooling and Servicing Agreement relating to the amendment of the Pooling and Servicing Agreement, in each case, without the consent of the holders of all Certificates representing all the Percentage Interests of the Class or Classes affected thereby and consent of the holder of any affected Serviced Companion Loans.

Further, the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor and the Trustee, at any time and from time to time, without the consent of the Certificateholders, may amend the Pooling and Servicing Agreement to modify, eliminate or add to any of its provisions (i) to such extent as shall be necessary to maintain the qualification of the Lower-Tier REMIC or the Upper-Tier REMIC as a REMIC or the qualification of the Grantor Trust as a grantor trust, or to prevent the imposition of any additional material state or local taxes, at all times that any Certificates are outstanding; provided that such action, as evidenced by an opinion of counsel (obtained at the expense of the Issuing Entity), is necessary or helpful to maintain such qualification or to prevent the imposition of any such taxes, and would not adversely affect in any material respect the interest of any Certificateholder or (ii) to the extent necessary to comply with the Investment Company Act of 1940, as amended, the Exchange Act, Regulation AB, and/or any related regulatory actions and/or interpretations.

Notwithstanding the foregoing, no amendment of the Pooling and Servicing Agreement may be made (i) which adversely affects the rights, including (without limitation) as a third-party beneficiary under the Pooling and Servicing Agreement, and/or obligations of any Mortgage Loan Seller, initial purchaser or Underwriter without its written consent or (ii) which adversely affects (as determined by the applicable Companion Loan noteholder in good faith) the rights and/or obligations of any Companion Loan noteholder without its written consent.

No Downgrade Confirmation

The Pooling and Servicing Agreement will provide that, notwithstanding the terms of the related Mortgage Loan Documents or other provisions of the Pooling and Servicing Agreement, if any action under such Mortgage Loan Documents or the Pooling and Servicing Agreement requires a No Downgrade Confirmation from each of the Rating Agencies as a condition precedent to such action, if the party (the “Requesting Party”) required to obtain such No Downgrade Confirmation has made a request to any Rating Agency for such No Downgrade Confirmation and, within 10 business days of such request being posted to the Rule 17g-5 website established under the Pooling and Servicing Agreement, such Rating Agency has not replied to such request or has responded in a manner that indicates that such Rating Agency is neither reviewing such request nor waiving the requirement for No Downgrade Confirmation, then (i) such Requesting Party will be required to confirm (without providing notice to the 17g-5 Information Provider) that the applicable Rating Agency has received the No Downgrade Confirmation request, and, if it has not, promptly request the related No Downgrade Confirmation again and (ii) if there is no response to either such No Downgrade Confirmation request within 5 business days of such second request or such Rating Agency has responded in a manner that indicates it is neither reviewing such request nor waiving the requirement for No Downgrade Confirmation, (x) with respect to any condition in any Mortgage Loan Document requiring such No Downgrade Confirmation, or with respect to any other matter under the Pooling and Servicing Agreement relating to the servicing of the Mortgage Loans (other than as set forth in clause (y) below), the Requesting Party (or, if the Requesting Party is the related borrower, then the Master Servicer (with respect to non-Specially Serviced Loans) or the Special Servicer (with respect to Specially Serviced Loans and REO Loans), as applicable) will be required to determine in accordance with its duties under the Pooling and Servicing Agreement and in accordance with the Servicing Standard, whether or not such action would be in the best interests of the Certificateholders and, in the case of a Serviced Loan Combination, Certificateholders and any holder of the related Serviced Companion Loan (as a collective whole as if such Certificateholders and Serviced Companion Loan holders constituted a single lender), and if the Requesting Party (or, if the Requesting Party is the related borrower, then the Master Servicer or the Special Servicer, as applicable) determines that such action would be in the best interest of such parties, then the requirement for a No Downgrade Confirmation will be deemed not to apply (provided, that with respect to defeasance, release or substitution of any collateral relating to any Mortgage Loan, any No Downgrade Confirmation requirement with respect to which the Master Servicer or Special Servicer would have been required to make the determination above will be deemed not to apply regardless of any such determination by the Requesting Party (or, if the Requesting Party is the related borrower, the Master Servicer or Special Servicer, as applicable) (it being understood that the Requesting Party (or the Master Servicer or the Special Servicer, as applicable) will in any event review the other conditions required under the related Mortgage Loan Documents with respect to such defeasance, release or substitution and confirm to its satisfaction in accordance with the Servicing Standard that such conditions (other than the requirement for a No Downgrade Confirmation) have been satisfied)), and (y) with respect to a replacement of the Master Servicer or the Special Servicer, such condition will be deemed to be satisfied if (i) the incoming master servicer or special servicer, as applicable, confirms in writing that Moody’s and/or KBRA, as applicable, have not cited servicing concerns of the applicable replacement as the sole or material factor in any qualification, downgrade or withdrawal of the ratings (or placement on “watch status” in contemplation of a ratings downgrade or withdrawal) of securities in a transaction serviced by the applicable servicer prior to the time of determination, if Moody’s and/or KBRA, as applicable, are the non-responding Rating Agency; (ii) the applicable replacement is rated at least “CMS3” (in the case of the Master Servicer) or “CSS3” (in the case of the Special Servicer), if Fitch is the non-responding Rating Agency; or (iii) the applicable replacement master servicer or special servicer, as applicable, confirms in writing that (a) it is acting as master servicer or special servicer, as applicable, in a commercial mortgage loan securitization that was rated by an NRSRO within the 12 month period prior to the date of determination and (b) Morningstar has not qualified, downgraded or withdrawn the then-current rating or ratings of one or more classes of commercial mortgage securities, citing servicing concerns with the incoming master servicer or special servicer, as applicable, as the sole or material factor in such rating action (and such qualification, downgrade or withdrawal has not been withdrawn by Morningstar within 60 days of such event), if Morningstar is the non-responding Rating Agency.

For all other matters or actions not specifically discussed above, the applicable Requesting Party will be required to obtain a No Downgrade Confirmation from each of the Rating Agencies. In the event an action otherwise requires a No Downgrade Confirmation from each of the Rating Agencies, in absence of such No Downgrade Confirmation, there can be no assurance that any Rating Agency will not downgrade, qualify or withdraw its ratings as a result of any such action taken by the Master Servicer or the Special Servicer in accordance with the procedures discussed above.

Any No Downgrade Confirmation requests made by the Master Servicer, the Special Servicer, the Certificate Administrator or the Trustee, as applicable, pursuant to the Pooling and Servicing Agreement, will be required to be made in writing, which writing must contain a cover page indicating the nature of the No Downgrade Confirmation request, and must contain all back-up material necessary for the Rating Agency to process such request. Such written No Downgrade Confirmation requests must be provided in electronic format to the 17g-5 Information Provider (who will be required to promptly post such request to the 17g-5 Information Provider’s website).

The Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor and the Trustee will be permitted (but not required) to orally communicate with the Rating Agencies regarding any Mortgage Loan, any Loan Combination, any Certificateholder, any holder of a Companion Loan, any Mortgaged Property or any REO Property, provided that such party summarizes the information provided to the Rating Agencies in such communication in writing and provides the 17g-5 Information Provider with such written summary the same day such communication takes place. The 17g-5 Information Provider will be required to post such written summary on the 17g-5 Information Provider’s website in accordance with the provisions of the Pooling and Servicing Agreement. All other information required to be delivered to the Rating Agencies pursuant to the Pooling and Servicing Agreement or requested by the Rating Agencies, will first be provided to the 17g-5 Information Provider in electronic format, who will be required to post such information to the 17g-5 Information Provider’s website in accordance with the Pooling and Servicing Agreement.

“No Downgrade Confirmation” means, with respect to any matter, confirmation in writing by each applicable Rating Agency that a proposed action, failure to act or other event so specified will not in and of itself result in the downgrade, withdrawal or qualification of the then-current rating assigned to any Class of Certificates if then rated by the Rating Agency; provided that a written waiver or acknowledgment from the Rating Agency indicating its decision not to review the matter for which the No Downgrade Confirmation is sought will be deemed to satisfy the requirement for the No Downgrade Confirmation from the Rating Agency with respect to such matter and the Master Servicer, the Special Servicer, the Certificate Administrator or the Trustee, as applicable, may proceed with the contemplated action(s) as if it had received the No Downgrade Confirmation. At any time during which no Certificates are rated by a Rating Agency, no No Downgrade Confirmation will be required from that Rating Agency. With respect to any matter affecting any Serviced Companion Loan, any No Downgrade Confirmation shall also refer to the NRSROs then rating the securities representing an interest in such loan and such rating organizations’ respective ratings of such securities.

Evidence of Compliance

The Certificate Administrator, Custodian, Master Servicer and Special Servicer will be required to provide an annual certification regarding their compliance with the terms of the Pooling and Servicing Agreement. In addition, the Trustee, Certificate Administrator, Custodian, Operating Advisor, Master Servicer and Special Servicer will be required to provide an annual assessment of compliance and accountant’s attestation report regarding their compliance with the terms of the Pooling and Servicing Agreement. Notwithstanding the foregoing, the Trustee will not be required to deliver an assessment of compliance with respect to any periods during which there was no Relevant Servicing Criteria applicable to it. See “Description of the Pooling Agreements—Evidence as to Compliance” in the prospectus.

Voting Rights

At all times during the term of the Pooling and Servicing Agreement, 98% of the voting rights for the Certificates (the “Voting Rights”) shall be allocated among the holders of the respective Classes of Certificates (other than the Class X-A, Class X-B, Class X-C, Class X-D, Class X-E, Class V, Class R and Class LR Certificates) in proportion to the Certificate Balances of their Certificates, and 2% of the Voting Rights will be allocated pro rata, based on their respective Notional Balances at the time of determination, among the holders of the Class X-A, Class X-B, Class X-C, Class X-D and Class X-E Certificates; provided, that for purposes of such allocations, the Class A-M Certificates and the Class PEZ Component A-M of the Class PEZ Certificates will be considered as if they together constitute a single “Class”, the Class B Certificates and the Class PEZ Component B of the Class PEZ Certificates will be considered as if they together constitute a single “Class”, the Class C Certificates and the Class PEZ Component C of the Class PEZ Certificates will be considered as if they together constitute a single “Class”. Voting Rights will be allocated to the Class PEZ Certificates only with respect to each component thereof that is part of a Class of Certificates determined as described in the proviso to the preceding sentence. Voting Rights allocated to a Class of Certificateholders shall be allocated among such Certificateholders in proportion to the Percentage Interests in such Class evidenced by their respective Certificates. No Voting Rights will be allocated to the Class V, Class R or Class LR Certificates. Non-U.S. holders of Exchangeable

Certificates will be required to irrevocably appoint a “U.S. person” (for federal income tax purposes) to vote on any matter requiring the vote of such non-U.S. holder.

Realization Upon Mortgage Loans

If a payment default or material non-monetary default on a Mortgage Loan (other than a Non-Serviced Mortgage Loan) has occurred, then, pursuant to the Pooling and Servicing Agreement, the Special Servicer, on behalf of the Trustee, may, in accordance with the terms and provisions of the Pooling and Servicing Agreement, at any time institute foreclosure proceedings, exercise any power of sale contained in the related Mortgage, obtain a deed-in-lieu of foreclosure, or otherwise acquire title to the related Mortgaged Property, by operation of law or otherwise. The Special Servicer is not permitted, however, to cause the Trustee to acquire title to any Mortgaged Property, have a receiver of rents appointed with respect to any Mortgaged Property or take any other action with respect to any Mortgaged Property that would cause the Trustee, for the benefit of the Certificateholders, or any other specified person to be considered to hold title to, to be a “mortgagee-in-possession” of, or to be an “owner” or an “operator” of such Mortgaged Property within the meaning of certain federal environmental laws, unless the Special Servicer has determined in accordance with the Servicing Standard, based on an updated environmental assessment report prepared by a person who regularly conducts environmental audits (which report will be an expense of the Issuing Entity) that:

(a)       such Mortgaged Property is in compliance with applicable environmental laws or, if not, after consultation with an environmental consultant, that it would be in the best economic interest of the Certificateholders (and with respect to any Serviced Loan Combination, the Serviced Companion Loan Noteholders), as a collective whole as if such Certificateholders and, if applicable, Serviced Companion Loan Noteholders constituted a single lender, to take such actions as are necessary to bring such Mortgaged Property in compliance therewith, and

(b)       there are no circumstances present at such Mortgaged Property relating to the use, management or disposal of any hazardous materials for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any currently effective federal, state or local law or regulation, or that, if any such hazardous materials are present for which such action could be required, after consultation with an environmental consultant, it would be in the best economic interest of the Certificateholders (and with respect to any Serviced Loan Combination, the Serviced Companion Loan Noteholders), as a collective whole as if such Certificateholders and, if applicable, Serviced Companion Loan Noteholders constituted a single lender, to take such actions with respect to the affected Mortgaged Property.

Such requirement precludes enforcement of the security for the related Mortgage Loan until a satisfactory environmental site assessment is obtained (or until any required remedial action is taken), but will decrease the likelihood that the Issuing Entity will become liable for a material adverse environmental condition at the Mortgaged Property. However, there can be no assurance that the requirements of the Pooling and Servicing Agreement will effectively insulate the Issuing Entity from potential liability for a materially adverse environmental condition at any Mortgaged Property.

If title to any Mortgaged Property is acquired by the Issuing Entity, the Special Servicer, on behalf of the Issuing Entity, will be required to sell the Mortgaged Property prior to the close of the third calendar year following the year in which the Issuing Entity acquires such Mortgaged Property, unless (i) the Internal Revenue Service grants or has not denied an extension of time to sell such property or (ii) the Trustee and the Certificate Administrator receive an opinion of independent counsel to the effect that the holding of the property by the Issuing Entity beyond such period will not result in the imposition of a tax on the Issuing Entity or cause the Issuing Entity (or any designated portion thereof) to fail to qualify as a REMIC under the Code at any time that any Certificate is outstanding. Subject to the foregoing and any other tax-related limitations, the Special Servicer will generally be required to attempt to sell any Mortgaged Property so acquired on the same terms and conditions it would if it were the owner. If title to any Mortgaged Property is acquired by the Special Servicer on behalf of the Issuing Entity, the Special Servicer will also be required to ensure that the Mortgaged Property is administered so that it constitutes

“foreclosure property” within the meaning of Code Section 860G(a)(8) at all times and that income from the operation or the sale of such property does not result in the receipt by the Issuing Entity of any income from non-permitted assets as described in Code Section 860F(a)(2)(B) with respect to such property. If the Issuing Entity acquires title to any Mortgaged Property, the Special Servicer, on behalf of the Issuing Entity, generally will be required to retain an independent contractor to manage and operate such property. The independent contractor generally will be permitted to perform construction (including renovation) on an REO Property only if the construction was more than 10% completed at the time default on the related mortgage loan became imminent. The retention of an independent contractor, however, will not relieve the Special Servicer of its obligation to manage such Mortgaged Property as required under the Pooling and Servicing Agreement.

In general, the Special Servicer will be obligated to cause any Mortgaged Property acquired as a Serviced REO Property to be operated and managed in a manner that would, in its good faith and reasonable judgment and to the extent commercially feasible, maximize the Issuing Entity’s net after-tax proceeds from such property. Generally, none of the Trust REMICs will be taxable on income received with respect to a Mortgaged Property acquired by the Issuing Entity to the extent that it constitutes “rents from real property,” within the meaning of Code Section 856(c)(3)(A) and Treasury regulations under the Code. Rents from real property include fixed rents and rents based on the receipts or sales of a tenant but do not include the portion of any rental based on the net income or profit of any tenant or sub-tenant. No determination has been made whether rent, if any, on any of the Mortgaged Properties meets this requirement. Rents from real property include charges for services customarily furnished or rendered in connection with the rental of real property, whether or not the charges are separately stated. Services furnished to the tenants of a particular building will be considered as customary if, in the geographic market in which the building is located, tenants in buildings that are of similar class are customarily provided with the service. No determination has been made whether the services furnished to the tenants of the Mortgaged Properties are “customary” within the meaning of applicable regulations. It is therefore possible that a portion of the rental income with respect to an REO Property owned by the Trust would not constitute rents from real property, or that none of such income would qualify if a separate charge is not stated for such non-customary services or they are not performed by an independent contractor. Rents from real property also do not include income from the operation of a trade or business on the Mortgaged Properties, such as any hotels operated on the Mortgaged Properties or rental income attributable to personal property leased in connection with a lease of real property, if the rent attributable to the personal property exceeds 15% of the total rent for the taxable year. Any of the foregoing types of income will instead constitute “net income from foreclosure property” within the meaning of the REMIC Regulations (such tax referred to in this free writing prospectus as the “REO Tax”), which would be taxable to the Lower-Tier REMIC, as applicable, at the highest marginal federal corporate rate (currently 35%) and may also be subject to state or local taxes. After the Special Servicer reviews the operation of such property and consults with the Certificate Administrator to determine the Issuing Entity’s federal income tax reporting position with respect to income it is anticipated that the Issuing Entity would derive from such property, the Special Servicer could determine, pursuant to the Pooling and Servicing Agreement, that it would not be commercially feasible to manage and operate such property in a manner that would avoid the imposition of any REO Tax. The determination as to whether income from an REO Property would be subject to an REO Tax will depend on the specific facts and circumstances relating to the management and operation of each REO Property. Any REO Tax imposed on the Issuing Entity’s income from an REO Property would reduce the amount available for distribution to Certificateholders. Certificateholders are advised to consult their own tax advisors regarding the possible imposition of the REO Tax in connection with the operation of commercial REO Properties by REMICs. The Special Servicer will be required to sell any REO Property acquired on behalf of the Issuing Entity within the time period and in the manner described below under “—Sale of Defaulted Mortgage Loans and Serviced REO Properties” in this free writing prospectus.

Under the Pooling and Servicing Agreement, the Special Servicer is required to establish and maintain one or more REO Accounts, to be held on behalf of the Trustee for the benefit of the Certificateholders and with respect to a Serviced Loan Combination, the Serviced Companion Loan Noteholders, for the retention of revenues and insurance proceeds derived from each Serviced REO Property. The Special Servicer is required to use the funds in the REO Account to pay for the proper operation, management, maintenance and disposition of any Serviced REO Property, but only to the extent of amounts on deposit in the REO Account relate to such Serviced REO Property. To the extent that amounts in the REO Account in respect of any Serviced REO Property are insufficient to make such payments, the Master Servicer is required to make a Property Advance, unless it determines such Property Advance would be nonrecoverable. Within one business day following the end of each Collection Period, the Special Servicer is required to deposit all amounts received in respect of each Serviced REO Property during such Collection Period, net of any amounts withdrawn to make any permitted disbursements, to the Collection Account; provided that the Special Servicer may retain in the REO Account permitted reserves.

Under the Pooling and Servicing Agreement, the Certificate Administrator is required to establish and maintain an Excess Liquidation Proceeds Account, in its own name on behalf of the Trustee, in trust for the benefit of the Certificateholders. Upon the disposition of any Serviced REO Property as described above, to the extent that Liquidation Proceeds (net of related liquidation expenses of such Mortgage Loan or Serviced Loan Combination or related Serviced REO Property) exceed the amount that would have been received if a principal payment and all other amounts due with respect to such Mortgage Loan and any related Serviced Companion Loan have been paid in full on the Due Date immediately following the date on which proceeds were received (such excess being “Excess Liquidation Proceeds”), such amount will be deposited in the Excess Liquidation Proceeds Account for distribution as provided in the Pooling and Servicing Agreement.

Sale of Defaulted Mortgage Loans and Serviced REO Properties

If the Special Servicer determines in accordance with the Servicing Standard that it would be in the best interests of the Certificateholders or, in the case of a Serviced Loan Combination, Certificateholders and any holder of the related Serviced Companion Loan (as a collective whole as if such Certificateholders and Serviced Companion Loan holders constituted a single lender) to attempt to sell a Defaulted Mortgage Loan (other than any Non-Serviced Mortgage Loan) and any related Serviced Companion Loan as described below, the Special Servicer will be required to use reasonable efforts to solicit offers for each Defaulted Mortgage Loan on behalf of the Certificateholders and the holder of any related Serviced Companion Loan in such manner as will be reasonably likely to realize a fair price; provided, that with respect to any Non-Serviced Mortgage Loan, the Special Servicer will be entitled (but not required), subject to the transfer restrictions in the related Intercreditor Agreement, to sell (with the consent of the Directing Holder prior to a Control Termination Event) such Non-Serviced Mortgage Loan if it determines in accordance with the Servicing Standard (taking into consideration the rights and obligations of the holder of the Non-Serviced Companion Loan and the related special servicer with respect thereto under the related Intercreditor Agreement and pooling and servicing agreement) that such action would be in the best interests of the Certificateholders. The Special Servicer is required to accept the first (and, if multiple offers are contemporaneously received, the highest) cash offer received from any person that constitutes a fair price for the Defaulted Mortgage Loan. The Special Servicer is required to give the Trustee, the Certificate Administrator, the Master Servicer, the Operating Advisor and the Directing Holder 10 business days’ prior written notice of its intention to sell any such Defaulted Mortgage Loan. Neither the Trustee nor any of its affiliates may make an offer for or purchase any Defaulted Mortgage Loan.

The Special Servicer will be required to determine whether any cash offer constitutes a fair price for any Defaulted Mortgage Loan if the highest offeror is a person other than an Interested Person. In determining whether any offer from a person other than an Interested Person constitutes a fair price for any Defaulted Mortgage Loan, the Special Servicer will be required to take into account (in addition to the results of any appraisal, Updated Appraisal or narrative appraisal that it may have obtained pursuant to the Pooling and Servicing Agreement within the prior 9 months), among other factors, the period and amount of the occupancy level and physical condition of the related Mortgaged Property and the state of the local economy.

If the highest offeror is an Interested Person, then the Trustee will be required to determine whether the cash offer constitutes a fair price. In determining whether any offer received from an Interested

Person represents a fair price for any such Defaulted Mortgage Loan, the Trustee will be supplied with and will be required to rely on the most recent appraisal or Updated Appraisal conducted in accordance with the Pooling and Servicing Agreement within the preceding 9-month period or, in the absence of any such appraisal, on a narrative appraisal. The cost of any such Updated Appraisal or narrative appraisal will be covered by, and will be reimbursable as, a Property Advance. The Trustee will be permitted to retain, at the expense of the related Interested Person, an independent third party to determine such fair price and will be permitted to conclusively rely on the opinion of such third party’s determination. Any costs and fees of the Trustee in connection with an offer by an Interested Person and the Trustee’s duties therewith will be reimbursable by such Interested Person. No offer from an Interested Person will constitute a fair price unless it is the highest offer received.

The Special Servicer is required to use reasonable efforts to solicit offers for each Serviced REO Property on behalf of the Certificateholders and the holder of any related Serviced Companion Loan and to sell each Serviced REO Property in the same manner as with respect to a Defaulted Mortgage Loan.

Notwithstanding any of the foregoing paragraphs, the Special Servicer will not be required to accept the highest cash offer if the Special Servicer determines, in its reasonable and good faith judgment, that rejection of such offer would be in the best interests of the Certificateholders and the holder of any related Serviced Companion Loan, as a collective whole as if such Certificateholders and Serviced Companion Loan holder constituted a single lender, and the Special Servicer may accept a lower cash offer (from any person other than itself or an affiliate) if it determines, in its reasonable and good faith judgment, that acceptance of such offer would be in the best interests of the Certificateholders and the holder of any related Serviced Companion Loan, as a collective whole as if such Certificateholders and Serviced Companion Loan holder constituted a single lender.

If the Myrtle Beach Marriott Resort & Spa Mortgage Loan becomes a Defaulted Mortgage Loan, the Special Servicer will be required to sell such Mortgage Loan together with the related Pari Passu Companion Loans as notes evidencing one whole loan, in accordance with the provisions of the Pooling and Servicing Agreement and the related Intercreditor Agreement.

With respect to any Serviced Companion Loan, the related Serviced Companion Loan noteholder will have the right (to the extent set forth in the related intercreditor agreement) to consult with the Special Servicer in connection with the sale of the related Loan Combination as one whole loan after the related Mortgage Loan has become a Defaulted Mortgage Loan. In addition, with respect to any Non-Serviced Mortgage Loan, if such mortgage loan has become a defaulted mortgage loan under the related pooling and servicing agreement, the special servicer under the related pooling and servicing agreement may have the right to sell such mortgage loan together with the related companion loan as notes evidencing one whole loan. The Controlling Class Representative (if no Control Termination Event has occurred and is continuing) will have the right (to the extent set forth in the related intercreditor agreement) to consult with the applicable special servicer in connection with such sale.

A “Defaulted Mortgage Loan” is a Mortgage Loan or Serviced Loan Combination that is delinquent at least 60 days in respect of its Monthly Payments or more than 60 days delinquent in respect of its balloon payment, if any, in either case such delinquency to be determined without giving effect to any grace period permitted by the related Mortgage Loan Documents and without regard to any acceleration of payments under the Mortgage Loan or Serviced Loan Combination.

An “Interested Person” is the Depositor, the Master Servicer, the Special Servicer, the Certificate Administrator, the Operating Advisor, the Directing Holder, any Certificateholder, any borrower, any manager of a Mortgaged Property, any independent contractor engaged by the Special Servicer or any affiliate of any of the preceding entities.

Modifications

The Pooling and Servicing Agreement will permit (a) the Master Servicer (subject to the Special Servicer’s consent, except as provided below) or (b) with respect to any Specially Serviced Loan, the

Special Servicer, in each case subject to the rights of the Directing Holder and after consultation with the Operating Advisor to the extent described above under “—The Operating Advisor” in this free writing prospectus, to modify, waive or amend any term of any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Companion Loan if such modification, waiver or amendment (i) is consistent with the Servicing Standard and (ii) would not constitute a “significant modification” of such Mortgage Loan or Serviced Companion Loan pursuant to Treasury Regulations Section 1.860G-2(b) and would not otherwise (A) cause any Trust REMIC to fail to qualify as a REMIC or (B) result in the imposition of a tax upon any Trust REMIC or the Issuing Entity (including but not limited to the tax on “prohibited transactions” as defined in Code Section 860F(a)(2) and the tax on contributions to a REMIC set forth in Code Section 860G(d), but not including the tax on “net income from foreclosure property” under Code Section 860G(c)).

In connection with (i) the release of a Mortgaged Property or any portion of a Mortgaged Property from the lien of the related Mortgage or (ii) the taking of a Mortgaged Property or any portion of a Mortgaged Property by exercise of the power of eminent domain or condemnation, if the Mortgage Loan Documents require the Master Servicer or the Special Servicer, as applicable, to calculate (or to approve the calculation of the related borrower of) the loan-to-value ratio of the remaining Mortgaged Property or Mortgaged Properties or the fair market value of the real property constituting the remaining Mortgaged Property or Mortgaged Properties, for purposes of REMIC qualification of the related Mortgage Loan, then such calculation shall exclude the value of personal property and going concern value, if any.

In no event, however, may the Master Servicer or the Special Servicer extend the maturity of any Mortgage Loan, Serviced Loan Combination or Specially Serviced Loan to a date occurring later than the earlier of (A) five years prior to the Distribution Date in December 2047 and (B) if the Mortgage Loan, Serviced Loan Combination or Specially Serviced Loan is secured solely or primarily by a ground lease (or, with respect to a leasehold interest that is a space lease or an air rights lease, such space lease or air rights lease), the date 20 years prior to the expiration of the term of such ground lease (or, with respect to a leasehold interest that is a space lease or an air rights lease, such space lease or air rights lease) (or 10 years prior to the expiration of such lease if the Master Servicer or the Special Servicer, as applicable, gives due consideration to the remaining term of the ground lease (or, with respect to a leasehold interest that is a space lease or an air rights lease, such space lease or air rights lease) and such extension is in the best interest of the Certificateholders and if a Serviced Companion Loan is involved, the holder of the related Serviced Companion Loan (as a collective whole as if such Certificateholders and Serviced Companion Loan holder constituted a single lender) and, if no Control Termination Event has occurred and is continuing, with the consent of the Directing Holder.

In addition, neither the Master Servicer nor the Special Servicer may permit any borrower to add or substitute any collateral for an outstanding Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Loan Combination, which collateral constitutes real property, unless the Master Servicer or the Special Servicer, as applicable, receives a No Downgrade Confirmation.

The consent of the Special Servicer is required to any modification, waiver or amendment with regard to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Loan Combination that is not a Specially Serviced Loan (other than certain non material modifications, waivers or amendments), and the Special Servicer will also be required to obtain the consent of the Directing Holder and will be required to consult with the Operating Advisor in connection with any such modification, waiver or amendment, to the extent described under “—The Directing Holder” and “—The Operating Advisor” in this free writing prospectus.

The Special Servicer is also required to obtain the consent of the Directing Holder and will be required to consult with the Operating Advisor in connection with any modification, waiver or amendment with regard to any Specially Serviced Loan to the extent described under “—The Directing Holder” and “—The Operating Advisor” in this free writing prospectus. When the Special Servicer’s consent is required, the Master Servicer shall promptly provide the Special Servicer with written notice of any request for modification, waiver or amendment accompanied by the Master Servicer’s recommendation and analysis and any and all information in the Master Servicer’s possession that the Special Servicer may reasonably request to grant or withhold such consent. When the Special Servicer’s consent is required under the Pooling and Servicing Agreement, such consent will be deemed given 15 business days (or, in connection with an Acceptable Insurance Default, 90 days) after receipt (unless earlier objected to) by the Special Servicer from the Master Servicer of the Master Servicer’s written analysis and recommendation with respect to such proposed action together with such other information reasonably required by the Special Servicer. With respect to all Specially Serviced Loans and non-Specially Serviced Loans, the Special Servicer will be required to obtain, prior to consenting to such a proposed action of the Master Servicer, and prior to itself taking such an action, the written consent of the Directing Holder, which consent will be deemed given 10 business days (or, in connection with an Acceptable Insurance Default, 30 days) after receipt (unless earlier objected to) by the Directing Holder of the Master Servicer’s and/or Special Servicer’s, as applicable, written analysis and recommendation with respect to such waiver together with such other information reasonably required by the Directing Holder.

The Master Servicer or the Special Servicer, as applicable, is required to notify the Trustee, the Certificate Administrator, the Directing Holder (other than during the period when a Consultation Termination Event has occurred and is continuing), the Operating Advisor (only if a Control Termination Event has occurred and is continuing), the Depositor and the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website), in writing, of any modification, waiver, material consent or amendment of any term of any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Companion Loan and the date of the modification and deliver a copy to the Custodian for deposit in the related Mortgage File, an original counterpart of the agreement relating to such modification, waiver, material consent or amendment, promptly (and in any event within 10 business days) following the execution of the agreement.

Any modification, extension, waiver or amendment of the payment terms of a Serviced Loan Combination will be required to be structured so as to be consistent with the allocation and payment priorities in the related Mortgage Loan Documents and intercreditor agreement, if any, such that neither the Issuing Entity as holder of the Mortgage Loan nor a holder of any related Serviced Companion Loan gains a priority over the other such holder that is not reflected in the related Mortgage Loan Documents and intercreditor agreement.

For any performing Mortgage Loan (other than a Non-Serviced Mortgage Loan) and any performing Serviced Loan Combination, and subject to the rights of the Special Servicer, the Directing Holder (as described above under “—The Directing Holder” in this free writing prospectus) and the holders of the Serviced Companion Loans (as described under “—Description of the Mortgage Pool—Loan Combinations”) and after consultation with the Operating Advisor (as described under “—The Operating Advisor” in this free writing prospectus), as applicable, the Master Servicer, without the consent of the Special Servicer, the Directing Holder or the Operating Advisor, as applicable, will be responsible to determine whether to consent to or approve any request by a borrower with respect to:

(a)
approving routine leasing activity, including, but not limited to, granting of subordination, nondisturbance and attornment agreements, and consents involving routine leasing activities with respect to any lease for less than the lesser of (A) 30,000 square feet and (B) 30% of the net rentable area of the related Mortgaged Property;

(b)
approving any waiver affecting the timing of receipt of financial statements from any borrower; provided that such financial statements are delivered no less than quarterly and within 60 days after the end of the calendar quarter;

(c)
approving annual budgets for the related Mortgaged Property; provided that no such budget (i) provides for the payment of operating expenses in an amount equal to more than 110% of the amounts budgeted therefor for the prior year or (ii) provides for the payment of any material expenses to any affiliate of the borrower (other than the payment of a management fee to any property manager if such management fee is no more than the management fee in effect on the Cut-off Date);

(d)
subject to other restrictions in this free writing prospectus regarding Principal Prepayments, waiving any provision of a Mortgage Loan or Serviced Loan Combination requiring a specified number of days’ notice prior to a Principal Prepayment;

(e)
approving modifications, consents or waivers (other than modifications, consents or waivers specifically prohibited under this “—Modifications” section) in connection with a defeasance provided that such proposed modification, waiver, consent or amendment does not relate to (i) a waiver of a mortgage loan event of default, (ii) a modification of the type of defeasance collateral required under the Mortgage Loan documents other than direct, non-callable obligations of the United States would be permitted or (iii) a modification that would permit a principal prepayment instead of defeasance if the applicable loan documents do not otherwise permit such principal prepayment. Additionally, such proposed modification, waiver, consent or amendment must be permitted by the terms of the Pooling and Servicing Agreement, and is subject to certain conditions, including in certain cases, delivery of an opinion of counsel (which opinion of counsel will be an expense of the borrower) to the effect that such modification, waiver or consent would not cause any Trust REMIC to fail to qualify as a REMIC under the Code or result in a “prohibited transaction” under the REMIC provisions of the Code or cause the Grantor Trust to fail to qualify as a grantor trust for federal income tax purposes;

(f)
approving consents with respect to non-material rights-of-way and non-material easements and consent to subordination of the related Mortgage Loan or Serviced Loan Combination to such non-material rights-of-way or easements; provided, that the Master Servicer has determined in accordance with the Servicing Standard that such right-of-way or easement does not materially interfere with the then-current use of the related Mortgaged Property or the security intended to be provided by the related Mortgage and will not have a material adverse effect on the value of such Mortgaged Property;

(g)	granting waivers of minor covenant defaults (other than financial covenants);

(h)
as permitted under the Mortgage Loan Documents, releases of any escrow, reserve, letter of credit, earnouts or holdback amounts, except (1) releases of any escrows, reserve accounts or letters of credit held as performance escrows or reserves (unless required pursuant to the specific terms of the related Mortgage Loan or Serviced Loan Combination and for which there is no material lender discretion) or (2) releases of earnouts or holdback amounts with respect to any Specially Serviced Loan;

(i)
any property management company changes with respect to a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Loan Combination with (i) a Stated Principal Balance equal to or less than $2,500,000.00 and (ii) where the successor property manager is not affiliated with the borrower; and

(j)
any non-material modifications, waivers or amendments not provided for in clauses (a) through (i) above, which are necessary to cure any ambiguities or to correct scrivener’s errors in the terms of the related Mortgage Loan or Serviced Loan Combination.

Any modification, waiver or amendment with respect to a Serviced Loan Combination may be subject to the consent of one or more holders of a related Serviced Companion Loan and the Special Servicer as described under “Description of the Mortgage Pool—Loan Combinations” in this free writing prospectus.

See also “—The Directing Holder” and “—The Operating Advisor” above in this free writing prospectus for a description of the Directing Holder’s and the Operating Advisor’s rights with respect to modifications, waivers and amendments and reviewing and approving the Asset Status Report.

Optional Termination

Any holder of Certificates representing greater than 50% of the Percentage Interest of the then Controlling Class, and, if such holder does not exercise its option, the Special Servicer and, if the Special Servicer does not exercise its option, the Master Servicer, will have the option to purchase all of the Mortgage Loans and all property acquired in respect of any Mortgage Loan remaining in the Issuing Entity, and thereby effect termination of the Issuing Entity and early retirement of the then outstanding Certificates, on any Distribution Date on which the aggregate Stated Principal Balance of the Mortgage Loans remaining in the Issuing Entity is less than 1.0% of the aggregate principal balance of all of the Mortgage Loans as of the Cut-off Date. Any such party may be an affiliate of the Sponsor, Depositor, Issuing Entity or other related party at the time it exercises such right. The purchase price payable upon the exercise of such option on such a Distribution Date will be an amount equal to the sum of, without duplication, (A) 100% of the outstanding principal balance of each Mortgage Loan included in the Issuing Entity as of the last day of the month preceding such Distribution Date (less any P&I Advances previously made on account of principal); (B) the fair market value of all other property included in the Issuing Entity as of the last day of the month preceding such Distribution Date, as determined by an independent appraiser as of a date not more than 30 days prior to the last day of the month preceding such Distribution Date; (C) all unpaid interest accrued on the outstanding principal balance of each Mortgage Loan (including any Mortgage Loans as to which title to the related Mortgaged Property has been acquired) at the Mortgage Rate to the last day of the month preceding such Distribution Date (less any P&I Advances previously made on account of interest); and (D) unreimbursed Advances (with interest thereon), unpaid Servicing Fees and other servicing compensation, Trustee/Certificate Administrator Fees, CREFC® License Fees, Operating Advisor Fees, and unpaid expenses of and indemnity amounts owed by the Issuing Entity. The Issuing Entity may also be terminated in connection with an exchange by the Sole Certificateholder of all the then outstanding Certificates (excluding the Class V, Class R and Class LR Certificates) (provided, that the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4, Class A-5, Class A-M, Class X-A, Class X-B, Class X-C, Class B, Class PEZ, Class C and Class D Certificates and the Trust Components are no longer outstanding) if the Sole Certificateholder: compensates the Certificate Administrator for the amount of investment income the Certificate Administrator would have earned if the outstanding Certificate Balance of the then outstanding Certificates (other than the Class X-A, Class X-B, Class X-C, Class X-D, Class X-E, Class V, Class R and Class LR Certificates) were on deposit with the Certificate Administrator as of the first day of the current calendar month and the Sole Certificateholder pays to the Master Servicer an amount equal to (i) the product of (a) the Prime Rate, (b) the aggregate Certificate Balance of the then outstanding Certificates (other than the Class X-A, Class X-B, Class X-C, Class X-D, Class X-E, Class V, Class R and Class LR Certificates) as of the date of the exchange and (c) three, divided by (ii) 360, for the Mortgage Loans and any REO Properties remaining in the Issuing Entity; provided, further, that if the Sole Certificateholder has taken only an assignment of the Voting Rights of the Class X-D and/or Class X-E Certificates, the holders of the Class X-D and/or Class X-E Certificates will be entitled to receive a cash payment in consideration for an exchange of their Certificates. Following such termination, no further amount shall be payable on the Certificates, regardless of whether any recoveries are received on the REO Properties. Notice of any such termination is required to be given promptly by the Certificate Administrator by letter to the Certificateholders with a copy to the Master Servicer, the Special Servicer, the Operating Advisor, the Mortgage Loan Sellers, the Trustee and the 17g-5 Information Provider (who will promptly post such notice to the 17g-5 Information Provider’s website). Notice to the Certificateholders will be given at their addresses shown in the Certificate Registrar not more than 30 days, and not less than ten days, prior to the anticipated termination date. With respect to any book-entry Certificates, such notice will be mailed to DTC and beneficial owners of Certificates will be notified to the extent provided in the procedures of DTC and its participants.

“Sole Certificateholder” is any Certificateholder (or Certificateholders, provided they act in unanimity) holding 100% of the then outstanding Certificates (including Certificates with Certificate Balances that have been actually or notionally reduced by any Realized Losses or Appraisal Reduction Amounts, but excluding the Class V, Class R and Class LR Certificates) or an assignment of the Voting Rights thereof; provided, that the Certificate Balances of the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4, Class A-5, Class A-M, Class B, Class C and Class D Certificates and the Trust Components have been reduced to zero; provided, further, that if the Certificateholders of the Class X-D and Class X-E Certificates have assigned all of the Voting Rights of the Class X-D and Class X-E Certificates to the Holder of 100% of the then outstanding Class E, Class F, Class G and Class H Certificates, then “Sole Certificateholder” means the Certificateholder of 100% of the Class E, Class F, Class G and Class H Certificates.

Servicing Compensation and Payment of Expenses

Pursuant to the Pooling and Servicing Agreement, the Master Servicer will be entitled to withdraw the Master Servicing Fee for the Mortgage Loans and Serviced Companion Loans from the Collection Account (and with respect to each Serviced Loan Combination, the related separate custodial account). The “Master Servicing Fee” will be payable monthly and will accrue at a rate per annum (the “Master Servicing Fee Rate”) that is a component of the Servicing Fee Rate. The “Servicing Fee” will be payable monthly and will accrue at a percentage rate per annum (the “Servicing Fee Rate”) equal to the Administrative Fee Rate set forth on Annex A-1 to this free writing prospectus under the heading “Administrative Fee Rate,” less the Trustee/Certificate Administrator Fee Rate, the Operating Advisor Fee Rate and the CREFC® License Fee Rate, for each Mortgage Loan and will include the Master Servicing Fee and any fee for primary servicing functions payable to the Master Servicer or the applicable primary servicer. The Servicing Fee will be retained by the Master Servicer from payments and collections (including insurance proceeds, condemnation proceeds and liquidation proceeds) in respect of each Mortgage Loan, and to the extent any Servicing Fee remains unpaid at the liquidation of the related Mortgage Loan, from general collections in the Collection Account.

The Master Servicer will also be entitled to retain as additional servicing compensation for the Mortgage Loans that it is servicing (together with the Master Servicing Fee, “Servicing Compensation”) (i) all investment income earned on amounts on deposit in the Collection Account with respect to the Mortgage Loans that it is servicing (and with respect to each Serviced Loan Combination, the related separate custodial account) and certain Reserve Accounts (to the extent consistent with the related Mortgage Loan Documents); (ii) to the extent permitted by applicable law and the related Mortgage Loan Documents, 100% of any Modification Fees with respect to Mortgage Loans (and the related Serviced Companion Loans) that are not Specially Serviced Loans (50% where the consent of the Special Servicer is required), 100% of any defeasance fees, 100% of assumption fees with respect to Mortgage Loans (and the related Serviced Companion Loans) that are not Specially Serviced Loans (50% where the consent of the Special Servicer is required), 100% of loan service transaction fees, beneficiary statement charges, demand fees or similar items (but not including Prepayment Premiums or Yield Maintenance Charges) on all Mortgage Loans (and the related Serviced Companion Loans) that are not Specially Serviced Loans (50% where the consent of the Special Servicer is required), 100% of assumption application fees with respect to Mortgage Loans (and the related Serviced Companion Loans) that are not Specially Serviced Loans; (iii) Net Prepayment Interest Excess, if any; (iv) 100% of charges for checks returned for insufficient funds (with respect to any Mortgage Loan or Specially Serviced Mortgage Loan); and (v) Net Default Interest and any late payment fees that accrued during a Collection Period on any Mortgage Loans (and the related Serviced Companion Loans, if applicable) that are not Specially Serviced Loans to the extent collected by the Issuing Entity and remaining after application thereof to reimburse interest on Advances with respect to such Mortgage Loan and to reimburse the Issuing Entity for certain expenses of the Issuing Entity relating to such Mortgage Loan. In addition, provided that a Non-Serviced Mortgage Loan is not in special servicing, the Master Servicer will be entitled to any Net Default Interest and any late payment fees collected by the servicer servicing the Non-Serviced Mortgage Loan that are allocated to the Non-Serviced Mortgage Loan (in accordance with the related intercreditor agreement and the related servicing agreement) during a collection period remaining after application thereof to reimburse interest on P&I Advances on such Non-Serviced Mortgage Loan and to reimburse the Issuing Entity for certain expenses of the Issuing Entity with respect to such Non-Serviced Mortgage Loan, if applicable, as provided in the Pooling and Servicing Agreement. The Master Servicer will not be entitled to the amounts specified in clauses (ii) and (iv) of this paragraph with respect to a Non-Serviced Mortgage Loan. If a Mortgage Loan is a Specially Serviced Loan, the Special Servicer will be entitled to the full amount of any and all Modification Fees, or assumption fees or any other fees, as described below under “—Special Servicing.” With respect to each of the Non-Serviced Mortgage Loans, the servicing fees of the related servicer will accrue on the same basis as interest accrues on the related Loan Combination.

If the Master Servicer resigns or is terminated as the Master Servicer, then it will be entitled to retain the related excess servicing strip, except to the extent that any portion of such excess servicing strip is needed to compensate any replacement Master Servicer for assuming the duties of the Master Servicer, as the Master Servicer under the Pooling and Servicing Agreement. In the event that the Master Servicer resigns or is terminated as a primary servicer, it will be entitled to retain its primary servicing fee with respect to those underlying mortgage loans for which it is primary servicer, except to the extent that any such portion of such primary servicing fee is needed to compensate any replacement primary servicer for assuming the duties of the Master Servicer as a primary servicer under the Pooling and Servicing Agreement. The initial Master Servicer will be entitled to transfer any such excess servicing strip and/or primary servicing fees that may be retained by it in connection with its resignation or termination.

In connection with the Master Servicer Prepayment Interest Shortfall Amount, the Master Servicer will be obligated to reduce its Servicing Compensation as provided in this free writing prospectus under “Description of the Offered Certificates—Distributions—Prepayment Interest Shortfalls.”

The Master Servicer will pay all of its overhead expenses incurred in connection with its responsibilities under the Pooling and Servicing Agreement (subject to reimbursement to the extent and as described in the Pooling and Servicing Agreement). The Certificate Administrator will withdraw monthly from the Distribution Account the Trustee/Certificate Administrator Fee payable to the Trustee and the Certificate Administrator, as well as any other amounts due and owing to the Certificate Administrator or the Trustee, as the case may be, from the Issuing Entity.

Special Servicing

The Special Servicer. For a description of the Special Servicer, see “The Servicers—The Master Servicer and the Special Servicer” in this free writing prospectus.

Servicing Transfer Event. The duties of the Special Servicer relate to Specially Serviced Loans and to any Serviced REO Property. The Pooling and Servicing Agreement will define a “Specially Serviced Loan”, and such term is defined in this free writing prospectus, to include any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Companion Loan with respect to which:

(i)
either (x) with respect to any Mortgage Loan or Serviced Companion Loan, other than a Balloon Loan, a payment default shall have occurred on such Mortgage Loan or Serviced Companion Loan at its maturity date or, if the maturity date of such Mortgage Loan or Serviced Companion Loan has been extended in accordance with the Pooling and Servicing Agreement, a payment default occurs on such Mortgage Loan or Serviced Companion Loan at its extended maturity date or (y) with respect to a Balloon Loan, a payment default shall have occurred with respect to the related balloon payment; provided, that if (A) the related borrower is diligently seeking a refinancing commitment (and delivers a statement to that effect to the Master Servicer, who shall promptly deliver a copy to the Special Servicer, the Operating Advisor and the Directing Holder (but only for so long as no Consultation Termination Event has occurred and is continuing) within 30 days after the default), (B) the related borrower continues to make its Assumed Scheduled Payment, (C) no other Servicing Transfer Event has occurred with respect to that Mortgage Loan or Serviced Companion Loan and (D) for so long as no Control Termination Event has occurred and is continuing, the Directing Holder consents, a Servicing Transfer Event will not occur until 60 days beyond the related maturity date, unless extended by the Special Servicer in accordance with the Mortgage Loan Documents, the Pooling and Servicing Agreement and any related Intercreditor Agreement; and provided, further, if the related borrower has delivered to the Master Servicer, who shall have promptly delivered a copy to the Special Servicer, the Operating Advisor and the Directing Holder (but only for so long as no Consultation

Termination Event has occurred and is continuing), on or before the 60th day after the related maturity date, a refinancing commitment reasonably acceptable to the Special Servicer, and the borrower continues to make its Assumed Scheduled Payments (and no other Servicing Transfer Event has occurred with respect to that Mortgage Loan or Serviced Companion Loan), a Servicing Transfer Event will not occur until the earlier of (1) 120 days beyond the related maturity date or extended maturity date and (2) the termination of the refinancing commitment;

(ii)	any Monthly Payment (other than a balloon payment) or any amount due on a monthly basis as an escrow payment or reserve funds, is 60 days or more delinquent;

(iii)
the Master Servicer or the Special Servicer (and, in the case of a determination by the Special Servicer, for so long as no Control Termination Event has occurred and is continuing, with the consent of the Directing Holder and, with respect to any Serviced Loan Combination, in consultation with the related Serviced Companion Loan noteholders to the extent provided for in the related intercreditor agreement) determines in its reasonable business judgment, exercised in accordance with the Servicing Standard, that (x) a default consisting of a failure to make a payment of principal or interest is reasonably foreseeable or there is a significant risk of such default or (y) any other default that is likely to impair the use or marketability of the related Mortgaged Property or the value of the Mortgaged Property as security for the Mortgage Loan or, if applicable, Serviced Companion Loan, is reasonably foreseeable or there is a significant risk of such default, which monetary or other default, in either case, would likely continue unremedied beyond the applicable grace period (or, if no grace period is specified, for a period of 60 days) and is not likely to be cured by the related borrower within 60 days or, except as provided in clause (i)(y) above, in the case of a balloon payment, for at least 30 days;

(iv)
the related borrower has become the subject of a decree or order of a court or agency or supervisory authority having jurisdiction in the premises in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law, or the appointment of a conservator, receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs;

(v)
the related borrower consents to the appointment of a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshaling of assets and liabilities or similar proceedings of or relating to such borrower of or relating to all or substantially all of its property;

(vi)
the related borrower admits in writing its inability to pay its debts generally as they become due, files a petition to take advantage of any applicable insolvency or reorganization statute, makes an assignment for the benefit of its creditors, or voluntarily suspends payment of its obligations;

(vii)
a default, of which the Master Servicer or the Special Servicer has notice (other than a failure by such related borrower to pay principal or interest) and that in the opinion of the Master Servicer or the Special Servicer (and, in the case of the Special Servicer, for so long as no Control Termination Event has occurred and is continuing, with the consent of the Directing Holder and, with respect to any Serviced Loan Combination, in consultation with the related Serviced Companion Loan noteholders to the extent provided for in the related Intercreditor Agreement) materially and adversely affects the interests of the Certificateholders or any holder of a Serviced Companion Loan, if applicable, occurs and remains unremedied for the applicable grace period specified in the Mortgage Loan Documents for such Mortgage Loan or Serviced Companion Loan

(or if no grace period is specified for those defaults which are capable of cure, 60 days); or

(viii)
the Master Servicer or Special Servicer receives notice of the foreclosure or proposed foreclosure of any lien on the related Mortgaged Property (each of clause (i) through (viii), a “Servicing Transfer Event”).

A Servicing Transfer Event with respect to a Serviced Loan Combination will generally be delayed if the holder of any related Subordinate Companion Loan is making all cure payments required by the related intercreditor agreement or Pooling and Servicing Agreement, as applicable. If applicable, see “Description of the Mortgage Pool—Loan Combinations” in this free writing prospectus.

With respect to each Non-Serviced Loan Combination, if a “servicing transfer event” (or an equivalent event) exists with respect to the related Non-Serviced Companion Loan under the related servicing agreement, then a servicing transfer event under such related servicing agreement will also be deemed to exist with respect to the related Non-Serviced Mortgage Loan. If a Servicing Transfer Event exists with respect to a Mortgage Loan included in a Serviced Loan Combination, then it will also be deemed to exist with respect to the related Serviced Companion Loan. The Loan Combinations are intended to always be serviced or specially serviced, as the case may be, together.

A Mortgage Loan or Serviced Loan Combination will cease to be a Specially Serviced Loan (each, a “Corrected Mortgage Loan”) (A) with respect to the circumstances described in clauses (i) and (ii) above, when the borrower thereunder has brought the Mortgage Loan or Serviced Companion Loan current and thereafter made three consecutive full and timely Monthly Payments, including pursuant to any workout of the Mortgage Loan or Serviced Companion Loan, (B) with respect to the circumstances described in clause (iii), (iv), (v), (vi) and (viii) above, when such circumstances cease to exist in the good faith judgment of the Special Servicer or (C) with respect to the circumstances described in clause (vii) above, when such default is cured (as determined by the Special Servicer in accordance with the Servicing Standard) or waived by the Special Servicer; provided, in each case, that at that time no circumstance exists (as described above) that would cause the Mortgage Loan or Serviced Companion Loan to continue to be characterized as a Specially Serviced Loan.

Asset Status Report. The Special Servicer will prepare a report (the “Asset Status Report”) for each Mortgage Loan and each Serviced Loan Combination that becomes a Specially Serviced Loan not later than 30 days after the servicing of such Mortgage Loan or such Serviced Loan Combination is transferred to the Special Servicer. Each Asset Status Report will be delivered to the Master Servicer, the Directing Holder (only for so long as no Consultation Termination Event has occurred and is continuing), the Operating Advisor (but only if a Control Termination Event has occurred and is continuing), the Controlling Class Representative and the 17g-5 Information Provider (who will be required to promptly post such report to the 17g-5 Information Provider’s website), in the case of each Serviced Loan Combination, the holder of the related Serviced Companion Loan, and upon request, the Underwriters.

For so long as no Control Termination Event has occurred and is continuing, if the Directing Holder does not disapprove of an Asset Status Report within 10 business days, the Directing Holder will be deemed to have approved the Asset Status Report and the Special Servicer will implement the recommended action as outlined in such Asset Status Report; provided, however, that the Special Servicer may not take any actions that are contrary to applicable law, the Servicing Standard or the terms of the Pooling and Servicing Agreement, the applicable Mortgage Loan Documents or any related intercreditor agreement. If, for so long as a Control Termination Event has not occurred and is not continuing, the Directing Holder disapproves such Asset Status Report within such 10 business day period, the Special Servicer will revise such Asset Status Report as soon as practicable thereafter, but in no event later than 30 business days after such disapproval. For so long as a Control Termination Event has not occurred and is not continuing, the Special Servicer will revise such Asset Status Report until the Directing Holder fails to disapprove such revised Asset Status Report as described above or until the Special Servicer makes a determination, consistent with the Servicing Standard, that such objection is not in the best interests of all the Certificateholders (and with respect to a Serviced Loan Combination, the holder of the related Serviced Companion Loan, as a collective whole as if such Certificateholders and Companion Loan holder constituted a single lender). In any event, for so long as a Control Termination Event has not occurred and is not continuing, if the Directing Holder does not approve an Asset Status Report within 60 business days from the first submission of an Asset Status Report, the Special Servicer may act upon the most recently submitted form of Asset Status Report if consistent with the Servicing Standard. The Asset Status Report is not intended to replace or satisfy any specific consent or approval right which the Directing Holder may have. Notwithstanding the foregoing, with respect to any Serviced Loan Combination, the Directing Holder will be entitled to a comparable Asset Status Report, but the procedure and timing for approval by the Directing Holder of the related Asset Status Report will be governed by the terms of the related intercreditor agreement and the applicable pooling and servicing agreement.

With respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan), if a Control Termination Event has occurred and is continuing, each of the Operating Advisor and, for so long as no Consultation Termination Event has occurred and is continuing, the Directing Holder will be entitled to consult with the Special Servicer and propose alternative courses of action in respect of any Asset Status Report and the Special Servicer will be obligated to consider such alternative courses of action and any other feedback provided by the Operating Advisor. The Special Servicer may revise the Asset Status Reports as it deems reasonably necessary in accordance with the Servicing Standard to take into account any input and/or recommendations of the Operating Advisor and the Directing Holder.

Special Servicing Compensation. Pursuant to the Pooling and Servicing Agreement, the Special Servicer will be entitled to certain fees for the Mortgage Loans that it is special servicing including the Special Servicing Fee, the Workout Fee and the Liquidation Fee. The Special Servicer will not be entitled to retain any portion of the Excess Interest paid on any ARD Loan.

The “Special Servicing Fee” will accrue with respect to each Specially Serviced Loan and REO Loan at a rate equal to 0.25% per annum of the Stated Principal Balance of such Specially Serviced Loan or REO Loan, as applicable. The special servicer with respect to each Non-Serviced Loan Combination will accrue a comparable special servicing fee with respect to such Non-Serviced Loan Combination pursuant to the related pooling and servicing agreement.

A “Workout Fee” will in general be payable with respect to each Corrected Mortgage Loan and will be payable by the Issuing Entity out of each collection of interest and principal (including scheduled payments, prepayments (provided that a repurchase or substitution by a Mortgage Loan Seller of a Mortgage Loan due to a Material Document Defect or a Material Breach will not be considered a prepayment for purposes of this definition), balloon payments and payments at maturity, but excluding late payment charges, Default Interest and Excess Interest) received on the related Specially Serviced Loan that becomes a Corrected Mortgage Loan, for so long as it remains a Corrected Mortgage Loan, in an amount equal to the lesser of (1) 1.0% of each such collection of interest and principal and (2) $1,000,000 in the aggregate with respect to any particular workout of a Specially Serviced Loan; provided that no Workout Fee will be payable by the Issuing Entity with respect to any Corrected Mortgage Loan if and to the extent that the Corrected Mortgage Loan became a Specially Serviced Loan under clause (iii) of the definition of “Specially Serviced Loan” and no event of default actually occurs, unless the Mortgage Loan or Serviced Companion Loan is modified by the Special Servicer in accordance with the terms of the Pooling and Servicing Agreement or the Mortgage Loan subsequently qualifies as a Specially Serviced Loan for a reason other than under clause (iii) of the definition of “Specially Serviced Loan”; provided, further that if a Mortgage Loan or Serviced Companion Loan becomes a Specially Serviced Loan only because of an event described in clause (i) of the definition of “Specially Serviced Loan” and the related collection of principal and interest is received within 3 months following the related maturity date as a result of the related Mortgage Loan or Serviced Companion Loan being refinanced or otherwise repaid in full, the Special Servicer will not be entitled to collect a Workout Fee out of the proceeds received in connection with such workout if such fee would reduce the amount available for distributions to Certificateholders, but the Special Servicer may collect from the related borrower and retain (x) a workout fee, (y) such other fees as are provided for in the related Mortgage Loan Documents and (z) other appropriate fees in connection with such workout. In addition, notwithstanding the foregoing, the total amount of Workout Fees payable by the Issuing Entity with respect to a Corrected Mortgage Loan and with respect to any particular workout (assuming, for the purposes of this calculation, that such Corrected Mortgage Loan continues to perform throughout its term in accordance with the terms of the related workout) will be reduced by the amount of any and all related Offsetting Modification Fees received by the Special Servicer as additional servicing compensation relating to that Corrected Mortgage Loan; provided that the Special Servicer will be entitled to collect such Workout Fees from the Issuing Entity until such time it has been fully paid such reduced amount. In addition, the Workout Fee will be subject to the cap described below.

The Workout Fee with respect to any such Corrected Mortgage Loan will cease to be payable if such Corrected Mortgage Loan again becomes a Specially Serviced Loan or if the related Mortgaged Property becomes an REO Property; provided that a new Workout Fee will become payable if and when such Mortgage Loan or Serviced Loan Combination again becomes a Corrected Mortgage Loan.

If the Special Servicer is terminated (other than for cause) or resigns with respect to any or all of its servicing duties, it will retain the right to receive any and all Workout Fees payable with respect to each Corrected Mortgage Loan during the period that it had responsibility for servicing such Corrected Mortgage Loan (or for any Specially Serviced Loan that had not yet become a Corrected Mortgage Loan because as of the time that the Special Servicer is terminated the borrower has not made three consecutive monthly debt service payments and subsequently the Specially Serviced Loan becomes a Corrected Mortgage Loan) at the time of such termination or resignation (and the successor Special Servicer will not be entitled to any portion of such Workout Fees), in each case until the Workout Fee for any such Corrected Mortgage Loan ceases to be payable in accordance with the preceding paragraph.

The other special servicer with respect to each Non-Serviced Loan Combination will accrue a comparable workout fee with respect to such Non-Serviced Loan Combination pursuant to the related pooling and servicing agreement, although there may be a higher cap (or no cap) on such fee.

A “Liquidation Fee” will be payable by the Issuing Entity to the Special Servicer, except as otherwise described below, with respect to (i) each Specially Serviced Loan or REO Loan, (ii) each Mortgage Loan repurchased by a Mortgage Loan Seller or (iii) each Defaulted Mortgage Loan that is a Non-Serviced Mortgage Loan sold by the Special Servicer in accordance with the Pooling and Servicing Agreement, in each case, as to which the Special Servicer obtains a full, partial or discounted payoff from the related borrower, a loan purchaser or Mortgage Loan Seller, as applicable, and, except as otherwise described below, with respect to any Specially Serviced Loan or REO Property as to which the Special Servicer recovered any proceeds (“Liquidation Proceeds”). The Liquidation Fee will be payable from the related payment or proceeds in an amount equal to the lesser of (1) 1.0% of such payment or proceeds (exclusive of any portion of such amount that represents penalty charges) and (2) $1,000,000; provided the total amount of a Liquidation Fee payable by the Issuing Entity with respect to any Specially Serviced Loan, REO Loan or Mortgage Loan in connection with any particular liquidation (or partial liquidation) will be reduced by the amount of any and all related Offsetting Modification Fees received by the Special Servicer as additional servicing compensation relating to that Specially Serviced Loan, REO Loan or Mortgage Loan. In addition, the Liquidation Fee will be subject to the cap described below.

The other special servicer with respect to each Non-Serviced Loan Combination will accrue a comparable liquidation fee with respect to such Non-Serviced Loan Combination pursuant to the related pooling and servicing agreement (other than a Liquidation Fee with respect to the repurchase of a Non-Serviced Mortgage Loan included in the Issuing Entity), although there may be a higher cap (or no cap) on such fee.

Notwithstanding anything to the contrary described above, no Liquidation Fee will be payable based on, or out of, Liquidation Proceeds received in connection with:

•
the purchase of any Defaulted Mortgage Loan by the Special Servicer or the Directing Holder or any Companion Loan Holder or any of their affiliates if within 90 days after the transfer of the Defaulted Mortgage Loan to special servicing,

•
the purchase of all of the Mortgage Loans and all property acquired in respect of any Mortgage Loan by the Sole Certificateholder, the Certificateholder owning a majority of the Percentage Interest of the then Controlling Class, the Special Servicer or the Master Servicer in connection with the termination of the Issuing Entity,

•
a repurchase or replacement of a Mortgage Loan by a Mortgage Loan Seller due to a breach of a representation or warranty or a document defect in the mortgage file prior to the expiration of certain cure periods (including any applicable extension thereof) set forth in the Pooling and Servicing Agreement,

•
with respect to any Mortgage Loan that is subject to mezzanine indebtedness the purchase of such Mortgage Loan by the holder of the related mezzanine loan within 90 days after the first time that such holder’s option to purchase such Mortgage Loan becomes exercisable, provided, however, that even if the purchase occurs before such expiration the Liquidation Fee will be payable to the extent paid by, and collected from, the related borrower or the mezzanine lender,

•
with respect to a Serviced Companion Loan that is subject to another securitization, (A) a repurchase or replacement of such Serviced Companion Loan by the applicable mortgage loan seller due to a breach of a representation or warranty or a document defect under the pooling and servicing agreement for the trust that owns such Serviced Companion Loan prior to the expiration of the cure period (including any applicable extension thereof) set forth therein, (B) a purchase of the Serviced Companion Loan pursuant to a clean-up call or similar liquidation under the pooling and servicing agreement for the trust that owns such Serviced Companion Loan, or (C) the purchase of the related Mortgage Loan by a related Serviced Companion Loan noteholder, or the applicable designee, as applicable, pursuant to the related intercreditor or co-lending agreement prior to the expiration of the first purchase option to occur as set forth in the related agreement (up to 90 days), or if such intercreditor agreement does not specify a time period, within 90 days after the date the purchase option first becomes exercisable, provided, however, that even if the purchase occurs before such expiration the Liquidation Fee will be payable to the extent paid by, and collected from, the related borrower,

•
a Loss of Value Payment by a Mortgage Loan Seller, if such payment is made prior to the expiration of certain cure periods (including any applicable extension thereof) set forth in the Pooling and Servicing Agreement, and

•
if a Mortgage Loan or Serviced Loan Combination becomes a Specially Serviced Loan only because of an event described in clause (i) of the definition of “Specially Serviced Loan” and the related Liquidation Proceeds are received within three (3) months following the related maturity date as a result of the related Mortgage Loan or Serviced Loan Combination being refinanced or otherwise repaid in full (provided that the Special Servicer may collect from the related borrower and retain (x) a liquidation fee, (y) such other fees as are provided for in the related Mortgage Loan Documents and (z) other appropriate fees in connection with such liquidation).

If, however, Liquidation Proceeds are received with respect to any Specially Serviced Loan as to which the Special Servicer is properly entitled to a Workout Fee, such Workout Fee will be payable based on and out of the portion of such Liquidation Proceeds that constitute principal and/or interest. The Special Servicer, however, will only be entitled to receive a Liquidation Fee or a Workout Fee, but not both, with respect to Liquidation Proceeds received on any Mortgage Loan or Specially Serviced Loan.

If the Special Servicer resigns or is terminated, and prior or subsequent to such resignation or termination, either (A) a Specially Serviced Loan was liquidated or modified pursuant to an action plan submitted by the initial Special Servicer and approved (or deemed approved) by the Directing Holder or the Special Servicer has determined to grant a forbearance, or (B) a Specially Serviced Loan being monitored by the Special Servicer subsequently became a Corrected Mortgage Loan, then in either such event the Special Servicer (and not the successor special servicer) will be paid the related Workout Fee or Liquidation Fee, as applicable.

The total amount of Workout Fees and Liquidation Fees that are payable by the Issuing Entity with respect to each Mortgage Loan, Serviced Loan Combination or REO Loan throughout the period such Mortgage Loan or the Mortgage Loan relating to such Serviced Loan Combination (or REO Loan) is an asset of the Issuing Entity will be subject to an aggregate cap of $1,000,000. For the purposes of determining whether any such cap has been reached with respect to a Special Servicer and a Mortgage Loan, Serviced Loan Combination or REO Loan, only the Workout Fees and Liquidation Fees paid to such Special Servicer with respect to such Mortgage Loan, Serviced Loan Combination or REO Loan will be taken into account, and any Workout Fees or Liquidation Fees for any other Mortgage Loans, Serviced Loan Combinations or REO Loans will not be taken into account (and any Workout Fees or Liquidation Fees paid to a predecessor or successor special servicer will also not be taken into account).

In addition, the Special Servicer will also be entitled to retain, as additional servicing compensation:

•
100% of any Modification Fees related to Specially Serviced Loans (and 50% of such Modification Fees on Mortgage Loans (and the related Serviced Companion Loans) that are not Specially Serviced Loans when consent of the Special Servicer is required),

•
100% of any assumption fees and consent fees on Specially Serviced Loans (and 50% of such assumption fees on Mortgage Loans (and the related Serviced Companion Loans) that are not Specially Serviced Loans when consent of the Special Servicer is required),

•	100% of assumption application fees on Specially Serviced Loans,

•
100% of loan service transaction fees, beneficiary statement charges, demand fees or similar items (but not including Prepayment Premiums or Yield Maintenance Charges) on Specially Serviced Loans (and 50% of such fees, charges and items on Mortgage Loans (and the related Serviced Companion Loans) that are not Specially Serviced Loans when consent of the Special Servicer is required),

•	any interest or other income earned on deposits in the REO Accounts, and

•
Net Default Interest and any late payment fees that accrued during a Collection Period on any Specially Serviced Loan to the extent collected by the Issuing Entity and remaining after application thereof during such Collection Period to reimburse interest on Advances with respect to such Specially Serviced Loan and to reimburse the Issuing Entity for certain expenses of the Issuing Entity with respect to such Specially Serviced Loan; provided, however, that with respect to a Mortgage Loan that has a related Serviced Companion Loan, Net Default Interest and late payment fees will be allocated as provided in and subject to the terms of the related intercreditor agreement and the applicable pooling and servicing agreement.

In addition, provided that a Non-Serviced Mortgage Loan is in special servicing, the Special Servicer will be entitled to any Net Default Interest and any late payment fees collected by the servicer that is servicing the Non-Serviced Mortgage Loan and that are allocated to the Non-Serviced Mortgage Loan (but only if and to the extent such amounts are not payable to the servicer that is servicing the Non-Serviced Mortgage Loan pursuant to the terms of the related pooling and servicing agreement and any related intercreditor agreement) in accordance with the related intercreditor agreement and the related servicing agreement during a collection period remaining after application thereof to reimburse interest on

P&I Advances and to reimburse the Issuing Entity for certain expenses of the Issuing Entity, if applicable, as provided in the Pooling and Servicing Agreement.

The other special servicer with respect to each Non-Serviced Loan Combination will accrue comparable fees with respect to such Non-Serviced Loan Combination pursuant to the related servicing agreement.

“Modification Fees” means, with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Companion Loan, any and all fees with respect to a modification, restructure, extension, waiver or amendment that modifies, restructures, extends, amends or waives any term of the related Mortgage Loan Documents (as evidenced by a signed writing) agreed to by the Master Servicer or the Special Servicer (other than all assumption fees, consent fees, assumption application fees, defeasance fees and similar fees). For each modification, restructure, extension, waiver or amendment in connection with the working out of a Specially Serviced Loan, the Modification Fees collected from the related borrower will be subject to a cap of 1% of the outstanding principal balance of such Mortgage Loan or Serviced Companion Loan on the closing date of the related modification, restructure, extension, waiver or amendment (prior to giving effect to such modification, restructure, extension, waiver or amendment); provided that no aggregate cap exists in connection with the amount of Modification Fees which may be collected from the borrower with respect to any Specially Serviced Loan or REO Loan.

“Offsetting Modification Fees” means, with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan), Serviced Loan Combination or REO Loan and with respect to any Workout Fee or Liquidation Fee payable by the Issuing Entity, any and all Modification Fees collected by the Special Servicer as additional servicing compensation, but only to the extent that (1) such Modification Fees were earned and collected by the Special Servicer (A) in connection with the workout or liquidation (including partial liquidation) of a Specially Serviced Loan or REO Loan as to which the subject Workout Fee or Liquidation Fee became payable or (B) in connection with any workout of a Specially Serviced Loan that closed within the prior 18 months (determined as of the closing day of the workout or liquidation as to which the subject Workout Fee or Liquidation Fee became payable) and (2) such Modification Fees were earned in connection with a modification, restructure, extension, waiver or amendment of such Mortgage Loan, Serviced Loan Combination or REO Loan at a time when such Mortgage Loan, Serviced Loan Combination or REO Loan was a Specially Serviced Loan.

The Pooling and Servicing Agreement will provide that, with respect to each Collection Period, the Special Servicer must deliver or cause to be delivered to the Master Servicer within 2 business days following the Determination Date, and the Master Servicer will, to the extent it has received, deliver to the Certificate Administrator, without charge and on the same day as the Master Servicer is required to deliver the CREFC® Investor Reporting Package, an electronic report which discloses and contains an itemized listing of any Disclosable Special Servicer Fees received by the Special Servicer or any of its affiliates during the related Collection Period. Such report may omit any such information that has previously been delivered to the Certificate Administrator by the Master Servicer or the Special Servicer.

“Disclosable Special Servicer Fees” means, with respect to any Mortgage Loan (other than a Non-Serviced Mortgage Loan), Serviced Loan Combination or Serviced REO Property, any compensation and other remuneration (including, without limitation, in the form of commissions, brokerage fees, rebates, and as a result of any other fee-sharing arrangement) received or retained by the Special Servicer or any of its affiliates that is paid by any person (including, without limitation, the Issuing Entity, any borrower, any manager, any guarantor or indemnitor in respect of a Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Loan Combination and any purchaser of any Mortgage Loan (other than a Non-Serviced Mortgage Loan), Serviced Loan Combination or Serviced REO Property) in connection with the disposition, workout or foreclosure of any Mortgage Loan (other than a Non-Serviced Mortgage Loan) or Serviced Loan Combination, if applicable, the management or disposition of any Serviced REO Property, and the performance by the Special Servicer or any such affiliate of any other special servicing duties under the Pooling and Servicing Agreement; provided that any compensation and other remuneration that the Master Servicer or the Certificate Administrator is permitted to receive or retain pursuant to the terms of the Pooling and Servicing Agreement in connection with its respective duties in such capacity as master servicer or certificate administrator under the Pooling and Servicing Agreement will not be Disclosable Special Servicer Fees.

The Pooling and Servicing Agreement will provide that the Special Servicer and its affiliates will be prohibited from receiving or retaining any compensation or any other remuneration (including, without limitation, in the form of commissions, brokerage fees, rebates, or as a result of any other fee-sharing arrangement) from any person (including, without limitation, the Issuing Entity, any borrower, any manager, any guarantor or indemnitor in respect of a Mortgage Loan or Loan Combination and any purchaser of any Mortgage Loan, Serviced Companion Loan or Serviced REO Property) in connection with the disposition, workout or foreclosure of any Mortgage Loan (or Serviced Loan Combination, if applicable), the management or disposition of any Serviced REO Property, or the performance of any other special servicing duties under the Pooling and Servicing Agreement, other than Permitted Special Servicer/Affiliate Fees, compensation and other remuneration expressly provided for in the Pooling and Servicing Agreement.

“Permitted Special Servicer/Affiliate Fees” means any commercially reasonable treasury management fees, banking fees, customary title agent fees and insurance commissions and fees received or retained by the Special Servicer or any of its affiliates in connection with any services performed by such party with respect to any Mortgage Loan, Serviced Loan Combination or Serviced REO Property.

Master Servicer and Special Servicer Permitted To Buy Certificates

The Master Servicer and the Special Servicer are permitted to purchase any Class of Certificates. Such a purchase by the Master Servicer or Special Servicer could cause a conflict relating to the Master Servicer’s or Special Servicer’s duties pursuant to the Pooling and Servicing Agreement and the Master Servicer’s or Special Servicer’s interest as a holder of Certificates, especially to the extent that certain actions or events have a disproportionate effect on one or more Classes of Certificates. The Pooling and Servicing Agreement provides that the Master Servicer or the Special Servicer will administer the Mortgage Loans or Serviced Loan Combinations in accordance with the Servicing Standard, without regard to ownership of any Certificate by the Master Servicer or the Special Servicer or any affiliate thereof.

Servicing of the Non-Serviced Mortgage Loans

Pursuant to the terms of the related intercreditor agreement, each Non-Serviced Mortgage Loan will be serviced and administered pursuant to a separate pooling and servicing agreement, which will contain servicing provisions substantially similar to, but not necessarily identical with, the provisions of the Pooling and Servicing Agreement. None of the Master Servicer, the Special Servicer or the Trustee will have any obligation or authority to supervise any other servicer, special servicer or trustee under the pooling and servicing agreement entered into in connection with any Non-Serviced Loan Combination, and no such party will have any obligation or authority to make Property Advances with respect to any Non-Serviced Mortgage Loans. The obligation of the Master Servicer to provide information and collections to the Trustee, the Certificate Administrator and the Certificateholders with respect to any Non-Serviced Mortgage Loan is dependent upon its receipt of the corresponding information and collections from the master servicer or special servicer under the applicable other securitization.

Each other pooling and servicing agreement related to a Non-Serviced Mortgage Loan contains terms and conditions that are customary for securitization transactions involving assets similar to the Non-Serviced Mortgage Loans and that are otherwise (i) required by the Code relating to the tax elections of the trust fund for the related Non-Serviced Companion Loan, (ii) required by law or changes in any law, rule or regulation or (iii) requested by the rating agencies rating the securitization of the related Non-Serviced Companion Loan. Such terms include, without limitation:

•
Each other master servicer and each other special servicer must satisfy customary servicer rating criteria and each other master servicer and each other special servicer are subject to servicer termination events, which may be different than those in the Pooling and Servicing Agreement.

•	Each other master servicer will be entitled to receive a primary servicing fee on the related Non-Serviced Mortgage Loan.

•
For so long as no control termination event or similar event under each other pooling and servicing agreement is continuing, the directing holder or equivalent party under such other pooling and servicing agreement, or the related representative on its behalf, will have the right to terminate the related other special servicer, with or without cause, and appoint itself or an affiliate or another person as the successor special servicer.

•
Each other pooling and servicing agreement may make a provision for a vote of certificateholders of the other securitization to terminate the related other special servicer, and for the appointment of a successor special servicer, at the written direction of holders of principal balance certificates under such agreement evidencing a certain percentage of the voting rights of such certificates.

•
For so long as a consultation termination event or similar event under each other pooling and servicing agreement is continuing, if the related other trust advisor determines that the related other special servicer is not performing its duties under such other pooling and servicing agreement in accordance with the related servicing standard, such other trust advisor has the right to recommend the replacement of such other special servicer.

•
The provisions of any other pooling and servicing agreement may vary from the Pooling and Servicing Agreement with respect to time periods and timing matters, terminology, allocation of ministerial duties between multiple servicers or other service providers, and notice or rating agency communication and confirmation requirements.

Each Non-Serviced Mortgage Loan will not be subject to the Servicing Transfer Events described under “The Pooling and Servicing Agreement—Special Servicing,” but will be subject to generally similar but not identical events provided for in the related other pooling and servicing agreement. In addition, the conditions that would result in an Appraisal Reduction Event under the Pooling and Servicing Agreement may differ in some respects from the conditions that would require an appraisal under any pooling and servicing agreement governing the servicing of a Non-Serviced Loan Combination.

See “Description of the Mortgage Pool—Loan Combinations” in this free writing prospectus.

Reports to Certificateholders; Available Information

Certificate Administrator Reports

On each Distribution Date, the Certificate Administrator will be required to make available to the general public on the Certificate Administrator’s website a statement (a “Distribution Date Statement”) based upon information provided by the Master Servicer and Special Servicer (and in certain cases only to the extent received from the Master Servicer or Special Servicer, as applicable) and delivered to the Certificate Administrator and the information required to be prepared by the Certificate Administrator, in accordance with CRE Finance Council (“CREFC®”) guidelines as of the Closing Date setting forth, among other things:

(a)	the Record Date, Interest Accrual Period, and Determination Date for such Distribution Date;

(b)	the aggregate amount of the distribution on the Distribution Date to the holders of each Class of Sequential Pay Certificates in reduction of the Certificate Balance of those Certificates;

(c)
the aggregate amount of the distribution on the Distribution Date to the holders of each Class of Certificates (other than the Residual Certificates) allocable to the Interest Accrual Amount and Interest Shortfalls;

(d)
the aggregate amount of Advances made in respect of the Distribution Date and the amount of interest paid on Advances since the prior Distribution Date (including, to the extent material, the general use of funds advanced and general source of funds for reimbursements);

(e)
the aggregate amount of compensation paid to the Trustee, the Certificate Administrator, the Operating Advisor, CREFC® and servicing compensation paid to the Master Servicer and the Special Servicer for the related Determination Date and any other fees or expenses accrued and paid from the Issuing Entity;

(f)	the aggregate Stated Principal Balance of the Mortgage Loans and any REO Loans outstanding immediately before and immediately after the Distribution Date;

(g)
the number (as of the related and the next preceding Determination Date), and the aggregate principal balance, weighted average remaining term to maturity and weighted average mortgage rate (and interest rates by distributional groups or ranges) of the Mortgage Loans as of the related Determination Date;

(h)
the number and aggregate Stated Principal Balance of the Mortgage Loans or Serviced Loan Combinations (A) delinquent 30-59 days, (B) delinquent 60-89 days, (C) delinquent 90 days or more, (D) that are specially serviced but that are not delinquent, or (E) current, but not specially serviced, as to which foreclosure proceedings have been commenced, but not REO Property;

(i)
the Available Funds for the Distribution Date, (ii) the total amount of all principal and/or interest distributions, as well as any other distributions (other than Yield Maintenance Charges), properly made on or in respect of any Class of Regular Certificates and any Trust Component with respect to such Distribution Date, and (iii) any other cash flows received on the Mortgage Loans and applied to pay fees and expenses (including the components of the Available Funds, or such other cash flows);

(j)	the amount of the distribution on the Distribution Date to the holders of any Class of Regular Certificates or any Trust Component allocable to Prepayment Premiums and Yield Maintenance Charges;

(k)
the accrued Interest Accrual Amount in respect of each Class of Regular Certificates and each Trust Component for such Distribution Date and the aggregate amount of the CCRE Strip for such Distribution Date;

(l)	the Pass-Through Rate for each Class of Regular Certificates and Trust Component for the Distribution Date;

(m)	the Principal Distribution Amount for the Distribution Date;

(n)
the aggregate Certificate Balance or aggregate Notional Balance, as the case may be, of each Class of Certificates (other than the Class V, Class R and Class LR Certificates) immediately before and immediately after the Distribution Date, separately identifying any reduction in these amounts as a result of the allocation of any Realized Loss and/or additional trust fund expenses on the Distribution Date;

(o)
the fraction, expressed as a decimal carried to at least eight places, the numerator of which is the then related Certificate Balance, and the denominator of which is the related initial aggregate Certificate Balance, for each Class of Certificates (other than the Residual Certificates) immediately following the Distribution Date;

(p)
the amount of any Appraisal Reduction Amounts allocated during the related Collection Period on a loan-by-loan basis; and the total Appraisal Reduction Amounts as of such Distribution Date on a loan-by-loan basis;

(q)
the number and related principal balances of any Mortgage Loans modified, extended or waived on a loan-by-loan basis since the previous Determination Date (including a description of any material modifications, extensions or waivers to Mortgage Loan terms, fees, penalties or payments during the Collection Period or that have cumulatively become material over time);

(r)	the amount of any remaining unpaid Interest Shortfalls for each Class of Certificates (other than the Residual Certificates) as of the Distribution Date;

(s)
a loan-by-loan listing of each Mortgage Loan which was the subject of a principal prepayment (other than liquidation proceeds and insurance proceeds) during the related Collection Period and the amount of principal prepayment occurring, together with the aggregate amount of principal prepayments made during the related Collection Period;

(t)	a loan-by-loan listing of any Mortgage Loan which was defeased since the previous Determination Date;

(u)	the amount of the distribution to the holders of each Class of Certificates on the Distribution Date attributable to reimbursement of Realized Losses;

(v)
as to any Mortgage Loan repurchased by a Mortgage Loan Seller or otherwise liquidated or disposed of during the related Collection Period, (A) the loan number of the related Mortgage Loan and (B) the amount of proceeds of any repurchase of a Mortgage Loan, Liquidation Proceeds and/or other amounts, if any, received thereon during the related Collection Period and the portion thereof included in the Available Funds for such Distribution Date;

(w)
the amount on deposit in each of the Interest Reserve Account and the Excess Liquidation Proceeds Account before and after giving effect to the distribution made on such Distribution Date (and any material account activity since the prior Distribution Date);

(x)	the then-current credit support levels for each Class of Sequential Pay Certificates and each Trust Component;

(y)	the original and then-current ratings of each Class of Certificates;

(z)
with respect to any REO Loan as to which the related Mortgaged Property became an REO Property during the preceding calendar month, the city, state, property type, latest Debt Service Coverage Ratio and the current Stated Principal Balance;

(aa)	the value of any REO Property included in the Issuing Entity as of the related Determination Date, on an loan-by-loan basis, based on the most recent appraisal or valuation;

(bb)
with respect to any Serviced REO Property sold or otherwise disposed of during the related Collection Period and for which a final recovery determination has been made, (A) the Realized Loss attributable to the related Mortgage Loan, (B) the amount of sale proceeds and other amounts, if any, received in respect of such Serviced REO Property during the related Collection Period and the portion thereof included in the Available Funds for such Distribution Date, (C) the date of the final recovery determination and (D) the balance of the Excess Liquidation Proceeds Account for such Distribution Date;

(cc)	the amount of the distribution on the Distribution Date to the holders of the Class V Certificates and the Residual Certificates;

(dd)
material breaches of Mortgage Loan representations and warranties or any covenants under the Pooling and Servicing Agreement of which the Certificate Administrator, the Trustee, the Operating Advisor, the Master Servicer or the Special Servicer has received written notice;

(ee)	the identity of the Operating Advisor;

(ff)
the amount of Realized Losses, certain expenses of the Issuing Entity and Interest Shortfalls, if any, incurred with respect to the Mortgage Loans during the related Collection Period and in the aggregate for all prior Collection Periods (except to the extent reimbursed or paid);

(gg)	an itemized listing of any Disclosable Special Servicer Fees received by the Special Servicer or any of its affiliates during the related Collection Period;

(hh)	the identity of the Controlling Class;

(ii)	the identity of the Controlling Class Representative; and

(jj)	such other information and in such form as will be specified in the Pooling and Servicing Agreement.

In addition, the Certificate Administrator may make certain other information and reports (including the collection of reports specified by the CREFC® (or any successor organization reasonably acceptable to the Certificate Administrator and the Master Servicer) known as the “CREFC® Investor Reporting Package”) related to the Mortgage Loans available to Privileged Persons, to the extent that the Certificate Administrator receives relevant information and loan-related reports from the Master Servicer, and direction from the Depositor, or is otherwise directed to do so under the Pooling and Servicing Agreement. The Certificate Administrator will not make any representations or warranties as to the accuracy or completeness of any information provided by it that was based; in whole or in part, on information received from third parties, and may disclaim responsibility for the Certificate Administrator’s website. The Certificate Administrator may require registration and acceptance of a disclaimer and a confidentiality agreement. Neither the Certificate Administrator nor the Master Servicer will be liable for the dissemination of information made in accordance with the Pooling and Servicing Agreement.

Information Available Electronically

The Pooling and Servicing Agreement requires that the Certificate Administrator make available to any Privileged Person (provided that the final prospectus supplement that relates to the Offered Certificates, the Distribution Date Statements and the SEC filings referred to below will be made available to the general public, and provided further that any Privileged Person that is a borrower, a manager of a Mortgaged Property, an affiliate of the foregoing or an agent of any borrower will only be entitled to access documents made available to the general public), via the Certificate Administrator’s website, among other things, the following items, in each case to the extent received by or, in certain cases, prepared by, the Certificate Administrator:

(a)  the following “deal documents”:

•	the final prospectus supplement that relates to the Offered Certificates;

•
the Pooling and Servicing Agreement, each sub-servicing agreement delivered to the Certificate Administrator from and after the Closing Date, if any, and the Mortgage Loan Purchase Agreements and any amendments and exhibits to those agreements; and

•	the CREFC® loan setup file delivered to the Certificate Administrator by the Master Servicer;

(b)  the following SEC filings:

•	any reports on Forms 10-D, 10-K and 8-K that have been filed by the Certificate Administrator with respect to the Issuing Entity through the EDGAR system;

(c)  the following “periodic reports”:

•	the Distribution Date Statements;

•	the reports included in the CREFC® Investor Reporting Package, other than the CREFC® loan setup file (provided they are prepared or received by the Certificate Administrator); and

•	the annual reports prepared by the Operating Advisor;

(d)  the following “additional documents”:

•	summaries of Final Asset Status Reports delivered to the Certificate Administrator in electronic format; and

•
any appraisal, Phase I environmental assessment, Phase II environmental assessment, seismic report and property condition report relating to the Mortgaged Properties (or updates thereof) delivered to the Certificate Administrator in electronic format;

(e)  the following “special notices”:

•
all special notices sent by the Certificate Administrator to the Certificateholders as described in “Description of the Offered Certificates—Certificateholder Communication—Special Notices” in this free writing prospectus;

•
notice of (i) any request by at least 25% of the Certificates to terminate and replace the Special Servicer notice, (ii) any request by at least 15% of the Voting Rights of the Certificates to terminate and replace the Operating Advisor, (iii) any recommendation of the Operating Advisor to replace the Special Servicer;

•	notice of any waiver, modification or amendment of any term of any Mortgage Loan;

•	notice of final payment on the Certificates;

•	all notices of the occurrence of any Servicer Termination Events received by the Certificate Administrator;

•
notice of termination or resignation of the Master Servicer, the Special Servicer, the Operating Advisor or the Trustee (and appointments of successors to the Master Servicer, the Special Servicer, the Operating Advisor or the Trustee);

•	officer’s certificates and other documentation supporting any determination that any Advance was (or, if made, would be) a Nonrecoverable Advance;

•	any notice of the termination of the Issuing Entity;

•	any notice of the occurrence and continuance of a Control Termination Event;

•	any notice of the occurrence and continuance of a Consultation Termination Event;

•	any Assessment of Compliance (as defined in the prospectus) delivered to the Certificate Administrator; and

•	any Attestation Reports (as defined in the prospectus) delivered to the Certificate Administrator;

(f)   the “Investor Q&A Forum”; and

(g)  solely to Certificateholders and beneficial owners of Certificates, the “Investor Registry.”

The Certificate Administrator may require a recipient of any of the information set forth above to execute a confidentiality agreement (which may be in the form of a web page “click-through”).

The Certificate Administrator will make the “Investor Q&A Forum” available to Privileged Persons via the Certificate Administrator’s website, where (a) Certificateholders and beneficial owners of Certificates may (i) submit inquiries to the Certificate Administrator relating to the Distribution Date Statement, (ii) submit inquiries to the Master Servicer or the Special Servicer relating to servicing reports, the Mortgage Loans or the Mortgaged Properties (other than, in the case of the Special Servicer, the Non-Serviced Mortgage Loans or related Mortgaged Properties) and (iii) submit inquiries to the Operating Advisor relating to its annual reports or actions by the Master Servicer or the Special Servicer as to which the Operating Advisor has consultation rights, whether or not referenced in such annual reports and (b) Privileged Persons may view previously submitted inquiries and related answers. The Certificate Administrator will forward such inquiries to the appropriate parties and, in the case of an inquiry relating to any Non-Serviced Mortgage Loan, to the other certificate administrator to forward to the applicable party under the related other pooling and servicing agreement. The Certificate Administrator, the Operating Advisor, the Master Servicer or the Special Servicer, as applicable, will be required to answer each inquiry, unless it determines that (i) the question is beyond the scope outlined above, (ii) answering the inquiry would not be in the best interests of the Issuing Entity and/or the Certificateholders, would be in violation of applicable law, the Pooling and Servicing Agreement or the Mortgage Loan Documents, would or is reasonably expected to result in a waiver of an attorney-client privilege or the disclosure of attorney work product, or would materially increase the duties of, or result in significant additional cost or expense to, the Certificate Administrator, the Operating Advisor the Master Servicer or the Special Servicer, as applicable, or (iii) it is otherwise not advisable to answer such inquiry, in which case the Certificate Administrator will not post the related inquiry. In addition, no party is permitted to post or otherwise disclose information known to such party to be Privileged Information as part of its response to any inquiry. The Certificate Administrator will be required to post the inquiries and related answers on the Investor Q&A Forum, subject to and in accordance with the Pooling and Servicing Agreement.

The Investor Q&A Forum may not reflect questions, answers and other communications that are not submitted through the Certificate Administrator’s website. Answers posted on the Investor Q&A Forum will be attributable only to the respondent, and no other person will certify as to the accuracy, or will have any responsibility or liability for the content of any such information.

Certificateholders and beneficial owners may register on a voluntary basis for the “Investor Registry” and obtain contact information for any other Certificateholder or beneficial owner that has also registered, provided that they comply with certain requirements as provided for in the Pooling and Servicing Agreement.

The Certificate Administrator’s website will initially be located at www.ctslink.com. The 17g-5 Information Provider’s website will initially be located under the Certificate Administrator’s website under the “NRSRO” tab related to the Certificates. Access will be provided by the Certificate Administrator and the 17g-5 Information Provider, as the case may be, to such persons upon its receipt from such person of an Investor Certification or NRSRO Certification in the forms attached to the Pooling and Servicing Agreement, which forms will also be located on and submitted electronically via the Certificate Administrator’s website or the 17g-5 Information Provider’s website, as applicable. In connection with providing access to the Certificate Administrator’s website and the 17g-5 Information Provider’s website, the Certificate Administrator and/or the 17g-5 Information Provider may require registration and the acceptance of a disclaimer. The Certificate Administrator and the 17g-5 Information Provider, as the case may be, will not be liable for the dissemination of information in accordance with the terms of the Pooling and Servicing Agreement. Neither the Certificate Administrator nor the 17g-5 Information Provider make any representations or warranties as to the accuracy or completeness of documents or information posted to its respective website and neither party will assume any responsibility for them. In addition, the Certificate Administrator and the 17g-5 Information Provider, as the case may be, may disclaim responsibility for any such document or information for which it is not the original source. Assistance in using the Certificate Administrator’s website and the 17g-5 Information Provider’s website can be obtained by calling the Certificate Administrator’s customer service desk at (866) 846-4526.

“Privileged Person” means the Depositor, Underwriters, the initial purchasers, the Master Servicer, the Special Servicer, each Serviced Companion Loan noteholder, the Controlling Class Representative (but only for so long as no Consultation Termination Event has occurred and is continuing), the Trustee, the Sponsors, the Certificate Administrator, the Operating Advisor, a designee of the Depositor, any person who provides the Certificate Administrator with an Investor Certification and any NRSRO that delivers an NRSRO Certification to the 17g-5 Information Provider, which Investor Certification and NRSRO Certification may be submitted electronically via the Certificate Administrator’s website or the 17g-5 Information Provider’s website, as applicable; provided, that in no event may a borrower, a manager of a Mortgaged Property, an affiliate, principal, partner, member, joint venturer, limited partner, employee, representative, director, advisor or investor in any of the foregoing or an agent of any of the foregoing be considered a Privileged Person.

“Investor Certification” means a certificate representing that the person executing the certificate (1) is a Certificateholder, a beneficial owner of a Certificate or a prospective purchaser of a Certificate that, in the case of an Offered Certificate, has received a copy of the final prospectus supplement and the prospectus and (2) is not a borrower, a manager of a Mortgaged Property or an affiliate, principal, partner, member, joint venturer, limited partner, employee, representative, director, advisor or investor in any of the foregoing or an agent of any of the foregoing substantially in the form attached to the Pooling and Servicing Agreement or as electronically available on the Certificate Administrator’s website.

“NRSRO Certification” means a certification (a) executed by an NRSRO in favor of the 17g-5 Information Provider substantially in the form attached to the Pooling and Servicing Agreement or (b) provided electronically and executed by an NRSRO by means of a “click-through” confirmation on the 17g-5 Information Provider’s website that, in each case, states that such NRSRO is a Rating Agency hired to provide ratings on the Certificates, or that such NRSRO has access to the 17g-5 website for the Issuing Entity, has provided the 17g-5 Information Provider with the appropriate certifications under

Rule 17g-5(e), and will treat all information obtained from the 17g-5 Information Provider’s website as confidential.

“17g-5 Information Provider” means the Certificate Administrator.

Other Information

The Pooling and Servicing Agreement will require that the Certificate Administrator make available at its offices, during normal business hours, for review by any Privileged Person, originals or copies of, among other things, the following items (to the extent such items are in its possession) (except to the extent not permitted by applicable law or under any of the related Mortgage Loan Documents):

(a)       any and all notices and reports delivered to the Certificate Administrator with respect to any Mortgaged Property as to which the environmental testing revealed certain environmental issues;

(b)       the most recent annual (or more frequent, if available) operating statements, rent rolls (to the extent such rent rolls have been made available by the related borrower) and/or lease summaries and retail “sales information,” if any, received from the Master Servicer or the Special Servicer with respect to each Mortgaged Property;

(c)       the mortgage files, including any and all modifications, waivers and amendments of the terms of a Mortgage Loan or Serviced Loan Combination entered into or consented to by the Master Servicer and/or the Special Servicer and delivered to the Certificate Administrator; and

(d)       any other information that may be necessary to satisfy the requirements of subsection (d)(4)(i) of Rule 144A under the Securities Act of 1933 (the “Securities Act”).

The Certificate Administrator may require a Privileged Person to execute a confidentiality agreement prior to granting access to the information described above. Copies of any and all of the foregoing items will be available upon request at the expense of the requesting party from the Certificate Administrator to the extent such documents are in the Certificate Administrator’s possession.

The Certificate Administrator will make available all Distribution Date Statements, CREFC® reports and supplemental notices (provided they are received by the Certificate Administrator) to certain financial modeling firms (including BlackRock Financial Management, Inc., Bloomberg Financial Markets, L.P., Thomson Reuters Corporation, Trepp, LLC, Intex Solutions, Inc., Interactive Data Corporation and Markit LLC) in accordance with the provisions of the Pooling and Servicing Agreement.

Master Servicer’s Reports

The Master Servicer is required to deliver to the Certificate Administrator prior to each Distribution Date (beginning January 2015), and the Certificate Administrator is to make available to any Privileged Person on its website certain reports and data files that are part of the CREFC® Investor Reporting Package.

Subject to the receipt of necessary information from any subservicer, reports will be made available electronically in the form of the standard CREFC® reports; provided, however, the Certificate Administrator will provide Certificateholders (at the expense of such Certificateholders) with a written copy of such report upon request. The information that pertains to Specially Serviced Loans and REO Properties reflected in such reports shall be based solely upon the reports delivered by the Special Servicer to the Master Servicer no later than two business days prior to the Master Servicer Remittance Date. Absent manifest error, none of the Master Servicer, the Special Servicer, the Certificate Administrator or the Trustee will be responsible for the accuracy or completeness of any information supplied to it by a borrower or third party that is included in any reports, statements, materials or information prepared or provided by the Master Servicer, the Special Servicer, the Certificate Administrator or the Trustee, as applicable.

The Trustee, the Certificate Administrator, the Master Servicer and the Special Servicer will be indemnified by the Issuing Entity against any loss, liability or expense incurred in connection with any claim or legal action relating to any statement or omission based upon information supplied by a borrower or third party under a Mortgage Loan or Serviced Loan Combination and reasonably relied upon by such party.

The Master Servicer is also required to deliver periodically to the Trustee, Certificate Administrator, the Operating Advisor, the Underwriters, the initial purchasers, the 17g-5 Information Provider (who will promptly post such materials to the 17g-5 Information Provider’s website) and the holders of Serviced Companion Loans the following materials, of which the CREFC® Operating Statement Analysis Report and CREFC® NOI Adjustment Worksheet are required to be delivered in electronic format and any items relating to such report or worksheet may be delivered in electronic or paper format:

(a)       Within 30 days after receipt of a quarterly operating statement, if any, commencing within 30 days of receipt of such quarterly operating statement for the quarter ending March 31, 2015, with respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan), Specially Serviced Loan and REO Loan (to the extent prepared by and received from the Special Servicer in the case of any Specially Serviced Loan or REO Loan), “CREFC® Operating Statement Analysis Report” together with copies of the related operating statements and rent rolls (but only to the extent the related borrower is required by the Mortgage to deliver, or has otherwise agreed to provide such information and, with respect to operating statements and rent rolls for Specially Serviced Loans and REO Properties, only to the extent received by the Special Servicer) for such Mortgaged Property or REO Property as of the end of such calendar quarter; provided that, to the extent the annual CREFC® Operating Statement Analysis Report is delivered as described under clause (b) below, then such delivery will satisfy the requirement under this clause (a) to deliver a quarterly CREFC® Operating Statement Analysis Report for the quarter ending June 30 of each year, commencing in 2016; provided, however, that, with respect to any obligation of the Master Servicer or Special Servicer, as applicable, to provide a quarterly analysis or update, such quarterly analysis or update with respect to the first calendar quarter of each year will not be required to the extent provided in the then-current applicable CREFC® guidelines.

(b)       Annually, on or before June 30 of each year, commencing in 2016, with respect to each Mortgage Loan (other than a Non-Serviced Mortgage Loan), Specially Serviced Loan and REO Loan (to the extent prepared by and received from the Special Servicer in the case of any Specially Serviced Loan or REO Loan), a CREFC® Operating Statement Analysis Report together with copies of the related operating statements and rent rolls (but only to the extent the related borrower is required by the Mortgage to deliver, or has otherwise agreed to provide such information and, with respect to operating statements and rent rolls for Specially Serviced Loans and REO Properties, only to the extent received by the Special Servicer) for such Mortgaged Property or REO Property for the current trailing 12 months, if available, or year-to-date.

(c)       Within 45 days of receipt by the Master Servicer (or within 60 days of receipt by the Special Servicer with respect to any Specially Serviced Loan or Serviced REO Property) of annual year-end operating statements, if any (in each case, commencing with the statements for year end 2015), with respect to any Mortgaged Property (except with respect to any Non-Serviced Mortgage Loan) or Serviced REO Property, a “CREFC® NOI Adjustment Worksheet” for such Mortgaged Property or Serviced REO Property (with the annual year-end operating statements attached thereto as an exhibit), presenting the computations made in accordance with the methodology described in the Pooling and Servicing Agreement to “normalize” the full year-end net operating income or net cash flow and debt service coverage numbers used by the Master Servicer or the Special Servicer in the other reports referenced above.

Upon request for receipt of any such items from any Rating Agency, the Master Servicer shall forward to the 17g-5 Information Provider (who will promptly post such requested item to the 17g-5 Information Provider’s website).

In addition, within a reasonable period of time after the end of each calendar year, the Certificate Administrator is required to send to each person who at any time during the calendar year was a Certificateholder of record, a report summarizing on an annual basis (if appropriate) certain items provided to Certificateholders in the monthly Distribution Date Statements and such other information as may be reasonably required to enable such Certificateholders to prepare their federal income tax returns. The Certificate Administrator will also make available information regarding the amount of original issue discount accrued on each Class of Certificate held by persons other than holders exempted from the reporting requirements and information regarding the expenses of the Issuing Entity.

Exchange Act Filings

The Issuing Entity will file Distribution Reports on Form 10-D, Annual Reports on Form 10-K and (if applicable) Current Reports on Form 8-K with the SEC regarding the Certificates, to the extent, and for such time, as it shall be required to do so pursuant to Rule 15d-22 under the Exchange Act. Such reports will be filed under the name “Deutsche Mortgage & Asset Receiving Corp.” (SEC File No. 333-193376). Members of the public may read and copy any materials filed with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. Members of the public may obtain information regarding the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC maintains an internet site that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of that internet site is http://www.sec.gov.

Governing Law; Waiver of Jury Trial; and Consent to Jurisdiction

The Pooling and Servicing Agreement will be governed by the laws of the State of New York. Each party to the Pooling and Servicing Agreement will waive its respective right to a jury trial for any claim or cause of action based upon or arising out of or related to the Pooling and Servicing Agreement. Additionally each party to the Pooling and Servicing Agreement will consent to the jurisdiction of any New York State and Federal courts sitting in New York City with respect to matters arising out of or related to the Pooling and Servicing Agreement.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

General

The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of the Offered Certificates. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors (such as banks, insurance companies, securities dealers, foreign persons, investors whose functional currency is not the U.S. dollar, and investors that hold the Offered Certificates as part of a “straddle” or “conversion transaction”), some of which may be subject to special rules. The authorities on which this discussion is based are subject to change or different interpretations, and any such change or interpretation could apply retroactively. This discussion is based on the Code, as well as regulations (the “REMIC Regulations”) promulgated by the U.S. Department of the Treasury and the IRS. Investors are encouraged to consult their own tax advisors in determining the federal, state, local or any other tax consequences to them of the purchase, ownership and disposition of the Offered Certificates and are encouraged to review the discussions under the heading “Federal Income Tax Consequences for REMIC Certificates” in the prospectus.

Two separate real estate mortgage investment conduit (“REMIC”) elections (the “Lower-Tier REMIC” and the “Upper-Tier REMIC,” and collectively, the “Trust REMICs”) will be made with respect to the designated portions of the Issuing Entity. The Lower-Tier REMIC will hold the Mortgage Loans (other than Excess Interest and the CCRE Strip) and certain other assets, will issue certain classes of regular interests (the “Lower-Tier Regular Interests”) to the Upper-Tier REMIC and will issue the Class LR Certificates as the sole class of residual interests in the Lower-Tier REMIC. The Upper-Tier REMIC will hold the Lower-Tier Regular Interests and will issue the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4, Class A-5, Class X-A, Class X-B, Class X-C, Class X-D, Class X-E, Class D, Class E, Class F, Class G and Class H Certificates and the Trust Components as regular interests in the Upper-Tier REMIC and the Class R Certificates as the sole class of residual interests in the Upper-Tier REMIC.

Qualification as a REMIC requires ongoing compliance with certain conditions. Assuming (i) the making of appropriate elections, (ii) compliance with the Pooling and Servicing Agreement and the Intercreditor Agreements, and (iii) compliance with any changes in the law, including any amendments to the Code or applicable Treasury regulations thereunder, in the opinion of Sidley Austin llp, counsel to the Depositor: (a) each Trust REMIC will qualify as a REMIC on the Closing Date and thereafter; (b) each Lower-Tier Regular Interest will constitute a “regular interest” in the Lower-Tier REMIC, and each of the Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4, Class A-5, Class X-A, Class X-B, Class X-C, Class X-D, Class X-E, Class D, Class E, Class F, Class G and Class H Certificates and the Trust Components will constitute a “regular interest” in the Upper-Tier REMIC; and (c) the Class LR Certificates will evidence the sole Class of “residual interests” in the Lower-Tier REMIC, and the Class R Certificates will evidence the sole class of “residual interests” in the Upper-Tier REMIC. In addition, in the opinion of Sidley Austin llp, (i) the portions of the Issuing Entity consisting of the Class A-M, Class B and Class C Trust Components (and related amounts in the Exchangeable Distribution Account), and the Excess Interest (and related amounts in the Class V Distribution Account), will be treated as a grantor trust (the “Grantor Trust”) for federal income tax purposes under subpart E, part I of subchapter J of the Code, (ii) the Class A-M Certificates will represent a undivided beneficial interests in the Class A-M Percentage Interest of the Class A-M Trust Component, the Class B Certificates will represent undivided beneficial interests in the Class B Percentage Interest of the Class B Trust Component, the Class C Certificates will represent undivided beneficial interests in the Class C Percentage Interest of the Class C Trust Component and, in each case, related amounts in the Exchangeable Distribution Account, (iii) the Class PEZ Certificates will represent undivided beneficial interests in the Class A-M-PEZ Percentage Interest, the Class B-PEZ Percentage Interest and the Class C-PEZ Percentage Interest of the Class A-M, Class B and Class C Trust Components, respectively, and related amounts in the Exchangeable Distribution Account, and (iv) the Class V Certificates will represent undivided beneficial interests in the Excess Interest and the Class V Distribution Account.

Tax Status of Offered Certificates

Each Class of Offered Certificates held by a real estate investment trust will constitute “real estate assets” within the meaning of Code Section 856(c)(5)(B), and interest on the Offered Certificates will be considered “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of Code Section 856(c)(3)(B) to the extent described in the prospectus under the heading “Federal Income Tax Consequences For REMIC Certificates—Status of REMIC Certificates.” Offered Certificates held by a domestic building and loan association will be treated as “loans . . . secured by an interest in real property which is . . . residential real property” within the meaning of Code Section 7701(a)(19)(C)(v) or as other assets described in Code Section 7701(a)(19)(C), but only in the proportion that the applicable Trust REMIC’s basis in the related Mortgage Loans secured by multifamily properties relates to the Trust REMIC’s total basis in the Mortgage Loans. As of the Closing Date, eighteen (18) of the Mortgaged Properties, representing approximately 17.8% of the Trust REMIC’s basis in the Initial Outstanding Pool Balance (by Allocated Loan Amount), are multifamily properties. Certificateholders should consult their own tax advisors as to whether the foregoing percentage or some other percentage applies to their Certificates. Offered Certificates held by certain financial institutions will constitute an “evidence of indebtedness” within the meaning of Code Section 582(c)(1). In addition, Mortgage Loans that have been defeased with U.S. Treasury obligations or other “government securities” will not qualify for the foregoing tax treatments. Moreover, the Offered Certificates will be “qualified mortgages” for another REMIC within the meaning of Code Section 860G(a)(3).

Taxation of Offered Certificates

General. The Offered Certificates will represent, and, in the case of the Exchangeable Certificates, will represent beneficial ownership interests in, all or a portion of one or more, regular interests in the Upper-Tier REMIC. The treatment of the Offered Certificates as described below, also applies to a Class PEZ Certificateholder’s interest in the Class A-M, Class B and Class C Trust Components and to a Class A-M, Class B and Class C Certificateholder’s interest in the related Trust Component. See “—Taxation of the Exchangeable Certificates” below. In general, interest, original issue discount and market discount on an Offered Certificate will be treated as ordinary income to the holder of an Offered Certificate (an “Offered Certificateholder”), and principal payments on an Offered Certificate will be treated as a return of capital to the extent of the Offered Certificateholder’s basis in the Offered Certificate. The Offered Certificates will represent newly originated debt instruments for federal income tax purposes. Offered Certificateholders must use the accrual method of accounting with regard to the Offered Certificates, regardless of the method of accounting otherwise used by such Offered Certificateholders.

Original Issue Discount. Holders of Offered Certificates issued with original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues in accordance with the constant yield method, which takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The Internal Revenue Service has issued temporary and final Treasury regulations (the “OID Regulations”) under Code Sections 1271 through 1273 and 1275 and in part on the provisions of the 1986 Act. Offered Certificateholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Offered Certificates. Investors are encouraged to consult their own tax advisors about the discussions in this free writing prospectus and the prospectus and the appropriate method for reporting interest and original issue discount with respect to the Offered Certificates. See “Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates—Original Issue Discount” in the prospectus.

Each Offered Certificate will be treated as an installment obligation for purposes of determining the original issue discount includible in an Offered Certificateholder’s income. The total amount of original issue discount on an Offered Certificate is the excess of the “stated redemption price at maturity” of the Offered Certificate over its “issue price.” The issue price of a class of Offered Certificates is the first price at which a substantial amount of Offered Certificates of such class is sold to investors (excluding bond houses, brokers and underwriters). Although unclear under the OID Regulations, the Certificate Administrator will treat the issue price of Offered Certificates for which there is no substantial sale as of the issue date as the fair market value of such class as of the issue date. The issue price of the Offered Certificates also includes the amount paid by an initial Certificateholder of such class for accrued interest that relates to a period prior to the issue date of such class of Offered Certificates. The stated redemption price at maturity of an Offered Certificate is the sum of all payments provided by the debt instrument other than any qualified stated interest payments. Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate; provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the obligation. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to an Offered Certificate, it is possible that no interest on any class of Offered Certificates will be treated as qualified stated interest. However, because the Mortgage Loans provide for remedies in the event of default, the Certificate Administrator will treat all payments of stated interest on the Offered Certificates (other than the Class X-A Certificates) as qualified stated interest (other than accrued interest distributed on the first Distribution Date for the number of days that exceed the interval between the Closing Date and the first Distribution Date).

For the purposes of accruing original issue discount, if any, determining whether such original issue discount is de minimis and amortizing any premium, the prepayment assumption will be 0% CPR, provided that it is assumed that the ARD Loans will prepay in full on its Anticipated Repayment Date (the “Prepayment Assumption”). See “Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates—Original Issue Discount” in the prospectus.

Based on the foregoing, it is anticipated that the Class      Certificates will be issued with original issue discount and that the Class      Certificates will be issued with a de minimis amount of original issue discount for federal income tax purposes.

In addition, it is anticipated that the Certificate Administrator will treat the Class X-A Certificates as having no qualified stated interest. Accordingly, such Class will be considered to be issued with original issue discount in an amount equal to the excess of all distributions of interest expected to be received thereon over its issue price (including interest accrued prior to the Closing Date). Any “negative” amounts of original issue discount on the Class X-A Certificates attributable to rapid prepayments with respect to the Mortgage Loans will not be deductible currently. Holders of Class X-A Certificates may be entitled to a deduction for a loss (which may be a capital loss) to the extent it becomes certain that such Certificateholders will not recover a portion of their basis in such Class, assuming no further prepayments. See “Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates—Original Issue Discount” in the prospectus.

Premium. An Offered Certificate purchased upon initial issuance or in the secondary market at a cost greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. See “Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates—Premium” in the prospectus. It is anticipated that the Class Certificates will be issued at a premium for federal income tax purposes.

Yield Maintenance Charges and Prepayment Premiums. Yield Maintenance Charges and Prepayment Premiums actually collected on the Mortgage Loans will be distributed to the Offered Certificates as described in “Description of the Offered Certificates—Distributions—Prepayment Premiums and Yield Maintenance Charges” in this free writing prospectus. It is not entirely clear under the Code when the amount of Yield Maintenance Charges and Prepayment Premiums so allocated should be taxed to the holders of the Offered Certificates, but it is not expected, for federal income tax reporting purposes, that Yield Maintenance Charges and Prepayment Premiums will be treated as giving rise to any income to the holder of such Classes of Certificates prior to the Certificate Administrator’s actual receipt of the Yield Maintenance Charges and Prepayment Premium. Yield Maintenance Charges and Prepayment Premiums, if any, may be treated as paid upon the retirement or partial retirement of an Offered Certificate. The Internal Revenue Service may disagree with these positions. Certificateholders are encouraged to consult their own tax advisors concerning the treatment of Yield Maintenance Charges and Prepayment Premiums.

Taxation of the Exchangeable Certificates

The portion of the Issuing Entity comprised of the Trust Components will be classified as a grantor trust under subpart E, part I of subchapter J of the Code, and each Exchangeable Certificate (other than any Class PEZ Certificate) will represent an undivided beneficial interest in the Trust Component underlying that Exchangeable Certificate (such as the Class A-M Trust Component in the case of a Class A-M Certificate, the Class B Trust Component in the case of a Class B Certificate and the Class C Trust Component in the case of a Class C Certificate). Each Exchangeable Certificate (other than any Class PEZ Certificate) will therefore represent a beneficial ownership interest in a regular interest issued by the Upper-Tier REMIC and the income tax consequences to the holder of an Exchangeable Certificate (other than any Class PEZ Certificate) with respect to the underlying Trust Component will be the same as the income tax consequences to a holder of an Offered Certificate, as described herein.

The Class PEZ Certificates will represent beneficial ownership interests in all three of the Trust Components, but each Trust Component will be taxable as a separate regular interest for federal income tax purposes, and the holder of a Class PEZ Certificate must account separately for its interest in each Trust Component. The income tax consequences of holding a Class PEZ Certificate with respect to each of the three Trust Components will therefore be the same as the income tax consequences to the holder of three separate and individual Offered Certificates, as described herein. See “Taxation of Offered Certificates” above. A purchaser must allocate its basis in the Class PEZ Certificates among the interests in each Trust Component in accordance with their relative fair market values as of the time of acquisition.

Similarly, on the sale of such Class PEZ Certificate, the Holder must allocate the amount received on the sale among the interests in each Trust Component in accordance with their relative fair market values as of the time of sale. Prospective beneficial owners of the Class PEZ Certificates should consult their tax advisors as to the appropriate method of accounting for their interest in the Class PEZ Certificates.

The exchange of the requisite proportions of the Class A-M, Class B and Class C Exchangeable Certificates for the Class PEZ Exchangeable Certificates, and the exchange of the Class PEZ Exchangeable Certificates for the requisite proportions of the Class A-M, Class B and Class C Exchangeable Certificates will not be taxable.

Further Information; Taxation of Foreign Investors

For further information regarding the federal income tax consequences of investing in the Offered Certificates, including consequences of purchase, ownership and disposition of Offered Certificates by any person who is not a citizen or resident of the United States, a corporation or partnership or other entity created or organized in or under the laws of the United States, any state thereof or the District of Columbia, or is a foreign estate or trust, see “Federal Income Tax Consequences for REMIC Certificates” in the prospectus.

DUE TO THE COMPLEXITY OF THESE RULES AND THE CURRENT UNCERTAINTY AS TO THE MANNER OF THEIR APPLICATION TO THE ISSUING ENTITY AND CERTIFICATEHOLDERS, IT IS PARTICULARLY IMPORTANT THAT POTENTIAL INVESTORS CONSULT THEIR OWN TAX ADVISORS REGARDING THE TAX TREATMENT OF THEIR ACQUISITION, OWNERSHIP AND DISPOSITION OF THE OFFERED CERTIFICATES.

CERTAIN STATE AND LOCAL TAX CONSIDERATIONS

In addition to the federal income tax consequences described in “Material Federal Income Tax Consequences,” purchasers of Offered Certificates should consider the state and local income tax consequences of the acquisition, ownership, and disposition of the Offered Certificates. State and local income tax law may differ substantially from the corresponding federal law, and this discussion does not purport to describe any aspect of the income tax laws of any state or locality. Therefore, potential purchasers are encouraged to consult their own tax advisors with respect to the various state and local tax consequences of investment in the Offered Certificates.

ERISA CONSIDERATIONS

The purchase by or transfer to an employee benefit plan or other retirement arrangement, including an individual retirement account or a Keogh plan, which is subject to Title I of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”) or Code Section 4975, or a governmental plan (as defined in Section 3(32) of ERISA) that is subject to any federal, state or local law (“Similar Law”) which is, to a material extent, similar to the foregoing provisions of ERISA or the Code (each, a “Plan”), or a collective investment fund in which such Plans are invested, an insurance company using the assets of separate accounts or general accounts which include assets of Plans (or which are deemed pursuant to ERISA or any Similar Law to include assets of Plans) or other persons acting on behalf of any such Plan or using the assets of any such Plan to acquire the Offered Certificates may constitute or give rise to a prohibited transaction under ERISA or the Code or Similar Law. There are certain exemptions issued by the U.S. Department of Labor (the “Department”) that may be applicable to an investment by a Plan in the Certificates. The Department has granted substantially identical administrative exemptions to Deutsche Bank Securities Inc., Department Final Authorization Number 97-03E, to UBS Securities LLC, Department Final Authorization Number 91-22, and to Cantor Fitzgerald & Co., Department Final Authorization Number 2011-05E, each as amended by Prohibited Transaction Exemption 2013-08 (collectively, the “Exemption”), for certain mortgage-backed and asset-backed certificates underwritten in whole or in part by the underwriters. The Exemption might be applicable to the initial purchase, the holding, and the subsequent resale by a Plan of certain certificates, such as the Offered Certificates, representing interests in pass-through trusts that consist of certain receivables, loans and other obligations; provided that the conditions and requirements of the Exemption are satisfied. The assets described in the Exemption include mortgage loans such as the Mortgage Loans. However, it should be noted that in issuing the Exemption, the Department may not have considered interests in pools of the exact nature as some of the Offered Certificates.

Among the conditions that must be satisfied for the Exemption to apply to the acquisition, holding and resale of the Offered Certificates are the following:

(a)
the acquisition of Offered Certificates by a Plan is on terms (including the price for the Certificates) that are at least as favorable to the Plan as they would be in an arm’s length transaction with an unrelated party;

(b)
the Offered Certificates acquired by the Plan have received a rating at the time of such acquisition that is one of the four highest generic rating categories from at least one NRSRO that meets the requirements of the Exemption (an “Exemption Rating Agency”);

(c)	the Trustee must not be an affiliate of any other member of the Restricted Group (as defined below) other than an Underwriter;

(d)
the sum of all payments made to and retained by Underwriters in connection with the distribution of Offered Certificates represents not more than reasonable compensation for underwriting the Certificates. The sum of all payments made to and retained by the Depositor pursuant to the assignment of the Mortgage Loans to the Issuing Entity represents not more than the fair market value of such Mortgage Loans. The sum of all payments made to and retained by the Master Servicer and any other servicer represents not more than reasonable compensation for such person’s services under the Pooling and Servicing Agreement and reimbursement of such person’s reasonable expenses in connection therewith; and

(e)	the Plan investing in the Certificates is an “accredited investor” as defined in Rule 501(a)(1) of Regulation D under the Securities Act.

The Issuing Entity must also meet the following requirements:

(a)	the corpus of the Issuing Entity must consist solely of assets of the type that have been included in other investment pools;

(b)
certificates in such other investment pools must have been rated in one of the four highest rating categories by at least one Exemption Rating Agency for at least one year prior to the Plan’s acquisition of the Offered Certificates pursuant to the Exemption; and

(c)
certificates evidencing interests in such other investment pools must have been purchased by investors other than Plans for at least one year prior to any Plan’s acquisition of the Offered Certificates pursuant to the Exemption.

If all of the conditions of the Exemption are met, then whether or not a Plan’s assets would be deemed to include an ownership interest in the Mortgage Loans in the Issuing Entity, the acquisition, holding and resale by Plans of the Offered Certificates with respect to which the conditions were met would be exempt from the prohibited transaction provisions of ERISA and the Code to the extent indicated in the Exemption.

Moreover, the Exemption can provide relief from certain self-dealing/conflict of interest prohibited transactions that may occur if a Plan fiduciary causes a Plan to acquire certificates in a trust holding receivables, loans or obligations on which the fiduciary (or its affiliate) is an obligor; provided that, among other requirements, (a) in the case of an acquisition in connection with the initial issuance of certificates, at least fifty percent of each Class of certificates in which Plans have invested is acquired by persons independent of the Restricted Group (as defined below) and at least fifty percent of the aggregate interest in the Issuing Entity is acquired by persons independent of the Restricted Group (as defined below); (b) such fiduciary (or its affiliate) is an obligor with respect to five percent or less of the fair market value of the Mortgage Loans contained in the Issuing Entity; (c) the Plan’s investment in certificates of any Class does not exceed twenty-five percent of all of the certificates of that Class outstanding at the time of the acquisition; and (d) immediately after the acquisition no more than twenty-five percent of the assets of the Plan with respect to which such person is a fiduciary are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity.

Some of the relief provided by the Exemption does not apply to the purchasing or holding of Offered Certificates by Plans sponsored by the Depositor, the Trustee, any Underwriter, the Master Servicer, the Special Servicer, any sub-servicer, any obligor with respect to Mortgage Loans included in the Issuing Entity constituting more than five percent of the aggregate unamortized principal balance of the assets in the Issuing Entity, any party considered a “sponsor” within the meaning of the Exemption, or any affiliate of such parties (the “Restricted Group”).

The Depositor believes that the conditions to the applicability of the Exemption will generally be met with respect to the Offered Certificates, other than possibly those conditions which are dependent on facts unknown to the Depositor or which it cannot control, such as those relating to the circumstances of the Plan purchaser or the Plan fiduciary making the decision to purchase any such Offered Certificates. However, before purchasing an Offered Certificate, a fiduciary of a Plan should make its own determination (a) as to the availability of the exemptive relief provided by the Exemption, including a determination whether one or more of the Rating Agencies meets the requirements to be an Exemption Rating Agency, or (b) the availability of any other ERISA prohibited transaction exemptions and whether the conditions of any such exemption will be applicable to such purchase. As noted above, the Department, in granting the Exemption, may not have considered interests in pools of the exact nature as the Certificates. A fiduciary of a Plan that is not subject to ERISA should make its own determination as to the need for and the availability of any exemptive relief under any Similar Law.

Any fiduciary of a Plan considering whether to purchase an Offered Certificate should also carefully review with its own legal advisors the applicability of the general fiduciary duty provided as well as the prohibited transaction provisions of ERISA and the Code, or, as applicable, Similar Law, to such investment. See “Certain ERISA Considerations” in the prospectus.

The sale of Offered Certificates to a Plan is in no respect a representation by the Depositor or the Underwriters that this investment meets all relevant legal requirements with respect to investments by Plans generally or any particular Plan, or that this investment is appropriate for Plans generally or any particular Plan.

LEGAL INVESTMENT

No class of the Offered Certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (“SMMEA”). The appropriate characterization of the Offered Certificates under various legal investment restrictions, and thus the ability of investors subject to these restrictions to purchase the Offered Certificates, are subject to significant interpretive uncertainties.

Except as regards their status under SMMEA, no representations are made as to the proper characterization of the Offered Certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase the Offered Certificates under applicable legal investment restrictions. Further, any ratings downgrade of any class of Offered Certificates by an NRSRO to less than an “investment grade” rating (i.e., lower than the top four rating categories) may adversely affect the ability of an investor to purchase or retain, or otherwise impact the regulatory characteristics of, that class. The uncertainties described above (and any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the

Offered Certificates) may adversely affect the liquidity and market value of the Offered Certificates. Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the Offered Certificates will constitute legal investments for them or are subject to investment, capital or other regulatory restrictions.

The Issuing Entity will be relying on an exclusion or exemption from the definition of “investment company” under the Investment Company Act of 1940, as amended (the “Investment Company Act”), contained in Section 3(c)(5) of the Investment Company Act or Rule 3a-7 under the Investment Company Act, although there may be additional exclusions or exemptions available to the Issuing Entity. The Issuing Entity is being structured so as not to constitute a “covered fund” for purposes of the Volcker Rule under the Dodd-Frank Act (both as defined in this free writing prospectus).

See “Legal Investment” in the prospectus.

LEGAL MATTERS

The validity of the Offered Certificates and the material federal income tax consequences of investing in the Offered Certificates will be passed upon for the Depositor by Sidley Austin llp, New York, New York. Certain legal matters with respect to the Offered Certificates will be passed upon for the Underwriters by Sidley Austin llp, New York, New York.

RATINGS

It is a condition to the issuance of the Offered Certificates that each Class of the Offered Certificates receive the ratings set forth on the cover of this free writing prospectus from Moody’s, Fitch, KBRA and Morningstar (together, the “Rating Agencies”):

Each of the Rating Agencies will perform ratings surveillance with respect to its ratings for so long as the Offered Certificates remain outstanding. Fees for such ratings surveillance by the Rating Agencies are expected to be paid by the Depositor.

We are not obligated to maintain any particular rating with respect to any class of Offered Certificates. Changes affecting the Mortgaged Properties, the Sponsors, the Trustee, the Certificate Administrator, the Master Servicer, the Special Servicer or another person may have an adverse effect on the ratings of the Offered Certificates, and thus on the liquidity, market value and regulatory characteristics of the Offered Certificates, although such adverse changes would not necessarily be an event of default under the applicable Mortgage Loan.

A securities rating on mortgage pass-through certificates addresses credit risk and the likelihood of full and timely payment to the applicable certificateholders of all distributions of interest at the applicable pass-through rate on the certificates in question on each distribution date and, except in the case of interest-only certificates, the ultimate payment in full of the certificate balance of each class of certificates in question on a date that is not later than the rated final distribution date with respect to such class of certificates. A rating takes into consideration, among other things, the credit quality of the related pool of mortgage loans, structural and legal aspects associated with the certificates in question, and the extent to which the payment stream from the related pool of mortgage loans is adequate to make payments required under the certificates in question. A securities rating on mortgage pass-through certificates does not, however, represent an assessment of the likelihood, timing or frequency of principal prepayments (whether voluntary or involuntary) on the related mortgage loans, the degree to which such payments might differ from those originally anticipated or the extent to which the related certificateholders might experience any net prepayment interest shortfalls. The security ratings do not address the possibility that certificateholders might suffer a lower than anticipated yield. In addition, ratings on mortgage pass-through certificates do not address the likelihood, timing or frequency of the receipt of prepayment premiums or default interest. In general, the ratings address credit risk and not prepayment risk.

In addition, a security rating does not represent any assessment of the yield to maturity that investors may experience or whether investors might not fully recover their initial investment in the event of delinquencies or rapid prepayments of the related mortgage loans (including both voluntary and involuntary prepayments) or the application of any realized losses. In the event that the holders of such certificates do not fully recover their investment as a result of rapid principal prepayments on the Mortgage Loans, all amounts “due” to such holders will nevertheless have been paid, and such result is consistent with the securities ratings assigned to such certificates. The Notional Balance of the Class X-A Certificates may be reduced by the allocation of realized losses and prepayments, whether voluntary or involuntary. The securities ratings do not address the timing or magnitude of reductions of such Notional Balance, but only the obligation to distribute interest timely on each such Notional Balance as so reduced from time to time. Therefore, the securities ratings of the Class X-A Certificates should be evaluated independently from similar ratings on other types of securities.

As part of the process of obtaining ratings for the Offered Certificates, the Depositor had initial discussions with and submitted certain materials to certain NRSROs. Based on preliminary feedback from those NRSROs at that time, the Depositor selected the Rating Agencies to rate the Offered Certificates, and did not select the other NRSROs due, in part, to those NRSROs’ initial subordination levels for the various classes of Offered Certificates and Non-Offered Certificates. Had the Depositor selected such other NRSROs to rate the Offered Certificates, we cannot assure you as to the ratings that such other NRSROs would ultimately have assigned to the Offered Certificates. Although unsolicited ratings may be issued by any NRSRO, an NRSRO might be more likely to issue an unsolicited rating if it was not selected after having provided preliminary feedback to the Depositor. If unsolicited ratings are issued, there is no assurance that they will not be different from the ratings of the Offered Certificates and, if lower, they may have an adverse impact on the liquidity, market value and regulatory characteristics of the Offered Certificates.

Furthermore, the SEC may determine that any or all of the Rating Agencies no longer qualifies as an NRSRO, or is no longer qualified to rate the Offered Certificates, and that determination may have an adverse effect on the liquidity, market value and regulatory characteristics of the Offered Certificates. See “Risk Factors—Risks Related to the Offered Certificates—Ratings of the Offered Certificates” in this free writing prospectus.

With respect to each Mortgage Loan, certain actions provided for in the related loan agreement require, as a condition to taking such action, that a No Downgrade Confirmation be obtained from each applicable rating agency. In certain circumstances, this condition may be deemed to have been met or waived without such a No Downgrade Confirmation being obtained. See the definition of “No Downgrade Confirmation” in this free writing prospectus. In the event such an action is taken without a No Downgrade Confirmation being obtained, we cannot assure you that the applicable Rating Agency will not downgrade, qualify or withdraw its ratings as a result of the taking of such action. If you invest in the Offered Certificates, pursuant to the Pooling and Servicing Agreement your acceptance of Certificates will constitute an acknowledgment of, and agreement with, the procedures relating to No Downgrade Confirmations described under the definition of “No Downgrade Confirmation” in this free writing prospectus.

Any rating of the Offered Certificates should be evaluated independently from similar ratings on other types of securities. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning Rating Agency.

LEGAL ASPECTS OF MORTGAGE LOANS IN CALIFORNIA AND NEW YORK

The following discussion summarizes certain legal aspects of mortgage loans secured by real property in California (representing approximately 14.3% of the Initial Outstanding Pool Balance (by Allocated Loan Amount)) and New York (representing approximately 12.5% of the Initial Outstanding Pool Balance (by Allocated Loan Amount)), which are general in nature. This summary does not purport to be complete and is qualified in its entirety by reference to the applicable federal and state laws governing the Mortgage Loans.

Mortgage loans in California are generally secured by deeds of trust on the related real estate. Foreclosure of a deed of trust in California may be accomplished by a non judicial trustee’s sale in accordance with the California Civil Code (so long as it is permitted under a specific provision in the deed of trust) or by judicial foreclosure in accordance with the California Code of Civil Procedure. Public notice of either the trustee’s sale or the judgment of foreclosure is given for a statutory period of time after which the mortgaged real estate may be sold by the trustee, if foreclosed pursuant to the trustee’s power of sale, or by court appointed receiver or by the applicable county’s sheriff under a judicial foreclosure. Following certain judicial foreclosure sales, the borrower or its successor in interest may, for a period of up to one year, redeem the property; however, there is no redemption following a trustee’s power of sale. California’s “security first” and “one action” rules require the lender to complete foreclosure of all real estate provided as security under the deed of trust in a single action in an attempt to satisfy the full debt before bringing a personal action (if otherwise permitted) against the borrower for recovery of the debt, except in certain limited cases including as relates to certain environmentally impaired real property where foreclosure of the real property is not required before making a claim under the indemnity. This restriction may apply to property which is not located in California if a single promissory note is secured by property located in California and other jurisdictions. California case law has held that acts such as an offset of an unpledged account constitute violations of the statute creating the “security first” and “one-action” rules. Violations of such rules may result in the loss of some or all of the security under the mortgage loan and a loss of the ability to sue for the debt. A sale by the trustee under the deed of trust does not constitute an “action” for purposes of the “one action rule”. Other statutory provisions in California limit any deficiency judgment (if otherwise permitted) against the borrower following a judicial foreclosure to the amount by which the indebtedness exceeds the fair value at the time of the public sale and in no event greater than the difference between the foreclosure sale price and the amount of the indebtedness. Further, under California law, after a property has been sold pursuant to a power of sale clause contained in a deed of trust (and in the case of certain types of purchase money acquisition financings, under all circumstances), the lender is precluded from seeking a deficiency judgment from the borrower or, under certain circumstances, guarantors. On the other hand, under certain circumstances, California law permits separate and even contemporaneous actions against both the borrower (as to the enforcement of the interests in the collateral securing the loan) and any guarantors. California statutory provisions regarding assignments of rents and leases require that a lender whose loan is secured by such an assignment must exercise a remedy with respect to rents as authorized by statute in order to establish its right to receive the rents after an event of default. Among the remedies authorized by statute is the lender’s right to have a receiver appointed under certain circumstances.

Mortgage loans in New York are generally secured by mortgages on the related real estate. Foreclosure of a mortgage is usually accomplished in judicial proceedings. After an action for foreclosure is commenced, and if the lender secures a ruling that is entitled to foreclosure ordinarily by motion for summary judgment, the court then appoints a referee to compute the amount owed together with certain costs, expenses and legal fees of the action. The lender then moves to confirm the referee’s report and enter a final judgment of foreclosure and sale. Public notice of the foreclosure sale, including the amount of the judgment, is given for a statutory period of time, after which the mortgaged real estate is sold by a referee at public auction. There is no right of redemption after the foreclosure sale. In certain circumstances, deficiency judgments may be obtained. Under mortgages containing a statutorily sanctioned covenant, the lender has a right to have a receiver appointed without notice and without regard to the adequacy of the mortgaged real estate as security for the amount owned.

INDEX OF DEFINED TERMS

17g-5 Information Provider	S-365	Class A-M-PEZ Percentage Interest	S-254
2010 PD Amending Directive	S-10	Class B Percentage Interest	S-254
Acceptable Insurance Default	S-111	Class B Trust Component	S-254
Administrative Fee Rate	S-230	Class B-PEZ Percentage Interest	S-254
ADR	S-230	Class C Percentage Interest	S-254
Advance Rate	S-315	Class C Trust Component	S-254
Advances	S-314	Class C-PEZ Percentage Interest	S-254
Affected Investor	S-136	Class PEZ Component	S-254
Allocated Loan Amount	S-230	Class PEZ Component B	S-255
Annual Debt Service	S-230	Class PEZ Component C	S-255
Anticipated Repayment Date	S-230	Class V Distribution Account	S-319
Appraisal Reduction Amount	S-260, S-283	Class X-A Strip Rates	S-260
Appraisal Reduction Event	S-282	Class X-B Strip Rates	S-261
Appraised Value	S-231	Class X-C Strip Rate	S-261
Appraised-Out Class	S-285	Class X-D Strip Rates	S-261
ARD Loan	S-230	Class X-E Strip Rates	S-261
Asset Status Report	S-351	Clearstream	S-57
Assumed Final Distribution Date	S-277	Clearstream Participants	S-289
Assumed Scheduled Payment	S-263	Closing Date	S-193
Authenticating Agent	S-214	CMBS	S-157, S-180
Automatic Termination	S-7	Code	S-240
Available Funds	S-256	Collection Account	S-318
Balloon Balance	S-231	Collection Period	S-259
Balloon Loan	S-258	Companion Loan	S-218
Balloon LTV	S-233	Companion Loan Securities	S-321
Bankruptcy Code	S-194	Consultation Termination Event	S-23, S-303
Base Interest Fraction	S-275	Control Eligible Certificates	S-304
Beds	S-235	Control Termination Event	S-22
Berkadia	S-203	Controlling Class	S-303
Berkadia Event of Default	S-207	Controlling Class Certificateholder	S-303
Berkadia Parties	S-206	Controlling Class Representative	S-303
Berkadia Subservicing Agreement	S-204	Corrected Mortgage Loan	S-351
B-Piece Buyer	S-130	CPR	S-294
CBE	S-296	CREFC®	S-358
CCRE Data Tape	S-173	CREFC® Investor Reporting Package	S-361
CCRE Deal Team	S-173	CREFC® License Fee	S-231
CCRE Depositor	S-179	CREFC® License Fee Rate	S-231
CCRE Financing Affiliates	S-172	CREFC® NOI Adjustment Worksheet	S-366
CCRE Lending	S-172	CREFC® Operating Statement Analysis
CCRE Mortgage Loans	S-172	Report	S-366
CCRE Strip	S-18, S-259	Crossover Date	S-273
CCRE Strip Pool	S-259	CRR	S-136
CCRE Strip Rate	S-259	Current LTV	S-231
Certificate Administrator	S-209	Custodian	S-209
Certificate Balance	S-252	Cut-off Date	S-218
Certificate Owners	S-290	Cut-off Date Balance	S-218
Certificate Registrar	S-214, S-287	Cut-off Date Loan-to-Value Ratio	S-231
Certificateholder	S-287	Cut-off Date LTV	S-231
Certificateholder Quorum	S-202	Cut-off Date LTV Ratio	S-231
Certificates	S-251	Cut-off Date U/W NCF Debt Yield	S-232
Certifying Certificateholder	S-290	Cut-off Date U/W NOI Debt Yield	S-232
Class	S-251	DBRS	S-310
Class A-M Percentage Interest	S-254	Debt Service Coverage Ratio	S-235
Class A-M Trust Component	S-254	Default Interest	S-259

INDEX OF DEFINED TERMS
(Continued)

Default Rate	S-260	GLA	S-232
Defaulted Mortgage Loan	S-343	Grantor Trust	S-368
Defeasance	S-240	Guggenheim Partners	S-185
Defeasance Collateral	S-240	Holders	S-290
Defeasance Loans	S-237	Indirect Participants	S-288
Defeasance Lock-Out Period	S-237	Initial Outstanding Pool Balance	S-218
Defeasance Option	S-240	Initial Rate	S-230
Defeasance Period	S-237	Intercreditor Agreement	S-218
Definitive Certificate	S-287	Interest Accrual Amount	S-260
Department	S-371	Interest Accrual Period	S-260
Depositaries	S-288	Interest Payment Differential	S-238
Depositor	S-8, S-193	Interest Rate	S-232
Determination Date	S-259	Interest Reserve Account	S-319
Directing Holder	S-24, S-302	Interest Shortfall	S-260
Disclosable Special Servicer Fees	S-356	Interested Person	S-343
Discount Rate	S-237	Investment Company Act	1, S-56, S-374
Distribution Account	S-318	Investor Certification	S-364
Distribution Date	S-256	Investor Q&A Forum	S-363
Distribution Date Statement	S-358	Investor Registry	S-363
DMARC	S-157	IO Group YM Distribution Amount	S-274
DSCR	S-175, S-235	Issuing Entity	S-193
DTC	S-57	Jefferies LoanCore	S-164
Due Date	S-220	JLC	S-164
EEA	S-10, S-136	JLC Data Tape	S-165
Eligible Operating Advisor	S-310	JLC Financing Affiliates	S-164
ERISA	S-371	JLC Mortgage Loans	S-164
EU Prospectus Directive	S-10	JLC Review Team	S-165
Euroclear	S-57	KBRA	S-310
Euroclear Participants	S-289	KeyBank	S-180, S-195
Excess Interest	S-230	KeyBank Data Tape	S-181
Excess Liquidation Proceeds	S-342	KeyBank Mortgage Loans	S-180
Excess Liquidation Proceeds Account	S-319	KeyBank Review Team	S-180
Exchange Act	S-156, S-163	Leased Fee	S-232
Exchange Date	S-256	Liquidation Fee	S-353
Exchangeable Certificates	S-146, S-251	Liquidation Proceeds	S-353
Exchangeable Proportion	S-255	Loan Combination	S-219
Exemption	S-371	Loan-Specific Directing Holder	S-302
Exemption Rating Agency	S-372	Loan-to-Value Ratio	S-231
FDIA	S-98	Lock-Out Period	S-237
FDIC	S-194	Loss of Value Payment	S-328
FDIC Safe Harbor	S-99	Lower-Tier Distribution Account	S-319
FETL	S-12	Lower-Tier Regular Interests	S-368
FIEL	S-13	Lower-Tier REMIC	S-53, S-367
Final Asset Status Report	S-308	LTV	S-175
Fitch	S-203, S-310	LTV Ratio	S-231
Form 8-K	S-250	LTV Ratio at Maturity	S-233
FSCMA	S-12	MAI	S-285, 14
FSMA	S-9	Major Decision	S-300
GAAP	S-229	Master Servicer	S-195
GACC	S-157	Master Servicer Prepayment Interest
GACC Data Tape	S-158	Shortfall Amount	S-280
GACC Deal Team	S-158	Master Servicer Remittance Date	S-313
GACC Mortgage Loans	S-158	Master Servicing Fee	S-348

INDEX OF DEFINED TERMS
(Continued)

Master Servicing Fee Rate	S-348	Non-Serviced Mortgage Loan	S-219
Material Breach	S-326	non-U.S. holder	3
Material Document Defect	S-326	Note	S-220
Maturity Date LTV	S-233	Notional Balance	S-252
Midland	S-198	NRA	S-233
Modeling Assumptions	S-294	NRSRO	S-333
Modification Fees	S-356	NRSRO Certification	S-364
Modified Mortgage Loan	S-286	Occupancy	S-233
Monthly Payment	S-258	Occupancy As-of Date	S-233
Moody’s	S-310	Offered Certificateholder	S-369
Morningstar	S-203, S-310	Offered Certificates	S-251
Mortgage	S-220	Offsetting Modification Fees	S-356
Mortgage Loan Documents	S-326	OID Regulations	S-369
Mortgage Loan Purchase Agreement	S-222	Operating Advisor	S-215
Mortgage Loan Purchase Agreements	S-326	Operating Advisor Consulting Fee	S-313
Mortgage Loan Sellers	S-222	Operating Advisor Fee	S-313
Mortgage Loans	S-218	Operating Advisor Fee Rate	S-313
Mortgage Pool	S-218	Operating Advisor Standard	S-308
Mortgage Rate	S-262	Operating Advisor Termination Event	S-310
Mortgaged Properties	S-218	P&I Advance	S-313
Mortgaged Property	S-218	Pads	S-235
MSA	S-233	Pari Passu Companion Loan	S-219
Myrtle Beach Marriott Resort & Spa		Pari Passu Loan Primary Servicing Fee
Companion Loans	S-227	Rate	S-262
Myrtle Beach Marriott Resort & Spa		Participants	S-287
Directing Holder	S-228	Pass-Through Rate	S-260
Myrtle Beach Marriott Resort & Spa		Paying Agent	S-209, S-214
Intercreditor Agreement	S-227	Pentalpha Surveillance	S-215
Myrtle Beach Marriott Resort & Spa		Percentage Interest	S-256
Loan Combination	S-227	Permitted Encumbrances	S-221, 3
Myrtle Beach Marriott Resort & Spa		Permitted Special Servicer/Affiliate Fees	S-357
Mortgage Loan	S-227	PF	S-185
Myrtle Beach Marriott Resort & Spa		PF Data Tape	S-187
Mortgaged Property	S-227	PF Financing Affiliates	S-185
Myrtle Beach Marriott Resort & Spa		PF Mortgage Loans	S-185
Non-Controlling Note Holder	S-229	PF Review Team	S-186
Myrtle Beach Marriott Resort & Spa		Plan	S-371
Noteholders	S-227	Planned Principal Balance	S-273
Net Default Interest	S-259	PMF	S-185
Net Mortgage Pass-Through Rate	S-262	PML	S-169, S-177
Net Operating Income	S-233	Pooling and Servicing Agreement	S-297
Net Prepayment Interest Excess	S-281	PRC	S-11
Net Prepayment Interest Shortfall	S-281	Prepayment Assumption	S-369
Net REO Proceeds	S-258	Prepayment Interest Excess	S-280
No Downgrade Confirmation	S-339	Prepayment Interest Shortfall	S-280
NOI	S-233	Prepayment Premium	S-238
NOI Date	S-233	Prepayment Premium Lock-Out Period	S-237
Non-Controlling Note Holder	S-302	Prime Rate	S-315
Non-Offered Certificates	S-15, S-252	Principal Distribution Amount	S-263
Nonrecoverable Advance	S-316	Principal Prepayments	S-259
Non-Reduced Certificates	S-202	Private Certificates	S-251
Non-Serviced Companion Loan	S-219	Privileged Information	S-308
Non-Serviced Loan Combination	S-219	Privileged Information Exception	S-308

INDEX OF DEFINED TERMS
(Continued)

Privileged Person	S-364	Servicing Transfer Event	S-351
Property Advances	S-314	SF	S-233
Prospectus Directive	S-10	SFA	S-12
Qualified Affiliate	S-330	Similar Law	S-371
qualified intermediary	4	Small Loan Appraisal Estimate	S-283
Qualified Substitute Mortgage Loan	S-328	SMMEA	S-373
Rated Final Distribution Date	S-34, S-278	Sole Certificateholder	S-347
Rating Agencies	S-374	Spaces	S-235
REA	S-82	Special Servicer	S-198
Realized Loss	S-278	Special Servicing Fee	S-352
Record Date	S-256	Specially Serviced Loan	S-349
Regular Certificates	S-251	Sponsors	S-222
Regulation AB	S-196	Sq. Ft.	S-233
Related Proceeds	S-316	Square Feet	S-233
Release Date	S-240	Stated Principal Balance	S-279
Relevant Implementation Date	S-10	Subordinate Certificates	S-281
RELEVANT PERSONS	S-9	Subordinate Companion Loan	S-219
REMIC	S-147, S-367	Sub-Servicing Entity	S-332
REMIC Regulations	S-367	T&I Advances	S-205
Removed Mortgage Loan	S-327	T-12	S-233
REO Account	S-251	Term to Maturity	S-233
REO Loan	S-264	Terms and Conditions	S-289
REO Property	S-251	TIA	S-336
REO Tax	S-341	TIA Applicability Determination	S-336
Replacement Mortgage Loan	S-327	Tranche Percentage Interest	S-255
Repurchase Price	S-327	TRIPRA	S-112
Requesting Holders	S-285	Trust Component	S-255
Requesting Party	S-337	Trust REMIC	S-53
Reserve Accounts	S-221	Trust REMICs	S-367
Residual Certificates	S-251	Trustee	S-209
Restricted Group	S-373	Trustee/Certificate Administrator Fee	S-214
Restricted Party	S-308	Trustee/Certificate Administrator Fee
Revised Rate	S-230	Rate	S-214
RevPar	S-233	TTM	S-233
Rooms	S-235	U.S. Obligations	S-238
Rule 17g-5	S-335	U.S. person	S-340, 3
Rules	S-289	U.S. withholding agent	3
S&P	S-203, S-310	U/W EGI	S-235
SEC	S-163	U/W NCF	S-234
Securities Act	S-365	U/W NCF Debt Yield	S-232
Securitization Retention Requirements	S-136	U/W NCF DSCR	S-235
SEL	S-169, S-177, S-190	U/W NOI	S-234
Sequential Pay Certificate	S-252	U/W NOI Debt Yield	S-232
Sequential Pay Certificates	S-252	U/W NOI DSCR	S-235
Serviced Companion Loan	S-219	U/W Revenue	S-236
Serviced Loan Combination	S-219	UBSRES	S-152
Serviced Pari Passu Companion Loan	S-219	UBSRES Data Tape	S-153
Serviced REO Property	S-251	UBSRES Deal Team	S-153
Servicer Termination Events	S-331	UBSRES Mortgage Loans	S-152
Servicing Compensation	S-348	Underwriters	S-193
Servicing Fee	S-348	Underwritten NCF	S-234
Servicing Fee Rate	S-348	Underwritten NCF Debt Yield	S-232
Servicing Standard	S-299	Underwritten NCF DSCR	S-235

INDEX OF DEFINED TERMS
(Continued)

Underwritten Net Cash Flow	S-234	Voting Rights	S-339
Underwritten Net Operating Income	S-236	Weighted Average Net Mortgage Pass-
Underwritten NOI	S-234	Through Rate	S-262
Underwritten NOI Debt Yield	S-232	Wells Fargo	S-209
Underwritten NOI DSCR	S-235	Withheld Amounts	S-319
Units	S-235	Workout Fee	S-352
Unliquidated Advance	S-318	Workout-Delayed Reimbursement
Unscheduled Payments	S-258	Amount	S-317
Updated Appraisal	S-284	Yield Maintenance Charge	S-237
Upper-Tier Distribution Account	S-319	Yield Maintenance Loans	S-237
Upper-Tier REMIC	S-53	Yield Maintenance Lock-Out Period	S-236
Volcker Rule	S-137	Yield Maintenance Period	S-237

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ANNEX A-1

CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS

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COMM 2014-UBS6

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of		Mortgage	Mortgage		Cut-off		General	Detailed
Property			Initial Pool	# of	Loan	Loan	Original	Date	Maturity	Property	Property
Flag	ID	Property Name	Balance	Properties	Originator(1)	Seller(2)	Balance($)(3)(4)	Balance($)(3)(4)	or ARD Balance($)	Type(5)	Type(5)
Loan	1	Tops & Kroger Portfolio	8.1%	11	UBSRES	UBSRES	103,950,000	103,950,000	103,950,000	Retail	Anchored
Property	1.01	Panorama Plaza	1.8%	1	UBSRES	UBSRES	23,557,614	23,557,614		Retail	Anchored
Property	1.02	Culver Ridge	1.2%	1	UBSRES	UBSRES	15,000,000	15,000,000		Retail	Anchored
Property	1.03	Crossroads Centre	1.0%	1	UBSRES	UBSRES	12,888,120	12,888,120		Retail	Anchored
Property	1.04	Tops Plaza - Cheektowaga	0.7%	1	UBSRES	UBSRES	9,447,152	9,447,152		Retail	Anchored
Property	1.05	Tops Plaza - Amherst	0.6%	1	UBSRES	UBSRES	8,269,653	8,269,653		Retail	Anchored
Property	1.06	Chillicothe Place	0.6%	1	UBSRES	UBSRES	7,887,016	7,887,016		Retail	Anchored
Property	1.07	Tops Plaza - Jamestown	0.6%	1	UBSRES	UBSRES	7,356,348	7,356,348		Retail	Anchored
Property	1.08	Midway Plaza	0.6%	1	UBSRES	UBSRES	7,230,482	7,230,482		Retail	Anchored
Property	1.09	Tops Plaza - Ontario	0.4%	1	UBSRES	UBSRES	5,405,833	5,405,833		Retail	Anchored
Property	1.10	Tops Plaza - LeRoy	0.3%	1	UBSRES	UBSRES	3,492,390	3,492,390		Retail	Anchored
Property	1.11	Tops Plaza - Warsaw	0.3%	1	UBSRES	UBSRES	3,415,392	3,415,392		Retail	Anchored
Loan	2	W Scottsdale	4.6%	1	GACC	GACC	59,000,000	59,000,000	51,291,124	Hospitality	Full Service
Loan	3	Churchill Portfolio	4.4%	31	JLC	JLC	55,500,000	55,500,000	46,631,865	Various	Various
Property	3.01	Durango Regency	0.4%	1	JLC	JLC	5,576,429	5,576,429		Manufactured Housing Community	Manufactured Housing Community
Property	3.02	Canby Regency	0.4%	1	JLC	JLC	4,536,905	4,536,905		Manufactured Housing Community	Manufactured Housing Community
Property	3.03	Rapid City Regency	0.3%	1	JLC	JLC	4,087,619	4,087,619		Manufactured Housing Community	Manufactured Housing Community
Property	3.04	Rock Springs Regency	0.3%	1	JLC	JLC	3,356,429	3,356,429		Manufactured Housing Community	Manufactured Housing Community
Property	3.05	Oxford Regency	0.2%	1	JLC	JLC	3,004,048	3,004,048		Manufactured Housing Community	Manufactured Housing Community
Property	3.06	Thunderbolt Regency	0.2%	1	JLC	JLC	3,004,048	3,004,048		Manufactured Housing Community	Manufactured Housing Community
Property	3.07	Your Personal Vault - Detroit	0.2%	1	JLC	JLC	2,739,762	2,739,762		Self Storage	Self Storage
Property	3.08	San Marcos Regency	0.2%	1	JLC	JLC	2,237,619	2,237,619		Manufactured Housing Community	Manufactured Housing Community
Property	3.09	St. Mary’s/Colerain Oaks	0.2%	1	JLC	JLC	2,008,571	2,008,571		Manufactured Housing Community	Manufactured Housing Community
Property	3.10	Douglasville Regency	0.2%	1	JLC	JLC	1,982,143	1,982,143		Manufactured Housing Community	Manufactured Housing Community
Property	3.11	Junction City Regency	0.1%	1	JLC	JLC	1,867,619	1,867,619		Manufactured Housing Community	Manufactured Housing Community
Property	3.12	1st Choice Storage - Baytown	0.1%	1	JLC	JLC	1,717,857	1,717,857		Self Storage	Self Storage
Property	3.13	1st Choice Storage - Beaumont	0.1%	1	JLC	JLC	1,612,143	1,612,143		Self Storage	Self Storage
Property	3.14	Eagle Lake Regency	0.1%	1	JLC	JLC	1,524,048	1,524,048		Manufactured Housing Community	Manufactured Housing Community
Property	3.15	Mora Regency	0.1%	1	JLC	JLC	1,462,381	1,462,381		Manufactured Housing Community	Manufactured Housing Community
Property	3.16	Iowa City Regency	0.1%	1	JLC	JLC	1,321,429	1,321,429		Manufactured Housing Community	Manufactured Housing Community
Property	3.17	Dickson Regency	0.1%	1	JLC	JLC	1,215,714	1,215,714		Manufactured Housing Community	Manufactured Housing Community
Property	3.18	Dependable Storage	0.1%	1	JLC	JLC	1,206,905	1,206,905		Self Storage	Self Storage
Property	3.19	Sioux City Regency	0.1%	1	JLC	JLC	1,189,286	1,189,286		Manufactured Housing Community	Manufactured Housing Community
Property	3.20	Montgomery Regency	0.1%	1	JLC	JLC	1,136,429	1,136,429		Manufactured Housing Community	Manufactured Housing Community
Property	3.21	Alpine Regency	0.1%	1	JLC	JLC	1,110,000	1,110,000		Manufactured Housing Community	Manufactured Housing Community
Property	3.22	Austin Peay Mini - Memphis	0.1%	1	JLC	JLC	969,048	969,048		Self Storage	Self Storage
Property	3.23	1st Choice Storage - Semmes	0.1%	1	JLC	JLC	942,619	942,619		Self Storage	Self Storage
Property	3.24	Old Town Regency	0.1%	1	JLC	JLC	880,952	880,952		Manufactured Housing Community	Manufactured Housing Community
Property	3.25	Willmar West	0.1%	1	JLC	JLC	792,857	792,857		Manufactured Housing Community	Manufactured Housing Community
Property	3.26	U Store It - Highway 49	0.1%	1	JLC	JLC	709,167	709,167		Self Storage	Self Storage
Property	3.27	U Store It - Waveland	0.1%	1	JLC	JLC	700,357	700,357		Self Storage	Self Storage
Property	3.28	U Store It - Gautier	0.1%	1	JLC	JLC	695,952	695,952		Self Storage	Self Storage
Property	3.29	Wichita Regency	0.1%	1	JLC	JLC	660,714	660,714		Manufactured Housing Community	Manufactured Housing Community
Property	3.30	U Store It - Pass Road	0.1%	1	JLC	JLC	643,095	643,095		Self Storage	Self Storage
Property	3.31	East Side Mini - Evansville	0.0%	1	JLC	JLC	607,857	607,857		Self Storage	Self Storage
Loan	4	Circle K Portfolio	3.7%	106	UBSRES	UBSRES	47,000,000	47,000,000	47,000,000	Retail	Single Tenant
Loan	5	University Village	3.1%	1	CCRE	CCRE	39,850,000	39,850,000	35,195,495	Multifamily	Student Housing
Loan	6	811 Wilshire	3.1%	1	GACC	GACC	39,000,000	39,000,000	35,427,764	Office	CBD
Loan	7	University Edge	2.8%	1	UBSRES	UBSRES	36,250,000	36,250,000	33,191,565	Multifamily	Student Housing
Loan	8	Highland Oaks Portfolio	2.7%	2	KeyBank	KeyBank	34,590,000	34,590,000	31,584,510	Office	Suburban
Property	8.01	Highland Oaks II	2.1%	1	KeyBank	KeyBank	26,634,300	26,634,300		Office	Suburban
Property	8.02	Highland Oaks I	0.6%	1	KeyBank	KeyBank	7,955,700	7,955,700		Office	Suburban
Loan	9	8000 Maryland Avenue	2.5%	1	GACC	GACC	31,500,000	31,500,000	27,379,452	Office	CBD
Loan	10	Myrtle Beach Marriott Resort & Spa	2.4%	1	CCRE	CCRE	31,000,000	30,848,015	25,187,887	Hospitality	Full Service
Loan	11	U-Haul Pool 2	2.4%	18	GACC	GACC	31,000,000	30,768,657	458,941	Self Storage	Self Storage
Property	11.01	U-Haul Greater Miami	0.4%	1	GACC	GACC	5,048,066	5,010,394		Self Storage	Self Storage
Property	11.02	U-Haul Center Lancaster	0.2%	1	GACC	GACC	2,371,984	2,354,283		Self Storage	Self Storage
Property	11.03	U-Haul Center Downtown	0.2%	1	GACC	GACC	2,371,984	2,354,283		Self Storage	Self Storage
Property	11.04	U-Haul Boston Avenue	0.2%	1	GACC	GACC	2,250,343	2,233,549		Self Storage	Self Storage
Property	11.05	U-Haul Center Beltline	0.2%	1	GACC	GACC	2,128,703	2,112,817		Self Storage	Self Storage
Property	11.06	U-Haul Center Box Road	0.2%	1	GACC	GACC	2,128,703	2,112,817		Self Storage	Self Storage
Property	11.07	U-Haul Center Weymouth	0.2%	1	GACC	GACC	1,946,243	1,931,719		Self Storage	Self Storage
Property	11.08	U-Haul Pace Boulevard	0.1%	1	GACC	GACC	1,733,373	1,720,437		Self Storage	Self Storage
Property	11.09	U-Haul Center Padre Island	0.1%	1	GACC	GACC	1,490,092	1,478,972		Self Storage	Self Storage
Property	11.10	U-Haul Center Hyde Park	0.1%	1	GACC	GACC	1,398,862	1,388,423		Self Storage	Self Storage
Property	11.11	U-Haul Lake Square	0.1%	1	GACC	GACC	1,338,042	1,328,057		Self Storage	Self Storage
Property	11.12	U-Haul Center Route 1	0.1%	1	GACC	GACC	1,277,222	1,267,691		Self Storage	Self Storage

A-1-1

COMM 2014-UBS6

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of		Mortgage	Mortgage		Cut-off		General	Detailed
Property			Initial Pool	# of	Loan	Loan	Original	Date	Maturity	Property	Property
Flag	ID	Property Name	Balance	Properties	Originator(1)	Seller(2)	Balance($)(3)(4)	Balance($)(3)(4)	or ARD Balance($)	Type(5)	Type(5)
Property	11.13	U-Haul of Roseburg	0.1%	1	GACC	GACC	1,094,762	1,086,592		Self Storage	Self Storage
Property	11.14	U-Haul Wrightsboro	0.1%	1	GACC	GACC	1,094,762	1,086,592		Self Storage	Self Storage
Property	11.15	U-Haul Greensburg	0.1%	1	GACC	GACC	1,015,696	1,008,116		Self Storage	Self Storage
Property	11.16	Fairgrounds U-Haul Center	0.1%	1	GACC	GACC	1,003,531	996,042		Self Storage	Self Storage
Property	11.17	U-Haul Dallas Freeway	0.1%	1	GACC	GACC	790,661	784,761		Self Storage	Self Storage
Property	11.18	U-Haul Center W W White	0.0%	1	GACC	GACC	516,971	513,113		Self Storage	Self Storage
Loan	12	Larkridge Shopping Center	2.4%	1	UBSRES	UBSRES	30,500,000	30,500,000	26,792,645	Retail	Anchored
Loan	13	Rivers Pointe Apartments Phase II	2.4%	1	GACC	GACC	30,000,000	30,000,000	26,351,543	Multifamily	Garden
Loan	14	Gunston Plaza	2.2%	1	JLC	JLC	28,125,000	28,125,000	25,687,337	Retail	Anchored
Loan	15	Homewood Suites Carle Place	2.1%	1	GACC	GACC	26,950,000	26,950,000	22,885,918	Hospitality	Extended Stay
Loan	16	Baton Rouge West Distribution Center	2.0%	1	KeyBank	KeyBank	25,000,000	25,000,000	21,247,387	Industrial	Warehouse/Distribution
Loan	17	One Woodward Building	2.0%	1	UBSRES	UBSRES	25,000,000	24,938,334	22,910,928	Office	CBD
Loan	18	Wyndham Garden - San Jose	1.8%	1	UBSRES	UBSRES	22,470,000	22,430,838	16,646,693	Hospitality	Full Service
Loan	19	Element - Austin	1.7%	1	UBSRES	UBSRES	22,350,000	22,320,138	18,020,182	Multifamily	Garden
Loan	20	Four Points by Sheraton - San Jose	1.7%	1	UBSRES	UBSRES	22,000,000	21,928,093	16,402,639	Hospitality	Full Service
Loan	21	Canterbury Village	1.7%	1	CCRE	CCRE	21,700,000	21,700,000	19,023,215	Retail	Anchored
Loan	22	Landmark Industrial Portfolio	1.5%	5	UBSRES	UBSRES	18,675,000	18,675,000	17,432,774	Various	Various
Property	22.01	Austin	0.4%	1	UBSRES	UBSRES	5,723,667	5,723,667		Industrial	Warehouse/Distribution
Property	22.02	Meridian	0.4%	1	UBSRES	UBSRES	4,670,583	4,670,583		Office	Suburban
Property	22.03	Foster	0.3%	1	UBSRES	UBSRES	4,389,470	4,389,470		Industrial	Flex
Property	22.04	Triangle	0.2%	1	UBSRES	UBSRES	2,721,853	2,721,853		Industrial	Flex
Property	22.05	Ridge	0.1%	1	UBSRES	UBSRES	1,169,427	1,169,427		Industrial	Warehouse/Distribution
Loan	23	StorQuest Texas Portfolio	1.4%	4	UBSRES	UBSRES	17,500,000	17,500,000	15,984,668	Self Storage	Self Storage
Property	23.01	Plum Creek	0.4%	1	UBSRES	UBSRES	5,020,280	5,020,280		Self Storage	Self Storage
Property	23.02	New Territory	0.4%	1	UBSRES	UBSRES	4,697,640	4,697,640		Self Storage	Self Storage
Property	23.03	Gosling Road	0.3%	1	UBSRES	UBSRES	4,355,642	4,355,642		Self Storage	Self Storage
Property	23.04	Brazos	0.3%	1	UBSRES	UBSRES	3,426,438	3,426,438		Self Storage	Self Storage
Loan	24	Cray Plaza	1.2%	1	JLC	JLC	14,775,000	14,775,000	12,651,537	Mixed Use	Office/Retail/Parking Garage
Loan	25	Lakeview Industrial Building	1.1%	1	GACC	GACC	14,500,000	14,462,746	11,679,523	Industrial	Warehouse/Distribution
Loan	26	Clovis Crossing Phase II	1.1%	1	KeyBank	KeyBank	13,875,000	13,840,270	11,226,419	Retail	Shadow Anchored
Loan	27	Wyndham Garden Austin	1.0%	1	UBSRES	UBSRES	13,400,000	13,365,565	10,793,115	Hospitality	Full Service
Loan	28	Blue Diamond Marketplace	1.0%	1	Pillar	Pillar	13,000,000	13,000,000	11,110,974	Retail	Unanchored
Loan	29	The Commons at Anniston	1.0%	1	UBSRES	UBSRES	13,000,000	13,000,000	12,569,878	Multifamily	Garden
Loan	30	Four Points by Sheraton - San Francisco Bay Bridge	1.0%	1	UBSRES	UBSRES	13,000,000	12,964,884	10,378,559	Hospitality	Full Service
Loan	31	Galleria L’Orange	1.0%	1	GACC	GACC	12,500,000	12,500,000	11,458,472	Retail	Anchored
Loan	32	Little Havana Office & Retail Portfolio	1.0%	6	UBSRES	UBSRES	12,200,000	12,200,000	10,299,059	Various	Various
Property	32.01	Brickell Station	0.3%	1	UBSRES	UBSRES	4,450,000	4,450,000		Retail	Unanchored
Property	32.02	Goodwill Superstore & Conch Hill Market	0.3%	1	UBSRES	UBSRES	3,525,000	3,525,000		Retail	Unanchored
Property	32.03	Village Shoppes of Little Havana	0.1%	1	UBSRES	UBSRES	1,400,000	1,400,000		Retail	Unanchored
Property	32.04	La Bohemia	0.1%	1	UBSRES	UBSRES	1,350,000	1,350,000		Mixed Use	Retail/Office
Property	32.05	Futurama	0.1%	1	UBSRES	UBSRES	1,000,000	1,000,000		Mixed Use	Retail/Office
Property	32.06	Pents & Frows	0.0%	1	UBSRES	UBSRES	475,000	475,000		Retail	Unanchored
Loan	33	Scoop East Hampton	0.9%	1	GACC	GACC	11,799,000	11,783,207	10,781,104	Retail	Single Tenant
Loan	34	Wells Fargo Plaza	0.9%	1	GACC	GACC	11,770,000	11,770,000	10,305,078	Office	CBD
Loan	35	Bainbridge Park Apartments	0.9%	1	JLC	JLC	11,640,000	11,640,000	10,687,858	Multifamily	Garden
Loan	36	Evergreen Plaza	0.9%	1	GACC	GACC	11,250,000	11,234,639	9,032,686	Retail	Anchored
Loan	37	BECO Tower I	0.9%	1	CCRE	CCRE	11,000,000	10,986,084	8,960,287	Office	Suburban
Loan	38	West Lancaster Plaza	0.8%	1	UBSRES	UBSRES	10,500,000	10,500,000	9,180,386	Retail	Shadow Anchored
Loan	39	Shadow Lane Office	0.8%	1	JLC	JLC	10,000,000	9,987,104	8,116,858	Office	Medical
Loan	40	Parkstone and Parkhurst Apartments	0.8%	1	UBSRES	UBSRES	10,000,000	9,987,087	8,114,789	Multifamily	Mid Rise
Loan	41	Germantown Collection	0.8%	1	GACC	GACC	9,790,000	9,790,000	9,077,078	Retail	Anchored
Loan	42	Black Gold Suites Hotel Portfolio	0.7%	2	CCRE	CCRE	9,500,000	9,500,000	5,445,044	Hospitality	Extended Stay
Property	42.01	Black Gold Suites Tioga	0.4%	1	CCRE	CCRE	4,750,000	4,750,000		Hospitality	Extended Stay
Property	42.02	Black Gold Suites Stanley	0.4%	1	CCRE	CCRE	4,750,000	4,750,000		Hospitality	Extended Stay
Loan	43	ART Kentucky MF Portfolio	0.7%	2	CCRE	CCRE	9,200,000	9,200,000	7,908,938	Multifamily	Garden
Property	43.01	Ridgewood Apartments	0.4%	1	CCRE	CCRE	5,300,000	5,300,000		Multifamily	Garden
Property	43.02	Valleyfield Apartments	0.3%	1	CCRE	CCRE	3,900,000	3,900,000		Multifamily	Garden
Loan	44	Ranch Lake Plaza	0.7%	1	KeyBank	KeyBank	9,000,000	9,000,000	7,684,000	Retail	Unanchored
Loan	45	Hilton Garden Inn Fontana	0.7%	1	GACC	GACC	9,000,000	8,988,084	7,269,003	Hospitality	Limited Service
Loan	46	Harmony Bay Apartments	0.7%	1	KeyBank	KeyBank	8,850,000	8,838,388	7,160,156	Multifamily	Garden
Loan	47	4585 Electronics Place	0.7%	1	GACC	GACC	8,500,000	8,500,000	8,500,000	Mixed Use	Office/Industrial
Loan	48	Ravenwood Apartments	0.6%	1	JLC	JLC	7,890,000	7,890,000	6,778,443	Multifamily	Garden
Loan	49	Madeira Grove Apartments	0.6%	1	JLC	JLC	7,800,000	7,800,000	6,824,303	Multifamily	Garden
Loan	50	Gulf Freeway Office	0.6%	1	JLC	JLC	7,800,000	7,800,000	6,699,373	Office	CBD
Loan	51	Residence Inn - Jackson	0.6%	1	Pillar	Pillar	7,750,000	7,720,527	6,791,866	Hospitality	Limited Service
Loan	52	Apollo Storage	0.6%	1	CCRE	CCRE	7,500,000	7,500,000	7,028,550	Self Storage	Self Storage
Loan	53	Springhill Suites Auburn Hills	0.6%	1	Pillar	Pillar	7,500,000	7,463,950	6,889,312	Hospitality	Limited Service

A-1-2

COMM 2014-UBS6

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of		Mortgage	Mortgage		Cut-off		General	Detailed
Property			Initial Pool	# of	Loan	Loan	Original	Date	Maturity	Property	Property
Flag	ID	Property Name	Balance	Properties	Originator(1)	Seller(2)	Balance($)(3)(4)	Balance($)(3)(4)	or ARD Balance($)	Type(5)	Type(5)
Loan	54	El Dorado	0.6%	1	JLC	JLC	7,400,000	7,400,000	6,764,625	Multifamily	Garden
Loan	55	Westoaks Self Storage	0.6%	1	UBSRES	UBSRES	7,200,000	7,200,000	7,200,000	Self Storage	Self Storage
Loan	56	Staybridge Suites Peoria	0.6%	1	GACC	GACC	7,050,000	7,032,031	6,444,054	Hospitality	Limited Service
Loan	57	Greensboro Multifamily Portfolio	0.5%	2	KeyBank	KeyBank	6,950,000	6,950,000	5,308,290	Multifamily	Garden
Property	57.01	LeMans at Lawndale	0.3%	1	KeyBank	KeyBank	3,478,475	3,478,475		Multifamily	Garden
Property	57.02	Lexington Commons	0.3%	1	KeyBank	KeyBank	3,471,525	3,471,525		Multifamily	Garden
Loan	58	Campbell Park Apartments	0.5%	1	UBSRES	UBSRES	6,800,000	6,782,910	5,498,177	Multifamily	Garden
Loan	59	Michael Medical Center	0.5%	1	Pillar	Pillar	6,670,000	6,660,893	5,355,379	Office	Medical
Loan	60	Self Storage Plus - Gambrills	0.5%	1	UBSRES	UBSRES	6,600,000	6,583,321	5,331,413	Self Storage	Self Storage
Loan	61	Tutor Time Phoenix	0.5%	1	JLC	JLC	6,200,000	6,184,807	5,034,511	Retail	Single Tenant
Loan	62	Campus West	0.5%	1	JLC	JLC	6,050,000	6,050,000	5,381,369	Multifamily	Student Housing
Loan	63	Greenbriar Plaza	0.4%	1	CCRE	CCRE	5,740,000	5,740,000	4,634,968	Retail	Anchored
Loan	64	Northpoint Plaza	0.4%	1	UBSRES	UBSRES	5,350,000	5,336,823	4,340,604	Office	Suburban
Loan	65	Walmart Helena Shopping Center	0.4%	1	GACC	GACC	5,250,000	5,237,304	4,272,486	Retail	Anchored
Loan	66	Holiday Inn Express Prattville	0.4%	1	CCRE	CCRE	5,250,000	5,233,064	3,925,743	Hospitality	Limited Service
Loan	67	Kerrville Junction Shopping Center	0.4%	1	KeyBank	KeyBank	5,175,000	5,175,000	4,517,239	Retail	Shadow Anchored
Loan	68	Irvington Plaza	0.4%	1	GACC	GACC	4,850,000	4,850,000	4,768,547	Retail	Anchored
Loan	69	Foxshire Plaza	0.4%	1	GACC	GACC	4,825,000	4,825,000	4,403,594	Retail	Anchored
Loan	70	Park ‘N Go Charlotte	0.4%	1	JLC	JLC	4,700,000	4,684,860	3,515,629	Other	Parking
Loan	71	Bryan Station Shopping Center	0.4%	1	KeyBank	KeyBank	4,625,000	4,625,000	3,951,889	Retail	Shadow Anchored
Loan	72	Fairfield Inn & Suites - Dover	0.3%	1	KeyBank	KeyBank	4,300,000	4,285,575	3,810,040	Hospitality	Limited Service
Loan	73	Comfort Suites Bakersfield	0.3%	1	CCRE	CCRE	4,250,000	4,243,506	3,820,119	Hospitality	Limited Service
Loan	74	Graystone Crossing	0.3%	1	KeyBank	KeyBank	4,000,000	4,000,000	3,420,750	Retail	Shadow Anchored
Loan	75	Center Street Promenade	0.3%	1	JLC	JLC	4,000,000	3,994,685	3,228,438	Retail	CBD
Loan	76	Park ‘N Go Omaha	0.3%	1	JLC	JLC	3,850,000	3,837,598	2,879,824	Other	Parking
Loan	77	Thanksgiving Point	0.3%	1	KeyBank	KeyBank	3,800,000	3,800,000	3,151,410	Retail	Unanchored
Loan	78	Magnetek Industrial	0.3%	1	KeyBank	KeyBank	3,277,000	3,277,000	2,700,780	Industrial	Warehouse/Distribution
Loan	79	La Quinta - Columbus	0.3%	1	UBSRES	UBSRES	3,250,000	3,244,743	2,452,027	Hospitality	Limited Service
Loan	80	Fountainhead Mini Storage	0.2%	1	KeyBank	KeyBank	3,000,000	2,996,064	2,427,172	Self Storage	Self Storage
Loan	81	Conn’s Store	0.2%	1	UBSRES	UBSRES	2,900,000	2,894,929	2,146,601	Retail	Single Tenant
Loan	82	6720 South Jeffery Apartments	0.2%	1	GACC	GACC	2,600,000	2,594,040	2,134,299	Multifamily	Mid Rise
Loan	83	Shoppes of Jensen Beach	0.2%	1	GACC	GACC	2,500,000	2,494,174	2,046,800	Retail	Unanchored
Loan	84	366 Knickerbocker Avenue	0.2%	1	CCRE	CCRE	2,200,000	2,197,732	2,052,834	Mixed Use	Multifamily/Retail
Loan	85	Thunderbird Hill South	0.2%	1	Pillar	Pillar	2,000,000	1,997,420	1,623,262	Manufactured Housing Community	Manufactured Housing Community
Loan	86	Lake Griffin Mobile Home Park	0.2%	1	Pillar	Pillar	2,000,000	1,997,395	1,620,332	Manufactured Housing Community	Manufactured Housing Community
Loan	87	35th and Greenway	0.1%	1	KeyBank	KeyBank	1,900,000	1,896,614	1,399,727	Retail	Single Tenant
Loan	88	Lady Lake	0.1%	1	KeyBank	KeyBank	1,800,000	1,796,745	1,321,063	Retail	Shadow Anchored
Loan	89	The Meadows	0.1%	1	KeyBank	KeyBank	1,165,000	1,162,955	861,474	Manufactured Housing Community	Manufactured Housing Community

A-1-3

COMM 2014-UBS6

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of					Interest	Original	Remaining	Original	Remaining		First
Property			Initial Pool	Interest	Total	Additional	Administrative	Accrual	Term to	Term to	Amortization	Amortization	Origination	Payment
Flag	ID	Property Name	Balance	Rate(6)	Strip	Strip	Fee Rate(7)	Basis	Maturity or ARD	Maturity or ARD	Term	Term	Date	Date
Loan	1	Tops & Kroger Portfolio	8.1%	4.0299%	0.0110%	0.0000%	0.0110%	Actual/360	120	120	0	0	11/10/2014	01/06/2015
Property	1.01	Panorama Plaza	1.8%
Property	1.02	Culver Ridge	1.2%
Property	1.03	Crossroads Centre	1.0%
Property	1.04	Tops Plaza - Cheektowaga	0.7%
Property	1.05	Tops Plaza - Amherst	0.6%
Property	1.06	Chillicothe Place	0.6%
Property	1.07	Tops Plaza - Jamestown	0.6%
Property	1.08	Midway Plaza	0.6%
Property	1.09	Tops Plaza - Ontario	0.4%
Property	1.10	Tops Plaza - LeRoy	0.3%
Property	1.11	Tops Plaza - Warsaw	0.3%
Loan	2	W Scottsdale	4.6%	4.2070%	0.0210%	0.0000%	0.0210%	Actual/360	120	117	360	360	08/28/2014	10/06/2014
Loan	3	Churchill Portfolio	4.4%	5.1500%	0.0110%	0.0000%	0.0110%	Actual/360	120	117	300	300	08/22/2014	10/06/2014
Property	3.01	Durango Regency	0.4%
Property	3.02	Canby Regency	0.4%
Property	3.03	Rapid City Regency	0.3%
Property	3.04	Rock Springs Regency	0.3%
Property	3.05	Oxford Regency	0.2%
Property	3.06	Thunderbolt Regency	0.2%
Property	3.07	Your Personal Vault - Detroit	0.2%
Property	3.08	San Marcos Regency	0.2%
Property	3.09	St. Mary’s/Colerain Oaks	0.2%
Property	3.10	Douglasville Regency	0.2%
Property	3.11	Junction City Regency	0.1%
Property	3.12	1st Choice Storage - Baytown	0.1%
Property	3.13	1st Choice Storage - Beaumont	0.1%
Property	3.14	Eagle Lake Regency	0.1%
Property	3.15	Mora Regency	0.1%
Property	3.16	Iowa City Regency	0.1%
Property	3.17	Dickson Regency	0.1%
Property	3.18	Dependable Storage	0.1%
Property	3.19	Sioux City Regency	0.1%
Property	3.20	Montgomery Regency	0.1%
Property	3.21	Alpine Regency	0.1%
Property	3.22	Austin Peay Mini - Memphis	0.1%
Property	3.23	1st Choice Storage - Semmes	0.1%
Property	3.24	Old Town Regency	0.1%
Property	3.25	Willmar West	0.1%
Property	3.26	U Store It - Highway 49	0.1%
Property	3.27	U Store It - Waveland	0.1%
Property	3.28	U Store It - Gautier	0.1%
Property	3.29	Wichita Regency	0.1%
Property	3.30	U Store It - Pass Road	0.1%
Property	3.31	East Side Mini - Evansville	0.0%
Loan	4	Circle K Portfolio	3.7%	4.1875%	0.0110%	0.0000%	0.0110%	Actual/360	120	118	0	0	10/06/2014	11/06/2014
Loan	5	University Village	3.1%	4.5685%	0.0310%	0.0200%	0.0110%	Actual/360	120	119	300	300	11/06/2014	12/06/2014
Loan	6	811 Wilshire	3.1%	4.0500%	0.0110%	0.0000%	0.0110%	Actual/360	120	119	360	360	10/17/2014	12/06/2014
Loan	7	University Edge	2.8%	4.5300%	0.0110%	0.0000%	0.0110%	Actual/360	120	119	360	360	11/04/2014	12/06/2014
Loan	8	Highland Oaks Portfolio	2.7%	4.3600%	0.0185%	0.0000%	0.0185%	Actual/360	120	119	360	360	10/10/2014	12/01/2014
Property	8.01	Highland Oaks II	2.1%
Property	8.02	Highland Oaks I	0.6%
Loan	9	8000 Maryland Avenue	2.5%	4.2000%	0.0110%	0.0000%	0.0110%	Actual/360	120	119	360	360	10/30/2014	12/06/2014
Loan	10	Myrtle Beach Marriott Resort & Spa	2.4%	4.6425%	0.0310%	0.0200%	0.0110%	Actual/360	120	116	360	356	07/29/2014	09/06/2014
Loan	11	U-Haul Pool 2	2.4%	4.6900%	0.0110%	0.0000%	0.0110%	Actual/360	240	237	240	237	08/29/2014	10/06/2014
Property	11.01	U-Haul Greater Miami	0.4%
Property	11.02	U-Haul Center Lancaster	0.2%
Property	11.03	U-Haul Center Downtown	0.2%
Property	11.04	U-Haul Boston Avenue	0.2%
Property	11.05	U-Haul Center Beltline	0.2%
Property	11.06	U-Haul Center Box Road	0.2%
Property	11.07	U-Haul Center Weymouth	0.2%
Property	11.08	U-Haul Pace Boulevard	0.1%
Property	11.09	U-Haul Center Padre Island	0.1%
Property	11.10	U-Haul Center Hyde Park	0.1%
Property	11.11	U-Haul Lake Square	0.1%
Property	11.12	U-Haul Center Route 1	0.1%

A-1-4

COMM 2014-UBS6

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of					Interest	Original	Remaining	Original	Remaining		First
Property			Initial Pool	Interest	Total	Additional	Administrative	Accrual	Term to	Term to	Amortization	Amortization	Origination	Payment
Flag	ID	Property Name	Balance	Rate(6)	Strip	Strip	Fee Rate(7)	Basis	Maturity or ARD	Maturity or ARD	Term	Term	Date	Date
Property	11.13	U-Haul of Roseburg	0.1%
Property	11.14	U-Haul Wrightsboro	0.1%
Property	11.15	U-Haul Greensburg	0.1%
Property	11.16	Fairgrounds U-Haul Center	0.1%
Property	11.17	U-Haul Dallas Freeway	0.1%
Property	11.18	U-Haul Center W W White	0.0%
Loan	12	Larkridge Shopping Center	2.4%	4.6550%	0.0110%	0.0000%	0.0110%	Actual/360	120	119	360	360	11/05/2014	12/06/2014
Loan	13	Rivers Pointe Apartments Phase II	2.4%	4.6500%	0.0110%	0.0000%	0.0110%	Actual/360	120	118	360	360	09/08/2014	11/06/2014
Loan	14	Gunston Plaza	2.2%	4.3730%	0.0110%	0.0000%	0.0110%	Actual/360	120	118	360	360	10/01/2014	11/06/2014
Loan	15	Homewood Suites Carle Place	2.1%	4.2900%	0.0110%	0.0000%	0.0110%	Actual/360	120	120	360	360	11/04/2014	01/01/2015
Loan	16	Baton Rouge West Distribution Center	2.0%	4.3200%	0.0185%	0.0000%	0.0185%	Actual/360	120	120	360	360	11/03/2014	01/01/2015
Loan	17	One Woodward Building	2.0%	4.5925%	0.0585%	0.0000%	0.0585%	Actual/360	60	58	360	358	10/10/2014	11/06/2014
Loan	18	Wyndham Garden - San Jose	1.8%	4.7500%	0.0110%	0.0000%	0.0110%	Actual/360	120	119	300	299	11/07/2014	12/06/2014
Loan	19	Element - Austin	1.7%	4.4200%	0.0110%	0.0000%	0.0110%	Actual/360	120	119	360	359	11/03/2014	12/06/2014
Loan	20	Four Points by Sheraton - San Jose	1.7%	4.9200%	0.0110%	0.0000%	0.0110%	Actual/360	120	118	300	298	10/03/2014	11/06/2014
Loan	21	Canterbury Village	1.7%	4.5650%	0.0310%	0.0200%	0.0110%	Actual/360	120	119	360	360	10/29/2014	12/06/2014
Loan	22	Landmark Industrial Portfolio	1.5%	4.4848%	0.0110%	0.0000%	0.0110%	Actual/360	60	59	360	360	11/10/2014	12/06/2014
Property	22.01	Austin	0.4%
Property	22.02	Meridian	0.4%
Property	22.03	Foster	0.3%
Property	22.04	Triangle	0.2%
Property	22.05	Ridge	0.1%
Loan	23	StorQuest Texas Portfolio	1.4%	4.3800%	0.0110%	0.0000%	0.0110%	Actual/360	120	119	360	360	10/21/2014	12/06/2014
Property	23.01	Plum Creek	0.4%
Property	23.02	New Territory	0.4%
Property	23.03	Gosling Road	0.3%
Property	23.04	Brazos	0.3%
Loan	24	Cray Plaza	1.2%	4.6000%	0.0110%	0.0000%	0.0110%	Actual/360	120	119	360	360	10/23/2014	12/06/2014
Loan	25	Lakeview Industrial Building	1.1%	4.3900%	0.0110%	0.0000%	0.0110%	Actual/360	120	118	360	358	10/01/2014	11/06/2014
Loan	26	Clovis Crossing Phase II	1.1%	4.5200%	0.0685%	0.0000%	0.0685%	Actual/360	120	118	360	358	09/26/2014	11/01/2014
Loan	27	Wyndham Garden Austin	1.0%	4.3890%	0.0110%	0.0000%	0.0110%	Actual/360	120	118	360	358	09/29/2014	11/05/2014
Loan	28	Blue Diamond Marketplace	1.0%	4.5300%	0.0110%	0.0000%	0.0110%	Actual/360	120	119	360	360	11/04/2014	12/06/2014
Loan	29	The Commons at Anniston	1.0%	4.2760%	0.0110%	0.0000%	0.0110%	Actual/360	60	59	360	360	10/21/2014	12/06/2014
Loan	30	Four Points by Sheraton - San Francisco Bay Bridge	1.0%	4.1375%	0.0110%	0.0000%	0.0110%	Actual/360	120	118	360	358	10/09/2014	11/06/2014
Loan	31	Galleria L’Orange	1.0%	4.6000%	0.0310%	0.0000%	0.0310%	Actual/360	120	118	360	360	09/18/2014	11/06/2014
Loan	32	Little Havana Office & Retail Portfolio	1.0%	4.9940%	0.0110%	0.0000%	0.0110%	Actual/360	120	119	360	360	11/10/2014	12/06/2014
Property	32.01	Brickell Station	0.3%
Property	32.02	Goodwill Superstore & Conch Hill Market	0.3%
Property	32.03	Village Shoppes of Little Havana	0.1%
Property	32.04	La Bohemia	0.1%
Property	32.05	Futurama	0.1%
Property	32.06	Pents & Frows	0.0%
Loan	33	Scoop East Hampton	0.9%	4.4100%	0.0110%	0.0000%	0.0110%	Actual/360	60	59	360	359	10/08/2014	12/06/2014
Loan	34	Wells Fargo Plaza	0.9%	4.5100%	0.0110%	0.0000%	0.0110%	Actual/360	120	119	360	360	10/07/2014	12/06/2014
Loan	35	Bainbridge Park Apartments	0.9%	4.7050%	0.0110%	0.0000%	0.0110%	Actual/360	120	118	360	360	09/30/2014	11/06/2014
Loan	36	Evergreen Plaza	0.9%	4.3000%	0.0685%	0.0000%	0.0685%	Actual/360	120	119	360	359	10/30/2014	12/06/2014
Loan	37	BECO Tower I	0.9%	4.7200%	0.0310%	0.0200%	0.0110%	Actual/360	120	119	360	359	10/27/2014	12/06/2014
Loan	38	West Lancaster Plaza	0.8%	4.4500%	0.0110%	0.0000%	0.0110%	Actual/360	120	119	360	360	10/31/2014	12/06/2014
Loan	39	Shadow Lane Office	0.8%	4.6150%	0.0110%	0.0000%	0.0110%	Actual/360	120	119	360	359	11/05/2014	12/06/2014
Loan	40	Parkstone and Parkhurst Apartments	0.8%	4.6075%	0.0110%	0.0000%	0.0110%	Actual/360	120	119	360	359	10/30/2014	12/06/2014
Loan	41	Germantown Collection	0.8%	4.7000%	0.0110%	0.0000%	0.0110%	Actual/360	84	82	360	360	10/03/2014	11/06/2014
Loan	42	Black Gold Suites Hotel Portfolio	0.7%	5.6000%	0.0310%	0.0200%	0.0110%	Actual/360	60	60	120	120	11/12/2014	01/06/2015
Property	42.01	Black Gold Suites Tioga	0.4%
Property	42.02	Black Gold Suites Stanley	0.4%
Loan	43	ART Kentucky MF Portfolio	0.7%	4.7485%	0.0310%	0.0200%	0.0110%	Actual/360	120	118	360	360	09/24/2014	11/06/2014
Property	43.01	Ridgewood Apartments	0.4%
Property	43.02	Valleyfield Apartments	0.3%
Loan	44	Ranch Lake Plaza	0.7%	4.4900%	0.0185%	0.0000%	0.0185%	Actual/360	120	119	360	360	10/28/2014	12/01/2014
Loan	45	Hilton Garden Inn Fontana	0.7%	4.4700%	0.0785%	0.0000%	0.0785%	Actual/360	120	119	360	359	10/14/2014	12/06/2014
Loan	46	Harmony Bay Apartments	0.7%	4.5200%	0.0185%	0.0000%	0.0185%	Actual/360	120	119	360	359	10/03/2014	12/01/2014
Loan	47	4585 Electronics Place	0.7%	4.3600%	0.0510%	0.0000%	0.0510%	Actual/360	120	118	0	0	09/23/2014	11/06/2014
Loan	48	Ravenwood Apartments	0.6%	4.7240%	0.0110%	0.0000%	0.0110%	Actual/360	120	118	360	360	09/16/2014	11/06/2014
Loan	49	Madeira Grove Apartments	0.6%	4.4790%	0.0110%	0.0000%	0.0110%	Actual/360	120	119	360	360	11/06/2014	12/06/2014
Loan	50	Gulf Freeway Office	0.6%	4.7140%	0.0110%	0.0000%	0.0110%	Actual/360	120	118	360	360	10/02/2014	11/06/2014
Loan	51	Residence Inn - Jackson	0.6%	4.5500%	0.0110%	0.0000%	0.0110%	Actual/360	84	81	360	357	08/14/2014	10/06/2014
Loan	52	Apollo Storage	0.6%	4.8000%	0.0310%	0.0200%	0.0110%	Actual/360	84	83	360	360	10/21/2014	12/06/2014
Loan	53	Springhill Suites Auburn Hills	0.6%	4.7400%	0.0110%	0.0000%	0.0110%	Actual/360	60	56	360	356	08/01/2014	09/06/2014

A-1-5

COMM 2014-UBS6

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of					Interest	Original	Remaining	Original	Remaining		First
Property			Initial Pool	Interest	Total	Additional	Administrative	Accrual	Term to	Term to	Amortization	Amortization	Origination	Payment
Flag	ID	Property Name	Balance	Rate(6)	Strip	Strip	Fee Rate(7)	Basis	Maturity or ARD	Maturity or ARD	Term	Term	Date	Date
Loan	54	El Dorado	0.6%	4.4290%	0.0110%	0.0000%	0.0110%	Actual/360	120	119	360	360	11/06/2014	12/06/2014
Loan	55	Westoaks Self Storage	0.6%	4.1000%	0.0110%	0.0000%	0.0110%	Actual/360	120	119	0	0	10/30/2014	12/06/2014
Loan	56	Staybridge Suites Peoria	0.6%	4.4300%	0.0110%	0.0000%	0.0110%	Actual/360	60	58	360	358	09/23/2014	11/06/2014
Loan	57	Greensboro Multifamily Portfolio	0.5%	4.4000%	0.0185%	0.0000%	0.0185%	Actual/360	120	119	300	300	10/21/2014	12/01/2014
Property	57.01	LeMans at Lawndale	0.3%
Property	57.02	Lexington Commons	0.3%
Loan	58	Campbell Park Apartments	0.5%	4.5000%	0.0110%	0.0000%	0.0110%	Actual/360	120	118	360	358	10/07/2014	11/06/2014
Loan	59	Michael Medical Center	0.5%	4.3000%	0.0110%	0.0000%	0.0110%	Actual/360	120	119	360	359	10/21/2014	12/06/2014
Loan	60	Self Storage Plus - Gambrills	0.5%	4.4725%	0.0110%	0.0000%	0.0110%	Actual/360	120	118	360	358	10/02/2014	11/06/2014
Loan	61	Tutor Time Phoenix	0.5%	4.6250%	0.0110%	0.0000%	0.0110%	Actual/360	120	118	360	358	10/03/2014	11/06/2014
Loan	62	Campus West	0.5%	4.1500%	0.0110%	0.0000%	0.0110%	Actual/360	120	119	360	360	10/16/2014	12/06/2014
Loan	63	Greenbriar Plaza	0.4%	4.4620%	0.0310%	0.0200%	0.0110%	Actual/360	120	120	360	360	11/07/2014	01/06/2015
Loan	64	Northpoint Plaza	0.4%	4.6000%	0.0110%	0.0000%	0.0110%	Actual/360	120	118	360	358	10/08/2014	11/06/2014
Loan	65	Walmart Helena Shopping Center	0.4%	4.6900%	0.0110%	0.0000%	0.0110%	Actual/360	120	118	360	358	09/30/2014	11/06/2014
Loan	66	Holiday Inn Express Prattville	0.4%	5.0000%	0.0310%	0.0200%	0.0110%	Actual/360	120	118	300	298	10/03/2014	11/06/2014
Loan	67	Kerrville Junction Shopping Center	0.4%	4.3800%	0.0185%	0.0000%	0.0185%	Actual/360	120	119	360	360	10/07/2014	12/01/2014
Loan	68	Irvington Plaza	0.4%	4.0800%	0.0410%	0.0000%	0.0410%	Actual/360	60	58	360	360	09/17/2014	11/06/2014
Loan	69	Foxshire Plaza	0.4%	4.3300%	0.0910%	0.0000%	0.0910%	Actual/360	120	119	360	360	10/09/2014	12/06/2014
Loan	70	Park ‘N Go Charlotte	0.4%	5.0090%	0.0110%	0.0000%	0.0110%	Actual/360	120	118	300	298	09/23/2014	11/06/2014
Loan	71	Bryan Station Shopping Center	0.4%	4.5200%	0.0185%	0.0000%	0.0185%	Actual/360	120	119	360	360	10/02/2014	12/01/2014
Loan	72	Fairfield Inn & Suites - Dover	0.3%	4.7600%	0.0185%	0.0000%	0.0185%	Actual/360	60	58	300	298	09/26/2014	11/01/2014
Loan	73	Comfort Suites Bakersfield	0.3%	5.6260%	0.0310%	0.0200%	0.0110%	Actual/360	60	59	300	299	11/06/2014	12/06/2014
Loan	74	Graystone Crossing	0.3%	4.5500%	0.0185%	0.0000%	0.0185%	Actual/360	120	118	360	360	09/26/2014	11/01/2014
Loan	75	Center Street Promenade	0.3%	4.4500%	0.0110%	0.0000%	0.0110%	Actual/360	120	119	360	359	10/31/2014	12/06/2014
Loan	76	Park ‘N Go Omaha	0.3%	5.0090%	0.0110%	0.0000%	0.0110%	Actual/360	120	118	300	298	09/23/2014	11/06/2014
Loan	77	Thanksgiving Point	0.3%	4.4000%	0.0185%	0.0000%	0.0185%	Actual/360	120	119	360	360	10/21/2014	12/01/2014
Loan	78	Magnetek Industrial	0.3%	4.2000%	0.0185%	0.0000%	0.0185%	Actual/360	120	119	360	360	10/17/2014	12/01/2014
Loan	79	La Quinta - Columbus	0.3%	5.2500%	0.0110%	0.0000%	0.0110%	Actual/360	120	119	300	299	10/31/2014	12/06/2014
Loan	80	Fountainhead Mini Storage	0.2%	4.5200%	0.0185%	0.0000%	0.0185%	Actual/360	120	119	360	359	10/29/2014	12/01/2014
Loan	81	Conn’s Store	0.2%	4.7270%	0.0110%	0.0000%	0.0110%	Actual/360	120	119	300	299	11/03/2014	12/06/2014
Loan	82	6720 South Jeffery Apartments	0.2%	4.9500%	0.0110%	0.0000%	0.0110%	Actual/360	120	118	360	358	09/22/2014	11/06/2014
Loan	83	Shoppes of Jensen Beach	0.2%	4.8700%	0.0110%	0.0000%	0.0110%	Actual/360	120	118	360	358	10/02/2014	11/06/2014
Loan	84	366 Knickerbocker Avenue	0.2%	5.8170%	0.0310%	0.0200%	0.0110%	Actual/360	60	59	360	359	11/06/2014	12/06/2014
Loan	85	Thunderbird Hill South	0.2%	4.6130%	0.0110%	0.0000%	0.0110%	Actual/360	120	119	360	359	11/04/2014	12/06/2014
Loan	86	Lake Griffin Mobile Home Park	0.2%	4.5600%	0.0110%	0.0000%	0.0110%	Actual/360	120	119	360	359	11/05/2014	12/06/2014
Loan	87	35th and Greenway	0.1%	4.6000%	0.0185%	0.0000%	0.0185%	Actual/360	120	119	300	299	10/24/2014	12/01/2014
Loan	88	Lady Lake	0.1%	4.5000%	0.0185%	0.0000%	0.0185%	Actual/360	120	119	300	299	10/30/2014	12/01/2014
Loan	89	The Meadows	0.1%	4.7000%	0.0185%	0.0000%	0.0185%	Actual/360	120	119	300	299	10/23/2014	12/01/2014

A-1-6

COMM 2014-UBS6

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

									Pari Passu	Pari Passu
			% of				Monthly	Annual	Companion Loan	Companion Loan	Remaining
Property			Initial Pool	Maturity	ARD Loan	Final	Debt	Debt	Monthly Debt	Annual Debt	Interest Only		Cash
Flag	ID	Property Name	Balance	or ARD Date(6)	(Yes/No)(6)	Maturity Date(6)	Service($)(8)	Service($)(8)	Service($)	Service($)	Period	Lockbox(9)	Management(10)
Loan	1	Tops & Kroger Portfolio	8.1%	12/06/2024	No	12/06/2024	353,939	4,247,263			120	Springing Hard	Springing
Property	1.01	Panorama Plaza	1.8%
Property	1.02	Culver Ridge	1.2%
Property	1.03	Crossroads Centre	1.0%
Property	1.04	Tops Plaza - Cheektowaga	0.7%
Property	1.05	Tops Plaza - Amherst	0.6%
Property	1.06	Chillicothe Place	0.6%
Property	1.07	Tops Plaza - Jamestown	0.6%
Property	1.08	Midway Plaza	0.6%
Property	1.09	Tops Plaza - Ontario	0.4%
Property	1.10	Tops Plaza - LeRoy	0.3%
Property	1.11	Tops Plaza - Warsaw	0.3%
Loan	2	W Scottsdale	4.6%	09/06/2024	No	09/06/2024	288,761	3,465,135			33	Hard	Springing
Loan	3	Churchill Portfolio	4.4%	09/06/2024	No	09/06/2024	329,316	3,951,795			33	Hard	In Place
Property	3.01	Durango Regency	0.4%
Property	3.02	Canby Regency	0.4%
Property	3.03	Rapid City Regency	0.3%
Property	3.04	Rock Springs Regency	0.3%
Property	3.05	Oxford Regency	0.2%
Property	3.06	Thunderbolt Regency	0.2%
Property	3.07	Your Personal Vault - Detroit	0.2%
Property	3.08	San Marcos Regency	0.2%
Property	3.09	St. Mary’s/Colerain Oaks	0.2%
Property	3.10	Douglasville Regency	0.2%
Property	3.11	Junction City Regency	0.1%
Property	3.12	1st Choice Storage - Baytown	0.1%
Property	3.13	1st Choice Storage - Beaumont	0.1%
Property	3.14	Eagle Lake Regency	0.1%
Property	3.15	Mora Regency	0.1%
Property	3.16	Iowa City Regency	0.1%
Property	3.17	Dickson Regency	0.1%
Property	3.18	Dependable Storage	0.1%
Property	3.19	Sioux City Regency	0.1%
Property	3.20	Montgomery Regency	0.1%
Property	3.21	Alpine Regency	0.1%
Property	3.22	Austin Peay Mini - Memphis	0.1%
Property	3.23	1st Choice Storage - Semmes	0.1%
Property	3.24	Old Town Regency	0.1%
Property	3.25	Willmar West	0.1%
Property	3.26	U Store It - Highway 49	0.1%
Property	3.27	U Store It - Waveland	0.1%
Property	3.28	U Store It - Gautier	0.1%
Property	3.29	Wichita Regency	0.1%
Property	3.30	U Store It - Pass Road	0.1%
Property	3.31	East Side Mini - Evansville	0.0%
Loan	4	Circle K Portfolio	3.7%	10/06/2024	No	10/06/2024	166,288	1,995,460			118	Hard	Springing
Loan	5	University Village	3.1%	11/06/2024	No	11/06/2024	223,051	2,676,618			59	Soft	Springing
Loan	6	811 Wilshire	3.1%	11/06/2024	No	11/06/2024	187,318	2,247,815			59	Hard	Springing
Loan	7	University Edge	2.8%	11/06/2024	No	11/06/2024	184,320	2,211,842			59	Soft	In Place
Loan	8	Highland Oaks Portfolio	2.7%	11/01/2024	No	11/01/2024	172,397	2,068,763			59	Hard	Springing
Property	8.01	Highland Oaks II	2.1%
Property	8.02	Highland Oaks I	0.6%
Loan	9	8000 Maryland Avenue	2.5%	11/06/2024	No	11/06/2024	154,040	1,848,485			35	Hard	Springing
Loan	10	Myrtle Beach Marriott Resort & Spa	2.4%	08/06/2024	No	08/06/2024	159,708	1,916,497	437,909	5,254,911		Hard	Springing
Loan	11	U-Haul Pool 2	2.4%	09/06/2034	No	09/06/2034	199,315	2,391,779				Soft	Springing
Property	11.01	U-Haul Greater Miami	0.4%
Property	11.02	U-Haul Center Lancaster	0.2%
Property	11.03	U-Haul Center Downtown	0.2%
Property	11.04	U-Haul Boston Avenue	0.2%
Property	11.05	U-Haul Center Beltline	0.2%
Property	11.06	U-Haul Center Box Road	0.2%
Property	11.07	U-Haul Center Weymouth	0.2%
Property	11.08	U-Haul Pace Boulevard	0.1%
Property	11.09	U-Haul Center Padre Island	0.1%
Property	11.10	U-Haul Center Hyde Park	0.1%
Property	11.11	U-Haul Lake Square	0.1%
Property	11.12	U-Haul Center Route 1	0.1%

A-1-7

COMM 2014-UBS6

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

									Pari Passu	Pari Passu
			% of				Monthly	Annual	Companion Loan	Companion Loan	Remaining
Property			Initial Pool	Maturity	ARD Loan	Final	Debt	Debt	Monthly Debt	Annual Debt	Interest Only		Cash
Flag	ID	Property Name	Balance	or ARD Date(6)	(Yes/No)(6)	Maturity Date(6)	Service($)(8)	Service($)(8)	Service($)	Service($)	Period	Lockbox(9)	Management(10)
Property	11.13	U-Haul of Roseburg	0.1%
Property	11.14	U-Haul Wrightsboro	0.1%
Property	11.15	U-Haul Greensburg	0.1%
Property	11.16	Fairgrounds U-Haul Center	0.1%
Property	11.17	U-Haul Dallas Freeway	0.1%
Property	11.18	U-Haul Center W W White	0.0%
Loan	12	Larkridge Shopping Center	2.4%	11/06/2024	No	11/06/2024	157,361	1,888,328			35	Springing Hard	Springing
Loan	13	Rivers Pointe Apartments Phase II	2.4%	10/06/2024	No	10/06/2024	154,691	1,856,292			34	Soft	In Place
Loan	14	Gunston Plaza	2.2%	10/06/2024	No	10/06/2024	140,391	1,684,690			58	Hard	Springing
Loan	15	Homewood Suites Carle Place	2.1%	12/01/2024	No	12/01/2024	133,210	1,598,516			24	Hard	Springing
Loan	16	Baton Rouge West Distribution Center	2.0%	12/01/2024	No	12/01/2024	124,012	1,488,140			24	Springing Hard	Springing
Loan	17	One Woodward Building	2.0%	10/06/2019	No	10/06/2019	128,049	1,536,589				Hard	Springing
Loan	18	Wyndham Garden - San Jose	1.8%	11/06/2024	No	11/06/2024	128,105	1,537,264				Springing Hard	Springing
Loan	19	Element - Austin	1.7%	11/06/2024	No	11/06/2024	112,184	1,346,211				Hard	Springing
Loan	20	Four Points by Sheraton - San Jose	1.7%	10/06/2024	No	10/06/2024	127,586	1,531,038				Hard	Springing
Loan	21	Canterbury Village	1.7%	11/06/2024	No	11/06/2024	110,790	1,329,485			35	Hard	Springing
Loan	22	Landmark Industrial Portfolio	1.5%	11/06/2019	No	11/06/2019	94,454	1,133,452			11	Hard	In Place
Property	22.01	Austin	0.4%
Property	22.02	Meridian	0.4%
Property	22.03	Foster	0.3%
Property	22.04	Triangle	0.2%
Property	22.05	Ridge	0.1%
Loan	23	StorQuest Texas Portfolio	1.4%	11/06/2024	No	11/06/2024	87,427	1,049,118			59	Springing Hard	Springing
Property	23.01	Plum Creek	0.4%
Property	23.02	New Territory	0.4%
Property	23.03	Gosling Road	0.3%
Property	23.04	Brazos	0.3%
Loan	24	Cray Plaza	1.2%	11/06/2024	No	11/06/2024	75,743	908,919			23	Hard	Springing
Loan	25	Lakeview Industrial Building	1.1%	10/06/2024	No	10/06/2024	72,525	870,297				Hard	Springing
Loan	26	Clovis Crossing Phase II	1.1%	10/01/2024	Yes	10/01/2044	70,468	845,611				Hard	Springing
Loan	27	Wyndham Garden Austin	1.0%	10/05/2024	No	10/05/2024	67,015	804,179				Springing Hard	Springing
Loan	28	Blue Diamond Marketplace	1.0%	11/06/2024	No	11/06/2024	66,101	793,212			23	Springing Hard	Springing
Loan	29	The Commons at Anniston	1.0%	11/06/2019	No	11/06/2019	64,150	769,803			35	Springing Hard	Springing
Loan	30	Four Points by Sheraton - San Francisco Bay Bridge	1.0%	10/06/2024	No	10/06/2024	63,099	757,187				Springing Hard	Springing
Loan	31	Galleria L’Orange	1.0%	10/06/2024	No	10/06/2024	64,081	768,967			58	Springing Hard	Springing
Loan	32	Little Havana Office & Retail Portfolio	1.0%	11/06/2024	No	11/06/2024	65,448	785,370			11	Springing Hard	Springing
Property	32.01	Brickell Station	0.3%
Property	32.02	Goodwill Superstore & Conch Hill Market	0.3%
Property	32.03	Village Shoppes of Little Havana	0.1%
Property	32.04	La Bohemia	0.1%
Property	32.05	Futurama	0.1%
Property	32.06	Pents & Frows	0.0%
Loan	33	Scoop East Hampton	0.9%	11/06/2019	No	11/06/2019	59,155	709,854				Hard	In Place
Loan	34	Wells Fargo Plaza	0.9%	11/06/2024	No	11/06/2024	59,707	716,482			35	Springing Hard	Springing
Loan	35	Bainbridge Park Apartments	0.9%	10/06/2024	No	10/06/2024	60,404	724,853			58	Springing Soft	Springing
Loan	36	Evergreen Plaza	0.9%	11/06/2024	No	11/06/2024	55,673	668,076				Hard	In Place
Loan	37	BECO Tower I	0.9%	11/06/2024	No	11/06/2024	57,182	686,190				Springing Hard	Springing
Loan	38	West Lancaster Plaza	0.8%	11/06/2024	No	11/06/2024	52,890	634,686			35	Springing Hard	Springing
Loan	39	Shadow Lane Office	0.8%	11/06/2024	No	11/06/2024	51,354	616,249				Springing Hard	Springing
Loan	40	Parkstone and Parkhurst Apartments	0.8%	11/06/2024	No	11/06/2024	51,309	615,711				Springing Soft	Springing
Loan	41	Germantown Collection	0.8%	10/06/2021	No	10/06/2021	50,775	609,296			28	Springing Hard	Springing
Loan	42	Black Gold Suites Hotel Portfolio	0.7%	12/06/2019	No	12/06/2019	103,571	1,242,856				Hard	In Place
Property	42.01	Black Gold Suites Tioga	0.4%
Property	42.02	Black Gold Suites Stanley	0.4%
Loan	43	ART Kentucky MF Portfolio	0.7%	10/06/2024	No	10/06/2024	47,983	575,799			22	Soft	Springing
Property	43.01	Ridgewood Apartments	0.4%
Property	43.02	Valleyfield Apartments	0.3%
Loan	44	Ranch Lake Plaza	0.7%	11/01/2024	No	11/01/2024	45,548	546,579			23	Springing Hard	Springing
Loan	45	Hilton Garden Inn Fontana	0.7%	11/06/2024	No	11/06/2024	45,441	545,297				Hard	Springing
Loan	46	Harmony Bay Apartments	0.7%	11/01/2024	No	11/01/2024	44,947	539,363				Soft	Springing
Loan	47	4585 Electronics Place	0.7%	10/06/2024	No	10/06/2024	31,312	375,747			118	Hard	Springing
Loan	48	Ravenwood Apartments	0.6%	10/06/2024	No	10/06/2024	41,034	492,413			22	Soft	Springing
Loan	49	Madeira Grove Apartments	0.6%	11/06/2024	No	11/06/2024	39,424	473,090			35	Springing Soft	Springing
Loan	50	Gulf Freeway Office	0.6%	10/06/2024	No	10/06/2024	40,519	486,233			22	Springing Hard	Springing
Loan	51	Residence Inn - Jackson	0.6%	09/06/2021	No	09/06/2021	39,499	473,984				Springing Hard	Springing
Loan	52	Apollo Storage	0.6%	11/06/2021	No	11/06/2021	39,350	472,199			35	Soft	Springing
Loan	53	Springhill Suites Auburn Hills	0.6%	08/06/2019	No	08/06/2019	39,078	468,940				Hard	Springing

A-1-8

COMM 2014-UBS6

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

									Pari Passu	Pari Passu
			% of				Monthly	Annual	Companion Loan	Companion Loan	Remaining
Property			Initial Pool	Maturity	ARD Loan	Final	Debt	Debt	Monthly Debt	Annual Debt	Interest Only		Cash
Flag	ID	Property Name	Balance	or ARD Date(6)	(Yes/No)(6)	Maturity Date(6)	Service($)(8)	Service($)(8)	Service($)	Service($)	Period	Lockbox(9)	Management(10)
Loan	54	El Dorado	0.6%	11/06/2024	No	11/06/2024	37,183	446,198			59	Springing Soft	Springing
Loan	55	Westoaks Self Storage	0.6%	11/06/2024	No	11/06/2024	24,942	299,300			119	Springing Hard	Springing
Loan	56	Staybridge Suites Peoria	0.6%	10/06/2019	No	10/06/2019	35,429	425,144				Hard	Springing
Loan	57	Greensboro Multifamily Portfolio	0.5%	11/01/2024	No	11/01/2024	38,237	458,843			11	Springing Soft	Springing
Property	57.01	LeMans at Lawndale	0.3%
Property	57.02	Lexington Commons	0.3%
Loan	58	Campbell Park Apartments	0.5%	10/06/2024	No	10/06/2024	34,455	413,455				Soft, Springing Hard	Springing
Loan	59	Michael Medical Center	0.5%	11/06/2024	No	11/06/2024	33,008	396,095				Hard	Springing
Loan	60	Self Storage Plus - Gambrills	0.5%	10/06/2024	No	10/06/2024	33,333	400,002				Springing Hard	Springing
Loan	61	Tutor Time Phoenix	0.5%	10/06/2024	No	10/06/2024	31,877	382,520				Hard	Springing
Loan	62	Campus West	0.5%	11/06/2024	No	11/06/2024	29,409	352,911			47	None	None
Loan	63	Greenbriar Plaza	0.4%	12/06/2024	No	12/06/2024	28,954	347,451				Springing Hard	Springing
Loan	64	Northpoint Plaza	0.4%	10/06/2024	No	10/06/2024	27,426	329,118				Springing Hard	Springing
Loan	65	Walmart Helena Shopping Center	0.4%	10/06/2024	No	10/06/2024	27,197	326,363				Hard	Springing
Loan	66	Holiday Inn Express Prattville	0.4%	10/06/2024	No	10/06/2024	30,691	368,292				Hard	Springing
Loan	67	Kerrville Junction Shopping Center	0.4%	11/01/2024	No	11/01/2024	25,853	310,239			35	Springing Soft	Springing
Loan	68	Irvington Plaza	0.4%	10/06/2019	No	10/06/2019	23,379	280,547			46	Hard	Springing
Loan	69	Foxshire Plaza	0.4%	11/06/2024	No	11/06/2024	23,963	287,551			59	Springing Hard	Springing
Loan	70	Park ‘N Go Charlotte	0.4%	10/06/2024	No	10/06/2024	27,500	330,005				None	None
Loan	71	Bryan Station Shopping Center	0.4%	11/01/2024	No	11/01/2024	23,489	281,870			23	Soft	Springing
Loan	72	Fairfield Inn & Suites - Dover	0.3%	10/01/2019	No	10/01/2019	24,540	294,477				Hard	In Place
Loan	73	Comfort Suites Bakersfield	0.3%	11/06/2019	No	11/06/2019	26,419	317,034				Springing Hard	Springing
Loan	74	Graystone Crossing	0.3%	10/01/2024	No	10/01/2024	20,386	244,637			22	Soft	Springing
Loan	75	Center Street Promenade	0.3%	11/06/2024	No	11/06/2024	20,149	241,785				Springing Hard	Springing
Loan	76	Park ‘N Go Omaha	0.3%	10/06/2024	No	10/06/2024	22,527	270,323				None	Springing
Loan	77	Thanksgiving Point	0.3%	11/01/2024	No	11/01/2024	19,029	228,347			11	Springing Hard	Springing
Loan	78	Magnetek Industrial	0.3%	11/01/2024	No	11/01/2024	16,025	192,301			11	Hard	Springing
Loan	79	La Quinta - Columbus	0.3%	11/06/2024	No	11/06/2024	19,476	233,707				Springing Hard	Springing
Loan	80	Fountainhead Mini Storage	0.2%	11/01/2024	No	11/01/2024	15,236	182,835				Springing Soft	Springing
Loan	81	Conn’s Store	0.2%	11/06/2024	No	11/06/2024	16,495	197,941				Hard	In Place
Loan	82	6720 South Jeffery Apartments	0.2%	10/06/2024	No	10/06/2024	13,878	166,536				Springing Soft	Springing
Loan	83	Shoppes of Jensen Beach	0.2%	10/06/2024	No	10/06/2024	13,223	158,671				Hard	Springing
Loan	84	366 Knickerbocker Avenue	0.2%	11/06/2019	No	11/06/2019	12,932	155,189				Hard	Springing
Loan	85	Thunderbird Hill South	0.2%	11/06/2024	No	11/06/2024	10,268	123,221				None	None
Loan	86	Lake Griffin Mobile Home Park	0.2%	11/06/2024	No	11/06/2024	10,205	122,462				None	None
Loan	87	35th and Greenway	0.1%	11/01/2024	No	11/01/2024	10,669	128,027				Hard	Springing
Loan	88	Lady Lake	0.1%	11/01/2024	No	11/01/2024	10,005	120,060				Soft	Springing
Loan	89	The Meadows	0.1%	11/01/2024	No	11/01/2024	6,608	79,301				Springing Soft	Springing

A-1-9

COMM 2014-UBS6

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of	Crossed								FIRREA	Cut-Off	LTV Ratio at
Property			Initial Pool	With	Related	Underwritten	Underwritten	Grace	Payment	Appraised	Appraisal	Compliant	Date LTV	at Maturity
Flag	ID	Property Name	Balance	Other Loans	Borrower	NOI DSCR(8)(11)	NCF DSCR(8)(11)	Period(12)	Date	Value ($)(13)	As-of Date	(Yes/No)	Ratio(11)(13)(14)	or ARD(11)(13)
Loan	1	Tops & Kroger Portfolio	8.1%	No		3.02x	2.67x	0	6	161,450,000	Various	Yes	64.4%	64.4%
Property	1.01	Panorama Plaza	1.8%							36,500,000	10/04/2014	Yes
Property	1.02	Culver Ridge	1.2%							26,800,000	10/04/2014	Yes
Property	1.03	Crossroads Centre	1.0%							20,300,000	09/27/2014	Yes
Property	1.04	Tops Plaza - Cheektowaga	0.7%							14,600,000	09/27/2014	Yes
Property	1.05	Tops Plaza - Amherst	0.6%							12,400,000	09/27/2014	Yes
Property	1.06	Chillicothe Place	0.6%							12,450,000	10/01/2014	Yes
Property	1.07	Tops Plaza - Jamestown	0.6%							10,300,000	09/27/2014	Yes
Property	1.08	Midway Plaza	0.6%							10,600,000	09/23/2014	Yes
Property	1.09	Tops Plaza - Ontario	0.4%							7,650,000	10/03/2014	Yes
Property	1.10	Tops Plaza - LeRoy	0.3%							5,000,000	10/04/2014	Yes
Property	1.11	Tops Plaza - Warsaw	0.3%							4,850,000	10/04/2014	Yes
Loan	2	W Scottsdale	4.6%	No		2.16x	1.87x	0	6	88,000,000	07/29/2014	Yes	67.0%	58.3%
Loan	3	Churchill Portfolio	4.4%	No		1.58x	1.48x	0	6	84,420,000	Various	Yes	65.7%	55.2%
Property	3.01	Durango Regency	0.4%							8,480,000	02/12/2014	Yes
Property	3.02	Canby Regency	0.4%							6,900,000	01/30/2014	Yes
Property	3.03	Rapid City Regency	0.3%							6,220,000	01/30/2014	Yes
Property	3.04	Rock Springs Regency	0.3%							5,110,000	01/28/2014	Yes
Property	3.05	Oxford Regency	0.2%							4,570,000	02/06/2014	Yes
Property	3.06	Thunderbolt Regency	0.2%							4,570,000	01/08/2014	Yes
Property	3.07	Your Personal Vault - Detroit	0.2%							4,165,000	01/07/2014	Yes
Property	3.08	San Marcos Regency	0.2%							3,410,000	01/27/2014	Yes
Property	3.09	St. Mary’s/Colerain Oaks	0.2%							3,055,000	01/08/2014	Yes
Property	3.10	Douglasville Regency	0.2%							3,020,000	01/06/2014	Yes
Property	3.11	Junction City Regency	0.1%							2,835,000	01/27/2014	Yes
Property	3.12	1st Choice Storage - Baytown	0.1%							2,615,000	01/10/2014	Yes
Property	3.13	1st Choice Storage - Beaumont	0.1%							2,450,000	01/10/2014	Yes
Property	3.14	Eagle Lake Regency	0.1%							2,315,000	01/10/2014	Yes
Property	3.15	Mora Regency	0.1%							2,220,000	01/10/2014	Yes
Property	3.16	Iowa City Regency	0.1%							2,015,000	01/09/2014	Yes
Property	3.17	Dickson Regency	0.1%							1,850,000	01/09/2014	Yes
Property	3.18	Dependable Storage	0.1%							1,830,000	01/28/2014	Yes
Property	3.19	Sioux City Regency	0.1%							1,810,000	01/09/2014	Yes
Property	3.20	Montgomery Regency	0.1%							1,725,000	01/06/2014	Yes
Property	3.21	Alpine Regency	0.1%							1,695,000	01/09/2014	Yes
Property	3.22	Austin Peay Mini - Memphis	0.1%							1,480,000	01/09/2014	Yes
Property	3.23	1st Choice Storage - Semmes	0.1%							1,440,000	01/09/2014	Yes
Property	3.24	Old Town Regency	0.1%							1,335,000	02/06/2014	Yes
Property	3.25	Willmar West	0.1%							1,200,000	01/10/2014	Yes
Property	3.26	U Store It - Highway 49	0.1%							1,075,000	01/09/2014	Yes
Property	3.27	U Store It - Waveland	0.1%							1,060,000	01/09/2014	Yes
Property	3.28	U Store It - Gautier	0.1%							1,060,000	01/09/2014	Yes
Property	3.29	Wichita Regency	0.1%							1,000,000	05/28/2014	Yes
Property	3.30	U Store It - Pass Road	0.1%							980,000	01/09/2014	Yes
Property	3.31	East Side Mini - Evansville	0.0%							930,000	01/08/2014	Yes
Loan	4	Circle K Portfolio	3.7%	No		4.11x	3.85x	0	6	129,200,000	08/28/2014	Yes	36.4%	36.4%
Loan	5	University Village	3.1%	No		1.39x	1.32x	0	6	60,470,000	10/06/2014	Yes	65.9%	58.2%
Loan	6	811 Wilshire	3.1%	No		1.71x	1.55x	0	6	68,000,000	08/28/2014	Yes	57.4%	52.1%
Loan	7	University Edge	2.8%	No		1.29x	1.24x	0	6	46,400,000	08/15/2014	Yes	70.0%	65.3%
Loan	8	Highland Oaks Portfolio	2.7%	No		1.52x	1.32x	0	1	48,100,000	09/23/2014	Yes	71.9%	65.7%
Property	8.01	Highland Oaks II	2.1%							36,800,000	09/23/2014	Yes
Property	8.02	Highland Oaks I	0.6%							11,300,000	09/23/2014	Yes
Loan	9	8000 Maryland Avenue	2.5%	No		1.63x	1.41x	0	6	42,000,000	08/05/2014	Yes	75.0%	65.2%
Loan	10	Myrtle Beach Marriott Resort & Spa	2.4%	No		1.82x	1.62x	0	6	166,000,000	06/27/2014	Yes	69.5%	56.8%
Loan	11	U-Haul Pool 2	2.4%	No		1.49x	1.41x	0	6	50,970,000	Various	Yes	60.4%	0.9%
Property	11.01	U-Haul Greater Miami	0.4%							8,300,000	06/17/2014	Yes
Property	11.02	U-Haul Center Lancaster	0.2%							3,900,000	06/23/2014	Yes
Property	11.03	U-Haul Center Downtown	0.2%							3,900,000	06/17/2014	Yes
Property	11.04	U-Haul Boston Avenue	0.2%							3,700,000	06/23/2014	Yes
Property	11.05	U-Haul Center Beltline	0.2%							3,500,000	06/17/2014	Yes
Property	11.06	U-Haul Center Box Road	0.2%							3,500,000	06/23/2014	Yes
Property	11.07	U-Haul Center Weymouth	0.2%							3,200,000	06/16/2014	Yes
Property	11.08	U-Haul Pace Boulevard	0.1%							2,850,000	06/17/2014	Yes
Property	11.09	U-Haul Center Padre Island	0.1%							2,450,000	06/25/2014	Yes
Property	11.10	U-Haul Center Hyde Park	0.1%							2,300,000	06/16/2014	Yes
Property	11.11	U-Haul Lake Square	0.1%							2,200,000	06/24/2014	Yes
Property	11.12	U-Haul Center Route 1	0.1%							2,100,000	06/16/2014	Yes

A-1-10

COMM 2014-UBS6

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of	Crossed								FIRREA	Cut-Off	LTV Ratio at
Property			Initial Pool	With	Related	Underwritten	Underwritten	Grace	Payment	Appraised	Appraisal	Compliant	Date LTV	at Maturity
Flag	ID	Property Name	Balance	Other Loans	Borrower	NOI DSCR(8)(11)	NCF DSCR(8)(11)	Period(12)	Date	Value ($)(13)	As-of Date	(Yes/No)	Ratio(11)(13)(14)	or ARD(11)(13)
Property	11.13	U-Haul of Roseburg	0.1%							1,800,000	06/19/2014	Yes
Property	11.14	U-Haul Wrightsboro	0.1%							1,800,000	06/23/2014	Yes
Property	11.15	U-Haul Greensburg	0.1%							1,670,000	06/19/2014	Yes
Property	11.16	Fairgrounds U-Haul Center	0.1%							1,650,000	06/24/2014	Yes
Property	11.17	U-Haul Dallas Freeway	0.1%							1,300,000	06/19/2014	Yes
Property	11.18	U-Haul Center W W White	0.0%							850,000	06/23/2014	Yes
Loan	12	Larkridge Shopping Center	2.4%	No		1.52x	1.40x	0	6	44,200,000	09/23/2014	Yes	69.0%	60.6%
Loan	13	Rivers Pointe Apartments Phase II	2.4%	No		1.32x	1.30x	0	6	40,500,000	08/01/2014	Yes	74.1%	65.1%
Loan	14	Gunston Plaza	2.2%	No		1.68x	1.58x	0	6	37,800,000	07/26/2014	Yes	74.4%	68.0%
Loan	15	Homewood Suites Carle Place	2.1%	No		2.12x	1.92x	0	1	38,500,000	09/01/2014	Yes	70.0%	59.4%
Loan	16	Baton Rouge West Distribution Center	2.0%	No	Yes - A	1.62x	1.43x	5	1	32,900,000	08/14/2014	Yes	76.0%	64.6%
Loan	17	One Woodward Building	2.0%	No		1.81x	1.44x	0	6	37,000,000	08/11/2014	Yes	67.4%	61.9%
Loan	18	Wyndham Garden - San Jose	1.8%	No	Yes - B	2.10x	1.87x	0	6	32,100,000	09/29/2014	Yes	69.9%	51.9%
Loan	19	Element - Austin	1.7%	No		1.54x	1.49x	0	6	29,380,000	10/02/2014	Yes	70.9%	61.3%
Loan	20	Four Points by Sheraton - San Jose	1.7%	No	Yes - B	2.42x	2.16x	0	6	46,500,000	06/27/2014	Yes	47.2%	35.3%
Loan	21	Canterbury Village	1.7%	No		1.39x	1.36x	0	6	29,000,000	09/27/2014	Yes	74.8%	65.6%
Loan	22	Landmark Industrial Portfolio	1.5%	No		2.08x	1.80x	0	6	28,780,000	Various	Yes	64.9%	60.6%
Property	22.01	Austin	0.4%							6,800,000	08/20/2014	Yes
Property	22.02	Meridian	0.4%							8,000,000	08/19/2014	Yes
Property	22.03	Foster	0.3%							5,500,000	08/18/2014	Yes
Property	22.04	Triangle	0.2%							4,570,000	08/19/2014	Yes
Property	22.05	Ridge	0.1%							3,910,000	08/21/2014	Yes
Loan	23	StorQuest Texas Portfolio	1.4%	No		1.57x	1.51x	0	6	27,150,000	Various	Yes	64.5%	58.9%
Property	23.01	Plum Creek	0.4%							7,800,000	09/12/2014	Yes
Property	23.02	New Territory	0.4%							7,300,000	09/08/2014	Yes
Property	23.03	Gosling Road	0.3%							6,750,000	09/08/2014	Yes
Property	23.04	Brazos	0.3%							5,300,000	09/08/2014	Yes
Loan	24	Cray Plaza	1.2%	No		1.75x	1.47x	0	6	19,700,000	09/01/2014	Yes	75.0%	64.2%
Loan	25	Lakeview Industrial Building	1.1%	No		2.04x	1.80x	0	6	19,200,000	08/27/2014	Yes	75.3%	60.8%
Loan	26	Clovis Crossing Phase II	1.1%	No		1.42x	1.33x	5	1	19,700,000	08/29/2014	Yes	70.3%	57.0%
Loan	27	Wyndham Garden Austin	1.0%	No		2.75x	2.35x	0	5	23,100,000	06/11/2014	Yes	57.9%	46.7%
Loan	28	Blue Diamond Marketplace	1.0%	No		1.59x	1.48x	0	6	18,700,000	09/08/2014	Yes	69.5%	59.4%
Loan	29	The Commons at Anniston	1.0%	No		1.59x	1.46x	0	6	17,400,000	08/28/2014	Yes	74.7%	72.2%
Loan	30	Four Points by Sheraton - San Francisco Bay Bridge	1.0%	No		2.81x	2.45x	0	6	27,500,000	06/27/2014	Yes	47.1%	37.7%
Loan	31	Galleria L’Orange	1.0%	No		1.60x	1.53x	0	6	18,350,000	04/11/2014	Yes	68.1%	62.4%
Loan	32	Little Havana Office & Retail Portfolio	1.0%	No		1.44x	1.36x	0	6	18,220,000	Various	Yes	67.0%	56.5%
Property	32.01	Brickell Station	0.3%							7,500,000	06/18/2014	Yes
Property	32.02	Goodwill Superstore & Conch Hill Market	0.3%							4,700,000	09/26/2014	Yes
Property	32.03	Village Shoppes of Little Havana	0.1%							2,000,000	08/08/2014	Yes
Property	32.04	La Bohemia	0.1%							1,720,000	10/21/2014	Yes
Property	32.05	Futurama	0.1%							1,600,000	08/08/2014	Yes
Property	32.06	Pents & Frows	0.0%							700,000	08/12/2014	Yes
Loan	33	Scoop East Hampton	0.9%	No		1.39x	1.39x	0	6	17,100,000	08/12/2014	Yes	68.9%	63.0%
Loan	34	Wells Fargo Plaza	0.9%	No		2.08x	1.68x	0	6	16,800,000	08/15/2014	Yes	70.1%	61.3%
Loan	35	Bainbridge Park Apartments	0.9%	No		1.49x	1.42x	0	6	16,500,000	08/19/2014	Yes	70.5%	64.8%
Loan	36	Evergreen Plaza	0.9%	No		1.76x	1.60x	0	6	17,500,000	08/12/2014	Yes	64.2%	51.6%
Loan	37	BECO Tower I	0.9%	No		1.76x	1.50x	0	6	15,000,000	09/30/2014	Yes	73.2%	59.7%
Loan	38	West Lancaster Plaza	0.8%	No		1.74x	1.64x	0	6	14,600,000	10/10/2014	Yes	71.9%	62.9%
Loan	39	Shadow Lane Office	0.8%	No		1.61x	1.50x	0	6	13,600,000	09/05/2014	Yes	73.4%	59.7%
Loan	40	Parkstone and Parkhurst Apartments	0.8%	No		1.56x	1.47x	0	6	14,000,000	07/02/2014	Yes	71.3%	58.0%
Loan	41	Germantown Collection	0.8%	No		1.59x	1.48x	0	6	13,050,000	09/03/2014	Yes	75.0%	69.6%
Loan	42	Black Gold Suites Hotel Portfolio	0.7%	No		3.37x	3.12x	0	6	32,000,000	06/01/2014	Yes	29.7%	17.0%
Property	42.01	Black Gold Suites Tioga	0.4%							16,000,000	06/01/2014	Yes
Property	42.02	Black Gold Suites Stanley	0.4%							16,000,000	06/01/2014	Yes
Loan	43	ART Kentucky MF Portfolio	0.7%	No		1.51x	1.41x	0	6	12,800,000	08/26/2014	Yes	71.9%	61.8%
Property	43.01	Ridgewood Apartments	0.4%							7,200,000	08/26/2014	Yes
Property	43.02	Valleyfield Apartments	0.3%							5,600,000	08/26/2014	Yes
Loan	44	Ranch Lake Plaza	0.7%	No		1.77x	1.48x	5	1	12,100,000	09/11/2014	Yes	74.4%	63.5%
Loan	45	Hilton Garden Inn Fontana	0.7%	No		2.18x	1.86x	0	6	14,300,000	07/24/2014	Yes	62.9%	50.8%
Loan	46	Harmony Bay Apartments	0.7%	No		1.59x	1.53x	0	1	13,800,000	07/29/2014	Yes	64.0%	51.9%
Loan	47	4585 Electronics Place	0.7%	No		3.26x	2.96x	0	6	21,300,000	06/17/2014	Yes	39.9%	39.9%
Loan	48	Ravenwood Apartments	0.6%	No	Yes - C	1.57x	1.40x	0	6	10,520,000	08/04/2014	Yes	75.0%	64.4%
Loan	49	Madeira Grove Apartments	0.6%	No	Yes - D	1.61x	1.49x	0	6	10,300,000	10/08/2014	Yes	75.7%	66.3%
Loan	50	Gulf Freeway Office	0.6%	No	Yes - C	1.89x	1.58x	0	6	11,200,000	09/05/2014	Yes	69.6%	59.8%
Loan	51	Residence Inn - Jackson	0.6%	No		2.04x	1.82x	0	6	10,475,000	07/07/2014	Yes	73.7%	64.8%
Loan	52	Apollo Storage	0.6%	No		1.39x	1.36x	0	6	10,700,000	09/11/2014	Yes	70.1%	65.7%
Loan	53	Springhill Suites Auburn Hills	0.6%	No		1.88x	1.66x	0	6	11,100,000	05/16/2014	Yes	67.2%	62.1%

A-1-11

COMM 2014-UBS6

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of	Crossed								FIRREA	Cut-Off	LTV Ratio at
Property			Initial Pool	With	Related	Underwritten	Underwritten	Grace	Payment	Appraised	Appraisal	Compliant	Date LTV	at Maturity
Flag	ID	Property Name	Balance	Other Loans	Borrower	NOI DSCR(8)(11)	NCF DSCR(8)(11)	Period(12)	Date	Value ($)(13)	As-of Date	(Yes/No)	Ratio(11)(13)(14)	or ARD(11)(13)
Loan	54	El Dorado	0.6%	No	Yes - D	1.52x	1.44x	0	6	9,500,000	10/07/2014	Yes	77.9%	71.2%
Loan	55	Westoaks Self Storage	0.6%	No		3.08x	3.05x	0	6	14,800,000	07/30/2014	Yes	48.6%	48.6%
Loan	56	Staybridge Suites Peoria	0.6%	No		2.18x	1.83x	0	6	9,700,000	08/15/2014	Yes	72.5%	66.4%
Loan	57	Greensboro Multifamily Portfolio	0.5%	No		1.51x	1.40x	5	1	10,510,000	09/22/2014	Yes	66.1%	50.5%
Property	57.01	LeMans at Lawndale	0.3%							5,260,000	09/22/2014	Yes
Property	57.02	Lexington Commons	0.3%							5,250,000	09/22/2014	Yes
Loan	58	Campbell Park Apartments	0.5%	No		1.52x	1.43x	0	6	9,100,000	09/03/2014	Yes	74.5%	60.4%
Loan	59	Michael Medical Center	0.5%	No		1.72x	1.58x	0	6	8,900,000	08/04/2014	Yes	74.8%	60.2%
Loan	60	Self Storage Plus - Gambrills	0.5%	No		1.51x	1.49x	0	6	10,575,000	08/18/2014	Yes	62.3%	50.4%
Loan	61	Tutor Time Phoenix	0.5%	No		1.69x	1.68x	0	6	9,800,000	09/08/2014	Yes	63.1%	51.4%
Loan	62	Campus West	0.5%	No		1.62x	1.57x	0	6	8,500,000	08/21/2014	Yes	71.2%	63.3%
Loan	63	Greenbriar Plaza	0.4%	No		2.03x	1.84x	0	6	8,400,000	09/17/2014	Yes	68.3%	55.2%
Loan	64	Northpoint Plaza	0.4%	No		1.46x	1.40x	0	6	7,270,000	09/15/2014	Yes	73.4%	59.7%
Loan	65	Walmart Helena Shopping Center	0.4%	No		1.34x	1.29x	0	6	7,000,000	07/16/2014	Yes	74.8%	61.0%
Loan	66	Holiday Inn Express Prattville	0.4%	No		1.81x	1.60x	0	6	7,500,000	07/01/2014	Yes	69.8%	52.3%
Loan	67	Kerrville Junction Shopping Center	0.4%	No		1.67x	1.42x	5	1	6,900,000	08/18/2014	Yes	75.0%	65.5%
Loan	68	Irvington Plaza	0.4%	No		2.25x	2.07x	0	6	7,600,000	08/08/2014	Yes	63.8%	62.7%
Loan	69	Foxshire Plaza	0.4%	No		2.14x	2.04x	0	6	7,200,000	07/31/2014	Yes	67.0%	61.2%
Loan	70	Park ‘N Go Charlotte	0.4%	No	Yes - E	2.53x	2.33x	0	6	9,000,000	06/05/2014	Yes	52.1%	39.1%
Loan	71	Bryan Station Shopping Center	0.4%	No	Yes - F	1.72x	1.51x	5	1	6,100,000	09/14/2014	Yes	75.8%	64.8%
Loan	72	Fairfield Inn & Suites - Dover	0.3%	No		1.78x	1.55x	0	1	6,300,000	08/08/2014	Yes	68.0%	60.5%
Loan	73	Comfort Suites Bakersfield	0.3%	No		1.94x	1.71x	0	6	6,300,000	09/23/2014	Yes	67.4%	60.6%
Loan	74	Graystone Crossing	0.3%	No	Yes - F	1.52x	1.41x	5	1	5,460,000	09/10/2014	Yes	73.3%	62.7%
Loan	75	Center Street Promenade	0.3%	No		2.38x	2.22x	0	6	11,900,000	08/11/2014	Yes	33.6%	27.1%
Loan	76	Park ‘N Go Omaha	0.3%	No	Yes - E	1.62x	1.53x	0	6	5,500,000	06/20/2014	Yes	69.8%	52.4%
Loan	77	Thanksgiving Point	0.3%	No		1.59x	1.51x	0	1	5,100,000	10/30/2014	Yes	74.5%	61.8%
Loan	78	Magnetek Industrial	0.3%	No	Yes - A	1.65x	1.49x	5	1	4,550,000	09/16/2014	Yes	72.0%	59.4%
Loan	79	La Quinta - Columbus	0.3%	No		1.82x	1.58x	0	6	4,800,000	09/16/2014	Yes	67.6%	51.1%
Loan	80	Fountainhead Mini Storage	0.2%	No		1.75x	1.70x	5	1	5,300,000	09/18/2014	Yes	56.5%	45.8%
Loan	81	Conn’s Store	0.2%	No		2.10x	1.93x	0	6	5,950,000	09/24/2014	Yes	48.7%	36.1%
Loan	82	6720 South Jeffery Apartments	0.2%	No		1.69x	1.57x	0	6	3,500,000	08/18/2014	Yes	74.1%	61.0%
Loan	83	Shoppes of Jensen Beach	0.2%	No		1.54x	1.42x	0	6	3,350,000	07/23/2014	Yes	74.5%	61.1%
Loan	84	366 Knickerbocker Avenue	0.2%	No		1.29x	1.26x	0	6	3,800,000	10/28/2014	Yes	57.8%	54.0%
Loan	85	Thunderbird Hill South	0.2%	No		1.53x	1.50x	0	6	2,800,000	09/12/2014	Yes	71.3%	58.0%
Loan	86	Lake Griffin Mobile Home Park	0.2%	No		1.58x	1.54x	0	6	2,950,000	09/23/2014	Yes	67.7%	54.9%
Loan	87	35th and Greenway	0.1%	No		1.94x	1.53x	5	1	3,390,000	10/08/2014	Yes	55.9%	41.3%
Loan	88	Lady Lake	0.1%	No		1.70x	1.55x	0	1	2,850,000	09/26/2014	Yes	63.0%	46.4%
Loan	89	The Meadows	0.1%	No		1.54x	1.49x	5	1	1,600,000	09/29/2014	Yes	72.7%	53.8%

A-1-12

COMM 2014-UBS6

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of
Property			Initial Pool
Flag	ID	Property Name	Balance	Address	City	County	State	Zip Code
Loan	1	Tops & Kroger Portfolio	8.1%	Various	Various	Various	Various	Various
Property	1.01	Panorama Plaza	1.8%	1601 Penfield Road	Penfield	Monroe	NY	14625
Property	1.02	Culver Ridge	1.2%	2255 East Ridge Road	Irondequoit	Monroe	NY	14622
Property	1.03	Crossroads Centre	1.0%	3201 Southwestern Boulevard	Orchard Park	Erie	NY	14127
Property	1.04	Tops Plaza - Cheektowaga	0.7%	3865 Union Road	Cheektowaga	Erie	NY	14225
Property	1.05	Tops Plaza - Amherst	0.6%	3035, 3055 and 3190 Niagara Falls Boulevard	Amherst	Erie	NY	14228
Property	1.06	Chillicothe Place	0.6%	887 North Bridge Street	Chillicothe	Ross	OH	45601
Property	1.07	Tops Plaza - Jamestown	0.6%	1800 Washington Street	Jamestown	Chautauqua	NY	14701
Property	1.08	Midway Plaza	0.6%	910 Athens Highway	Loganville	Gwinnett	GA	30052
Property	1.09	Tops Plaza - Ontario	0.4%	6254-6272 Furnace Road	Ontario	Wayne	NY	14519
Property	1.10	Tops Plaza - LeRoy	0.3%	128 West Main Street	Le Roy	Genesee	NY	14482
Property	1.11	Tops Plaza - Warsaw	0.3%	2382 NYS Route 19	Warsaw	Wyoming	NY	14569
Loan	2	W Scottsdale	4.6%	7277 East Camelback Road	Scottsdale	Maricopa	AZ	85251
Loan	3	Churchill Portfolio	4.4%	Various	Various	Various	Various	Various
Property	3.01	Durango Regency	0.4%	7520 CR 203	Durango	La Plata	CO	81301
Property	3.02	Canby Regency	0.4%	10038 South New Era Road	Canby	Clackamas	OR	97013
Property	3.03	Rapid City Regency	0.3%	1702 East Highway 44	Rapid City	Pennington	SD	57703
Property	3.04	Rock Springs Regency	0.3%	50 Reliance Road	Rock Springs	Sweetwater	WY	82901
Property	3.05	Oxford Regency	0.2%	100 Skeetfield Road	Oxford	Oxford	ME	04270
Property	3.06	Thunderbolt Regency	0.2%	2395 Downing Avenue	Thunderbolt	Chatham	GA	31404
Property	3.07	Your Personal Vault - Detroit	0.2%	1423 Franklin Street	Detroit	Wayne	MI	48226
Property	3.08	San Marcos Regency	0.2%	1834 Post Road	San Marcos	Hays	TX	78666
Property	3.09	St. Mary’s/Colerain Oaks	0.2%	306 Ryan Drive	Saint Mary’s	Camden	GA	31558
Property	3.10	Douglasville Regency	0.2%	3221 McKown Drive	Douglasville	Douglas	GA	30134
Property	3.11	Junction City Regency	0.1%	948-1116 Grant Avenue	Junction City	Geary	KS	66441
Property	3.12	1st Choice Storage - Baytown	0.1%	8528 Highway 146; 7524 FM 3180; 9519 Warren Road	Baytown	Chambers	TX	77523
Property	3.13	1st Choice Storage - Beaumont	0.1%	650 Interstate Highway 10 South	Beaumont	Jefferson	TX	77707
Property	3.14	Eagle Lake Regency	0.1%	133 Country Manor Court	Eagle Lake	Blue Earth	MN	56024
Property	3.15	Mora Regency	0.1%	954 Frankie Lane	Mora	Kanabec	MN	55051
Property	3.16	Iowa City Regency	0.1%	4455 Oak Crest Hill Southeast	Iowa City	Johnson	IA	52240
Property	3.17	Dickson Regency	0.1%	136 Brannon Drive	Dickson	Dickson	TN	37055
Property	3.18	Dependable Storage	0.1%	120 North I Road	San Juan	Hidalgo	TX	78589
Property	3.19	Sioux City Regency	0.1%	4104 East Gordon Road	Sioux City	Woodbury	IA	51106
Property	3.20	Montgomery Regency	0.1%	87 White Frost Drive	Montgomery	Montgomery	AL	36116
Property	3.21	Alpine Regency	0.1%	2928 Alpine Road	Columbia	Richland	SC	29223
Property	3.22	Austin Peay Mini - Memphis	0.1%	4271 Austin Peay Highway	Memphis	Shelby	TN	38128
Property	3.23	1st Choice Storage - Semmes	0.1%	8990 Moffett Road & 11140 Moffett Road	Semmes	Mobile	AL	36575
Property	3.24	Old Town Regency	0.1%	840 South Main Street	Old Town	Penobscot	ME	04468
Property	3.25	Willmar West	0.1%	401 30th Street Northwest	Willmar	Kandiyohi	MN	56201
Property	3.26	U Store It - Highway 49	0.1%	8056 US Highway 49	Gulfport	Harrison	MS	39501
Property	3.27	U Store It - Waveland	0.1%	203 US Highway 90	Waveland	Hancock	MS	39576
Property	3.28	U Store It - Gautier	0.1%	3301 Highway 90	Gautier	Jackson	MS	39553
Property	3.29	Wichita Regency	0.1%	16171 West US Highway 54	Wichita	Sedgwick	KS	67052
Property	3.30	U Store It - Pass Road	0.1%	1120 Pass Road & 9470 Creosote Road	Gulfport	Harrison	MS	39501
Property	3.31	East Side Mini - Evansville	0.0%	5061 Oak Grove Road	Evansville	Vanderburgh	IN	47715
Loan	4	Circle K Portfolio	3.7%	Various	Various	Various	Various	Various
Loan	5	University Village	3.1%	800 31st Street	Tuscaloosa	Tuscaloosa	AL	35401
Loan	6	811 Wilshire	3.1%	811 Wilshire Boulevard	Los Angeles	Los Angeles	CA	90017
Loan	7	University Edge	2.8%	270 East Exchange Street	Akron	Summit	OH	44304
Loan	8	Highland Oaks Portfolio	2.7%	Various	Downers Grove	DuPage	IL	60515
Property	8.01	Highland Oaks II	2.1%	1020 West 31st Street	Downers Grove	DuPage	IL	60515
Property	8.02	Highland Oaks I	0.6%	1100 West 31st Street	Downers Grove	DuPage	IL	60515
Loan	9	8000 Maryland Avenue	2.5%	8000 Maryland Avenue	Clayton	St. Louis	MO	63105
Loan	10	Myrtle Beach Marriott Resort & Spa	2.4%	8400 Costa Verde Drive	Myrtle Beach	Horry	SC	29572
Loan	11	U-Haul Pool 2	2.4%	Various	Various	Various	Various	Various
Property	11.01	U-Haul Greater Miami	0.4%	1000 Northeast 1st Avenue	Miami	Miami-Dade	FL	33132
Property	11.02	U-Haul Center Lancaster	0.2%	42925 Sierra Highway	Lancaster	Los Angeles	CA	93534
Property	11.03	U-Haul Center Downtown	0.2%	970 1/2 Springhill Avenue	Mobile	Mobile	AL	36604
Property	11.04	U-Haul Boston Avenue	0.2%	636-650 Boston Avenue	Bridgeport	Fairfield	CT	06610
Property	11.05	U-Haul Center Beltline	0.2%	200 West 165 Service Road South	Mobile	Mobile	AL	36608
Property	11.06	U-Haul Center Box Road	0.2%	1700 Box Road	Columbus	Muscogee	GA	31907
Property	11.07	U-Haul Center Weymouth	0.2%	666 Bridge Street	Weymouth	Norfolk	MA	02188
Property	11.08	U-Haul Pace Boulevard	0.1%	2817 North Pace Boulevard	Pensacola	Escambia	FL	32505
Property	11.09	U-Haul Center Padre Island	0.1%	4344 South Padre Island Drive	Corpus Christi	Nueces	TX	78411
Property	11.10	U-Haul Center Hyde Park	0.1%	150 Fairmount Avenue	Hyde Park	Suffolk	MA	02188
Property	11.11	U-Haul Lake Square	0.1%	10128 US Highway 441	Leesburg	Lake	FL	34788
Property	11.12	U-Haul Center Route 1	0.1%	390 Providence Highway	Norwood	Norfolk	MA	02188

A-1-13

COMM 2014-UBS6

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of
Property			Initial Pool
Flag	ID	Property Name	Balance	Address	City	County	State	Zip Code
Property	11.13	U-Haul of Roseburg	0.1%	1182 Northeast Stephens Street	Roseburg	Douglas	OR	97470
Property	11.14	U-Haul Wrightsboro	0.1%	3363 Wrightsboro Road	Augusta	Richmond	GA	30909
Property	11.15	U-Haul Greensburg	0.1%	5218 State Route 30	Greensburg	Westmoreland	PA	15601
Property	11.16	Fairgrounds U-Haul Center	0.1%	3028 Bessemer Road	Birmingham	Jefferson	AL	35208
Property	11.17	U-Haul Dallas Freeway	0.1%	5333 North Freeway	Houston	Harris	TX	77022
Property	11.18	U-Haul Center W W White	0.0%	4502 Rigsby Avenue	San Antonio	Bexar	TX	78222
Loan	12	Larkridge Shopping Center	2.4%	16501-16775 North Washington Street	Thornton	Adams	CO	80023
Loan	13	Rivers Pointe Apartments Phase II	2.4%	3801 Rivers Pointe Way	Liverpool	Onondaga	NY	13090
Loan	14	Gunston Plaza	2.2%	7760 Gunston Plaza	Lorton	Fairfax	VA	22079
Loan	15	Homewood Suites Carle Place	2.1%	40 Westbury Avenue	Carle Place	Nassau	NY	11514
Loan	16	Baton Rouge West Distribution Center	2.0%	1850 and 1870 Grand Terre Lane	Port Allen	West Baton Rouge	LA	70767
Loan	17	One Woodward Building	2.0%	1 Woodward Avenue	Detroit	Wayne	MI	48226
Loan	18	Wyndham Garden - San Jose	1.8%	1355 North 4th Street	San Jose	Santa Clara	CA	95112
Loan	19	Element - Austin	1.7%	1500, 1600 Royal Crest Drive	Austin	Travis	TX	78741
Loan	20	Four Points by Sheraton - San Jose	1.7%	399 Silicon Valley Boulevard	San Jose	Santa Clara	CA	95138
Loan	21	Canterbury Village	1.7%	8637-8647, 8653-8693, 8697, 8699 Sudley Road; 8402 Digges Road	Manassas	Manassas City	VA	20110
Loan	22	Landmark Industrial Portfolio	1.5%	Various	Various	Various	IL	Various
Property	22.01	Austin	0.4%	8220 Austin Avenue	Morton Grove	Cook	IL	60053
Property	22.02	Meridian	0.4%	550-600 North Commons Drive	Aurora	DuPage	IL	60504
Property	22.03	Foster	0.3%	710-854 Foster Avenue	Bensenville	DuPage	IL	60106
Property	22.04	Triangle	0.2%	1400-1538 Elmhurst Road	Elk Grove Village	Cook	IL	60007
Property	22.05	Ridge	0.1%	3456 North Ridge Avenue	Arlington Heights	Cook	IL	60004
Loan	23	StorQuest Texas Portfolio	1.4%	Various	Various	Various	TX	Various
Property	23.01	Plum Creek	0.4%	5500 FM 2770	Kyle ETJ	Hays	TX	78640
Property	23.02	New Territory	0.4%	420 Sartartia Road	Sugar Land	Fort Bend	TX	77479
Property	23.03	Gosling Road	0.3%	23103 Gosling Road	Spring	Harris	TX	77389
Property	23.04	Brazos	0.3%	210 Gonyo Lane	Richmond	Fort Bend	TX	77469
Loan	24	Cray Plaza	1.2%	380 Jackson Street East	St. Paul	Ramsey	MN	55101
Loan	25	Lakeview Industrial Building	1.1%	1055 Winchester Road	Menasha	Winnebago	WI	54956
Loan	26	Clovis Crossing Phase II	1.1%	1045, 1065, 1085 and 1095 Herndon Avenue	Clovis	Fresno	CA	93612
Loan	27	Wyndham Garden Austin	1.0%	3401 South Interstate 35	Austin	Travis	TX	78741
Loan	28	Blue Diamond Marketplace	1.0%	8030-8180 Blue Diamond Road	Las Vegas	Clark	NV	89178
Loan	29	The Commons at Anniston	1.0%	1721 Anniston Road	Jacksonville	Duval	FL	32246
Loan	30	Four Points by Sheraton - San Francisco Bay Bridge	1.0%	1603 Powell Street	Emeryville	Alameda	CA	94608
Loan	31	Galleria L’Orange	1.0%	130-150 South Main Street	Orange	Orange	CA	92806
Loan	32	Little Havana Office & Retail Portfolio	1.0%	Various	Miami	Miami-Dade	FL	Various
Property	32.01	Brickell Station	0.3%	83 Southwest 8th Street	Miami	Miami-Dade	FL	33130
Property	32.02	Goodwill Superstore & Conch Hill Market	0.3%	976-982 Southwest 8th Street	Miami	Miami-Dade	FL	33130
Property	32.03	Village Shoppes of Little Havana	0.1%	541 Southwest 12th Avenue	Miami	Miami-Dade	FL	33130
Property	32.04	La Bohemia	0.1%	701-735 Northwest 12th Avenue; 1180 Northwest 8th Street	Miami	Miami-Dade	FL	33136
Property	32.05	Futurama	0.1%	1637-1641 Southwest 8th Street	Miami	Miami-Dade	FL	33135
Property	32.06	Pents & Frows	0.0%	3670 Grand Avenue	Miami	Miami-Dade	FL	33133
Loan	33	Scoop East Hampton	0.9%	51 Newtown Lane	East Hampton	Suffolk	NY	11937
Loan	34	Wells Fargo Plaza	0.9%	221 North Kansas Street	El Paso	El Paso	TX	79901
Loan	35	Bainbridge Park Apartments	0.9%	6900 Foxthorn Road	Canton	Wayne	MI	48187
Loan	36	Evergreen Plaza	0.9%	19855 West Twelve Mile Road	Southfield	Oakland	MI	48076
Loan	37	BECO Tower I	0.9%	10451 Mill Run Circle	Owings Mills	Baltimore	MD	21117
Loan	38	West Lancaster Plaza	0.8%	NEC West Avenue L; 30th Street West	Lancaster	Los Angeles	CA	93536
Loan	39	Shadow Lane Office	0.8%	701 Shadow Lane	Las Vegas	Clark	NV	89106
Loan	40	Parkstone and Parkhurst Apartments	0.8%	1415 Parker Street; 1130 Parker Street	Detroit	Wayne	MI	48214
Loan	41	Germantown Collection	0.8%	7820 Poplar Avenue	Germantown	Shelby	TN	38138
Loan	42	Black Gold Suites Hotel Portfolio	0.7%	Various	Various	Various	ND	Various
Property	42.01	Black Gold Suites Tioga	0.4%	201 Elm Street	Tioga	Williams	ND	58852
Property	42.02	Black Gold Suites Stanley	0.4%	910 Alexis Street	Stanley	Mountrail	ND	58784
Loan	43	ART Kentucky MF Portfolio	0.7%	Various	Lexington	Fayette	KY	Various
Property	43.01	Ridgewood Apartments	0.4%	2170 Fort Harrods Drive	Lexington	Fayette	KY	40513
Property	43.02	Valleyfield Apartments	0.3%	2875 Palumbo Drive	Lexington	Fayette	KY	40509
Loan	44	Ranch Lake Plaza	0.7%	8750 East State Road 70	Bradenton	Manatee	FL	34202
Loan	45	Hilton Garden Inn Fontana	0.7%	10543 Sierra Avenue	Fontana	San Bernardino	CA	92337
Loan	46	Harmony Bay Apartments	0.7%	750 West Alluvial Avenue	Clovis	Fresno	CA	93611
Loan	47	4585 Electronics Place	0.7%	4585 Electronics Place	Los Angeles	Los Angeles	CA	90039
Loan	48	Ravenwood Apartments	0.6%	7964 Amelia Road	Houston	Harris	TX	77055
Loan	49	Madeira Grove Apartments	0.6%	5750 58th Way North	St. Petersburg	Pinellas	FL	33709
Loan	50	Gulf Freeway Office	0.6%	8866 & 8876 Gulf Freeway	Houston	Harris	TX	77017
Loan	51	Residence Inn - Jackson	0.6%	126 Old Medina Crossing	Jackson	Madison	TN	38305
Loan	52	Apollo Storage	0.6%	525 North Apollo Boulevard	Melbourne	Brevard	FL	32935
Loan	53	Springhill Suites Auburn Hills	0.6%	4919 Interpark Drive	Auburn Hills	Oakland	MI	48359

A-1-14

COMM 2014-UBS6

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of
Property			Initial Pool
Flag	ID	Property Name	Balance	Address	City	County	State	Zip Code
Loan	54	El Dorado	0.6%	4300 Atoll Court	Naples	Collier	FL	34116
Loan	55	Westoaks Self Storage	0.6%	2505 Townsgate Road	Thousand Oaks	Ventura	CA	91361
Loan	56	Staybridge Suites Peoria	0.6%	300 West Romeo B Garrett Avenue	Peoria	Peoria	IL	61605
Loan	57	Greensboro Multifamily Portfolio	0.5%	Various	Greensboro	Guilford	NC	Various
Property	57.01	LeMans at Lawndale	0.3%	2005 West Cone Boulevard	Greensboro	Guilford	NC	27408
Property	57.02	Lexington Commons	0.3%	2316 Golden Gate Drive	Greensboro	Guilford	NC	27405
Loan	58	Campbell Park Apartments	0.5%	2753 Northeast Rene Street	Gresham	Multnomah	OR	97204
Loan	59	Michael Medical Center	0.5%	5565 Blaine Avenue East	Inver Grove Heights	Dakota	MN	55076
Loan	60	Self Storage Plus - Gambrills	0.5%	790 Maryland State Route 3 South	Gambrills	Anne Arundel	MD	21054
Loan	61	Tutor Time Phoenix	0.5%	24745 North 23rd Avenue	Phoenix	Maricopa	AZ	85085
Loan	62	Campus West	0.5%	5211 Avent Ferry Road	Raleigh	Wake	NC	27606
Loan	63	Greenbriar Plaza	0.4%	7041-7181 Pecos Street	Denver	Adams	CO	80221
Loan	64	Northpoint Plaza	0.4%	634 North Santa Cruz Avenue	Los Gatos	Santa Clara	CA	95030
Loan	65	Walmart Helena Shopping Center	0.4%	285 Helena Market Place	Helena	Shelby	AL	35080
Loan	66	Holiday Inn Express Prattville	0.4%	203 Legends Drive	Prattville	Elmore	AL	36066
Loan	67	Kerrville Junction Shopping Center	0.4%	1304 Junction Highway	Kerrville	Kerr	TX	78028
Loan	68	Irvington Plaza	0.4%	1770 East Irvington Road	Tuscon	Pima	AZ	85714
Loan	69	Foxshire Plaza	0.4%	1423 Dual Highway	Hagerstown	Washington	MD	21740
Loan	70	Park ‘N Go Charlotte	0.4%	4101 Scott Futrell Drive	Charlotte	Mecklenburg	NC	28208
Loan	71	Bryan Station Shopping Center	0.4%	1644-1670 Bryan Station Road	Lexington	Fayette	KY	40505
Loan	72	Fairfield Inn & Suites - Dover	0.3%	655 North DuPont Highway	Dover	Kent	DE	19901
Loan	73	Comfort Suites Bakersfield	0.3%	3115 Camino Del Rio Court	Bakersfield	Kern	CA	93308
Loan	74	Graystone Crossing	0.3%	2435 Highway 160 West	Tega Cay	York	SC	29708
Loan	75	Center Street Promenade	0.3%	131-195 Center Street Promenade, 201 Center Street Promenade, Units A-D, 211 Center Street Promenade, & 411 West Broadway	Anaheim	Orange	CA	92805
Loan	76	Park ‘N Go Omaha	0.3%	1515 East Fort Sreet	Omaha	Douglas	NE	68110
Loan	77	Thanksgiving Point	0.3%	2951 and 2975 West Clubhouse Drive	Lehi	Utah	UT	84043
Loan	78	Magnetek Industrial	0.3%	N50 W13775 Overview Drive	Menomonee Falls	Waukesha	WI	53051
Loan	79	La Quinta - Columbus	0.3%	5510 Trabue Road	Columbus	Franklin	OH	43228
Loan	80	Fountainhead Mini Storage	0.2%	6939-6989 Bandley Drive	Fountain	El Paso	CO	80817
Loan	81	Conn’s Store	0.2%	2420 South Stemmons Freeway	Lewisville	Denton	TX	75067
Loan	82	6720 South Jeffery Apartments	0.2%	6720 South Jeffery Boulevard	Chicago	Cook	IL	60649
Loan	83	Shoppes of Jensen Beach	0.2%	3548 Northwest Federal Highway	Jensen Beach	Martin	FL	34957
Loan	84	366 Knickerbocker Avenue	0.2%	366 Knickerbocker Avenue	Brooklyn	Kings	NY	11237
Loan	85	Thunderbird Hill South	0.2%	825 Sunbird Terrace	Sebring	Highlands	FL	33872
Loan	86	Lake Griffin Mobile Home Park	0.2%	104 Christine Drive	Leesburg	Lake	FL	34748
Loan	87	35th and Greenway	0.1%	3401 West Greenway Road	Phoenix	Maricopa	AZ	85053
Loan	88	Lady Lake	0.1%	508-512 North Highway 27/441	Lady Lake	Lake	FL	32159
Loan	89	The Meadows	0.1%	16 West Wasson Road	Amboy	Lee	IL	61310

A-1-15

COMM 2014-UBS6

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

						Net		Loan per Net
			% of			Rentable Area	Units	Rentable Area
Property			Initial Pool	Year	Year	(SF/Units/Rooms/	of	(SF/Unit/Room/Pad	Prepayment Provisions	Most Recent Operating	Most Recent	Most Recent
Flag	ID	Property Name	Balance	Built	Renovated	Pads/Beds/Spaces)	Measure	Bed/Space) ($)(11)	(# of payments)(15)	Statements Date	EGI ($)	Expenses($)
Loan	1	Tops & Kroger Portfolio	8.1%	Various	Various	1,478,259	Sq. Ft.	70	L(24), D(92), O(4)	T-12 6/30/2014	19,946,762	6,594,928
Property	1.01	Panorama Plaza	1.8%	1978	NAP	278,919	Sq. Ft.	84		T-12 6/30/2014	4,213,838	1,344,945
Property	1.02	Culver Ridge	1.2%	1972	NAP	225,185	Sq. Ft.	67		T-12 6/30/2014	3,460,017	1,271,409
Property	1.03	Crossroads Centre	1.0%	1997, 2000	NAP	167,805	Sq. Ft.	77		T-12 6/30/2014	2,605,372	1,013,348
Property	1.04	Tops Plaza - Cheektowaga	0.7%	1978	NAP	151,357	Sq. Ft.	62		T-12 6/30/2014	1,916,214	615,380
Property	1.05	Tops Plaza - Amherst	0.6%	1986	NAP	145,642	Sq. Ft.	57		T-12 6/30/2014	1,680,798	623,242
Property	1.06	Chillicothe Place	0.6%	1981	1998	106,262	Sq. Ft.	74		T-12 6/30/2014	1,343,051	337,785
Property	1.07	Tops Plaza - Jamestown	0.6%	1997	2003	98,001	Sq. Ft.	75		T-12 6/30/2014	1,314,705	398,601
Property	1.08	Midway Plaza	0.6%	1996	NAP	91,196	Sq. Ft.	79		T-12 6/30/2014	1,255,422	340,876
Property	1.09	Tops Plaza - Ontario	0.4%	1998	NAP	77,040	Sq. Ft.	70		T-12 6/30/2014	874,517	219,503
Property	1.10	Tops Plaza - LeRoy	0.3%	1997	NAP	62,747	Sq. Ft.	56		T-12 6/30/2014	632,969	213,743
Property	1.11	Tops Plaza - Warsaw	0.3%	1998	NAP	74,105	Sq. Ft.	46		T-12 6/30/2014	649,859	216,096
Loan	2	W Scottsdale	4.6%	2008	NAP	224	Rooms	263,393	L(27), D(89), O(4)	T-12 7/31/2014	24,685,670	16,930,921
Loan	3	Churchill Portfolio	4.4%	Various	Various	8,512	Pads/Units	6,520	L(27), D(89), O(4)	T-12 4/30/2014	11,788,454	5,274,046
Property	3.01	Durango Regency	0.4%	1973	NAP	130	Pads	42,896		T-12 4/30/2014	802,121	197,634
Property	3.02	Canby Regency	0.4%	1970	2009	118	Pads	38,448		T-12 4/30/2014	762,774	243,017
Property	3.03	Rapid City Regency	0.3%	1973	NAP	206	Pads	19,843		T-12 4/30/2014	682,415	191,483
Property	3.04	Rock Springs Regency	0.3%	1973	NAP	155	Pads	21,654		T-12 4/30/2014	586,099	178,399
Property	3.05	Oxford Regency	0.2%	1955	NAP	137	Pads	21,927		T-12 4/30/2014	501,466	150,228
Property	3.06	Thunderbolt Regency	0.2%	1975	NAP	137	Pads	21,927		T-12 4/30/2014	450,586	109,695
Property	3.07	Your Personal Vault - Detroit	0.2%	1916, 1917	1980, 1990	875	Units	3,131		T-12 4/30/2014	600,453	242,566
Property	3.08	San Marcos Regency	0.2%	1965	NAP	146	Pads	15,326		T-12 4/30/2014	389,208	123,035
Property	3.09	St. Mary’s/Colerain Oaks	0.2%	1991	NAP	202	Pads	9,943		T-12 4/30/2014	577,352	389,700
Property	3.10	Douglasville Regency	0.2%	1973	NAP	206	Pads	9,622		T-12 4/30/2014	469,196	208,813
Property	3.11	Junction City Regency	0.1%	1968	NAP	388	Pads	4,813		T-12 4/30/2014	469,765	241,788
Property	3.12	1st Choice Storage - Baytown	0.1%	1983, 1991	1995, 1998	607	Units	2,830		T-12 4/30/2014	335,057	136,881
Property	3.13	1st Choice Storage - Beaumont	0.1%	1968	2000, 2005	499	Units	3,231		T-12 4/30/2014	392,279	219,572
Property	3.14	Eagle Lake Regency	0.1%	1974	NAP	133	Pads	11,459		T-12 4/30/2014	324,473	170,976
Property	3.15	Mora Regency	0.1%	1970	NAP	124	Pads	11,793		T-12 4/30/2014	296,254	128,855
Property	3.16	Iowa City Regency	0.1%	1971	NAP	235	Pads	5,623		T-12 4/30/2014	379,869	216,177
Property	3.17	Dickson Regency	0.1%	1961	NAP	100	Pads	12,157		T-12 4/30/2014	228,527	67,147
Property	3.18	Dependable Storage	0.1%	1985, 1992, 2005	NAP	313	Units	3,856		T-12 4/30/2014	301,775	130,772
Property	3.19	Sioux City Regency	0.1%	1960	NAP	225	Pads	5,286		T-12 4/30/2014	371,881	219,136
Property	3.20	Montgomery Regency	0.1%	1969	NAP	147	Pads	7,731		T-12 4/30/2014	276,181	137,521
Property	3.21	Alpine Regency	0.1%	1970	NAP	140	Pads	7,929		T-12 4/30/2014	391,539	248,674
Property	3.22	Austin Peay Mini - Memphis	0.1%	1987	NAP	379	Units	2,557		T-12 4/30/2014	245,936	122,807
Property	3.23	1st Choice Storage - Semmes	0.1%	1982, 1995	NAP	349	Units	2,701		T-12 4/30/2014	225,435	124,163
Property	3.24	Old Town Regency	0.1%	1956-1990	1990	123	Pads	7,162		T-12 4/30/2014	240,723	172,572
Property	3.25	Willmar West	0.1%	1970	NAP	113	Units	7,016		T-12 4/30/2014	242,451	133,543
Property	3.26	U Store It - Highway 49	0.1%	1987	NAP	434	Units	1,634		T-12 4/30/2014	198,903	100,763
Property	3.27	U Store It - Waveland	0.1%	1983, 1992	NAP	469	Units	1,493		T-12 4/30/2014	236,299	143,578
Property	3.28	U Store It - Gautier	0.1%	1981	NAP	273	Units	2,549		T-12 4/30/2014	160,781	98,945
Property	3.29	Wichita Regency	0.1%	1970	NAP	225	Units	2,937		T-12 4/30/2014	296,058	224,751
Property	3.30	U Store It - Pass Road	0.1%	1987	NAP	477	Units	1,348		T-12 4/30/2014	166,248	98,220
Property	3.31	East Side Mini - Evansville	0.0%	1977	NAP	447	Units	1,360		T-12 4/30/2014	186,349	102,636
Loan	4	Circle K Portfolio	3.7%	Various	Various	283,924	Sq. Ft.	166	L(26), D(87), O(7)	12/31/2013	7,804,944
Loan	5	University Village	3.1%	2006-2009	NAP	1,164	Beds	34,235	L(25), D(92), O(3)	T-12 7/31/2014	6,447,056	2,053,563
Loan	6	811 Wilshire	3.1%	1960	1991	336,190	Sq. Ft.	116	L(25), D(90), O(5)	T-12 7/31/2014	5,223,719	2,364,249
Loan	7	University Edge	2.8%	2014	NAP	578	Beds	62,716	L(25), D(91), O(4)
Loan	8	Highland Oaks Portfolio	2.7%	Various	1990	319,491	Sq. Ft.	108	L(25), YM1(92), O(3)	T-12 9/30/2014	4,894,314	2,891,641
Property	8.01	Highland Oaks II	2.1%	1982	1990	218,000	Sq. Ft.	122		T-12 9/30/2014	3,389,280	1,851,086
Property	8.02	Highland Oaks I	0.6%	1980	1990	101,491	Sq. Ft.	78		T-12 9/30/2014	1,505,034	1,040,555
Loan	9	8000 Maryland Avenue	2.5%	1983	2007-2014	196,921	Sq. Ft.	160	L(25), D(91), O(4)	T-7 7/31/2014 Ann.	5,441,074	2,108,214
Loan	10	Myrtle Beach Marriott Resort & Spa	2.4%	2003	2011	405	Rooms	285,016	L(28), D(88), O(4)	T-12 6/30/2014	28,458,386	15,356,579
Loan	11	U-Haul Pool 2	2.4%	Various	Various	377,917	Sq. Ft.	81	L(27), D(209), O(4)	T-12 4/30/2014	5,724,290	1,999,197
Property	11.01	U-Haul Greater Miami	0.4%	1925	NAP	44,075	Sq. Ft.	114			894,431	233,103
Property	11.02	U-Haul Center Lancaster	0.2%	1985	NAP	44,843	Sq. Ft.	53			399,443	140,235
Property	11.03	U-Haul Center Downtown	0.2%	1945	NAP	17,217	Sq. Ft.	137			315,332	98,675
Property	11.04	U-Haul Boston Avenue	0.2%	1941	NAP	14,167	Sq. Ft.	158			431,931	143,980
Property	11.05	U-Haul Center Beltline	0.2%	1982	NAP	36,506	Sq. Ft.	58			380,215	121,424
Property	11.06	U-Haul Center Box Road	0.2%	1973, 1977, 1986, 1993	NAP	24,434	Sq. Ft.	86			360,763	110,293
Property	11.07	U-Haul Center Weymouth	0.2%	1959	NAP	16,504	Sq. Ft.	117			372,073	116,376
Property	11.08	U-Haul Pace Boulevard	0.1%	1977	2006	29,691	Sq. Ft.	58			230,204	95,510
Property	11.09	U-Haul Center Padre Island	0.1%	1960	NAP	21,108	Sq. Ft.	70			312,384	113,595
Property	11.10	U-Haul Center Hyde Park	0.1%	1920	1990	11,728	Sq. Ft.	118			283,655	107,447
Property	11.11	U-Haul Lake Square	0.1%	1982, 1984	NAP	21,875	Sq. Ft.	61			339,494	117,925
Property	11.12	U-Haul Center Route 1	0.1%	1940	NAP	10,375	Sq. Ft.	122			251,875	102,660

A-1-16

COMM 2014-UBS6

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

						Net		Loan per Net
			% of			Rentable Area	Units	Rentable Area
Property			Initial Pool	Year	Year	(SF/Units/Rooms/	of	(SF/Unit/Room/Pad	Prepayment Provisions	Most Recent Operating	Most Recent	Most Recent
Flag	ID	Property Name	Balance	Built	Renovated	Pads/Beds/Spaces)	Measure	Bed/Space) ($)(11)	(# of payments)(15)	Statements Date	EGI ($)	Expenses($)
Property	11.13	U-Haul of Roseburg	0.1%	1981	NAP	20,033	Sq. Ft.	54			206,846	86,932
Property	11.14	U-Haul Wrightsboro	0.1%	1987	NAP	12,910	Sq. Ft.	84			200,568	83,252
Property	11.15	U-Haul Greensburg	0.1%	1950	NAP	7,767	Sq. Ft.	130			198,320	95,379
Property	11.16	Fairgrounds U-Haul Center	0.1%	1960	2005	13,156	Sq. Ft.	76			194,361	74,749
Property	11.17	U-Haul Dallas Freeway	0.1%	1968	NAP	22,928	Sq. Ft.	34			207,181	90,014
Property	11.18	U-Haul Center W W White	0.0%	1959, 1980	NAP	8,600	Sq. Ft.	60			145,215	67,648
Loan	12	Larkridge Shopping Center	2.4%	2005-2007	NAP	260,556	Sq. Ft.	117	L(25), D(91), O(4)	T-12 8/31/2014	5,098,975	2,266,725
Loan	13	Rivers Pointe Apartments Phase II	2.4%	2014	NAP	208	Units	144,231	L(26), D(90), O(4)	T-3 6/30/2014 Ann.	3,218,389	521,609
Loan	14	Gunston Plaza	2.2%	1989	2011	203,423	Sq. Ft.	138	L(26), D(90), O(4)	T-12 7/31/2014	3,733,396	1,150,559
Loan	15	Homewood Suites Carle Place	2.1%	2013	NAP	150	Rooms	179,667	L(24), D(92), O(4)	T-12 9/30/2014	7,795,857	4,309,344
Loan	16	Baton Rouge West Distribution Center	2.0%	2008	NAP	495,406	Sq. Ft.	50	L(24), D(92), O(4)	T-12 7/31/2014	2,812,200	509,063
Loan	17	One Woodward Building	2.0%	1962	1986, 2013	350,835	Sq. Ft.	71	L(26), D(30), O(4)	T-12 7/31/2014	6,922,849	4,904,016
Loan	18	Wyndham Garden - San Jose	1.8%	1969	2012	196	Rooms	114,443	L(25), D(91), O(4)	T-12 9/30/2014	8,713,750	4,466,210
Loan	19	Element - Austin	1.7%	1969-1972	2014	286	Units	78,042	L(24), YM1(92), O(4)	T-12 10/31/2014	2,672,856	1,109,931
Loan	20	Four Points by Sheraton - San Jose	1.7%	1990	2012	207	Rooms	105,933	L(26), D(90), O(4)	T-12 8/31/2014	9,686,982	5,568,426
Loan	21	Canterbury Village	1.7%	1986	2009-2011	76,128	Sq. Ft.	285	L(25), D(91), O(4)	T-12 8/31/2014	2,274,710	503,814
Loan	22	Landmark Industrial Portfolio	1.5%	Various	Various	665,907	Sq. Ft.	28	L(24), YM1(31), O(5)	T-12 6/30/2014	4,561,183	2,420,924
Property	22.01	Austin	0.4%	1958	1970	296,912	Sq. Ft.	19		T-12 6/30/2014	1,346,077	793,715
Property	22.02	Meridian	0.4%	1984	NAP	73,964	Sq. Ft.	63		T-12 6/30/2014	854,382	348,904
Property	22.03	Foster	0.3%	1973	NAP	116,785	Sq. Ft.	38		T-12 6/30/2014	782,476	276,396
Property	22.04	Triangle	0.2%	1988	NAP	78,039	Sq. Ft.	35		T-12 6/30/2014	851,137	515,463
Property	22.05	Ridge	0.1%	1983	NAP	100,207	Sq. Ft.	12		T-12 6/30/2014	727,111	486,446
Loan	23	StorQuest Texas Portfolio	1.4%	Various	Various	396,985	Sq. Ft.	44	L(24), YM1(92), O(4)	T-12 8/31/2014	2,577,569	1,061,087
Property	23.01	Plum Creek	0.4%	2006	NAP	119,226	Sq. Ft.	42		T-12 8/31/2014	787,638	327,516
Property	23.02	New Territory	0.4%	1998	2012	79,726	Sq. Ft.	59		T-12 8/31/2014	668,655	223,419
Property	23.03	Gosling Road	0.3%	2004	2013	103,140	Sq. Ft.	42		T-12 8/31/2014	652,868	285,741
Property	23.04	Brazos	0.3%	2003	2014	94,893	Sq. Ft.	36		T-12 8/31/2014	468,408	224,412
Loan	24	Cray Plaza	1.2%	1985	2014	219,313	Sq. Ft.	67	L(25), D(91), O(4)	T-12 6/30/2014	5,842,739	4,279,583
Loan	25	Lakeview Industrial Building	1.1%	1962-1998	NAP	803,938	Sq. Ft.	18	L(26), D(90), O(4)	T-12 8/31/2014	1,953,971	443,954
Loan	26	Clovis Crossing Phase II	1.1%	2014	NAP	81,809	Sq. Ft.	169	L(25), YM1(91), O(4)
Loan	27	Wyndham Garden Austin	1.0%	1985	2005-2007, 2013	210	Rooms	63,646	L(26), D(89), O(5)	T-12 6/30/2014	8,011,389	5,970,130
Loan	28	Blue Diamond Marketplace	1.0%	2008	NAP	71,551	Sq. Ft.	182	L(25), D(91), O(4)	T-12 8/31/2014	1,657,283	359,136
Loan	29	The Commons at Anniston	1.0%	1975	2013	328	Units	39,634	L(25), D(22), O(13)	T-12 8/31/2014	1,963,626	1,101,741
Loan	30	Four Points by Sheraton - San Francisco Bay Bridge	1.0%	1985	NAP	153	Rooms	84,738	L(26), D(90), O(4)	T-12 8/31/2014	6,893,736	4,748,440
Loan	31	Galleria L’Orange	1.0%	1990	NAP	40,323	Sq. Ft.	310	L(26), D(89), O(5)	12/31/2013	1,585,360	418,290
Loan	32	Little Havana Office & Retail Portfolio	1.0%	Various	Various	64,939	Sq. Ft.	188	L(25), D(91), O(4)	T-12 09/30/2014	1,324,280	307,079
Property	32.01	Brickell Station	0.3%	1926	NAP	8,871	Sq. Ft.	502		T-12 09/30/2014	450,535	89,619
Property	32.02	Goodwill Superstore & Conch Hill Market	0.3%	1948, 1960	2012	23,125	Sq. Ft.	152		T-12 09/30/2014	385,212	81,029
Property	32.03	Village Shoppes of Little Havana	0.1%	1925	2010	17,765	Sq. Ft.	79		T-12 09/30/2014	242,677	50,233
Property	32.04	La Bohemia	0.1%	1955, 1962	2014	4,796	Sq. Ft.	281		T-12 09/30/2014	41,294	24,279
Property	32.05	Futurama	0.1%	1938, 1958	2011	5,282	Sq. Ft.	189		T-12 09/30/2014	163,063	46,669
Property	32.06	Pents & Frows	0.0%	1960	2013-2014	5,100	Sq. Ft.	93		T-12 09/30/2014	41,500	15,251
Loan	33	Scoop East Hampton	0.9%	1970	2009	9,500	Sq. Ft.	1,240	L(25), D(31), O(4)	12/31/2013	885,716	32,705
Loan	34	Wells Fargo Plaza	0.9%	1971	NAP	309,814	Sq. Ft.	38	L(25), D(91), O(4)	T-12 6/30/2014	3,803,855	2,493,927
Loan	35	Bainbridge Park Apartments	0.9%	1984-1986	2007	192	Units	60,625	L(26), D(90), O(4)	T-12 6/30/2014	1,875,866	835,091
Loan	36	Evergreen Plaza	0.9%	1975, 1998	NAP	121,892	Sq. Ft.	92	L(25), D(91), O(4)	12/31/2013	1,688,362	534,670
Loan	37	BECO Tower I	0.9%	1987	2014	129,269	Sq. Ft.	85	L(25), D(90), O(5)	T-12 8/31/2014	2,208,507	1,190,434
Loan	38	West Lancaster Plaza	0.8%	1985, 1989	NAP	96,569	Sq. Ft.	109	L(24), YM1(92), O(4)	T-12 8/31/2014	1,481,357	506,554
Loan	39	Shadow Lane Office	0.8%	2008	NAP	38,687	Sq. Ft.	258	L(25), D(88), O(7)	T-12 7/31/2014	1,201,738	226,559
Loan	40	Parkstone and Parkhurst Apartments	0.8%	1921, 1926	2014	211	Units	47,332	L(25), D(91), O(4)	T-12 7/31/2014	2,141,939	1,224,391
Loan	41	Germantown Collection	0.8%	1987	NAP	55,373	Sq. Ft.	177	L(26), D(54), O(4)	T-12 7/31/2014	1,149,529	425,732
Loan	42	Black Gold Suites Hotel Portfolio	0.7%	Various	NAP	189	Rooms	50,265	L(24), D(33), O(3)	T-12 6/30/2014	8,019,491	2,358,197
Property	42.01	Black Gold Suites Tioga	0.4%	2012	NAP	98	Rooms	48,469		T-12 6/30/2014	4,828,791	1,310,861
Property	42.02	Black Gold Suites Stanley	0.4%	2013	NAP	91	Rooms	52,198		T-12 6/30/2014	3,190,699	1,047,336
Loan	43	ART Kentucky MF Portfolio	0.7%	Various	2012-2014	196	Units	46,939	L(26), D(90), O(4)	T-12 6/30/2014	1,344,186	533,802
Property	43.01	Ridgewood Apartments	0.4%	1983	2012-2014	113	Units	46,903		T-12 6/30/2014	759,380	315,359
Property	43.02	Valleyfield Apartments	0.3%	1985	2012-2014	83	Units	46,988		T-12 6/30/2014	584,806	218,442
Loan	44	Ranch Lake Plaza	0.7%	2002	NAP	85,565	Sq. Ft.	105	L(25), D(92), O(3)	T-12 9/30/2014	1,167,371	484,783
Loan	45	Hilton Garden Inn Fontana	0.7%	2009	NAP	115	Rooms	78,157	L(25), D(91), O(4)	T-12 7/31/2014	4,338,302	3,196,694
Loan	46	Harmony Bay Apartments	0.7%	2004	NAP	130	Units	67,988	L(25), D(92), O(3)	T-12 8/31/2014	1,531,396	631,491
Loan	47	4585 Electronics Place	0.7%	1965	2005	96,800	Sq. Ft.	88	L(26), D(81), O(13)	T-12 3/31/2014	1,325,388	139,008
Loan	48	Ravenwood Apartments	0.6%	1969	2011	236	Units	33,432	L(26), D(90), O(4)	T-12 7/31/2014	1,878,953	1,209,448
Loan	49	Madeira Grove Apartments	0.6%	1972	2013-2014	189	Units	41,270	L(25), D(92), O(3)	T-12 8/31/2014	1,425,767	904,304
Loan	50	Gulf Freeway Office	0.6%	1983	2012	178,410	Sq. Ft.	44	L(26), YM1(90), O(4)	T-12 6/30/2014	2,271,749	1,343,049
Loan	51	Residence Inn - Jackson	0.6%	2011	NAP	92	Rooms	83,919	L(27), D(53), O(4)	T-12 6/30/2014	2,717,643	1,693,407
Loan	52	Apollo Storage	0.6%	2008 - 2009, 2014	NAP	120,825	Sq. Ft.	62	L(25), D(56), O(3)	T-12 8/31/2014	1,253,424	562,451
Loan	53	Springhill Suites Auburn Hills	0.6%	2009	NAP	102	Rooms	73,176	L(28), D(28), O(4)	T-12 8/31/2014	2,534,300	1,656,155

A-1-17

COMM 2014-UBS6

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

						Net		Loan per Net
			% of			Rentable Area	Units	Rentable Area
Property			Initial Pool	Year	Year	(SF/Units/Rooms/	of	(SF/Unit/Room/Pad	Prepayment Provisions	Most Recent Operating	Most Recent	Most Recent
Flag	ID	Property Name	Balance	Built	Renovated	Pads/Beds/Spaces)	Measure	Bed/Space) ($)(11)	(# of payments)(15)	Statements Date	EGI ($)	Expenses($)
Loan	54	El Dorado	0.6%	1988	2013-2014	120	Units	61,667	L(25), D(92), O(3)	T-12 8/31/2014	1,166,075	606,734
Loan	55	Westoaks Self Storage	0.6%	1997	NAP	61,122	Sq. Ft.	118	L(25), D(88), O(7)	T-12 9/30/2014	1,322,304	368,888
Loan	56	Staybridge Suites Peoria	0.6%	2000	NAP	105	Rooms	66,972	L(26), D(30), O(4)	T-12 7/31/2014	2,939,562	2,013,130
Loan	57	Greensboro Multifamily Portfolio	0.5%	Various	2013	215	Units	32,326	L(25), D(92), O(3)	T-12 8/31/2014	1,361,436	785,660
Property	57.01	LeMans at Lawndale	0.3%	1967	2013	109	Units	31,913		T-12 8/31/2014	681,948	419,897
Property	57.02	Lexington Commons	0.3%	1966	2013	106	Units	32,750		T-12 8/31/2014	679,488	365,763
Loan	58	Campbell Park Apartments	0.5%	1975	NAP	124	Units	54,701	L(26), D(90), O(4)	T-12 8/31/2014	1,290,014	670,367
Loan	59	Michael Medical Center	0.5%	2006	NAP	44,490	Sq. Ft.	150	L(25), D(91), O(4)	T-12 6/30/2014	936,809	393,270
Loan	60	Self Storage Plus - Gambrills	0.5%	2001	NAP	66,628	Sq. Ft.	99	L(26), D(90), O(4)	T-12 8/31/2014	1,025,329	466,940
Loan	61	Tutor Time Phoenix	0.5%	2006	NAP	20,032	Sq. Ft.	309	L(26), YM1(90), O(4)	12/31/2013	997,062	333,427
Loan	62	Campus West	0.5%	2014	NAP	162	Beds	37,346	L(25), D(91), O(4)
Loan	63	Greenbriar Plaza	0.4%	1957	1992	99,729	Sq. Ft.	58	L(24), YM3(92), O(4)	T-12 8/31/2014	1,163,821	348,856
Loan	64	Northpoint Plaza	0.4%	2000	2013	17,808	Sq. Ft.	300	L(26), D(87), O(7)	T-12 8/31/2014	404,769	180,583
Loan	65	Walmart Helena Shopping Center	0.4%	1998	2012	59,756	Sq. Ft.	88	L(26), D(90), O(4)	T-12 7/31/2014	457,933	122,327
Loan	66	Holiday Inn Express Prattville	0.4%	2012	NAP	80	Rooms	65,413	L(26), D(90), O(4)	T-12 7/31/2014	1,969,905	1,271,518
Loan	67	Kerrville Junction Shopping Center	0.4%	2001, 2004	NAP	35,396	Sq. Ft.	146	L(25), D(92), O(3)	T-12 9/30/2014	728,779	151,921
Loan	68	Irvington Plaza	0.4%	1977-2000	NAP	54,480	Sq. Ft.	89	L(26), D(29), O(5)	T-12 7/31/2014	824,467	177,908
Loan	69	Foxshire Plaza	0.4%	1993	NAP	47,910	Sq. Ft.	101	L(25), D(91), O(4)	12/31/2013	615,138	210,365
Loan	70	Park ‘N Go Charlotte	0.4%	1959	2012	2,480	Spaces	1,889	L(26), D(90), O(4)	T-12 7/31/2014	2,185,992	1,751,406
Loan	71	Bryan Station Shopping Center	0.4%	1993	NAP	54,397	Sq. Ft.	85	L(25), D(92), O(3)	T-12 8/31/2014	701,031	177,410
Loan	72	Fairfield Inn & Suites - Dover	0.3%	2002	2014	77	Rooms	55,657	L(26), D(31), O(3)	T-12 7/31/2014	1,664,439	1,132,405
Loan	73	Comfort Suites Bakersfield	0.3%	2002	2013	55	Rooms	77,155	L(25), D(31), O(4)	T-12 7/31/2014	1,414,342	799,413
Loan	74	Graystone Crossing	0.3%	2008	NAP	21,997	Sq. Ft.	182	L(26), D(91), O(3)	T-12 7/31/2014	641,937	178,967
Loan	75	Center Street Promenade	0.3%	1990-1991	2012-2013	25,227	Sq. Ft.	158	L(25), D(92), O(3)	T-12 7/31/2014	340,616	136,689
Loan	76	Park ‘N Go Omaha	0.3%	2000, 2008	NAP	963	Spaces	3,985	L(26), D(90), O(4)	T-12 7/31/2014	1,530,969	1,047,836
Loan	77	Thanksgiving Point	0.3%	2013, 2014	NAP	13,983	Sq. Ft.	272	L(25), D(89), O(6)
Loan	78	Magnetek Industrial	0.3%	1995	NAP	70,707	Sq. Ft.	46	L(25), D(91), O(4)	T-12 8/31/2014	445,447	98,611
Loan	79	La Quinta - Columbus	0.3%	2001	2009-2010	60	Rooms	54,079	L(25), D(91), O(4)	T-12 8/31/2014	1,293,188	795,046
Loan	80	Fountainhead Mini Storage	0.2%	2004	2014	83,300	Sq. Ft.	36	L(25), D(92), O(3)	T-12 8/31/2014	470,096	138,118
Loan	81	Conn’s Store	0.2%	1990	NAP	50,336	Sq. Ft.	58	L(25), D(91), O(4)	T-12 9/30/2014	500,859	121,420
Loan	82	6720 South Jeffery Apartments	0.2%	1926	2012	81	Units	32,025	L(26), D(90), O(4)	T-3 7/31/2014 Ann.	613,651	317,038
Loan	83	Shoppes of Jensen Beach	0.2%	1994	2004	14,385	Sq. Ft.	173	L(26), D(90), O(4)	T-12 7/31/2014	369,911	91,068
Loan	84	366 Knickerbocker Avenue	0.2%	1931	2005-2006	5,025	Sq. Ft.	437	L(25), D(32), O(3)	T-12 9/30/2014	231,407	26,234
Loan	85	Thunderbird Hill South	0.2%	1987	2011	88	Pads	22,698	L(25), D(91), O(4)	T-12 8/31/2014	269,696	85,462
Loan	86	Lake Griffin Mobile Home Park	0.2%	1951	NAP	112	Pads	17,834	L(25), D(91), O(4)	T-12 9/30/2014	286,649	76,495
Loan	87	35th and Greenway	0.1%	1973	2014	94,500	Sq. Ft.	20	L(25), D(92), O(3)	12/31/2013	175,000	64,693
Loan	88	Lady Lake	0.1%	2011	NAP	11,160	Sq. Ft.	161	L(25), D(92), O(3)	T-12 8/31/2014	326,583	88,738
Loan	89	The Meadows	0.1%	1972	2014	90	Pads	12,922	L(25), D(92), O(3)	T-12 8/31/2014	280,469	159,554

A-1-18

COMM 2014-UBS6

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of		Second Most	Second	Second	Second	Third Most	Third	Third	Third
Property			Initial Pool	Most Recent	Recent Operating	Most Recent	Most Recent	Most Recent	Recent Operating	Most Recent	Most Recent	Most Recent	Underwritten NOI	Underwritten NCF
Flag	ID	Property Name	Balance	NOI($)	Statements Date	EGI($)	Expenses($)	NOI($)	Statements Date	EGI($)	Expenses($)	NOI($)	Debt Yield(11)(14)	Debt Yield(11)(14)
Loan	1	Tops & Kroger Portfolio	8.1%	13,351,834	12/31/2013	19,638,239	6,467,881	13,170,358	12/31/2012	19,115,978	6,243,600	12,872,378	12.3%	10.9%
Property	1.01	Panorama Plaza	1.8%	2,868,893	12/31/2013	4,063,338	1,300,715	2,762,623	12/31/2012	4,109,723	1,247,683	2,862,040
Property	1.02	Culver Ridge	1.2%	2,188,608	12/31/2013	3,471,941	1,231,597	2,240,344	12/31/2012	3,373,890	1,197,096	2,176,794
Property	1.03	Crossroads Centre	1.0%	1,592,024	12/31/2013	2,522,384	963,472	1,558,912	12/31/2012	2,435,369	890,448	1,544,921
Property	1.04	Tops Plaza - Cheektowaga	0.7%	1,300,834	12/31/2013	1,979,510	631,658	1,347,853	12/31/2012	1,941,807	604,899	1,336,908
Property	1.05	Tops Plaza - Amherst	0.6%	1,057,556	12/31/2013	1,630,451	636,217	994,234	12/31/2012	1,540,310	617,974	922,336
Property	1.06	Chillicothe Place	0.6%	1,005,266	12/31/2013	1,285,218	340,104	945,114	12/31/2012	1,328,106	323,824	1,004,283
Property	1.07	Tops Plaza - Jamestown	0.6%	916,104	12/31/2013	1,308,640	401,447	907,193	12/31/2012	1,210,098	398,274	811,823
Property	1.08	Midway Plaza	0.6%	914,546	12/31/2013	1,249,471	317,342	932,129	12/31/2012	1,138,157	298,522	839,635
Property	1.09	Tops Plaza - Ontario	0.4%	655,014	12/31/2013	857,552	221,514	636,038	12/31/2012	795,237	216,927	578,310
Property	1.10	Tops Plaza - LeRoy	0.3%	419,226	12/31/2013	628,605	210,234	418,371	12/31/2012	631,713	215,795	415,917
Property	1.11	Tops Plaza - Warsaw	0.3%	433,763	12/31/2013	641,127	213,581	427,546	12/31/2012	611,569	232,160	379,409
Loan	2	W Scottsdale	4.6%	7,754,749	12/31/2013	23,645,557	16,932,000	6,713,557	12/31/2012	23,097,934	17,571,811	5,526,123	12.7%	11.0%
Loan	3	Churchill Portfolio	4.4%	6,514,408	12/31/2013	11,868,923	5,310,945	6,557,978	12/31/2012	11,942,800	5,835,918	6,106,882	11.2%	10.5%
Property	3.01	Durango Regency	0.4%	604,487	12/31/2013	801,344	195,846	605,498	12/31/2012	751,389	188,016	563,373
Property	3.02	Canby Regency	0.4%	519,757	12/31/2013	755,728	244,347	511,380	12/31/2012	727,566	272,427	455,139
Property	3.03	Rapid City Regency	0.3%	490,932	12/31/2013	719,966	190,294	529,672	12/31/2012	691,405	204,738	486,666
Property	3.04	Rock Springs Regency	0.3%	407,700	12/31/2013	586,297	194,744	391,553	12/31/2012	587,723	214,151	373,572
Property	3.05	Oxford Regency	0.2%	351,238	12/31/2013	509,505	159,633	349,872	12/31/2012	520,665	189,860	330,806
Property	3.06	Thunderbolt Regency	0.2%	340,891	12/31/2013	453,888	104,908	348,980	12/31/2012	451,078	102,867	348,211
Property	3.07	Your Personal Vault - Detroit	0.2%	357,887	12/31/2013	595,593	254,904	340,689	12/31/2012	573,095	231,231	341,864
Property	3.08	San Marcos Regency	0.2%	266,174	12/31/2013	398,690	142,292	256,398	12/31/2012	418,249	111,063	307,186
Property	3.09	St. Mary’s/Colerain Oaks	0.2%	187,652	12/31/2013	590,678	363,862	226,816	12/31/2012	672,812	437,247	235,565
Property	3.10	Douglasville Regency	0.2%	260,383	12/31/2013	479,815	208,425	271,390	12/31/2012	527,929	240,679	287,250
Property	3.11	Junction City Regency	0.1%	227,977	12/31/2013	485,795	333,223	152,572	12/31/2012	510,147	327,212	182,934
Property	3.12	1st Choice Storage - Baytown	0.1%	198,175	12/31/2013	325,398	140,428	184,970	12/31/2012	347,291	152,279	195,012
Property	3.13	1st Choice Storage - Beaumont	0.1%	172,706	12/31/2013	395,220	225,859	169,360	12/31/2012	395,718	208,396	187,322
Property	3.14	Eagle Lake Regency	0.1%	153,497	12/31/2013	342,440	139,866	202,575	12/31/2012	329,324	248,634	80,690
Property	3.15	Mora Regency	0.1%	167,400	12/31/2013	300,033	115,471	184,562	12/31/2012	328,453	103,056	225,397
Property	3.16	Iowa City Regency	0.1%	163,692	12/31/2013	383,697	200,786	182,911	12/31/2012	448,060	279,186	168,874
Property	3.17	Dickson Regency	0.1%	161,381	12/31/2013	231,180	94,454	136,726	12/31/2012	219,368	74,206	145,162
Property	3.18	Dependable Storage	0.1%	171,003	12/31/2013	288,072	135,193	152,879	12/31/2012	251,274	117,995	133,279
Property	3.19	Sioux City Regency	0.1%	152,746	12/31/2013	394,427	217,012	177,415	12/31/2012	424,703	238,635	186,068
Property	3.20	Montgomery Regency	0.1%	138,659	12/31/2013	266,910	140,183	126,727	12/31/2012	253,846	133,459	120,387
Property	3.21	Alpine Regency	0.1%	142,865	12/31/2013	395,172	173,734	221,438	12/31/2012	351,966	328,590	23,376
Property	3.22	Austin Peay Mini - Memphis	0.1%	123,129	12/31/2013	238,712	107,587	131,125	12/31/2012	230,692	137,258	93,434
Property	3.23	1st Choice Storage - Semmes	0.1%	101,272	12/31/2013	227,121	132,540	94,581	12/31/2012	229,648	115,306	114,342
Property	3.24	Old Town Regency	0.1%	68,151	12/31/2013	244,261	185,709	58,552	12/31/2012	275,818	202,871	72,947
Property	3.25	Willmar West	0.1%	108,909	12/31/2013	258,961	142,915	116,046	12/31/2012	247,625	182,534	65,092
Property	3.26	U Store It - Highway 49	0.1%	98,140	12/31/2013	193,135	115,099	78,036	12/31/2012	211,702	119,313	92,388
Property	3.27	U Store It - Waveland	0.1%	92,721	12/31/2013	221,007	133,350	87,657	12/31/2012	201,445	127,594	73,851
Property	3.28	U Store It - Gautier	0.1%	61,837	12/31/2013	152,024	102,416	49,609	12/31/2012	145,385	90,674	54,710
Property	3.29	Wichita Regency	0.1%	71,307	12/31/2013	284,871	196,458	88,413	12/31/2012	263,902	221,907	41,995
Property	3.30	U Store It - Pass Road	0.1%	68,029	12/31/2013	164,193	107,396	56,797	12/31/2012	159,003	118,713	40,290
Property	3.31	East Side Mini - Evansville	0.0%	83,713	12/31/2013	184,788	112,010	72,779	12/31/2012	195,518	115,819	79,699
Loan	4	Circle K Portfolio	3.7%	7,804,944	12/31/2012	7,804,944		7,804,944	12/31/2011	7,804,944		7,804,944	17.4%	16.3%
Loan	5	University Village	3.1%	4,393,493	12/31/2013	6,236,141	2,041,994	4,194,147	12/31/2012	5,999,999	1,758,522	4,241,477	9.3%	8.9%
Loan	6	811 Wilshire	3.1%	2,859,470	12/31/2013	5,180,006	2,319,167	2,860,839	12/31/2012	5,288,013	2,328,130	2,959,883	9.9%	8.9%
Loan	7	University Edge	2.8%										8.8%	8.5%
Loan	8	Highland Oaks Portfolio	2.7%	2,002,672	12/31/2013	5,247,235	2,814,477	2,432,758	12/31/2012	5,295,523	2,796,247	2,499,277	9.1%	7.9%
Property	8.01	Highland Oaks II	2.1%	1,538,194	12/31/2013	3,437,233	1,890,760	1,546,473	12/31/2012	3,390,136	1,971,356	1,418,781
Property	8.02	Highland Oaks I	0.6%	464,478	12/31/2013	1,810,002	923,717	886,285	12/31/2012	1,905,387	824,891	1,080,496
Loan	9	8000 Maryland Avenue	2.5%	3,332,860	12/31/2013	5,264,011	2,219,364	3,044,647	12/31/2012	5,468,028	2,046,333	3,421,695	9.6%	8.3%
Loan	10	Myrtle Beach Marriott Resort & Spa	2.4%	13,101,807	12/31/2013	28,856,635	15,452,172	13,404,463	12/31/2012	27,199,934	14,830,679	12,369,255	11.3%	10.1%
Loan	11	U-Haul Pool 2	2.4%	3,725,092	12/31/2013	5,434,911	1,964,337	3,470,574	12/31/2012	5,120,390	1,982,190	3,138,200	11.6%	11.0%
Property	11.01	U-Haul Greater Miami	0.4%	661,328		859,070	213,306	645,764		790,132	227,895	562,237
Property	11.02	U-Haul Center Lancaster	0.2%	259,208		416,191	144,434	271,757		434,118	139,682	294,436
Property	11.03	U-Haul Center Downtown	0.2%	216,656		267,369	87,413	179,956		260,657	81,170	179,487
Property	11.04	U-Haul Boston Avenue	0.2%	287,951		369,985	142,885	227,100		323,102	132,774	190,327
Property	11.05	U-Haul Center Beltline	0.2%	258,792		352,128	116,880	235,248		325,077	117,137	207,940
Property	11.06	U-Haul Center Box Road	0.2%	250,469		351,758	111,998	239,760		361,897	110,368	251,529
Property	11.07	U-Haul Center Weymouth	0.2%	255,697		348,041	120,810	227,230		309,082	131,875	177,208
Property	11.08	U-Haul Pace Boulevard	0.1%	134,694		221,583	95,537	126,046		179,264	90,295	88,969
Property	11.09	U-Haul Center Padre Island	0.1%	198,789		321,927	110,926	211,001		290,999	104,596	186,404
Property	11.10	U-Haul Center Hyde Park	0.1%	176,207		257,866	113,025	144,841		241,160	102,706	138,454
Property	11.11	U-Haul Lake Square	0.1%	221,569		308,466	123,155	185,310		280,891	120,183	160,708
Property	11.12	U-Haul Center Route 1	0.1%	149,215		239,438	103,154	136,284		220,559	110,994	109,564

A-1-19

COMM 2014-UBS6

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of		Second Most	Second	Second	Second	Third Most	Third	Third	Third
Property			Initial Pool	Most Recent	Recent Operating	Most Recent	Most Recent	Most Recent	Recent Operating	Most Recent	Most Recent	Most Recent	Underwritten NOI	Underwritten NCF
Flag	ID	Property Name	Balance	NOI($)	Statements Date	EGI($)	Expenses($)	NOI($)	Statements Date	EGI($)	Expenses($)	NOI($)	Debt Yield(11)(14)	Debt Yield(11)(14)
Property	11.13	U-Haul of Roseburg	0.1%	119,914		189,025	85,894	103,132		177,998	82,436	95,562
Property	11.14	U-Haul Wrightsboro	0.1%	117,316		204,965	81,935	123,030		211,619	82,006	129,613
Property	11.15	U-Haul Greensburg	0.1%	102,941		221,691	88,160	133,531		210,753	102,270	108,484
Property	11.16	Fairgrounds U-Haul Center	0.1%	119,613		180,142	74,172	105,970		187,820	71,677	116,142
Property	11.17	U-Haul Dallas Freeway	0.1%	117,167		184,651	82,597	102,054		177,489	86,683	90,806
Property	11.18	U-Haul Center W W White	0.0%	77,567		140,617	68,056	72,561		137,773	87,444	50,329
Loan	12	Larkridge Shopping Center	2.4%	2,832,249	12/31/2013	5,000,439	2,219,889	2,780,550	12/31/2012	4,718,287	2,085,599	2,632,688	9.4%	8.6%
Loan	13	Rivers Pointe Apartments Phase II	2.4%	2,696,779									8.2%	8.0%
Loan	14	Gunston Plaza	2.2%	2,582,837	12/31/2013	3,444,474	1,122,520	2,321,954	12/31/2012	3,299,096	988,306	2,310,790	10.0%	9.4%
Loan	15	Homewood Suites Carle Place	2.1%	3,486,513	12/31/2013	5,875,107	3,314,141	2,560,966					12.6%	11.4%
Loan	16	Baton Rouge West Distribution Center	2.0%	2,303,137	12/31/2013	2,331,066	517,572	1,813,494	12/31/2012	1,750,387	388,029	1,362,358	9.6%	8.5%
Loan	17	One Woodward Building	2.0%	2,018,833	12/31/2013	5,835,711	4,793,423	1,042,288					11.2%	8.9%
Loan	18	Wyndham Garden - San Jose	1.8%	4,247,541	12/31/2013	7,737,881	3,520,132	4,217,750	12/31/2012	7,138,702	3,710,270	3,428,432	14.4%	12.8%
Loan	19	Element - Austin	1.7%	1,562,925	12/31/2013	2,010,505	1,024,417	986,088					10.0%	9.6%
Loan	20	Four Points by Sheraton - San Jose	1.7%	4,118,556	12/31/2013	8,692,997	4,815,602	3,877,395	12/31/2012	6,243,371	2,870,892	3,372,479	16.9%	15.1%
Loan	21	Canterbury Village	1.7%	1,770,896	12/31/2013	2,227,367	460,255	1,767,112	12/31/2012	2,178,664	412,676	1,765,988	8.5%	8.4%
Loan	22	Landmark Industrial Portfolio	1.5%	2,140,259	12/31/2013	4,821,773	2,398,983	2,422,790	12/31/2012	5,025,632	2,445,774	2,579,858	12.6%	10.9%
Property	22.01	Austin	0.4%	552,362	12/31/2013	1,472,747	766,584	706,163	12/31/2012	1,528,225	739,562	788,663
Property	22.02	Meridian	0.4%	505,478	12/31/2013	842,689	357,896	484,793	12/31/2012	853,687	282,774	570,913
Property	22.03	Foster	0.3%	506,080	12/31/2013	797,199	308,666	488,533	12/31/2012	823,141	466,123	357,018
Property	22.04	Triangle	0.2%	335,674	12/31/2013	893,037	514,677	378,360	12/31/2012	1,022,200	508,886	513,314
Property	22.05	Ridge	0.1%	240,665	12/31/2013	816,101	451,160	364,941	12/31/2012	798,379	448,429	349,950
Loan	23	StorQuest Texas Portfolio	1.4%	1,516,482	12/31/2013	1,829,356	899,549	929,807	12/31/2012	987,061	437,523	549,538	9.4%	9.1%
Property	23.01	Plum Creek	0.4%	460,122	12/31/2013	697,799	361,400	336,399	12/31/2012	553,248	239,004	314,244
Property	23.02	New Territory	0.4%	445,237	12/31/2013	578,358	205,783	372,575	12/31/2012	433,813	198,519	235,294
Property	23.03	Gosling Road	0.3%	367,127	12/31/2013	553,200	332,366	220,833
Property	23.04	Brazos	0.3%	243,996
Loan	24	Cray Plaza	1.2%	1,563,156	12/31/2013	5,869,113	4,267,716	1,601,397	12/31/2012	5,897,168	4,216,855	1,680,313	10.8%	9.0%
Loan	25	Lakeview Industrial Building	1.1%	1,510,018	12/31/2013	1,655,268	501,790	1,153,479	12/31/2012	1,139,981	382,831	757,149	12.3%	10.9%
Loan	26	Clovis Crossing Phase II	1.1%										8.7%	8.1%
Loan	27	Wyndham Garden Austin	1.0%	2,041,259	12/31/2013	7,430,672	5,693,617	1,737,055	12/31/2012	6,537,127	5,222,625	1,314,502	16.5%	14.1%
Loan	28	Blue Diamond Marketplace	1.0%	1,298,147	12/31/2013	1,570,294	376,444	1,193,850					9.7%	9.1%
Loan	29	The Commons at Anniston	1.0%	861,885	T-9 12/31/2013	1,125,018	917,063	207,955					9.4%	8.6%
Loan	30	Four Points by Sheraton - San Francisco Bay Bridge	1.0%	2,145,296	12/31/2013	6,198,092	4,552,395	1,645,697	12/31/2012	5,944,485	4,410,656	1,533,829	16.4%	14.3%
Loan	31	Galleria L’Orange	1.0%	1,167,070	12/31/2012	1,765,056	406,660	1,358,396	12/31/2011	1,594,690	379,561	1,215,129	9.8%	9.4%
Loan	32	Little Havana Office & Retail Portfolio	1.0%	1,017,200	12/31/2013	1,241,228	273,311	967,916	12/31/2012	1,092,933	255,794	837,139	9.3%	8.7%
Property	32.01	Brickell Station	0.3%	360,916	12/31/2013	424,854	75,728	349,126	12/31/2012	393,688	76,005	317,683
Property	32.02	Goodwill Superstore & Conch Hill Market	0.3%	304,183	12/31/2013	374,195	81,520	292,675	12/31/2012	308,964	74,613	234,351
Property	32.03	Village Shoppes of Little Havana	0.1%	192,444	12/31/2013	236,953	48,626	188,326	12/31/2012	230,940	49,294	181,646
Property	32.04	La Bohemia	0.1%	17,015	12/31/2013	48,509	24,014	24,495	12/31/2012	23,275	5,077	18,198
Property	32.05	Futurama	0.1%	116,393	12/31/2013	156,717	43,423	113,294	12/31/2012	136,066	50,805	85,261
Property	32.06	Pents & Frows	0.0%	26,249
Loan	33	Scoop East Hampton	0.9%	853,011	12/31/2012	859,740	31,574	828,166					8.4%	8.3%
Loan	34	Wells Fargo Plaza	0.9%	1,309,928	12/31/2013	3,861,353	2,449,701	1,411,651	12/31/2012	3,847,810	2,561,894	1,285,916	12.7%	10.2%
Loan	35	Bainbridge Park Apartments	0.9%	1,040,775	12/31/2013	1,887,164	870,115	1,017,049	12/31/2012	1,800,735	836,616	964,119	9.3%	8.8%
Loan	36	Evergreen Plaza	0.9%	1,153,691	12/31/2012	1,689,424	590,668	1,098,756	12/31/2011	1,681,831	616,129	1,065,701	10.5%	9.5%
Loan	37	BECO Tower I	0.9%	1,018,073	12/31/2013	2,008,005	1,096,811	911,194					11.0%	9.4%
Loan	38	West Lancaster Plaza	0.8%	974,803	12/31/2013	1,408,131	504,936	903,195	12/31/2012	1,448,201	445,690	1,002,511	10.5%	9.9%
Loan	39	Shadow Lane Office	0.8%	975,179	12/31/2013	1,100,374	201,794	898,580	12/31/2012	1,164,922	212,812	952,110	9.9%	9.3%
Loan	40	Parkstone and Parkhurst Apartments	0.8%	917,548	12/31/2013	2,020,723	1,208,810	811,913	12/31/2012	1,869,462	975,805	893,657	9.6%	9.1%
Loan	41	Germantown Collection	0.8%	723,797	12/31/2013	1,025,221	429,853	595,368	12/31/2012	1,165,913	403,684	762,229	9.9%	9.2%
Loan	42	Black Gold Suites Hotel Portfolio	0.7%	5,661,294	12/31/2013	5,987,414	1,597,406	4,390,009					44.1%	40.8%
Property	42.01	Black Gold Suites Tioga	0.4%	3,517,930	12/31/2013	4,854,493	1,246,564	3,607,929
Property	42.02	Black Gold Suites Stanley	0.4%	2,143,364	12/31/2013	1,132,922	350,842	782,080
Loan	43	ART Kentucky MF Portfolio	0.7%	810,384	12/31/2013	1,295,244	528,997	766,247					9.5%	8.8%
Property	43.01	Ridgewood Apartments	0.4%	444,021	12/31/2013	706,751	306,881	399,870
Property	43.02	Valleyfield Apartments	0.3%	366,364	12/31/2013	588,493	222,117	366,376
Loan	44	Ranch Lake Plaza	0.7%	682,588	12/31/2013	1,552,967	505,817	1,047,150	12/31/2012	1,532,725	483,810	1,048,915	10.7%	9.0%
Loan	45	Hilton Garden Inn Fontana	0.7%	1,141,608	12/31/2013	3,967,317	3,120,765	846,552	12/31/2012	3,257,555	2,732,916	524,640	13.2%	11.3%
Loan	46	Harmony Bay Apartments	0.7%	899,905	12/31/2013	1,515,214	615,994	899,219	12/31/2012	1,495,321	590,143	905,178	9.7%	9.3%
Loan	47	4585 Electronics Place	0.7%	1,186,380	12/31/2013	1,321,176	132,161	1,189,015	12/31/2012	1,298,381	149,243	1,149,138	14.4%	13.1%
Loan	48	Ravenwood Apartments	0.6%	669,505	12/31/2013	1,600,730	1,202,769	397,962	12/31/2012	1,309,782	1,147,464	162,318	9.8%	8.8%
Loan	49	Madeira Grove Apartments	0.6%	521,463	12/31/2012	1,444,294	979,376	464,918					9.8%	9.0%
Loan	50	Gulf Freeway Office	0.6%	928,700	12/31/2013	2,229,301	1,368,826	860,475	12/31/2012	2,207,692	1,339,691	868,001	11.8%	9.8%
Loan	51	Residence Inn - Jackson	0.6%	1,024,236	12/31/2013	2,598,265	1,632,112	966,153	12/31/2012	2,407,449	1,481,201	926,248	12.6%	11.2%
Loan	52	Apollo Storage	0.6%	690,973	12/31/2013	1,230,432	590,972	639,460	12/31/2012	1,068,075	558,901	509,174	8.7%	8.6%
Loan	53	Springhill Suites Auburn Hills	0.6%	878,145	12/31/2013	2,469,852	1,613,545	856,307	12/31/2012	2,130,944	1,450,756	680,188	11.8%	10.4%

A-1-20

COMM 2014-UBS6

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of		Second Most	Second	Second	Second	Third Most	Third	Third	Third
Property			Initial Pool	Most Recent	Recent Operating	Most Recent	Most Recent	Most Recent	Recent Operating	Most Recent	Most Recent	Most Recent	Underwritten NOI	Underwritten NCF
Flag	ID	Property Name	Balance	NOI($)	Statements Date	EGI($)	Expenses($)	NOI($)	Statements Date	EGI($)	Expenses($)	NOI($)	Debt Yield(11)(14)	Debt Yield(11)(14)
Loan	54	El Dorado	0.6%	559,340	12/31/2011	906,577	563,447	343,129					9.1%	8.7%
Loan	55	Westoaks Self Storage	0.6%	953,416	12/31/2013	1,249,470	350,639	898,831	12/31/2012	1,149,238	332,102	817,136	12.8%	12.7%
Loan	56	Staybridge Suites Peoria	0.6%	926,432	12/31/2013	2,966,153	1,975,428	990,725	12/31/2012	2,599,765	1,950,010	649,755	13.2%	11.1%
Loan	57	Greensboro Multifamily Portfolio	0.5%	575,777									10.0%	9.2%
Property	57.01	LeMans at Lawndale	0.3%	262,052
Property	57.02	Lexington Commons	0.3%	313,725
Loan	58	Campbell Park Apartments	0.5%	619,648	12/31/2013	1,241,821	651,472	590,349	12/31/2012	1,168,963	709,384	459,579	9.2%	8.7%
Loan	59	Michael Medical Center	0.5%	543,539	12/31/2013	632,267	328,522	303,745	12/31/2012	462,067	234,331	227,736	10.2%	9.4%
Loan	60	Self Storage Plus - Gambrills	0.5%	558,389	12/31/2013	1,011,522	418,373	593,149	12/31/2012	939,510	415,563	523,947	9.2%	9.0%
Loan	61	Tutor Time Phoenix	0.5%	663,634	12/31/2012	971,440	353,850	617,590	12/31/2011	945,819	171,859	773,960	10.4%	10.4%
Loan	62	Campus West	0.5%										9.4%	9.2%
Loan	63	Greenbriar Plaza	0.4%	814,965	12/31/2013	1,128,283	346,555	781,728	12/31/2012	1,066,847	363,075	703,772	12.3%	11.1%
Loan	64	Northpoint Plaza	0.4%	224,186	12/31/2013	296,593	179,488	117,105					9.0%	8.7%
Loan	65	Walmart Helena Shopping Center	0.4%	335,606	12/31/2013	478,515	117,559	360,956	12/31/2012	494,677	146,239	348,439	8.3%	8.0%
Loan	66	Holiday Inn Express Prattville	0.4%	698,387	12/31/2013	1,779,502	1,187,082	592,420					12.8%	11.2%
Loan	67	Kerrville Junction Shopping Center	0.4%	576,858	12/31/2013	707,410	165,172	542,238	12/31/2012	695,515	149,952	545,563	10.0%	8.5%
Loan	68	Irvington Plaza	0.4%	646,560	12/31/2012	728,985	332,699	396,287	12/31/2011	593,156	272,458	320,698	13.0%	12.0%
Loan	69	Foxshire Plaza	0.4%	404,773	12/31/2012	697,505	211,142	486,363	12/31/2011	745,793	193,880	551,913	12.7%	12.1%
Loan	70	Park ‘N Go Charlotte	0.4%	434,586	12/31/2013	1,515,288	1,532,589	-17,301					17.8%	16.4%
Loan	71	Bryan Station Shopping Center	0.4%	523,621	12/31/2013	568,797	172,360	396,437	12/31/2012	513,281	194,224	319,056	10.5%	9.2%
Loan	72	Fairfield Inn & Suites - Dover	0.3%	532,034	12/31/2013	1,655,724	1,135,073	520,651	12/31/2012	1,684,684	1,141,954	542,730	12.2%	10.7%
Loan	73	Comfort Suites Bakersfield	0.3%	614,928	12/31/2013	1,266,810	733,107	533,703	12/31/2012	1,315,663	809,170	506,493	14.5%	12.8%
Loan	74	Graystone Crossing	0.3%	462,970	12/31/2013	540,063	163,129	376,934	12/31/2012	635,542	160,125	475,417	9.3%	8.6%
Loan	75	Center Street Promenade	0.3%	203,927	12/31/2013	268,901	148,210	120,691	12/31/2012	236,775	140,922	95,853	14.4%	13.5%
Loan	76	Park ‘N Go Omaha	0.3%	483,133	12/31/2013	1,461,334	1,009,637	451,697	12/31/2012	1,368,990	1,035,637	333,353	11.4%	10.8%
Loan	77	Thanksgiving Point	0.3%										9.5%	9.1%
Loan	78	Magnetek Industrial	0.3%	346,836	12/31/2013	456,318	83,480	372,838	12/31/2012	456,761	83,353	373,408	9.7%	8.8%
Loan	79	La Quinta - Columbus	0.3%	498,143	12/31/2013	866,440	510,055	356,385	12/31/2012	904,009	676,803	227,206	13.1%	11.4%
Loan	80	Fountainhead Mini Storage	0.2%	331,978	12/31/2013	429,246	145,192	284,054	12/31/2012	411,879	147,812	264,067	10.7%	10.4%
Loan	81	Conn’s Store	0.2%	379,439	12/31/2013	397,229	129,911	267,318	12/31/2012	477,247	150,493	326,754	14.4%	13.2%
Loan	82	6720 South Jeffery Apartments	0.2%	296,613	12/31/2013	544,184	320,458	223,727	12/31/2012	383,333	266,279	117,054	10.8%	10.1%
Loan	83	Shoppes of Jensen Beach	0.2%	278,843	12/31/2013	388,581	104,912	283,669	12/31/2012	371,863	96,823	275,040	9.8%	9.0%
Loan	84	366 Knickerbocker Avenue	0.2%	205,173	12/31/2013	230,726	24,999	205,727	12/31/2012	226,131	25,398	200,733	9.1%	8.9%
Loan	85	Thunderbird Hill South	0.2%	184,234	12/31/2013	239,959	88,756	151,203	12/31/2012	233,136	99,181	133,955	9.5%	9.2%
Loan	86	Lake Griffin Mobile Home Park	0.2%	210,154	12/31/2012	228,237	71,023	157,214					9.7%	9.4%
Loan	87	35th and Greenway	0.1%	110,307	12/31/2012	210,000	63,141	146,859					13.1%	10.3%
Loan	88	Lady Lake	0.1%	237,845	12/31/2013	323,497	90,482	233,015	12/31/2012	309,232	82,969	226,263	11.4%	10.4%
Loan	89	The Meadows	0.1%	120,915	12/31/2013	276,656	148,868	127,788	12/31/2012	273,919	148,795	125,124	10.5%	10.1%

A-1-21

COMM 2014-UBS6

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of
Property			Initial Pool	Underwritten	Underwritten	Underwritten	Underwritten	Underwritten	Underwritten	Underwritten	Ownership	Ground Lease	Ground Lease
Flag	ID	Property Name	Balance	Revenue($)	EGI($)	Expenses($)	NOI ($)	Reserves($)	TI/LC($)	NCF ($)	Interest(16)	Expiration(17)	Extension Terms(17)
Loan	1	Tops & Kroger Portfolio	8.1%	14,714,986	19,557,173	6,742,791	12,814,382	348,116	1,119,314	11,346,951	Various
Property	1.01	Panorama Plaza	1.8%	3,192,097	4,182,599	1,493,265	2,689,334	75,308	209,410	2,404,616	Fee Simple
Property	1.02	Culver Ridge	1.2%	2,220,700	3,131,922	1,189,855	1,942,068	18,015	144,476	1,779,577	Fee Simple
Property	1.03	Crossroads Centre	1.0%	1,843,803	2,604,170	967,100	1,637,070	57,054	144,113	1,435,903	Fee Simple
Property	1.04	Tops Plaza - Cheektowaga	0.7%	1,356,493	1,836,249	610,853	1,225,396	46,921	123,150	1,055,325	Fee Simple
Property	1.05	Tops Plaza - Amherst	0.6%	1,240,262	1,704,538	604,716	1,099,822	42,236	118,606	938,979	Fee Simple
Property	1.06	Chillicothe Place	0.6%	1,136,580	1,476,228	475,961	1,000,267	28,691	89,395	882,182	Fee Simple/Leasehold	11/30/2021	Four 5-year extension options
Property	1.07	Tops Plaza - Jamestown	0.6%	1,005,622	1,314,094	427,499	886,595	27,440	92,499	766,655	Fee Simple
Property	1.08	Midway Plaza	0.6%	955,534	1,197,842	321,437	876,405	28,271	62,350	785,785	Fee Simple
Property	1.09	Tops Plaza - Ontario	0.4%	767,728	849,371	218,109	631,262	6,163	55,853	569,246	Fee Simple
Property	1.10	Tops Plaza - LeRoy	0.3%	491,217	636,569	219,850	416,720	6,902	36,473	373,344	Fee Simple
Property	1.11	Tops Plaza - Warsaw	0.3%	504,950	623,592	214,148	409,444	11,116	42,989	355,339	Fee Simple
Loan	2	W Scottsdale	4.6%	14,587,723	24,685,670	17,206,368	7,479,302	983,276		6,496,026	Fee Simple
Loan	3	Churchill Portfolio	4.4%	18,105,758	11,631,387	5,394,760	6,236,628	390,738		5,845,890	Fee Simple
Property	3.01	Durango Regency	0.4%	802,800	787,649	208,324	579,324	6,688		572,636	Fee Simple
Property	3.02	Canby Regency	0.4%	737,700	742,280	258,511	483,769	6,156		477,613	Fee Simple
Property	3.03	Rapid City Regency	0.3%	772,776	669,184	209,973	459,211	9,184		450,026	Fee Simple
Property	3.04	Rock Springs Regency	0.3%	562,560	556,435	182,251	374,184	19,266		354,918	Fee Simple
Property	3.05	Oxford Regency	0.2%	559,188	474,089	152,010	322,079	4,754		317,325	Fee Simple
Property	3.06	Thunderbolt Regency	0.2%	487,392	453,288	115,530	337,758	3,901		333,858	Fee Simple
Property	3.07	Your Personal Vault - Detroit	0.2%	709,548	600,336	251,860	348,476	6,914		341,562	Fee Simple
Property	3.08	San Marcos Regency	0.2%	633,624	382,428	127,249	255,179	6,618		248,561	Fee Simple
Property	3.09	St. Mary’s/Colerain Oaks	0.2%	1,184,011	611,979	383,566	228,413	79,558		148,856	Fee Simple
Property	3.10	Douglasville Regency	0.2%	965,940	453,820	210,537	243,283	18,826		224,457	Fee Simple
Property	3.11	Junction City Regency	0.1%	1,190,328	469,255	239,340	229,915	21,141		208,774	Fee Simple
Property	3.12	1st Choice Storage - Baytown	0.1%	577,356	363,193	154,827	208,365	17,761		190,604	Fee Simple
Property	3.13	1st Choice Storage - Beaumont	0.1%	593,300	392,279	225,380	166,898	10,604		156,294	Fee Simple
Property	3.14	Eagle Lake Regency	0.1%	445,140	312,680	171,420	141,260	5,580		135,680	Fee Simple
Property	3.15	Mora Regency	0.1%	471,456	278,580	131,383	147,197	5,456		141,741	Fee Simple
Property	3.16	Iowa City Regency	0.1%	962,520	371,211	216,167	155,044	13,420		141,624	Fee Simple
Property	3.17	Dickson Regency	0.1%	366,216	194,715	56,296	138,419	1,151		137,268	Fee Simple
Property	3.18	Dependable Storage	0.1%	273,378	320,107	135,495	184,611	3,598		181,013	Fee Simple
Property	3.19	Sioux City Regency	0.1%	951,120	353,378	220,193	133,185	9,513		123,672	Fee Simple
Property	3.20	Montgomery Regency	0.1%	401,376	264,218	135,384	128,834	6,905		121,930	Fee Simple
Property	3.21	Alpine Regency	0.1%	529,944	361,814	255,485	106,329	5,606		100,723	Fee Simple
Property	3.22	Austin Peay Mini - Memphis	0.1%	284,420	246,812	132,675	114,137	12,000		102,137	Fee Simple
Property	3.23	1st Choice Storage - Semmes	0.1%	286,632	225,434	124,359	101,076	21,213		79,863	Fee Simple
Property	3.24	Old Town Regency	0.1%	435,960	235,624	175,461	60,163	9,107		51,055	Fee Simple
Property	3.25	Willmar West	0.1%	399,432	241,164	133,646	107,518	6,293		101,225	Fee Simple
Property	3.26	U Store It - Highway 49	0.1%	427,345	217,684	106,648	111,036	5,608		105,428	Fee Simple
Property	3.27	U Store It - Waveland	0.1%	451,884	250,791	147,732	103,059	7,823		95,237	Fee Simple
Property	3.28	U Store It - Gautier	0.1%	243,432	176,182	103,350	72,832	13,720		59,112	Fee Simple
Property	3.29	Wichita Regency	0.1%	611,493	269,361	218,643	50,717	4,936		45,781	Fee Simple
Property	3.30	U Store It - Pass Road	0.1%	439,248	171,068	104,024	67,044	9,970		57,075	Fee Simple
Property	3.31	East Side Mini - Evansville	0.0%	348,238	184,349	107,036	77,313	37,471		39,842	Fee Simple
Loan	4	Circle K Portfolio	3.7%	8,576,641	8,366,288	167,326	8,198,963	229,978	291,963	7,677,021	Fee Simple
Loan	5	University Village	3.1%	6,859,016	6,091,587	2,382,223	3,709,363	174,600		3,534,763	Fee Simple
Loan	6	811 Wilshire	3.1%	8,327,732	6,353,799	2,509,304	3,844,495	84,048	281,211	3,479,236	Fee Simple
Loan	7	University Edge	2.8%	4,303,512	4,682,006	1,820,262	2,861,744	111,700		2,750,044	Fee Simple
Loan	8	Highland Oaks Portfolio	2.7%	4,192,167	6,099,998	2,955,311	3,144,687	79,873	323,925	2,740,889	Fee Simple
Property	8.01	Highland Oaks II	2.1%	3,006,454	4,449,648	1,937,623	2,512,025	54,500	229,705	2,227,821	Fee Simple
Property	8.02	Highland Oaks I	0.6%	1,185,713	1,650,350	1,017,688	632,662	25,373	94,220	513,070	Fee Simple
Loan	9	8000 Maryland Avenue	2.5%	5,095,436	5,253,686	2,238,578	3,015,108	66,953	347,445	2,600,710	Fee Simple
Loan	10	Myrtle Beach Marriott Resort & Spa	2.4%	17,348,916	28,458,386	15,393,259	13,065,127	1,422,919		11,642,207	Fee Simple
Loan	11	U-Haul Pool 2	2.4%	5,245,769	5,639,097	2,080,597	3,558,500	188,612		3,369,888	Fee Simple
Property	11.01	U-Haul Greater Miami	0.4%	824,742	877,110	287,104	590,006	21,997		568,009	Fee Simple
Property	11.02	U-Haul Center Lancaster	0.2%	550,303	371,928	140,627	231,300	22,380		208,920	Fee Simple
Property	11.03	U-Haul Center Downtown	0.2%	232,346	315,316	105,348	209,967	8,592		201,375	Fee Simple
Property	11.04	U-Haul Boston Avenue	0.2%	360,127	416,914	140,481	276,433	7,071		269,362	Fee Simple
Property	11.05	U-Haul Center Beltline	0.2%	365,765	380,215	123,905	256,310	18,220		238,090	Fee Simple
Property	11.06	U-Haul Center Box Road	0.2%	323,765	360,691	112,384	248,307	12,195		236,112	Fee Simple
Property	11.07	U-Haul Center Weymouth	0.2%	331,521	372,045	122,934	249,111	8,237		240,874	Fee Simple
Property	11.08	U-Haul Pace Boulevard	0.1%	312,602	214,574	96,326	118,248	14,819		103,429	Fee Simple
Property	11.09	U-Haul Center Padre Island	0.1%	202,864	312,384	113,754	198,631	10,535		188,096	Fee Simple
Property	11.10	U-Haul Center Hyde Park	0.1%	255,954	283,646	113,966	169,680	5,853		163,827	Fee Simple
Property	11.11	U-Haul Lake Square	0.1%	236,192	329,910	115,118	214,792	10,917		203,875	Fee Simple
Property	11.12	U-Haul Center Route 1	0.1%	196,472	251,875	108,703	143,172	5,178		137,994	Fee Simple

A-1-22

COMM 2014-UBS6

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of
Property			Initial Pool	Underwritten	Underwritten	Underwritten	Underwritten	Underwritten	Underwritten	Underwritten	Ownership	Ground Lease	Ground Lease
Flag	ID	Property Name	Balance	Revenue($)	EGI($)	Expenses($)	NOI ($)	Reserves($)	TI/LC($)	NCF ($)	Interest(16)	Expiration(17)	Extension Terms(17)
Property	11.13	U-Haul of Roseburg	0.1%	188,386	206,846	87,516	119,330	9,998		109,332	Fee Simple
Property	11.14	U-Haul Wrightsboro	0.1%	170,242	200,568	81,600	118,968	6,444		112,524	Fee Simple
Property	11.15	U-Haul Greensburg	0.1%	135,877	198,320	94,324	103,996	3,876		100,120	Fee Simple
Property	11.16	Fairgrounds U-Haul Center	0.1%	194,419	194,361	75,644	118,717	6,566		112,151	Fee Simple
Property	11.17	U-Haul Dallas Freeway	0.1%	235,928	207,181	92,560	114,621	11,443		103,178	Fee Simple
Property	11.18	U-Haul Center W W White	0.0%	128,264	145,215	68,303	76,912	4,292		72,620	Fee Simple
Loan	12	Larkridge Shopping Center	2.4%	3,384,136	5,189,784	2,319,456	2,870,328	52,111	182,389	2,635,828	Fee Simple
Loan	13	Rivers Pointe Apartments Phase II	2.4%	3,045,120	3,364,044	915,911	2,448,133	41,600		2,406,533	Fee Simple
Loan	14	Gunston Plaza	2.2%	3,285,317	4,035,812	1,213,702	2,822,109	40,685	123,818	2,657,607	Fee Simple
Loan	15	Homewood Suites Carle Place	2.1%	7,626,832	7,795,857	4,410,536	3,385,320	311,834		3,073,486	Fee Simple
Loan	16	Baton Rouge West Distribution Center	2.0%	2,569,876	2,917,287	509,041	2,408,246	74,311	206,717	2,127,218	Fee Simple
Loan	17	One Woodward Building	2.0%	6,249,575	7,703,231	4,921,657	2,781,575	109,586	452,823	2,219,166	Fee Simple/Leasehold	05/01/2015	Six 25-year extension options
Loan	18	Wyndham Garden - San Jose	1.8%	5,072,702	8,713,750	5,492,848	3,220,902	348,137		2,872,765	Fee Simple
Loan	19	Element - Austin	1.7%	3,118,668	3,392,915	1,313,469	2,079,445	71,500		2,007,945	Fee Simple
Loan	20	Four Points by Sheraton - San Jose	1.7%	5,729,966	9,686,982	5,988,169	3,698,813	387,479		3,311,333	Fee Simple
Loan	21	Canterbury Village	1.7%	1,973,514	2,347,128	494,610	1,852,519	8,749	29,163	1,814,607	Fee Simple
Loan	22	Landmark Industrial Portfolio	1.5%	3,920,072	4,742,173	2,388,476	2,353,697	109,047	200,813	2,043,838	Fee Simple
Property	22.01	Austin	0.4%	1,212,560	1,577,158	854,740	722,417	44,537	50,529	627,352	Fee Simple
Property	22.02	Meridian	0.4%	748,139	911,533	326,041	585,492	14,793	58,917	511,782	Fee Simple
Property	22.03	Foster	0.3%	819,270	857,772	330,726	527,046	17,518	31,334	478,194	Fee Simple
Property	22.04	Triangle	0.2%	796,206	831,346	472,845	358,501	17,169	42,999	298,333	Fee Simple
Property	22.05	Ridge	0.1%	343,897	564,364	404,123	160,241	15,031	17,033	128,177	Fee Simple
Loan	23	StorQuest Texas Portfolio	1.4%	2,800,056	2,841,597	1,195,344	1,646,253	60,359		1,585,894	Fee Simple
Property	23.01	Plum Creek	0.4%	825,552	857,845	349,811	508,034	13,391		494,644	Fee Simple
Property	23.02	New Territory	0.4%	679,164	703,913	254,234	449,680	19,932		429,748	Fee Simple
Property	23.03	Gosling Road	0.3%	739,524	712,078	326,817	385,261	12,810		372,451	Fee Simple
Property	23.04	Brazos	0.3%	555,816	567,760	264,482	303,278	14,227		289,051	Fee Simple
Loan	24	Cray Plaza	1.2%	2,416,046	5,959,970	4,370,369	1,589,600	61,408	195,452	1,332,741	Fee Simple
Loan	25	Lakeview Industrial Building	1.1%	2,102,946	2,335,600	557,116	1,778,484	88,433	119,308	1,570,743	Fee Simple
Loan	26	Clovis Crossing Phase II	1.1%	1,316,447	1,592,834	387,974	1,204,860	12,271	71,263	1,121,326	Fee Simple
Loan	27	Wyndham Garden Austin	1.0%	6,191,169	7,990,958	5,781,602	2,209,356	319,638		1,889,718	Fee Simple/Leasehold	05/31/2045	NAP
Loan	28	Blue Diamond Marketplace	1.0%	2,013,014	1,647,352	382,516	1,264,836	10,733	76,591	1,177,512	Fee Simple
Loan	29	The Commons at Anniston	1.0%	2,252,472	2,406,784	1,182,415	1,224,369	100,040		1,124,329	Fee Simple
Loan	30	Four Points by Sheraton - San Francisco Bay Bridge	1.0%	6,427,698	6,893,736	4,763,109	2,130,627	275,749		1,854,877	Fee Simple
Loan	31	Galleria L’Orange	1.0%	1,432,225	1,683,998	453,380	1,230,618	8,065	46,238	1,176,315	Fee Simple/Leasehold	02/01/2040	NAP
Loan	32	Little Havana Office & Retail Portfolio	1.0%	1,286,492	1,539,545	408,472	1,131,073	14,549	50,602	1,065,922	Fee Simple
Property	32.01	Brickell Station	0.3%	381,836	514,195	140,101	374,094	4,613	12,820	356,661	Fee Simple
Property	32.02	Goodwill Superstore & Conch Hill Market	0.3%	300,625	389,830	91,572	298,258	3,469	11,270	283,519	Fee Simple
Property	32.03	Village Shoppes of Little Havana	0.1%	249,902	257,642	61,731	195,911	3,553	11,392	180,966	Fee Simple
Property	32.04	La Bohemia	0.1%	119,832	146,777	38,538	108,239	719	5,199	102,320	Fee Simple
Property	32.05	Futurama	0.1%	168,297	165,893	57,488	108,405	1,175	7,370	99,860	Fee Simple
Property	32.06	Pents & Frows	0.0%	66,000	65,208	19,042	46,166	1,020	2,551	42,595	Fee Simple
Loan	33	Scoop East Hampton	0.9%	988,045	1,054,936	68,474	986,462	2,900		983,562	Fee Simple
Loan	34	Wells Fargo Plaza	0.9%	4,274,615	4,008,731	2,516,975	1,491,756	61,963	229,535	1,200,258	Fee Simple
Loan	35	Bainbridge Park Apartments	0.9%	1,958,508	1,951,226	873,413	1,077,813	48,000		1,029,813	Fee Simple
Loan	36	Evergreen Plaza	0.9%	1,663,437	1,675,304	497,868	1,177,436	24,378	81,552	1,071,505	Fee Simple
Loan	37	BECO Tower I	0.9%	2,624,249	2,372,628	1,167,783	1,204,845	46,121	129,269	1,029,455	Fee Simple
Loan	38	West Lancaster Plaza	0.8%	1,150,693	1,644,637	541,409	1,103,227	14,485	50,555	1,038,187	Fee Simple
Loan	39	Shadow Lane Office	0.8%	1,015,585	1,230,099	237,528	992,570	9,672	55,799	927,100	Fee Simple
Loan	40	Parkstone and Parkhurst Apartments	0.8%	2,033,400	2,173,606	1,214,675	958,931	52,500		906,431	Fee Simple
Loan	41	Germantown Collection	0.8%	1,149,410	1,386,432	418,480	967,951	8,860	59,049	900,043	Fee Simple
Loan	42	Black Gold Suites Hotel Portfolio	0.7%	7,839,351	7,854,428	3,666,479	4,187,950	314,177		3,873,773	Fee Simple
Property	42.01	Black Gold Suites Tioga	0.4%	4,665,165	4,663,729	2,088,509	2,575,220	186,549		2,388,671	Fee Simple
Property	42.02	Black Gold Suites Stanley	0.4%	3,184,186	3,190,699	1,577,970	1,612,730	127,628		1,485,102	Fee Simple
Loan	43	ART Kentucky MF Portfolio	0.7%	1,354,200	1,405,840	533,514	872,326	63,172		809,154	Fee Simple
Property	43.01	Ridgewood Apartments	0.4%	800,208	821,128	313,517	507,611	36,612		470,999	Fee Simple
Property	43.02	Valleyfield Apartments	0.3%	553,992	584,712	219,997	364,715	26,560		338,155	Fee Simple
Loan	44	Ranch Lake Plaza	0.7%	1,097,776	1,486,880	521,684	965,196	43,938	112,648	808,610	Fee Simple
Loan	45	Hilton Garden Inn Fontana	0.7%	3,504,829	4,338,302	3,150,876	1,187,426	173,532		1,013,894	Fee Simple
Loan	46	Harmony Bay Apartments	0.7%	1,647,564	1,524,397	665,167	859,229	35,398		823,832	Fee Simple
Loan	47	4585 Electronics Place	0.7%	1,350,000	1,442,625	219,132	1,223,494	14,520	96,731	1,112,243	Fee Simple
Loan	48	Ravenwood Apartments	0.6%	1,986,513	1,968,964	1,195,421	773,543	81,892		691,651	Fee Simple
Loan	49	Madeira Grove Apartments	0.6%	1,664,875	1,590,563	827,965	762,597	58,779		703,818	Fee Simple
Loan	50	Gulf Freeway Office	0.6%	2,783,094	2,306,515	1,388,833	917,682	44,603	107,052	766,027	Fee Simple
Loan	51	Residence Inn - Jackson	0.6%	2,605,808	2,654,291	1,685,206	969,085	105,242		863,843	Fee Simple
Loan	52	Apollo Storage	0.6%	1,363,188	1,262,253	607,886	654,367	12,083		642,285	Leasehold	08/16/2037	Four, five year extensions
Loan	53	Springhill Suites Auburn Hills	0.6%	2,481,029	2,534,300	1,653,529	880,771	101,372		779,399	Fee Simple

A-1-23

COMM 2014-UBS6

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of
Property			Initial Pool	Underwritten	Underwritten	Underwritten	Underwritten	Underwritten	Underwritten	Underwritten	Ownership	Ground Lease	Ground Lease
Flag	ID	Property Name	Balance	Revenue($)	EGI($)	Expenses($)	NOI ($)	Reserves($)	TI/LC($)	NCF ($)	Interest(16)	Expiration(17)	Extension Terms(17)
Loan	54	El Dorado	0.6%	1,268,952	1,320,192	643,860	676,332	36,000		640,332	Fee Simple
Loan	55	Westoaks Self Storage	0.6%	1,462,380	1,322,304	400,618	921,686	9,087		912,599	Fee Simple
Loan	56	Staybridge Suites Peoria	0.6%	2,878,881	2,939,562	2,012,632	926,930	146,978		779,952	Fee Simple
Loan	57	Greensboro Multifamily Portfolio	0.5%	1,615,608	1,472,054	778,092	693,962	53,750		640,212	Fee Simple
Property	57.01	LeMans at Lawndale	0.3%	815,520	764,501	411,907	352,594	27,250		325,344	Fee Simple
Property	57.02	Lexington Commons	0.3%	800,088	707,553	366,185	341,368	26,500		314,868	Fee Simple
Loan	58	Campbell Park Apartments	0.5%	1,184,412	1,329,513	703,079	626,434	36,332		590,102	Fee Simple
Loan	59	Michael Medical Center	0.5%	801,859	1,059,499	377,934	681,565	8,899	45,216	627,450	Fee Simple
Loan	60	Self Storage Plus - Gambrills	0.5%	1,015,728	1,025,329	419,936	605,393	9,994		595,399	Fee Simple
Loan	61	Tutor Time Phoenix	0.5%	681,088	666,015	19,981	646,034	4,006		642,027	Fee Simple
Loan	62	Campus West	0.5%	1,044,852	1,030,161	458,902	571,258	16,200		555,058	Fee Simple
Loan	63	Greenbriar Plaza	0.4%	889,790	1,066,006	361,245	704,761	14,959	49,865	639,937	Fee Simple
Loan	64	Northpoint Plaza	0.4%	622,193	662,107	182,898	479,209	3,562	13,356	462,291	Fee Simple
Loan	65	Walmart Helena Shopping Center	0.4%	499,356	559,494	123,018	436,476	7,171	8,738	420,567	Fee Simple
Loan	66	Holiday Inn Express Prattville	0.4%	1,933,880	1,969,905	1,302,418	667,487	80,000		587,487	Fee Simple
Loan	67	Kerrville Junction Shopping Center	0.4%	554,946	675,555	158,679	516,876	7,660	67,193	442,023	Fee Simple
Loan	68	Irvington Plaza	0.4%	679,919	812,215	182,199	630,016	10,896	37,981	581,138	Fee Simple
Loan	69	Foxshire Plaza	0.4%	773,492	811,882	197,258	614,624	4,791	23,955	585,878	Fee Simple
Loan	70	Park ‘N Go Charlotte	0.4%	2,912,481	2,912,481	2,079,168	833,313	62,000	1,720	769,592	Fee Simple
Loan	71	Bryan Station Shopping Center	0.4%	546,574	667,602	183,756	483,846	8,160	50,919	424,767	Fee Simple
Loan	72	Fairfield Inn & Suites - Dover	0.3%	1,656,950	1,664,439	1,140,973	523,466	66,578		456,889	Fee Simple
Loan	73	Comfort Suites Bakersfield	0.3%	1,398,872	1,414,342	800,145	614,196	70,717		543,479	Fee Simple
Loan	74	Graystone Crossing	0.3%	433,121	572,189	199,562	372,627	3,300	23,662	345,666	Fee Simple
Loan	75	Center Street Promenade	0.3%	618,352	874,320	297,819	576,501	18,668	20,182	537,651	Fee Simple
Loan	76	Park ‘N Go Omaha	0.3%	1,530,969	1,530,969	1,093,510	437,459	24,075		413,384	Fee Simple
Loan	77	Thanksgiving Point	0.3%	387,613	519,734	157,298	362,437	2,097	14,443	345,896	Fee Simple
Loan	78	Magnetek Industrial	0.3%	349,965	415,911	98,608	317,303	10,606	19,502	287,195	Fee Simple
Loan	79	La Quinta - Columbus	0.3%	1,293,188	1,293,188	867,893	425,295	55,500		369,795	Fee Simple
Loan	80	Fountainhead Mini Storage	0.2%	602,683	508,331	188,258	320,074	8,387		311,687	Fee Simple
Loan	81	Conn’s Store	0.2%	445,977	579,259	163,769	415,490	7,550	26,209	381,731	Fee Simple
Loan	82	6720 South Jeffery Apartments	0.2%	642,216	616,932	335,774	281,159	20,250		260,909	Fee Simple
Loan	83	Shoppes of Jensen Beach	0.2%	279,089	354,562	110,220	244,342	5,035	14,403	224,905	Fee Simple
Loan	84	366 Knickerbocker Avenue	0.2%	219,840	233,667	34,224	199,443	1,500	2,300	195,643	Fee Simple
Loan	85	Thunderbird Hill South	0.2%	311,167	276,938	87,895	189,043	4,400		184,643	Fee Simple
Loan	86	Lake Griffin Mobile Home Park	0.2%	307,892	277,103	83,527	193,576	5,450		188,126	Fee Simple
Loan	87	35th and Greenway	0.1%	427,179	409,412	160,697	248,714	18,900	33,738	196,076	Fee Simple
Loan	88	Lady Lake	0.1%	249,360	298,157	93,816	204,341	1,674	16,326	186,341	Fee Simple
Loan	89	The Meadows	0.1%	299,407	278,912	156,591	122,321	4,500		117,821	Fee Simple

A-1-24

COMM 2014-UBS6

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of
Property			Initial Pool			Lease			Lease
Flag	ID	Property Name	Balance	Largest Tenant(18)(20)(21)(22)	SF	Expiration(19)	2nd Largest Tenant(18)(20)(21)(22)	SF	Expiration(19)	3rd Largest Tenant(18)(21)(22)	SF
Loan	1	Tops & Kroger Portfolio	8.1%
Property	1.01	Panorama Plaza	1.8%	Tops Markets	74,000	05/31/2024	Tuesday Morning	22,413	01/31/2019	Staples	20,661
Property	1.02	Culver Ridge	1.2%	Regal Cinemas	58,012	06/30/2022	CW Price	26,959	MTM	Petco	15,277
Property	1.03	Crossroads Centre	1.0%	Tops Markets	57,000	03/31/2022	Stein Mart	36,000	03/31/2017	Colonial Wine & Spirits	18,585
Property	1.04	Tops Plaza - Cheektowaga	0.7%	Tops Markets	78,000	12/31/2023	Dollar Tree	14,098	11/30/2017	Advance Auto Parts	10,949
Property	1.05	Tops Plaza - Amherst	0.6%	Tops Markets	82,897	12/31/2020	Shanor Lighting Center	19,232	09/30/2016	Mash Urgent Care	6,500
Property	1.06	Chillicothe Place	0.6%	Kroger	60,425	11/30/2016	OfficeMax	23,404	03/31/2018	Beds “N” Stuff	10,069
Property	1.07	Tops Plaza - Jamestown	0.6%	Tops Markets	77,000	09/30/2018	Dollar Tree	8,000	09/30/2016	Aaron’s	7,343
Property	1.08	Midway Plaza	0.6%	Kroger	63,296	01/31/2016	Buffalo’s Cafe	4,200	05/31/2016	Monterrey Mexican Restaurant	3,500
Property	1.09	Tops Plaza - Ontario	0.4%	Tops Markets	47,000	08/31/2019	Secor Lumber	11,000	03/31/2017	Dollar Tree	8,360
Property	1.10	Tops Plaza - LeRoy	0.3%	Tops Markets	47,000	05/31/2017	Leroy Discount Liquor & Wine	2,335	04/30/2018	H&R Block	1,600
Property	1.11	Tops Plaza - Warsaw	0.3%	Tops Markets	45,533	06/30/2025	Label Shopper	4,700	08/31/2017	Rent-A-Center	4,472
Loan	2	W Scottsdale	4.6%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	3	Churchill Portfolio	4.4%
Property	3.01	Durango Regency	0.4%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	3.02	Canby Regency	0.4%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	3.03	Rapid City Regency	0.3%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	3.04	Rock Springs Regency	0.3%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	3.05	Oxford Regency	0.2%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	3.06	Thunderbolt Regency	0.2%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	3.07	Your Personal Vault - Detroit	0.2%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	3.08	San Marcos Regency	0.2%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	3.09	St. Mary’s/Colerain Oaks	0.2%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	3.10	Douglasville Regency	0.2%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	3.11	Junction City Regency	0.1%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	3.12	1st Choice Storage - Baytown	0.1%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	3.13	1st Choice Storage - Beaumont	0.1%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	3.14	Eagle Lake Regency	0.1%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	3.15	Mora Regency	0.1%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	3.16	Iowa City Regency	0.1%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	3.17	Dickson Regency	0.1%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	3.18	Dependable Storage	0.1%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	3.19	Sioux City Regency	0.1%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	3.20	Montgomery Regency	0.1%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	3.21	Alpine Regency	0.1%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	3.22	Austin Peay Mini - Memphis	0.1%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	3.23	1st Choice Storage - Semmes	0.1%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	3.24	Old Town Regency	0.1%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	3.25	Willmar West	0.1%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	3.26	U Store It - Highway 49	0.1%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	3.27	U Store It - Waveland	0.1%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	3.28	U Store It - Gautier	0.1%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	3.29	Wichita Regency	0.1%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	3.30	U Store It - Pass Road	0.1%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	3.31	East Side Mini - Evansville	0.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	4	Circle K Portfolio	3.7%	Circle K, Inc.	283,924	Various	NAP	NAP	NAP	NAP	NAP
Loan	5	University Village	3.1%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	6	811 Wilshire	3.1%	Los Angeles Homeless Services Authority	20,315	09/30/2020	Hathaway Dinwiddie Construction Company	17,300	12/31/2019	Chase Executive Suites	17,232
Loan	7	University Edge	2.8%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	8	Highland Oaks Portfolio	2.7%
Property	8.01	Highland Oaks II	2.1%	Health Care Service Corporation	177,797	12/31/2025	Capital One	11,640	12/31/2019	Titan Security Services, Inc.	1,971
Property	8.02	Highland Oaks I	0.6%	Midwest Physician Administrative Services, LLC	63,320	07/31/2026	Advocate Health and Hospitals Corporation	3,920	06/30/2019	Muscular Dystrophy Association, Inc.	2,671
Loan	9	8000 Maryland Avenue	2.5%	Business Bank of St. Louis	22,311	03/31/2023	Chubb Insurance Group	9,620	08/31/2016	Eckenrode Law Firm, PC	9,024
Loan	10	Myrtle Beach Marriott Resort & Spa	2.4%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	11	U-Haul Pool 2	2.4%
Property	11.01	U-Haul Greater Miami	0.4%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	11.02	U-Haul Center Lancaster	0.2%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	11.03	U-Haul Center Downtown	0.2%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	11.04	U-Haul Boston Avenue	0.2%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	11.05	U-Haul Center Beltline	0.2%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	11.06	U-Haul Center Box Road	0.2%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	11.07	U-Haul Center Weymouth	0.2%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	11.08	U-Haul Pace Boulevard	0.1%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	11.09	U-Haul Center Padre Island	0.1%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	11.10	U-Haul Center Hyde Park	0.1%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	11.11	U-Haul Lake Square	0.1%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	11.12	U-Haul Center Route 1	0.1%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP

A-1-25

COMM 2014-UBS6

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of
Property			Initial Pool			Lease			Lease
Flag	ID	Property Name	Balance	Largest Tenant(18)(20)(21)(22)	SF	Expiration(19)	2nd Largest Tenant(18)(20)(21)(22)	SF	Expiration(19)	3rd Largest Tenant(18)(21)(22)	SF
Property	11.13	U-Haul of Roseburg	0.1%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	11.14	U-Haul Wrightsboro	0.1%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	11.15	U-Haul Greensburg	0.1%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	11.16	Fairgrounds U-Haul Center	0.1%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	11.17	U-Haul Dallas Freeway	0.1%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	11.18	U-Haul Center W W White	0.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	12	Larkridge Shopping Center	2.4%	Dick’s Sporting Goods	50,769	01/31/2021	Toys “R” Us	46,543	03/31/2021	Bed Bath & Beyond	25,175
Loan	13	Rivers Pointe Apartments Phase II	2.4%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	14	Gunston Plaza	2.2%	Food Lion	47,732	04/30/2020	Gold’s Gym	33,000	08/31/2018	Dollar Tree Store	18,527
Loan	15	Homewood Suites Carle Place	2.1%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	16	Baton Rouge West Distribution Center	2.0%	The Dow Chemical Company	103,900	06/30/2018	Communications Test Design, Inc.	79,687	01/31/2019	Carrier Enterprise, LLC	71,250
Loan	17	One Woodward Building	2.0%	Quicken Loans, Inc.	140,418	03/31/2023	Kitch Drutchas Wagner Valitutti & Sherbrook, P.C.	56,265	01/31/2021	Jack Morton Worldwide, Inc.	52,950
Loan	18	Wyndham Garden - San Jose	1.8%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	19	Element - Austin	1.7%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	20	Four Points by Sheraton - San Jose	1.7%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	21	Canterbury Village	1.7%	Walgreen Co.	14,452	05/31/2030	Sunrise Kids Learning Center	9,020	04/30/2022	Juke Box, Inc.	5,600
Loan	22	Landmark Industrial Portfolio	1.5%
Property	22.01	Austin	0.4%	iCanvas Art	60,000	04/30/2017	SOH Distribution	41,200	MTM	Big City Entertainment	39,171
Property	22.02	Meridian	0.4%	Crawford, Murphy, and Tilly Inc.	18,241	02/28/2019	Dynamic Sales Innovations Inc.	7,911	02/29/2020	McNish Corporation, d/b/a Amwell	6,914
Property	22.03	Foster	0.3%	American Way Enterprises Inc.	6,755	05/31/2016	CrossFit 1013	5,630	03/31/2016	New Wave Express	5,330
Property	22.04	Triangle	0.2%	Icon Identity Solutions	24,488	01/31/2019	BT Real Estate Investment LLC	6,639	09/30/2015	Digital Copier Supercenter	5,527
Property	22.05	Ridge	0.1%	Pan Pac International Corp.	25,100	12/31/2015	MedX	25,027	03/01/2015	Stretch Packaging Systems	20,050
Loan	23	StorQuest Texas Portfolio	1.4%
Property	23.01	Plum Creek	0.4%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	23.02	New Territory	0.4%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	23.03	Gosling Road	0.3%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	23.04	Brazos	0.3%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	24	Cray Plaza	1.2%	Cray, Inc.	65,688	04/30/2020	Springsted, Inc.	23,641	10/31/2018	IRS Appeals / District Council	23,414
Loan	25	Lakeview Industrial Building	1.1%	Prolamina Midwest Corporation	320,000	04/30/2023	Checker Logistics, Inc.	294,178	07/31/2017	Master Fleet, LLC	79,760
Loan	26	Clovis Crossing Phase II	1.1%	Stein Mart	31,349	01/31/2025	Jo-Anns #2428	18,000	01/31/2030	Petco	12,500
Loan	27	Wyndham Garden Austin	1.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	28	Blue Diamond Marketplace	1.0%	Bright Child Learning	10,000	03/31/2017	Autozone Inc.	6,800	05/31/2023	Edge Fitness	5,638
Loan	29	The Commons at Anniston	1.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	30	Four Points by Sheraton - San Francisco Bay Bridge	1.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	31	Galleria L’Orange	1.0%	Y Opco, LLC	16,332	09/30/2032	US Bank	4,157	05/02/2017	T-Mobile USA, Inc.	3,000
Loan	32	Little Havana Office & Retail Portfolio	1.0%
Property	32.01	Brickell Station	0.3%	B.O.L.A.S LLC (Blackbird Ordinary)	3,372	10/31/2016	La Moon Restaurant, INC.	1,845	07/17/2016	MK Miami, LLC (Toasted)	1,750
Property	32.02	Goodwill Superstore & Conch Hill Market	0.3%	Goodwill Industries of South Florida, Inc.	23,125	11/30/2026	NAP	NAP	NAP	NAP	NAP
Property	32.03	Village Shoppes of Little Havana	0.1%	Azucar Ice Cream, LLC	2,765	03/31/2019	6th Street Dance Studio	2,250	09/30/2017	Carlos Alves	1,500
Property	32.04	La Bohemia	0.1%	7-Eleven	4,000	03/31/2025	Fausto Com. Realty	796	10/14/2015	NAP	NAP
Property	32.05	Futurama	0.1%	Barlington Group	2,500	10/31/2021	Azure Design & Construction Group	587	08/31/2015	Anajali Sardeshmukh	205
Property	32.06	Pents & Frows	0.0%	Collaborative Dev. Corp.	5,100	03/31/2019	NAP	NAP	NAP	NAP	NAP
Loan	33	Scoop East Hampton	0.9%	Scoop NYC	9,500	09/30/2025	NAP	NAP	NAP	NAP	NAP
Loan	34	Wells Fargo Plaza	0.9%	Wells Fargo Bank	72,075	01/31/2018	Kemp Smith LLP	24,572	12/31/2019	HealthScope	15,028
Loan	35	Bainbridge Park Apartments	0.9%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	36	Evergreen Plaza	0.9%	Kroger	48,575	05/31/2019	CVS	10,880	11/30/2018	Dress Barn, Inc.	8,900
Loan	37	BECO Tower I	0.9%	CareFirst of Maryland, Inc.	26,040	06/30/2016	CareFirst of Maryland, Inc.	26,040	03/31/2017	Law Office of Sheela Murthy, P.C.	22,279
Loan	38	West Lancaster Plaza	0.8%	Vince’s Pasta & Pizza	18,303	01/31/2015	Kai’s Justice Learning Academy	5,800	04/30/2016	Education Management Systems	5,650
Loan	39	Shadow Lane Office	0.8%	UMC Wellness Center	10,167	06/30/2018	Med Lofts, LLC	8,614	05/31/2030	Cancer & Blood Specialists of Nevada	7,937
Loan	40	Parkstone and Parkhurst Apartments	0.8%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	41	Germantown Collection	0.8%	Massage Envy Spa	5,570	12/31/2022	Chili’s	5,550	11/30/2018	Leslie’s Poolmart	4,718
Loan	42	Black Gold Suites Hotel Portfolio	0.7%
Property	42.01	Black Gold Suites Tioga	0.4%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	42.02	Black Gold Suites Stanley	0.4%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	43	ART Kentucky MF Portfolio	0.7%
Property	43.01	Ridgewood Apartments	0.4%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	43.02	Valleyfield Apartments	0.3%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	44	Ranch Lake Plaza	0.7%	Goodwill Industries	49,430	12/31/2029	McGee Tire Stores, Inc.	6,835	10/31/2019	Crispers	5,500
Loan	45	Hilton Garden Inn Fontana	0.7%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	46	Harmony Bay Apartments	0.7%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	47	4585 Electronics Place	0.7%	Quixote Studios	96,800	04/30/2021	NAP	NAP	NAP	NAP	NAP
Loan	48	Ravenwood Apartments	0.6%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	49	Madeira Grove Apartments	0.6%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	50	Gulf Freeway Office	0.6%	GSA-TSA	15,916	11/30/2020	GSA-IRS	12,060	02/14/2016	Attorney General	9,724
Loan	51	Residence Inn - Jackson	0.6%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	52	Apollo Storage	0.6%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	53	Springhill Suites Auburn Hills	0.6%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP

A-1-26

COMM 2014-UBS6

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of
Property			Initial Pool			Lease			Lease
Flag	ID	Property Name	Balance	Largest Tenant(18)(20)(21)(22)	SF	Expiration(19)	2nd Largest Tenant(18)(20)(21)(22)	SF	Expiration(19)	3rd Largest Tenant(18)(21)(22)	SF
Loan	54	El Dorado	0.6%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	55	Westoaks Self Storage	0.6%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	56	Staybridge Suites Peoria	0.6%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	57	Greensboro Multifamily Portfolio	0.5%
Property	57.01	LeMans at Lawndale	0.3%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Property	57.02	Lexington Commons	0.3%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	58	Campbell Park Apartments	0.5%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	59	Michael Medical Center	0.5%	Aspen Medical	18,682	02/28/2017	Dermotologist	6,858	02/28/2024	ENT	4,916
Loan	60	Self Storage Plus - Gambrills	0.5%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	61	Tutor Time Phoenix	0.5%	Tutor Time	20,032	06/10/2029	NAP	NAP	NAP	NAP	NAP
Loan	62	Campus West	0.5%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	63	Greenbriar Plaza	0.4%	Talecris Plasma Resources	15,313	08/31/2023	Ace Hardware	14,275	11/30/2019	Turn II Bingo	11,345
Loan	64	Northpoint Plaza	0.4%	Lindamood-Bell Learning	4,123	10/31/2021	The Fontis Group, LLC	3,888	08/31/2016	Chicago Title Company	2,760
Loan	65	Walmart Helena Shopping Center	0.4%	Wal-Mart	47,756	05/31/2028	Urgent Care	4,800	12/31/2020	Subway Real Estate C	1,200
Loan	66	Holiday Inn Express Prattville	0.4%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	67	Kerrville Junction Shopping Center	0.4%	Pier 1 Imports	7,544	05/31/2016	CiCi’s Pizza	4,000	04/30/2017	Cato	4,000
Loan	68	Irvington Plaza	0.4%	Goodwill Industries of Southern AZ	20,250	04/30/2020	O’Reilly Auto Parts	8,100	03/31/2027	Sue’s Fashions, Inc.	6,000
Loan	69	Foxshire Plaza	0.4%	Dollar General	8,375	07/31/2018	Famous Pawn	4,500	12/31/2015	GSA Armed Forces (AAA)	3,384
Loan	70	Park ‘N Go Charlotte	0.4%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	71	Bryan Station Shopping Center	0.4%	Planet Fitness	20,955	08/03/2032	Shoe Carnival	10,350	01/31/2017	Cato Store #974	6,080
Loan	72	Fairfield Inn & Suites - Dover	0.3%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	73	Comfort Suites Bakersfield	0.3%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	74	Graystone Crossing	0.3%	Dental Works	3,408	04/30/2024	Tae Kwon Do	3,143	12/31/2016	Yoga & Massage	3,099
Loan	75	Center Street Promenade	0.3%	Café Primo	6,135	09/12/2024	Goodwill Industries	4,708	09/30/2019	Gypsy Den	1,285
Loan	76	Park ‘N Go Omaha	0.3%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	77	Thanksgiving Point	0.3%	K. Mack Bros., LLC	3,202	10/31/2024	Lehi Fired Up, LLC	2,500	03/31/2018	Heirloom MWB LLC	2,229
Loan	78	Magnetek Industrial	0.3%	Magnetek, Inc.	70,707	01/31/2021	NAP	NAP	NAP	NAP	NAP
Loan	79	La Quinta - Columbus	0.3%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	80	Fountainhead Mini Storage	0.2%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	81	Conn’s Store	0.2%	Conn’s	50,336	04/29/2024	NAP	NAP	NAP	NAP	NAP
Loan	82	6720 South Jeffery Apartments	0.2%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	83	Shoppes of Jensen Beach	0.2%	Rooms To Go Kids	7,941	12/31/2023	Deidre Marcus Salon & Spa, Inc	3,654	09/30/2020	Cardita Formal Wear	2,790
Loan	84	366 Knickerbocker Avenue	0.2%	RadioShack	2,300	08/31/2023	NAP	NAP	NAP	NAP	NAP
Loan	85	Thunderbird Hill South	0.2%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	86	Lake Griffin Mobile Home Park	0.2%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	87	35th and Greenway	0.1%	HobbyTown USA	94,500	08/31/2024	NAP	NAP	NAP	NAP	NAP
Loan	88	Lady Lake	0.1%	Villages Leather Gallery	6,160	05/31/2016	Garden Fresh Restaurant	5,000	04/30/2031	NAP	NAP
Loan	89	The Meadows	0.1%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP

A-1-27

COMM 2014-UBS6

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of
Property			Initial Pool	Lease			Lease			Lease		Occupancy
Flag	ID	Property Name	Balance	Expiration(19)	4th Largest Tenant(18)(21)(22)	SF	Expiration(19)	5th Largest Tenant(21)(22)	SF	Expiration(19)	Occupancy	As-of Date
Loan	1	Tops & Kroger Portfolio	8.1%								91.5%	10/01/2014
Property	1.01	Panorama Plaza	1.8%	06/30/2018	Rite Aid	17,100	05/31/2015	Party City	13,202	11/30/2018	90.5%	10/01/2014
Property	1.02	Culver Ridge	1.2%	01/31/2022	Party City	12,237	01/31/2015	Dollar Tree	11,100	05/31/2017	82.4%	10/01/2014
Property	1.03	Crossroads Centre	1.0%	11/30/2017	Medfirst/Mash Urgent Care	6,310	07/31/2022	Tim Horton’s/Wendy’s	5,438	12/31/2018	98.7%	10/01/2014
Property	1.04	Tops Plaza - Cheektowaga	0.7%	09/30/2018	The Wine Sellar	8,645	03/31/2017	Aaron’s	7,105	04/30/2017	89.5%	10/01/2014
Property	1.05	Tops Plaza - Amherst	0.6%	05/31/2023	Dollar Tree	4,860	04/30/2016	Suburban Discount Liquors	4,000	MTM	95.0%	10/01/2014
Property	1.06	Chillicothe Place	0.6%	10/31/2019	Petland	8,750	06/30/2017	Family Urgent Care	3,614	11/30/2023	100.0%	10/01/2014
Property	1.07	Tops Plaza - Jamestown	0.6%	09/30/2017	NAP	NAP	NAP	NAP	NAP	NAP	94.2%	10/01/2014
Property	1.08	Midway Plaza	0.6%	08/31/2017	Pro Top Nails	2,400	09/30/2019	Beauty Credit	2,400	02/28/2018	93.0%	10/01/2014
Property	1.09	Tops Plaza - Ontario	0.4%	01/31/2018	Olympia Sports	5,000	01/31/2023	Lyons National Bank	2,000	MTM	100.0%	10/01/2014
Property	1.10	Tops Plaza - LeRoy	0.3%	04/30/2016	Supercuts	1,560	10/31/2019	Subway	1,560	MTM	86.1%	10/01/2014
Property	1.11	Tops Plaza - Warsaw	0.3%	12/31/2014	Olympia Sports	4,000	01/31/2023	Cutting Crew	1,290	03/31/2015	82.7%	10/01/2014
Loan	2	W Scottsdale	4.6%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	69.6%	07/31/2014
Loan	3	Churchill Portfolio	4.4%								60.7%	05/31/2014
Property	3.01	Durango Regency	0.4%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	97.7%	05/31/2014
Property	3.02	Canby Regency	0.4%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	05/31/2014
Property	3.03	Rapid City Regency	0.3%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	87.4%	05/31/2014
Property	3.04	Rock Springs Regency	0.3%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	96.8%	05/31/2014
Property	3.05	Oxford Regency	0.2%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	83.2%	05/31/2014
Property	3.06	Thunderbolt Regency	0.2%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	93.4%	05/31/2014
Property	3.07	Your Personal Vault - Detroit	0.2%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	69.9%	05/31/2014
Property	3.08	San Marcos Regency	0.2%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	55.5%	05/31/2014
Property	3.09	St. Mary’s/Colerain Oaks	0.2%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	53.0%	05/31/2014
Property	3.10	Douglasville Regency	0.2%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	45.1%	05/31/2014
Property	3.11	Junction City Regency	0.1%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	41.0%	05/31/2014
Property	3.12	1st Choice Storage - Baytown	0.1%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	55.4%	05/31/2014
Property	3.13	1st Choice Storage - Beaumont	0.1%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	65.7%	05/31/2014
Property	3.14	Eagle Lake Regency	0.1%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	67.7%	05/31/2014
Property	3.15	Mora Regency	0.1%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	58.9%	05/31/2014
Property	3.16	Iowa City Regency	0.1%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	37.9%	05/31/2014
Property	3.17	Dickson Regency	0.1%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	55.0%	05/31/2014
Property	3.18	Dependable Storage	0.1%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	92.3%	05/31/2014
Property	3.19	Sioux City Regency	0.1%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	36.4%	05/31/2014
Property	3.20	Montgomery Regency	0.1%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	67.3%	05/31/2014
Property	3.21	Alpine Regency	0.1%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	69.3%	05/31/2014
Property	3.22	Austin Peay Mini - Memphis	0.1%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	49.3%	05/31/2014
Property	3.23	1st Choice Storage - Semmes	0.1%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	65.9%	05/31/2014
Property	3.24	Old Town Regency	0.1%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	55.3%	05/31/2014
Property	3.25	Willmar West	0.1%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	58.4%	05/31/2014
Property	3.26	U Store It - Highway 49	0.1%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	47.0%	05/31/2014
Property	3.27	U Store It - Waveland	0.1%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	61.2%	05/31/2014
Property	3.28	U Store It - Gautier	0.1%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	75.1%	05/31/2014
Property	3.29	Wichita Regency	0.1%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	40.4%	05/31/2014
Property	3.30	U Store It - Pass Road	0.1%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	39.2%	05/31/2014
Property	3.31	East Side Mini - Evansville	0.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	52.6%	05/31/2014
Loan	4	Circle K Portfolio	3.7%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	12/06/2014
Loan	5	University Village	3.1%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	93.6%	10/03/2014
Loan	6	811 Wilshire	3.1%	07/31/2022	Land Bank Of Taiwan	13,334	03/31/2025	State of California	11,306	05/31/2015	70.2%	10/01/2014
Loan	7	University Edge	2.8%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	99.7%	09/25/2014
Loan	8	Highland Oaks Portfolio	2.7%								83.8%	09/22/2014
Property	8.01	Highland Oaks II	2.1%	08/31/2015	Miller Cooper & Co. Ltd.	1,420	11/30/2016	Keun Hur	963	09/24/2016	88.9%	09/22/2014
Property	8.02	Highland Oaks I	0.6%	04/30/2015	Advocate Health and Hospitals Corporation	1,744	08/31/2018	American Bridge Company	1,258	06/30/2015	73.0%	09/22/2014
Loan	9	8000 Maryland Avenue	2.5%	07/31/2016	Robert W. Baird & Co., Inc.	8,992	04/18/2018	DHR International	8,849	12/31/2023	91.5%	09/30/2014
Loan	10	Myrtle Beach Marriott Resort & Spa	2.4%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	68.1%	06/30/2014
Loan	11	U-Haul Pool 2	2.4%								83.3%	04/30/2014
Property	11.01	U-Haul Greater Miami	0.4%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	95.9%	04/30/2014
Property	11.02	U-Haul Center Lancaster	0.2%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	65.1%	04/30/2014
Property	11.03	U-Haul Center Downtown	0.2%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	80.6%	04/30/2014
Property	11.04	U-Haul Boston Avenue	0.2%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	94.5%	04/30/2014
Property	11.05	U-Haul Center Beltline	0.2%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	87.4%	04/30/2014
Property	11.06	U-Haul Center Box Road	0.2%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	77.4%	04/30/2014
Property	11.07	U-Haul Center Weymouth	0.2%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	81.1%	04/30/2014
Property	11.08	U-Haul Pace Boulevard	0.1%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	58.1%	04/30/2014
Property	11.09	U-Haul Center Padre Island	0.1%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	84.0%	04/30/2014
Property	11.10	U-Haul Center Hyde Park	0.1%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	95.0%	04/30/2014
Property	11.11	U-Haul Lake Square	0.1%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	99.1%	04/30/2014
Property	11.12	U-Haul Center Route 1	0.1%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	81.2%	04/30/2014

A-1-28

COMM 2014-UBS6

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of
Property			Initial Pool	Lease			Lease			Lease		Occupancy
Flag	ID	Property Name	Balance	Expiration(19)	4th Largest Tenant(18)(21)(22)	SF	Expiration(19)	5th Largest Tenant(21)(22)	SF	Expiration(19)	Occupancy	As-of Date
Property	11.13	U-Haul of Roseburg	0.1%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	87.3%	04/30/2014
Property	11.14	U-Haul Wrightsboro	0.1%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	85.6%	04/30/2014
Property	11.15	U-Haul Greensburg	0.1%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	93.2%	04/30/2014
Property	11.16	Fairgrounds U-Haul Center	0.1%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	92.1%	04/30/2014
Property	11.17	U-Haul Dallas Freeway	0.1%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	87.4%	04/30/2014
Property	11.18	U-Haul Center W W White	0.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	91.6%	04/30/2014
Loan	12	Larkridge Shopping Center	2.4%	01/31/2016	Petsmart	20,087	12/31/2020	Office Max	20,015	01/31/2016	93.3%	10/14/2014
Loan	13	Rivers Pointe Apartments Phase II	2.4%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	97.6%	09/30/2014
Loan	14	Gunston Plaza	2.2%	02/28/2019	US Post Office	11,478	10/31/2019	Rite Aid	8,898	09/30/2023	95.7%	09/12/2014
Loan	15	Homewood Suites Carle Place	2.1%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	82.9%	09/30/2014
Loan	16	Baton Rouge West Distribution Center	2.0%	12/31/2016	Nsoro MasTec, LLC	50,400	04/30/2018	Iron Mountain Information Management Inc.	49,850	06/30/2019	100.0%	10/27/2014
Loan	17	One Woodward Building	2.0%	11/30/2017	Detroit Regional Chamber	27,218	06/30/2023	Comerica Capital Markets, Inc.	13,674	07/31/2020	89.5%	10/07/2014
Loan	18	Wyndham Garden - San Jose	1.8%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	57.5%	09/30/2014
Loan	19	Element - Austin	1.7%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	95.5%	10/27/2014
Loan	20	Four Points by Sheraton - San Jose	1.7%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	60.3%	08/31/2014
Loan	21	Canterbury Village	1.7%	04/30/2021	7-Eleven, Inc.	3,400	04/30/2017	Roy Rogers	3,351	03/31/2031	91.4%	10/01/2014
Loan	22	Landmark Industrial Portfolio	1.5%								90.6%	10/01/2014
Property	22.01	Austin	0.4%	11/30/2016	Mandarin Orange, Inc.	27,149	11/19/2016	Hasley Warehousing and Distribution, Inc.	26,316	07/31/2015	93.1%	08/18/2014
Property	22.02	Meridian	0.4%	04/30/2017	Dream Studios Incorporated	5,988	08/31/2019	The Terminix International Company LP	5,924	08/31/2018	99.3%	08/19/2014
Property	22.03	Foster	0.3%	MTM	Nautilus Hyosung	4,935	12/31/2015	Andrzej Kielian dba Kielmech Precision Toolmaking Inc.	4,735	08/31/2017	100.0%	10/24/2014
Property	22.04	Triangle	0.2%	05/31/2015	Interfreight Inc.	4,310	04/30/2019	Pine Environmental Services, LLC	4,248	06/30/2017	85.5%	10/02/2014
Property	22.05	Ridge	0.1%	10/31/2015	NAP	NAP	NAP	NAP	NAP	NAP	70.0%	10/29/2014
Loan	23	StorQuest Texas Portfolio	1.4%								78.7%	09/10/2014
Property	23.01	Plum Creek	0.4%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	76.7%	09/10/2014
Property	23.02	New Territory	0.4%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	82.2%	09/10/2014
Property	23.03	Gosling Road	0.3%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	81.3%	09/10/2014
Property	23.04	Brazos	0.3%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	75.3%	09/10/2014
Loan	24	Cray Plaza	1.2%	MTM	Nacel Open Door, Inc.	20,767	07/31/2018	Life Café or Faces	10,111	12/31/2016	88.5%	09/01/2014
Loan	25	Lakeview Industrial Building	1.1%	11/30/2024	Summer Wisconsin, LLC	60,000	08/11/2018	NAP	NAP	NAP	93.8%	08/31/2014
Loan	26	Clovis Crossing Phase II	1.1%	01/31/2024	BevMo!	9,500	01/31/2024	Pacific Dental	4,560	04/30/2024	100.0%	08/20/2014
Loan	27	Wyndham Garden Austin	1.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	73.1%	06/30/2014
Loan	28	Blue Diamond Marketplace	1.0%	12/31/2015	Golden Dollar Inc. dba Rounders	4,830	07/31/2024	Mountain’s Edge Master Association	4,147	05/31/2020	79.2%	07/31/2014
Loan	29	The Commons at Anniston	1.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	95.1%	08/31/2014
Loan	30	Four Points by Sheraton - San Francisco Bay Bridge	1.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	83.4%	08/31/2014
Loan	31	Galleria L’Orange	1.0%	11/30/2019	Taste of Saigon, Inc.	2,503	11/30/2017	H&R Block Enterprises, Inc.	2,127	04/30/2019	97.7%	05/01/2014
Loan	32	Little Havana Office & Retail Portfolio	1.0%								100.0%	Various
Property	32.01	Brickell Station	0.3%	07/08/2016	Stanzione 83, LLC	1,310	10/18/2021	Bluetree Brickell, LLC	594	06/30/2019	100.0%	10/08/2014
Property	32.02	Goodwill Superstore & Conch Hill Market	0.3%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	12/06/2014
Property	32.03	Village Shoppes of Little Havana	0.1%	04/30/2016	Adalberto Delgado	1,238	08/31/2017	Artefex, Inc.	1,107	10/31/2017	100.0%	10/18/2014
Property	32.04	La Bohemia	0.1%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	10/08/2014
Property	32.05	Futurama	0.1%	MTM	Eryn Byrd	196	MTM	Arts and Business Council of Miami, Inc.	196	02/28/2016	100.0%	10/08/2014
Property	32.06	Pents & Frows	0.0%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	12/06/2014
Loan	33	Scoop East Hampton	0.9%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	12/06/2014
Loan	34	Wells Fargo Plaza	0.9%	12/31/2021	Sander / Wingo Advertising	13,206	04/30/2018	Regus (RGN-El Paso)	11,770	07/31/2020	84.7%	10/01/2014
Loan	35	Bainbridge Park Apartments	0.9%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	96.4%	09/23/2014
Loan	36	Evergreen Plaza	0.9%	06/30/2019	Dollar Village	4,995	07/31/2017	Americas Best Contacts	3,150	02/28/2022	81.5%	10/16/2014
Loan	37	BECO Tower I	0.9%	12/31/2020	Mind Over Machines, Inc.	9,558	07/31/2019	Leitess, Leitess & Friedberg, P.C.	7,000	03/31/2017	99.0%	10/01/2014
Loan	38	West Lancaster Plaza	0.8%	06/30/2018	Regina & Justin Armstrong	4,700	11/14/2016	Schooners Patio Grille, Inc	3,460	07/31/2019	85.6%	10/01/2014
Loan	39	Shadow Lane Office	0.8%	05/31/2016	Taylor Financial, LLC	5,274	05/31/2030	Hope Research Institute	2,906	01/31/2023	100.0%	10/01/2014
Loan	40	Parkstone and Parkhurst Apartments	0.8%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	94.8%	08/31/2014
Loan	41	Germantown Collection	0.8%	10/30/2017	Panera Bread	4,079	05/30/2019	Gould’s Salons	2,856	10/30/2024	80.3%	09/26/2014
Loan	42	Black Gold Suites Hotel Portfolio	0.7%								69.3%	06/30/2014
Property	42.01	Black Gold Suites Tioga	0.4%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	77.7%	06/30/2014
Property	42.02	Black Gold Suites Stanley	0.4%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	60.2%	06/30/2014
Loan	43	ART Kentucky MF Portfolio	0.7%								93.9%	08/21/2014
Property	43.01	Ridgewood Apartments	0.4%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	91.2%	08/21/2014
Property	43.02	Valleyfield Apartments	0.3%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	97.6%	08/21/2014
Loan	44	Ranch Lake Plaza	0.7%	05/31/2018	Anytime Fitness	4,800	04/19/2018	Exit King Realty	2,400	09/30/2019	94.5%	10/01/2014
Loan	45	Hilton Garden Inn Fontana	0.7%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	83.4%	07/31/2014
Loan	46	Harmony Bay Apartments	0.7%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	91.5%	09/10/2014
Loan	47	4585 Electronics Place	0.7%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	12/06/2014
Loan	48	Ravenwood Apartments	0.6%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	99.2%	09/16/2014
Loan	49	Madeira Grove Apartments	0.6%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	93.1%	09/16/2014
Loan	50	Gulf Freeway Office	0.6%	03/31/2017	Home Health Holdings	8,006	11/30/2015	Securitas Critical Infrastructure Services	6,259	11/30/2019	82.7%	09/30/2014
Loan	51	Residence Inn - Jackson	0.6%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	81.6%	06/30/2014
Loan	52	Apollo Storage	0.6%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	90.9%	09/21/2014
Loan	53	Springhill Suites Auburn Hills	0.6%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	69.6%	08/31/2014

A-1-29

COMM 2014-UBS6

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of
Property			Initial Pool	Lease			Lease			Lease		Occupancy
Flag	ID	Property Name	Balance	Expiration(19)	4th Largest Tenant(18)(21)(22)	SF	Expiration(19)	5th Largest Tenant(21)(22)	SF	Expiration(19)	Occupancy	As-of Date
Loan	54	El Dorado	0.6%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	98.3%	10/31/2014
Loan	55	Westoaks Self Storage	0.6%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	91.0%	10/20/2014
Loan	56	Staybridge Suites Peoria	0.6%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	67.1%	07/31/2014
Loan	57	Greensboro Multifamily Portfolio	0.5%								96.7%	Various
Property	57.01	LeMans at Lawndale	0.3%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	95.4%	09/26/2014
Property	57.02	Lexington Commons	0.3%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	98.1%	09/29/2014
Loan	58	Campbell Park Apartments	0.5%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	96.0%	09/29/2014
Loan	59	Michael Medical Center	0.5%	09/30/2020	Amcon Executive Suites	4,688	12/31/2017	Miller Ortho	3,735	09/30/2023	95.1%	09/30/2014
Loan	60	Self Storage Plus - Gambrills	0.5%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	88.0%	08/31/2014
Loan	61	Tutor Time Phoenix	0.5%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	12/06/2014
Loan	62	Campus West	0.5%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	08/11/2014
Loan	63	Greenbriar Plaza	0.4%	04/30/2022	Plaza Latina	10,332	01/31/2018	Family Dollar	7,899	12/31/2019	100.0%	10/20/2014
Loan	64	Northpoint Plaza	0.4%	05/31/2015	Synoptic Real Estate Group, Inc.	2,325	12/31/2017	Sereno Properties Los Gatos	1,521	02/28/2019	100.0%	09/18/2014
Loan	65	Walmart Helena Shopping Center	0.4%	04/30/2017	Hungry Howie’s	1,200	01/31/2015	The Hair Station, LLC	1,200	05/31/2015	96.0%	08/01/2014
Loan	66	Holiday Inn Express Prattville	0.4%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	67.6%	07/31/2014
Loan	67	Kerrville Junction Shopping Center	0.4%	01/31/2020	Payless Shoe Source	2,600	10/31/2017	Tantanic	2,080	01/31/2015	100.0%	06/30/2014
Loan	68	Irvington Plaza	0.4%	03/31/2015	Kinder Care	4,246	03/31/2019	Sunny Daze Cafe	2,500	06/30/2023	100.0%	09/13/2014
Loan	69	Foxshire Plaza	0.4%	01/31/2015	Peruvian Chicken/Zamalloa & Diego	3,000	11/30/2019	The Locked Door	3,000	02/28/2023	83.3%	08/26/2014
Loan	70	Park ’N Go Charlotte	0.4%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	71	Bryan Station Shopping Center	0.4%	01/31/2017	KORT	5,000	11/30/2017	Rent-A-Center	4,000	09/30/2016	100.0%	06/30/2014
Loan	72	Fairfield Inn & Suites - Dover	0.3%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	56.9%	07/31/2014
Loan	73	Comfort Suites Bakersfield	0.3%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	74.1%	07/31/2014
Loan	74	Graystone Crossing	0.3%	01/14/2019	Smile Cleaners	2,037	05/31/2020	LAAN Corp	1,911	06/30/2023	100.0%	08/01/2014
Loan	75	Center Street Promenade	0.3%	06/30/2017	The Gas Company	1,264	04/30/2015	Yoga Mat	1,258	06/30/2015	100.0%	08/01/2014
Loan	76	Park ’N Go Omaha	0.3%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP	NAP
Loan	77	Thanksgiving Point	0.3%	10/31/2019	Greek Souvlaki Lehi LLC	2,202	09/30/2020	Dickey’s Barbeque Pit	2,100	02/29/2024	100.0%	08/31/2014
Loan	78	Magnetek Industrial	0.3%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	09/01/2014
Loan	79	La Quinta - Columbus	0.3%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	72.0%	08/31/2014
Loan	80	Fountainhead Mini Storage	0.2%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	86.6%	09/22/2014
Loan	81	Conn’s Store	0.2%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	12/06/2014
Loan	82	6720 South Jeffery Apartments	0.2%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	95.1%	09/15/2014
Loan	83	Shoppes of Jensen Beach	0.2%	05/31/2018	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	09/25/2014
Loan	84	366 Knickerbocker Avenue	0.2%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	10/31/2014
Loan	85	Thunderbird Hill South	0.2%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	89.8%	09/10/2014
Loan	86	Lake Griffin Mobile Home Park	0.2%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	90.2%	09/30/2014
Loan	87	35th and Greenway	0.1%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	10/07/2014
Loan	88	Lady Lake	0.1%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	100.0%	10/07/2014
Loan	89	The Meadows	0.1%	NAP	NAP	NAP	NAP	NAP	NAP	NAP	94.4%	09/23/2014

A-1-30

COMM 2014-UBS6

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of	Upfront	Monthly	Upfront	Monthly	Upfront	Monthly	Upfront	Monthly	Upfront
Property			Initial Pool	Replacement	Replacement	TI/LC	TI/LC	Tax	Tax	Insurance	Insurance	Engineering
Flag	ID	Property Name	Balance	Reserves($)(23)	Reserves ($)(24)	Reserves($)(23)	Reserves ($)(24)	Reserves($)(23)	Reserves ($)(24)	Reserves($)(23)	Reserves ($)(24)	Reserves($)(23)
Loan	1	Tops & Kroger Portfolio	8.1%		Springing	132,673	Springing	603,001	301,500		Springing	183,167
Property	1.01	Panorama Plaza	1.8%
Property	1.02	Culver Ridge	1.2%
Property	1.03	Crossroads Centre	1.0%
Property	1.04	Tops Plaza - Cheektowaga	0.7%
Property	1.05	Tops Plaza - Amherst	0.6%
Property	1.06	Chillicothe Place	0.6%
Property	1.07	Tops Plaza - Jamestown	0.6%
Property	1.08	Midway Plaza	0.6%
Property	1.09	Tops Plaza - Ontario	0.4%
Property	1.10	Tops Plaza - LeRoy	0.3%
Property	1.11	Tops Plaza - Warsaw	0.3%
Loan	2	W Scottsdale	4.6%		Springing				Springing		Springing
Loan	3	Churchill Portfolio	4.4%		31,600			115,000	75,000		50,000	1,028,966
Property	3.01	Durango Regency	0.4%
Property	3.02	Canby Regency	0.4%
Property	3.03	Rapid City Regency	0.3%
Property	3.04	Rock Springs Regency	0.3%
Property	3.05	Oxford Regency	0.2%
Property	3.06	Thunderbolt Regency	0.2%
Property	3.07	Your Personal Vault - Detroit	0.2%
Property	3.08	San Marcos Regency	0.2%
Property	3.09	St. Mary's/Colerain Oaks	0.2%
Property	3.10	Douglasville Regency	0.2%
Property	3.11	Junction City Regency	0.1%
Property	3.12	1st Choice Storage - Baytown	0.1%
Property	3.13	1st Choice Storage - Beaumont	0.1%
Property	3.14	Eagle Lake Regency	0.1%
Property	3.15	Mora Regency	0.1%
Property	3.16	Iowa City Regency	0.1%
Property	3.17	Dickson Regency	0.1%
Property	3.18	Dependable Storage	0.1%
Property	3.19	Sioux City Regency	0.1%
Property	3.20	Montgomery Regency	0.1%
Property	3.21	Alpine Regency	0.1%
Property	3.22	Austin Peay Mini - Memphis	0.1%
Property	3.23	1st Choice Storage - Semmes	0.1%
Property	3.24	Old Town Regency	0.1%
Property	3.25	Willmar West	0.1%
Property	3.26	U Store It - Highway 49	0.1%
Property	3.27	U Store It - Waveland	0.1%
Property	3.28	U Store It - Gautier	0.1%
Property	3.29	Wichita Regency	0.1%
Property	3.30	U Store It - Pass Road	0.1%
Property	3.31	East Side Mini - Evansville	0.0%
Loan	4	Circle K Portfolio	3.7%		Springing		Springing		Springing		Springing
Loan	5	University Village	3.1%	1,145,000	14,550			84,695	41,506	146,596	13,676	136,000
Loan	6	811 Wilshire	3.1%		7,109	500,000	31,279	111,730	37,243		Springing	13,200
Loan	7	University Edge	2.8%		5,123		766	23,786	16,242	44,310	Springing
Loan	8	Highland Oaks Portfolio	2.7%	5,325	5,325	13,321	13,321	244,498	40,750	9,140	4,570	458,887
Property	8.01	Highland Oaks II	2.1%
Property	8.02	Highland Oaks I	0.6%
Loan	9	8000 Maryland Avenue	2.5%		5,579	84,470	28,954	765,311	63,776	70,292	6,194	44,938
Loan	10	Myrtle Beach Marriott Resort & Spa	2.4%		1/12 of 5.0% of such year's gross income from operations			358,000	44,750	178,397	37,080	15,625
Loan	11	U-Haul Pool 2	2.4%	213,013	Springing			280,051	Springing		Springing	590,284
Property	11.01	U-Haul Greater Miami	0.4%
Property	11.02	U-Haul Center Lancaster	0.2%
Property	11.03	U-Haul Center Downtown	0.2%
Property	11.04	U-Haul Boston Avenue	0.2%
Property	11.05	U-Haul Center Beltline	0.2%
Property	11.06	U-Haul Center Box Road	0.2%
Property	11.07	U-Haul Center Weymouth	0.2%
Property	11.08	U-Haul Pace Boulevard	0.1%
Property	11.09	U-Haul Center Padre Island	0.1%
Property	11.10	U-Haul Center Hyde Park	0.1%
Property	11.11	U-Haul Lake Square	0.1%
Property	11.12	U-Haul Center Route 1	0.1%

A-1-31

COMM 2014-UBS6

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of	Upfront	Monthly	Upfront	Monthly	Upfront	Monthly	Upfront	Monthly	Upfront
Property			Initial Pool	Replacement	Replacement	TI/LC	TI/LC	Tax	Tax	Insurance	Insurance	Engineering
Flag	ID	Property Name	Balance	Reserves($)(23)	Reserves ($)(24)	Reserves($)(23)	Reserves ($)(24)	Reserves($)(23)	Reserves ($)(24)	Reserves($)(23)	Reserves ($)(24)	Reserves($)(23)
Property	11.13	U-Haul of Roseburg	0.1%
Property	11.14	U-Haul Wrightsboro	0.1%
Property	11.15	U-Haul Greensburg	0.1%
Property	11.16	Fairgrounds U-Haul Center	0.1%
Property	11.17	U-Haul Dallas Freeway	0.1%
Property	11.18	U-Haul Center W W White	0.0%
Loan	12	Larkridge Shopping Center	2.4%		4,343	200,000	15,199	742,056	112,433	26,049	4,652
Loan	13	Rivers Pointe Apartments Phase II	2.4%		3,467			336,069	31,082	28,001	Springing
Loan	14	Gunston Plaza	2.2%		3,390		12,714	178,862	30,500	43,979	3,800	355,625
Loan	15	Homewood Suites Carle Place	2.1%		4% of prior month's gross revenues			105,981	21,196		Springing
Loan	16	Baton Rouge West Distribution Center	2.0%	4,129	4,129	11,231	11,231		18,888	17,437	5,812
Loan	17	One Woodward Building	2.0%		9,132		37,500	146,851	40,792	56,514	7,436
Loan	18	Wyndham Garden - San Jose	1.8%		1/12 of 4% of Gross Income from Operations			29,853	11,482	31,668	6,884
Loan	19	Element - Austin	1.7%		5,958				17,313	67,090	7,801	13,125
Loan	20	Four Points by Sheraton - San Jose	1.7%		1/12 of 4% of Gross Income from Operations			100,745	13,256	23,443	4,186	153,035
Loan	21	Canterbury Village	1.7%		729		2,430	145,000	24,167	14,092	1,281
Loan	22	Landmark Industrial Portfolio	1.5%		9,087	700,000	57,746	242,973	175,650		Springing	843,399
Property	22.01	Austin	0.4%
Property	22.02	Meridian	0.4%
Property	22.03	Foster	0.3%
Property	22.04	Triangle	0.2%
Property	22.05	Ridge	0.1%
Loan	23	StorQuest Texas Portfolio	1.4%		5,030			276,377	25,125		Springing	28,055
Property	23.01	Plum Creek	0.4%
Property	23.02	New Territory	0.4%
Property	23.03	Gosling Road	0.3%
Property	23.04	Brazos	0.3%
Loan	24	Cray Plaza	1.2%		5,117	600,000	16,288	47,949	47,952	102,236	12,820	565,216
Loan	25	Lakeview Industrial Building	1.1%		7,369	800,000	9,942	25,913	8,638	39,673	7,935	24,313
Loan	26	Clovis Crossing Phase II	1.1%	1,023	1,023	6,314	6,314	80,157	11,451		Springing
Loan	27	Wyndham Garden Austin	1.0%		26,637			258,351	24,373	13,891	8,682	12,875
Loan	28	Blue Diamond Marketplace	1.0%		894	250,000	5,963	23,936	7,979	6,486	1,622
Loan	29	The Commons at Anniston	1.0%		8,337			23,763	14,852		Springing	125,250
Loan	30	Four Points by Sheraton - San Francisco Bay Bridge	1.0%		22,979			115,190	15,157	6,575	2,529
Loan	31	Galleria L'Orange	1.0%		672	10,000	2,184	83,566	11,938		Springing	5,303
Loan	32	Little Havana Office & Retail Portfolio	1.0%		1,126		2,812	148,452	15,464	22,981	8,839	137,673
Property	32.01	Brickell Station	0.3%
Property	32.02	Goodwill Superstore & Conch Hill Market	0.3%
Property	32.03	Village Shoppes of Little Havana	0.1%
Property	32.04	La Bohemia	0.1%
Property	32.05	Futurama	0.1%
Property	32.06	Pents & Frows	0.0%
Loan	33	Scoop East Hampton	0.9%		242			12,593	2,867	11,778	2,450
Loan	34	Wells Fargo Plaza	0.9%		5,164	155,658	18,847	306,999	30,700		Springing	62,500
Loan	35	Bainbridge Park Apartments	0.9%	540,000	4,000			60,000	19,423	50,000	5,091	125,000
Loan	36	Evergreen Plaza	0.9%		2,032		5,079	57,283	19,094	16,977	2,122
Loan	37	BECO Tower I	0.9%		3,843	500,000	10,772	25,460	5,092	22,943	2,086	16,351
Loan	38	West Lancaster Plaza	0.8%		1,206	205,000	Springing	32,657	12,560	18,590	1,937
Loan	39	Shadow Lane Office	0.8%		806	130,000	5,000	23,150	6,066		1,062
Loan	40	Parkstone and Parkhurst Apartments	0.8%		4,375			44,389	7,398	67,250	7,820	56,563
Loan	41	Germantown Collection	0.8%			185,725	4,031	135,467	16,933	8,550	Springing
Loan	42	Black Gold Suites Hotel Portfolio	0.7%		1/12 of 4.0% of the projected annual gross income from operations			20,667	5,167	49,109	10,065
Property	42.01	Black Gold Suites Tioga	0.4%
Property	42.02	Black Gold Suites Stanley	0.4%
Loan	43	ART Kentucky MF Portfolio	0.7%		5,308			64,163	5,833	38,500	3,500	252,625
Property	43.01	Ridgewood Apartments	0.4%
Property	43.02	Valleyfield Apartments	0.3%
Loan	44	Ranch Lake Plaza	0.7%	3,637	3,637	3,565	3,565	128,821	10,735	10,778	5,389
Loan	45	Hilton Garden Inn Fontana	0.7%		4% of prior month's gross revenues			43,307	14,007		Springing	33,294
Loan	46	Harmony Bay Apartments	0.7%	2,950	2,950			95,506	11,938	13,184	1,648
Loan	47	4585 Electronics Place	0.7%		1,210		6,050	50,328	7,190		Springing	50,000
Loan	48	Ravenwood Apartments	0.6%		6,824			116,866	11,968	43,125	10,860	9,125
Loan	49	Madeira Grove Apartments	0.6%		4,898			10,472	10,472	40,456	5,779	3,125
Loan	50	Gulf Freeway Office	0.6%	500,000	3,717		8,921	222,320	22,231	119,290	10,140	9,375
Loan	51	Residence Inn - Jackson	0.6%		4.0% of prior year's gross revenues divided by 12			101,061	11,229		Springing
Loan	52	Apollo Storage	0.6%	768,500	1,007				Springing	5,867	2,934
Loan	53	Springhill Suites Auburn Hills	0.6%		4.0% of prior month's gross revenues			36,307	8,809	9,265	1,853

A-1-32

COMM 2014-UBS6

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of	Upfront	Monthly	Upfront	Monthly	Upfront	Monthly	Upfront	Monthly	Upfront
Property			Initial Pool	Replacement	Replacement	TI/LC	TI/LC	Tax	Tax	Insurance	Insurance	Engineering
Flag	ID	Property Name	Balance	Reserves($)(23)	Reserves ($)(24)	Reserves($)(23)	Reserves ($)(24)	Reserves($)(23)	Reserves ($)(24)	Reserves($)(23)	Reserves ($)(24)	Reserves($)(23)
Loan	54	El Dorado	0.6%		3,000			6,036	6,036	21,711	3,102	33,375
Loan	55	Westoaks Self Storage	0.6%		Springing			33,973	3,950		Springing	3,281
Loan	56	Staybridge Suites Peoria	0.6%		5% of prior month's gross revenues			20,689	10,345		Springing
Loan	57	Greensboro Multifamily Portfolio	0.5%	214,350	4,479			78,292	7,117	37,289	4,143	107,063
Property	57.01	LeMans at Lawndale	0.3%
Property	57.02	Lexington Commons	0.3%
Loan	58	Campbell Park Apartments	0.5%		3,711			6,537	10,895	10,333	2,870	63,031
Loan	59	Michael Medical Center	0.5%		742		3,708	22,477	11,239	920	460
Loan	60	Self Storage Plus - Gambrills	0.5%		833			3,542	5,903	2,666	1,025
Loan	61	Tutor Time Phoenix	0.5%	12,000	334	45,000	Springing			2,250	2,244
Loan	62	Campus West	0.5%		1,350			13,551	4,517	16,481	1,648
Loan	63	Greenbriar Plaza	0.4%	94,000	1,247		4,155	67,667	9,667	4,449	2,225	282,084
Loan	64	Northpoint Plaza	0.4%		297	75,000	1,113	36,843	4,848	1,224	471	16,875
Loan	65	Walmart Helena Shopping Center	0.4%		598	75,063	1,000	42,141	4,214	6,296	1,259
Loan	66	Holiday Inn Express Prattville	0.4%		1/12 of 4.0% of Gross Income from Operations			32,087	2,917	7,600	1,267	2,000
Loan	67	Kerrville Junction Shopping Center	0.4%	638	638	50,000	2,950	42,865	4,286	2,416	1,208
Loan	68	Irvington Plaza	0.4%		1,135	35,000	3,178	34,636	5,773		Springing	5,250
Loan	69	Foxshire Plaza	0.4%		601	38,000	2,004	22,713	4,543	4,163	463	18,875
Loan	70	Park 'N Go Charlotte	0.4%	265,444	5,167			5,774	2,803	31,820	3,182	19,953
Loan	71	Bryan Station Shopping Center	0.4%	680	680	50,000	2,353		Springing		Springing
Loan	72	Fairfield Inn & Suites - Dover	0.3%	5,992	At least 1/12 of 4.0% of prior year's gross revenues			7,655	3,827	4,109	1,027
Loan	73	Comfort Suites Bakersfield	0.3%	35,000	1/12 of 5.0% of projected annual Gross Income			19,333	4,833	11,458	1,042
Loan	74	Graystone Crossing	0.3%	275	275	15,000	1,700		Springing		Springing
Loan	75	Center Street Promenade	0.3%		1,556		1,682	18,059	6,022	20,294	1,514
Loan	76	Park 'N Go Omaha	0.3%		2,006			8,059	2,887	33,115	3,311
Loan	77	Thanksgiving Point	0.3%	175	175	1,000	1,000	2,750	2,750	2,108	301
Loan	78	Magnetek Industrial	0.3%	884	884	1,768	1,768	23,701	5,925	525	263
Loan	79	La Quinta - Columbus	0.3%		1/12 of 4% of Gross Income from Operations			27,841	4,218	26,407	2,751
Loan	80	Fountainhead Mini Storage	0.2%	706	706			18,547	3,091	4,815	626
Loan	81	Conn's Store	0.2%		630		1,889	75,203	6,483	4,337	1,668	16,500
Loan	82	6720 South Jeffery Apartments	0.2%		1,688			13,504	4,501	3,010	1,505
Loan	83	Shoppes of Jensen Beach	0.2%		420		1,199	30,474	2,540	1,990	1,990
Loan	84	366 Knickerbocker Avenue	0.2%		125	100,000	192	3,076	1,538	1,403	234	6,250
Loan	85	Thunderbird Hill South	0.2%		367				2,317	3,586	398	4,715
Loan	86	Lake Griffin Mobile Home Park	0.2%		454			2,518	2,518	6,469	539	18,875
Loan	87	35th and Greenway	0.1%	1,575	1,575	2,363	2,363	20,057	10,028		Springing	55,938
Loan	88	Lady Lake	0.1%					2,161	2,161		Springing
Loan	89	The Meadows	0.1%	396	396			2,735	912	897	299

A-1-33

COMM 2014-UBS6

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of	Other	Other
Property			Initial Pool	Reserves ($)	Reserves
Flag	ID	Property Name	Balance	(23)(24)(25)	Description(23)(24)(25)
Loan	1	Tops & Kroger Portfolio	8.1%	532,031	Free Rent Funds (Upfront: 532,031); Ground Rent Funds (Monthly: 2,500)
Property	1.01	Panorama Plaza	1.8%
Property	1.02	Culver Ridge	1.2%
Property	1.03	Crossroads Centre	1.0%
Property	1.04	Tops Plaza - Cheektowaga	0.7%
Property	1.05	Tops Plaza - Amherst	0.6%
Property	1.06	Chillicothe Place	0.6%
Property	1.07	Tops Plaza - Jamestown	0.6%
Property	1.08	Midway Plaza	0.6%
Property	1.09	Tops Plaza - Ontario	0.4%
Property	1.10	Tops Plaza - LeRoy	0.3%
Property	1.11	Tops Plaza - Warsaw	0.3%
Loan	2	W Scottsdale	4.6%	Springing	Seasonal Working Capital Reserve (Monthly: Springing)
Loan	3	Churchill Portfolio	4.4%	40,000	Manufactured Home Expense Reserve (Monthly: 40,000)
Property	3.01	Durango Regency	0.4%
Property	3.02	Canby Regency	0.4%
Property	3.03	Rapid City Regency	0.3%
Property	3.04	Rock Springs Regency	0.3%
Property	3.05	Oxford Regency	0.2%
Property	3.06	Thunderbolt Regency	0.2%
Property	3.07	Your Personal Vault - Detroit	0.2%
Property	3.08	San Marcos Regency	0.2%
Property	3.09	St. Mary's/Colerain Oaks	0.2%
Property	3.10	Douglasville Regency	0.2%
Property	3.11	Junction City Regency	0.1%
Property	3.12	1st Choice Storage - Baytown	0.1%
Property	3.13	1st Choice Storage - Beaumont	0.1%
Property	3.14	Eagle Lake Regency	0.1%
Property	3.15	Mora Regency	0.1%
Property	3.16	Iowa City Regency	0.1%
Property	3.17	Dickson Regency	0.1%
Property	3.18	Dependable Storage	0.1%
Property	3.19	Sioux City Regency	0.1%
Property	3.20	Montgomery Regency	0.1%
Property	3.21	Alpine Regency	0.1%
Property	3.22	Austin Peay Mini - Memphis	0.1%
Property	3.23	1st Choice Storage - Semmes	0.1%
Property	3.24	Old Town Regency	0.1%
Property	3.25	Willmar West	0.1%
Property	3.26	U Store It - Highway 49	0.1%
Property	3.27	U Store It - Waveland	0.1%
Property	3.28	U Store It - Gautier	0.1%
Property	3.29	Wichita Regency	0.1%
Property	3.30	U Store It - Pass Road	0.1%
Property	3.31	East Side Mini - Evansville	0.0%
Loan	4	Circle K Portfolio	3.7%	Springing	Major Tenant Funds (Springing Monthly: Excess Cash Flow); Environmental Matters Funds (Springing Monthly: Excess Cash Flow)
Loan	5	University Village	3.1%	215,244	Prepaid Rent Reserve (Upfront: 215,244)
Loan	6	811 Wilshire	3.1%	804,846	Rent Abatement Reserve (Upfront: 751,946); Scheduled Existing TI/LC Reserve (Upfront: 52,900); Lease Sweep Reserve (Springing Monthly: Excess Cash Flow)
Loan	7	University Edge	2.8%	4,220,535	Earn Out Reserve (Upfront: 3,750,000); Unfunded Tenant Obligations Reserve (Upfront: 276,536); Rent Reserve (Upfront: 193,999)
Loan	8	Highland Oaks Portfolio	2.7%	561,271	Rent Concession Reserve (Upfront: 561,271)
Property	8.01	Highland Oaks II	2.1%
Property	8.02	Highland Oaks I	0.6%
Loan	9	8000 Maryland Avenue	2.5%	176,581	Free Rent Reserve (Upfront: 176,581); Lease Sweep Reserve (Springing Monthly: Excess Cash Flow); BBL Free Rent Reserve (Springing: Excess Cash Flow)
Loan	10	Myrtle Beach Marriott Resort & Spa	2.4%	1,184,000	Seasonality Reserve (Upfront: 1,184,000; Monthly: Springing); PIP Reserve (Monthly: Springing); Franchise Agreement Reserve (Springing Monthly: Excess Cash Flow)
Loan	11	U-Haul Pool 2	2.4%	371,876	Environmental (Upfront: 371,876)
Property	11.01	U-Haul Greater Miami	0.4%
Property	11.02	U-Haul Center Lancaster	0.2%
Property	11.03	U-Haul Center Downtown	0.2%
Property	11.04	U-Haul Boston Avenue	0.2%
Property	11.05	U-Haul Center Beltline	0.2%
Property	11.06	U-Haul Center Box Road	0.2%
Property	11.07	U-Haul Center Weymouth	0.2%
Property	11.08	U-Haul Pace Boulevard	0.1%
Property	11.09	U-Haul Center Padre Island	0.1%
Property	11.10	U-Haul Center Hyde Park	0.1%
Property	11.11	U-Haul Lake Square	0.1%
Property	11.12	U-Haul Center Route 1	0.1%

A-1-34

COMM 2014-UBS6

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of	Other	Other
Property			Initial Pool	Reserves ($)	Reserves
Flag	ID	Property Name	Balance	(23)(24)(25)	Description(23)(24)(25)
Property	11.13	U-Haul of Roseburg	0.1%
Property	11.14	U-Haul Wrightsboro	0.1%
Property	11.15	U-Haul Greensburg	0.1%
Property	11.16	Fairgrounds U-Haul Center	0.1%
Property	11.17	U-Haul Dallas Freeway	0.1%
Property	11.18	U-Haul Center W W White	0.0%
Loan	12	Larkridge Shopping Center	2.4%	538,733	First Generation Space (Upfront: 313,000); Unfunded Obligations (Upfront: 225,733); TRU Co-Tenancy; DSG Co-Tenancy; Specified Tenant Rollover (Springing: Excess Cash Flow)
Loan	13	Rivers Pointe Apartments Phase II	2.4%
Loan	14	Gunston Plaza	2.2%	30,000	Rite Aid TI/LC Reserve (Upfront: 30,000)
Loan	15	Homewood Suites Carle Place	2.1%
Loan	16	Baton Rouge West Distribution Center	2.0%
Loan	17	One Woodward Building	2.0%	Springing	Ground Rent Funds (Monthly: 5,000); Major Tenant Rollover Funds (Monthly Springing: Excess Cash Flow)
Loan	18	Wyndham Garden - San Jose	1.8%
Loan	19	Element - Austin	1.7%	1,500,000	Achievement Reserve Deposit (Upfront: 1,500,000)
Loan	20	Four Points by Sheraton - San Jose	1.7%
Loan	21	Canterbury Village	1.7%	Springing	Lease Sweep Reserve (Monthly Springing: Excess Cash Flow)
Loan	22	Landmark Industrial Portfolio	1.5%	475,000	SOH Reserve Fund (Upfront: 300,000); MedX Reserve Fund (Upfront: 175,000); Major Tenant Rollover Funds (Springing Monthly: Excess Cash Flow)
Property	22.01	Austin	0.4%
Property	22.02	Meridian	0.4%
Property	22.03	Foster	0.3%
Property	22.04	Triangle	0.2%
Property	22.05	Ridge	0.1%
Loan	23	StorQuest Texas Portfolio	1.4%
Property	23.01	Plum Creek	0.4%
Property	23.02	New Territory	0.4%
Property	23.03	Gosling Road	0.3%
Property	23.04	Brazos	0.3%
Loan	24	Cray Plaza	1.2%	500,000	Cray Leasing Reserve (Upfront: 500,000); Special Rollover Reserve (Springing Monthly: Excess Cash Flow)
Loan	25	Lakeview Industrial Building	1.1%	146,087	Lease Sweep Reserve (Springing Monthly: Excess Cash Flow); Master Fleet Reserve (Upfront: 46,087); New Tenant Lease Improvement Reserve (Upfront: 100,000)
Loan	26	Clovis Crossing Phase II	1.1%	Springing	Stein Mart Reserve (Springing Monthly: Excess Cash Flow); Walmart Reserve (Springing Monthly: Excess Cash Flow); Hyperam Reserve (Springing Monthly: Excess Cash Flow)
Loan	27	Wyndham Garden Austin	1.0%	Springing	Ground Rent Funds (Monthly: 8,631); Future Property Improvement Plan Reserve (Springing Monthly: Excess Cash Flow)
Loan	28	Blue Diamond Marketplace	1.0%	185,000	Grey Space Reserve (Upfront: $185,000)
Loan	29	The Commons at Anniston	1.0%
Loan	30	Four Points by Sheraton - San Francisco Bay Bridge	1.0%
Loan	31	Galleria L'Orange	1.0%	40,098	Ground Rent (Upfront: 40,098, Monthly: 6,683)
Loan	32	Little Havana Office & Retail Portfolio	1.0%	84,900	Unfunded Lease Obligation Funds (Upfront: 84,900)
Property	32.01	Brickell Station	0.3%
Property	32.02	Goodwill Superstore & Conch Hill Market	0.3%
Property	32.03	Village Shoppes of Little Havana	0.1%
Property	32.04	La Bohemia	0.1%
Property	32.05	Futurama	0.1%
Property	32.06	Pents & Frows	0.0%
Loan	33	Scoop East Hampton	0.9%	Springing	Lease Sweep Reserve (Springing Monthly: Excess Cash Flow)
Loan	34	Wells Fargo Plaza	0.9%	1,233,481	Free Rent Reserve (Upfront: 75,971); Lease Sweep Reserve (Springing Monthly: Excess Cash Flow); Lobby Build-Out Reserve (Upfront: 1,157,510)
Loan	35	Bainbridge Park Apartments	0.9%	540,000	Capital Improvement Plan (Upfront: 540,000)
Loan	36	Evergreen Plaza	0.9%	756,600	Environmental Reserve (Upfront: 126,600); Lease Sweep Reserve (Springing Monthly: Excess Cash Flow); Renovation Reserve Fund (Upfront: 630,000)
Loan	37	BECO Tower I	0.9%	Springing	Occupancy Reserve (Springing Monthly: Excess Cash Flow)
Loan	38	West Lancaster Plaza	0.8%	9,704	Unfunded Obligation Funds (Upfront: 9,704); Major Tenant Rollover Funds (Monthly Springing: Excess Cash Flow)
Loan	39	Shadow Lane Office	0.8%	22,063	Rent Abatement Reserve (Upfront: 22,063, Springing Monthly: 1,839)
Loan	40	Parkstone and Parkhurst Apartments	0.8%
Loan	41	Germantown Collection	0.8%	236,245	Roof Repairs (Upfront: 236,245)
Loan	42	Black Gold Suites Hotel Portfolio	0.7%
Property	42.01	Black Gold Suites Tioga	0.4%
Property	42.02	Black Gold Suites Stanley	0.4%
Loan	43	ART Kentucky MF Portfolio	0.7%
Property	43.01	Ridgewood Apartments	0.4%
Property	43.02	Valleyfield Apartments	0.3%
Loan	44	Ranch Lake Plaza	0.7%	891,852	Goodwill TI Reserve (Upfront: 750,000); Goodwill Free Rent Reserve (Upfront: 140,052); Lobster Pound Free Rent Reserve (Upfront: 1,800)
Loan	45	Hilton Garden Inn Fontana	0.7%	233,775	Property Renovation Reserve (Upfront: 179,000); Seasonal Working Capital Reserve (Upfront: 54,775, Springing Monthly: 10,000)
Loan	46	Harmony Bay Apartments	0.7%
Loan	47	4585 Electronics Place	0.7%	Springing	Lease Sweep Funds (Springing Monthly: Excess Cash Flow)
Loan	48	Ravenwood Apartments	0.6%
Loan	49	Madeira Grove Apartments	0.6%	Springing	Budgeted Work Reserve (Springing Monthly: Excess Cash Flow)
Loan	50	Gulf Freeway Office	0.6%
Loan	51	Residence Inn - Jackson	0.6%	Springing	Franchise Agreement Sweep Reserve (Springing Monthly: Excess Cash Flow)
Loan	52	Apollo Storage	0.6%
Loan	53	Springhill Suites Auburn Hills	0.6%	Springing	Common Charges (Springing Monthly: Common Charges Payable Per the Budget)

A-1-35

COMM 2014-UBS6

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of	Other	Other
Property			Initial Pool	Reserves ($)	Reserves
Flag	ID	Property Name	Balance	(23)(24)(25)	Description(23)(24)(25)
Loan	54	El Dorado	0.6%	Springing	Budgeted Work Reserve (Springing Monthly: Excess Cash Flow)
Loan	55	Westoaks Self Storage	0.6%
Loan	56	Staybridge Suites Peoria	0.6%	816,500	PIP Reserve (Upfront: 791,500); BBD Reserve (Upfront: 25,000)
Loan	57	Greensboro Multifamily Portfolio	0.5%
Property	57.01	LeMans at Lawndale	0.3%
Property	57.02	Lexington Commons	0.3%
Loan	58	Campbell Park Apartments	0.5%	73,920	Condominium Funds (Upfront: 73,920; Monthly: 27,015)
Loan	59	Michael Medical Center	0.5%	Springing	Lease Sweep Reserve (Springing Monthly: Excess Cash Flow)
Loan	60	Self Storage Plus - Gambrills	0.5%
Loan	61	Tutor Time Phoenix	0.5%
Loan	62	Campus West	0.5%
Loan	63	Greenbriar Plaza	0.4%
Loan	64	Northpoint Plaza	0.4%	31,224	Unfunded Obligation Funds (Upfront: 31,224); Major Tenant Special Reserve (Springing Monthly: Excess Cash Flow)
Loan	65	Walmart Helena Shopping Center	0.4%	9,000	Free Rent (Upfront: 9,000), Lease Sweep Funds (Springing Monthly: Excess Cash Flow)
Loan	66	Holiday Inn Express Prattville	0.4%	40,000	Seasonality Reserve (Upfront: 40,000, Monthly: Springing)
Loan	67	Kerrville Junction Shopping Center	0.4%
Loan	68	Irvington Plaza	0.4%	61,640	Lease Sweep Funds (Springing Monthly: Excess Cash Flow); Free Rent Reserves (Upfront: 9,253); Goodwill Funds (Upfront: 52,387)
Loan	69	Foxshire Plaza	0.4%	309,750	GSA Holdback Fund (Upfront: 300,000); Free Rent Reserve (Upfront: 9,750)
Loan	70	Park 'N Go Charlotte	0.4%
Loan	71	Bryan Station Shopping Center	0.4%
Loan	72	Fairfield Inn & Suites - Dover	0.3%	636,400	Seasonality Reserve (Upfront: 94,000); PIP Reserve (Upfront: 542,400); Future PIP Reserve (Springing Monthly: Excess Cash Flow)
Loan	73	Comfort Suites Bakersfield	0.3%	65,000	Seasonality Reserve (Upfront: 65,000, Monthly: Springing)
Loan	74	Graystone Crossing	0.3%
Loan	75	Center Street Promenade	0.3%	82,000	Pending Litigation Reserve (Upfront: 82,000)
Loan	76	Park 'N Go Omaha	0.3%
Loan	77	Thanksgiving Point	0.3%	55,451	Souvlaki Reserve Rent Holdback (Upfront: 5,906); Souvlaki Reserve TI Holdback (Upfront: 49,545)
Loan	78	Magnetek Industrial	0.3%
Loan	79	La Quinta - Columbus	0.3%	50,000	Seasonality Reserve (Upfront: 50,000; Springing Monthly); Future PIP Reserve (Monthly Springing: Excess Cash Flow)
Loan	80	Fountainhead Mini Storage	0.2%
Loan	81	Conn's Store	0.2%	Springing	Major Tenant Reserve (Monthly Springing: Excess Cash Flow)
Loan	82	6720 South Jeffery Apartments	0.2%
Loan	83	Shoppes of Jensen Beach	0.2%	Springing	Lease Sweep Reserve (Springing Monthly: Excess Cash Flow)
Loan	84	366 Knickerbocker Avenue	0.2%
Loan	85	Thunderbird Hill South	0.2%
Loan	86	Lake Griffin Mobile Home Park	0.2%
Loan	87	35th and Greenway	0.1%
Loan	88	Lady Lake	0.1%	Springing	Leather Gallery Reserve (Springing Monthly: Excess Cash Flow); Sweet Tomatoes Reserve (Springing Monthly: Excess Cash Flow)
Loan	89	The Meadows	0.1%

A-1-36

COMM 2014-UBS6

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of	Environmental
Property			Initial Pool	Report	Engineering	Loan
Flag	ID	Property Name	Balance	Date(26)(27)	Report Date	Purpose	Sponsor(28)
Loan	1	Tops & Kroger Portfolio	8.1%			Acquisition	Annaly Commercial Real Estate Group, Inc.
Property	1.01	Panorama Plaza	1.8%	11/11/2014	10/07/2014
Property	1.02	Culver Ridge	1.2%	11/11/2014	10/07/2014
Property	1.03	Crossroads Centre	1.0%	11/11/2014	10/07/2014
Property	1.04	Tops Plaza - Cheektowaga	0.7%	11/11/2014	10/07/2014
Property	1.05	Tops Plaza - Amherst	0.6%	11/11/2014	10/07/2014
Property	1.06	Chillicothe Place	0.6%	11/11/2014	10/07/2014
Property	1.07	Tops Plaza - Jamestown	0.6%	11/11/2014	10/07/2014
Property	1.08	Midway Plaza	0.6%	11/11/2014	10/07/2014
Property	1.09	Tops Plaza - Ontario	0.4%	11/11/2014	10/07/2014
Property	1.10	Tops Plaza - LeRoy	0.3%	11/11/2014	10/07/2014
Property	1.11	Tops Plaza - Warsaw	0.3%	11/11/2014	10/07/2014
Loan	2	W Scottsdale	4.6%	08/14/2014	08/12/2014	Refinance	Steven Yari
Loan	3	Churchill Portfolio	4.4%	Various	Various	Refinance	Barbi Benton Gradow
Property	3.01	Durango Regency	0.4%	05/05/2014	05/05/2014
Property	3.02	Canby Regency	0.4%	05/05/2014	05/12/2014
Property	3.03	Rapid City Regency	0.3%	05/05/2014	05/06/2014
Property	3.04	Rock Springs Regency	0.3%	05/05/2014	05/12/2014
Property	3.05	Oxford Regency	0.2%	05/08/2014	05/12/2014
Property	3.06	Thunderbolt Regency	0.2%	05/05/2014	05/07/2014
Property	3.07	Your Personal Vault - Detroit	0.2%	05/05/2014	05/09/2014
Property	3.08	San Marcos Regency	0.2%	05/08/2014	05/02/2014
Property	3.09	St. Mary's/Colerain Oaks	0.2%	05/05/2014	05/06/2014
Property	3.10	Douglasville Regency	0.2%	05/05/2014	05/06/2014
Property	3.11	Junction City Regency	0.1%	05/05/2014	05/06/2014
Property	3.12	1st Choice Storage - Baytown	0.1%	06/05/2014	05/06/2014
Property	3.13	1st Choice Storage - Beaumont	0.1%	05/06/2014	05/06/2014
Property	3.14	Eagle Lake Regency	0.1%	05/05/2014	05/07/2014
Property	3.15	Mora Regency	0.1%	05/05/2014	05/07/2014
Property	3.16	Iowa City Regency	0.1%	05/05/2014	05/09/2014
Property	3.17	Dickson Regency	0.1%	05/05/2014	05/09/2014
Property	3.18	Dependable Storage	0.1%	05/05/2014	05/09/2014
Property	3.19	Sioux City Regency	0.1%	05/06/2014	05/09/2014
Property	3.20	Montgomery Regency	0.1%	05/05/2014	05/05/2014
Property	3.21	Alpine Regency	0.1%	05/05/2014	05/02/2014
Property	3.22	Austin Peay Mini - Memphis	0.1%	05/05/2014	05/09/2014
Property	3.23	1st Choice Storage - Semmes	0.1%	05/05/2014	05/09/2014
Property	3.24	Old Town Regency	0.1%	05/06/2014	05/08/2014
Property	3.25	Willmar West	0.1%	05/05/2014	05/07/2014
Property	3.26	U Store It - Highway 49	0.1%	05/05/2014	05/05/2014
Property	3.27	U Store It - Waveland	0.1%	05/05/2014	05/09/2014
Property	3.28	U Store It - Gautier	0.1%	05/05/2014	05/06/2014
Property	3.29	Wichita Regency	0.1%	05/30/2014	05/29/2014
Property	3.30	U Store It - Pass Road	0.1%	05/05/2014	05/08/2014
Property	3.31	East Side Mini - Evansville	0.0%	05/05/2014	04/30/2014
Loan	4	Circle K Portfolio	3.7%	Various	Various	Refinance	Skyline Pacific Properties, LLC; Bristol Group, Inc.
Loan	5	University Village	3.1%	09/22/2014	09/19/2014	Acquisition	Arlington REIT Inc; Evan F. Denner; Andrew N. Stark
Loan	6	811 Wilshire	3.1%	09/15/2014	09/12/2014	Refinance	David Y. Lee
Loan	7	University Edge	2.8%	07/02/2014	07/03/2014	Refinance	Lawrence B. Levey; Lawrence B. Levey Trust (First Restatement)
Loan	8	Highland Oaks Portfolio	2.7%			Acquisition	Investment Properties Holdings, LLLP
Property	8.01	Highland Oaks II	2.1%	06/18/2014	06/18/2014
Property	8.02	Highland Oaks I	0.6%	06/18/2014	06/18/2014
Loan	9	8000 Maryland Avenue	2.5%	08/11/2014	08/11/2014	Refinance	David H. Hoffmann
Loan	10	Myrtle Beach Marriott Resort & Spa	2.4%	07/08/2014	07/07/2014	Refinance	CSC Holdings, LLC; Columbia Sussex Corporation
Loan	11	U-Haul Pool 2	2.4%			Refinance	AMERCO
Property	11.01	U-Haul Greater Miami	0.4%	08/28/2014	08/28/2014
Property	11.02	U-Haul Center Lancaster	0.2%	08/28/2014	08/28/2014
Property	11.03	U-Haul Center Downtown	0.2%	08/28/2014	08/28/2014
Property	11.04	U-Haul Boston Avenue	0.2%	08/28/2014	08/28/2014
Property	11.05	U-Haul Center Beltline	0.2%	08/28/2014	08/28/2014
Property	11.06	U-Haul Center Box Road	0.2%	08/28/2014	08/28/2014
Property	11.07	U-Haul Center Weymouth	0.2%	08/28/2014	08/28/2014
Property	11.08	U-Haul Pace Boulevard	0.1%	08/28/2014	08/28/2014
Property	11.09	U-Haul Center Padre Island	0.1%	08/28/2014	08/28/2014
Property	11.10	U-Haul Center Hyde Park	0.1%	08/28/2014	08/28/2014
Property	11.11	U-Haul Lake Square	0.1%	08/28/2014	08/28/2014
Property	11.12	U-Haul Center Route 1	0.1%	08/28/2014	08/28/2014

A-1-37

COMM 2014-UBS6

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of	Environmental
Property			Initial Pool	Report	Engineering	Loan
Flag	ID	Property Name	Balance	Date(26)(27)	Report Date	Purpose	Sponsor(28)
Property	11.13	U-Haul of Roseburg	0.1%	08/28/2014	08/28/2014
Property	11.14	U-Haul Wrightsboro	0.1%	08/28/2014	08/28/2014
Property	11.15	U-Haul Greensburg	0.1%	08/28/2014	08/28/2014
Property	11.16	Fairgrounds U-Haul Center	0.1%	08/28/2014	08/28/2014
Property	11.17	U-Haul Dallas Freeway	0.1%	08/28/2014	08/28/2014
Property	11.18	U-Haul Center W W White	0.0%	08/28/2014	08/28/2014
Loan	12	Larkridge Shopping Center	2.4%	10/07/2014	10/06/2014	Refinance	Jordon Perlmutter
Loan	13	Rivers Pointe Apartments Phase II	2.4%	07/29/2014	07/28/2014	Refinance	Robert C. Morgan
Loan	14	Gunston Plaza	2.2%	07/25/2014	07/28/2014	Acquisition	Kenneth Levy; Levy Family Trust Dated February 18, 1983
Loan	15	Homewood Suites Carle Place	2.1%	11/05/2014	08/27/2014	Refinance	Allan V. Rose
Loan	16	Baton Rouge West Distribution Center	2.0%	11/03/2014	11/03/2014	Refinance	John E. Shaffer; Robert E. Smietana; Melissa S. Pielet
Loan	17	One Woodward Building	2.0%	08/28/2014	10/03/2014	Recapitalization	ZUP Ventures LLC
Loan	18	Wyndham Garden - San Jose	1.8%	10/23/2014	10/01/2014	Refinance	Mira Shingal
Loan	19	Element - Austin	1.7%	10/08/2014	10/08/2014	Refinance	Ariel Thomas Nessel
Loan	20	Four Points by Sheraton - San Jose	1.7%	07/07/2014	07/07/2014	Refinance	Mira Shingal
Loan	21	Canterbury Village	1.7%	10/29/2014	10/01/2014	Refinance	Richard A. Whealen
Loan	22	Landmark Industrial Portfolio	1.5%			Refinance	Yisroel Gluck
Property	22.01	Austin	0.4%	08/21/2014	08/21/2014
Property	22.02	Meridian	0.4%	08/21/2014	08/22/2014
Property	22.03	Foster	0.3%	08/22/2014	08/22/2014
Property	22.04	Triangle	0.2%	08/25/2014	08/25/2014
Property	22.05	Ridge	0.1%	08/25/2014	08/25/2014
Loan	23	StorQuest Texas Portfolio	1.4%			Acquisition	William W. Hobin; Clark W. Porter; Timothy B. Hobin
Property	23.01	Plum Creek	0.4%	10/13/2014	10/14/2014
Property	23.02	New Territory	0.4%	10/13/2014	10/14/2014
Property	23.03	Gosling Road	0.3%	10/13/2014	10/14/2014
Property	23.04	Brazos	0.3%	10/13/2014	10/14/2014
Loan	24	Cray Plaza	1.2%	09/03/2014	09/02/2014	Refinance	Ed Simmons; Steve Resnick; Dale Stark
Loan	25	Lakeview Industrial Building	1.1%	09/03/2014	09/03/2014	Refinance	Arthur Dumke; Ronald Jankowski
Loan	26	Clovis Crossing Phase II	1.1%	09/08/2014	09/08/2014	Refinance	David H. Paynter
Loan	27	Wyndham Garden Austin	1.0%	06/24/2014	06/24/2014	Refinance	Allan L. Reagan
Loan	28	Blue Diamond Marketplace	1.0%	09/18/2014	09/19/2014	Refinance	Daniel D. Khoshaba and Rodney S. Atamian
Loan	29	The Commons at Anniston	1.0%	09/08/2014	09/08/2014	Acquisition	Kabr Real Estate Investment Partners III, LLC
Loan	30	Four Points by Sheraton - San Francisco Bay Bridge	1.0%	07/08/2014	07/08/2014	Refinance	Clement Chen, III
Loan	31	Galleria L'Orange	1.0%	10/03/2014	10/03/2014	Refinance	John S. Kutzer
Loan	32	Little Havana Office & Retail Portfolio	1.0%			Refinance	William O. Fuller; Martin A. Pinilla II
Property	32.01	Brickell Station	0.3%	07/03/2014	07/03/2014
Property	32.02	Goodwill Superstore & Conch Hill Market	0.3%	08/07/2014	10/21/2014
Property	32.03	Village Shoppes of Little Havana	0.1%	08/07/2014	08/07/2014
Property	32.04	La Bohemia	0.1%	08/07/2014	10/08/2014
Property	32.05	Futurama	0.1%	08/07/2014	08/07/2014
Property	32.06	Pents & Frows	0.0%	08/07/2014	08/07/2014
Loan	33	Scoop East Hampton	0.9%	08/08/2014	08/08/2014	Refinance	Uzi Ben Abraham; Stefani Greenfield
Loan	34	Wells Fargo Plaza	0.9%	08/21/2014	08/20/2014	Refinance	Borderplex Community Trust
Loan	35	Bainbridge Park Apartments	0.9%	08/28/2014	08/26/2014	Acquisition	Ira Mondry; Robert M. Stone
Loan	36	Evergreen Plaza	0.9%	08/20/2014	08/20/2014	Refinance	Basim Binno
Loan	37	BECO Tower I	0.9%	10/09/2014	10/07/2014	Refinance	BRIT Limited Partnership
Loan	38	West Lancaster Plaza	0.8%	10/16/2014	10/15/2014	Refinance	Farzad Sean Rahbar; Global Capital Investments, LLC
Loan	39	Shadow Lane Office	0.8%	09/18/2014	09/17/2014	Refinance	Real Estate Advisors, LLC
Loan	40	Parkstone and Parkhurst Apartments	0.8%	07/24/2014	07/22/2014	Refinance	Zdenko Mrakovcic; Nada Mrakovcic; Zdenko Mrakovcic Living Trust; Nada Mrakovcic Living Trust
Loan	41	Germantown Collection	0.8%	08/07/2014	09/08/2014	Acquisition	Jeffrey A. Bayer, David L. Silverstein, Jon W. Rotenstreich, Mark C. Ibanez, Blake R. Berg
Loan	42	Black Gold Suites Hotel Portfolio	0.7%			Recapitalization	Stephen N. Finger; Michael Zivian
Property	42.01	Black Gold Suites Tioga	0.4%	11/11/2014	06/23/2014
Property	42.02	Black Gold Suites Stanley	0.4%	11/11/2014	06/23/2014
Loan	43	ART Kentucky MF Portfolio	0.7%			Refinance	Arbor Realty SR, Inc.
Property	43.01	Ridgewood Apartments	0.4%	09/24/2014	09/03/2014
Property	43.02	Valleyfield Apartments	0.3%	09/24/2014	09/03/2014
Loan	44	Ranch Lake Plaza	0.7%	09/22/2014	09/25/2014	Acquisition	Robert Berger; Richard Glickman; Tony Passander
Loan	45	Hilton Garden Inn Fontana	0.7%	08/25/2014	08/25/2014	Refinance	Ralph Borelli; Kelly Heil; John Della Penna
Loan	46	Harmony Bay Apartments	0.7%	09/11/2014	09/15/2014	Refinance	Various
Loan	47	4585 Electronics Place	0.7%	07/07/2014	07/07/2014	Refinance	Marc Luzzatto
Loan	48	Ravenwood Apartments	0.6%	08/07/2014	08/05/2014	Refinance	Robert Hayman
Loan	49	Madeira Grove Apartments	0.6%	10/15/2014	10/15/2014	Refinance	Avesta Real Estate Holdings LLC
Loan	50	Gulf Freeway Office	0.6%	09/12/2014	09/12/2014	Acquisition	Robert Hayman
Loan	51	Residence Inn - Jackson	0.6%	07/16/2014	07/16/2014	Refinance	Michael V. Harrell
Loan	52	Apollo Storage	0.6%	09/22/2014	09/22/2014	Acquisition	W. Bradford Sherman
Loan	53	Springhill Suites Auburn Hills	0.6%	04/23/2014	06/04/2014	Refinance	John A. Mann, James L. Mann

A-1-38

COMM 2014-UBS6

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of	Environmental
Property			Initial Pool	Report	Engineering	Loan
Flag	ID	Property Name	Balance	Date(26)(27)	Report Date	Purpose	Sponsor(28)
Loan	54	El Dorado	0.6%	10/15/2014	10/15/2014	Refinance	Avesta Real Estate Holdings LLC
Loan	55	Westoaks Self Storage	0.6%	08/12/2014	08/12/2014	Refinance	William V. Bromiley; Dennis Geiler
Loan	56	Staybridge Suites Peoria	0.6%	09/25/2014	08/19/2014	Acquisition	LD Hotel Group I, LLC
Loan	57	Greensboro Multifamily Portfolio	0.5%			Refinance	Michael Gortenburg; Scott Asner
Property	57.01	LeMans at Lawndale	0.3%	09/26/2014	10/10/2014
Property	57.02	Lexington Commons	0.3%	09/25/2014	10/09/2014
Loan	58	Campbell Park Apartments	0.5%	09/12/2014	09/12/2014	Refinance	Sean T. Keys
Loan	59	Michael Medical Center	0.5%	08/19/2014	08/19/2014	Refinance	Tamra Medina
Loan	60	Self Storage Plus - Gambrills	0.5%	08/20/2014	08/21/2014	Refinance	Joseph Wolinsky
Loan	61	Tutor Time Phoenix	0.5%	09/19/2014	09/19/2014	Refinance	Jonathan A. Coury; Anthony J. Coury
Loan	62	Campus West	0.5%	08/26/2014	08/26/2014	Refinance	Harry Smith; Donna Preiss; Howard Moye; Stewart Marlowe
Loan	63	Greenbriar Plaza	0.4%	07/30/2014	07/30/2014	Acquisition	Scott Tiano
Loan	64	Northpoint Plaza	0.4%	09/24/2014	09/24/2014	Refinance	Westcliff Group, Inc.
Loan	65	Walmart Helena Shopping Center	0.4%	06/25/2014	06/25/2014	Refinance	Thomas Kuo
Loan	66	Holiday Inn Express Prattville	0.4%	07/10/2014	05/08/2014	Refinance	Amit Patel; Rajesh Leva; Shital Patel
Loan	67	Kerrville Junction Shopping Center	0.4%	08/21/2014	08/21/2014	Refinance	Amir H. Ahanchian
Loan	68	Irvington Plaza	0.4%	08/14/2014	08/13/2014	Refinance	Mark Hamermesh; Gary Grabel; Aric Browne
Loan	69	Foxshire Plaza	0.4%	07/31/2014	07/31/2014	Refinance	Mansoor Emral Shaool
Loan	70	Park 'N Go Charlotte	0.4%	08/27/2014	06/11/2014	Acquisition	John R. Bona
Loan	71	Bryan Station Shopping Center	0.4%	09/05/2014	09/05/2014	Acquisition	Wheeler Real Estate Investment Trust, Inc.
Loan	72	Fairfield Inn & Suites - Dover	0.3%	08/11/2014	08/12/2014	Refinance	Kishor C. Sheth
Loan	73	Comfort Suites Bakersfield	0.3%	10/09/2014	10/02/2014	Acquisition	Jignesh D. Leva
Loan	74	Graystone Crossing	0.3%	09/24/2014	09/05/2014	Acquisition	Wheeler Real Estate Investment Trust, Inc.
Loan	75	Center Street Promenade	0.3%	08/22/2014	08/22/2014	Refinance	Linda Sadeghi; Shaheen Sadeghi
Loan	76	Park 'N Go Omaha	0.3%	06/12/2014	06/11/2014	Refinance	John R. Bona
Loan	77	Thanksgiving Point	0.3%	10/10/2014	10/02/2014	Refinance	Whitney Hamlin; Elizabeth Hamlin
Loan	78	Magnetek Industrial	0.3%	09/29/2014	09/24/2014	Acquisition	John E. Shaffer
Loan	79	La Quinta - Columbus	0.3%	09/23/2014	09/22/2014	Refinance	Pintu Patel; Sujal Patel
Loan	80	Fountainhead Mini Storage	0.2%	09/26/2014	09/26/2014	Refinance	Matthew Craddock; James Craddock; Michael Craddock
Loan	81	Conn's Store	0.2%	09/30/2014	09/30/2014	Refinance	J. Gregg Pritchard
Loan	82	6720 South Jeffery Apartments	0.2%	09/03/2014	09/02/2014	Refinance	Bryan Pritchard; George L. Kiser III
Loan	83	Shoppes of Jensen Beach	0.2%	08/12/2014	08/12/2014	Acquisition	Avidan Edelsberg; Annette Epstein
Loan	84	366 Knickerbocker Avenue	0.2%	10/17/2014	10/17/2014	Refinance	Joshua Mizrahi
Loan	85	Thunderbird Hill South	0.2%	09/22/2014	09/22/2014	Refinance	Martin B. Flux and Carol S. Flux
Loan	86	Lake Griffin Mobile Home Park	0.2%	09/23/2014	09/22/2014	Refinance	William Oleyar
Loan	87	35th and Greenway	0.1%	10/22/2014	10/15/2014	Refinance	Ronald N. Weiser individually, and as trustee of the Ronald N. Weiser Trust u/a/d June 7, 1983
Loan	88	Lady Lake	0.1%	10/14/2014	10/14/2014	Refinance	Arthur M. Gellman; George I. Gellman; Clarke H. Narins
Loan	89	The Meadows	0.1%	10/01/2014	10/01/2014	Refinance	James W. Soboleski; Deborah Soboleski; Benjamin Kadish

A-1-39

COMM 2014-UBS6

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of		Existing	Existing	Future Debt
Property			Initial Pool		Additional Debt	Additional Debt	Permitted
Flag	ID	Property Name	Balance	Guarantor(28)	Amount(29)(30)	Description	Type(31)
Loan	1	Tops & Kroger Portfolio	8.1%	Annaly Commercial Real Estate Group, Inc.		None	NAP
Property	1.01	Panorama Plaza	1.8%
Property	1.02	Culver Ridge	1.2%
Property	1.03	Crossroads Centre	1.0%
Property	1.04	Tops Plaza - Cheektowaga	0.7%
Property	1.05	Tops Plaza - Amherst	0.6%
Property	1.06	Chillicothe Place	0.6%
Property	1.07	Tops Plaza - Jamestown	0.6%
Property	1.08	Midway Plaza	0.6%
Property	1.09	Tops Plaza - Ontario	0.4%
Property	1.10	Tops Plaza - LeRoy	0.3%
Property	1.11	Tops Plaza - Warsaw	0.3%
Loan	2	W Scottsdale	4.6%	Steven Yari		None	Mezzanine
Loan	3	Churchill Portfolio	4.4%	Barbi Benton Gradow	7,500,000	Mezzanine Debt	NAP
Property	3.01	Durango Regency	0.4%
Property	3.02	Canby Regency	0.4%
Property	3.03	Rapid City Regency	0.3%
Property	3.04	Rock Springs Regency	0.3%
Property	3.05	Oxford Regency	0.2%
Property	3.06	Thunderbolt Regency	0.2%
Property	3.07	Your Personal Vault - Detroit	0.2%
Property	3.08	San Marcos Regency	0.2%
Property	3.09	St. Mary's/Colerain Oaks	0.2%
Property	3.10	Douglasville Regency	0.2%
Property	3.11	Junction City Regency	0.1%
Property	3.12	1st Choice Storage - Baytown	0.1%
Property	3.13	1st Choice Storage - Beaumont	0.1%
Property	3.14	Eagle Lake Regency	0.1%
Property	3.15	Mora Regency	0.1%
Property	3.16	Iowa City Regency	0.1%
Property	3.17	Dickson Regency	0.1%
Property	3.18	Dependable Storage	0.1%
Property	3.19	Sioux City Regency	0.1%
Property	3.20	Montgomery Regency	0.1%
Property	3.21	Alpine Regency	0.1%
Property	3.22	Austin Peay Mini - Memphis	0.1%
Property	3.23	1st Choice Storage - Semmes	0.1%
Property	3.24	Old Town Regency	0.1%
Property	3.25	Willmar West	0.1%
Property	3.26	U Store It - Highway 49	0.1%
Property	3.27	U Store It - Waveland	0.1%
Property	3.28	U Store It - Gautier	0.1%
Property	3.29	Wichita Regency	0.1%
Property	3.30	U Store It - Pass Road	0.1%
Property	3.31	East Side Mini - Evansville	0.0%
Loan	4	Circle K Portfolio	3.7%	D. Scott Ruegg; Richard C. Ronald		None	NAP
Loan	5	University Village	3.1%	Arlington REIT Inc; Evan F. Denner; Andrew N. Stark		None	NAP
Loan	6	811 Wilshire	3.1%	David Y. Lee		None	NAP
Loan	7	University Edge	2.8%	Lawrence B. Levey; Lawrence B. Levey Trust (First Restatement)		None	NAP
Loan	8	Highland Oaks Portfolio	2.7%	Investment Properties Holdings, LLLP		None	Mezzanine
Property	8.01	Highland Oaks II	2.1%
Property	8.02	Highland Oaks I	0.6%
Loan	9	8000 Maryland Avenue	2.5%	David H. Hoffmann		None	Mezzanine
Loan	10	Myrtle Beach Marriott Resort & Spa	2.4%	CSC Holdings, LLC; Columbia Sussex Corporation	84,583,266	Pari Passu Debt	NAP
Loan	11	U-Haul Pool 2	2.4%	AMERCO		None	NAP
Property	11.01	U-Haul Greater Miami	0.4%
Property	11.02	U-Haul Center Lancaster	0.2%
Property	11.03	U-Haul Center Downtown	0.2%
Property	11.04	U-Haul Boston Avenue	0.2%
Property	11.05	U-Haul Center Beltline	0.2%
Property	11.06	U-Haul Center Box Road	0.2%
Property	11.07	U-Haul Center Weymouth	0.2%
Property	11.08	U-Haul Pace Boulevard	0.1%
Property	11.09	U-Haul Center Padre Island	0.1%
Property	11.10	U-Haul Center Hyde Park	0.1%
Property	11.11	U-Haul Lake Square	0.1%
Property	11.12	U-Haul Center Route 1	0.1%

A-1-40

COMM 2014-UBS6

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of		Existing	Existing	Future Debt
Property			Initial Pool		Additional Debt	Additional Debt	Permitted
Flag	ID	Property Name	Balance	Guarantor(28)	Amount(29)(30)	Description	Type(31)
Property	11.13	U-Haul of Roseburg	0.1%
Property	11.14	U-Haul Wrightsboro	0.1%
Property	11.15	U-Haul Greensburg	0.1%
Property	11.16	Fairgrounds U-Haul Center	0.1%
Property	11.17	U-Haul Dallas Freeway	0.1%
Property	11.18	U-Haul Center W W White	0.0%
Loan	12	Larkridge Shopping Center	2.4%	Jordon Perlmutter		None	NAP
Loan	13	Rivers Pointe Apartments Phase II	2.4%	Robert C. Morgan	3,000,000	Mezzanine	NAP
Loan	14	Gunston Plaza	2.2%	Kenneth Levy; Levy Family Trust Dated February 18, 1983		None	NAP
Loan	15	Homewood Suites Carle Place	2.1%	Allan V. Rose		None	NAP
Loan	16	Baton Rouge West Distribution Center	2.0%	John E. Shaffer; Robert E. Smietana; Melissa S. Pielet		None	NAP
Loan	17	One Woodward Building	2.0%	ZUP Ventures LLC		None	NAP
Loan	18	Wyndham Garden - San Jose	1.8%	Mira Shingal		None	NAP
Loan	19	Element - Austin	1.7%	Ariel Thomas Nessel		None	Mezzanine
Loan	20	Four Points by Sheraton - San Jose	1.7%	Mira Shingal		None	NAP
Loan	21	Canterbury Village	1.7%	Richard A. Whealen		None	NAP
Loan	22	Landmark Industrial Portfolio	1.5%	Yisroel Gluck	3,000,000	Mezzanine	NAP
Property	22.01	Austin	0.4%
Property	22.02	Meridian	0.4%
Property	22.03	Foster	0.3%
Property	22.04	Triangle	0.2%
Property	22.05	Ridge	0.1%
Loan	23	StorQuest Texas Portfolio	1.4%	William W. Hobin; Clark W. Porter; Timothy B. Hobin		None	NAP
Property	23.01	Plum Creek	0.4%
Property	23.02	New Territory	0.4%
Property	23.03	Gosling Road	0.3%
Property	23.04	Brazos	0.3%
Loan	24	Cray Plaza	1.2%	Ed Simmons; Steve Resnick; Dale Stark		None	NAP
Loan	25	Lakeview Industrial Building	1.1%	Arthur Dumke; Ronald Jankowski		None	NAP
Loan	26	Clovis Crossing Phase II	1.1%	David H. Paynter		None	Mezzanine
Loan	27	Wyndham Garden Austin	1.0%	Allan L. Reagan		None	NAP
Loan	28	Blue Diamond Marketplace	1.0%	Daniel D. Khoshaba and Rodney S. Atamian		None	NAP
Loan	29	The Commons at Anniston	1.0%	Kabr Real Estate Investment Partners III, LLC		None	NAP
Loan	30	Four Points by Sheraton - San Francisco Bay Bridge	1.0%	Clement Chen, III		None	NAP
Loan	31	Galleria L'Orange	1.0%	John S. Kutzer		None	NAP
Loan	32	Little Havana Office & Retail Portfolio	1.0%	William O. Fuller; Martin A. Pinilla II		None	NAP
Property	32.01	Brickell Station	0.3%
Property	32.02	Goodwill Superstore & Conch Hill Market	0.3%
Property	32.03	Village Shoppes of Little Havana	0.1%
Property	32.04	La Bohemia	0.1%
Property	32.05	Futurama	0.1%
Property	32.06	Pents & Frows	0.0%
Loan	33	Scoop East Hampton	0.9%	Uzi Ben Abraham; Stefani Greenfield		None	NAP
Loan	34	Wells Fargo Plaza	0.9%	Borderplex Community Trust		None	NAP
Loan	35	Bainbridge Park Apartments	0.9%	Ira Mondry; Robert M. Stone		None	NAP
Loan	36	Evergreen Plaza	0.9%	Basim Binno		None	NAP
Loan	37	BECO Tower I	0.9%	BRIT Limited Partnership		None	NAP
Loan	38	West Lancaster Plaza	0.8%	Farzad Sean Rahbar; Global Capital Investments, LLC		None	NAP
Loan	39	Shadow Lane Office	0.8%	Real Estate Advisors, LLC		None	NAP
Loan	40	Parkstone and Parkhurst Apartments	0.8%	Zdenko Mrakovcic; Nada Mrakovcic; Zdenko Mrakovcic Living Trust; Nada Mrakovcic Living Trust		None	NAP
Loan	41	Germantown Collection	0.8%	Jeffrey A. Bayer, David L. Silverstein, Jon W. Rotenstreich, Mark C. Ibanez, Blake R. Berg		None	NAP
Loan	42	Black Gold Suites Hotel Portfolio	0.7%	Stephen N. Finger; Michael Zivian		None	NAP
Property	42.01	Black Gold Suites Tioga	0.4%
Property	42.02	Black Gold Suites Stanley	0.4%
Loan	43	ART Kentucky MF Portfolio	0.7%	Arbor Realty SR, Inc.		None	NAP
Property	43.01	Ridgewood Apartments	0.4%
Property	43.02	Valleyfield Apartments	0.3%
Loan	44	Ranch Lake Plaza	0.7%	Robert Berger; Richard Glickman; Tony Passander		None	NAP
Loan	45	Hilton Garden Inn Fontana	0.7%	Ralph Borelli; Kelly Heil; John Della Penna		None	NAP
Loan	46	Harmony Bay Apartments	0.7%	Various		None	NAP
Loan	47	4585 Electronics Place	0.7%	Marc Luzzatto		None	NAP
Loan	48	Ravenwood Apartments	0.6%	Robert Hayman		None	NAP
Loan	49	Madeira Grove Apartments	0.6%	Avesta Real Estate Holdings LLC		None	NAP
Loan	50	Gulf Freeway Office	0.6%	Robert Hayman		None	NAP
Loan	51	Residence Inn - Jackson	0.6%	Michael V. Harrell		None	NAP
Loan	52	Apollo Storage	0.6%	W. Bradford Sherman		None	NAP
Loan	53	Springhill Suites Auburn Hills	0.6%	John A. Mann, James L. Mann		None	NAP

A-1-41

COMM 2014-UBS6

ANNEX A-1 - CERTAIN CHARACTERISTICS OF THE MORTGAGE LOANS AND MORTGAGED PROPERTIES

			% of		Existing	Existing	Future Debt
Property			Initial Pool		Additional Debt	Additional Debt	Permitted
Flag	ID	Property Name	Balance	Guarantor(28)	Amount(29)(30)	Description	Type(31)
Loan	54	El Dorado	0.6%	Avesta Real Estate Holdings LLC		None	NAP
Loan	55	Westoaks Self Storage	0.6%	William V. Bromiley; Dennis Geiler		None	NAP
Loan	56	Staybridge Suites Peoria	0.6%	LD Hotel Group I, LLC		None	NAP
Loan	57	Greensboro Multifamily Portfolio	0.5%	Michael Gortenburg; Scott Asner		None	NAP
Property	57.01	LeMans at Lawndale	0.3%
Property	57.02	Lexington Commons	0.3%
Loan	58	Campbell Park Apartments	0.5%	Sean T. Keys		None	NAP
Loan	59	Michael Medical Center	0.5%	Tamra Medina		None	Mezzanine
Loan	60	Self Storage Plus - Gambrills	0.5%	Joseph Wolinsky		None	NAP
Loan	61	Tutor Time Phoenix	0.5%	Jonathan A. Coury; Anthony J. Coury		None	NAP
Loan	62	Campus West	0.5%	Harry Smith; Donna Preiss; Howard Moye; Stewart Marlowe		None	NAP
Loan	63	Greenbriar Plaza	0.4%	Scott Tiano		None	NAP
Loan	64	Northpoint Plaza	0.4%	Westcliff Group, Inc.		None	NAP
Loan	65	Walmart Helena Shopping Center	0.4%	Thomas Kuo		None	NAP
Loan	66	Holiday Inn Express Prattville	0.4%	Amit Patel; Rajesh Leva; Shital Patel		None	NAP
Loan	67	Kerrville Junction Shopping Center	0.4%	Amir H. Ahanchian		None	NAP
Loan	68	Irvington Plaza	0.4%	Mark Hamermesh, Gary Grabel, Aric Browne		None	NAP
Loan	69	Foxshire Plaza	0.4%	Mansoor Emral Shaool		None	NAP
Loan	70	Park 'N Go Charlotte	0.4%	John R. Bona		None	NAP
Loan	71	Bryan Station Shopping Center	0.4%	Wheeler Real Estate Investment Trust, Inc.		None	NAP
Loan	72	Fairfield Inn & Suites - Dover	0.3%	Kishor C. Sheth		None	NAP
Loan	73	Comfort Suites Bakersfield	0.3%	Jignesh D. Leva		None	NAP
Loan	74	Graystone Crossing	0.3%	Wheeler Real Estate Investment Trust, Inc.		None	NAP
Loan	75	Center Street Promenade	0.3%	Linda Sadeghi; Shaheen Sadeghi		None	NAP
Loan	76	Park 'N Go Omaha	0.3%	John R. Bona		None	NAP
Loan	77	Thanksgiving Point	0.3%	Whitney Hamlin; Elizabeth Hamlin		None	NAP
Loan	78	Magnetek Industrial	0.3%	John E. Shaffer		None	NAP
Loan	79	La Quinta - Columbus	0.3%	Pintu Patel; Sujal Patel		None	NAP
Loan	80	Fountainhead Mini Storage	0.2%	Matthew Craddock; James Craddock; Michael Craddock		None	NAP
Loan	81	Conn's Store	0.2%	J. Gregg Pritchard		None	NAP
Loan	82	6720 South Jeffery Apartments	0.2%	Bryan Pritchard; George L. Kiser III		None	NAP
Loan	83	Shoppes of Jensen Beach	0.2%	Avidan Edelsberg; Annette Epstein		None	NAP
Loan	84	366 Knickerbocker Avenue	0.2%	Joshua Mizrahi		None	NAP
Loan	85	Thunderbird Hill South	0.2%	Martin B. Flux and Carol S. Flux		None	NAP
Loan	86	Lake Griffin Mobile Home Park	0.2%	William Oleyar		None	NAP
Loan	87	35th and Greenway	0.1%	Ronald N. Weiser individually, and as trustee of the Ronald N. Weiser Trust u/a/d June 7, 1983		None	NAP
Loan	88	Lady Lake	0.1%	Arthur M. Gellman; George I. Gellman; Clarke H. Narins		None	NAP
Loan	89	The Meadows	0.1%	James W. Soboleski; Deborah Soboleski; Benjamin Kadish		None	NAP

A-1-42

COMM 2014-UBS6

ANNEX A-1-K - CERTAIN CHARACTERISTICS OF THE CIRCLE K PORTFOLIO MORTGAGED PROPERTIES

			% of		Mortgage	Mortgage		Cut-off	General	Detailed			FIRREA
Property			Initial Pool	# of	Loan	Loan	Original	Date	Property	Property	Appraised	Appraisal	Compliant
Flag	ID	Property Name	Balance	Properties	Originator(1)	Seller(2)	Balance($)(3)(4)	Balance($)(3)(4)	Type(5)	Type	Value ($)(13)	As-of Date	(Yes/No)
Loan	4	Circle K Portfolio	3.7%	106	UBSRES	UBSRES	47,000,000	47,000,000	Retail	Single Tenant	129,200,000	08/28/2014	Yes
Property	4.01	Pod 1	0.3%	10	UBSRES	UBSRES	4,377,100	4,377,100	Retail	Single Tenant	11,199,776	08/28/2014	Yes
Property	4.01.01	4401 South 7th Avenue	0.0%	1	UBSRES	UBSRES	413,391	413,391	Retail	Single Tenant	1,057,757	08/28/2014	Yes
Property	4.01.02	2402 East Southern Avenue	0.0%	1	UBSRES	UBSRES	376,918	376,918	Retail	Single Tenant	964,425	08/28/2014	Yes
Property	4.01.03	602 North First Avenue	0.0%	1	UBSRES	UBSRES	322,203	322,203	Retail	Single Tenant	824,428	08/28/2014	Yes
Property	4.01.04	1910 West Deer Valley Road	0.0%	1	UBSRES	UBSRES	449,869	449,869	Retail	Single Tenant	1,151,088	08/28/2014	Yes
Property	4.01.05	3196 East Union Hills Drive	0.0%	1	UBSRES	UBSRES	425,552	425,552	Retail	Single Tenant	1,088,867	08/28/2014	Yes
Property	4.01.06	10 East Buckeye Road	0.0%	1	UBSRES	UBSRES	382,998	382,998	Retail	Single Tenant	979,980	08/28/2014	Yes
Property	4.01.07	9040 South Central Avenue	0.0%	1	UBSRES	UBSRES	486,342	486,342	Retail	Single Tenant	1,244,420	08/28/2014	Yes
Property	4.01.08	3443 West Dunlap Avenue	0.0%	1	UBSRES	UBSRES	492,423	492,423	Retail	Single Tenant	1,259,975	08/28/2014	Yes
Property	4.01.09	4301 West Cactus Road	0.0%	1	UBSRES	UBSRES	601,852	601,852	Retail	Single Tenant	1,539,969	08/28/2014	Yes
Property	4.01.10	8955 North 19th Avenue	0.0%	1	UBSRES	UBSRES	425,552	425,552	Retail	Single Tenant	1,088,867	08/28/2014	Yes
Property	4.02	Pod 2	0.3%	9	UBSRES	UBSRES	4,285,912	4,285,912	Retail	Single Tenant	10,966,447	08/28/2014	Yes
Property	4.02.01	5350 North 27th Avenue	0.0%	1	UBSRES	UBSRES	334,364	334,364	Retail	Single Tenant	855,538	08/28/2014	Yes
Property	4.02.02	1523 East McDowell Road	0.0%	1	UBSRES	UBSRES	528,901	528,901	Retail	Single Tenant	1,353,306	08/28/2014	Yes
Property	4.02.03	4403 East Van Buren Street	0.0%	1	UBSRES	UBSRES	595,772	595,772	Retail	Single Tenant	1,524,414	08/28/2014	Yes
Property	4.02.04	1605 East Bell Road	0.0%	1	UBSRES	UBSRES	425,552	425,552	Retail	Single Tenant	1,088,867	08/28/2014	Yes
Property	4.02.05	4005 East Union Hills	0.0%	1	UBSRES	UBSRES	443,788	443,788	Retail	Single Tenant	1,135,533	08/28/2014	Yes
Property	4.02.06	2702 West Deer Valley Road	0.0%	1	UBSRES	UBSRES	492,423	492,423	Retail	Single Tenant	1,259,975	08/28/2014	Yes
Property	4.02.07	1602 East Washington Street	0.0%	1	UBSRES	UBSRES	425,552	425,552	Retail	Single Tenant	1,088,867	08/28/2014	Yes
Property	4.02.08	2708 West Buckeye Road	0.0%	1	UBSRES	UBSRES	565,374	565,374	Retail	Single Tenant	1,446,638	08/28/2014	Yes
Property	4.02.09	2524 West Thunderbird Road	0.0%	1	UBSRES	UBSRES	474,186	474,186	Retail	Single Tenant	1,213,309	08/28/2014	Yes
Property	4.03	Pod 3	0.4%	10	UBSRES	UBSRES	4,529,306	4,529,306	Retail	Single Tenant	11,577,235	08/28/2014	Yes
Property	4.03.01	9049 West Peoria Avenue	0.0%	1	UBSRES	UBSRES	370,241	370,241	Retail	Single Tenant	946,368	08/28/2014	Yes
Property	4.03.02	809 East Southern Avenue	0.0%	1	UBSRES	UBSRES	327,048	327,048	Retail	Single Tenant	835,958	08/28/2014	Yes
Property	4.03.03	15 West Southern Avenue	0.0%	1	UBSRES	UBSRES	505,999	505,999	Retail	Single Tenant	1,293,370	08/28/2014	Yes
Property	4.03.04	3502 West Peoria Avenue	0.0%	1	UBSRES	UBSRES	376,414	376,414	Retail	Single Tenant	962,141	08/28/2014	Yes
Property	4.03.05	2815 East University Drive	0.0%	1	UBSRES	UBSRES	438,123	438,123	Retail	Single Tenant	1,119,869	08/28/2014	Yes
Property	4.03.06	5902 West Bell Road	0.0%	1	UBSRES	UBSRES	468,973	468,973	Retail	Single Tenant	1,198,733	08/28/2014	Yes
Property	4.03.07	3410 North Hayden Road	0.0%	1	UBSRES	UBSRES	438,123	438,123	Retail	Single Tenant	1,119,869	08/28/2014	Yes
Property	4.03.08	410 North Center Street	0.0%	1	UBSRES	UBSRES	530,682	530,682	Retail	Single Tenant	1,356,461	08/28/2014	Yes
Property	4.03.09	1995 South Arizona Avenue	0.0%	1	UBSRES	UBSRES	555,365	555,365	Retail	Single Tenant	1,419,552	08/28/2014	Yes
Property	4.03.10	1802 East University Drive	0.0%	1	UBSRES	UBSRES	518,338	518,338	Retail	Single Tenant	1,324,915	08/28/2014	Yes
Property	4.04	Pod 4	0.3%	11	UBSRES	UBSRES	4,389,261	4,389,261	Retail	Single Tenant	11,230,886	08/28/2014	Yes
Property	4.04.01	1602 East Broadway Boulevard	0.0%	1	UBSRES	UBSRES	328,283	328,283	Retail	Single Tenant	839,983	08/28/2014	Yes
Property	4.04.02	1401 West Grant Road	0.0%	1	UBSRES	UBSRES	455,950	455,950	Retail	Single Tenant	1,166,643	08/28/2014	Yes
Property	4.04.03	2 West Valencia Road	0.0%	1	UBSRES	UBSRES	352,601	352,601	Retail	Single Tenant	902,204	08/28/2014	Yes
Property	4.04.04	5505 East Grant Road	0.0%	1	UBSRES	UBSRES	322,203	322,203	Retail	Single Tenant	824,428	08/28/2014	Yes
Property	4.04.05	8590 East 22nd Street	0.0%	1	UBSRES	UBSRES	364,756	364,756	Retail	Single Tenant	933,315	08/28/2014	Yes
Property	4.04.06	3970 North Flowing Wells Road	0.0%	1	UBSRES	UBSRES	322,203	322,203	Retail	Single Tenant	824,428	08/28/2014	Yes
Property	4.04.07	2730 North Scottsdale Road	0.0%	1	UBSRES	UBSRES	370,837	370,837	Retail	Single Tenant	948,870	08/28/2014	Yes
Property	4.04.08	3055 East Fort Lowell Road	0.0%	1	UBSRES	UBSRES	382,998	382,998	Retail	Single Tenant	979,980	08/28/2014	Yes
Property	4.04.09	4802 North Sabino Canyon Road	0.0%	1	UBSRES	UBSRES	492,423	492,423	Retail	Single Tenant	1,259,975	08/28/2014	Yes
Property	4.04.10	9515 East Golf Links Road	0.0%	1	UBSRES	UBSRES	455,950	455,950	Retail	Single Tenant	1,166,643	08/28/2014	Yes
Property	4.04.11	2880 West Ina Road	0.0%	1	UBSRES	UBSRES	541,057	541,057	Retail	Single Tenant	1,384,417	08/28/2014	Yes
Property	4.05	Pod 5	0.3%	11	UBSRES	UBSRES	4,358,861	4,358,861	Retail	Single Tenant	11,153,110	08/28/2014	Yes
Property	4.05.01	4395 North Romero Road	0.0%	1	UBSRES	UBSRES	413,391	413,391	Retail	Single Tenant	1,057,757	08/28/2014	Yes
Property	4.05.02	5801 North Oracle Road	0.0%	1	UBSRES	UBSRES	358,681	358,681	Retail	Single Tenant	917,759	08/28/2014	Yes
Property	4.05.03	9000 North Camino de Oeste	0.0%	1	UBSRES	UBSRES	437,708	437,708	Retail	Single Tenant	1,119,978	08/28/2014	Yes
Property	4.05.04	3393 West Orange Grove Road	0.0%	1	UBSRES	UBSRES	468,105	468,105	Retail	Single Tenant	1,197,754	08/28/2014	Yes
Property	4.05.05	3125 West Superstition Boulevard	0.0%	1	UBSRES	UBSRES	443,788	443,788	Retail	Single Tenant	1,135,533	08/28/2014	Yes
Property	4.05.06	2405 North Silverbell Road	0.0%	1	UBSRES	UBSRES	437,708	437,708	Retail	Single Tenant	1,119,978	08/28/2014	Yes
Property	4.05.07	2000 West American Avenue	0.0%	1	UBSRES	UBSRES	303,966	303,966	Retail	Single Tenant	777,762	08/28/2014	Yes
Property	4.05.08	7900 East Broadway Boulevard	0.0%	1	UBSRES	UBSRES	382,998	382,998	Retail	Single Tenant	979,980	08/28/2014	Yes
Property	4.05.09	1415 East 16th Street	0.0%	1	UBSRES	UBSRES	328,283	328,283	Retail	Single Tenant	839,983	08/28/2014	Yes
Property	4.05.10	2505 West 8th Street	0.0%	1	UBSRES	UBSRES	334,364	334,364	Retail	Single Tenant	855,538	08/28/2014	Yes
Property	4.05.11	8780 North Oracle Road	0.0%	1	UBSRES	UBSRES	449,869	449,869	Retail	Single Tenant	1,151,088	08/28/2014	Yes
Property	4.06	Pod 6	0.3%	10	UBSRES	UBSRES	4,361,837	4,361,837	Retail	Single Tenant	11,149,161	08/28/2014	Yes
Property	4.06.01	110 South Main Street	0.0%	1	UBSRES	UBSRES	295,827	295,827	Retail	Single Tenant	756,148	08/28/2014	Yes
Property	4.06.02	1953 Highway 260	0.0%	1	UBSRES	UBSRES	566,473	566,473	Retail	Single Tenant	1,447,943	08/28/2014	Yes
Property	4.06.03	2911 Grand Avenue	0.0%	1	UBSRES	UBSRES	232,880	232,880	Retail	Single Tenant	595,265	08/28/2014	Yes
Property	4.06.04	1654 White Mount Boulevard	0.0%	1	UBSRES	UBSRES	383,943	383,943	Retail	Single Tenant	981,384	08/28/2014	Yes
Property	4.06.05	695 South 4th Avenue	0.0%	1	UBSRES	UBSRES	289,529	289,529	Retail	Single Tenant	740,060	08/28/2014	Yes
Property	4.06.06	2551 Highway 95	0.0%	1	UBSRES	UBSRES	516,117	516,117	Retail	Single Tenant	1,319,237	08/28/2014	Yes
Property	4.06.07	311 East Deuce of Clubs	0.0%	1	UBSRES	UBSRES	478,357	478,357	Retail	Single Tenant	1,222,707	08/28/2014	Yes
Property	4.06.08	1441 East Florence Boulevard	0.0%	1	UBSRES	UBSRES	402,825	402,825	Retail	Single Tenant	1,029,648	08/28/2014	Yes

A-1-43

COMM 2014-UBS6

ANNEX A-1-K - CERTAIN CHARACTERISTICS OF THE CIRCLE K PORTFOLIO MORTGAGED PROPERTIES

			% of		Mortgage	Mortgage		Cut-off	General	Detailed			FIRREA
Property			Initial Pool	# of	Loan	Loan	Original	Date	Property	Property	Appraised	Appraisal	Compliant
Flag	ID	Property Name	Balance	Properties	Originator(1)	Seller(2)	Balance($)(3)(4)	Balance($)(3)(4)	Type(5)	Type	Value ($)(13)	As-of Date	(Yes/No)
Property	4.06.09	16802 East Williams Field Road	0.1%	1	UBSRES	UBSRES	642,004	642,004	Retail	Single Tenant	1,641,002	08/28/2014	Yes
Property	4.06.10	13549 East Chandler Boulevard	0.0%	1	UBSRES	UBSRES	553,882	553,882	Retail	Single Tenant	1,415,767	08/28/2014	Yes
Property	4.07	Pod 7	0.4%	11	UBSRES	UBSRES	4,486,528	4,486,528	Retail	Single Tenant	11,479,770	08/28/2014	Yes
Property	4.07.01	10039 Main Street	0.0%	1	UBSRES	UBSRES	316,122	316,122	Retail	Single Tenant	808,873	08/28/2014	Yes
Property	4.07.02	5133 Highway 674	0.0%	1	UBSRES	UBSRES	474,186	474,186	Retail	Single Tenant	1,213,309	08/28/2014	Yes
Property	4.07.03	7202 West Knights Griffin Road	0.0%	1	UBSRES	UBSRES	352,601	352,601	Retail	Single Tenant	902,204	08/28/2014	Yes
Property	4.07.04	2116 Bonneville Drive	0.0%	1	UBSRES	UBSRES	316,122	316,122	Retail	Single Tenant	808,873	08/28/2014	Yes
Property	4.07.05	2742 US 27 South	0.0%	1	UBSRES	UBSRES	541,057	541,057	Retail	Single Tenant	1,384,417	08/28/2014	Yes
Property	4.07.06	11091 Springhill Drive	0.0%	1	UBSRES	UBSRES	358,681	358,681	Retail	Single Tenant	917,759	08/28/2014	Yes
Property	4.07.07	6227 Deltona Boulevard	0.0%	1	UBSRES	UBSRES	364,756	364,756	Retail	Single Tenant	933,315	08/28/2014	Yes
Property	4.07.08	13077 Cortez Boulevard	0.0%	1	UBSRES	UBSRES	370,837	370,837	Retail	Single Tenant	948,870	08/28/2014	Yes
Property	4.07.09	3275 Broad Street	0.0%	1	UBSRES	UBSRES	382,998	382,998	Retail	Single Tenant	979,980	08/28/2014	Yes
Property	4.07.10	7916 US 27 South	0.0%	1	UBSRES	UBSRES	553,218	553,218	Retail	Single Tenant	1,415,527	08/28/2014	Yes
Property	4.07.11	101 North Faulkenburg Road	0.0%	1	UBSRES	UBSRES	455,950	455,950	Retail	Single Tenant	1,166,643	08/28/2014	Yes
Property	4.08	Pod 8	0.3%	7	UBSRES	UBSRES	3,592,865	3,592,865	Retail	Single Tenant	9,193,149	08/28/2014	Yes
Property	4.08.01	2704 South Ferncreek Avenue	0.0%	1	UBSRES	UBSRES	364,756	364,756	Retail	Single Tenant	933,315	08/28/2014	Yes
Property	4.08.02	1401 North Monroe Street	0.0%	1	UBSRES	UBSRES	382,998	382,998	Retail	Single Tenant	979,980	08/28/2014	Yes
Property	4.08.03	1990 Capital Circle Northeast Road	0.1%	1	UBSRES	UBSRES	668,723	668,723	Retail	Single Tenant	1,711,077	08/28/2014	Yes
Property	4.08.04	2683 North Monroe Street	0.1%	1	UBSRES	UBSRES	802,469	802,469	Retail	Single Tenant	2,053,292	08/28/2014	Yes
Property	4.08.05	13749 21st Street	0.0%	1	UBSRES	UBSRES	316,122	316,122	Retail	Single Tenant	808,873	08/28/2014	Yes
Property	4.08.06	3761 Highway 441	0.0%	1	UBSRES	UBSRES	522,820	522,820	Retail	Single Tenant	1,337,751	08/28/2014	Yes
Property	4.08.07	3280 Boggy Creek Road	0.0%	1	UBSRES	UBSRES	534,976	534,976	Retail	Single Tenant	1,368,861	08/28/2014	Yes
Property	4.09	Pod 9	0.4%	9	UBSRES	UBSRES	4,578,791	4,578,791	Retail	Single Tenant	11,697,522	08/28/2014	Yes
Property	4.09.01	10499 Stringfellow Boulevard	0.1%	1	UBSRES	UBSRES	653,207	653,207	Retail	Single Tenant	1,668,760	08/28/2014	Yes
Property	4.09.02	1801 State Road 44	0.0%	1	UBSRES	UBSRES	399,537	399,537	Retail	Single Tenant	1,020,698	08/28/2014	Yes
Property	4.09.03	24520 State Road 44	0.0%	1	UBSRES	UBSRES	481,980	481,980	Retail	Single Tenant	1,231,318	08/28/2014	Yes
Property	4.09.04	3109 State Road 29	0.0%	1	UBSRES	UBSRES	431,243	431,243	Retail	Single Tenant	1,101,706	08/28/2014	Yes
Property	4.09.05	19021 South Tamiami Trail	0.0%	1	UBSRES	UBSRES	437,583	437,583	Retail	Single Tenant	1,117,907	08/28/2014	Yes
Property	4.09.06	12405 Collier Boulevard	0.0%	1	UBSRES	UBSRES	450,269	450,269	Retail	Single Tenant	1,150,310	08/28/2014	Yes
Property	4.09.07	1117 East Main Street	0.0%	1	UBSRES	UBSRES	507,346	507,346	Retail	Single Tenant	1,296,124	08/28/2014	Yes
Property	4.09.08	488 Hunter Boulevard	0.1%	1	UBSRES	UBSRES	741,991	741,991	Retail	Single Tenant	1,895,582	08/28/2014	Yes
Property	4.09.09	2948 Hanson Street	0.0%	1	UBSRES	UBSRES	475,635	475,635	Retail	Single Tenant	1,215,117	08/28/2014	Yes
Property	4.10	Pod 10	0.3%	10	UBSRES	UBSRES	4,393,917	4,393,917	Retail	Single Tenant	11,213,109	08/28/2014	Yes
Property	4.10.01	7700 North Atlantic Avenue	0.0%	1	UBSRES	UBSRES	505,047	505,047	Retail	Single Tenant	1,288,863	08/28/2014	Yes
Property	4.10.02	2631 Wrightsboro Road	0.0%	1	UBSRES	UBSRES	385,100	385,100	Retail	Single Tenant	982,758	08/28/2014	Yes
Property	4.10.03	1825 Appling Harlem Drive	0.0%	1	UBSRES	UBSRES	523,991	523,991	Retail	Single Tenant	1,337,195	08/28/2014	Yes
Property	4.10.04	41 Tamiami Trail	0.0%	1	UBSRES	UBSRES	580,804	580,804	Retail	Single Tenant	1,482,193	08/28/2014	Yes
Property	4.10.05	400 South Suncoast Boulevard	0.0%	1	UBSRES	UBSRES	441,919	441,919	Retail	Single Tenant	1,127,755	08/28/2014	Yes
Property	4.10.06	3275 West Gulf to Lake Highway	0.0%	1	UBSRES	UBSRES	378,786	378,786	Retail	Single Tenant	966,647	08/28/2014	Yes
Property	4.10.07	7751 East US Highway 80	0.0%	1	UBSRES	UBSRES	296,714	296,714	Retail	Single Tenant	757,207	08/28/2014	Yes
Property	4.10.08	325 West 70 Street	0.0%	1	UBSRES	UBSRES	555,552	555,552	Retail	Single Tenant	1,417,749	08/28/2014	Yes
Property	4.10.09	1224 Highway 41 North	0.0%	1	UBSRES	UBSRES	479,795	479,795	Retail	Single Tenant	1,224,420	08/28/2014	Yes
Property	4.10.10	2959 College Drive	0.0%	1	UBSRES	UBSRES	246,209	246,209	Retail	Single Tenant	628,321	08/28/2014	Yes
Property	4.11	Pod 11	0.3%	8	UBSRES	UBSRES	3,645,623	3,645,623	Retail	Single Tenant	9,313,546	08/28/2014	Yes
Property	4.11.01	9221 Albemarle Road	0.0%	1	UBSRES	UBSRES	627,841	627,841	Retail	Single Tenant	1,603,954	08/28/2014	Yes
Property	4.11.02	1014 East Pine Log Road	0.0%	1	UBSRES	UBSRES	424,903	424,903	Retail	Single Tenant	1,085,504	08/28/2014	Yes
Property	4.11.03	315 Hitchcock Parkway	0.0%	1	UBSRES	UBSRES	475,635	475,635	Retail	Single Tenant	1,215,117	08/28/2014	Yes
Property	4.11.04	2407 Ashley River Road	0.0%	1	UBSRES	UBSRES	431,243	431,243	Retail	Single Tenant	1,101,706	08/28/2014	Yes
Property	4.11.05	1601 La Palco Boulevard	0.0%	1	UBSRES	UBSRES	475,635	475,635	Retail	Single Tenant	1,215,117	08/28/2014	Yes
Property	4.11.06	7301 Plaza Road	0.0%	1	UBSRES	UBSRES	385,931	385,931	Retail	Single Tenant	985,947	08/28/2014	Yes
Property	4.11.07	4713 New Bern Avenue	0.0%	1	UBSRES	UBSRES	475,635	475,635	Retail	Single Tenant	1,215,117	08/28/2014	Yes
Property	4.11.08	1830 Celanese Road	0.0%	1	UBSRES	UBSRES	348,800	348,800	Retail	Single Tenant	891,085	08/28/2014	Yes

A-1-44

COMM 2014-UBS6

ANNEX A-1-K - CERTAIN CHARACTERISTICS OF THE CIRCLE K PORTFOLIO MORTGAGED PROPERTIES

												Net
			% of									Rentable Area	Units
Property			Initial Pool	# of						Year	Year	(SF/Units/Rooms/	of
Flag	ID	Property Name	Balance	Properties	Address	City	County	State	Zip Code	Built	Renovated	Pads/Beds/Spaces)	Measure
Loan	4	Circle K Portfolio	3.7%	106	Various	Various	Various	Various	Various	Various	Various	283,924	Sq. Ft.
Property	4.01	Pod 1	0.3%	10	Various	Phoenix	Maricopa	AZ	Various	Various	NAP	30,128	Sq. Ft.
Property	4.01.01	4401 South 7th Avenue	0.0%	1	4401 South 7th Avenue	Phoenix	Maricopa	AZ	85041	1986	NAP	2,680	Sq. Ft.
Property	4.01.02	2402 East Southern Avenue	0.0%	1	2402 East Southern Avenue	Phoenix	Maricopa	AZ	85040	1982	NAP	2,698	Sq. Ft.
Property	4.01.03	602 North First Avenue	0.0%	1	602 North First Avenue	Phoenix	Maricopa	AZ	85003	1988	NAP	3,024	Sq. Ft.
Property	4.01.04	1910 West Deer Valley Road	0.0%	1	1910 West Deer Valley Road	Phoenix	Maricopa	AZ	85027	1982	NAP	4,332	Sq. Ft.
Property	4.01.05	3196 East Union Hills Drive	0.0%	1	3196 East Union Hills Drive	Phoenix	Maricopa	AZ	85050	1986	NAP	3,024	Sq. Ft.
Property	4.01.06	10 East Buckeye Road	0.0%	1	10 East Buckeye Road	Phoenix	Maricopa	AZ	85004	1986	NAP	2,680	Sq. Ft.
Property	4.01.07	9040 South Central Avenue	0.0%	1	9040 South Central Avenue	Phoenix	Maricopa	AZ	85042	1982	NAP	3,073	Sq. Ft.
Property	4.01.08	3443 West Dunlap Avenue	0.0%	1	3443 West Dunlap	Phoenix	Maricopa	AZ	85051	1977	NAP	2,623	Sq. Ft.
Property	4.01.09	4301 West Cactus Road	0.0%	1	4301 West Cactus Road	Phoenix	Maricopa	AZ	85304	1984	NAP	3,368	Sq. Ft.
Property	4.01.10	8955 North 19th Avenue	0.0%	1	8955 North 19th Avenue	Phoenix	Maricopa	AZ	85021	1988	NAP	2,626	Sq. Ft.
Property	4.02	Pod 2	0.3%	9	Various	Phoenix	Maricopa	AZ	Various	Various	NAP	23,414	Sq. Ft.
Property	4.02.01	5350 North 27th Avenue	0.0%	1	5350 North 27th Avenue	Phoenix	Maricopa	AZ	85017	1974	NAP	2,080	Sq. Ft.
Property	4.02.02	1523 East McDowell Road	0.0%	1	1523 East McDowell	Phoenix	Maricopa	AZ	85006	1995	NAP	2,880	Sq. Ft.
Property	4.02.03	4403 East Van Buren Street	0.0%	1	4403 East Van Buren Street	Phoenix	Maricopa	AZ	85008	1996	NAP	1,665	Sq. Ft.
Property	4.02.04	1605 East Bell Road	0.0%	1	1605 East Bell Road	Phoenix	Maricopa	AZ	85022	1987	NAP	3,024	Sq. Ft.
Property	4.02.05	4005 East Union Hills	0.0%	1	4005 East Union Hills	Phoenix	Maricopa	AZ	85050	1987	NAP	3,024	Sq. Ft.
Property	4.02.06	2702 West Deer Valley Road	0.0%	1	2702 West Deer Valley Road	Phoenix	Maricopa	AZ	85027	1987	NAP	3,024	Sq. Ft.
Property	4.02.07	1602 East Washington Street	0.0%	1	1602 East Washington	Phoenix	Maricopa	AZ	85034	1988	NAP	1,543	Sq. Ft.
Property	4.02.08	2708 West Buckeye Road	0.0%	1	2708 West Buckeye Road	Phoenix	Maricopa	AZ	85009	1988	NAP	3,024	Sq. Ft.
Property	4.02.09	2524 West Thunderbird Road	0.0%	1	2524 West Thunderbird Road	Phoenix	Maricopa	AZ	85023	1988	NAP	3,150	Sq. Ft.
Property	4.03	Pod 3	0.4%	10	Various	Various	Various	AZ	Various	Various	NAP	28,823	Sq. Ft.
Property	4.03.01	9049 West Peoria Avenue	0.0%	1	9049 West Peoria Avenue	Peoria	Maricopa	AZ	85345	1974	NAP	2,869	Sq. Ft.
Property	4.03.02	809 East Southern Avenue	0.0%	1	809 East Southern Avenue	Mesa	Maricopa	AZ	85204	1986	NAP	2,680	Sq. Ft.
Property	4.03.03	15 West Southern Avenue	0.0%	1	15 West Southern Avenue	Tempe	Maricopa	AZ	85282	1985	NAP	2,702	Sq. Ft.
Property	4.03.04	3502 West Peoria Avenue	0.0%	1	3502 West Peoria Avenue	Phoenix	Maricopa	AZ	85029	1987	NAP	2,985	Sq. Ft.
Property	4.03.05	2815 East University Drive	0.0%	1	2815 East University Drive	Mesa	Maricopa	AZ	85213	1986	NAP	2,680	Sq. Ft.
Property	4.03.06	5902 West Bell Road	0.0%	1	5902 West Bell Road	Glendale	Maricopa	AZ	85308	1987	NAP	3,024	Sq. Ft.
Property	4.03.07	3410 North Hayden Road	0.0%	1	3410 North Hayden Road	Scottsdale	Maricopa	AZ	85251	1984	NAP	2,717	Sq. Ft.
Property	4.03.08	410 North Center Street	0.0%	1	410 North Center Street	Mesa	Maricopa	AZ	85201	1987	NAP	3,037	Sq. Ft.
Property	4.03.09	1995 South Arizona Avenue	0.0%	1	1995 South Arizona Avenue	Chandler	Maricopa	AZ	85286	1989	NAP	3,078	Sq. Ft.
Property	4.03.10	1802 East University Drive	0.0%	1	1802 East University Drive	Tempe	Maricopa	AZ	85281	1988	NAP	3,051	Sq. Ft.
Property	4.04	Pod 4	0.3%	11	Various	Various	Various	AZ	Various	Various	NAP	30,526	Sq. Ft.
Property	4.04.01	1602 East Broadway Boulevard	0.0%	1	1602 East Broadway Boulevard	Tucson	Pima	AZ	85719	1971	NAP	2,680	Sq. Ft.
Property	4.04.02	1401 West Grant Road	0.0%	1	1401 West Grant Road	Tucson	Pima	AZ	85745	1995	NAP	2,680	Sq. Ft.
Property	4.04.03	2 West Valencia Road	0.0%	1	2 West Valencia Road	Tucson	Pima	AZ	85706	1985	NAP	2,692	Sq. Ft.
Property	4.04.04	5505 East Grant Road	0.0%	1	5505 East Grant Road	Tucson	Pima	AZ	85712	1985	NAP	2,708	Sq. Ft.
Property	4.04.05	8590 East 22nd Street	0.0%	1	8590 East 22nd Street	Tucson	Pima	AZ	85710	1985	NAP	2,712	Sq. Ft.
Property	4.04.06	3970 North Flowing Wells Road	0.0%	1	3970 North Flowing Wells Road	Tucson	Pima	AZ	85705	1986	NAP	2,680	Sq. Ft.
Property	4.04.07	2730 North Scottsdale Road	0.0%	1	2730 North Scottsdale Road	Tempe	Maricopa	AZ	85257	1988	NAP	3,005	Sq. Ft.
Property	4.04.08	3055 East Fort Lowell Road	0.0%	1	3055 East Fort Lowell Road	Tucson	Pima	AZ	85716	1987	NAP	3,024	Sq. Ft.
Property	4.04.09	4802 North Sabino Canyon Road	0.0%	1	4802 North Sabino Canyon Road	Tucson	Pima	AZ	85750	1988	NAP	2,974	Sq. Ft.
Property	4.04.10	9515 East Golf Links Road	0.0%	1	9515 East Golf Links Road	Tucson	Pima	AZ	85730	1989	NAP	3,024	Sq. Ft.
Property	4.04.11	2880 West Ina Road	0.0%	1	2880 West Ina Road	Tucson	Pima	AZ	85741	1988	NAP	2,347	Sq. Ft.
Property	4.05	Pod 5	0.3%	11	Various	Various	Various	AZ	Various	Various	NAP	29,289	Sq. Ft.
Property	4.05.01	4395 North Romero Road	0.0%	1	4395 North Romero Road	Tucson	Pima	AZ	85705	1973	NAP	2,880	Sq. Ft.
Property	4.05.02	5801 North Oracle Road	0.0%	1	5801 North Oracle Road	Tucson	Pima	AZ	85704	1986	NAP	2,680	Sq. Ft.
Property	4.05.03	9000 North Camino de Oeste	0.0%	1	9000 North Camino de Oeste	Tucson	Pima	AZ	85742	1975	NAP	2,680	Sq. Ft.
Property	4.05.04	3393 West Orange Grove Road	0.0%	1	3393 West Orange Grove Road	Tucson	Pima	AZ	85741	1975	NAP	2,239	Sq. Ft.
Property	4.05.05	3125 West Superstition Boulevard	0.0%	1	3125 West Superstition Boulevard	Apache Junction	Pinal	AZ	85120	1987	NAP	3,200	Sq. Ft.
Property	4.05.06	2405 North Silverbell Road	0.0%	1	2405 North Silverbell Road	Tucson	Pima	AZ	85745	1977	NAP	3,051	Sq. Ft.
Property	4.05.07	2000 West American Avenue	0.0%	1	2000 West American Avenue	Oracle	Pinal	AZ	85623	1975	NAP	2,400	Sq. Ft.
Property	4.05.08	7900 East Broadway Boulevard	0.0%	1	7900 East Broadway Boulevard	Tucson	Pima	AZ	85710	1987	NAP	2,000	Sq. Ft.
Property	4.05.09	1415 East 16th Street	0.0%	1	1415 East 16th Street	Yuma	Yuma	AZ	85365	1974	NAP	2,400	Sq. Ft.
Property	4.05.10	2505 West 8th Street	0.0%	1	2505 West 8th Street	Yuma	Yuma	AZ	85364	1989	NAP	2,916	Sq. Ft.
Property	4.05.11	8780 North Oracle Road	0.0%	1	8780 North Oracle Road	Oro Valley	Pima	AZ	85704	1987	NAP	2,843	Sq. Ft.
Property	4.06	Pod 6	0.3%	10	Various	Various	Various	AZ	Various	Various	NAP	28,091	Sq. Ft.
Property	4.06.01	110 South Main Street	0.0%	1	110 South Main Street	Snowflake	Navajo	AZ	85937	1969	NAP	2,616	Sq. Ft.
Property	4.06.02	1953 Highway 260	0.0%	1	1953 Highway 260	Heber	Navajo	AZ	85928	1979	NAP	2,795	Sq. Ft.
Property	4.06.03	2911 Grand Avenue	0.0%	1	2911 Grand Avenue	Nogales	Santa Cruz	AZ	85621	1973	NAP	2,695	Sq. Ft.
Property	4.06.04	1654 White Mount Boulevard	0.0%	1	1654 White Mount Boulevard	Lakeside	Navajo	AZ	85929	1976	NAP	2,739	Sq. Ft.
Property	4.06.05	695 South 4th Avenue	0.0%	1	695 South 4th Avenue	Yuma	Yuma	AZ	85364	1985	NAP	2,680	Sq. Ft.
Property	4.06.06	2551 Highway 95	0.0%	1	2551 Highway 95	Bullhead City	Mohave	AZ	86442	1998	NAP	3,015	Sq. Ft.
Property	4.06.07	311 East Deuce of Clubs	0.0%	1	311 East Deuce of Clubs	Show Low	Navajo	AZ	85901	1986	NAP	3,015	Sq. Ft.
Property	4.06.08	1441 East Florence Boulevard	0.0%	1	1441 East Florence Boulevard	Casa Grande	Pinal	AZ	85222	1974	NAP	2,400	Sq. Ft.

A-1-45

COMM 2014-UBS6

ANNEX A-1-K - CERTAIN CHARACTERISTICS OF THE CIRCLE K PORTFOLIO MORTGAGED PROPERTIES

												Net
			% of									Rentable Area	Units
Property			Initial Pool	# of						Year	Year	(SF/Units/Rooms/	of
Flag	ID	Property Name	Balance	Properties	Address	City	County	State	Zip Code	Built	Renovated	Pads/Beds/Spaces)	Measure
Property	4.06.09	16802 East Williams Field Road	0.1%	1	16802 East Williams Field Road	Higley	Maricopa	AZ	85295	1989	NAP	3,112	Sq. Ft.
Property	4.06.10	13549 East Chandler Boulevard	0.0%	1	13549 East Chandler Boulevard	Chandler	Maricopa	AZ	85225	1987	NAP	3,024	Sq. Ft.
Property	4.07	Pod 7	0.4%	11	Various	Various	Various	FL	Various	Various	NAP	28,254	Sq. Ft.
Property	4.07.01	10039 Main Street	0.0%	1	10039 Main Street	Thornotosassa	Hillsborough	FL	33592	1985	NAP	2,400	Sq. Ft.
Property	4.07.02	5133 Highway 674	0.0%	1	5133 Highway 674	Wimauma	Hillsborough	FL	33598	1982	NAP	2,400	Sq. Ft.
Property	4.07.03	7202 West Knights Griffin Road	0.0%	1	7202 West Knights Griffin Road	Plant City	Hillsborough	FL	33565	1976	NAP	2,400	Sq. Ft.
Property	4.07.04	2116 Bonneville Drive	0.0%	1	2116 Bonneville Drive	Orlando	Orange	FL	32826	1974	NAP	2,400	Sq. Ft.
Property	4.07.05	2742 US 27 South	0.0%	1	2742 US Highway 27 South	Lake Placid	Highlands	FL	33852	1985	NAP	2,616	Sq. Ft.
Property	4.07.06	11091 Springhill Drive	0.0%	1	11091 Spring Hill Drive	Spring Hill	Hernando	FL	34608	1988	NAP	2,600	Sq. Ft.
Property	4.07.07	6227 Deltona Boulevard	0.0%	1	6227 Deltona Boulevard	Spring Hill	Hernando	FL	34606	1985	NAP	2,616	Sq. Ft.
Property	4.07.08	13077 Cortez Boulevard	0.0%	1	13077 Cortez Boulevard	Spring Hill	Hernando	FL	34613	1984	NAP	2,616	Sq. Ft.
Property	4.07.09	3275 Broad Street	0.0%	1	3275 Broad Street	Brooksville	Hernando	FL	34604	1988	NAP	2,633	Sq. Ft.
Property	4.07.10	7916 US 27 South	0.0%	1	7916 US 27 South	Sebring	Highlands	FL	33876	1969	NAP	2,600	Sq. Ft.
Property	4.07.11	101 North Faulkenburg Road	0.0%	1	101 North Faulkenburg Road	Tampa	Hillsborough	FL	33619	1974	NAP	2,973	Sq. Ft.
Property	4.08	Pod 8	0.3%	7	Various	Various	Various	FL	Various	Various	NAP	19,341	Sq. Ft.
Property	4.08.01	2704 South Ferncreek Avenue	0.0%	1	2704 South Ferncreek Avenue	Orlando	Orange	FL	32806	1971	NAP	2,039	Sq. Ft.
Property	4.08.02	1401 North Monroe Street	0.0%	1	1401 North Monroe Street	Tallahassee	Leon	FL	32303	1987	NAP	1,914	Sq. Ft.
Property	4.08.03	1990 Capital Circle Northeast Road	0.1%	1	1990 Capital Circle Northeast Road	Tallahassee	Leon	FL	32308	1975	NAP	2,723	Sq. Ft.
Property	4.08.04	2683 North Monroe Street	0.1%	1	2683 North Monroe Street	Tallahassee	Leon	FL	32303	1972	NAP	5,103	Sq. Ft.
Property	4.08.05	13749 21st Street	0.0%	1	13749 21st Street	Dade City	Pasco	FL	33525	1967	NAP	2,562	Sq. Ft.
Property	4.08.06	3761 Highway 441	0.0%	1	3761 Highway 441	Okeechobee	Okeechobee	FL	34972	1979	NAP	2,400	Sq. Ft.
Property	4.08.07	3280 Boggy Creek Road	0.0%	1	3280 Boggy Creek Road	Kissimmee	Osceola	FL	34744	1985	NAP	2,600	Sq. Ft.
Property	4.09	Pod 9	0.4%	9	Various	Various	Various	FL	Various	Various	NAP	21,992	Sq. Ft.
Property	4.09.01	10499 Stringfellow Boulevard	0.1%	1	10499 Stringfellow Boulevard	St. James City	Lee	FL	33956	1986	NAP	2,700	Sq. Ft.
Property	4.09.02	1801 State Road 44	0.0%	1	1801 State Road 44	New Smyrna Beach	Volusia	FL	32168	1986	NAP	2,220	Sq. Ft.
Property	4.09.03	24520 State Road 44	0.0%	1	24520 State Road 44	Sorrento	Lake	FL	32776	1976	NAP	2,400	Sq. Ft.
Property	4.09.04	3109 State Road 29	0.0%	1	3109 State Road 29	Labelle	Hendry	FL	33935	1978	NAP	2,400	Sq. Ft.
Property	4.09.05	19021 South Tamiami Trail	0.0%	1	19021 South Tamiami Trail	Fort Myers	Lee	FL	33908	1978	NAP	2,036	Sq. Ft.
Property	4.09.06	12405 Collier Boulevard	0.0%	1	12405 Collier Boulevard	Naples	Collier	FL	34116	1979	NAP	2,420	Sq. Ft.
Property	4.09.07	1117 East Main Street	0.0%	1	1117 East Main Street	Immokalee	Collier	FL	34142	1983	NAP	2,600	Sq. Ft.
Property	4.09.08	488 Hunter Boulevard	0.1%	1	488 Hunter Boulevard	Naples	Collier	FL	34116	1984	NAP	2,600	Sq. Ft.
Property	4.09.09	2948 Hanson Street	0.0%	1	2948 Hanson Street	Fort Myers	Lee	FL	33916	1985	NAP	2,616	Sq. Ft.
Property	4.10	Pod 10	0.3%	10	Various	Various	Various	Various	Various	Various	NAP	26,894	Sq. Ft.
Property	4.10.01	7700 North Atlantic Avenue	0.0%	1	7700 North Atlantic Avenue	Cape Canaveral	Brevard	FL	32920	1961	NAP	2,400	Sq. Ft.
Property	4.10.02	2631 Wrightsboro Road	0.0%	1	2631 Wrightsboro Road	Augusta	Richmond	GA	30904	1989	NAP	2,115	Sq. Ft.
Property	4.10.03	1825 Appling Harlem Drive	0.0%	1	1825 Appling Harlem Drive	Appling	Columbia	GA	30802	1993	NAP	3,147	Sq. Ft.
Property	4.10.04	41 Tamiami Trail	0.0%	1	41 Tamiami Trail	Port Charlotte	Charlotte	FL	33953	1984	NAP	2,623	Sq. Ft.
Property	4.10.05	400 South Suncoast Boulevard	0.0%	1	400 South Suncoast Boulevard	Crystal River	Citrus	FL	34429	1985	NAP	2,612	Sq. Ft.
Property	4.10.06	3275 West Gulf to Lake Highway	0.0%	1	3275 West Gulf to Lake Highway	Lecanto	Citrus	FL	34461	1986	NAP	2,621	Sq. Ft.
Property	4.10.07	7751 East US Highway 80	0.0%	1	7751 East US Highway 80	Savannah	Chatham	GA	31410	1982	NAP	2,390	Sq. Ft.
Property	4.10.08	325 West 70 Street	0.0%	1	325 West 70 Street	Shreveport	Caddo	LA	71106	1979	NAP	4,400	Sq. Ft.
Property	4.10.09	1224 Highway 41 North	0.0%	1	1224 Highway 41 North	Inverness	Citrus	FL	34450	1988	NAP	3,147	Sq. Ft.
Property	4.10.10	2959 College Drive	0.0%	1	2959 College Drive	Baton Rouge	East Baton Rouge	LA	70808	1994	NAP	1,439	Sq. Ft.
Property	4.11	Pod 11	0.3%	8	Various	Various	Various	Various	Various	Various	NAP	17,172	Sq. Ft.
Property	4.11.01	9221 Albemarle Road	0.0%	1	9221 Albemarle Road	Charlotte	Mecklenburg	NC	28227	1976	NAP	1,164	Sq. Ft.
Property	4.11.02	1014 East Pine Log Road	0.0%	1	1014 East Pine Log Road	Aiken	Aiken	SC	29803	1991	NAP	1,760	Sq. Ft.
Property	4.11.03	315 Hitchcock Parkway	0.0%	1	315 Hitchcock Parkway	Aiken	Aiken	SC	29801	1991	NAP	1,758	Sq. Ft.
Property	4.11.04	2407 Ashley River Road	0.0%	1	2407 Ashley River Road	Charleston	Charleston	SC	29414	1986	NAP	1,805	Sq. Ft.
Property	4.11.05	1601 La Palco Boulevard	0.0%	1	1601 La Palco Boulevard	Harvey	Jefferson	LA	70058	1987	NAP	2,585	Sq. Ft.
Property	4.11.06	7301 Plaza Road	0.0%	1	7301 Plaza Road	Charlotte	Mecklenburg	NC	28215	1987	NAP	2,400	Sq. Ft.
Property	4.11.07	4713 New Bern Avenue	0.0%	1	4713 New Bern Avenue	Raleigh	Wake	NC	27610	1989	NAP	3,060	Sq. Ft.
Property	4.11.08	1830 Celanese Road	0.0%	1	1830 Celanese Road	Rock Hill	York	SC	29732	1980	NAP	2,640	Sq. Ft.

A-1-46

COMM 2014-UBS6

ANNEX A-1-K - CERTAIN CHARACTERISTICS OF THE CIRCLE K PORTFOLIO MORTGAGED PROPERTIES

					Loan per Net
			% of		Rentable Area							Environmental
Property			Initial Pool	# of	(SF/Unit/Room/Pad	Ownership			Lease		Occupancy	Report	Engineering
Flag	ID	Property Name	Balance	Properties	Bed/Space) ($)(11)	Interest(16)	Largest Tenant(18)(20)(21)(22)	SF	Expiration(19)	Occupancy	As-of Date	Date(26)(27)	Report Date
Loan	4	Circle K Portfolio	3.7%	106	166	Fee Simple	Circle K, Inc.	283,924	Various	100.0%	12/6/2014	Various	Various
Property	4.01	Pod 1	0.3%	10	145	Fee Simple				100.0%	12/6/2014	09/19/2014	09/19/2014
Property	4.01.01	4401 South 7th Avenue	0.0%	1	154	Fee Simple	Circle K, Inc.	2,680	03/18/2019	100.0%	12/6/2014	09/19/2014	09/19/2014
Property	4.01.02	2402 East Southern Avenue	0.0%	1	140	Fee Simple	Circle K, Inc.	2,698	03/18/2019	100.0%	12/6/2014	09/19/2014	09/19/2014
Property	4.01.03	602 North First Avenue	0.0%	1	107	Fee Simple	Circle K, Inc.	3,024	03/18/2019	100.0%	12/6/2014	09/19/2014	09/19/2014
Property	4.01.04	1910 West Deer Valley Road	0.0%	1	104	Fee Simple	Circle K, Inc.	4,332	03/18/2019	100.0%	12/6/2014	09/19/2014	09/19/2014
Property	4.01.05	3196 East Union Hills Drive	0.0%	1	141	Fee Simple	Circle K, Inc.	3,024	03/18/2019	100.0%	12/6/2014	09/19/2014	09/19/2014
Property	4.01.06	10 East Buckeye Road	0.0%	1	143	Fee Simple	Circle K, Inc.	2,680	03/18/2019	100.0%	12/6/2014	09/19/2014	09/19/2014
Property	4.01.07	9040 South Central Avenue	0.0%	1	158	Fee Simple	Circle K, Inc.	3,073	03/18/2019	100.0%	12/6/2014	09/19/2014	09/19/2014
Property	4.01.08	3443 West Dunlap Avenue	0.0%	1	188	Fee Simple	Circle K, Inc.	2,623	03/18/2019	100.0%	12/6/2014	09/19/2014	09/19/2014
Property	4.01.09	4301 West Cactus Road	0.0%	1	179	Fee Simple	Circle K, Inc.	3,368	03/18/2019	100.0%	12/6/2014	09/19/2014	09/19/2014
Property	4.01.10	8955 North 19th Avenue	0.0%	1	162	Fee Simple	Circle K, Inc.	2,626	03/18/2019	100.0%	12/6/2014	09/19/2014	09/19/2014
Property	4.02	Pod 2	0.3%	9	183	Fee Simple				100.0%	12/6/2014	09/19/2014	Various
Property	4.02.01	5350 North 27th Avenue	0.0%	1	161	Fee Simple	Circle K, Inc.	2,080	03/18/2019	100.0%	12/6/2014	09/19/2014	09/16/2014
Property	4.02.02	1523 East McDowell Road	0.0%	1	184	Fee Simple	Circle K, Inc.	2,880	03/18/2019	100.0%	12/6/2014	09/19/2014	09/19/2014
Property	4.02.03	4403 East Van Buren Street	0.0%	1	358	Fee Simple	Circle K, Inc.	1,665	03/18/2019	100.0%	12/6/2014	09/19/2014	09/16/2014
Property	4.02.04	1605 East Bell Road	0.0%	1	141	Fee Simple	Circle K, Inc.	3,024	03/18/2019	100.0%	12/6/2014	09/19/2014	09/19/2014
Property	4.02.05	4005 East Union Hills	0.0%	1	147	Fee Simple	Circle K, Inc.	3,024	03/18/2019	100.0%	12/6/2014	09/19/2014	09/19/2014
Property	4.02.06	2702 West Deer Valley Road	0.0%	1	163	Fee Simple	Circle K, Inc.	3,024	03/18/2019	100.0%	12/6/2014	09/19/2014	09/19/2014
Property	4.02.07	1602 East Washington Street	0.0%	1	276	Fee Simple	Circle K, Inc.	1,543	03/18/2019	100.0%	12/6/2014	09/19/2014	09/19/2014
Property	4.02.08	2708 West Buckeye Road	0.0%	1	187	Fee Simple	Circle K, Inc.	3,024	03/18/2019	100.0%	12/6/2014	09/19/2014	09/19/2014
Property	4.02.09	2524 West Thunderbird Road	0.0%	1	151	Fee Simple	Circle K, Inc.	3,150	03/18/2019	100.0%	12/6/2014	09/19/2014	09/19/2014
Property	4.03	Pod 3	0.4%	10	157	Fee Simple				100.0%	12/6/2014	09/19/2014	Various
Property	4.03.01	9049 West Peoria Avenue	0.0%	1	129	Fee Simple	Circle K, Inc.	2,869	03/18/2020	100.0%	12/6/2014	09/19/2014	09/19/2014
Property	4.03.02	809 East Southern Avenue	0.0%	1	122	Fee Simple	Circle K, Inc.	2,680	03/18/2020	100.0%	12/6/2014	09/19/2014	09/19/2014
Property	4.03.03	15 West Southern Avenue	0.0%	1	187	Fee Simple	Circle K, Inc.	2,702	03/18/2020	100.0%	12/6/2014	09/19/2014	09/19/2014
Property	4.03.04	3502 West Peoria Avenue	0.0%	1	126	Fee Simple	Circle K, Inc.	2,985	03/18/2020	100.0%	12/6/2014	09/19/2014	09/19/2014
Property	4.03.05	2815 East University Drive	0.0%	1	163	Fee Simple	Circle K, Inc.	2,680	03/18/2020	100.0%	12/6/2014	09/19/2014	09/25/2014
Property	4.03.06	5902 West Bell Road	0.0%	1	155	Fee Simple	Circle K, Inc.	3,024	03/18/2020	100.0%	12/6/2014	09/19/2014	09/19/2014
Property	4.03.07	3410 North Hayden Road	0.0%	1	161	Fee Simple	Circle K, Inc.	2,717	03/18/2020	100.0%	12/6/2014	09/19/2014	09/19/2014
Property	4.03.08	410 North Center Street	0.0%	1	175	Fee Simple	Circle K, Inc.	3,037	03/18/2020	100.0%	12/6/2014	09/19/2014	09/25/2014
Property	4.03.09	1995 South Arizona Avenue	0.0%	1	180	Fee Simple	Circle K, Inc.	3,078	03/18/2020	100.0%	12/6/2014	09/19/2014	09/19/2014
Property	4.03.10	1802 East University Drive	0.0%	1	170	Fee Simple	Circle K, Inc.	3,051	03/18/2020	100.0%	12/6/2014	09/19/2014	09/19/2014
Property	4.04	Pod 4	0.3%	11	144	Fee Simple				100.0%	12/6/2014	Various	Various
Property	4.04.01	1602 East Broadway Boulevard	0.0%	1	122	Fee Simple	Circle K, Inc.	2,680	03/18/2019	100.0%	12/6/2014	09/22/2014	09/16/2014
Property	4.04.02	1401 West Grant Road	0.0%	1	170	Fee Simple	Circle K, Inc.	2,680	03/18/2019	100.0%	12/6/2014	09/19/2014	09/19/2014
Property	4.04.03	2 West Valencia Road	0.0%	1	131	Fee Simple	Circle K, Inc.	2,692	03/18/2019	100.0%	12/6/2014	09/19/2014	09/19/2014
Property	4.04.04	5505 East Grant Road	0.0%	1	119	Fee Simple	Circle K, Inc.	2,708	03/18/2019	100.0%	12/6/2014	09/19/2014	09/16/2014
Property	4.04.05	8590 East 22nd Street	0.0%	1	134	Fee Simple	Circle K, Inc.	2,712	03/18/2019	100.0%	12/6/2014	09/19/2014	09/16/2014
Property	4.04.06	3970 North Flowing Wells Road	0.0%	1	120	Fee Simple	Circle K, Inc.	2,680	03/18/2019	100.0%	12/6/2014	09/19/2014	09/25/2014
Property	4.04.07	2730 North Scottsdale Road	0.0%	1	123	Fee Simple	Circle K, Inc.	3,005	03/18/2019	100.0%	12/6/2014	09/23/2014	09/16/2014
Property	4.04.08	3055 East Fort Lowell Road	0.0%	1	127	Fee Simple	Circle K, Inc.	3,024	03/18/2019	100.0%	12/6/2014	09/19/2014	09/16/2014
Property	4.04.09	4802 North Sabino Canyon Road	0.0%	1	166	Fee Simple	Circle K, Inc.	2,974	03/18/2019	100.0%	12/6/2014	09/19/2014	09/16/2014
Property	4.04.10	9515 East Golf Links Road	0.0%	1	151	Fee Simple	Circle K, Inc.	3,024	03/18/2019	100.0%	12/6/2014	09/19/2014	09/16/2014
Property	4.04.11	2880 West Ina Road	0.0%	1	231	Fee Simple	Circle K, Inc.	2,347	03/18/2019	100.0%	12/6/2014	09/19/2014	09/19/2014
Property	4.05	Pod 5	0.3%	11	149	Fee Simple				100.0%	12/6/2014	Various	Various
Property	4.05.01	4395 North Romero Road	0.0%	1	144	Fee Simple	Circle K, Inc.	2,880	03/18/2019	100.0%	12/6/2014	09/22/2014	09/16/2014
Property	4.05.02	5801 North Oracle Road	0.0%	1	134	Fee Simple	Circle K, Inc.	2,680	03/18/2019	100.0%	12/6/2014	09/19/2014	09/26/2014
Property	4.05.03	9000 North Camino de Oeste	0.0%	1	163	Fee Simple	Circle K, Inc.	2,680	03/18/2019	100.0%	12/6/2014	09/22/2014	09/16/2014
Property	4.05.04	3393 West Orange Grove Road	0.0%	1	209	Fee Simple	Circle K, Inc.	2,239	03/18/2019	100.0%	12/6/2014	09/19/2014	09/16/2014
Property	4.05.05	3125 West Superstition Boulevard	0.0%	1	139	Fee Simple	Circle K, Inc.	3,200	03/18/2019	100.0%	12/6/2014	09/19/2014	09/19/2014
Property	4.05.06	2405 North Silverbell Road	0.0%	1	143	Fee Simple	Circle K, Inc.	3,051	03/18/2019	100.0%	12/6/2014	09/19/2014	09/16/2014
Property	4.05.07	2000 West American Avenue	0.0%	1	127	Fee Simple	Circle K, Inc.	2,400	03/18/2019	100.0%	12/6/2014	09/19/2014	09/25/2014
Property	4.05.08	7900 East Broadway Boulevard	0.0%	1	191	Fee Simple	Circle K, Inc.	2,000	03/18/2019	100.0%	12/6/2014	09/19/2014	09/19/2014
Property	4.05.09	1415 East 16th Street	0.0%	1	137	Fee Simple	Circle K, Inc.	2,400	03/18/2019	100.0%	12/6/2014	09/19/2014	09/19/2014
Property	4.05.10	2505 West 8th Street	0.0%	1	115	Fee Simple	Circle K, Inc.	2,916	03/18/2019	100.0%	12/6/2014	09/19/2014	09/22/2014
Property	4.05.11	8780 North Oracle Road	0.0%	1	158	Fee Simple	Circle K, Inc.	2,843	03/18/2019	100.0%	12/6/2014	09/19/2014	09/19/2014
Property	4.06	Pod 6	0.3%	10	155	Fee Simple				100.0%	12/6/2014	Various	Various
Property	4.06.01	110 South Main Street	0.0%	1	113	Fee Simple	Circle K, Inc.	2,616	03/18/2020	100.0%	12/6/2014	09/19/2014	09/19/2014
Property	4.06.02	1953 Highway 260	0.0%	1	203	Fee Simple	Circle K, Inc.	2,795	03/18/2020	100.0%	12/6/2014	09/22/2014	09/19/2014
Property	4.06.03	2911 Grand Avenue	0.0%	1	86	Fee Simple	Circle K, Inc.	2,695	03/18/2020	100.0%	12/6/2014	09/19/2014	09/19/2014
Property	4.06.04	1654 White Mount Boulevard	0.0%	1	140	Fee Simple	Circle K, Inc.	2,739	03/18/2020	100.0%	12/6/2014	09/19/2014	09/19/2014
Property	4.06.05	695 South 4th Avenue	0.0%	1	108	Fee Simple	Circle K, Inc.	2,680	03/18/2020	100.0%	12/6/2014	09/19/2014	09/22/2014
Property	4.06.06	2551 Highway 95	0.0%	1	171	Fee Simple	Circle K, Inc.	3,015	03/18/2020	100.0%	12/6/2014	09/19/2014	09/19/2014
Property	4.06.07	311 East Deuce of Clubs	0.0%	1	159	Fee Simple	Circle K, Inc.	3,015	03/18/2020	100.0%	12/6/2014	09/19/2014	09/19/2014
Property	4.06.08	1441 East Florence Boulevard	0.0%	1	168	Fee Simple	Circle K, Inc.	2,400	03/18/2020	100.0%	12/6/2014	09/19/2014	09/19/2014

A-1-47

COMM 2014-UBS6

ANNEX A-1-K - CERTAIN CHARACTERISTICS OF THE CIRCLE K PORTFOLIO MORTGAGED PROPERTIES

					Loan per Net
			% of		Rentable Area							Environmental
Property			Initial Pool	# of	(SF/Unit/Room/Pad	Ownership			Lease		Occupancy	Report	Engineering
Flag	ID	Property Name	Balance	Properties	Bed/Space) ($)(11)	Interest(16)	Largest Tenant(18)(20)(21)(22)	SF	Expiration(19)	Occupancy	As-of Date	Date(26)(27)	Report Date
Property	4.06.09	16802 East Williams Field Road	0.1%	1	206	Fee Simple	Circle K, Inc.	3,112	03/18/2020	100.0%	12/6/2014	09/19/2014	09/19/2014
Property	4.06.10	13549 East Chandler Boulevard	0.0%	1	183	Fee Simple	Circle K, Inc.	3,024	03/18/2020	100.0%	12/6/2014	09/19/2014	09/25/2014
Property	4.07	Pod 7	0.4%	11	159	Fee Simple				100.0%	12/6/2014	09/19/2014	Various
Property	4.07.01	10039 Main Street	0.0%	1	132	Fee Simple	Circle K, Inc.	2,400	03/18/2019	100.0%	12/6/2014	09/19/2014	09/19/2014
Property	4.07.02	5133 Highway 674	0.0%	1	198	Fee Simple	Circle K, Inc.	2,400	03/18/2019	100.0%	12/6/2014	09/19/2014	09/19/2014
Property	4.07.03	7202 West Knights Griffin Road	0.0%	1	147	Fee Simple	Circle K, Inc.	2,400	03/18/2019	100.0%	12/6/2014	09/19/2014	09/19/2014
Property	4.07.04	2116 Bonneville Drive	0.0%	1	132	Fee Simple	Circle K, Inc.	2,400	03/18/2019	100.0%	12/6/2014	09/19/2014	09/19/2014
Property	4.07.05	2742 US 27 South	0.0%	1	207	Fee Simple	Circle K, Inc.	2,616	03/18/2019	100.0%	12/6/2014	09/19/2014	09/19/2014
Property	4.07.06	11091 Springhill Drive	0.0%	1	138	Fee Simple	Circle K, Inc.	2,600	03/18/2019	100.0%	12/6/2014	09/19/2014	09/19/2014
Property	4.07.07	6227 Deltona Boulevard	0.0%	1	139	Fee Simple	Circle K, Inc.	2,616	03/18/2019	100.0%	12/6/2014	09/19/2014	09/19/2014
Property	4.07.08	13077 Cortez Boulevard	0.0%	1	142	Fee Simple	Circle K, Inc.	2,616	03/18/2019	100.0%	12/6/2014	09/19/2014	09/19/2014
Property	4.07.09	3275 Broad Street	0.0%	1	145	Fee Simple	Circle K, Inc.	2,633	03/18/2019	100.0%	12/6/2014	09/19/2014	09/19/2014
Property	4.07.10	7916 US 27 South	0.0%	1	213	Fee Simple	Circle K, Inc.	2,600	03/18/2019	100.0%	12/6/2014	09/19/2014	09/19/2014
Property	4.07.11	101 North Faulkenburg Road	0.0%	1	153	Fee Simple	Circle K, Inc.	2,973	03/18/2019	100.0%	12/6/2014	09/19/2014	09/22/2014
Property	4.08	Pod 8	0.3%	7	186	Fee Simple				100.0%	12/6/2014	09/19/2014	Various
Property	4.08.01	2704 South Ferncreek Avenue	0.0%	1	179	Fee Simple	Circle K, Inc.	2,039	03/18/2019	100.0%	12/6/2014	09/19/2014	09/19/2014
Property	4.08.02	1401 North Monroe Street	0.0%	1	200	Fee Simple	Circle K, Inc.	1,914	03/18/2019	100.0%	12/6/2014	09/19/2014	09/19/2014
Property	4.08.03	1990 Capital Circle Northeast Road	0.1%	1	246	Fee Simple	Circle K, Inc.	2,723	03/18/2019	100.0%	12/6/2014	09/19/2014	09/19/2014
Property	4.08.04	2683 North Monroe Street	0.1%	1	157	Fee Simple	Circle K, Inc.	5,103	03/18/2019	100.0%	12/6/2014	09/19/2014	09/19/2014
Property	4.08.05	13749 21st Street	0.0%	1	123	Fee Simple	Circle K, Inc.	2,562	03/18/2019	100.0%	12/6/2014	09/19/2014	09/19/2014
Property	4.08.06	3761 Highway 441	0.0%	1	218	Fee Simple	Circle K, Inc.	2,400	03/18/2019	100.0%	12/6/2014	09/19/2014	09/19/2014
Property	4.08.07	3280 Boggy Creek Road	0.0%	1	206	Fee Simple	Circle K, Inc.	2,600	03/18/2019	100.0%	12/6/2014	09/19/2014	09/22/2014
Property	4.09	Pod 9	0.4%	9	208	Fee Simple				100.0%	12/6/2014	Various	Various
Property	4.09.01	10499 Stringfellow Boulevard	0.1%	1	242	Fee Simple	Circle K, Inc.	2,700	03/18/2020	100.0%	12/6/2014	09/19/2014	09/19/2014
Property	4.09.02	1801 State Road 44	0.0%	1	180	Fee Simple	Circle K, Inc.	2,220	03/18/2020	100.0%	12/6/2014	09/24/2014	09/19/2014
Property	4.09.03	24520 State Road 44	0.0%	1	201	Fee Simple	Circle K, Inc.	2,400	03/18/2020	100.0%	12/6/2014	09/19/2014	09/19/2014
Property	4.09.04	3109 State Road 29	0.0%	1	180	Fee Simple	Circle K, Inc.	2,400	03/18/2020	100.0%	12/6/2014	09/19/2014	09/19/2014
Property	4.09.05	19021 South Tamiami Trail	0.0%	1	215	Fee Simple	Circle K, Inc.	2,036	03/18/2020	100.0%	12/6/2014	09/19/2014	09/16/2014
Property	4.09.06	12405 Collier Boulevard	0.0%	1	186	Fee Simple	Circle K, Inc.	2,420	03/18/2020	100.0%	12/6/2014	09/19/2014	09/16/2014
Property	4.09.07	1117 East Main Street	0.0%	1	195	Fee Simple	Circle K, Inc.	2,600	03/18/2020	100.0%	12/6/2014	09/19/2014	09/19/2014
Property	4.09.08	488 Hunter Boulevard	0.1%	1	285	Fee Simple	Circle K, Inc.	2,600	03/18/2020	100.0%	12/6/2014	09/19/2014	09/19/2014
Property	4.09.09	2948 Hanson Street	0.0%	1	182	Fee Simple	Circle K, Inc.	2,616	03/18/2020	100.0%	12/6/2014	09/19/2014	09/19/2014
Property	4.10	Pod 10	0.3%	10	163	Fee Simple				100.0%	12/6/2014	09/19/2014	Various
Property	4.10.01	7700 North Atlantic Avenue	0.0%	1	210	Fee Simple	Circle K, Inc.	2,400	03/18/2021	100.0%	12/6/2014	09/19/2014	09/19/2014
Property	4.10.02	2631 Wrightsboro Road	0.0%	1	182	Fee Simple	Circle K, Inc.	2,115	03/18/2021	100.0%	12/6/2014	09/19/2014	09/19/2014
Property	4.10.03	1825 Appling Harlem Drive	0.0%	1	167	Fee Simple	Circle K, Inc.	3,147	03/18/2021	100.0%	12/6/2014	09/19/2014	09/19/2014
Property	4.10.04	41 Tamiami Trail	0.0%	1	221	Fee Simple	Circle K, Inc.	2,623	03/18/2021	100.0%	12/6/2014	09/19/2014	09/19/2014
Property	4.10.05	400 South Suncoast Boulevard	0.0%	1	169	Fee Simple	Circle K, Inc.	2,612	03/18/2021	100.0%	12/6/2014	09/19/2014	09/19/2014
Property	4.10.06	3275 West Gulf to Lake Highway	0.0%	1	145	Fee Simple	Circle K, Inc.	2,621	03/18/2021	100.0%	12/6/2014	09/19/2014	09/19/2014
Property	4.10.07	7751 East US Highway 80	0.0%	1	124	Fee Simple	Circle K, Inc.	2,390	03/18/2021	100.0%	12/6/2014	09/19/2014	09/22/2014
Property	4.10.08	325 West 70 Street	0.0%	1	126	Fee Simple	Circle K, Inc.	4,400	03/18/2021	100.0%	12/6/2014	09/19/2014	09/19/2014
Property	4.10.09	1224 Highway 41 North	0.0%	1	152	Fee Simple	Circle K, Inc.	3,147	03/18/2021	100.0%	12/6/2014	09/19/2014	09/19/2014
Property	4.10.10	2959 College Drive	0.0%	1	171	Fee Simple	Circle K, Inc.	1,439	03/18/2021	100.0%	12/6/2014	09/19/2014	09/19/2014
Property	4.11	Pod 11	0.3%	8	212	Fee Simple				100.0%	12/6/2014	Various	Various
Property	4.11.01	9221 Albemarle Road	0.0%	1	539	Fee Simple	Circle K, Inc.	1,164	03/18/2020	100.0%	12/6/2014	09/19/2014	09/19/2014
Property	4.11.02	1014 East Pine Log Road	0.0%	1	241	Fee Simple	Circle K, Inc.	1,760	03/18/2020	100.0%	12/6/2014	09/19/2014	09/22/2014
Property	4.11.03	315 Hitchcock Parkway	0.0%	1	271	Fee Simple	Circle K, Inc.	1,758	03/18/2020	100.0%	12/6/2014	09/19/2014	09/19/2014
Property	4.11.04	2407 Ashley River Road	0.0%	1	239	Fee Simple	Circle K, Inc.	1,805	03/18/2020	100.0%	12/6/2014	09/22/2014	09/22/2014
Property	4.11.05	1601 La Palco Boulevard	0.0%	1	184	Fee Simple	Circle K, Inc.	2,585	03/18/2020	100.0%	12/6/2014	09/22/2014	09/19/2014
Property	4.11.06	7301 Plaza Road	0.0%	1	161	Fee Simple	Circle K, Inc.	2,400	03/18/2020	100.0%	12/6/2014	09/19/2014	09/19/2014
Property	4.11.07	4713 New Bern Avenue	0.0%	1	155	Fee Simple	Circle K, Inc.	3,060	03/18/2020	100.0%	12/6/2014	09/19/2014	09/19/2014
Property	4.11.08	1830 Celanese Road	0.0%	1	132	Fee Simple	Circle K, Inc.	2,640	03/18/2020	100.0%	12/6/2014	09/19/2014	09/19/2014

A-1-48

FOOTNOTES TO ANNEX A-1

(1)
UBSRES—UBS Real Estate Securities Inc. or one of its affiliates; GACC—German American Capital Corporation or one of its affiliates; JLC—Jefferies LoanCore LLC or one of its affiliates; CCRE— Cantor Commercial Real Estate Lending, L.P. or one of its affiliates; KeyBank—KeyBank National Association or one of its affiliates; Pillar—Pillar Funding LLC or one of its affiliates.

(2)
UBSRES—UBS Real Estate Securities Inc. or one of its affiliates; GACC—German American Capital Corporation or one of its affiliates; JLC—Jefferies LoanCore LLC or one of its affiliates; CCRE— Cantor Commercial Real Estate Lending, L.P. or one of its affiliates; KeyBank—KeyBank National Association or one of its affiliates; Pillar—Pillar Funding LLC or one of its affiliates.

(3)
Loan No. 10 – Myrtle Beach Marriott Resort & Spa – The Original Balance of $31.0 million and Cut-off Date Balance of approximately $30.9 million represent the Note A1-1 of a $116.0 million whole loan evidenced by three pari passu notes.  The pari passu companion loans are the Note A1-2 in the original principal amount of $30.0 million, which was included in the COMM 2014-CCRE20 transaction and the Note A-2 in the original principal amount of $55.0 million, which was included in the COMM 2014-LC17 transaction.

(4)
With respect to any Mortgaged Property securing a multi-property Mortgage Loan, the amounts listed under the headings “Original Balance” and “Cut-off Date Balance” reflect the Allocated Loan Amount related to such Mortgaged Property.

(5)
Loan No. 15 – Homewood Suites Carle Place – The Homewood Suites Carle Place Mortgaged Property is subject to payment-in-lieu of taxes program which provides that for so long as certain leases entered into in connection with the program are in effect, the Homewood Suites Carle Place Mortgaged Property must be used as an extended-stay Homewood Suites hotel, provided that under such lease agreements, the borrower may change the franchisor with the consent of the municipal development authority which is party to the arrangement.

(6)
Loan No. 26 – Clovis Crossing Phase II – The Clovis Crossing Phase II Mortgage Loan has an ARD feature with an anticipated repayment date of October 1, 2024, with a revised interest rate for the period from the anticipated repayment date through the final maturity date of October 1, 2044, of the greater of (i) 6.5200% or (ii) 2.0000% plus the Treasury Rate for the week ending prior to October 1, 2024.

(7)
The Administrative Fee Rate includes the respective per annum rates applicable to the calculation of the servicing fee, any sub-servicing fee, trustee/certificate administrator fee, operating advisor fee and CREFC® license fee with respect to each Mortgage Loan. For purposes of this Annex A-1, the definition of Administrative Fee Rate as it relates to any Non-Serviced Mortgage Loan includes the related Pari Passu Loan Primary Servicing Fee Rate which includes the “primary servicing fee rate” (as defined or set forth in the applicable pooling and servicing agreement) and any other related servicing fee rate (other than those payable to the applicable special servicer) applicable to such Non-Serviced Mortgage Loan that constitutes a portion of the “servicing fee rate” applicable to the other master servicer under the applicable other pooling and servicing agreement.

(8)
Annual Debt Service, Monthly Debt Service, Underwritten NOI DSCR and Underwritten NCF DSCR for Mortgage Loans (i) with partial interest only periods are shown based on the monthly debt service payment immediately following the expiration of the interest only period and (ii) that are interest only until the related maturity date are shown based on the interest only payments during the 12-month period following the Cut-off Date (or, in the case of Monthly Debt Service, the average of such interest only payments).

(9)
“Hard” generally means each tenant is required to transfer its rent directly to the lender-controlled lockbox account. However, with respect to hospitality properties, “Hard” means all credit card receipts are deposited directly into the lockbox by the card processing company and all over-the-counter cash and equivalents are deposited by the property manager or borrower into the lockbox. “Soft” means the borrower has established a lockbox account that will be under lender control and the borrower or property manager must collect rents from the tenants and then deposit those rents into such lockbox account. “Springing Soft” means that upon the occurrence of a trigger event (as specified in the related Mortgage Loan Documents), the borrower is required to establish a lockbox account that will be under lender control and the borrower or property manager is required to collect rents from the tenants and then deposit those rents into such lockbox account. “Springing Hard” means that upon a trigger event (as specified in the related Mortgage Loan Documents), each tenant will be required to transfer its rent directly to a lender-controlled lockbox. “Soft Springing Hard” means that the borrower has established a lockbox account that will be under lender control and the borrower or property manager must collect rents from the tenants and then deposit those rents into such lockbox account. Upon a trigger event (as specified in the related Mortgage Loan documents), each tenant will be required to transfer its rent directly into a lender-controlled lockbox.

(10)
“In Place” means that related property cash flows go through a waterfall of required reserve or other payment amounts due before the lender either (i) disburses excess cash to the related borrower or (ii) retains excess cash as additional collateral for the Mortgage Loan. “Springing” means that upon the occurrence of a trigger event, as defined in the related Mortgage Loan Documents, In Place cash management (as described above) will take effect, and will generally continue until all trigger events are cured (to the extent a cure is permitted under the related Mortgage Loan Documents).

(11)
Loan No. 10 – Myrtle Beach Marriott Resort & Spa – The Underwritten NOI DSCR, Underwritten NCF DSCR, Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD, Underwritten NOI Debt Yield, Underwritten NCF Debt Yield and Loan per Net Rentable

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Area are calculated based on the mortgage loan included in the issuing entity and the related pari passu companion loans in the aggregate.

(12)
The grace periods noted under “Grace Period” reflect the number of days of grace before a payment default is an event of default.  Certain jurisdictions impose a statutorily longer grace period. Certain of the Mortgage Loans may additionally be subject to grace periods with respect to the occurrence of an event of default (other than a payment default) and/or commencement of late charges which are not addressed in Annex A-1 to this free writing prospectus.

(13)
Loan No. 4 – Circle K Portfolio – The Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD are based on the “As Portfolio” value of $129,200,000 as of August 28, 2014, which attributes a valuation premium to the 106 properties when valued on a portfolio basis. The “As Is” value is $120,173,711.

Loan No. 7 – University Edge – The Cut-off Date LTV Ratio is based on the "As Is" value of $46,400,000 as of August 15, 2014. The LTV Ratio at Maturity is based on the "As Stabilized" value of $50,850,000 as of August 15, 2015.

Loan No. 56 – Staybridge Suites Peoria – The Cut-off Date LTV Ratio, LTV Ratio at Maturity or ARD and Appraised Value are based on the “As Complete” value as of August 15, 2014. At closing, the borrowers reserved $791,500 as part of a required property improvement plan. The “As is” value is $8,900,000.

(14)
Loan No. 7 – University Edge – The Cut-Off Date LTV Ratio, Underwritten NOI Debt Yield and Underwritten NCF Debt Yield are calculated using the Cut-off Date Balance net of the Earnout Letter of Credit of $3,750,000.

Loan No. 19 – Element – Austin – The Cut-Off Date LTV Ratio, Underwritten NOI Debt Yield and Underwritten NCF Debt Yield are calculated using the Cut-off Date Balance net of the Achievement Reserve of $1,500,000.

(15)	Prepayment Provisions are shown from the respective Mortgage Loan First Payment Date.

“L(x)” means lock-out for x payments.

“D(x)” means may be defeased for x payments.

“YM1(x)” means may be prepaid for x payments with payment of the greater of a yield maintenance charge and 1% of the amount prepaid.

“YM3(x)” means may be prepaid for x payments with payment of the greater of a yield maintenance charge and 3% of the amount prepaid.

“O(x)” means freely prepayable for x payments, including the maturity date or anticipated repayment date.

Certain of the Mortgage Loans permit the release of a portion of a Mortgaged Property (or an individual Mortgaged Property, in connection with a portfolio mortgage loan) under various circumstances, as described in this free writing prospectus. See “Description of the Mortgage Pool—Certain Terms and Conditions of the Mortgage Loans—Property Releases” in this free writing prospectus.

Loan No. 1 – Tops & Kroger Portfolio – The Tops & Kroger Portfolio Mortgage Loan has provisions for partial releases where the Borrower shall have the right to obtain the release of any individual property from the lien of the related mortgage/deed of trust by defeasing a portion of the loan, subject to the terms and conditions applicable to defeasance generally as described as the following terms and conditions: (i) Borrower shall be required to defease an amount equal to the Adjusted Release Amount (as defined below) for such Property; (ii) such Property shall be conveyed to a person or entity other than a Borrower or any affiliate of Borrower; (iii) after giving effect to the release of such Property, the DSCR as determined by Lender for all remaining Properties shall not be less than the greater of (a) the DSCR as of the date immediately preceding the release of such Property and (b) 2.70x; (iv) after giving effect to the release of such Property, the Debt Yield as determined by Lender for all remaining Properties shall not be less than the greater of (a) the Debt Yield as of the date immediately preceding the release of such Property and (b) 11.0%; and (v) other customary terms and conditions to be set forth in the loan documents. Borrower shall reimburse Lender for any third party out-of-pocket costs in connection with such Property release. Notwithstanding anything to the contrary contained herein, in connection with any Property release, a rating agency confirmation shall not be required. In addition, such Property release shall not be subject to an LTV test (other than, to the extent the Loan (or any portion thereat) is included in a REMIC trust, the REMIC 125.0% LTV test). For purposes hereof, (1) the "Release Amount" shall mean, with respect to any Property, the original Allocated Loan Amount for such Property and (2) the "Adjusted Release Amount" shall mean, with respect to any Property, 115.0% of the Release Amount for such Property. The borrower may obtain the release of a vacant, non-income producing outparcel from the lien of the mortgage, provided that, among other things, (i) the borrower provides 60 days’ prior notice of such release and (ii) the borrower reimburses the lender for all reasonable out-of-pocket expenses incurred by the lender in connection with such release.

Loan No. 3 – Churchill Portfolio – After the expiration of the lockout period, the borrowers may obtain the release of any individual property from the lien of the Churchill Portfolio Mortgage Loan in conjunction with a third party sale of such property, upon satisfaction of certain conditions set forth in the Churchill Portfolio Mortgage Loan documents, including (i) a partial defeasance of the Churchill Portfolio Mortgage Loan by an amount equal to the greater of (x) 100% of the net sales proceeds

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and (y) 125% of the allocated loan amount of the applicable Churchill Portfolio Mortgaged Property, and (ii) after giving effect to such release, the debt yield on the remaining Churchill Portfolio Mortgaged Properties is equal to or greater than (x) the debt yield immediately prior to such release and (y) 9.75%.

Loan No. 8 – Highland Oaks Portfolio – Borrower shall be permitted to obtain a one-time release of the Highland Oaks I Mortgaged Property from the lien of the related mortgage, provided, among other things, (i) no event of default has occurred and is continuing, (ii) delivery of the defeasance collateral in an amount equal to the greater of 125.0% of the allocated loan amount or 80.0% of the proceeds from the sale of the applicable property, along with an amount equal to the prepayment consideration, (iii) the DSCR after release based upon the trailing six month period is no less than the greater of (a) the DSCR prior to release and (b) 1.30x, and (iv) the LTV ratio after release is no greater than the lesser of (a) the LTV ratio prior to release and (b) 75.0%.

Loan No. 12 – Larkridge Shopping Center – The borrower may obtain the release of a vacant, non-income producing outparcel from the lien of the mortgage, provided that, among other things, (i) the borrower provides at least 45 days, but no more than 180 days, prior notice of such release and (ii) after giving effect to such release (a) either (1) the debt yield for the trailing 12-month period is not less than 85% or (2) the borrower delivers available funds for deposit into the debt yield reserve account such that the debt yield is equal to 8.5%  and (b) the LTV ratio for the remaining properties is no greater than 125%.

Loan No. 14 – Gunston Plaza - After the expiration of the lockout period, the borrower may obtain the release of the office building portion of the property in conjunction with a bona fide third party sale of such property, provided, among other things (i) the borrower partially defeases the principal of the loan by an amount equal to 120% of the allocated loan amount of the office parcel (which allocated loan amount is equal to $2,175,000), and (ii) after giving effect to such release, (A) the underwritten debt service coverage ratio of the remaining property is not less than the greater of (x) the underwritten debt service coverage ratio immediately prior to such release and (y) 1.30x and (B) the loan-to-value ratio of the remaining property is not greater than 70%.

Loan No. 22 – Landmark Industrial Portfolio – The Landmark Industrial Portfolio Mortgage Loan permits the Borrower to obtain the release of any Property from the Loan after the permitted yield maintenance date provided certain terms are met including, (i) Borrower shall be required to prepay an amount equal to the Release Price with the yield maintenance premium for such Property; (ii) such Property shall be conveyed to a person or entity other than a Borrower or any affiliate of Borrower; (iii) after giving effect to the release of such Property, the DSCR (based on an underwritten net cash flow and a thirty (30) year amortization schedule) for all remaining Properties shall not be less than the greater of the DSCR (based on an underwritten net cash flow and a thirty (30) year amortization schedule) for all Properties as of the closing of the Loan and the DSCR (based on an underwritten net cash flow and a thirty (30) year amortization schedule) as of the date immediately preceding the release of such Property; (iv) after giving effect to the release of such Property, the Debt Yield for all remaining Properties shall not be less than the greater of the Debt Yield for all Properties as of the closing of the Loan and the Debt Yield as of the date immediately preceding the release of such Property; and (v) after giving effect to the release of such Property, the LTV for all remaining Properties shall not be greater than the lesser of the LTV for all Properties as of the closing of the Loan and the LTV as of the date immediately preceding the release of such Property.

Loan No. 23 – StorQuest Texas Portfolio – The Borrower shall have the right to obtain the release of any property from the lien of the related mortgage/deed of trust in connection with any prepayment, subject to the terms and conditions applicable to prepayments generally as described under ''Prepayment/Yield Maintenance" above and, among other things, the following terms and conditions: (i) Borrower shall be required to prepay an amount equal to the Adjusted Release Amount (as defined below) for such Property; (ii) such Property shall be conveyed to a person or entity other than a Borrower or any affiliate of Borrower; (iii) after giving effect to the release of such Property, the DSCR as determined by Lender (based on a T-12 underwritten net cash flow and a thirty (30) year amortization schedule) for all remaining Properties shall not be less than the greater of (a) the DSCR (based on a T-12 underwritten net cash flow and a thirty (30) year amortization schedule) for all Properties as of the closing of the Loan and (b) the DSCR (based on a T -12 underwritten net cash flow and a thirty (30) year amortization schedule) as of the date immediately preceding the release of such Property; (iv) after giving effect to the release of such Property, the Debt Yield as determined by Lender for all remaining Properties shall not be less than the greater of (a) the Debt Yield for all Properties as of the closing of the Loan and (b) the Debt Yield as of the date immediately preceding the release of such Property; and (v) after giving effect to the release of such Property, the LTV as determined by Lender for all remaining Properties shall not be greater than the lesser of (a) the LTV for all Properties as of the closing of the Loan and (b) the LTV as of the date immediately preceding the release of such Property.  For purposes hereof, (1) the "Release Amount" shall mean, with respect to any Property, the original Allocated Loan Amount for such Property and (2) the "Adjusted Release Amount" shall mean, with respect to any Property, 115% of the Release Amount for such Property.

Loan No. 32 – Little Havana Office & Retail Portfolio – The borrower has the right to obtain the release of the development rights to approximately 235,518 square feet of property, subject to certain conditions, including that (i) the borrower gives the lender no less than 30 days prior notice of such release, (ii) the development rights are transferred to another parcel not subject to the lien of the mortgage encumbering the Brickwell mortgaged property, (iii) following the release, the development rights are owned by a third party unaffiliated with the borrower or guarantor and (iv) the borrower obtains the lender’s prior written consent before executing any contract or other agreement evidencing the sale of the development rights.

Loan No. 43 – ART Kentucky MF Portfolio – After the lockout period, the borrower may obtain the release of an individual property provided, among other things, the borrower partially defeases the loan in an amount equal to the greater of (i) 115% of the allocated loan amount of the release parcel and (ii) an amount such that, after the release, the remaining property has a DSCR that is equal to or greater than 1.40x and an LTV ratio that is less than or equal to 75.0%.

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Loan No. 70 – Park ‘N Go Charlotte – After the expiration of the lockout period, the borrower has a one-time right to obtain a partial release of the release parcel (max 4.5 acres)  in conjunction with a third party sale of such property, upon satisfaction of certain conditions set forth in the loan documents, including (i) a partial defeasance of the loan by an amount equal to the greater of (x) 100.0% of the net sales proceeds or (y) 20% of the UPB and (ii) the LTV of remaining property is no more than 125.0%, the debt yield on the remaining property is equal to or greater than (x) the debt yield immediately prior to such release and (y) 1.50.

Loan No. 87 – 35th and Greenway – Borrower shall be permitted to obtain the release of the excess, unimproved land without prepayment penalty provided, among other conditions stated in the Loan Agreement, borrower (i) provides lender 45 days written notice of the proposed partial release, (ii) provides sufficient documentation that released land has been separately subdivided or split from the remaining property and it will be assessed as a separate tax parcel, and (iii) provides evidence of conveyance of the released property to a separate single purpose entity.

(16)
Loan No. 1 – Tops & Kroger Portfolio – Part of the collateral for the Tops & Kroger Portfolio Mortgage Loan consists of both the fee and leasehold interests. The following properties consist of both fee and leasehold interests: Tops Plaza - Jamestown, Tops Plaza - Ontario, Tops Plaza - LeRoy and Tops Plaza - Warsaw.

Loan No. 11 – U-Haul Pool 2 – The collateral for the U-Haul Pool 2 Mortgage Loan consists of both the fee and leasehold interests in the U-Haul Pool 2 Mortgaged Properties, other than those Mortgaged Properties located in the State of Florida which are secured by fee interest. The fee owner, the related borrower, is obligated to lender under a fee mortgage in each instance.

Loan No. 15 – Homewood Suites Carle Place – The collateral for the Homewood Suites Carle Place Mortgage Loan consists of both the fee and leasehold interests in the Homewood Suites Carle Place Mortgaged Property. The fee owner, the related borrower, is obligated to lender under the fee mortgage and the lessee, the Nassau County Industrial Development Authority, is also obligated to lender under a leasehold mortgage.

Loan No. 61 – Tutor Time Phoenix – The collateral for the Tutor Time Phoenix Mortgaged Property consists of both the fee and leasehold interests. The fee owner, the related borrower, is obligated to lender under a fee mortgage.

(17)
The following Mortgaged Properties consist, in whole or in part, of the respective borrower’s interest in one or more ground leases, space leases, air rights leases or other similar leasehold interests:

Loan No. 1 – Tops & Kroger Portfolio – Chillicothe Place Mortgaged Property expanded its store through a ground lease with an adjacent parcel for 22,480 sq. ft. which expires in November 2021.  The ground lease contains four, 5-year renewal options and the rent is fixed at $30,000 for the lease and option terms.

Loan No. 17 – One Woodward Building – The One Woodward Building Mortgage Property is subject to a ground lease with an expiration date of May 1, 2015 with six, 25-year renewal options.  The annual ground rent under the lease stepped down from $60,000 to $35,000 on October 1, 2014.

Loan No. 27 – Wyndham Garden Austin – The Wyndham Garden Austin Mortgaged Property is subject to a 40-year ground lease between the Borrower and Cattle & Hat Hotel, LLC which expires May 31, 2045.  The current annual ground lease payment is $103,569.

Loan No. 31 – Galleria L’Orange – The Galleria L’Orange Mortgaged Property is subject to a ground lease with an expiration date of February 1, 2040 and no extension options. The annual ground rent under the lease is currently $75,739. Of the total 40,323 sq. ft., 32,693 sq. ft. (81.1% of the NRA) is situated on 2.37 acres and is held in fee simple interest by the borrower. The remaining 7,630 sq. ft. (18.9% of NRA) sits on 0.49 acres and is held through a leasehold interest subject to the ground lease agreement. Additionally, approximately 25 of the 180 parking spaces and the ingress/egress point for the property are located on the ground lease parcel.

Loan No. 52 – Apollo Storage – The Apollo Storage Mortgaged Property is subject to a ground lease with an expiration date of August 16, 2037 and four, five-year extension options. The current annual ground rent is $123,846, subject to rent increases based on CPI (but not less than 2% or more than 5%) in August 2017 and every 5 years thereafter.

(18)	The following tenants that occupy 5% or greater of the net rentable area at the property are borrower affiliates:

Loan No. 6 – 811 Wilshire – The 3rd Largest Tenant, Chase Executive Suites, which is an affiliate of the borrower, leases 5.1% of the net rentable area at the Mortgaged Property.

Loan No. 17 – One Woodward Building – The Largest Tenant, Quicken Loans, Inc., leases 40.0% of the net rentable area at the One Woodward Building Mortgaged Property.

Loan No. 39 – Shadow Lane Office – The 2nd Largest Tenant, Med Lofts, LLC and the 4th Largest Tenant, Taylor Financial, LLC, which are affiliates of the Borrower, lease 22.3% and 13.6%, respectfully of the NRA at the Mortgaged Property.

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(19)
The lease expiration dates shown are based on full lease terms. However, in certain cases, a tenant may have the option to terminate its lease or abate rent prior to the stated lease expiration date for no reason after a specified period of time and/or upon notice to the landlord or upon the occurrence of certain contingencies including, without limitation, if landlord violates the lease or fails to provide utilities or certain essential services for a specified period or allows certain restricted uses, upon interference with tenant’s use of access or parking, upon casualty or condemnation, for zoning violations, if certain anchor or key tenants (including at an adjacent property) or a certain number of tenants go dark or cease operations, if a certain percentage of the net rentable area at the property is not occupied, if the tenant fails to meet sales targets or business objectives, or, in the case of a government tenant, for lack of appropriations or other reasons. In addition, in some instances, a tenant may have the right to assign its lease and be released from its obligations under the subject lease. Furthermore, some tenants may have the option to downsize their rented space without terminating the lease completely.  In addition to the foregoing, the following are early non-contingent termination options for those tenants listed in Annex A-1:

Loan No. 1 – Tops & Kroger Portfolio – The 4th Largest Tenant, Dollar Tree (collectively for all centers), has the right to terminate its lease in the event Tops Markets (Regal Cinemas in the case of the Culver Ridge Mortgaged Property) vacates the respective property and a replacement tenant has not opened for business within 12 months (6 months in the case of the Tops Plaza – Amherst Mortgaged Property).

Loan No. 1 – Tops & Kroger Portfolio – The 5th Largest Tenant, Stein Mart, (collectively for all centers), has the right to terminate its lease in the event Tops Markets ceases operation and a replacement tenant has not opened for business within 12 months.

Loan No. 6 – 811 Wilshire – The 2nd Largest Tenant, Hathaway Dinwiddie Construction Company, has the right to terminate its lease on December 31, 2017, upon notice by July 31, 2017 and a payment of a termination fee equal to $72,314. The 5th Largest Tenant, State of California, has the right to terminate its lease at any time with 30 days prior notice.

Loan No. 8 – Highland Oaks Portfolio – The Largest Tenant at the Highland Oaks II Mortgaged Property, Health Care Service Corporation, has the one-time right to terminate its lease effective December 31, 2022 with 365 days’ written notice and payment of a termination fee equal (i) abated rent, brokerage fees, and tenant improvements amortized on a 15-year schedule and (ii) four months of base rent and additional rent.  In addition, the tenant shall have the one-time right to contract the premises by up to one full floor effective December 31, 2018 with 365 days’ prior written notice and payment of a fee equal to abated rent, brokerage fees, and tenant improvements amortized on a 15-year schedule.  The 3rd Largest Tenant at the Highland Oaks I Mortgaged Property, Muscular Dystrophy Association, Inc., has the right to terminate its lease at any time with 270 days written notice and payment of a termination fee equal to three months of base rent and additional rent and unamortized brokerage commissions, rental abatement, tenant improvements, and attorney fees.

Loan No. 9 – 8000 Maryland Avenue – The Largest Tenant, Business Bank of St. Louis has the right to terminate its lease any time after March 31, 2018, upon 12 months prior written notice and payment of a termination fee equal to 2 years annual rent plus their share of expenses and taxes for that two year period as well as the unamortized portion of the rent credits given for the first 36 months of the lease. The 5th Largest Tenant, DHR International, has the right to terminate its lease at any time with 90 days prior notice.

Loan No. 16 – Baton Rouge West Distribution Center – The 2nd Largest Tenant, Communications Test Design, Inc., has the right to terminate its lease effective January 31, 2017 with eight months’ notice and payment of a termination fee equal to (i) one month’s rent and (ii) the unamortized cost of the construction allowance, leasing commissions, and rent abatements. The 4th Largest Tenant, Nsoro MasTec, LLC, has the right to partially terminate its lease with respect to 21,972 square feet of additional premises on or before December 31, 2014, with 120 days’ prior written notice and payment of a termination fee equal to (i) unamortized brokerage commissions and (ii) unamortized cost of the $9,205 of rent abatements.

Loan No. 17 – One Woodward Building – The 2nd Largest Tenant, Kitch Drutchas Wagner Valitutti & Sherbrook, P.C. has the right to surrender either the entire 21st or 24th floor with 12 months prior notice and a payment of $231,303 beginning December 31, 2018.  Kitch Drutchas Wagner Valitutti & Sherbrook, P.C. has the right to terminate its lease effective January 31, 2019 with 180 days notice and a termination fee of $897,999.

Loan No. 17 – One Woodward Building – The 3rd Largest Tenant, Jack Morton Worldwide, Inc. has given notice of its intent to exercise a termination option for 4,009 sq. ft. on the 14th floor as of June 30, 2015 subject to a termination fee of $16,691.

Loan No. 24 – Cray Plaza - The Largest Tenant, Cray, Inc., may terminate its lease effective April 30, 2017 by providing 12 months’ prior written notice. The 2nd Largest Tenant, Springsted, Inc., may terminate its lease effective June 30, 2016 by providing nine months’ prior written notice. The 3rd Largest Tenant, IRS Appeals/District Council, may terminate its lease at any time with 180 days prior notice.

Loan No. 34 – Wells Fargo Plaza – The 5th Largest Tenant, Regus (RGN-El Paso), has the right to terminate its lease on May 31, 2020, upon notice by November 31, 2020 and a payment of a termination fee equal to $100,000.

Loan No. 36 – Evergreen Plaza – The 3rd Largest Tenant, Dress Barn, Inc., has the right to pay percentage rent or terminate its lease subject to certain co-tenancy provisions with respect to Kroger as the anchor tenant and the occupancy of the shopping center overall.

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Loan No. 37 – BECO Tower I – The 3rd Largest Tenant, Law Office of Sheela Murthy, P.C., has a one-time right to terminate its lease effective December 31, 2017 with 12 months prior notice. If the tenant elects to terminate its space, the tenant is required to pay a termination fee equal to the unamortized tenant improvements and leasing commissions.

Loan No. 38 – West Lancaster Plaza – The 3rd Largest Tenant, Education Management Systems, has an early termination right with 90 days’ notice if Education Management Systems' contract with the school district and other contracting agencies are terminated.

Loan No. 39 – Shadow Lane Office – The Largest Tenant, UMC Wellness Center, has a termination right on one months’ notice in the event the governing body fails to appropriate money during its annual budget.

Loan No. 47 – 4585 Electronics Place – The Single Tenant, Quixote Studios, has the right to terminate its lease in the last two years of its lease term if a capital expenditure is required as a result of the specific and unique use of the premises as compared with uses by tenants in general and the cost exceeds 6 months of base rent.

Loan No. 50 – Gulf Freeway Office – The following Government tenants may terminate the following spaces during the loan term:

●	The Largest Tenant, GSA-TSA, may terminate at any time on or after November 30, 2015 with 120 days’ notice.
●	The 2nd Largest Tenant, GSA-IRS may terminate at any time with 90 days’ written notice.
●	The 3rd Largest Tenant, Attorney General may terminate at any time with 90 days’ written notice.

Loan No. 65 – Walmart Helena Shopping Center – The 4th Largest Tenant, Hungry Howie’s, has the right to terminate its lease 36 months after the lease commencement date through lease expiration if the tenant’s net sales from ordinary operations are less than $28,000 per calendar month for 3 consecutive months subject to a 60 day prior notice.

Loan No. 69 – Foxshire Plaza – The 3rd Largest Tenant, GSA Armed Forces (AAA), has the right to terminate its lease at any time with 180 days prior notice.

(20)	The following major tenants (listed on Annex A-1) are currently subleasing all or a significant portion of its leased space:

Loan No. 1 – Tops & Kroger Portfolio – The following four properties have a sublease structure in place with Tops Markets: Tops Plaza – Jamestown, Tops Plaza – Ontario, Tops Plaza – LeRoy, Tops Plaza – Warsaw,. In signing the leases with Tops Markets, the largest tenant at each of the above mentioned properties, the landlord net leased to Tops Markets more space at the applicable property than is actually occupied for a period not to exceed 49 years. As a result, the landlord did the following: (a) the landlord subleased back the portion of the leased premises not occupied by Tops Markets.  Base rent under each of the subleases is $1.00 per year and the subtenant is required to pay taxes and expenses relating to the subleased premises, (b) the landlord, in its capacity as subtenant, then entered into space leases with the in-line tenants of that space, and has been collecting the rent paid by such tenants (in its capacity as sub-sublandlord under those space leases), and (c) the landlord subjected the common areas of the Shopping Center to a recorded Operating and Easement Agreement. This agreement lays responsibility on Tops Markets to maintain the area, and the subtenant is required to contribute its proportionate share of such charges, including taxes.

Loan No. 17 – One Woodward Building – The 2nd Largest Tenant, Kitch Drutchas Wagner Valitutti & Sherbrook, P.C. subleases space on the 23rd floor to Papista & Papista, PLC with a current lease expiration of January 31, 2015.  The sublease contractual rent is $1,200 per month on a gross basis.

Loan No. 39 – Shadow Lane Office – The 2nd Largest Tenant, Med Lofts, LLC, is currently subleasing 8,614 sq. ft. (10 residential units) to individual tenants.

(21)	The following major tenants shown on Annex A-1 have abated or free rent:

Loan No. 1 – Tops & Kroger Portfolio – The borrower deposited $532,031 into the free rent reserve account to replicate rents for leases that are subject to specified free rent periods, rent reductions or other concessions.

Loan No. 1 – 811 Wilshire – The Largest Tenant and 4th Largest Tenant, Los Angeles Homeless Services Authority and Land Bank of Taiwan, respectively, are currently paying abated rent. At mortgage loan closing, the borrower deposited $446,608 with lender related to this free rent period.

Loan No. 8 – Highland Oaks Portfolio – The Largest Tenant at the Highland Oaks I Mortgaged Property, Midwest Physician Administrative Services, LLC, occupying approximately 62.4% of the net rentable area at the mortgaged property, has an 11 month abatement of base rent on its entire space (expires 6/30/2015).  Additionally, the tenant was granted abated base rent on 3,882 sq. ft. of its space commencing in lease month 12 (7/1/2015) and ending on lease month 30 (1/31/2017) as well as an abatement of all operating expenses attributable to the 3,882 sq. ft. for lease months 1 through 30.  At closing, the borrower deposited $561,271 into a free rent reserve.

Loan No. 9 – 8000 Maryland Avenue – The Largest Tenant, Business Bank of St. Louis, has 17 months of abated rent beginning in November 2014 through and including March 2016. At mortgage loan closing, the borrower deposited $168,008 with lender related to this free rent period.

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Loan No. 34 – Wells Fargo Plaza – The 3rd Largest Tenant and 5th Largest Tenant, HealthScope and Regus (RGN-El Paso), respectively, are currently paying abated rent. At mortgage loan closing, the borrower deposited $75,971 with lender related to these free rent periods.

Loan No. 44 – Ranch Lake Plaza – The Largest Tenant, Goodwill Industries, occupying approximately 57.8% of the net rentable area at the mortgaged property, has two months of free rent for its space following lease commencement in January 2015.  At closing, the borrower deposited $140,052 into a free rent reserve related to this free rent period.

Loan No. 65 – Walmart Helena Shopping Center – The 2nd Largest Tenant, Urgent Care, has $9,000 of free rent due, which was fully reserved at mortgage loan closing.

Loan No. 68 – Irvington Plaza – The 4th Largest Tenant, Kinder Care, has free rent for the month of April in 2015 and for the month of March in 2016. Reserves in the amount of $9,253 were established on the closing date of the mortgage loan, which amount covers the base rent due during each free rent period.

Loan No. 69 – Foxshire Plaza – The 4th Largest Tenant, Peruvian Chicken/Zamalloa & Diego, has free rent for the months of November and December in 2014 and for the month of January in 2015. Reserves in the amount of $9,750 were established on the closing date of the mortgage loan, which amount covers the base rent due during each free rent period.

(22)	The tenants shown in the Annex A-1 have signed leases but may or may not be open for business as of the cutoff date of the securitization.

Loan No. 7 – University Edge – The 2nd Largest Retail Tenant, Universitees, has signed a lease for 2,109 sq. ft. of space commencing in the earlier to occur of (i) the date which is 30 days following the landlord's tender of possession of the property or (ii) the date the tenant is open for business.

Loan No. 7 – University Edge – The 4th Largest Retail Tenant, Panda, has signed a lease for 1,619 sq. ft. of space commencing in the earlier to occur of (i) the date which is 90 days following the landlord's tender of possession of the property or (ii) the date the tenant is open for business.

Loan No. 7 – University Edge – The 5th Largest Retail Tenant, Froyo, has signed a lease for 1,360 sq. ft. of space commencing in the earlier to occur of (i) the date which is 60 days following the landlord's tender of possession of the property or (ii) the date the tenant is open for business.

Loan No. 25 – Lakeview Industrial Building – The 3rd Largest Tenant, Master Fleet, LLC, has signed a lease for 79,760 sq. ft. of space commencing in December 2014.

Loan No. 44 – Ranch Lake Plaza – The Largest Tenant, Goodwill Industries, has signed a lease for 49,430 sq. ft. that is anticipated to commence in January 2015, with rent commencing two months after the lease commencement date.  At closing, the borrower deposited $750,000 into a tenant improvement reserve in connection with the Goodwill Industries lease.

Loan No. 75 – Center Street Promenade – The Largest Tenant, Café Primo and the 2nd Largest Tenant, Goodwill Industries have accepted full possession and are paying rent, but will not be open for business until December 2014.

(23)	All upfront reserve balances reflect the upfront reserve amount at loan origination. The current balance may be less than the amount shown.

Loan No. 7 – University Edge – The University Edge Mortgage Loan is structured with a $3.75 million Earnout Letter of Credit which serves as collateral for the Loan. The Earnout Letter of Credit will be reduced as the retail occupancy increases and the performance of the student housing component stabilizes. The amount of the reduction will be based on the difference between the $32.5 million (the total loan amount of $36.25 million less the $3.75 million Earnout Letter of Credit) and the loan amount that would result assuming a debt yield of 8.0% based on an underwritten NCF assuming 5% vacancy for both the student housing and retail income (i.e. the underwritten NCF divided by 8.0%).  For any new retail leases used in the calculation of net cash flow to reduce the Earnout Letter of Credit, the respective tenants must be in-place and paying full, unabated rent with no remaining landlord obligations outstanding.  Lender must receive tenant estoppels for all retail tenants and residential rents must be confirmed by a certified rent roll.  Expenses will be based on Lender’s underwriting except for taxes (PILOT payments) and Insurance Premiums for which actual amounts shall be used, taking into consideration the T-12 expenses with normal adjustments for CapEx and management fees.  The Earnout Letter of Credit may be reduced up to three times in increments of no less than $1.0 million (unless the first reduction is $2.25 million or greater). The Earnout Letter of Credit will be issued by a FDIC insured United States bank acceptable to the Lender with an “A” rating or better by Standard and Poors, “A2” by Moody’s and “A” by Fitch or similar rating agency and shall maintain such rating during the period that the Earnout Letter of Credit is effective.

Loan No. 19 – Element – Austin – The Element Austin Mortgage Loan is structured with a $1.5 million Achievement Reserve Account subject to customary terms and conditions to be set forth in the loan documents. At any time after the date which is 9 months following closing of the Loan, funds on deposit in the Achievement Reserve shall be released in the event that the Property achieves (i) a Debt Yield of at least 8.0% (based on the Loan Amount) for two consecutive quarters, (ii) a DSCR (as

A-1-55

determined by Lender based on T-12 underwritten net cash flow and actual debt service constant) of at least 1.30x for two consecutive quarters, (iii) LTV of no more than 75% and (iv) the underwritten net cash flow is no less than $1,912,842.

Loan No. 69 – Foxshire Plaza – The Foxshire Plaza Mortgage Loan was structured with a $300,000 holdback reserve. Funds from the holdback reserve will be disbursed subject to (i) the execution of the GSA Armed Forces (AAA) lease extension (as defined in the loan documents), (ii) the GSA Armed Forces (AAA) lease extension extends the GSA Armed Forces (AAA) lease term through at least January 31, 2018, (iii) the rent payable by the tenant under the GSA Armed Forces (AAA) lease extension equals at least $24.96 per rentable sq. ft. and (iv) the GSA Armed Forces (AAA) lease extension is on market terms with respect to, among other things, additional rent, recoveries, tenant improvements allowances.

(24)
All ongoing reserve balances reflect the ongoing reserve amount at loan origination. The current balance may be greater than or less than the amount shown. Monthly reserves required to be deposited in such accounts may be capped pursuant to the related Mortgage Loan Documents.

Loan No. 2 – W Scottsdale – On each monthly payment date occurring from September through and including May, an amount equal to $80,000 will be deposited into the seasonal working capital reserve account up to the cap of $650,000.

Loan No. 7 – University Edge – The CapEx reserve monthly deposit at closing was $5,123 and steps up to $7,225 on December 6, 2016.

Loan No. 10 – Myrtle Beach Marriot Resort & Spa – Borrower deposited (i) $900,000 on the payment date occurring in September 2014 and $250,000 on the payment date occurring in October 2014 and is required to deposit on each payment date occurring in July, August, and September of each year (x) if a Cash Trap Period is continuing, all excess cash flow until the balance of the Seasonality Reserve is equal to $2,334,000, or (y) if no Cash Trap Period is continuing, $778,000 until the balance of the Seasonality Reserve is equal to $2,334,000.

Loan No. 16 – Baton Rouge West Distribution Center – The TI/LC Reserve is capped at $300,000. If at any time during the loan term any lease termination payments are received by the borrower, the TI/LC Reserve cap shall increase to $450,000.

Loan No. 22 – Landmark Industrial Portfolio – The TI/LC reserve monthly deposit at closing was $57,746 and steps down to $27,746 on November 6, 2015.

Loan No. 22 –  Landmark Industrial Portfolio – The tax reserve monthly deposit at closing was $175,650 and steps down to 1/12 of the taxes estimated to be payable on June 2015.

Loan No. 45 – Hilton Garden Inn Fontana – Borrower deposited $54,775 on the origination date of the Mortgage Loan and on each monthly payment date during the months of May through and including October is obligated to deposit $10,000 with lender for the purpose of funding a seasonal working capital reserve fund subject to a cap of $54,775.

Loan No. 51 – Residence Inn – Jackson – In the event that the Borrower receives a Brand Audit Standards (BSA) score from the Franchisor that places the Borrower and/or the hotel at the Property in the “Red Zone” as defined by the Franchisor, then the FF&E Reserve Monthly Deposit shall immediately be increased to an amount equal to eight percent (8%) of Rents from the Property for the preceding twelve (12) months, divided by twelve (12). The FF&E Reserve Monthly Deposit shall remain at such increased amount until receipt of a subsequent BSA score greater than the mid-point of the “Clear” scoring range (i.e., greater than 83.5%), upon which the FF&E Reserve Monthly Deposit shall again be calculated as an amount equal to four percent (4%) of Rents from the Property for the preceding twelve (12) months, divided by twelve (12).

Loan No. 71 – Bryan Station Shopping Center – The TI/LC reserve monthly deposit at closing was $2,353. Upon a Kroger Trigger Event, the monthly deposit shall increase to $4,706.

Loan No. 73 – Comfort Suites Bakersfield – On each monthly payment date in March through and including July, the borrower is required to deposit an amount equal to $13,000 into the seasonal working capital reserve account up to a cap of $65,000.

Loan No. 78 – Magnetek Industrial – Upon Magnetek, Inc. experiencing four consecutive quarters of negative EBITDA, the lease rollover collections will increase to $2,946/month or $0.50/sf/year.  If thereafter Magnetek, Inc. experiences four consecutive quarter of positive EBITDA, the lease rollover reserve collections shall return to $1,768/month or $0.30/sf/year. Upon the occurrence of a Magnetek Trigger Event, all excess cash flow will be swept into the Rollover Reserve. The Rollover Reserve shall be capped at $282,828, but shall only be applicable upon a cash flow sweep caused by a Magnetek Trigger Event – Lease Expiration or a Magnetek Trigger Event – Vacation.

Loan No. 80 – Fountainhead Mini Storage – The replacement reserve is capped at $25,407 in aggregate. After reaching the cap, monthly deposits will recommence upon the account balance falling to $8,469 or less.

Loan No. 84 – 366 Knickerbocker Avenue – A “cash trap” into the TI/LC reserve account was established at the closing of the loan. The “cash trap” will continue until the balance of the account associated with the “cash trap” exceeds $150,000. Additionally, a “cash trap” will commence upon a Lease Sweep Period, as defined in the loan documents.

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(25)	The following loans provide the borrower an option to provide a guaranty or post a letter of credit in lieu of reserve requirements.

Loan No. 7 – University Edge – The University Edge Mortgage Loan is structured with a $3.75 million Earnout Letter of Credit which serves as collateral for the Loan. The Earnout Letter of Credit will be reduced as the retail occupancy increases and the performance of the student housing component stabilizes. The amount of the reduction will be based on the difference between the $32.5 million (the total loan amount of $36.25 million less the $3.75 million Earnout Letter of Credit) and the loan amount that would result assuming a debt yield of 8.0% based on an underwritten NCF assuming 5% vacancy for both the student housing and retail income (i.e. the underwritten NCF divided by 8.0%).  For any new retail leases used in the calculation of net cash flow to reduce the Earnout Letter of Credit, the respective tenants must be in-place and paying full, unabated rent with no remaining landlord obligations outstanding.  Lender must receive tenant estoppels for all retail tenants and residential rents must be confirmed by a certified rent roll.  Expenses will be based on Lender’s underwriting except for taxes (PILOT payments) and Insurance Premiums for which actual amounts shall be used, taking into consideration the T-12 expenses with normal adjustments for CapEx and management fees.  The Earnout Letter of Credit may be reduced up to three times in increments of no less than $1.0 million (unless the first reduction is $2.25 million or greater). The Earnout Letter of Credit will be issued by a FDIC insured United States bank acceptable to the Lender with a “A” rating or better by Standard and Poors, “A2” by Moody’s and “A” by Fitch or similar rating agency and shall maintain such rating during the period that the Earnout Letter of Credit is effective.

Loan No. 25 – Lakeview Industrial Building – The borrower may post a letter of credit with lender in a specified amount in order to cure as cash sweep period commenced due to one or more specified tenants (i) giving of notice from such tenant to borrower or manager exercising its right to terminate its lease or (ii) such tenant failing to renew its, defaulting under its lease or becoming subject to bankruptcy proceedings.

Loan No. 31 – Galleria L’Orange – The borrower may post a letter of credit in an amount which if applied to the outstanding principal balance would cause the debt service ratio to be at least 1.15x to in order to cure a cash sweep period commenced due to the debt service coverage ratio being less than 1.15x.

Loan No. 37 – BECO Tower I – To avoid commencement of a Lease Trigger Period, as defined in the loan documents, the borrower may deposit $400,000 within five business days after written notice by lender to borrower that a Lease Trigger Period has occurred.

Loan No. 49 – Madeira Grove Apartments – The sponsor provided a corporate guarantee in the amount of $275,000 for the completion of un-renovated units within 18 months of closing. In the event that the renovations are not completed within the allotted timeframe, a cash flow sweep will be implemented, whereby all cash flow will be swept until 125% of the amount outstanding is received.

Loan No. 54 – El Dorado – The sponsor provided a corporate guarantee in the amount of $250,000 for the completion of un-renovated units within 18 months of closing. In the event that the renovations are not completed within the allotted timeframe, a cash flow sweep will be implemented, whereby all cash flow will be swept until 125% of the amount outstanding is received.

(26)
Loan No. 36 – Evergreen Plaza – A Phase II report was completed on October 7, 2014 and recommended that site clean-up should occur if a dry cleaner no longer operates at the Mortgaged Property. Such remediation expenses were estimated to be $63,300. The borrower reserved $126,600 at closing.

Loan No. 63 – Greenbriar Plaza – A Phase II report was completed on September 17, 2014 to determine if a release had occurred from the oil/water separator. A total of two borings were advanced at the mortgaged property for the collection of soil samples. DRO and ORO were identified in soil, which indicate that a release is occurring from the separator. Lender reserved $5,060, which is 115% of the estimated cost to install a new oil/water separator, as part of the immediate repair reserves.

(27)
With respect to the Mortgage Loans identified below, the lender is insured under an environmental insurance policy obtained (i) in lieu of obtaining a Phase II Environmental Site Assessment, (ii) in lieu of providing an indemnity or guaranty from a sponsor or (iii) to address environmental conditions or concerns. For additional information, see “Risk Factors—Risks Related to the Mortgage Loans—Potential Issuing Entity Liability Related to a Materially Adverse Environmental Condition” in this free writing prospectus.

Loan No.	Mortgage Loan	Mortgage Loan Cut-off Date Balance	% of Initial Outstanding Pool Balance	Maximum Policy Amount	Premium Paid in Full	Policy Expiration
4	Circle K Portfolio	$47,000,000	3.7%	$7,000,000	Yes	10/6/2024
11	U-Haul Pool 2	$30,768,657	2.4%	$3,000,000	Yes	8/29/2024
47	4585 Electronics Place	$8,500,000	0.7%	$3,000,000	Yes	9/23/2026

(28)
Loan No. 46 – Harmony Bay Apartments - Marc A. Wilson; Sandra Wilson; Jeffrey A. Myers; Josephine Zamora Myers as an individual and as Trustee of the Josephine Zamora Myers Revocable Trust dated January 8, 2003 serve as Sponsor and Guarantor for the Harmony Bay Apartments Mortgage Loan.

A-1-57

(29)	Summary of Existing Pari Passu Debt

Loan No.	Mortgage Loan	Mortgage Loan Cut- off Date Balance	Companion Loan Cut-off Date Balance	Loan Combination Cut-off Date Balance	Loan Combination U/W NCF DSCR	Loan Combination Cut-off Date LTV Ratio	Loan Combination Cut-off Date U/W NOI Debt Yield
10	Myrtle Beach Marriott Resort & Spa	$30,848,015	$84,583,266	$115,431,280	1.62x	69.5%	11.3%

(30)	Summary of Existing Mezzanine Debt

Loan No.	Mortgage Loan	Mortgage Loan Cut-off Date Balance	% of Initial Outstanding Pool Balance	Mezzanine Debt Cut-off Date Balance	Annual Interest Rate on Mezzanine Loan	Mezzanine Loan Maturity Date	Intercreditor Agreement	Total Debt Cut-off Date LTV Ratio	Total Debt U/W NCF DSCR	Total Debt U/W NOI Debt Yield

3	Churchill Portfolio	$55,500,000	4.4%	$7,500,000	5.1500%	9/6/2024	Yes	74.6%	1.30x	9.9%
13	Rivers Pointe Apartments Phase II	$30,000,000	2.4%	$3,000,000	13.0000%	10/6/2024	Yes	81.5%	1.07x	7.4%
22	Landmark Industrial Portfolio	$18,675,000	1.5%	$3,000,000	12.5000%	11/6/2019	Yes	75.3%	1.35x	10.9%

(31)	Summary of Permitted Future Mezzanine Indebtedness

Loan No.	Mortgage Loan	Mortgage Loan Cut-off Date Balance	% of Initial Outstanding Pool Balance	Intercreditor Agreement Required	Combined Minimum DSCR	Combined Maximum LTV	Combined Debt Yield
2	W Scottsdale	$59,000,000	4.6%	Yes	1.50x	67.0%	10.0%
8	Highland Oaks Portfolio	$34,590,000	2.7%	Yes	1.25x	75.0%	NAP
9	8000 Maryland Avenue(1)	$31,500,000	2.5%	Yes	1.35x	75.0%	8.25%
19	Element - Austin	$22,320,138	1.7%	Yes	1.10x	80.0%	NAP
26	Clovis Crossing Phase II	$13,840,270	1.1%	Yes	1.30x	75.0%	NAP
59	Michael Medical Center	$6,660,893	0.5%	Yes	1.25x	75.0%	10.2%

(1)	The related mezzanine loan may be in an amount no greater than $5,250,000.

A-1-58

ANNEX A-2

CERTAIN POOL CHARACTERISTICS OF THE MORTGAGE LOANS
AND MORTGAGED PROPERTIES

Range of Cut-off Date Balances(1)(2)(3)(4)

				Weighted Averages
Range of Cut-off Date Balances	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR	Cut-off Date LTV Ratio	LTV Ratio at Maturity or ARD
$1,162,955- $7,499,999	37	$166,726,138	13.1%	4.5759%	108	1.68x	67.2%	56.6%
$7,500,000- $14,999,999	29	$310,523,585	24.3%	4.5685%	109	1.68x	67.4%	57.7%
$15,000,000- $24,999,999	7	$149,492,403	11.7%	4.5961%	101	1.66x	65.8%	56.4%
$25,000,000- $49,999,999	13	$430,381,671	33.7%	4.4141%	127	1.71x	65.5%	54.5%
$50,000,000- $74,999,999	2	$114,500,000	9.0%	4.6641%	117	1.68x	66.4%	56.8%
$75,000,000- $103,950,000	1	$103,950,000	8.1%	4.0299%	120	2.67x	64.4%	64.4%
Total/Weighted Average	89	$1,275,573,797	100.0%	4.4853%	116	1.77x	66.2%	56.8%

Type of Mortgaged Properties(1)(2)(3)(4)(5)

					Weighted Averages
Property Type	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Number of Units, Rooms, Pads, Beds, Spaces or NRA	Cut-off Date Balance per # of Unit, Room, Pad, Bed, Space or NRA	Mortgage Rate	Stated Remaining Term (Mos.)	Occupancy	U/W NCF DSCR	Cut-off Date LTV Ratio	LTV Ratio at Maturity or ARD
Retail	146	$390,287,374	30.6%	3,523,021	$176	4.3549%	115	94.0%	2.11x	64.3%	58.7%
Anchored(6)	137	$348,148,515	27.3%	3,257,449	$173	4.3216%	115	94.1%	2.18x	64.0%	59.0%
Unanchored	9	$42,138,858	3.3%	265,572	$198	4.6307%	119	92.4%	1.52x	67.3%	56.9%
Hospitality	17	$245,198,874	19.2%	2,420	$162,901	4.5526%	109	70.5%	1.95x	63.5%	52.4%
Full Service	6	$160,537,395	12.6%	1,395	$194,170	4.4735%	117	67.8%	1.95x	62.8%	51.3%
Limited Service	8	$48,211,479	3.8%	686	$71,585	4.7563%	83	72.9%	1.73x	68.6%	59.0%
Extended Stay	3	$36,450,000	2.9%	339	$145,959	4.6314%	104	79.2%	2.23x	59.5%	48.3%
Multifamily	18	$226,552,563	17.8%	4,420	$63,472	4.5396%	115	96.2%	1.38x	70.8%	62.5%
Office	12	$187,239,821	14.7%	1,995,879	$120	4.3662%	109	86.3%	1.48x	68.7%	60.6%
CBD	5	$115,008,334	9.0%	1,372,170	$105	4.3008%	106	82.6%	1.50x	66.5%	59.3%
Suburban	5	$55,583,491	4.4%	540,532	$121	4.4647%	114	90.6%	1.40x	71.7%	63.5%
Medical	2	$16,647,997	1.3%	83,177	$215	4.4890%	119	98.0%	1.53x	74.0%	59.9%
Self Storage	37	$85,092,804	6.7%	1,111,899	$468	4.6310%	158	82.0%	1.59x	61.9%	36.0%
Industrial	7	$56,744,163	4.4%	1,961,994	$36	4.3716%	104	96.4%	1.62x	72.9%	62.3%
Manufactured Housing Community	23	$48,113,007	3.8%	3,680	$20,204	5.0923%	117	76.9%	1.48x	66.2%	55.3%
Mixed Use	5	$27,822,732	2.2%	331,216	$117	4.6561%	114	93.9%	1.90x	62.2%	55.3%
Other	2	$8,522,458	0.7%	3,443	$2,833	5.0090%	118	NAP	1.97x	60.1%	45.1%
Total/Weighted Average	267	$1,275,573,797	100.0%			4.4853%	116	87.3%	1.77x	66.2%	56.8%

A-2-1

Mortgaged Properties by State and/or Location(1)(2)(3)(4)(5)

				Weighted Averages
State/Location	Number of Mortgaged Properties	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR	Cut-off Date LTV Ratio	LTV Ratio at Maturity or ARD
California	15	$182,619,854	14.3%	4.4724%	119	1.86x	59.2%	49.2%
Southern(7)	9	$97,280,557	7.6%	4.3341%	119	1.85x	58.2%	51.2%
Northern(7)	6	$85,339,297	6.7%	4.6301%	118	1.88x	60.3%	46.8%
New York	13	$159,763,441	12.5%	4.2428%	114	2.17x	67.4%	63.4%
Texas	18	$98,267,001	7.7%	4.5321%	122	1.64x	67.0%	56.4%
Arizona	65	$98,233,699	7.7%	4.2294%	114	2.39x	58.2%	51.9%
Florida	50	$88,289,155	6.9%	4.5304%	118	1.85x	65.3%	53.8%
Michigan	6	$68,003,772	5.3%	4.6043%	89	1.49x	67.9%	59.9%
Illinois	10	$64,054,026	5.0%	4.4341%	95	1.53x	70.0%	63.9%
Alabama	8	$57,862,557	4.5%	4.6509%	130	1.36x	66.5%	52.4%
Virginia	2	$49,825,000	3.9%	4.4566%	118	1.48x	74.6%	67.0%
Ohio	3	$47,381,759	3.7%	4.4961%	119	1.50x	68.9%	64.2%
Colorado	4	$44,812,492	3.5%	4.6829%	119	1.49x	67.7%	58.2%
South Carolina	7	$37,638,596	3.0%	4.6273%	116	1.69x	68.3%	56.5%
Missouri	1	$31,500,000	2.5%	4.2000%	119	1.41x	75.0%	65.2%
Louisiana	4	$26,277,396	2.1%	4.3136%	120	1.55x	74.1%	63.2%
Minnesota	5	$25,215,179	2.0%	4.6032%	119	1.50x	73.6%	61.8%
Nevada	2	$22,987,104	1.8%	4.5669%	119	1.49x	71.2%	59.5%
Maryland	3	$22,394,405	1.8%	4.5632%	119	1.61x	68.7%	57.3%
Tennessee	4	$19,695,289	1.5%	4.6911%	85	1.61x	73.5%	66.1%
North Carolina	7	$19,174,267	1.5%	4.4534%	119	1.87x	62.0%	50.7%
Georgia	9	$18,630,458	1.5%	4.5740%	139	2.08x	62.4%	48.2%
Wisconsin	2	$17,739,746	1.4%	4.3549%	118	1.74x	74.7%	60.5%
Kentucky	3	$13,825,000	1.1%	4.6721%	118	1.44x	73.2%	62.8%
Oregon	3	$12,406,407	1.0%	4.7543%	128	1.45x	70.0%	53.3%
North Dakota	2	$9,500,000	0.7%	5.6000%	60	3.12x	29.7%	17.0%
Massachusetts	3	$4,587,832	0.4%	4.6900%	237	1.41x	60.4%	0.9%
Delaware	1	$4,285,575	0.3%	4.7600%	58	1.55x	68.0%	60.5%
South Dakota	1	$4,087,619	0.3%	5.1500%	117	1.48x	65.7%	55.2%
Maine	2	$3,885,000	0.3%	5.1500%	117	1.48x	65.7%	55.2%
Nebraska	1	$3,837,598	0.3%	5.0090%	118	1.53x	69.8%	52.4%
Utah	1	$3,800,000	0.3%	4.4000%	119	1.51x	74.5%	61.8%
Wyoming	1	$3,356,429	0.3%	5.1500%	117	1.48x	65.7%	55.2%
Mississippi	4	$2,748,571	0.2%	5.1500%	117	1.48x	65.7%	55.2%
Kansas	2	$2,528,333	0.2%	5.1500%	117	1.48x	65.7%	55.2%
Iowa	2	$2,510,714	0.2%	5.1500%	117	1.48x	65.7%	55.2%
Connecticut	1	$2,233,549	0.2%	4.6900%	237	1.41x	60.4%	0.9%
Pennsylvania	1	$1,008,116	0.1%	4.6900%	237	1.41x	60.4%	0.9%
Indiana	1	$607,857	0.0%	5.1500%	117	1.48x	65.7%	55.2%
Total/Weighted Average	267	$1,275,573,797	100.0%	4.4853%	116	1.77x	66.2%	56.8%

Range of U/W NCF DSCRs(1)(2)(3)(4)

				Weighted Averages
Range of U/W NCF DSCRs	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR	Cut-off Date LTV Ratio	LTV Ratio at Maturity or ARD
1.24x - 1.39x	11	$215,148,513	16.9%	4.5756%	114	1.31x	70.4%	62.7%
1.40x - 1.44x	15	$209,575,898	16.4%	4.5247%	129	1.42x	70.5%	53.8%
1.45x - 1.54x	23	$244,161,104	19.1%	4.6646%	114	1.49x	69.7%	59.8%
1.55x - 1.99x	28	$363,925,195	28.5%	4.4297%	111	1.72x	67.8%	57.9%
2.00x - 2.49x	7	$66,613,087	5.2%	4.5353%	114	2.25x	51.5%	41.7%
2.50x - 2.99x	2	$112,450,000	8.8%	4.0549%	120	2.69x	62.5%	62.5%
3.00x - 3.85x	3	$63,700,000	5.0%	4.3883%	109	3.65x	36.8%	34.9%
Total/Weighted Average	89	$1,275,573,797	100.0%	4.4853%	116	1.77x	66.2%	56.8%

Range of Cut-off Date LTV Ratios(1)(2)(3)(4)

				Weighted Averages
Range of Cut-off Date LTV Ratios	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR	Cut-off Date LTV Ratio	LTV Ratio at Maturity or ARD
29.7% – 54.9%	9	$118,667,450	9.3%	4.4919%	113	3.05x	40.8%	35.6%
55.0% – 59.9%	5	$59,455,975	4.7%	4.2328%	117	1.73x	57.4%	50.3%
60.0% – 64.9%	11	$219,369,641	17.2%	4.2758%	130	2.11x	63.7%	52.0%
65.0% – 69.9%	22	$368,171,224	28.9%	4.6627%	109	1.57x	67.6%	57.8%
70.0% – 75.0%	37	$450,621,760	35.3%	4.4868%	114	1.47x	72.7%	63.7%
75.1% – 77.9%	5	$59,287,746	4.6%	4.3872%	119	1.54x	76.0%	64.7%
Total/Weighted Average	89	$1,275,573,797	100.0%	4.4853%	116	1.77x	66.2%	56.8%

A-2-2

Range of LTV Ratios at Maturity or ARD(1)(2)(3)(4)

				Weighted Averages
Range of LTV Ratios at Maturity or ARD	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR	Cut-off Date LTV Ratio	LTV Ratio at Maturity or ARD
0.9% – 49.9%	14	$169,491,095	13.3%	4.5216%	136	2.64x	46.4%	30.5%
50.0% – 54.9%	14	$127,883,564	10.0%	4.4677%	118	1.62x	63.5%	51.8%
55.0% – 59.9%	17	$323,799,803	25.4%	4.5949%	118	1.58x	68.0%	57.8%
60.0% – 64.9%	31	$414,537,303	32.5%	4.4092%	107	1.82x	69.4%	62.8%
65.0% – 69.9%	11	$219,462,031	17.2%	4.4638%	114	1.39x	73.2%	66.0%
70.0% – 72.2%	2	$20,400,000	1.6%	4.3315%	81	1.45x	75.9%	71.8%
Total/Weighted Average	89	$1,275,573,797	100.0%	4.4853%	116	1.77x	66.2%	56.8%

Range of Mortgage Rates(1)(2)(3)(4)

				Weighted Averages
Range of Mortgage Rates	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR	Cut-off Date LTV Ratio	LTV Ratio at Maturity or ARD
4.0299% – 4.4999%	37	$654,747,193	51.3%	4.2552%	114	2.01x	64.8%	58.4%
4.5000% – 4.7499%	37	$458,952,381	36.0%	4.6126%	121	1.44x	69.5%	56.8%
4.7500% – 5.8170%	15	$161,874,223	12.7%	5.0553%	109	1.74x	62.1%	50.1%
Total/Weighted Average	89	$1,275,573,797	100.0%	4.4853%	116	1.77x	66.2%	56.8%

Range of Remaining Terms to Maturity or ARD in Months(1)(2)(3)(4)

				Weighted Averages
Range of Remaining Terms to Maturity or ARD in Months	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR	Cut-off Date LTV Ratio	LTV Ratio at Maturity or ARD
56 – 60	11	$107,969,335	8.5%	4.6533%	58	1.73x	64.7%	59.2%
81 – 83	3	$25,010,527	2.0%	4.6837%	82	1.55x	73.1%	66.9%
116 – 120	74	$1,111,825,278	87.2%	4.4589%	119	1.79x	66.3%	57.9%
237 – 237	1	$30,768,657	2.4%	4.6900%	237	1.41x	60.4%	0.9%
Total/Weighted Average	89	$1,275,573,797	100.0%	4.4853%	116	1.77x	66.2%	56.8%

Range of Original Terms to Maturity or ARD in Months(1)(2)(3)(4)

				Weighted Averages
Original Terms to Maturity or ARD in Months	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR	Cut-off Date LTV Ratio	LTV Ratio at Maturity or ARD
60	11	$107,969,335	8.5%	4.6533%	58	1.73x	64.7%	59.2%
84	3	$25,010,527	2.0%	4.6837%	82	1.55x	73.1%	66.9%
120	74	$1,111,825,278	87.2%	4.4589%	119	1.79x	66.3%	57.9%
240	1	$30,768,657	2.4%	4.6900%	237	1.41x	60.4%	0.9%
Total/Weighted Average	89	$1,275,573,797	100.0%	4.4853%	116	1.77x	66.2%	56.8%

Range of U/W NOI Debt Yields(1)(2)(3)(4)

				Weighted Averages
Range of U/W NOI Debt Yields	Number of Mortgage Loans	Aggregate Cut-off Date Balance	% of Initial Outstanding Pool Balance	Mortgage Rate	Stated Remaining Term (Mos.)	U/W NCF DSCR	Cut-off Date LTV Ratio	LTV Ratio at Maturity or ARD
8.2% – 8.9%	7	$126,310,781	9.9%	4.5749%	111	1.31x	71.9%	64.0%
9.0% – 9.9%	31	$395,689,354	31.0%	4.4624%	116	1.43x	69.5%	61.1%
10.0% – 12.4%	27	$434,681,239	34.1%	4.4996%	122	1.81x	67.8%	56.4%
12.5% – 14.9%	18	$209,449,020	16.4%	4.4316%	107	1.94x	65.2%	56.1%
15.0% – 44.1%	6	$109,443,402	8.6%	4.5107%	113	3.03x	42.5%	36.0%
Total/Weighted Average	89	$1,275,573,797	100.0%	4.4853%	116	1.77x	66.2%	56.8%

A-2-3

FOOTNOTES TO ANNEX A-2

1)
In the case of a Mortgage Loan that provides for an initial interest-only period and for scheduled amortization payments thereafter, the U/W NCF DSCR was calculated using Annual Debt Service equal to the first twelve (12) monthly payments of principal and interest payable during the amortization period.

2)
With respect to the Myrtle Beach Marriott Resort & Spa Mortgage Loan, loan-to-value ratios, debt yields, debt service coverage ratios and Cut-off Date Balance per number of Units, Rooms, Pads, Beds, Spaces or NRA calculations include all related pari passu companion loans.

3)	For the ARD Loans, the original term to maturity, remaining term to maturity and LTV ratio at maturity are through the related Anticipated Repayment Date.

4)
With respect to 2 mortgage loans, representing 4.2% of the initial outstanding principal balance, the Cut-off Date LTV and Maturity Date or ARD LTV have in certain cases been calculated based on the “As Complete” value and in certain other cases calculated using the portfolio valuation value. With respect to 1 mortgage loan, representing 2.8% of the initial outstanding principal balance, the Maturity Date or ARD LTV has been calculated based on the “As Stabilized” value. For additional information, see the Footnotes to Annex A-1.

5)
Because this table presents information relating to the Mortgaged Properties and not the Mortgage Loans, the information for Mortgaged Properties that relate to Mortgage Loans secured by more than one Mortgaged Property is based on Allocated Loan Amounts.

With respect to the University Edge Loan, the Cut-off Date LTV and NOI Debt Yield as of the Cut-off Date are calculated net of the $3,750,000 earnout achievement funds. Including the earnout achievement funds, the Cut-off Date LTV is 78.1% and the NOI Debt Yield as of the Cut-off Date is 7.9%.

With respect to the Element - Austin Loan, the Cut-off Date LTV and NOI Debt Yield as of the Cut-off Date are calculated net of the $1,500,000 earnout achievement funds. Including the earnout achievement funds, the Cut-off Date LTV is 76.0% and the NOI Debt Yield as of the Cut-off Date is 9.3%.

6)	Includes single tenant, shadow anchored and anchored properties.

7)	Northern California properties have a zip code greater than 93600. Southern California properties have a zip code less than or equal to 93600.

A-2-4

ANNEX A-3

CLASS A-SB PLANNED PRINCIPAL BALANCE SCHEDULE

Period	Balance ($)	Period	Balance ($)	Period	Balance ($)

Initial Balance	97,350,000.00	39	97,350,000.00	78	67,890,975.63
1	97,350,000.00	40	97,350,000.00	79	66,142,208.86
2	97,350,000.00	41	97,350,000.00	80	64,502,234.60
3	97,350,000.00	42	97,350,000.00	81	62,818,765.50
4	97,350,000.00	43	97,350,000.00	82	61,090,949.17
5	97,350,000.00	44	97,350,000.00	83	59,468,389.05
6	97,350,000.00	45	97,350,000.00	84	57,727,865.28
7	97,350,000.00	46	97,350,000.00	85	56,092,124.15
8	97,350,000.00	47	97,350,000.00	86	54,449,971.29
9	97,350,000.00	48	97,350,000.00	87	52,468,473.74
10	97,350,000.00	49	97,350,000.00	88	50,812,120.50
11	97,350,000.00	50	97,350,000.00	89	49,038,765.10
12	97,350,000.00	51	97,350,000.00	90	47,368,968.83
13	97,350,000.00	52	97,350,000.00	91	45,582,552.88
14	97,350,000.00	53	97,350,000.00	92	43,899,209.32
15	97,350,000.00	54	97,350,000.00	93	42,209,266.81
16	97,350,000.00	55	97,350,000.00	94	40,403,277.81
17	97,350,000.00	56	97,350,000.00	95	38,699,631.78
18	97,350,000.00	57	97,350,000.00	96	36,880,329.13
19	97,350,000.00	58	97,350,000.00	97	35,162,873.30
20	97,350,000.00	59	97,350,000.00	98	33,438,684.33
21	97,350,000.00	60	97,349,636.70	99	31,382,798.19
22	97,350,000.00	61	95,832,026.57	100	29,643,793.55
23	97,350,000.00	62	94,308,466.09	101	27,790,138.30
24	97,350,000.00	63	92,540,949.55	102	26,037,049.66
25	97,350,000.00	64	91,004,486.86	103	24,169,711.11
26	97,350,000.00	65	89,343,426.33	104	22,402,429.21
27	97,350,000.00	66	87,794,426.94	105	20,628,218.17
28	97,350,000.00	67	86,121,186.40	106	18,740,358.17
29	97,350,000.00	68	84,559,553.07	107	16,951,790.05
30	97,350,000.00	69	82,991,796.19	108	15,049,981.43
31	97,350,000.00	70	81,300,331.82	109	13,246,944.86
32	97,350,000.00	71	79,719,795.50	110	11,436,838.47
33	97,350,000.00	72	78,015,915.26	111	9,408,574.29
34	97,350,000.00	73	76,422,500.37	112	7,583,420.06
35	97,350,000.00	74	74,822,836.88	113	5,646,066.23
36	97,350,000.00	75	72,867,320.54	114	3,806,159.76
37	97,350,000.00	76	71,253,718.32	115	1,854,473.41
38	97,350,000.00	77	69,517,712.92	116 and after	0.00

A-3-1

[THIS PAGE IS INTENTIONALLY LEFT BLANK]

ANNEX B

DESCRIPTION OF THE TOP 20 MORTGAGE LOANS

New York, Ohio and Georgia	Collateral Asset Summary – Loan No. 1 Tops & Kroger Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$103,950,000 64.4% 2.67x 12.3%

New York, Ohio and Georgia	Collateral Asset Summary – Loan No. 1 Tops & Kroger Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$103,950,000 64.4% 2.67x 12.3%

Mortgage Loan Information
Loan Seller:	UBSRES
Loan Purpose:	Acquisition
Sponsor:	Annaly Commercial Real Estate Group, Inc.
Borrower(1):	Various
Original Balance:	$103,950,000
Cut-off Date Balance:	$103,950,000
% by Initial UPB:	8.1%
Interest Rate:	4.0299%
Payment Date:	6th of each month
First Payment Date:	January 6, 2015
Maturity Date:	December 6, 2024
Amortization:	Interest Only
Additional Debt:	None
Call Protection(2):	L(24), D(92), O(4)
Lockbox / Cash Management:	Springing Hard / Springing

Reserves(3)
	Initial	Monthly
Taxes:	$603,001	$301,500
Insurance:	$0	Springing
Replacement:	$0	Springing
TI/LC:	$132,673	Springing
Required Repairs:	$183,167	NAP
Free Rent:	$532,031	NAP
Ground Rent:	$0	$2,500

Financial Information
Cut-off Date Balance / Sq. Ft.:	$70
Balloon Balance / Sq. Ft.:	$70
Cut-off Date LTV:	64.4%
Balloon LTV:	64.4%
Underwritten NOI DSCR:	3.02x
Underwritten NCF DSCR:	2.67x
Underwritten NOI Debt Yield:	12.3%
Underwritten NCF Debt Yield:	10.9%
Underwritten NOI Debt Yield at Balloon:	12.3%
Underwritten NCF Debt Yield at Balloon:	10.9%
Property Information
Single Asset / Portfolio:	Portfolio of 11 properties
Property Type:	Anchored Retail
Collateral(4):	Fee Simple / Leasehold
Location:	New York, Ohio and Georgia
Year Built / Renovated:	Various
Total Sq. Ft.:	1,478,259
Property Management:	JADD Management LLC
Underwritten NOI:	$12,814,383
Underwritten NCF:	$11,346,952
Appraised Value:	$161,450,000
Appraisal Date:	Various

Historical NOI
Most Recent NOI:	$13,351,834 (T-12 June 30, 2014)
2013 NOI:	$13,170,358 (December 31, 2013)
2012 NOI:	$12,872,378 (December 31, 2012)
2011 NOI:	$12,709,806 (December 31, 2011)

Historical Occupancy
Most Recent Occupancy:	91.5% (October 1, 2014)
2013 Occupancy:	NAV
2012 Occupancy:	NAV
2011 Occupancy:	NAV
(1)	See “Borrower / Sponsor” herein.
(2)	See “Partial Release” herein.
(3)	See “Initial Reserves” and “Ongoing Reserves” herein.
(4)	See “Ground Lease” herein.

New York, Ohio and Georgia	Collateral Asset Summary – Loan No. 1 Tops & Kroger Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$103,950,000 64.4% 2.67x 12.3%

Property Summary
Property Name	Location	Sq. Ft.	Year Built / Renovated	Anchor	Allocated Loan Amount	Appraised Value	Occupancy(1)
Panorama Plaza	Penfield, NY	278,919	1978/NAP	Tops Markets	$23,557,614	$36,500,000	90.5%
Culver Ridge	Irondequoit, NY	225,185	1972/NAP	Regal Cinemas	$15,000,000	$26,800,000	82.4%
Crossroads Centre	Orchard Park, NY	167,805	1997, 2000/NAP	Tops Markets	$12,888,120	$20,300,000	98.7%
Tops Plaza - Cheektowaga	Cheektowaga, NY	151,357	1978/NAP	Tops Markets	$9,447,152	$14,600,000	89.5%
Tops Plaza – Amherst	Amherst, NY	145,642	1986/NAP	Tops Markets	$8,269,653	$12,400,000	95.0%
Chillicothe Place	Chillicothe, OH	106,262	1981/1998	Kroger	$7,887,016	$12,450,000	100.0%
Tops Plaza – Jamestown	Jamestown, NY	98,001	1997/2003	Tops Markets	$7,356,348	$10,300,000	94.2%
Midway Plaza	Loganville, GA	91,196	1996/NAP	Kroger	$7,230,482	$10,600,000	93.0%
Tops Plaza – Ontario	Ontario, NY	77,040	1998/NAP	Tops Markets	$5,405,833	$7,650,000	100.0%
Tops Plaza – LeRoy	Le Roy, NY	62,747	1997/NAP	Tops Markets	$3,492,390	$5,000,000	86.1%
Tops Plaza – Warsaw	Warsaw, NY	74,105	1998/NAP	Tops Markets	$3,415,392	$4,850,000	82.7%
Total / Wtd. Avg:		1,478,259			$103,950,000	$161,450,000	91.5%
(1)	Based on rent roll dated October 1, 2014.

Tenant Summary
Tenant	Ratings (Fitch/Moody’s/S&P)(1)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent PSF	% of Total U/W Base Rent	Lease Expiration
Anchor Tenants
Tops Markets	BBB/Baa3/BBB	508,430	34.4%	$10.21	35.1%	Various(2)
Kroger	BBB/Baa2/BBB	123,721	8.4%	$8.90	7.4%	Various(3)
Regal Cinemas	B+/B3/B+	58,012	3.9%	$8.35	3.3%	6/30/2022(4)
Subtotal		690,163	46.7%	$9.82	45.8%
Major Tenants
Dollar Tree	NR/NR/NR	55,418	3.7%	$9.93	3.7%	Various(5)
Stein Mart	NR/NR/NR	36,000	2.4%	$3.75	0.9%	3/31/2017(6)
Party City	NR/B3/B	25,439	1.7%	$11.69	2.0%	Various(7)
OfficeMax	NR/B3/NR	23,404	1.6%	$11.50	1.8%	3/31/2018(8)
Tuesday Morning	NR/NR/NR	22,413	1.5%	$7.05	1.1%	1/31/2019(9)
Staples	BBB-/Baa2/BBB-	20,661	1.4%	$14.00	2.0%	6/30/2018(10)
Total Anchor / Major Tenants		873,498	59.1%	$9.70	57.3%
Remaining Tenants		479,817	32.5%	$13.14	42.7%
Total Occupied Collateral		1,353,315	91.5%	$10.92	100.0%
Vacant		124,944	8.5%
Total		1,478,259	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.
(2)
Tops Markets at Tops Plaza – Jamestown, Tops Plaza – LeRoy, Tops Plaza – Ontario, Crossroads Centre and Panorama Plaza each have five 5-year renewal options and one 4-year renewal option when their leases expire on 9/30/2018, 5/31/2017, 8/31/2019, 3/31/2022 and 5/31/2024, respectively. Tops Markets at Tops Plaza – Amherst has two 5-year renewal options when its lease expires on 12/31/2020. Tops Markets at Tops Plaza – Cheektowaga and Tops Plaza – Warsaw both have four 5-year renewal options when their leases expire on 12/31/2023 and 6/30/2025, respectively.

(3)	Kroger at Chillicothe Place has five 5-year renewals when its lease expires on 11/30/2016. Kroger at Midway Plaza has six 5-year renewals when its lease expires on 1/31/2016.
(4)	Regal Cinemas has four 5-year renewal options and one 4-year renewal option remaining.
(5)
Dollar Tree at Tops Plaza – Amherst, Tops Plaza – Cheektowaga and Panorama Plaza have no renewal options remaining when their leases expire on 4/30/2016, 11/30/2017 and 6/30/2016, respectively. Dollar Tree at Culver Ridge, Tops Plaza – Jamestown and Tops Plaza – Ontario each have three 5-year renewal options remaining when their leases expire on 5/31/2017, 9/30/2016 and 1/31/2018, respectively.

(6)	Stein Mart has three 5-year renewal options remaining.
(7)	Party City in Culver Ridge and Panorama Plaza have no renewal options remaining when their leases expire on 1/31/2015 and 11/30/2018, respectively.
(8)	OfficeMax has two 5-year renewal options remaining.
(9)	Tuesday Morning has one 5-year renewal option remaining.
(10)	Staples has three 5-year renewal options remaining.

New York, Ohio and Georgia	Collateral Asset Summary – Loan No. 1 Tops & Kroger Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$103,950,000 64.4% 2.67x 12.3%

Lease Rollover Schedule(1)(2)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent Per Sq. Ft.	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	4	9,126	0.6%	9,126	0.6%	$14.90	0.9%	0.9%
2014	7	27,438	1.9%	36,564	2.5%	$10.83	2.0%	2.9%
2015	22	72,165	4.9%	108,729	7.4%	$12.58	6.1%	9.1%
2016	23	206,904	14.0%	315,633	21.4%	$10.15	14.2%	23.3%
2017	29	219,727	14.9%	535,360	36.2%	$9.53	14.2%	37.4%
2018	24	213,866	14.5%	749,226	50.7%	$12.72	18.4%	55.8%
2019	18	116,808	7.9%	866,034	58.6%	$12.53	9.9%	65.8%
2020	4	92,264	6.2%	958,298	64.8%	$7.04	4.4%	70.1%
2021	2	6,240	0.4%	964,538	65.2%	$18.49	0.8%	70.9%
2022	7	145,330	9.8%	1,109,868	75.1%	$10.80	10.6%	81.5%
2023	5	97,114	6.6%	1,206,982	81.6%	$9.93	6.5%	88.1%
2024	5	90,442	6.1%	1,297,424	87.8%	$13.87	8.5%	96.6%
Thereafter	4	55,891	3.8%	1,353,315	91.5%	$9.10	3.4%	100.0%
Vacant	NAP	124,944	8.5%	1,478,259	100.0%	NAP	NAP
Total / Wtd. Avg.	154	1,478,259	100.0%			$10.92	100.0%

(1)
Certain tenants have lease termination options that may become exercisable prior to the originally stated expiration date of the tenant lease and that are not considered in the lease rollover schedule or the stacking plan.

(2)	The rollover schedule includes contractual rent steps through October 31, 2015.

The Loan. The Tops & Kroger Portfolio Loan (the “Tops & Kroger Portfolio Loan”) is a fixed rate loan secured by the borrower’s fee simple and leasehold interest in a 1,478,259 sq. ft., anchored retail portfolio located in New York, Ohio and Georgia (the “Tops & Kroger Portfolio Property”) with an original principal balance of approximately $103.95 million. The Tops & Kroger Portfolio Loan has a 10-year term and is interest only. The Tops & Kroger Portfolio Loan accrues interest at a fixed rate equal to 4.0299% and has a cut-off date balance of approximately $103.95 million. Loan proceeds, along with $54.3 million in equity from the borrower were used to acquire the Tops & Kroger Portfolio Property for $154.0 million, fund upfront reserves of approximately $1.45 million and pay closing costs of approximately $2.8 million. Based on the combined appraised value of $161.45 million as of September and October 2014 the cut-off date LTV is 64.4%. The most recent prior financing for 8 of the 11 properties in the Tops & Kroger Portfolio Loan was included in the JPMCC 2004-C3 securitization, and one property was included in the LBUBS 2006-C7 securitization.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$103,950,000	65.7%	Purchase Price	$154,000,000	97.3%
Sponsor Equity	$54,326,597	34.3%	Reserves	$1,450,873	0.9%
			Closing Costs	$2,825,724	1.8%
Total Sources	$158,276,597	100.0%	Total Uses	$158,276,597	100.0%

The Borrower / Sponsor. The borrowers are eleven single purpose limited liability companies structured to be bankruptcy-remote, each with two independent directors in their organizational structure. Each entity will be majority owned and controlled by Annaly Commercial Real Estate Group, Inc. (“Annaly Commercial”), through a joint venture with an affiliate of JADD Management LLC. The sponsor of the borrowers and the nonrecourse carve-out guarantor is Annaly Commercial. Annaly Commercial originates and acquires first mortgages, B-notes, mezzanine loans, preferred equity investments and real estate assets across all property types and locations and is the wholly owned subsidiary of Annaly Capital Management, Inc. (NYSE: NLY) (“Annaly”). As of June 30, 2014, Annaly Commercial owns $1.6 billion of real estate debt and equity positions and Annaly has a market capitalization of $10.8 billion.

The Property. The Tops & Kroger Portfolio Property consists of 11 anchored retail centers totaling 1,478,259 sq. ft. located in New York, Ohio and Georgia. The retail centers range in size from 62,747 sq. ft. to 278,919 sq. ft. Eight of the properties are grocery-anchored by Tops Markets, two of the properties are grocery-anchored by Kroger, and the remaining property is anchored by Regal Cinemas. These eleven properties have retained their anchors for an average of 20 years, and five of the eight Tops Markets’ leases are guaranteed by Ahold USA Inc. (Fitch/Moody’s/S&P: BBB/Baa3/BBB), Tops Markets’ parent company. Tenant profiles at each property include a diverse mix of national and local retailers.

New York, Ohio and Georgia	Collateral Asset Summary – Loan No. 1 Tops & Kroger Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$103,950,000 64.4% 2.67x 12.3%

Environmental Matters. The Phase I environmental reports dated October, 2014 recommended the development and implementation of an asbestos operation and maintenance plan at Panorama Plaza, Culver Ridge, Crossroads Centre, Tops Plaza – Cheektowaga, Chillicothe Place, and Tops Plaza – Amherst. An asbestos operation and maintenance plan is already in place at Culver Ridge and Crossroads Centre. The Phase I environmental reports dated October 2014 recommended no further action at the remaining properties.

Major Tenants.

Tops Markets (508,430 sq. ft., 34.4% of NRA, 35.1% of U/W Base Rent) Tops Markets, a regional supermarket chain formed in the 1950s, operates 160 company-owned and five franchised grocery stores. Under the Tops Markets banner, it operates stores in upstate New York, including the Rochester and Syracuse areas, and northern Pennsylvania. In 2010, Tops Markets doubled in size as a result of its purchase of 79 stores in four states from bankrupt rival Penn Traffic. In addition, Tops Markets has also increased its portfolio by buying both Big M and Grand Union supermarkets in recent years. Included in this expansion were the company’s first store in the City of Syracuse (2013), the acquisition and rebranding of North Boston Market Place, south of the City of Buffalo (2012) and the acquisition of seven former Big M locations in the Central New York market (2012 – 2013).

Kroger (123,721 sq. ft., 8.4% of NRA, 7.4% of U/W Base Rent) Kroger (Fitch/Moody’s/S&P: BBB/Baa2/BBB) is the second largest grocery retailer in the United States and was founded in 1883. The company operates 2,640 supermarkets in the United States. In the late 1920s, Kroger acquired Piggly Wiggly, and in a $13.0 billion acquisition, acquired Fred Meyer in 1999 and added three supermarket chains (Ralphs, Smith’s Food & Drug Centers, and QFC), which gave the company several new retailing formats. The purchase also gave Kroger a significant presence in the Western United States. In January 2014, Kroger acquired Harris Teeter Supermarkets, a regional chain of 227 stores with a big presence in the Carolinas, where Kroger did not previously have a significant footprint. Kroger paid approximately $2.5 billion for the regional grocery chain, which recorded $4.7 billion in sales in fiscal year 2013.

Regal Cinemas (58,012 sq. ft., 3.9% of NRA, 3.3% of U/W Base Rent) Regal Entertainment Group (“Regal Cinemas”) (NYSE: RCG) (Fitch/Moody’s/S&P: B+/B3/B+) is the US’s largest theater owner with 7,394 screens within 580 theaters in 38 states as of year-end 2013. The company has a large number of theaters in California, Florida, and New York, with theaters in those states accounting for more than a third of Regal Cinema’s locations. Regal Cinemas is in the process of converting all of its theatres from 35 mm film projection to digital projection. By December 26, 2013, the company operated 7,305 screens outfitted with digital projection systems. Additionally, the company has been implementing the 3D technology that goes along with digital cinema. In 2012 it completed its 3D deployment; it now operates nearly 2,898 3D screens (or about 42.0% of total screens). Regal Cinemas also has a partnership with IMAX, and operates some 82 screens in the giant digital format as of 2013 year end.

The Market.

Greater Rochester Area Market. Panorama Plaza, Culver Ridge, Tops Plaza - LeRoy, and Tops Plaza - Ontario are located in the Greater Rochester area. Greater Rochester is the third largest metropolitan area in the State of New York, after New York City and Buffalo. Situated within the heart of the Northeast Region, Rochester provides an economic bridge to Washington, D.C., New York City, Toronto, Philadelphia, Detroit, Cleveland, Boston, Baltimore and Montreal. Rochester is also the western gateway to the Finger Lakes Region, the Seaway Trail and approximately 330 miles from New York City. Rochester is home to many imaging technology companies and research institutes, and its corporate residents include Eastman Kodak Co., Xerox Corp. and Bausch & Lomb. Rochester is also home to the University of Rochester’s Institute of Optics and Laboratory for Laser Energetics, the only two such research departments in the nation. The Rochester retail market contains approximately 10.8 million sq. ft. of space with an overall vacancy rate of 12.4% and an average asking rental rate of $13.07 per sq. ft. as of 2Q2014.

Greater Buffalo Area Market. Tops Plaza - Amherst, Tops Plaza - Cheektowaga, Tops Plaza - Jamestown, Crossroads Centre, and Tops Plaza – Warsaw are located in the Greater Buffalo area. Buffalo is the second most populous city in the State of New York, after New York City. Buffalo is the seat of Erie County and the principal city of the Buffalo-Niagara Falls metropolitan area, the largest in Upstate New York. Buffalo itself has a population of 261,310 (2010 Census) and the Buffalo-Niagara-Cattaraugus Combined Statistical Area is home to 1,203,997 residents. Buffalo’s economy continues to expand and diversify, led by growth in the health care and education sectors. Home to the corporate headquarters of M&T Bank and First Niagara Bank, Buffalo continues to be a center of finance, and has a strong retail sector due to the influx of Canadian shoppers. Buffalo added 4,400 new private sector jobs in 2013 and New York State Governor Andrew Cuomo has committed to invest $1 billion in state funds in Buffalo in hopes of attracting additional private sector investment. The Buffalo retail market contains approximately 13.8 million sq. ft. of space with an overall vacancy of 14.1% and an average asking rental rate of $12.19 per sq. ft. as of 2Q2014.

New York, Ohio and Georgia	Collateral Asset Summary – Loan No. 1 Tops & Kroger Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$103,950,000 64.4% 2.67x 12.3%

Atlanta Market. Midway Plaza is located in the Atlanta market. Atlanta currently stands as the ninth largest metropolitan area in the United States. Over the next four years, new jobs and the city’s quality of life are projected to boost the population by more than 10% to nearly 6.1 million residents. The total number of households increased from 1.1 million in 1990 to 2.0 million in 2010 and is projected to increase over 200,000 in the next five years. Atlanta is the economic hub of the Southeast and serves as the headquarters for thirteen Fortune 500 companies, which places it fourth behind New York (42), Houston (24), and Dallas (14). Notable companies include Coca-Cola, Cox Enterprises, Delta, The Home Depot, and SunTrust. The area is also home to thousands of government and military-related jobs including the Centers for Disease Control and Prevention, Fort Gillem / Fort McPherson, and Lockheed Martin. The Atlanta retail market contains 81.6 million sq. ft. of retail space with an overall vacancy of 13.4% and an average asking rate of $15.19 sq. ft. as of 3Q2014.

Columbus Market. Chillicothe Place is located in the Chillicothe retail market, which is part of the larger Columbus market. Columbus, Ohio has a population of approximately 733,000, and is the fourth largest city in the Midwest and the 15th largest in the United States. The Columbus metropolitan statistical area (“MSA”) is home to about 1.8 million people and is made up of eight counties – Delaware, Fairfield, Franklin, Licking, Madison, Morrow, Pickaway, and Union – and trails Cincinnati and Cleveland as the third largest MSA in Ohio. Home to the Ohio State University, Cardinal Health, Nationwide Insurance, American Electric Power, Ohio Health and numerous other companies, the Columbus economy is balanced by a diverse combination of national industries. Columbus was ranked as one of the “Top 10 Best Large Cities” in the 2012 report issued by Relocate America, a real estate research firm. Market Watch ranked the Columbus MSA as the seventh best place in the country to operate a business in 2008. The same year Ohio was ranked fifth in the nation for headquarters of Fortune 500 companies, with Columbus home to the most in the state. The Chillicothe retail market has an estimated 2.6 million sq. ft. of retail space with a vacancy level of 2.6% and an average asking rental rate of $9.00 per sq. ft. as of 2Q2014.

Cash Flow Analysis.

Cash Flow Analysis
	2012	2013	T-12 6/30/2014	U/W	U/W PSF
Base Rent(1)	$14,670,412	$14,880,645	$14,962,328	$14,789,099	$10.00
Value of Vacant Space	0	0	0	1,565,251	1.06
Gross Potential Rent	$14,670,412	$14,880,645	$14,962,328	$16,354,350	$11.06
Total Recoveries	4,514,203	4,704,158	4,825,967	5,433,705	3.68
Total Other Income	149,448	101,411	179,529	102,659	0.07
Less: Vacancy(2)	(218,085)	(47,975)	(21,063)	(2,333,541)	(1.58)
Effective Gross Income	$19,115,978	$19,638,239	$19,946,761	$19,557,173	$13.23
Total Operating Expenses	6,243,600	6,467,880	6,594,926	6,742,790	4.56
Net Operating Income	$12,872,378	$13,170,358	$13,351,834	$12,814,383	$8.67
TI/LC	0	0	0	1,119,314	0.76
Capital Expenditures	0	0	0	348,116	0.24
Net Cash Flow	$12,872,378	13,170,358	$13,351,834	$11,346,952	$7.68

(1)	U/W Base Rent includes $66,400 in contractual step rent through October 31, 2015.
(2)	U/W Vacancy represents 10.7% of gross income.

Property Management. The Tops & Kroger Portfolio Property is managed by JADD Management LLC, a borrower affiliate.

Lockbox / Cash Management. The Tops & Kroger Portfolio Loan is structured with a springing hard lockbox and springing cash management. The borrower may continue to collect all rents and will not be required to deposit the rents into a clearing account until a Cash Management Trigger Event (as defined below) has occurred. Upon the occurrence of the Cash Management Trigger Event (defined herein), the borrower is required send tenant direction letters to all tenants instructing them to deposit all rents and other payments into the lockbox account controlled by the lender. All funds in the lockbox account are swept daily to a cash management account under the control of the lender and disbursed during each interest period of the loan term in accordance with the loan documents. All excess cash flow will be deposited into the excess cash flow account and held as additional security for the loan until the Cash Management Trigger Event is cured.

New York, Ohio and Georgia	Collateral Asset Summary – Loan No. 1 Tops & Kroger Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$103,950,000 64.4% 2.67x 12.3%

A “Cash Management Trigger Event” will occur upon (i) an event of default, (ii) any bankruptcy action of the borrower, guarantor or manager, (iii) the debt service coverage ratio based on the trailing 12 month period falling below 1.45x, (iv) an indictment for fraud of the borrower, guarantor, any property manager or any direct officer or director of the borrower, guarantor or property manager, or (v) the misappropriation of rents by the borrower, guarantor or any property manager or any direct officer or director of the borrower, guarantor or property manager. A Cash Management Trigger Event will be cured, (A) with respect to clause (i) above, upon the cure of such event of default and acceptance of such cure by lender, (B) with respect to clause (ii) above, upon the filing being discharged, stayed or dismissed within 90 days for the borrower or guarantor and 120 days for the manager and lender determination that such filing does not materially affect the borrower’s, guarantor’s or manager’s monetary obligations, (C) with respect to clause (iii) above, upon the date the debt service coverage ratio based on the trailing 12 month period is greater than 1.50x for one calendar quarter, (D) with respect to clause (iv) above, upon the replacement of the affiliated manager with a qualified manager, and (E) with respect to clause (v) above, if the Cash Management Trigger Event is caused by an officer of the borrower (but not an officer of guarantor or any other affiliate of guarantor), upon the replacement of such officer.

Initial Reserves. At closing, the borrower deposited (i) $603,001 into a tax reserve account, (ii) $132,673 into the TI/LC reserve account for outstanding tenant improvement obligations, (iii) $183,167 into the required repair reserve account for required repairs, and (v) $532,031 into the free rent reserve account to replicate rents for leases that are subject to specified free rent periods, rent reductions or other concessions.

Ongoing Reserves. On a monthly basis, the borrower is required to deposit reserves of (i) 1/12 of the estimated annual real estate taxes, which currently equates to $301,500 into a tax reserve account, (ii) 1/12 of the annual insurance premiums, (iii) $18,478 into a capital expenditure account springing upon a Reserve DSCR Trigger Event (as defined herein), (iv) $61,594 into a TI/LC reserve account springing up on a Reserve DSCR Trigger Event, up to a cap of $1.0 million, and (v) an amount equal to the ground rent payable under the ground lease for the month immediately following such payment date, which currently equates to $2,500. Notwithstanding the foregoing clause (ii), in the event an acceptable blanket policy is in place, deposits into the insurance reserve account will be suspended to the extent that insurance premiums relate to such acceptable blanket policy, which is in place.

A “Reserve DSCR Trigger Event” occurs upon the end of any calendar quarter where the DSCR based on the trailing 12 month period is less than 1.75x.

Current Mezzanine or Subordinate Indebtedness. None.

Future Mezzanine or Subordinate Indebtedness Permitted. None.

Partial Release. On any date after the defeasance lockout expiration date but prior to the open prepayment commencement date, any borrower may obtain the release of any individual property with thirty days written notice upon a bona fide third party sale of such property, so long as the following conditions, among others, have been met: (i) no event of default has occurred or remains outstanding, (ii) the sale of such property is to a third party that is not an affiliate of the borrower or guarantor, (iii) the borrower defeases an amount equal to the Adjusted Release Price (as defined below) for such property, (iv) after giving effect to the release of such property, the DSCR as determined by the lender for all remaining properties is not less than the greater of (a) the DSCR for all properties immediately prior to the release and (b) 2.70x and (v) after giving effect to the release of such property, the debt yield as determined by the lender for all remaining properties is not less than the greater of (a) the debt yield for all properties immediately prior to the release and (b) 11.0%. In the event that a portion of the debt is held by a REMIC trust, the LTV ratio of such remaining properties must not be greater than 125%.

The “Adjusted Release Price” means, with respect to any property (other than the Culver Ridge property), 115% of the original allocated loan amount for the individual property. With respect to the Culver Ridge property, the Adjusted Release Price means the greater of (x) 115% of the allocated loan amount or (y) 100% of the net sales proceeds with respect to the Culver Ridge property.

Substitution. None.

Ground Lease. The Chillicothe Place property is partially subject to a ground lease on which Kroger has expanded their store with an adjacent parcel for 22,520 sq. ft. The lessor on the ground lease is Glimcher Holdings Limited Partnership. The lease commenced on March 1, 1996 and expires on November 30, 2021. Upon its expiration, the ground lease contains four 5-year renewal options and the rent is fixed at $30,000 per annum for the lease and option terms.

New York, Ohio and Georgia	Collateral Asset Summary – Loan No. 1 Tops & Kroger Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$103,950,000 64.4% 2.67x 12.3%

Claremont
Brooklin
Orono
Newcastle
401
Markham
Bowmanville
Oshawa
Richmond Hill
Pickering
Ajax
Vaughan
Scarborough
Toronto
Mississauga
Lake Ontario
Milwaukee
MI
Grand Rapids
Detroit
Buffalo
Albany
NY
Chicago
Toledo
Cleveland
IN
OH
Pittsburgh
PA
NJ
Indianapolis
Columbus
Philadelphia
Baltimore
MD
Cincinnati
Washington DC
WV
Lexington
KY
VA
Nashville
TN
NC
Charlotte
AL
Atlanta
GA
SC
Birmingham
ATLANTIC OCEAN
Irondequoit
Rochester
Brighton
Penfield
Henrietta
St. Catharines
Niagara Falls
North Tonawanda
490
CANADA
ONTARIO
Welland
Tonawanda
90
Batavia
Le Roy
Buffalo
Cheektowaga
West Seneca
400
Warsaw
Lake Erie
219
UNITED STATES
NEW YORK
390
86
17
Jamestown
1
2
3
4
5
6
7
8
9
10
11

Tops & Kroger Portfolio

	NAME	ADDRESS	CITY, STATE	ZIP
1	Panorama Plaza	1601 Penfield Road	Penfield, NY	14625
2	Culver Ridge	2255 East Ridge Road	Irondequoit, NY	14622
3	Crossroads Centre	3201 Southwestern Boulevard	Orchard Park, NY	14127
4	Tops Plaza - Cheektowaga	3865 Union Road	Cheektowaga, NY	14225
5	Tops Plaza - Amherst	3035, 3055 and 3190 Niagara Falls Boulevard	Amherst, NY	14228
6	Chillicothe Place	887 North Bridge Street	Chillicothe, OH	45601
7	Tops Plaza - Jamestown	1800 Washington Street	Jamestown, NY	14701
8	Midway Plaza	910 Athens Highway	Loganville, GA	30052
9	Tops Plaza - Ontario	6254-6272 Furnace Road	Ontario, NY	14519
10	Tops Plaza - LeRoy	128 West Main Street	Le Roy, NY	14482
11	Tops Plaza - Warsaw	2382 NYS Route 19	Warsaw, NY	14569

7277 East Camelback Road Scottsdale, AZ 85251	Collateral Asset Summary – Loan No. 2 W Scottsdale	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$59,000,000 67.0% 1.87x 12.7%

7277 East Camelback Road Scottsdale, AZ 85251	Collateral Asset Summary – Loan No. 2 W Scottsdale	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$59,000,000 67.0% 1.87x 12.7%

Mortgage Loan Information
Loan Seller:	GACC
Loan Purpose:	Refinance
Sponsor:	Steven Yari
Borrower:	7277 Scottsdale Hotel, L.L.C.
Original Balance:	$59,000,000
Cut-off Date Balance:	$59,000,000
% by Initial UPB:	4.6%
Interest Rate:	4.2070%
Payment Date:	6th of each month
First Payment Date:	October 6, 2014
Maturity Date:	September 6, 2024
Amortization:	Interest only for first 36 months; 360 months thereafter
Additional Debt(1):	Future Mezzanine Debt Permitted
Call Protection:	L(27), D(89), O(4)
Lockbox / Cash Management:	Hard / Springing

Reserves(2)
	Initial	Monthly
Taxes:	$0	Springing
Insurance:	$0	Springing
FF&E:	$0	Springing
Seasonal Working Capital:	$0	Springing

Financial Information
Cut-off Date Balance / Room:	$263,393
Balloon Balance / Room:	$228,978
Cut-off Date LTV:	67.0%
Balloon LTV:	58.3%
Underwritten NOI DSCR(3):	2.16x
Underwritten NCF DSCR(3):	1.87x
Underwritten NOI Debt Yield:	12.7%
Underwritten NCF Debt Yield:	11.0%
Underwritten NOI Debt Yield at Balloon:	14.6%
Underwritten NCF Debt Yield at Balloon:	12.7%

Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Full Service Hospitality
Collateral:	Fee Simple
Location:	Scottsdale, AZ
Year Built / Renovated:	2008 / NAP
Total Rooms(4):	224
Property Management:	W Hotel Management, Inc.
Underwritten NOI(4):	$7,479,302
Underwritten NCF:	$6,496,026
Appraised Value:	$88,000,000
Appraisal Date:	July 29, 2014

Historical NOI
Most Recent NOI:	$7,754,749 (T-12 July 31, 2014)
2013 NOI:	$6,713,557 (December 31, 2013)
2012 NOI:	$5,526,123 (December 31, 2012)
2011 NOI:	$4,742,139 (December 31, 2011)

Historical Occupancy
Most Recent Occupancy:	69.6% (July 31, 2014)
2013 Occupancy:	69.6% (December 31, 2013)
2012 Occupancy:	65.8% (December 31, 2012)
2011 Occupancy:	66.3% (December 31, 2011)
(1)	See “Future Mezzanine or Subordinate Indebtedness Permitted” herein.
(2)	See “Initial Reserves” and “Ongoing Reserves” herein.
(3)	Based on amortizing debt service payments. Based on the current interest only payments, the Underwritten NOI DSCR and Underwritten NCF DSCR are 2.97x and 2.58x, respectively.
(4)
Six condominium units, which are not part of the collateral, were converted to hotel guestrooms bringing the guestroom count to 230 rooms. A portion of the revenue from the converted rooms is included in the Underwritten NOI. See “The Property” herein.

7277 East Camelback Road Scottsdale, AZ 85251	Collateral Asset Summary – Loan No. 2 W Scottsdale	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$59,000,000 67.0% 1.87x 12.7%

Historical Occupancy, ADR, RevPAR(1)
	W Scottsdale Property(2)			Competitive Set			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
2011	66.3%	$227.05	$150.57	61.8%	$199.08	$123.07	107.3%	114.0%	122.3%
2012	65.6%	$230.89	$151.40	61.4%	$197.04	$120.88	106.9%	117.2%	125.2%
2013	69.6%	$235.19	$163.67	64.0%	$201.87	$129.21	108.7%	116.5%	126.7%
T-12 September 2014	70.4%	$247.85	$174.45	67.9%	$209.33	$142.14	103.7%	118.4%	122.7%
(1)	Source: Hospitality research report.
(2)
The minor variances between the underwriting and the above table with respect to Occupancy, ADR and RevPAR at the W Scottsdale Property are attributable to variances in reporting methodologies and/or timing differences.

The Loan.    The W Scottsdale loan (the “W Scottsdale Loan”) is a fixed rate loan secured by the borrower’s fee simple interest in a 224-room full service hotel located at 7277 East Camelback Road in Scottsdale, Arizona (the “W Scottsdale Property”) and has an original principal balance of $59.0 million. The W Scottsdale Loan has a 10-year term with an initial 36-month interest-only period and amortizes on a 30-year schedule, thereafter. The W Scottsdale Loan accrues interest at a fixed rate equal to 4.2070% and has a cut-off date balance of $59.0 million. The W Scottsdale Loan proceeds were used to pay off previous debt of approximately $46.1 million, pay closing costs of approximately $0.7 million and return approximately $12.2 million of equity to the sponsor. Based on the appraised value of $88.0 million as of July 29, 2014, the cut-off date LTV ratio is 67.0% and the remaining implied equity is $29.0 million. The most recent prior financing of the W Scottsdale Property was not included in a securitization.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$59,000,000	100.0%	Loan Payoff	$46,101,782	78.1%
			Closing Costs	$662,147	1.1%
			Return of Equity	$12,236,071	20.7%
Total Sources	$59,000,000	100.0%	Total Uses	$59,000,000	100.0%

The Borrower / Sponsor.    The borrower, 7277 Scottsdale Hotel, L.L.C., is a single purpose Arizona limited liability company structured to be bankruptcy-remote, with two independent directors in its organizational structure. The sponsor of the borrower and nonrecourse carve-out guarantor is Steven Yari.

Steven Yari is a co-founder and managing principal of Stockdale Capital Partners, the investment arm of Triyar, a family-owned company that has been an active real estate investor, developer and manager since the 1950’s. Its current portfolio consists of high-rise commercial and residential buildings, industrial business centers, enclosed shopping malls, retail centers, hotels and single family housing tracts totaling over $1.25 billion in value.

The Property.   The W Scottsdale Property is a 7-story, 224-room, full-service boutique hotel built in 2008 and is located in Scottsdale, Arizona. The W Scottsdale Property is an AAA Four Diamond Award winner that features standard and suite guestroom configurations, located on floors two through eight. Standard rooms average 375 sq. ft. and some suites are over 1,000 sq. ft. All of the guestrooms feature modern furniture and lighting, wall-mounted flat-screen TVs, Keurig coffee machines and select rooms feature views of the property’s Zen garden and downtown Scottsdale. The guestroom mix includes 156 king rooms, 41 double/double rooms, and 27 suites.

The hotel located at the W Scottsdale also includes 18 condominium units located on half of the sixth and the entire seventh floor which are owned by a borrower affiliate. The relationship between the (i) condominium units and the hotel and (ii) borrower and borrower affiliate are governed by a recorded master declaration. None of the condominium units have been sold and they currently sit vacant. In January 2013, 6 condominium units on the sixth floor were converted to guestrooms, added to the hotel inventory, and marketed as luxury suites, increasing the guestroom count from 224 to 230 rooms. Although they are currently part of the hotel inventory, these 6 guestrooms still contain separate parcel numbers and could be pulled from the hotel inventory and sold separately. The remaining 12 condominium units, which are not part of the hotel guestroom inventory, are restricted from any rental for a period of less than 12 full calendar months pursuant to the master declaration. If any of the 6 condominium units which are part of the hotel guestroom inventory are sold, then such 12 month rental restriction would also apply to such units. None of the condominium units are collateral for the W Scottsdale Loan. The 6 condominiums units converted into hotel guestrooms are managed by Starwood and are included in the available rooms per night. Condominium rental profit is split 60% to the borrower under W Scottsdale Loan and 40% to the condominium owner, a borrower affiliate. The 40% profit split due to the condominium owner is not included in the Underwritten Net Cash Flow.

7277 East Camelback Road Scottsdale, AZ 85251	Collateral Asset Summary – Loan No. 2 W Scottsdale	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$59,000,000 67.0% 1.87x 12.7%

Amenities at the W Scottsdale Property include the Bliss Spa, FIT fitness center, WIRED business center, W Store, a 3,500 sq. ft. ballroom, a 21,000 sq. ft. indoor/outdoor pool and recreation deck, Sushi Roku and two lounges. Bliss Spa is leased for an initial term of 10 years through September 30, 2018 with two five-year renewal options. Sushi Roku is a 5,500 sq. ft. Japanese restaurant. The restaurant is leased and operated by Innovative Dining Group, a third-party operator. The lease has an initial term of 10 years through September 30, 2018 with two 5-year renewal options. Additionally, the W Scottsdale Property features the Living Room Lounge, a bar located in the lobby and the Shade Lounge, a bar located on the south side of the pool deck. Both lounges are operated by Triyar Entertainment. Triyar receives a base management and incentive fee. This management fee is available to pay down debt service.

The W Scottsdale Property also features an underground parking garage with 217 parking spaces and 102 parking credits awarded by the City of Scottsdale. The parking is managed by a third party operator. The parking agreement is ongoing and calls for a revenue split between the valet operator and the W Scottsdale Property in either 55.0% or 60.0% of gross revenues, depending on the amount of revenues that are generated in a calendar year.

Environmental Matters.    The Phase I environmental report dated August 14, 2014 recommended no further action at the W Scottsdale Property.

The Market.  The W Scottsdale Property is located in Scottsdale, Arizona, within the greater Phoenix – Mesa – Glendale metropolitan statistical area (“MSA”), the 13th largest metropolitan area in the United States. The Phoenix – Mesa – Glendale MSA is a two-county region that is home to more than 4.45 million residents and is one of the fastest growing MSAs in the nation, nearly doubling in size since 1990 and ranking 2nd in population growth between the 2000 and 2010 census.

Scottsdale is known for its year round warm temperatures, quality of life, variety of activities, shopping facilities and its desert and mountain landscapes. Scottsdale is home to multiple corporate headquarters, a strong medical and biomedical sector and a growing technology sector and professional services industry. Headquartered offices in Scottsdale include Barrett-Jackson Auction Company, Discount Tire, Fender Guitar, GoDaddy, Henkel and Taser. Furthermore, Arizona State University (ASU) and various partners are developing SkySong, a 42-acre mixed-use development that includes offices for major corporations, a start-up business incubator through the ASU Scottsdale Innovation Center and residential apartments. The startup business incubator has helped to launch over 100 companies since its founding in 2008.

Scottsdale attracts more than 10 million visitors annually and represents the area’s primary industry. Scottsdale is home to a number of high-end resorts, golf courses, spas, dining options and retail establishments, as well as a vibrant arts and culture scene. Directly across the street from the W Scottsdale Property is Scottsdale Fashion Square, one of the 20 largest malls and one of the 10 most profitable malls in the country. Scottsdale Fashion Square is anchored by Neiman Marcus, Barneys New York, Nordstrom, Macy’s, and Dillard’s. Other notable retailers include Gucci, Cartier, Bulgari, Burberry, David Yurman, Jimmy Choo, Louis Vuitton, among many others.

According to the hospitality research report, the greater Scottsdale lodging market contains 69 hotels with 14,400 rooms. The subsequent chart presents the primary competitors to the W Scottsdale Property:

Primary Competitive Set(1)
Property	Rooms	Year Opened	Meeting & Group (Sq. Ft.)	2013 Occupancy(2)	2013 ADR(2)	2013 RevPAR(2)
W Scottsdale Property	224	2008	10,736	70.7%	$229.31	$162.17
Hotel Valley Ho	193	1953	13,000	73.0%	$170.00	$124.10
Saguaro Scottsdale	194	1975	10,000	52.0%	$120.00	$62.40
Hotel Indigo Scottsdale	126	1996	1,000	66.0%	$104.00	$68.64
FireSky Resort & Spa	204	1961	14,000	77.0%	$170.00	$130.90
Hilton Scottsdale Resort & Villas	235	1973	25,000	79.0%	$156.00	$123.24
DoubleTree by Hilton Paradise Valley Resort Scottsdale	378	1984	40,000	72.0%	$121.00	$87.12
Total/Wtd. Avg.	1,554			70.7%	$154.46	$109.16
(1)	Source: Appraisal
(2)
2013 Occupancy, 2013 ADR and 2013 RevPAR represent estimates from the appraiser. The minor variances between the underwriting, the hospitality research report and the above table with respect to 2013 Occupancy, 2013 ADR and 2013 RevPAR at the W Scottsdale Property are attributable to variances in reporting and methodologies and/or timing differences.

Per the appraisal and the Scottsdale local planning office, no new hotels are expected within the W Scottsdale Property’s competitive submarket but four expansive resorts outside of the competitive set are in the speculative development stage.

7277 East Camelback Road Scottsdale, AZ 85251	Collateral Asset Summary – Loan No. 2 W Scottsdale	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$59,000,000 67.0% 1.87x 12.7%

The Scottsdale market’s demand is led by transient demand and followed by meeting & group demand. In 2013, transient demand accounted for 63.0% of total market demand while meeting and group accounted for 37.0% of total market demand. The W Scottsdale Property experienced transient demand of 80.0% and meeting and group demand of 20.0%. Major commercial demand generators include local corporations such as Yelp, SAP, Clarisoft Technologies, Apollo Group, Insight Enterprises and US Airways. The market demand mix can be seen in the chart below:

Segmentation Demand(1)
Property	Rooms	Transient	Meeting & Group
W Scottsdale Property	224	80.0%	20.0%
Hotel Valley Ho	193	60.0%	40.0%
Saguaro Scottsdale	194	70.0%	30.0%
Hotel Indigo Scottsdale	126	90.0%	10.0%
FireSky Resort & Spa	204	60.0%	40.0%
Hilton Scottsdale Resort & Villas	235	55.0%	45.0%
DoubleTree by Hilton Paradise Valley Resort Scottsdale	378	50.0%	50.0%
Total/Wtd. Avg.	1,554	63.0%	37.0%
(1) Source: Appraisal

Cash Flow Analysis.

Cash Flow Analysis
	2011	2012	2013	T-12 7/31/2014	U/W	U/W per Room(1)
Occupancy	66.3%	65.8%	69.6%	69.6%	69.6%
ADR	$227.05	$230.89	$235.19	$249.69	$249.69
RevPAR	$150.57	$151.81	$163.67	$173.77	$173.77

Room Revenue	$12,310,423	$12,412,133	$13,740,000	$14,587,723	$14,587,723	$63,425
F&B Revenue	8,057,137	8,539,433	8,178,000	8,278,934	8,278,934	35,995
Other Revenue	1,562,209	2,146,368	1,727,557	1,819,013	1,819,013	7,909
Total Revenue	$21,929,769	$23,097,934	$23,645,557	$24,685,670	$24,685,670	$107,329
Operating Expenses	10,139,655	10,570,546	9,810,000	9,906,632	9,906,632	43,072
Undistributed Expenses	5,694,975	5,708,265	5,660,000	5,550,875	5,550,875	24,134
Gross Operating Profit	$6,095,139	$6,819,123	$8,175,557	$9,228,163	$9,228,163	$40,122
Management Fee	491,000	504,000	554,000	576,739	872,658	3,794
Total Fixed Charges	862,000	789,000	908,000	896,675	876,203	3,810
Net Operating Income	$4,742,139	$5,526,123	$6,713,557	$7,754,749	$7,479,302	$32,519
FF&E(2)	490,836	630,438	739,000	769,321	983,276	4,275
Net Cash Flow	$4,251,303	$4,895,685	$5,974,557	$6,985,428	$6,496,026	$28,244
(1)	U/W per Room is based off a 230 hotel guestroom inventory.
(2)	U/W FF&E represents approximately 4.0% of U/W Total Revenue.

Property Management.    The W Scottsdale Property is managed by W Hotel Management, Inc. The bar portion of the W Scottsdale Property is managed by TriYar Entertainment Scottsdale 1, LLC and the retail portion is managed by Wink Retail Group, Inc.

Lockbox / Cash Management.    The W Scottsdale Loan is structured with a hard lockbox and springing cash management. All rents and other payments are required to be deposited by the borrower and the various managers directly into a clearing account controlled by lender. Unless an event of default is continuing, all amounts on deposit in the clearing account will be swept daily into the borrower’s account. During the continuance of an event of default, all amounts on deposit in the clearing account will be swept daily into an account controlled by the lender and held as additional collateral for the W Scottsdale Loan.

7277 East Camelback Road Scottsdale, AZ 85251	Collateral Asset Summary – Loan No. 2 W Scottsdale	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$59,000,000 67.0% 1.87x 12.7%

Initial Reserves.    None.

Ongoing Reserves.    On a monthly basis, if an event of default is continuing, if the property manager is not paying the required taxes and insurance premiums and/or reserving the required FF&E amount under the property management agreement, as applicable, the borrower is required to deposit reserves of (i) 1/12 of the estimated annual real estate taxes into a tax reserve account, (ii) 1/12 of the annual insurance premiums into an insurance reserve account and (iii) 4.0% of gross revenues for the prior month into an FF&E reserve account and (iv) on each monthly payment date occurring from September through and including May, an amount equal to $80,000 will be deposited into the seasonal working capital reserve account up to the cap of $650,000, for application to operating shortfalls at the W Scottsdale Property which may occur during the months of June, July and August. In the event that a blanket insurance policy is in effect, the ongoing insurance reserve payments will be waived.

Current Mezzanine or Subordinate Indebtedness.    None.

Future Mezzanine or Subordinate Indebtedness Permitted.    Future mezzanine debt is permitted once during the term of the W Scottsdale Loan provided that, among other things, the principal amount of the mezzanine loan when combined with the principal amount of the W Scottsdale Loan will result in (i) a combined LTV of not more than 67.0%, (ii) a combined DSCR of no less than 1.50x and (iii) a combined debt yield of no less than 10.0%.

7277 East Camelback Road Scottsdale, AZ 85251	Collateral Asset Summary – Loan No. 2 W Scottsdale	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$59,000,000 67.0% 1.87x 12.7%

W Scottsdale
7277 East Camelback Road
Scottsdale, AZ 85251
Scottsdale
Paradise Valley
Phoenix
Tempe
Mesa
Gilbert
Chandler
Guadalupe
DESERT RIDGE
DESERT SHADOWS
MCCORMICK RANCH
SALT RIVER PIMA-MARICOPA INDIAN RESERVATION
OLD TOWN SCOTTSDALE
DOWNTOWN PHOENIX
SKY HARBOR INT'L AIRPORT
SCOTTSDALE AIRPORT
MOON VALLEY
POINTE TAPATIO
HANDELL VILLA
CORONADO
PIMA FWY
BLACK CANYON FWY
PIESTEWA FWY
Scottsdale Fashion Square
Scottsdale Stadium
Scottsdale Community College
Arizona State University
Sun City West
Peoria
Glendale
Tolleson
Fountain Hills
Ahwatukee
Sun Lakes
CARTIFACT

(THIS PAGE INTENTIONALLY LEFT BLANK)

Various	Collateral Asset Summary – Loan No. 3 Churchill Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$55,500,000 65.7% 1.48x 11.2%

Various	Collateral Asset Summary – Loan No. 3 Churchill Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$55,500,000 65.7% 1.48x 11.2%

Mortgage Loan Information
Loan Seller:	JLC
Loan Purpose:	Refinance
Sponsor:	Barbi Benton Gradow
Borrower(1):	Various
Original Balance:	$55,500,000
Cut-off Date Balance:	$55,500,000
% by Initial UPB:	4.4%
Interest Rate:	5.1500%
Payment Date:	6th of each month
First Payment Date:	October 6, 2014
Maturity Date:	September 6, 2024
Amortization:	Interest only for first 36 months; 300 months thereafter
Additional Debt(2):	$7,500,000 Mezzanine Loan
Call Protection(3):	L(27), D(89), O(4)
Lockbox / Cash Management:	Hard / In Place

Reserves(4)
	Initial	Monthly
Taxes:	$115,000	$75,000
Insurance:	$0	$50,000
Replacement:	$0	$31,600
Required Repairs:	$1,028,966	NAP
Manufactured Home Expense:	$0	$40,000

Financial Information
Mortgage Loan		Total Debt
Cut-off Date Balance / Pad/Unit:	$6,520	$7,401
Balloon Balance / Pad/Unit:	$5,478	$6,219
Cut-off Date LTV:	65.7%	74.6%
Balloon LTV:	55.2%	62.7%
Underwritten NOI DSCR(5):	1.58x	1.39x
Underwritten NCF DSCR(5):	1.48x	1.30x
Underwritten NOI Debt Yield:	11.2%	9.9%
Underwritten NCF Debt Yield:	10.5%	9.3%
Underwritten NOI Debt Yield at Balloon:	13.4%	11.8%
Underwritten NCF Debt Yield at Balloon:	12.5%	11.0%
Property Information
Single Asset / Portfolio:	Portfolio of 31 properties
Property Type:	Various
Collateral:	Fee Simple
Location:	Various
Year Built / Renovated:	Various
Total Pads / Units:	8,512
Property Management:	The Churchill Group, Inc.
Underwritten NOI:	$6,236,628
Underwritten NCF:	$5,845,890
Appraised Value:	$84,420,000
Appraisal Date:	Various

Historical NOI
Most Recent NOI:	$6,514,408 (T-12 April 30, 2014)
2013 NOI:	$6,557,978 (December 31, 2013)
2012 NOI:	$6,106,882 (December 31, 2012)
2011 NOI:	$6,272,411 (December 31, 2011)
2010 NOI:	$6,499,501 (December 31, 2010)

Historical Occupancy
Most Recent Occupancy:	60.7% (May 31, 2014)
2013 Occupancy:	62.6% (December 31, 2013)
2012 Occupancy:	62.2% (December 31, 2012)
2011 Occupancy:	64.9% (December 31, 2011)
2010 Occupancy:	67.6% (December 31, 2010)
(1)
Regency of Alabama, Inc.; Regency Alpine, Inc.; Regency of Colorado, Inc.; Regency of Georgia, Inc.; Regency of Indiana, Inc.; Regency of Iowa, Inc.; Regency of Kansas, Inc.; Regency of Maine, Inc.; Regency of Michigan, Inc.; Regency of Minnesota, Inc.; Regency of Mississippi, Inc.; Regency of Oregon, Inc.; Regency of South Dakota, Inc.; Regency of Tennessee, Inc.; Regency of Texas, Inc.; Regency of Wyoming, Inc.

(2)	See “Current Mezzanine or Subordinate Indebtedness” herein.
(3)	Partial releases are permitted. See “Partial Release” herein.
(4)	See “Initial Reserves” and “Ongoing Reserves” herein.
(5)
Based on amortizing debt service payments. Based on the current interest only payments, the Underwritten NOI DSCR and Underwritten NCF DSCR are 2.15x and 2.02x, respectively, for the mortgage loan and 1.90x and 1.78x, respectively, for the total debt.

Various	Collateral Asset Summary – Loan No. 3 Churchill Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$55,500,000 65.7% 1.48x 11.2%

Property Summary – Churchill Portfolio Properties
Property Name	Location	Property Type	Pads / Units	Occupancy(1)	Year Built	Year Renovated	Allocated Cut-off Date Balance	Appraised Value
Durango Regency	Durango, CO	Manufactured Housing	130	97.7%	1973	NAP	$5,576,429	$8,480,000
Canby Regency	Canby, OR	Manufactured Housing	118	100.0%	1970	2009	$4,536,905	$6,900,000
Rapid City Regency	Rapid City, SD	Manufactured Housing	206	87.4%	1973	NAP	$4,087,619	$6,220,000
Rock Springs Regency	Rock Springs, WY	Manufactured Housing	155	96.8%	1973	NAP	$3,356,429	$5,110,000
Oxford Regency	Oxford, ME	Manufactured Housing	137	83.2%	1955	NAP	$3,004,048	$4,570,000
Thunderbolt Regency	Thunderbolt, GA	Manufactured Housing	137	93.4%	1975	NAP	$3,004,048	$4,570,000
San Marcos Regency	San Marcos, TX	Manufactured Housing	146	55.5%	1965	NAP	$2,237,619	$3,410,000
St. Mary’s/Colerain Oaks(2)	St. Mary’s, GA	Manufactured Housing	202	53.0%	1991	NAP	$2,008,571	$3,055,000
Douglasville Regency	Douglasville, GA	Manufactured Housing	206	45.1%	1973	NAP	$1,982,143	$3,020,000
Junction City Regency	Junction City, KS	Manufactured Housing	388	41.0%	1968	NAP	$1,867,619	$2,835,000
Eagle Lake Regency	Eagle Lake, MN	Manufactured Housing	133	67.7%	1974	NAP	$1,524,048	$2,315,000
Mora Regency	Mora, MN	Manufactured Housing	124	58.9%	1970	NAP	$1,462,381	$2,220,000
Iowa City Regency	Iowa City, IA	Manufactured Housing	235	37.9%	1971	NAP	$1,321,429	$2,015,000
Dickson Regency	Dickson, TN	Manufactured Housing	100	55.0%	1961	NAP	$1,215,714	$1,850,000
Sioux City Regency	Sioux City, IA	Manufactured Housing	225	36.4%	1960	NAP	$1,189,286	$1,810,000
Montgomery Regency	Montgomery, AL	Manufactured Housing	147	67.3%	1969	NAP	$1,136,429	$1,725,000
Alpine Regency	Columbia, SC	Manufactured Housing	140	69.3%	1970	NAP	$1,110,000	$1,695,000
Old Town Regency	Old Town, ME	Manufactured Housing	123	55.3%	1956-1990	1990	$880,952	$1,335,000
Willmar West	Willmar, MN	Manufactured Housing	113	58.4%	1970	NAP	$792,857	$1,200,000
Wichita Regency	Wichita, KS	Manufactured Housing	225	40.4%	1970	NAP	$660,714	$1,000,000
Subtotal (MHC)			3,390	61.0%			$42,955,238	$65,335,000
Your Personal Vault - Detroit	Detroit, MI	Self Storage	875	69.9%	1916,1917	1980,1990	$2,739,762	$4,165,000
1st Choice Storage - Baytown	Baytown, TX	Self Storage	607	55.4%	1983,1991	1995,1998	$1,717,857	$2,615,000
1st Choice Storage - Beaumont	Beaumont, TX	Self Storage	499	65.7%	1968	2000, 2005	$1,612,143	$2,450,000
Dependable Storage	San Juan, TX	Self Storage	313	92.3%	1985,1992, 2005	NAP	$1,206,905	$1,830,000
Austin Peay Mini - Memphis	Memphis, TN	Self Storage	379	49.3%	1987	NAP	$969,048	$1,480,000
1st Choice Storage - Semmes	Semmes, AL	Self Storage	349	65.9%	1982,1995	NAP	$942,619	$1,440,000
U Store It - Highway 49	Gulfport, MS	Self Storage	434	47.0%	1987	NAP	$709,167	$1,075,000
U Store It - Waveland	Waveland, MS	Self Storage	469	61.2%	1983,1992	NAP	$700,357	$1,060,000
U Store It - Gautier	Gautier, MS	Self Storage	273	75.1%	1981	NAP	$695,952	$1,060,000
U Store It - Pass Road	Gulfport, MS	Self Storage	477	39.2%	1987	NAP	$643,095	$980,000
East Side Mini - Evansville	Evansville, IN	Self Storage	447	52.6%	1977	NAP	$607,857	$930,000
Subtotal (SS)			5,122	60.5%			$12,544,762	$19,085,000
Total / Wtd. Average:			8,512	60.7%			$55,500,000	$84,420,000
(1)	Based on a rent roll dated May 31, 2014.
(2)	This property is a rental community. All of the homes are park-owned. As of May 31, 2014, the Churchill Portfolio Manufactured Housing Community Properties have a total of 370 park owned homes.

Various	Collateral Asset Summary – Loan No. 3 Churchill Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$55,500,000 65.7% 1.48x 11.2%

Unit Mix Summary – Churchill Portfolio Properties
Property	Property Type	# of Pads	% of Total	Occupied Pads	Occupancy(1)	Average Monthly Rental Rate(1)
Durango Regency	Manufactured Housing	130	3.8%	127	97.7%	$515
Canby Regency	Manufactured Housing	118	3.5%	118	100.0%	$521
Rapid City Regency	Manufactured Housing	206	6.1%	180	87.4%	$313
Rock Springs Regency	Manufactured Housing	155	4.6%	150	96.8%	$302
Oxford Regency	Manufactured Housing	137	4.0%	114	83.2%	$340
Thunderbolt Regency	Manufactured Housing	137	4.0%	128	93.4%	$296
San Marcos Regency	Manufactured Housing	146	4.3%	81	55.5%	$362
St. Mary’s/Colerain Oaks	Manufactured Housing	202	6.0%	107	53.0%	$488
Douglasville Regency	Manufactured Housing	206	6.1%	93	45.1%	$391
Junction City Regency	Manufactured Housing	388	11.4%	159	41.0%	$256
Eagle Lake Regency	Manufactured Housing	133	3.9%	90	67.7%	$279
Mora Regency	Manufactured Housing	124	3.7%	73	58.9%	$317
Iowa City Regency	Manufactured Housing	235	6.9%	89	37.9%	$341
Dickson Regency	Manufactured Housing	100	2.9%	55	55.0%	$305
Sioux City Regency	Manufactured Housing	225	6.6%	82	36.4%	$352
Montgomery Regency	Manufactured Housing	147	4.3%	99	67.3%	$228
Alpine Regency	Manufactured Housing	140	4.1%	97	69.3%	$315
Old Town Regency	Manufactured Housing	123	3.6%	68	55.3%	$295
Willmar West	Manufactured Housing	113	3.3%	66	58.4%	$295
Wichita Regency	Manufactured Housing	225	6.6%	91	40.4%	$226
Subtotal (MHC)		3,390	100.0%	2,067	61.0%	$331
Your Personal Vault - Detroit	Self Storage	875	17.1%	612	69.9%	$68
1st Choice Storage - Baytown	Self Storage	607	11.9%	336	55.4%	$79
1st Choice Storage - Beaumont	Self Storage	499	9.7%	328	65.7%	$99
Dependable Storage	Self Storage	313	6.1%	289	92.3%	$73
Austin Peay Mini - Memphis	Self Storage	379	7.4%	187	49.3%	$63
1st Choice Storage - Semmes	Self Storage	349	6.8%	230	65.9%	$68
U Store It - Highway 49	Self Storage	434	8.5%	204	47.0%	$82
U Store It - Waveland	Self Storage	469	9.2%	287	61.2%	$80
U Store It - Gautier	Self Storage	273	5.3%	205	75.1%	$74
U Store It - Pass Road	Self Storage	477	9.3%	187	39.2%	$77
East Side Mini - Evansville	Self Storage	447	8.7%	235	52.6%	$65
Subtotal (SS)		5,122	100.0%	3,100	60.5%	$75
Total / Wtd. Avg:		8,512	100.0%	5,167	60.7%	$177
(1)	Based on a rent roll dated May 31, 2014.

The Loan.    The Churchill Portfolio loan (the “Churchill Portfolio Loan”) is a fixed rate loan secured by the borrowers’ fee simple interest in 31 properties across 16 states consisting of 20 manufactured housing communities totaling 3,390 pads located across 13 states (the “Churchill Portfolio Manufactured Housing Community Properties”) and 11 self storage facilities totaling 5,122 units located across six states (the “Churchill Portfolio Self Storage Properties”) (collectively, the “Churchill Portfolio Properties”) with an original principal balance of $55.5 million. The Churchill Portfolio Loan has a 10-year term and amortizes on a 25-year schedule after an initial 36-month interest only period. The Churchill Portfolio Loan accrues interest at a fixed rate equal to 5.1500% and has a cut-off date balance of $55.5 million. Loan proceeds, along with approximately $2.6 million of equity from the sponsor and a $7.5 million mezzanine loan, were used to retire existing debt of approximately $62.3 million, fund upfront reserves of approximately $1.1 million and pay closing costs of approximately $2.1 million. Based on the “As Is” appraised value of $84.42 million, the cut-off date LTV ratio is 65.7% and the remaining implied equity is $21.42 million. The most recent prior financing of the Churchill Portfolio Properties was not included in a securitization.

Various	Collateral Asset Summary – Loan No. 3 Churchill Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$55,500,000 65.7% 1.48x 11.2%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$55,500,000	84.6%	Loan Payoff	$62,327,700	95.0%
Mezzanine Loan	$7,500,000	11.4%	Closing Costs	$2,119,826	3.2%
Sponsor Equity	$2,591,492	4.0%	Reserves	$1,143,966	1.8%
Total Sources	$65,591,492	100.0%	Total Uses	$65,591,492	100.0%

The Borrowers / Sponsor.    The borrowers, Regency of Alabama, Inc., Regency Alpine, Inc., Regency of Colorado, Inc., Regency of Georgia, Inc., Regency of Indiana, Inc., Regency of Iowa, Inc., Regency of Kansas, Inc., Regency of Maine, Inc., Regency of Michigan, Inc., Regency of Minnesota, Inc., Regency of Mississippi, Inc., Regency of Oregon, Inc., Regency of South Dakota, Inc., Regency of Tennessee, Inc., Regency of Texas, Inc. and Regency of Wyoming, Inc., are each a single purpose Delaware corporation structured to be bankruptcy-remote, each with two independent directors in its organizational structure. The sponsor of the borrowers and the nonrecourse carve-out guarantor is Barbi Benton Gradow, sole owner of The Churchill Group, Inc.

Based in Carbondale, CO, The Churchill Group, Inc. (“Churchill”) is one of the largest owners and operators of manufactured housing communities in the U.S. Churchill, including its various predecessor entities, has been involved in manufactured housing community ownership and management for over 35 years and acquired its first self-storage facility in 2000.

As of January 2014, Barbi Benton Gradow’s reported real estate holdings consisted of 40 commercial properties with an estimated total market value of $96.2 million, comprised of 25 manufactured housing communities, 14 self-storage facilities, an 8,000 sq. ft. office building located in Carbondale, CO, as well as two residential properties with an estimated total market value of $39.1 million. The majority of Mrs. Gradow’s commercial real estate holdings will serve as collateral for the Churchill Portfolio Loan.

The Properties.    The Churchill Portfolio Properties consists of 31 properties across 16 states consisting of 20 manufactured housing communities totaling 3,390 pads located across 13 states and 11 self storage facilities totaling 5,122 units located across six states. The Churchill Portfolio Properties are located in Alabama (2), Colorado (1), Georgia (3), Iowa (2), Indiana (1), Kansas (2), Maine (2), Michigan (1), Minnesota (3), Mississippi (4), Oregon (1), South Carolina (1), South Dakota (1), Tennessee (2), Texas (4) and Wyoming (1). The sponsor purchased the assets over various dates as early as 1977 and as recent as 2008 for a total acquisition cost of approximately $59.7 million.

Environmental Matters.    The Phase I environmental reports, dated between May and June 2014 recommended no further action at any of the Churchill Portfolio Properties.

The Market. The Churchill Portfolio Properties are located in Alabama (2), Colorado (1), Georgia (3), Iowa (2), Indiana (1), Kansas (2), Maine (2), Michigan (1), Minnesota (3), Mississippi (4), Oregon (1), South Carolina (1), South Dakota (1), Tennessee (2), Texas (4) and Wyoming (1). The subsequent charts display historical occupancies and sales comparables for each Churchill Portfolio property.

Various	Collateral Asset Summary – Loan No. 3 Churchill Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$55,500,000 65.7% 1.48x 11.2%

Historical Occupancy

Historical Occupancy - Churchill Portfolio Properties(1)
Property	Location	Property Type	# of Pads / Units	2010	2011	2012	2013	As of May 2014
Durango Regency	Durango, CO	Manufactured Housing	130	94.0%	93.0%	95.0%	98.0%	97.7%
Canby Regency	Canby, OR	Manufactured Housing	118	91.0%	92.0%	97.0%	99.0%	100.0%
Rapid City Regency	Rapid City, SD	Manufactured Housing	206	92.0%	92.0%	84.0%	85.0%	87.4%
Rock Springs Regency	Rock Springs, WY	Manufactured Housing	155	97.0%	100.0%	100.0%	99.0%	96.8%
Oxford Regency	Oxford, ME	Manufactured Housing	137	89.0%	83.0%	88.0%	85.0%	83.2%
Thunderbolt Regency	Thunderbolt, GA	Manufactured Housing	137	95.0%	95.0%	94.0%	93.0%	93.4%
San Marcos Regency	San Marcos, TX	Manufactured Housing	146	68.0%	66.0%	65.0%	59.0%	55.5%
St. Mary’s/Colerain Oaks	St. Mary’s, GA	Manufactured Housing	202	69.0%	65.0%	54.0%	47.0%	53.0%
Douglasville Regency	Douglasville, GA	Manufactured Housing	206	79.0%	72.0%	61.0%	51.0%	45.1%
Junction City Regency	Junction City, KS	Manufactured Housing	388	56.0%	49.0%	50.0%	44.0%	41.0%
Eagle Lake Regency	Eagle Lake, MN	Manufactured Housing	133	76.0%	77.0%	76.0%	71.0%	67.7%
Mora Regency	Mora, MN	Manufactured Housing	124	70.0%	68.0%	64.0%	61.0%	58.9%
Iowa City Regency	Iowa City, IA	Manufactured Housing	235	58.0%	54.0%	47.0%	42.0%	37.9%
Dickson Regency	Dickson, TN	Manufactured Housing	100	53.0%	54.0%	58.0%	59.0%	55.0%
Sioux City Regency	Sioux City, IA	Manufactured Housing	225	53.0%	54.0%	47.0%	42.0%	36.4%
Montgomery Regency	Montgomery, AL	Manufactured Housing	147	66.0%	67.0%	68.0%	70.0%	67.3%
Alpine Regency	Columbia, SC	Manufactured Housing	140	67.0%	65.0%	68.0%	69.0%	69.3%
Old Town Regency	Old Town, ME	Manufactured Housing	123	75.0%	71.0%	58.0%	55.0%	55.6%
Willmar West	Willmar, MN	Manufactured Housing	113	74.0%	80.0%	67.0%	62.0%	58.0%
Wichita Regency	Wichita, KS	Manufactured Housing	225	51.0%	41.0%	47.0%	43.0%	40.4%
Subtotal (MHC)			3,390	71.3%	68.8%	66.1%	62.8%	61.0%
Your Personal Vault - Detroit	Detroit, MI	Self Storage	875	78.0%	74.0%	71.0%	70.0%	69.9%
1st Choice Storage - Baytown	Baytown, TX	Self Storage	607	62.0%	60.0%	54.0%	59.0%	55.4%
1st Choice Storage - Beaumont	Beaumont, TX	Self Storage	499	65.0%	61.0%	63.0%	65.0%	65.7%
Dependable Storage	San Juan, TX	Self Storage	313	87.0%	81.0%	79.0%	89.0%	92.3%
Austin Peay Mini - Memphis	Memphis, TN	Self Storage	379	81.0%	75.0%	66.0%	65.0%	49.3%
1st Choice Storage - Semmes	Semmes, AL	Self Storage	349	78.0%	76.0%	71.0%	62.0%	65.9%
U Store It - Highway 49	Gulfport, MS	Self Storage	434	42.0%	44.0%	43.0%	48.0%	47.0%
U Store It - Waveland	Waveland, MS	Self Storage	469	43.0%	46.0%	52.0%	58.0%	61.2%
U Store It - Gautier	Gautier, MS	Self Storage	273	65.0%	63.0%	52.0%	74.0%	75.1%
U Store It - Pass Road	Gulfport, MS	Self Storage	477	51.0%	48.0%	45.0%	46.0%	39.2%
East Side Mini - Evansville	Evansville, IN	Self Storage	447	66.0%	60.0%	57.0%	58.0%	52.3%
Subtotal (SS)			5,122	65.1%	62.4%	59.6%	62.4%	60.5%
Total / Wtd. Avg:			8,512	67.6%	64.9%	62.2%	62.6%	60.7%
(1)	Source: Borrower.

Cash Flow Analysis.

Cash Flow Analysis
	2011	2012	2013	T-12 4/30/2014	U/W	U/W Per Pad/Unit
Gross Potential Rent	$11,461,801	$11,401,578	$11,221,852	$11,163,469	$18,105,758	$2,127
Total Other Income	518,441	541,222	647,072	624,985	723,529	$85
Less: Concessions	0	0	0	0	(258,549)	($30)
Less: Vacancy(1)	0	0	0	0	(6,939,351)	($815)
Less: Credit Loss	0	0	0	0	0	$0
Effective Gross Income	$11,980,243	$11,942,800	$11,868,923	$11,788,454	$11,631,387	$1,366
Total Operating Expenses	5,707,832	5,835,918	5,310,945	5,274,046	5,394,760	$634
Net Operating Income	$6,272,411	$6,106,882	$6,557,978	$6,514,408	$6,236,628	$733
Capital Expenditures	0	0	0	0	390,738	$46
Net Cash Flow	$6,272,411	$6,106,882	$6,557,978	$6,514,408	$5,845,890	$687

(1)	U/W Vacancy represents 38.3% of gross income.

Various	Collateral Asset Summary – Loan No. 3 Churchill Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$55,500,000 65.7% 1.48x 11.2%

Property Management. The Churchill Portfolio Properties are managed by The Churchill Group, Inc., an affiliate of the borrowers.

Lockbox / Cash Management. The Churchill Portfolio Loan is structured with a hard lockbox and in place cash management.

Funds deposited into the clearing account will be swept on a daily basis into a cash management account under the control of the lender and disbursed in accordance with the Churchill Portfolio Loan documents. Any excess cash after all payments as required pursuant to the Churchill Portfolio Loan documents will be disbursed to the borrowers’ operating account, unless a Trigger Period (as defined below) is continuing, in which event such funds will be swept on a daily basis into a cash collateral account under the control of the lender and disbursed in accordance with the Churchill Portfolio Loan documents.

A “Trigger Period” will commence upon the occurrence of any of the following: (i) a default or event of default or (ii) if the debt yield is less than 8.50% and will end if (a) with respect to clause (i), if the default or event of default has been cured or (b) with respect to clause (ii), if the debt yield for the trailing 12-month period is at least 8.50% for two consecutive calendar quarters.

Initial Reserves. At closing, the borrowers deposited (i) $115,000 into a tax reserve account and (ii) $1,028,966 into a reserve for required repairs.

Ongoing Reserves. On a monthly basis, the borrowers are required to deposit reserves of (i) 1/12 of the estimated annual real estate taxes, which currently equates to $75,000, into a tax reserve account, (ii) 1/12 of the estimated annual insurance premiums, which currently equates to $50,000, into an insurance reserve account and (ii) $31,600 into a replacement reserve account.

Additionally, on a monthly basis during the first 48 months of the Churchill Portfolio Loan term, the borrowers are required to deposit $40,000 into a manufactured home expense reserve to be used to cover costs associated with the acquisition of new or used manufactured homes and renovations to existing manufactured homes; provided that such monthly reserve obligation will continue after month 48 if, as of the payment date occurring on the 48th month, (i) the average economic occupancy for the Churchill Portfolio Manufactured Housing Community Properties has not increased to at least 63.0%, or (ii) the net cash flow debt yield for the Churchill Portfolio Loan is not equal to or greater than 10.75%.

Current Mezzanine or Subordinate Indebtedness. A $7,500,000 mezzanine loan was funded at closing. The mezzanine loan is coterminous with the Churchill Portfolio Loan and accrues interest at a rate of 5.1500% per annum. The mezzanine loan has a 10-year term and after a 3-year interest only period amortizes on a 25-year schedule. The mezzanine loan is currently held by Jefferies LoanCore LLC or an affiliate.

Future Mezzanine or Subordinate Indebtedness Permitted. None.

Partial Release.    After the expiration of the lockout period, the borrowers may obtain the release of any individual property from the lien of the Churchill Portfolio Loan in conjunction with a third party sale of such property, upon satisfaction of certain conditions, including (i) a partial defeasance of the Churchill Portfolio Loan by an amount equal to the greater of (x) 100% of the net sales proceeds and (y) 125% of the allocated loan amount of the applicable Churchill Portfolio Properties to be released, and (ii) after giving effect to such release, the debt yield on the remaining Churchill Portfolio Properties is equal to or greater than (x) the debt yield immediately prior to such release and (y) 9.75% (excluding any income related to the LTO program (defined and described below)).

Substitution. None.

Addition of Manufactured Homes and Lease to Own Program: The Churchill Portfolio Loan documents require the borrowers to acquire and install at least 25 new or used manufactured homes each year during the first four years of the Churchill Portfolio Loan term; provided that the borrowers may refurbish and include up to 10 currently owned homes (which homes are identified in the Churchill Portfolio Loan documents) towards such annual requirement during the first two years of the Churchill Portfolio Loan term. Amounts in the manufactured home expense reserve (as described above under “Ongoing Reserves”) will be available to the borrowers to fund the refurbishment and purchase of such homes. As of May, 2014, 101 of the park owned homes were subject to a lease-to-own (“LTO”) program in which the related tenants leasing such homes have an option to purchase the home. The Churchill Portfolio Loan documents permit the release of such homes from the lien of the mortgage, subject to, among other things, satisfaction of the REMIC LTV test. The Churchill Portfolio Loan documents require the borrowers to deposit all income generated in connection with the LTO program or any manufactured home sales into the lockbox account; however, such amounts were not included in the underwriting and any such income will be excluded when calculating the debt yield test referenced above under “Partial Release”).

Various	Collateral Asset Summary – Loan No. 3 Churchill Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$55,500,000 65.7% 1.48x 11.2%

CARTIFACT
CANADA
MEXICO
Pacific Ocean
Atlantic Ocean
Gulf of Mexico
Seattle
Portland
Boise
Salt Lake City
San Francisco
Los Angeles
Las Vegas
Phoenix
Denver
Albuquerque
Minneapolis
Chicago
Omaha
Des Moines
St Louis
Fort Worth
Dallas
Houston
San Antonio
New Orleans
Nashville
Charlotte
Tampa
Miami
Pittsburgh
Boston
New York
Washington DC

Churchill Portfolio

	Property Name	Address	City / State	Zip Code
1	Durango Regency	7520 CR 203	Durango, CO	81301
2	Canby Regency	10038 South New Era Road	Canby, OR	97013
3	Rapid City Regency	1702 East Highway 44	Rapid City, SD	57703
4	Rock Springs Regency	50 Reliance Road	Rock Springs, WY	82901
5	Oxford Regency	100 Skeetfield Road	Oxford, ME	04270
6	Thunderbolt Regency	2395 Downing Avenue	Thunderbolt, GA	31404
7	Your Personal Vault - Detroit	1423 Franklin Street	Detroit, MI	48226
8	San Marcos Regency	1834 Post Road	San Marcos, TX	78666
9	St. Mary's / Colerain Oaks	306 Ryan Drive	Saint Mary's, GA	31558
10	Douglasville Regency	3221 McKown Drive	Douglasville, GA	30134
11	Junction City Regency	948-1116 Grant Avenue	Junction City, KS	66441
12	1st Choice Storage - Baytown	8528 Highway 146; 7524 FM 3180; 9519 Warren Road	Baytown, TX	77523
13	1st Choice Storage - Beaumont	650 Interstate Highway 10 South	Beaumont, TX	77707
14	Eagle Lake Regency	133 Country Manor Court	Eagle Lake, MN	56024
15	Mora Regency	954 Frankie Lane	Mora, MN	55051
16	Iowa City Regency	4455 Oak Crest Hill Southeast	Iowa City, IA	52240
17	Dickson Regency	136 Brannon Drive	Dickson, TN	37055
18	Dependable Storage	120 North I Road	San Juan, TX	78589
19	Sioux City Regency	4104 East Gordon Road	Sioux City, IA	51106
20	Montgomery Regency	87 White Frost Drive	Montgomery, AL	36116
21	Alpine Regency	2928 Alpine Road	Columbia, SC	29223
22	Austin Peay Mini - Memphis	4271 Austin Peay Highway	Memphis, TN	38128
23	1st Choice Storage - Semmes	8990 Moffett Road & 11140 Moffett Road	Semmes, AL	36575
24	Old Town Regency	840 South Main Street	Old Town, ME	04468
25	Willmar West	401 30th Street Northwest	Willmar, MN	56201
26	U Store It - Highway 49	8056 US Highway 49	Gulfport, MS	39501
27	U Store It - Waveland	203 US Highway 90	Waveland, MS	39576
28	U Store It - Gautier	3301 Highway 90	Gautier, MS	39553
29	Wichita Regency	16171 West US Highway 54	Wichita, KS	67052
30	U Store It - Pass Road	1120 Pass Road & 9470 Creosote Road	Gulfport, MS	39501
31	East Side Mini - Evansville	5061 Oak Grove Road	Evansville, IN	47715

Various	Collateral Asset Summary – Loan No. 4 Circle K Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$47,000,000 36.4% 3.85x 17.4%

Various	Collateral Asset Summary – Loan No. 4 Circle K Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$47,000,000 36.4% 3.85x 17.4%

Mortgage Loan Information
Loan Seller:	UBSRES
Loan Purpose:	Refinance
Sponsor:	Skyline Pacific Properties, LLC; Bristol Group, Inc.
Borrower:	DBNCH Circle LLC
Original Balance:	$47,000,000
Cut-off Date Balance:	$47,000,000
% by Initial UPB:	3.7%
Interest Rate:	4.1875%
Payment Date:	6th of each month
First Payment Date:	November 6, 2014
Maturity Date:	October 6, 2024
Amortization:	Interest Only
Additional Debt:	None
Call Protection:	L(26), D(87), O(7)
Lockbox / Cash Management:	Hard / Springing

Reserves(1)
	Initial	Monthly
Taxes:	$0	Springing
Insurance:	$0	Springing
Replacement:	$0	Springing
TI/LC:	$0	Springing
Major Tenant Reserves:	$0	Springing
Environmental Matters Reserves:	$0	Springing

Financial Information
Cut-off Date Balance / Sq. Ft.:	$166
Balloon Balance / Sq. Ft.:	$166
Cut-off Date LTV:	36.4%
Balloon LTV:	36.4%
Underwritten NOI DSCR:	4.11x
Underwritten NCF DSCR:	3.85x
Underwritten NOI Debt Yield:	17.4%
Underwritten NCF Debt Yield:	16.3%
Underwritten NOI Debt Yield at Balloon:	17.4%
Underwritten NCF Debt Yield at Balloon:	16.3%

Property Information
Single Asset / Portfolio:	Portfolio of 106 properties
Property Type:	Single Tenant Retail
Collateral:	Fee Simple
Location:	Various
Year Built / Renovated:	Various
Total Sq. Ft.:	283,924
Property Management:	Skyline Circle Partners, LLC
Underwritten NOI:	$8,198,963
Underwritten NCF:	$7,677,021
Appraised Value(2):	$129,200,000
Appraisal Date:	August 28, 2014

Historical NOI
2013 NOI:	$7,804,944 (December 31, 2013)
2012 NOI:	$7,804,944 (December 31, 2012)
2011 NOI:	$7,804,944 (December 31, 2011)

Historical Occupancy
Most Recent Occupancy:	100.0% (December 6, 2014)
2013 Occupancy:	100.0% (December 31, 2013)
2012 Occupancy:	100.0% (December 31, 2012)
2011 Occupancy:	100.0% (December 31, 2011)
(1)	See “Initial Reserves” and “Ongoing Reserves” herein.
(2)
The collateral was appraised on a portfolio basis and on the basis that the 106 individual properties are bundled within 11 pods based on their respective master leases. The portfolio value was appraised at $129,200,000, which is reflective of the value of the portfolio as a whole, if sold in its entirety to a single buyer. The aggregate value of the individual properties totaled $120,173,711 which represents a Cut-off Date LTV of 39.1%.

Various	Collateral Asset Summary – Loan No. 4 Circle K Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$47,000,000 36.4% 3.85x 17.4%

Portfolio Summary
Pod	State	Number of Properties	Sq. Ft.	Average Year Built	Rent PSF	Average Sales Per Store(1)	Occupancy Cost(2)	Appraised Value(3)
Pod 1	AZ	10	30,128	1984	$26.68	$4,985,256	1.6%	$11,199,776
Pod 2	AZ	9	23,414	1988	$33.96	$5,835,885	1.5%	$10,966,447
Pod 3	AZ	10	28,823	1985	$28.72	$5,923,278	1.4%	$11,577,235
Pod 4	AZ	11	30,526	1986	$26.67	$4,336,650	1.7%	$11,230,886
Pod 5	AZ	11	29,289	1980	$27.61	$4,686,427	1.6%	$11,153,110
Pod 6	AZ	10	28,091	1982	$27.82	$4,321,049	1.8%	$11,149,161
Pod 7	FL	11	28,254	1981	$29.46	$7,991,946	0.9%	$11,479,770
Pod 8	FL	7	19,341	1977	$34.46	$7,650,707	1.2%	$9,193,149
Pod 9	FL	9	21,992	1982	$37.02	$6,894,845	1.3%	$11,697,522
Pod 10	FL, GA, LA	10	26,894	1984	$29.19	$5,765,936	1.4%	$11,213,109
Pod 11	NC, SC, LA	8	17,172	1986	$37.72	$7,668,208	1.1%	$9,313,546
Total / Wtd. Avg:		106	283,924	1983	$30.21	$5,911,298	1.4%	$120,173,711
(1)	Reflects average sales per store as of the trailing 12-month period ending April 30, 2014.
(2)	Occupancy Cost reflects the underwritten base rent divided by total sales based on the trailing 12-month period ending April 30, 2014.
(3)
The collateral was appraised on a portfolio basis and on the basis that the 106 individual properties are bundled within 11 pods based on their respective master leases. The portfolio value was appraised at $129,200,000, which is reflective of the value of the portfolio as a whole, if sold in its entirety to a single buyer. The aggregate value of the individual properties totaled $120,173,711 which represents a Cut-off Date LTV of 39.1%.

Tenant Summary
Tenant	Ratings (Fitch/Moody’s/S&P)(1)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent PSF	% of Total U/W Base Rent	Lease Expiration
Circle K, Inc.	NR/Baa2/BBB	283,924	100.0%	$30.21	100.0%	March 2019- March 2021
Total		283,924	100.0%	$30.21	100.0%
Vacant		0	0.0%
Total		283,924	100.0%

(1)	Certain ratings may be those of the parent company whether or not the parent company guarantees the lease.

Lease Rollover Schedule
Year	# of Properties Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent Per Sq. Ft.	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2014	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2015	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2016	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2017	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2018	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2019	59	160,952	56.7%	160,952	56.7%	$29.33	55.0%	55.0%
2020	37	96,078	33.8%	257,030	90.5%	$31.97	35.8%	90.8%
2021	10	26,894	9.5%	283,924	100.0%	$29.19	9.2%	100.0%
2022	0	0	0.0%	283,924	100.0%	$0.00	0.0%	100.0%
2023	0	0	0.0%	283,924	100.0%	$0.00	0.0%	100.0%
2024	0	0	0.0%	283,924	100.0%	$0.00	0.0%	100.0%
Thereafter	0	0	0.0%	283,924	100.0%	$0.00	0.0%	100.0%
Vacant	NAP	0	0.0%	283,924	100.0%	NAP	NAP
Total / Wtd. Avg.	106	283,924	100.0%			$30.21	100.0%

Various	Collateral Asset Summary – Loan No. 4 Circle K Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$47,000,000 36.4% 3.85x 17.4%

The Loan.    The Circle K Portfolio loan (the “Circle K Portfolio Loan”) is a fixed rate loan secured by the borrower’s fee simple interest in a 106-property portfolio of convenience stores and fuel stations totaling 283,924 sq. ft. (the “Circle K Portfolio Properties”) with an original principal balance of $47.0 million. The Circle K Portfolio Loan has a ten-year term and is interest only. The Circle K Portfolio Loan accrues interest at a fixed rate equal to 4.1875% and has a cut-off date balance of $47.0 million. Loan proceeds, along with $148,522 equity from the sponsor, were used to retire existing debt of approximately $44.3 million and pay closing costs of approximately $2.9 million. Based on the appraised portfolio value of $129.2 million as of August 28, 2014, the cut-off date LTV is 36.4%. Based on the aggregate value of the individual properties of $120,173,711 the cut-off date LTV is 39.1%. The most recent prior financing of the Circle K Portfolio was included in the BSCMS 2005-PWR7, MSC 2005-T19, BSCMS 2005-T20 and BSCMS 2005-T18 securitizations.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$47,000,000	99.7%	Loan Payoff	$44,256,875	93.9%
Sponsor Equity	$148,522	0.3%	Closing Costs	$2,891,647	6.1%
Total Sources	$47,148,522	100.0%	Total Uses	$47,148,522	100.0%

The Borrower / Sponsor.   The borrower, DBNCH Circle LLC, is a single purpose Delaware limited liability company structured to be bankruptcy-remote, with one independent directors in its organizational structure.  The sponsors of the borrower are Skyline Pacific Properties, LLC (“Skyline”) and Bristol Group, Inc. (“Bristol”). The nonrecourse carve-out guarantors are D. Scott Ruegg and Richard C. Ronald.

Skyline is a private real estate investment company specializing in single tenant commercial real estate assets throughout the United States. Skyline has purchased over 1,200 commercial properties valued at over $2.5 billion since it was formed in 1992 and currently owns a portfolio of 150 commercial properties valued at over $400 million. Bristol, founded in 1980, is a real estate investment and development firm based in San Francisco. Bristol has acquired, developed or redeveloped over $2.5 billion of real estate. Bristol’s current portfolio consists of office, industrial, retail, land, convenience stores, gas stations, multi-family and self-storage properties nationwide comprising approximately 8 million sq. ft. and valued in excess of $1.4 billion.

The Properties.    The Circle K Portfolio Properties consists of 106 convenience store and/or gas station properties which are 100.0% triple-net leased to Circle K, Inc. (“Circle K”). Sixty-one (61) properties (60.0% of NRA) are located in Arizona, 32 properties (29.2% of NRA) are located in Florida and the remaining 13 properties (10.8% of NRA) are located in Georgia, Louisiana, North Carolina and South Carolina. The Circle K Portfolio Properties were built between 1961 and 1998 and average 2,679 sq. ft. See Annex A-1-K for additional information regarding the Circle K properties.

Leases.   The Circle K Portfolio Properties are 100.0% leased and occupied by Circle K under 11 master leases covering between seven and eleven properties each. Each master lease commenced on March 19, 2004 and has a term ranging from 15 to 17 years. The leases are absolute net leases, with Circle K responsible for real estate taxes, insurance and repairs and maintenance for each property. In addition, each master lease is unconditionally guaranteed by Alimentation Couche-Tard, Inc. (“Couche-Tard” Moody’s/S&P: Baa2/BBB), a $44.2 billion (as of November 4, 2014) global public company with over 6,200 convenience stores throughout North America. Each of the Circle K master leases have five five-year extension options and two ten-year extension options remaining.
Environmental Matters.    Phase I environmental reports dated September 2014 identified recognized environmental conditions and historical recognized environmental conditions at certain Circle K Portfolio Properties. Per the existing lease with Circle K, Circle K provides an indemnity to the borrower to address all of the environmental issues stemming from new or existing underground storage tanks and the Circle K obligation is guaranteed by Couche-Tard per a guarantee of lease. Accordingly, those site remediation and compliance matters appear to be backed by Circle K and Couche-Tard. In addition, ConocoPhillips indemnifies Couche-Tard for known contamination up to 2004; but not thereafter. For information regarding springing escrows for environmental matters see “Lockbox / Cash Management” herein. The following additional protections are in place with respect to environmental conditions at the Circle K Portfolio Properties:

State Funds: Certain environmental conditions may be covered by applicable state funds for properties of this type. The borrower is required to maintain good standing and eligibility, or to cause the tenant to maintain such good standing and eligibility, in all available and applicable state funds for properties of this type.

Tenant’s Environmental Insurance Policy: Circle K is required, per its lease, to maintain an environmental insurance policy. The policy has a $2,000,000 deductible and covers up to $5,000,000 per incident and $10,000,000 in the aggregate.

Various	Collateral Asset Summary – Loan No. 4 Circle K Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$47,000,000 36.4% 3.85x 17.4%

Borrower’s Environmental Insurance Policy: The borrower was required to procure an environmental impairment liability form of insurance policy (“EIL”) with the borrower as the first named insured and the lender, with its successors, assigns and/or affiliates named as an additional named insured. The EIL policy period is coterminous with the Circle K Portfolio Loan with an optional extended reporting period of 36 months and has limits of liability of $7,000,000 per incident and in the aggregate. The policy has a $100,000 deductible.

Major Tenant.

Circle K (283,924 sq. ft., 100.0% of NRA, 100.0% of U/W Base Rent) Circle K Portfolio Properties are each 100.0% leased and occupied by Circle K. Circle K was founded in 1951 by Fred Hervey in El Paso, Texas. The Circle K chain expanded into New Mexico and then Arizona, which has been the company’s headquarters since 1957. By 1975, there were 1,000 Circle K stores and 3,000 employees across the US. In 1979, Circle K entered the international market when a licensing agreement established the first Circle K stores in Japan. In 1983, the number of stores increased to 2,180 with the purchase of the 960-store UtoteM chain. Alimentation Couche-Tard, Inc. purchased Circle K in 1996. As of 2014 there are more than 3,300 Circle K stores across the United States and over 4,000 international locations. Many locations have partnered to sell supplier branded fuels including Shell, Mobil, Irving, Marathon, BP, Exxon, Conoco and Phillips 66.

Couche-Tard (Moody’s/S&P: Baa2/BBB), the parent company of Circle K, is the largest independent convenience store operator in terms of number of company-operated stores in the United States. Couche-Tard’s North American network is comprised of 6,243 convenience stores, 4,478 of which include motor fuel dispensing. More than 60,000 people are employed throughout Couche-Tard’s retail convenience network and service centers.

The Market.    The Circle K Portfolio Properties are located in diverse markets across the Southwestern and Southeastern United States. According to a market research report, as of 2013 there were 151,282 gas station and convenience stores in the United States with average total sales of approximately $4.6 million per store and average in-store sales of $1.3 million per store. In comparison, based on the trailing 12-month period ending April 30, 2014, the Circle K Portfolio Properties had average total sales of approximately $5.9 million per store, or 28.5% higher than industry average, and in-store sales of approximately $1.7 million, or 33.9% higher than industry average.

Cash Flow Analysis.

Cash Flow Analysis
	2011	2012	2013	U/W	U/W PSF
Base Rent	$7,804,944	$7,804,944	$7,804,944	$8,576,641	$30.21
Value of Vacant Space	0	0	0	0	0
Gross Potential Rent	$7,804,944	$7,804,944	$7,804,944	$8,576,641	$30.21
Total Recoveries(1)	0	0	0	229,978	0.81
Total Other Income	0	0	0	0	0
Less: Vacancy(2)	0	0	0	(440,331)	(1.55)
Effective Gross Income	$7,804,944	$7,804,944	$7,804,944	$8,366,288	$29.47
Total Operating Expenses	0	0	0	167,326	0.59
Net Operating Income	$7,804,944	$7,804,944	$7,804,944	$8,198,963	$28.88
TI/LC	0	0	0	291,963	1.03
Capital Expenditures	0	0	0	229,978	0.81
Net Cash Flow	$7,804,944	$7,804,944	$7,804,944	$7,677,021	$27.04
(1)	Total Recoveries are underwritten to Capital Expenditures U/W.
(2)	Less: Vacancy U/W includes a 5.0% underwriting adjustment. As of the rent roll dated December 6, 2014, the Circle K Portfolio Properties were 100.0% occupied.

Property Management.    The Circle K Portfolio Properties are managed by Skyline Circle Partners, LLC, a borrower affiliate.

Various	Collateral Asset Summary – Loan No. 4 Circle K Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$47,000,000 36.4% 3.85x 17.4%

Lockbox / Cash Management.    The Circle K Portfolio Loan is structured with a hard lockbox and springing cash management. The borrower was required to send tenant direction letters to all tenants instructing them to deposit all rents and other payments into the lockbox account controlled by the lender. During a Cash Management Trigger Event Period (as defined below), all funds in the lockbox account will be swept on each business day to a cash management account under the control of the lender and disbursed during each interest period of the Circle K Portfolio Loan term in accordance with the loan documents. Further, during a Cash Management Trigger Event Period, excess cash flow will be swept into a lender controlled account and held as additional collateral for the Circle K Portfolio Loan. Should such Cash Management Trigger Event Period be caused by a Major Tenant Trigger Event (as defined below), all excess cash flow will be instead swept into a major tenant reserve and deposited with lender for tenant improvements, tenant allowances and leasing commissions. Should such Cash Management Trigger Event Period be caused by an Environmental Matters Trigger Event (as defined below), all excess cash flow will be instead swept into an environmental matters reserve and deposited with lender for environmental remediation.

A “Cash Management Trigger Event Period” will commence upon the occurrence of (i) an event of default, (ii) a bankruptcy action involving the borrower, guarantor or property manager, (iii) the debt service coverage ratio falling below 1.80x on a trailing twelve month basis, (iv) a Major Tenant Trigger Event, or (v) an Environmental Matters Trigger Event. A Cash Management Trigger Event Period will end upon: (a) with regards to clause (i) above, the cure of the event of default; (b) with regards to clause (ii) above, the applicable bankruptcy action being discharged, stayed or dismissed on a timely basis or, in the case of a property manager bankruptcy, the property manager being replaced; (c) with regards to clause (iii) above, the debt service coverage ratio being greater than 1.80x based on the trailing twelve month period for two consecutive quarters; (d) with regards to clause (iv) above, the Major Tenant Trigger Event is cured in accordance with the loan documents; or (e) with regards to clause (v) above, the Environmental Matters Trigger Event is either (A) cured in accordance with the loan documents, or (B) the balance in the environmental matters reserve balance equals or exceeds $2,500,000.

A “Major Tenant Trigger Event” will exist upon (i) a Major Tenant (as defined below) giving notice of its intention to terminate or not extend or renew its lease, (ii) a Major Tenant not extending or renewing its lease on or prior to five months before its expiration date, (iii) a monetary or material non-monetary event of default beyond any applicable grace or cure period occurs, (iv) a Major Tenant or its lease guarantor becoming insolvent or a debtor in a bankruptcy action, (v) any lease with a Major Tenant being terminated for any reason, (vi) a Major Tenant going dark, vacating, ceasing to occupy or discontinuing its operations at any Circle K Portfolio Properties comprising 5% or more of the total NRA, or (vii) any Major Tenant or any lease guarantor under a Major Tenant lease has a credit rating issued by S&P (and each other rating agency that provides a rating with respect to such entity) lower than B+ (or the equivalent issued by any other rating agency). A Major Tenant Trigger Event will end upon, in regards to clause (i) or clause (ii) above, the Major Tenant entering into a renewal of all of its leased premises in accordance with the requirements of the loan documents, in regards to clause (iii) above, the event of default has been cured, in regards to clause (iv) above, the lease has been affirmed or assigned in or through the bankruptcy proceeding, provided that the Major Tenant is open for business and paying full rent, in regards to clause (v) above, the premises has been re-leased in accordance with the requirements of the loan documents or termination has been rescinded by the Major Tenant, with regard to clause (vi) above, the Major Tenant has resumed operations at the Circle K Portfolio Properties in a manner reasonably acceptable to lender or the space has been re-leased to a replacement tenant acceptable to lender, and with regard to clause (vii) above, either (A) such Major Tenant or its lease guarantor has its credit rating upgraded by S&P (and each other rating agency that provides a rating with respect to such entity) to B+ or higher (or equivalent) and is subsequently not downgraded below B+ for six months, (B) the premises has been re-leased in accordance with the requirements of the loan documents, or (C) the balance in the major tenant reserve exceeds $6,560,000.

“Major Tenant” means (i) Circle K or (ii) any other tenant that leases 15.0% or more of the total NRA of the Circle K Portfolio Properties or pays base rent in an amount equal to or exceeding 15.0% of the gross income from operations of the Circle K Portfolio Properties.

“Environmental Matters Trigger Event” occurs if the lender has received notice of an environmental condition that under environmental law, requires investigation, remediation or active intervention to remediate, the cost of which, as reasonably determined by lender, is anticipated to exceed $1,000,000, unless the following conditions are met, (i) lender has received evidence that Circle K (or the Circle K lease guarantor or ConocoPhillips under its guaranty or indemnity, as applicable) is performing required investigatory or remediation work in accordance with the Circle K lease and environmental law, and (ii) Circle K has put its environmental insurer on written notice of the environmental condition and such insurer has not denied coverage.

Various	Collateral Asset Summary – Loan No. 4 Circle K Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$47,000,000 36.4% 3.85x 17.4%

Initial Reserves.    None.

Ongoing Reserves.    On a monthly basis, the borrower is required to deposit reserves of (i) 1/12 of the estimated annual real estate taxes, (ii) 1/12 of the estimated insurance premiums, (iii) 1/12 of $0.81 PSF of each individual property for capital expenditure reserves and (iv) 1/12 of $1.00 PSF of each individual property for TI/LC reserves, provided that, with respect to any individual property then leased to Circle K, no ongoing reserves are required if the following conditions are met: with respect to reserves for real estate taxes, insurance premiums and capital expenditures, (a) no event of default under the applicable Circle K lease has occurred and is continuing and such Circle K lease is in full force and effect, (b) neither Circle K nor any lease guarantor under the applicable Circle K lease is insolvent or a debtor in any bankruptcy action, (c) Circle K is obligated under the terms of its lease to pay taxes, maintain insurance, and maintain such individual property, as applicable, and is doing so on a timely basis, and (d) Circle K is performing such obligations in a timely manner under its lease and the borrower timely provides to lender evidence of such performance, and with respect to TI/LC reserves, (a) no event of default under the applicable Circle K lease has occurred and is continuing and such lease is in full force and effect and (b) neither Circle K nor any lease guarantor under the applicable lease is insolvent or a debtor in any bankruptcy action.

Current Mezzanine or Subordinate Indebtedness.    None.

Future Mezzanine or Subordinate Indebtedness Permitted.    None.

Partial Release.    None.

Substitution.    For so long as the Circle K leases are in full force and effect the borrower may obtain a release of an individual property from the lien of the Circle K Portfolio Loan in consideration of the borrower replacing such property with one or more properties complying with the requirements set forth in the Circle K leases and provided, among other requirements as set forth in the loan documents, (i) the appraised value of the replacement property or properties is not less than the greater of (a) the value of the substituted property as set forth in the appraisal dated August 28, 2014 and (b) the value of the substitution property on the date of substitution, and (ii) after giving effect to such substitution, the replacement property or properties will be subject to the same Circle K lease as was the substituted property and at an equal or higher base rent.

Various	Collateral Asset Summary – Loan No. 4 Circle K Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$47,000,000 36.4% 3.85x 17.4%

Salt Lake City
Cheyenne
Omaha
Des Moines
Chicago
Toledo
Cleveland
Pittsburgh
Denver
Kansas City
Indianapolis
Cincinnati
Baltimore
St Louis
Washington DC
Colorado Springs
Wichita
Lexington
Tulsa
Nashville
Las Vegas
Flagstaff
Albuquerque
Oklahoma City
Memphis
Charlotte
Phoenix
Little Rock
Atlanta
Birmingham
Fort Worth
Dallas
Shreveport
Jackson
Tucson
Austin
Jacksonville
Houston
San Antonio
New Orleans
Orlando
Tampa
Gulf of Mexico
Miami

Circle K

	NAME	ADDRESS	CITY, STATE	ZIP
1	G1	4401 S 7Th Ave	Phoenix, AZ	85041
2	G1	2402 E Southern Ave	Phoenix, AZ	85040
3	G1	602 N First Ave	Phoenix, AZ	85003
4	G1	1910 W Deer Valley Rd	Phoenix, AZ	85027
5	G1	3196 E Union Hills	Phoenix, AZ	85050
6	G1	10 E Buckeye Rd	Phoenix, AZ	85004
7	G1	9040 S Central Ave	Phoenix, AZ	85042
8	G1	3443 W Dunlap	Phoenix, AZ	85051
9	G1	4301 W Cactus Rd	Phoenix, AZ	85304
10	G1	8955 N 19 Ave	Phoenix, AZ	85021
11	G2	5350 N 27Th Ave	Phoenix, AZ	85017
12	G2	1523 E McDowell	Phoenix, AZ	85006
13	G2	4403 E Van Buren St	Phoenix, AZ	85008
14	G2	1605 E Bell Rd	Phoenix, AZ	85022
15	G2	4005 E Union Hills	Phoenix, AZ	85050
16	G2	2702 W Deer Valley Rd	Phoenix, AZ	85027
17	G2	1602 E Washington	Phoenix, AZ	85034
18	G2	2708 W Buckeye Rd	Phoenix, AZ	85009
19	G2	2524 W Thunderbird	Phoenix, AZ	85023
20	G4	1602 E Broadway Blvd	Tucson, AZ	85719
21	G4	1401 W Grant Rd	Tucson, AZ	85745
22	G4	2 W Valencia Rd	Tucson, AZ	85706
23	G4	5505 E Grant Rd	Tucson, AZ	85712
24	G4	8590 E 22Nd St	Tucson, AZ	85710
25	G4	3870 N Flowing Wells Rd	Tucson, AZ	85257
26	G4	2730 N Scottsdale Rd	Tempe, AZ	85705
27	G4	3055 E Ft Lowell	Tucson, AZ	85716
28	G4	4802 N Sabino Canyon Rd	Tucson, AZ	85750
29	G4	9515 E Golf Links Rd	Tucson, AZ	85730
30	G4	2880 W Ina Rd	Tucson, AZ	85741
31	G5	3125 W Superstition Blvd	Apache Junction, AZ	85120
32	G5	2000 W American Ave	Oracle, AZ	85623
33	G5	6780 N Oracle Rd	Oro Valley, AZ	85704
34	G5	7900 E Broadway	Tucson, AZ	85710
35	G5	4395 N Romero Rd	Tucson, AZ	85705
36	G5	5801 N Oracle Rd	Tucson, AZ	85704
37	G5	9000 N Camino De Oeste	Tucson, AZ	85742
38	G5	3393 W Orange Grove Rd	Tucson, AZ	85741
39	G5	2405 N Silverbell Rd	Tucson, AZ	85745
40	G5	2505 W 8Th St	Yuma, AZ	85364
41	G5	1415 E 16Th St	Yuma, AZ	85365
42	G7	3275 Broad St	Brooksville, FL	34604
43	G7	2742 Us 27 S	Lake Placid, FL	33852
44	G7	2116 Bonneville Dr	Orlando, FL	32826
45	G7	7202 W Knights Griffin Rd	Plant City, FL	33565
46	G7	7916 US Hwy 27 S	Sebring, FL	33876
47	G7	11091 Spring Hill Dr	Spring Hill, FL	34608
48	G7	6227 Deltona Blvd	Spring Hill, FL	34606
49	G7	13077 Cortez Blvd	Spring Hill, FL	34613
50	G7	101 N Faulkenburg Rd	Tampa, FL	33619
51	G7	10039 Main St	Thonotosassa, FL	33592
52	G7	5133 Hwy 674	Wimauma, FL	33598
53	G8	13749 21St St	Dade City, FL	33525
54	G8	3280 Boggy Creek Rd	Kissimmee, FL	34744
55	G8	3761 Hwy 441	Okeechobee, FL	34972
56	G8	2704 S Ferncreek Ave	Orlando, FL	32806
57	G8	1401 N Monroe	Tallahassee, FL	32303
58	G8	1990 Capital Circle Ne Rd	Tallahassee, FL	32308
59	G8	2683 N Monroe St	Tallahassee, FL	32303
60	G11	9221 Albemarle Rd	Charlotte, NC	28227
61	G11	1014 E Pine Log Rd	Aiken, SC	29803
62	G11	315 Hitchcock Pkwy	Aiken, SC	29801
63	G11	2407 Ashley River Rd	Charleston, SC	29414
64	G11	1601 La Palco Blvd	Harvey, LA	70058
65	G11	7301 Plaza Rd	Charlotte, NC	28215
66	G11	4713 New Bern Ave	Raleigh, NC	27610
67	G11	1830 Celanese	Rock Hill, SC	29732
68	G3	1995 S Arizona Ave	Chandler, AZ	85286
69	G3	3502 W peoria Ave	Phoenix, AZ	85029
70	G3	5902 W Bell Rd	Glendale, AZ	85308
71	G3	809 E Southern Ave	Mesa, AZ	85204
72	G3	2815 E University Dr	Mesa, AZ	85213
73	G3	410 N Center St	Mesa, AZ	85201
74	G3	9049 W Peoria Ave	Peoria, AZ	85345
75	G3	3410 N Hayden Rd	Scottsdale, AZ	85251
76	G3	15 W Southern Ave	Tempe, AZ	85282
77	G3	1802 E University Dr	Tempe, AZ	85281
78	G6	2551 Hwy 95	Bullhead City, AZ	86442
79	G6	1441 E Florence Blvd	Casa Grande, AZ	85222
80	G6	1953 Hwy 260	Heber, AZ	85928
81	G6	16802 E Williams Field	Higley, AZ	85295
82	G6	1654 White Mt Blvd	Lakeside, AZ	85929
83	G6	2911 Grand Ave	Nogales, AZ	85621
84	G6	311 E Deuce Of Clubs	Show Low, AZ	85901
85	G6	110 S Main St	Snowflake, AZ	85937
86	G6	13549 E Chandler Blvd	Chandler, AZ	85225
87	G6	695 S 4Th Ave	Yuma, AZ	85364
88	G9	10499 Stringfellow Blvd	St. James City, FL	33956
89	G9	1801 Sr 44	New Smyrna Beach, FL	32168
90	G9	24520 Sr 44	Sorrento, FL	32776
91	G9	3109 Sr 29	Labelle, FL	33935
92	G9	19021 S Tamiami Tr	Fort Myers, FL	33908
93	G9	12405 Collier Blvd	Naples, FL	34116
94	G9	1117 E Main St	Immokalee, FL	34142
95	G9	488 Hunter Blvd	Naples, FL	34116
96	G9	2948 Hanson St	Fort Myers, FL	33916
97	G10	7700 N Atlantic Ave	Cape Canaveral, FL	32920
98	G10	400 S Suncoast Blvd	Crystal River, FL	34429
99	G10	1224 Hwy 41 N	Inverness, FL	34450
100	G10	3275 W Gulf To Lake Hwy	Lecanto, FL	34461
101	G10	41 Tamiami Tr	Port Charlotte, FL	33953
102	G10	1825 Appling Harlem Dr	Appling, GA	30802
103	G10	2631 Wrightsboro Rd	Augusta, GA	30904
104	G10	7751 E US Hwy 80	Savannah, GA	31410
105	G10	325 W 70 St	Shreveport, LA	71106
106	G10	2959 College Dr	Baton Rouge, LA	70808

800 31st Street Tuscaloosa, AL 35401	Collateral Asset Summary – Loan No. 5 University Village	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$39,850,000 65.9% 1.32x 9.3%

800 31st Street Tuscaloosa, AL 35401	Collateral Asset Summary – Loan No. 5 University Village	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$39,850,000 65.9% 1.32x 9.3%

Mortgage Loan Information
Loan Seller:	CCRE
Loan Purpose:	Acquisition
Sponsor:	Arlington REIT, Inc; Evan F. Denner; Andrew N. Stark
Borrower:	CEV Tuscaloosa LP.
Original Balance:	$39,850,000
Cut-off Date Balance:	$39,850,000
% by Initial UPB:	3.1%
Interest Rate:	4.5685%
Payment Date:	6th of each month
First Payment Date:	December 6, 2014
Maturity Date:	November 6, 2024
Amortization:	Interest only for the first 60 months; 300 months thereafter
Additional Debt:	None
Call Protection:	L(25), D(92), O(3)
Lockbox / Cash Management:	Soft / Springing

Reserves(1)
	Initial	Monthly
Taxes:	$84,695	$41,506
Insurance:	$146,596	$13,676
Replacement(2):	$1,145,000	$14,550
Required Repairs:	$136,000	NAP
Prepaid Rent(3):	$215,244	NAP

Financial Information
Cut-off Date Balance / Bed:	$34,235
Balloon Balance / Bed:	$30,237
Cut-off Date LTV:	65.9%
Balloon LTV:	58.2%
Underwritten NOI DSCR(4):	1.39x
Underwritten NCF DSCR(4):	1.32x
Underwritten NOI Debt Yield:	9.3%
Underwritten NCF Debt Yield:	8.9%
Underwritten NOI Debt Yield at Balloon:	10.5%
Underwritten NCF Debt Yield at Balloon:	10.0%
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Student Housing
Collateral:	Fee Simple
Location:	Tuscaloosa, AL
Year Built / Renovated:	2006-2009 / NAP
Total Beds:	1,164
Property Management:	Campus Evolution Villages, LLC
Underwritten NOI:	$3,709,363
Underwritten NCF:	$3,534,763
Appraised Value:	$60,470,000
Appraisal Date:	October 6, 2014

Historical NOI
Most Recent NOI:	$4,393,493 (T-12 July 31, 2014)
2013 NOI:	$4,194,147 (December 31, 2013)
2012 NOI:	$4,241,477 (December 31, 2012)
2011 NOI:	$3,632,067 (December 31, 2011)

Historical Occupancy
Most Recent Occupancy:	93.6% (October 3, 2014)
2013 Occupancy:	99.0% (December 31, 2013)
2012 Occupancy:	99.0% (December 31, 2012)
2011 Occupancy:	92.0% (December 31, 2011)
(1)	See “Initial Reserves” and “Ongoing Reserves” herein.
(2)
The upfront replacement reserve will be used for various capital expenditures, including new key fob entry locks, new furniture for the common areas, clubhouse upgrades, new pool furniture, upgraded internet and upgraded washers and dryers.

(3)	In the event the borrower collects any prepaid rent (i.e. student pays an entire semesters rent upfront), the borrower is required to deposit such amounts into the prepaid rent reserve account.
(4)	Based on amortizing debt service payments. Based on the current interest only payments, the Underwritten NOI DSCR and the Underwritten NCF DSCR are 2.01x and 1.91x, respectively.

800 31st Street Tuscaloosa, AL 35401	Collateral Asset Summary – Loan No. 5 University Village	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$39,850,000 65.9% 1.32x 9.3%

Unit Mix Summary
Unit Type	# of Beds	% of Total	Occupied Units	Occupancy	Average Unit Size (Sq. Ft.)	Average Monthly Rental Rate per Bed	Average Monthly Rental Rate PSF
1 Bed / 1 Bath	72	6.2%	72	100.0%	740	$736	$0.99
2 Bed / 2 Bath	360	30.9%	354	98.0%	512	$494	$0.96
3 Bed / 3 Bath	252	21.6%	242	96.0%	496	$495	$1.00
4 Bed / 4 Bath	480	41.2%	422	87.9%	425	$450	$1.06
Total / Wtd. Avg.	1,164	100.0%	1,090	93.6%	487	$491	$1.01

The Loan. The University Village loan (the “University Village Loan”) is a fixed rate loan secured by the borrower’s fee simple interests in a 1,164-bed University of Alabama student housing complex located in Tuscaloosa, Alabama (the “University Village Property”) with an original and cut-off date principal balance of $39.85 million. The University Village Loan has a 10-year term and amortizes on a 25-year schedule after an initial interest only period of 60 months. The University Village Loan accrues interest at a fixed rate equal to 4.5685%. Loan proceeds along with approximately $16.0 million were used to acquire the University Village Property for $54.0 million, fund upfront reserves of approximately $1.7 million and pay closing costs. Based on the appraised value of $60.47 million as of October 6, 2014, the cut-off date LTV ratio is 65.9%. The most recent prior financing of the University Village Property was included in the MLCFC 2007-9 securitization.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$39,850,000	71.3%	Purchase Price	$54,000,000	96.7%
Sponsor Equity	$16,012,946	28.7%	Reserves	$1,727,535	3.1%
			Closing Costs	$135,412	0.2%
Total Sources	$55,862,946	100.0%	Total Uses	$55,862,946	100.0%

The Borrower / Sponsor. The borrower is CEV Tuscaloosa LP. a single purpose Delaware limited partnership structured to be bankruptcy-remote, with two independent directors in its organizational structure. The sponsors of the borrower and the nonrecourse carve-out guarantors are Evan F. Denner, Andrew N. Stark and Arlington REIT, Inc., on a joint and several basis.

Andrew N. Stark and Evan F. Denner are the CEO and CIO, respectively, of Campus Evolution Villages, LLC (“Campus Evolution”) and have owned or managed over 50,000 beds across the county. Campus Evolution currently owns or manages 22 student housing properties in 14 states across the country. Mr. Stark has over 20 years of real estate experience closing over $1.0 billion in financing over this time period.

The Property. The University Village Property is a three-story Class A student housing complex, totaling 456 units and 1,164 beds, located in Tuscaloosa, Alabama. As of October 3, 2014, the University Village Property was 93.6% occupied. Approximately 95.0% of the leases are for a period of 12 months, with parental guarantees generally required for undergraduate students. The University Village Property is leased on a per bed basis.

Built between 2006 and 2009, the University Village Property is located approximately 1.5 miles south of the University of Alabama (“UA”) campus. The University Village Property features four different unit configurations with an average unit size of 487 sq. ft. The configurations include 72 one bedrooms, 180 two bedrooms, 84 three bedrooms and 120 four bedrooms. UA is a public university with campuses located in Tuscaloosa, Birmingham and Huntsville, Alabama. The Tuscaloosa campus is the largest campus with approximately 28,800 students. After their freshman year, UA does not require students to live on campus and approximately 75.0% of the students live off campus.

The University Village Loan financed the borrower’s acquisition of the University Village Property for $54.0 million and the borrower has indicated it intends to invest approximately $1.1 million in capital expenditures (which was reserved for at closing), which includes key fob entry locks, new furniture for the common areas, clubhouse upgrades, new pool furniture, upgraded internet and upgraded washers and dryers.

Unit amenities at the University Village Property include refrigerators, microwaves, ovens, blinds, balconies, free high speed internet, work and study areas (for three and four-bedroom units) and private bathrooms for each bedroom. Amenities at the University Village Property include eight pools, a fitness center, game room, a clubhouse and meeting rooms, tanning beds and a shuttle bus that runs directly to the UA campus.

As of October 3, 2014, the University Village Property is 93.6% occupied, with the historical occupancy averaging 94.0% since 2008.

800 31st Street Tuscaloosa, AL 35401	Collateral Asset Summary – Loan No. 5 University Village	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$39,850,000 65.9% 1.32x 9.3%

Environmental Matters. The Phase I environmental report dated September 22, 2014 recommended no further action at the University Village Property.

The Market. The University Village Property is located in Tuscaloosa, Alabama, approximately 60 miles southwest of Birmingham, the capital of Alabama. Interstate highway 20/59, a major roadway connecting New Orleans, Birmingham and Atlanta is located within 1.0 mile of the University Village Property. Additionally, Alabama Highway 69 and Interstate 359 are in close proximity and provide local access to downtown Tuscaloosa, the UA campus and the city of Northport. The University Village Property is also on UA’s bus transportation route, the Crimson Ride, which stops at the University Village Property every 30 minutes. As of 2014, Tuscaloosa reported a population of approximately 235,700 individuals with a median household income of $41,367 in a five-mile radius.

Tuscaloosa is a traditional college town with UA situated on approximately 1,970 acres. As of fall 2014, the enrollment at UA was 36,155 students over three campuses with an additional 1,175 teachers and other academic staff. Since 2001, the enrollment at UA increased approximately 89%, with an expected increase of 2,000 students over the next three years. On-campus housing at UA consists of 17 residence halls containing approximately 9,198 beds resulting in an on-campus shortage of approximately 74.6%. UA requires all incoming freshmen to live on campus, with no guaranteed housing on-campus for upperclassmen.

The appraiser identified four competitive properties containing 4,005 beds with a weighted average occupancy of 96.0% and average rent per bed of $661. The appraiser concluded a stabilized occupancy of 93.0%, which is in-line with the current occupancy of 93.6% at the University Village Property. Additionally, the appraiser concluded a market rent of $537 per bed, which is 9.4% above the current in place rent of $491 per bed.

Competitive Set(1)
Name	University Village Property	Sterling Crimson Apartments	The Retreat at Lake Tamaha	East Edge Apartments	The Lofts at City Center
Distance from Subject	NAP	0.8 miles	5.0 miles	2.0 miles	2.5 miles
Year Built	2006-2009	2011	2009	2012	2013
Total Occupancy	93.6%(2)	98%	95%	99%	94%
No. of Beds	1,164(2)	700	1,306	774	1,225
Avg. Rent Per Bed	$491(2)	$719	$533	$711	$625
Adjusted Avg. Rent Per Bed	$491(2)	$598	$538	$509	$500
(1)	Source: Appraisal
(2)	Based on a rent roll dated October 3, 2014.

Cash Flow Analysis.

Cash Flow Analysis
	2011	2012	2013	T-12 7/31/2014	U/W	U/W per Bed
Gross Potential Rent	$5,397,804	$5,999,801	$6,146,873	$6,241,650	$6,859,016	$5,893
Total Other Income(1)	7,779	198	89,268	205,407	205,407	176
Less: Vacancy & Credit Loss(2)	0	0	0	0	(972,836)	(836)
Effective Gross Income	$5,405,583	$5,999,999	$6,236,141	$6,447,056	$6,091,587	$5,233
Total Operating Expenses	1,773,516	1,758,522	2,041,994	2,053,563	2,382,223	2,047
Net Operating Income	$3,632,067	$4,241,477	$4,194,147	$4,393,493	$3,709,363	$3,187
Capital Expenditures	0	0	0	0	$174,600	150
Net Cash Flow	$3,632,067	$4,241,477	$4,194,147	$4,393,493	$3,534,763	$3,037
(1)	Total Other Income consists of late fees, damage charges, move-in fees, and pet fees.
(2)
U/W Vacancy & Credit Loss represents aggregate vacancy and concessions 14.2% of U/W Gross Potential Rent. In place vacancy at the University Village Property is 6.4%. For the University Village Property the appraiser concluded an aggregate vacancy and concessions of 10.0%.

Property Management.    The University Village Property is managed by Campus Evolution Villages, LLC. Campus Evolution currently owns or manages approximately 7,100 beds across the United States.

Lockbox / Cash Management.    The University Village Loan is structured with a soft lockbox and springing cash management. In place cash management is required upon (i) an event of default, (ii) a bankruptcy action of the borrower, the guarantors, the principal or the property manager or (iii) the failure of the borrower after the end of two consecutive calendar quarters to maintain a debt service coverage ratio of 1.15x (on a 30-year amortizing basis during the interest only period and a 25-year amortizing basis thereafter), until such time that the debt service coverage ratio after the end of four consecutive calendar quarters is at least equal to 1.30x. A full excess cash flow sweep is required upon the occurrence of (i) or (ii) above.  Notwithstanding the foregoing, with respect to a bankruptcy

800 31st Street Tuscaloosa, AL 35401	Collateral Asset Summary – Loan No. 5 University Village	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$39,850,000 65.9% 1.32x 9.3%

action of a guarantor, if only one of the guarantors is subject to a bankruptcy action and the remaining guarantors are not, neither cash management nor a cash sweep will be triggered if the remaining guarantors satisfy certain net worth and liquidity requirements.

Initial Reserves. At closing, the borrower deposited (i) $84,695 into a tax reserve account, (ii) $146,596 into an insurance reserve account, (iii) $1,145,000 into a replacement reserve account, mainly for clubhouse, unit and internet renovations and upgrades, (iv) $136,000 into a required repairs account and (v) $215,244 into a prepaid rent reserve account.

Ongoing Reserves. On a monthly basis, the borrower are required to deposit reserves of (i) 1/12 of the estimated annual real estate taxes, which currently equates to $41,506, into a tax reserve account, (ii) 1/12 of the annual insurance premiums, which currently equates to $13,676, into an insurance reserve account and (iii) $14,550 ($150 per bed or $383 per unit annually) into a replacement reserve account. In addition, in the event the borrower collects any prepaid rent, the borrower is required to deposit such amounts into the prepaid rent reserve account.

Current Mezzanine or Subordinate Indebtedness. None.

Future Mezzanine or Subordinate Indebtedness Permitted. None.

800 31st Street Tuscaloosa, AL 35401	Collateral Asset Summary – Loan No. 5 University Village	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$39,850,000 65.9% 1.32x 9.3%

Birmingham
Gardendale
Hoover
McCalla
Pelham
Alabaster
Calera
Centreville
Tuscaloosa
Ol' Colony Golf Complex
RICE VALLEY RD N
MCFARLAND BLVD
Northport Medical Center
Indian Hills Golf Club
RICE MINE RD NE
RICE MINE RD N
TUSCALOOSA REGIONAL AIRPORT
5TH ST
JACK WARNER PKY
Country Club of Tuscaloosa
UNIVERSITY BLVD
DOWNTOWN TUSCALOOSA
Bryant-Denny Stadium
University of Alabama
PAUL W BRYANT DR
DCH Regional Medical Center
Stillman College
15TH ST
15TH ST E
Tuscaloosa
Midtown Village Shopping Center
University Mall
University Village
800 31st Street
Tuscaloosa, AL 35401
HARGROVE RD E
29TH ST
35TH ST
37TH ST E
Phifer International
McFarland Mall
SKYLAND BLVD
SKYLAND BLVD E
OLD MONTGOMERY HWY
JOE MALLISHAM PKY
CARTIFACT

811 Wilshire Boulevard Los Angeles, CA 90017	Collateral Asset Summary – Loan No. 6 811 Wilshire	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$39,000,000 57.4% 1.55x 9.9%

811 Wilshire Boulevard Los Angeles, CA 90017	Collateral Asset Summary – Loan No. 6 811 Wilshire	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$39,000,000 57.4% 1.55x 9.9%

Mortgage Loan Information
Loan Seller:	GACC
Loan Purpose:	Refinance
Sponsor:	David Y. Lee
Borrower:	811 Wilshire, LLC
Original Balance:	$39,000,000
Cut-off Date Balance:	$39,000,000
% by Initial UPB:	3.1%
Interest Rate:	4.0500%
Payment Date:	6th of each month
First Payment Date:	December 6, 2014
Maturity Date:	November 6, 2024
Amortization:	Interest only for first 60 months; 360 months thereafter
Additional Debt:	None
Call Protection:	L(25), D(90), O(5)
Lockbox / Cash Management:	Hard / Springing

Reserves(1)
	Initial	Monthly
Taxes:	$111,730	$37,243
Insurance:	$0	Springing
Replacement:	$0	$7,109
TI/LC:	$500,000	$31,279
Scheduled Existing TI/LC:	$52,900	$0
Required Repairs:	$13,200	NAP
Rent Abatement:	$751,946	$0
Lease Sweep:	$0	Springing

Financial Information
Cut-off Date Balance / Sq. Ft.:	$116
Balloon Balance / Sq. Ft.:	$105
Cut-off Date LTV:	57.4%
Balloon LTV:	52.1%
Underwritten NOI DSCR(2):	1.71x
Underwritten NCF DSCR(2):	1.55x
Underwritten NOI Debt Yield:	9.9%
Underwritten NCF Debt Yield:	8.9%
Underwritten NOI Debt Yield at Balloon:	10.9%
Underwritten NCF Debt Yield at Balloon:	9.8%
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	CBD Office
Collateral:	Fee Simple
Location:	Los Angeles, CA
Year Built / Renovated:	1960 / 1991
Total Sq. Ft.:	336,190
Property Management:	Jamison Services, Inc.
Underwritten NOI(3):	$3,844,495
Underwritten NCF:	$3,479,236
Appraised Value:	$68,000,000
Appraisal Date:	August 28, 2014

Historical NOI
Most Recent NOI(3):	$2,859,470 (T-12 July 31, 2014)
2013 NOI:	$2,860,839 (December 31, 2013)
2012 NOI:	$2,959,883 (December 31, 2012)
2011 NOI:	$3,128,928 (December 31, 2011)

Historical Occupancy
Most Recent Occupancy(4):	70.2% (October 1, 2014)
2013 Occupancy:	68.7% (December 31, 2013)
2012 Occupancy:	72.9% (December 31, 2012)
2011 Occupancy:	72.1% (December 31, 2011)
(1)	See “Initial Reserves” and “Ongoing Reserves” herein.
(2)	Based on amortizing debt service payments. Based on the current interest-only payments the Underwritten NOI DSCR and Underwritten NCF DSCR are 2.40x and 2.17x respectively.
(3)
The increase in Underwritten NOI over T-12 July 31, 2014 NOI is due primarily to six new leases and one lease renewal signed in October and November 2014 which contribute a total of $564,882 of Underwritten Base Rent as well as Underwritten Rent Steps of $121,882.

(4)	Current Occupancy includes an executed LOI to Consulate General of Lebanon (1.7% of NRA).

811 Wilshire Boulevard Los Angeles, CA 90017	Collateral Asset Summary – Loan No. 6 811 Wilshire	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$39,000,000 57.4% 1.55x 9.9%

Tenant Summary
Tenant	Ratings (Fitch/Moody’s/S&P)(1)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent PSF	% of Total U/W Base Rent	Lease Expiration
Los Angeles Homeless Services Authority	AA-/Aa2/AA-	20,315	6.0%	$19.97	7.5%	9/30/2020
Hathaway Dinwiddie Construction Company(2)	NR/NR/NR	17,300	5.1%	$20.72	6.6%	12/31/2019
Chase Executive Suites	NR/NR/NR	17,232	5.1%	$23.55	7.5%	7/31/2022
Land Bank of Taiwan	NR/Aa3/A-	13,334	4.0%	$21.60	5.3%	3/31/2025
State of California(3)	A/Aa3/A	11,306	3.4%	$23.94	5.0%	Various(4)
Total Major Tenants		79,487	23.6%	$21.75	32.0%
Remaining Tenants		156,558	46.6%	$23.50	68.0%
Total Occupied Collateral		236,045	70.2%	$22.91	100.0%
Vacant		100,145	29.8%
Total		336,190	100.0%

(1)	Certain ratings may be those of the parent company whether or not the parent company guarantees the lease.
(2)	Hathaway Dinwiddie Construction Company has the right to terminate its lease on December 31, 2017, upon notice by July 31, 2017 and a payment of a termination fee equal to $72,314.
(3)	The State of California has the right to terminate its lease at any time with 30 days prior notice.
(4)	The State of California leases 6,127 sq. ft. expiring January 31, 2017 and 5,179 sq. ft. expiring May 31, 2015.

Lease Rollover Schedule(1)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent PSF	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
2014	1	3,088	0.9%	3,088	0.9%	$26.40	1.5%	1.5%
2015	11	36,132	10.7%	39,220	11.7%	$22.19	14.8%	16.3%
2016	6	27,028	8.0%	66,248	19.7%	$25.01	12.5%	28.8%
2017	11	36,124	10.7%	102,372	30.5%	$23.67	15.8%	44.6%
2018	5	24,250	7.2%	126,622	37.7%	$22.14	9.9%	54.6%
2019	9	43,087	12.8%	169,709	50.5%	$22.65	18.0%	72.6%
2020	3	23,217	6.9%	192,926	57.4%	$20.08	8.6%	81.2%
2021	1	6,999	2.1%	199,925	59.5%	$22.80	3.0%	84.2%
2022	1	17,232	5.1%	217,157	64.6%	$23.55	7.5%	91.7%
2023	0	0	0.0%	217,157	64.6%	$0.00	0.0%	91.7%
2024	0	0	0.0%	217,157	64.6%	$0.00	0.0%	91.7%
2025	2	18,888	5.6%	236,045	70.2%	$23.76	8.3%	100.0%
Thereafter	0	0	0.0%	236,045	70.2%	$0.00	0.0%	100.0%
Vacant	NAP	100,145	29.8%	336,190	100.0%	NAP	NAP
Total / Wtd. Avg.	50	336,190	100.0%			$22.91	100.0%
(1)
Certain tenants have lease termination options that may become exercisable prior to the originally stated expiration date of the tenant lease and that are not considered in the lease rollover schedule.

The Loan. The 811 Wilshire loan (the “811 Wilshire Loan”) is a fixed rate loan secured by the borrower’s fee simple interest in a 336,190 sq. ft., Class A office building located at 811 Wilshire Boulevard in Los Angeles, California (the “811 Wilshire Property”) with an original principal balance of $39.0 million. The 811 Wilshire Loan has a 10-year term and amortizes on a 30-year schedule after an initial 60-month interest only period. The 811 Wilshire Loan accrues interest at a fixed rate equal to 4.0500% and has a cut-off date balance of $39.0 million. 811 Wilshire Loan proceeds were used to refinance existing debt of approximately $27.7 million, fund upfront reserves of approximately $1.4 million and pay closing costs of approximately $0.4 million, giving the sponsor a return of equity of approximately $9.4 million. Based on the appraised value of $68.0 million as of August 28, 2014, the cut-off date LTV ratio is 57.4% and the remaining implied equity is approximately $29.0 million. The most recent prior financing of the 811 Wilshire Loan was not included in a securitization.

811 Wilshire Boulevard Los Angeles, CA 90017	Collateral Asset Summary – Loan No. 6 811 Wilshire	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$39,000,000 57.4% 1.55x 9.9%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$39,000,000	100.0%	Loan Payoff	$27,739,621	71.1%
			Reserves	$1,429,776	3.7%
			Closing Costs	$441,805	1.1%
			Return of Equity	$9,388,799	24.1%
Total Sources	$39,000,000	100.0%	Total Uses	$39,000,000	100.0%

The Borrower / Sponsor. The borrower, 811 Wilshire, LLC, is a California limited liability company structured to be bankruptcy-remote, with two independent directors in its organizational structure. The sponsor of the borrower and the nonrecourse carve-out guarantor is David Y. Lee, president of Jamison Services, Inc.

Jamison Services, Inc. is one of the largest private commercial property owners in Los Angeles County and specializes in the acquisition, operation, construction, leasing and ownership of office, medical and retail properties. Headquartered in Los Angeles, California, Jamison Services, Inc. owns and operates over 100 commercial buildings totaling approximately 22.0 million sq. ft., and has a market capitalization of over $3.0 billion.

The Property. The 811 Wilshire Property consists of a 20-story, Class A office tower totaling 336,190 sq. ft. and an adjacent six story parking garage located at 616 Figueroa Street with two subterranean levels and a parking count of 321. The 811 Wilshire Property is located along Wilshire Boulevard at the intersection of Wilshire Boulevard and South Flower Street, in the City of Los Angeles and is situated in the downtown Los Angeles corridor within the financial district. Wilshire Boulevard and Flower Street are both heavily trafficked thoroughfares with traffic counts over 22,800 and 19,800 daily. Public transportation is available within walking distance via LA Metro and the light rail as well as a rail station, the 7th Street/Metro Center Station, which provides access to the Union Station transportation hub. The 811 Wilshire Property was built in 1960 and renovated in 1991 with recent major renovations to the exterior curtain wall. The 811 Wilshire Property has 12,537 sq. ft. of ground floor retail space as well as the Takami Sushi restaurant and Elevate Lounge bar located on the top floor of the building.

As of October 1, 2014, the 811 Wilshire Property was 70.2% leased to 46 tenants, with no tenant occupying greater than 6.0% of NRA. The 811 Wilshire Property has experienced positive leasing velocity in recent months, which has resulted in six new leases totaling 16,035 sq. ft and one renewal lease for 6,999 sq. ft. The six new leases were signed at an average rent of $25.28 PSF, which is 10% above the in place average rent at the 811 Wilshire Property of $22.91 PSF In addition to the six new leases, the sponsor has an executed LOI from Consulate General of Lebanon for 5,554 sq. ft., for a 10-year term at $28.93 PSF commencing January 2015.

The parking garage is on the east side of Figueroa Street and has 321 parking spaces resulting in a parking ratio of 1.0 parking spaces per 1,000 sq. ft. Parking spaces at the 811 Wilshire Property are offered at $205 per month for covered spaces, $265 per month for reserved spaces and $180 per month for tandem spaces.

Environmental Matters. The Phase I Environmental Report dated September 15, 2014 recommended no further action at the 811 Wilshire Property other than the development and implementation of an asbestos operation and maintenance plan, which is in place.

Major Tenants.

Los Angeles Homeless Services Authority (20,315 sq. ft., 6.0% of NRA, 7.5% GPR, rated AA-/Aa2/AA- by Fitch/Moody’s/S&P) Los Angeles Homeless Services Authority’s (“LAHSA”) primary role is to coordinate the effective and efficient utilization of federal and local funding in providing services to homeless people throughout Los Angeles City and County. LAHSA is the lead agency in the Los Angeles Continuum of Care, which is the regional planning body that coordinates housing and services for homeless families and individuals in Los Angeles County. LAHSA coordinates and manages over $70 million annually in Federal, State, County and City funds for programs that provide shelter, housing and services to homeless persons in Los Angeles City and County. LAHSA has one five-year extension option with no less than 9 months prior written notice and has no termination options or appropriations clauses in its lease. LAHSA has been in occupancy for four years.

Hathaway Dinwiddie Construction Company (17,300 sq. ft., 5.1% of NRA, 6.6% GPR) Hathaway Dinwiddie Construction Company (“Hathaway Dinwiddie”) provides general contracting, and complete construction project planning services. Hathaway Dinwiddie specializes in construction, preconstruction, design-build, construction management, and interior and special projects. Their approach focuses on precision planning with an adaptive process throughout the construction period and proactively partnering with clients to anticipate hurdles and collaborating to ensure their clients’ success. Hathaway Dinwiddie has a one-time option to terminate its lease on December 31, 2017 with written notice by July 31, 2017 and payment of a termination fee of $72,314. Hathaway Dinwiddie has one option to renew its lease commencing January 1, 2020. Hathaway Dinwiddie has been in occupancy for over 15 years.

811 Wilshire Boulevard Los Angeles, CA 90017	Collateral Asset Summary – Loan No. 6 811 Wilshire	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$39,000,000 57.4% 1.55x 9.9%

Chase Executive Suites (17,232 sq. ft., 5.1% of NRA, 7.5% GPR) Chase Executive Suites provides business professionals with fully- serviced office suites. Chase Executive Suites operates in numerous Class A office locations throughout Southern California and Texas, including Los Angeles, Pomona, Orange County and Dallas. Full-time and part-time executive suites are equipped with 24/7 access and security with access to fully-furnished conference rooms, daily cleaning service, fully-furnished lobby, kitchen, lounge and professional reception service. Chase Executive Suites also offers a virtual plan to provide traveling individuals with a set number of office and conference room hours. Chase Executive Suites’ conference plan allows for an individual or groups of people to rent out a fully-furnished conference room that comes equipped with high-speed internet access and professional reception service. Chase Executive Suites is an affiliate of the borrower and has been in occupancy since 2007. Chase Executive Suites has no termination or extension options.

The Market. Los Angeles County had a 2013 population of approximately 10.0 million, with an unemployment rate of 9.0% and median household income of $53,880. The area has access with close proximity to Interstates 5, 10, 110 and US Highway 101 as well as access to the 7th Street and Flower Metro line and light rail station. In addition, the Los Angeles International Airport, which is the sixth busiest airport in the world and third busiest in the United States, is approximately 15 miles southwest of the 811 Wilshire Property.

The 811 Wilshire Property is located within the downtown Los Angeles submarket, which is the primary office submarket in Los Angeles. The common tenancy in the market includes a large portion of insurance companies, financial service firms, legal firms and accounting firms as well as other service providers. The submarket consists of 68.9 million sq. ft. and as of Q2 2014, the average rent was $32.88 PSF and the average vacancy was 12.9%. The appraiser concluded average market rent is $26.40 PSF. There was no new inventory added in the downtown Los Angeles submarket in the past year and there are two office projects currently under construction totaling 386,140 sq. ft.

The appraiser identified the following comparable office leases which are presented in the subsequent chart.

Lease Comparables(1)
Property	Address	Tenant	Year Built / Renovated	Total Building Lease Area (Sq. Ft.)	Tenant Base Rent (PSF)	Total Building Occupancy
811 Wilshire Property	811 Wilshire Boulevard	Various(2)	1960/1991	336,190(2)	$22.91(2)	70.2%(2)
915 Wilshire Boulevard	915 Wilshire Boulevard	CRG	1980	1,721	$30.96	87.0%
617 West 7th Street	617 West 7th Street	Perkins & Will	1923/2001	17,070	$31.56	83.0%
Pacific Financial Center	800 West 6th Street	JCB International	1973	13,921	$25.80	100.0%
800 Wilshire Building	800 Wilshire Boulevard	Buro Happold	1972	12,500	$32.52	80.0%
626 Wilshire Boulevard	626 Wilshire Boulevard	Non Profit Finance Fund	1966/2002	1,352	$27.36	85.0%
(1)	Source: Appraisal.
(2)	Based on rent roll dated October 1, 2014.

811 Wilshire Boulevard Los Angeles, CA 90017	Collateral Asset Summary – Loan No. 6 811 Wilshire	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$39,000,000 57.4% 1.55x 9.9%

Cash Flow Analysis.

Cash Flow Analysis
	2011	2012	2013	T-12 7/31/2014	U/W(2)	U/W PSF
Base Rent	$4,614,601	$4,552,331	$4,419,134	$4,518,211	$5,407,654	$16.09
Value of Vacant Space	0	0	0	0	2,798,196	8.32
Gross Potential Rent	$4,614,601	$4,552,331	$4,419,134	$4,518,211	$8,327,732	$24.77
Total Recoveries	67974	91056	57604	61634	157,928	0.47
Total Other Income	663,968	644,626	703,268	643,874	666,335	1.98
Less: Vacancy(1)	0	0	0	0	(2,798,196)	(8.32)
Effective Gross Income	$5,346,543	$5,288,013	$5,180,006	$5,223,719	$6,353,799	$18.90
Total Operating Expenses	2,217,615	2,328,130	2,319,167	2,364,249	2,509,304	7.46
Net Operating Income	$3,128,928	$2,959,883	$2,860,839	$2,859,470	$3,844,495	$11.43
TI/LC	0	0	0	0	281,211	0.84
Capital Expenditures	0	0	0	0	84,048	0.25
Net Cash Flow	$3,128,928	$2,959,883	$2,860,839	$2,859,470	$3,479,236	$10.35
(1)	U/W Vacancy represents 30.6% of gross income. As of October 1, 2014 the property is 70.2% occupied.
(2)
The increase in Underwritten NCF over T-12 July 31, 2014 NCF is due primarily to six new leases and one lease renewal signed in October and November 2014 which contribute a total of $564,882 of Underwritten Base Rent and Underwritten Rent Steps of $121,882.

Property Management. The 811 Wilshire Property is managed by Jamison Services, Inc., a borrower affiliate.

Lockbox / Cash Management. The 811 Wilshire Loan is structured with a hard lockbox and springing cash management. All rents and other payments are required to be deposited directly into a clearing account controlled by the lender and are then transferred to an account controlled by the borrower until the occurrence of a Trigger Period (as defined below). During a Trigger Period, excess cash flow will be swept into a lender controlled account and held as additional collateral for the 811 Wilshire Loan, except if such Trigger Period is in effect solely due to a Lease Sweep Period (as defined below) being in effect, in which case, all excess cash flow will be instead swept into a Lease Sweep Lease (as defined below) TI/LC reserve and deposited with lender for tenant improvements, tenant allowances and leasing commissions for the applicable Lease Sweep Lease space.

A “Trigger Period” will commence upon (i) the occurrence of an event of default, (ii) the DSCR being less than 1.20x or (iii) the commencement of a Lease Sweep Period (as defined below) and will end if (a) with respect to clause (i), the event of default has been cured, (b) with respect to clause (ii) the DSCR is at least 1.25x for two consecutive quarters and (c) with respect to clause (iii) such Lease Sweep Period has ended.

A “Lease Sweep Period” will commence, if the debt yield is less than 9.5% (excluding the revenues derived from the Lease Sweep Lease at issue), on the first monthly payment date following the giving of notice from any tenant under a Lease Sweep Lease exercising its right to terminate its Lease Sweep Lease as of December 31, 2017, by giving notice on or before July 31, 2017.

A “Lease Sweep Lease” means (i) the Hathaway Dinwiddie Construction Company lease (the “Hathaway Lease”) or (ii) any replacement lease subsequent to the Hathaway Lease, either individually, or when taken together with any other lease with the same tenant or its affiliates, aggregate rents (including base rent and recoveries) that equal or exceed the rent under the Hathaway Lease.

Initial Reserves. At closing, the borrower deposited (i) $111,730 into a tax reserve account, (ii) $500,000 into a TI/LC reserve account for general approved leasing expenses and to be utilized in connection with the build out of the third and fourth floors of the property, (iii) $52,900 into an additional TI/LC reserve account to be used for scheduled existing approved leasing expenses, (iv) $13,200 into a required repairs reserve account and (v) $751,946 into a rent abatement reserve account for existing free rent obligations due to certain tenants, including, without limitation, $278,600 associated with the Los Angeles Homeless Services Authority lease and $168,008 associated with the Land Bank of Taiwan lease.

811 Wilshire Boulevard Los Angeles, CA 90017	Collateral Asset Summary – Loan No. 6 811 Wilshire	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$39,000,000 57.4% 1.55x 9.9%

Ongoing Reserves. On a monthly basis, the borrower is required to deposit reserves of (i) 1/12 of the estimated annual real estate taxes, which currently equates to $37,243, into a tax reserve account, (ii) $7,109 into a replacement reserve account subject to a replacement reserve account cap of $170,613 and (iii) $31,279 into a TI/LC reserve account subject to a TI/LC reserve cap of $700,000. In addition, the borrower is required to deposit 1/12 of the estimated annual insurance premiums into an insurance reserve account if an acceptable blanket insurance policy is no longer in place.

Current Mezzanine or Subordinate Indebtedness. None.

Future Mezzanine or Subordinate Indebtedness Permitted. None.

811 Wilshire Boulevard Los Angeles, CA 90017	Collateral Asset Summary – Loan No. 6 811 Wilshire	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$39,000,000 57.4% 1.55x 9.9%

CARTIFACT
CROWN HILL
BUNKER HILL
FINANCIAL DISTRICT
811 Wilshire
811 Wilshire Boulevard
Los Angeles, CA 90017
OLD BANK DISTRICT & GALLERY ROW
HISTORIC CORE
JEWELRY DISTRICT
SOUTH PARK
ENTERTAINMENT DISTRICT
HARBOR FWY
110
METRO RED & PURPLE LINES
7TH ST / METRO CENTER
WILSHIRE BLVD
OLYMPIC BLVD
Pershing Square
Grand Hope Park
Staples Center Sports Arena
Convention Center
Van Nuys
Burbank
Glendale
Hollywood
Beverly Hills
West Hollywood
Santa Monica
Los Angeles
Culver City
Venice
Marina Del Rey
Playa Vista
Inglewood
Los Angeles International Airport (LAX)
El Segundo
Hawthorne
Manhattan Beach
Gardena
Lynwood
South Gate
Huntington Park
Vernon

270 East Exchange Street Akron, OH 44304	Collateral Asset Summary – Loan No. 7 University Edge	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$36,250,000 70.0% 1.24x 8.8%

270 East Exchange Street Akron, OH 44304	Collateral Asset Summary – Loan No. 7 University Edge	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$36,250,000 70.0% 1.24x 8.8%

Mortgage Loan Information
Loan Seller:	UBSRES
Loan Purpose:	Refinance
Sponsor:	Lawrence B. Levey; Lawrence B. Levey Trust (First Restatement)
Borrower:	University Square Investors I LLC
Original Balance:	$36,250,000
Cut-off Date Balance:	$36,250,000
% by Initial UPB:	2.8%
Interest Rate:	4.5300%
Payment Date:	6th of each month
First Payment Date:	December 6, 2014
Maturity Date:	November 6, 2024
Amortization:	Interest only for first 60 months; 360 months thereafter
Additional Debt:	None
Call Protection:	L(25), D(91), O(4)
Lockbox / Cash Management(1):	Soft / In Place

Reserves(2)
	Initial	Monthly
Taxes(3):	$23,786	$16,242
Insurance:	$44,310	Springing
Replacement:	$0	$5,123
TI/LC:	$0	$766
Earn Out Reserve(4):	$3,750,000	NAP
Unfunded Tenant Obligations:	$276,536	NAP
Rent Reserve:	$193,999	NAP

Financial Information
Cut-off Date Balance / Bed:	$62,716
Balloon Balance / Bed:	$57,425
Cut-off Date LTV(5):	70.0%
Balloon LTV(6):	65.3%
Underwritten NOI DSCR(7):	1.29x
Underwritten NCF DSCR(7):	1.24x
Underwritten NOI Debt Yield(5):	8.8%
Underwritten NCF Debt Yield(5):	8.5%
Underwritten NOI Debt Yield at Balloon:	8.6%
Underwritten NCF Debt Yield at Balloon:	8.3%

Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Student Housing
Collateral:	Fee Simple
Location:	Akron, OH
Year Built / Renovated:	2014 / NAP
Total Beds(8):	578
Property Management:	Peak Campus Management, LLC; LRC Realty, Inc.
Underwritten NOI:	$2,861,744
Underwritten NCF:	$2,750,044
“As-is” Appraised Value:	$46,400,000
“As-is” Appraisal Date:	August 15, 2014
“As Stabilized” Appraised Value(9):	$50,850,000
“As Stabilized” Appraisal Date(9):	August 15, 2015

Historical NOI(10)
Most Recent NOI:	NAP
2013 NOI:	NAP
2012 NOI:	NAP
2011 NOI:	NAP

Historical Occupancy(10)
Most Recent Occupancy(11):	99.7% (September 25, 2014)
2013 Occupancy:	NAP
2012 Occupancy:	NAP
2011 Occupancy:	NAP
(1)	With respect to the non-residential tenants at the University Edge Property, a hard lockbox is in place. See “Lockbox / Cash Management” herein.
(2)	See “Initial Reserves” and “Ongoing Reserves” herein.
(3)	See “PILOT Agreement” herein.
(4)	See “Earn Out Reserve Funds” herein.
(5)
The Cut-off Date LTV, Underwritten NOI Debt Yield and Underwritten NCF Debt Yield calculations are based on the mortgage loan balance net of the $3.75 million Earn Out Reserve Letter of Credit (as defined herein). The Cut-off Date LTV based on the “As Stabilized” appraisal value, Underwritten NOI Debt Yield and Underwritten NCF Debt Yield based on the Cut-off Date Balance of $36.25 million are 71.3%, 7.9% and 7.6% respectively. Based on the “As-is” appraised value of $46,400,000 and whole loan amount, the Cut-off Date LTV is 78.1%.

(6)	The Balloon LTV is based on the “As Stabilized” appraised value of $50,850,000. Based on the “As-is” appraised value the Balloon LTV is 71.5%.
(7)	Based on amortizing debt service payments. Based on the current interest only payments, the Underwritten NOI DSCR and Underwritten NCF DSCR are 1.72x and 1.65x, respectively.
(8)	The University Edge Property also includes 18,380 sq. ft. of street level retail space.
(9)	Based on the Cut-off Date Balance, the “As Stabilized” LTV is 71.3% after achieving a stabilized occupancy of 95.0% for both student housing and retail space.
(10)	The University Edge Property was built in 2014.
(11)
Represents the University Edge Property student housing occupancy. As of October 17, 2014, the retail portion of the University Edge Property is 57.7% leased, which includes tenants that have signed leases but have not yet taken occupancy.

270 East Exchange Street Akron, OH 44304	Collateral Asset Summary – Loan No. 7 University Edge	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$36,250,000 70.0% 1.24x 8.8%

Unit Mix Summary(1)
Unit Type	# of Beds	% of Total	Occupied Units	Occupancy	Average Unit Size (Sq. Ft.)	Average Monthly Rental Rate	Average Monthly Rental Rate PSF
2 Bedroom	6	1.0%	6	100.0%	485	$725	$1.49
3 Bedroom	24	4.2%	24	100.0%	382	$700	$1.83
4 Bedroom	484	83.7%	483	99.8%	392	$617	$1.57
4 Bedroom	64	11.1%	63	98.4%	392	$626	$1.60
Total / Wtd. Avg.	578	100.0%	576	99.7%	393	$623	$1.59
(1)	Based on the underwritten rent roll dated September 25, 2014

The Loan.    The University Edge loan (the “University Edge Loan”) is a fixed rate loan secured by the borrower’s fee simple interest in the 578-bed student housing property located at 270 East Exchange Street in Akron, Ohio (the “University Edge Property”) with an original principal balance of $36.25 million. The University Edge Loan has a 10-year term and amortizes on a 30-year schedule after an initial interest-only period of 60 months. The University Edge Loan accrues interest at a fixed rate equal to 4.5300% and has a cut-off date balance of $36.25 million. Loan proceeds were used to refinance existing debt of approximately $30.1 million, fund upfront reserves of $538,631, pay closing costs of approximately $458,032, and return approximately $5.1 million in equity to the borrower. Based on the “As-is” appraised value of $46.4 million as of August 15, 2014 and net loan amount of $32.5 million (calculated as the total loan amount less the amount of the Earn Out Reserve Funds of $3.75 million), the cut-off date LTV is 70.0%. Based on the “As Stabilized” appraised value of $50.85 million as of August 15, 2015 and the total loan amount of $36.25 million the “As Stabilized” LTV is 71.3%. The most recent prior financing of the University Edge Property was not included in a securitization.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$36,250,000	100.0%	Loan Payoff	$30,149,116	83.2%
			Reserves	$538,631	1.5%
			Closing Costs	$458,032	1.3%
			Return of Equity	$5,104,221	14.1%
Total Sources	$36,250,000	100.0%	Total Uses	$36,250,000	100.0%

The Borrower / Sponsor.    The borrower, University Square Investors I LLC, is a single purpose Delaware limited liability company structured to be bankruptcy-remote, with two independent directors in its organizational structure.  The sponsor of the borrower and the nonrecourse carve-out guarantor is Lawrence B. Levey and the Lawrence B. Levey Trust (First Restatement). Lawrence B. Levey has over 40 years of experience in commercial real estate, and is the majority owner of a commercial real estate portfolio containing over 3.9 million sq. ft. in Ohio, Pennsylvania, North Carolina, Illinois, Florida and Wisconsin.

The Property.    The University Edge Property is a 578-bed, 148-unit off-campus student housing project located across the street from the University of Akron. The University Edge Property opened up for occupancy in August 2014. Unit amenities include furnished rooms, individual bedrooms and bathrooms for each student, complimentary cable and internet, and in-unit washer and dryer. The fully-equipped kitchens in each unit feature a refrigerator, microwave, dishwasher, disposal, double sink and a range. Community amenities available to all residents include a community room, fitness center, tanning salon, computer lab, business center, grilling areas, fire pit, sculpture park and secure key fob access to the building. Furthermore, the University Edge Property features a parking garage with 48 covered parking spots as well as access to available parking in a university owned parking garage and along nearby streets. As of the September 25, 2014 rent roll, the University Edge Property was 99.7% leased for student housing for the 2014/2015 school year.

The University Edge Property also features 18,380 sq. ft. of street level retail, which is currently 57.7% leased to six tenants. Tenants include Chipotle Mexican Grill (2,435 sq. ft., 13.2% of the NRA), Universitees (2,109 sq. ft., 11.5% of NRA), Summit Subs, Inc. (1,840 sq. ft., 10.0% of the NRA), Panda (1,619 sq. ft., 8.8% of the NRA), Froyo (1,360 sq. ft., 7.4% of the NRA) and Pulp Smoothie (1,234 sq. ft., 6.7% of NRA). Both Chipotle Mexican Grill and Summit Subs, Inc. are open and paying rent, while the remaining four retail tenants will take possession of their spaces beginning in January 2015 through March 2015.

Environmental Matters.    The Phase I environmental report dated July 2, 2014 recommended no further action at the University Edge Property.

270 East Exchange Street Akron, OH 44304	Collateral Asset Summary – Loan No. 7 University Edge	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$36,250,000 70.0% 1.24x 8.8%

The Market.    The University Edge Property is located across the street from the University of Akron and half a mile east of the Akron central business district (“CBD”). The University of Akron is a public research university founded 1870 and its Cooperative Education program is the 2nd oldest engineering co-op program in America. The campus features more than 80 buildings situated on 218 acres, and since 2000, the University of Akron has added 22 buildings and completed 18 major additions, acquisitions and renovations. Regarded as a leader in polymer research, the University of Akron employs a full-time faculty and staff of approximately 2,622 employees. Total student enrollment in fall 2013 was 27,079 with approximately 84% of the total student population being undergraduate students and 71% were full-time students. In 2014, the University of Akron received the highest number of applications in history for the freshmen class with record enrollment in the honors college and a higher average high school GPA than in 2013, as well as increased retention rate by 7.5% for freshmen that entered in 2012.

The University of Akron requires all first-year freshman students to reside in the university residence halls and has approximately 3,323 beds in 11 university residence halls. Non-first year students seeking housing close to the university are limited to privately-owned student housing developments, single family rental housing and multifamily developments. The residential properties in the immediate area are primarily single family properties built before the 1950’s or small apartment properties with less than 20 units. The University Edge Property is one of four recently constructed student housing properties (1,419 beds excluding the University Edge Property) featuring extensive amenities and located in the immediate vicinity of the University of Akron campus.

The Akron CBD is adjacent to the University of Akron across from Exchange Street. Akron is the fifth largest city in the state of Ohio with a population of 199,110 as of the 2010 census. After the founding of Goodrich, Firestone, General Tire and the Goodyear merger with The Kelly-Springfield Tire Company, Akron gained the title of “Rubber Capital of the World.” Akron’s research in polymers gained international reputation, and the city is the epicenter of “Polymer Valley” which consists of 400 polymer-related companies of which 94 are located in the city itself. The University of Akron, with focused research on polymers, advanced materials and engineering, is home to the Goodyear Polymer Center and National Polymer Innovation Center.

Competitive Set(1)
						Monthly Rent per Bed
Name	Distance to University	Property Type	Year Built	Total Occupancy	Total Beds	1 Bed / 1 Bath	2 Bed / 2 Bath	3 Bed / 3 Bath	4 Bed / 4 Bath
University Edge Property	NAP	Student Housing	2014	99.7%(2)	578(2)	NAP	$725(2)	$700(2)	$618(2)
22 Exchange	0.3 mi	Student Housing	2009	100.0%	472	NAP	$759	$669	$584
Depot Apartments	0.1 mi	Student Housing	2014	73.0%	624	$900	$729	$689	$575
The 401 Lofts	0.4 mi	Student Housing	2012	97.0%	323	NAP	$739	$719	$649
University Edge Apartments (Kent State University)	0.5 mi	Student Housing	2012	100.0%	608	NAP	$719	$604	$579
The Province (Kent State University)	0.1 mi	Student Housing	2012	100.0%	596	$965	$830	$665	$615
Campus Pointe Apartments (Kent State University)	0.9 mi	Student Housing	2008	100.0%	500	NAP	$700	$610	$605
(1)	Source: Appraisal
(2)	Per the September 25, 2014 rent roll.

Cash Flow Analysis.

Cash Flow Analysis
	U/W	U/W per Bed
Gross Potential Rent	$4,303,512	$7,446
Vacancy Gross Up	14,868	26
Total Recoveries	0	0
Total Other Income	449,993	779
Less: Vacancy & Credit Loss	(86,368)	(149)
Effective Gross Income	$4,682,006	$8,100
Total Operating Expenses	1,820,262	3,149
Net Operating Income	$2,861,744	$4,951
Capital Expenditures	111,700	193
Net Cash Flow	$2,750,044	$4,758

270 East Exchange Street Akron, OH 44304	Collateral Asset Summary – Loan No. 7 University Edge	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$36,250,000 70.0% 1.24x 8.8%

Property Management.    The residential portion of the University Edge Property is managed by Peak Campus Management, LLC, a fully integrated student housing real estate company that manages over 29,000 beds at 56 properties valued at over $1.8 billion in key college markets from Maine to California. The retail portion of the University Edge Property is managed by LRC Realty, Inc., a borrower-affiliated company.

Lockbox / Cash Management.    The University Edge Loan is structured with a soft lockbox and in-place cash management. The borrower is required to cause all rents from the non-retail tenants and other payments to be collected and then deposited into the lockbox account controlled by the lender. The borrower is also required to deliver irrevocable tenant instruction letters to all non-residential tenants instructing them to deposit all rents and other payments into the lockbox account. All funds in the lockbox account are swept daily to a cash management account under the control of the lender and disbursed on each monthly payment date. Provided no Cash Sweep Event Period (as defined below) exists, all funds remaining in the cash management account after the payment of all required monthly debt service and reserve amounts will be remitted to the borrower on a daily basis. During a Cash Sweep Event Period all excess cash flow will be held by lender as additional collateral for the University Edge Loan.

A “Cash Sweep Event Period” will commence upon the occurrence of (i) an event of default, (ii) any bankruptcy action of the borrower, guarantor or manager, (iii) the debt service coverage ratio based on the trailing 12 month period falling below 1.15x, or (iv) a felony indictment or an indictment for fraud of the borrower, sole member, guarantor or any affiliated manager. A Cash Sweep Event Period will be cured, (A) with respect to clause (i) above, upon the cure of such event of default and acceptance of such cure by lender, (B) with respect to clause (ii) above, upon the filing being discharged, stayed or dismissed within 60 days for the borrower and guarantor and 120 days for the manager and lender determination that such filing does not materially affect the borrower’s, guarantor’s or manager’s monetary obligations, (C) with respect to clause (iii) above, upon the date the debt service coverage ratio based on the trailing 12 month period is greater than 1.20x for two consecutive quarters and (D) with respect to clause (iv) above, upon the replacement of the affiliated manager with a qualified manager.

Initial Reserves.    At closing, the borrower deposited (i) $23,786 into a tax reserve account (PILOT Agreement), (ii) $44,310 into an insurance reserve account, (iii) $193,999 into a retail tenant rent reserve account which represents 12 months of rent for Universitees, Panda, Froyo and Pulp Smoothie that have signed leases but are not yet in occupancy and (iv) $276,536 into the unfunded obligations reserve account for unpaid landlord obligations due to Chipotle Mexican Grill, Panda, Pulp Smoothie, Universitees and Froyo.

Ongoing Reserves.    On a monthly basis, the borrower is required to deposit reserves of (i) 1/12 of the estimated annual real estate taxes, which currently equates to $16,242 into a tax reserve account, (ii) 1/12 of the estimated annual insurance premiums, which will be waived so long as borrower maintains a blanket policy, (iii) $5,123 into a capital expenditure account and (iv) $766  into a TI/LC reserve account.

Earn Out Reserve Funds.   On the origination date of the University Edge Loan, the borrower was required to deposit with the lender cash or a letter of credit (the “Earn Out Reserve Letter of Credit”) in the amount of $3.75 million. The University Edge Loan documents permit the Earn Out Reserve Letter of Credit to be reduced in connection with the increase in retail occupancy and the stabilizing performance of the student housing component at the University Edge Property provided that, among other things, (i) borrower submits a request for payment no more than three times and not after the fifth anniversary of the first monthly payment date for no less than $1,000,000, (ii) borrower submits an updated certified rent roll to the lender, (iii) no event of default or Cash Sweep Event has occurred and is continuing, (iv) for additional leases entered into after the closing date of the University Edge Loan, lender has received evidence reasonably acceptable that the borrower has entered into a lease, (v) lender receives evidence that borrower has entered into a lease or leases for the retail portion, (vi) for any retail tenant for which improvements are not complete as of the closing date of the University Edge Loan, the lender receives evidence that (a) all free/abated rent or rent concessions have been fully received or expired, (b) all tenant allowances, improvements or leasing commissions have been paid, (c) all tenant improvements have been completed, (d) the tenant is in occupancy and open for business, (e) the lease is in full force and effect, (f) the rent commencement date under the lease has occurred, and (g) on the date that such a request is made, no default by either the borrower or the tenant exists and (vii) the borrower submits to the lender a copy of the certificate of occupancy for the retail spaces. The amount of the reduction will be based on the difference between the $32.5 million net loan amount (calculated as the total loan amount less the amount of the Earn Out Reserve Letter of Credit of $3.75 million) and the loan amount that would result assuming a debt yield of at least 8.0% based on the underwritten net cash flow.

Current Mezzanine or Subordinate Indebtedness.    None

Future Mezzanine or Subordinate Indebtedness Permitted.    None.

270 East Exchange Street Akron, OH 44304	Collateral Asset Summary – Loan No. 7 University Edge	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$36,250,000 70.0% 1.24x 8.8%

PILOT Agreement.    The University Edge Property is subject to a Declaration Relative to Service Payments in Lieu of Taxes (“PILOT Agreement”), which service payments are made commencing November 2015 in lieu of real estate taxes. The service payments support the payment of certain bonds that that were incurred by the municipality in connection with the redevelopment of the University Edge Property and surrounding areas. Such service payments are in an amount which is at least the amount set forth in the PILOT Agreement and the obligations to pay such service payments are (i) pursuant to the terms of the PILOT Agreement, secured by a first priority security interest in the University Edge Property, and (ii) are guaranteed by the non-recourse guarantor until such time as the University Edge Property achieves a certain value and then such guaranty is released. The security interest in the University Edge Property that is granted by the PILOT Agreement with respect to the service payments results in such service payments having the same priority as real estate taxes would have had should real estate taxes have been regularly assessed. The University Edge Loan documents required that the borrower reserve for the service payments in the tax reserve account. PILOT Agreement payments will be the equivalent of taxes based on a full assessment of the property. There are no abatements.

270 East Exchange Street Akron, OH 44304	Collateral Asset Summary – Loan No. 7 University Edge	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$36,250,000 70.0% 1.24x 8.8%

MAP © 2014 CARTIFACT | DATA © BROADMAP
University Edge
270 East Exchange Street
Akron, OH 44304
Akron
Cuyahoga Falls
Fairlawn
Tallmadge
Portage Lakes
Summit Mall
Chapel Hill Mall
Rolling Acres Mall
Canal Park
University of Akron
AKRON FULTON INTL
Sand Run Metro Park
Sycamore Valley GC
Valley View GC
Cascade Valley Park
Fairlawn CC
Portage CC
J Edward Good Park GC
Brookledge GC
Bakers Acres GC
Goodyear Heights Metro Park
Summit Lake
Silver Lake
Springfield Lake
Firestone Park
Firestone CC
Long Lake
Portage Lakes
Turkeyfoot Lake GC
Hol Hi GC
W MARKET ST
E MARKET ST
EXCHANGE ST
E EXCHANGE ST
W NORTH ST
E NORTH ST
COPLEY RD
W WATERLOO RD
E WATERLOO RD
W WILBETH RD
E WILBETH RD
E ARCHWOOD AVE
COLE AVE
KILLIAN RD
KRUMROY RD
TRIPLETT BLVD
E TALLMADGE AVE
W PORTAGE TRL
BROAD BLVD
MUNROE FALLS AVE
NORTHMORELAND BLVD
HOWE AVE
W HOWE RD
VERNON ODOM BLVD
THORNTON ST
WADSWORTH RD
MULL AVE
STADELMAN AVE
GARMAN RD
MEMORIAL PKWY
E CUYAHOGA FALLS AVE
GLENWOOD AVE
FOUSE ST
WEST AVE
EASTWOOD AVE
NEWTON ST
QUAYLE DR
Lake Erie
Cleveland
Akron
Canton
Youngstown
Pittsburgh
OHIO
PENN.
Painesville
Willowick
Euclid
Solon
Elyria
CLE
Strongsville
Aurora
Brunswick
Streetsboro
Medina
Kent
Warren
Niles
Girard
Norton
Boardman
Meadville
Oil City
New Castle
Butler
Alliance
Salem
Wooster
Massillon
Beaver Falls
Cranberry
East Liverpool
Dover
New Philadelphia
Coraopolis
PIT
Weirton
Steubenville
Bethel Park
Coshocton
Washington
Wheeling
Cambridge
Zanesville

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1020 and 1100 West 31st Street Downers Grove, IL 60515	Collateral Asset Summary – Loan No. 8 Highland Oaks Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$34,590,000 71.9% 1.32x 9.1%

1020 and 1100 West 31st Street Downers Grove, IL 60515	Collateral Asset Summary – Loan No. 8 Highland Oaks Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$34,590,000 71.9% 1.32x 9.1%

Mortgage Loan Information
Loan Seller:	KeyBank
Loan Purpose:	Acquisition
Sponsor:	Investment Properties Holdings, LLLP
Borrower:	BRI 1865 Highland Oaks I, LLC; BRI 1865 Highland Oaks II, LLC
Original Balance:	$34,590,000
Cut-off Date Balance:	$34,590,000
% by Initial UPB:	2.7%
Interest Rate:	4.3600%
Payment Date:	1st of each month
First Payment Date:	December 1, 2014
Maturity Date:	November 1, 2024
Amortization:	Interest only for first 60 months; 360 months thereafter
Additional Debt(1):	Future Mezzanine Debt Permitted
Call Protection(2):	L(25), YM1(92), O(3)
Lockbox / Cash Management:	Hard / Springing

Reserves(3)
	Initial	Monthly
Taxes:	$244,498	$40,750
Insurance:	$9,140	$4,570
Replacement:	$5,325	$5,325
TI/LC:	$13,321	$13,321
Required Repairs:	$458,887	NAP
Rent Concession:	$561,271	NAP

Financial Information
Cut-off Date Balance / Sq. Ft.:	$108
Balloon Balance / Sq. Ft.:	$99
Cut-off Date LTV:	71.9%
Balloon LTV:	65.7%
Underwritten NOI DSCR(4):	1.52x
Underwritten NCF DSCR(4):	1.32x
Underwritten NOI Debt Yield:	9.1%
Underwritten NCF Debt Yield:	7.9%
Underwritten NOI Debt Yield at Balloon:	10.0%
Underwritten NCF Debt Yield at Balloon:	8.7%

Property Information
Single Asset / Portfolio:	Portfolio of two properties
Property Type:	Suburban Office
Collateral:	Fee Simple
Location:	Downers Grove, IL
Year Built / Renovated:	Various / 1990
Total Sq. Ft.:	319,491
Property Management:	IPH Management, LLC
Underwritten NOI(5):	$3,144,688
Underwritten NCF:	$2,740,890
“As-is” Appraised Value:	$48,100,000
“As-is” Appraisal Date:	September 23, 2014
“As Stabilized” Appraised Value(6):	$55,300,000
“As Stabilized” Appraisal Date(6):	September 30, 2016

Historical NOI
Most Recent NOI(5):	$2,002,672 (T-12 September 30, 2014)
2013 NOI:	$2,432,757 (December 31, 2013)
2012 NOI:	$2,499,276 (December 31, 2012)
2011 NOI:	$2,941,400 (December 31, 2011)

Historical Occupancy
Most Recent Occupancy:	83.8% (September 22, 2014)
2013 Occupancy:	86.4% (December 31, 2013)
2012 Occupancy:	85.6% (December 31, 2012)
2011 Occupancy:	90.0% (December 31, 2011)
(1)	See “Future Mezzanine or Subordinate Indebtedness Permitted” herein.
(2)	Partial release is permitted. See “Partial Release” herein.
(3)	See “Initial Reserves” and “Ongoing Reserves” herein.
(4)	Based on amortizing debt service payments. Based on the current interest only payments, the Underwritten NOI DSCR and Underwritten NCF DSCR are 2.06x and 1.79x, respectively.
(5)	For information regarding the increase in Underwritten NOI from Most Recent NOI see “Cash Flow Analysis” herein.
(6)	The “As Stabilized” LTV is 62.5% based on achieving a stabilized occupancy of 97.8%.

1020 and 1100 West 31st Street Downers Grove, IL 60515	Collateral Asset Summary – Loan No. 8 Highland Oaks Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$34,590,000 71.9% 1.32x 9.1%

Portfolio Summary
Property Name	Location	Sq. Ft.	Year Built / Renovated	Allocated Loan Amount	Appraised Value	Occupancy(1)
Highland Oaks II	Downers Grove, IL	218,000	1982 / 1990	$26,634,300	$36,800,000	88.9%
Highland Oaks I	Downers Grove, IL	101,491	1980 / 1990	$7,955,700	$11,300,000	73.0%
Total / Wtd. Avg.:		319,491		$34,590,000	$48,100,000	83.8%
(1)	Based on a rent roll dated September 22, 2014.

Tenant Summary
Tenant	Ratings (Fitch/Moody’s/S&P)(1)	Net Rentable Area (Sq. Ft.)	% of Total Collateral Sq. Ft.	U/W Base Rent PSF(2)	% of Total U/W Base Rent(2)	Lease Expiration
Health Care Service Corporation	A/A1/AA-	177,797	55.7%	$13.90	69.8%	12/31/2025	(3)
Midwest Physician Administrative Services, LLC	NR/NR/NR	63,320	19.8%	$11.50	20.6%	7/31/2026	(4)
Capital One	A-/Baa1/BBB	11,640	3.6%	$13.05	4.3%	12/31/2019
Total Major Tenants		252,757	79.1%	$13.26	94.7%
Remaining Tenants		15,171	4.7%	$12.35	5.3%
Total Occupied Collateral		267,928	83.8%	$13.21	100.0%
Vacant		51,563	16.2%
Total		319,491	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.
(2)	U/W Base Rent PSF and % of Total U/W Base Rent include contractual rent steps through July 1, 2015.
(3)
The Health Care Service Corporation lease includes a termination option in December 2022 with at least 365 days prior notice and payment of a termination fee equal to (i) abated rent, brokerage fees, and tenant improvements amortized on a 15-year schedule and (ii) four months of base and additional rent. The termination fee is estimated to be approximately $4.3 million ($24.18 PSF). In addition, the tenant can contract its space by one full floor (approximately 36,000 sq. ft.) effective on December 31, 2018 with at least 365 days prior notice and payment of abated rent, brokerage fees and tenant improvements amortized on a 15-year schedule (estimated to be approximately $1.0 million ($27.78 PSF).

(4)
Midwest Physician Administrative Services, LLC was granted an eleven month abatement of base rent on its entire space (expires June 30, 2015). Additionally, the tenant was granted abated base rent on 3,882 sq. ft. of its space commencing July 1, 2015 and ending January 31, 2017 as well as an abatement of all operating expenses attributable to 3,882 sq. ft. for 30 months (expires January 31, 2017). Abated base rent was reserved for at closing.

Lease Rollover Schedule(1)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent Per Sq. Ft.(2)	% U/W Base Rent Rolling(2)	Cumulative % of U/W Base Rent(2)
MTM	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2014	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2015	3	5,900	1.8%	5,900	1.8%	$12.64	2.1%	2.1%
2016	3	3,607	1.1%	9,507	3.0%	$11.01	1.1%	3.2%
2017	0	0	0.0%	9,507	3.0%	$0.00	0.0%	3.2%
2018	1	1,744	0.5%	11,251	3.5%	$13.52	0.7%	3.9%
2019	2	15,560	4.9%	26,811	8.4%	$12.94	5.7%	9.6%
2020	0	0	0.0%	26,811	8.4%	$0.00	0.0%	9.6%
2021	0	0	0.0%	26,811	8.4%	$0.00	0.0%	9.6%
2022	0	0	0.0%	26,811	8.4%	$0.00	0.0%	9.6%
2023	0	0	0.0%	26,811	8.4%	$0.00	0.0%	9.6%
2024	0	0	0.0%	26,811	8.4%	$0.00	0.0%	9.6%
Thereafter	2	241,117	75.5%	267,928	83.9%	$13.27	90.4%	100.0%
Vacant	NAP	51,563	16.1%	319,491	100.0%	NAP	NAP
Total / Wtd. Avg.	11	319,491	100.0%			$13.21	100.0%

(1)
Certain tenants have lease termination options that may become exercisable prior to the originally stated expiration date of the tenant lease and that are not considered in the lease rollover schedule or the stacking plan.

(2)	Annual U/W Base Rent PSF., % U/W Base Rent Rolling and Cumulative % of U/W Base Rent include contractual rent steps through July 1, 2015.

1020 and 1100 West 31st Street Downers Grove, IL 60515	Collateral Asset Summary – Loan No. 8 Highland Oaks Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$34,590,000 71.9% 1.32x 9.1%

The Loan. The Highland Oaks Portfolio loan (the “Highland Oaks Portfolio Loan”) is a fixed rate loan secured by the borrower’s fee simple interest in a two-building, Class-B suburban office park containing 319,491 sq. ft. in the aggregate located at 1020 and 1100 West 31st Street in Downers Grove, Illinois (the “Highland Oaks Portfolio Properties”). The Highland Oaks Portfolio Loan has an original principal balance of $34.59 million. The Highland Oaks Portfolio Loan has a 10-year term and subsequent to a 5-year interest only period, amortizes on a 30-year schedule. The Highland Oaks Portfolio Loan accrues interest at a fixed rate equal to 4.3600% and has a cut-off date balance of $34.59 million. Loan proceeds along with approximately $16.5 million of sponsor equity were used to acquire the Highland Oaks Portfolio Properties for approximately $46.0 million, retire existing partnership debt of $2.7 million, fund reserves of approximately $1.3 million and pay closing costs of approximately $1.0 million. Based on the “As-is” appraised value of $48.1 million as of September 23, 2014, the cut-off date LTV is 71.9%. Based on the “As Stabilized” appraised value of $55.3 million as of September 30, 2016, the “As Stabilized” LTV is 62.5%. The most recent prior financing of the Highland Oaks Portfolio Properties was not included in a securitization.

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$34,590,000	67.7%	Purchase Price	$46,025,000	90.1%
Sponsor Equity	$16,474,302	32.3%	Payoff Partnership Debt	$2,700,000	5.3%
			Reserves	$1,292,441	2.5%
			Closing Costs	$1,046,861	2.1%
Total Sources	$51,064,302	100.0%	Total Uses	$51,064,302	100.0%

The Borrower / Sponsor. The borrowers, BRI 1865 Highland Oaks I, LLC and BRI 1865 Highland Oaks II, LLC, are structured as tenants-in-common. Each borrower is a single purpose Delaware limited liability company structured to be bankruptcy-remote, with one independent director in its organizational structure. The sponsor of the borrower and the nonrecourse carve-out guarantor is Investment Properties Holdings, LLLP, a real estate investment fund controlled by Accesso Partners LLC. Accesso Partners LLC (formerly Beacon Investment Properties) was founded in 2003 and is a full-service commercial real estate investment manager, owner and operator based in Hallandale Beach, Florida. Accesso Partners has sponsored five closed-end real estate funds and manages five joint ventures/separate accounts. As of July 2014, Accesso Partners have raised approximately $489 million of equity. Total assets under management include 45 properties totaling over 9.2 million sq. ft. with an aggregate cost basis of $1.5 billion.

The Property. The Highland Oaks Portfolio Properties consists of two Class B suburban office buildings totaling 319,491 sq. ft. located on two adjacent parcels totaling 11.73 acres in Downers Grove, Illinois. Highland Oaks I contains 101,491 sq. ft. throughout five stories and was built in 1980. Highland Oaks II contains 218,000 sq. ft. throughout six stories and was built in 1982. There are 1,241 surface and covered parking spaces at the Highland Oaks Portfolio Properties which equates to a ratio of 3.9 spaces per 1,000 sq. ft. The Highland Oaks Portfolio Properties were renovated in 1990. Additionally, in 2013 and 2014, the seller invested approximately $2.0 million in parking garage deck improvements and repairs and initiated an elevator modernization project with a budgeted expense of $1.0 million. At closing $458,887 was paid by the seller and escrowed by the lender to cover the remaining cost of the project. Property amenities include an indoor executive parking garage, covered parking, an on-site food service, and dry cleaning service.

The Highland Oaks Portfolio Properties are located on 31st Street in Chicago’s East-West Corridor approximately one-half mile south of the intersection of Highland Avenue and Interstate 88, approximately 17 miles southwest of O’Hare International Airport and approximately 21 miles west of the Chicago CBD. Interstate 88 connects with Interstate 355 one-half mile southwest of the properties which provides access to the greater Chicago metropolitan area. The Highland Oaks Portfolio Properties are serviced by the Pace bus service with a stop on Highland Avenue and whose route connects to the Downers Grove Main Street station for the Metra train system 2.5 miles to the south. Multiple retail, restaurant, and hotel developments are located within a two-mile radius of the Highland Oaks Portfolio Properties, including Yorktown Center, a 1.4 million sq. ft. regional mall anchored by Carson Pirie Scott and Von Maur. Additional nearby attractions include the Morton Arboretum, and numerous golf and country clubs. As of September 22, 2014, the Highland Oaks Portfolio Properties were 83.8% occupied.

Environmental Matters. The Phase I environmental report dated June 18, 2014 recommended the development and implementation of an asbestos operation and maintenance Plan at the Highland Oaks Portfolio Properties, which is already in place.

1020 and 1100 West 31st Street Downers Grove, IL 60515	Collateral Asset Summary – Loan No. 8 Highland Oaks Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$34,590,000 71.9% 1.32x 9.1%

Major Tenants.

Health Care Service Corporation. (177,797 sq. ft., 55.7% of NRA, 69.8% of U/W Base Rent) Founded in 1936 and headquartered in Chicago, Illinois, Health Care Service Corporation (“HCSC”) is the largest customer-owned health insurer in the United States and fourth largest health insurer overall. Employing over 21,000 individuals, HCSC operates its Blue Cross and Blue Shield plans in Illinois, Montana, New Mexico, Oklahoma, and Texas providing health insurance to over 14.5 million members. HCSC generated revenue of $22.8 billion in 2013, up 10.1% from 2012 revenue of $20.7 billion.

HCSC has been under lease at Highland Oaks II since 2002. HCSC has expanded their space five times to a total of 177,797 sq. ft. and in 2010 extended their lease through December 31, 2025. Upon expiration, HCSC has two, seven-year renewal options. The HCSC lease includes a termination option in December 2022 with at least 365 days’ prior notice and payment of a termination fee equal to (i) abated rent, brokerage fees, and tenant improvements amortized on a 15-year schedule and (ii) four months of base and additional rent. The termination fee is estimated to be approximately $4.3 million ($24.18 per sq. ft.). In addition, the tenant can contract its space by one full floor (approximately 36,000 sq. ft.) effective on December 31, 2018 with at least 365 days’ prior notice and payment of abated rent, brokerage fees, and tenant improvements amortized on a 15-year schedule (estimated to be approximately $1.0 million or $27.78 per contracted sq. ft.).

Midwest Physician Administrative Services, LLC. (63,320 sq. ft., 19.8% of NRA, 20.6% of U/W Base Rent) Midwest Physician Administrative Services, LLC (“MPAS”) is the tenant under the lease which is guaranteed by DuPage Medical Group (“DMG”). The MPAS space in Highland Oaks I serves as the corporate headquarters for DMG. DMG was formed in 1999 when three healthcare groups joined together to form one of the largest, independent multi-specialty physician groups in Illinois. With more than 425 primary care and specialty care physicians in more than 50 locations, DMG handles upwards of 1.1 million patient visits annually and provides a comprehensive array of healthcare services to about a third of DuPage County’s population.

MPAS and DMG have been under lease at Highland Oaks I since 2005 and in 2014 signed a new, 12-year lease expanding their space from 42,120 sq. ft. to 63,320 sq. ft. Following the lease expiration, MPAS has three, five-year renewal options.

The Market. The Highland Oaks Portfolio Properties are located in the Chicago Metropolitan Statistical Area (“Chicago MSA”), the third largest MSA by population and Gross Domestic Product (“GDP”) in the United States with a population of approximately 9.5 million and a GDP of approximately $590 billion. The Chicago MSA attracts businesses from across the Midwest, nation and globe due to its highly skilled and educated workforce and its efficient distribution and transportation infrastructure. Chicago is home to more than 400 corporate headquarters, including 31 Fortune 500 companies such as ADM, Boeing, Walgreen’s, United Airlines, and Allstate.

The Highland Oaks Portfolio Properties are located in the Chicago Suburban office market and the East West Tollway submarket. As of the end of the 2Q 2014, the Chicago Suburban office market consisted of 1,181 buildings representing approximately 110 million sq. ft. with a vacancy rate of 19.3% and gross asking rents of $21.46 per sq. ft. Year-to-date net absorption in the market of 670,091 sq. ft. brought the 2Q vacancy rate down to 19.3% from the year-end 2013 vacancy rate of 20.0%. Gross asking rents in the market have increased over the past six consecutive quarters to $21.46 per sq. ft., up $0.47 per sq. ft. from 2Q 2013. No multi-tenant office projects are under construction in the Chicago Suburban office market.

As of the 2Q 2014, the East West Tollway submarket consisted of 472 buildings representing approximately 41 million sq. ft. with a vacancy of 17.9% and gross asking rents of $21.16 per sq. ft. Net absorption in the submarket of 170,086 sq. ft. brought the submarket’s vacancy rate down to 17.9%, the lowest vacancy rate in the submarket since 2008 and down from the year-end 2013 vacancy rate of 18.3%.

Lease Comparables(1)
Name	City, State	Year Built	Occupancy	Leasable Area (Sq. Ft.)	Asking Rate PSF (NNN)	Class
Highland Oaks Portfolio Properties	Downers Grove, IL	1980, 1982	83.8%(2)	319,491(2)	$13.21(2)	B
Arboretum Lakes I	Lisle, IL	1986	76.8%	136,000	$12.50	A
Arboretum Lakes III	Lisle, IL	1990	91.0%	247,046	$14.00	A
Executive Towers I	Downers Grove, IL	1983	86.0%	205,063	$13.50	A
Executive Towers West II	Downers Grove, IL	1984	76.0%	224,140	$13.50	A
Highland Pointe II	Lombard, IL	1986	91.3%	183,516	$13.75	B
Highland Pointe I	Lombard, IL	1984	72.3%	183,592	$13.75	B
Corridors Three	Downers Grove, IL	2001	100.0%	221,969	$17.50	A
(1)	Source: Appraisal.
(2)	Based on rent roll dated September 22, 2014.

1020 and 1100 West 31st Street Downers Grove, IL 60515	Collateral Asset Summary – Loan No. 8 Highland Oaks Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$34,590,000 71.9% 1.32x 9.1%

Cash Flow Analysis.

Cash Flow Analysis
	2011	2012	2013	T-12 9/30/2014(1)	U/W(1)	U/W PSF
Base Rent(2)(3)	$3,008,391	$2,845,347	$2,780,143	$2,492,585	$3,538,724	$11.08
Value of Vacant Space	0	0	0	0	653,443	2.05
Gross Potential Rent	$3,008,391	$2,845,347	$2,780,143	$2,492,585	$4,192,167	$13.12
Total Recoveries	2,647,679	2,399,158	2,364,216	2,311,090	2,470,636	7.73
Total Other Income	62,025	51,018	102,876	90,639	90,639	0.28
Less: Vacancy(4)	0	0	0	0	(653,443)	(2.05)
Effective Gross Income	$5,718,095	$5,295,523	$5,247,235	$4,894,314	$6,099,998	$19.09
Total Operating Expenses	2,776,696	2,796,247	2,814,478	2,891,641	2,955,310	9.25
Net Operating Income	$2,941,400	$2,499,276	$2,432,757	$2,002,672	$3,144,688	$9.84
TI/LC	0	0	0	0	323,925	1.01
Capital Expenditures	0	0	0	0	79,873	0.25
Net Cash Flow	$2,941,400	$2,499,276	$2,432,757	$2,002,672	$2,740,890	$8.58

(1)
T-12 9/30/2014 Net Operating Income (“NOI”) is less than U/W NOI primarily due to the final four month free rent period for HCSC and two months of free rent for MPAS included in the T-12. U/W NOI also includes higher rent collections from MPAS due to the expansion of their space. The remaining free rent granted to MPAS was reserved by the lender at closing.

(2)
Historical Base Rent in the 2011, 2012, 2013 and T-12 9/30/2014 periods includes free rent of $705,261, $734,894, $764,527 and $794,160, respectively, which was granted to HCSC when they executed a 15-year extension to their lease in December, 2010. The T-12 9/30/2014 period also includes $121,353 in free rent granted to MPAS when they executed a 12-year extension to their lease and a 21,200 sq. ft. expansion of their space.

(3)	U/W Base Rent includes $95,044 in contractual step rent through July 2015 and excludes $16,716 of in-place rent due to mark-to-market reductions.
(4)	U/W Vacancy represents 16.1% of gross income. As of September 22, 2014, the portfolio was 83.8% occupied.

Property Management. The Highland Oaks Portfolio Properties are managed by IPH Management, LLC, a borrower affiliate.

Lockbox / Cash Management. The Highland Oaks Portfolio Loan is structured with a hard lockbox and springing cash management. The borrower sent tenant direction letters to all tenants instructing them to deposit all rents and other payments directly into the lockbox account controlled by the lender. The funds will be disbursed to an account designated by the borrower until the occurrence of a Cash Sweep Event (as defined below). Upon the occurrence, and during the continuance of a Cash Sweep Event, all sums on deposit in the lockbox account will be deposited into a cash management account and such account will be under the control of the lender.

A “Cash Sweep Event” means: (i) the occurrence of an event of default, (ii) the borrower or property manager becomes the subject of a bankruptcy, insolvency or similar action, or (iii) the DSCR of the Highland Oaks Portfolio Loan as calculated in the loan agreement based on the trailing six-month period immediately preceding the date of such determination falls below 1.10x.

Initial Reserves. At closing, the borrower deposited (i) $244,498 into a tax reserve account, (ii) $9,140 into an insurance reserve account, (iii) $5,325 into a replacement reserve account, (iv) $13,321 into a TI/LC reserve account, (v) $458,887 into a required repair reserve account for the remaining costs related to the elevator modernization project and (vi) $561,271 into a rent concession reserve account for free rent associated with the MPAS lease.

Ongoing Reserves. On a monthly basis, the borrower is required to deposit reserves of (i) 1/12 of the estimated annual real estate taxes, which currently equates to $40,750, into a tax reserve account, (ii) 1/12 of the annual insurance premiums, which currently equates to $4,570, into an insurance reserve account, (iii) $5,325 into a replacement reserve account, subject to a cap of $255,593, and (iv) $13,321 into a TI/LC reserve account, subject to a cap of $638,982.

Current Mezzanine or Subordinate Indebtedness. None.

Future Mezzanine or Subordinate Indebtedness Permitted. Future mezzanine debt is permitted in connection with a bona fide sale to a third party and consequent assumption of the Highland Oaks Portfolio Loan by a Lender approved borrower provided, among other things as detailed in the loan agreement, (i) no event of default has occurred and is continuing, (ii) the combined LTV does not exceed 75.0% and (iii) the DSCR including the mezzanine loan and assuming a 30-year amortization is no less than the greater of (a) 1.25x or (b) the combined DSCR immediately preceding the closing of the assumption.

1020 and 1100 West 31st Street Downers Grove, IL 60515	Collateral Asset Summary – Loan No. 8 Highland Oaks Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$34,590,000 71.9% 1.32x 9.1%

Partial Release. A borrower has a one-time right to obtain the release of the Highland Oaks I property from the lien of the mortgage at any time prior to the maturity date. In connection with such release, certain terms and conditions of the loan agreement must be satisfied including, but not limited to: (a) a partial prepayment of the debt in an amount equal to the greater of 125% of the allocated loan amount for such property or 80.0% of the net sales proceeds from the sale of such property; (b) payment of the yield maintenance premium (if release occurs at any time other than the open prepayment period); (c) the debt service coverage ratio for the remaining property is no less than the greater of (i) 1.30x and (ii) the debt service coverage ratio for all of the mortgaged properties then subject to the liens of the mortgages immediately preceding the release of such property, each based on the trailing six-month period immediately preceding the release of such property and (d) the loan-to-value ratio is no greater than the lesser of (i) 75.0% and (ii) the loan-to-value ratio immediately preceding the release of such property.

Substitution.  None.

1020 and 1100 West 31st Street Downers Grove, IL 60515	Collateral Asset Summary – Loan No. 8 Highland Oaks Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$34,590,000 71.9% 1.32x 9.1%

1020 and 1100 West 31st Street Downers Grove, IL 60515	Collateral Asset Summary – Loan No. 8 Highland Oaks Portfolio	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$34,590,000 71.9% 1.32x 9.1%

CARTIFACT
Itasca
Elk Grove Village
CHICAGO O'HARE INTERNATIONAL AIRPORT (ORD)
Hanover Park
Roselle
Bloomingdale
Bensenville
Schiller Park
Stratford Square Mall
Bloomingdale Court
Carol Stream
Glendale Heights
Addison
Franklin Park
Northlake
Adventist GlenOaks Hospital
Elmhurst
Union Pacific West
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8000 Maryland Avenue Clayton, MO 63105	Collateral Asset Summary – Loan No. 9 8000 Maryland Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$31,500,000 75.0% 1.41x 9.6%

8000 Maryland Avenue Clayton, MO 63105	Collateral Asset Summary – Loan No. 9 8000 Maryland Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$31,500,000 75.0% 1.41x 9.6%

Mortgage Loan Information
Loan Seller:	GACC
Loan Purpose:	Refinance
Sponsor:	David H. Hoffmann
Borrower:	8000 Maryland Holdings, LLC
Original Balance:	$31,500,000
Cut-off Date Balance:	$31,500,000
% by Initial UPB:	2.5%
Interest Rate:	4.2000%
Payment Date:	6th of each month
First Payment Date:	December 6, 2014
Maturity Date:	November 6, 2024
Amortization:	Interest only for first 36 months; 360 months thereafter
Additional Debt(1):	Future Mezzanine Debt Permitted
Call Protection:	L(25), D(91), O(4)
Lockbox / Cash Management:	Hard / Springing

Reserves(2)
	Initial	Monthly
Taxes:	$765,311	$63,776
Insurance:	$70,292	$6,194
Replacement:	$0	$5,579
TI/LC:	$84,470	$28,954
Required Repairs:	$44,938	NAP
Free Rent:	$176,581	$0
BBL Free Rent:	$0	Springing
Lease Sweep:	$0	Springing

Financial Information
Cut-off Date Balance / Sq. Ft.:	$160
Balloon Balance / Sq. Ft.:	$139
Cut-off Date LTV:	75.0%
Balloon LTV:	65.2%
Underwritten NOI DSCR(3):	1.63x
Underwritten NCF DSCR(3):	1.41x
Underwritten NOI Debt Yield:	9.6%
Underwritten NCF Debt Yield:	8.3%
Underwritten NOI Debt Yield at Balloon:	11.0%
Underwritten NCF Debt Yield at Balloon:	9.5%
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	CBD Office
Collateral:	Fee Simple
Location:	Clayton, MO
Year Built / Renovated:	1983 / 2007-2014
Total Sq. Ft.:	196,921
Property Management:	Hoffmann Commercial Real Estate, LLC
Underwritten NOI:	$3,015,108
Underwritten NCF:	$2,600,710
Appraised Value:	$42,000,000
Appraisal Date:	August 5, 2014

Historical NOI
Most Recent NOI:	$3,332,860 (T-7 July 31, 2014 Ann.)
2013 NOI:	$3,044,647 (December 31, 2013)
2012 NOI:	$3,421,695 (December 31, 2012)
2011 NOI:	$3,156,765 (December 31, 2011)

Historical Occupancy
Most Recent Occupancy:	91.9% (September 30, 2014)
2013 Occupancy:	92.2% (December 31, 2013)
2012 Occupancy:	97.3% (December 31, 2012)
2011 Occupancy:	97.6% (December 31, 2011)
(1)	See “Future Mezzanine or Subordinate Indebtedness Permitted” herein.
(2)	See “Initial Reserves” and “Ongoing Reserves” herein.
(3)	Based on amortizing debt service payments. Based on the current interest-only payments the Underwritten NOI DSCR and Underwritten NCF DSCR are 2.25x and 1.94x, respectively.

8000 Maryland Avenue Clayton, MO 63105	Collateral Asset Summary – Loan No. 9 8000 Maryland Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$31,500,000 75.0% 1.41x 9.6%

Tenant Summary
Tenant	Ratings (Fitch/Moody’s/S&P)(1)	Net Rentable Area (Sq. Ft.)	% of Net Rentable Area	U/W Base Rent PSF	% of Total U/W Base Rent	Lease Expiration
Business Bank of St. Louis(2)	NR/NR/NR	22,311	11.3%	$31.82	15.3%	3/31/2023(4)
Chubb Insurance Group	A+/A2/A+	9,620	4.9%	$23.00	4.8%	8/31/2016(5)
Eckenrode Law Firm, PC	NR/NR/NR	9,024	4.6%	$22.00	4.3%	7/31/2016(6)
Robert W. Baird & Co., Inc.	NR/NR/NR	8,992	4.6%	$25.50	5.0%	4/18/2018(5)
DHR International(3)	NR/NR/NR	8,849	4.5%	$38.87(3)	7.4%	12/31/2023(6)(7)
Total Major Tenants		58,796	29.9%	$28.96	36.8%
Remaining Tenants		122,208	62.1%	$23.93	63.2%
Total Occupied Collateral		181,004	91.9%	$25.56	100.0%
Vacant		15,917	8.1%
Total		196,921	100.0%

(1)	Certain ratings may be those of the parent company whether or not the parent company guarantees the lease.
(2)	Business Bank of St. Louis occupies 8,761 sq. ft. of first floor retail space and 13,550 sq. ft. of 14th floor office space.
(3)	DHR International is a borrower affiliate. For underwriting purposes, DHR International rent is marked down to the appraiser market rent estimate of $25.00 PSF.
(4)
Business Bank of St. Louis has the right to terminate its lease any time after March 31, 2018, upon 12 months prior written notice and payment of a termination fee equal to 2 years annual rent plus their share of expenses and taxes for that two year period as well as the unamortized portion of the rent credits given for the first 36 months of the lease. Business Bank of St. Louis has four 5-year options to extend their lease at market rent.

(5)	Chubb Insurance Group and Robert W. Baird & Co., Inc. each have two 5-year extension options at market rent.
(6)	Eckenrode Law Firm, PC and DHR International each have one 5-year extension option at market rent.
(7)	DHR International has the right to terminate its lease at any time with 90 days prior notice.

Lease Rollover Schedule(1)
Year	# of Leases Expiring	Total Expiring Sq. Ft.	% of Total Sq. Ft. Expiring	Cumulative Sq. Ft. Expiring	Cumulative % of Sq. Ft. Expiring	Annual U/W Base Rent PSF	% U/W Base Rent Rolling	Cumulative % of U/W Base Rent
MTM	0	0	0.0%	0	0.0%	$0.00	0.0%	0.0%
2014	1	1,705	0.9%	1,705	0.9%	$15.25	0.6%	0.6%
2015	12	24,118	12.2%	25,823	13.1%	$24.41	12.7%	13.3%
2016	11	37,718	19.2%	63,541	32.3%	$24.05	19.6%	32.9%
2017	5	11,881	6.0%	75,422	38.3%	$25.09	6.4%	39.3%
2018	11	30,710	15.6%	106,132	53.9%	$25.21	16.7%	56.1%
2019	8	16,289	8.3%	122,421	62.2%	$25.30	8.9%	65.0%
2020	4	18,737	9.5%	141,158	71.7%	$24.50	9.9%	74.9%
2021	1	4,085	2.1%	145,243	73.8%	$26.49	2.3%	77.2%
2022	0	0	0.0%	145,243	73.8%	$0.00	0.0%	77.2%
2023	2	31,160	15.8%	176,403	89.6%	$33.82	22.8%	100.0%
2024	0	0	0.0%	176,403	89.6%	$0.00	0.0%	100.0%
Thereafter	0	0	0.0%	176,403	89.6%	$0.00	0.0%	100.0%
Other(2)	2	4,601	2.3%	181,004	91.9%	NAP	NAP
Vacant	NAP	15,917	8.1%	196,921	100.0%	NAP	NAP
Total / Wtd. Avg.	57	196,921	100.0%			$25.56	100.0%
(1)
Certain tenants have lease termination options that may become exercisable prior to the originally stated expiration date of the tenant lease and that are not considered in the lease rollover schedule.

(2)	Other consists of a café and fitness center available for use by tenants of the building.

The Loan. The 8000 Maryland Avenue loan (the “8000 Maryland Avenue Loan”) is a fixed rate loan secured by the borrower’s fee simple interest in a 196,921 sq. ft., Class A office building located at 8000 Maryland Avenue in Clayton, Missouri (the “8000 Maryland Avenue Property”) with an original principal balance of $31.5 million. The 8000 Maryland Avenue Loan has a 10-year term and amortizes on a 30-year schedule after an initial 36-month interest-only period. The 8000 Maryland Avenue Loan accrues interest at a fixed rate equal to 4.2000% and has a cut-off date balance of $31.5 million. Loan proceeds were used to refinance previous existing debt of approximately $27.3 million, fund upfront reserves of approximately $1.1 million and pay closing costs of approximately $1.4 million, giving the sponsor a return of equity of approximately $1.7 million. Based on the appraised value of $42.0 million as of August 5, 2014, the cut-off date LTV ratio is 75.0%. The most recent prior financing of the 8000 Maryland Avenue Loan was not included in a securitization.

8000 Maryland Avenue Clayton, MO 63105	Collateral Asset Summary – Loan No. 9 8000 Maryland Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$31,500,000 75.0% 1.41x 9.6%

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$31,500,000	100.0%	Loan Payoff	$27,260,368	86.5%
			Closing Costs	$1,398,946	4.4%
			Reserves	$1,141,592	3.6%
			Return of Equity	$1,699,094	5.4%
Total Sources	$31,500,000	100.0%	Total Uses	$31,500,000	100.0%

The Borrower / Sponsor.  The borrower, 8000 Maryland Holdings, LLC, is a single purpose Delaware limited liability company structured to be bankruptcy-remote, with two independent directors in its organizational structure. The sponsor of the borrower and the nonrecourse carve-out guarantor is David H. Hoffmann.

The sponsor is the founder and owner of Chicago based private equity firm Osprey Capital, LLC (“Osprey”). Osprey was formed in 2002 and currently has over $250 million of committed capital across a number of industries. Osprey holds equity positions in business services, commercial real estate, multifamily real estate, retail and manufacturing sectors. Two of Osprey’s largest holdings are DHR International and Hoffmann Commercial Real Estate. David H. Hoffmann is the chairman of the board of DHR, the fifth largest national executive search firm in the United States, and chairman of Hoffmann Commercial Real Estate.

The Property. The 8000 Maryland Avenue Property is a 15-story, 196,921 sq. ft. Class A, multi-tenant office tower located at 8000 Maryland Avenue in the central business district of Clayton, Missouri. Clayton is considered the premier office submarket within the St. Louis MSA commanding the highest office rents in the market. The collateral includes an adjacent five-story, 529-space, parking garage that is located directly west of the 8000 Maryland Avenue Property and has a parking ratio of 0.4 parking spaces per 1,000 sq. ft. The 8000 Maryland Avenue Property sits on a one acre, flag shaped parcel on the corner of Maryland Avenue and North Meramec Avenue and is constructed of steel and poured in-place concrete. The 8000 Maryland Avenue Property has convenient access to the Inner Belt/I-170, a major highway that crosses through central/northern St. Louis County, as well as Interstate 64. Nearby public transportation provides access to St. Louis County, the City of St. Louis, and portions of metropolitan St. Louis.

As of September 30, 2014 the 8000 Maryland Avenue Property was 91.9% occupied by 55 tenants with 48 tenants occupying less than 5,000 sq. ft. The largest tenant at the property is Business Bank of St. Louis which occupies 22,311 sq. ft. (11.3% of NRA). No other tenant occupies more than 4.9% of the NRA.

Environmental Matters. The Phase I Environmental Report dated August 11, 2014 recommended no further action at the 8000 Maryland Avenue Property other than the development and implementation of an asbestos operation and maintenance plan, which is in place.

Major Tenants.

Business Bank of St. Louis (22,311 sq. ft., 11.3% of NRA, 15.3% U/W Base Rent) The Business Bank of St. Louis is a full service bank that  serves small and medium-size businesses and their owners with a full range of lending, deposit and private banking services. The Business Bank of St. Louis has been a tenant at the property since the bank was founded in 2002. The property serves as the bank’s sole location and headquarters building. In 2013, the Business Bank of St. Louis spent approximately $700,000 to improve their 14th floor office space.

Business Bank of St. Louis has four 5-year options to extend at market rent. If the bank exercises their renewal option they are entitled to a tenant improvement allowance equal to $6.00 PSF, for each renewal term. Business Bank of St. Louis has the right to terminate the lease any time after the 60th full calendar month of the lease term (March 31, 2018) if tenant is merged with another federal or state chartered bank and tenant is not the surviving entity or if tenant sells substantially all of its assets to another federal or state chartered bank. Business Bank of St. Louis may terminate the lease upon no less than 12 months prior written notice. If the Business Bank of St. Louis terminates the lease after the 60th month it will owe 2 years annual rent from the later of the last day of the 60th month or the termination date in the notice they give landlord, plus their share of expenses and taxes and other charges for that two year period. They will also owe the unamortized portion of the rent credits they were given for the first 36 months of the lease. In the event that Business Bank of St. Louis exercises their termination option, all funds owed to the borrower are required to be deposited into a lender controlled account.

8000 Maryland Avenue Clayton, MO 63105	Collateral Asset Summary – Loan No. 9 8000 Maryland Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$31,500,000 75.0% 1.41x 9.6%

Chubb Insurance Group (9,620 sq. ft., 4.9% of NRA, 4.8% U/W Base Rent, rated A+/A2/A+ by Fitch/Moody’s/S&P) Founded in 1882, Chubb Insurance Group provides insurance products to businesses and individuals worldwide. It offers personal insurance products, such as automobile, yachts, homeowners, and other personal coverage products, as well as personal accident and supplemental health insurance products. The company also provides commercial insurance products, including multiple peril, primary liability, excess and umbrella liability, automobile, workers’ compensation, and property and marine insurance products. Chubb is the 12th largest property and casualty insurer in the United States with a worldwide network of approximately 120 offices in 26 countries. Chubb employs approximately 10,200 employees throughout North America, Europe and South America. Chubb has been a tenant at the property since February of 2006. Chubb has two 5-year extension options at market rent.

Eckenrode Law Firm, PC. (“Eckenrode-Maupin”) (9,024 sq. ft., 4.6% of NRA, 4.3% U/W Base Rent) Eckenrode-Maupin is a St. Louis based law firm specializing in litigation and administrative law. Eckenrode-Maupin is experienced in all areas of tort litigation, including product liability, auto accidents, premises liability, workers compensation, defamation and business torts/disputes. Eckenrode-Maupin and founder J. Thaddeus Eckenrode was ranked Tier 1 by U.S. News – Best Lawyers “Best Law Firm” in 2014 for outstanding work in medical malpractice defense and personal injury litigation defense. Inclusion in Best Lawyers is based entirely on peer-review. Eckenrode-Maupin has been a tenant at the property since March of 2006. Eckenrode-Maupin has one 5-year extension option at market rent. Eckenrode-Maupin’s termination option expired January 1, 2014.

The Market.    St. Louis is the 19th largest metropolitan statistical area in the United States with an estimated 2.8 million residents. The St. Louis MSA is home to a diverse base of organizations in the trade, transportation, education, healthcare and financial services sectors with no industry controlling more than 20% of its employment base. Per the Bureau of Labor Statistics, the current unemployment rate for the St. Louis MSA is 7.0%. Since 2009, the unemployment rate in the St. Louis MSA has decreased from 9.9% to 7.0%. According to Claritas, the 2014 median household income for the metropolitan area is $52,875.

The 8000 Maryland Avenue Property is located within the Clayton office submarket. The Clayton submarket contains an overall inventory of 6,823,000 sq. ft., of which 4,393,000 sq. ft., or 64%, are Class A properties. Overall submarket vacancy is estimated at 11.8% as of 2014, which is a decrease from a market high of 13.7% in 2013. Class A vacancy is lower at 9.2%, and has been trending downward since a high of 12.4% in 2009. The appraisal concludes market vacancy of 8% at the 8000 Maryland Avenue Property. Within the Clayton submarket, no new office buildings are under construction, however, three new office buildings, which would total 715,000 additional sq. ft., have been planned or proposed. The appraiser concluded average market rent is $25.60 PSF.

The appraiser identified the following comparable office leases which are presented in the subsequent chart.
Lease Comparables(1)
Property	Tenant	Lease Start	Sq. Ft.	Term (Months)	Rent PSF	Distance From Subject (miles)
Pierre Laclede Center	Paradoski, Vogt & Company, P.C.	7/1/2014	1,360	62	$27.08	0.40
Pierre Laclede Center	Maximum Independent	2/1/2014	2,172	36	$26.50	0.40
Interco Corporate Tower	Butcher Joseph	5/1/2014	4,964	63	$24.50	0.60
Bemiston Tower	Lutheran Senior Services	4/1/2014	10,468	32	$25.00	0.50
Shaw Park Plaza	Eagle Private Capital, LLC	3/1/2014	5,331	121	$28.23	0.10
Graybar Building	Tueth Keeney Cooper	2/1/2014	16,621	74	$20.92	0.10
Regions Centre	Zemenick & Walker, Inc.	2/1/2014	5,746	67	$25.70	0.10
(1)	Source: Appraisal.

8000 Maryland Avenue Clayton, MO 63105	Collateral Asset Summary – Loan No. 9 8000 Maryland Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$31,500,000 75.0% 1.41x 9.6%

Cash Flow Analysis.

Cash Flow Analysis
	2011	2012	2013	T-7 7/31/2014 Ann.	U/W	U/W PSF
Base Rent	$4,177,240	$4,567,772	$4,487,258	$4,632,368	$4,627,310	$23.50
Step Rents	0	0	0	0	70,201	$0.36
Value of Vacant Space	0	0	0	0	397,925	$2.02
Gross Potential Rent	$4,177,240	$4,567,772	$4,487,258	$4,632,368	$5,095,436	$25.88
Total Recoveries	391,362	370,211	297,569	327,410	124,463	$0.63
Total Other Income	551,348	530,045	479,184	481,296	525,403	$2.67
Less: Mark to Market(1)	0	0	0	0	(93,691)	($0.48)
Less: Vacancy(2)	0	0	0	0	(397,925)	($2.02)
Effective Gross Income	$5,119,950	$5,468,028	$5,264,011	$5,441,074	$5,253,686	$26.68
Total Operating Expenses	1,963,185	2,046,333	2,219,364	2,108,214	2,238,578	$11.37
Net Operating Income	$3,156,765	$3,421,695	$3,044,647	$3,332,860	$3,015,108	$15.31
TI/LC	0	0	0	0	347,445	$1.76
Capital Expenditures	0	0	0	0	66,953	$0.34
Net Cash Flow	$3,156,765	$3,421,695	$3,044,647	$3,332,860	$2,600,710	$13.21

(1)	Rents greater than $28.23 per sq. ft. were marked down to $28.23 per sq. ft.
(2)	U/W Vacancy represents 7.6% of gross income. As of September 30, 2014 the property was 91.9% occupied.

Property Management. The 8000 Maryland Avenue Property is managed by Hoffmann Commercial Real Estate, LLC, a borrower affiliate.

Lockbox / Cash Management. The 8000 Maryland Avenue Loan is structured with a hard lockbox and springing cash management.  All rents and other payments are required to be deposited directly by the tenants into a clearing account controlled by lender. Unless a Trigger Period (as defined herein) is ongoing, all amounts on deposit in the clearing account will be swept daily into the borrower’s account. During a Trigger Period, all amounts on deposit in the clearing account will be swept daily into an account controlled by the lender.

A “Trigger Period” will commence upon (i) the occurrence of an event of default, (ii) the DSCR being less than 1.15x, (iii) the commencement of a Mezzanine Trigger Period (as defined herein) or (iv) the commencement of a Lease Sweep Period (as defined below) unless the DSCR is equal to or greater than 1.35x (excluding rent attributable to the Lease Sweep tenant) and will end if (a) with respect to clause (i), the event of default has been cured, (b) with respect to clause (ii) the DSCR is at least 1.20x for two consecutive quarters, (c) with respect to clause (iii) such Mezzanine Trigger Period has ended and (d) with respect to clause (iv) such Lease Sweep Period has ended.

A “Mezzanine Trigger Period” will commence and continue for so long as any mezzanine loan is outstanding.

A “Lease Sweep Period” will commence on the first monthly payment date following (i) the giving of notice from any tenant under a Lease Sweep Lease (as defined herein) to borrower or manager exercising its right to terminate its Lease Sweep Lease or (ii) the tenant under a Lease Sweep Lease failing to renew the Lease Sweep Lease, “going dark,” defaulting under its lease or becoming subject to bankruptcy proceedings.

A “Lease Sweep Lease” means (i) the Business Bank of St. Louis lease (the “Business Bank Lease”) or (ii) any replacement lease subsequent to the Business Bank Lease, either individually, or when taken together with any other lease with the same tenant or its affiliates, aggregate rents (including base rent and recoveries) that equal or exceed the rent under the Business Bank Lease.

Initial Reserves. At closing, the borrower deposited (i) $765,311 into a tax reserve account, (ii) $84,470 into a TI/LC reserve account for general approved leasing expenses, (iii) $44,938 into a required repairs account, (iv) $176,581 into a free rent reserve for existing free rent obligations due to certain tenants and (v) $70,292 into an insurance reserve account.

8000 Maryland Avenue Clayton, MO 63105	Collateral Asset Summary – Loan No. 9 8000 Maryland Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$31,500,000 75.0% 1.41x 9.6%

Ongoing Reserves. On a monthly basis, the borrower is required to deposit reserves of (i) 1/12 of the estimated annual real estate taxes, which currently equates to $63,776, into a tax reserve account, (ii) $5,579 into a replacement reserve account, (iii) $28,954 into a TI/LC reserve account subject to a TI/LC reserve cap of $703,212 and (iv) 1/12 of the estimated annual insurance premiums, which currently equates to $6,194, into an insurance reserve account. Upon the occurrence of a Lease Sweep Period, all excess cash flow, in addition to any termination payments made under the Lease Sweep Lease, will be deposited into the lease sweep reserve account. Any lease sweep lease termination payments from the termination of the Business Bank Lease in excess of the lease sweep deposit amount, currently equal to $740,000, will be deposited into the Business Bank Lease free rent reserve account.

Current Mezzanine or Subordinate Indebtedness. None.

Future Mezzanine or Subordinate Indebtedness Permitted.    Future mezzanine debt in an amount not to exceed $5,250,000 is permitted provided that, among other things, the principal amount of the mezzanine loan when combined with the 8000 Maryland Avenue Loan will result in (i) a combined LTV of not more than 75.0%, (ii) a combined DSCR of no less than 1.35x and (iii) a combined debt yield of no less than 8.25%.

8000 Maryland Avenue Clayton, MO 63105	Collateral Asset Summary – Loan No. 9 8000 Maryland Avenue	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$31,500,000 75.0% 1.41x 9.6%

CARTIFACT
8000 Maryland Avenue
8000 Maryland Avenue
Clayton, MO 63105
LAMBERT-ST LOUIS INT'L AIRPORT
Ferguson
Jennings
St. Ann
Maryland Heights
Overland
Olivette
Creve Coeur
St. Louis
University City
Clayton
Ladue
Frontenac
Webster Groves
Des Peres
Glendale
Kirkwood
Crestwood
Northwest Plaza
University of Missouri St Louis
Memorial Park Cemetery
North Oaks Plaza
Oak Grove Cemetery
Valhalla Cemetery
Saint Peters Cemetery
US Army Reserve Center
Hawthorn Children's Psychiatric Hospital
Bethany Cemetery
Overland Plaza
Depaul Hospital
Clayton School Stadium
Our Lady of the Pillar School
Washington University
Fontbonne College
St. Louis Galleria
SSM St Mary's Health Center
Saint Louis Children's Hospital
Forest Park Hosital
St Louis Comm College
Plaza Frontenac
Shriners Hospital for Children
St Louis Marketplace
Webster University
MacKenzie Pointe
Resurrection Cemetery
SSM St Joseph Hospital-Kirkwood
St Louis Community College
Forever Oak Hill Cemetery
Yorkshire Village
General Grant Shopping Center
Watson Plaza
Westfield Shoppingtown Crestwood
OLIVE BLVD
LADUE RD
PAGE AVE
MIDLAND BLVD
DELMAR BLVD
FOREST PARK
LINDELL BLVD
WYDOWN BLVD
MANCHESTER AVE
MANCHESTER RD
NEWPORT AVE
LITZSINGER RD
WEBER RD
St Peters
St Charles
Bridgeton
Florissant
Hazelwood
Maryland Heights
Overland
St. Louis
Creve Coeur
Clayton
Chesterfield
Des Peres
Webster Groves
Ballwin
Kirkwood
Fenton
Cahokia

8400 Costa Verde Drive Myrtle Beach, SC 29572	Collateral Asset Summary – Loan No. 10 Myrtle Beach Marriott Resort & Spa	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$30,848,015 69.5% 1.62x 11.3%

8400 Costa Verde Drive Myrtle Beach, SC 29572	Collateral Asset Summary – Loan No. 10 Myrtle Beach Marriott Resort & Spa	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$30,848,015 69.5% 1.62x 11.3%

Mortgage Loan Information
Loan Seller:	CCRE
Loan Purpose:	Refinance
Sponsor:	CSC Holdings, LLC; Columbia Sussex Corporation
Borrower:	Columbia Properties Myrtle Beach, LLC
Original Balance(1):	$31,000,000
Cut-off Date Balance(1):	$30,848,015
% by Initial UPB:	2.4%
Interest Rate:	4.6425%
Payment Date:	6th of each month
First Payment Date:	September 6, 2014
Maturity Date:	August 6, 2024
Amortization:	360 months
Additional Debt(1):	$84,583,266 Pari Passu Debt
Call Protection:	L(28), D(88), O(4)
Lockbox / Cash Management:	Hard / Springing

Reserves(2)
	Initial	Monthly
Taxes:	$358,000	$44,750
Insurance:	$178,397	$37,080
FF&E:	$0	1/12 of 5.0% of such year’s gross income
Required Repairs:	$15,625	NAP
Seasonality:	$1,184,000	Springing
PIP(3):	$0	Springing
Franchise Agreement(4):	$0	Springing

Financial Information(5)
Cut-off Date Balance / Room:	$285,016
Balloon Balance / Room:	$232,720
Cut-off Date LTV:	69.5%
Balloon LTV:	56.8%
Underwritten NOI DSCR:	1.82x
Underwritten NCF DSCR:	1.62x
Underwritten NOI Debt Yield:	11.3%
Underwritten NCF Debt Yield:	10.1%
Underwritten Balloon NOI Debt Yield:	13.9%
Underwritten Balloon NCF Debt Yield:	12.4%
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Full Service Hospitality
Collateral:	Fee Simple
Location:	Myrtle Beach, SC
Year Built / Renovated:	2003 / 2011
Total Rooms:	405
Property Management:	Columbia Sussex Management
Underwritten NOI:	$13,065,127
Underwritten NCF:	$11,642,207
Appraised Value:	$166,000,000
Appraisal Date:	June 27, 2014

Historical NOI
Most Recent NOI:	$13,101,807 (T-12 June 30, 2014)
2013 NOI:	$13,404,463 (December 31, 2013)
2012 NOI:	$12,369,255 (December 31, 2012)
2011 NOI:	$11,463,366 (December 31, 2011)
2010 NOI:	$11,752,640 (December 31, 2010)

Historical Occupancy
Most Recent Occupancy:	68.1% (June 30, 2014)
2013 Occupancy:	67.6% (December 31, 2013)
2012 Occupancy:	63.7% (December 31, 2012)
2011 Occupancy:	63.0% (December 31, 2011)
2010 Occupancy:	65.3% (December 31, 2010)
(1)
The Original Balance of $31,000,000 and Cut-off Date Balance of $30,848,015 represent the controlling Note A1-1 of the $116.0 million of the Myrtle Beach Marriott Loan Combination evidenced by three pari passu notes. The pari passu companion loans are the non-controlling Note A1-2 and non-controlling Note A-2 with an original principal balance of $30.0 million and $55.0 million, respectively. For additional information on the pari passu companion loans, see “The Loan” herein.

(2)	See “Initial Reserves” and “Ongoing Reserves” herein.
(3)
The borrower will be required to deposit 110% of any property improvement plan required in connection with the current franchise agreement or a replacement franchise agreement, less the total of any amounts then on deposit in the FF&E reserve and the franchise agreement reserve. The Myrtle Beach Marriott Property’s current franchise agreement expires in August 2024.

(4)
The borrower will be required to deposit excess cash flow into a franchise agreement reserve account if (i) as of any payment date, the franchise agreement has a remaining term of less than 12 months or has been terminated and (ii) the balance of the franchise agreement reserve account and the FF&E reserve account is collectively less than $4,050,000. See “Ongoing Reserves” herein.

(5)	DSCR, LTV, Debt Yield and Balance / Room calculations are based on the aggregate Myrtle Beach Marriott Loan Combination.

8400 Costa Verde Drive Myrtle Beach, SC 29572	Collateral Asset Summary – Loan No. 10 Myrtle Beach Marriott Resort & Spa	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$30,848,015 69.5% 1.62x 11.3%

The Loan. The Myrtle Beach Marriott Resort & Spa loan (the “Myrtle Beach Marriott Loan”) consists of the controlling Note A1-1 in the original principal amount of $31.0 million of a fixed rate whole loan in the aggregate original principal amount of $116.0 million (the “Myrtle Beach Marriott Loan Combination”). The Myrtle Beach Marriott Loan Combination is secured by the borrower’s fee simple interest in a 405-room, full service, ocean-front luxury resort located in Myrtle Beach, South Carolina (the “Myrtle Beach Marriott Property”). The $116.0 million Myrtle Beach Marriott Loan Combination is evidenced by three pari passu notes. Only the controlling Note A1-1, with an original principal balance of $31.0 million, will be included in the COMM 2014-UBS6 mortgage trust. The non-controlling Note A1-2, with an original principal balance of $30.0 million, and non-controlling Note A-2, with an original principal balance of $55.0 million, were securitized in the COMM 2014-CCRE20 and COMM 2014-LC17 transactions, respectively. The Myrtle Beach Loan Combination has a 120-month term and amortizes on a 30-year schedule.

The Myrtle Beach Marriott Loan accrues interest at a fixed rate equal to 4.6425% and has a cut-off date balance of approximately $30.8 million. The proceeds of the Myrtle Beach Marriott Loan Combination were used to retire existing debt of approximately $74.3 million, fund upfront reserves of approximately $1.7 million, pay closing costs of approximately $0.5 million and return approximately $39.5 million of equity to the sponsors. Based on the appraised value of $166.0 million as of June 27, 2014, the cut-off date LTV of the Myrtle Beach Marriott Loan Combination is 69.5% with remaining implied equity of $50.0 million. The most recent prior financing of the Myrtle Beach Marriott Property was included in the JPMCC 2005-CB13 mortgage trust.

The relationship between the holders of the Note A1-1, Note A1-2 and Note A-2 is governed by an intercreditor agreement which is described under “Description of the Mortgage Pool—Loan Combinations—The Myrtle Beach Marriott Resort & Spa Loan Combination” in the free writing prospectus.

Pari Passu Note Summary
	Original Balance	Cut-off Date Balance	Note Holder	Controlling Piece
Note A1-1	$31,000,000	$30,848,015	COMM 2014-UBS6	Yes
Note A1-2	$30,000,000	$29,852,917	COMM 2014-CCRE20	No
Note A-2	$55,000,000	$54,730,348	COMM 2014-LC17	No
Total	$116,000,000	$115,431,280

Sources and Uses
Sources	Proceeds	% of Total	Uses	Proceeds	% of Total
Loan Amount	$116,000,000	100.0%	Loan Payoff	$74,297,689	64.0%
			Reserves	$1,736,022	1.5%
			Closing Costs	$491,625	0.4%
			Return of Equity	$39,474,665	34.0%
Total Sources	$116,000,000	100.0%	Total Uses	$116,000,000	100.0%

The Borrower / Sponsor. The borrower, Columbia Properties Myrtle Beach, LLC, is a recycled single purpose Delaware limited liability company structured to be bankruptcy-remote with two independent directors in its organizational structure. The sponsors of the borrower and nonrecourse carve-out guarantors are CSC Holdings, LLC and Columbia Sussex Corporation, jointly and severally, (collectively, “Columbia Sussex”). Founded in 1972, Columbia Sussex is a privately-owned company specializing in owning and operating hospitality properties. Currently, the sponsors own and manage a $2.0 billion portfolio of 35 hospitality assets with the majority having Marriott flags.

Columbia Sussex developed the Myrtle Beach Marriott Property under Marriott’s flag in 2003. The franchise agreement is coterminous with the Myrtle Beach Marriott Loan.

The Property. The Myrtle Beach Marriott Property is a 15-story, 405-room full service luxury resort located directly on the beach in Myrtle Beach, South Carolina. Developed by the sponsors in 2003 and most recently renovated in 2011, the Myrtle Beach Marriott Property is comprised of three main buildings, which include the 15-story guestroom tower, a two-story public space building containing meeting space, food and beverage outlets and a spa, and a three-level parking garage offering approximately 562 spaces. The Myrtle Beach Marriott Property is situated in a larger complex that includes five additional towers containing over 370 Marriott Vacation Club timeshare units (non-collateral), which share amenities at the Myrtle Beach Marriott Property. The room mix at the Myrtle Beach Marriott Property consists of 255 double-bedded rooms, 142 king-bedded rooms and eight suites. The Myrtle Beach Marriott Property was strategically designed to provide nearly 75.0% of the guestrooms with ocean views. Guestrooms feature floor-to-ceiling windows, marble bathrooms, Bath & Body Works toiletries, mini-fridges, pillow top mattresses, HDTVs and complimentary wireless internet.

8400 Costa Verde Drive Myrtle Beach, SC 29572	Collateral Asset Summary – Loan No. 10 Myrtle Beach Marriott Resort & Spa	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$30,848,015 69.5% 1.62x 11.3%

Amenities for the Myrtle Beach Marriott Property include four restaurants, a lobby lounge featuring a bar, a pool bar, three pools (two outdoor pools, one heated indoor pool), an outdoor waterslide, a full-service spa, a fitness center, a business center, on-site laundry and 11 meeting rooms offering approximately 45,000 sq. ft., including the 15,030 sq. ft. Atlantic Ballroom that can accommodate over 1,600 guests. Since developing the Myrtle Beach Marriott Property in 2003, the sponsors have invested approximately $2.7 million ($6,675 per room) in capital expenditures, including approximately $900,000 (2,222 per room) since 2011. Recent capital expenditures include guestroom soft goods, HDTVs, internet upgrade, lobby and restaurant renovations and cooling tower installations, among other things.

The Myrtle Beach Marriott Property is in the top 3.0% of all Marriott hotels in terms of the number of reward points redeemed to book rooms and is in the second highest tier of Marriott reward redemptions, which not only indicates high demand for the Myrtle Beach Marriott Property but also represents Marriott’s commitment to the franchise location. Based on a brand wide survey in July 2014, the Myrtle Beach Marriott Property ranked 8th and 13th out of 355 Marriott hotels in terms of overall staff service and overall customer satisfaction, respectively. Additional accolades include the “2013 AAA Four Diamond Award” and “TripAdvisor’s 2014 Certificate of Excellence”, a recognition given to only the top 10% of hotels on the website. Additionally, U.S. News & World Report ranked the Myrtle Beach Marriott Property as #1 out of over 400 hotels in Myrtle Beach in 2014.

Environmental Matters. The Phase I environmental report dated July 8, 2014 recommended no further action at the Myrtle Beach Marriott Property.

The Market. The Myrtle Beach Marriott Property is located in the ocean-front city of Myrtle Beach, which is situated on the center of a 60-mile continuous stretch of beach known as the Grand Strand in northeastern South Carolina. The Myrtle Beach area is a vacation destination with approximately 16.1 million visitors in 2013, a 5.9% increase since 2012. Since 2003, the estimated number of annual visitors has exceeded 12.8 million. From 2003 to 2013, the Myrtle Beach area experienced an annual growth rate of approximately 2.3%. In 2014, Myrtle Beach was ranked as the top summer destination by TripAdvisor, outperforming New York, Las Vegas, San Francisco, San Diego and Key West, among others. In July 2013, the Myrtle Beach Metropolitan Statistical Area was the 7th fastest growing metro area in the United States.

Primary access to the Myrtle Beach Marriott Property is provided by U.S. Route 17, which offers north/south travel along the Atlantic coast from Florida through Virginia. Additionally, the Myrtle Beach Marriott Property is located within 11.3 miles of the Myrtle Beach International Airport, which is served by seven airlines with non-stop service to over 25 cities, including Atlanta, Boston, Detroit, Fort Lauderdale, New York and Washington, D.C. In 2013, Myrtle Beach International Airport experienced an annual growth rate in traffic of 12.3%. In order to accommodate the increase in demand, Myrtle Beach International Airport opened a $118.0 million, 240,000 sq. ft. terminal in spring 2013 and has plans to complete a $20.0 million runway resurfacing project by spring 2015.

In addition to numerous on-site amenities, the Myrtle Beach Marriott Property is positioned near a number of notable attractions, including over 100 golf courses, numerous amusement parks, an aquarium, entertainment venues, retail developments and over 1,900 restaurants. Additionally, the Myrtle Beach Marriott Property is located within 6.7 miles of the Myrtle Beach Boardwalk. The Myrtle Beach Boardwalk was recognized as the #3 boardwalk in the United States by National Geographic in 2014 and as one of the best boardwalks in the United States by Travel + Leisure.

The Myrtle Beach hotel market contains approximately 89,000 hotel rooms spread across 460 hotels. The demand segmentation for the Myrtle Beach Marriott Property consists of 65% leisure, 30% meeting and group and 5% commercial. Historically, the Myrtle Beach Marriott Property has achieved a leisure penetration rate of 126%. According to the appraiser, the Myrtle Beach Marriott Property is the only AAA Four Diamond property in the market and has on average larger rooms than its competitors.

As of May 31, 2014, the Myrtle Beach Marriott Property was reported as having occupancy, ADR and RevPAR of 68.0%, $167.14 and $113.63, respectively. The Myrtle Beach Marriott Property reported penetration rates of 104.9%, 127.9% and 134.2% for occupancy, ADR and RevPAR, respectively. The competitive set includes Hilton Myrtle Beach Resort, Embassy Suites Myrtle Beach Oceanfront Resort and Sheraton Hotel Myrtle Beach Convention Center.

Historical Occupancy, ADR, RevPAR – Competitive Set(1)
	Myrtle Beach Marriott Property			Competitive Set			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
T-12 May 2014	68.0%	$167.14	$113.63	64.8%	$130.73	$84.69	104.9%	127.9%	134.2%
T-12 May 2013	64.7%	$173.78	$112.36	60.0%	$130.20	$78.13	107.7%	133.5%	143.8%
T-12 May 2012	63.3%	$168.64	$106.70	60.3%	$128.11	$77.27	104.9%	131.6%	138.1%
(1)	Source: Hospitality research report.

8400 Costa Verde Drive Myrtle Beach, SC 29572	Collateral Asset Summary – Loan No. 10 Myrtle Beach Marriott Resort & Spa	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$30,848,015 69.5% 1.62x 11.3%

Competitive Set(1)
Name	Myrtle Beach Marriott Property	Embassy Suites Myrtle Beach Oceanfront Resort	Sheraton Hotel Myrtle Beach Convention Center	Hilton Myrtle Beach Resort
# of Rooms	405	255	400	385
Location	Myrtle Beach, SC	Myrtle Beach, SC	Myrtle Beach, SC	Myrtle Beach, SC
Year Opened	2003	1987	2003	1974
Occupancy(2)	68.0%	70.0%	60.0%	62.0%
ADR(2)	$167.14	$160.00	$125.00	$113.00
RevPAR(2)	$113.63	$112.00	$75.00	$70.06
Beachfront	Yes	Yes	No	Yes
Restaurant	Yes	Yes	Yes	Yes
Lounge	Yes	Yes	Yes	Yes
Indoor Pool	Yes	Yes	Yes	Yes
Outdoor Pool	Yes	Yes	No	Yes
Fitness Center	Yes	Yes	Yes	Yes
(1)	Source: Appraisal.
(2)
Occupancy, ADR and RevPAR for the Myrtle Beach Marriott Property are as of May 2014 from a hospitality research report. Occupancy, ADR and RevPAR for the competitive set are 2013 annual estimated provided by the appraiser.

Cash Flow Analysis.

Cash Flow Analysis
	2011	2012	2013	T-12 6/30/2014	U/W	U/W per Room(1)
Occupancy	63.0%	63.7%	67.6%	68.1%	68.1%
ADR	$160.93	$175.83	$174.00	$172.39	$172.39
RevPAR	$101.38	$112.07	$117.69	$117.36	$117.36

Room Revenue	$14,987,236	$16,612,424	$17,397,626	$17,348,916	$17,348,916	$42,837
F&B Revenue	8,779,212	8,597,032	9,617,501	9,314,159	9,314,159	22,998
Other Revenue(2)	2,059,193	1,990,478	1,841,508	1,795,311	1,795,311	4,433
Total Revenue	$25,825,641	$27,199,934	$28,856,635	$28,458,386	$28,458,386	$70,268
Operating Expenses	7,757,053	8,002,775	8,338,321	8,357,792	8,357,792	20,637
Undistributed Expenses	5,405,524	5,606,425	5,925,986	5,851,393	5,888,231	14,539
Gross Operating Profit	$12,663,064	$13,590,734	$14,592,328	$14,249,201	$14,212,362	$35,092
Total Fixed Charges	1,199,698	1,221,479	1,187,865	1,147,394	1,147,236	2,833
Net Operating Income	$11,463,366	$12,369,255	$13,404,463	$13,101,807	$13,065,127	$32,260
FF&E	0	0	0	0	1,422,919	3,513
Net Cash Flow	$11,463,366	$12,369,255	$13,404,463	$13,101,807	$11,642,207	$28,746
(1)	U/W per Room is based on a total of 405 rooms.
(2)	Other Revenue includes spa revenue, parking revenue and other miscellaneous items such as gift shop sales, a lease from Marriott Vacation Rental and beach chair rentals, among other things.

Historical Revenue(1)
	2006	2007	2008	2009	2010	2011	2012	2013	T-12 6/30/2014
Occupancy	74.9%	74.0%	72.7%	65.7%	65.3%	63.0%	63.7%	67.6%	68.1%
ADR	$144.71	$157.06	$157.64	$154.12	$155.25	$160.93	$175.83	$174.00	$172.39
RevPAR	$108.42	$116.21	$114.68	$101.21	$101.44	$101.38	$112.07	$117.69	$117.36
Revenue(2)	$28,394,000	$30,187,000	$31,126,000	$26,559,000	$26,812,000	$25,825,641	$27,199,934	$28,856,635	$28,458,386
NOI(2)	$11,839,180	$12,426,390	$14,463,220	$12,276,230	$11,752,640	$11,463,366	$12,369,255	$13,404,463	$13,101,807
(1)	Estimates as provided by borrower.
(2)	The average Revenue and NOI since 2006 are approximately $28.2 million and $12.6 million, respectively.

8400 Costa Verde Drive Myrtle Beach, SC 29572	Collateral Asset Summary – Loan No. 10 Myrtle Beach Marriott Resort & Spa	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$30,848,015 69.5% 1.62x 11.3%

Property Management. The Myrtle Beach Marriott Property is managed by Columbia Sussex Management, an affiliate of the borrower.

Lockbox / Cash Management. The Myrtle Beach Marriott Loan is structured with a hard lockbox and springing cash management. In place cash management is required upon (i) an event of default, (ii) a bankruptcy action of the borrower, the guarantor or the property manager, (iii) the failure of the borrower after the end of two consecutive calendar quarters to maintain a debt service coverage ratio of at least 1.25x until the debt service coverage ratio after the end of two consecutive calendar quarters is at least equal to 1.30x or (iv) 12 months prior to the expiration of the franchise agreement or if the franchise agreement has been terminated. A full excess cash sweep (“Cash Trap Period”) will occur upon the continuation of the events specified in clauses (i) and (ii) as well as the failure of the borrower after the end of two consecutive calendar quarters to maintain a debt service coverage ratio of at least 1.20x until the debt service coverage ratio after the end of two consecutive calendar quarters is at least 1.25x.

Initial Reserves. At closing, the borrower deposited (i) $358,000 into a tax reserve account, (ii) $178,397 into an insurance reserve account, (iii) $1,184,000 into a seasonality reserve account and (iv) $15,625 into a required repairs reserve account, which represents 125% of the engineer’s recommendation.

Ongoing Reserves. On a monthly basis, the borrower is required to make deposits of (i) 1/12 of the required annual taxes, which currently equates to $44,750, into a tax reserve account, (ii) 1/12 of the required insurance premiums, which currently equates to $37,080, into an insurance reserve account and (iii) 1/12 of 5.0% of such year’s gross income into a FF&E reserve account. Additionally, excess cash flow will be deposited into a franchise agreement reserve account if (i) as of any payment date, the franchise agreement has a remaining term of less than 12 months or has been terminated and (ii) the balance of the franchise agreement reserve account and FF&E reserve account is collectively less than $4,050,000. If any future PIP work is required by the current franchise agreement or a replacement franchise agreement, the borrower will deposit 110% of the estimated costs for any PIP less the amount then on deposit in the FF&E reserve account and the franchise agreement reserve account.

The borrower also deposited $900,000 into the seasonality reserve account on the payment date occurring in September 2014 and deposited $250,000 on the payment date occurring in October 2014. Additionally, on each payment date occurring in July, August and September, to the extent that the balance of the seasonality reserve account is less than $2,334,000, the borrower is required to deposit (i) $778,000 if no Cash Trap Period is continuing or (ii) all excess cash flow if a Cash Trap Period is occurring.

Current Mezzanine or Subordinate Indebtedness. None.

Future Mezzanine or Subordinate Indebtedness Permitted. None.

8400 Costa Verde Drive Myrtle Beach, SC 29572	Collateral Asset Summary – Loan No. 10 Myrtle Beach Marriott Resort & Spa	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$30,848,015 69.5% 1.62x 11.3%

Conway
90
22
31
Myrtle Beach
Coastal Carolina University
Conway Medical Center
544
31
CAROLINA BAYS PKY
501
EDWARD E BURROUGHS HWY
FORESTBROOK RD
N KINGS HWY
17
Colonial Mall Myrtle Beach
Barefoot Landing
The Galleria
Hilton Myrtle Beach Resort
Embassy Suites Myrtle Beach Oceanfront Resort
Grand Strand Regional Medical Center
Myrtle Beach Marriott Resort & Spa
8400 Costa Verde Drive
Myrtle Beach, SC 29572
Broadway at the Beach
BB&T Coastal Field
Sheraton Hotel Myrtle Beach Convention Center
Coastal Grand Mall
Myrtle Beach Boardwalk
Family Kingdom Amusement Park
MYRTLE BEACH INTERNATIONAL AIRPORT
ATLANTIC OCEAN
707
17
Surfside Beach
Inlet Square Mall
Waccamaw Community Hospital
Charlotte
Raleigh
NC
Atlanta
Columbia
SC
GA
Myrtle Beach
Charleston
Savannah
Atlantic Ocean
CARTIFACT

(THIS PAGE INTENTIONALLY LEFT BLANK)

Various	Collateral Asset Summary – Loan No. 11 U-Haul Pool 2	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$30,768,657 60.4% 1.41x 11.6%

Mortgage Loan Information
Loan Seller:	GACC
Loan Purpose:	Refinance
Sponsor:	AMERCO
Borrower:	U-Haul Co. of Florida 2, LLC; UHIL 2, LLC; AREC 2, LLC
Original Balance:	$31,000,000
Cut-off Date Balance:	$30,768,657
% by Initial UPB:	2.4%
Interest Rate:	4.6900%
Payment Date:	6th of each month
First Payment Date:	October 6, 2014
Maturity Date:	September 6, 2034
Amortization:	240 months
Additional Debt:	None
Call Protection:	L(27), D(209), O(4)
Lockbox / Cash Management:	Soft / Springing

Reserves
	Initial	Monthly
Taxes(1):	$280,051	Springing
Insurance(2):	$0	Springing
Required Repairs:	$590,284	NAP
Replacement(3):	$213,013	Springing
Environmental Insurance Reserve:	$371,876	$0

Financial Information
Cut-off Date Balance / Sq. Ft.:	$81
Balloon Balance / Sq. Ft.(4):	$1
Cut-off Date LTV:	60.4%
Balloon LTV(4):	0.9%
Underwritten NOI DSCR:	1.49x
Underwritten NCF DSCR:	1.41x
Underwritten NOI Debt Yield:	11.6%
Underwritten NCF Debt Yield:	11.0%
Property Information
Single Asset / Portfolio:	Portfolio of 18 properties
Property Type:	Self Storage
Collateral:	Fee Simple
Location:	Various
Year Built / Renovated:	Various
Total Sq. Ft.:	377,917
Property Management:	Subsidiaries of U-Haul Co.
Underwritten NOI:	$3,558,500
Underwritten NCF:	$3,369,888
“As is” Appraised Value:	$50,970,000
“As is” Appraisal Date:	Various

Historical NOI
Most Recent NOI:	$3,725,092 (T-12 April 30, 2014)
2013 NOI:	$3,470,574 (December 31, 2013)
2012 NOI:	$3,138,200 (December 31, 2012)
2011 NOI:	$2,819,843 (December 31, 2011)

Historical Occupancy(5)
Most Recent Occupancy:	83.3% (April 30, 2014)
2013 Occupancy:	83.7% (December 31, 2013)
2012 Occupancy:	81.1% (December 31, 2012)
2011 Occupancy:	77.8% (December 31, 2011)
(1)
Ongoing tax deposits are waived so long as (i) no event of default has occurred, (ii) an amount which is sufficient to pay taxes for six months, is on deposit in the tax escrow account and (iii) the lender has received evidence that the borrower has paid all taxes when due.

(2)
The borrower will not be required to make the monthly insurance deposits provided that (i) no event of default has occurred, (ii) the lender has received evidence that the borrower has paid all insurance premiums, (iii) the borrower has provided the lender with satisfactory evidence that a blanket insurance policy is in place and (iv) if a blanket insurance policy is not in place, borrower has deposited and maintained a sufficient amount to pay insurance premiums for six months into the Insurance reserve.

(3)	Ongoing Replacement reserve deposits are waived so long as an amount of $213,013 is on deposit in the Replacement reserve account.
(4)
The U-Haul Pool 2 loan fully amortizes (substantially) on a 20-year schedule. On the last payment date, the loan documents require a payment of $458,941 (rather than a monthly debt service payment of $199,315).

(5)	2011, 2012, and 2013 occupancy shown is a twelve month average.

TRANSACTION HIGHLIGHTS

■
Geographic Diversity. The U-Haul Pool 2 properties are located in 9 different states, with no one property comprising more than 16.6% of the Underwritten NOI. Occupancy of the portfolio has increased from each year from 2011 to 2013 from 77.8%, to 81.1% and 83.7% respectively.

■
Sponsorship. AMERCO has a net worth in excess of $1.5 billion. Additionally, AMERCO has within the self-storage industry 467,000 self-storage units totaling approximately 42.1 million sq. ft. with locations in 49 states and 10 Canadian provinces.

■
After Acquired Adjacent Property. The borrowers may, pursuant to conditions set forth in the loan documents, acquire certain property adjacent to an existing mortgaged property to expand the related mortgaged property, provided among other things, the borrowers provide the lender with a clean environmental report, updated title and survey, evidence that the property is insured in accordance with the loan documents, and evidence that the property is acquired for cash (i.e. without the incurrence of any debt). Any such after acquired adjacent property will be encumbered by the lien of the mortgage on the related existing U-Haul Pool 2 properties.

■
After Acquired Operating Lease Property. The borrowers may, pursuant to conditions set forth in the loan documents, enter into operating leases with respect to storage facilities that may be acquired by an affiliate of borrowers in the vicinity of an existing U-Haul Pool 2 property, provided among other things, (i) such facility is operated as remote, unstaffed facility related to an existing U-Haul Pool 2 property and (ii) the borrowers deliver a clean environmental report, a current survey, evidence that the property is insured in accordance with the loan documents and (iii) the borrowers execute an operating lease in a form substantially similar to the form included in the loan documents, which lease provides that (a) in the event that the debt service coverage ratio for the U-Haul Pool 2 loan is less than 1.20x, any rent, taxes and insurance due by the borrowers under the operating lease will be abated and (b) if the lender forecloses or accepts a deed-in-lieu of foreclosure on the related mortgaged property, the lender will have the option to terminate the operating lease, and whether or not such operating lease is terminated, the lender will have no liability for any amounts due to the landlord under the operating lease prior to such foreclosure or deed-in-lieu.

16501-16775 North Washington Street Thornton, CO 80023	Collateral Asset Summary – Loan 12 Larkridge Shopping Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$30,500,000 69.0% 1.40x 9.4%

Mortgage Loan Information
Loan Seller:	UBSRES
Loan Purpose:	Refinance
Sponsor:	Jordon Perlmutter
Borrower:	Site C LLC
Original Balance:	$30,500,000
Cut-off Date Balance:	$30,500,000
% by Initial UPB:	2.4%
Interest Rate:	4.6550%
Payment Date:	6th of each month
First Payment Date:	December 6, 2014
Maturity Date:	November 6, 2024
Amortization:	Interest-only for first 36 months; 360 months thereafter
Additional Debt:	None
Call Protection(1):	L(25), D(91), O(4)
Lockbox / Cash Management(2):	Springing Hard / Springing

Reserves
	Initial	Monthly
Taxes:	$742,056	$112,433
Insurance:	$26,049	$4,652
Replacement(3):	$0	$4,343
TI/LC(4):	$200,000	$15,199
Unfunded Obligations(5):	$225,733	NAP
First Generation Space Reserve(6):	$313,000	NAP
TRU Co-Tenancy:	$0	Springing
DSG Co-Tenancy:	$0	Springing
Specified Tenant Rollover:	$0	Springing

Financial Information
Cut-off Date Balance / Sq. Ft.:	$117
Balloon Balance / Sq. Ft.:	$103
Cut-off Date LTV:	69.0%
Balloon LTV:	60.6%
Underwritten NOI DSCR(7):	1.52x
Underwritten NCF DSCR(7):	1.40x
Underwritten NOI Debt Yield:	9.4%
Underwritten NCF Debt Yield:	8.6%

Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Anchored Retail
Collateral:	Fee Simple
Location:	Thornton, CO
Year Built / Renovated:	2005-2007 / NAP
Total Sq. Ft.:	260,556
Property Management:	Jordon Perlmutter & Co.
Underwritten NOI:	$2,870,328
Underwritten NCF:	$2,635,828
Appraised Value:	$44,200,000
Appraisal Date:	September 23, 2014

Historical NOI
Most Recent NOI:	$2,832,250 (T-12 August 31, 2014)
2013 NOI:	$2,780,550 (December 31, 2013)
2012 NOI:	$2,632,688 (December 31, 2012)
2011 NOI:	$2,173,461 (December 31, 2011)

Historical Occupancy
Most Recent Occupancy(8):	93.3% (October 14, 2014)
2013 Occupancy:	86.7% (December 31, 2013)
2012 Occupancy:	86.3% (December 31, 2012)
2011 Occupancy:	81.3% (December 31, 2011)
(1)
The borrower may obtain the release of one or more of the vacant and non-income producing parcels, provided that, among others things, (i) the borrower has provided 45-180 days notice and (ii) following the release (a) the debt yield for the trailing 12 month period is not less than 8.5% or the borrower delivered available funds for deposit to the debt yield reserve account so that the debt yield is equal to 8.5% and (b) the LTV ratio is not greater than 125%.

(2)
The borrower is required to establish and cause all rents to be delivered to a lockbox upon (i) an event of default, (ii) a bankruptcy action of the borrower, guarantor or manager, (iii) the DSCR for the trailing 12 month period falling below 1.15x, (iv) termination of certain leases, certain tenants failure to renew such leases, certain tenants going dark, or any bankruptcy action, monetary default or other defaults by certain tenants (a “Specified Tenant Trigger Event”), (v) a felony or fraud indictment of the manager or (vi) the occurrence of certain co-tenancy precondition events. All excess cash flow will be swept into a lender controlled account and held as additional collateral for the Larkridge Shopping Center loan upon (i) an event of default, (ii) any bankruptcy action of the borrower, guarantor or property manager, (iii) the DSCR for the trailing 12 month period falling below 1.10x, (iv) a Specified Tenant Trigger Event or (v) the occurrence of an event that gives rise to a certain tenants’ right to exercise one or more co-tenancy rights under its lease.

(3)	Replacement reserves are subject to a cap of $104,222.
(4)	TI/LC reserves are subject to a cap of $300,000.
(5)	Unfunded Obligations include Apollo Pharmacy Reserve funds of $99,920, Blue Mountain Reserve funds of $26,533 and Interior Specialist Reserve funds of $99,280.
(6)	First Generation Space Reserve represents $20 per sq. ft. for 15,650 sq. ft. of first generation space.
(7)	Based on amortizing debt service payments. Based on the current interest only payments, the Underwritten NOI DSCR and Underwritten NCF DSCR are 1.99x and 1.83x, respectively.
(8)
The most recent occupancy includes Interior Specialists and Levitate Dance Academy, but not Apollo Pharmacy. Cash flows related to these tenants were not underwritten. Occupancy including Apollo Pharmacy, which has executed its lease but not taken occupancy, is 94.3%.

TRANSACTION HIGHLIGHTS

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Tenancy.  The Larkridge Shopping Center property is 93.3% occupied by 23 tenants, which increases to 94.3% after taking into consideration the recently signed tenant, Apollo Pharmacy. The Larkridge Shopping Center property is anchored by six national retailers, Dick’s Sporting Goods, Toys “R” Us, Bed Bath & Beyond (Moody’s/S&P: Baa1/A-), PetSmart, Office Max and Pier 1 Imports, that occupy 66.6% of the net rentable area. The Larkridge Shopping Center property is also shadow anchored by Costco, Sears Grand and Home Depot. According to public reporting of the store, Costco’s sales have grown from $44.2 million in 2007 to $159.2 million in 2013, which translates to approximately 24% in annual growth, based on reporting required under a TIF agreement.

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Location.  The Larkridge Shopping Center property is located along the interchange of Interstate 25 and State Highway 7, 11.6 miles north of Denver, Colorado. Interstate 25 is the main north-south expressway through Wyoming, Colorado and New Mexico and has an average daily traffic count of 105,000 vehicles per day. State Highway 7 is an 83 mile state highway that traverses the north-central portion of the state with an average daily traffic count of 24,000 vehicles per day. The City of Thornton is a high growth area, with the city’s development department targeting industries such as aerospace, broadcasting, energy, healthcare and software. The number of residences is also expected to increase, with the City of Thornton approving approximately 2,500 new housing permits for homes to be built within three miles east of Interstate 25, to be completed by 2018. In total, approximately 55,900 housing permits have been issued in the 25 mile corridor from Thornton to Longmont, Colorado. As of 2014, 438,583 people live in a 10-mile radius of the Larkridge Shopping Center property, a 40.1% increase since 2000, with average household income of $81,878.

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Sponsorship.  Jordon Perlmutter has over 60 years of experience in developing commercial, multifamily, residential, shopping centers, office and industrial properties in the Denver area including the Larkridge Shopping Center property. The Larkridge Shopping Center property is managed by a sponsor affiliate, Jordon Perlmutter & Co., that currently manages 10 retail properties with over two million square feet of retail and office space.

3801 Rivers Pointe Way Liverpool, NY 13090	Collateral Asset Summary – Loan No. 13 Rivers Pointe Apartments Phase II	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$30,000,000 74.1% 1.30x 8.2%

Mortgage Loan Information
Loan Seller:	GACC
Loan Purpose:	Refinance
Sponsor:	Robert C. Morgan
Borrower:	Morgan Clay Apartments II DE, LLC
Original Balance:	$30,000,000
Cut-off Date Balance:	$30,000,000
% by Initial UPB:	2.4%
Interest Rate:	4.6500%
Payment Date:	6th of each month
First Payment Date:	November 6, 2014
Maturity Date:	October 6, 2024
Amortization:	Interest only for 36 months, 360 months thereafter
Additional Debt(1):	$3,000,000 Mezzanine Loan
Call Protection:	L(26), D(90), O(4)
Lockbox / Cash Management:	Soft / In Place

Reserves
	Initial	Monthly
Taxes:	$336,069	$31,082
Insurance(2):	$28,001	Springing
Replacement:	$0	$3,467

Financial Information
	Mortgage Loan	Total Debt
Cut-off Date Balance / Unit:	$144,231	$158,654
Balloon Balance / Unit:	$126,690	$141,113
Cut-off Date LTV:	74.1%	81.5%
Balloon LTV:	65.1%	72.5%
Underwritten NOI DSCR(3):	1.32x	1.09x
Underwritten NCF DSCR(3):	1.30x	1.07x
Underwritten NOI Debt Yield:	8.2%	7.4%
Underwritten NCF Debt Yield:	8.0%	7.3%

Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Garden Multifamily
Collateral:	Fee Simple
Location:	Liverpool, NY
Year Built / Renovated:	2014 / NAP
Total Units:	208
Property Management:	Morgan Management, LLC
Underwritten NOI:	$2,448,133
Underwritten NCF:	$2,406,533
Appraised Value(4):	$40,500,000
Appraisal Date:	August 1, 2014

Historical NOI
Most Recent NOI:	$2,696,779 (T-3 June 30, 2014 Ann.)
2013 NOI:	NAP
2012 NOI:	NAP
2011 NOI:	NAP

Historical Occupancy
Most Recent Occupancy:	97.6% (September 30, 2014)
2013 Occupancy:	NAP
2012 Occupancy:	NAP
2011 Occupancy:	NAP
(1)	The mezzanine loan is coterminous with the mortgage loan and accrues interest at a rate of 13.0000% per annum.
(2)	If an acceptable blanket insurance policy is no longer in place, borrower is required to deposit 1/12 of the annual insurance premiums into the insurance account (initially $2,800.08).
(3)	Based on amortizing debt service payments. Based on the current interest only payments, the Underwritten NOI DSCR and Underwritten NCF DSCR are 1.73x and 1.70x, respectively.
(4)	Appraisal Value reflects the completion of all 8 buildings in Phase II.

TRANSACTION HIGHLIGHTS

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Property.  The property is a Class A, 208-unit (223,459 total net rentable sq. ft.) multifamily garden-style apartment complex consisting of eight 3-story residential buildings situated on 32.64 acres. The property is Phase II of the Rivers Pointe complex. Phase I was completed in 2013 and is currently 99% occupied. The borrower began construction on Rivers Pointe Apartments Phase II after the completion of Phase I in 2013. All eight buildings have been completed and tenants moved into the last building August 1, 2014. The property has a total of 208 units made up of 56 one-bedroom apartments, 136 two-bedroom apartments, and 16 three-bedroom apartments.

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Amenities. Unit amenities include full appliance package including electric range/oven, refrigerator, garbage disposal, dishwasher and built-in microwave; wood cabinets; granite countertops; included washer / dryer appliances; and private patio or balcony. Parking at the property consists of 455 total spaces (312 open spaces, 63 detached garages, 80 attached garages) for a ratio of 2.19 spaces per unit. The property shares amenities with Rivers Pointe Apartments Phase I, which include an on-site leasing office, fitness center, clubhouse, a pool with outdoor lounge area, tanning bed, business center/conference room and a movie theatre.

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Location.  The property is located in the town of Clay (Liverpool mailing address), in northern Onondaga County, about 10 miles northwest of the Syracuse Central Business District. The property is approximately a half mile from Route 31, the main commercial roadway in the immediate neighborhood. Route 31 connects the neighborhood to Route 481, which provides access to downtown Syracuse. There is a Target-anchored shopping center located immediately south / southeast of the property that includes retailers such as Bed Bath & Beyond, Home Depot and Kohl’s as well as a Wal-Mart further to the east. Additional retail centers in the immediate area include a Lowe’s Home Improvement and Best Buy shopping center and the Great Northern Mall, an indoor mall and shopping center consisting of 80 retail stores.

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Market. The property is located within the North / Airport Syracuse submarket which is part of the greater Syracuse market. According to REIS data, as of Q1 2014, vacancy in the North / Airport Submarket was 3.3% and average rents were $774. As of September 30, 2014, Rivers Pointe Apartments Phase II is 97.6% occupied. According to the appraiser, as of July 15, 2014, there are three planned / proposed developments in the submarket totaling 149 units, none of which are currently under construction.

■	Demographics. The 2014 population in Onondaga County and estimated average household income are 466,018 and $71,855 respectively.

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Sponsorship. Robert C. Morgan has over 30 years of real estate experience as an owner, operator, and developer of investment grade real estate. Mr. Morgan currently serves as the president of Morgan Management which he founded in 1998.

7760 Gunston Plaza Lorton, VA 22079	Collateral Asset Summary – Loan No. 14 Gunston Plaza	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$28,125,000 74.4% 1.58x 10.0%

Mortgage Loan Information
Loan Seller:	JLC
Loan Purpose:	Acquisition
Sponsor:	Kenneth Levy; Levy Family Trust Dated February 18, 1983, As Amended
Borrower:	Gunston Lorton Partners, LLC
Original Balance:	$28,125,000
Cut-off Date Balance:	$28,125,000
% by Initial UPB:	2.2%
Interest Rate:	4.3730%
Payment Date:	6th of each month
First Payment Date:	November 6, 2014
Maturity Date:	October 6, 2024
Amortization:	Interest only for first 60 months; 360 months thereafter
Additional Debt:	None
Call Protection(1):	L(26), D(90), O(4)
Lockbox / Cash Management(2):	Hard / Springing

Reserves
	Initial	Monthly
Taxes:	$178,862	$30,500
Insurance:	$43,979	$3,800
Replacement:	$0	$3,390
TI/LC(3):	$0	$12,714
Required Repairs:	$355,625	NAP
Rite Aid TI/LC(4):	$30,000	NAP

Financial Information
Cut-off Date Balance / Sq. Ft.:	$138
Balloon Balance / Sq. Ft.:	$126
Cut-off Date LTV:	74.4%
Balloon LTV:	68.0%
Underwritten NOI DSCR(5):	1.68x
Underwritten NCF DSCR(5):	1.58x
Underwritten NOI Debt Yield:	10.0%
Underwritten NCF Debt Yield:	9.4%

Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Anchored Retail
Collateral:	Fee Simple
Location:	Lorton, VA
Year Built / Renovated:	1989 / 2011
Total Sq. Ft.:	203,423
Property Management:	Glen Una Management Company, Inc.
Underwritten NOI:	$2,822,109
Underwritten NCF:	$2,657,607
Appraised Value:	$37,800,000
Appraisal Date:	July 26, 2014

Historical NOI
Most Recent NOI:	$2,582,837 (T-12 July 31, 2014)
2013 NOI:	$2,321,954 (December 31, 2013)
2012 NOI:	$2,310,790 (December 31, 2012)
2011 NOI:	$2,355,750 (December 31, 2011)

Historical Occupancy
Most Recent Occupancy:	95.7% (September 12, 2014)
2013 Occupancy:	95.2% (December 31, 2013)
2012 Occupancy:	95.4% (December 31, 2012)
2011 Occupancy:	95.8% (December 31, 2011)
(1)
After the expiration of the lockout period, the borrower may obtain the release of the office building portion of the property in conjunction with a bona fide third party sale of such property, provided, among other things (i) the borrower partially defeases the principal of the loan by an amount equal to 120% of the allocated loan amount of the office parcel (which allocated loan amount is equal to $2,175,000), and (ii) after giving effect to such release, (A) the underwritten debt service coverage ratio of the remaining property is not less than the greater of (x) the underwritten debt service coverage ratio immediately prior to such release and (y) 1.30x and (B) the loan-to-value ratio of the remaining property is not greater than 70%.

(2)
In place cash management and a cash trap period will occur (i) during the continuation of an event of default, (ii) if the DSCR falls below 1.10x (until the DSCR is at least 1.10x for at least two consecutive quarters) and (iii) during a “Lease Sweep Period”, which will occur, with respect to a Major Lease, (a) 12-months prior to the expiration date, (b) on the date notice of renewal is required (if such notice is not provided), (c) upon the early termination or cancellation of such lease, (d) if the tenant goes dark or gives notice it intends to cease operations or (e) upon a bankruptcy event related to the tenant. A “Major Lease” means the Food Lion lease or any other lease for at least 45,000 sq. ft. A Lease Sweep Period will terminate (x) upon lender’s determination that sufficient funds have been collected to cover anticipated leasing expenses, up to a cap of $1,000,000 (which cap may be satisfied with delivery of a letter of credit), (y) if all lease expenses have been paid, or (z) the Major Lease (or the related tenant) is not then triggering an event in any of (a) – (e) above.

(3)	TI/LC reserve up to a capped amount of $300,000.
(4)	The borrower deposited $30,000 to a Rite Aid TI/LC reserve account for outstanding tenant improvements and leasing commissions.
(5)	Based on amortizing debt service payments. Based on the current interest only payments, the Underwritten NOI DSCR and Underwritten NCF DSCR are 2.26x and 2.13x, respectively.

TRANSACTION HIGHLIGHTS

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Location.  The property is located in the city of Lorton, which is situated in Southeast Fairfax County and approximately 20 miles south of the Washington, District of Columbia central business district. Major retail developments in the neighborhood are located along Lorton Road and Lorton Station, a 300+ acre transit-oriented master-planned development with a Virginia Railway Express (VRE) station, is located less than one mile south of the property.

■
Market.  As of 2Q 2014, the Washington District of Columbia retail market contains approximately 221.8 million sq ft. According to research reports, the average vacancy rate of 4.2% in 2Q 2014 represents a decrease from 4.4% in the previous quarter and 4.9% a year ago. Average asking rent was $24.62 PSF NNN, an increase from $24.07 PSF NNN in the previous quarter and $23.58 PSF NNN a year ago. Within a 5-mile radius of the property, the estimated 2014 population and median household income is 163,968 and $98,834, respectively.

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Historical Occupancy.  The property is 95.7% occupied as of September 12, 2014 and has been 95.3% occupied on average over the past nine years (2006-TTM June 2014). The average annual occupancy rate for the property has never decreased below 92.6% in any year over this time period.

40 Westbury Avenue Carle Place, NY 11514	Collateral Asset Summary – Loan No. 15 Homewood Suites Carle Place	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$26,950,000 70.0% 1.92x 12.6%

Mortgage Loan Information
Loan Seller:	GACC
Loan Purpose:	Refinance
Sponsor:	Allan V. Rose
Borrower:	AVR Carle Place Hotel 1 LLC
Original Balance:	$26,950,000
Cut-off Date Balance:	$26,950,000
% by Initial UPB:	2.1%
Interest Rate:	4.2900%
Payment Date:	1st of each month
First Payment Date:	January 1, 2015
Maturity Date:	December 1, 2024
Amortization:	Interest-only for first 24 months; 360 months thereafter
Additional Debt:	None
Call Protection:	L(24), D(92), O(4)
Lockbox / Cash Management(1):	Hard / Springing

Reserves
	Initial	Monthly
Taxes(2):	$105,981	$21,196
Insurance(3):	$0	Springing
FF&E:	$0	4.0% of prior month’s gross revenues

Financial Information
Cut-off Date Balance / Room:	$179,667
Balloon Balance / Room:	$152,573
Cut-off Date LTV:	70.0%
Balloon LTV:	59.4%
Underwritten NOI DSCR(4):	2.12x
Underwritten NCF DSCR(4):	1.92x
Underwritten NOI Debt Yield:	12.6%
Underwritten NCF Debt Yield:	11.4%
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Extended Stay Hospitality
Collateral:	Fee Simple
Location:	Carle Place, NY
Year Built / Renovated:	2013 / NAP
Total Rooms:	150
Property Management:	Dimension Development Two, LLC
Underwritten NOI:	$3,385,320
Underwritten NCF:	$3,073,486
Appraised Value:	$38,500,000
Appraisal Date:	September 1, 2014

Historical NOI
Most Recent NOI:	$3,486,513 (T-12 September 30, 2014)
2013 NOI:	$2,560,966 (December 31, 2013)
2012 NOI:	NAP
2011 NOI:	NAP

Historical Occupancy
Most Recent Occupancy:	82.9% (September 30, 2014)
2013 Occupancy:	83.3% (December 31, 2013)
2012 Occupancy:	NAP
2011 Occupancy:	NAP
(1)
Cash management will be triggered (i) upon an event of default, (ii) if the DSCR falls below 1.15x until such time as the applicable event of default no longer exists or the DSCR is at least 1.20x for two consecutive calendar quarters, as applicable.

(2)	Payments made into the tax reserve constitute payments in lieu of taxes pursuant to the PILOT Agreement.
(3)	The borrower will be required to deposit 1/12 of the annual insurance premiums into the insurance reserve account if an acceptable blanket insurance policy is no longer in place.
(4)	Based on amortizing debt service payments. Based on the current interest only payments, the Underwritten NOI DSCR and Underwritten NCF DSCR are 2.89x and 2.62x, respectively.

TRANSACTION HIGHLIGHTS

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Property.    The Homewood Suites Carle Place property is a 150 room, full service extended stay hotel located in Carle Place, New York. The property is newly constructed and opened for business in March 2013. Features include complimentary breakfast and dinner Monday through Thursday, 24-hour sundry shop on-site, business center, fitness center, heated indoor pool and putting green. The property also features 4,140 sq. ft. of meeting space divided amongst three meeting rooms on the main, second and third floor. The property has 108 king guest rooms, 27 double queen guest rooms, 7 ADA guest rooms and 8 suites. The suites are furnished with full-kitchens, including cook-top stoves, utensils, dishwashers, microwaves and full-sized fridges.

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Location.    The property is located in the hamlet of Carle Place, village of Mineola, Town of North Hempstead, Nassau County, Long Island. The hotel is situated off the Meadowbrook State Parkway less than ½ mile from the Northern State Parkway (“NSP”) interchange and less than 2 miles from the Long Island Expressway interchange (“LIE”). The NSP and LIE are two of the three main east-west arterials on Long Island, with direct connections to Manhattan 27 miles away and the Bronx 20 miles away. In addition, the property is located less than 2.1 miles from the Roosevelt Field mall, Long Island’s largest regional mall, less than 4 miles from the Nassau Coliseum and less than 4 miles from Hofstra University.

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Sponsorship.    The sponsor of the borrower and the non-recourse carve-out guarantor is Allan V. Rose. Mr. Rose is the owner and chief executive officer of AVR Realty, a privately held real estate development and management company, which he founded over 45 years ago. To date, AVR Realty has built, acquired, and developed more than 30 million square feet of commercial and residential space. AVR Realty’s portfolio includes office complexes, shopping centers, corporate and industrial parks, apartment complexes, residential communities and hotels.

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IDA / Pilot Agreement.    The property was developed as part of the Nassau County Industrial Development Agency’s (“IDA”) financial assistance program.  As such, the borrower leases the property to the IDA and the IDA, in turn subleases the property back to the borrower.  For so long as the IDA holds an interest in the property it is expected to be exempt from real estate taxes.  However, the borrower has agreed to make payments-in-lieu-of-taxes ("PILOT") to Nassau County pursuant to a PILOT agreement. Pursuant to the terms of the PILOT agreement, the borrower makes PILOT payments for 20 years from the “commencement date” (e.g., July 1, 2012 in respect of the “school tax” portion of the PILOT and January 1, 2013 in respect of the “general tax” portion of the PILOT).  The borrower is escrowing for PILOT payments with lender.

1850 and 1870 Grand Terre Lane Port Allen, LA 70767	Collateral Asset Summary – Loan No. 16 Baton Rouge West Distribution Center	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$25,000,000 76.0% 1.43x 9.6%

Mortgage Loan Information
Loan Seller:	KeyBank
Loan Purpose:	Refinance
Sponsor(1):	John E. Shaffer; Robert E. Smietana; Melissa S. Pielet
Borrower:	JES Port Allen Land, LLC; JES Port Allen Land II, LLC; 10A Port Allen, LLC
Original Balance:	$25,000,000
Cut-off Date Balance:	$25,000,000
% by Initial UPB:	2.0%
Interest Rate:	4.3200%
Payment Date:	1st of each month
First Payment Date:	January 1, 2015
Maturity Date:	December 1, 2024
Amortization:	Interest only for first 24 months; 360 months thereafter
Additional Debt:	None
Call Protection:	L(24), D(92), O(4)
Lockbox / Cash Management(2):	Springing Hard / Springing

Reserves
	Initial	Monthly
Taxes:	$0	$18,888
Insurance:	$17,437	$5,812
Replacement(3):	$4,129	$4,129
TI/LC(4):	$11,231	$11,231

Financial Information
Cut-off Date Balance / Sq. Ft.:	$50
Balloon Balance / Sq. Ft.:	$43
Cut-off Date LTV:	76.0%
Balloon LTV:	64.6%
Underwritten NOI DSCR(5):	1.62x
Underwritten NCF DSCR(5):	1.43x
Underwritten NOI Debt Yield:	9.6%
Underwritten NCF Debt Yield:	8.5%
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Industrial Warehouse
Collateral:	Fee Simple
Location:	Port Allen, LA
Year Built / Renovated:	2008 / NAP
Total Sq. Ft.:	495,406
Property Management:	HSA Commercial, Inc.
Underwritten NOI:	$2,408,246
Underwritten NCF:	$2,127,218
Appraised Value:	$32,900,000
Appraisal Date:	August 14, 2014

Historical NOI
Most Recent NOI:	$2,303,137 (T-12 July 31, 2014)
2013 NOI(6):	$1,813,494 (December 31, 2013)
2012 NOI(6):	$1,362,358 (December 31, 2012)
2011 NOI:	NAV

Historical Occupancy
Most Recent Occupancy:	100.0% (October 27, 2014)
2013 Occupancy:	100.0% (December 31, 2013)
2012 Occupancy:	67.0% (December 31, 2012)
2011 Occupancy:	NAV
(1)	The sponsor is also the sponsor under the mortgage loan identified on Annex A-1 to the Free Writing Prospectus as Magnetek Industrial, which has a Cut-off Date Balance of $3,277,000.
(2)
A hard lockbox with cash management will be triggered upon (i) an event of default, (ii) a bankruptcy action of the borrower or manager, or (iii) the failure by the borrower to maintain a DSCR of at least 1.10x on a trailing three month basis.

(3)	Replacement reserves are subject to a cap of $99,100.
(4)
The TI/LC reserve is subject to a cap of $300,000. The borrower is required to also deposit all fees and other payments received in connection with or relating to the rejection, buy-out, termination, surrender or cancellation of any lease, at which time the TI/LC reserve will be subject to a cap of $450,000.

(5)	Based on amortizing debt service payments. Based on the current interest only payments, the Underwritten NOI DSCR and Underwritten NCF DSCR are 2.20x and 1.94x, respectively.
(6)	The increase from 2012 NOI to 2013 NOI is primarily a result of occupancy increasing from 67.0% in 2012 to 100.0% in 2013.

TRANSACTION HIGHLIGHTS

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Asset Quality. Constructed in 2008, the property is a Class A multi-tenant rear-load distribution facility, comprised of two single-story buildings.  The property features 80 dock-high doors, 16 drive-in doors, 30’ clear ceiling heights with 50’ by 50’ column spacing, and reinforced concrete floors.  The property also has a 210’ shared truck court, 390 surface parking spaces and perimeter fencing.

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Location.  The subject property is located off Commercial Drive in Port Allen, Louisiana approximately 1.5 miles from Interstate 10, approximately 2.4 miles northwest of the Port of Greater Baton Rouge, and approximately 3.6 miles south of the railway access.  Interstate 10 provides coast to coast access across the southern portion of the United States.  The Port of Greater Baton Rouge is ranked the ninth largest port in the United States in terms of tonnage shipped.

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Market.  The property is located within the Baton Rouge Industrial Market and the West Baton Rouge Parish Industrial Submarket as defined by CoStar.  The West Baton Rouge Parish Industrial Submarket contains 54 buildings with approximately 3.1 million sq. ft. of space and, as of 3Q 2014, exhibited an occupancy rate of 94.0% and average rental rates of $5.19 per sq. ft.  High construction costs and wet soil conditions are barriers to new construction in the market.  The appraiser concluded the average in-place rents of $5.16 per sq. ft. at the subject property are slightly below the market rent of $5.25 per sq. ft.

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Tenancy.  The property is 100.0% occupied by 11 tenants, of which three tenants occupying 39.4% of the NRA are investment grade rated.   The Dow Chemical Company (NYSE:DOW; rated BBB/Baa2/BBB by Fitch/Moody’s/S&P) is a world-leader in chemical, physical and biological sciences and leases 21.0% of the NRA. Carrier Enterprise, LLC, a subsidiary of United Technologies Corporation (NYSE:UTX; rated A/A2/A by Fitch/Moody’s/S&P), is a leading innovator in air refrigeration and temperature control solutions for transportation and home comfort needs, and leases 14.4% of the NRA. JB Hunt Transport, Inc. (NYSE:JBHT; rated Baa1/BBB+ by Moody’s/S&P) is one of the largest transportation, delivery, and logistics companies in North America and leases 4.1% of the NRA.

1 Woodward Avenue Detroit, MI 48226	Collateral Asset Summary – Loan 17 One Woodward Building	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$24,938,334 67.4% 1.44x 11.2%

Mortgage Loan Information
Loan Seller:	UBSRES
Loan Purpose:	Recapitalization
Sponsor:	ZUP Ventures LLC
Borrower:	One Webward Avenue LLC
Original Balance:	$25,000,000
Cut-off Date Balance:	$24,938,334
% by Initial UPB:	2.0%
Interest Rate:	4.5925%
Payment Date:	6th of each month
First Payment Date:	November 6, 2014
Maturity Date:	October 6, 2019
Amortization:	360 months
Additional Debt:	None
Call Protection:	L(26), D(30), O(4)
Lockbox / Cash Management(1):	Hard / Springing

Reserves
	Initial	Monthly
Taxes:	$146,851	$40,792
Insurance:	$56,514	$7,436
Replacement:	$0	$9,132
TI/LC(2):	$0	$37,500
Ground Rent Reserve:	$0	$5,000
Major Tenant Rollover Reserve:	NAP	Springing

Financial Information
Cut-off Date Balance / Sq. Ft.:	$71
Balloon Balance / Sq. Ft.:	$65
Cut-off Date LTV:	67.4%
Balloon LTV:	61.9%
Underwritten NOI DSCR:	1.81x
Underwritten NCF DSCR:	1.44x
Underwritten NOI Debt Yield:	11.2%
Underwritten NCF Debt Yield:	8.9%
Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	CBD Office
Collateral(3):	Fee Simple/Leasehold
Location:	Detroit, MI
Year Built / Renovated:	1962 / 1986, 2013
Total Sq. Ft.:	350,835
Property Management:	Bedrock Management Services LLC
Underwritten NOI:	$2,781,575
Underwritten NCF:	$2,219,166
Appraised Value:	$37,000,000
Appraisal Date:	August 11, 2014

Historical NOI
Most Recent NOI:	$2,018,833 (T-12 July 31, 2014)
2013 NOI:	$1,042,288 (December 31, 2013)
2012 NOI:	NAV
2011 NOI:	NAV

Historical Occupancy
Most Recent Occupancy:	89.5% (October 7, 2014)
2013 Occupancy:	87.4% (December 31, 2013)
2012 Occupancy:	66.2% (December 31, 2012)
2011 Occupancy:	NAV
(1)
In place cash management will be triggered and all excess cash flow will be swept into a lender controlled account and held as additional collateral for the One Woodward Building property upon the occurrence of (i) an event of default, (ii) a bankruptcy action of the borrower, principal, guarantor or manager, (iii) the DSCR for the trailing 12 month period falling below 1.15x, (iv) a fraud indictment of the guarantor or “promisor” under the keepwell agreement or (v) a Major Tenant Trigger Event (as defined below). A “Major Tenant Trigger Event” will occur upon (i) the date on which a Major Tenant (as defined below) delivers written notice to terminate or not to renew its lease, (ii) the Major Tenant failing to deliver written notice to extend or renew its lease on the date required for such notice, (iii) any bankruptcy action by a Major Tenant or the guarantor of the Major Tenant’s lease or monetary default by a Major Tenant or (iv) the going dark of the Major Tenant space. A “Major Tenant” is (i) Jack Morton Worldwide, Inc., (ii) Quicken Loans Inc., (iii) Kitch Drutchas Wagner Valitutti & Sherbrook, P.C. or (iv) any tenant or replacement tenant under any Major Tenant lease.

(2)	TI/LC reserves are subject to a cap of $900,000.
(3)	The One Woodward Building property is encumbered by a ground lease on 5,009 sq. ft. which expires on May 1, 2015 with six 25-year renewal options.

TRANSACTION HIGHLIGHTS

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Tenancy. The largest tenant, sponsor-affiliated Quicken Loans, Inc. (40.0% NRA; 43.9% U/W Base Rent), is an online retail mortgage lender and third largest overall retail home lender in the United States. Other major office tenants include law firm Kitch Drutchas Wagner Valitutti & Sherbrook, P.C. (15.6% NRA; 17.7% of U/W Base Rent) and Jack Morton Worldwide, Inc. (13.3% NRA; 16.9% U/W Base Rent), subsidiary of Interpublic Group of Companies (Fitch/Moody’s/S&P: BBB/Baa3/BB+).

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Property. The One Woodward Building property is listed on the National Register of Historic Places and was designed by the Detroit architect Minoru Yamasaki, who also designed the former World Trade Center in New York. Since acquisition in November 2012, the sponsor has spent approximately $22.2 million capital improvements such as façade restoration, elevator modernization, replacement of HVAC system controls, restroom updates and security card readers, to bring the property to Class A condition. Bedrock Management Services LLC, the sponsor-affiliated management company, serves Rock Ventures LLC, which has implemented a shuttle program for affiliated employees (including Quicken Loans, Inc.) that transport them to and from parking garages in six locations downtown. Occupancy has increased from 66.2% in 2012 to 89.5% in 2014.

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Location. The One Woodward Building property is located in the Detroit central business district (“Detroit CBD”). The Detroit CBD, along with the Midtown and Corktown Districts, has experienced a period of growth over the past five to ten years due to the presence of the General Motors World Headquarters, Compuware Headquarters, Quicken Loans, Inc. Headquarters and the relocation of the Blue Cross/Blue Shield Headquarters. The One Woodward Building property is easily accessible by car or public transportation, located nearby the area’s major interstates and within blocks of the downtown’s existing elevated monorail system and the proposed M-1 light rail system.

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Sponsorship. ZUP Ventures LLC is 100% owned by the Daniel B. Gilbert Trust. Dan B. Gilbert is the founder and chairman of Quicken Loans, Inc., Bedrock Management Group and Rock Ventures LLC. Rock Ventures LLC owns or controls over 40 properties in the Detroit CBD totaling nearly 8.0 million sq. ft. Approximately 4.0 million sq. ft. is office or retail use.

1355 North 4th Street San Jose, CA 95112	Collateral Asset Summary – Loan 18 Wyndham Garden – San Jose	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$22,430,838 69.9% 1.87x 14.4%

Mortgage Loan Information
Loan Seller:	UBSRES
Loan Purpose:	Refinance
Sponsor(1):	Mira Shingal
Borrower:	Symbian International, LLC
Original Balance:	$22,470,000
Cut-off Date Balance:	$22,430,838
% by Initial UPB:	1.8%
Interest Rate:	4.7500%
Payment Date:	6th of each month
First Payment Date:	December 6, 2014
Maturity Date:	November 6, 2024
Amortization:	300 months
Additional Debt:	None
Call Protection:	L(25), D(91), O(4)
Lockbox / Cash Management(2):	Springing Hard / Springing

Reserves
	Initial	Monthly
Taxes:	$29,853	$11,482
Insurance:	$31,668	$6,884
FF&E:	$0	1/12 of 4.0% of gross income from operations

Financial Information
Cut-off Date Balance / Room:	$114,443
Balloon Balance / Room:	$84,932
Cut-off Date LTV:	69.9%
Balloon LTV:	51.9%
Underwritten NOI DSCR:	2.10x
Underwritten NCF DSCR:	1.87x
Underwritten NOI Debt Yield:	14.4%
Underwritten NCF Debt Yield:	12.8%

Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Full Service Hospitality
Collateral:	Fee Simple
Location:	San Jose, CA
Year Built / Renovated:	1969 / 2012
Total Rooms:	196
Property Management:	Starlight Management Group, Inc.
Underwritten NOI:	$3,220,902
Underwritten NCF:	$2,872,765
Appraised Value:	$32,100,000
Appraisal Date:	September 29, 2014

Historical NOI
Most Recent NOI:	$4,247,541 (T-12 September 30, 2014)
2013 NOI:	$4,217,750 (December 31, 2013)
2012 NOI:	$3,428,432 (December 31, 2012)
2011 NOI(3):	$2,401,783 (December 31, 2011)

Historical Occupancy
Most Recent Occupancy:	57.5% (September 30, 2014)
2013 Occupancy:	64.3% (December 31, 2013)
2012 Occupancy:	59.6% (December 31, 2012)
2011 Occupancy:	57.3% (December 31, 2011)
(1)
The sponsor is also the sponsor under the mortgage loan identified on Annex A-1 to the Free Writing Prospectus as the Four Points by Sheraton - San Jose, which has a Cut-off Date Balance of $21,928,093.

(2)
The borrower will establish the lockbox account, cash management will be triggered and all remaining cash flow will be swept into a lender controlled account upon (i) an event of default, (ii) any bankruptcy action of borrower, guarantor, or manager, (iii) the DSCR based on the trailing 12-month period falling below 1.15x, (iv) a felony or fraud event relating to the borrower or the property, or (v) any cancellation or termination of the franchise agreement.

(3)	2011 NOI was significantly less than following years due to the Wyndham Garden – San Jose property being operated as an independent hotel at that time.

TRANSACTION HIGHLIGHTS

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Property.  The Wyndham Garden - San Jose property is a full-service hotel built in 1969 comprised of 196 rooms and the Island Grill and Bamboo Lounge. The borrower has invested approximately $7.3 million ($37,425 per room) in the Wyndham Garden - San Jose property since acquisition in 2008, including approximately $4.6 million ($23,289 per room) in 2012 and 2013 on a property improvement plan related to repositioning the property from a Clarion and subsequently independent hotel to the current Wyndham Garden brand. In addition, the borrower invested approximately $1.0 million in 2012 upgrading the entire Island Grill and Bamboo Lounge. Property amenities include a fitness center, an outdoor swimming pool, putting green, a sundries shop, a business center, free airport shuttle service and an on-site gift shop. The Wyndham Garden - San Jose property also contains approximately 6,114 sq. ft. of meeting space and approximately 2,000 sq. ft. of outdoor and pre-function space comprising the courtyard patio, including a 2,457 sq. ft. ballroom.

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Location.  The Wyndham Garden - San Jose Property is located in the northern portion of San Jose in Silicon Valley, immediately north of Interstate 880, east of State Route 101, and west of State Route 87. The property is located approximately 1.5 miles southeast of the Norman Y. Mineta San Jose International Airport (“MSJ”). A total of 11 airlines offer commercial service at MSJ and total passengers were 772,809 in 2013, a 15.4% increase from 2012. Companies located in the area include eBay, Samsung Electronics, Apple, Google, Hewlett Packard, Intel, Oracle, and Cisco. Other demand generators in the area include the SAP Center (a 17,500 arena that features nearly 100 sporting and 150 non-sporting events annually, located 2.7 miles south), San Jose State University (with an enrollment of 31,049 students for fall 2013, located 2.5 miles southeast), and San Jose McEnery Convention Center (featuring 550,000 sq. ft. of convention space with over 1.1 million attendees in 2013, located 2.7 miles southeast). The 2014 population and average estimated household income within a one-, three-, and five-mile radius of the Wyndham Garden – San Jose property is 10,696, 189,518, and 606,958 and $92,140, $92,917, and $96,925, respectively.

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Sponsorship.  The sponsor of the borrower and the non-recourse carve-out guarantor is Mira Shingal. Mira Shingal has been working in hotel operations since 1978 including such positions as general manager for InterContinental Hotels, Assistant General Manager, and Director of Food & Beverage. Mira Shingal has 100% ownership interest in the Four Points by Sheraton-San Jose hotel in San Jose, California, a suburban office building in Milpitas, California, and undeveloped land in Milpitas, California. Mira Shingal has owned the Wyndham Garden - San Jose property since 2008 and the Four Points by Sheraton-San Jose hotel since 2010, and has implemented property improvement plans at both hotels.

1500, 1600 Royal Crest Drive Austin, TX 78741	Collateral Asset Summary – Loan 19 Element - Austin	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$22,320,138 70.9% 1.49x 10.0%

Mortgage Loan Information
Loan Seller:	UBSRES
Loan Purpose:	Refinance
Sponsor:	Ariel Thomas Nessel
Borrower:	Coeus Be Austin, LP; Phoebe Austin, LP
Original Balance:	$22,350,000
Cut-off Date Balance:	$22,320,138
% by Initial UPB:	1.7%
Interest Rate:	4.4200%
Payment Date:	6th of each month
First Payment Date:	December 6, 2014
Maturity Date:	November 6, 2024
Amortization:	360 months
Additional Debt(1):	Future Mezzanine Debt Permitted
Call Protection:	L(24), YM1(92), O(4)
Lockbox / Cash Management(2):	Hard / Springing

Reserves
	Initial	Monthly
Taxes:	$0	$17,313
Insurance:	$67,090	$7,801
Replacement:	$0	$5,958
Achievement Reserve Deposit(3):	$1,500,000	NAP
Required Repairs:	$13,125	NAP

Financial Information
Cut-off Date Balance / Unit:	$78,042
Balloon Balance / Unit:	$63,008
Cut-off Date LTV(4):	70.9%
Balloon LTV:	61.3%
Underwritten NOI DSCR:	1.54x
Underwritten NCF DSCR:	1.49x
Underwritten NOI Debt Yield(4):	10.0%
Underwritten NCF Debt Yield(4):	9.6%

Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Garden Multifamily
Collateral:	Fee Simple
Location:	Austin, TX
Year Built / Renovated:	1969-1972 / 2014
Total Units:	286
Property Management:	Centaurus Property Management, LLC
Underwritten NOI:	$2,079,445
Underwritten NCF:	$2,007,945
Appraised Value:	$29,380,000
Appraisal Date:	October 2, 2014

Historical NOI(5)
Most Recent NOI:	$1,562,925 (T-12 October 31, 2014)
2013 NOI:	$986,088 (December 31, 2013)
2012 NOI:	NAV
2011 NOI:	NAV

Historical Occupancy(5)
Most Recent Occupancy:	95.5% (October 27, 2014)
2013 Occupancy:	91.2% (December 31, 2013)
2012 Occupancy:	NAV
2011 Occupancy:	NAV
(1)
The borrower has the right to obtain future mezzanine financing so long as, among other requirements, (i) the combined LTV ratio is less than or equal to 80% and (ii) the combined DSCR is greater than or equal to 1.10x.

(2)
Cash management will be triggered and all remaining cash flow will be swept into a lender controlled account upon (i) an event of default, (ii) any bankruptcy action of borrower, guarantor, or manager, or (iii) the DSCR based on the trailing 12-month period falling below 1.15x. Cash management will be triggered upon the occurrence of an indictment for fraud or misappropriation of funds of borrower, guarantor, or manager or any director or officer of borrower, guarantor or manager.

(3)
Proceeds from the Achievement Reserve Deposit will be released at any time after August 3, 2015 and upon the Element – Austin property achieving, based on the trailing 12-month net cash flow, (i) a debt yield of at least 8.0% (based on the Original Balance), (ii) a DSCR of at least 1.30x, (ii) LTV ratio of no more than 75%, and (iii) underwritten net cash flow equal to or greater than $1,912,842.

(4)	The Underwritten NOI Debt Yield, Underwritten NCF Debt Yield and the Cut-off Date LTV ratio are calculated net of the $1,500,000 Achievement Reserve Deposit.
(5)	2011 and 2012 Historical NOI and Occupancy are not available as the Element - Austin property was acquired by the sponsor in 2012.

TRANSACTION HIGHLIGHTS

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Property.  The Element - Austin property is located in Austin, Texas and consists of 286 multifamily units within 26, one-, two-, and three-story buildings. The improvements were constructed from 1969 to 1972 and are situated on 10.03 acres. The borrower purchased the complex in December 2012 as two separate apartment communities, Autumn Hills and Arbor Apartments, and has combined and is repositioning the property. Community amenities include two resort style swimming pools with cabanas, clubhouse, Wi-Fi lounge with coffee bar, fitness center, media and game room, life size chess/checkers set, outdoor kitchen with barbecue grill, hammocks, free bicycle rentals, an organic garden, dog park, electric car charging station, and covered parking. Parking is provided for 308 vehicles or 1.08 spaces per unit. As of the October 27, 2014 rent roll, the Element - Austin property was 95.5% occupied by unit.

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Renovations.  As of October 23, 2014, approximately 246 (86.0%) of the units have been renovated. The remaining 40 units are planned for renovation over the next seven months and are expected to be completed by July 2015. Renovation costs to complete the remaining 40 units are estimated at $6,000 per unit. As of October 2014, the borrower has invested approximately $4.9 million of capital expenditures in renovating the Element - Austin property. Renovated unit amenities include new bamboo flooring, granite countertops, new cabinetry, remote-controlled ceiling fans, private fenced backyards, stainless steel and jet black appliances, ultra-low flow toilets, and high efficiency washers and dryers.

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Location.   The Element - Austin property is located in Austin, Texas, southeast of the Austin’s central business district, and benefits from good access to downtown Austin and the University of Texas at Austin, approximately 3.0 miles north. Employment in the Austin area grew twice as much as nationally in 2013. The unemployment rate has declined to 4.4% as of 2014, which is below the national average of 5.9%. Additionally, the University of Texas at Austin is a key support for the Austin economy, with a total 2013-2014 enrollment of 52,076.

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Sponsorship / Management.  The sponsor, Ariel Thomas Nessel, is the President and Owner of Nessel Development, which specializes in all aspects of multifamily housing management and development. Nessel Development is currently a general partner in eighteen properties in Texas consisting of 4,750 apartments. The property is managed by Centaurus Property Management, LLC doing business as Presidium Property Management. Presidium Property Management is a division of Presidium Group, a sponsor-affiliated real estate investment and management company. Presidium Property Management specializes in the lease-up and stabilization of under-performing properties and currently manages a portfolio of over 10,000 apartment units in Texas alone.

399 Silicon Valley Boulevard San Jose, CA 95138	Collateral Asset Summary – Loan 20 Four Points by Sheraton – San Jose	Cut-off Date Balance: Cut-off Date LTV: U/W NCF DSCR: U/W NOI Debt Yield:	$21,928,093 47.2% 2.16x 16.9%

Mortgage Loan Information
Loan Seller:	UBSRES
Loan Purpose:	Refinance
Sponsor(1):	Mira Shingal
Borrower:	360 Global Venture Group, LLC
Original Balance:	$22,000,00
Cut-off Date Balance:	$21,928,093
% by Initial UPB:	1.7%
Interest Rate:	4.9200%
Payment Date:	6th of each month
First Payment Date:	November 6, 2014
Maturity Date:	October 6, 2024
Amortization:	300 months
Additional Debt:	None
Call Protection:	L(26), D(90), O(4)
Lockbox / Cash Management(2):	Hard / Springing

Reserves
	Initial	Monthly
Taxes:	$100,745	$13,256
Insurance:	$23,443	$4,186
Replacement:	$0	1/12 of 4% of Gross Income from Operations
Required Repairs:	$153,035	NAP

Financial Information
Cut-off Date Balance / Room:	$105,933
Balloon Balance / Room:	$79,240
Cut-off Date LTV:	47.2%
Balloon LTV:	35.3%
Underwritten NOI DSCR:	2.42x
Underwritten NCF DSCR:	2.16x
Underwritten NOI Debt Yield:	16.9%
Underwritten NCF Debt Yield:	15.1%

Property Information
Single Asset / Portfolio:	Single Asset
Property Type:	Full Service Hospitality
Collateral:	Fee Simple
Location:	San Jose, CA
Year Built / Renovated:	1990 / 2012
Total Rooms:	207
Property Management:	Silicon Valley International, Inc.
Underwritten NOI:	$3,698,813
Underwritten NCF:	$3,311,333
Appraised Value:	$46,500,000
Appraisal Date:	June 27, 2014

Historical NOI
Most Recent NOI:	$4,118,556 (T-12 August 31, 2014)
2013 NOI:	$3,877,395 (December 31, 2013)
2012 NOI:	$3,372,479 (December 31, 2012)
2011 NOI(3):	$1,913,007 (December 31, 2011)

Historical Occupancy
Most Recent Occupancy:	60.3% (August 31, 2014)
2013 Occupancy:	52.4% (December 31, 2013)
2012 Occupancy:	55.7% (December 31, 2012)
2011 Occupancy:	60.4% (December 31, 2011)
(1)	The sponsor is also the sponsor under the mortgage loan identified on Annex A-1 to the Free Writing Prospectus as the Wyndham Garden - San Jose, which has a Cut-off Date Balance of $22,430,838.
(2)
In place cash management will be triggered upon the occurrence of (i) an event of default, (ii) a bankruptcy action of the borrower, guarantor or manager, (iii) the DSCR for the trailing 12 month period falling below 1.20x, (iv) a felony or fraud indictment of the borrower, guarantor, manager or SPC party or (v) a cancellation or termination of the franchise agreement. All excess cash flow will be swept into a lender-controlled account and held as additional collateral for the Four Points by Sheraton – San Jose loan upon the occurrence of (i) an event of default, (ii) a bankruptcy action of the borrower, guarantor or manager, (iii) the DSCR for the trailing 12 month period falling below 1.15x, (iv) a felony or fraud indictment of the borrower, guarantor, manager or SPC party or (v) a cancellation or termination of the franchise agreement.

(3)	The 2011 NOI was significantly less than following years due to the Four Points by Sheraton – San Jose property being operated as an independent hotel at that time.

TRANSACTION HIGHLIGHTS

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Property.  The Four Points by Sheraton - San Jose property is a full-service service hotel built in 1990 comprised of 207 rooms and a free standing restaurant that is the hotel’s food and beverage operation. The borrower has invested approximately $13.0 million ($62,873 per room) in the Four Points by Sheraton - San Jose property since acquisition in 2010, including approximately $6.4 million ($30,918 per room) in 2011 and 2012 related to a property improvement plan that repositioned the property from a Holiday Inn and subsequently independent hotel to the current Four Points by Sheraton brand. Property amenities include an outdoor pool and whirlpool, fitness center and 5,766 sq. ft. of meeting space.

■
Location.  The Four Points by Sheraton - San Jose property is located in the southern portion of San Jose in Silicon Valley, immediately east of where State Highway 86 meets Interstate 101. The property is less than 15 miles southeast of the Norman Y. Mineta San Jose International Airport (“MSJ”). A total of 11 airlines offer commercial service at MSJ and total passengers were 772,809 in 2013, a 15.4% increase from 2012. San Jose is the largest city in the Silicon Valley. Companies located in the vicinity of the property include eBay, Apple, Google, Hewlett Packard, Intel, Oracle, and Cisco. Other demand generators in the area include various wineries, retail shops, golf courses and the Silver Creek Sportsplex. The Silver Creek Sportsplex, located 2.3 miles from the property, offers an indoor facility with 240,000 sq. ft. of indoor space including a fitness center, four turf fields, and three sport court surfaces, and attracts sports teams year round. The 2014 population and average estimated household income within a one-, three-, and five-mile radius of the property is 7,733, 86,685, and 243,279 and $134,079, $121,623, and $121,471, respectively.

■
Sponsorship.  The sponsor of the borrower and the non-recourse carve-out guarantor is Mira Shingal. Mira Shingal has been working in hotel operations since 1978 including such positions as General Manager for InterContinental Hotels, Assistant General Manager, and Director of Food & Beverage. Mira Shingal has 100% ownership interest in the Wyndham Garden - San Jose in California, a suburban office building in Milpitas, California, and undeveloped land in Milpitas, California. Mira Shingal has owned the Four Points by Sheraton - San Jose property since 2010 and the Wyndham Garden – San Jose hotel since 2008, and has implemented property improvement plans at both hotels.

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ANNEX C

GLOBAL CLEARANCE, SETTLEMENT AND TAX DOCUMENTATION PROCEDURES

Except in limited circumstances, the globally offered COMM 2014-UBS6 Mortgage Trust, Commercial Mortgage Pass-Through Certificates, Class A-1, Class A-2, Class A-3, Class A-SB, Class A-4, Class A-5, Class X-A, Class A-M, Class B, Class PEZ and Class C will be available only in book-entry form.

The book-entry certificates will be tradable as home market instruments in both the European and U.S. domestic markets. Initial settlement and all secondary trades will settle in same-day funds. Secondary market trading between investors holding book-entry certificates through Clearstream and Euroclear will be conducted in the ordinary way in accordance with their normal rules and operating procedures and in accordance with conventional Eurobond practice, which is seven calendar days’ settlement. Secondary market trading between investors holding book-entry certificates through DTC will be conducted according to the rules and procedures applicable to U.S. corporate debt obligations.

Secondary cross-market trading between member organizations of Clearstream or Euroclear and Participants holding book-entry certificates will be accomplished on a delivery against payment basis through the respective depositaries of Clearstream and Euroclear, in that capacity, as Participants.

As described under “Certain U.S. Federal Income Tax Documentation Requirements” below, non-U.S. holders of book-entry certificates will be subject to U.S. withholding taxes unless those holders meet specific requirements and deliver appropriate U.S. tax documents to the securities clearing organizations of their participants.

Initial Settlement

All Certificates of each Class of Offered Certificates will be held in registered form by DTC in the name of Cede & Co. as nominee of DTC. Investors’ interests in the book-entry certificates will be represented through financial institutions acting on their behalf as direct and indirect Participants. As a result, Clearstream and Euroclear will hold positions on behalf of their member organizations through their respective depositaries, which in turn will hold positions in accounts as Participants. Investors’ securities custody accounts will be credited with their holdings against payment in same-day funds on the settlement date.

Investors electing to hold their book-entry certificates through Clearstream or Euroclear accounts will follow the settlement procedures applicable to conventional Eurobonds, except that there will be no temporary global security and no “lock up” or restricted period. Global securities will be credited to the securities custody accounts on the settlement date against payment in same-day funds.

Secondary Market Trading

Since the purchaser determines the place of delivery, it is important to establish at the time of the trade where both the purchaser’s and seller’s accounts are located to ensure that settlement can be made on the desired value date.

Trading between Participants. Secondary market trading between Participants will be settled in same-day funds.

Trading between Clearstream and/or Euroclear Participants. Secondary market trading between member organizations of Clearstream or Euroclear will be settled using the procedures applicable to conventional Eurobonds in same-day funds.

Trading between DTC Seller and Clearstream or Euroclear Purchaser. When book-entry certificates are to be transferred from the account of a Participant to the account of a member organization of

Clearstream or Euroclear, the purchaser will send instructions to Clearstream or Euroclear through that member organization at least one business day prior to settlement. Clearstream or Euroclear, as the case may be, will instruct the respective depositary to receive the book-entry certificates against payment. Payment will include interest accrued on the book-entry certificates from and including the first day of the interest accrual period coinciding with or commencing in, as applicable, the calendar month in which the last coupon payment date occurs (or, if no coupon payment date has occurred, from and including the first day of the initial interest accrual period) to and excluding the settlement date, calculated on the basis of a year of 360 days consisting of twelve 30-day months. Payment will then be made by the respective depositary to the Participant’s account against delivery of the book-entry certificates. After settlement has been completed, the book-entry certificates will be credited to the respective clearing system and by the clearing system, in accordance with its usual procedures, to the account of the member organization of Clearstream or Euroclear, as the case may be. The securities credit will appear the next day, European time, and the cash debit will be back-valued to, and the interest on the book-entry certificates will accrue from, the value date, which would be the preceding day when settlement occurred in New York. If settlement is not completed on the intended value date, which means the trade fails, the Clearstream or Euroclear cash debit will be valued instead as of the actual settlement date.

Member organizations of Clearstream and Euroclear will need to make available to the respective clearing systems the funds necessary to process same-day funds settlement. The most direct means of doing so is to pre-position funds for settlement, either from cash on hand or existing lines of credit, as they would for any settlement occurring within Clearstream or Euroclear. Under this approach, they may take on credit exposure to Clearstream or Euroclear until the book-entry certificates are credited to their accounts one day later.

As an alternative, if Clearstream or Euroclear has extended a line of credit to them, member organizations of Clearstream or Euroclear can elect not to pre-position funds and allow that credit line to be drawn upon to finance settlement. Under this procedure, the member organizations purchasing book-entry certificates would incur overdraft charges for one day, assuming they cleared the overdraft when the book-entry certificates were credited to their accounts. However, interest on the book-entry certificates would accrue from the value date. Therefore, in many cases the investment income on the book-entry certificates earned during that one-day period may substantially reduce or offset the amount of those overdraft charges, although this result will depend on the cost of funds of the respective member organization of Clearstream or Euroclear.

Since the settlement is taking place during New York business hours, Participants can employ their usual procedures for sending book-entry certificates to the respective depositary for the benefit of member organizations of Clearstream or Euroclear. The sale proceeds will be available to the DTC seller on the settlement date. Thus, to the Participant a cross-market transaction will settle no differently than a trade between two Participants.

Trading between Clearstream or Euroclear Seller and DTC Purchaser. Due to time zone differences in their favor, member organizations of Clearstream or Euroclear may employ their customary procedures for transactions in which book-entry certificates are to be transferred by the respective clearing system, through the respective depositary, to a Participant. The seller will send instructions to Clearstream or Euroclear through a member organization of Clearstream or Euroclear at least one business day prior to settlement. In these cases, Clearstream or Euroclear, as appropriate, will instruct the respective depositary to deliver the book-entry certificates to the Participant’s account against payment. Payment will include interest accrued on the book-entry certificates from and including the first day of the interest accrual period coinciding with or commencing in, as applicable, the calendar month in which the last coupon payment date occurs (or, if no coupon payment date has occurred, from and including the first day of the initial interest accrual period) to and excluding the settlement date, calculated on the basis of a year of 360 days consisting of twelve 30-day months. The payment will then be reflected in the account of the member organization of Clearstream or Euroclear the following day, and receipt of the cash proceeds in the account of that member organization of Clearstream or Euroclear would be back-valued to the value date, which would be the preceding day, when settlement occurred in New York. Should the member organization of Clearstream or Euroclear have a line of credit with its respective clearing system and elect to be in debit in anticipation of receipt of the sale proceeds in its account, the back-valuation will extinguish any overdraft charges incurred over the one-day period. If settlement is not completed on the intended value date, which means the trade fails, receipt of the cash proceeds in the account of the member organization of Clearstream or Euroclear would be valued instead as of the actual settlement date.

Finally, day traders that use Clearstream or Euroclear and that purchase book-entry certificates from Participants for delivery to member organizations of Clearstream or Euroclear should note that these trades would automatically fail on the sale side unless affirmative action were taken. At least three techniques should be readily available to eliminate this potential problem:

•
borrowing through Clearstream or Euroclear for one day, until the purchase side of the day trade is reflected in their Clearstream or Euroclear accounts, in accordance with the clearing system’s customary procedures;

•
borrowing the book-entry certificates in the United States from a Participant no later than one day prior to settlement, which would allow sufficient time for the book-entry certificates to be reflected in their Clearstream or Euroclear accounts in order to settle the sale side of the trade; or

•
staggering the value dates for the buy and sell sides of the trade so that the value date for the purchase from the Participant is at least one day prior to the value date for the sale to the member organization of Clearstream or Euroclear.

Certain U.S. Federal Income Tax Documentation Requirements

A holder that is not a “United States person” (a “U.S. person”) within the meaning of Section 7701(a)(30) of the Code (a “non-U.S. holder”) holding a book-entry certificate through Clearstream, Euroclear or DTC may be subject to U.S. withholding tax unless such holder provides certain documentation to the issuer of such holder’s book-entry certificate, the paying agent or any other entity required to withhold tax (any of the foregoing, a “U.S. withholding agent”) establishing an exemption from withholding. A non-U.S. holder may be subject to withholding unless each U.S. withholding agent receives:

(a)       from a non-U.S. holder that is an individual, and is eligible for the benefits of the portfolio interest exemption or an exemption (or reduced rate) based on a treaty, a duly completed and executed IRS Form W-8BEN or W-8BEN-E (or any successor form);

(b)       from a non-U.S. holder that is classified as a corporation (or certain other entities) for U.S. federal income tax purposes and is eligible for the benefits of the portfolio interest exemption or an exemption (or reduced rate) based on a treaty, a duly completed and executed IRS Form W-8BEN-E (or any successor form);

(c)       from a non-U.S. holder that is eligible for an exemption on the basis that the holder’s income from the Certificate is effectively connected to its U.S. trade or business, a duly completed and executed IRS Form W-8ECI (or any successor form);

(d)       from a non-U.S. holder that is classified as a partnership for U.S. federal income tax purposes, a duly completed and executed IRS Form W-8IMY (or any successor form) with all supporting documentation (as specified in the U.S. Treasury Regulations) required to substantiate exemptions from withholding on behalf of its partners; certain partnerships may enter into agreements with the Internal Revenue Service providing for different documentation requirements and it is recommended that such partnerships consult their tax advisors with respect to these certification rules;

(e)       from a non-U.S. holder that is an intermediary (i.e., a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a Certificate):

(i)        if the intermediary is a “qualified intermediary” within the meaning of section 1.1441-1(e)(5)(ii) of the U.S. Treasury Regulations (a “qualified intermediary”), a duly completed and executed IRS Form W-8IMY (or any successor or substitute form)—

(A)          stating the name, permanent residence address and qualified intermediary employer identification number of the qualified intermediary and the country under the laws of which the qualified intermediary is created, incorporated or governed,

(B)          certifying that the qualified intermediary has provided, or will provide, a withholding statement as required under section 1.1441-1(e)(5)(v) of the U.S. Treasury Regulations,

(1)           certifying that, with respect to accounts it identifies on its withholding statement, the qualified intermediary is not acting for its own account but is acting as a qualified intermediary, and

(2)           providing any other information, certifications, or statements that may be required by the Internal Revenue Service Form W-8IMY or accompanying instructions in addition to, or in lieu of, the information and certifications described in section 1.1441-1(e)(3)(ii) or 1.1441-1(e)(5)(v) of the U.S. Treasury Regulations; or

(C)          if the intermediary is not a qualified intermediary (a “nonqualified intermediary”), a duly completed and executed IRS Form W-8IMY (or any successor or substitute form)—

(1)           stating the name and permanent residence address of the nonqualified intermediary and the country under the laws of which the nonqualified intermediary is created, incorporated or governed,

(2)           certifying that the nonqualified intermediary is not acting for its own account,

(3)           certifying that the nonqualified intermediary has provided, or will provide, a withholding statement that is associated with the appropriate IRS Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of such nonqualified intermediary’s beneficial owners, and

(4)           providing any other information, certifications or statements that may be required by the Internal Revenue Service Form W-8IMY or accompanying instructions in addition to, or in lieu of, the information, certifications, and statements described in section 1.1441-1(e)(3)(iii) or (iv) of the U.S. Treasury Regulations; or

(f)       from a non-U.S. holder that is a trust, depending on whether the trust is classified for U.S. federal income tax purposes as the beneficial owner of the Certificate, either an IRS Form W-8BEN. W-8BEN-E or W-8IMY; any non-U.S. holder that is a trust should consult its tax advisors to determine which of these forms it should provide.

All non-U.S. holders will be required to update the above-listed forms and any supporting documentation in accordance with the requirements under the U.S. Treasury Regulations. These forms generally remain in effect for a period starting on the date the form is signed and ending on the last day of the third succeeding calendar year, unless a change in circumstances makes any information on the form incorrect. Under certain circumstances, an IRS Form W-8BEN or W-8-BEN-E, if furnished with a taxpayer identification number, remains in effect until the status of the beneficial owner changes, or a change in circumstances makes any information on the form incorrect.

In addition, all holders, including holders that are U.S. persons, holding book-entry certificates through Clearstream, Euroclear or DTC may be subject to backup withholding unless the holder—

•	provides the appropriate IRS Form W-8 (or any successor or substitute form), duly completed and executed, if the holder is a non-U.S. holder;

•	provides a duly completed and executed IRS Form W-9, if the holder is a U.S. person; or

•	can be treated as an “exempt recipient” within the meaning of section 1.6049-4(c)(1)(ii) of the U.S. Treasury Regulations (e.g., a corporation or a financial institution such as a bank).

This summary does not deal with all of the aspects of U.S. federal income tax withholding or backup withholding that may be relevant to investors that are non-U.S. holders. Such holders are advised to consult their own tax advisors for specific tax advice concerning their holding and disposing of book-entry certificates.

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ANNEX D

DECREMENT TABLES

Percentages of the Initial Certificate Balance
of the Class A-1 Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance, Yield Maintenance
and Prepayment Premium—Otherwise at Indicated CPR

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Percentage	100%	100%	100%	100%	100%
December 2015	86%	86%	86%	86%	86%
December 2016	71%	71%	71%	71%	71%
December 2017	50%	50%	50%	50%	50%
December 2018	20%	19%	18%	16%	0%
December 2019 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	2.79	2.77	2.76	2.74	2.69

Percentages of the Initial Certificate Balance
of the Class A-2 Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance, Yield Maintenance
and Prepayment Premium—Otherwise at Indicated CPR

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Percentage	100%	100%	100%	100%	100%
December 2015	100%	100%	100%	100%	100%
December 2016	100%	100%	100%	100%	100%
December 2017	100%	100%	100%	100%	100%
December 2018	100%	100%	100%	100%	99%
December 2019 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	4.87	4.86	4.83	4.79	4.59

Percentages of the Initial Certificate Balance
of the Class A-3 Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance, Yield Maintenance
and Prepayment Premium—Otherwise at Indicated CPR

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Percentage	100%	100%	100%	100%	100%
December 2015	100%	100%	100%	100%	100%
December 2016	100%	100%	100%	100%	100%
December 2017	100%	100%	100%	100%	100%
December 2018	100%	100%	100%	100%	100%
December 2019	100%	100%	100%	100%	100%
December 2020	100%	100%	100%	100%	100%
December 2021 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	6.84	6.83	6.81	6.79	6.61

Percentages of the Initial Certificate Balance
of the Class A-SB Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance, Yield Maintenance
and Prepayment Premium—Otherwise at Indicated CPR

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Percentage	100%	100%	100%	100%	100%
December 2015	100%	100%	100%	100%	100%
December 2016	100%	100%	100%	100%	100%
December 2017	100%	100%	100%	100%	100%
December 2018	100%	100%	100%	100%	100%
December 2019	100%	100%	100%	100%	100%
December 2020	80%	80%	80%	80%	80%
December 2021	59%	59%	59%	59%	59%
December 2022	38%	38%	38%	38%	38%
December 2023	15%	15%	15%	15%	15%
December 2024 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	7.45	7.45	7.45	7.45	7.45

Percentages of the Initial Certificate Balance
of the Class A-4 Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance, Yield Maintenance
and Prepayment Premium—Otherwise at Indicated CPR

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Percentage	100%	100%	100%	100%	100%
December 2015	100%	100%	100%	100%	100%
December 2016	100%	100%	100%	100%	100%
December 2017	100%	100%	100%	100%	100%
December 2018	100%	100%	100%	100%	100%
December 2019	100%	100%	100%	100%	100%
December 2020	100%	100%	100%	100%	100%
December 2021	100%	100%	100%	100%	100%
December 2022	100%	100%	100%	100%	100%
December 2023	100%	100%	100%	99%	97%
December 2024 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.79	9.75	9.71	9.65	9.45

Percentages of the Initial Certificate Balance
of the Class A-5 Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance, Yield Maintenance
and Prepayment Premium—Otherwise at Indicated CPR

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Percentage	100%	100%	100%	100%	100%
December 2015	100%	100%	100%	100%	100%
December 2016	100%	100%	100%	100%	100%
December 2017	100%	100%	100%	100%	100%
December 2018	100%	100%	100%	100%	100%
December 2019	100%	100%	100%	100%	100%
December 2020	100%	100%	100%	100%	100%
December 2021	100%	100%	100%	100%	100%
December 2022	100%	100%	100%	100%	100%
December 2023	100%	100%	100%	100%	100%
December 2024 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.89	9.88	9.87	9.84	9.63

Percentages of the Initial Certificate Balance
of the Class A-M Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance, Yield Maintenance
and Prepayment Premium—Otherwise at Indicated CPR

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Percentage	100%	100%	100%	100%	100%
December 2015	100%	100%	100%	100%	100%
December 2016	100%	100%	100%	100%	100%
December 2017	100%	100%	100%	100%	100%
December 2018	100%	100%	100%	100%	100%
December 2019	100%	100%	100%	100%	100%
December 2020	100%	100%	100%	100%	100%
December 2021	100%	100%	100%	100%	100%
December 2022	100%	100%	100%	100%	100%
December 2023	100%	100%	100%	100%	100%
December 2024 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.92	9.92	9.92	9.92	9.67

Percentages of the Initial Certificate Balance
of the Class B Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance, Yield Maintenance
and Prepayment Premium—Otherwise at Indicated CPR

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Percentage	100%	100%	100%	100%	100%
December 2015	100%	100%	100%	100%	100%
December 2016	100%	100%	100%	100%	100%
December 2017	100%	100%	100%	100%	100%
December 2018	100%	100%	100%	100%	100%
December 2019	100%	100%	100%	100%	100%
December 2020	100%	100%	100%	100%	100%
December 2021	100%	100%	100%	100%	100%
December 2022	100%	100%	100%	100%	100%
December 2023	100%	100%	100%	100%	100%
December 2024 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.92	9.92	9.92	9.92	9.75

Percentages of the Initial Certificate Balance
of the Class PEZ Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance, Yield Maintenance
and Prepayment Premium—Otherwise at Indicated CPR

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Percentage	100%	100%	100%	100%	100%
December 2015	100%	100%	100%	100%	100%
December 2016	100%	100%	100%	100%	100%
December 2017	100%	100%	100%	100%	100%
December 2018	100%	100%	100%	100%	100%
December 2019	100%	100%	100%	100%	100%
December 2020	100%	100%	100%	100%	100%
December 2021	100%	100%	100%	100%	100%
December 2022	100%	100%	100%	100%	100%
December 2023	100%	100%	100%	100%	100%
December 2024 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.92	9.92	9.92	9.92	9.72

Percentages of the Initial Certificate Balance
of the Class C Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance, Yield Maintenance
and Prepayment Premium—Otherwise at Indicated CPR

Date	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
Initial Percentage	100%	100%	100%	100%	100%
December 2015	100%	100%	100%	100%	100%
December 2016	100%	100%	100%	100%	100%
December 2017	100%	100%	100%	100%	100%
December 2018	100%	100%	100%	100%	100%
December 2019	100%	100%	100%	100%	100%
December 2020	100%	100%	100%	100%	100%
December 2021	100%	100%	100%	100%	100%
December 2022	100%	100%	100%	100%	100%
December 2023	100%	100%	100%	100%	100%
December 2024 and thereafter	0%	0%	0%	0%	0%
Weighted Average Life (years)	9.93	9.92	9.92	9.92	9.75

ANNEX E

PRICE/YIELD TABLES

Pre-Tax Yield to Maturity (CBE) and Weighted Average Life
for the Class A-1 Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance, Yield Maintenance and Prepayment
Premium—Otherwise at Indicated CPR

Assumed Price	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%
Weighted Average Life (years)

Pre-Tax Yield to Maturity (CBE) and Weighted Average Life
for the Class A-2 Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance, Yield Maintenance and Prepayment
Premium—Otherwise at Indicated CPR

Assumed Price	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%
Weighted Average Life (years)

Pre-Tax Yield to Maturity (CBE) and Weighted Average Life
for the Class A-3 Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance, Yield Maintenance and Prepayment
Premium—Otherwise at Indicated CPR

Assumed Price	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%
Weighted Average Life (years)

Pre-Tax Yield to Maturity (CBE) and Weighted Average Life
for the Class A-SB Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance, Yield Maintenance and Prepayment
Premium—Otherwise at Indicated CPR

Assumed Price	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%
Weighted Average Life (years)

Pre-Tax Yield to Maturity (CBE) and Weighted Average Life
for the Class A-4 Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance, Yield Maintenance and Prepayment
Premium—Otherwise at Indicated CPR

Assumed Price	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%
Weighted Average Life (years)

Pre-Tax Yield to Maturity (CBE) and Weighted Average Life
for the Class A-5 Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance, Yield Maintenance and Prepayment
Premium—Otherwise at Indicated CPR

Assumed Price	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%
Weighted Average Life (years)

Pre-Tax Yield to Maturity (CBE) for the Class X-A Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance, Yield Maintenance and Prepayment
Premium—Otherwise at Indicated CPR

Assumed Price	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%

Pre-Tax Yield to Maturity (CBE) and Weighted Average Life
for the Class A-M Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance, Yield Maintenance and Prepayment
Premium—Otherwise at Indicated CPR

Assumed Price	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%
Weighted Average Life (years)

Pre-Tax Yield to Maturity (CBE) and Weighted Average Life
for the Class B Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance, Yield Maintenance and Prepayment
Premium—Otherwise at Indicated CPR

Assumed Price	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%
Weighted Average Life (years)

Pre-Tax Yield to Maturity (CBE) and Weighted Average Life
for the Class PEZ Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance, Yield Maintenance and Prepayment
Premium—Otherwise at Indicated CPR

Assumed Price	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%
Weighted Average Life (years)

Pre-Tax Yield to Maturity (CBE) and Weighted Average Life
for the Class C Certificates at the Specified CPRs
0% CPR During Lock-Out, Defeasance, Yield Maintenance and Prepayment
Premium—Otherwise at Indicated CPR

Assumed Price	0% CPR	25% CPR	50% CPR	75% CPR	100% CPR
%	%	%	%	%	%
%	%	%	%	%	%
%	%	%	%	%	%
Weighted Average Life (years)

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ANNEX F

MORTGAGE LOAN SELLER REPRESENTATIONS AND WARRANTIES

Each Mortgage Loan Seller will in its respective Mortgage Loan Purchase Agreement make, with respect to each Mortgage Loan sold by it that is included in the Issuing Entity, representations and warranties generally to the effect set forth below, as of the Closing Date, or as of such other date specifically provided in the applicable representation and warranty, subject to exceptions set forth in Annex G to this free writing prospectus. Capitalized terms used but not otherwise defined in this Annex F will have the meanings set forth in this free writing prospectus or, if not defined in this free writing prospectus, in the related Mortgage Loan Purchase Agreement.

Each Mortgage Loan Purchase Agreement, together with the related representations and warranties, serves to contractually allocate risk between the related Mortgage Loan Seller, on the one hand, and the Issuing Entity, on the other. We present the related representations and warranties set forth below for the sole purpose of describing some of the terms and conditions of that risk allocation. The presentation of representations and warranties below is not intended as statements regarding the actual characteristics of the Mortgage Loans, the Mortgaged Properties or other matters. We cannot assure you that the Mortgage Loans actually conform to the statements made in the representations and warranties that we present below.

(1)
Whole Loan; Ownership of Mortgage Loans. Each Mortgage Loan is a whole loan and not a participation interest in a Mortgage Loan. At the time of the sale, transfer and assignment to Purchaser, no Note or Mortgage was subject to any assignment (other than assignments to the Seller), participation or pledge, and the Seller had good title to, and was the sole owner of, each Mortgage Loan free and clear of any and all liens, charges, pledges, encumbrances, participations, any other ownership interests on, in or to such Mortgage Loan other than any servicing rights appointment or similar agreement. Seller has full right and authority to sell, assign and transfer each Mortgage Loan, and the assignment to Purchaser constitutes a legal, valid and binding assignment of such Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such Mortgage Loan.

(2)
Loan Document Status. Each related Note, Mortgage, Assignment of Leases, Rents and Profits (if a separate instrument), guaranty and other agreement executed by or on behalf of the related Borrower, guarantor or other obligor in connection with such Mortgage Loan is the legal, valid and binding obligation of the related Borrower, guarantor or other obligor (subject to any non-recourse provisions contained in any of the foregoing agreements and any applicable state anti-deficiency or market value limit deficiency legislation), as applicable, and is enforceable in accordance with its terms, except (i) as such enforcement may be limited by (a) bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (b) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) and (ii) that certain provisions in such Loan Documents (including, without limitation, provisions requiring the payment of default interest, late fees or prepayment/yield maintenance fees, charges and/or premiums) are, or may be, further limited or rendered unenforceable by or under applicable law, but (subject to the limitations set forth in clause (i) above) such limitations or unenforceability will not render such Loan Documents invalid as a whole or materially interfere with the mortgagee’s realization of the principal benefits and/or security provided thereby (clauses (i) and (ii) collectively, the “Standard Qualifications”).

Except as set forth in the immediately preceding sentences, there is no valid offset, defense, counterclaim or right of rescission available to the related Borrower with respect to any of the related Notes, Mortgages or other Loan Documents, including, without limitation, any such valid offset, defense, counterclaim or right based on intentional fraud by Seller in connection with the origination of the Mortgage Loan, that would deny the mortgagee the principal benefits intended to be provided by the Note, Mortgage or other Loan Documents.

(3)
Mortgage Provisions. The Loan Documents for each Mortgage Loan contain provisions that render the rights and remedies of the holder thereof adequate for the practical realization against the Mortgaged Property of the principal benefits of the security intended to be provided thereby, including realization by judicial or, if applicable, non-judicial foreclosure subject to the limitations set forth in the Standard Qualifications.

(4)
Mortgage Status; Waivers and Modifications. Since origination and except by written instruments set forth in the related Mortgage File or as otherwise provided in the related Mortgage Loan documents (a) the material terms of such Mortgage, Note, Mortgage Loan guaranty, and related Loan Documents have not been waived, impaired, modified, altered, satisfied, canceled, subordinated or rescinded in any respect; (b) no related Mortgaged Property or any portion thereof has been released from the lien of the related Mortgage in any manner which materially interferes with the security intended to be provided by such Mortgage or the use or operation of the remaining portion of such Mortgaged Property; and (c) neither the related Borrower nor the related guarantor has been released from its material obligations under the Mortgage Loan. With respect to each Mortgage Loan, except as contained in a written document included in the Mortgage File, there have been no modifications, amendments or waivers, that could be reasonably expected to have a material adverse effect on such Mortgage Loan consented to by Mortgage Loan Seller on or after November 12, 2014.

(5)
Lien; Valid Assignment. Subject to the Standard Qualifications, each assignment of Mortgage and assignment of Assignment of Leases, Rents and Profits to the Trust constitutes a legal, valid and binding assignment to the Trust. Each related Mortgage and Assignment of Leases, Rents and Profits is freely assignable without the consent of the related Borrower. Each related Mortgage is a legal, valid and enforceable first lien on the related Borrower’s fee or leasehold interest in the Mortgaged Property in the principal amount of such Mortgage Loan or allocated loan amount (subject only to Permitted Encumbrances (as defined below) and the exceptions to paragraph (6) set forth on in Annex G (each such exception, a “Title Exception”)), except as the enforcement thereof may be limited by the Standard Qualifications. Such Mortgaged Property (subject to and excepting Permitted Encumbrances and the Title Exceptions) as of origination was, and as of the Cut-off Date, to the Seller’s knowledge, is free and clear of any recorded mechanics’ liens, recorded materialmen’s liens and other recorded encumbrances which are prior to or equal with the lien of the related Mortgage, except those which are bonded over, escrowed for or insured against by a lender’s title insurance policy (as described below), and, to the Seller’s knowledge and subject to the rights of tenants (as tenants only) (subject to and excepting Permitted Encumbrances and the Title Exceptions), no rights exist which under law could give rise to any such lien or encumbrance that would be prior to or equal with the lien of the related Mortgage, except those which are bonded over, escrowed for or insured against by a lender’s title insurance policy (as described below). Notwithstanding anything herein to the contrary, no representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of Uniform Commercial Code (“UCC”) financing statements is required in order to effect such perfection.

(6)
Permitted Liens; Title Insurance. Each Mortgaged Property securing a Mortgage Loan is covered by an American Land Title Association loan title insurance policy or a comparable form of loan title insurance policy approved for use in the applicable jurisdiction (or, if such policy is yet to be issued, by a pro forma policy, a preliminary title policy with escrow instructions or a “marked up” commitment, in each case binding on the title insurer) (the “Title Policy”) in the original principal amount of such Mortgage Loan (or with respect to a Mortgage Loan secured by multiple properties, an amount equal to at least the allocated loan amount with respect to the Title Policy for each such property) after all advances of principal (including any advances held in escrow or reserves), that insures for the benefit of the owner of the indebtedness secured by the Mortgage, the first priority lien of the Mortgage, which lien is subject only to (a) the lien of current real property taxes, water charges, sewer rents and assessments not yet due and payable; (b) covenants, conditions and restrictions, rights of way, easements and other matters of public record; (c) the exceptions (general and specific) and exclusions set forth in such Title Policy; (d) other matters to which like properties are commonly subject; (e) the rights of tenants (as tenants only) under leases (including subleases) pertaining to the related Mortgaged Property and condominium declarations; and (f) if the related Mortgage Loan is cross-collateralized and cross-defaulted with another Mortgage Loan (each a “Crossed Mortgage Loan”), the lien of the Mortgage for another Mortgage Loan that is cross-collateralized and cross-defaulted with such Crossed Mortgage Loan, provided that none of which items (a) through (f), individually or in the aggregate, materially and adversely interferes with the value or current use of the Mortgaged Property or the security intended to be provided by such Mortgage or the Borrower’s ability to pay its obligations when they become due (collectively, the “Permitted Encumbrances”). Except as contemplated by clause (f) of the preceding sentence, none of the Permitted Encumbrances are mortgage liens that are senior to or coordinate and co-equal with the lien of the related Mortgage. Such Title Policy (or, if it has yet to be issued, the coverage to be provided thereby) is in full force and effect, all premiums thereon have been paid and no claims have been made by the Seller thereunder and no claims have been paid thereunder. Neither the Seller, nor to the Seller’s knowledge, any other holder of the Mortgage Loan, has done, by act or omission, anything that would materially impair the coverage under such Title Policy.

(7)
Junior Liens. It being understood that B notes secured by the same Mortgage as a Mortgage Loan are not subordinate mortgages or junior liens, except for any Crossed Mortgage Loan, there are, as of origination, and to the Seller’s knowledge, as of the Cut-off Date, no subordinate mortgages or junior liens securing the payment of money encumbering the related Mortgaged Property (other than Permitted Encumbrances and the Title Exceptions, taxes and assessments, mechanics and materialmen’s liens (which are the subject of the representation in paragraph (5) above), and equipment and other personal property financing). Except as set forth in Schedule G-1 to Annex G, the Seller has no knowledge of any mezzanine debt secured directly by interests in the related Borrower.

(8)
Assignment of Leases, Rents and Profits. There exists as part of the related Mortgage File an Assignment of Leases, Rents and Profits (either as a separate instrument or incorporated into the related Mortgage). Subject to the Permitted Encumbrances and the Title Exceptions, each related Assignment of Leases, Rents and Profits creates a valid first-priority collateral assignment of, or a valid first-priority lien or security interest in, rents and certain rights under the related lease or leases, subject only to a license granted to the related Borrower to exercise certain rights and to perform certain obligations of the lessor under such lease or leases, including the right to operate the related leased property, except as the enforcement thereof may be limited by the Standard Qualifications. The related Mortgage or related Assignment of Leases, Rents and Profits, subject to applicable law, provides that, upon an event of default under the Mortgage Loan, a receiver is permitted to be appointed for the collection of rents or for the related mortgagee to enter into possession to collect the rents or for rents to be paid directly to the mortgagee.

(9)
UCC Filings. If the related Mortgaged Property is operated as a hospitality property, the Seller has filed and/or recorded or caused to be filed and/or recorded (or, if not filed and/or recorded, have been submitted in proper form for filing and/or recording), UCC financing statements in the appropriate public filing and/or recording offices necessary at the time of the origination of the Mortgage Loan to perfect a valid security interest in all items of physical personal property reasonably necessary to operate such Mortgaged Property owned by such Borrower and located on the related Mortgaged Property (other than any non-material personal property, any personal property subject to a purchase money security interest, a sale and leaseback financing arrangement as permitted under the terms of the related Mortgage Loan documents or any other personal property leases applicable to such personal property), to the extent perfection may be effected pursuant to applicable law by recording or filing, as the case may be. Subject to the Standard Qualifications, each related Mortgage (or equivalent document) creates a valid and enforceable lien and security interest on the items of personalty described above. No representation is made as to the perfection of any security interest in rents or other personal property to the extent that possession or control of such items or actions other than the filing of UCC financing statements are required in order to effect such perfection.

(10)
Condition of Property. Seller or the originator of the Mortgage Loan inspected or caused to be inspected each related Mortgaged Property within six months of origination of the Mortgage Loan and within twelve months of the Cut-off Date.

An engineering report or property condition assessment was prepared in connection with the origination of each Mortgage Loan no more than twelve months prior to the Cut-off Date. To the Seller’s knowledge, based solely upon due diligence customarily performed in connection with the origination of comparable mortgage loans, as of the Closing Date, each related Mortgaged Property was free and clear of any material damage (other than (i) any damage or deficiency that is estimated to cost less than $50,000 to repair, (ii) any deferred maintenance for which escrows were established at origination and (iii) any damage fully covered by insurance) that would affect materially and adversely the use or value of such Mortgaged Property as security for the Mortgage Loan.

(11)
Taxes and Assessments. All taxes, governmental assessments and other outstanding governmental charges (including, without limitation, water and sewage charges), or installments thereof, that could be a lien on the related Mortgaged Property that would be of equal or superior priority to the lien of the Mortgage and that prior to the Cut-off Date have become delinquent in respect of each related Mortgaged Property have been paid, or an escrow of funds has been established in an amount sufficient to cover such payments and reasonably estimated interest and penalties, if any, thereon. For purposes of this representation and warranty, real estate taxes and governmental assessments and other outstanding governmental charges and installments thereof shall not be considered delinquent until the earlier of (a) the date on which interest and/or penalties would first be payable thereon and (b) the date on which enforcement action is entitled to be taken by the related taxing authority.

(12)
Condemnation. As of the date of origination and to the Seller’s knowledge as of the Cut-off Date, there is no proceeding pending, and, to the Seller’s knowledge as of the date of origination and as of the Cut-off Date, there is no proceeding threatened, for the total or partial condemnation of such Mortgaged Property that would have a material adverse effect on the value, use or operation of the Mortgaged Property.

(13)
Actions Concerning Mortgage Loan. As of the date of origination and to the Seller’s knowledge as of the Cut-off Date, there was no pending or filed action, suit or proceeding, arbitration or governmental investigation involving any Borrower, guarantor, or Borrower’s interest in the Mortgaged Property, an adverse outcome of which would reasonably be expected to materially and adversely affect (a) such Borrower’s title to the Mortgaged Property, (b) the validity or enforceability of the Mortgage, (c) such Borrower’s ability to perform under the related Mortgage Loan, (d) such guarantor’s ability to perform under the related guaranty, (e) the principal benefit of the security intended to be provided by the Mortgage Loan documents or (f) the current principal use of the Mortgaged Property.

(14)
Escrow Deposits. All escrow deposits and payments required to be escrowed with lender pursuant to each Mortgage Loan are in the possession, or under the control, of the Seller or its servicer, and there are no deficiencies (subject to any applicable grace or cure periods) in connection therewith, and all such escrows and deposits (or the right thereto) that are required to be escrowed with lender under the related Loan Documents are being conveyed by the Seller to Purchaser or its servicer.

(15)
No Holdbacks. The Stated Principal Balance as of the Cut-off Date of the Mortgage Loan set forth on the mortgage loan schedules attached as Exhibit A to the Mortgage Loan Purchase Agreement has been fully disbursed as of the Closing Date and there is no requirement for future advances thereunder (except in those cases where the full amount of the Mortgage Loan has been disbursed but a portion thereof is being held in escrow or reserve accounts pending the satisfaction of certain conditions relating to leasing, repairs or other matters with respect to the related Mortgaged Property, the Borrower or other considerations determined by Seller to merit such holdback).

(16)
Insurance. Each related Mortgaged Property is, and is required pursuant to the related Mortgage to be, insured by a property insurance policy providing coverage for loss in accordance with coverage found under a “special cause of loss form” or “all risk form” that includes replacement cost valuation issued by an insurer meeting the requirements of the related Loan Documents and having a claims-paying or financial strength rating of any one of the following: (i) at least “A-:VIII” from A.M. Best Company, (ii) at least “A3” (or the equivalent) from Moody’s Investors Service, Inc. or (iii) at least “A-” from Standard & Poor’s Ratings Services (collectively the “Insurance Rating Requirements”), in an amount (subject to a customary deductible) not less than the lesser of (1) the original principal balance of the Mortgage Loan and (2) the full insurable value on a replacement cost basis of the improvements, furniture, furnishings, fixtures and equipment owned by the borrower and included in the Mortgaged Property (with no deduction for physical depreciation), but, in any event, not less than the amount necessary or containing such endorsements as are necessary to avoid the operation of any coinsurance provisions with respect to the related Mortgaged Property.

Each related Mortgaged Property is also covered, and required to be covered pursuant to the related Loan Documents, by business interruption or rental loss insurance which (subject to a customary deductible) covers a period of not less than 12 months (or with respect to each Mortgage Loan on a single asset with a principal balance of $50 million or more, 18 months).

If any material part of the improvements, exclusive of a parking lot, located on a Mortgaged Property is in an area identified in the Federal Register by the Federal Emergency Management Agency as having special flood hazards, the related Borrower is required to maintain insurance in the maximum amount available under the National Flood Insurance Program.

If the Mortgaged Property is located within 25 miles of the coast of the Gulf of Mexico or the Atlantic coast of Florida, Georgia, South Carolina or North Carolina, the related Borrower is required to maintain coverage for windstorm and/or windstorm related perils and/or “named storms” issued by an insurer meeting the Insurance Rating Requirements or endorsement covering damage from windstorm and/or windstorm related perils and/or named storms.

The Mortgaged Property is covered, and required to be covered pursuant to the related Loan Documents, by a commercial general liability insurance policy issued by an insurer meeting the Insurance Rating Requirements including coverage for property damage, contractual damage and personal injury (including bodily injury and death) in amounts as are generally required by the Seller for loans originated for securitization, and in any event not less than $1 million per occurrence and $2 million in the aggregate.

An architectural or engineering consultant has performed an analysis of each of the Mortgaged Properties located in seismic zones 3 or 4 in order to evaluate the structural and seismic condition of such property, for the sole purpose of assessing either the scenario expected limit (“SEL”) or the probable maximum loss (“PML”) for the Mortgaged Property in the event of an earthquake. In such instance, the SEL or PML, as applicable, was based on a 475-year return period, an exposure period of 50 years and a 10% probability of exceedance. If the resulting report concluded that the SEL or PML, as applicable, would exceed 20% of the amount of the replacement costs of the improvements, earthquake insurance on such Mortgaged Property was obtained by an insurer rated at least “A:VIII” by A.M. Best Company or “A3” (or the equivalent) from Moody’s Investors Service, Inc. or “A-” by Standard & Poor’s Ratings Services in an amount not less than 100% of the SEL or PML, as applicable.

The Loan Documents require insurance proceeds in respect of a property loss to be applied either (a) to the repair or restoration of all or part of the related Mortgaged Property, with respect to all property losses in excess of 5% of the then outstanding principal amount of the related Mortgage Loan (or Loan Combination, if applicable), the lender (or a trustee appointed by it) having the right to hold and disburse such proceeds as the repair or restoration progresses, or (b) to the payment of the outstanding principal balance of such Mortgage Loan (or Loan Combination, if applicable) together with any accrued interest thereon.

All premiums on all insurance policies referred to in this section required to be paid as of the Cut-off Date have been paid, and such insurance policies name the lender under the Mortgage Loan and its successors and assigns as a loss payee under a mortgagee endorsement clause or, in the case of the general liability insurance policy, as named or additional insured. Such insurance policies will inure to the benefit of the Trustee (or, in the case of a Mortgage Loan that is a Non-Serviced Mortgage Loan, the applicable Other Trustee). Each related Mortgage Loan obligates the related Borrower to maintain all such insurance and, at such Borrower’s failure to do so, authorizes the lender to maintain such insurance at the Borrower’s cost and expense and to charge such Borrower for related premiums. All such insurance policies (other than commercial liability policies) require at least 10 days’ prior notice to the lender of termination or cancellation arising because of nonpayment of a premium and at least 30 days’ prior notice to the lender of termination or cancellation (or such lesser period, not less than 10 days, as may be required by applicable law) arising for any reason other than non-payment of a premium and no such notice has been received by Seller.

(17)
Access; Utilities; Separate Tax Lots. Each Mortgaged Property (a) is located on or adjacent to a public road and has direct legal access to such road, or has access via an irrevocable easement or irrevocable right of way permitting ingress and egress to/from a public road, (b) is served by or has uninhibited access rights to public or private water and sewer (or well and septic) and all required utilities, all of which are appropriate for the current use of the Mortgaged Property, and (c) constitutes one or more separate tax parcels which do not include any property which is not part of the Mortgaged Property or is subject to an endorsement under the related Title Policy insuring the Mortgaged Property, or in certain cases, an application has been, or will be, made to the applicable governing authority for creation of separate tax lots, in which case the Mortgage Loan requires the Borrower to escrow an amount sufficient to pay taxes for the existing tax parcel of which the Mortgaged Property is a part until the separate tax lots are created.

(18)
No Encroachments. To Seller’s knowledge based solely on surveys obtained in connection with origination and the lender’s Title Policy (or, if such policy is not yet issued, a pro forma title policy, a preliminary title policy with escrow instructions or a “marked up” commitment) obtained in connection with the origination of each Mortgage Loan, all material improvements that were included for the purpose of determining the appraised value of the related Mortgaged Property at the time of the origination of such Mortgage Loan are within the boundaries of the related Mortgaged Property, except encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements were obtained under the Title Policy. No improvements on adjoining parcels encroach onto the related Mortgaged Property except for encroachments that do not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements were obtained under the Title Policy. No improvements encroach upon any easements except for encroachments the removal of which would not materially and adversely affect the value or current use of such Mortgaged Property or for which insurance or endorsements obtained with respect to the Title Policy.

(19)
No Contingent Interest or Equity Participation. No Mortgage Loan has a shared appreciation feature, any other contingent interest feature or a negative amortization feature (except that an ARD Loan may provide for the accrual of the portion of interest in excess of the rate in effect prior to the Anticipated Repayment Date) or an equity participation by Seller.

(20)
REMIC. The Mortgage Loan is a “qualified mortgage” within the meaning of Code Section 860G(a)(3) (but determined without regard to the rule in the U.S. Department of Treasury Regulations (the “Treasury Regulations”) Section 1.860G-2(f)(2) that treats certain defective mortgage loans as qualified mortgages), and, accordingly, (A) the issue price of the Mortgage Loan to the related Borrower at origination did not exceed the non-contingent principal amount of the Mortgage Loan and (B) either: (a) such Mortgage Loan is secured by an interest in real property (including buildings and structural components thereof, but excluding personal property) having a fair market value (i) at the date the Mortgage Loan was originated at least equal to 80% of the adjusted issue price of the Mortgage Loan (or Loan Combination, as applicable) on such date or (ii) at the Closing Date at least equal to 80% of the adjusted issue price of the Mortgage Loan (or Loan Combination, as applicable) on such date, provided that for purposes hereof, the fair market value of the real property interest must first be reduced by (A) the amount of any lien on the real property interest that is senior to the Mortgage Loan and (B) a proportionate amount of any lien that is in parity with the Mortgage Loan; or (b) substantially all of the proceeds of such Mortgage Loan were used to acquire, improve or protect the real property which served as the only security for such Mortgage Loan (other than a recourse feature or other third-party credit enhancement within the meaning of Section 1.860G-2(a)(1)(ii) of the Treasury Regulations). If the Mortgage Loan was “significantly modified” prior to the Closing Date so as to result in a taxable exchange under Section 1001 of the Code, it either (x) was modified as a result of the default or reasonably foreseeable default of such Mortgage Loan or (y) satisfies the provisions of either sub-clause (B)(a)(i) above (substituting the date of the last such modification for the date the Mortgage Loan was originated) or sub-clause (B)(a)(ii), including the proviso thereto. Any prepayment premium and yield maintenance charges applicable to the Mortgage Loan constitute “customary prepayment penalties” within the meaning of Section 1.860G-1(b)(2) of the Treasury Regulations. All terms used in this paragraph shall have the same meanings as set forth in the related Treasury Regulations.

(21)
Compliance with Usury Laws. The Mortgage Rate (exclusive of any default interest, late charges, yield maintenance charge, or prepayment premiums) of such Mortgage Loan complied as of the date of origination with, or was exempt from, applicable state or federal laws, regulations and other requirements pertaining to usury.

(22)
Authorized to do Business. To the extent required under applicable law, as of the Cut-off Date or as of the date that such entity held the Note, each holder of the Note was authorized to transact and do business in the jurisdiction in which each related Mortgaged Property is located, or the failure to be so authorized does not materially and adversely affect the enforceability of such Mortgage Loan by the Trust.

(23)
Trustee under Deed of Trust. With respect to each Mortgage which is a deed of trust, as of the date of origination and, to the Seller’s knowledge, as of the Closing Date, a trustee, duly qualified under applicable law to serve as such, currently so serves and is named in the deed of trust or has been substituted in accordance with the Mortgage and applicable law or may be substituted in accordance with the Mortgage and applicable law by the related mortgagee.

(24)
Local Law Compliance. To the Seller’s knowledge, based upon any of a letter from any governmental authorities, a legal opinion, an architect’s letter, a zoning consultant’s report, an endorsement to the related Title Policy, or other affirmative investigation of local law compliance consistent with the investigation conducted by the Seller for similar commercial, multifamily or, if applicable, manufactured housing community mortgage loans intended for securitization, with respect to the improvements located on or forming part of each Mortgaged

Property securing a Mortgage Loan as of the date of origination of such Mortgage Loan and as of the Cut-off Date, there are no material violations of applicable zoning ordinances, building codes and land laws (collectively “Zoning Regulations”) other than those which (i) constitute a legal non-conforming use or structure, as to which as the Mortgaged Property may be restored or repaired to the full extent necessary to maintain the use of the structure immediately prior to a casualty or the inability to restore or repair to the full extent necessary to maintain the use or structure immediately prior to the casualty would not materially and adversely affect the use or operation of the Mortgaged Property, (ii) are insured by the Title Policy or other insurance policy, (iii) are insured by law and ordinance insurance coverage in amounts customarily required by the Seller for loans originated for securitization that provides coverage for additional costs to rebuild and/or repair the property to current Zoning Regulations or (iv) would not have a material adverse effect on the Mortgage Loan. The terms of the Loan Documents require the Borrower to comply in all material respects with all applicable governmental regulations, zoning and building laws.

(25)
Licenses and Permits. Each Borrower covenants in the Loan Documents that it shall keep all material licenses, permits and applicable governmental authorizations necessary for its operation of the Mortgaged Property in full force and effect, and to the Seller’s knowledge based upon a letter from any government authorities or other affirmative investigation of local law compliance consistent with the investigation conducted by the Seller for similar commercial, multifamily or, if applicable, manufactured housing community mortgage loans intended for securitization, all such material licenses, permits and applicable governmental authorizations are in effect. The Mortgage Loan requires the related Borrower to be qualified to do business in the jurisdiction in which the related Mortgaged Property is located.

(26)
Recourse Obligations. The Loan Documents for each Mortgage Loan provide that such Mortgage Loan is non-recourse to the related parties thereto except that (a) the related Borrower and at least one individual or entity shall be fully liable for actual losses, liabilities, costs and damages arising from certain acts of the related Borrower and/or its principals specified in the related Loan Documents, which acts generally include the following: (i) acts of fraud or intentional material misrepresentation, (ii) misapplication or misappropriation of rents, insurance proceeds or condemnation awards, (iii) intentional material physical waste of the Mortgaged Property, and (iv) any breach of the environmental covenants contained in the related Loan Documents, and (b) the Mortgage Loan shall become full recourse to the related Borrower and at least one individual or entity, if the related Borrower files a voluntary petition under federal or state bankruptcy or insolvency law.

(27)
Mortgage Releases. The terms of the related Mortgage or related Loan Documents do not provide for release of any material portion of the Mortgaged Property from the lien of the Mortgage except (a) a partial release, accompanied by principal repayment, or partial Defeasance (as defined in paragraph (32)), of not less than a specified percentage at least equal to the lesser of (i) 110% of the related allocated loan amount of such portion of the Mortgaged Property and (ii) the outstanding principal balance of the Mortgage Loan, (b) upon payment in full of such Mortgage Loan, (c) upon a Defeasance (as defined in paragraph (32)), (d) releases of out-parcels that are unimproved or other portions of the Mortgaged Property which will not have a material adverse effect on the underwritten value of the Mortgaged Property and which were not afforded any value in the appraisal obtained at the origination of the Mortgage Loan and are not necessary for physical access to the Mortgaged Property or compliance with zoning requirements, or (e) as required pursuant to an order of condemnation. With respect to any partial release under the preceding clauses (a) or (d), either: (x) such release of collateral (i) would not constitute a “significant modification” of the subject Mortgage Loan within the meaning of Section 1.860G-2(b)(2) of the Treasury Regulations and (ii) would not cause the subject Mortgage Loan to fail to be a “qualified mortgage” within the meaning of Code Section 860G(a)(3)(A); or (y) the mortgagee or servicer can, in accordance with the related Loan Documents, condition such release of collateral on the related Borrower’s delivery of an opinion of tax counsel to the effect specified in the immediately preceding clause (x). For purposes of the preceding clause (x), if the fair market value of the real property constituting such Mortgaged Property after the release is not equal to at least 80% of the principal balance of the Mortgage Loan (or Loan Combination, as applicable) outstanding after the release, the Borrower is required to make a payment of principal in an amount not less than the amount required by the REMIC Provisions.

In the case of any Mortgage Loan, in the event of a taking of any portion of a Mortgaged Property by a State or any political subdivision or authority thereof, whether by legal proceeding or by agreement, the Borrower can be required to pay down the principal balance of the Mortgage Loan in an amount not less than the amount required by the REMIC Provisions and, to such extent, condemnation proceeds may not be required to be applied to the restoration of the Mortgaged Property or released to the Borrower, if, immediately after the release of such portion of the Mortgaged Property from the lien of the Mortgage (but taking into account the planned restoration) the fair market value of the real property constituting the remaining Mortgaged Property is not equal to at least 80% of the remaining principal balance of the Mortgage Loan (or Loan Combination, as applicable).

No Mortgage Loan that is secured by more than one Mortgaged Property or that is a Crossed Mortgage Loan permits the release of cross-collateralization of the related Mortgaged Properties or a portion thereof, including due to a partial condemnation, other than in compliance with the loan-to-value ratio and other requirements of the REMIC Provisions.

(28)
Financial Reporting and Rent Rolls. Each Mortgage requires the Borrower to provide the owner or holder of the Mortgage with quarterly (other than for single-tenant properties) and annual operating statements, and quarterly (other than for single-tenant properties) rent rolls for properties that have leases contributing more than 5% of the in-place base rent and annual financial statements, which annual financial statements with respect to each Mortgage Loan with more than one Borrower are in the form of an annual combined balance sheet of the Borrower entities (and no other entities), together with the related combined statements of operations, members’ capital and cash flows, including a combining balance sheet and statement of income for the Mortgaged Properties on a combined basis.

(29)
Acts of Terrorism Exclusion. With respect to each Mortgage Loan over $20 million, the related special-form all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) do not specifically exclude Acts of Terrorism, as defined in the Terrorism Risk Insurance Act of 2002, as amended by the Terrorism Risk Insurance Program Reauthorization Act of 2007 (collectively referred to as “TRIA”), from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each other Mortgage Loan, the related special-form all-risk insurance policy and business interruption policy (issued by an insurer meeting the Insurance Rating Requirements) did not, as of the date of origination of the Mortgage Loan, and, to Seller’s knowledge, do not, as of the Cut-off Date, specifically exclude Acts of Terrorism, as defined in TRIA, from coverage, or if such coverage is excluded, it is covered by a separate terrorism insurance policy. With respect to each Mortgage Loan, the related Loan Documents do not expressly waive or prohibit the mortgagee from requiring coverage for Acts of Terrorism, as defined in TRIA, or damages related thereto except to the extent that any right to require such coverage may be limited by commercial availability on commercially reasonable terms, or as otherwise indicated in Annex G; provided, however, that if TRIA or a similar or subsequent statute is not in effect, then, provided that terrorism insurance is commercially available, the Borrower under each Mortgage Loan is required to carry terrorism insurance, but in such event the Borrower shall not be required to spend on terrorism insurance coverage more than two times the amount of the insurance premium that is payable in respect of the property and business interruption/rental loss insurance required under the related Loan Documents (without giving effect to the cost of terrorism and earthquake components of such casualty and business interruption/rental loss insurance) at the time of the origination of the Mortgage Loan, and if the cost of terrorism insurance exceeds such amount, the Borrower is required to purchase the maximum amount of terrorism insurance available with funds equal to such amount.

(30)
Due on Sale or Encumbrance. Subject to specific exceptions set forth below, each Mortgage Loan contains a “due on sale” or other such provision for the acceleration of the payment of the unpaid principal balance of such Mortgage Loan if, without the consent of the holder of the Mortgage (which consent, in some cases, may not be unreasonably withheld) and/or complying with the requirements of the related Loan Documents (which provide for transfers without the consent of the lender which are customarily acceptable to the Seller lending on the security of property comparable to the related Mortgaged Property, including, without limitation, transfers of worn-out or obsolete furnishings, fixtures, or equipment promptly replaced with property of equivalent value and functionality and transfers by leases entered into in accordance with the Loan Documents), (a) the related Mortgaged Property, or any equity interest of greater than 50% in the related Borrower, is directly or indirectly pledged, transferred or sold, other than as related to (i) family and estate planning transfers or transfers upon death or legal incapacity, (ii) transfers to certain affiliates as defined in the related Loan Documents, (iii) transfers of less than, or other than, a controlling interest in the related Borrower, (iv) transfers to another holder of direct or indirect equity in the Borrower, a specific Person designated in the related Loan Documents or a Person satisfying specific criteria identified in the related Loan Documents, such as a qualified equityholder, (v) transfers of stock or similar equity units in publicly traded companies or (vi) a substitution or release of collateral within the parameters of paragraphs (27) and (32) herein or the exceptions thereto set forth in Annex G, or (vii) by reason of any mezzanine debt that existed at the origination of the related Mortgage Loan as set forth on Schedule G-1 to Annex G, or future permitted mezzanine debt in each case as set forth on Schedule G-2 to Annex G or (b) the related Mortgaged Property is encumbered with a subordinate lien or security interest against the related Mortgaged Property, other than (i) any Companion Loan or any subordinate debt that existed at origination and is permitted under the related Loan Documents, (ii) purchase money security interests, (iii) any Crossed Mortgage Loan as set forth on Schedule G-3 or (iv) Permitted Encumbrances. The Mortgage or other Loan Documents provide that to the extent any Rating Agency fees are incurred in connection with the review of and consent to any transfer or encumbrance, the Borrower is responsible for such payment along with all other reasonable fees and expenses incurred by the Mortgagee relative to such transfer or encumbrance.

(31)
Single-Purpose Entity. Each Mortgage Loan requires the Borrower to be a Single-Purpose Entity for at least as long as the Mortgage Loan is outstanding. Both the Loan Documents and the organizational documents of the Borrower with respect to each Mortgage Loan with a Cut-off Date Stated Principal Balance in excess of $5 million provide that the Borrower is a Single-Purpose Entity, and each Mortgage Loan with a Cut-off Date Stated Principal Balance of $20 million or more has a counsel’s opinion regarding non-consolidation of the Borrower. For this purpose, a “Single-Purpose Entity” shall mean an entity, other than an individual, whose organizational documents (or if the Mortgage Loan has a Cut-off Date Stated Principal Balance equal to $5 million or less, its organizational documents or the related Loan Documents) provide substantially to the effect that it was formed or organized solely for the purpose of owning and operating one or more of the Mortgaged Properties securing the Mortgage Loans and prohibit it from engaging in any business unrelated to such Mortgaged Property or Properties, and whose organizational documents further provide, or which entity represented in the related Loan Documents, substantially to the effect that it does not have any assets other than those related to its interest in and operation of such Mortgaged Property or Properties, or any indebtedness other than as permitted by the related Mortgage(s) or the other related Loan Documents, that it has its own books and records and accounts separate and apart from those of any other person (other than a Borrower for a Crossed Mortgage Loan), and that it holds itself out as a legal entity, separate and apart from any other person or entity.

(32)	Defeasance. With respect to any Mortgage Loan that, pursuant to the Loan Documents, can be defeased (a “Defeasance”), (i) the Loan Documents provide for Defeasance as a unilateral right of the Borrower, subject to satisfaction of conditions specified in the Loan Documents; (ii) the Mortgage Loan cannot be defeased within two years after the Closing Date; (iii) the Borrower is permitted to pledge only United States “government securities” within the meaning of Section 1.860G-2(a)(8)(ii) of the Treasury Regulations, the revenues from which will, in the case of a full Defeasance, be sufficient to make all scheduled payments under the Mortgage Loan when due, including the entire remaining principal balance on the maturity date (or on or after the first date on which payment may be made without payment of a yield maintenance charge or prepayment penalty) or, if the Mortgage Loan is an ARD Loan, the entire principal balance outstanding on the Anticipated Repayment Date, and if the Mortgage Loan permits partial releases of real property in connection with partial Defeasance, the revenues from the collateral will be sufficient to pay all such scheduled payments calculated on a principal amount equal to a specified percentage at least equal to the lesser of (a) 110% of the allocated loan amount for the real property to be released and (b) the outstanding principal balance of the Mortgage Loan; (iv) the Borrower is required to provide a certification from an independent certified public accountant that the collateral is sufficient to make all scheduled payments under the Note as set forth in clause (iii) above; (v) if the Borrower would continue to own assets in addition to the Defeasance collateral, the portion of the Mortgage Loan secured by defeasance collateral is required to be assumed (or the mortgagee may require such assumption) by a Single-Purpose Entity; (vi) the Borrower is required to provide an opinion of counsel that the mortgagee has a perfected security interest in such collateral prior to any other claim or interest; and (vii) the Borrower is required to pay all rating agency fees associated with Defeasance (if rating confirmation is a specific condition precedent thereto) and all other reasonable expenses associated with Defeasance, including, but not limited to, accountant’s fees and opinions of counsel.

(33)
Fixed Interest Rates. Each Mortgage Loan bears interest at a rate that remains fixed throughout the remaining term of such Mortgage Loan, except in the case of ARD Loans and situations where default interest is imposed.

(34)
Ground Leases. For purposes of the Mortgage Loan Purchase Agreement, a “Ground Lease” shall mean a lease creating a leasehold estate in real property where the fee owner as the ground lessor conveys for a term or terms of years its entire interest in the land, or with respect to air rights leases, the air, and buildings and other improvements, if any, comprising the premises demised under such lease to the ground lessee (who may, in certain circumstances, own the building and improvements on the land), subject to the reversionary interest of the ground lessor as fee owner and does not include industrial development agency (IDA) or similar leases for purposes of conferring a tax abatement or other benefit.

With respect to any Mortgage Loan where the Mortgage Loan is secured by a leasehold estate under a Ground Lease in whole or in part, and the related Mortgage does not also encumber the related lessor’s fee interest in such Mortgaged Property, based upon the terms of the Ground Lease and any estoppel or other agreement received from the ground lessor in favor of Seller, its successors and assigns, Seller represents and warrants that:

(a)
The Ground Lease or a memorandum regarding such Ground Lease has been duly recorded or submitted for recordation in a form that is acceptable for recording in the applicable jurisdiction. The Ground Lease or an estoppel or other agreement received from the ground lessor permits the interest of the lessee to be encumbered by the related Mortgage and does not restrict the use of the related Mortgaged Property by such lessee, its successors or assigns in a manner that would materially adversely affect the security provided by the related Mortgage;

(b)
The lessor under such Ground Lease has agreed in a writing included in the related Mortgage File (or in such Ground Lease) that the Ground Lease may not be amended or modified, or canceled or terminated by agreement of lessor and lessee, without the prior written consent of the lender, and no such consent has been granted by the Seller since the origination of the Mortgage Loan except as reflected in any written instruments which are included in the related Mortgage File;

(c)
The Ground Lease has an original term (or an original term plus one or more optional renewal terms, which, under all circumstances, may be exercised, and will be enforceable, by either Borrower or the mortgagee) that extends not less than 20 years beyond the stated maturity of the related Mortgage Loan, or 10 years past the stated maturity if such Mortgage Loan fully amortizes by the stated maturity (or with respect to a Mortgage Loan that accrues on an actual 360 basis, substantially amortizes);

(d)
The Ground Lease either (i) is not subject to any liens or encumbrances superior to, or of equal priority with, the Mortgage, except for the related fee interest of the ground lessor and the Permitted Encumbrances, or (ii) is subject to a subordination, non-disturbance and attornment agreement to which the mortgagee on the lessor’s fee interest in the Mortgaged Property is subject;

(e)
The Ground Lease does not place commercially unreasonable restrictions on the identity of the Mortgagee and the Ground Lease is assignable to the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor thereunder, and in the event it is so assigned, it is further assignable by the holder of the Mortgage Loan and its successors and assigns without the consent of the lessor;

(f)
The Seller has not received any written notice of material default under or notice of termination of such Ground Lease. To the Seller’s knowledge, there is no material default under such Ground Lease and no condition that, but for the passage of time or giving of notice, would result in a material default under the terms of such Ground Lease and to the Seller’s knowledge, such Ground Lease is in full force and effect as of the Closing Date;

(g)
The Ground Lease or ancillary agreement between the lessor and the lessee requires the lessor to give to the lender written notice of any default, and provides that no notice of default or termination is effective against the lender unless such notice is given to the lender;

(h)
A lender is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the Ground Lease through legal proceedings) to cure any default under the Ground Lease which is curable after the lender’s receipt of notice of any default before the lessor may terminate the Ground Lease;

(i)	The Ground Lease does not impose any restrictions on subletting that would be viewed as commercially unreasonable by the Seller in connection with loans originated for securitization;

(j)
Under the terms of the Ground Lease, an estoppel or other agreement received from the ground lessor and the related Mortgage (taken together), any related insurance proceeds or the portion of the condemnation award allocable to the ground lessee’s interest (other than (i) de minimis amounts for minor casualties or (ii) in respect of a total or substantially total loss or taking as addressed in clause (k) below) will be applied either to the repair or to restoration of all or part of the related Mortgaged Property with (so long as such proceeds are in excess of the threshold amount specified in the related Loan Documents) the lender or a trustee appointed by it having the right to hold and disburse such proceeds as repair or restoration progresses, or to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest;

(k)
In the case of a total or substantially total taking or loss, under the terms of the Ground Lease, an estoppel or other agreement and the related Mortgage (taken together), any related insurance proceeds, or portion of the condemnation award allocable to ground lessee’s interest in respect of a total or substantially total loss or taking of the related Mortgaged Property to the extent not applied to restoration, will be applied first to the payment of the outstanding principal balance of the Mortgage Loan, together with any accrued interest; and

(l)
Provided that the lender cures any defaults which are susceptible to being cured, the ground lessor has agreed to enter into a new lease with lender upon termination of the Ground Lease for any reason, including rejection of the Ground Lease in a bankruptcy proceeding.

(35)
Servicing. The servicing and collection practices used by the Seller with respect to the Mortgage Loan have been, in all respects, legal and have met customary industry standards for servicing of commercial loans for conduit loan programs.

(36)
Origination and Underwriting. The origination practices of the Seller (or the related originator if the Seller was not the originator) with respect to each Mortgage Loan have been, in all material respects, legal and as of the date of its origination, such Mortgage Loan and the origination thereof complied in all material respects with, or was exempt from, all requirements of federal, state or local law relating to the origination of such Mortgage Loan; provided that such representation and warranty does not address or otherwise cover any matters with respect to federal, state or local law otherwise covered in this Annex F.

(37)
No Material Default; Payment Record. No Mortgage Loan has been more than 30 days delinquent, without giving effect to any grace or cure period, in making required payments since origination, and as of the date hereof, no Mortgage Loan is more than 30 days delinquent (beyond any applicable grace or cure period) in making required payments as of the Closing Date. To the Seller’s knowledge, there is (a) no material default, breach, violation or event of acceleration existing under the related Mortgage Loan, or (b) no event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration, which default, breach, violation or event of acceleration, in the case of either clause (a) or clause (b), materially and adversely affects the value of the Mortgage Loan or the value, use or operation of the related Mortgaged Property, provided, however, that this representation and warranty does not cover any default, breach, violation or event of acceleration that specifically pertains to or arises out of an exception scheduled to any other representation and warranty made by the Seller in this Annex F. No person other than the holder of such Mortgage Loan may declare any event of default under the Mortgage Loan or accelerate any indebtedness under the Loan Documents.

(38)
Bankruptcy. As of the date of origination of the related Mortgage Loan and to the Seller’s knowledge as of the Cut-off Date, no Borrower, guarantor or tenant occupying a single-tenant property is a debtor in state or federal bankruptcy, insolvency or similar proceeding.

(39)
Organization of Borrower. With respect to each Mortgage Loan, in reliance on certified copies of the organizational documents of the Borrower delivered by the Borrower in connection with the origination of such Mortgage Loan, the Borrower is an entity organized under the laws of a state of the United States of America, the District of Columbia or the Commonwealth of Puerto Rico. Except with respect to any Crossed Mortgage Loan, no Mortgage Loan has a Borrower that is an Affiliate of another Borrower. (An “Affiliate” for purposes of this paragraph (39) means, a Borrower that is under direct or indirect common ownership and control with another Borrower.)

(40)
Environmental Conditions. A Phase I environmental site assessment (or update of a previous Phase I and or Phase II site assessment) and, with respect to certain Mortgage Loans, a Phase II environmental site assessment (collectively, an “ESA”) meeting ASTM requirements conducted by a reputable environmental consultant in connection with such Mortgage Loan within 12 months prior to its origination date (or an update of a previous ESA was prepared), and such ESA either (i) did not identify the existence of recognized environmental conditions (as such term is defined in ASTM E1527-05 or its successor, hereinafter “Environmental Condition”) at the related Mortgaged Property or the need for further investigation with respect to any Environmental Condition that was identified, or (ii) if the existence of an Environmental Condition or need for further investigation was indicated in any such ESA, then at least one of the following statements is true: (A) an amount reasonably estimated by a reputable environmental consultant to be sufficient to cover the estimated cost to cure any material noncompliance with applicable environmental laws or the Environmental Condition has been escrowed by the related Borrower and is held or controlled by the related lender; (B) if the only Environmental Condition relates to the presence of asbestos-containing materials, radon in indoor air, lead based paint or lead in drinking water, and the only recommended action in the ESA is the institution of such a plan, an operations or maintenance plan has been required to be instituted by the related Borrower that can reasonably be expected to mitigate the identified risk; (C) the Environmental Condition identified in the related environmental report was remediated or abated in all material respects prior to the date hereof, and, if and as appropriate, a no further action or closure letter was obtained from the applicable governmental regulatory authority (or the Environmental Condition affecting the related Mortgaged Property was otherwise listed by such governmental authority as “closed” or a reputable environmental consultant has concluded that no further action is required); (D) a secured creditor environmental policy or a pollution legal liability insurance policy that covers liability for the Environmental Condition was obtained from an insurer rated no less than A- (or the equivalent) by Moody’s, S&P and/or Fitch; (E) a party not related to the Borrower was identified as the responsible party for such Environmental Condition and such responsible party has financial resources reasonably estimated to be adequate to address the situation; or (F) a party related to the Borrower having financial resources reasonably estimated to be adequate to address the situation is required to take action. To Seller’s knowledge, except as set forth in the ESA, there is no Environmental Condition (as such term is defined in ASTM E1527-05 or its successor) at the related Mortgaged Property.

(41)
Appraisal. The Servicing File contains an appraisal of the related Mortgaged Property with an appraisal date within 6 months of the Mortgage Loan origination date, and within 12 months of the Closing Date. The appraisal is signed by an appraiser who is either a Member of the Appraisal Institute (“MAI”) and/or has been licensed and certified to prepare appraisals in the state where the Mortgaged Property is located. Each appraiser has represented in such appraisal or in a supplemental letter that the appraisal satisfies the requirements of the “Uniform Standards of Professional Appraisal Practice” as adopted by the Appraisal Standards Board of the Appraisal Foundation and has certified that such appraiser had no interest, direct or indirect, in the Mortgaged Property or the Borrower or in any loan made on the security thereof, and its compensation is not affected by the approval or disapproval of the Mortgage Loan.

(42)
Mortgage Loan Schedule. The information pertaining to each Mortgage Loan which is set forth in the mortgage loan schedule attached as Exhibit A to the Mortgage Loan Purchase Agreement is true and correct in all material respects as of the Cut-off Date and contains all information required by the Mortgage Loan Purchase Agreement to be contained therein.

(43)	Cross-Collateralization. No Mortgage Loan is cross-collateralized or cross-defaulted with any mortgage loan that is outside the Trust, except as set forth in Annex G.

(44)	Advance of Funds by the Seller. After origination, no advance of funds has been made by Seller to the related Borrower other than in accordance with the Loan Documents, and, to

Seller’s knowledge, no funds have been received from any person other than the related Borrower or an affiliate for, or on account of, payments due on the Mortgage Loan (other than as contemplated by the Loan Documents, such as, by way of example and not in limitation of the foregoing, amounts paid by the tenant(s) into a lender-controlled lockbox if required or contemplated under the related lease or Loan Documents). Neither Seller nor any affiliate thereof has any obligation to make any capital contribution to any Borrower under a Mortgage Loan, other than contributions made on or prior to the date hereof.

(45)
Compliance with Anti-Money Laundering Laws. Seller has complied in all material respects with all applicable anti-money laundering laws and regulations, including without limitation the USA Patriot Act of 2001 with respect to the origination of the Mortgage Loan, the failure to comply with which would have a material adverse effect on the Mortgage Loan.

For purposes of these representations and warranties, the phrases “the Seller’s knowledge” or “the Seller’s belief” and other words and phrases of like import shall mean, except where otherwise expressly set forth herein, the actual state of knowledge or belief of the Seller, its officers and employees directly responsible for the underwriting, origination, servicing or sale of the Mortgage Loans regarding the matters expressly set forth herein.

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ANNEX G

EXCEPTIONS TO MORTGAGE LOAN SELLER REPRESENTATIONS AND WARRANTIES

Capitalized terms used but not otherwise defined in this Annex G will have the meanings set forth in the related Mortgage Loan Purchase Agreement or, if not defined in related Mortgage Loan Purchase Agreement, in the Pooling and Servicing Agreement.

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ANNEX G-1

EXCEPTIONS TO REPRESENTATIONS AND WARRANTIES FOR
UBS REAL ESTATE SECURITIES INC. MORTGAGE LOANS

Annex A ID#	Mortgage Loans	Representations	Exceptions

7	University Edge	(5) Lien; Valid Assignment
The Mortgaged Property is subject to a declaration relative to service payments in lieu of taxes (the “PILOT Agreement”), commencing in November 2015. The service payments support the payment of certain bonds held by the municipality in connection with the redevelopment of the Mortgaged Property. The borrower’s obligation to make the service payments under the PILOT Agreement is secured by a first priority security interest in the Mortgaged Property and the payments are guaranteed by the non-recourse careveout guarantor until such time as the Mortgaged Property achieves a certain assessed value. The Mortgage Loan Documents require the borrower to reserve for the PILOT payments and there is active cash management with the PILOT payments paid first.

17	One Woodward Building	(5) Lien; Valid Assignment	The Mortgage Loan Documents do not encumber the Passo di Danza sculpture created by Giacomo Manzu owned by the borrower and located on the Mortgaged Property.

7	University Edge	(6) Permitted Liens; Title Insurance	See exception to representation (5).

17	One Woodward Building	(6) Permitted Liens; Title Insurance	See exception to representation (5).

81	Conn’s Store	(6) Permitted Liens; Title Insurance
The adjacent property owner has a right to purchase the Mortgaged Property if the tenant ceases operations for 9 consecutive months (subject to certain 3 months extension options). In order to exercise the purchase option, the Mortgage Loan must either be (i) assumed in accordance with the Loan Documents or (ii) paid in full (with yield maintenance). The agreement states that the purchaser must take title to the Mortgaged Property subject to encumbrances on record.

7	University Edge	(8) Assignment of Leases, Rents and Profits	See exception to representation (5).

Annex G-1-1

Annex A ID#	Mortgage Loans	Representations	Exceptions

17	One Woodward Building	(10) Condition of Property	The engineering report identified short term repairs estimated to cost $243,510, for which no reserve was established. The borrower has covenanted to complete the work related to such repairs.

4	Circle K Portfolio	(10) Condition of Property
The engineering report identified immediate repairs estimated to cost $297,095, for which no reserve was established. The borrower has covenanted to cause the tenant (who is responsible for maintenance) to perform the work.

81	Conn’s Store	(12) Condemnation
There is a current condemnation proceeding that affects the property immediately adjacent to the Mortgaged Property in connection with a road widening. The adjacent property is subject to a reciprocal easement agreement that benefits the Mortgaged Property. The condemnation will not terminate such agreement. There can be no assurance that such condemnation will not affect the Mortgaged Property once the condemning authority has funds available to continue such widening.

32	Little Havana Office & Retail Portfolio	(13) Actions Concerning Mortgage Loan
One of the non-recourse careveout guarantors has a federal tax lien filed against him in the amount of approximately $1,034,708. The guarantor covenanted to pay in full any and all amounts due in connection with the tax lien on or before the earlier of (i) the fifth business day following the final determination by the IRS of the total outstanding liability due under such tax lien, or (ii) 180 days from the closing date of the Mortgage Loan. Pursuant to the Mortgage Loan Documents, the guarantor is liable for any losses incurred as a result of his failure to pay the federal tax lien in full.

58	Campbell Park Apartments	(16) Insurance	Certain insurance coverage required pursuant to the Mortgage Loan Documents is provided through insurance policies maintained by the condominium association.

22	Landmark Industrial Portfolio	(16) Insurance
The borrower is required to maintain comprehensive all risk insurance for each individual Mortgaged Property in an amount equal to 100% of the full replacement cost of such Mortgaged Property, exclusive of costs of excavations, foundations, underground utilities

Annex G-1-2

Annex A ID#	Mortgage Loans	Representations	Exceptions
and footings.

	Various	(16) Insurance
The Loan Documents provide that the lender has the right to hold and disburse insurance proceeds with respect to property losses in excess of 5% of the original principal amount of the Mortgage Loan (or a specified amount less than 5% of the applicable original principal amount).

17	One Woodward Building	(24) Local Law Compliance
As of the origination date of the Mortgage Loan, there were several building code violations of record with respect to the Mortgaged Property. Pursuant to the Mortgage Loan Documents, the borrower is obligated to use its best efforts to, within 90 days of the closing of the Mortgage Loan, cure, remediate and discharge all violations of law, pay all fees, costs, fines or penalties, and comply with all other requirements of governmental authorities, that if not cured would have a material adverse effect on the operation of the Mortgaged Property. The Mortgage Loan Documents include an non-recourse careveout for losses incurred in connection with the failure to cure such violations.

32	Little Havana Office & Retail Portfolio	(24) Local Law Compliance
As of the origination date of the Mortgage Loan, certain certificates of occupancy were not obtained. In addition, there were several outstanding violations with respect to certain of the Mortgaged Properties. The borrower has covenanted to (i) to obtain a certificate of use and business tax certificate for itself and to use commercially reasonable efforts to cause each tenant to obtain a certificate of use and business tax certificate for itself and deliver the same to lender within 90 days of the closing of the loan, and (ii) to cure any violations with respect to each Mortgaged Property within 30 days of the closing date of the Mortgage Loan. In addition, the borrower and guarantors are liable for any losses incurred by the lender as a result of the borrower’s failure to procure such certificates of use or to cure and dismiss such violations.

40	Parkstone and Parkhurst Apartments	(24) Local Law Compliance
The borrower has not obtained a certificate of compliance with respect to each of the parking garages located at the Mortgaged Property. In addition, there are certain violations with respect to such parking garages that need to be cured

Annex G-1-3

Annex A ID#	Mortgage Loans	Representations	Exceptions
and removed of record. The borrower has covenanted to cure such violations and cause the violations to be removed of record and to cause the certificates of compliance to be obtained. The Mortgage Loan is recourse to the borrower and the guarantor for any losses resulting from the existence of the Violations and for borrower’s failure to cause the violations to be cured and removed of record as well as for failure to obtain the certificates of compliance.

32	Little Havana Office & Retail Portfolio	(25) Licenses and Permits	See exception to representation (24).

40	Parkstone and Parkhurst Apartments	(25) Licenses and Permits	See exception to representation (24).

7 12 22 27	University Edge Larkridge Shopping Center Landmark Industrial Portfolio Wyndham Garden Austin	(26) Recourse Obligations
The obligations and liabilities of the environmental indemnitor with respect to environmental issues shall not apply to the introduction and initial release of hazardous substances on the Mortgaged Property from and after the date that the lender acquires title and assumes control of the Mortgaged Property through power of sale, foreclosure or deed in lieu of foreclosure. The indemnitor bears the burden of proof that the introduction and initial release of such hazardous substances (i) occurred subsequent to the transfer date, (ii) did not occur as a result of any act or omission or indemnitor or its affiliates in, or under or near the Mortgaged Property and (iii) did not occur as a result of a breach of environmental laws which occurred prior to the transfer.

17	One Woodward Building	(26) Recourse Obligations	There is no recourse for material physical waste at the Mortgaged Property if the Mortgaged Property does not generate sufficient gross income to pay the same.

	Various	(26) Recourse Obligations	The non-recourse carve-out for misapplication of rents is limited to misapplication of rents during the continuance of an event of default.

	Various	(26) Recourse Obligations
The obligations and liabilities of the environmental indemnitor with respect to environmental issues will terminate and be of no further force and effect after the date that is two or three years after payment in full of the related Mortgage Loan, provided that such indemnitor shall deliver to the indemnified parties, following

Annex G-1-4

Annex A ID#	Mortgage Loans	Representations	Exceptions
the full repayment of the obligations, a Phase I environmental assessment which does not indicate any environmental conditions relating to hazardous substances on the Mortgaged Property.

4	Circle K Portfolio	(27) Mortgage Releases
The borrower is permitted to release an individual Mortgaged Property and substitute one or more other properties, provided that, among other conditions, (i) the Circle K lease is in full force and effect, (ii) the borrower provides the lender with 60 days’ prior written notice of such substitution, (iii) the replacement property is not less than the greater of (A) the value of the substituted Mortgaged Property as set forth in the appraisal or (B) the value of the substituted Mortgaged Property as of the date of substitution and (iv) after giving effect to the substitution, the replacement property will be subject to the same Circle K lease as was the substituted Mortgaged Property and the rent under such lease following such substitution is not less than the rent as of the date immediately preceding the substitution.

81	Conn’s Store	(30) Due on Sale or Encumbrance	See exception to representation (6).

19	Element – Austin	(31) Single-Purpose Entity	The lender waived the requirement of counsel to provide an opinion regarding non-consolidation of the borrower.

20 64 81	Four Points by Sheraton - San Jose Northpoint Plaza Conn’s Store	(31) Single-Purpose Entity	The related borrower is a recycled Single-Purpose Entity which previously owned other property.

17	One Woodward Building	(31) Single-Purpose Entity
In addition to the Mortgaged Property and incidental personal property necessary for the ownership, leasing, management or operation of the Mortgaged Property, the borrower owns a sculpture located on the Mortgaged Property that is not collateral for the Mortgage Loan.

1	Tops & Kroger Portfolio	34(c) – Ground Leases	The term of the ground lease expires less than 20 years beyond the stated maturity of the Mortgage Loan.

Annex G-1-5

Annex A ID#	Mortgage Loans	Representations	Exceptions

34(j) – Ground Leases
The ground lease provides that in the event of any damage to or destruction of the improvements at the Mortgaged Property resulting from a casualty covered by Insurance maintained by the ground lessee, the ground lessee must file a proof of claim and proceed with the collection of such claim. Other than as specifically provided in the ground lease, the ground lessor and the ground lessee waived any and all rights of recovery against each other for any direct or indirect loss occurring to the Mortgaged Property.

34(k) – Ground Leases
The ground lease provides that the ground lessor is entitled to the entire award of proceeds with respect to the land that comprises the Mortgaged Property and the ground lessee is entitled to the entire award proceeds with respect to the improvements, unless the ground lessee is required to or elects to repair the ground lessee’s improvements, in which event the entirety of the award made for such condemnation will be paid to the ground lessee to be applied to make sure repairs, and reconstruction. The balance of any such award remaining after the performance of such work will be allocated between the ground lessor and the ground lessee in accordance with the foregoing provisions. The ground lessee is also entitled to any separate award (not in diminution or reduction of the foregoing awards) with respect to the taking of its trade fixtures and the ground lessee’s (or any sublessee’s) removal or relocation costs, damages to personal property, special damages or loss of business or profits.

17	One Woodward Building	34(a) – Ground Leases	The original ground lease is recorded, however, the amendment setting forth leasehold mortgagee protections is not of record.

34(b) – Ground Leases
The lessor under the ground lease has not agreed in writing that the ground lease may not be amended or modified, or canceled or terminated without the prior written consent of lender. The guarantor is liable for (1) losses in the event the lender is unable to obtain a new ground lease following a termination of the ground lease (except to the extent that the guarantor can prove that such deprivation was the direct result of the lender’s failure to use

Annex G-1-6

Annex A ID#	Mortgage Loans	Representations	Exceptions
commercially reasonable efforts to enforce rights afforded to the lender in the ground lease or to obtain a new ground lease) and (2) the full amount of the mortgage loan if the ground lease is cancelled, terminated or modified in writing by the borrower or rejected by or on behalf of the borrower in a bankruptcy action.

34(g) – Ground Leases
The ground lessor is required to provide notice of default to the ground lessee so long as the ground lessor has been provided with notification and contact information of the ground lessee. The ground lease does not provide that no default notice or termination is effective against lender unless notice is received by lender.

34(h) – Ground Leases
The ground lease does not provide that the lender has a reasonable opportunity to cure defaults under the ground lease. However, if the ground lessor terminates the ground lease, the mortgagee (for which the ground lessor has been provided notice and contact information) has 20 days to enter into a new lease on the same terms and conditions, but only upon payment of all accrued rent or taxes and lessors out-of-pocket expenses incurred in connection with the default, termination, and negotiation of the new lease.

34(l) – Ground Leases
In the event the ground lessor terminates the ground lease following a default, the mortgagee (for which the ground lessor has been provided notice and contact information) has 20 days from the date of termination to enter into a new lease on the same terms and conditions, upon payment of all accrued rent or taxes and lessor’s out-of-pocket expenses incurred in connection with the default, termination, and negotiation of the new lease. The ground lease does not address the rejection of the lease in a bankruptcy proceeding. The guarantor is liable for (1) losses in the event the lender is unable to obtain a new ground lease following a termination of the ground lease (except to the extent that the guarantor can prove that such deprivation was the direct result of the lender’s failure to use commercially reasonable efforts to enforce rights afforded to the lender in the ground lease or to obtain a new ground lease) and (2) the full amount of the mortgage loan if the ground lease is cancelled, terminated or modified in writing by the borrower or rejected by or on behalf of the

Annex G-1-7

Annex A ID#	Mortgage Loans	Representations	Exceptions
borrower in a bankruptcy action.

18 20	Wyndham Garden – San Jose Four Points by Sheraton – San Jose	(39) Organization of Borrower	The borrowers are affiliated entities.

Annex G-1-8

SCHEDULE G-1
UBS REAL ESTATE SECURITIES INC. MORTGAGE
LOANS WITH EXISTING MEZZANINE DEBT

Annex A-1 ID#	Mortgage Loan	Original Principal Amount of Existing Mezzanine Debt
22	Landmark Industrial Portfolio	$3,000,000

Schedule G-1-1

SCHEDULE G-2

UBS REAL ESTATE SECURITIES INC. MORTGAGE LOANS WITH RESPECT
TO WHICH MEZZANINE DEBT IS PERMITTED IN THE FUTURE

Annex A-1 ID#	Mortgage Loan
19	Element – Austin

Schedule G-2-1

SCHEDULE G-3

UBS REAL ESTATE SECURITIES INC. CROSSED MORTGAGE LOANS

None.

Schedule G-3-1

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ANNEX G-2

EXCEPTIONS TO REPRESENTATIONS AND WARRANTIES FOR
GERMAN AMERICAN CAPITAL CORPORATION MORTGAGE LOANS

Annex A-1 ID#	Mortgage Loan	Representation	Exception

15	Homewood Suites Carle Place	(5) Lien; Valid Assignment
There is a superior lien on the Mortgaged Property securing the related borrower’s obligation to make certain payments to the County of Nassau, New York, under a payment in lieu of taxes (“PILOT”) arrangement. The PILOT arrangement is structured such that the related borrower owns the Mortgaged Property in fee and leases it to the Nassau County Industrial Development Agency (the “IDA”), which in turn subleases it back to the borrower. For so long as the IDA holds an interest in the Mortgaged Property, it is exempt from real property taxes; however, the related borrower has agreed to make PILOT payments to Nassau County and such payment obligations are secured by a first lien mortgage on the Mortgaged Property granted to Nassau County. Pursuant to the sublease from the IDA to the borrower, the IDA has been granted lien and security interest in the personal property and FF&E that is part of the Mortgaged Property; provided that the IDA has agreed, pursuant to the term of an intercreditor agreement between the IDA and Seller that the lender’s lien in the personal property and FF&E shall have priority over the IDA’s lien and security interest, except to the extent of $495,161.90, which represents the sales tax savings realized by the borrower as a result of the IDA having an interest in the Mortgaged Property.

65	Walmart Helena Shopping Center	(5) Lien; Valid Assignment
The largest tenant at the Mortgaged Property, Wal-Mart Stores East, LP (“Wal-Mart”), maintains a right of first refusal and right of first offer under the terms of its lease. The tenant has waived such right of first refusal and its right of first offer under its lease with respect to a purchaser who takes title pursuant to foreclosure or a deed in lieu thereof, but not a subsequent sale. The right of first refusal is applicable only if the Wal-Mart premises are legally subdivided from the rest of the shopping center.

15	Homewood Suites Carle Place	(6) Permitted Liens; Title Insurance
There is a superior lien on the Mortgaged Property securing the related borrower’s obligation to make certain payments to the County of Nassau, New York, under a payment in lieu of taxes (“PILOT”) arrangement. The PILOT arrangement is structured such that the related borrower owns the

Annex G-2-1

Annex A-1 ID#	Mortgage Loan	Representation	Exception
Mortgaged Property in fee and leases it to the Nassau County Industrial Development Agency (the “IDA”), which in turn subleases it back to the borrower. For so long as the IDA holds an interest in the Mortgaged Property, it is exempt from real property taxes; however, the related borrower has agreed to make PILOT payments to Nassau County and such payment obligations are secured by a first lien mortgage on the Mortgaged Property granted to Nassau County. Pursuant to the sublease from the IDA to the borrower, the IDA has been granted lien and security interest in the personal property and FF&E that is part of the Mortgaged Property; provided that the IDA has agreed, pursuant to the term of an intercreditor agreement between the IDA and Seller that the lender’s lien in the personal property and FF&E shall have priority over the IDA’s lien and security interest, except to the extent of $495,161.90, which represents the sales tax savings realized by the borrower as a result of the IDA having an interest in the Mortgaged Property.

65	Walmart Helena Shopping Center	(6) Permitted Liens; Title Insurance
The largest tenant at the Mortgaged Property, Wal-Mart, maintains a right of first refusal and right of first offer under the terms of its lease. The tenant has waived such right of first refusal and its right of first offer under its lease with respect to a purchaser who takes title pursuant to foreclosure or a deed in lieu thereof, but not a subsequent sale. The right of first refusal is applicable only if the Wal-Mart premises are legally subdivided from the rest of the shopping center.

15	Homewood Suites Carle Place	(8) Assignment of Leases, Rents and Profits
There is a superior lien on the Mortgaged Property securing the related borrower’s obligation to make certain payments to the County of Nassau, New York, under a payment in lieu of taxes (“PILOT”) arrangement. The PILOT arrangement is structured such that the related borrower owns the Mortgaged Property in fee and leases it to the Nassau County Industrial Development Agency (the “IDA”), which in turn subleases it back to the borrower. For so long as the IDA holds an interest in the Mortgaged Property, it is exempt from real property taxes; however, the related borrower has agreed to make PILOT payments to Nassau County and such payment obligations are secured by a first lien mortgage on the Mortgaged Property granted to Nassau County. Pursuant to the sublease from the IDA to the borrower, the IDA has been granted lien and security interest in the personal property and FF&E that is part of the

Annex G-2-2

Annex A-1 ID#	Mortgage Loan	Representation	Exception
Mortgaged Property; provided that the IDA has agreed, pursuant to the term of an intercreditor agreement between the IDA and Seller that the lender’s lien in the personal property and FF&E shall have priority over the IDA’s lien and security interest, except to the extent of $495,161.90, which represents the sales tax savings realized by the borrower as a result of the IDA having an interest in the Mortgaged Property.

15	Homewood Suites Carle Place	(9) UCC Filings
There is a superior lien on the Mortgaged Property securing the related borrower’s obligation to make certain payments to the County of Nassau, New York, under a payment in lieu of taxes (“PILOT”) arrangement. The PILOT arrangement is structured such that the related borrower owns the Mortgaged Property in fee and leases it to the Nassau County Industrial Development Agency (the “IDA”), which in turn subleases it back to the borrower. For so long as the IDA holds an interest in the Mortgaged Property, it is exempt from real property taxes; however, the related borrower has agreed to make PILOT payments to Nassau County and such payment obligations are secured by a first lien mortgage on the Mortgaged Property granted to Nassau County. Pursuant to the sublease from the IDA to the borrower, the IDA has been granted lien and security interest in the personal property and FF&E that is part of the Mortgaged Property; provided that the IDA has agreed, pursuant to the term of an intercreditor agreement between the IDA and Seller that the lender’s lien in the personal property and FF&E shall have priority over the IDA’s lien and security interest, except to the extent of $495,161.90, which represents the sales tax savings realized by the borrower as a result of the IDA having an interest in the Mortgaged Property.

11	U-Haul Pool 2	(16) Insurance
The Borrower has a self-insured retention on commercial general liability of $5,000,000, which is permitted so long as the guarantor maintains net equity of at least $250,000,000 as reflected in its most recent audited financial statements. The Mortgage Loan is recourse to the Borrower and guarantor for losses resulting from the failure to pay any deductible or self-retention amount.

36	Evergreen Plaza	(24) Local Law Compliance
The Seller was unable to confirm as of the date of origination of the Mortgage Loan or as of the Cut-Off Date whether certificates of occupancy were issued and in effect with respect to six (6) tenants

Annex G-2-3

Annex A-1 ID#	Mortgage Loan	Representation	Exception
at the Mortgaged Property. The applicable tenants occupy approximately 13.0% of the rentable square footage of the building. Per local zoning requirements, such certificates of occupancy are required to be maintained by each tenant occupying space at the Mortgaged Property.

36	Evergreen Plaza	(25) Licenses and Permits
The Seller was unable to confirm as of the date of origination of the Mortgage Loan or as of the Cut-Off Date whether certificates of occupancy were issued and in effect with respect to six (6) tenants at the Mortgaged Property. The applicable tenants occupy approximately 13.0% of the rentable square footage of the building. Per local zoning requirements, such certificates of occupancy are required to be maintained by each tenant occupying space at the Mortgaged Property.

2	W Scottsdale	(26) Recourse Obligations
The Mortgage Loan documents provide that recourse to Borrower and the related non-recourse carveout guarantor for losses, liabilities, costs and damages arising out of the misappropriation of gross revenues only applies following an event of default under the Mortgage Loan documents.

2	W Scottsdale	(31) Single-Purpose Entity
The Borrower, pursuant to an agreement dated October 1, 2009, assumed the obligations of an Affiliate to pay certain condominium marketing fees associated with the condominium units located within (but not constituting a part of) the hotel located at the Mortgaged Property, which such obligations were subsequently released by the date of origination of the Mortgage Loan.

11	U-Haul Pool 2	(31) Single-Purpose Entity
The subject borrower may acquire properties adjacent to the existing related Mortgaged Properties for expansion purposes. Any such after-acquired adjacent property will be encumbered by the lien of the Mortgage on the related Mortgaged Property. In addition, the Borrower is permitted to enter into an operating lease, as a tenant, with respect to one or more storage facilities acquired by an affiliate of the Borrower, which will be operated jointly with one of the existing properties.

31	Galleria L’Orange	(34) Ground Leases	The term of the related Ground Lease expires on February 1, 2040, which is approximately 15 years, 4 months beyond the stated maturity date of the Mortgage Loan, October 6, 2024.

Annex G-2-4

SCHEDULE G-1

GERMAN AMERICAN CAPITAL CORPORATION MORTGAGE
LOANS WITH EXISTING MEZZANINE DEBT

Annex A-1 ID#	Mortgage Loan	Original Principal Amount of Existing Mezzanine Debt
13	Rivers Pointe Apartments Phase II	$3,000,000

Schedule G-1-1

SCHEDULE G-2

GERMAN AMERICAN CAPITAL CORPORATION MORTGAGE LOANS WITH RESPECT
TO WHICH MEZZANINE DEBT IS PERMITTED IN THE FUTURE

Annex A-1 ID#	Mortgage Loan
2	W Scottsdale
9	8000 Maryland Avenue

Schedule G-2-1

SCHEDULE G-3

GERMAN AMERICAN CAPITAL CORPORATION CROSSED MORTGAGE LOANS

None.

Schedule G-3-1

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ANNEX G-3

EXCEPTIONS TO REPRESENTATIONS AND WARRANTIES FOR
JEFFERIES LOANCORE LLC MORTGAGE LOANS

Annex A ID#	Mortgage Loan	Representation	Exception
3	Churchill Portfolio	(5) Lien; Valid Assignment
The title certificates for the mobile homes at the St. Mary’s Mortgaged Property have not yet been delivered in the name of the securitization trustee. The borrower is required to have the title certificates re-issued.

76	Park ‘N Go Omaha	(7) Junior Liens	Subordinate debt exists in the principal amount of $16,000 secured by 2 of the 6 shuttles used for the operation of the Mortgaged Property.
70	Park ‘N Go Charlotte	(7) Junior Liens	Subordinate debt exists in the principal amount of $55,317 secured by 6 the 14 shuttles used for the operation of the Mortgaged Property.
70	Park ‘N Go Charlotte	(8) Assignment of Leases; Rents and Profits
There are short term concession agreements with airport authorities granting permission to pick up and drop off passengers at the airport, which are not assignable. Upon foreclosure the lender would must apply for a concession agreement.

49 54	Madeira Grove Apartments El Dorado	(10) Condition of Property
The Mortgage Loan documents require the related Borrower to complete certain budgeted work relating to maintenance and upgrades at the related Mortgaged Property. The Guarantor provided a completion guaranty ($250,000, in the case of El Dorado, and a $275,000, in the case of Madeira). In the event the budgeted work is not completed by May 6, 2016, the Mortgage Loan documents provide for a sweep of excess cash into a reserve account until the balance of such reserve is equal to 125% of the cost of the remaining budgeted work.

Various	Various	(16) Insurance
Certain of the Mortgage Loan documents provide that insurance proceeds may be disbursed to the borrower where the proceeds are less than $500,000 (or in some cases, a smaller amount) and the cost to restore is also less than $500,000 (or such smaller amount as specified in

Annex G-3-1

the related Mortgage Loan documents).
Various	Various	(16) Insurance
For multi-layered policies, if four or fewer insurance companies issue the policies, then at least 75% of the insurance coverage represented by the policies must be provided by insurance companies with a claims paying ability rating of “A-” or better by S&P, with no carrier below “BBB-” or if five (5) or more insurance companies issue the policies, then at least 60% of the insurance coverage represented by the policies must be provided by insurance companies with a claims paying ability rating of “A-” or better by S&P, with no carrier below “BBB.”

Various	Various	(28) Financial Reporting and Rent Rolls	Hospitality properties generally do not require delivery of rent rolls.
70	Park ‘N Go Charlotte	(32) Defeasance
In connection with the release of 4.5 acres of the Mortgaged Property, the Mortgage Loan documents require the Borrower to deliver defeasance collateral in an amount at least equal to the greater of (i) 20% of the then current outstanding principal balance of the Mortgage Loan, or (ii) 100% of the net sales proceeds from any sale of the release parcel.

48 50	Ravenwood Apartments Gulf Freeway Office	(39) Organization of Borrower	The Borrowers under each of these Mortgage Loans are affiliates.
49 54	Madeira Grove Apartments El Dorado	(39) Organization of Borrower	The Borrowers under each of these Mortgage Loans are affiliates.
70 76	Park ‘N Go Charlotte Park ‘N Go Omaha	(39) Organization of Borrower	The Borrowers under each of these Mortgage Loans are affiliates.

Annex G-3-2

SCHEDULE G-1
JEFFERIES LOANCORE LLC MORTGAGE
LOANS WITH EXISTING MEZZANINE DEBT

Annex A-1 ID#	Mortgage Loan	Original Principal Amount of Existing Mezzanine Debt
3	Churchill Portfolio	$7,500,000

Schedule G-1-1

SCHEDULE G-2

JEFFERIES LOANCORE LLC MORTGAGE LOANS WITH RESPECT
TO WHICH MEZZANINE DEBT IS PERMITTED IN THE FUTURE

None.

Schedule G-2-1

SCHEDULE G-3

JEFFERIES LOANCORE LLC CROSSED MORTGAGE LOANS

None.

Schedule G-3-1

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ANNEX G-4

EXCEPTIONS TO REPRESENTATIONS AND WARRANTIES FOR
CANTOR COMMERCIAL REAL ESTATE LENDING, L.P. MORTGAGE LOANS

Annex A ID#	Mortgage Loans	Representations	Exceptions
10	Myrtle Beach Marriott Resort & Spa	(1) Whole Loan; Ownership of Mortgage Loans	The Mortgage Loan is evidenced by a $31,000,000 A1-1 note. The Mortgaged Property is also security for a $30,000,000 pari passu A1-2 note and a $55,000,000 pari passu A-2 note.

Various	Various	(16) Insurance
Certain of the Loan Documents provide that insurance proceeds may be disbursed to the borrower where the proceeds are less than $500,000 (or in some cases, a smaller amount) and the cost to restore is also less than $500,000 (or such smaller amount as specified in the related Loan Documents).

Various	Various	(16) Insurance
For multi-layered policies, if four or fewer insurance companies issue the policies, then at least 75% of the insurance coverage represented by the policies must be provided by insurance companies with a claims paying ability rating of “A-” or better by S&P, with no carrier below “BBB-” or if five (5) or more insurance companies issue the policies, then at least 60% of the insurance coverage represented by the policies must be provided by insurance companies with a claims paying ability rating of “A-” or better by S&P, with no carrier below “BBB-”.

Various	Various	(16) Insurance
In the event the Borrower is required to maintain flood insurance, the required flood hazard insurance may be with any insurance company authorized by the United States government to issue such insurance provided such flood hazard insurance is reinsured by the United States government.

5	University Village	(24) Local Law Compliance
The Mortgaged Property has an existing violation open with the fire marshal associated with tenants having gas grills. The Borrower agreed to clear the violation post-closing and, until cleared, the Mortgage Loan is recourse to the Borrower and Guarantors for loss associated with the open violation.

10	Myrtle Beach Marriott Resort &	(26) Recourse	Neither the borrower nor the non-recourse carve-out guarantors is liable for recourse in connection

Annex G-4-1

Annex A ID#	Mortgage Loans	Representations	Exceptions

	Spa	Obligations	with misapplication of rents, insurance proceeds or condemnation awards.

Various	Various	(28) Financial Reporting and Rent Rolls	Hospitality properties generally do not require delivery of rent rolls.

52	Apollo Storage	(34)(e) Ground Leases
The ground lease permits assignment of borrower’s interest in the ground lease without consent of the ground lessor to lender, the purchaser at any foreclosure sale or the transferee under a deed or assignment in lieu of foreclosure. However, the consent of the ground lessor is required for any further assignment, which consent may not to be unreasonably withheld, delayed or conditioned.

10	Myrtle Beach Marriott Resort & Spa	(43) Cross-Collateralization
The Mortgage Loan is evidenced by a $31,000,000 A1-1 note. The Mortgaged Property is also security for a $30,000,000 pari passu A1-2 note and a $55,000,000 pari passu A-2 note. The notes are cross-collateralized and cross defaulted with each other.

Annex G-4-2

SCHEDULE G-1
CANTOR COMMERCIAL REAL ESTATE LENDING, L.P. MORTGAGE
LOANS WITH EXISTING MEZZANINE DEBT

None.

Schedule G-1-1

SCHEDULE G-2

CANTOR COMMERCIAL REAL ESTATE LENDING, L.P. MORTGAGE LOANS WITH RESPECT
TO WHICH MEZZANINE DEBT IS PERMITTED IN THE FUTURE

None.

Schedule G-2-1

SCHEDULE G-3

CANTOR COMMERCIAL REAL ESTATE LENDING, L.P. CROSSED MORTGAGE LOANS

See Exception(s) to Rep 43.

Schedule G-3-1

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ANNEX G-5

EXCEPTIONS TO REPRESENTATIONS AND WARRANTIES FOR
KEYBANK NATIONAL ASSOCIATION MORTGAGE LOANS

Annex A-1 ID#	Mortgage Loan	Representation	Exception
26 44 46 57 67 72 77 80 87 88 89

Clovis Crossing Phase II

Ranch Lake Plaza

Harmony Bay Apartments

Greensboro Multifamily Portfolio

Kerrville Junction Shopping Center

Fairfield Inn & Suites – Dover

Thanksgiving Point

Fountainhead Mini Storage

35th and Greenway

Lady Lake

The Meadows

(26) Recourse Obligations
The non-recourse provisions of the Mortgage Loans provide for liability for actual losses, liabilities, costs and damages in connection with “willful misrepresentation” as opposed to “intentional material misrepresentation.”

Annex G-5-1

8	Highland Oaks Portfolio	(26) Recourse Obligations
The non-recourse provisions of the Mortgage Loan provides for liability for actual losses, liabilities, costs and damages in connection with “intentional misrepresentation” as opposed to “intentional material misrepresentation.”

The non-recourse provisions of the Mortgage Loan provides for liability for actual losses, liabilities, costs and damages in connection with “misapplication or conversion of rents” as opposed to “misapplication or misappropriation of rents.”

The non-recourse provisions of the Mortgage Loan does not provide for liability for actual losses, liabilities, costs and damages in connection with any breach of the environmental covenants contained in the related Loan Documents.

16 78	Baton Rouge West Distribution Center Magnetek Industrial	(26) Recourse Obligations
The non-recourse provisions of the Mortgage Loan provides for liability for actual losses, liabilities, costs and damages in connection with “willful material misrepresentation” as opposed to “intentional material misrepresentation.”

The non-recourse provisions of the Mortgage Loans provide for liability for actual losses, liabilities, costs and damages in connection with “misapplication or conversion of rents” as opposed to “misapplication or misappropriation of rents.”

89	The Meadows	(26) Recourse Obligations
The non-recourse provision of the Mortgage Loan provides for liability for actual losses, liabilities, costs and damages in connection with misapplication or misappropriation of rents following the occurrence of an event of default under the related Loan Documents.

The non-recourse provisions of the Mortgage Loan provides for liability for actual losses, liabilities, costs and damages in connection with “material physical waste” as opposed to “intentional material physical waste.”

57 72 80	Greensboro Multifamily Portfolio Fairfield Inn & Suites – Dover Fountainhead Mini Storage	(26) Recourse Obligations
The non-recourse provisions of the Mortgage Loans provide for liability for actual losses, liabilities, costs and damages in connection with “material physical waste” as opposed to “intentional material physical waste.”

Annex G-5-2

Various	All Mortgage Loans	(27) Mortgage Releases

With respect to a taking of a portion of each Mortgaged Property, the principal balance of the Mortgage Loans is not required to be paid down if the holder of the Mortgage Loan receives an opinion of counsel that, if such amount is not paid, the securitization will not fail to maintain its status as a REMIC trust.

8	Highland Oaks Portfolio	(30) Due-on-Sale or Encumbrance
The sole member of the related Borrower may transfer its membership interests in the Borrower to two acquiring entities (the “Acquiring Entities”) on or before 180 days after the loan origination date in connection with a 1031 exchange (the “Exchange”) provided that certain conditions are satisfied, including among others (i) no event of default is continuing, (ii) the single purpose nature and bankruptcy remoteness of the Borrower after the Exchange satisfies the lenders then current underwriting criteria and requirements, (iii) ratification by the Acquiring Entities to continue to perform or cause the Borrower to perform all obligations under the Loan Documents and that the Mortgaged Property will remain subject to the lien, and (iv) the manager of the Mortgaged Property and the guarantor under the Loan Documents each remains in place following the Exchange.

In lieu of the Exchange, the sole member of the Borrower may transfer its membership interests in the Borrower to a newly formed Delaware limited liability company that satisfies the special purposes entity (the “Substitute Acquiring Entity”) requirements under the Loan Documents (a “Permitted Conditional Transfer – 1031 Substitute”) on or before 180 days after the loan origination date provided that certain Loan Document conditions are satisfied.

After an Exchange or Permitted Conditional Transfer – 1031 Substitute, the Acquiring Entities, the Substitute Acquiring Entity, the entities that hold the ownership interests in the Acquiring Entities or Substitute Acquiring Entity (the “IPH Entities”), or the entities that hold the ownership interests in any IPH Entities may transfer its respective ownership interests (each, a “Permitted Conditional Transfer”) provided that certain conditions are satisfied, including, among others, (i) no default or event of default has occurred and is continuing, (ii) certain persons remain in control and own certain percentages in certain entities, (iii) the related guarantor is replaced in certain circumstances, (iv) the Permitted Conditional Transfer does not cause a violation of the special purposes entity covenants in the Loan Documents, and (v) the Borrower delivers an additional insolvency opinion.

Annex G-5-3

16 78	Baton Rouge West Distribution Center Magnetek Industrial	(32) Defeasance	Borrower’s obligation to pay rating agency fees associated with Defeasance is limited to reasonable fees.
16 78	Baton Rouge West Distribution Center Magnetek Industrial	(39) Organization of Borrower	The Borrowers under the Mortgage Loans have common ownership and are Affiliates.
71 74	Bryan Station Shopping Center Graystone Crossing	(39) Organization of Borrower	The Borrowers under the Mortgage Loans have common ownership and are Affiliates.

Annex G-5-4

SCHEDULE G-1

KEYBANK NATIONAL ASSOCIATION MORTGAGE
LOANS WITH EXISTING MEZZANINE DEBT

None.

Schedule G-1-1

SCHEDULE G-2

KEYBANK NATIONAL ASSOCIATION MORTGAGE LOANS WITH RESPECT
TO WHICH MEZZANINE DEBT IS PERMITTED IN THE FUTURE

Annex A-1 ID#	Mortgage Loan
8	Highland Oaks Portfolio
26	Clovis Crossing Phase II

Schedule G-2-1

SCHEDULE G-3

KEYBANK NATIONAL ASSOCIATION CROSSED MORTGAGE LOANS

None.

Schedule G-3-1

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ANNEX G-6

EXCEPTIONS TO REPRESENTATIONS AND WARRANTIES FOR
PILLAR FUNDING LLC MORTGAGE LOANS

Annex A-1 ID#	Mortgage Loan	Representation	Exception
53	Springhill Suites Auburn Hills	(6) Permitted Liens; Title Insurance
Pursuant to the related franchise agreement with Marriott International, Inc. (the “Franchisor”), if the borrower intends to sell or lease the Mortgaged Property to a competitor or an affiliate of a competitor of the Franchisor, the Franchisor has a right to purchase or lease the Mortgaged Property. In addition, if the transfer to a competitor is by foreclosure or judicial or legal process, the Franchisor has the right to purchase the Mortgaged Property upon notice to the franchisee.

Annex G-6-1

SCHEDULE G-1

PILLAR FUNDING LLC MORTGAGE
LOANS WITH EXISTING MEZZANINE DEBT

None.

Schedule G-1-1

SCHEDULE G-2

PILLAR FUNDING LLC MORTGAGE LOANS WITH RESPECT
TO WHICH MEZZANINE DEBT IS PERMITTED IN THE FUTURE

Annex A-1 ID#	Mortgage Loan
59	Michael Medical Center

Schedule G-2-1

SCHEDULE G-3

PILLAR FUNDING LLC CROSSED MORTGAGE LOANS

None.

Schedule G-3-1

Deutsche Mortgage & Asset Receiving Corporation,

Depositor

Commercial Mortgage Pass-Through Certificates,

(Issuable in Series By Separate Issuing Entities)

Deutsche Mortgage & Asset Receiving Corporation will periodically offer commercial mortgage pass-through certificates in separate series. We will offer the certificates through this prospectus and a separate prospectus supplement for each series. Each series of certificates will represent in the aggregate the entire beneficial ownership interest in a trust fund that we will form. The primary assets of each trust fund will consist of:

●	one or more multifamily or commercial mortgage loans of various types,

●	mortgage participations, pass-through certificates or other mortgage-backed securities that evidence interests in one or more of various types of multifamily or commercial mortgage loans, or

●	combination of the assets described above.

The offered certificates will not represent an interest in or an obligation of us, any of our affiliates, Deutsche Bank AG or any of its affiliates. If so specified in the related prospectus supplement, the offered certificates or the assets of the related trust fund may be insured or guaranteed by an entity specified therein. Otherwise, neither the offered certificates nor the assets of the related trust fund will be guaranteed or insured by us or any of our affiliates or by any governmental agency of instrumentality, or any other person.

If specified in the related prospectus supplement, the trust fund for a series of certificates may include credit support effected through subordination of one or more classes of certificates to other classes, cross-support provisions, overcollateralization, letters of credit, loan insurance policies, certificate insurance policies, guarantees, surety bonds, reserve funds or a combination of the foregoing, and may also include guaranteed investment contracts, interest rate exchange agreements, interest rate cap or floor agreements or currency exchange agreements as described in this prospectus.

The certificates of a series will evidence beneficial ownership interests in the trust fund. We may divide the certificates of a series into two or more classes which may have different interest rates and which may receive principal payments in differing proportions and at different times. Structural credit enhancement will generally be provided for the respective classes of offered certificates through the subordination of more junior classes of offered and/or non-offered certificates. Accordingly, your rights as holders of certain classes may be subordinate to the rights of holders of other classes to receive principal and interest.

Neither the Securities and Exchange Commission nor any state securities regulators have approved or disapproved of the offered certificates or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

You should review the information appearing on page 10 in this prospectus under the caption “Risk Factors” and under the caption “risk factors” in the related prospectus supplement before purchasing any offered certificate.

We may offer the offered certificates of any series through one or more different methods, including offerings through underwriters, as described under “Method of Distribution” in this prospectus and in the related prospectus supplement. There will be no secondary market for the offered certificates of any series prior to the offering thereof. We cannot assure you that a secondary market for any offered certificates will develop or, if it does develop, that it will continue. Unless the related prospectus supplement provides otherwise, the certificates will not be listed on any securities exchange.

The date of this prospectus is September 3, 2014

Important Notice About Information In This Prospectus
And The Accompanying Prospectus Supplement

Information about the certificates being offered to you is contained in two separate documents that progressively provide more detail: (a) this prospectus, which provides general information, some of which may not apply to the series of certificates offered to you; and (b) the accompanying prospectus supplement, which describes the specific terms of the series of certificates offered to you. Investors reviewing this prospectus should also carefully review the information in the related prospectus supplement in order to determine the specific terms of each offering.

In this prospectus, the terms “Depositor”, “we”, “us” and “our” refer to Deutsche Mortgage & Asset Receiving Corporation. You should rely only on the information contained in this prospectus and the accompanying prospectus supplement. We have not authorized anyone to provide you with information that is different. In addition, information in this prospectus or any related prospectus supplement is current only as of the date on its cover. By delivery of this prospectus and any related prospectus supplement, we are not offering to sell any securities, and are not soliciting an offer to buy any securities, in any state where the offer and sale is not permitted.

Incorporation of Certain Information By Reference and Available Information

With respect to any series of certificates offered by this prospectus, there are incorporated herein by reference all documents and reports (other than Annual Reports on Form 10-K) filed by or on behalf of Deutsche Mortgage & Asset Corporation with respect to the related trust fund prior to the termination of the related offering pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, that relate specifically to such series of certificates. Deutsche Mortgage & Asset Receiving Corporation will provide without charge to any beneficial owner to whom this prospectus is delivered in connection with the offering of one or more classes of offered certificates, upon written or oral request of such person, a copy of any or all documents or reports incorporated herein by reference, in each case to the extent such documents or reports relate to one or more of such classes of such offered certificates, other than the exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Requests for this information should be directed in writing to the Deutsche Mortgage & Asset Receiving Corporation at 60 Wall Street, New York, New York 10005, Attention: Secretary, or by telephone at (212) 250-2500.

Deutsche Mortgage & Asset Receiving Corporation has filed with the Securities and Exchange Commission a registration statement (of which this prospectus forms a part) under the Securities Act of 1933, as amended, with respect to the offered certificates. This prospectus and the prospectus supplement relating to each series of offered certificates contain summaries of the material terms of the documents referred to in this prospectus and such prospectus supplement, but do not contain all of the information set forth in the registration statement pursuant to the rules and regulations of the Securities and Exchange Commission. In addition, Deutsche Mortgage & Asset Receiving Corporation will file or cause to be filed with the Securities and Exchange Commission such periodic reports with respect to each trust fund as are required under the Securities Exchange Act of 1934, as amended, and the rules and regulations of the Securities and Exchange Commission thereunder.

You can read and copy any document filed by Deutsche Mortgage Asset & Receiving Corporation at prescribed rates at the Securities and Exchange Commission’s Public Reference Room, 100 F Street, N.E., Washington, D.C. 20549. You can obtain information on the operation of the Public Reference Room by calling the Securities and Exchange Commission at 1-800-SEC-0330. Copies of such material can also be obtained electronically through the Securities and Exchange Commission’s Electronic Data Gathering, Analysis and Retrieval system at the Securities and Exchange Commission’s Web site (http://www.sec.gov).

SUMMARY OF PROSPECTUS	1
RISK FACTORS	10
The Lack of Liquidity May Make it Difficult for You to Resell Your Offered Certificates and May Have an Adverse Effect on the Market Value of Your Offered Certificates	10
The Trust Fund’s Assets May Be Insufficient To Allow For Payment In Full On Your Certificates	11
Any Credit Support for Your Offered Certificates May Be Insufficient to Protect You Against All Potential Losses	11
Performance of Your Offered Certificates Will Depend on Payments, Defaults and Losses on the Underlying Mortgage Loans which May Be Highly Unpredictable	12
Prepayments May Reduce The Average Life or the Yield of Your Certificates	13
Taxes on Foreclosure Property Will Reduce Amounts Available to Make Payments on the Offered Certificates	14
Ratings Do Not Guaranty Payment	15
The Prospective Performance of the Commercial and Multifamily Mortgage Loans Included in Each Trust Should Be Evaluated Separately from the Performance of the Mortgage Loans in any of our Other Trusts	15
Commercial and Multifamily Mortgage Loans Are Subject to Certain Risks Which Could Adversely Affect the Performance of Your Offered Certificates	16
The Borrower’s Form of Entity May Not Prevent the Borrower’s Bankruptcy	25
Risks Related to Terrorist Attacks and Military Conflict	26
Some Certificates May Not Be Appropriate for ERISA Plans	27
Changes to REMIC Restrictions on Loan Modifications May Impact an Investment in the Certificates	27
Residual Interests in a Real Estate Mortgage Investment Conduit Have Adverse Tax Consequences	27
Certain Federal Tax Considerations Regarding Original Issue Discount	28
Bankruptcy Proceedings Entail Certain Risks	28
Book-Entry System for Certain Classes May Decrease Liquidity and Delay Payment	29
Inclusion of Delinquent Mortgage Loans in a Mortgage Asset Pool	29
Termination of the Trust Fund Could Affect the Yield on Your Offered Certificates	30
Underwritten Net Cash Flow and Stabilized Values May Be Based on Flawed Assumptions	30
THE SPONSOR	30
OTHER SPONSORS, MORTGAGE LOAN SELLERS AND ORIGINATORS	31
THE DEPOSITOR	31
DESCRIPTION OF THE TRUST FUNDS	31
General	31
Mortgage Loans	33
MBS	38
Certificate Accounts	39
Credit Support	39
Cash Flow Agreements	40
YIELD AND MATURITY CONSIDERATIONS	40
General	40
Pass-Through Rate	41
Payment Delays	41
Certain Shortfalls in Collections of Interest	41
Yield and Prepayment Considerations	41
Weighted Average Life and Maturity	43
Controlled Amortization Classes and Companion Classes	44
Other Factors Affecting Yield, Weighted Average Life and Maturity	44
DESCRIPTION OF THE CERTIFICATES	46
General	46
Distributions	47
Distributions of Interest on the Certificates	47
Distributions of Principal of the Certificates	49

Distributions on the Certificates in Respect of Prepayment Premiums or in Respect of Equity Participations	50
Allocation of Losses and Shortfalls	50
Advances	50
Reports to Certificateholders	51
Voting Rights	52
Termination	52
Book-Entry Registration and Definitive Certificates	53
Depositable and Exchangeable Certificates	54
DESCRIPTION OF THE POOLING AGREEMENTS	57
General	57
Assignment of Mortgage Loans; Repurchases	57
Representations and Warranties; Repurchases	59
Collection and Other Servicing Procedures	60
Primary Servicers and Sub-Servicers	61
Certificate Account	62
Modifications, Waivers and Amendments of Mortgage Loans	64
Realization upon Defaulted Mortgage Loans	65
Hazard Insurance Policies	66
Due-on-Sale and Due-on-Encumbrance Provisions	67
Servicing Compensation and Payment of Expenses	67
Evidence as to Compliance	68
Certain Matters Regarding the Master Servicer, the Special Servicer, the REMIC Administrator and the Depositor	68
Termination Events	70
Rights upon Termination Event	70
Amendment	71
List of Certificateholders	72
The Trustee	72
Duties of the Trustee	72
Certain Matters Regarding the Trustee	73
Resignation and Removal of the Trustee	73
Additional Parties to the Agreements	73
DESCRIPTION OF CREDIT SUPPORT	74
General	74
Subordinate Certificates	74
Cross-Support Provisions	75
Overcollateralization	75
Letter of Credit	75
Insurance or Guarantees with Respect to Mortgage Loans	75
Certificate Insurance and Surety Bonds	75
Reserve Funds	76
Credit Support with Respect to MBS	76
CASH FLOW AND DERIVATIVES AGREEMENTS	76
CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS	76
General	77
Types of Mortgage Instruments	77
Leases and Rents	77
Personalty	78
Foreclosure	78
Bankruptcy Laws	81
Environmental Considerations	86
Due-on-Sale and Due-on-Encumbrance Provisions	88
Junior Liens; Rights of Holders of Senior Liens	88
Subordinate Financing	88
Default Interest and Limitations on Prepayments	88

Applicability of Usury Laws	88
Certain Laws and Regulations	89
Americans with Disabilities Act	89
Servicemembers Civil Relief Act	89
Anti-Money Laundering, Economic Sanctions and Bribery	90
Potential Forfeiture of Assets	90
CERTAIN FEDERAL INCOME TAX CONSEQUENCES	90
FEDERAL INCOME TAX CONSEQUENCES FOR REMIC CERTIFICATES	91
General	91
Status of REMIC Certificates	92
Qualification as a REMIC	92
Taxation of Regular Certificates	94
Taxation of Residual Certificates	101
Taxes that May Be Imposed on the REMIC Pool	109
Liquidation of the REMIC Pool	110
Administrative Matters	110
Limitations on Deduction of Certain Expenses	110
Taxation of Certain Foreign Investors	111
3.8% Medicare Tax on “Net Investment Income”	112
Backup Withholding	112
Reporting Requirements	113
FEDERAL INCOME TAX CONSEQUENCES FOR CERTIFICATES AS TO WHICH NO REMIC ELECTION IS MADE	113
Standard Certificates	113
Stripped Certificates	116
Reporting Requirements and Backup Withholding	119
Taxation of Certain Foreign Investors	120
3.8% Medicare Tax on “Net Investment Income”	120
Taxation of Classes of Exchangeable Certificates	120
STATE, LOCAL AND OTHER TAX CONSEQUENCES	121
CERTAIN ERISA CONSIDERATIONS	122
General	122
Plan Asset Regulations	122
Prohibited Transaction Exemptions	123
Tax Exempt Investors	126
LEGAL INVESTMENT	126
USE OF PROCEEDS	127
METHOD OF DISTRIBUTION	127
LEGAL MATTERS	128
FINANCIAL INFORMATION	129
RATING	129
INDEX OF DEFINED TERMS	130

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SUMMARY OF PROSPECTUS

This summary highlights selected information from this prospectus. It does not contain all of the information you need to consider in making your investment decision. To understand all of the terms of an offering of certificates, read this entire document and the accompanying prospectus supplement carefully.

Securities Offered
Mortgage pass-through certificates, issuable in series. Each series of certificates will represent beneficial ownership in a trust fund. Each trust fund will own a segregated pool of certain mortgage assets, described below under “—The Mortgage Assets.”

Relevant Parties

Who We Are
Deutsche Mortgage & Asset Receiving Corporation, a Delaware corporation. See “The Depositor.” Our principal offices are located at 60 Wall Street, New York, New York 10005. Our telephone number is (212) 250-2500.

Issuing Entity
The issuing entity with respect to each series will be a New York common law trust formed by the depositor and containing the assets described in this prospectus and specified in the related prospectus supplement.

Trustee	The trustee for each series of certificates will be named in the related prospectus supplement. See “Description of the Pooling Agreements—The Trustee.”

Master Servicer
If a trust fund includes mortgage loans, then each master servicer, for the corresponding series of certificates will be named in the related prospectus supplement. Certain of the duties of the master servicer may be performed by one or more primary servicers or sub-servicers. See “Description of the Pooling Agreements—Certain Matters Regarding the Master Servicer, the Special Servicer, the REMIC Administrator and the Depositor.”

Special Servicer
If a trust fund includes mortgage loans, then each special servicer for the corresponding series of certificates will be named, or the circumstances under which a special servicer may be appointed will be described, in the related prospectus supplement. See “Description of the Pooling Agreements—Collection and Other Servicing Procedures.”

MBS Administrator	If a trust fund includes mortgage-backed securities, then the entity responsible for administering such mortgage-backed securities will be named in the related prospectus supplement.

REMIC Administrator
The person responsible for the various tax-related administration duties for a series of certificates as to which one or more REMIC elections have been made, will be named in the related prospectus supplement. See “Description of the Pooling Agreements—Certain Matters Regarding the Master Servicer, the Special Servicer, the REMIC Administrator and the Depositor.”

Other Parties
If so specified in the prospectus supplement for a series, there may be one or more additional parties to the related pooling and servicing agreement, including but not limited to (i) a paying agent, which will make payments and perform other specified duties with respect to the certificates, (ii) a certificate registrar, which will maintain the register of certificates and perform certain duties with respect to certificate transfer, (iii) an authenticating agent, which will countersign the certificates on behalf of the trustee and/or (iv) a fiscal agent, which will be required to make advances if the trustee fails to do so when required.

Sponsors
The sponsor or sponsors for each series of certificates will be named in the related prospectus supplement. The sponsor or sponsors will initiate the issuance of a series of certificates and will sell mortgage loans to the depositor. If specified in the related prospectus supplement, the sponsor or co-sponsor may be German American Capital Corporation, an affiliate of the depositor.

Sellers
The seller or sellers of the mortgage loans or other assets will be named in the related prospectus supplement. A seller may be an affiliate of Deutsch Mortgage & Asset Receiving Corporation, the depositor. The depositor will purchase the mortgage loans or other assets from the seller or sellers, on or before the issuance of the related series of certificates.

Originators
If the mortgage loans or other assets have been originated by an entity other than the related sponsor or loan seller, the prospectus supplement will identify the related originator and set forth certain information with respect thereto.

Information About The Mortgage Pool

The Mortgage Assets	The mortgage assets will be the primary assets of any trust fund. The mortgage assets with respect to each series of certificates will, in general, consist:

● one or more multifamily (which include manufactured housing community) or commercial mortgage loans of various types,

● mortgage participations, pass-through certificates or other mortgage-backed securities that evidence interests in one or more of various types of multifamily or commercial mortgage loans, or

● a combination of the assets described above.

If so specified in the related prospectus supplement, a trust fund may include one or more mortgage loans secured by liens on real estate projects under construction.  The mortgage loans will not be guaranteed or insured by us or any of our affiliates or, unless the related prospectus supplement specifies otherwise, by any governmental agency or instrumentality or by any other person. If the related prospectus supplement so provides, some mortgage loans may be delinquent as of the date the related trust fund is formed.

If the related prospectus supplement so provides, a mortgage loan:

●     may provide for no accrual of interest or for accrual of interest at an interest rate that is fixed over its term, that adjusts from time to time, or that may be converted at the borrower’s election from an adjustable to a fixed interest rate, or from a fixed to an adjustable rate,

●     may provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the interest rate or to reflect the occurrence of certain events, and may permit negative amortization,

● may be fully amortizing or may be partially amortizing or nonamortizing, with a balloon payment due on its stated maturity date,

● may prohibit prepayments over its term or for a certain period and/or require payment of a premium or a yield maintenance payment in connection with certain prepayments,

● may provide for defeasance of the mortgage loan, and

● may provide for payments of principal, interest or both, on regular due dates or at such other interval as is specified in the related prospectus supplement.

Each mortgage loan will have had an original term to maturity of not more than 40 years. We will not originate any mortgage loans. Some or all of the mortgage loans in any trust fund may have been originated by an affiliate of the depositor. See “Description of the Trust Funds—Mortgage Loans.”

If any mortgage loan, or group of related mortgage loans, constitutes a 10% or greater concentration of credit risk, financial statements or other financial information with respect to the related mortgaged property or mortgaged properties will be included in the related Prospectus Supplement. See “Description of the Trust Funds—Mortgage Loans—Mortgage Loan Information in Prospectus Supplements.”

If the related prospectus supplement so specifies, the mortgage assets with respect to a series of certificates may also include, or consist of, mortgage participations, mortgage pass-through certificates and/or other mortgage-backed securities, that evidence an interest in, or are secured by a pledge of, one or more mortgage loans that conform to the descriptions of the mortgage loans contained in this prospectus and which may or may not be issued, insured or guaranteed by the United States or an agency or instrumentality thereof. See “Description of the Trust Funds—MBS.”

Information About The Certificates

The Certificates
Each series of certificates will be issued in one or more classes pursuant to a pooling and servicing agreement or other agreement specified in the related prospectus supplement and will represent in the aggregate the entire beneficial ownership interest in the related trust fund.

The certificates of each series may consist of one or more classes of certificates that, among other things:

● are senior or subordinate to one or more other classes of certificates in entitlement to certain distributions on the certificates;

● are entitled to distributions of principal with disproportionate, nominal or no distributions of interest;

● are entitled to distributions of interest, with disproportionate nominal or no distributions of principal;

● provide for distributions of interest or principal that commence only after the occurrence of certain events, such as the retirement of one or more other classes of certificates of such series;

●     provide for distributions of principal to be made, from time to time or for designated periods, at a rate that is faster (and, in some cases, substantially faster) or slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund;

● provide for distributions of principal to be made, subject to available funds, based on a specified principal payment schedule or other methodology;

● provide for distributions based solely or primarily on specified mortgage assets or a specified group of mortgage assets; or

● provide for distribution based on collections on the mortgage assets in the related trust fund attributable to prepayment premiums, yield maintenance payments or equity participations.

If so specified in the related prospectus supplement, a series of certificates may include one or more “controlled amortization classes,” which will entitle the holders thereof to receive principal distributions according to a specified principal payment schedule. See “Risk Factors—Prepayments May Reduce the Average Life of Your Certificates” and “—Prepayments May Reduce the Yield on Your Certificates.”

If the related prospectus supplement so provides, a class of certificates may have two or more component parts, each having characteristics that are otherwise described in this prospectus as being attributable to separate and distinct classes.

The certificates will not be guaranteed or insured by us or any of our affiliates, by any governmental agency or instrumentality or by any other person or entity, unless the related prospectus supplement specifies otherwise. See “Risk Factors—Limited Assets.”

Distributions of Interest on the Certificates

Each class of certificates, other than certain classes of principal-only certificates and certain classes of residual certificates, will accrue interest on its certificate balance or, in the case of certain classes of interest-only certificates, on a notional amount, based on a fixed, floating, variable or adjustable interest rate.  Common indices used for determining floating interest rates include one-month, three-month, six-month and one-year “LIBOR” (an average of the interest rate on one-month, three-month, six-month or one-year dollar-denominated deposits traded between banks in London), “CMT” (weekly or monthly average yields of U.S. treasury short and long-term securities, adjusted to a constant maturity), “COFI” (an index of the weighted average interest rate paid by savings institutions in Nevada, Arizona and California), “MTA” (a one-year average of the monthly average yields of U.S. treasury securities) and the “Prime Rate” (an interest rate charged by banks for short-term loans to their most creditworthy customers).

The related prospectus supplement will specify the certificate balance, notional amount and/or pass-through rate (or, in the case of a variable or adjustable pass-through rate, the method for determining such rate), as applicable, for each class of offered certificates.

Distributions of interest with respect to one or more classes of certificates may not commence until the occurrence of certain events, such as the retirement of one or more other classes of certificates, and interest accrued with respect to a class of such certificates prior to the occurrence of such an event will either be added to the certificate balance thereof or otherwise deferred as described in the related prospectus supplement. Distributions of interest with respect to one or more classes of certificates may be reduced to the extent of certain delinquencies, losses and other contingencies described in this prospectus and in the related prospectus supplement. See “Risk Factors—Prepayments May Reduce the Average Life of Your Certificates” and “—Prepayments May Reduce the Yield on Your Certificates,” “Yield and Maturity Considerations—Certain Shortfalls in Collections of Interest” and “Description of the Certificates—Distributions of Interest on the Certificates.”

Distributions of Principal of the Certificates

Each class of certificates of each series (other than certain classes of interest-only certificates and certain classes of residual certificates) will have a certificate balance. The certificate balance of a class of certificates outstanding from time to time will represent the maximum amount that you are then entitled to receive in respect of principal from future cash flow on the assets in the related trust fund. As described in each prospectus supplement, distributions of principal with respect to the related series of certificates will be made on each distribution date to the holders of the class or classes of certificates of such series until the certificate balances of such certificates have been reduced to zero.

As described in each prospectus supplement, distributions of principal with respect to one or more classes of certificates:

●     may be made at a rate that is faster (and, in some cases, substantially faster) or slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund;

● may not commence until the occurrence of certain events, such as the retirement of one or more other classes or certificates of the same series; or

● may be made, subject to certain limitations, based on a specified principal payment schedule.

Unless the related prospectus supplement provides otherwise, distributions of principal of any class of offered certificates will be made on a pro rata basis among all of the certificates of such class. See

“Description of the Certificates—Distributions of Principal of the Certificates.”

Credit Support and Cash Flow Agreements

Partial or full protection against certain defaults and losses on the mortgage assets in the related trust fund may be provided to one or more classes of certificates of the related series in the form of subordination of one or more other classes of certificates of such series or by one or more other types of credit support, which may include:

● a letter of credit,

● a loan insurance policy,

● a certificate insurance policy,

● a guarantee,

● cross-support provisions,

● a surety bond,

● a reserve fund, or

● a combination of the items described above.

In addition, a trust fund may include:

● guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for the related series will be invested at a specified rate; or

●     interest rate exchange agreements, interest rate cap or floor agreements to reduce the effects of interest rate fluctuations on the mortgage assets or on one or more classes of certificates or to alter the payment characteristics of the cash flows from a trust fund.

The related prospectus supplement for a series of offered certificates will provide certain relevant information regarding any applicable credit support or cash flow agreement. See “Risk Factors—Any Credit Support For Your Offered Certificates May Be Insufficient to Protect You Against All Potential Losses,” “Description of the Trust Funds—Credit Support” and “—Cash Flow Agreements” and “Description of Credit Support.”

Advances
If the related prospectus supplement so provides, the master servicer, the special servicer, the trustee, any provider of credit support and/or any other specified person may be obligated to make, or have the option of making, certain advances with respect to delinquent scheduled payments of principal and/or interest on mortgage loans included in the related trust fund or for property protection expenses. Any such advances made with respect to a particular mortgage loan will be reimbursable from subsequent recoveries in respect of such mortgage loan and otherwise to the extent described in this prospectus and in the related prospectus supplement. See “Description of the Certificates—Advances.” Any entity making advances may be entitled to receive interest on such advances, which will be payable from amounts in the related trust fund. See “Description of the Certificates—Advances.”

If a trust fund includes mortgage participations, pass-through certificates or mortgage-backed securities, the related prospectus supplement will describe any comparable advancing obligation of a party to the related pooling and servicing agreement, or of a party to the related indenture or similar agreement.

Optional Termination
If the related prospectus supplement so provides, a series of certificates may be subject to optional early termination through the purchase of the mortgage assets in the related trust fund by the party or parties specified in the related prospectus supplement, under the circumstances and in the manner set forth in the related prospectus supplement. If the related prospectus supplement so provides, upon the reduction of the certificate balance of a specified class or classes of certificates by a specified percentage or amount or upon a specified date, a party specified in such prospectus supplement may be authorized or required to solicit bids for the purchase of all of the mortgage assets of the related trust fund, or of a sufficient portion of such mortgage assets to retire such class or classes, under the circumstances and in the manner set forth in the prospectus supplement. If any class of certificates has an optional termination feature that may be exercised when 25% or more of the original principal balance of the mortgage assets in the related trust fund is still outstanding, the title of such class of certificates will include the word “callable.” See “Description of the Certificates—Termination” in this prospectus.

Repurchases and Substitutions of Mortgage Assets; Acquisition of Additional Mortgage Assets

If and to the extent described in the related prospectus supplement, Deutsch Mortgage & Asset Receiving Corporation, a mortgage asset seller or another specified person or entity may make or assign to or for the benefit of one of our trusts various representations and warranties, or may be obligated to deliver to one of our trusts various documents, in either case relating to some or all of the mortgage assets transferred to that trust. A material breach of one of those representations and warranties or a failure to deliver a material document may, under the circumstances described in the related prospectus supplement, give rise to an obligation to repurchase the affected mortgage asset(s) out of the subject trust or to replace the affected mortgage asset(s) with other mortgage asset(s) that satisfy the criteria specified in the related prospectus supplement or to reimburse the related trust fund for any related losses. See “Description of the Pooling Agreements—Assignment of Mortgage Loans—Repurchases” and “—Representations and Warranties—Repurchases” herein.

In addition, if so specified in the related prospectus supplement, if a mortgage loan backing a series of certificates defaults, it may be subject to a fair value purchase option or other purchase option under the related pooling and servicing agreement or another agreement, or may be subject to a purchase option on the part of another lender whose loan is secured by the related real estate collateral or by a security interest in the equity in the related borrower. Further, if so specified in the related prospectus supplement, a special servicer or other specified party for a trust fund may be obligated to sell a mortgage asset that is in default.

See “Description of the Pooling Agreements—Realization Upon Defaulted Mortgage Loans” herein.

In general, the initial total principal balance of the mortgage assets in a trust will equal or exceed the initial total principal balance of the related certificates. If the initial total principal balance of the related mortgage assets is less than the initial total principal balance of any series, we may arrange an interim deposit of cash or liquid investments with the trustee to cover the shortfall. For the period specified in the related prospectus supplement, following the initial issuance of that series, we will be entitled to obtain a release of the deposited cash or investments in exchange for the deposit of a corresponding amount of mortgage assets. If we fail to deliver mortgage assets sufficient to make up the entire shortfall within that specified period, any of the cash or investments remaining on deposit with the related trustee will be used to pay down the principal balance of the related certificates, as described in the related prospectus supplement.

If so specified in the related prospectus supplement, the related trustee may be authorized or required to apply collections on the mortgage assets underlying a series of offered certificates to acquire new mortgage assets that conform to the description of mortgage assets in this prospectus, and satisfy the criteria set forth in the related prospectus supplement.

If the subject securitization transaction involves a prefunding or revolving period, then we will indicate in the related prospectus supplement, certain characteristics of such prefunding or revolving period.  No prefunding period will extend for more than one year from the date of issuance of any related class or series of certificates and the portion of the proceeds of the offering of such certificates deposited in the prefunding account will not exceed 50% of the proceeds of such offering.  No revolving period will extend for more than three years from the date of issuance of any related class or series of certificates and the additional pool assets acquired during the revolving period will be of the same general character as the original pool assets.  See “Description of the Trust Funds—General” herein.

Registration of Book-Entry Certificates

If the related prospectus supplement so provides, one or more classes of the offered certificates will be offered in book-entry form through the facilities of the Depository Trust Company. Each class of book-entry certificates will be initially represented by one or more global certificates registered in the name of a nominee of the Depository Trust Company. No person acquiring an interest in a class of book-entry certificates will be entitled to receive definitive certificates of that class in fully registered form, except under the limited circumstances described in this prospectus. See “Risk Factors—Book-Entry System for Certain Classes May Decrease Liquidity and Delay Payment” and “Description of the Certificates—Book-Entry Registration and Definitive Certificates.”

Certain Federal Income Tax Consequences	The Certificates of each series will constitute or evidence ownership of either:

●     “regular interests” and “residual interests” in a trust fund, or a designated portion thereof, treated as “real estate mortgage investment conduit” under Sections 860A through 860G of the Internal Revenue Code of 1986, or

● interests in a trust fund treated as a grantor trust under applicable provisions of the Internal Revenue Code of 1986.

You should consult your tax advisor concerning the specific tax consequences to you of the purchase, ownership and disposition of the offered certificates and you should review “Certain Federal Income Tax Consequences” in this prospectus and in the related prospectus supplement.

ERISA Considerations
If you are a fiduciary of any employee benefit plan or certain other retirement plans and arrangements, including individual retirement accounts, annuities, Keogh plans, and collective investment funds and separate accounts in which such plans, accounts, annuities or arrangements are invested, that is subject to the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986, you should review with your legal advisor whether the purchase or holding of offered certificates could give rise to a transaction that is prohibited or is not otherwise permissible under the Employee Retirement Income Security Act of 1974, as amended, or Section 4975 of the Internal Revenue Code of 1986. See “Certain ERISA Considerations” in this prospectus and “ERISA Considerations” in the related prospectus supplement.

Legal Investment
Your offered certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended, only if the related prospectus supplement so provides. If your investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities, you may be subject to restrictions on investment in the Offered Certificates.  You should consult your own legal advisor(s) to determine the suitability of and consequences to you of the purchase, ownership, and sale of the offered certificates. See “Legal Investment” in this prospectus and in the related prospectus supplement.

Rating
At their respective dates of issuance, each class of offered certificates will be rated not lower than investment grade by one or more nationally recognized statistical rating organizations. See “Rating” in this prospectus and in the related prospectus supplement.

RISK FACTORS

In considering an investment in the offered certificates of any series, you should consider, among other things, the following risk factors and any other risk factors set forth under the heading “Risk Factors” in the related prospectus supplement. In general, to the extent that the factors discussed below pertain to or are influenced by the characteristics or behavior of mortgage loans included in a particular trust fund, they would similarly pertain to and be influenced by the characteristics or behavior of the mortgage loans underlying any mortgage-backed securities included in such trust fund.

The Lack of Liquidity May Make it Difficult for You to Resell Your Offered Certificates and May Have an Adverse Effect on the Market Value of Your Offered Certificates

Your offered certificates may have limited or no liquidity. Accordingly, you may be forced to bear the risk of your investment in your offered certificates for an indefinite period of time. Lack of liquidity could result in a substantial decrease in the market value of your offered certificates. Furthermore, except to the extent described in this prospectus and in the related prospectus supplement, you will have no redemption rights, and your offered certificates are subject to early retirement only under certain specified circumstances described in this prospectus and in the related prospectus supplement. See “Description of the Certificates—Termination.”

The Lack of a Secondary Market May Make it Difficult for You to Resell Your Offered Certificates. We cannot assure you that a secondary market for your offered certificates will develop. Even if a secondary market does develop, it may not provide you with liquidity of investment and it may not continue for as long as your certificates remain outstanding. The prospectus supplement may indicate that an underwriter intends to establish a secondary market in your offered certificates. However, no underwriter will be obligated to do so. Unless the related prospectus supplement provides otherwise, the certificates will not be listed on any national securities exchange or traded on any automated quotation system of any registered national securities association.

The Limited Nature of Ongoing Information May Make it Difficult for You to Resell Your Offered Certificates. The primary source of ongoing information regarding your offered certificates, including information regarding the status of the related assets of the trust fund, will be the periodic reports delivered to you as described in this prospectus under the heading “Description of the Certificates—Reports to Certificateholders.” We cannot assure you that any additional ongoing information regarding your offered certificates will be available through any other source. The limited nature of this information may adversely affect the liquidity of your offered certificates.

The Market Value of Your Offered Certificates May Be Adversely Affected by Factors Unrelated to the Offered Certificates or the Underlying Assets. Even if a secondary market does develop for your offered certificates, the market value of your certificates will be affected by several factors, including:

●
the perceived liquidity of your offered certificates, anticipated cash flow of your offered certificates (which may vary widely depending upon the prepayment and default assumptions applied in respect of the underlying mortgage loans) and

●	prevailing interest rates.

The price payable at any given time in respect of your offered certificates may be extremely sensitive to small fluctuations in prevailing interest rates. However, an upward or downward movement in current interest rates may not result in an equal but opposite movement in the market value of the offered certificates.  Accordingly, if you decide to sell your offered certificates in any secondary market that may develop, you may have to sell them at a discount from the price you paid. We are not aware of any source through which price information about your offered certificates will be generally available on an ongoing basis.

The market value of your offered certificates will also be influenced by the supply of and demand for commercial mortgage-backed securities generally. The supply of commercial mortgage-backed securities will depend on, among other things, the amount of commercial and multifamily mortgage loans, whether newly originated or held in portfolio, that are available for securitization. A number of factors will affect investors’ demand for commercial mortgage-backed securities, including:

●	the availability of alternative investments that offer higher yields or are perceived as being a better credit risk, having a less volatile market value or being more liquid,

●
legal and other restrictions that prohibit a particular entity from investing in commercial mortgage-backed securities or limit the amount or types of commercial mortgage-backed securities that it may acquire,

●
investors’ perceptions regarding the commercial and multifamily real estate markets, which may be adversely affected by, among other things, a decline in real estate values or an increase in defaults and foreclosures on mortgage loans secured by income-producing properties, and

●
investors’ perceptions regarding the capital markets in general, which may be adversely affected by political, social and economic events that may be completely unrelated to the commercial and multifamily real estate markets.

If you decide to sell your offered certificates, you may have to sell at discount from the price you paid for reasons unrelated to the performance of your offered certificates or the related mortgage assets. Pricing information regarding your offered certificates may not be generally available on an ongoing basis.

The Trust Fund’s Assets May Be Insufficient To Allow For Payment In Full On Your Certificates

Unless the related prospectus supplement specifies otherwise, neither your offered certificates nor the mortgage assets will be guaranteed or insured by us or any of our affiliates, by any governmental agency or instrumentality or by any other person or entity. In addition, your offered certificate will not represent a claim against or security interest in the trust fund for any other series. Furthermore, any advances made by a master servicer or other party with respect to the mortgage loans underlying your offered certificates are intended solely to provide liquidity and not credit support. The party making those advances will have a right to reimbursement, probably with interest, which is senior to your right to receive payment on your offered certificates. Accordingly, if the related trust fund has insufficient assets to make payments on your offered certificates, no other assets will be available for payment of the deficiency, and you will be required to bear the consequent loss. Furthermore, certain amounts on deposit from time to time in certain funds or accounts constituting part of a trust fund, including the certificate account and any accounts maintained as credit support, may be withdrawn under certain conditions for purposes other than the payment of principal of or interest on your certificates. If the related series of certificates includes one or more classes of subordinate certificates, on any distribution date in respect of which losses or shortfalls in collections on the mortgage assets have been incurred, all or a portion of the amount of such losses or shortfalls will be borne first by one or more classes of the subordinate certificates, and, thereafter, by the remaining classes of certificates in the priority and manner and subject to the limitations specified in such prospectus supplement.

Any Credit Support for Your Offered Certificates May Be Insufficient to Protect You Against All Potential Losses

Certain Classes of the Offered Certificates Are Subordinate to, and Are Therefore Riskier than, One or More Other Classes of Certificates of the Same Series. If you purchase any offered certificates that are subordinate to one or more other classes of offered certificates of the same series, then your offered certificates will provide credit support to such other classes of certificates of the same series that are senior to your offered certificates. As a result, you will receive payments after, and must bear the effects of losses on the trust assets before, the holders of those other classes of  certificates of the same series that are senior to your offered certificates.

When making an investment decision, you should consider, among other things:

●	the payment priorities of the respective classes of the certificates of the same series,

●	the order in which the principal balances of the respective classes of the certificates of the same series with balances will be reduced in connection with losses and default-related shortfalls, and

●	the characteristics and quality of the mortgage loans in the related trust.

Credit Support May Not Cover All Types of Losses. Use of credit support will be subject to the conditions and limitations described in this prospectus and in the related prospectus supplement. Moreover, such credit support may not cover all potential losses or risks. For example, credit support may or may not cover loss by reason of fraud or negligence by a mortgage loan originator or other parties. Any losses not covered by credit support may, at least in part, be allocated to one or more classes of your offered certificates.

Disproportionate Benefits May Be Given to Certain Classes and Series. A series of certificates may include one or more classes of senior and subordinate certificates. Although subordination is intended to reduce the likelihood of temporary shortfalls and ultimate losses to holders of senior certificates, the amount of subordination will be limited and may decline under certain circumstances. In addition, if principal payments on one or more classes of offered certificates of a series are made in a specified order of priority, any related credit support may be exhausted before the principal of the later-paid classes of offered certificates of such series has been repaid in full. As a result, the impact of losses and shortfalls experienced with respect to the mortgage assets may fall primarily upon such later-paid classes of subordinate certificates.

The Amount of Credit Support Will Be Limited. The amount of any applicable credit support supporting one or more classes of offered certificates, including the subordination of one or more other classes of certificates, will be determined on the basis of criteria established by each rating agency rating such classes of certificates based on an assumed level of defaults, delinquencies and losses on the underlying mortgage assets and certain other factors. However, we cannot assure you that the loss experienced on the related mortgage assets will not exceed such assumed levels. See “Description of the Certificates—Allocation of Losses and Shortfalls” and “Description of Credit Support.” If the losses on the related mortgage assets do exceed such assumed levels, you may be required to bear such additional losses.

Performance of Your Offered Certificates Will Depend on Payments, Defaults and Losses  on the Underlying Mortgage Loans which May Be Highly Unpredictable

The Terms of the Underlying Mortgage Loans Will Affect Payments on Your Offered Certificates. Each of the mortgage loans underlying the offered certificates will specify the terms on which the related borrower must repay the outstanding principal amount of the loan. The rate, timing and amount of scheduled payments of principal may vary, and may vary significantly, from mortgage loan to mortgage loan. The rate at which the underlying mortgage loans amortize will directly affect the rate at which the principal balance or notional amount of your offered certificates is paid down or otherwise reduced.

Changes in Pool Composition Will Change the Nature of Your Investment. The mortgage loans underlying any series of offered certificates will amortize at different rates and mature on different dates. In addition, some of those mortgage loans may be prepaid or liquidated. As a result, the relative composition of the related mortgage asset pool will change over time. If you purchase certificates with a pass-through rate that is equal to or calculated based upon a weighted average of interest rates on the underlying mortgage loans, your pass-through rate will be affected, and may decline, as the relative composition of the mortgage pool changes. In addition, as payments and other collections of principal are received with respect to the underlying mortgage loans, the remaining mortgage pool backing your offered certificates may exhibit an increased concentration with respect to property type, number and affiliation of borrowers and geographic location.

The Terms of the Underlying Mortgage Loans Do Not Provide Absolute Certainty as Regards the Rate, Timing and Amount of Payments on Your Offered Certificates. Notwithstanding the terms of the mortgage loans backing your offered certificates, the amount, rate and timing of payments and other collections on those mortgage loans will, to some degree, be unpredictable because of borrower defaults and because of casualties and condemnations with respect to the underlying real properties.

The investment performance of your offered certificates will depend on payments, defaults and losses on the underlying mortgage loans and may vary materially and adversely from your expectations due to:

●	the rate of prepayments and other unscheduled collections of principal on the underlying mortgage loans being faster or slower than you anticipated, or

●	the rate of defaults on the underlying mortgage loans being faster, or the severity of losses on the underlying mortgage loans being greater, than you anticipated.

The actual yield to you, as a holder of an offered certificate, may not equal the yield you anticipated at the time of your purchase, and the total return on investment that you expected may not be realized. In deciding whether to purchase any offered certificates, you should make an independent decision as to the appropriate prepayment, default and loss assumptions to be used. If the trust assets underlying your offered certificates include mortgage-backed securities, the terms of those securities may soften or enhance the effects to you that may result from prepayments, defaults and losses on the mortgage loans that ultimately back those securities.

Prepayments May Reduce The Average Life or the Yield of Your Certificates

Prepayments May Reduce The Average Life of Your Certificates. As a result of prepayments on the mortgage loans, the amount and timing of distributions of principal and/or interest on your offered certificates may be highly unpredictable. Prepayments on the mortgage loans will result in a faster rate of principal payments on one or more classes of certificates than if payments on such mortgage loans were made as scheduled. Thus, the prepayment experience on the mortgage loans may affect the average life of one or more classes of your offered certificates. The rate of principal payments on pools of mortgage loans varies among pools and from time to time is influenced by a variety of economic, demographic, geographic, social, tax and legal factors. For example, if prevailing interest rates fall significantly below the interest rates borne by the mortgage loans, then principal prepayments on such mortgage loans are likely to be higher than if prevailing interest rates remain at or above the rates borne by those mortgage loans. Conversely, if prevailing interest rates rise significantly above the mortgage rates borne by the mortgage loans, then principal prepayments on such mortgage loans are likely to be lower than if prevailing interest rates remain at or below the mortgage rates borne by those mortgage loans. We cannot assure you as to the actual rate of prepayment on the mortgage loans or that such rate of prepayment will conform to any model described in this prospectus or in any prospectus supplement. As a result, depending on the anticipated rate of prepayment for the mortgage loans, the retirement of any class of your certificates could occur significantly earlier or later, and the average life thereof could be significantly shorter or longer, than expected.

The extent to which prepayments on the mortgage loans ultimately affect the average life of any class of your offered certificates will depend on the terms and provisions of your offered certificates. Your offered certificates may provide that your offered certificates are entitled:

●	to a pro rata share of the prepayments on the mortgage loans that are distributable on such date,

●	to a disproportionately large share of such prepayments, or

●	to a disproportionately small share of such prepayments.

If your certificates entitle you to a disproportionately large share of the prepayments on the mortgage loans, then there is an increased likelihood that your certificates will be retired at an earlier date. If your certificates entitle you to a disproportionately small share of the prepayments on the mortgage loans, then there is an increased likelihood that the average life of your certificates will be extended. As described in the related prospectus supplement, your entitlement to receive payments (and, in particular, prepayments) of principal of the mortgage loans may vary based on the occurrence of certain events (e.g., the retirement of one or more classes of certificates of such series) or may be subject to certain contingencies (e.g., prepayment and default rates with respect to such mortgage loans).

A series of certificates may include one or more controlled amortization classes, which will entitle the holders thereof to receive principal distributions according to a specified principal payment schedule. Although prepayment risk cannot be eliminated entirely for any class of certificates, a controlled amortization class will generally provide a relatively stable cash flow so long as the actual rate of prepayment on the mortgage loans in the related trust fund remains relatively constant at the rate, or within the range of rates, of prepayment used to establish the specific principal payment schedule for such certificates. Prepayment risk with respect to a given mortgage asset pool does not disappear, however, and the stability afforded to a controlled amortization class comes at the expense of one or more companion classes of the same series, any of which companion classes may also be a class of offered certificates. In general, and as more specifically described in the related prospectus supplement, a companion class may entitle the holders thereof to a disproportionately large share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively fast, and/or may entitle the holders thereof to a disproportionately small share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively slow. As and to the extent described in the related prospectus supplement, a companion class absorbs some (but not all) of the risk of early retirement and/or the risk of extension that would otherwise belong to the related controlled amortization class if all payments of principal of the mortgage loans in the related trust fund were allocated on a pro rata basis.

Prepayments May Reduce the Yield on Your Certificates. Your offered certificates may be offered at a premium or discount. If you purchased your offered certificates at a premium or discount, the yield on your offered certificates will be sensitive, and in some cases extremely sensitive, to prepayments on the mortgage loans and, where the amount of interest payable with respect to a class is disproportionately large, as compared to the amount of principal, a holder might fail to recover its original investment. If you purchase your offered certificate at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the mortgage loans could result in an actual yield that is lower than your anticipated yield. If you purchase your offered certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments could result in an actual yield that is lower than your anticipated yield. The rate and timing of principal prepayments on pools of mortgage loans varies among pools and is influenced by a variety of economic, demographic, geographic, social, tax and legal factors. Accordingly, neither you nor we can predict the rate and timing of principal prepayments on the mortgage loans underlying your offered certificates.

If you calculate your anticipated yield to maturity based on an assumed rate of default and amount of losses on the underlying mortgage loans that is lower than the default rate and amount of losses actually experienced, then, to the extent that you are required to bear the additional losses, your actual yield to maturity will be lower than you calculated and could, under some scenarios, be negative. Furthermore, the timing of losses on the underlying mortgage loans can affect your yield. In general, the earlier you bear any loss on an underlying mortgage loan, the greater the negative effect on your yield.

Even if losses on the mortgage loans are not borne by your certificates, those losses may affect the weighted average life and yield to maturity of your certificates. This may be so, because those losses lead to your certificates having a higher percentage ownership interest in the trust and related distributions of principal payments on the mortgage loans than would otherwise have been the case and the related prepayment may affect the pass through rate on your certificates. The effect on the weighted average life and yield to maturity of your certificates will depend upon the characteristics of the remaining mortgage loans.

If losses on the mortgage loan exceed the aggregate certificate balance of the classes of certificates subordinated to a particular class, that class will suffer a loss equal to the full amount of the excess (up to the outstanding certificate balance of that class). See “Yield and Maturity Considerations.”

Taxes on Foreclosure Property Will Reduce Amounts Available to Make Payments on the Offered Certificates

One of our trusts may be designated, in whole or in part, as a real estate mortgage investment conduit for federal income tax purposes. If that trust acquires a real property through a foreclosure or deed in lieu of foreclosure, then the related special servicer may be required to retain an independent contractor to operate and manage the property. Receipt of the following types of income on that property will subject the trust to federal, and possibly state or local, tax on that income at the highest marginal corporate tax rate:

●	any net income from that operation and management that does not consist of qualifying rents from real property within the meaning of Section 856(d) of the Internal Revenue Code,

●	any rental income based on the net profits of a tenant or sub-tenant or allocable to a service that is non-customary in the area and for the type of building involved, and

●
any rental income attributable to personal property leased in connection with a lease of real property, if the rent attributable to the personal property exceeds 15% of the total rent for the taxable year.

These taxes would reduce the net proceeds available for payment with respect to the related offered certificates.

Ratings Do Not Guaranty Payment

Any rating assigned by a rating agency to a class of your offered certificates will reflect only its assessment of the likelihood that you will receive payments to which you are entitled. Such rating will not constitute an assessment of the likelihood that principal prepayments on the related mortgage loans will be made, the degree to which the rate of such prepayments might differ from that originally anticipated or the likelihood of early optional termination of the related trust fund. There can be no assurance that the methodologies applied by the rating agencies are accurate or that you will receive all payments to which you are entitled.

The amount, type and nature of credit support, if any, provided with respect to your certificates will be determined on the basis of criteria established by each rating agency rating your certificates. Those criteria are sometimes based upon an actuarial analysis of the behavior of mortgage loans in a larger group. However, we cannot assure you that the historical data supporting any such actuarial analysis will accurately reflect future experience, or that the data derived from a large pool of mortgage loans will accurately predict the delinquency, foreclosure or loss experience of any particular pool of mortgage loans.

In other cases, such criteria may be based upon determinations of the values of the mortgaged properties that provide security for the mortgage loans. However, we cannot assure you that those values will not decline in the future. As a result, the credit support required in respect of your offered certificates may be insufficient to fully protect you from losses on the related mortgage asset pool. See “Description of Credit Support” and “Rating.”

If one or more of the rating agencies downgrade any class of certificates, such action will adversely impact the liquidity, market value and regulatory characteristics of the downgraded certificates. Because neither we nor the issuing entity, the trustee, the master servicer, the special servicer, any originator, any seller or any other party to the related pooling and servicing agreement have any obligation to maintain a rating on a class of certificates, you will have no recourse if your certificates decrease in value.  In addition, pursuant to Rule 17g-5 under the Securities Exchange Act of 1934, as amended, an issuer, underwriter or sponsor that retains a rating agency is required to make all information provided to the retained rating agency available to non-retained rating agencies who can issue their own ratings of the certificates, which may be higher or lower than the ratings issued by the retained rating agencies.  If a non-retained rating agency issues a rating for one or more classes of certificates that is lower than the ratings issued by the retained rating agencies it may have an adverse effect on the liquidity, market value and regulatory characteristics of such certificates.

The Prospective Performance of the Commercial and Multifamily Mortgage Loans Included in Each Trust Should Be Evaluated Separately from the Performance of the Mortgage Loans in any of our Other Trusts

While there may be certain common factors affecting the performance and value of income-producing real properties in general, those factors do not apply equally to all income-producing real properties and, in many cases, there are unique factors that will affect the performance and/or value of a particular income-producing real property. Moreover, the effect of a given factor on a particular real property will depend on a number of variables, including but not limited to property type, geographic location, competition, sponsorship and other characteristics of the property and the related mortgage loan. Each income-producing real property represents a separate and distinct business venture; and, as a result, each of the multifamily and commercial mortgage loans included in one of the depositor’s trusts requires a unique underwriting analysis. Furthermore, economic and other conditions affecting real properties, whether worldwide, national, regional or local, vary over time. The performance of a pool of mortgage loans originated and outstanding under a given set of economic conditions may vary significantly from the performance of an otherwise comparable mortgage pool originated and outstanding under a different set of economic conditions. Accordingly, investors should evaluate the mortgage loans underlying the offered certificates independently from the performance of mortgage loans underlying any other series of offered certificates.

As a result of the distinct nature of each pool of commercial mortgage loans, and the separate mortgage loans within the pool, this prospectus does not include disclosure concerning the delinquency and loss experience of static pools of periodic originations by the sponsor of assets of the type to be securitized (known as “static pool data”). Because of the highly heterogeneous nature of the assets in commercial mortgage backed securities transactions, static pool data for prior securitized pools, even those involving the same asset types (e.g., hotels or office buildings), may be misleading, since the economics of the properties and terms of the loans may be materially different. In particular, static pool data showing a low level of delinquencies and defaults would not be indicative of the performance of the subject mortgage pool or any other pools of mortgage loans originated by the same sponsor. Therefore, investors should evaluate an offering of certificates on the basis of the information set forth in the related prospectus supplement with respect to the related mortgage loans, and not on the basis of any successful performance of other pools of securitized commercial mortgage loans.

Commercial and Multifamily Mortgage Loans Are Subject to Certain Risks Which Could Adversely Affect the Performance of Your Offered Certificates

Repayment of a Commercial or Multifamily Mortgage Loan Depends on the Performance of the Related Mortgaged Property, of Which We Make No Assurance. Mortgage loans secured by multifamily or commercial properties may have a greater likelihood of delinquency and foreclosure, and a greater likelihood of loss in the event thereof, than loans secured by an owner-occupied single-family property. See “Description of the Trust Funds—Mortgage Loans—Default and Loss Considerations with Respect to the Mortgage Loans.” Commercial and multifamily lending typically involves larger loans to single borrowers or groups of related borrowers than single-family loans. In many cases, the borrowers under the mortgage loans will be entities that are restricted from owning property other than the related mortgaged property. In most cases, the borrowers will not have any significant assets other than the property and related leases, which will be pledged to the trustee. Therefore, payments on the mortgage loans and, in turn, payments of principal and interest on your certificates, will depend primarily or solely on rental payments by lessees and the successful operation of the property, rather than upon the existence of independent income or assets of the borrower. If the net operating income of the property is reduced (for example, if rental or occupancy rates decline or real estate tax rates or other operating expenses increase), the borrower’s ability to repay the loan may be impaired.

Commercial and multifamily real estate can be affected significantly by the supply and demand in the market for the type of property securing the loan and, therefore, may be subject to adverse economic conditions. Market values may vary as a result of economic events or governmental regulations outside the control of the borrower or lender that impact the cash flow of the property. For example, some laws, such as the Americans with Disabilities Act, may require modifications to properties, and rent control laws may limit rent collections in the case of multifamily properties.

A number of the mortgage loans may be secured by liens on owner-occupied mortgaged properties or on mortgaged properties leased to a single tenant or a small number of significant tenants. Accordingly, a decline in the financial condition of the borrower or a significant tenant, as applicable, may have a disproportionately greater effect on the net operating income from such mortgaged properties than would be the case with respect to mortgaged properties with multiple tenants.

Risks Generally Incident to Interests in Real Property May Adversely Affect the Value of a Mortgaged Property.  The value of any mortgaged property may be adversely affected by risks generally incident to interests in real property, including:

●	changes in general or local economic conditions and/or specific industry segments;

●	declines in real estate values;

●	declines in rental or occupancy rates;

●	increases in interest rates, real estate tax rates and other operating expenses;

●	changes in governmental rules, regulations and fiscal policies, including environmental legislation;

●	natural disasters such as earthquakes, hurricanes, floods, eruptions or other acts of God;

●	Civil disturbances such as riots; and

●	other circumstances, conditions or events beyond the control of a master servicer or a special servicer.

Risks Associated with the Type and Use of a Mortgaged Property May Affect its Value.  Certain considerations may be presented by the type and use of a particular mortgaged property. For instance:

●	Mortgaged properties that operate as hospitals and nursing homes are subject to significant governmental regulation of the ownership, operation, maintenance and financing of health care institutions;

●
Hotel and motel properties are often operated pursuant to franchise, management or operating agreements that may be terminable by the franchisor or operator, and the transferability of a hotel’s operating, liquor and other licenses upon a transfer of the hotel, whether through purchase or foreclosure, is subject to local law requirements;

●
The demand for hotel and motel properties is generally seasonal in nature and this seasonality can be expected to cause periodic fluctuations in room and other revenues, occupancy levels, room rates and operating expenses;

●
The demand for hotel and motel properties may also be affected by changes in travel patterns caused by changes in energy prices, strikes, relocation of highways, construction of additional highways and other factors;

●
The ability of a borrower to repay a mortgage loan secured by shares allocable to one or more cooperative dwelling units may depend on the ability of the dwelling units to generate sufficient rental income, which may be subject to rent control or stabilization laws, to cover both debt service on the loan as well as maintenance charges to the cooperative. Further, a mortgage loan secured by cooperative shares is subordinate to the mortgage, if any, on the cooperative apartment building;

●
Mortgaged properties that are owned by the borrower under a condominium form of ownership are subject to the declaration, by-laws and other rules and regulations of the condominium association and specific local laws that relate to condominiums;

●	Mortgaged properties that are multifamily properties may be subject to rent control or other tenant protective laws, which could impact the future cash flows of those properties;

●
Self-storage properties are considered vulnerable to competition, because both acquisition costs and break-even occupancy are relatively low and conversion to alternative uses would generally require substantial capital expenditures; and

●	Self-storage properties may have heightened environmental risk due to tenant privacy and inability of the borrower to readily access each unit.

Competition May Adversely Affect the Performance of a Mortgaged Property.  The leasing of real estate is highly competitive. Other commercial or multifamily properties of the same type located in the area in which a mortgaged property is located will compete with the mortgaged property to attract residents and/or customers. The principal means of competition are price, location and the nature and condition of the facility to be leased. A borrower under a mortgage loan competes with all owners and developers of comparable types of real estate in the area in which the mortgaged property is located. Those owners or developers could have lower rentals rates, lower operating costs, more favorable locations or better facilities. While a borrower under a mortgage loan may renovate, refurbish or expand the mortgaged property to maintain it and remain competitive, that renovation, refurbishment or expansion may itself entail significant risk. During such renovation, refurbishment or expansion, the related borrower may need to keep space unoccupied, thereby decreasing cashflow or, such renovation or expansion may impair or impede access to the mortgaged property. There can be no assurance that such renovation, refurbishment or expansion will be adequate to maintain the property’s competitiveness. Increased competition could adversely affect income from and market value of the mortgaged properties. In addition, the business conducted by tenants at each mortgaged property may face competition from other industries and industry segments. Moreover, many types of commercial properties are not readily convertible to alternative uses if the original use is not successful or may require significant capital expenditures to effect any conversion to an alternative use.

The Operation of Commercial Properties is Dependent upon Successful Management. The successful operation of a commercial property depends upon the property manager’s performance and viability. The property manager is responsible for:

●	responding to changes in the local market;

●	planning and implementing the rental structure;

●	operating the property and providing building services;

●	managing operating expenses; and

●	assuring that maintenance and capital improvements are carried out in a timely fashion.

A good property manager, by controlling costs, providing appropriate service to tenants and seeing to the maintenance of the improvements, can improve cash flow, reduce vacancy, leasing and repair costs and preserve building value. On the other hand, management errors can, in some cases, impair short-term cash flow and the long term viability of an income producing property. Properties deriving revenues primarily from short-term sources are generally more management intensive than properties leased to tenants under long-term leases. We make no representation as to the skills of any present or future property managers. Nor can we assure you that the property managers will be in a financial condition to fulfill their management responsibilities.

Maintaining a Property in Good Condition is Expensive. The failure to maintain a property may materially impair the property’s ability to generate cash flow. In addition to general maintenance, over time, a property may require renovation and capital improvements to remain competitive. The cost of necessary maintenance, renovation and/or capital improvements may be substantial. There can be no assurance that an income-producing property will generate sufficient cash flow to cover these increased costs along while still satisfying debt service requirements.

The Mortgage Loans May Be Nonrecourse Loans Or Loans With Limited Recourse. Some or all of the mortgage loans will be nonrecourse loans or loans for which recourse may be restricted or unenforceable. As to any such mortgage loan, recourse in the event of borrower default will be limited to the specific real property and other assets, if any, that were pledged to secure the mortgage loan. However, even with respect to those mortgage loans that provide for recourse against the borrower and its assets generally, we cannot assure you that enforcement of such recourse provisions will be practicable, or that the assets of the borrower will be sufficient to permit a recovery in respect of a defaulted mortgage loan in excess of the liquidation value of the related mortgaged property. See “Certain Legal Aspects of Mortgage Loans—Foreclosure—Anti-Deficiency Legislation.”

Tenant Bankruptcy May Adversely Affect Payment On Your Certificates. The bankruptcy or insolvency of a major tenant, or a number of smaller tenants may adversely affect the income produced by a mortgaged property. Under the Bankruptcy Code, a tenant has the option of assuming or rejecting or, subject to certain conditions, assuming and assigning to a third party, any unexpired lease. If the tenant assumes its lease, the tenant must cure all defaults under the lease and provide the landlord with adequate assurance of its future performance under the lease. If the tenant rejects the lease, the landlord’s claim for breach of the lease would be treated as a general unsecured claim against the tenant (absent collateral securing the claim). In addition, a lessor’s damages for lease rejection are limited to the amount owed for the unpaid rent reserved under the lease for the periods prior to the bankruptcy petition (or the earlier repossession or surrender of the leased premises), which are unrelated to the rejection, plus the greater of one year’s rent or 15% of the remaining rent reserved under the lease (but not to exceed three years’ rent). If the tenant assigns its lease, the tenant must cure all defaults under the lease and the proposed assignee must demonstrate adequate assurance of future performance under the lease. Certain of the tenants may be, and may at any time during the term of the related mortgage loan become, a debtor in a bankruptcy proceeding.

We cannot assure you that tenants of mortgaged properties will continue making payments under their leases or that tenants will not file for (or involuntarily be subjected to) bankruptcy protection in the future or, if any tenants so become debtors under the Bankruptcy Code, that they will continue to make rental payments in a timely manner or that they will not reject their leases.

If the leased premises are located in a “shopping center” as such term has been interpreted under Section 365 of the Bankruptcy Code, the assignee may be required to agree to certain conditions that are protective of the property owner, such as compliance with specific lease terms relating to, among other things, exclusivity and the terms of reciprocal easement agreements. However, we cannot assure you that any mortgaged property (even a mortgaged property identified as a “shopping center” in the related prospectus supplement) would be considered a “shopping center” by a court considering the question.

Cross-Collateralization Arrangements May Be Challenged as Unenforceable. The mortgage asset pool may include groups of mortgage loans that are cross-collateralized and cross-defaulted. These arrangements are designed primarily to ensure that all of the collateral pledged to secure the respective mortgage loans in a cross-collateralized group, and the cash flows generated by such mortgage loans, are available to support debt service on, and ultimate repayment of, the aggregate indebtedness evidenced by such mortgage loans. These arrangements thus seek to reduce the risk that the inability of one or more of the mortgaged properties securing any such group of mortgage loans to generate net operating income sufficient to pay debt service will result in defaults and ultimate losses.

There may not be complete identity of ownership of the mortgaged properties securing a group of cross-collateralized mortgage loans. In such an instance, creditors of one or more of the related borrowers could challenge the cross-collateralization arrangement as a fraudulent conveyance. Generally, under federal and most state fraudulent conveyance statutes, the incurring of an obligation or the transfer of property by a person will be subject to avoidance under certain circumstances if the person did not receive fair consideration or reasonably equivalent value in exchange for such obligation or transfer and

●	was insolvent or was rendered insolvent by such obligation or transfer,

●	was engaged in business or a transaction, or was about to engage in business or a transaction, for which any property remaining with the person was an unreasonably small capital or

●	intended to, or believed that it would, incur debts that would be beyond the person’s ability to pay as such debts matured.

Accordingly, a lien granted by a borrower to secure repayment of another borrower’s mortgage loan could be avoided if a court were to determine that

●
such borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, or was left with inadequate capital, or was not able to pay its debts as they matured and

●
the borrower did not, when it allowed its mortgaged property to be encumbered by a lien securing the entire indebtedness represented by the other mortgage loan, receive fair consideration or reasonably equivalent value for pledging such mortgaged property for the equal benefit of the other borrower.

If the lien is avoided, the lender would lose the benefits afforded by such lien.

The cross-collateralized mortgage loans constituting any group thereof may be secured by mortgage liens on mortgaged properties located in different states. Because of various state laws governing foreclosure or the exercise of a power of sale and because, in general, foreclosure actions are brought in state court, and the courts of one state cannot exercise jurisdiction over property in another state, it may be necessary upon a default under any such mortgage loan to foreclose on the related mortgaged properties in a particular order rather than simultaneously in order to ensure that the lien of the related mortgages is not impaired or released.

Mortgage Loans With Balloon Payments Have a Greater Risk of Default. Certain of the mortgage loans may be non-amortizing or only partially amortizing.  In addition, certain of the mortgage loans may have amortization schedules that are significantly longer than their respective terms, and certain of the mortgage loans may require only payments of interest for part or all of their respective terms.  A longer amortization schedule or an interest-only provision in a mortgage loan will result in a higher amount of principal outstanding under the mortgage loan at any particular time, including at the maturity date or anticipated repayment date of the mortgage loan, than would have otherwise been the case had a shorter amortization schedule been used or had the mortgage loan had a shorter interest-only period or not included an interest-only provision at all.  That higher principal amount outstanding could both (i) make it more difficult for the related borrower to make the required balloon or anticipated repayment date payment at maturity or on the related anticipated repayment date and (ii) lead to increased losses for the related issuing entity either during the loan term or at maturity or such anticipated repayment date if the mortgage loan becomes a defaulted mortgage loan.

Mortgage loans of this type involve a greater likelihood of default than self-amortizing loans because the ability of a borrower to make a balloon payment depends upon the borrower’s ability to refinance the loan or sell the mortgaged property. The ability of the borrower to refinance the loan or sell the property will be affected by a number of factors, including:

●	the availability of, and competition for, credit for commercial or multifamily real estate projects;

●	the fair market value and condition of the related mortgaged property;

●	prevailing interest rates;

●	the borrower’s equity in the related mortgaged property;

●	the borrower’s financial condition;

●	the operating history and occupancy level of the related mortgaged property;

●	changes in zoning or tax laws;

●	with respect to multifamily mortgage loans, reductions in government assistance/rent subsidy programs or changes in rent control laws;

●	with respect to hospitals, nursing homes and other healthcare facilities, changes in Medicaid and Medicare reimbursement rates;

●	changes in competition in the relevant area;

●	changes in rental rates in the relevant area;

●	changes in governmental regulation and fiscal policy;

●	prevailing general and regional economic conditions;

●	the state of the fixed income and mortgage markets; and

●	the availability of credit for multifamily rental or commercial properties.

Neither we nor any of our affiliates or any other seller or its affiliates will be obligated to refinance any mortgage loan underlying your offered certificates. We cannot assure you that each borrower will have the ability to repay the remaining principal balances on the related maturity date.

The related master servicer or special servicer may, subject to limits set forth in the related pooling agreement, extend and modify mortgage loans that are in default or as to which a payment default is imminent in order to maximize recoveries on such mortgage loans. See “Description of the Pooling Agreements—Realization Upon Defaulted Mortgage Loans.” The related master servicer or special servicer is only required to determine that any such extension or modification is reasonably likely to produce a greater recovery than a liquidation of the real property securing such mortgage loan. There is a risk that the decision of the master servicer or special servicer to extend or modify a mortgage loan may not in fact produce a greater recovery on your certificates.

The Master Servicer or the Special Servicer May Experience Difficulty in Collecting Rents Upon the Default and/or Bankruptcy of a Borrower. Some or all of the mortgage loans may be secured by an assignment of leases and rents pursuant to which the related borrower assigns to the lender its right, title and interest as landlord under the leases of the related mortgaged property, and the income derived from such leases as further security for the related mortgage loan while retaining a license to collect rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. These assignments are typically not perfected as security interests prior to actual possession of the cash flows. Some state laws may require that the lender take possession of the mortgaged property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender’s ability to collect the rents may be adversely affected. See “Certain Legal Aspects of Mortgage Loans—Leases and Rents.”

Due-on-Sale and Debt-Acceleration Clauses May Be Challenged as Unenforceable. Some or all of the mortgage loans may contain a due-on-sale clause, which permits the lender, with some exceptions, to accelerate the maturity of the related mortgaged loan if the borrower sells, transfers or conveys the related mortgaged property or its interest in the mortgaged property.

Mortgages also may include a debt-acceleration clause, which permits the lender to accelerate the debt upon a monetary or non-monetary default by the related borrower. The courts of all states will enforce acceleration clauses in the event of a material payment default. The equity courts of any state, however, may refuse to allow the foreclosure of a mortgage, deed of trust, or other security instrument or to permit the acceleration of the indebtedness if —

●	the exercise of those remedies would be inequitable or unjust; or

●	the circumstances would render the acceleration unconscionable.

Assignment of Leases and Rents May Be Limited by State Law. Each mortgage loan included in any trust fund secured by mortgaged property that is subject to leases typically will be secured by an assignment of leases and rents pursuant to which the borrower assigns to the lender its right, title and interest as landlord under the leases of the related mortgaged property, and the income derived from those leases, as further security for the related mortgage loan, while retaining a license to collect rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect rents. Some state laws may require that the lender take possession of the mortgaged property and obtain a judicial appointment of a receiver before becoming entitled to collect the rents. In addition, if bankruptcy or similar proceedings are commenced by or in respect of the borrower, the lender’s ability to collect the rents may be adversely affected. See “Certain Legal Aspects of Mortgage Loans—Leases and Rents” in this prospectus.

One Action Jurisdiction May Limit the Ability of the Servicer to Foreclose on a Mortgaged Property. The ability to realize upon the mortgage loans may be limited by the application of state and federal laws. Several states (including California) have laws that prohibit more than one “judicial action” to enforce a mortgage obligation, and some courts have construed the term “judicial action” broadly. Accordingly, the special servicer may need to obtain advice of counsel prior to enforcing any of the trust fund’s rights under any of the mortgage loans that include mortgaged properties where a “one action” rule could be applicable.

In the case of a multi-property mortgage loan secured by mortgaged properties located in multiple states, the special servicer may be required to foreclose first on properties located in states where such “one action” rules apply (and where non-judicial foreclosure is permitted) before foreclosing on properties located in states where judicial foreclosure is the only permitted method of foreclosure. The application of other state and federal laws may delay or otherwise limit the ability to realize on defaulted mortgage loans. See “Certain Legal Aspects of Mortgage Loans—Foreclosure” in this prospectus.

Rights Against Tenants May Be Limited if Leases Are Not Subordinate to Mortgage or Do Not Contain Attornment Provisions. Some of the tenant leases contain provisions that require the tenant to attorn to (that is, recognize as landlord under the lease) a successor owner of the property following foreclosure. Some of the leases may be either subordinate to the liens created by the mortgage loans or else contain a provision that requires the tenant to subordinate the lease if the mortgagee agrees to enter into a non-disturbance agreement. In some states, if tenant leases are subordinate to the liens created by the mortgage loans and such leases do not contain attornment provisions, such leases may terminate upon the transfer of the property to a foreclosing lender or purchaser at foreclosure. Accordingly, in the case of the foreclosure of a mortgaged property located in such a state and leased to one or more desirable tenants under leases that are subordinate to the mortgage and do not contain attornment provisions, such mortgaged property could experience a further decline in value if such tenants’ leases were terminated. This is particularly likely if such tenants were paying above-market rents or could not be replaced.

If a mortgage is subordinate to a lease, the trust will not (unless it has otherwise agreed with the tenant) have the right to dispossess the tenant upon foreclosure of the mortgaged property.  If the lease contains provisions inconsistent with the mortgage (e.g., provisions relating to application of insurance proceeds or condemnation awards) or that could affect the enforcement of the lender’s rights (e.g., a right of first refusal to purchase the property), the provisions of the lease will take precedence over the provisions of the mortgage.

If Mortgaged Properties Are Not in Compliance With Current Zoning Laws, Restoration Following a Casualty Loss May Be Limited. Certain of the mortgaged properties may not comply with current zoning laws, including density, use, parking, height and set back requirements, due to changes in zoning requirements after such mortgaged properties were constructed. These properties, as well as those for which variances or special permits were issued or for which non-conformity with current zoning laws are otherwise permitted, are considered to be a “legal non-conforming use” and/or the improvements are considered to be “legal non-conforming structures.”  This means that the borrower is not required to alter its use or structure to comply with the existing or new law; however, the borrower may not be able to continue the non-conforming use or rebuild the non-conforming premises “as is” in the event of a substantial casualty loss. Such limitations may adversely affect the ability of the mortgagor to meet its mortgage loan obligations from cash flow of the property following the loss. If a substantial casualty were to occur, we cannot assure you that insurance proceeds would be available to pay the mortgage loan in full. In addition, if a non-conforming use were to be discontinued and/or the mortgaged property were repaired or restored in conformity with the current law, the value of the property or the revenue producing potential of the property may not be equal to that before the casualty.

In addition, certain of the mortgaged properties that do not conform to current zoning laws may not be “legal non-conforming uses” or “legal non-conforming structures.”  The failure of a mortgaged property to comply with zoning laws or to be a “legal non-conforming use” or “legal non-conforming structure” may adversely affect market value of the mortgaged property or the borrower’s ability to continue to use it in the manner it is currently being used or may necessitate material additional expenditures to remedy non conformities.

Restrictive Covenants in a Deed or Lease May Reduce the Value of the Mortgaged Property.   Certain of the mortgaged properties may be subject to certain restrictions imposed pursuant to restrictive covenants, reciprocal easement agreements or operating agreements or historical landmark designations. Such use restrictions could include, for example, limitations on the character of the improvements or the properties, limitations affecting noise and parking requirements, among other things, and limitations on the borrowers’ right to operate certain types of facilities within a prescribed radius. These limitations could adversely affect the ability of the related borrower to lease the mortgaged property on favorable terms, thus adversely affecting the borrower’s ability to fulfill its obligations under the related mortgage loan.

Inspections of the Mortgaged Properties Will Be Limited. The mortgaged properties will generally be inspected by licensed engineers at the time the mortgage loans will be originated to assess the structure, exterior walls, roofing interior construction, mechanical and electrical systems and general condition of the site, buildings and other improvements located on the mortgaged properties. There can be no assurance that all conditions requiring repair or replacement will be identified in such inspections.

Mortgage Loans Secured by Leasehold Interests May Expose Investors to Greater Risks of Default and Loss. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the related borrower’s leasehold were to be terminated upon a lease default, the lender would lose its security in the leasehold interest. Generally, each related ground lease requires the lessor to give the lender notice of the borrower’s defaults under the ground lease and an opportunity to cure them, permits the leasehold interest to be assigned to the lender or the purchaser at a foreclosure sale, in some cases only upon the consent of the lessor, and contains certain other protective provisions typically included in a “mortgageable” ground lease.

Upon the bankruptcy of a lessor or a lessee under a ground lease, the debtor has the right to assume or reject the lease. If a debtor lessor rejects the lease, the lessee has the right pursuant to Section 365(h) of the federal bankruptcy code to treat such lease as terminated by the rejection or remain in possession of its leased premises for the rent otherwise payable under the lease for the remaining term of the ground lease (including renewals) and to offset against such rent any damages incurred due to the landlord’s failure to perform its obligations under the lease. If a debtor lessee/borrower rejects the lease, the leasehold lender could succeed to the lessee/borrower’s position under the lease only if the lease specifically grants the lender such right. If both the lessor and the lessee/borrower are involved in bankruptcy proceedings, the trustee may be unable to enforce the bankrupt lessee/borrower’s pre-petition agreement to refuse to treat a ground lease rejected by a bankrupt lessor as terminated. In such circumstances, a ground lease could be terminated notwithstanding lender protection provisions contained in the ground lease or in the mortgage.  See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws.”

Some of the ground leases relating to the mortgaged properties may provide that the ground rent payable under the related ground lease increases during the term of the mortgage loan. These increases may adversely affect the cash flow and net income of the related borrower.

Environmental Issues at the Mortgaged Properties May Adversely Affect Payments on Your Certificates. Under federal law and the laws of certain states, contamination of real property may give rise to a lien on the property to assure or reimburse the costs of cleanup. In several states, that lien has priority over an existing mortgage lien on that property. In addition, under various federal, state and local laws, ordinances and regulations, an owner or operator of real estate may be liable for the costs of removal or remediation of hazardous substances or toxic substances on, in or beneath the property. This liability may be imposed without regard to whether the owner or operator knew of, or was responsible for, the presence of those hazardous or toxic substances. The costs of any required remediation and the owner’s or operator’s liability for them as to any property are generally not limited under these laws, ordinances and regulations and could exceed the value of the mortgaged property and the aggregate assets of the owner or operator. In addition, as to the owners or operators of mortgaged properties that generate hazardous substances that are disposed of at “offsite” locations, the owners or operators may be held strictly, jointly and severally liable if there are releases or threatened releases of hazardous substances at the off-site locations where that person’s hazardous substances were disposed.

The trust may attempt to reduce its potential exposure to cleanup costs by —

●	establishing reserves for cleanup costs when they can be anticipated and estimated; or

●	designating the trust as the named insured in specialized environmental insurance that is designed for secured lenders.

However, we cannot assure you that reserves or environmental insurance will in fact be applicable or adequate to cover all costs and any other liabilities that may eventually be incurred.

Under the federal Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, as well as other federal and state laws, a secured lender (such as the trust) may be liable as an “owner” or “operator” for the costs of dealing with hazardous substances affecting a borrower’s property, if agents or employees of the lender have participated in the management or operations of the borrower’s property. This liability could exist even if a previous owner caused the environmental damage. The trust’s potential exposure to liability for cleanup costs may increase if the trust actually takes possession of a borrower’s property, or control of its day-to-day operations, as for example through the appointment of a receiver.

See “Certain Legal Aspects of Mortgage Loans—Environmental Considerations.”

Lack of Insurance Coverage Exposes You to the Risk of Certain Special Hazard Losses. Unless the related prospectus supplement otherwise provides, the master servicer and special servicer for the related trust fund will be required to cause the borrower on each mortgage loan to maintain such insurance coverage in respect of the related mortgaged property as is required under the related mortgage (unless each of the master servicer and the special servicer maintain a blanket policy). In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of a property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy (windstorm is a common exclusion for properties located in certain locations). Most policies typically do not cover any physical damage resulting from, among other things —

●	war;

●	revolution;

●	terrorism;

●	nuclear, biological or chemical materials;

●	governmental actions;

●	floods and other water-related causes;

●	earth movement, including earthquakes, landslides and mudflows;

●	wet or dry rot;

●	vermin; and

●	domestic animals.

Unless the related mortgage loan documents specifically require the borrower to insure against physical damage arising from such causes, then, the resulting losses may be borne by you as a holder of offered certificates. See “Description of the Pooling Agreements—Hazard Insurance Policies.”

Even if the type of loss is covered, the mortgaged properties may suffer losses for which the insurance coverage is inadequate. For example:

●
in a case where terrorism coverage is included under a policy, if the terrorist attack is, for example, nuclear, biological or chemical in nature, the policy may include an exclusion that precludes coverage for such terrorist attack;

●
in certain cases, particularly where land values are high, the insurable value (at the time of loan origination) of the mortgaged property may be significantly lower than the principal balance of the mortgage loan;

●
with respect to mortgaged properties located in flood prone areas where flood insurance is required, the related mortgaged property may only have federal flood insurance (which only covers up to $500,000), not private flood insurance, and the related mortgaged property may suffer losses that exceed the amounts covered by the federal flood insurance;

●	the mortgage loan documents may limit the requirement to obtain related insurance to where the premium amounts are “commercially reasonable” or a similar limitation; and

●
if reconstruction or major repairs are required, changes in laws may materially affect the borrower’s ability to effect any reconstruction or major repairs and/or may materially increase the costs of the reconstruction or repairs and insurance may not cover or sufficiently compensate the insured.

Geographic Concentration Within a Trust Fund Exposes Investors to Greater Risk of Default and Loss. Certain geographic regions of the United States from time to time will experience weaker regional economic conditions and real estate markets, and, consequently, will experience higher rates of loss and delinquency than will be experienced on mortgage loans generally. For example, a region’s economic condition and real estate market may be directly, or indirectly, adversely affected by natural disasters or civil disturbances such as earthquakes, wildfires, hurricanes, floods, eruptions or riots. The economic impact of any of these types of events may also be felt in areas beyond the region immediately affected by the disaster or disturbance. The mortgage loans securing certain series of certificates may be concentrated in these regions, and such concentration may present risk considerations in addition to those generally present for similar mortgage-backed securities without such concentration.

Litigation Arising Out Of Ordinary Business May Adversely Affect Payment On Your Certificates. There may be pending or threatened legal proceedings against the borrowers and managers of the mortgaged properties and their respective affiliates arising out of the ordinary business of the borrowers, managers and affiliates. This litigation could cause a delay in the payment on your certificates. Therefore, we cannot assure you that this type of litigation would not have a material adverse effect on your certificates.

Compliance With The Americans With Disabilities Act Of 1990 May Be Expensive And May Adversely Affect Payment On Your Certificates. Under the Americans with Disabilities Act of 1990, all public accommodations are required to meet federal requirements related to access and use by disabled persons. Borrowers may incur costs complying with the Americans with Disabilities Act of 1990. In addition, noncompliance could result in the imposition of fines by the federal government or an award of damages to private litigants. These costs of complying with the Americans with Disabilities Act of 1990 and the possible imposition of fines for noncompliance would result in additional expenses on the mortgaged properties, which could have an adverse effect on your certificates.

The Borrower’s Form of Entity May Not Prevent the Borrower’s Bankruptcy

Most of the borrowers are legal entities rather than individuals. Mortgage loans made to legal entities may entail risks of loss greater than those of mortgage loans made to individuals. For example, a legal entity, as opposed to an individual, may be more inclined to seek legal protection from its creditors under the bankruptcy laws. Unlike individuals involved in bankruptcies, most of the entities generally, but not in all cases, do not have personal assets and creditworthiness at stake. The terms of the mortgage loans generally, but not in all cases, require that the borrowers covenant to be single-purpose entities, although in many cases the borrowers are not required to observe all covenants and conditions that typically are required in order for them to be viewed under standard rating agency criteria as “special purpose entities.” In general, but not in all cases, borrowers’ organizational documents or the terms of the mortgage loans limit their activities to the ownership of only the related mortgaged property or properties and limit the borrowers’ ability to incur additional indebtedness and create or allow any encumbrance on the mortgaged properties to secure additional indebtedness or obligations of other entities. These provisions are designed to mitigate the possibility that the borrowers’ financial condition would be adversely impacted by factors unrelated to the mortgaged property and the mortgage loan in the pool. However, we cannot assure you that the related borrowers will comply with these requirements. Also, although a borrower may currently be a single purpose entity, that borrower may have previously owned property other than the related mortgaged property and may not have observed all covenants that typically are required to consider a borrower a “single purpose entity.” The bankruptcy of a borrower, or a general partner or managing member of a borrower, may impair the ability of the lender to enforce its rights and remedies under the related mortgage. Borrowers that are not special purpose entities structured to limit the possibility of becoming insolvent or bankrupt, may be more likely to become insolvent or the subject of a voluntary or involuntary bankruptcy proceeding because the borrowers may be:

●	operating entities with a business distinct from the operation of the mortgaged property with the associated liabilities and risks of operating an ongoing business; or

●	entities or individuals that have liabilities unrelated to the mortgaged property.

However, any borrower, even a special purpose entity structured to be bankruptcy-remote, as an owner of real estate, will be subject to certain potential liabilities and risks. We cannot assure you that any borrower will not file for bankruptcy protection or that creditors of a borrower or creditors of a general partner or managing member of a borrower (whether an individual or corporate entity) will not initiate a bankruptcy or similar proceeding against the borrower or against such general partner or managing member (whether an individual or corporate entity) of the borrower.

The organizational documents of a borrower may (usually in the case of larger mortgage loans) also contain requirements that there be one or two independent directors, managers or trustees (depending on the entity form of such borrower) whose vote is required before the borrower files a voluntary bankruptcy or insolvency petition or otherwise institutes insolvency proceedings. Generally, but not always, the independent directors, managers or trustees may only be replaced by certain other independent successors. Although the requirement of having independent directors, managers or trustees is designed to mitigate the risk of a voluntary bankruptcy filing by a solvent borrower, the independent directors, managers or trustees may determine in the exercise of their fiduciary duties to the applicable borrower that a bankruptcy filing is an appropriate course of action to be taken by such borrower. Such determination might take into account the interests and financial condition of such borrower’s parent entities and such parent entities’ other subsidiaries in addition to those of the borrower, such that the financial distress of an affiliate of a borrower might increase the likelihood of a bankruptcy filing by a borrower. In any event, we cannot assure you that a borrower will not file for bankruptcy protection, that creditors of a borrower will not initiate a bankruptcy or similar proceeding against such borrower, or that, if initiated, a bankruptcy case of the borrower could be dismissed. For example, in the recent bankruptcy case of In re General Growth Properties, Inc., notwithstanding that the subsidiaries were special purpose entities with independent directors, numerous property-level, special purpose subsidiaries were filed for bankruptcy protection by their parent entity. Nonetheless, the United States Bankruptcy Court for the Southern District of New York denied various lenders’ motions to dismiss the special purpose entity subsidiaries’ cases as bad faith filings. In denying the motions, the bankruptcy court stated that the fundamental and bargained-for creditor protections embedded in the special purpose entity structures at the property level would remain in place during the pendency of the chapter 11 cases. Those protections included adequate protection of the lenders’ interest in their collateral and protection against the substantive consolidation of the property-level debtors with any other entities. The moving lenders had argued that the 20 property-level bankruptcy filings were premature and improperly sought to restructure the debt of solvent entities for the benefit of equity holders. However, the United States Bankruptcy Code does not require that a voluntary debtor be insolvent or unable to pay its debts currently in order to be eligible for relief and generally a bankruptcy petition will not be dismissed for bad faith if the debtor has a legitimate rehabilitation objective. Accordingly, after finding that the relevant debtors were experiencing varying degrees of financial distress due to factors such as cross-defaults, a need to refinance in the near term (i.e., within 1 to 4 years), and other considerations, the bankruptcy court noted that it was not required to analyze in isolation each debtor’s basis for filing. In the court’s view, the critical issue was whether a parent company that had filed its bankruptcy case in good faith could include in the filing subsidiaries that were crucial to the parent’s reorganization. As demonstrated in the General Growth Properties bankruptcy case, although special purpose entities are designed to mitigate the bankruptcy risk of a borrower, special purpose entities can become debtors in bankruptcy under various circumstances.

Furthermore, with respect to any affiliated borrowers, creditors of a common parent in bankruptcy may seek to consolidate the assets of those borrowers with those of the parent. Consolidation of the assets of the borrowers would likely have an adverse effect on the funds available to make distributions on your certificates, and may lead to a downgrade, withdrawal or qualification of the ratings of your certificates. See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws” in this prospectus.

Risks Related to Terrorist Attacks and Military Conflict

Risks to the Financial Markets Relating to Terrorist Attacks. On September 11, 2001, the United States was subjected to multiple terrorist attacks, resulting in the loss of many lives and massive property damage and destruction in New York City, the Washington, D.C. area and Pennsylvania. It is impossible to predict whether, or the extent to which, future terrorist activities may occur in the United States.

It is uncertain what effects any future terrorist activities in the United States or abroad and/or any consequent actions on the part of the United States government and others, including military action, could have on general economic conditions, real estate markets, particular business segments (including those that are important to the performance of commercial and multifamily mortgage loans) and/or insurance costs and the availability of insurance coverage for terrorist acts. Among other things, reduced investor confidence could result in substantial volatility in securities markets and a decline in real estate-related investments. In addition, reduced consumer confidence, as well as a heightened concern for personal safety, could result in a material decline in personal spending and travel.

Risks to the Mortgaged Properties Relating to Terrorist Attacks and Foreign Conflicts. The terrorist attacks in 2001 on the World Trade Center and the Pentagon, as well as a number of reported thwarted planned attacks, suggest the possibility that large public areas such as shopping centers or large office buildings could become the target of terrorist attacks in the future. The occurrence or the possibility of such attacks could (i) lead to damage to one or more of the mortgaged properties if any such attacks occur, (ii) result in higher costs for insurance premiums, particularly for large properties which could adversely affect the cash flow at such mortgaged properties, or (iii) impact leasing patterns or shopping patterns which could adversely impact leasing revenue, retail property traffic and percentage rent. As a result, the ability of the mortgaged properties to generate cash flow may be adversely affected.

Attacks in the United States, incidents of terrorism occurring outside the United States and the military conflicts in Iraq and Afghanistan may continue to significantly reduce air travel throughout the United States, and, therefore, continue to have a negative effect on revenues in areas heavily dependent on tourism. The decrease in air travel may have a negative effect on certain of the mortgaged properties located in areas heavily dependent on tourism, which could reduce the ability of the affected mortgaged properties to generate cash flow.

The United States continues to maintain a military presence in Iraq and Afghanistan. It is uncertain what effect the activities of the United States in Iraq, Afghanistan or any future conflict with any other country or group will have on domestic and world financial markets, economies, real estate markets, insurance costs or business segments. Foreign or domestic conflict of any kind could have an adverse effect on the performance of the mortgaged properties.

Some Certificates May Not Be Appropriate for ERISA Plans

Generally, ERISA applies to investments made by employee benefit plans and transactions involving the assets of those plans. Even if ERISA does not apply, similar prohibited transaction rules may apply under Section 4975 of the Internal Revenue Code or materially similar federal, state or local laws. Due to the complexity of regulations that govern those plans, if you are subject to ERISA or Section 4975 of the Internal Revenue Code or to any materially similar federal, state or local law, you should consult your own counsel regarding consequences under ERISA, the Internal Revenue Code or such other similar law of acquisition, ownership and disposition of your offered certificates. See “Certain ERISA Considerations.”

Changes to REMIC Restrictions on Loan Modifications May Impact an Investment in the Certificates

On September 15, 2009, the IRS issued Revenue Procedure 2009-45 easing the tax requirements for a servicer to modify a commercial or multifamily mortgage loan held in a REMIC or grantor trust by interpreting the circumstances when default is “reasonably foreseeable” to include those where the servicer reasonably believes that there is a “significant risk of default” with respect to the mortgage loan upon maturity of the loan or at an earlier date, and that by making such modification the risk of default is substantially reduced. Accordingly, if the servicer or the special servicer determined that the mortgage loan was at significant risk of default and permitted one or more modifications otherwise consistent with the terms of the related pooling and servicing agreement, any such modification may impact the timing of payments and ultimate recovery on the mortgage loan, and likewise on one or more classes of certificates in the related series, and the tax status of the REMIC.

In addition, final regulations and related guidance were issued under the REMIC provisions of the Code that modify the tax restrictions imposed on a servicer’s ability to modify the terms of mortgage loans held by a REMIC relating to changes in the collateral, credit enhancement and recourse features.  The final regulations and related guidance permit those modifications so long as the mortgage loan remains “principally secured” by real property (within the meaning of the final regulations and related guidance). These regulations and related guidance could impact the timing of payments and ultimate recovery on the mortgage loans, and likewise on one or more classes of certificates in the related series.

Residual Interests in a Real Estate Mortgage Investment Conduit Have Adverse Tax Consequences

If you hold certain classes of certificates that constitute a residual interest in a “real estate mortgage investment conduit,” for federal income tax purposes, you will be required to report on your federal income tax returns as ordinary income your pro rata share of the taxable income of the REMIC, regardless of the amount or timing of your receipt of cash payments, as described in “Certain Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates.” Accordingly, under certain circumstances, if you hold residual certificates you may have taxable income and tax liabilities arising from your investment during a taxable year in excess of the cash received during that period. The requirement to report your pro rata share of the taxable income and net loss of the REMIC may continue until the principal balances of all classes of certificates of the related series have been reduced to zero, even though you have received full payment of your stated interest and principal, if any. A portion or, in certain circumstances, all, of your share of the REMIC taxable income may be treated as “excess inclusion”

income to you, which generally, will not be subject to offset by losses from other activities, if you are a tax-exempt holder, will be treated as unrelated business taxable income, and if you are a foreign holder, will not qualify for exemption from withholding tax.

If you are an individual and you hold a class of residual certificates, you may be limited in your ability to deduct servicing fees and other expenses of the REMIC. In addition, classes of residual certificates are subject to certain restrictions on transfer. Because of the special tax treatment of classes of residual certificates, the taxable income arising in a given year on a class of residual certificates will not be equal to the taxable income associated with investment in a corporate bond or stripped instrument having similar cash flow characteristics and pre-tax yield. As a result, the after-tax yield on the classes of residual certificates may be significantly less than that of a corporate bond or stripped instrument having similar cash flow characteristics or may be negative.

Certain Federal Tax Considerations Regarding Original Issue Discount

Certain classes of certificates of a series may be issued with “original issue discount” for federal income tax purposes, which generally will result in recognition of some taxable income in advance of the receipt of cash attributable to that income. Accordingly, investors must have sufficient sources of cash to pay any federal, state or local taxes with respect to original issue discount. See “Certain Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates.”

Bankruptcy Proceedings Entail Certain Risks

Under the federal bankruptcy code, the filing of a petition in bankruptcy by or against a borrower will stay the pending sale of the related mortgaged property owned by that borrower, as well as the commencement or continuation of a foreclosure action and deficiency judgment proceedings.

In addition, even if a court determines that the value of a mortgaged property is less than the principal balance of the mortgage loan it secures, the court may prevent a lender from foreclosing on such mortgaged property, subject to certain protections available to the lender. As part of a restructuring plan, a court also may reduce the amount of secured indebtedness to the then-current value of such mortgaged property. This action would make the lender a general unsecured creditor for the difference between the then-current value of the property and the amount of its outstanding mortgage indebtedness.

A bankruptcy court may also —

●	grant a debtor a reasonable time to cure a payment default on a mortgage loan;

●	reduce monthly payments due under a mortgage loan;

●	change the rate of interest due on a mortgage loan; or

●	otherwise alter a mortgage loan’s repayment schedule.

Moreover, the filing of a petition in bankruptcy by, or on behalf of, a junior lienholder may stay the senior lienholder from taking action to foreclose on the senior lien where that has the effect of foreclosing out the junior lien. Additionally, the borrower, as debtor-in-possession, or its bankruptcy trustee has special powers to avoid, subordinate or disallow debts. In certain circumstances, the claims of the trustee, on behalf of the certificateholders, may be subordinated to financing obtained by a debtor-in-possession subsequent to its bankruptcy.

Under the federal bankruptcy code, the lender will be stayed from enforcing a borrower’s assignment of rents and leases. The federal bankruptcy code also may interfere with the ability of the trustee, on behalf of the certificateholders, to enforce lockbox requirements. The legal proceedings necessary to resolve these issues can be time consuming and costly and may significantly delay or diminish the receipt of rents. Rents also may escape an assignment to the extent they are used by the borrower to maintain the mortgaged property or for other court authorized expenses.

Additionally, pursuant to subordination agreements for certain of the mortgage loans, the subordinate lenders may have agreed that they will not take any direct actions with respect to the related subordinated debt, including any actions relating to the bankruptcy of the borrower, and that the holder of the mortgage loan will have all rights to direct all such actions.  There can be no assurance that in the event of the borrower’s bankruptcy, a court will enforce such restrictions against a subordinated lender.

In its decision in In re 203 North LaSalle Street Partnership, 246 B.R. 325 (Bankr. N.D. Ill. 2000), the United States Bankruptcy Court for the Northern District of Illinois refused to enforce a provision of a subordination agreement that allowed a first mortgagee to vote a second mortgagee’s claim with respect to a Chapter 11 reorganization plan on the grounds that pre bankruptcy contracts cannot override rights expressly provided by the federal bankruptcy code. This holding, which at least one court has already followed, potentially limits the ability of a senior lender to accept or reject a reorganization plan or to control the enforcement of remedies against a common borrower over a subordinated lender’s objections.

As a result of the foregoing, the trust’s recovery with respect to borrowers in bankruptcy proceedings may be significantly delayed, and the aggregate amount ultimately collected may be substantially less than the amount owed. See “Certain Legal Aspects of the Mortgage Loans—Foreclosure.”

Book-Entry System for Certain Classes May Decrease Liquidity and Delay Payment

If the related prospectus supplement so provides, one or more classes of your offered certificates will be issued as book-entry certificates. Each class of book-entry certificates will be initially represented by one or more certificates registered in the name of a nominee for The Depository Trust Company, or DTC. Transactions in book-entry certificates of any series generally can be effected only through The Depository Trust Company and its participating organizations. You are therefore subject to the following risks:

●
The liquidity of book-entry certificates in any secondary trading market that may develop may be limited because investors may be unwilling to purchase certificates for which they cannot obtain physical certificates.

●
Your ability to pledge certificates to persons or entities that do not participate in the DTC system, or otherwise to take action in respect of the certificates, may be limited due to lack of a physical security representing the certificates.

●
Your access to information regarding the certificates may be limited since conveyance of notices and other communications by The Depository Trust Company to its participating organizations, and directly and indirectly through those participating organizations to you, will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect at that time.

●
You may experience some delay in receiving distributions of interest and principal on your certificates because distributions will be made by the trustee to DTC and DTC will then be required to credit those distributions to the accounts of its participating organizations and only then will they be credited to your account either directly or indirectly through DTC’s participating organizations.

See “Description of the Certificates—Book-Entry Registration and Definitive Certificates.”

Inclusion of Delinquent Mortgage Loans in a Mortgage Asset Pool

The trust fund may include mortgage loans that are past due. However, mortgage loans which are seriously delinquent loans (that is, loans more than 60 days delinquent or as to which foreclosure has been commenced) will not constitute a material concentration of the mortgage loans, based on principal balance at the time the trust fund is formed. The related prospectus supplement may provide that the servicing of such mortgage loans will be performed by the special servicer. However, the same entity may act as both master servicer and special servicer. Credit support provided with respect to your certificates may not cover all losses related to such delinquent mortgage loans, and you should consider the risk that their inclusion in a mortgage pool may result in a greater rate of defaults and prepayments and, consequently, reduce yield on your certificates. See “Description of the Trust Funds—Mortgage Loans—General.”

Termination of the Trust Fund Could Affect the Yield on Your Offered Certificates

The related prospectus supplement may provide that, upon the reduction of the certificate balance of a specified class or classes of certificates by a specified percentage or amount or upon a specified date, a party designated therein may be authorized or required to solicit bids for the purchase of all the mortgage assets of the related trust fund, or of a sufficient portion of such mortgage assets to retire such class or classes. The solicitation of bids will be conducted in a commercially reasonable manner and, generally, assets will be sold at their fair market value. In addition, the related prospectus supplement may provide that, upon the reduction of the aggregate principal balance of some or all of the mortgage assets by a specified percentage, a party or parties designated in the prospectus supplement may be authorized to purchase such mortgage assets, generally at a price equal to, in the case of any mortgage asset, the unpaid principal balance of such mortgage asset plus accrued interest (or, in some cases, at fair market value). However, circumstances may arise in which such fair market value may be less than the unpaid balance of the related mortgage assets sold together with interest thereon, and you may therefore receive an amount less than the certificate balance of, and accrued unpaid interest on, your offered certificates. See “Description of the Certificates—Termination” in this prospectus. See “Description of the Certificates—Termination.”

Underwritten Net Cash Flow and Stabilized Values May Be Based on Flawed Assumptions

The underwritten net cash flow used in determining the debt service coverage ratio for a particular mortgage loan reflects assumptions and subjective judgments made by the mortgage loan sellers or originators. For instance, in determining underwritten net cash flow, vacant space may be assumed to be occupied and space due to expire may be assumed to have been re-let, in each case at market rates that exceed current rent collected at the property. In addition, underwritten net cash flow may be based on anticipated cash flow from assumed future rents on a future date.

The underwritten net cash flow for any particular mortgaged property shown in the related prospectus supplement may be higher (and sometimes materially higher) than the annual net cash flow for the property based on historical operating statements. No representation is made that the underwritten net cash flow for any particular mortgaged property set forth in the related prospectus supplement is predictive of future net cash flows. In addition, net cash flow reflects calculations and assumptions used by the mortgage loan sellers or originators and should not be used as a substitute for, and may vary substantially from, cash flow as determined in accordance with GAAP as a measure of the results of a mortgaged real property’s operation or for cash flow from operating activities determined in accordance with GAAP as a measure of liquidity. The debt service coverage ratios set forth in the related prospectus supplement for the mortgage loans and the mortgaged properties may also vary substantially from the debt service coverage ratios for the mortgage loans and the mortgaged properties as calculated pursuant to the definition of such ratios as set forth in the related mortgage loan documents.

Similarly, the appraised value used in determining the loan-to-value ratio for a particular mortgage loan may be based on a future stabilized value, which value is based on future performance at a particular property. For instance, in determining a stabilized value, the appraiser or originator may assume increased value due to anticipated completion of construction at the property. No representation is made that the assumptions made by the appraiser or originator are accurate or that the conditions to stabilization will be completed.

Each originator of commercial and multifamily mortgage loans has its own underwriting criteria, and no assurance can be given that adjustments or calculations made by one originator would be made by other originators. Each investor should review the assumptions discussed in the related prospectus supplement and make its own determination of the appropriate assumptions to be used in determining underwritten net cash flow and debt service coverage and in making other calculations with respect to the underlying mortgage loans. See “Description of the Trust Funds—Default and Loss Considerations with Respect to the Mortgage Loans.”

THE SPONSOR

The prospectus supplement for each series of securities will identify the sponsor or sponsors for the related series. It is anticipated that German American Capital Corporation (“GACC”), a Maryland corporation formed in 1971, will be a sponsor or co-sponsor for each series. Any other co-sponsor will be set forth in the related prospectus supplement.

GACC is a wholly-owned subsidiary of Deutsche Bank Americas Holding Corp., which in turn is a wholly-owned subsidiary of Deutsche Bank AG, a German corporation. GACC is an affiliate of Deutsche Bank Securities Inc., one of the Underwriters and an affiliate of the Depositor. The principal offices of GACC are located at 60 Wall Street, New York, New York 10005.

GACC is engaged in the origination of commercial mortgage loans with the primary intent to sell the loans within a short period of time subsequent to origination into a commercial mortgage backed securities primary issuance securitization or through a sale of whole loan interests to third party investors. GACC originates loans primarily for securitization; however GACC also originates subordinate mortgage loans or subordinate participation interests in mortgage loans, and mezzanine loans (loans secured by equity interests in entities that own commercial real estate), for sale to third party investors.

GACC originates large loans (both fixed rate and floating rate loans in amounts greater than $50 million), on a direct origination basis.  Conduit loans, primarily fixed rate loans in amounts less than $50 million, are originated by GACC’s wholly-owned subsidiary.  Deutsche Bank Mortgage Capital, LLC (“DBMC”).  Just subsequent to origination conduit loans are sold by DBMC to GACC which aggregates and warehouses the loans pending sale via a commercial mortgage-backed securities (“CMBS”) securitization.

GACC, through another wholly owned subsidiary, Deutsche Bank Berkshire Mortgage, Inc. (“DBBM”) is one of the leading originators and seller-servicers of agency (Fannie Mae, Federal Home Loan Mortgage Corporation, Federal Housing Administration) commercial mortgage loans. DBBM is one of the largest originators and servicers in Fannie Mae’s DUS (Delegated Underwriting and Servicing) program.  DBBM sells its loan originations in the form of certificates directly to third party investors at the time of loan origination.

OTHER SPONSORS, MORTGAGE LOAN SELLERS AND ORIGINATORS

Any additional sponsors, loan sellers and originators for a given series will be identified in the related prospectus supplement, which will provide additional information regarding such additional sponsors, loan sellers and originators, including with respect to any entity that originated 20% or more of the principal balance of the mortgage loans in the related trust fund, information regarding such entity’s origination program and underwriting or credit-granting criteria.

THE DEPOSITOR

The depositor is a special purpose corporation incorporated in the State of Delaware on March 22, 1996, for the purpose of engaging in the business, among other things, of acquiring and depositing mortgage assets in trust in exchange for certificates evidencing interest in such trusts and selling or otherwise distributing such certificates. The principal executive offices of the depositor are located at 60 Wall Street, New York, New York 10005. The telephone number is (212) 250-2500. The depositor’s capitalization is nominal. All of the shares of capital stock of the depositor are held by DB U.S. Financial Markets Holding Corporation. See “The Depositor” in the prospectus supplement.

None of the depositor or any of its respective affiliates will insure or guarantee distributions on the certificates of any series.

DESCRIPTION OF THE TRUST FUNDS

General

The primary assets of each trust fund will consist of:

●	various types of multifamily (which include manufactured housing community) or commercial mortgage loans,

●	mortgage participations, pass-through certificates or other mortgage-backed securities (“MBS”) that evidence interests in one or more of various types of multifamily or commercial mortgage loans, or

●	a combination of mortgage loans and MBS.

Each trust fund will be established by the depositor. Each mortgage asset will be selected by the depositor for inclusion in a trust fund from among those purchased, either directly or indirectly, from a mortgage asset seller, which mortgage asset seller may or may not be the originator of such mortgage loan or the issuer of such MBS. If so specified in the related prospectus supplement, the mortgage assets may be insured or guaranteed by an entity specified therein. Otherwise, the mortgage assets will not be guaranteed or insured by the depositor or any of its affiliates, by any governmental agency or instrumentality or by any other person. The discussion below under the heading “—Mortgage Loans,” unless otherwise noted, applies equally to mortgage loans underlying any MBS included in a particular trust fund.

Generally, the initial total principal balance of the mortgage assets in a trust will equal or exceed the initial total principal balance of the related certificates. If the initial total principal balance of the related mortgage assets is less than the initial total principal balance of any series, we may arrange an interim deposit of cash or liquid investments with the trustee to cover the shortfall. For the period specified in the related prospectus supplement, following the initial issuance of that series, we will be entitled to obtain a release of the deposited cash or investments in exchange for the deposit of a corresponding amount of mortgage assets. If we fail to deliver mortgage assets sufficient to make up the entire shortfall within that specified period, any of the cash or investments remaining on deposit with the related trustee will be used to pay down the principal balance of the related certificates, as described in the related prospectus supplement.

If so specified in the related prospectus supplement, the related trustee may be authorized or required to apply collections on the mortgage assets underlying a series of offered certificates to acquire new mortgage assets that conform to the description of mortgage assets in this prospectus, and satisfy the criteria set forth in the related prospectus supplement.

If the subject securitization transaction involves a prefunding or revolving period, then we will indicate in the related prospectus supplement, among other things:

●	the term or duration of the prefunding period or revolving period;

●	for prefunding periods, the amount of proceeds to be deposited in the prefunding account;

●	for revolving periods, the maximum amount or additional assets that may be acquired during the revolving period, if applicable;

●	the percentage of the asset pool and any class or series of securities represented by the prefunding account or the revolving account, if applicable;

●
any triggers or events that will trigger limits on or terminate the prefunding or revolving period and the effects of such triggers, including, for revolving periods, the operation of the revolving period and amortization period;

●
when and how new pool assets may be acquired during the prefunding or revolving period, and if, or when and how pool assets can be removed or substituted and any limits on the amount, type or speed with which pool assets may be acquired, substituted or removed;

●
the acquisition or underwriting criteria for additional pool assets to be acquired during the prefunding or revolving period, including a description of any differences from the criteria used to select the current asset pool;

●
which party has the authority to add, remove or substitute assets from the asset pool or determine if such pool assets meet the acquisition or underwriting criteria for additional pool assets and whether there will be any independent verification of such exercise of authority or determinations;

●	any requirements to add or remove minimum amounts of pool assets and any effects of not meeting those requirements;

●
if applicable, the procedures or standards for the temporary investment of funds in a prefunding or revolving account pending use (including the disposition of gains and losses on pending funds) and a description of the financial products or instruments eligible for such accounts;

●	the circumstances under which funds in a prefunding account or revolving account will be returned to investors or otherwise disposed of; and

●	whether, and if so, how investors will be notified of changes in the asset pool.

No prefunding period will extend for more than one year from the date of issuance of any related class or series of certificates and the portion of the proceeds of the offering of such certificates deposited in the prefunding account will not exceed 50% of the proceeds of such offering.  No revolving period will extend for more than three years from the date of issuance of any related class or series of certificates and the additional pool assets acquired during the revolving period will be of the same general character as the original pool assets.

Mortgage Loans

General. The mortgage loans will be evidenced by promissory notes secured by mortgages, deeds of trust or similar security instruments that create first or junior liens on fee or leasehold estates in properties consisting of one or more of the following types of real property:

●
residential properties consisting of five or more rental or cooperatively-owned dwelling units in high-rise, mid-rise or garden apartment buildings or other residential structures, and manufactured housing communities; and

●
commercial properties consisting of office buildings, retail shopping facilities, such as shopping centers, malls and individual stores, hotels or motels, health care-related facilities (such as hospitals, skilled nursing facilities, nursing homes, congregate care facilities and senior housing), recreational vehicle parks, warehouse facilities, mini-warehouse facilities, self-storage facilities, industrial facilities, parking lots, restaurants, mixed use properties (that is, any combination of the foregoing), unimproved land and other income-generating commercial properties.

The multifamily properties may include mixed commercial, residential structures and apartment buildings owned by private cooperative housing corporations and manufactured housing communities. Each mortgage will create a first priority mortgage lien on a fee estate or leasehold estate in a mortgaged property; provided that if the related prospectus supplement so specifies, the mortgage may create a junior lien. If a mortgage creates a lien on a borrower’s leasehold estate in a property, then the term of any such leasehold will exceed the term of the mortgage note by at least ten years or such other period as may be specified in the related prospectus supplement. The mortgaged properties will be located in any one of the fifty states of the United States or the District of Columbia, or in any territories or possessions of the United States, including Puerto Rico or Guam; provided, that if so specified in the related prospectus supplement, the mortgaged properties may be located in other locations or countries, provided that not more than 10% of the aggregate principal balance of the related mortgage loans will be secured by mortgaged properties located in such other locations or countries. Each mortgage loan will have been originated by a person other than the depositor. In some cases, that originator or assignee will be an affiliate of the depositor.  Each such unaffiliated originator that originated 10% or more of the mortgage loans of any series will be identified in the related prospectus supplement.

If so provided in the related prospectus supplement, mortgage assets for a series of certificates may include mortgage loans secured by junior liens, and the loans secured by the related senior liens may not be included in the mortgage pool. The primary risk to holders of mortgage loans secured by junior liens is the possibility that adequate funds will not be received in connection with a foreclosure of the related senior liens to satisfy fully both the senior liens and the mortgage loan. In the event that a holder of a senior lien forecloses on a mortgaged property, the proceeds of the foreclosure or similar sale will be applied first to the payment of court costs and fees in connection with the foreclosure, second to real estate taxes, third in satisfaction of all principal, interest, prepayment or acceleration penalties, if any, and any other sums due and owing to the holder of the senior liens. The claims of the holders of the senior liens will be satisfied in full out of proceeds of the liquidation of the related mortgage property, if such proceeds are sufficient, before the trust fund as holder of the junior lien receives any payments in respect of the mortgage loan. If the master servicer were to foreclose on any mortgage loan, it would do so subject to any related senior liens. In order for the debt related to such mortgage loan to be paid in full at such sale, a bidder at the foreclosure sale of such mortgage loan would have to bid an amount sufficient to pay off all sums due under the mortgage loan and any senior liens or purchase the mortgaged property subject to such senior liens. In the event that such proceeds from a foreclosure or similar sale of the related mortgaged property are insufficient to satisfy all senior liens and the mortgage loan in the aggregate, the trust fund, as the holder of the junior lien, (and, accordingly, holders of one or more classes of the certificates of the related series) bear

●	the risk of delay in distributions while a deficiency judgment against the borrower is obtained, and

●
the risk of loss if the deficiency judgment is not obtained and satisfied. Moreover, deficiency judgments may not be available in certain jurisdictions, or the particular mortgage loan may be a nonrecourse loan, which means that, absent special facts, recourse in the case of default will be limited to the mortgaged property and such other assets, if any, that were pledged to secure repayment of the mortgage loan.

If so specified in the related prospectus supplement, the mortgage assets for a particular series of certificates may include mortgage loans that are delinquent as of the date such certificates are issued; provided, however that delinquent mortgage loans will constitute less than 20% by dollar volume of the related mortgage pool as of the date of issuance of the related series. In that case, the related prospectus supplement will set forth, as to each such mortgage loan, available information as to the period of such delinquency, any forbearance arrangement then in effect, the condition of the related mortgaged property and the ability of the mortgaged property to generate income to service the mortgage debt. However, mortgage loans which are seriously delinquent loans (that is, loans more than 60 days delinquent or as to which foreclosure has been commenced) will not constitute a material concentration of the mortgage loans in any trust fund, based on principal balance at the time such trust fund is formed.

Default and Loss Considerations with Respect to the Mortgage Loans. Mortgage loans secured by liens on income-producing properties are substantially different from loans made on the security of owner-occupied single-family homes. The repayment of a loan secured by a lien on an income-producing property is typically dependent upon the successful operation of such property (that is, its ability to generate income). Moreover, as noted above, some or all of the mortgage loans included in a particular trust fund may be nonrecourse loans.

Lenders typically look to the Debt Service Coverage Ratio of a loan secured by income-producing property as an important factor in evaluating the likelihood of default on such a loan. Unless otherwise defined in the related prospectus supplement, the “Debt Service Coverage Ratio” of a mortgage loan at any given time is the ratio of

●	the Net Operating Income derived from the related mortgaged property for a twelve-month period to

●	the annualized scheduled payments of principal and/or interest on the mortgage loan and any other loans senior thereto that are secured by the related mortgaged property.

Unless otherwise defined in the related prospectus supplement, “Net Operating Income” means, for any given period, the total operating revenues derived from a mortgaged property during such period, minus the total operating expenses incurred in respect of such mortgaged property during such period other than

●	non-cash items such as depreciation and amortization,

●	capital expenditures, and

●	debt service on the related mortgage loan or on any other loans that are secured by such mortgaged property.

The Net Operating Income of a mortgaged property will generally fluctuate over time and may or may not be sufficient to cover debt service on the related mortgage loan at any given time. As the primary source of the operating revenues of a non-owner occupied, income-producing property, rental income (and, with respect to a mortgage loan secured by a cooperative apartment building, maintenance payments from tenant-stockholders of a cooperative) may be affected by the condition of the applicable real estate market and/or area economy. In addition, properties typically leased, occupied or used on a short-term basis, such as certain health care-related facilities, hotels and motels, and mini-warehouse and self-storage facilities, tend to be affected more rapidly by changes in market or business conditions than do properties typically leased for longer periods, such as warehouses, retail stores, office buildings and industrial facilities. Commercial properties may be owner-occupied or leased to a small number of tenants. Thus, the Net Operating Income of such a mortgaged property may depend substantially on the financial condition of the borrower or a tenant, and mortgage loans secured by liens on such properties may pose a greater likelihood of default and loss than loans secured by liens on multifamily properties or on multi-tenant commercial properties.

Increases in operating expenses due to the general economic climate or economic conditions in a locality or industry segment, such as increases in interest rates, real estate tax rates, energy costs, labor costs and other operating expenses, and/or to changes in governmental rules, regulations and fiscal policies, may also affect the likelihood of default on a mortgage loan. As may be further described in the related prospectus supplement, in some cases leases of mortgaged properties may provide that the lessee, rather than the borrower/landlord, is responsible for payment of operating expenses (“Net Leases”). However, the existence of such “net of expense” provisions will result in stable Net Operating Income to the borrower/landlord only to the extent that the lessee is able to absorb operating expense increases while continuing to make rent payments.

Lenders also look to the Loan-to-Value Ratio of a mortgage loan as a factor in evaluating the likelihood of loss if a property must be liquidated following a default. Unless otherwise defined in the related prospectus supplement, the “Loan-to-Value Ratio” of a mortgage loan at any given time is the ratio (expressed as a percentage) of

●	the then outstanding principal balance of the mortgage loan and any other loans senior thereto that are secured by the related mortgaged property to

●	the Value of the related mortgaged property.

The “Value” of a mortgaged property will be its fair market value as determined by either (i) an appraisal of such property conducted by or on behalf of the originator in connection with the origination of such loan or (ii) another method specified in the related prospectus supplement. The lower the Loan-to-Value Ratio, the greater the percentage of the borrower’s equity in a mortgaged property, and thus

●	the greater the incentive of the borrower to perform under the terms of the related mortgage loan (in order to protect such equity) and

●	the greater the cushion provided to the lender against loss on liquidation following a default.

Loan-to-Value Ratios will not necessarily constitute an accurate measure of the likelihood of liquidation loss in a pool of mortgage loans. For example, the value of a mortgaged property as of the date of initial issuance of the related series of certificates may be less than the Value determined at loan origination, and will likely continue to fluctuate from time to time based upon certain factors including changes in economic conditions and the real estate market. Moreover, even when current, an appraisal is not necessarily a reliable estimate of value. Appraised values of income-producing properties are generally based on

●	the market comparison method (recent resale value of comparable properties at the date of the appraisal),

●	the cost replacement method (the cost of replacing the property at such date),

●	the income capitalization method (a projection of value based upon the property’s projected net cash flow), or

●	upon a selection from or interpolation of the values derived from such methods.

Each of these appraisal methods can present analytical difficulties. It is often difficult to find truly comparable properties that have recently been sold; the replacement cost of a property may have little to do with its current market value; and income capitalization is inherently based on inexact projections of income and expense and the selection of an appropriate capitalization rate and discount rate. Where more than one of these appraisal methods are used and provide significantly different results, an accurate determination of value and, correspondingly, a reliable analysis of the likelihood of default and loss, is even more difficult.

Although there may be multiple methods for determining the value of a mortgaged property, value will in all cases be affected by property performance. As a result, if a mortgage loan defaults because the income generated by the related mortgaged property is insufficient to cover operating costs and expenses and pay debt service, then the value of the mortgaged property will reflect such and a liquidation loss may occur.

While we believe that the foregoing considerations are important factors that generally distinguish loans secured by liens on income-producing real estate from single-family mortgage loans, we cannot assure you that all of such factors will in fact have been prudently considered by the originators of the mortgage loans, or that, for a particular mortgage loan, they are complete or relevant. See “Risk Factors—Commercial and Multifamily Mortgage Loans Are Subject to Certain Risks Which Could Adversely Affect the Performance of Your Offered Certificates—Repayment of a Commercial or Multifamily Mortgage Loan Depends on the Performance of the Related Mortgaged Property, of Which We Make No Assurance,” “—Commercial and Multifamily Mortgage Loans Are Subject to Certain Risks Which Could Adversely Affect the Performance of Your Offered Certificates—Mortgage Loans With Balloon Payments Have a Greater Risk of Default” and “—Underwritten Net Cash Flow and Stabilized Values May Be Based on Flawed Assumptions.”

Payment Provisions of the Mortgage Loans. All of the mortgage loans will

●	have had original terms to maturity of not more than 40 years and

●	provide for scheduled payments of principal, interest or both, to be made on due dates that occur monthly, quarterly, semiannually or annually.

A mortgage loan

●
may provide for no accrual of interest or for accrual of interest thereon at an interest rate, that is fixed over its term or that adjusts from time to time, or that may be converted at the borrower’s election from an adjustable to a fixed interest rate or from a fixed to an adjustable interest rate,

●
may provide for level payments to maturity or for payments that adjust from time to time to accommodate changes in the interest rate or to reflect the occurrence of certain events, and may permit negative amortization,

●	may be fully amortizing or may be partially amortizing or non-amortizing, with a balloon payment due on its stated maturity date, and

●
may prohibit over its term or for a certain period prepayments (the period of such prohibition, a “Lock-out Period” and its date of expiration, a “Lock-out Date”) and/or require payment of a premium or a yield maintenance payment (a “Prepayment Premium”) in connection with certain prepayments, or permit defeasance, in each case as described in the related prospectus supplement.

A mortgage loan may also contain a provision that entitles the lender to a share of appreciation of the related mortgaged property, or profits realized from the operation or disposition of such mortgaged property or the benefit, if any, resulting from the refinancing of the mortgage loan (any such provision, an “Equity Participation”), as described in the related prospectus supplement.

Loan Combinations. Certain of the mortgage loans included in one of our trust funds may be part of a loan combination. A loan combination will generally consist of the particular mortgage loan or loans that we will include in the subject trust fund and one or more other mortgage loans that we will not include in the trust fund. Each mortgage loan comprising a particular loan combination is evidenced by a separate promissory note. The aggregate debt represented by the entire loan combination, however, is secured by the same mortgage(s) or deed(s) of trust on the related mortgaged property or properties. The mortgage loans constituting a particular loan combination are obligations of the same borrower and are cross-defaulted. The allocation of payments to the respective mortgage loans comprising a loan combination, whether on a senior/subordinated or a pari passu basis (or some combination thereof), is either effected through a co-lender agreement or other intercreditor arrangement to which the respective holders of the subject promissory notes are parties and/or may be reflected in the subject promissory notes and/or a common loan agreement. Such co-lender agreement or other intercreditor arrangement will, in general, govern the respective rights of the noteholders, including in connection with the servicing of the respective mortgage loans comprising a loan combination. Further, each such co-lender agreement or other intercreditor arrangement may impose restrictions of the transferability of the ownership of any mortgage loan that is part of a loan combination.

Mortgage Loan Information in Prospectus Supplements. Each prospectus supplement will contain certain information pertaining to the mortgage loans, which, to the extent then applicable, will generally include the following:

●	the aggregate outstanding principal balance and the largest, smallest and average outstanding principal balance of the mortgage loans,

●	the type or types of property that provide security for repayment of the mortgage loans,

●	the earliest and latest origination date and maturity date (or other “anticipated repayment date”) of the mortgage loans,

●
the original and remaining terms to maturity (or other “anticipated repayment date”) of the mortgage loans, or the respective ranges thereof, and the weighted average original and remaining terms to maturity (or other “anticipated repayment date”) of the mortgage loans,

●	the Loan-to-Value Ratios of the mortgage loans (either at origination or as of a more recent date), or the range thereof, and the weighted average of such Loan-to-Value Ratios,

●	the interest rates borne by the mortgage loans, or the range thereof, and the weighted average interest rate borne by the mortgage loans,

●
with respect to mortgage loans with adjustable interest rates (“ARM Loans”), the index or indices upon which such adjustments are based, the adjustment dates, the range of gross margins and the weighted average gross margin, and any limits on interest rate adjustments at the time of any adjustment and over the life of the ARM Loan. The interest rate of any mortgage loan that bears interest at an adjustable interest rate will be based on an index (which may be increased or decreased by a specified margin, and/or subject to a cap or floor), which may be the London interbank offered rate for one month, three month, six month, or one-year, U.S. dollar deposits or may be another index, which in each case will be specified in the related prospectus supplement and will be an index reflecting interest paid on a debt, and will not be a commodities or securities index.

●	information regarding the payment characteristics of the mortgage loans, including, without limitation, balloon payment and other amortization provisions, Lock-out Periods and Prepayment Premiums,

●	the Debt Service Coverage Ratios of the mortgage loans (either at origination or as of a more recent date), or the range thereof, and the weighted average of such Debt Service Coverage Ratios, and

●	the geographic distribution of the mortgaged properties on a state-by-state (or other jurisdiction) basis.

In appropriate cases, the related prospectus supplement will also contain certain information available to the depositor that pertains to the provisions of leases and the nature of tenants of the mortgaged properties.

If any mortgage loan, or group of related mortgage loans, constitutes a 10% or greater concentration of credit risk, financial statements or other financial information with respect to the related mortgaged property or mortgaged properties will be included in the related prospectus supplement.

If and to the extent available and relevant to an investment decision in the offered certificates of the related series, information regarding the prepayment experience of a master servicer’s multifamily and/or commercial mortgage loan servicing portfolio will be included in the related prospectus supplement. However, many servicers do not maintain records regarding such matters or, at least, not in a format that can be readily aggregated. In addition, the relevant characteristics of a master servicer’s servicing portfolio may be so materially different from those of the related mortgage asset pool that such prepayment experience would not be meaningful to an investor. For example, differences in geographic dispersion, property type and/or loan terms (e.g., mortgage rates, terms to maturity and/or prepayment restrictions) between the two pools of loans could render the master servicer’s prepayment experience irrelevant. Because of the nature of the assets to be serviced and administered by a special servicer, no comparable prepayment information will be presented with respect to the special servicer’s multifamily and/or commercial mortgage loan servicing portfolio.

MBS

MBS may include

●
private-label (that is, not issued, insured or guaranteed by the United States or any agency or instrumentality thereof) mortgage participations, mortgage pass-through certificates or other mortgage-backed securities or

●
certificates issued and/or insured or guaranteed by the Federal Home Loan Mortgage Corporation (“FHLMC”), the Federal National Mortgage Association (“FNMA”), the Governmental National Mortgage Association (“GNMA”) or the Federal Agricultural Mortgage Corporation (“FAMC”),

provided that each MBS will evidence an interest in, or will be secured by a pledge of, mortgage loans that conform to the descriptions of the mortgage loans contained herein or have such other characteristics specified in the related prospectus supplement.

Each MBS included in a mortgage asset pool either will have been previously registered under the Securities Act of 1933, as amended (the “Securities Act”), or each of the following will have been satisfied with respect to the MBS: (1) neither the issuer of the MBS nor any of its affiliates has a direct or indirect agreement, arrangement, relationship or understanding relating to the MBS and the related series of securities to be issued; (2) neither the issuer of the MBS nor any of its affiliates is an affiliate of the sponsor, depositor, issuing entity or underwriter of the related series of securities to be issued and (3) the depositor would be free to publicly resell the MBS without registration under the Securities Act.

Any MBS will have been issued pursuant to a participation and servicing agreement, a pooling and servicing agreement, an indenture or similar agreement (an “MBS Agreement”). The issuer of the MBS (the “MBS Issuer”) and/or the servicer of the underlying mortgage loans (the “MBS Servicer”) will be parties to the MBS Agreement, generally together with a trustee (the “MBS Trustee”) or, in the alternative, with the original purchaser or purchasers of the MBS.

The MBS may have been issued in one or more classes with characteristics similar to the classes of certificates described herein. Distributions in respect of the MBS will be made by the MBS Issuer, the MBS Servicer or the MBS Trustee on the dates specified in the related prospectus supplement. The MBS Issuer or the MBS Servicer or another person specified in the related prospectus supplement may have the right or obligation to repurchase or substitute assets underlying the MBS after a certain date or under other circumstances specified in the related prospectus supplement.

Reserve funds, subordination or other credit support similar to that described for the certificates under “Description of Credit Support” may have been provided with respect to the MBS. The type, characteristics and amount of such credit support, if any, will be a function of the characteristics of the underlying mortgage loans and other factors and generally will have been established on the basis of the requirements of any rating agency that may have assigned a rating to the MBS, or by the initial purchasers of the MBS.

The prospectus supplement for a series of certificates that evidence interests in MBS will specify:

●	the aggregate approximate initial and outstanding principal amount(s) and type of the MBS to be included in the trust fund,

●	the original and remaining term(s) to stated maturity of the MBS, if applicable,

●	the pass-through or bond rate(s) of the MBS or the formula for determining such rate(s),

●	the payment characteristics of the MBS,

●	the MBS Issuer, MBS Servicer and MBS Trustee, as applicable, of each of the MBS,

●	a description of the related credit support, if any,

●	the circumstances under which the related underlying mortgage loans, or the MBS themselves, may be purchased prior to their maturity,

●	the terms on which mortgage loans may be substituted for those originally underlying the MBS,

●	if the MBS Issuer is required to file reports under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), how to locate such reports of the MBS Issuer;

●	the market price of the MBS and the basis on which the market price was determined;

●
the type of mortgage loans underlying the MBS and, to the extent appropriate under the circumstances, such other information in respect of the underlying mortgage loans described under “—Mortgage Loans—Mortgage Loan Information in Prospectus Supplements,” and

●	the characteristics of any cash flow agreements that relate to the MBS.

If specified in the prospectus supplement for a series of certificates, a trust fund may contain one or more MBS issued by the depositor that each represent an interest in one or more mortgage loans. The prospectus supplement for a series will contain the disclosure concerning the MBS described in the preceding paragraph and, in particular, will disclose such mortgage loans appropriately in light of the percentage of the aggregate principal balance of all assets represented by the principal balance of the MBS.

The depositor will provide the same information regarding the MBS in any trust fund in its reports filed under the Securities Exchange Act of 1934 with respect to such trust fund as was provided by the related MBS Issuer in its own such reports if such MBS was publicly offered or the reports the related MBS Issuer provides the related MBS Trustee if such MBS was privately issued.

Certificate Accounts

Each trust fund will include one or more accounts (collectively, the “Certificate Account”) established and maintained on behalf of the certificateholders into which all payments and collections received or advanced with respect to the mortgage assets and other assets in the trust fund will be deposited to the extent described herein and in the related prospectus supplement. See “Description of the Pooling Agreements—Certificate Account.”

Credit Support

If so provided in the prospectus supplement for a series of certificates, partial or full protection against certain defaults and losses on the mortgage assets in the related trust fund may be provided to one or more classes of certificates of such series in the form of subordination of one or more other classes of certificates of such series or by one or more other types of credit support, which may include

●	a letter of credit,

●	a loan insurance policy,

●	a certificate insurance policy,

●	a guarantee,

●	a surety bond,

●	cross-support provisions,

●	a reserve fund,

●	or any combination thereof (any such coverage with respect to the certificate of any series, “Credit Support”).

The amount and types of such credit support, the identity of the entity providing it (if applicable) and related information with respect to each type of Credit Support, if any, will be set forth in the prospectus supplement for a series of certificates. See “Risk Factors—Any Credit Support For Your Offered Certificates May Be Insufficient” and “Description of Credit Support.”

Cash Flow Agreements

If so provided in the prospectus supplement for a series of certificates, the related trust fund may include

●	guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for such series will be invested at a specified rate,

●	interest rate exchange agreements, or

●	interest rate cap or floor agreements,

each of which is designed to reduce the effects of interest rate fluctuations on the mortgage assets on one or more classes of certificates or alter the payment characteristics of the cash flows from the trust fund (any such agreement, a “Cash Flow Agreement”).

The principal terms of any such Cash Flow Agreement, including, without limitation, provisions relating to the timing, manner and amount of payments thereunder and provisions relating to the termination thereof, will be described in the related prospectus supplement. The related prospectus supplement will also identify the obligor under the Cash Flow Agreement.

YIELD AND MATURITY CONSIDERATIONS

General

The yield on any offered certificate will depend on the price paid by the certificateholder, the pass-through rate of the certificate and the amount and timing of distributions on the certificate. See “Risk Factors—Prepayments May Reduce the Average Life of Your Certificates.” The following discussion contemplates a trust fund that consists solely of mortgage loans. While the characteristics and behavior of mortgage loans underlying an MBS can generally be expected to have the same effect on the yield to maturity and/or weighted average life of a class of certificates as will the characteristics and behavior of comparable mortgage loans, the effect may differ due to the payment characteristics of the MBS. If a trust fund includes MBS, the related prospectus supplement will discuss the effect, if any, that the payment characteristics of the MBS may have on the yield to maturity and weighted average lives of the offered certificates of the related series.

Pass-Through Rate

The certificates of any class within a series may have a fixed, variable or adjustable pass-through rate, which may or may not be based upon the interest rates borne by the mortgage loans in the related trust fund. The prospectus supplement with respect to any series of certificates will specify

●
the pass-through rate for each class of offered certificates of such series or, in the case of a class of offered certificates with a variable or adjustable pass-through rate, the method of determining the pass-through rate,

●	the effect, if any, of the prepayment of any mortgage loan on the pass-through rate of one or more classes of offered certificates,

●	and whether the distributions of interest on the offered certificates of any class will be dependent, in whole or in part, on the performance of any obligor under a Cash Flow Agreement.

Payment Delays

With respect to any series of certificates, a period of time will elapse between the date upon which payments on the mortgage loans in the related Trust Fund are due and the distribution date on which such payments are passed through to certificateholders. That delay will effectively reduce the yield that would otherwise be produced if payments on such mortgage loans were distributed to certificateholders on the date they were due.

Certain Shortfalls in Collections of Interest

When a principal prepayment in full or in part is made on a mortgage loan, the borrower is generally charged interest on the amount of such prepayment only through the date of such prepayment, instead of through the due date for the next succeeding scheduled payment. However, interest accrued on any series of certificates and distributable thereon on any distribution date will generally correspond to interest accrued on the mortgage loans to their respective due dates during the related Due Period. A “Due Period” will be a specified time period (generally corresponding in length to the period between distribution dates) and all scheduled payments on the mortgage loans in the related trust fund that are due during a given Due Period will, to the extent received by a specified date (the “Determination Date”) or otherwise advanced by the related master servicer, special servicer or other specified person, be distributed to the holders of the certificates of such series on the next succeeding distribution date. Consequently, if a prepayment on any mortgage loan is distributable to certificateholders on a particular distribution date, but such prepayment is not accompanied by interest thereon to the due date for such mortgage loan in the related Due Period, then the interest charged to the borrower (net of servicing and administrative fees) may be less (such shortfall, a “Prepayment Interest Shortfall”) than the corresponding amount of interest accrued and otherwise payable on the certificates of the related series. If and to the extent that any such shortfall is allocated to a class of offered certificates, the yield thereon will be adversely affected. The prospectus supplement for each series of certificates will describe the manner in which any such shortfalls will be allocated among the classes of such certificates. The related prospectus supplement will also describe any amounts available to offset such shortfalls.

Yield and Prepayment Considerations

A certificate’s yield to maturity will be affected by the rate of principal payments on the mortgage loans in the related trust fund and the allocation thereof to reduce the principal balance (or notional amount, if applicable) of such certificate. The rate of principal payments on the mortgage loans in any trust fund will in turn be affected by the amortization schedules thereof (which, in the case of ARM Loans, may change periodically to accommodate adjustments to the interest rates with respect to such mortgage loans), the dates on which any balloon payments are due, and the rate of principal prepayments thereon (including for this purpose, voluntary prepayments by borrowers and also prepayments resulting from liquidations of mortgage loans due to defaults, casualties or condemnations affecting the related mortgaged properties, or purchases of mortgage loans out of the related trust fund). Because the rate of principal prepayments on the mortgage loans in any trust fund will depend on future events and a variety of factors (as described below), we cannot assure you as to such rate.

The extent to which the yield to maturity of a class of offered certificates of any series may vary from the anticipated yield will depend upon the degree to which they are purchased at a discount or premium and when, and to what degree, payments of principal on the mortgage loans in the related trust fund are in turn distributed on such certificates (or, in the case of a class of interest-only certificates, result in the reduction of the Notional Amount thereof). If you purchase any offered certificates at a discount, you should consider the risk that a slower than anticipated rate of principal payments on the mortgage loans in the related trust fund could result in an actual yield to you that is lower than the yield you anticipated. If you purchase any offered certificates at a premium, you should consider the risk that a faster than anticipated rate of principal payments on such mortgage loans could result in an actual yield to you that is lower than the yield you anticipated. In addition, if you purchase an offered certificate at a discount (or premium), and principal payments are made in reduction of the principal balance or notional amount of your offered certificates at a rate slower (or faster) than the rate anticipated by you during any particular period, any consequent adverse effects on your yield would not be fully offset by a subsequent like increase (or decrease) in the rate of principal payments.

In general, the Notional Amount of a class of interest-only certificates will either (i) be based on the principal balances of some or all of the mortgage assets or (ii) equal the Certificate Balances of one or more of the other classes of certificates of the same series. Accordingly, the yield on such interest-only certificates will be inversely related to the rate at which payments and other collections of principal are received on such mortgage assets or distributions are made in reduction of the Certificate Balances of such classes of certificates, as the case may be.

Consistent with the foregoing, if a class of certificates of any series consists of interest-only certificates or principal-only certificates, a lower than anticipated rate of principal prepayments on the mortgage loans in the related trust fund will negatively affect the yield to investors in principal-only certificates, and a higher than anticipated rate of principal prepayments on such mortgage loans will negatively affect the yield to investors in interest-only certificates. If the offered certificates of a series include any such certificates, the related prospectus supplement will include a table showing the effect of various constant assumed levels of prepayment on yields on such certificates. Such tables will be intended to illustrate the sensitivity of yields to various constant assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, yields or prepayment rates.

The extent of prepayments of principal of the mortgage loans in any trust fund may be affected by a number of factors, including, without limitation,

●	the availability of mortgage credit,

●	the relative economic vitality of the area in which the mortgaged properties are located,

●	the quality of management of the mortgaged properties,

●	the servicing of the mortgage loans,

●	possible changes in tax laws and other opportunities for investment.

In general, those factors which increase the attractiveness of selling a mortgaged property or refinancing a mortgage loan or which enhance a borrower’s ability to do so, as well as those factors which increase the likelihood of default under a mortgage loan, would be expected to cause the rate of prepayment in respect of any mortgage asset pool to accelerate. In contrast, those factors having an opposite effect would be expected to cause the rate of prepayment of any mortgage asset pool to slow.

The rate of principal payments on the mortgage loans in any trust fund may also be affected by the existence of Lock-out Periods and requirements that principal prepayments be accompanied by Prepayment Premiums, and by the extent to which such provisions may be practicably enforced. To the extent enforceable, such provisions could constitute either an absolute prohibition (in the case of a Lock-out Period) or a disincentive (in the case of a Prepayment Premium) to a borrower’s voluntarily prepaying its Mortgage Loan, thereby slowing the rate of prepayments.

The rate of prepayment on a pool of mortgage loans is likely to be affected by prevailing market interest rates for mortgage loans of a comparable type, term and risk level. When the prevailing market interest rate is below a mortgage coupon, a borrower may have an increased incentive to refinance its mortgage loan. Even in the case of

ARM Loans, as prevailing market interest rates decline, and without regard to whether the interest rates on such ARM Loans decline in a manner consistent therewith, the related borrowers may have an increased incentive to refinance for purposes of either

●	converting to a fixed rate loan and thereby “locking in” such rate or

●	taking advantage of a different index, margin or rate cap or floor on another adjustable rate mortgage loan.

Therefore, as prevailing market interest rates decline, prepayment speeds would be expected to accelerate.

Depending on prevailing market interest rates, the outlook for market interest rates and economic conditions generally, some borrowers may sell mortgaged properties in order to realize their equity therein, to meet cash flow needs or to make other investments. In addition, some borrowers may be motivated by federal and state tax laws (which are subject to change) to sell mortgaged properties prior to the exhaustion of tax depreciation benefits. The depositor makes no representation as to the particular factors that will affect the prepayment of the mortgage loans in any trust fund, as to the relative importance of such factors, as to the percentage of the principal balance of such mortgage loans that will be paid as of any date or as to the overall rate of prepayment on such mortgage loans.

Weighted Average Life and Maturity

The rate at which principal payments are received on the mortgage loans in any trust fund will affect the ultimate maturity and the weighted average life of one or more classes of the certificates of such series. Weighted average life generally refers to the average amount of time that will elapse from the date of issuance of an instrument until each dollar allocable as principal of such instrument is repaid to the investor. The weighted average life and maturity of a class of certificates of any series will be influenced by the rate at which principal on the related mortgage loans, whether in the form of scheduled amortization or prepayments (for this purpose, the term “prepayment” includes voluntary prepayments by borrowers and also prepayments resulting from liquidations of mortgage loans due to default, casualties or condemnations affecting the related mortgaged properties and purchases of mortgage loans out of the related trust fund), is paid to such class. Prepayment rates on loans are commonly measured relative to a prepayment standard or model, such as the Constant Prepayment Rate (“CPR”) prepayment model or the Standard Prepayment Assumption (“SPA”) prepayment model. CPR represents an assumed constant rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of mortgage loans for the life of such loans. SPA represents an assumed variable rate of prepayment each month (expressed as an annual percentage) relative to the then outstanding principal balance of a pool of mortgage loans, with different prepayment assumptions often expressed as percentages of SPA. For example, a prepayment assumption of 100% of SPA assumes prepayment rates of 0.2% per annum of the then outstanding principal balance of such loans in the first month of the life of the loans and an additional 0.2% per annum in each month thereafter until the thirtieth month. Beginning in the thirtieth month, and in each month thereafter during the life of the loans, 100% of SPA assumes a constant prepayment rate of 6% per annum each month.

Neither CPR nor SPA nor any other prepayment model or assumption purports to be a historical description of prepayment experience or a prediction of the anticipated rate of prepayment of any particular pool of mortgage loans. Moreover, the CPR and SPA models were developed based upon historical prepayment experience for single-family mortgage loans. Thus, it is unlikely that the prepayment experience of the mortgage loans included in any trust fund will conform to any particular level of CPR or SPA.

The prospectus supplement with respect to each series of certificates will contain tables, if applicable, setting forth the projected weighted average life of each class of offered certificates of such series with a Certificate Balance, and the percentage of the initial Certificate Balance of each such class that would be outstanding on specified Distribution Dates, based on the assumptions stated in such prospectus supplement, including assumptions that prepayments on the related mortgage loans are made at rates corresponding to various percentages of CPR or SPA, or at such other rates specified in such prospectus supplement. Such tables and assumptions will illustrate the sensitivity of the weighted average lives of the certificates to various assumed prepayment rates and will not be intended to predict, or to provide information that will enable investors to predict, the actual weighted average lives of the certificates.

Controlled Amortization Classes and Companion Classes

A series of certificates may include one or more controlled amortization classes, which will entitle the holders of those certificates to receive principal distributions according to a specified principal payment schedule, which schedule is supported by creating priorities, as described in the related prospectus supplement, to receive principal payments from the mortgage loans in the related trust fund.  If so specified in the related prospectus supplement, each controlled amortization class will either be a planned amortization class or a targeted amortization class.  In general, a planned amortization class has a “prepayment collar,” that is, a range of prepayment rates that can be sustained without disruption, that determines the principal cash flow of those certificates.  That prepayment collar is not static, and may expand or contract after the issuance of the planned amortization class depending on the actual prepayment experience for the underlying mortgage loans.  Distributions of principal on a planned amortization class would be made in accordance with the specified schedule so long as prepayments on the underlying mortgage loans remain at a relatively constant rate within the prepayment collar and, as described below, companion classes exist to absorb “excesses” or “shortfalls” in principal payments on the underlying mortgage loans.  If the rate of prepayment on the underlying mortgage loans from time to time falls outside the prepayment collar, or fluctuates significantly within the prepayment collar, especially for any extended period of time, that event may have material consequences in respect of the anticipated weighted average life and maturity for a planned amortization class.  A targeted amortization class is structured so that principal distributions generally will be payable on it in accordance with its specified principal payments schedule so long as the rate of prepayments on the related mortgage assets remains relatively constant at the particular rate used in establishing that schedule.  A targeted amortization class will generally afford the holders of those certificates some protection against early retirement or some protection against an extended average life, but not both.

Although prepayment risk cannot be eliminated entirely for any class of certificates, a controlled amortization class will generally provide a relatively stable cash flow so long as the actual rate of prepayment on the mortgage loans in the related trust fund remains relatively constant at the rate, or within the range of rates, of prepayment used to establish the specific principal payment schedule for those certificates.  Prepayment risk with respect to a given pool of mortgage assets does not disappear, however, and the stability afforded to a controlled amortization class comes at the expense of one or more companion classes of the same series, any of which companion classes may also be a class of offered certificates.  In general, and as more particularly described in the related prospectus supplement, a companion class will entitle the holders of those certificates to a disproportionately large share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively fast, and will entitle the holders of those certificates to a disproportionately small share of prepayments on the mortgage loans in the related trust fund when the rate of prepayment is relatively slow.  A class of certificates that entitles the holders of those certificates to a disproportionately large share of the prepayments on the mortgage loans in the related trust fund enhances the risk of early retirement of that class, or call risk, if the rate of prepayment is relatively fast; while a class of certificates that entitles the holders of those certificates to a disproportionately small share of the prepayments on the mortgage loans in the related trust fund enhances the risk of an extended average life of that class, or extension risk, if the rate of prepayment is relatively slow.  Thus, as described in the related prospectus supplement, a companion class absorbs some (but not all) of the “call risk” and/or “extension risk” that would otherwise belong to the related controlled amortization class if all payments of principal of the mortgage loans in the related trust fund were allocated on a pro rata basis.

Other Factors Affecting Yield, Weighted Average Life and Maturity

Balloon Payments; Extensions of Maturity. Some or all of the mortgage loans included in a particular trust fund may require that balloon payments be made at maturity. Because the ability of a borrower to make a balloon payment typically will depend upon its ability either to refinance the loan or to sell the related mortgaged property, there is a possibility that mortgage loans that require balloon payments may default at maturity, or that the maturity of such a mortgage loan may be extended in connection with a workout. In the case of defaults, recovery of proceeds may be delayed by, among other things, bankruptcy of the borrower or adverse conditions in the market where the property is located. In order to minimize losses on defaulted mortgage loans, the master servicer or the special servicer, to the extent and under the circumstances set forth herein and in the related prospectus supplement, may be authorized to modify mortgage loans that are in default or as to which a payment default is imminent. Any defaulted balloon payment or modification that extends the maturity of a mortgage loan may delay distributions of principal on a class of offered certificates and thereby extend the weighted average life of such certificates and, if such certificates were purchased at a discount, reduce the yield thereon.

Negative Amortization. The weighted average life of a class of certificates can be affected by mortgage loans that permit negative amortization to occur (that is, mortgage loans that provide for the current payment of interest calculated at a rate lower than the rate at which interest accrues thereon, with the unpaid portion of such interest being added to the related principal balance). Negative amortization on one or more mortgage loans in any trust fund may result in negative amortization on the offered certificates of the related series. The related prospectus supplement will describe, if applicable, the manner in which negative amortization in respect of the mortgage loans in any trust fund is allocated among the respective classes of certificates of the related series. The portion of any mortgage loan negative amortization allocated to a class of certificates may result in a deferral of some or all of the interest payable thereon, which deferred interest may be added to the Certificate Balance thereof. In addition, an ARM Loan that permits negative amortization would be expected during a period of increasing interest rates to amortize at a slower rate (and perhaps not at all) than if interest rates were declining or were remaining constant. Such slower rate of mortgage loan amortization would correspondingly be reflected in a slower rate of amortization for one or more classes of certificates of the related series. Accordingly, the weighted average lives of mortgage loans that permit negative amortization (and that of the classes of certificates to which any such negative amortization would be allocated or that would bear the effects of a slower rate of amortization on such mortgage loans) may increase as a result of such feature.

Negative amortization may occur in respect of an ARM Loan that

●	limits the amount by which its scheduled payment may adjust in response to a change in its interest rate,

●	provides that its scheduled payment will adjust less frequently than its interest rate or

●	provides for constant scheduled payments notwithstanding adjustments to its interest rate.

Accordingly, during a period of declining interest rates, the scheduled payment on such a mortgage loan may exceed the amount necessary to amortize the loan fully over its remaining amortization schedule and pay interest at the then applicable interest rate, thereby resulting in the accelerated amortization of such mortgage loan. Any such acceleration in amortization of its principal balance will shorten the weighted average life of such mortgage loan and, correspondingly, the weighted average lives of those classes of certificates entitled to a portion of the principal payments on such mortgage loan.

The extent to which the yield on any offered certificate will be affected by the inclusion in the related trust fund of mortgage loans that permit negative amortization, will depend upon

●	whether such offered certificate was purchased at a premium or a discount and

●
the extent to which the payment characteristics of such mortgage loans delay or accelerate the distributions of principal on such certificate (or, in the case of a interest-only certificate, delay or accelerate the reduction of the notional amount thereof). See “—Yield and Prepayment Considerations” above.

Foreclosures and Payment Plans. The number of foreclosures and the principal amount of the mortgage loans that are foreclosed in relation to the number and principal amount of mortgage loans that are repaid in accordance with their terms will affect the weighted average lives of those mortgage loans and, accordingly, the weighted average lives of and yields on the certificates of the related series. Servicing decisions made with respect to the mortgage loans, including the use of payment plans prior to a demand for acceleration and the restructuring of mortgage loans in bankruptcy proceedings or otherwise, may also have an effect upon the payment patterns of particular mortgage loans and thus the weighted average lives of and yields on the certificates of the related series.

Losses and Shortfalls on the Mortgage Assets. The yield to holders of the offered certificates of any series will directly depend on the extent to which such holders are required to bear the effects of any losses or shortfalls in collections arising out of defaults on the mortgage loans in the related trust fund and the timing of such losses and shortfalls. In general, the earlier that any such loss or shortfall occurs, the greater will be the negative effect on yield for any class of certificates that is required to bear the effects thereof.

The amount of any losses or shortfalls in collections on the mortgage assets in any trust fund (to the extent not covered or offset by draws on any reserve fund or under any instrument of Credit Support) will be allocated among the respective classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, such allocations may be effected by

●	a reduction in the entitlements to interest and/or the Certificate Balances of one or more such classes of certificates and/or

●	establishing a priority of payments among such classes of certificates.

The yield to maturity on a class of subordinate certificates may be extremely sensitive to losses and shortfalls in collections on the mortgage loans in the related trust fund.

Additional Certificate Amortization. One or more classes of certificates of any series may provide for distributions of principal thereof from

●	amounts attributable to interest accrued but not currently distributable on one or more classes of Accrual Certificates,

●	Excess Funds, or

●	any other amounts described in the related prospectus supplement.

Unless otherwise defined in the related prospectus supplement, “Excess Funds” will, in general, represent that portion of the amounts distributable in respect of the certificates of any series on any distribution date that represent

●	interest received or advanced on the mortgage assets in the related trust fund that is in excess of the interest currently accrued on the certificates of such series, or

●	prepayment premiums, payments from Equity Participations or any other amounts received on the mortgage assets in the related trust fund that do not constitute interest thereon or principal thereof.

The amortization of any class of certificates out of the sources described in the preceding paragraph would shorten the weighted average life of such certificates and, if such certificates were purchased at a premium, reduce the yield thereon. The related prospectus supplement will discuss the relevant factors to be considered in determining whether distributions of principal of any class of certificates out of such sources is likely to have any material effect on the rate at which such certificates are amortized and the consequent yield with respect thereto.

DESCRIPTION OF THE CERTIFICATES

General

Each series of certificates will represent the entire beneficial ownership interest in the trust fund created pursuant to the related Pooling Agreement.

If the related prospectus supplement so provides, a class of certificates may have two or more component parts, each having characteristics that are otherwise described herein as being attributable to separate and distinct classes. For example, a class of certificates may have a Certificate Balance on which it accrues interest at a fixed, floating (which may be based on “LIBOR”, “CMT”, “COFI”, “MTA” or “Prime Rate”, as described under “—Distributions of Interest on the Certificates” below), variable or adjustable rate. Such class of Certificates may also have certain characteristics attributable to interest-only certificates insofar as it may also entitle the holders thereof to distributions of interest accrued on a Notional Amount at a different fixed, floating, variable or adjustable rate. In addition, a class of certificates may accrue interest on one portion of its Certificate Balance at one fixed, floating, variable or adjustable rate and on another portion of its Certificate Balance at a different fixed, floating, variable or adjustable rate.

Each class of offered certificates of a series will be issued in minimum denominations corresponding to the principal balances or, in case of certain classes of interest-only certificates or Residual Certificates, notional amounts or percentage interests, specified in the related prospectus supplement. If the related prospectus supplement so provides, one or more classes of offered certificates may be issued in fully registered, definitive form (such Certificates, “Definitive Certificates”) or may be offered in book-entry format (such Certificates, “Book-Entry Certificates”) through the facilities of DTC. The offered certificates of each series (if issued as Definitive Certificates) may be transferred or exchanged, subject to any restrictions on transfer described in the related prospectus supplement, at the location specified in the related prospectus supplement, without the payment of any service charges, other than any tax or other governmental charge payable in connection therewith. Interests in a class of Book-Entry Certificates will be transferred on the book-entry records of DTC and its participating organizations. If so specified in the related prospectus supplement, arrangements may be made for clearance and settlement through Clearstream Banking, société anonyme or the Euroclear System, if they are participants in DTC.

Distributions

Distributions on the certificates of each series will be made on each distribution date from the Available Distribution Amount for such series and such Distribution Date. The “Available Distribution Amount” for any series of certificates and any distribution date generally will refer to the total of all payments or other collections (or advances in lieu thereof) on, under or in respect of the mortgage assets and any other assets included in the related trust fund that are available for distribution to the holders of certificates of such series on such date. The particular components of the Available Distribution Amount for any series or class and distribution date will be more specifically described in the related prospectus supplement. If so specified in the related prospectus supplement, distributions for one or more classes of certificates may be based solely or primarily on specified mortgage assets or a specified group of mortgage assets in the trust fund.

Distributions on the certificates of each series (other than the final distribution in retirement of any such certificate) will be made to the persons in whose names such certificates are registered (which in the case of a series of Book-Entry Certificates may be the related depository) at the close of business on the last business day of the month preceding the month in which the applicable distribution date occurs (or such other record date as may be specified in the related prospectus supplement) (the “Record Date”), and the amount of each distribution will be determined as of the close of business on the date (the “Determination Date”) specified in the related prospectus supplement. All distributions with respect to each class of certificates on each distribution date will be allocated pro rata among the outstanding certificates in such class in proportion to the respective Percentage Interests evidenced thereby or in such other distribution priority as may be specified in the related prospectus supplement. Payments will be made either by wire transfer in immediately available funds to the account of a certificateholder at a bank or other entity having appropriate facilities therefor, if such certificateholder has provided the person required to make such payments with wiring instructions no later than the related Record Date or such other date specified in the related prospectus supplement (and, if so provided in the related prospectus supplement, such certificateholder holds certificates in the requisite amount or denomination specified therein), or by check mailed to the address of such certificateholder as it appears on the Certificate Register; provided, however, that the final distribution in retirement of any class of certificates (whether Definitive Certificates or Book-Entry Certificates) will be made only upon presentation and surrender of such certificates at the location specified in the notice to Certificateholders of such final distribution. The undivided percentage interest (the “Percentage Interest”) represented by an offered certificate of a particular class will be equal to the percentage obtained by dividing the initial principal balance or notional amount of such certificate by the initial Certificate Balance or Notional Amount of such class.

Distributions of Interest on the Certificates

Each class of certificates of each series (other than certain classes of principal-only certificates and certain classes of Residual Certificates that have no pass-through rate) may have a different pass-through rate, which in each case may be fixed, floating, variable or adjustable. The related prospectus supplement will specify the pass-through rate or, in the case of a floating, variable or adjustable pass-through rate, the method for determining the pass-through rate, for each class of offered certificates. Such interest rates may include, without limitation, a rate based on a specified portion of the interest on some or all of the related mortgage assets, a rate based on the weighted average of the interest rates for some or all of the related mortgage assets or a rate based on a differential between the rates on some or all of the related mortgage assets and the rates of some or all of the other certificates of the related series, or a rate based on a percentage or combination of any one or more of the foregoing rates.  Such interest rates may also be based on indices, including one-month, three-month, six-month and one-year “LIBOR” (an average of the interest rate on one-month, three-month, six-month or one-year dollar-denominated deposits traded between banks in London), “CMT” (weekly or monthly average yields of U.S. treasury short and long-term securities, adjusted to a constant maturity), “COFI” (an index of the weighted average interest rate paid by savings institutions in Nevada, Arizona and California), “MTA” (a one-year average of the monthly average yields of U.S. treasury securities) and the “Prime Rate” (an interest rate charged by banks for short-term loans to their most creditworthy customers).  Any interest rate may be subject to a maximum rate, including without limitation a maximum rate based on the weighted average interest rate of the mortgage assets or a portion thereof or a maximum rate based on funds available for payment, or may be subject to a minimum rate.

If so specified in the related prospectus supplement, an interest rate exchange agreement may be used to permit issuance of a series or class of certificates that accrues interest on a different basis than the underlying assets; for example, one or more classes of floating rate certificates may be issued from a trust fund that contains fixed rate assets, or one or more classes of fixed rate certificates may be issued from a trust fund that contains floating rate assets, by using an interest rate exchange agreement to alter the payment characteristics of such assets.

The related prospectus supplement will specify whether interest on the certificates of each series will be calculated on the basis of a 360-day year consisting of twelve 30-day months, on an actual/360 basis or on another basis.

Distributions of interest with respect to one or more classes of certificates (collectively, “Accrual Certificates”) may not commence until the occurrence of certain events, such as the retirement of one or more other classes of certificates, and interest accrued with respect to a class of Accrual Certificates prior to the occurrence of such an event will either be added to the Certificate Balance thereof or otherwise deferred as described in the related prospectus supplement.

Distributions of interest in respect of any class of certificates (other than a class of Accrual Certificates, and other than any class of principal-only certificates or Residual Certificates that is not entitled to any distributions of interest) will be made on each distribution date based on the Accrued Certificate Interest for such class and such distribution date, subject to the sufficiency of that portion, if any, of the Available Distribution Amount allocable to such class on such distribution date. Prior to the time interest is distributable on any class of Accrual Certificates, the amount of Accrued Certificate Interest otherwise distributable on such class will be added to the Certificate Balance thereof on each distribution date or otherwise deferred as described in the related prospectus supplement.

With respect to each class of certificates (other than certain classes of interest-only certificates and certain classes of Residual Certificates), the “Accrued Certificate Interest” for each distribution date will be equal to interest at the applicable pass-through rate accrued for a specified period (generally the most recently ended calendar month) on the outstanding Certificate Balance of such class of certificates immediately prior to such distribution date.

The Accrued Certificate Interest for each distribution date on a class of interest-only certificates generally will be similarly calculated except that it will accrue on a Notional Amount that is either

●	based on the principal balances of some or all of the mortgage assets (or portions thereof) in the related trust fund or

●
equal to the Certificate Balances (or one or more portions thereof) of one or more other classes of certificates of the same series. Reference to a Notional Amount with respect to a class of interest-only certificates is solely for convenience in making certain calculations and does not represent the right to receive any distributions of principal or

●	such other formula as may be specified in the related prospectus supplement.

If so specified in the related prospectus supplement, the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Certificates, that may otherwise be added to the Certificate Balance of) one or more classes of the certificates of a series may be reduced to the extent that any Prepayment Interest Shortfalls, as described under “Yield and Maturity Considerations—Certain Shortfalls in Collections of Interest,”

exceed the amount of any sums that are applied to offset the amount of such shortfalls, or may be applied to cover interest shortfalls on other Classes of Certificates. The particular manner in which such shortfalls will be allocated among some or all of the classes of certificates of that series will be specified in the related prospectus supplement.

The related prospectus supplement will also describe the extent to which the amount of Accrued Certificate Interest that is otherwise distributable on (or, in the case of Accrual Certificates, that may otherwise be added to the Certificate Balance of) a class of offered certificates may be reduced as a result of any other contingencies, including delinquencies, losses and deferred interest on or in respect of the mortgage assets in the related trust fund. If so specified in the related prospectus supplement, any reduction in the amount of Accrued Certificate Interest otherwise distributable on a class of certificates by reason of the allocation to such class of a portion of any deferred interest on or in respect of the mortgage assets in the related trust fund will result in a corresponding increase in the Certificate Balance of such class. See “Risk Factors—Prepayments May Reduce the Average Life of Your Certificates” and “—Prepayments May Reduce the Yield on Your Certificates” and “Yield and Maturity Considerations—Certain Shortfalls in Collections of Interest.”

Distributions of Principal of the Certificates

Each class of certificates of each series (other than certain classes of interest-only certificates and certain classes of Residual Certificates) will have an initial stated principal amount (a “Certificate Balance”), which, at any time, will equal the then maximum amount that the holders of certificates of such class will be entitled to receive as principal out of the future cash flow on the mortgage assets and other assets included in the related trust fund. The outstanding Certificate Balance of a class of certificates will be reduced by distributions of principal made thereon from time to time and, if and to the extent so provided in the related prospectus supplement, further by any losses incurred in respect of the related mortgage assets allocated thereto from time to time. In turn, the outstanding Certificate Balance of a class of certificates may be increased as a result of any deferred interest on or in respect of the related mortgage assets being allocated thereto from time to time, and will be increased, in the case of a class of Accrual Certificates prior to the distribution date on which distributions of interest thereon are required to commence, by the amount of any Accrued Certificate Interest in respect thereof (reduced as described above). The initial aggregate Certificate Balance of all classes of a series of certificates will not be greater than the aggregate outstanding principal balance of the related mortgage assets as of a specified date (the “Cut-off Date”), after application of scheduled payments due on or before such date, whether or not received. The initial Certificate Balance of each class of a series of certificates will be specified in the related prospectus supplement. As and to the extent described in the related prospectus supplement, distributions of principal with respect to a series of certificates will be made on each distribution date to the holders of the class or classes of certificates of such series entitled thereto until the Certificate Balances of such certificates have been reduced to zero. Distributions of principal with respect to one or more classes of certificates may be made at a rate that is faster (and, in some cases, substantially faster) than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund. Distributions of principal with respect to one or more classes of certificates may not commence until the occurrence of certain events, such as the retirement of one or more other classes of certificates of the same series, or may be made at a rate that is slower (and, in some cases, substantially slower) than the rate at which payments or other collections of principal are received on the mortgage assets in the related trust fund. In addition, distributions of principal on one or more classes of Certificates may be made solely or primarily from distributions of principal on specified mortgage assets or a specified group of mortgage assets in the trust fund.

Distributions of principal with respect to one or more classes of certificates (each such class, a “Controlled Amortization Class”) may be made, subject to available funds, based on a specified principal payment schedule. Distributions of principal with respect to one or more other classes of certificates (each such class, a “Companion Class”) may be contingent on the specified principal payment schedule for a Controlled Amortization Class of the same series and the rate at which payments and other collections of principal on the mortgage assets in the related trust fund are received. Distributions of principal of any class of offered certificates will be made on a pro rata basis among all of the certificates of such class, or in such other distribution priority as may be specified in the related prospectus supplement.

Distributions on the Certificates in Respect of Prepayment Premiums or in Respect of Equity Participations

If so provided in the related prospectus supplement, Prepayment Premiums or payments in respect of Equity Participations received on or in connection with the mortgage assets in any trust fund will be distributed on each distribution date to the holders of the class of certificates of the related series entitled thereto in accordance with the provisions described in such prospectus supplement. Alternatively, such items may be retained by the depositor or any of its affiliates or by any other specified person and/or may be excluded as trust assets.

Allocation of Losses and Shortfalls

The amount of any losses or shortfalls in collections on the mortgage assets in any trust fund (to the extent not covered or offset by draws on any reserve fund or under any instrument of Credit Support) will be allocated among the respective classes of certificates of the related series in the priority and manner, and subject to the limitations, specified in the related prospectus supplement. As described in the related prospectus supplement, such allocations may be effected by

●	a reduction in the entitlements to interest and/or the Certificate Balances of one or more such classes of certificates and/or

●	establishing a priority of payments among such classes of certificates. See “Description of Credit Support.”

Advances

If and to the extent provided in the related prospectus supplement, if a trust fund includes mortgage loans, the master servicer, the special servicer, the trustee, any provider of Credit Support and/or any other specified person may be obligated to advance, or have the option of advancing, on or before each distribution date, from its or their own funds or from excess funds held in the related Certificate Account that are not part of the Available Distribution Amount for the related series of certificates for such distribution date, an amount up to the aggregate of any payments of principal (other than the principal portion of any balloon payments) and interest that were due on or in respect of such mortgage loans during the related Due Period and were delinquent on the related determination date.

In addition, if so specified in the related prospectus supplement, advances may also be made to cover property protection expenses, such as, for example, taxes, insurance payments and ground rent, and other servicing expenses, such as, for example, the costs of realizing on a defaulted mortgage loan, or any other items specified in the related prospectus supplement.

Advances are intended to maintain a regular flow of scheduled interest and principal payments to holders of the class or classes of certificates entitled thereto, rather than to guarantee or insure against losses. Accordingly, all advances made out of a specific entity’s own funds will be reimbursable out of related recoveries on the mortgage loans (including amounts drawn under any fund or instrument constituting Credit Support) respecting which such advances were made (as to any mortgage loan, “Related Proceeds”) and such other specific sources as may be identified in the related prospectus supplement, including, in the case of a series that includes one or more classes of subordinate certificates, if so identified, collections on other mortgage assets in the related trust fund that would otherwise be distributable to the holders of one or more classes of such subordinate certificates. No advance will be required to be made by a master servicer, special servicer or trustee if, in the judgment of the master servicer, special servicer or trustee, as the case may be, such advance would not be recoverable from Related Proceeds or another specifically identified source (any such advance, a “Nonrecoverable Advance”); and, if previously made by a master servicer, special servicer or trustee, a Nonrecoverable Advance will be reimbursable thereto from any amounts in the related Certificate Account prior to any distributions being made to the related series of certificateholders.

If advances have been made by a master servicer, special servicer, trustee or other entity from excess funds in a Certificate Account, such master servicer, special servicer, trustee or other entity, as the case may be, will be required to replace such funds in such Certificate Account on or prior to any future distribution date to the extent that funds in such Certificate Account on such distribution date are less than payments required to be made to the related series of certificateholders on such date. If so specified in the related prospectus supplement, the obligation of a master servicer, special servicer, trustee or other entity to make advances may be secured by a cash advance reserve fund or a surety bond. If applicable, information regarding the characteristics of, and the identity of any obligor on, any such surety bond, will be set forth in the related prospectus supplement.

If and to the extent so provided in the related prospectus supplement, any entity making advances will be entitled to receive interest on certain or all of such advances for a specified period during which such advances are outstanding at the rate specified in such prospectus supplement, and such entity will be entitled to payment of such interest periodically from general collections on the mortgage loans in the related trust fund prior to any payment to the related series of certificateholders or as otherwise provided in the related Pooling Agreement and described in such prospectus supplement. The prospectus supplement for any series of certificates evidencing an interest in a trust fund that includes MBS will describe any comparable advancing obligation of a party to the related Pooling Agreement or of a party to the related MBS Agreement.

Reports to Certificateholders

On each distribution date, together with the distribution to the holders of each class of the offered certificates of a series, a master servicer, Manager or Trustee, as provided in the related prospectus supplement, will forward to each such holder, a statement (a “Distribution Date Statement”) that, generally, will set forth, among other things, in each case to the extent applicable:

(i)        the amount of such distribution to holders of such class of offered certificates that was applied to reduce the Certificate Balance thereof;

(ii)       the amount of such distribution to holders of such class of offered certificates that was applied to pay Accrued Certificate Interest;

(iii)      the amount, if any, of such distribution to holders of such class of offered certificates that was allocable to (A) Prepayment Premiums and (B) payments on account of Equity Participations;

(iv)      the amount, if any, by which such distribution is less than the amounts to which holders of such class of offered certificates are entitled;

(v)       if the related trust fund includes mortgage loans, the aggregate amount of advances included in such distribution;

(vi)      if the related trust fund includes mortgage loans, the amount of servicing compensation received by the related master servicer (and, if payable directly out of the related trust fund, by any special servicer and any sub-servicer) and, if the related trust fund includes MBS, the amount of administrative compensation received by the MBS Administrator;

(vii)     information regarding the aggregate principal balance of the related mortgage assets on or about such distribution date;

(viii)    if the related trust fund includes mortgage loans, information regarding the number and aggregate principal balance of such mortgage loans that are delinquent;

(ix)      if the related trust fund includes mortgage loans, information regarding the aggregate amount of losses incurred and principal prepayments made with respect to such mortgage loans during the related Due Period;

(x)       the Certificate Balance or Notional Amount, as the case may be, of such class of certificates at the close of business on such distribution date, separately identifying any reduction in such Certificate Balance or Notional Amount due to the allocation of any losses in respect of the related mortgage assets, any increase in such Certificate Balance or Notional Amount due to the allocation of any negative amortization in respect of the related mortgage assets and any increase in the Certificate Balance of a class of Accrual Certificates, if any, in the event that Accrued Certificate Interest has been added to such balance;

(xi)      if such class of offered certificates has a floating, variable or adjustable pass-through rate, the pass-through rate applicable thereto for such distribution date and, if determinable, for the next succeeding distribution date;

(xii)     the amount deposited in or withdrawn from any reserve fund on such distribution date, and the amount remaining on deposit in such reserve fund as of the close of business on such distribution date;

(xiii)    if the related trust fund includes one or more instruments of Credit Support, the amount of coverage under each such instrument as of the close of business on such distribution date; and

(xiv)    the amount of Credit Support being afforded by any classes of subordinate certificates.

In the case of information furnished pursuant to subclauses (i)-(iii) above, the amounts will be expressed as a dollar amount per specified denomination of the relevant class of offered certificates or as a percentage. The prospectus supplement for each series of certificates may describe additional information to be included in reports to the holders of the offered certificates of such series.

Within a reasonable period of time after the end of each calendar year, the master servicer, MBS Administrator or trustee for a series of certificates, as the case may be, will be required to furnish to each person who at any time during the calendar year was a holder of an offered certificate of such series a statement containing the information set forth in subclauses (i)-(iii) above, aggregated for such calendar year or the applicable portion thereof during which such person was a certificateholder. Such obligation will be deemed to have been satisfied to the extent that substantially comparable information is provided pursuant to any requirements of the Code as are from time to time in force. See, however, “—Book-Entry Registration and Definitive Certificates” below.

If the trust fund for a series of certificates includes MBS, the ability of the related master servicer, MBS Administrator or trustee, as the case may be, to include in any Distribution Date Statement information regarding the mortgage loans underlying such MBS will depend on the reports received with respect to such MBS. In such cases, the related prospectus supplement will describe the loan-specific information to be included in the Distribution Date Statements that will be forwarded to the holders of the offered certificates of that series in connection with distributions made to them. The depositor will provide the same information with respect to any MBS in its own reports that were publicly offered and the reports the related MBS Issuer provides to the Trustee if privately issued.

Voting Rights

The voting rights evidenced by each series of certificates (as to such series, the “Voting Rights”) will be allocated among the respective classes of such series in the manner described in the related prospectus supplement.

Certificateholders will generally not have a right to vote, except with respect to required consents to certain amendments to the related Pooling Agreement and as otherwise specified in the related prospectus supplement. See “Description of the Pooling Agreements—Amendment.” The holders of specified amounts of certificates of a particular series will have the right to act as a group to remove the related trustee and also upon the occurrence of certain events which if continuing would constitute a Termination Event on the part of the related master servicer, special servicer or REMIC Administrator. See “Description of the Pooling Agreements—Termination Event,” “—Rights Upon Termination Events” and “—Resignation and Removal of the Trustee.”

Termination

The obligations created by the Pooling Agreement for each series of certificates will terminate following

●	the final payment or other liquidation of the last mortgage asset subject thereto or the disposition of all property acquired upon foreclosure of any mortgage loan subject thereto and

●	the payment (or provision for payment) to the certificateholders of that series of all amounts required to be paid to them pursuant to such Pooling Agreement.

Written notice of termination of a Pooling Agreement will be given to each certificateholder of the related series, and the final distribution will be made only upon presentation and surrender of the certificates of such series at the location to be specified in the notice of termination.

If so specified in the related prospectus supplement, a series of certificates may be subject to optional early termination through the purchase of the mortgage assets in the related trust fund by the party or parties specified therein, under the circumstances and in the manner set forth therein, including without limitation by acquisition of the mortgage loans for cash or in exchange for the certificates.

In addition, if so provided in the related prospectus supplement upon the reduction of the Certificate Balance of a specified class or classes of certificates by a specified percentage or amount or upon a specified date, a party designated therein may be authorized or required to solicit bids for the purchase of all the mortgage assets of the related trust fund, or of a sufficient portion of such mortgage assets to retire such class or classes, under the circumstances and in the manner set forth therein. The solicitation of bids will be conducted in a commercially reasonable manner and, generally, assets will be sold at their fair market value. Circumstances may arise in which such fair market value may be less than the unpaid balance of the mortgage loans sold and therefore, as a result of such a sale, the Certificateholders of one or more classes of certificates may receive an amount less than the Certificate Balance of, and accrued unpaid interest on, their certificates.

If any class of certificates has an optional termination feature that may be exercised when 25% or more of the original principal balance of the mortgage assets in the related trust fund is still outstanding, the title of such class of certificates will include the word “callable.”

Book-Entry Registration and Definitive Certificates

If so provided in the prospectus supplement for a series of certificates, one or more classes of the offered certificates of such series will be offered in book-entry format through the facilities of DTC, and each such class will be represented by one or more global certificates registered in the name of The Depository Trust Company (“DTC”) or its nominee. If so provided in the prospectus supplement, arrangements may be made for clearance and settlement through the Euroclear System or Clearstream Banking, société anonyme, if they are participants in DTC.

DTC is a limited-purpose trust company organized under the New York Banking Law, a “banking corporation” within the meaning of the New York Banking Law, a member of the Federal Reserve System, a “clearing corporation” within the meaning of the New York Uniform Commercial Code, and a “clearing agency” registered pursuant to the provisions of Section 17A of the Exchange Act. DTC was created to hold securities for its participating organizations (“DTC Participants”) and facilitate the clearance and settlement of securities transactions between DTC Participants through electronic computerized book-entry changes in their accounts, thereby eliminating the need for physical movement of securities certificates. DTC Participants that maintain accounts with DTC include securities brokers and dealers, banks, trust companies and clearing corporations and may include other organizations. DTC is owned by a number of DTC Participants and by the New York Stock Exchange, Inc., the American Stock Exchange, Inc. and the National Association of Securities Dealers, Inc. Access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that directly or indirectly clear through or maintain a custodial relationship with a DTC Participant that maintains as account with DTC. The rules applicable to DTC and DTC Participants are on file with the Securities and Exchange Commission (the “SEC”).

Purchases of Book-Entry Certificates under the DTC system must be made by or through, and will be recorded on the records of, the brokerage firm, bank, thrift institution or other financial intermediary (each, a “Financial Intermediary”) that maintains the beneficial owner’s account for such purpose. In turn, the Financial Intermediary’s ownership of such certificates will be recorded on the records of DTC (or of a participating firm that acts as agent for the Financial Intermediary, whose interest will in turn be recorded on the records of DTC, if the beneficial owner’s Financial Intermediary is not a DTC Participant). Therefore, the beneficial owner must rely on the foregoing procedures to evidence its beneficial ownership of such certificates. The beneficial ownership interest of the owner of a Book-Entry Certificate (a “Certificate Owner”) may only be transferred by compliance with the rules, regulations and procedures of such Financial Intermediaries and DTC Participants.

DTC has no knowledge of the actual Certificate Owners; DTC’s records reflect only the identity of the DTC Participants to whose accounts such certificates are credited, which may or may not be the Certificate Owners. The DTC Participants will remain responsible for keeping account of their holdings on behalf of their customers.

Conveyance of notices and other communications by DTC to DTC Participants and by DTC Participants to Financial Intermediaries and Certificate Owners will be governed by arrangements among them, subject to any statutory or regulatory requirements as may be in effect from time to time.

Distributions on the Book-Entry Certificates will be made to DTC. DTC’s practice is to credit DTC Participants’ accounts on the related distribution date in accordance with their respective holdings shown on DTC’s records unless DTC has reason to believe that it will not receive payment on such date. Disbursement of such distributions by DTC Participants to Financial Intermediaries and Certificate Owners will be governed by standing instructions and customary practices, as is the case with securities held for the accounts of customers in bearer form or registered in “street name,” and will be the responsibility of each such DTC Participant (and not of DTC, the depositor or any trustee, master servicer, special servicer or MBS Administrator), subject to any statutory or regulatory requirements as may be in effect from time to time. Accordingly, under a book-entry system, Certificate Owners may receive payments after the related Distribution Date.

The only “certificateholder” (as such term is used in the related Pooling Agreement) of Book-Entry Certificates will be the nominee of DTC (or another depository specified in the related prospectus supplement), and the Certificate Owners will not be recognized as certificateholders under the Pooling Agreement. Certificate Owners will be permitted to exercise the rights of certificateholders under the related Pooling Agreement only indirectly through the DTC Participants who in turn will exercise their rights through DTC. The depositor has been informed that DTC will take action permitted to be taken by a certificateholder under a Pooling Agreement only at the direction of one or more DTC Participants to whose account with DTC interests in the Book-Entry Certificates are credited. DTC may take conflicting actions with respect to the Book-Entry Certificates to the extent that such actions are taken on behalf of Financial Intermediaries whose holdings include such certificates.

Because DTC can act only on behalf of DTC Participants, who in turn act on behalf of Financial Intermediaries and certain Certificate Owners, the ability of a Certificate Owner to pledge its interest in Book-Entry Certificates to persons or entities that do not participate in the DTC system, or otherwise take actions in respect of its interest in Book-Entry Certificates, may be limited due to the lack of a physical certificate evidencing such interest.

Generally, Certificates initially issued in book-entry form will be issued as Definitive Certificates to Certificate Owners or their nominees, rather than to DTC or its nominee, only if

●
the depositor advises the Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as depository with respect to such certificates and the depositor is unable to locate a qualified successor or

●
the depositor, at its option, elects to terminate the book-entry system through DTC with respect to such certificates. Upon the occurrence of either of the events described in the preceding sentence, DTC will be required to notify all DTC Participants of the availability through DTC of Definitive Certificates. Upon surrender by DTC of the certificate or certificates representing a class of Book-Entry Certificates, together with instructions for registration, the trustee for the related series or other designated party will be required to issue to the Certificate Owners identified in such instructions the Definitive Certificates to which they are entitled, and thereafter the holders of such Definitive Certificates will be recognized as “Certificateholders” under and within the meaning of the related Pooling Agreement.

Depositable and Exchangeable Certificates

General

If specified in the related prospectus supplement, a series of certificates may include one or more classes of certificates that are depositable certificates and one or more classes or certificates that are exchangeable certificates.  In any of the these series, the holders of one or more of the classes of depositable certificates will be entitled, after notice and payment to the trustee, the paying agent or another person performing similar functions of an administrative fee, to exchange all or a portion of their depositable certificates for proportionate interests in one or more of the specified classes of related exchangeable certificates. Similarly, in any of these series, the holders of one or more classes of exchangeable certificates will be entitled, after notice and payment to the trustee, the paying agent or another person performing similar function of an administrative fee, to exchange all or a portion of their exchangeable certificates for proportionate interests in one or more specified other classes of exchangeable certificates or for proportionate interests in the related depositable certificates.

If a series includes classes of depositable and exchangeable certificates, all of those classes of depositable and exchangeable certificates will be listed and described in the related prospectus supplement.  The classes of depositable and exchangeable certificates that are exchangeable for one another may be referred to in the related prospectus supplement as being “related” to each other, and each related grouping of depositable certificates may be referred to as a “combination.”  The class or classes of certificates that are “depositable certificates” will be identified as such in the related prospectus supplement and the class or classes of certificates that are “exchangeable certificates” will be identified as such in the related prospectus supplement.  Each exchangeable certificate will represent both (i) the right to receive some or all of the cashflow otherwise payable to the related combination of depositable certificates and (ii) the right to exercise all rights of the class or classes of related combination of depositable certificates.  At any time after their initial issuance, the class or classes of depositable certificates may be exchanged for a proportionate interest in the related class or classes of exchangeable certificates.  In some cases, as and to the extent specified in the related prospectus supplement, multiple classes of depositable certificates may be exchanged for one or more classes of related exchangeable certificates.  Exchangeable certificates received in an exchange or obtained in the initial issuance may subsequently be exchanged for proportionate interests in other exchangeable certificates as set forth in the related prospectus supplement or for proportionate interests in the related depositable certificates.  This process may be repeated from time to time.

The descriptions in the related prospectus supplement of the certificates of a series that apply to depositable certificates, including descriptions of principal and interest distributions, registration and denomination of certificates, credit enhancement, yield and prepayment considerations and tax, ERISA and legal investment considerations, will also apply to each related class of exchangeable certificates.  The related prospectus supplement will separately describe the yield and prepayment considerations applicable to, and the risks of investment in, each class of exchangeable certificates.  For example, separate decrement tables and yield tables, if applicable, will be included for each class of exchangeable certificates.

Exchanges

If a holder elects to exchange its depositable certificates for related exchangeable certificates, the following three conditions must be satisfied:

●
the aggregate principal balance of the exchangeable certificates received in the exchange, immediately after the exchange, must equal the aggregate principal balance, immediately prior to the exchange, of the related depositable certificates (for purposes of this condition, an interest-only class will have a principal balance of zero);

●
the aggregate amount of interest payable on any distribution date with respect to the exchangeable certificates received in the exchange must equal the aggregate amount of interest payable on such distribution date with respect to the related depositable certificates; and

●	the class or classes of depositable certificates must be exchanged in the proportions, if any, described in the related prospectus supplement.

There are different types of combinations of depositable certificates and of exchangeable certificates that can exist.  Any individual series of certificates may have multiple types of combinations.  Some examples of combinations of depositable and exchangeable certificates that differ in their interest characteristics include:

●
A class of depositable certificates with a floating interest rate and a class of depositable certificates with an inverse floating interest rate may be exchangeable, together, for a class of exchangeable certificates with a fixed interest rate.  In this case, the classes of depositable certificates with interest rates that vary with an index would produce, in the aggregate, an annual interest amount equal to that generated by the exchangeable class with a fixed interest rate.  In addition, the aggregate principal balance of the two depositable classes with interest rates that vary with an index would equal the principal balance of the exchangeable class with the fixed interest rate.

●
An interest-only class and a principal-only class of depositable certificates may be exchangeable, together, for a class of exchangeable certificates that is entitled to both principal and interest payments.  The principal balance of the principal and interest class of exchangeable certificates would be equal to the principal balance of the depositable principal-only class, and the interest rate on the exchangeable principal and interest class would be a fixed rate that, when applied to the principal balance of this class, would generate an annual interest amount equal to the annual interest amount of the depositable interest-only class in distributions that have identical amounts and identical timing.

●
Two or more classes of depositable principal and interest classes with different fixed interest rates may be exchangeable, together, for an exchangeable class that is entitled to both principal and interest payments, with a principal balance equal to the aggregate principal balance of the two or more depositable classes, and a fixed interest rate that, when applied to the principal balance of the exchangeable class, would generate an annual interest amount equal to the aggregate amount of annual interest of the two or more depositable classes.

In some series, a securityholder may be able to exchange depositable certificates for exchangeable certificates that have different principal payment characteristics.  Examples of these types of combinations include:

●
A class of depositable certificates that accretes all of its interest for a specified period, with the accreted amount added to the principal balance of the accreting class, and a class of depositable certificates that receives principal payments from these accretions may be exchangeable, together, for a single class of exchangeable certificates that receives payments of interest continuously from the first distribution date on which is receives interest until it is retired.

●
A class of depositable certificates that is a planned principal class or targeted principal class, and a class of depositable certificates that only received principal payments on a distribution date if scheduled payments have been made on the planned principal class or targeted principal class, as applicable, may be exchangeable, together, for a class of exchangeable certificates that receives principal payments without regard to the schedule from the first distribution date on which it receives principal until it is retired.

These combinations are only examples.  Additional combinations are possible and the related prospectus supplement will describe all of the depositable certificates and the exchangeable certificates for that series.

Procedures

The related prospectus supplement will describe the procedures that must be followed to make an exchange.  A securityholder will be required to provide notice to the trustee, the paying agent or another person performing similar functions in advance of the proposed exchange date.  The notice must include the outstanding principal or notional amount of the certificates to be exchanged and to be received, and the proposed exchange date.  When the trustee, the paying agent or another person performing similar functions receives this notice, it will provide instructions to the securityholder regarding delivery of the certificates and payment of the administrative fee.  A securityholder’s notice to the trustee, the paying agent or another person performing similar functions will become irrevocable on the second business day prior to the proposed exchange date.  Any exchangeable certificates in book-entry form will be subject to the rules, regulations and procedures applicable to DTC’s book-entry certificates.

If the related prospectus supplement describes exchange proportions for a combination of classes of exchangeable certificates, these proportions will be based on the original, rather than the outstanding, principal or notional amounts of these classes.

The first payment on an exchangeable certificate received in an exchange will be made on the distribution date in the month following the month of the exchange or as otherwise described in the related prospectus supplement.  This payment will be made to the securityholder of record as of the applicable record date.

DESCRIPTION OF THE POOLING AGREEMENTS

General

The certificates of each series will be issued pursuant to a pooling and servicing agreement or other agreement specified in the related prospectus supplement (in any case, a “Pooling Agreement”). In general, the parties to a Pooling Agreement will include the depositor, the trustee, the master servicer, the special servicer and, if one or more REMIC elections have been made with respect to the trust fund, a REMIC administrator. However, a Pooling Agreement that relates to a trust fund that includes MBS may include an MBS Administrator as a party, but may not include a master servicer, special servicer or other servicer as a party. All parties to each Pooling Agreement under which certificates of a series are issued will be identified in the related prospectus supplement. If so specified in the related prospectus supplement, the mortgage asset seller or an affiliate thereof may perform the functions of master servicer, special servicer, MBS Administrator or REMIC administrator. If so specified in the related prospectus supplement, the master servicer may also perform the duties of special servicer, and the master servicer, the special servicer or the trustee may also perform the duties of REMIC administrator. Any party to a Pooling Agreement or any affiliate thereof may own certificates issued thereunder; however, except in limited circumstances (including with respect to required consents to certain amendments to a Pooling Agreement), certificates issued thereunder that are held by the master servicer or special servicer for the related series will not be allocated Voting Rights.

A form of a pooling and servicing agreement has been filed as an exhibit to the registration statement of which this prospectus is a part. However, the provisions of each Pooling Agreement will vary depending upon the nature of the certificates to be issued thereunder and the nature of the related trust fund. The following summaries describe certain provisions that may appear in a Pooling Agreement under which certificates that evidence interests in mortgage loans will be issued. The prospectus supplement for a series of certificates will summarize all of the material provisions of the related Pooling Agreement. The summaries herein do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the Pooling Agreement for each series of certificates and the description of such provisions in the related prospectus supplement. The depositor will provide a copy of the Pooling Agreement (without exhibits) that relates to any series of certificates without charge upon written request of a holder of a certificate of such series addressed to it at its principal executive offices specified herein under “The Depositor.”

Assignment of Mortgage Loans; Repurchases

At the time of issuance of any series of certificates, the Depositor will assign (or cause to be assigned) to the designated trustee the mortgage loans to be included in the related trust fund, together with, except to the extent otherwise described in the related prospectus supplement, all principal and interest to be received on or with respect to such mortgage loans after the Cut-off Date, other than principal and interest due on or before the Cut-off Date. The trustee will, concurrently with such assignment, deliver the certificates to or at the direction of the depositor in exchange for the mortgage loans and the other assets to be included in the trust fund for such series. Each mortgage loan will be identified in a schedule appearing as an exhibit to the related Pooling Agreement. Such schedule generally will include detailed information that pertains to each mortgage loan included in the related trust fund, which information will typically include

●	the address of the related mortgaged property and type of such property;

●	the mortgage rate and, if applicable, the applicable index, gross margin, adjustment date and any rate cap information;

●	the original and remaining term to maturity;

●	the amortization term; and

●	the original and outstanding principal balance.

In addition, except as may be otherwise specified in the related prospectus supplement (which may provide for other arrangements, including electronic registration of transfer of such documents), the depositor will, as to each mortgage loan to be included in a trust fund, deliver, or cause to be delivered, to the related trustee (or to a custodian appointed by the trustee as described below)

●	the mortgage note endorsed, without recourse, either in blank or to the order of such trustee (or its nominee),

●	the mortgage with evidence of recording indicated thereon (except for any mortgage not returned from the public recording office),

●
an assignment of the mortgage in blank or to the trustee (or its nominee) in recordable form, together with any intervening assignments of the mortgage with evidence of recording thereon (except for any such assignment not returned from the public recording office), and,

●	if applicable, any riders or modifications to such mortgage note and mortgage, together with certain other documents at such times as set forth in the related Pooling Agreement.

Such assignments may be blanket assignments covering mortgages on mortgaged properties located in the same county, if permitted by law. Notwithstanding the foregoing, a trust fund may include mortgage loans where the original mortgage note is not delivered to the trustee if the depositor delivers, or causes to be delivered, to the related trustee (or such custodian) a copy or a duplicate original of the mortgage note, together with an affidavit certifying that the original thereof has been lost or destroyed. In addition, if the depositor cannot deliver, with respect to any mortgage loan, the mortgage or any intervening assignment with evidence of recording thereon concurrently with the execution and delivery of the related Pooling Agreement because of a delay caused by the public recording office, the depositor will deliver, or cause to be delivered, to the related trustee (or such custodian) a true and correct photocopy of such mortgage or assignment as submitted for recording. The depositor will deliver, or cause to be delivered, to the related trustee (or such custodian) such mortgage or assignment with evidence of recording indicated thereon after receipt thereof from the public recording office. If the depositor cannot deliver, with respect to any mortgage loan, the mortgage or any intervening assignment with evidence of recording thereon concurrently with the execution and delivery of the related Pooling Agreement because such mortgage or assignment has been lost, the depositor will deliver, or cause to be delivered, to the related trustee (or such custodian) a true and correct photocopy of such mortgage or assignment with evidence of recording thereon. Except as may be otherwise specified in the related prospectus supplement (which may provide for other arrangements, including electronic registration of transfer of such documents), assignments of mortgage to the trustee (or its nominee) will be recorded in the appropriate public recording office, except in states where, in the opinion of counsel acceptable to the trustee, such recording is not required to protect the trustee’s interests in the mortgage loan against the claim of any subsequent transferee or any successor to or creditor of the depositor or the originator of such mortgage loan.

The trustee (or a custodian appointed by the trustee) for a series of certificates will be required to review the mortgage loan documents delivered to it within a specified period of days after receipt thereof, and the trustee (or such custodian) will hold such documents in trust for the benefit of the certificateholders of such series. Unless otherwise specified in the related prospectus supplement, if any such document is found to be missing or defective, and such omission or defect, as the case may be, materially and adversely affects the interests of the certificateholders of the related series, the trustee (or such custodian) will be required to notify the master servicer, the special servicer and the depositor, and one of such persons will be required to notify the relevant mortgage asset seller. In that case, and if the mortgage asset seller cannot deliver the document or cure the defect within a specified number of days after receipt of such notice, then, except as otherwise specified below or in the related prospectus supplement, the mortgage asset seller will be obligated to repurchase the related mortgage loan from the trustee at a price generally equal to the unpaid principal balance thereof, together with accrued but unpaid interest through a date on or about the date of purchase, or at such other price as will be specified in the related prospectus supplement (in any event, the “Purchase Price”). If so provided in the prospectus supplement for a series of certificates, a mortgage asset seller, in lieu of repurchasing a mortgage loan as to which there is missing or defective loan documentation, will have the option, exercisable upon certain conditions and/or within a specified period after initial issuance of such series of certificates, to replace such mortgage loan with one or more other mortgage loans, in accordance with standards that will be described in the prospectus supplement, to pay an amount equal to the loss in value of the mortgage loan, or to provide another remedy specified in the related prospectus supplement. This repurchase or substitution obligation or other specified remedy will constitute the sole remedy to holders of the certificates of any series or to the related trustee on their behalf for missing or defective mortgage loan documentation, and neither the depositor nor, unless it is the mortgage asset seller, the master servicer or the special servicer will be obligated to purchase or replace a mortgage loan if a mortgage asset seller defaults on its obligation to do so.

The trustee will be authorized at any time to appoint one or more custodians pursuant to a custodial agreement to hold title to the mortgage loans in any trust fund and to maintain possession of and, if applicable, to review the documents relating to such mortgage loans, in any case as the agent of the trustee. The identity of any such custodian to be appointed on the date of initial issuance of the certificates will be set forth in the related prospectus supplement.

Representations and Warranties; Repurchases

Generally, the depositor will, with respect to each mortgage loan in the related trust fund, make or assign, or cause to be made or assigned, certain representations and warranties (the person making such representations and warranties, the “Warranting Party”) covering, by way of example:

●	the accuracy of the information set forth for such mortgage loan on the schedule of mortgage loans appearing as an exhibit to the related Pooling Agreement;

●	the enforceability of the related mortgage note and mortgage and the existence of title insurance insuring the lien priority of the related mortgage;

●	the Warranting Party’s title to the mortgage loan and the authority of the Warranting Party to sell the mortgage loan; and

●	the payment status of the mortgage loan.

It is expected that in most cases the Warranting Party will be the mortgage asset seller. However, the Warranting Party may also be an affiliate of the mortgage asset seller, the depositor or an affiliate of the depositor, the master servicer, the special servicer or another person acceptable to the depositor. The Warranting Party, if other than the mortgage asset seller, will be identified in the related prospectus supplement.

Generally the Pooling Agreements will provide that the master servicer and/or trustee will be required to notify promptly any Warranting Party of any breach of any representation or warranty made by it in respect of a mortgage loan that materially and adversely affects the interests of the certificateholders of the related series. If such Warranting Party cannot cure such breach within a specified period following the date on which it was notified of such breach, then, unless otherwise provided in the related prospectus supplement, it will be obligated to repurchase such mortgage loan from the trustee at the applicable Purchase Price. If so provided in the prospectus supplement for a series of certificates, a Warranting Party, in lieu of repurchasing a mortgage loan as to which a breach has occurred, will have the option, exercisable upon certain conditions and/or within a specified period after initial issuance of such series of certificates, to replace such mortgage loan with one or more other mortgage loans, in accordance with standards that will be described in the prospectus supplement, to pay an amount equal to the loss in value of the mortgage loan, or to provide another remedy specified in the related prospectus supplement. This repurchase or substitution obligation or other specified remedy will constitute the sole remedy available to holders of the certificates of any series or to the related trustee on their behalf for a breach of representation and warranty by a Warranting Party, and neither the Depositor nor the master servicer, in either case unless it is the Warranting Party, will be obligated to purchase or replace a mortgage loan if a Warranting Party defaults on its obligation to do so.

In some cases, representations and warranties will have been made in respect of a mortgage loan as of a date prior to the date upon which the related series of certificates is issued, and thus may not address events that may occur following the date as of which they were made. However, the depositor will not include any mortgage loan in the trust fund for any series of certificates if anything has come to the depositor’s attention that would cause it to believe that the representations and warranties made in respect of such mortgage loan will not be accurate in all material respects as of the date of issuance. The date as of which the representations and warranties regarding the mortgage loans in any trust fund were made will be specified in the related prospectus supplement.

Collection and Other Servicing Procedures

The master servicer and the special servicer for any mortgage pool, directly or through sub-servicers, will each be obligated under the related pooling agreement to service and administer the mortgage loans in such mortgage pool for the benefit of the related certificateholders, in accordance with applicable law and further in accordance with the terms of such pooling agreement, such mortgage loans and any instrument of Credit Support included in the related trust fund and in accordance with such other requirements as may be specified in the related prospectus supplement. Subject to the foregoing, the master servicer and the special servicer will each have full power and authority to do any and all things in connection with such servicing and administration that it may deem necessary and desirable.

As part of its servicing duties, each of the master servicer and the special servicer will be required to make reasonable efforts to collect all payments called for under the terms and provisions of the mortgage loans that it services and will be obligated to follow such collection procedures as it would follow with respect to mortgage loans that are comparable to such mortgage loans and held for its own account, provided (i) such procedures are consistent with the terms of the related pooling agreement and (ii) do not impair recovery under any instrument of Credit Support included in the related trust fund. Consistent with the foregoing, generally the master servicer and the special servicer will each be permitted, in its discretion, to waive any prepayment premium, late payment charge or other charge in connection with any mortgage loan; provided that, if so specified in the related prospectus supplement such right may be given to another party, including a class of certificateholders.

The master servicer and the special servicer for any trust fund, either separately or jointly, directly or through sub-servicers, will also be required to perform as to the mortgage loans in such trust fund various other customary functions of a servicer of comparable loans, including maintaining escrow or impound accounts, if required under the related Pooling Agreement, for payment of taxes, insurance premiums, ground rents and similar items, or otherwise monitoring the timely payment of those items; attempting to collect delinquent payments; supervising foreclosures; negotiating modifications; conducting property inspections on a periodic or other basis; managing (or overseeing the management of) mortgaged properties acquired on behalf of such trust fund through foreclosure, deed-in-lieu of foreclosure or otherwise (each, an “REO Property”); and maintaining servicing records relating to such mortgage loans. The related prospectus supplement will specify when and the extent to which servicing of a mortgage loan is to be transferred from the master servicer to the special servicer. In general, and subject to the discussion in the related prospectus supplement, a special servicer will be responsible for the servicing and administration of:

●	mortgage loans that are delinquent in respect of a specified number of scheduled payments;

●
mortgage loans as to which the related borrower has entered into or consented to bankruptcy, appointment of a receiver or conservator or similar insolvency proceeding, or the related borrower has become the subject of a decree or order for such a proceeding which shall have remained in force undischarged or unstayed for a specified number of days; and

●	REO Properties.

If so specified in the related prospectus supplement, a pooling agreement also may provide that if a default on a mortgage loan has occurred or, in the judgment of the related master servicer, a payment default is reasonably foreseeable, the related master servicer may elect to transfer the servicing thereof, in whole or in part, to the related special servicer. Generally when the circumstances (as set forth in the related prospectus supplement) no longer warrant a special servicer’s continuing to service a particular mortgage loan (e.g., the related borrower is paying in accordance with the forbearance arrangement entered into between the special servicer and such borrower), the master servicer will resume the servicing duties with respect thereto. If and to the extent provided in the related Pooling Agreement and described in the related prospectus supplement, a special servicer may perform certain limited duties in respect of mortgage loans for which the master servicer is primarily responsible (including, if so specified, performing property inspections and evaluating financial statements); and a master servicer may perform certain limited duties in respect of any mortgage loan for which the special servicer is primarily responsible (including, if so specified, continuing to receive payments on such mortgage loan (including amounts collected by the special servicer), making certain calculations with respect to such mortgage loan and making remittances and preparing certain reports to the trustee and/or certificateholders with respect to such mortgage loan. Generally the master servicer will be responsible for filing and settling claims in respect of particular mortgage loans under any applicable instrument of Credit Support. See “Description of Credit Support.”

A mortgagor’s failure to make required mortgage loan payments may mean that operating income is insufficient to service the mortgage debt, or may reflect the diversion of that income from the servicing of the mortgage debt. In addition, a mortgagor that is unable to make mortgage loan payments may also be unable to make timely payment of taxes and otherwise to maintain and insure the related mortgaged property. In general, the related special servicer will be required to

●	monitor any mortgage loan that is in default,

●	evaluate whether the causes of the default can be corrected over a reasonable period without significant impairment of the value of the related mortgaged property,

●	initiate corrective action in cooperation with the Mortgagor if cure is likely,

●	inspect the related mortgaged property and

●	take such other actions as it deems necessary and appropriate.

A significant period of time may elapse before the special servicer is able to assess the success of any such corrective action or the need for additional initiatives. The time within which the special servicer can make the initial determination of appropriate action, evaluate the success of corrective action, develop additional initiatives, institute foreclosure proceedings and actually foreclose (or accept a deed to a mortgaged property in lieu of foreclosure) on behalf of the certificateholders of the related series may vary considerably depending on the particular mortgage loan, the mortgaged property, the mortgagor, the presence of an acceptable party to assume the mortgage loan and the laws of the jurisdiction in which the mortgaged property is located. If a mortgagor files a bankruptcy petition, the special servicer may not be permitted to accelerate the maturity of the mortgage loan or to foreclose on the related mortgaged property for a considerable period of time. See “Certain Legal Aspects of Mortgage Loans—Bankruptcy Laws.”

Mortgagors may, from time to time, request partial releases of the mortgaged properties, easements, consents to alteration or demolition and other similar matters. In general, the master servicer may approve such a request if it has determined, exercising its business judgment in accordance with the applicable servicing standard, that such approval will not adversely affect the security for, or the timely and full collectability of, the related mortgage loan. Any fee collected by the master servicer for processing such request will be retained by the master servicer as additional servicing compensation.

Primary Servicers and Sub-Servicers

A master servicer or special servicer may delegate its servicing obligations in respect of the mortgage loans serviced thereby to one or more third-party servicers; provided that, generally such master servicer or special servicer will remain obligated under the related Pooling Agreement. Generally each primary servicing agreement or sub-servicing agreement between a master servicer and a primary servicer or sub-servicer must provide for servicing of the applicable mortgage loans consistent with the related Pooling Agreement. The master servicer and special servicer in respect of any mortgage asset pool will each be required to monitor the performance of primary servicers or sub-servicers retained by it and will have the right to remove a primary servicer or sub-servicer retained by it upon specified termination events consistent with those of the master servicer or special servicer under the related Pooling Agreement. Generally, a master servicer or special servicer will be solely liable for all fees owed by it to any primary servicer or sub-servicer, irrespective of whether the master servicer’s or special servicer’s compensation pursuant to the related Pooling Agreement is sufficient to pay such fees; however, if so provided in the related prospectus supplement such fees may be payable directly from the trust fund. Each primary servicer and sub-servicer will be reimbursed by the master servicer or special servicer, as the case may be, that retained it for certain expenditures which it makes, generally to the same extent such master servicer or special servicer would be reimbursed under a Pooling Agreement. See “—Certificate Account” and “—Servicing Compensation and Payment of Expenses.”

Certificate Account

General. The master servicer, the trustee and/or the special servicer will, as to each trust fund that includes mortgage loans, establish and maintain or cause to be established and maintained the corresponding Certificate Account, which will be established so as to comply with the standards of each rating agency that has rated any one or more classes of certificates of the related series. A Certificate Account may be maintained as an interest-bearing or a non-interest-bearing account and the funds held therein may be invested pending each succeeding distribution date in United States government securities and other investment grade obligations that are acceptable to each rating agency that has rated any one or more classes of certificates of the related series (“Permitted Investments”). Such Permitted Investments include

●	federal funds,

●	uncertificated certificates of deposit,

●	time deposits,

●	bankers’ acceptances and repurchase agreements,

●	certain United States dollar-denominated commercial paper,

●	units of money market funds that maintain a constant net asset value and any other obligations or security acceptable to each rating agency.

Any interest or other income earned on funds in a Certificate Account will be paid to the related master servicer, Trustee or special servicer as additional compensation or to such other party specified in the prospectus supplement for the related trust. A Certificate Account may be maintained with the related master servicer, special servicer, trustee or mortgage asset seller or with a depository institution that is an affiliate of any of the foregoing or of the depositor, provided that it complies with applicable rating agency standards. If permitted by the applicable rating agency or agencies, a Certificate Account may contain funds relating to more than one series of mortgage pass-through certificates and may contain other funds representing payments on mortgage loans owned by the related master servicer or special servicer or serviced by either on behalf of others.

Deposits. Generally, the following payments and collections received or made by the master servicer, the trustee or the special servicer subsequent to the Cut-off Date (other than payments due on or before the Cut-off Date) are to be deposited in the Certificate Account (or such sub-account thereof or other account as may be specified in the related prospectus supplement) for each trust fund that includes mortgage loans, within a certain period following receipt (in the case of collections on or in respect of the mortgage loans) or otherwise as provided in the related Pooling Agreement:

(1)     all payments on account of principal, including principal prepayments, on the mortgage loans;

(2)     all payments on account of interest on the mortgage loans, including any default interest collected, in each case net of any portion thereof retained by the master servicer or the special servicer as its servicing compensation or as compensation to the trustee;

(3)     all proceeds received under any hazard, title or other insurance policy that provides coverage with respect to a mortgaged property or the related mortgage loan or in connection with the full or partial condemnation of a mortgaged property (other than proceeds applied to the restoration of the property or released to the related borrower) (“Insurance Proceeds” and “Condemnation Proceeds,” respectively) and all other amounts received and retained in connection with the liquidation of defaulted mortgage loans or property acquired in respect thereof, by foreclosure or otherwise (such amounts, together with those amounts listed in clause (7) below, “Liquidation Proceeds”), together with the net operating income (less reasonable reserves for future expenses) derived from the operation of any mortgaged properties acquired by the trust fund through foreclosure or otherwise;

(4)     any amounts paid under any instrument or drawn from any fund that constitutes Credit Support for the related series of certificates;

(5)     any advances made with respect to delinquent scheduled payments of principal and interest on the mortgage loans;

(6)     any amounts paid under any Cash Flow Agreement;

(7)     all proceeds of the purchase of any mortgage loan, or property acquired in respect thereof, by the Depositor, any mortgage asset seller or any other specified person as described under “—Assignment of mortgage loans; Repurchases” and “—Representations and Warranties; Repurchases,” all proceeds of the purchase of any defaulted mortgage loan as described under “—Realization Upon Defaulted Mortgage Loans,” and all proceeds of any mortgage asset purchased as described under “Description of the Certificates—Termination; Retirement of Certificates”;

(8)     to the extent that any such item does not constitute additional servicing compensation to the master servicer or the special servicer and is not otherwise retained by the depositor or another specified person, any payments on account of modification or assumption fees, late payment charges, prepayment premiums or Equity Participations with respect to the mortgage loans;

(9)     all payments required to be deposited in the Certificate Account with respect to any deductible clause in any blanket insurance policy as described under “—Hazard Insurance Policies”;

(10)   any amount required to be deposited by the master servicer, the special servicer or the trustee in connection with losses realized on investments for the benefit of the master servicer, the special servicer or the trustee, as the case may be, of funds held in the Certificate Account; and

(11)   any other amounts received on or in respect of the mortgage loans required to be deposited in the Certificate Account as provided in the related Pooling Agreement and described in the related prospectus supplement.

Withdrawals. A master servicer, trustee or special servicer generally may make withdrawals from the Certificate Account for each trust fund that includes mortgage loans for any of the following purposes:

(1)     to make distributions to the certificateholders on each distribution date;

(2)     to pay the master servicer or the special servicer any servicing fees not previously retained thereby, such payment to be made out of payments and other collections of interest on the particular mortgage loans as to which such fees were earned;

(3)     to reimburse the master servicer, the special servicer or any other specified person for unreimbursed advances of delinquent scheduled payments of principal and interest made by it, and certain unreimbursed servicing expenses incurred by it, with respect to mortgage loans in the trust fund and properties acquired in respect thereof, such reimbursement to be made out of amounts that represent late payments collected on the particular mortgage loans, Liquidation Proceeds, Insurance Proceeds and Condemnation Proceeds collected on the particular mortgage loans and properties, and net income collected on the particular properties, with respect to which such advances were made or such expenses were incurred or out of amounts drawn under any form of Credit Support with respect to such mortgage loans and properties, or if in the judgment of the master servicer, the special servicer or such other person, as applicable, such advances and/or expenses will not be recoverable from such amounts, such reimbursement to be made from amounts collected on other mortgage loans in the same trust fund or, if and to the extent so provided by the related Pooling Agreement and described in the related prospectus supplement, only from that portion of amounts collected on such other mortgage loans that is otherwise distributable on one or more classes of subordinate certificates of the related series;

(4)     if and to the extent described in the related prospectus supplement, to pay the master servicer, the special servicer or any other specified person interest accrued on the advances and servicing expenses described in clause (3) above incurred by it while such remain outstanding and unreimbursed;

(5)     to pay for costs and expenses incurred by the trust fund for environmental site assessments performed with respect to mortgaged properties that constitute security for defaulted mortgage loans, and for any containment, clean-up or remediation of hazardous wastes and materials present on such mortgaged properties, as described under “—Realization Upon Defaulted Mortgage Loans”;

(6)     to reimburse the master servicer, the special servicer, the REMIC administrator, the depositor, the trustee, or any of their respective directors, officers, employees and agents, as the case may be, for certain expenses, costs and liabilities incurred thereby, as and to the extent described under “—Certain Matters Regarding the Master Servicer, the Special Servicer, the REMIC Administrator and the Depositor” and “—Certain Matters Regarding the Trustee”;

(7)     if and to the extent described in the related prospectus supplement, to pay the fees of the trustee, the REMIC administrator and any provider of Credit Support;

(8)     if and to the extent described in the related prospectus supplement, to reimburse prior draws on any form of Credit Support;

(9)     to pay the master servicer, the special servicer or the trustee, as appropriate, interest and investment income earned in respect of amounts held in the Certificate Account as additional compensation;

(10)   to pay any servicing expenses not otherwise required to be advanced by the master servicer, the special servicer or any other specified person;

(11)   if one or more elections have been made to treat the trust fund or designated portions thereof as a REMIC, to pay any federal, state or local taxes imposed on the trust fund or its assets or transactions, as and to the extent described under “Certain Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates—Taxes that May Be Imposed on the REMIC Pool;”

(12)   to pay for the cost of various opinions of counsel obtained pursuant to the related Pooling Agreement for the benefit of certificateholders;

(13)   to make any other withdrawals permitted by the related Pooling Agreement and described in the related prospectus supplement; and

(14)   to clear and terminate the Certificate Account upon the termination of the trust fund.

Modifications, Waivers and Amendments of Mortgage Loans

The master servicer and the special servicer may each agree to modify, waive or amend any term of any mortgage loan serviced by it in a manner consistent with the applicable servicing standard and the REMIC Provisions or grantor trust provisions, as applicable; provided that, unless otherwise set forth in the related prospectus supplement, the modification, waiver or amendment

●	will not affect the amount or timing of any scheduled payments of principal or interest on the mortgage loan,

●
will not, in the judgment of the master servicer or the special servicer, as the case may be, materially impair the security for the mortgage loan or reduce the likelihood of timely payment of amounts due thereon, and

●	will not adversely affect the coverage under any applicable instrument of Credit Support.

Except to the extent another standard is specified in the prospectus supplement, the special servicer also may agree to any other modification, waiver or amendment if, in its judgment,

●	a material default on the mortgage loan has occurred or a payment default is imminent,

●	such modification, waiver or amendment is reasonably likely to produce a greater recovery with respect to the mortgage loan, taking into account the time value of money, than would liquidation and

●	such modification, waiver or amendment will not adversely affect the coverage under any applicable instrument of Credit Support.

Realization upon Defaulted Mortgage Loans

If a default on a mortgage loan has occurred or, in the special servicer’s judgment, a payment default is imminent, the special servicer, on behalf of the trustee, may at any time institute foreclosure proceedings, exercise any power of sale contained in the related mortgage, obtain a deed in lieu of foreclosure, or otherwise acquire title to the related mortgaged property, by operation of law or otherwise. Generally, the special servicer may not, however, acquire title to any mortgaged property, have a receiver of rents appointed with respect to any mortgaged property or take any other action with respect to any mortgaged property that would cause the trustee, for the benefit of the related series of certificateholders, or any other specified person to be considered to hold title to, to be a “mortgagee-in-possession” of, or to be an “owner” or an “operator” of such mortgaged property within the meaning of certain federal environmental laws, unless the special servicer has previously received a report prepared by a person who regularly conducts environmental audits (which report will be an expense of the trust fund) and either:

(i)       such report indicates that (a) the mortgaged property is in compliance with applicable environmental laws and regulations and (b) there are no circumstances or conditions present at the mortgaged property that have resulted in any contamination for which investigation, testing, monitoring, containment, clean-up or remediation could be required under any applicable environmental laws and regulations; or

(ii)       the special servicer, based solely (as to environmental matters and related costs) on the information set forth in such report, determines that taking such actions as are necessary to bring the mortgaged property into compliance with applicable environmental laws and regulations and/or taking the actions contemplated by clause (i)(b) above, is reasonably likely to produce a greater recovery, taking into account the time value of money, than not taking such actions. See “Certain Legal Aspects of Mortgage Loans—Environmental Considerations.”

A Pooling Agreement may grant to the master servicer, the special servicer, a provider of Credit Support and/or the holder or holders of certain classes of the related series of certificates an option to purchase from the trust fund, at fair market value (which, if less than the Purchase Price, will be specified in the related prospectus supplement), any mortgage loan as to which a specified number of scheduled payments are delinquent or the balloon payment is delinquent, or if so specified in the related prospectus supplement, as to which certain other defaults exist. In addition, a mortgage loan that is in default may be subject to a purchase option on the part of another lender whose loan is secured by the related real estate collateral or by a security interest in the equity in the related borrower. Further, if so specified in the related prospectus supplement, a special servicer or other specified party for a trust fund may be obligated to sell a mortgage asset that is in default. Any such option granted to the holder of an offered certificate will be described in the related prospectus supplement. Any such option may be assignable to any person or entity. If so specified in the related prospectus supplement, additional or alternative procedures may be used to sell a defaulted mortgage loan.

If title to any mortgaged property is acquired by a trust fund as to which a REMIC election has been made, the special servicer, on behalf of the trust fund, will be required to sell the mortgaged property prior to the close of the third calendar year beginning after the year of acquisition, unless (i) the Internal Revenue Service (the “IRS”) grants an extension of time to sell such property or (ii) the trustee receives an opinion of independent counsel to the effect that the holding of the property by the trust fund beyond such period will not result in the imposition of a tax on the trust fund or cause the trust fund (or any designated portion thereof) to fail to qualify as a REMIC under the Code at any time that any certificate is outstanding or (iii) another period is permitted pursuant to applicable law. Subject to the foregoing and any other tax-related limitations, the special servicer will generally be required to attempt to sell any mortgaged property so acquired on the same terms and conditions it would if it were the owner. Generally, if title to any mortgaged property is acquired by a trust fund as to which a REMIC election has been made, the special servicer will also be required to ensure that the mortgaged property is administered so that it constitutes “foreclosure property” within the meaning of Code Section 860G(a)(8) at all times, that the sale of such property does not result in the receipt by the trust fund of any income from nonpermitted assets as described in Code Section 860F(a)(2)(B), and that the trust fund does not derive any “net income from foreclosure property” within the meaning of Code

Section 860G(c)(2), with respect to such property; provided that the related prospectus supplement may specify circumstances in which these requirements may be waived. If the trust fund acquires title to any mortgaged property, the special servicer, on behalf of the trust fund, may retain an independent contractor to manage and operate such property. The retention of an independent contractor, however, will not relieve the special servicer of its obligation to manage such mortgaged property as required under the related Pooling Agreement.

If Liquidation Proceeds collected with respect to a defaulted mortgage loan are less than the outstanding principal balance of the defaulted mortgage loan plus interest accrued thereon plus the aggregate amount of reimbursable expenses incurred by the special servicer and/or the master servicer in connection with such mortgage loan, then, to the extent that such shortfall is not covered by any instrument or fund constituting Credit Support, the trust fund will realize a loss in the amount of such shortfall. The special servicer and/or the master servicer will be entitled to reimbursement out of the Liquidation Proceeds recovered on any defaulted mortgage loan, prior to the distribution of such Liquidation Proceeds to certificateholders, any and all amounts that represent unpaid servicing compensation in respect of the mortgage loan, unreimbursed servicing expenses incurred with respect to the mortgage loan and any unreimbursed advances of delinquent payments made with respect to the mortgage loan. In addition, if and to the extent set forth in the related prospectus supplement, amounts otherwise distributable on the certificates may be further reduced by interest payable to the master servicer and/or special servicer on such servicing expenses and advances.

If any mortgaged property suffers damage such that the proceeds, if any, of the related hazard insurance policy are insufficient to restore fully the damaged property, neither the special servicer nor the master servicer will be required to expend its own funds to effect such restoration unless (and to the extent not otherwise provided in the related prospectus supplement) it determines

●
that such restoration will increase the proceeds to certificateholders on liquidation of the mortgage loan after reimbursement of the special servicer or the master servicer, as the case may be, for its expenses and

●	that such expenses will be recoverable by it from related Insurance Proceeds, Condemnation Proceeds, Liquidation Proceeds and/or amounts drawn on any instrument or fund constituting Credit Support.

Hazard Insurance Policies

Except to the extent specified in the related prospectus supplement, each Pooling Agreement will require the master servicer (or the special servicer with respect to mortgage loans serviced thereby) to use reasonable efforts to cause each mortgage loan borrower to maintain a hazard insurance policy that provides for such coverage as is required under the related mortgage or, if the mortgage permits the holder thereof to dictate to the borrower the insurance coverage to be maintained on the related mortgaged property, such coverage as is consistent with the master servicer’s (or special servicer’s) normal servicing procedures. Such coverage generally will be required to be in an amount equal to the lesser of the principal balance owing on such mortgage loan and the replacement cost of the related mortgaged property. The ability of a master servicer (or special servicer) to assure that hazard insurance proceeds are appropriately applied may be dependent upon its being named as an additional insured under any hazard insurance policy and under any other insurance policy referred to below, or upon the extent to which information concerning covered losses is furnished by borrowers. All amounts collected by a master servicer (or special servicer) under any such policy (except for amounts to be applied to the restoration or repair of the mortgaged property or released to the borrower in accordance with the master servicer’s (or special servicer’s) normal servicing procedures and/or to the terms and conditions of the related mortgage and mortgage note) will be deposited in the related Certificate Account. The Pooling Agreement may provide that the master servicer (or special servicer) may satisfy its obligation to cause each borrower to maintain such a hazard insurance policy by maintaining a blanket policy insuring against hazard losses on the mortgage loans in a trust fund. If such blanket policy contains a deductible clause, the master servicer (or special servicer) will be required, in the event of a casualty covered by such blanket policy, to deposit in the related Certificate Account all additional sums that would have been deposited therein under an individual policy but were not because of such deductible clause.

In general, the standard form of fire and extended coverage policy covers physical damage to or destruction of the improvements of the property by fire, lightning, explosion, smoke, windstorm and hail, and riot, strike and civil commotion, subject to the conditions and exclusions specified in each policy. Although the policies covering the mortgaged properties will be underwritten by different insurers under different state laws in accordance with different applicable state forms, and therefore will not contain identical terms and conditions, most such policies typically do not cover any physical damage resulting from war, revolution, terrorism, nuclear, biological or chemical materials, governmental actions, floods and other water-related causes, earth movement (including earthquakes, landslides and mudflows), wet or dry rot, vermin and domestic animals. Accordingly, a mortgaged property may not be insured for losses arising from any such cause unless the related mortgage specifically requires, or permits the holder thereof to require, such coverage.

The hazard insurance policies covering the mortgaged properties will typically contain co-insurance clauses that in effect require an insured at all times to carry insurance of a specified percentage (generally 80% to 90%) of the full replacement value of the improvements on the property in order to recover the full amount of any partial loss. If the insured’s coverage falls below this specified percentage, such clauses generally provide that the insurer’s liability in the event of partial loss does not exceed the lesser of

●	the replacement cost of the improvements less physical depreciation and

●	such proportion of the loss as the amount of insurance carried bears to the specified percentage of the full replacement cost of such improvements.

Due-on-Sale and Due-on-Encumbrance Provisions

Certain of the mortgage loans may contain a due-on-sale clause that entitles the lender to accelerate payment of the mortgage loan upon any sale or other transfer of the related mortgaged property made without the lender’s consent. Certain of the mortgage loans may also contain a due-on-encumbrance clause that entitles the lender to accelerate the maturity of the mortgage loan upon the creation of any other lien or encumbrance upon the mortgaged property. The master servicer (or special servicer) will generally determine whether to exercise any right the trustee may have under any such provision in a manner consistent with the master servicer’s (or special servicer’s) normal servicing procedures, subject to any additional procedures that may be set forth in the related prospectus supplement, which may include obtaining the consent of one or more classes of subordinate certificates thereto. Generally, the master servicer or special servicer, as applicable, will be entitled to retain as additional servicing compensation any fee collected in connection with the permitted transfer of a mortgaged property. See “Certain Legal Aspects of mortgage loans—Due-on-Sale and Due-on-Encumbrance.”

Servicing Compensation and Payment of Expenses

A portion of the master servicer’s primary servicing compensation with respect to a series of certificates will come from the periodic payment to it of a specified portion of the interest payments on each mortgage loan in the related trust fund, including mortgage loans serviced by the related special servicer. A master servicer’s compensation may also come from investment income on certain accounts maintained by it on behalf of the trust fund or from certain fees paid by the borrowers. If and to the extent described in the related prospectus supplement, a special servicer’s primary compensation with respect to a series of certificates may consist of any or all of the following components:

●
a specified portion of the interest payments on each mortgage loan serviced by it, or if so specified in the related prospectus supplement, on each mortgage loan in the related trust fund, whether or not serviced by it;

●	an additional specified portion of the interest payments on each mortgage loan then currently serviced by it; and

●
subject to any specified limitations, a fixed percentage of some or all of the collections and proceeds received with respect to each mortgage loan which was at any time serviced by it, including mortgage loans for which servicing was returned to the master servicer.

Insofar as any portion of the master servicer’s or special servicer’s compensation consists of a specified portion of the interest payments on a mortgage loan, such compensation will generally be based on a percentage of the principal balance of such mortgage loan outstanding from time to time and, accordingly, will decrease with the amortization of the mortgage loan. As additional compensation, a master servicer or special servicer may be entitled to retain all or a portion of late payment charges, prepayment premiums, modification fees and other fees collected from borrowers and any interest or other income that may be earned on funds held in the related Certificate Account. A more detailed description of each master servicer’s and special servicer’s compensation will be provided in the related prospectus supplement. Any sub-servicer will receive as its sub-servicing compensation a portion of the servicing compensation to be paid to the master servicer or special servicer that retained such sub-servicer. In addition to amounts payable to any sub-servicer, a master servicer or special servicer may be required, to the extent provided in the related prospectus supplement, to pay from amounts that represent its servicing compensation certain expenses incurred in connection with the administration of the related trust fund, including, without limitation, payment of the fees and disbursements of independent accountants, payment of fees and disbursements of the trustee and any custodians appointed thereby and payment of expenses incurred in connection with distributions and reports to certificateholders. Certain other expenses, including certain expenses related to mortgage loan defaults and liquidations and, to the extent so provided in the related prospectus supplement, interest on such expenses at the rate specified therein, may be required to be borne by the trust fund.

Evidence as to Compliance

The related prospectus supplement will identify each party that will be required to deliver annually to the trustee, master servicer or us, as applicable, on or before the date specified in the applicable pooling and servicing agreement, an officer’s certificate stating that (i) a review of that party’s servicing activities during the preceding calendar year and of performance under the pooling and servicing agreement has been made under the officer’s supervision, and (ii) to the best of the officer’s knowledge, based on the review, such party has fulfilled all its obligations under the pooling and servicing agreement throughout the year, or, if there has been a failure to fulfill any obligation in any material respect, specifying the failure known to the officer and the nature and status of the failure.

In addition, each party that participates in the servicing and administration of more than 5% of the mortgage loans and other assets comprising a trust for any series will be required to deliver annually to us and/or the trustee, a report (an “Assessment of Compliance”) that assesses compliance by that party with the servicing criteria set forth in Item 1122(d) of Regulation AB (17 C.F.R. 229.1122) that contains the following:

●	a statement of the party’s responsibility for assessing compliance with the servicing criteria applicable to it;

●	a statement that the party used the criteria in Item 1122(d) of Regulation AB to assess compliance with the applicable servicing criteria;

●
the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar month, setting forth any material instance of noncompliance identified by the party; and

●
a statement that a registered public accounting firm has issued an attestation report on the party’s assessment of compliance with the applicable servicing criteria during and as of the end of the prior calendar month.

Each party that is required to deliver an Assessment of Compliance will also be required to simultaneously deliver a report (an “Attestation Report”) of a registered public accounting firm, prepared in accordance with the standards for attestation engagements issued or adopted by the Public Company Accounting Oversight Board, that expresses an opinion, or states that an opinion cannot be expressed, concerning the party’s assessment of compliance with the applicable servicing criteria.

Certain Matters Regarding the Master Servicer, the Special Servicer, the REMIC Administrator and the Depositor

Generally, the related Pooling Agreement will permit the master servicer, the special servicer and any REMIC administrator to resign from its obligations thereunder only upon

●
the appointment of, and the acceptance of such appointment by, a successor thereto and receipt by the trustee of written confirmation from each applicable rating agency that such resignation and appointment will not have an adverse effect on the rating assigned by such rating agency to any class of certificates of such series or

●
a determination that such obligations are no longer permissible under applicable law or are in material conflict by reason of applicable law with any other activities carried on by it. No such resignation will become effective until the trustee or other successor has assumed the obligations and duties of the resigning master servicer, special servicer or REMIC administrator, as the case may be, under the Pooling Agreement.

The master servicer and special servicer for each trust fund will be required to maintain a fidelity bond and errors and omissions policy or their equivalent that provides coverage against losses that may be sustained as a result of an officer’s or employee’s misappropriation of funds or errors and omissions, subject to certain limitations as to amount of coverage, deductible amounts, conditions, exclusions and exceptions permitted by the related Pooling Agreement.

Generally, the Pooling Agreements will further provide that none of the master servicer, the special servicer, the REMIC administrator, the depositor or any director, officer, employee or agent of any of them will be under any liability to the related trust fund or certificateholders for any action taken, or not taken, in good faith pursuant to the Pooling Agreement or for errors in judgment. However, that none of the master servicer, the special servicer, the REMIC administrator, the depositor or any such person will be protected against any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of obligations or duties thereunder or by reason of reckless disregard of such obligations and duties. Generally, the Pooling Agreements will further provide that the master servicer, the special servicer, the REMIC administrator, the depositor and any director, officer, employee or agent of any of them will be entitled to indemnification by the related trust fund against any loss, liability or expense incurred in connection with any legal action that relates to such Pooling Agreement or the related series of certificates.

However, such indemnification will not extend to any loss, liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence in the performance of obligations or duties under such Pooling Agreement, or by reason of reckless disregard of such obligations or duties. In addition, each Pooling Agreement will provide that none of the master servicer, the special servicer, the REMIC administrator or the depositor will be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its respective responsibilities under the Pooling Agreement and that in its opinion may involve it in any expense or liability. However, each of the master servicer, the special servicer, the REMIC administrator and the depositor will be permitted, in the exercise of its discretion, to undertake any such action that it may deem necessary or desirable with respect to the enforcement and/or protection of the rights and duties of the parties to the Pooling Agreement and the interests of the related series of certificateholders thereunder. In such event, the legal expenses and costs of such action, and any liability resulting therefrom, will be expenses, costs and liabilities of the related series of certificateholders, and the master servicer, the special servicer, the REMIC administrator or the depositor, as the case may be, will be entitled to charge the related Certificate Account therefor.

Any person into which the master servicer, the special servicer, the REMIC administrator or the depositor may be merged or consolidated, or any person resulting from any merger or consolidation to which the master servicer, the special servicer, the REMIC administrator or the depositor is a party, or any person succeeding to the business of the master servicer, the special servicer, the REMIC administrator or the depositor, will be the successor of the master servicer, the special servicer, the REMIC administrator or the depositor, as the case may be, under the related Pooling Agreement.

Generally, the Pooling Agreements will provide that a REMIC administrator will be entitled to perform any of its duties under the related Pooling Agreement either directly or by or through agents or attorneys, and the REMIC administrator will not be responsible for any willful misconduct or gross negligence on the part of any such agent or attorney appointed by it with due care.

Termination Events

“Termination Events” under the related Pooling Agreement generally will include, without limitation,

●
any failure by the master servicer to distribute or cause to be distributed to the certificateholders of such series, or to remit to the trustee for distribution to such certificateholders, any amount required to be so distributed or remitted, which failure continues unremedied for five days (or such other period specified in the related prospectus supplement) after written notice thereof has been given to the master servicer by any other party to the related Pooling Agreement, or to the master servicer, with a copy to each other party to the related Pooling Agreement, by certificateholders entitled to not less than 25% (or such other percentage specified in the related prospectus supplement) of the Voting Rights for such series;

●
any failure by the special servicer to remit to the master servicer or the trustee, as applicable, any amount required to be so remitted, which failure continues unremedied for five days (or such other period specified in the related prospectus supplement) after written notice thereof has been given to the special servicer by any other party to the related Pooling Agreement, or to the special servicer, with a copy to each other party to the related Pooling Agreement, by the certificateholders entitled to not less than 25% (or such other percentage specified in the related prospectus supplement) of the Voting Rights of such series;

●
any failure by the master servicer or the special servicer duly to observe or perform in any material respect any of its other covenants or obligations under the related Pooling Agreement, which failure continues unremedied for sixty days (or such other period specified in the related prospectus supplement) after written notice thereof has been given to the master servicer or the special servicer, as the case may be, by any other party to the related Pooling Agreement, or to the master servicer or the special servicer, as the case may be, with a copy to each other party to the related Pooling Agreement, by certificateholders entitled to not less than 25% (or such other percentage specified in the related prospectus supplement) of the Voting Rights for such series;

●
any failure by a REMIC administrator (if other than the trustee) duly to observe or perform in any material respect any of its covenants or obligations under the related Pooling Agreement, which failure continues unremedied for sixty days after written notice thereof has been given to the REMIC administrator by any other party to the related Pooling Agreement, or to the REMIC administrator, with a copy to each other party to the related Pooling Agreement, by certificateholders entitled to not less than 25% (or such other percentage specified in the related prospectus supplement) of the Voting Rights for such series; and

●
certain events of insolvency, readjustment of debt, marshaling of assets and liabilities, or similar proceedings in respect of or relating to the master servicer, the special servicer or the REMIC administrator (if other than the trustee), and certain actions by or on behalf of the master servicer, the special servicer or the REMIC administrator (if other than the trustee) indicating its insolvency or inability to pay its obligations. Material variations to the foregoing Termination Event (other than to add thereto or shorten cure periods or eliminate notice requirements) will be specified in the related prospectus supplement. When a single entity acts as master servicer, special servicer and REMIC administrator, or in any two of the foregoing capacities, for any trust fund, a Termination Events in one capacity generally will constitute a Termination Event in each capacity; however, the related prospectus supplement may provide that a Termination Event will only constitute a Termination Event of such entity in the capacity in which the related event occurred.

Rights upon Termination Event

If a Termination Event occurs with respect to the master servicer, the special servicer or a REMIC administrator under a Pooling Agreement, then, in each and every such case, so long as the Termination Event remains unremedied, the depositor or the trustee will be authorized, and at the direction of certificateholders of the related series entitled to not less than 51% (or such other percentage specified in the related prospectus supplement) of the Voting Rights for such series, the trustee will be required, to terminate all of the rights and obligations of the defaulting party as master servicer, special servicer or REMIC administrator, as applicable, under the Pooling Agreement, whereupon the trustee will succeed to all of the responsibilities, duties and liabilities of the defaulting party as master servicer, special servicer or REMIC administrator, as applicable, under the Pooling Agreement (except that if the defaulting party is required to make advances thereunder regarding delinquent mortgage loans, but the trustee is prohibited by law from obligating itself to make such advances, or if the related prospectus supplement so specifies, the trustee will not be obligated to make such advances) and will be entitled to similar compensation arrangements. Generally, if the trustee is unwilling or unable so to act, it may (or, at the written request of certificateholders of the related series entitled to not less than 51% (or such other percentage specified in the related prospectus supplement) of the Voting Rights for such series, it will be required to) appoint, or petition a court of competent jurisdiction to appoint, a loan servicing institution or other entity that is acceptable to each applicable Rating Agency to act as successor to the master servicer, special servicer or REMIC administrator, as the case may be, under the Pooling Agreement (or meets such other standards as may be specified in the related prospectus supplement). Pending such appointment, the trustee will be obligated to act in such capacity. Generally the Pooling Agreements will require the terminated master servicer or special servicer to pay the costs of transferring the mortgage files and appointing a successor.

If the same entity is acting as both trustee and REMIC administrator, it may be removed in both such capacities as described under “—Resignation and Removal of the Trustee” below.

No certificateholder will have any right under a Pooling Agreement to institute any proceeding with respect to such Pooling Agreement unless such holder previously has given to the trustee written notice of the occurrence of a Termination Event and the continuance thereof and unless the holders of certificates of any class evidencing not less than 25% of the aggregate Percentage Interests constituting such class have made written request upon the trustee to institute such proceeding in its own name as trustee thereunder and have offered to the trustee reasonable indemnity and the trustee for sixty days after receipt of such request and indemnity has neglected or refused to institute any such proceeding. However, the trustee will be under no obligation to exercise any of the trusts or powers vested in it by the Pooling Agreement or to institute, conduct or defend any litigation thereunder or in relation thereto at the request, order or direction of any of the holders of certificates covered by such Pooling Agreement, unless such certificateholders have offered to the trustee reasonable security or indemnity against the costs, expenses and liabilities which may be incurred therein or thereby.

Amendment

Generally, each pooling agreement may be amended by the parties thereto, without the consent of any of the holders of certificates covered by such pooling agreement,

●	to cure any ambiguity,

●	to correct or supplement any provision therein which may be inconsistent with any other provision therein or to correct any error,

●
to change the timing and/or nature of deposits in the Certificate Account, provided that (A) such change would not adversely affect in any material respect the interests of any certificateholder, as evidenced by an opinion of counsel, and (B) such change would not adversely affect the then-current rating of any rated classes of certificates, as evidenced by a letter from each applicable rating agency,

●
if a REMIC election has been made with respect to the related trust fund, to modify, eliminate or add to any of its provisions (A) to such extent as shall be necessary to maintain the qualification of the trust fund (or any designated portion thereof) as a REMIC or to avoid or minimize the risk of imposition of any tax on the related trust fund, provided that the trustee has received an opinion of counsel to the effect that (1) such action is necessary or desirable to maintain such qualification or to avoid or minimize such risk, and (2) such action will not adversely affect in any material respect the interests of any holder of certificates covered by the pooling agreement, or (B) to restrict the transfer of the Residual certificates, provided that the depositor has determined that the then-current ratings of the classes of the certificates that have been rated will not be adversely affected, as evidenced by a letter from each applicable rating agency, and that any such amendment will not give rise to any tax with respect to the transfer of the Residual certificates to a non-permitted transferee (See “Certain Federal Income Tax Consequences—Federal Income Tax

Consequences for REMIC Certificates—Taxation of Residual Certificates—Tax Related Restrictions on Transfer of Residual Certificates” herein),

●
to make any other provisions with respect to matters or questions arising under such pooling agreement or any other change, provided that such action will not adversely affect in any material respect the interests of any certificateholder,

●	to amend specified provisions that are not material to holders of any class of certificates offered hereunder,

●	for such other purposes as may be specified in the related prospectus supplement.

The pooling agreement may also be amended by the parties thereto with the consent of the holders of certificates of each class affected thereby evidencing, in each case, not less than 662⁄3% (or such other percentage specified in the related prospectus supplement) of the aggregate Percentage Interests constituting such class for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such pooling agreement or of modifying in any manner the rights of the holders of certificates covered by such pooling agreement, except that no such amendment may

●
reduce in any manner the amount of, or delay the timing of, payments received on mortgage loans which are required to be distributed on a certificate of any class without the consent of the holder of such certificate or

●
reduce the aforesaid percentage of certificates of any class the holders of which are required to consent to any such amendment without the consent of the holders of all certificates of such class covered by such pooling agreement then outstanding.

Notwithstanding the foregoing, if a REMIC election has been made with respect to the related trust fund, the trustee will not be required to consent to any amendment to a pooling agreement without having first received an opinion of counsel to the effect that such amendment or the exercise of any power granted to the Master Servicer, the special servicer, the Depositor, the trustee or any other specified person in accordance with such amendment will not result in the imposition of a tax on the related trust fund or cause such trust fund (or any designated portion thereof) to fail to qualify as a REMIC.

List of Certificateholders

Unless otherwise specified in the related prospectus supplement, upon written request of three or more certificateholders of record made for purposes of communicating with other holders of certificates of the same series with respect to their rights under the related Pooling Agreement, the trustee or other specified person will afford such certificateholders access during normal business hours to the most recent list of certificateholders of that series held by such person. If such list is as of a date more than 90 days prior to the date of receipt of such certificateholders’ request, then such person, if not the registrar for such series of certificates, will be required to request from such registrar a current list and to afford such requesting certificateholders access thereto promptly upon receipt.

The Trustee

The trustee under each Pooling Agreement will be named in the related prospectus supplement. The commercial bank, national banking association, banking corporation or trust company that serves as trustee may have typical banking relationships with the depositor and its affiliates and with any master servicer, special servicer or REMIC administrator and its affiliates.

Duties of the Trustee

The trustee for each series of certificates will make no representation as to the validity or sufficiency of the related Pooling Agreement (other than as to its being a valid obligation of such trustee), such certificates or any underlying mortgage asset or related document and will not be accountable for the use or application by or on behalf of any master servicer or special servicer of any funds paid to the master servicer or special servicer in respect of the certificates or the underlying mortgage assets. If no Termination Event has occurred and is continuing, the trustee for each series of certificates will be required to perform only those duties specifically required under the related Pooling Agreement. However, upon receipt of any of the various certificates, reports or other instruments required to be furnished to it pursuant to the related Pooling Agreement, a trustee will be required to examine such documents and to determine whether they conform to the requirements of such agreement.  As and to the extent described in the related prospectus supplement and as set forth in the related Pooling Agreement, certain duties of the trustee described in this prospectus will be performed by the related certificate administrator.

Certain Matters Regarding the Trustee

As and to the extent described in the related prospectus supplement, the fees and normal disbursements of any trustee may be the expense of the related master servicer or other specified person or may be required to be borne by the related trust fund.

Generally, the trustee for each series of certificates will be entitled to indemnification, from amounts held in the Certificate Account for such series, for any loss, liability or expense incurred by the trustee in connection with the trustee’s acceptance or administration of its trusts under the related Pooling Agreement; provided, however, that such indemnification will not extend to any loss liability or expense incurred by reason of willful misfeasance, bad faith or gross negligence on the part of the trustee in the performance of its obligations and duties thereunder, or by reason of its reckless disregard of such obligations or duties.

Generally, the trustee for each series of certificates will be entitled to execute any of its trusts or powers under the related Pooling Agreement or perform any of this duties thereunder either directly or by or through agents or attorneys, and the trustee will not be responsible for any willful misconduct or gross negligence on the part of any such agent or attorney appointed by it with due care.

Resignation and Removal of the Trustee

The trustee may resign at any time, in which event the depositor will be obligated to appoint a successor trustee. The depositor may also remove the trustee if the trustee ceases to be eligible to continue as such under the Pooling Agreement or if the trustee becomes insolvent. Upon becoming aware of such circumstances, the depositor will be obligated to appoint a successor trustee. The trustee may also be removed at any time by the holders of certificates of the applicable series evidencing not less than 51% (or such other percentage specified in the related prospectus supplement) of the Voting Rights for such series. Any resignation or removal of the trustee and appointment of a successor trustee will not become effective until acceptance of the appointment by the successor trustee. Notwithstanding anything herein to the contrary, if any entity is acting as both trustee and REMIC administrator, then any resignation or removal of such entity as the trustee will also constitute the resignation or removal of such entity as REMIC administrator, and the successor trustee will serve as successor to the REMIC administrator as well.

Additional Parties to the Agreements

If so specified in the prospectus supplement for a series, there may be one or more additional parties to the related pooling and servicing agreement, including but not limited to (i) a paying agent, which will make payments and perform other specified duties with respect to the certificates, (ii) a certificate registrar, which will maintain the register of certificates and perform certain duties with respect to certificate transfer, (iii) an authenticating agent, which will countersign the certificates on behalf of the trustee and/or (iv) a fiscal agent, which will be required to make advances if the trustee fails to do so when required.

DESCRIPTION OF CREDIT SUPPORT

General

Credit Support may be provided with respect to one or more classes of the certificates of any series or with respect to the related mortgage assets. Credit Support may be in the form of

●	the subordination of one or more classes of certificates,

●	cross-support provisions,

●	overcollateralization,

●	a letter of credit,

●	a loan insurance policy,

●	a certificate insurance policy,

●	a guarantee,

●	a surety bond,

●	a reserve fund,

●	or any combination thereof (any such coverage with respect to the certificate of any series, “Credit Support”).

The Credit Support may not provide protection against all risks of loss and will not guarantee payment to certificateholders of all amounts to which they are entitled under the related Pooling Agreement. If losses or shortfalls occur that exceed the amount covered by the related Credit Support or that are of a type not covered by such Credit Support, certificateholders will bear their allocable share of deficiencies.

If Credit Support is provided with respect to one or more classes of certificates of a series, or with respect to the related mortgage assets, the related prospectus supplement will include a description of

●	the nature and amount of coverage under such Credit Support,

●	any conditions to payment thereunder not otherwise described herein,

●	the conditions (if any) under which the amount of coverage under such Credit Support may be reduced and under which such Credit Support may be terminated or replaced and

●
the material provisions relating to such Credit Support. Additionally, the related prospectus supplement will set forth certain information with respect to the obligor, if any, under any instrument of Credit Support. See “Risk Factors—Credit Support Limitations.”

Subordinate Certificates

If so specified in the related prospectus supplement, one or more classes of certificates of a series may be subordinate certificates. To the extent specified in the related prospectus supplement, the rights of the holders of subordinate certificates to receive distributions from the Certificate Account on any distribution date will be subordinated to the corresponding rights of the holders of senior certificates. If so provided in the related prospectus supplement, the subordination of a class may apply only in the event of certain types of losses or shortfalls. The related prospectus supplement will set forth information concerning the method and amount of subordination provided by a class or classes of subordinate certificates in a series and the circumstances under which such subordination will be available.

Cross-Support Provisions

If the mortgage assets in any trust fund are divided into separate groups, each supporting a separate class or classes of certificates of the related series, Credit Support may be provided by cross-support provisions requiring that distributions be made on senior certificates evidencing interests in one group of mortgage assets prior to distributions on subordinate certificates evidencing interests in a different group of mortgage assets within the trust fund. The prospectus supplement for a series that includes a cross-support provision will describe the manner and conditions for applying such provisions.

Overcollateralization

If specified in the related prospectus supplement, the principal balance of loans in a trust fund at the cut-off date may exceed the initial principal balance of the certificates of the related series, thus providing an additional measure of protection against losses and delinquencies on the loans.

Alternatively, if specified in the related prospectus supplement, a series may provide that excess cash flow received on the mortgage loans (generally interest in excess of that required to make interest payments on the certificates) will not be released.  Instead, the excess cash will be available to offset principal losses and delinquencies on any class of certificates of the related series.  To the extent such excess cash is not used to offset such principal losses and delinquencies, after the principal balances of one or more senior classes of certificates have been paid in full, such excess cash will be paid to one or more classes of certificates as specified in the prospectus supplement.

Letter of Credit

If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on such certificates or certain classes thereof will be covered by one or more letters of credit, issued by a bank or other financial institution specified in such prospectus supplement (the “Letter of Credit Bank”). Under a letter of credit, the Letter of Credit Bank will be obligated to honor draws thereunder in an aggregate fixed dollar amount, net of unreimbursed payments thereunder, generally equal to a percentage specified in the related prospectus supplement of the aggregate principal balance of some or all of the related mortgage assets on the related Cut-off Date or of the initial aggregate certificate balance of one or more classes of certificates. If so specified in the related prospectus supplement, the letter of credit may permit draws only in the event of certain types of losses and shortfalls. The amount available under the letter of credit will, in all cases, be reduced to the extent of the unreimbursed payments thereunder and may otherwise be reduced as described in the related prospectus supplement. The obligations of the Letter of Credit Bank under the letter of credit for each series of certificates will expire at the earlier of the date specified in the related prospectus supplement or the termination of the trust fund.

Insurance or Guarantees with Respect to Mortgage Loans

If so provided in the prospectus supplement for a series of certificates, mortgage loans included in the related trust fund will be covered for certain default risks by insurance policies or guarantees. The related prospectus supplement will describe the nature of such default risks and the extent of such coverage.

Certificate Insurance and Surety Bonds

If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on such certificates or certain classes thereof will be covered by insurance policies or surety bonds provided by one or more insurance companies or sureties. Such instruments may cover, with respect to one or more classes of certificates of the related series, timely distributions of interest or distributions of principal on the basis of a schedule of principal distributions set forth in or determined in the manner specified in the related prospectus supplement. The related prospectus supplement will describe any limitations on the draws that may be made under any such instrument.

Reserve Funds

If so provided in the prospectus supplement for a series of certificates, deficiencies in amounts otherwise payable on such certificates or certain classes thereof will be covered (to the extent of available funds) by one or more reserve funds in which cash, a letter of credit, Permitted Investments, a demand note or a combination thereof will be deposited, in the amounts specified in such prospectus supplement. If so specified in the related prospectus supplement, the reserve fund for a series may also be funded over time by a specified amount of certain collections received on the related mortgage assets.

Amounts on deposit in any reserve fund for a series will be applied for the purposes, in the manner, and to the extent specified in the related prospectus supplement if so specified in the related prospectus supplement, reserve funds may be established to provide protection only against certain types of losses and shortfalls. Following each distribution date, amounts in a reserve fund in excess of any amount required to be maintained therein may be released from the reserve fund under the conditions and to the extent specified in the related prospectus supplement.

If so specified in the related prospectus supplement, amounts deposited in any reserve fund will be invested in Permitted Investments. Generally, any reinvestment income or other gain from such investments will be credited to the related reserve fund for such series, and any loss resulting from such investments will be charged to such reserve fund. However, such income may be payable to any related master servicer or another service provider as additional compensation for its services.

Credit Support with Respect to MBS

If so provided in the prospectus supplement for a series of certificates, any MBS included in the related trust fund and/or the related underlying mortgage loans may be covered by one or more of the types of Credit Support described herein. The related prospectus supplement will specify, as to each such form of Credit Support, the information indicated above with respect thereto.

CASH FLOW AND DERIVATIVES AGREEMENTS

If so specified in the prospectus supplement for a series of certificates, the related trust fund may include guaranteed investment contracts pursuant to which moneys held in the funds and accounts established for such series will be invested at a specified rate. If so specified in the prospectus supplement for a series of certificates, the related trust fund may include interest rate exchange agreements or interest rate cap or floor agreements. These types of agreements may be used to limit the exposure of the trust fund or investors in the certificates to fluctuations in interest rates and to situations where interest rates become higher or lower than specified thresholds, and may also be used to alter the payment characteristics of the cash flows from a trust fund. Generally, an interest rate exchange agreement is a contract between two parties to pay and receive, with a set frequency, interest payments determined by applying the differential between two interest rates to an agreed-upon notional principal. Generally, an interest rate cap agreement is a contract pursuant to which one party agrees to reimburse another party for a floating rate interest payment obligation, to the extent that the rate payable at any time exceeds a specified cap. Generally, an interest rate floor agreement is a contract pursuant to which one party agrees to reimburse another party in the event that amounts owing to the latter party under a floating rate interest payment obligation are payable at a rate which is less than a specified floor. The specific provisions of these types of agreements will be described in the related prospectus supplement.

CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS

The following discussion contains general summaries of certain legal aspects of mortgage loans secured by commercial and multifamily residential properties. Because such legal aspects are governed by applicable local law (which laws may differ substantially), the summaries do not purport to be complete, to reflect the laws of any particular jurisdiction, or to encompass the laws of all jurisdictions in which the security for the Mortgage Loans (or mortgage loans underlying any MBS) is situated. Accordingly, the summaries are qualified in their entirety by reference to the applicable laws of those jurisdictions. See “Description of the Trust Funds—Mortgage Loans.” If a significant percentage of mortgage loans (or mortgage loans underlying MBS), by balance, are secured by properties in a particular jurisdiction, relevant local laws, to the extent they vary materially from this discussion, will be discussed in the prospectus supplement.

General

Each mortgage loan will be evidenced by a note or bond and secured by an instrument granting a security interest in real property, which may be a mortgage, deed of trust or a deed to secure debt, depending upon the prevailing practice and law in the state in which the related mortgaged property is located. Mortgages, deeds of trust and deeds to secure debt are herein collectively referred to as “mortgages.” A mortgage creates a lien upon, or grants a title interest in, the real property covered thereby, and represents the security for the repayment of the indebtedness customarily evidenced by a promissory note. The priority of the lien created or interest granted will depend on the terms of the mortgage and, in some cases, on the terms of separate subordination agreements or intercreditor agreements with others that hold interests in the real property, the knowledge of the parties to the mortgage and, generally, the order of recordation of the mortgage in the appropriate public recording office. However, the lien of a recorded mortgage will generally be subordinate to later-arising liens for real estate taxes and assessments and other charges imposed under governmental police powers.

Types of Mortgage Instruments

There are two parties to a mortgage: a mortgagor (the borrower and usually the owner of the subject property) and a mortgagee (the lender). In contrast, a deed of trust is a three-party instrument, among a trustor (the equivalent of a borrower), a trustee to whom the real property is conveyed, and a beneficiary (the lender) for whose benefit the conveyance is made. Under a deed of trust, the trustor grants the property, irrevocably until the debt is paid, in trust and generally with a power of sale, to the trustee to secure repayment of the indebtedness evidenced by the related note. A deed to secure debt typically has two parties, pursuant to which the borrower, or grantor, conveys title to the real property to the grantee, or lender, generally with a power of sale, until such time as the debt is repaid. In a case where the borrower is a land trust, there would be an additional party because legal title to the property is held by a land trustee under a land trust agreement for the benefit of the borrower. At origination of a mortgage loan involving a land trust, the borrower may execute a separate undertaking to make payments on the mortgage note. In no event is the land trustee personally liable for the mortgage note obligation. The mortgagee’s authority under a mortgage, the trustee’s authority under a deed of trust and the grantee’s authority under a deed to secure debt are governed by the express provisions of the related instrument, the law of the state in which the real property is located, certain federal laws and, in some deed of trust transactions, the directions of the beneficiary.

Leases and Rents

Mortgages that encumber income-producing property often contain an assignment of rents and leases and/or may be accompanied by a separate assignment of rents and leases, pursuant to which the borrower assigns to the lender the borrower’s right, title and interest as landlord under each lease and the income derived therefrom, while (unless rents are to be paid directly to the lender) retaining a revocable license to collect the rents for so long as there is no default. If the borrower defaults, the license terminates and the lender is entitled to collect the rents. Local law may require that the lender take possession of the property and/or obtain a court-appointed receiver before becoming entitled to collect the rents.

In most states, hotel and motel room rates are considered accounts receivable under the Uniform Commercial Code (“UCC”); in cases where hotels or motels constitute loan security, the revenues are generally pledged by the borrower as additional security for the loan. In general, the lender must file financing statements in order to perfect its security interest in the room revenues and must file continuation statements, generally every five years, to maintain perfection of such security interest. In certain cases, mortgage loans secured by hotels or motels may be included in a trust fund even if the security interest in the room revenues was not perfected or the requisite UCC filings were allowed to lapse. Even if the lender’s security interest in room revenues is perfected under applicable nonbankruptcy law, it will generally be required to commence a foreclosure action or otherwise take possession of the property in order to enforce its rights to collect the room revenues following a default. In the bankruptcy setting, however, the lender will be stayed from enforcing its rights to collect room revenues, but those room revenues constitute “cash collateral” and therefore generally cannot be used by the bankruptcy debtor without a hearing or lender’s consent or unless the lender’s interest in the room revenues is given adequate protection (e.g., cash payment for otherwise encumbered funds or a replacement lien on unencumbered property, in either case in value equivalent to the amount of room revenues that the debtor proposes to use, or other similar relief). See “—Bankruptcy Laws.”

Personalty

In the case of certain types of mortgaged properties, such as hotels, motels and nursing homes, personal property (to the extent owned by the borrower and not previously pledged) may constitute a significant portion of the property’s value as security. The creation and enforcement of liens on personal property are governed by the UCC. Accordingly, if a borrower pledges personal property as security for a mortgage loan, the lender generally must file UCC financing statements in order to perfect its security interest therein, and must file continuation statements, generally every five years, to maintain that perfection. In certain cases, mortgage loans secured in part by personal property may be included in a trust fund even if the security interest in such personal property was not perfected or the requisite UCC filings were allowed to lapse.

Foreclosure

General. Foreclosure is a legal procedure that allows the lender to recover its mortgage debt by enforcing its rights and available legal remedies under the mortgage. If the borrower defaults in payment or performance of its obligations under the note or mortgage, the lender has the right to institute foreclosure proceedings to sell the real property at public auction to satisfy the indebtedness.

Foreclosure Procedures Vary From State to State. Two primary methods of foreclosing a mortgage are judicial foreclosure, involving court proceedings, and nonjudicial foreclosure pursuant to a power of sale granted in the mortgage instrument. Other foreclosure procedures are available in some states, but they are either infrequently used or available only in limited circumstances.

A foreclosure action is subject to most of the delays and expenses of other lawsuits if defenses are raised or counterclaims are interposed, and sometimes requires several years to complete.

Judicial Foreclosure. A judicial foreclosure proceeding is conducted in a court having jurisdiction over the mortgaged property. Generally, the action is initiated by the service of legal pleadings upon all parties having a subordinate interest of record in the real property and all parties in possession of the property, under leases or otherwise, whose interests are subordinate to the mortgage. Delays in completion of the foreclosure may occasionally result from difficulties in locating defendants. When the lender’s right to foreclose is contested, the legal proceedings can be time-consuming. Upon successful completion of a judicial foreclosure proceeding, the court generally issues a judgment of foreclosure and appoints a referee or other officer to conduct a public sale of the mortgaged property, the proceeds of which are used to satisfy the judgment. Such sales are made in accordance with procedures that vary from state to state.

Equitable and Other Limitations on Enforceability of Certain Provisions. United States courts have traditionally imposed general equitable principles to limit the remedies available to lenders in foreclosure actions. These principles are generally designed to relieve borrowers from the effects of mortgage defaults perceived as harsh or unfair. Relying on such principles, a court may alter the specific terms of a loan to the extent it considers necessary to prevent or remedy an injustice, undue oppression or overreaching, or may require the lender to undertake affirmative actions to determine the cause of the borrower’s default and the likelihood that the borrower will be able to reinstate the loan. In some cases, courts have substituted their judgment for the lender’s and have required that lenders reinstate loans or recast payment schedules in order to accommodate borrowers who are suffering from a temporary financial disability. In other cases, courts have limited the right of the lender to foreclose in the case of a nonmonetary default, such as a failure to adequately maintain the mortgaged property or an impermissible further encumbrance of the mortgaged property. Finally, some courts have addressed the issue of whether federal or state constitutional provisions reflecting due process concerns for adequate notice require that a borrower receive notice in addition to statutorily-prescribed minimum notice. For the most part, these cases have upheld the reasonableness of the notice provisions or have found that a public sale under a mortgage providing for a power of sale does not involve sufficient state action to trigger constitutional protections.

In addition, some states may have statutory protection such as the right of the borrower to reinstate mortgage loans after commencement of foreclosure proceedings but prior to a foreclosure sale.

Nonjudicial Foreclosure/Power of Sale. In states permitting nonjudicial foreclosure proceedings, foreclosure of a deed of trust is generally accomplished by a nonjudicial trustee’s sale pursuant to a power of sale typically granted in the deed of trust. A power of sale may also be contained in any other type of mortgage instrument if applicable law so permits. A power of sale under a deed of trust allows a nonjudicial public sale to be conducted generally following a request from the beneficiary/lender to the trustee to sell the property upon default by the borrower and after notice of sale is given in accordance with the terms of the mortgage and applicable state law. In some states, prior to such sale, the trustee under the deed of trust must record a notice of default and notice of sale and send a copy to the borrower and to any other party who has recorded a request for a copy of a notice of default and notice of sale. In addition, in some states the trustee must provide notice to any other party having an interest of record in the real property, including junior lienholders. A notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. The borrower or junior lienholder may then have the right, during a reinstatement period required in some states, to cure the default by paying the entire actual amount in arrears (without regard to the acceleration of the indebtedness), plus the lender’s expenses incurred in enforcing the obligation. In other states, the borrower or the junior lienholder is not provided a period to reinstate the loan, but has only the right to pay off the entire debt to prevent the foreclosure sale. Generally, state law governs the procedure for public sale, the parties entitled to notice, the method of giving notice and the applicable time periods.

Public Sale. A third party may be unwilling to purchase a mortgaged property at a public sale because of the difficulty in determining the exact status of title to the property (due to, among other things, redemption rights that may exist) and because of the possibility that physical deterioration of the property may have occurred during the foreclosure proceedings. Potential buyers may be reluctant to purchase property at a foreclosure sale as a result of the 1980 decision of the United States Court of Appeals for the Fifth Circuit in Durrett v. Washington National Insurance Company and other decisions that have followed its reasoning. The court in Durrett held that even a non-collusive, regularly conducted foreclosure sale was a fraudulent transfer under the federal bankruptcy code, as amended from time to time (11 U.S.C. §§ 101-1532) (the “Bankruptcy Code”) and, thus, could be rescinded in favor of the bankrupt’s estate, if (1) the foreclosure sale was held while the debtor was insolvent and not more than one year prior to the filing of the bankruptcy petition and (2) the price paid for the foreclosed property did not represent “fair consideration,” which is “reasonably equivalent value” under the Bankruptcy Code. Although the reasoning and result of Durrett in respect of the Bankruptcy Code was rejected by the United States Supreme Court in BFP v. Resolution Trust Corp., 511 U.S. 531 (1994), the case could nonetheless be persuasive to a court applying a state fraudulent conveyance law which has provisions similar to those construed in Durrett. Therefore, it is common for the lender to purchase the mortgaged property for an amount equal to the secured indebtedness and accrued and unpaid interest plus the expenses of foreclosure, in which event the borrower’s debt will be extinguished, or for a lesser amount in order to preserve its right to seek a deficiency judgment if such is available under state law and under the terms of the mortgage loan documents. (The mortgage loans, however, may be nonrecourse. See “Risk Factors—Commercial and Multifamily Mortgage Loans Are Subject to Certain Risks Which Could Adversely Affect the Performance of Your Offered Certificates—The Mortgage Loans May Be Nonrecourse Loans or Loans With Limited Recourse.”) Thereafter, subject to the borrower’s right in some states to remain in possession during a redemption period, the lender will become the owner of the property and have both the benefits and burdens of ownership, including the obligation to pay debt service on any senior mortgages, to pay taxes, to obtain casualty insurance and to make such repairs as are necessary to render the property suitable for sale. Frequently, the lender employs a third-party management company to manage and operate the property. The costs of operating and maintaining a commercial or multifamily residential property may be significant and may be greater than the income derived from that property. The costs of management and operation of those mortgaged properties which are hotels, motels, restaurants, nursing or convalescent homes, hospitals or casinos may be particularly significant because of the expertise, knowledge and, with respect to certain of the property types, regulatory compliance, required to run those operations and the effect which foreclosure and a change in ownership may have on the public’s and the industry’s, including franchisors’, perception of the quality of those operations. The lender also will commonly obtain the services of a real estate broker and pay the broker’s commission in connection with the sale or lease of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender’s investment in the property. Moreover, a lender commonly incurs substantial legal fees and court costs in acquiring a mortgaged property through contested foreclosure and/or bankruptcy proceedings. Because of the expenses associated with acquiring, owning and selling a mortgaged property, a lender could realize an overall loss on a mortgage loan even if the mortgaged property is sold at foreclosure, or resold after it is acquired through foreclosure, for an amount equal to the full outstanding principal amount of the loan plus accrued interest.

Furthermore, an increasing number of states require that any environmental contamination at certain types of properties be cleaned up before a property may be resold. In addition, a lender may be responsible under federal or state law for the cost of cleaning up a mortgaged property that is environmentally contaminated. See “—Environmental Considerations” below.

The holder of a junior mortgage that forecloses on a mortgaged property does so subject to senior mortgages and any other prior liens, and may be obliged to keep senior mortgage loans current in order to avoid foreclosure of its interest in the property. In addition, if the foreclosure of a junior mortgage triggers the enforcement of a “due-on-sale” clause contained in a senior mortgage, the junior mortgagee could be required to pay the full amount of the senior mortgage indebtedness or face foreclosure.

Rights of Redemption. The purposes of a foreclosure action are to enable the lender to realize upon its security and to bar the borrower, and all persons who have interests in the property that are subordinate to that of the foreclosing lender, from exercise of their “equity of redemption.” The doctrine of equity of redemption provides that, until the property encumbered by a mortgage has been sold in accordance with a properly conducted foreclosure and foreclosure sale, those having interests that are subordinate to that of the foreclosing lender have an equity of redemption and may redeem the property by paying the entire debt with interest. Those having an equity of redemption must generally be made parties and joined in the foreclosure proceeding in order for their equity of redemption to be terminated.

The equity of redemption is a common-law (nonstatutory) right which should be distinguished from post-sale statutory rights of redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and foreclosed junior lienors are given a statutory period in which to redeem the property. In some states, statutory redemption may occur only upon payment of the foreclosure sale price. In other states, redemption may be permitted if the former borrower pays only a portion of the sums due. The effect of a statutory right of redemption is to diminish the ability of the lender to sell the foreclosed property because the exercise of a right of redemption would defeat the title of any purchaser through a foreclosure. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has expired. In some states, a post-sale statutory right of redemption may exist following a judicial foreclosure, but not following a trustee’s sale under a deed of trust.

Anti-Deficiency Legislation. Some or all of the mortgage loans may be nonrecourse loans, as to which recourse in the case of default will be limited to the mortgaged property and such other assets, if any, that were pledged to secure the mortgage loan. However, even if a mortgage loan by its terms provides for recourse to the borrower’s other assets, a lender’s ability to realize upon those assets may be limited by state law. For example, in some states a lender cannot obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust.

A deficiency judgment is a personal judgment against the former borrower equal to the difference between the net amount realized upon the public sale of the real property and the amount due to the lender. Other statutes may require the lender to exhaust the security afforded under a mortgage before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of those states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and thus may be precluded from foreclosing upon the security. Consequently, lenders in those states where such an election of remedy provision exists will usually proceed first against the security. Finally, other statutory provisions, designed to protect borrowers from exposure to large deficiency judgments that might result from bidding at below-market values at the foreclosure sale, limit any deficiency judgment to the excess of the outstanding debt over the fair market value of the property at the time of the sale.

Leasehold Considerations. Mortgage Loans may be secured by a mortgage on the borrower’s leasehold interest in a ground lease. Leasehold mortgage loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of the borrower. The most significant of these risks is that if the borrower’s leasehold were to be terminated upon a lease default, the leasehold mortgagee would lose its security. This risk may be lessened if the ground lease requires the lessor to give the leasehold mortgagee notices of lessee defaults and an opportunity to cure them, permits the leasehold estate to be assigned to and by the leasehold mortgagee or the purchaser at a foreclosure sale, and contains certain other protective provisions typically included in a “mortgageable” ground lease. Certain mortgage loans, however, may be secured by ground leases which do not contain these provisions.

In addition, where a lender has as its security both the fee and leasehold interest in the same property, the grant of a mortgage lien on its fee interest by the land owner/ground lessor to secure the debt of a borrower/ground lessee may be subject to challenge as a fraudulent conveyance. Among other things, a legal challenge to the granting of the liens may focus on the benefits realized by the land owner/ground lessor from the loan. If a court concluded that the granting of the mortgage lien was an avoidable fraudulent conveyance, it might take actions detrimental to the holders of the offered certificates, including, under certain circumstances, invalidating the mortgage lien on the fee interest of the land owner/ground lessor.

Cooperative Shares. Mortgage loans may be secured by a security interest on the borrower’s ownership interest in shares, and the proprietary leases appurtenant thereto, allocable to cooperative dwelling units that may be vacant or occupied by nonowner tenants. Such loans are subject to certain risks not associated with mortgage loans secured by a lien on the fee estate of a borrower in real property. Such a loan typically is subordinate to the mortgage, if any, on the cooperative’s building which, if foreclosed, could extinguish the equity in the building and the proprietary leases of the dwelling units derived from ownership of the shares of the cooperative. Further, transfer of shares in a cooperative are subject to various regulations as well as to restrictions under the governing documents of the cooperative, and the shares may be cancelled in the event that associated maintenance charges due under the related proprietary leases are not paid. Typically, a recognition agreement between the lender and the cooperative provides, among other things, the lender with an opportunity to cure a default under a proprietary lease.

Under the laws applicable in many states, “foreclosure” on cooperative shares is accomplished by a sale in accordance with the provisions of Article 9 of the UCC and the security agreement relating to the shares. Article 9 of the UCC requires that a sale be conducted in a “commercially reasonable” manner, which may be dependent upon, among other things, the notice given the debtor and the method, manner, time, place and terms of the sale. Article 9 of the UCC provides that the proceeds of the sale will be applied first to pay the costs and expenses of the sale and then to satisfy the indebtedness secured by the lender’s security interest. A recognition agreement, however, generally provides that the lender’s right to reimbursement is subject to the right of the cooperative to receive sums due under the proprietary leases.

Bankruptcy Laws

Operation of the Bankruptcy Code and related state laws may interfere with or affect the ability of a lender to obtain payment of a loan, realize upon collateral and/or to enforce a deficiency judgment. For example, under the Bankruptcy Code, virtually all actions (including foreclosure actions and deficiency judgment proceedings) are automatically stayed upon the filing of the bankruptcy petition and, usually, no interest or principal payments are made during the course of the bankruptcy case. The delay and the consequences thereof caused by such automatic stay can be significant. For example, the filing of a petition in bankruptcy by or on behalf of a junior mortgage lien holder may stay the senior lender from taking action to foreclose out such junior lien. At a minimum, the senior lender would suffer delay due to its need to seek bankruptcy court approval before taking any foreclosure or other action that could be deemed in violation of the automatic stay of section 362(a) of the Bankruptcy Code.

Under sections 363(b) and (f) of the Bankruptcy Code, a bankruptcy trustee, or a borrower as debtor-in-possession, may under certain circumstances, despite the provisions of the related mortgage or other security agreement to the contrary, sell the related mortgaged property or other collateral free and clear of all liens, claims, encumbrances and interests, which liens would then attach to the proceeds of such sale. Such a sale may be approved by a bankruptcy court even if the proceeds are insufficient to pay the secured debt in full.

Under the Bankruptcy Code, provided certain substantive and procedural safeguards for a lender are met, the amount and terms of a mortgage or other security agreement secured by property of a debtor may be modified under certain circumstances. Pursuant to a confirmed plan of reorganization, lien avoidance or claim objection proceeding, the secured claim arising from a loan secured by real property or other collateral may be reduced to the then current value of the property (with a corresponding partial reduction of the amount of lender’s security interest), thus leaving the lender a secured creditor to the extent of the then current value of the property and a general unsecured creditor for the difference between such value and the outstanding balance of the loan. Such general unsecured claims may be paid less than 100% of the amount of the debt or not at all, depending upon the circumstances. Other modifications may include the reduction in the amount of each monthly payment, which reduction may result from a reduction in the rate of interest and/or the alteration of the repayment schedule (with or without affecting the unpaid principal balance of the loan), and/or an extension (or reduction) of the final maturity date. Some courts with federal bankruptcy jurisdiction have approved plans, based on the particular facts of the reorganization case,  that effected the curing of a mortgage loan default by paying arrearages over a number of years. Also, under the Bankruptcy Code, a bankruptcy court may permit a debtor through its plan of reorganization to decelerate a secured loan and to reinstate the loan even though the lender accelerated the mortgage loan and final judgment of foreclosure had been entered in state court (provided no sale of the property had yet occurred) prior to the filing of the debtor’s petition. This may be done even if the plan of reorganization does not provide for payment of the full amount due under the original loan. Thus, the full amount due under the original loan may never be repaid.  Other types of significant modifications to the terms of mortgage loan may be acceptable to the bankruptcy court, such as making distributions to the mortgage holder of property other than cash, or the substitution of collateral which is the “indubitable equivalent” of the real property subject to the mortgage, or the subordination of the mortgage to liens securing new debt (provided that the lender’s secured claim is “adequately protected” as such term is defined and interpreted under the Bankruptcy Code), often depending on the particular facts and circumstances of the specific case.

Federal bankruptcy law may also interfere with or otherwise adversely affect the ability of a secured mortgage lender to enforce an assignment by a borrower of rents and leases (which “rents” may include revenues from hotels and other lodging facilities specified in the Bankruptcy Code) related to a mortgaged property if the related borrower is in a bankruptcy proceeding. Under section 362 of the Bankruptcy Code, a mortgagee may be stayed from enforcing the assignment, and the legal proceedings necessary to resolve the issue can be time consuming and may result in significant delays in the receipt of the rents. Rents (including applicable hotel and other lodging revenues) and leases may also escape such an assignment, among other things, (i) if the assignment is not fully perfected under state law prior to commencement of the bankruptcy proceeding, (ii) to the extent such rents and leases are used by the borrower to maintain the mortgaged property, or for other court authorized expenses, (iii) to the extent other collateral may be substituted for the rents and leases, (iv) to the extent the bankruptcy court determines that the lender is adequately protected, or (v) to the extent the court determines based on the equities of the case that the post-petition rents are not subject to the lender’s pre-petition securities interest.

Under the Bankruptcy Code, a security interest in real property acquired before the commencement of the bankruptcy case does not extend to income received after the commencement of the bankruptcy case unless such income is a proceed, product or rent of such property. Therefore, to the extent a business conducted on the mortgaged property creates accounts receivable  rather than rents or results from payments under a license rather than payments under a lease, a valid and perfected pre-bankruptcy lien on such accounts receivable or license income generally would not continue as to post-bankruptcy accounts receivable or license income.

The Bankruptcy Code has been amended to mitigate this problem with respect to fees, charges, accounts or other payments for the use or occupancy of rooms and other public facilities in hotels, motels or other lodging facilities. A lender’s perfected pre-petition security interest in leases, rents and hotel revenues continues in the post-petition leases, rents and hotel revenues, unless a bankruptcy court orders to the contrary “based on the equities of the case.” The equities of a particular case may permit the discontinuance of security interests in pre-petition leases and rents.  Thus, unless a court orders otherwise, revenues from a mortgaged property generated after the date the bankruptcy petition is filed will constitute “cash collateral” under the Bankruptcy Code. Debtors may only use cash collateral upon obtaining the lender’s consent or a prior court order finding that the lender’s interest in the mortgaged hotel, motel or other lodging property and the cash collateral is “adequately protected” as the term is defined and interpreted under the Bankruptcy Code. In addition to post-petition rents, any cash held by a lender in a lockbox or reserve account generally would also constitute “cash collateral” under the Bankruptcy Code. So long as the lender is adequately protected, a debtor’s use of cash collateral may be for its own benefit or for the benefit of any affiliated entity group that is also subject to bankruptcy proceedings, including use as collateral for new debt. It should be noted, however, that the court may find that the lender has no security interest in either pre-petition or post-petition revenues if the court finds that the loan documents do not contain language covering accounts, room rents, or other forms of personality necessary for a security interest to attach to such revenues.

Section 365(e) of the Bankruptcy Code provides generally that rights and obligations under an unexpired lease of the debtor/lessee may not be terminated or modified at any time after the commencement of a case under the Bankruptcy Code solely because of a provision in the lease to that effect or because of certain other similar events. This prohibition on so called “ipso facto” clauses could limit the ability of the Trustee to exercise certain contractual remedies with respect to the leases on any mortgaged property. In addition, section 362 of the Bankruptcy Code operates as an automatic stay of, among other things, any act to obtain possession of property from a debtor’s estate, which may delay an Trustee’s exercise of those remedies, including foreclosure, in the event that a lessee becomes the subject of a proceeding under the Bankruptcy Code. Thus, the filing of a petition in bankruptcy by or on behalf of a lessee of a mortgaged property would result in a stay against the commencement or continuation of any state court proceeding for past due rent, for accelerated rent, for damages or for a summary eviction order with respect to a default under the related lease that occurred prior to the filing of the lessee’s petition. While relief from the automatic stay to enforce remedies may be requested, it can be denied for a number of reasons, including where the collateral is “necessary to an effective reorganization” for the debtor, and if a debtor’s case has been administratively consolidated with those of its affiliates, the court may also consider whether the property is “necessary to an effective reorganization” of the debtor and its affiliates, taken as a whole. In addition, the Bankruptcy Code generally provides that a trustee in bankruptcy or debtor-in-possession may, with respect to an unexpired lease of non-residential real property, before the earlier of (i) 120 days after the filing of a bankruptcy case or (ii) the entry of an order confirming a plan, subject to approval of the court, (a) assume the lease and retain it or assign it to a third party or (b) reject the lease. If the trustee or debtor-in-possession fails to assume or reject the lease within the time specified in the preceding sentence, subject to any extensions by the bankruptcy court, the lease will be deemed rejected and the property will be surrendered to the lessor. The bankruptcy court may for cause shown extend the 120-day period up to 90 days for a total of 210 days. If the lease is assumed, the trustee in bankruptcy on behalf of the lessee, or the lessee as debtor-in-possession, or the assignee, if applicable, must cure any defaults under the lease, compensate the lessor for its losses and provide the lessor with “adequate assurance” of future performance. These remedies may be insufficient, however, as the lessor may be forced to continue under the lease with a lessee that is a poor credit risk or an unfamiliar tenant (if the lease was assigned), and any assurances provided to the lessor may, in fact, be inadequate. If the lease is rejected, the rejection generally constitutes a breach of the executory contract or unexpired lease as of the date immediately preceding the filing date of the bankruptcy petition. As a consequence, the other party or parties to the lease, such as the borrower, as lessor under a lease, generally would have only an unsecured claim against the debtor, as lessee, for damages resulting from the breach, which could adversely affect the security for the related mortgage loan. In addition, pursuant to section 502(b)(6) of the Bankruptcy Code, such lease rejection damages claim is limited to the “(a) rent reserved by the lease, without acceleration, for the greater of one year, or 15 percent, not to exceed three years, of the remaining term of such lease, following the earlier of the date of the bankruptcy petition and the date on which the lessor regained possession of the real property, (b) plus any unpaid rent due under such lease, without acceleration, on the earlier of such dates.”

If a trustee in bankruptcy on behalf of a lessor, or a lessor as debtor-in-possession, rejects an unexpired lease of real property, the lessee may treat the lease as terminated by the rejection or, in the alternative, the lessee may remain in possession of the leasehold for the balance of the term and for any renewal or extension of the term that is enforceable by the lessee under applicable non-bankruptcy law. The Bankruptcy Code provides that if a lessee elects to remain in possession after a rejection of a lease, the lessee may offset against rents reserved under the lease for the balance of the term after the date of rejection of the lease, and the related renewal or extension of the lease, any damages occurring after that date caused by the nonperformance of any obligation of the lessor under the lease after that date.

Similarly, bankruptcy risk is associated with an insolvency proceeding under the Bankruptcy Code of either a Borrower ground lessee or a ground lessor. In general, upon the bankruptcy of a lessor or a lessee under a lease of nonresidential real property, including a ground lease, that has not been terminated prior to the bankruptcy filing date, the debtor entity has the statutory right to assume or reject the lease. Given that section 365(e) of the Bankruptcy Code generally invalidates clauses that terminate contracts automatically upon the filing by one of the parties of a bankruptcy petition or that are conditioned on a party’s insolvency, following the filing of a bankruptcy petition, a debtor would ordinarily be required to perform its obligations under such lease until the debtor decides whether to assume or reject the lease. The Bankruptcy Code provides certain additional protections with respect to non-residential real property leases, such as establishing a specific timeframe in which a debtor must determine whether to assume or reject the lease. The bankruptcy court may extend the time to perform for up to 60 days for cause shown. Even if the agreements were terminated prior to bankruptcy, a bankruptcy court may determine that the agreement was improperly terminated and therefore remains part of the debtor’s bankruptcy estate. The debtor also can seek bankruptcy court approval to assume and assign the lease to a third party, and to modify the lease in connection with such assignment. In order to assume the lease, the debtor or assignee generally will have to cure outstanding defaults and provide “adequate assurance of future performance” in addition to satisfying other requirements imposed under the Bankruptcy Code. Under the Bankruptcy Code, subject to certain exceptions set forth therein, once a lease is rejected by a debtor lessee, it is deemed breached, and the non-debtor lessor will have a claim for lease rejection damages calculated under section 502(b)(6) of the Bankruptcy Code, as described above.

If the ground lessor files for bankruptcy, it may determine until the confirmation of its plan of reorganization whether to reject the ground lease. On request of any party to the lease, the bankruptcy court may order the debtor to determine within a specific period of time whether to assume or reject the lease or to comply with the terms of the lease pending its decision to assume or reject. In the event of rejection, pursuant to section 365(h) of the Bankruptcy Code, the non-debtor lessee will have the right to treat the lease as terminated by virtue of its terms, applicable nonbankruptcy law, or any agreement made by the lessee. The non-debtor lessee may also, if the lease term has begun, retain its rights under the lease, including its rights to remain in possession of the leased premises under the rent reserved in the lease for the balance of the term of the lease (including renewals). Under section 365(h)(1)(D), the term “lessee” includes any “successor, assign or mortgagee permitted under the terms of such lease”. If, pre-petition, the ground lessor had specifically granted the leasehold mortgagee such right, the leasehold mortgagee may have the right to succeed to the lessee/borrower’s position under the lease.

In the event of concurrent bankruptcy proceedings involving the ground lessor and the lessee/borrower, actions by creditors against the borrower/lessee debtor would be subject to the automatic stay, and the Trustee may be unable to enforce both the bankrupt lessee’s/borrower’s pre-petition agreement to refuse to treat a ground lease rejected by a bankrupt lessor as terminated and any agreement by the ground lessor to grant the lender a new lease upon such termination. In such circumstances, a lease could be terminated notwithstanding lender protection provisions contained in that lease or in the mortgage. A mortgagee could lose its security unless the mortgagee holds a fee mortgage or the bankruptcy court, as a court of equity, allows the mortgagee to assume the ground lessee’s obligations under the ground lease and succeed to the ground lessee’s position. Although not directly covered by the 1994 amendments to the Bankruptcy Code, such a result would be consistent with the purpose of such amendments to the Bankruptcy Code granting leasehold mortgagees the right to succeed to the position of a leasehold mortgagor (the 1994 amendments added section 365(h)(1)(D) to the Code). Although consistent with the Bankruptcy Code, such position may not be adopted by the bankruptcy court.

Further, in an appellate decision by the United States Court of Appeals for the Seventh Circuit (Precision Indus. v. Qualitech Steel SBQ, LLC, 327 F.3d 537 (7th Cir, 2003)), the court ruled with respect to an unrecorded lease of real property that where a statutory sale of leased property occurs under section 363(f) of the Bankruptcy Code upon the bankruptcy of a landlord, that sale terminates a lessee’s possessory interest in the property, and the purchaser assumes title free and clear of any interest, including any leasehold estates. Pursuant to section 363(e) of the Bankruptcy Code, a lessee may request the bankruptcy court to prohibit or condition the statutory sale of the property so as to provide adequate protection of the leasehold interest; however, the court ruled that, at least where a memorandum of lease had not been recorded, this provision does not ensure continued possession of the property, but rather entitles the lessee to compensation for the value of its leasehold interest, typically from the sale proceeds. As a result, we cannot assure you that, in the event of a statutory sale of leased property pursuant to section 363(f) of the Bankruptcy Code, the lessee would be able to maintain possession of the property under the ground lease. In addition, we cannot assure you that a leasehold mortgagor and/or a leasehold mortgagee (to the extent it has standing to intervene) would be able to recover the full value of the leasehold interest in bankruptcy court.

Because of the possible termination of the related ground lease, whether arising from a bankruptcy, the expiration of a lease term or an uncured defect under the related ground lease, lending on a leasehold interest in a real property is riskier than lending on the fee interest in the property.

In a bankruptcy or similar proceeding involving a borrower, action may be taken seeking the recovery as a preferential transfer of any payments made by such borrower, or made directly by the related lessee, under the related mortgage loan to the trust fund. Payments on long term debt may be protected from recovery as preferences if they qualify for the “ordinary course” exception under the Bankruptcy Code or if certain other defenses in the Bankruptcy Code are applicable. Whether any particular payment would be protected depends upon the facts specific to a particular transaction.

In addition, in a bankruptcy or similar proceeding involving any borrower or an affiliate, an action may be taken to avoid the transaction (or any component of the transaction, such as joint and several liability on the related mortgage loan) as an actual or constructive fraudulent conveyance under state or federal law. Any payment by a borrower in excess of its allocated share of the loan could be challenged as a fraudulent conveyance by creditors of that borrower in an action outside a bankruptcy case or by the representative of the borrower’s bankruptcy estate in a bankruptcy case. Generally, under federal and most state fraudulent conveyance statutes, the incurrence of an obligation or the transfer of property by a person will be subject to avoidance under certain circumstances if the person transferred such property with the intent to hinder, delay or defraud its creditors or the person did not receive fair consideration or reasonably equivalent value in exchange for such obligation or transfer and (i) was insolvent or was rendered insolvent by such obligation or transfer, (ii) was engaged in business or a transaction, or was about to engage in business or a transaction, for which any property remaining with the person constituted unreasonably small capital, or (iii) intended to, or believed that it would, incur debts that would be beyond the person’s ability to pay as such debts matured. The measure of insolvency will vary depending on the law of the applicable jurisdiction. However, an entity will generally be considered insolvent if the present fair salable value of its assets is less than (x) the sum of its debts or (y) the amount that would be required to pay its probable liabilities on its existing debts as they become absolute and matured. Accordingly, a lien granted by a borrower to secure repayment of the loan in excess of its allocated share could be avoided if a court were to determine that (i) such borrower was insolvent at the time of granting the lien, was rendered insolvent by the granting of the lien, was left with inadequate capital, or was not able to pay its debts as they matured and (ii) the borrower did not, when it allowed its property to be encumbered by a lien securing the entire indebtedness represented by the loan, receive fair consideration or reasonably equivalent value for pledging such property for the equal benefit of each other borrower.

Pursuant to Section 364 of the Bankruptcy Code, a bankruptcy court may, under certain circumstances, authorize a debtor to obtain credit after the commencement of a bankruptcy case, secured among other things, by senior, equal or junior liens on property that is already subject to a lien. In the bankruptcy case of General Growth Properties filed on April 16, 2009, the debtors initially sought approval of a debtor-in-possession loan to the corporate parent entities guaranteed by the property-level special purpose entities and secured by second liens on their properties. Although the debtor-in-possession loan subsequently was modified to eliminate the subsidiary guarantees and second liens, there can be no assurance that, in the event of a bankruptcy of the sponsor of the borrower, the sponsor of the borrower would not seek approval of a similar debtor-in-possession loan, or that a bankruptcy court would not approve a debtor-in-possession loan that included such subsidiary guarantees and second liens on such subsidiaries’ properties.

Certain of the Borrowers May Be Partnerships. The laws governing limited partnerships in certain states provide that the commencement of a case under the Bankruptcy Code with respect to a general partner will cause a person to cease to be a general partner of the limited partnership, unless otherwise provided in writing in the limited partnership agreement. This provision may be construed as an “ipso facto” clause and, in the event of the general partner’s bankruptcy, may not be enforceable. Certain limited partnership agreements of the borrowers may provide that the commencement of a case under the Bankruptcy Code with respect to the related general partner constitutes an event of withdrawal (assuming the enforceability of the clause is not challenged in bankruptcy proceedings or, if challenged, is upheld) that might trigger the dissolution of the limited partnership, the winding up of its affairs and the distribution of its assets, unless (i) at the time there was at least one other general partner and the written provisions of the limited partnership permit the business of the limited partnership to be carried on by the remaining general partner and that general partner does so or (ii) the written provisions of the limited partnership agreement permit the limited partners to agree within a specified time frame (often 60 days) after the withdrawal to continue the business of the limited partnership and to the appointment of one or more general partners and the limited partners do so. In addition, the laws governing general partnerships in certain states provide that the commencement of a case under the Bankruptcy Code or state bankruptcy laws with respect to a general partner of the partnerships triggers the dissolution of the partnership, the winding up of its affairs and the distribution of its assets. Those state laws, however, may not be enforceable or effective in a bankruptcy case. Limited liability companies may be subjected to similar treatment as that described herein with respect to limited partnerships. The dissolution of a borrower, the winding up of its affairs and the distribution of its assets could result in an acceleration of its payment obligation under the borrower’s mortgage loan, which may reduce the yield on the notes in the same manner as a principal prepayment.

In addition, the bankruptcy of the general or limited partner of a borrower that is a partnership, or the bankruptcy of a member of a borrower that is a limited liability company or the bankruptcy of a shareholder of a borrower that is a corporation may provide the opportunity in the bankruptcy case of the partner, member or shareholder to obtain an order from a court consolidating the assets and liabilities of the partner, member or shareholder with those of the mortgagor pursuant to the doctrines of substantive consolidation or piercing the corporate veil. In such a case, the respective mortgaged property, for example, would become property of the estate of the bankrupt partner, member or shareholder.  Not only would the mortgaged property be available to satisfy the claims of creditors of the partner, member or shareholder, but an automatic stay would apply to any attempt by the trustee to exercise remedies with respect to the mortgaged property.  However, such an occurrence should not affect the Trustee’s status as a secured creditor with respect to the mortgagor or its security interest in the mortgaged property.

A borrower that is a limited partnership, in many cases, may be required by the loan documents to have a special purpose entity as its sole general partner, and a borrower that is a general partnership, in many cases, may be required by the loan documents to have as its general partners only entities that are special purpose entities.  A borrower that is a limited liability company may be required by the loan documents to have a special purpose member or a springing member.  All borrower that are tenants-in-common may be required by the loan documents to be special purpose entities.  These provisions are designed to mitigate the risk of the dissolution or bankruptcy of the borrower partnership or its general partner, a borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common.  However, we cannot assure you that any borrower partnership or its general partner, or any borrower limited liability company or its member (if applicable), or a borrower that is a tenant-in-common, will not dissolve or become a debtor under the Bankruptcy Code.

Environmental Considerations

General. A lender may be subject to environmental risks when taking a security interest in real property. Of particular concern may be properties that are or have been used for industrial, manufacturing, military or disposal activity. Such environmental risks include the possible diminution of the value of a contaminated property or, as discussed below, potential liability for clean-up costs or other remedial actions that could exceed the value of the property or the amount of the lender’s loan. In certain circumstances, a lender may decide to abandon a contaminated mortgaged property as collateral for its loan rather than foreclose and risk liability for clean-up costs.

Superlien Laws. Under the laws of many states, contamination on a property may give rise to a lien on the property for clean-up costs. In several states, such a lien has priority over all existing liens, including those of existing mortgages. In these states, the lien of a mortgage may lose its priority to such a “superlien.”

CERCLA. The federal Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended (“CERCLA”), imposes strict liability on present and past “owners” and “operators” of contaminated real property for the costs of clean-up. A secured lender may be liable as an “owner” or “operator” of a contaminated mortgaged property if agents or employees of the lender have participated in the management or operation of such mortgaged property. Such liability may exist even if the lender did not cause or contribute to the contamination and regardless of whether the lender has actually taken possession of a mortgaged property through foreclosure, deed in lieu of foreclosure or otherwise. Moreover, such liability is not limited to the original or unamortized principal balance of a loan or to the value of the property securing a loan. Excluded from CERCLA’s definition of “owner” or “operator, “ however, is a person “who, without participating in the management of the facility, holds indicia of ownership primarily to protect his security interest.” This is the so called “secured creditor exemption.”

The Asset Conservation, Lender Liability and Deposit Insurance Protection Act of 1996 (the “Act”) amended, among other things, the provisions of CERCLA with respect to lender liability and the secured creditor exemption. The Act offers protection to lenders by defining the activities in which a lender can engage and still have the benefit of the secured creditor exemption. In order for a lender to be deemed to have participated in the management of a mortgaged property, the lender must actually participate in the operational affairs of the property of the borrower. The Act provides that “merely having the capacity to influence, or unexercised right to control” operations does not constitute participation in management. A lender will lose the protection of the secured creditor exemption if it exercises decision-making control over the borrower’s environmental compliance and hazardous substance handling or disposal practices, or assumes day-to-day management of environmental or substantially all other operational functions of the mortgaged property. The Act also provides that a lender will continue to have the benefit of the secured creditor exemption even if it forecloses on a mortgaged property, purchases it at a foreclosure sale or accepts a deed-in-lieu of foreclosure provided that the lender seeks to sell the mortgaged property at the earliest practicable commercially reasonable time on commercially reasonable terms.

Certain Other Federal and State Laws. Many states have statutes similar to CERCLA, and not all those statutes provide for a secured creditor exemption. In addition, under federal law, there is potential liability relating to hazardous wastes and underground storage tanks under the federal Resource Conservation and Recovery Act.

Some federal, state and local laws, regulations and ordinances govern the management, removal, encapsulation or disturbance of asbestos-containing materials. These laws, as well as common law standards, may impose liability for releases of or exposure to asbestos-containing materials, and provide for third parties to seek recovery from owners or operators of real properties for personal injuries associated with those releases.

Federal legislation requires owners of residential housing constructed prior to 1978 to disclose to potential residents or purchasers any known lead-based paint hazards and will impose treble damages for any failure to disclose. In addition, the ingestion of lead-based paint chips or dust particles by children can result in lead poisoning. If lead-based paint hazards exist at a property, then the owner of that property may be held liable for injuries and for the costs of removal or encapsulation of the lead-based paint.

In a few states, transfers of some types of properties are conditioned upon cleanup of contamination prior to transfer. In these cases, a lender that becomes the owner of a property through foreclosure, deed in lieu of foreclosure or otherwise, may be required to clean up the contamination before selling or otherwise transferring the property.

Beyond statute-based environmental liability, there exist common law causes of action (for example, actions based on nuisance or on toxic tort resulting in death, personal injury or damage to property) related to hazardous environmental conditions on a property. While it may be more difficult to hold a lender liable under common law causes of action, unanticipated or uninsured liabilities of the borrower may jeopardize the borrower’s ability to meet its loan obligations or may decrease the re-sale value of the collateral.

Federal, state and local environmental laws and regulatory requirements change often. It is possible that compliance with a new requirement could impose significant compliance costs on a borrower. Such costs may jeopardize the borrower’s ability to meet its loan obligations or decrease the re-sale value of the collateral.

Additional Considerations. The cost of remediating hazardous substance contamination at a property can be substantial. If a lender becomes liable, it can bring an action for contribution against the owner or operator who created the environmental hazard, but that individual or entity may be without substantial assets. Accordingly, it is possible that such costs could become a liability of the trust fund and occasion a loss to the certificateholders.

To reduce the likelihood of such a loss, except to the extent otherwise specified in the related prospectus supplement, the Pooling Agreement will provide that neither the master servicer nor the special servicer, acting on behalf of the trustee, may acquire title to a mortgaged property or take over its operation unless the special servicer, based solely (as to environmental matters) on a report prepared by a person who regularly conducts environmental audits, has made the determination that it is appropriate to do so, as described under “Description of the Pooling Agreements—Realization Upon Defaulted Mortgage Loans.”

If a lender forecloses on a mortgage secured by a property, the operations on which are subject to environmental laws and regulations, the lender will be required to operate the property in accordance with those laws and regulations. Such compliance may entail substantial expense, especially in the case of industrial or manufacturing properties.

In addition, a lender may be obligated to disclose environmental conditions on a property to government entities and/or to prospective buyers (including prospective buyers at a foreclosure sale or following foreclosure). Such disclosure may decrease the amount that prospective buyers are willing to pay for the affected property, sometimes substantially, and thereby decrease the ability of the lender to recoup its investment in a loan upon foreclosure.

Environmental Site Assessments. In most cases, an environmental site assessment of each mortgaged property will have been performed in connection with the origination of the related mortgage loan or at some time prior to the issuance of the related certificates. Environmental site assessments, however, vary considerably in their content, quality and cost. Even when adhering to good professional practices, environmental consultants will sometimes not detect significant environmental problems because to do an exhaustive environmental assessment would be far too costly and time-consuming to be practical.

Due-on-Sale and Due-on-Encumbrance Provisions

Certain of the mortgage loans may contain “due-on-sale” and “due-on-encumbrance” clauses that purport to permit the lender to accelerate the maturity of the loan if the borrower transfers or encumbers the related Mortgaged Property. In recent years, court decisions and legislative actions placed substantial restrictions on the right of lenders to enforce such clauses in many states. However, the Garn-St Germain Depository Institutions Act of 1982 (the “Garn Act”) generally preempts state laws that prohibit the enforcement of due-on-sale clauses and permits lenders to enforce these clauses in accordance with their terms, subject to certain limitations as set forth in the Garn Act and the regulations promulgated thereunder. Accordingly, a master servicer may nevertheless have the right to accelerate the maturity of a mortgage loan that contains a “due-on-sale” provision upon transfer of an interest in the property, without regard to the master servicer’s ability to demonstrate that a sale threatens its legitimate security interest.

Junior Liens; Rights of Holders of Senior Liens

If so provided in the related prospectus supplement, mortgage assets for a series of certificates may include mortgage loans secured by junior liens, and the loans secured by the related senior liens may not be included in the mortgage pool. See “Description of the Trust Funds—Mortgage Loans—General.”

Subordinate Financing

The terms of certain of the mortgage loans may not restrict the ability of the borrower to use the mortgaged property as security for one or more additional loans, or such restrictions may be unenforceable. Where a borrower encumbers a mortgaged property with one or more junior liens, the senior lender is subjected to additional risk. First, the borrower may have difficulty servicing and repaying multiple loans. Moreover, if the subordinate financing permits recourse to the borrower (as is frequently the case) and the senior loan does not, a borrower may have more incentive to repay sums due on the subordinate loan. Second, acts of the senior lender that prejudice the junior lender or impair the junior lender’s security may create a superior equity in favor of the junior lender. For example, if the borrower and the senior lender agree to an increase in the principal amount of or the interest rate payable on the senior loan, the senior lender may lose its priority to the extent any existing junior lender is harmed or the borrower is additionally burdened. Third, if the borrower defaults on the senior loan and/or any junior loan or loans, the existence of junior loans and actions taken by junior lenders can impair the security available to the senior lender and can interfere with or delay the taking of action by the senior lender. Moreover, the bankruptcy of a junior lender may operate to stay foreclosure or similar proceedings by the senior lender.

Default Interest and Limitations on Prepayments

Notes and mortgages may contain provisions that obligate the borrower to pay a late charge or additional interest if payments are not timely made, and in some circumstances, may prohibit prepayments for a specified period and/or condition prepayments upon the borrower’s payment of prepayment fees or yield maintenance penalties. In certain states, there are or may be specific limitations upon the late charges which a lender may collect from a borrower for delinquent payments. Certain states also limit the amounts that a lender may collect from a borrower as an additional charge if the loan is prepaid. In addition, the enforceability of provisions that provide for prepayment fees or penalties upon an involuntary prepayment is unclear under the laws of many states.

Applicability of Usury Laws

Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980 (“Title V”) provides that state usury limitations shall not apply to certain types of residential (including multifamily) first mortgage loans originated by certain lenders after March 31, 1980. Title V authorized any state to reimpose interest rate limits by adopting, before April 1, 1983, a law or constitutional provision that expressly rejects application of the federal law. In addition, even where Title V is not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on mortgage loans covered by Title V. Certain states have taken action to reimpose interest rate limits and/or to limit discount points or other charges.

No mortgage loan originated in any state in which application of Title V has been expressly rejected or a provision limiting discount points or other charges has been adopted, will (if originated after that rejection or adoption) be eligible for inclusion in a trust fund unless (i) such mortgage loan provides for such interest rate, discount points and charges as are permitted in such state or (ii) such mortgage loan provides that the terms thereof are to be construed in accordance with the laws of another state under which such interest rate, discount points and charges would not be usurious and the borrower’s counsel has rendered an opinion that such choice of law provision would be given effect.

Statutes differ in their provisions as to the consequences of a usurious loan. One group of statutes requires the lender to forfeit the interest due above the applicable limit or impose a specified penalty. Under this statutory scheme, the borrower may cancel the recorded mortgage or deed of trust upon paying its debt with lawful interest, and the lender may foreclose, but only for the debt plus lawful interest. A second group of statutes is more severe. A violation of this type of usury law results in the invalidation of the transaction, thereby permitting the borrower to cancel the recorded mortgage or deed of trust without any payment or prohibiting the lender from foreclosing.

Certain Laws and Regulations

The mortgaged properties will be subject to compliance with various federal, state and local statutes and regulations. Failure to comply (together with an inability to remedy any such failure) could result in material diminution in the value of a mortgaged property which could, together with the possibility of limited alternative uses for a particular mortgaged property (i.e., a nursing or convalescent home or hospital), result in a failure to realize the full principal amount of the related mortgage loan.

The lender may be subject to additional risk depending upon the type and use of the mortgaged property in question. See “Risk Factors—Commercial and Multifamily Mortgage Loans are Subject to Certain Risks Which Could Adversely Affect the Performance of Your Offered Certificates.”

Americans with Disabilities Act

Under Title III of the Americans with Disabilities Act of 1990 and rules promulgated thereunder (collectively, the “ADA”), in order to protect individuals with disabilities, public accommodations (such as hotels, restaurants, shopping centers, hospitals, schools and social service center establishments) must remove architectural and communication barriers which are structural in nature from existing places of public accommodation to the extent “readily achievable.” In addition, under the ADA, alterations to a place of public accommodation or a commercial facility are to be made so that, to the maximum extent feasible, such altered portions are readily accessible to and usable by disabled individuals. The “readily achievable” standard takes into account, among other factors, the financial resources of the affected site, owner, landlord or other applicable person. In addition to imposing a possible financial burden on the borrower in its capacity as owner or landlord, the ADA may also impose such requirements on a foreclosing lender who succeeds to the interest of the borrower as owner or landlord. Furthermore, since the “readily achievable” standard may vary depending on the financial condition of the owner or landlord, a foreclosing lender who is financially more capable than the borrower of complying with the requirements of the ADA may be subject to more stringent requirements than those to which the borrower is subject.

Servicemembers Civil Relief Act

Under the terms of the Servicemembers Civil Relief Act (formerly the Soldiers’ and Sailors’ Civil Relief Act of 1940), as amended (the “Relief Act”), a borrower who enters military service after the origination of such borrower’s mortgage loan (including a borrower who was in reserve status and is called to active duty after origination of the mortgage loan), upon notification by such borrower, will not be charged interest, including fees and charges, in excess of 6% per annum during the period of such borrower’s active duty status. In addition to adjusting the interest, the lender must forgive any such interest in excess of 6% unless a court or administrative agency orders otherwise upon application of the lender. The Relief Act applies to individuals who are members of the Army, Navy, Air Force, Marines, National Guard, Reserves, Coast Guard and officers of the U.S. Public Health Service or the National Oceanic and Atmospheric Administration assigned to duty with the military. Because the Relief Act applies to individuals who enter military service (including reservists who are called to active duty) after origination of the related mortgage loan, no information can be provided as to the number of loans with individuals as borrowers that may be affected by the Relief Act. Application of the Relief Act would adversely affect, for an indeterminate period of time, the ability of a master servicer or special servicer to collect full amounts of interest on certain of the mortgage loans. Any shortfalls in interest collections resulting from the application of the Relief Act would result in a reduction of the amounts distributable to the holders of the related series of certificates, and would not be covered by advances or any form of Credit Support provided in connection with such certificates. In addition, the Relief Act imposes limitations that would impair the ability of the master servicer or special servicer to foreclose on an affected mortgage loan during the borrower’s period of active duty status, and, under certain circumstances, during an additional three month period thereafter.

Anti-Money Laundering, Economic Sanctions and Bribery

Many jurisdictions have adopted wide-ranging anti-money laundering, economic and trade sanctions, and anti-corruption and anti-bribery laws, and regulations (collectively, the “Requirements”).  Any of the depositor, the issuing entity, the underwriters, the master servicer, the special servicer, the trustee or the certificate administrator could be requested or required to obtain certain assurances from prospective investors intending to purchase Certificates and to retain such information or to disclose information pertaining to them to governmental, regulatory or other authorities or to financial intermediaries or engage in due diligence or take other related actions in the future.  It is the policy of the depositor, the issuing entity, the underwriters, the master servicer, the special servicer, the trustee and the certificate administrator to comply with Requirements to which they are or may become subject and to interpret such Requirements broadly in favor of disclosure.  Failure to honor any request by the depositor, the issuing entity, the underwriters, the master servicer, the special servicer, the trustee or the certificate administrator to provide requested information or take such other actions as may be necessary or advisable for the depositor, the issuing entity, the underwriters, the master servicer, the special servicer, the trustee or the certificate administrator to comply with any Requirements, related legal process or appropriate requests (whether formal or informal) may result in, among other things, a forced sale to another investor of such investor’s certificates.  In addition, each of the depositor, the issuing entity, the underwriters, the master servicer, the special servicer, the trustee and the certificate administrator intends to comply with the U.S. Bank Secrecy Act, U.S. Bank Secrecy Act, the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (also known as the “Patriot Act”) and any other anti-money laundering and anti-terrorism, economic and trade sanctions, and anti-corruption or anti-bribery laws, and regulations of the United States and other countries, and will disclose any information required or requested by authorities in connection therewith.

Potential Forfeiture of Assets

Federal law provides that assets (including property purchased or improved with assets) derived from criminal activity or otherwise tainted, or used in the commission of certain offenses, is subject to the blocking requirements of economic sanctions laws and regulations, and can be blocked and/or seized and ordered forfeited to the United States of America. The offenses that can trigger such a blocking and/or seizure and forfeiture include, among others, violations of the Racketeer Influenced and Corrupt Organizations Act, the Bank Secrecy Act, the anti-money laundering, anti-terrorism, economic sanctions, and anti-bribery laws and regulations, including the Patriot Act and the regulations issued pursuant to that act, as well as the narcotic drug laws. In many instances, the United States may seize the property even before a conviction occurs.

In the event of a forfeiture proceeding, a lender may be able to establish its interest in the property by proving that (a) its mortgage was executed and recorded before the commission of the illegal conduct from which the assets used to purchase or improve the property were derived or before the commission of any other crime upon which the forfeiture is based, or (b) the lender, at the time of the execution of the mortgage, “did not know or was reasonably without cause to believe that the property was subject to forfeiture.” However, there is no assurance that such a defense will be successful.

CERTAIN FEDERAL INCOME TAX CONSEQUENCES

The following is a general discussion of the anticipated material federal income tax consequences of the purchase, ownership and disposition of certificates. The discussion below does not purport to address all federal income tax consequences that may be applicable to particular categories of investors, some of which may be subject to special rules. Further, the authorities on which this discussion is based are subject to change or differing interpretations, and any such change or interpretation could apply retroactively. No rulings have been or will be sought from the Internal Revenue Service (the “IRS”) with respect to any of the federal income tax consequences discussed below. Accordingly, the IRS may take contrary positions. This discussion reflects the applicable provisions of the Internal Revenue Code of 1986, as amended (the “Code”), as well as regulations (the “REMIC Regulations”) promulgated by the U.S. Department of Treasury (the “Treasury”). Investors should consult their own tax advisors in determining the federal, state, local and other tax consequences to them of the purchase, ownership and disposition of certificates.

For purposes of this discussion:

●	references to the mortgage loans include references to the mortgage loans underlying any MBS included in the mortgage assets; and

●
where the applicable prospectus supplement provides for a fixed retained yield with respect to the mortgage loans underlying a series of certificates, references to the mortgage loans will be deemed to refer to that portion of the mortgage loans held by the trust fund which does not include the portion, if any, of the payments on the mortgage loan that is retained by the related mortgage asset seller. References to a “holder” or “certificateholder” in this discussion generally mean the beneficial owner of a certificate.

FEDERAL INCOME TAX CONSEQUENCES FOR REMIC CERTIFICATES

General

With respect to a particular series of certificates, one or more elections may be made to treat the trust fund or one or more segregated pools of assets therein as one or more real estate mortgage investment conduits (each, a “REMIC”) within the meaning of Code Section 860D. A trust fund or a portion thereof as to which a REMIC election will be made will be referred to as a “REMIC Pool.” For purposes of this discussion, certificates of a series as to which one or more REMIC elections are made are referred to as “REMIC Certificates” and will consist of one or more classes of “Regular Certificates” and one class of “Residual Certificates” in the case of each REMIC Pool. Qualification as a REMIC requires ongoing compliance with certain conditions. With respect to each series of REMIC Certificates, Cadwalader, Wickersham & Taft LLP, counsel to the depositor, has advised the depositor that in the firm’s opinion, assuming:

●	the making of proper elections;

●	compliance with the Pooling Agreement and other related documents and no amendments thereof;

●	the accuracy of all representations made with respect to the mortgage loans; and

●	compliance with any changes in the law, including any amendments to the Code or applicable Treasury regulations thereunder, each REMIC Pool will qualify as a REMIC.

In such case, the Regular Certificates will be considered to be “regular interests” in the REMIC Pool and generally will be treated for federal income tax purposes as if they were newly originated debt instruments, and the Residual Certificates will be considered to be “residual interests” in the REMIC Pool. The prospectus supplement for each series of certificates will indicate whether one or more REMIC elections with respect to the related trust fund will be made, in which event references to “REMIC” or “REMIC Pool” below shall be deemed to refer to each such REMIC Pool. If so specified in the applicable prospectus supplement, the portion of a trust fund as to which a REMIC election is not made may be treated as a grantor trust for federal income tax purposes. See “—Federal Income Tax Consequences for Certificates as to Which No REMIC Election Is Made.”

Status of REMIC Certificates

REMIC Certificates held by a domestic building and loan association will constitute a “regular or residual interest in a REMIC within the meaning of Code Section 7701(a)(19)(C)(xi), but only in the same proportion that the assets of the REMIC Pool would be treated as “loans . . . secured by an interest in real property which is . . . residential real property” (such as single family or multifamily properties, but not commercial properties) within the meaning of Code Section 7701(a)(19)(C)(v) or as other assets described in Code Section 7701(a)(19)(C), and otherwise will not qualify for such treatment. REMIC Certificates held by a real estate investment trust will constitute “real estate assets” within the meaning of Code Section 856(c)(5)(B), and interest, including original issue discount, on the Regular Certificates and income with respect to Residual Certificates will be considered “interest on obligations secured by mortgages on real property or on interests in real property” within the meaning of Code Section 856(c)(3)(B) if received by a real estate investment trust in the same proportion that, for both purposes, the assets of the REMIC Pool would be so treated. If at all times 95% or more of the assets of the REMIC Pool qualify for each of the foregoing respective treatments, the REMIC Certificates will qualify for the corresponding status in their entirety. For purposes of Code Section 856(c)(5)(B), payments of principal and interest on the mortgage loans that are reinvested pending distribution to holders of REMIC Certificates qualify for such treatment. Where two or more REMIC Pools are a part of a tiered structure they will be treated as one REMIC for purposes of the tests described above respecting asset ownership of more or less than 95%. Mortgage loans that have been defeased with U.S. Treasury obligations or other government securities will not qualify for the foregoing treatments. Except as provided in the related prospectus supplement, Regular Certificates will be “qualified mortgages” for another REMIC for purposes of Code Section 860G(a)(3).  REMIC Certificates held by certain financial institutions will constitute an “evidence of indebtedness” within the meaning of Code Section 582(c)(1).

Qualification as a REMIC

In order for the REMIC Pool to qualify as a REMIC, there must be ongoing compliance on the part of the REMIC Pool with the requirements set forth in the Code. The REMIC Pool must fulfill an asset test, which requires that no more than a de minimis portion of the assets of the REMIC Pool, as of the close of the third calendar month beginning after the “Startup Day” (which for purposes of this discussion is the date of issuance of the REMIC Certificates) and at all times thereafter, may consist of assets other than “qualified mortgages” and “permitted investments.” The REMIC Regulations provide a safe harbor pursuant to which the de minimis requirement is met if at all times the aggregate adjusted basis of the nonqualified assets is less than 1% of the aggregate adjusted basis of all the REMIC Pool’s assets. An entity that fails to meet the safe harbor may nevertheless demonstrate that it holds no more than a de minimis amount of nonqualified assets. A REMIC also must provide “reasonable arrangements” to prevent its residual interest from being held by “disqualified organizations” and must furnish applicable tax information to transferors or agents that violate this requirement. The Pooling Agreement for each Series will contain a provision designed to meet this requirement. See “Taxation of Residual Certificates—Tax-Related Restrictions on Transfer of Residual Certificates—Disqualified Organizations.”

A qualified mortgage is any obligation that is principally secured by an interest in real property and that (i) is transferred to the REMIC Pool on the Startup Day in exchange for regular or residual interests, (ii) is purchased by the REMIC Pool within a three-month period thereafter, or (iii) represents an increase in the loan advanced to the obligor under its original terms, in either of the last two cases pursuant to a fixed price contract in effect on the Startup Day. Qualified mortgages include (i) whole mortgage loans, such as the mortgage loans, (ii) certificates of beneficial interest in a grantor trust that holds mortgage loans, including certain of the MBS, (iii) regular interests in another REMIC, such as MBS in a trust as to which a REMIC election has been made, (iv) loans secured by timeshare interests and (v) loans secured by shares held by a tenant stockholder in a cooperative housing corporation, provided, in general:

●
the fair market value of the real property security (including buildings and structural components thereof) is at least 80% of the principal balance of the related mortgage loan or mortgage loan underlying the MBS either at origination or as of the Startup Day (an original loan-to-value ratio of not more than 125% with respect to the real property security); or

●
substantially all the proceeds of the mortgage loan or the underlying mortgage loan were used to acquire, improve or protect an interest in real property that, at the origination date, was the only security for the mortgage loan or underlying mortgage loan.

If the mortgage loan has been substantially modified other than in connection with a default or reasonably foreseeable default, it must meet the loan-to-value test in the first bullet point of the preceding sentence as of the date of the last such modification or at closing. A qualified mortgage includes a qualified replacement mortgage, which is any obligation that would have been treated as a qualified mortgage if it were transferred to the REMIC Pool on the Startup Day and that is received either:

●	in exchange for any qualified mortgage within a three-month period thereafter; or

●	in exchange for a “defective obligation” within a two-year period thereafter.

A “defective obligation” includes:

●	a mortgage in default or as to which default is reasonably foreseeable;

●	a mortgage as to which a customary representation or warranty made at the time of transfer to the REMIC Pool has been breached;

●	a mortgage that was fraudulently procured by the mortgagor; and

●	a mortgage that was not in fact principally secured by real property (but only if such mortgage is disposed of within 90 days of discovery).

A mortgage loan that is “defective” as described in the fourth bullet point in the immediately preceding sentence that is not sold or, if within two years of the Startup Day, exchanged, within 90 days of discovery, ceases to be a qualified mortgage after such 90-day period.

Permitted investments include cash flow investments, qualified reserve assets, and foreclosure property. A cash flow investment is an investment, earning a return in the nature of interest, of amounts received on or with respect to qualified mortgages for a temporary period, not exceeding 13 months, until the next scheduled distribution to holders of interests in the REMIC Pool. A qualified reserve asset is any intangible property held for investment that is part of any reasonably required reserve maintained by the REMIC Pool to provide for payments of expenses of the REMIC Pool or amounts due on the regular or residual interests in the event of defaults (including delinquencies) on the qualified mortgages, lower than expected reinvestment returns, prepayment interest shortfalls and certain other contingencies. In addition, a reserve fund (limited to not more than 50% of the REMIC Pool’s initial assets) may be used to provide a source of funds for the purchase of increases in the balances of qualified mortgages pursuant to their terms. The reserve fund will be disqualified if more than 30% of the gross income from the assets in such fund for the year is derived from the sale or other disposition of property held for less than three months, unless required to prevent a default on the regular interests caused by a default on one or more qualified mortgages. A reserve fund must be reduced “promptly and appropriately” to the extent no longer required. Foreclosure property is real property acquired by the REMIC Pool in connection with the default or imminent default of a qualified mortgage; provided the depositor had no knowledge that the mortgage loan would go into default at the time it was transferred to the REMIC Pool. Foreclosure property generally must be disposed of prior to the close of the third calendar year following the acquisition of the property by the REMIC Pool, with an extension that may be granted by the IRS.

In addition to the foregoing requirements, the various interests in a REMIC Pool also must meet certain requirements. All of the interests in a REMIC Pool must be either of the following:

●	one or more classes of regular interests; or

●	a single class of residual interests on which distributions, if any, are made pro rata.

A regular interest is an interest in a REMIC Pool that is issued on the Startup Day with fixed terms, is designated as a regular interest, and unconditionally entitles the holder to receive a specified principal amount (or other similar amount), and provides that interest payments (or other similar amounts), if any, at or before maturity either are payable based on a fixed rate or a qualified variable rate, or consist of a specified, nonvarying portion of the interest payments on qualified mortgages. Such a specified portion may consist of a fixed number of basis points, a fixed percentage of the total interest, or a fixed or qualified variable or inverse variable rate on some or all of the qualified mortgages minus a different fixed or qualified variable rate. The specified principal amount of a regular interest that provides for interest payments consisting of a specified, nonvarying portion of interest payments on qualified mortgages may be zero. A residual interest is an interest in a REMIC Pool other than a regular interest that is issued on the Startup Day and that is designated as a residual interest. An interest in a REMIC Pool may be treated as a regular interest even if payments of principal with respect to such interest are subordinated to payments on other regular interests or the residual interest in the REMIC Pool, and are dependent on the absence of defaults or delinquencies on qualified mortgages or permitted investments, lower than reasonably expected returns on permitted investments, unanticipated expenses incurred by the REMIC Pool or prepayment interest shortfalls. Accordingly, the Regular Certificates of a series will constitute one or more classes of regular interests, and the Residual Certificates for each REMIC Pool of that series will constitute a single class of residual interests on which distributions are made pro rata.

If an entity, such as the REMIC Pool, fails to comply with one or more of the ongoing requirements of the Code for REMIC status during any taxable year, the Code provides that the entity will not be treated as a REMIC for such year and thereafter. In this event, an entity with multiple classes of ownership interests may be treated as a separate association taxable as a corporation under Treasury regulations, and the Regular Certificates may be treated as equity interests therein. The Code, however, authorizes the Treasury Department to issue regulations that address situations where failure to meet one or more of the requirements for REMIC status occurs inadvertently and in good faith, and disqualification of the REMIC Pool would occur absent regulatory relief. Investors should be aware, however, that the Conference Committee Report to the Tax Reform Act of 1986 (the “1986 Act”) indicates that the relief may be accompanied by sanctions, such as the imposition of a corporate tax on all or a portion of the REMIC Pool’s income for the period of time in which the requirements for REMIC status are not satisfied.

Taxation of Regular Certificates

General

A regular interest will be treated as a newly originated debt instrument for federal income tax purposes. In general, interest, original issue discount and market discount on a Regular Certificate will be treated as ordinary income to a holder of the Regular Certificate (the “Regular Certificateholder”) as they accrue, and principal payments on a Regular Certificate will be treated as a return of capital to the extent of the Regular Certificateholder’s basis in the Regular Certificate allocable thereto (other than accrued market discount not yet reported as ordinary income). Regular Certificateholders must use the accrual method of accounting with regard to Regular Certificates, regardless of the method of accounting otherwise used by such Regular Certificateholders.

Original Issue Discount

Accrual Certificates, interest only certificates and principal-only certificates will be, and other Classes of Regular Certificates may be, issued with “original issue discount” within the meaning of Code Section 1273(a). Holders of any class of Regular Certificates having original issue discount generally must include original issue discount in ordinary income for federal income tax purposes as it accrues, in accordance with the constant yield method that takes into account the compounding of interest, in advance of receipt of the cash attributable to such income. The following discussion is based in part on Treasury regulations (the “OID Regulations”) under Code Sections 1271 through 1273 and 1275 and in part on the provisions of the 1986 Act. Regular Certificateholders should be aware, however, that the OID Regulations do not adequately address certain issues relevant to prepayable securities, such as the Regular Certificates. To the extent such issues are not addressed in such regulations, the depositor intends to apply the methodology described in the Conference Committee Report to the 1986 Act. No assurance can be provided that the IRS will not take a different position as to those matters not currently addressed by the OID Regulations. Moreover, the OID Regulations include an anti-abuse rule allowing the IRS to apply or depart from the OID Regulations where necessary or appropriate to ensure a reasonable tax result in light of the applicable statutory provisions. A tax result will not be considered unreasonable under the anti-abuse rule in the absence of a substantial effect on the present value of a taxpayer’s tax liability. Investors are advised to consult their own tax advisors as to the discussion herein and the appropriate method for reporting interest and original issue discount with respect to the Regular Certificates.

Each Regular Certificate will be treated as a single installment obligation for purposes of determining the original issue discount includible in a Regular Certificateholder’s income. The total amount of original issue discount on a Regular Certificate is the excess of the “stated redemption price at maturity” of the Regular Certificate over its “issue price.” The issue price of a class of Regular Certificates offered pursuant to this Prospectus generally is the first price at which a substantial amount of Regular Certificates of that class is sold to the public (excluding bond houses, brokers and underwriters). Although unclear under the OID Regulations, the depositor intends to treat the issue price of a class as to which there is no substantial sale as of the issue date or that is retained by the depositor as the fair market value of that class as of the issue date. The issue price of a Regular Certificate also includes the amount paid by an initial Regular Certificateholder for accrued interest that relates to a period prior to the issue date of the Regular Certificate, unless the Regular Certificateholder elects on its federal income tax return to exclude such amount from the issue price and to recover it on the first distribution date. The stated redemption price at maturity of a Regular Certificate always includes the original principal amount of the Regular Certificate, but generally will not include distributions of stated interest if such interest distributions constitute “qualified stated interest.” Under the OID Regulations, qualified stated interest generally means interest payable at a single fixed rate or a qualified variable rate (as described below), provided that such interest payments are unconditionally payable at intervals of one year or less during the entire term of the Regular Certificate. Because there is no penalty or default remedy in the case of nonpayment of interest with respect to a Regular Certificate, it is possible that no interest on any class of Regular Certificates will be treated as qualified stated interest. However, except as provided in the following three sentences or in the applicable prospectus supplement, because the underlying mortgage loans provide for remedies in the event of default, the depositor intends to treat interest with respect to the Regular Certificates as qualified stated interest. Distributions of interest on an Accrual Certificate, or on other Regular Certificates with respect to which deferred interest will accrue, will not constitute qualified stated interest, in which case the stated redemption price at maturity of such Regular Certificates includes all distributions of interest as well as principal thereon. Likewise, the depositor intends to treat an “interest only” class, or a class on which interest is substantially disproportionate to its principal amount (a so-called “super-premium” class) as having no qualified stated interest. Where the interval between the issue date and the first distribution date on a Regular Certificate is shorter than the interval between subsequent distribution dates, the interest attributable to the additional days will be included in the stated redemption price at maturity.

Under a de minimis rule, original issue discount on a Regular Certificate will be considered to be zero if such original issue discount is less than 0.25% of the stated redemption price at maturity of the Regular Certificate multiplied by the weighted average maturity of the Regular Certificate. For this purpose, the weighted average maturity of the Regular Certificate is computed as the sum of the amounts determined by multiplying the number of full years (i.e., rounding down partial years) from the issue date until each distribution is scheduled to be made by a fraction, the numerator of which is the amount of each distribution included in the stated redemption price at maturity of the Regular Certificate and the denominator of which is the stated redemption price at maturity of the Regular Certificate. The Conference Committee Report to the 1986 Act provides that the schedule of such distributions should be determined in accordance with the assumed rate of prepayment of the mortgage loans (the “Prepayment Assumption”) and the anticipated reinvestment rate, if any, relating to the Regular Certificates. The Prepayment Assumption with respect to a series of Regular Certificates will be set forth in the related prospectus supplement. Holders generally must report de minimis original issue discount pro rata as principal payments are received, and such income will be capital gain if the Regular Certificate is held as a capital asset. However, under the OID Regulations, Regular Certificateholders may elect to accrue all de minimis original issue discount as well as market discount and market premium under the constant yield method. See “Election to Treat All Interest Under the Constant Yield Method.”

A Regular Certificateholder generally must include in gross income for any taxable year the sum of the “daily portions,” as defined below, of the original issue discount on the Regular Certificate accrued during an accrual period for each day on which it holds the Regular Certificate, including the date of purchase but excluding the date of disposition. The depositor will treat the monthly period ending on the day before each distribution date as the accrual period. With respect to each Regular Certificate, a calculation will be made of the original issue discount that accrues during each successive full accrual period (or shorter period from the date of original issue) that ends on the day before the related distribution date on the Regular Certificate. The Conference Committee Report to the 1986

Act states that the rate of accrual of original issue discount is intended to be based on the Prepayment Assumption. The original issue discount accruing in a full accrual period would be the excess, if any, of:

●
the sum of (a) the present value of all of the remaining distributions to be made on the Regular Certificate as of the end of that accrual period that are included in the Regular Certificate’s stated redemption price at maturity and (b) the distributions made on the Regular Certificate during the accrual period that are included in the Regular Certificate’s stated redemption price at maturity; over

●	the adjusted issue price of the Regular Certificate at the beginning of the accrual period.

The present value of the remaining distributions referred to in the preceding sentence is calculated based on:

●	the yield to maturity of the Regular Certificate at the issue date;

●	events (including actual prepayments) that have occurred prior to the end of the accrual period; and

●	the Prepayment Assumption.

For these purposes, the adjusted issue price of a Regular Certificate at the beginning of any accrual period equals the issue price of the Regular Certificate, increased by the aggregate amount of original issue discount with respect to the Regular Certificate that accrued in all prior accrual periods and reduced by the amount of distributions included in the Regular Certificate’s stated redemption price at maturity that were made on the Regular Certificate in such prior periods. The original issue discount accruing during any accrual period (as determined in this paragraph) will then be divided by the number of days in the period to determine the daily portion of original issue discount for each day in the period. With respect to an initial accrual period shorter than a full accrual period, the daily portions of original issue discount must be determined according to an appropriate allocation under any reasonable method.

Under the method described above, the daily portions of original issue discount required to be included in income by a Regular Certificateholder generally will increase to take into account prepayments on the Regular Certificates as a result of prepayments on the mortgage loans that exceed the Prepayment Assumption, and generally will decrease (but not below zero for any period) if the prepayments are slower than the Prepayment Assumption. An increase in prepayments on the mortgage loans with respect to a series of Regular Certificates can result in both a change in the priority of principal payments with respect to certain classes of Regular Certificates and either an increase or decrease in the daily portions of original issue discount with respect to such Regular Certificates.

The IRS proposed regulations on August 24, 2004 that create a special rule for accruing original issue discount on Regular Certificates providing for a delay between record and payment dates, such that the period over which original issue discount accrues coincides with the period over which the right of Regular Certificateholders to interest payment accrues under the governing contract provisions rather than over the period between distribution dates. If the proposed regulations are adopted in the same form as proposed, Regular Certificateholders would be required to accrue interest from the issue date to the first record date, but would not be required to accrue interest after the last record date. The proposed regulations are limited to Regular Certificates with delayed payment for periods of fewer than 32 days. The proposed regulations are proposed to apply to any Regular Certificate issued after the date the final regulations are published in the Federal Register.

Acquisition Premium

A purchaser of a Regular Certificate at a price greater than its adjusted issue price but less than its stated redemption price at maturity will be required to include in gross income the daily portions of the original issue discount on the Regular Certificate reduced pro rata by a fraction, the numerator of which is the excess of its purchase price over such adjusted issue price and the denominator of which is the excess of the remaining stated redemption price at maturity over the adjusted issue price. Alternatively, such a subsequent purchaser may elect to treat all such acquisition premium under the constant yield method, as described below under the heading “Election to Treat All Interest Under the Constant Yield Method.”

Variable Rate Regular Certificates

Regular Certificates may provide for interest based on a variable rate.  Under the OID Regulations, interest is treated as payable at a variable rate if, generally:

●	the issue price does not exceed the original principal balance by more than a specified amount; and

●	the interest compounds or is payable at least annually at current values of

(a)      one or more “qualified floating rates,”

(b)      a single fixed rate and one or more qualified floating rates,

(c)      a single “objective rate,” or

(d)      a single fixed rate and a single objective rate that is a “qualified inverse floating rate.”

A floating rate is a qualified floating rate if variations in the rate can reasonably be expected to measure contemporaneous variations in the cost of newly borrowed funds, where the rate is subject to a fixed multiple that is greater than 0.65, but not more than 1.35.  The rate may also be increased or decreased by a fixed spread or subject to a fixed cap or floor, or a cap or floor that is not reasonably expected as of the issue date to affect the yield of the instrument significantly.  An objective rate (other than a qualified floating rate) is a rate that is determined using a single fixed formula and that is based on objective financial or economic information, provided that the information is not (1) within the control of the depositor or a related party or (2) unique to the circumstances of the depositor or a related party.  A qualified inverse floating rate is a rate equal to a fixed rate minus a qualified floating rate that inversely reflects contemporaneous variations in the cost of newly borrowed funds; an inverse floating rate that is not a qualified floating rate may nevertheless be an objective rate.  A class of Regular Certificates may be issued under this prospectus that does not have a variable rate under the OID Regulations, for example, a class that bears different rates at different times during the period it is outstanding so that it is considered significantly “front-loaded” or “back-loaded” within the meaning of the OID Regulations.  It is possible that a class of this type may be considered to bear “contingent interest” within the meaning of the OID Regulations.  The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to Regular Certificates.  However, if final regulations dealing with contingent interest with respect to Regular Certificates apply the same principles as the current regulations, those regulations may lead to different timing of income inclusion than would be the case under the variable interest regulations.  Furthermore, application of those principles could lead to the characterization of gain on the sale of contingent interest Regular Certificates as ordinary income.  Investors should consult their tax advisors regarding the appropriate treatment of any Regular Certificate that does not pay interest at a fixed rate or variable rate as described in this paragraph.

Under the REMIC Regulations, a Regular Certificate (1) bearing a rate that qualifies as a variable rate under the OID Regulations that is tied to current values of a variable rate (or the highest, lowest or average of two or more variable rates), including a rate based on the average cost of funds of one or more financial institutions, or a positive or negative multiple of a rate (plus or minus a specified number of basis points), or that represents a weighted average of rates on some or all of the mortgage loans, including a rate that is subject to one or more caps or floors, or (2) bearing one or more of these variable rates for one or more periods or one or more fixed rates for one or more periods, and a different variable rate or fixed rate for other periods qualifies as a regular interest in a REMIC.

Unless otherwise indicated in the applicable prospectus supplement, the depositor intends to treat Regular Certificates that provide for variable rates in the same manner as obligations bearing a variable rate for original issue discount reporting purposes. The amount of original issue discount with respect to a Regular Certificate bearing a variable rate of interest will accrue in the manner described above under “Original Issue Discount” with the yield to maturity and future payments on such Regular Certificate generally to be determined by assuming that interest will be payable for the life of the Regular Certificate based on the initial rate (or, if different, the value of the applicable variable rate as of the pricing date) for the relevant class. Unless otherwise specified in the applicable prospectus supplement, the depositor intends to treat such variable interest as qualified stated interest, other than variable interest on an interest-only or super-premium class, which will be treated as non-qualified stated interest includible in the stated redemption price at maturity. Ordinary income reportable for any period will be adjusted based on subsequent changes in the applicable interest rate index.

Although unclear under the OID Regulations, unless required otherwise by applicable final regulations, the depositor intends to treat Regular Certificates bearing an interest rate that is a weighted average of the net interest rates on mortgage loans or MBS having fixed or adjustable rates, as having qualified stated interest, except to the extent that initial “teaser” rates cause sufficiently “back-loaded” interest to create more than de minimis original issue discount. The yield on such Regular Certificates for purposes of accruing original issue discount will be a hypothetical fixed rate based on the fixed rates, in the case of fixed rate mortgage loans, and initial “teaser rates” followed by fully indexed rates, in the case of adjustable rate mortgage loans. In the case of adjustable rate mortgage loans, the applicable index used to compute interest on the mortgage loans will be the index in effect on the pricing date (or possibly the issue date), and in the case of teaser rates, will be deemed to be in effect beginning with the period in which the first weighted average adjustment date occurring after the issue date occurs. Adjustments will be made in each accrual period either increasing or decreasing the amount of ordinary income reportable to reflect the actual Pass-Through Rate on the Regular Certificates.

Deferred Interest

Under the OID Regulations, all interest on a Regular Certificate as to which there may be deferred interest is includible in the stated redemption price at maturity thereof. Accordingly, any deferred interest that accrues with respect to a class of Regular Certificates may constitute income to the holders of such Regular Certificates prior to the time distributions of cash with respect to such Deferred Interest are made.

Market Discount

A purchaser of a Regular Certificate also may be subject to the market discount rules of Code Section 1276 through 1278. Under these Code sections and the principles applied by the OID Regulations in the context of original issue discount, “market discount” is the amount by which the purchaser’s original basis in the Regular Certificate (exclusive of accrued qualified stated interest):

●	is exceeded by the then-current principal amount of the Regular Certificate; or

●	in the case of a Regular Certificate having original issue discount, is exceeded by the adjusted issue price of such Regular Certificate at the time of purchase.

Such purchaser generally will be required to recognize ordinary income to the extent of accrued market discount on such Regular Certificate as distributions includible in the stated redemption price at maturity thereof are received, in an amount not exceeding any such distribution. Such market discount would accrue in a manner to be provided in Treasury regulations and should take into account the Prepayment Assumption. The Conference Committee Report to the 1986 Act provides that until such regulations are issued, such market discount would accrue either:

●	on the basis of a constant interest rate; or

●
in the ratio of stated interest allocable to the relevant period to the sum of the interest for such period plus the remaining interest as of the end of such period, or in the case of a Regular Certificate issued with original issue discount, in the ratio of original issue discount accrued for the relevant period to the sum of the original issue discount accrued for such period plus the remaining original issue discount as of the end of such period.

Such purchaser also generally will be required to treat a portion of any gain on a sale or exchange of the Regular Certificate as ordinary income to the extent of the market discount accrued to the date of disposition under one of the foregoing methods, less any accrued market discount previously reported as ordinary income as partial distributions in reduction of the stated redemption price at maturity were received. Such purchaser will be required to defer deduction of a portion of the excess of the interest paid or accrued on indebtedness incurred to purchase or carry a Regular Certificate over the interest distributable thereon. The deferred portion of such interest expense in any taxable year generally will not exceed the accrued market discount on the Regular Certificate for such year. Any such deferred interest expense is, in general, allowed as a deduction not later than the year in which the related market discount income is recognized or the Regular Certificate is disposed of. As an alternative to the inclusion of market discount in income on the foregoing basis, the Regular Certificateholder may elect to include market discount in income currently as it accrues on all market discount instruments acquired by such Regular Certificateholder in that taxable year or thereafter, in which case the interest deferral rule will not apply. See “Election to Treat All Interest Under the Constant Yield Method” below regarding an alternative manner in which such election may be deemed to be made.

Market discount with respect to a Regular Certificate will be considered to be zero if such market discount is less than 0.25% of the remaining stated redemption price at maturity of such Regular Certificate multiplied by the weighted average maturity of the Regular Certificate (determined as described above in the third paragraph under “Original Issue Discount”) remaining after the date of purchase. It appears that de minimis market discount would be reported in a manner similar to de minimis original issue discount. See “Original Issue Discount” above. Treasury regulations implementing the market discount rules have not yet been issued, and therefore investors should consult their own tax advisors regarding the application of these rules. Investors should also consult Revenue Procedure 92-67 concerning the elections to include market discount in income currently and to accrue market discount on the basis of the constant yield method.

Premium

A Regular Certificate purchased at a cost, excluding any portion of the cost attributable to accrued qualified stated interest, greater than its remaining stated redemption price at maturity generally is considered to be purchased at a premium. If the Regular Certificateholder holds such Regular Certificate as a “capital asset” within the meaning of Code Section 1221, the Regular Certificateholder may elect under Code Section 171 to amortize such premium under the constant yield method. Treasury Regulations issued under Code Section 171 do not, by their terms, apply to Regular Certificates, which are prepayable based on prepayments on the underlying mortgage loans. However, the Conference Committee Report to the 1986 Act indicates a Congressional intent that the same rules that will apply to the accrual of market discount on installment obligations will also apply to amortizing bond premium under Code Section 171 on installment obligations such as the Regular Certificates, although it is unclear whether the alternatives to the constant yield method described above under “Market Discount” are available. Amortizable bond premium will be treated as an offset to interest income on a Regular Certificate rather than as a separate deduction item. See “Election to Treat All Interest Under the Constant Yield Method” below regarding an alternative manner in which the Code Section 171 election may be deemed to be made.

Election to Treat All Interest Under the Constant Yield Method

A holder of a debt instrument such as a Regular Certificate may elect to treat all interest that accrues on the instrument using the constant yield method, with none of the interest being treated as qualified stated interest. For purposes of applying the constant yield method to a debt instrument subject to such an election:

●
“interest” includes stated interest, original issue discount, de minimis original issue discount, market discount and de minimis market discount, as adjusted by any amortizable bond premium or acquisition premium; and

●	the debt instrument is treated as if the instrument were issued on the holder’s acquisition date in the amount of the holder’s adjusted basis immediately after acquisition.

It is unclear whether, for this purpose, the initial Prepayment Assumption would continue to apply or if a new prepayment assumption as of the date of the holder’s acquisition would apply. A holder generally may make such an election on an instrument by instrument basis or for a class or group of debt instruments. However, if a holder makes the election with respect to a premium bond,  then the holder is deemed to make the election to amortize premium for all the premium bonds it holds at the beginning of the taxable year and all premium bonds it acquires thereafter.  If a holder makes the election with respect to a market discount bond,  then it is deemed to make the election to accrue market discount for all the market discount bonds it acquires at the beginning of the taxable year and all market discount bonds it acquires thereafter. The election is made on the holder’s federal income tax return for the year in which the debt instrument is acquired and is irrevocable except with the approval of the IRS. Investors should consult their own tax advisors regarding the advisability of making such an election.

Sale or Exchange of Regular Certificates

If a Regular Certificateholder sells or exchanges a Regular Certificate, the Regular Certificateholder will recognize gain or loss equal to the difference, if any, between the amount received (other than amounts allocable to accrued interest) and its adjusted basis in the Regular Certificate. The adjusted basis of a Regular Certificate generally will equal the cost of the Regular Certificate to the seller, increased by any original issue discount or market discount previously included in the seller’s gross income with respect to the Regular Certificate and reduced by amounts included in the stated redemption price at maturity of the Regular Certificate that were previously received by the seller, by any amortized premium and by previously recognized losses.

Except as described above with respect to market discount, and except as provided in this paragraph, any gain or loss on the sale or exchange of a Regular Certificate realized by an investor who holds the Regular Certificate as a capital asset will be capital gain or loss and will be long-term or short-term depending on whether the Regular Certificate has been held for the long-term capital gain holding period (currently more than one year). Such gain will be treated as ordinary income as follows:

●
if a Regular Certificate is held as part of a “conversion transaction” as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Regular Certificateholder’s net investment in the conversion transaction at 120% of the appropriate applicable Federal rate under Code Section 1274(d) in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of such transaction;

●	in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary rates; or

●
to the extent that such gain does not exceed the excess, if any, of (a) the amount that would have been includible in the gross income of the holder if its yield on such Regular Certificate were 110% of the applicable Federal rate as of the date of purchase, over (b) the amount of income actually includible in the gross income of such holder with respect to the Regular Certificate.

In addition, gain or loss recognized from the sale of a Regular Certificate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c).  Long-term capital gains of certain non-corporate taxpayers generally are subject to a lower maximum tax rate than ordinary income or short-term capital gains of such taxpayers for property held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

Treatment of Losses

Holders of Regular Certificates will be required to report income with respect to Regular Certificates on the accrual method of accounting, without giving effect to delays or reductions in distributions attributable to defaults or delinquencies on the mortgage loans allocable to a particular class of Regular Certificates, except to the extent it can be established that such losses are uncollectible. Accordingly, the holder of a Regular Certificate may have income, or may incur a diminution in cash flow as a result of a default or delinquency, but may not be able to take a deduction (subject to the discussion below) for the corresponding loss until a subsequent taxable year. In this regard, investors are cautioned that while they may generally cease to accrue interest income if it reasonably appears that the interest will be uncollectible, the IRS may take the position that original issue discount must continue to be accrued in spite of its uncollectibility until the debt instrument is disposed of in a taxable transaction or becomes worthless in accordance with the rules of Code Section 166. To the extent the rules of Code Section 166 regarding bad debts are applicable, it appears that holders of Regular Certificates that are corporations or that otherwise hold the Regular Certificates in connection with a trade or business should in general be allowed to deduct as an ordinary loss any such loss sustained during the taxable year on account of any such Regular Certificates becoming wholly or partially worthless, and that, in general, holders of Regular Certificates that are not corporations and do not hold the Regular Certificates in connection with a trade or business will be allowed to deduct as a short-term capital loss any loss with respect to principal sustained during the taxable year on account of a portion of any class or subclass of such Regular Certificates becoming wholly worthless. Although the matter is not free from doubt, noncorporate holders of Regular Certificates should be allowed a bad debt deduction at that time as the principal balance of any class or subclass of those Regular Certificates is reduced to reflect losses resulting from any liquidated mortgage loans below a holder’s basis in the Regular Certificates.  The IRS, however, could take the position that non-corporate holders will be allowed a bad debt deduction to reflect those losses only after all mortgage loans remaining in the trust fund have been liquidated or that class of Regular Certificates has been otherwise retired.  The IRS could also assert that losses on the Regular Certificates are deductible based on some other method that may defer those deductions for all holders, such as reducing future cash flow for purposes of computing original issue discount.  This may have the effect of creating “negative” original issue discount which would be deductible only against future positive original issue discount or otherwise upon termination of the class.  Notwithstanding the foregoing, it is not clear whether holders of interest-only certificates are entitled to any deduction under Code Section 166 for bad debt losses.  Holders of Regular Certificates are urged to consult their own tax advisors regarding the appropriate timing, amount and character of any loss sustained with respect to such Regular Certificates. While losses attributable to interest previously reported as income should be deductible as ordinary losses by both corporate and non-corporate holders, the IRS may take the position that losses attributable to accrued original issue discount may only be deducted as short-term capital losses by non-corporate holders not engaged in a trade or business. Special loss rules are applicable to banks and thrift institutions, including rules regarding reserves for bad debts. Such taxpayers are advised to consult their tax advisors regarding the treatment of losses on Regular Certificates.

Taxation of Residual Certificates

Taxation of REMIC Income

Generally, the “daily portions” of REMIC taxable income or net loss will be includible as ordinary income or loss in determining the federal taxable income of holders of Residual Certificates (“Residual Certificateholders”), and will not be taxed separately to the REMIC Pool. The daily portions of REMIC taxable income or net loss of a Residual Certificateholder are determined by allocating the REMIC Pool’s taxable income or net loss for each calendar quarter ratably to each day in such quarter and by allocating such daily portion among the Residual Certificateholders in proportion to their respective holdings of Residual Certificates in the REMIC Pool on such day. REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting, except that:

●	the limitations on deductibility of investment interest expense and expenses for the production of income do not apply;

●	all bad loans will be deductible as business bad debts; and

●	the limitation on the deductibility of interest and expenses related to tax-exempt income will apply.

The REMIC Pool’s gross income includes interest, original issue discount income and market discount income, if any, on the mortgage loans, reduced by amortization of any premium on the mortgage loans, plus income from amortization of issue premium, if any, on the Regular Certificates, plus income on reinvestment of cash flows and reserve assets, plus any cancellation of indebtedness income upon allocation of realized losses to the Regular Certificates. The REMIC Pool’s deductions include interest and original issue discount expense on the Regular Certificates, servicing fees on the mortgage loans, other administrative expenses of the REMIC Pool and realized losses on the mortgage loans. The requirement that Residual Certificateholders report their pro rata share of taxable income or net loss of the REMIC Pool will continue until there are no certificates of any class of the related series outstanding.

The taxable income recognized by a Residual Certificateholder in any taxable year will be affected by, among other factors, the relationship between the timing of recognition of interest and original issue discount or market discount income or amortization of premium with respect to the mortgage loans, on the one hand, and the timing of deductions for interest (including original issue discount) on the Regular Certificates or income from amortization of issue premium on the Regular Certificates, on the other hand. In the event that an interest in the mortgage loans is acquired by the REMIC Pool at a discount, and one or more of such mortgage loans is prepaid, the Residual Certificateholder may recognize taxable income without being entitled to receive a corresponding amount of cash because:

●	the prepayment may be used in whole or in part to make distributions in reduction of principal on the Regular Certificates; and

●
the discount on the mortgage loans which is includible in income may exceed the deduction allowed upon such distributions on those Regular Certificates on account of any unaccrued original issue discount relating to those Regular Certificates.

When there is more than one class of Regular Certificates that distribute principal sequentially, this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the Regular Certificates when distributions in reduction of principal are being made in respect of earlier classes of Regular Certificates to the extent that such classes are not issued with substantial discount. If taxable income attributable to such a mismatching is realized, in general, losses would be allowed in later years as distributions on the later classes of Regular Certificates are made. Taxable income may also be greater in earlier years than in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of such a series of Regular Certificates, may increase over time as distributions in reduction of principal are made on the lower yielding classes of Regular Certificates, whereas to the extent that the REMIC Pool includes fixed rate mortgage loans, interest income with respect to any given mortgage loan will remain constant over time as a percentage of the outstanding principal amount of that loan. Consequently, Residual Certificateholders must have sufficient other sources of cash to pay any federal, state or local income taxes due as a result of such mismatching or unrelated deductions against which to offset such income, subject to the discussion of “excess inclusions” below under “Limitations on Offset or Exemption of REMIC Income” The timing of such mismatching of income and deductions described in this paragraph, if present with respect to a series of certificates, may have a significant adverse effect upon the Residual Certificateholder’s after-tax rate of return.

Basis and Losses

The amount of any net loss of the REMIC Pool that may be taken into account by the Residual Certificateholder is limited to the adjusted basis of the Residual Certificate as of the close of the quarter (or time of disposition of the Residual Certificate if earlier), determined without taking into account the net loss for the quarter. The initial adjusted basis of a purchaser of a Residual Certificate is the amount paid for such Residual Certificate. Such adjusted basis will be increased by the amount of taxable income of the REMIC Pool reportable by the Residual Certificateholder and will be decreased (but not below zero), first, by a cash distribution from the REMIC Pool and, second, by the amount of loss of the REMIC Pool reportable by the Residual Certificateholder. Any loss that is disallowed on account of this limitation may be carried over indefinitely with respect to the Residual Certificateholder as to whom such loss was disallowed and may be used by such Residual Certificateholder only to offset any income generated by the same REMIC Pool.

A Residual Certificateholder will not be permitted to amortize directly the cost of its Residual Certificate as an offset to its share of the taxable income of the related REMIC Pool. However, that taxable income will not include cash received by the REMIC Pool that represents a recovery of the REMIC Pool’s basis in its assets.  That recovery of basis by the REMIC Pool will have the effect of amortization of the issue price of the Residual Certificates over their life.  However, in view of the possible acceleration of the income of Residual Certificateholders described under “—Taxation of REMIC Income” above, the period of time over which the issue price is effectively amortized may be longer than the economic life of the Residual Certificates.

A Residual Certificate may have a negative value if the net present value of anticipated tax liabilities exceeds the present value of anticipated cash flows. The REMIC Regulations appear to treat the issue price of such a residual interest as zero rather than such negative amount for purposes of determining the REMIC Pool’s basis in its assets. Regulations have been issued addressing the federal income tax treatment of “inducement fees” received by transferees of noneconomic residual interests. These regulations require inducement fees to be included in income over a period reasonably related to the period in which the related residual interest is expected to generate taxable income or net loss to its holder. Under two safe harbor methods, inducement fees may be included in income:

●
in the same amounts and over the same period that the taxpayer uses for financial reporting purposes, provided that such period is not shorter than the period the REMIC is expected to generate taxable income; or

●
ratably over the remaining anticipated weighted average life of all the regular and residual interests issued by the REMIC, determined based on actual distributions projected as remaining to be made on such interests under the Prepayment Assumption.

If the holder of a noneconomic residual interest sells or otherwise disposes of the noneconomic residual interest, any unrecognized portion of the inducement fee must be taken into account at the time of the sale or disposition. Prospective purchasers of the Residual Certificates should consult with their tax advisors regarding the effect of these regulations.

Further, to the extent that the initial adjusted basis of a Residual Certificateholder (other than an original holder) in the Residual Certificate is greater that the corresponding portion of the REMIC Pool’s basis in the mortgage loans, the Residual Certificateholder will not recover a portion of such basis until termination of the REMIC Pool unless future Treasury regulations provide for periodic adjustments to the REMIC income otherwise reportable by such holder. The REMIC Regulations currently in effect do not so provide. See “Treatment of Certain Items of REMIC Income and Expense—Market Discount” below regarding the basis of mortgage loans to the REMIC Pool and “Sale or Exchange of a Residual Certificate” below regarding possible treatment of a loss upon termination of the REMIC Pool as a capital loss.

Treatment of Certain Items of REMIC Income and Expense

Although the depositor intends to compute REMIC income and expense in accordance with the Code and applicable regulations, the authorities regarding the determination of specific items of income and expense are subject to differing interpretations. The depositor makes no representation as to the specific method that it will use for reporting income with respect to the mortgage loans and expenses with respect to the Regular Certificates, and different methods could result in different timing of reporting of taxable income or net loss to Residual Certificateholders or differences in capital gain versus ordinary income.

Original Issue Discount and Premium. Generally, the REMIC Pool’s deductions for original issue discount and income from amortization of issue premium will be determined in the same manner as original issue discount income on Regular Certificates as described above under “Taxation of Regular Certificates—Original Issue Discount” and “—Variable Rate Regular Certificates,” without regard to the de minimis rule described therein, and “—Premium.”

Deferred Interest. Any deferred interest that accrues with respect to any adjustable rate mortgage loans held by the REMIC Pool will constitute income to the REMIC Pool and will be treated in a manner similar to the deferred interest that accrues with respect to Regular Certificates as described above under “Taxation of Regular Certificates—Deferred Interest.”

Market Discount. The REMIC Pool will have market discount income in respect of mortgage loans if, in general, the basis of the REMIC Pool allocable to such mortgage loans is exceeded by their unpaid principal balances. The REMIC Pool’s basis in such mortgage loans is generally the fair market value of the mortgage loans immediately after the transfer thereof to the REMIC Pool. The REMIC Regulations provide that such basis is equal in the aggregate to the issue prices of all regular and residual interests in the REMIC Pool (or the fair market value thereof at the Startup Day, in the case of a retained class).  In respect of mortgage loans that have market discount to which Code Section 1276 applies, the accrued portion of the market discount would be recognized currently as an item of ordinary income in a manner similar to original issue discount.  Market discount income generally should accrue in the manner described above under “Taxation of Regular Certificates—Market Discount.”

Premium. Generally, if the basis of the REMIC Pool in the mortgage loans exceeds the unpaid principal balances thereof, the REMIC Pool will be considered to have acquired such mortgage loans at a premium equal to the amount of such excess. As stated above, the REMIC Pool’s basis in mortgage loans is the fair market value of the mortgage loans, based on the aggregate of the issue prices (or the fair market value of retained classes) of the regular and residual interests in the REMIC Pool immediately after the transfer thereof to the REMIC Pool. In a manner analogous to the discussion above under “Taxation of Regular Certificates—Premium,” a REMIC Pool that holds a mortgage loan as a capital asset under Code Section 1221 may elect under Code Section 171 to amortize premium on whole mortgage loans or mortgage loans underlying MBS that were originated after September 27, 1985 or MBS that are REMIC regular interests under the constant yield method. Amortizable bond premium will be treated as an offset to interest income on the mortgage loans, rather than as a separate deduction item. To the extent that the mortgagors with respect to the mortgage loans are individuals, Code Section 171 will not be available for premium on mortgage loans (including underlying mortgage loans) originated on or prior to September 27, 1985. Premium with respect to such mortgage loans may be deductible in accordance with a reasonable method regularly employed by the holder thereof. The allocation of such premium pro rata among principal payments should be considered a reasonable method; however, the IRS may argue that such premium should be allocated in a different manner, such as allocating such premium entirely to the final payment of principal.

Limitations on Offset or Exemption of REMIC Income

A portion or all of the REMIC taxable income includible in determining the federal income tax liability of a Residual Certificateholder will be subject to special treatment. That portion, referred to as the “excess inclusion,” is equal to the excess of REMIC taxable income for the calendar quarter allocable to a Residual Certificate over the daily accruals for such quarterly period of:

●	120% of the long-term applicable Federal rate that would have applied to the Residual Certificate (if it were a debt instrument) on the Startup Day under Code Section 1274(d), multiplied by;

●	the adjusted issue price of such Residual Certificate at the beginning of such quarterly period.

For this purpose, the adjusted issue price of a Residual Certificate at the beginning of a quarter is the issue price of the Residual Certificate, plus the amount of such daily accruals of REMIC income described in this paragraph for all prior quarters, decreased by any distributions made with respect to such Residual Certificate prior to the beginning of such quarterly period. Accordingly, the portion of the REMIC Pool’s taxable income that will be treated as excess inclusions will be a larger portion of such income as the adjusted issue price of the Residual Certificates diminishes and all such taxable income will be so treated if the adjusted issue price of the Residual Certificate is zero.

The portion of a Residual Certificateholder’s REMIC taxable income consisting of the excess inclusions generally may not be offset by other deductions, including net operating loss carryforwards, on such Residual Certificateholder’s return. However, net operating loss carryovers are determined without regard to excess inclusion income. Further, if the Residual Certificateholder is an organization subject to the tax on unrelated business income imposed by Code Section 511, the Residual Certificateholder’s excess inclusions will be treated as unrelated business taxable income of such Residual Certificateholder for purposes of Code Section 511. In addition, REMIC taxable income is subject to 30% withholding tax with respect to certain persons who are not U.S. Persons (as defined below under “Tax-Related Restrictions on Transfer of Residual Certificates—Foreign Investors”), and the portion thereof attributable to excess inclusions is not eligible for any reduction in the rate of withholding tax (by treaty or otherwise). See “Taxation of Certain Foreign Investors—Residual Certificates” below. Finally, if a real estate investment trust or a regulated investment company owns a Residual Certificate, a portion (allocated under Treasury regulations yet to be issued) of dividends paid by the real estate investment trust or a regulated investment company could not be offset by net operating losses of its shareholders, would constitute unrelated business taxable income for tax-exempt shareholders, and would be ineligible for reduction of withholding to certain persons who are not U.S. Persons.

In addition, the Code provides three rules for determining the effect of excess inclusions on the alternative minimum taxable income of a Residual Certificateholder. First, alternative minimum taxable income for a Residual Certificateholder is determined without regard to the special rule, discussed above, that taxable income cannot be less than excess inclusions. Second, a Residual Certificateholder’s alternative minimum taxable income for a taxable year cannot be less than the excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deduction must be computed without regard to any excess inclusions.

Tax-Related Restrictions on Transfer of Residual Certificates

Disqualified Organizations. If any legal or beneficial interest in a Residual Certificate is transferred to a Disqualified Organization (as defined below), a tax would be imposed in an amount equal to the product of:

●	the present value of the total anticipated excess inclusions with respect to such Residual Certificate for periods after the transfer; and

●	the highest marginal federal income tax rate applicable to corporations.

The REMIC Regulations provide that the anticipated excess inclusions are based on actual prepayment experience to the date of the transfer and projected payments based on the Prepayment Assumption. The present value rate equals the applicable federal rate under Code Section 1274(d) as of the date of the transfer for a term ending with the last calendar quarter in which excess inclusions are expected to accrue. Such a tax generally would be imposed on the transferor of the Residual Certificate, except that where such transfer is through an agent (including a broker, nominee or other middleman) for a Disqualified Organization, the tax would instead be imposed on such agent. However, a transferor of a Residual Certificate would in no event be liable for such tax with respect to a transfer if the transferee furnishes to the transferor an affidavit that the transferee is not a Disqualified Organization and, as of the time of the transfer, the transferor does not have actual knowledge that such affidavit is false.  The tax may also be waived by the Treasury Department if the Disqualified Organization promptly disposes of the residual interest and the transferor pays income tax at the highest corporate rate on the excess inclusions for the period the Residual Certificate is actually held by the Disqualified Organization.

In addition, if a Pass-Through Entity (as defined below) has excess inclusion income with respect to a Residual Certificate during a taxable year and a Disqualified Organization is the record holder of an equity interest in such entity, then a tax is imposed on such entity equal to the product of:

●	the amount of excess inclusions on the Residual Certificate that are allocable to the interest in the Pass-Through Entity during the period such interest is held by such Disqualified Organization; and

●	the highest marginal federal corporate income tax rate.

Such tax would be deductible from the ordinary gross income of the Pass-Through Entity for the taxable year. The Pass-Through Entity would not be liable for such tax if it has received an affidavit from such record holder that it is not a Disqualified Organization or stating such holder’s taxpayer identification number and, during the period such person is the record holder of the Residual Certificate, the Pass-Through Entity does not have actual knowledge that such affidavit is false.

If an “electing large partnership” holds a Residual Certificate, all interests in the electing large partnership are treated as held by Disqualified Organizations for purposes of the tax imposed upon a Pass-Through Entity by Code Section 860E(c). An exception to this tax, otherwise available to a Pass-Through Entity that is furnished certain affidavits by record holders of interests in the entity and that does not know such affidavits are false, is not available to an electing large partnership.

For these purposes:

●
“Disqualified Organization” means the United States, any state or political subdivision thereof, any foreign government, any international organization, any agency or instrumentality of any of the foregoing (provided, that such term does not include an instrumentality if all of its activities are subject to tax and a majority of its board of directors is not selected by any such governmental entity), any cooperative organization furnishing electric energy or providing telephone service to persons in rural areas as described in Code Section 1381(a)(2)(C), and any organization (other than a farmers’ cooperative described in Code Section 521) that is exempt from taxation under the Code unless such organization is subject to the tax on unrelated business income imposed by Code Section 511;

●
“Pass-Through Entity” means any regulated investment company, real estate investment trust, common trust fund, partnership, trust or estate and certain corporations operating on a cooperative basis (except as may be provided in Treasury regulations, any person holding an interest in a Pass-Through Entity as a nominee for another will, with respect to such interest, be treated as a Pass-Through Entity); and

●
an “electing large partnership” means any partnership having more than 100 members during the preceding tax year (other than certain service partnerships and commodity pools), which elect to apply simplified reporting provisions under the Code.

The Pooling Agreement with respect to a series of certificates will provide that no legal or beneficial interest in a Residual Certificate may be transferred unless:

●
the proposed transferee provides to the transferor and the trustee an affidavit providing its taxpayer identification number and stating that such transferee is the beneficial owner of the Residual Certificate, is not a Disqualified Organization and is not purchasing such Residual Certificates on behalf of a Disqualified Organization (i.e., as a broker, nominee or middleman thereof); and

●	the transferor provides a statement in writing to the depositor and the trustee that it has no actual knowledge that such affidavit is false.

Moreover, the Pooling Agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void and will vest no rights in any purported transferee. Each Residual Certificate with respect to a series will bear a legend referring to such restrictions on transfer, and each Residual Certificateholder will be deemed to have agreed, as a condition of ownership thereof, to any amendments to the related Pooling Agreement required under the Code or applicable Treasury regulations to effectuate the foregoing restrictions. Information necessary to compute an applicable excise tax must be furnished to the IRS and to the requesting party within 60 days of the request, and the depositor or the trustee may charge a fee for computing and providing such information.

Noneconomic Residual Interests. The REMIC Regulations disregard certain transfers of Residual Certificates, in which case the transferor continues to be treated as the owner of the Residual Certificates and thus continues to be subject to tax on its allocable portion of the net income of the REMIC Pool. Under the REMIC Regulations, a transfer of a “noneconomic residual interest” (as defined below) to a Residual Certificateholder (other than a Residual Certificateholder who is not a U.S. Person, as defined below under “—Foreign Investors”) is disregarded for all federal income tax purposes if a significant purpose of the transferor is to impede the assessment or collection of tax. A residual interest in a REMIC (including a residual interest with a positive value at issuance) is a “noneconomic residual interest” unless, at the time of the transfer:

●
the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs; and

●
the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes.

The anticipated excess inclusions and the present value rate are determined in the same manner as set forth above under “—Disqualified Organizations.” The REMIC Regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC.  Under the REMIC Regulations, a safe harbor is provided if:

●
the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future;

●
the transferee represents to the transferor that it understands that, as the holder of the noneconomic residual interest, the transferee may incur tax liabilities in excess of cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due; and

●
the transferee represents that it will not cause income from the Residual Certificate to be attributable to a foreign permanent establishment or fixed base, within the meaning of an applicable income tax treaty, of the transferee or any other U.S. Person (as defined below); and

●	either the “formula test” or the “assets test” (each described below) is satisfied.

The Pooling Agreement with respect to each series of certificates will require the transferee of a Residual Certificate to certify to the matters in the bullet points set forth above as part of the affidavit described above under the heading “Disqualified Organizations.” The transferor must have no actual knowledge or reason to know that such statements are false.

The formula test is satisfied if the present value of the anticipated tax liabilities associated with holding the noneconomic residual interest must not exceed the sum of:

(i)       the present value of any consideration given to the transferee to acquire the interest;

(ii)      the present value of the expected future distributions on the interest; and

(iii)     the present value of the anticipated tax savings associated with holding the interest as the REMIC generates losses.

For purposes of these computations, the transferee is assumed to pay tax at the highest rate of tax specified in Code Section 11(b)(1) (currently 35%) or, in certain circumstances, the alternative minimum tax rate. Further, present values generally are computed using a discount rate equal to the short-term Federal rate set forth in Code Section 1274(d) for the month of such transfer and the compounding period used by the transferee.

The assets test is satisfied if:

(i)       the transferee must be a domestic “C” corporation (other than a corporation exempt from taxation of a regulated investment company or real estate investment trust) that meets certain gross and net assets tests (generally, $100 million of gross assets and $10 million of net assets for the current year and the two preceding fiscal years);

(ii)      the transferee must agree in writing that it will transfer the Residual Certificate only to a subsequent transferee that is an eligible corporation and meets the requirements for a safe harbor transfer; and

(iii)     the facts and circumstances known to the transferor on or before the date of the transfer must not reasonably indicate that the taxes associated with ownership of the Residual Certificate will not be paid by the transferee.

Foreign Investors. The REMIC Regulations provide that the transfer of a Residual Certificate that has “tax avoidance potential” to a “foreign person” will be disregarded for all federal tax purposes. This rule appears intended to apply to a transferee who is not a “U.S. Person” (a “Non-U.S. Person”), unless such transferee’s income is effectively connected with the conduct of a trade or business within the United States. A Residual Certificate is deemed to have tax avoidance potential unless, at the time of the transfer, (i) the future value of expected distributions equals at least 30% of the anticipated excess inclusions after the transfer, and (ii) the transferor reasonably expects that the transferee will receive sufficient distributions from the REMIC Pool at or after the time at which the excess inclusions accrue and prior to the end of the next succeeding taxable year for the accumulated withholding tax liability to be paid. If the non-U.S. Person transfers the Residual Certificate back to a U.S. Person, the transfer will be disregarded and the foreign transferor will continue to be treated as the owner unless arrangements are made so that the transfer does not have the effect of allowing the transferor to avoid tax on accrued excess inclusions.

Unless otherwise stated in the prospectus supplement relating to a series of certificates, a Residual Certificate may not be purchased by or transferred to any person that is not a U.S. Person or a partnership (including any entity treated as a partnership for U.S. federal income tax purposes) any interest in which is owned (or, may be owned pursuant to the applicable partnership agreement) directly or indirectly (other than through a U.S. corporation) by any person that is not a “U.S. Person”. The term “U.S. Person” means a citizen or resident of the United States, a corporation, partnership (except to the extent provided in applicable Treasury regulations) or other entity created or organized in or under the laws of the United States, any state thereof or the District of Columbia, including any entity treated as a corporation or partnership for U.S. tax purposes, an estate that is subject to United States federal income tax regardless of the source of its income or a trust if a court within the United States is able to exercise primary supervision over the administration of such trust, and one or more United States persons have the authority to control all substantial decisions of such trust (or, to the extent provided in applicable Treasury regulations, certain trusts in existence on August 20, 1996 have elected to be treated as U.S. Persons if such election has been made).

In addition, under temporary and final Treasury regulations, effective August 1, 2006, a U.S. partnership having a partner who is not a U.S. Person will be required to pay withholding tax in respect of excess inclusion income allocable to such non-U.S. partner, even if no cash distributions are made to such partner. Accordingly, the Pooling Agreement will prohibit transfer of a Residual Certificate to a U.S. Person treated as a partnership for federal income tax purposes, any beneficial owner of which (other than through a U.S. corporation) is (or is permitted to be under the related partnership agreement) not a U.S. Person.

Sale or Exchange of a Residual Certificate

Upon the sale or exchange of a Residual Certificate, the Residual Certificateholder will recognize gain or loss equal to the excess, if any, of the amount realized over the adjusted basis (as described above under “Taxation of Residual Certificates—Basis and Losses”) of such Residual Certificateholder in such Residual Certificate at the time of the sale or exchange. In addition to reporting the taxable income of the REMIC Pool, a Residual Certificateholder will have taxable income to the extent that any cash distribution to it from the REMIC Pool exceeds such adjusted basis on that Distribution Date. Such income will be treated as gain from the sale or exchange of the Residual Certificate. It is possible that the termination of the REMIC Pool may be treated as a sale or exchange of a Residual Certificateholder’s Residual Certificate, in which case, if the Residual Certificateholder has an adjusted basis in such Residual Certificateholder’s Residual Certificate remaining when its interest in the REMIC Pool terminates, and if such Residual Certificateholder holds such Residual Certificate as a capital asset under Code Section 1221, then such Residual Certificateholder will recognize a capital loss at that time in the amount of such remaining adjusted basis.

Any gain on the sale of a Residual Certificate will be treated as ordinary income (i) if a Residual Certificate is held as part of a “conversion transaction” as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Residual Certificateholder’s net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of such transaction or (ii) in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates. In addition, gain or loss recognized from the sale of a Residual Certificate by certain banks or thrift institutions will be treated as ordinary income or loss pursuant to Code Section 582(c).

The Conference Committee Report to the 1986 Act provides that, except as provided in Treasury regulations yet to be issued, the wash sale rules of Code Section 1091 will apply to dispositions of Residual Certificates where the seller of the Residual Certificate, during the period beginning six months before the sale or disposition of the Residual Certificate and ending six months after such sale or disposition, acquires (or enters into any other transaction that results in the application of Section 1091) any residual interest in any REMIC or any interest in a “taxable mortgage pool” (such as a non-REMIC owner trust) that is economically comparable to a Residual Certificate.

Mark to Market Regulations

The IRS has issued regulations under Code Section 475 relating to the requirement that a securities dealer mark to market securities held for sale to customers. This mark-to-market requirement applies to all securities of a dealer, except to the extent that the dealer has specifically identified a security as held for investment.  These regulations provide that, for purposes of this mark-to-market requirement, a Residual Certificate is not treated as a security and thus may not be marked to market.

Taxes that May Be Imposed on the REMIC Pool

Prohibited Transactions

Income from certain transactions by the REMIC Pool, called prohibited transactions, will not be part of the calculation of income or loss includible in the federal income tax returns of Residual Certificateholders, but rather will be taxed directly to the REMIC Pool at a 100% rate. Prohibited transactions generally include:

●
the disposition of a qualified mortgage other than for (a) substitution within two years of the Startup Day for a defective (including a defaulted) obligation (or repurchase in lieu of substitution of a defective (including a defaulted) obligation at any time) or for any qualified mortgage within three months of the Startup Day, (b) foreclosure, default or imminent default of a qualified mortgage, (c) bankruptcy or insolvency of the REMIC Pool or (d) a qualified (complete) liquidation;

●	the receipt of income from assets that are not the type of mortgages or investments that the REMIC Pool is permitted to hold;

●	the receipt of compensation for services; or

●	the receipt of gain from disposition of cash flow investments other than pursuant to a qualified liquidation.

Notwithstanding the first or fourth bullet points set forth above, it is not a prohibited transaction to sell REMIC Pool property to prevent a default on Regular Certificates as a result of a default on qualified mortgages or to facilitate a clean-up call (generally, an optional termination to save administrative costs when no more than a small percentage of the certificates is outstanding). The REMIC Regulations indicate that the modification of a mortgage loan generally will not be treated as a disposition if it is occasioned by a default or reasonably foreseeable default, an assumption of the mortgage loan, the waiver of a due-on-sale or due-on-encumbrance clause or the conversion of an interest rate by a mortgagor pursuant to the terms of a convertible adjustable rate mortgage loan.

Contributions to the REMIC Pool After the Startup Day

In general, the REMIC Pool will be subject to a tax at a 100% rate on the value of any property contributed to the REMIC Pool after the Startup Day. Exceptions are provided for cash contributions to the REMIC Pool:

●	during the three months following the Startup Day;

●	made to a qualified reserve fund by a Residual Certificateholder;

●	in the nature of a guarantee;

●	made to facilitate a qualified liquidation or clean-up call; and

●	as otherwise permitted in Treasury regulations yet to be issued.

Net Income from Foreclosure Property

The REMIC Pool will be subject to federal income tax at the highest corporate rate on “net income from foreclosure property,” determined by reference to the rules applicable to real estate investment trusts. Generally, property acquired by deed in lieu of foreclosure would be treated as “foreclosure property” for a period ending with the third calendar year following the year of acquisition of such property, with a possible extension. Net income from foreclosure property generally means gain from the sale of a foreclosure property that is inventory property and gross income from foreclosure property other than qualifying rents and other qualifying income for a real estate investment trust.

It is not anticipated that the REMIC Pool will receive income or contributions subject to tax under the preceding three paragraphs, except as described in the applicable prospectus supplement with respect to net income from foreclosure property on a commercial or multifamily residential property that secured a mortgage loan.

Liquidation of the REMIC Pool

If a REMIC Pool adopts a plan of complete liquidation, within the meaning of Code Section 860F(a)(4)(A)(i), which may be accomplished by designating in the REMIC Pool’s final tax return a date on which such adoption is deemed to occur, and sells all of its assets (other than cash) within a 90-day period beginning on the date of the adoption of the plan of liquidation, the REMIC Pool will not be subject to the prohibited transaction rules on the sale of its assets, provided that the REMIC Pool credits or distributes in liquidation all of the sale proceeds plus its cash (other than amounts retained to meet claims) to holders of Regular Certificates and Residual Certificateholders within the 90-day period.

Administrative Matters

The REMIC Pool will be required to maintain its books on a calendar year basis and to file federal income tax returns for federal income tax purposes in a manner similar to a partnership. The form for such income tax return is Form 1066, U.S. Real Estate Mortgage Investment Conduit (REMIC) Income Tax Return. The trustee will be required to sign the REMIC Pool’s returns. Treasury regulations provide that, except where there is a single Residual Certificateholder for an entire taxable year, the REMIC Pool will be subject to the procedural and administrative rules of the Code applicable to partnerships, including the determination by the IRS of any adjustments to, among other things, items of REMIC income, gain, loss, deduction or credit in a unified administrative proceeding. The Residual Certificateholder owning the largest percentage interest in the Residual Certificates will be obligated to act as “tax matters person,” as defined in applicable Treasury regulations, with respect to the REMIC Pool. Each Residual Certificateholder will be deemed, by acceptance of such Residual Certificates, to have agreed:

●	to the appointment of the tax matters person as provided in the preceding sentence; and

●	to the irrevocable designation of the master servicer as agent for performing the functions of the tax matters person.

Limitations on Deduction of Certain Expenses

An investor who is an individual, estate or trust will be subject to limitation with respect to certain itemized deductions described in Code Section 67, to the extent that such itemized deductions, in the aggregate, do not exceed 2% of the investor’s adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer with income above certain thresholds will be reduced by the lesser of:

●	3% of the excess, if any, of adjusted gross income over a threshold amount; or

●	80% of the amount of itemized deductions otherwise allowable for such year.

In the case of a REMIC Pool, such deductions may include deductions under Code Section 212 for the servicing fee and all administrative and other expenses relating to the REMIC Pool, or any similar expenses allocated to the REMIC Pool with respect to a regular interest it holds in another REMIC. Such investors who hold REMIC Certificates either directly or indirectly through certain pass-through entities may have their pro rata share of such expenses allocated to them as additional gross income, but may be subject to such limitation on deductions. In addition, such expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause such investors to be subject to significant additional tax liability. Temporary Treasury regulations provide that the additional gross income and corresponding amount of expenses generally are to be allocated entirely to the holders of Residual Certificates in the case of a REMIC Pool that would not qualify as a fixed investment trust in the absence of a REMIC election. However, such additional gross income and limitation on deductions will apply to the allocable portion of such expenses to holders of Regular Certificates, as well as holders of Residual Certificates, where such Regular Certificates are issued in a manner that is similar to pass-through certificates in a fixed investment trust. In general, such allocable portion will be determined based on the ratio that a REMIC Certificateholder’s income, determined on a daily basis, bears to the income of all holders of Regular Certificates and Residual Certificates with respect to a REMIC Pool. As a result, individuals, estates or trusts holding REMIC Certificates (either directly or indirectly through a grantor trust, partnership, S corporation, REMIC, or certain other pass-through entities described in the foregoing temporary Treasury regulations) may have taxable income in excess of the interest income at the pass-through rate on Regular Certificates that are issued in a single class or otherwise consistently with fixed investment trust status or in excess of cash distributions for the related period on Residual Certificates. Unless otherwise indicated in the applicable prospectus supplement, all such expenses will be allocable to the Residual Certificates.

Taxation of Certain Foreign Investors

Regular Certificates

Interest, including original issue discount, distributable to Regular Certificateholders who are nonresident aliens, foreign corporations, or other Non-U.S. Persons, will be considered “portfolio interest” and, therefore, generally will not be subject to 30% United States withholding tax, provided that such Non-U.S. Person:

●
is not a “10-percent shareholder” within the meaning of Code Section 871(h)(3)(B) or, or a controlled foreign corporation described in Code Section 881(c)(3)(C) related to, the REMIC (or possibly one or more mortgagors); and

●
provides the trustee, or the person who would otherwise be required to withhold tax from such distributions under Code Section 1441 or 1442, with an appropriate statement, signed under penalties of perjury, identifying the beneficial owner and stating, among other things, that the beneficial owner of the Regular Certificate is a Non-U.S. Person.

The appropriate documentation includes Form W-8BEN-E or W-8BEN, if the Non-U.S. Person is an entity (such as a corporation) or individual, respectively, eligible for the benefits of the portfolio interest exemption or an exemption based on a treaty; Form W-8ECI if the Non-U.S. Person is eligible for an exemption on the basis of its income from the Regular Certificate being effectively connected to a United States trade or business; Form W-8BEN-E or Form W-8IMY if the non-U.S. Person is a trust, depending on whether such trust is classified as the beneficial owner of the Regular Certificate; and Form W-8IMY, with supporting documentation as specified in the Treasury Regulations, required to substantiate exemptions from withholding on behalf of its partners, if the Non-U.S. Person is a partnership. Additional information may be required by holders that are “foreign financial institutions” under FATCA. See “—FATCA” below. An intermediary (other than a partnership) must provide Form W-8IMY, revealing all required information, including its name, address, taxpayer identification number, the country under the laws of which it is created, and certification that it is not acting for its own account. A “qualified intermediary” must certify that it has provided, or will provide, a withholding statement as required under Treasury Regulations Section 1.1441-1(e)(5)(v), but need not disclose the identity of its account holders on its Form W-8IMY, and may certify its account holders’ status without including each beneficial owner’s certification. A non-“qualified intermediary” must additionally certify that it has provided, or will provide, a withholding statement that is associated with the appropriate Forms W-8 and W-9 required to substantiate exemptions from withholding on behalf of its beneficial owners. The term “intermediary” means a person acting as a custodian, a broker, nominee or otherwise as an agent for the beneficial owner of a Regular Certificate. A “qualified intermediary” is generally a foreign financial institution or clearing organization or a non-U.S. branch or office of a U.S. financial institution or clearing organization that is a party to a withholding agreement with the IRS.

If such statement, or any other required statement, is not provided, 30% withholding will apply. If the interest on the Regular Certificate is effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Person, such Non-U.S. Person will be subject to United States federal income tax at regular rates. Prepayment Premiums distributable to Regular Certificateholders who are Non-U.S. Persons may be subject to 30% United States withholding tax. Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning a Regular Certificate.

Residual Certificates

The Conference Committee Report to the 1986 Act indicates that amounts paid to Residual Certificateholders who are Non-U.S. Persons are treated as interest for purposes of the 30% (or lower treaty rate) United States withholding tax. Treasury regulations provide that amounts distributed to Residual Certificateholders may qualify as “portfolio interest,” subject to the conditions described in “Regular Certificates” above, but only to the extent that:

●	the mortgage loans (including mortgage loans underlying MBS) were issued after July 18, 1984; and

●
the trust fund or segregated pool of assets therein (as to which a separate REMIC election will be made), to which the Residual Certificate relates, consists of obligations issued in “registered form” within the meaning of Code Section 163(f)(1).

Generally, whole mortgage loans will not be, but MBS and regular interests in another REMIC Pool will be, considered obligations issued in registered form. Furthermore, a Residual Certificateholder will not be entitled to any exemption from the 30% withholding tax (or lower treaty rate) to the extent of that portion of REMIC taxable income that constitutes an “excess inclusion.” See “Taxation of Residual Certificates—Limitations on Offset or Exemption of REMIC Income.” If the amounts paid to Residual Certificateholders who are Non-U.S. Persons are effectively connected with the conduct of a trade or business within the United States by such Non-U.S. Persons, 30% (or lower treaty rate) withholding will not apply. Instead, the amounts paid to such Non-U.S. Persons will be subject to United States federal income tax at regular rates. If 30% (or lower treaty rate) withholding is applicable, such amounts generally will be taken into account for purposes of withholding only when paid or otherwise distributed (or when the Residual Certificate is disposed of) under rules similar to withholding upon disposition of debt instruments that have original issue discount. See “Tax-Related Restrictions on Transfer of Residual Certificates—Foreign Investors” above concerning the disregard of certain transfers having “tax avoidance potential”, and the withholding tax obligations of U.S. partnerships having Non-U.S. Persons as partners. Investors who are Non-U.S. Persons should consult their own tax advisors regarding the specific tax consequences to them of owning Residual Certificates.

FATCA

Under the “Foreign Account Tax Compliance Act” (“FATCA”) provisions of the Hiring Incentives to Restore Employment Act, a 30% withholding tax is generally imposed on certain payments, including U.S.-source interest on or after July 1, 2014, and gross proceeds from the disposition of debt obligations that give rise to U.S.-source interest on or after January 1, 2017,  to “foreign financial institutions” and certain other foreign financial entities if those foreign entities fail to comply with the requirements of FATCA.  The certificate administrator will be required to withhold amounts under FATCA on payments made to holders who are subject to the FATCA requirements and who fail to provide the certificate administrator with proof that they have complied with such requirements.

3.8% Medicare Tax on “Net Investment Income”

Certain non-corporate U.S. Persons will be subject to an additional 3.8% tax on all or a portion of their “net investment income,” which may include the interest payments and any gain realized with respect to the certificates, to the extent of their net investment income that, when added to their other modified adjusted gross income, exceeds $200,000 for an unmarried individual, $250,000 for a married taxpayer filing a joint return (or a surviving spouse), or $125,000 for a married individual filing a separate return.  The 3.8% Medicare tax is determined in a manner different than the regular income tax.  U.S. Persons should consult their tax advisors with respect to their consequences with respect to the 3.8% Medicare tax.

Backup Withholding

Distributions made on the Regular Certificates, and proceeds from the sale of the Regular Certificates to or through certain brokers, may be subject to a “backup” withholding tax under Code Section 3406 of 28% on “reportable payments” (including interest distributions, original issue discount, and, under certain circumstances, principal distributions) unless the Regular Certificateholder is a U.S. Person and provides Form W-9 with the correct taxpayer identification number; is a Non-U.S. Person and provides Form W-8BEN or Form W-8BEN-E, as applicable, identifying the Non-U.S. Person and stating that the beneficial owner is not a U.S. Person; or can be treated as an exempt recipient within the meaning of Treasury Regulations Section 1.6049-4(c)(1)(ii).  Any amounts to be withheld from distribution on the Regular Certificates would be refunded by the IRS or allowed as a credit against the Regular Certificateholder’s federal income tax liability.  Final Treasury Regulations will change certain of the rules relating to certain presumptions currently available relating to information reporting and backup withholding.  Information reporting requirements may apply regardless of whether withholding is required.  Investors are urged to contact their own tax advisors regarding the application to them of backup withholding and information reporting.

Reporting Requirements

Reports of accrued interest, original issue discount and information necessary to compute the accrual of any market discount on the Regular Certificates will be made annually to the IRS and to individuals, estates, non-exempt and non-charitable trusts, and partnerships who are either holders of record of Regular Certificates or beneficial owners who own Regular Certificates through a broker or middleman as nominee. All brokers, nominees and all other non-exempt holders of record of Regular Certificates (including corporations, non-calendar year taxpayers, securities or commodities dealers, real estate investment trusts, investment companies, common trust funds, thrift institutions and charitable trusts) may request such information for any calendar quarter by telephone or in writing by contacting the person designated in IRS Publication 938 with respect to a particular series of Regular Certificates. Holders through nominees must request such information from the nominee.

IRS Form 1066 has an accompanying Schedule Q, Quarterly Notice to Residual Interest Holders of REMIC Taxable Income or Net Loss Allocation. Treasury regulations require that Schedule Q be furnished by the REMIC Pool to each Residual Certificateholder by the end of the month following the close of each calendar quarter (41 days after the end of a quarter under proposed Treasury regulations) in which the REMIC Pool is in existence.

Treasury regulations require that, in addition to the foregoing requirements, information must be furnished quarterly to Residual Certificateholders, furnished annually, if applicable, to holders of Regular Certificates, and filed annually with the IRS concerning Code Section 67 expenses (see “Limitations on Deduction of Certain Expenses” above) allocable to such holders. Furthermore, under such regulations, information must be furnished quarterly to Residual Certificateholders, furnished annually to holders of Regular Certificates, and filed annually with the IRS concerning the percentage of the REMIC Pool’s assets meeting the qualified asset tests described above under “Status of REMIC Certificates.”

FEDERAL INCOME TAX CONSEQUENCES
FOR CERTIFICATES AS TO WHICH NO
REMIC ELECTION IS MADE

Standard Certificates

General

In the event that no election is made to treat a trust fund (or a segregated pool of assets therein) with respect to a series of certificates that are not designated as “Stripped Certificates,” as described below, as a REMIC (Certificates of such a series hereinafter referred to as “Standard Certificates”), in the opinion of Cadwalader, Wickersham & Taft LLP, counsel to the depositor, the trust fund will be classified as a grantor trust under subpart E, Part 1 of subchapter J of the Code and not as an association taxable as a corporation or a “taxable mortgage pool” within the meaning of Code Section 7701(i). Where there is no fixed retained yield with respect to the mortgage loans underlying the Standard Certificates, the holder of each such Standard Certificate (a “Standard Certificateholder”) in such series will be treated as the owner of a pro rata undivided interest in the ordinary income and corpus portions of the trust fund represented by its Standard Certificate and will be considered the beneficial owner of a pro rata undivided interest in each of the mortgage loans, subject to the discussion below under “Recharacterization of Servicing Fees.” Accordingly, the holder of a Standard Certificate of a particular series will be required to report on its federal income tax return its pro rata share of the entire income from the mortgage loans represented by its Standard Certificate, including interest at the coupon rate on such mortgage loans, original issue discount (if any), prepayment fees, assumption fees, and late payment charges received by the master servicer, in accordance with such Standard Certificateholder’s method of accounting. A Standard Certificateholder generally will be able to deduct its share of the servicing fee and all administrative and other expenses of the trust fund in accordance with its method of accounting, provided that such amounts are reasonable compensation for services rendered to that trust fund. However, investors who are individuals, estates or trusts who own Standard Certificates, either directly or indirectly through certain pass-through entities, will be subject to limitation with respect to certain itemized deductions described in Code Section 67, including deductions under Code Section 212 for the servicing fee and all such administrative and other expenses of the trust fund, to the extent that such deductions, in the aggregate, do not exceed two percent of an investor’s adjusted gross income. In addition, Code Section 68 provides that itemized deductions otherwise allowable for a taxable year of an individual taxpayer with income above certain thresholds will be reduced by the lesser of (i) 3% of the excess, if any, of adjusted gross income over a threshold amount or (ii) 80% of the amount of itemized deductions otherwise allowable for such year. As a result, such investors holding Standard Certificates, directly or indirectly through a pass-through entity, may have aggregate taxable income in excess of the aggregate amount of cash received on such Standard Certificates with respect to interest at the pass-through rate on such Standard Certificates. In addition, such expenses are not deductible at all for purposes of computing the alternative minimum tax, and may cause such investors to be subject to significant additional tax liability. Moreover, where there is fixed retained yield with respect to the mortgage loans underlying a series of Standard Certificates or where the servicing fee is in excess of reasonable servicing compensation, the transaction will be subject to the application of the “stripped bond” and “stripped coupon” rules of the Code, as described below under “Stripped Certificates” and “Recharacterization of Servicing Fees,” respectively.

Tax Status

Standard Certificates will have the following status for federal income tax purposes:

1.      A Standard Certificate owned by a “domestic building and loan association” within the meaning of Code Section 7701(a)(19) will be considered to represent “loans . . . secured by an interest in real property which is . . . residential real property” within the meaning of Code Section 7701(a)(19)(C)(v), provided that the real property securing the mortgage loans represented by that Standard Certificate is of the type described in such section of the Code.

2.      A Standard Certificate owned by a real estate investment trust will be considered to represent “real estate assets” within the meaning of Code Section 856(c)(5)(B) to the extent that the assets of the related trust fund consist of qualified assets, and interest income on such assets will be considered “interest on obligations secured by mortgages on real property” to such extent within the meaning of Code Section 856(c)(3)(B).

3.      A Standard Certificate owned by a REMIC will be considered to represent an “obligation . . . which is principally secured by an interest in real property” within the meaning of Code Section 860G(a)(3)(A) to the extent that the assets of the related trust fund consist of “qualified mortgages” within the meaning of Code Section 860G(a)(3).

Premium and Discount

Standard Certificateholders are advised to consult with their tax advisors as to the federal income tax treatment of premium and discount arising either upon initial acquisition of Standard Certificates or thereafter.

Premium. The treatment of premium incurred upon the purchase of a Standard Certificate will be determined generally as described above under “Certain Federal Income Tax Consequences for REMIC Certificates—Taxation of Residual Certificates—Treatment of Certain Items of REMIC Income and Expense—Premium.”

Original Issue Discount. The original issue discount rules will be applicable to a Standard Certificateholder’s interest in those mortgage loans as to which the conditions for the application of those sections are met. Rules regarding periodic inclusion of original issue discount income are applicable to mortgages of corporations originated after May 27, 1969, mortgages of noncorporate mortgagors (other than individuals) originated after July 1, 1982, and mortgages of individuals originated after March 2, 1984. Under the OID Regulations, such original issue discount could arise by the charging of points by the originator of the mortgages in an amount greater than a statutory de minimis exception, including a payment of points currently deductible by the borrower under applicable Code provisions or, under certain circumstances, by the presence of “teaser rates” on the mortgage loans.

Original issue discount must generally be reported as ordinary gross income as it accrues under a constant interest method that takes into account the compounding of interest, in advance of the cash attributable to such income. Unless indicated otherwise in the applicable prospectus supplement, no prepayment assumption will be assumed for purposes of such accrual. However, Code Section 1272 provides for a reduction in the amount of original issue discount includible in the income of a holder of an obligation that acquires the obligation after its initial issuance at a price greater than the sum of the original issue price and the previously accrued original issue discount, less prior payments of principal. Accordingly, if such mortgage loans acquired by a Standard Certificateholder are purchased at a price equal to the then unpaid principal amount of such mortgage loans, no original issue discount attributable to the difference between the issue price and the original principal amount of such mortgage loans (i.e., points) will be includible by such holder.

Market Discount. Standard Certificateholders also will be subject to the market discount rules to the extent that the conditions for application of those sections are met. Market discount on the mortgage loans will be determined and will be reported as ordinary income generally in the manner described above under “Certain Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates—Market Discount,” except that the ratable accrual methods described therein will not apply and it is unclear whether a Prepayment Assumption would apply. Rather, the holder will accrue market discount pro rata over the life of the mortgage loans, unless the constant yield method is elected. Unless indicated otherwise in the applicable prospectus supplement, no prepayment assumption will be assumed for purposes of such accrual.

Recharacterization of Servicing Fees

If the servicing fee paid to the master servicer were deemed to exceed reasonable servicing compensation, the amount of such excess would represent neither income nor a deduction to certificateholders. In this regard, there are no authoritative guidelines for federal income tax purposes as to either the maximum amount of servicing compensation that may be considered reasonable in the context of this or similar transactions or whether, in the case of the Standard Certificate, the reasonableness of servicing compensation should be determined on a weighted average or loan-by-loan basis. If a loan-by-loan basis is appropriate, the likelihood that such amount would exceed reasonable servicing compensation as to some of the mortgage loans would be increased.  IRS guidance indicates that a servicing fee in excess of reasonable compensation (“excess servicing”) will cause the mortgage loans to be treated under the “stripped bond” rules. Such guidance provides safe harbors for servicing deemed to be reasonable and requires taxpayers to demonstrate that the value of servicing fees in excess of such amounts is not greater than the value of the services provided.

Accordingly, if the IRS’ approach is upheld, a servicer who receives a servicing fee in excess of such amounts would be viewed as retaining an ownership interest in a portion of the interest payments on the mortgage loans. Under the rules of Code Section 1286, the separation of ownership of the right to receive some or all of the interest payments on an obligation from the right to receive some or all of the principal payments on the obligation would result in treatment of such mortgage loans as “stripped coupons” and “stripped bonds.” Subject to the de minimis rule discussed below under “—Stripped Certificates,” each stripped bond or stripped coupon could be considered for this purpose as a non-interest bearing obligation issued on the date of issue of the Standard Certificates, and the original issue discount rules of the Code would apply to the holder thereof. While Standard Certificateholders would still be treated as owners of beneficial interests in a grantor trust for federal income tax purposes, the corpus of such trust could be viewed as excluding the portion of the mortgage loans the ownership of which is attributed to the master servicer, or as including such portion as a second class of equitable interest. Applicable Treasury regulations treat such an arrangement as a fixed investment trust, since the multiple classes of trust interests should be treated as merely facilitating direct investments in the trust assets and the existence of multiple classes of ownership interests is incidental to that purpose. In general, such a recharacterization should not have any significant effect upon the timing or amount of income reported by a Standard Certificateholder, except that the income reported by a cash method holder may be slightly accelerated. See “Stripped Certificates” below for a further description of the federal income tax treatment of stripped bonds and stripped coupons.

Sale or Exchange of Standard Certificates

Upon sale or exchange of a Standard Certificate, a Standard Certificateholder will recognize gain or loss equal to the difference between the amount realized on the sale (other than amounts allocable to accrued interest) and its aggregate adjusted basis in the mortgage loans and the other assets represented by the Standard Certificate. In general, the aggregate adjusted basis will equal the Standard Certificateholder’s cost for the Standard Certificate, increased by the amount of any income previously reported with respect to the Standard Certificate and decreased by the amount of any losses previously reported with respect to the Standard Certificate and the amount of any distributions received thereon. Except as provided above with respect to market discount on any mortgage loans, and except for certain financial institutions subject to the provisions of Code Section 582(c), any such gain or loss would be capital gain or loss if the Standard Certificate was held as a capital asset. However, gain on the sale of a Standard Certificate will be treated as ordinary income:

●
if a Standard Certificate is held as part of a “conversion transaction” as defined in Code Section 1258(c), up to the amount of interest that would have accrued on the Standard Certificateholder’s net investment in the conversion transaction at 120% of the appropriate applicable Federal rate in effect at the time the taxpayer entered into the transaction minus any amount previously treated as ordinary income with respect to any prior disposition of property that was held as a part of such transaction; or

●	in the case of a non-corporate taxpayer, to the extent such taxpayer has made an election under Code Section 163(d)(4) to have net capital gains taxed as investment income at ordinary income rates.

Long-term capital gains of certain noncorporate taxpayers generally are subject to a lower maximum tax rate than ordinary income or short-term gains of such taxpayers for property held for more than one year. The maximum tax rate for corporations is the same with respect to both ordinary income and capital gains.

Stripped Certificates

General

Pursuant to Code Section 1286, the separation of ownership of the right to receive some or all of the principal payments on an obligation from ownership of the right to receive some or all of the interest payments results in the creation of “stripped bonds” with respect to principal payments and “stripped coupons” with respect to interest payments. For purposes of this discussion, certificates that are subject to those rules will be referred to as “Stripped Certificates.” Stripped Certificates include interest-only certificates entitled to distributions of interest, with disproportionately small, nominal or no distributions of principal and principal-only certificates entitled to distributions of principal, with disproportionately small, nominal or no distributions of interest as to which no REMIC election is made.

The certificates will be subject to those rules if:

●
the depositor or any of its affiliates retains (for its own account or for purposes of resale), in the form of fixed retained yield or otherwise, an ownership interest in a portion of the payments on the mortgage loans;

●
the master servicer is treated as having an ownership interest in the mortgage loans to the extent it is paid (or retains) servicing compensation in an amount greater than reasonable consideration for servicing the mortgage loans (see “Standard Certificates—Recharacterization of Servicing Fees” above); and

●	certificates are issued in two or more classes or subclasses representing the right to non-pro-rata percentages of the interest and principal payments on the mortgage loans.

In general, a holder of a Stripped Certificate will be considered to own “stripped bonds” with respect to its pro rata share of all or a portion of the principal payments on each mortgage loan and/or “stripped coupons” with respect to its pro rata share of all or a portion of the interest payments on each mortgage loan, including the Stripped Certificate’s allocable share of the servicing fees paid to the master servicer, to the extent that such fees represent reasonable compensation for services rendered. See discussion above under “Standard Certificates—Recharacterization of Servicing Fees.” Although not free from doubt, for purposes of reporting to Stripped Certificateholders, the servicing fees will be allocated to the Stripped Certificates in proportion to the respective entitlements to distributions of each class (or subclass) of Stripped Certificates for the related period or periods. The holder of a Stripped Certificate generally will be entitled to a deduction each year in respect of the servicing fees, as described above under “Standard Certificates—General,” subject to the limitation described therein. Code Section

1286 treats a stripped bond or a stripped coupon as an obligation issued at an original issue discount on the date that such stripped interest is purchased. Although the treatment of Stripped Certificates for federal income tax purposes is not clear in certain respects at this time, particularly where such Stripped Certificates are issued with respect to a mortgage pool containing variable-rate mortgage loans:

●
the trust fund will be treated as a grantor trust under subpart E, Part 1 of subchapter J of the Code and not as an association taxable as a corporation or a “taxable mortgage pool” within the meaning of Code Section 7701(i); and

●
unless otherwise specified in the related prospectus supplement, each Stripped Certificate should be treated as a single installment obligation for purposes of calculating original issue discount and gain or loss on disposition.

This treatment is based on the interrelationship of Code Section 1286, Code Sections 1272 through 1275, and the OID Regulations. While under Code Section 1286 computations with respect to Stripped Certificates arguably should be made in one of the ways described below under “Taxation of Stripped Certificates—Possible Alternative Characterizations,” the OID Regulations state, in general, that two or more debt instruments issued by a single issuer to a single investor in a single transaction should be treated as a single debt instrument for original issue discount purposes. The applicable Pooling Agreement requires that the trustee make and report all computations described below using this aggregate approach, unless substantial legal authority requires otherwise.

Furthermore, Treasury regulations issued December 28, 1992 provide for the treatment of a Stripped Certificate as a single debt instrument issued on the date it is purchased for purposes of calculating any original issue discount. In addition, under these regulations, a Stripped Certificate that represents a right to payments of both interest and principal may be viewed either as issued with original issue discount or market discount (as described below), at a de minimis original issue discount, or, presumably, at a premium. This treatment suggests that the interest component of such a Stripped Certificate would be treated as qualified stated interest under the OID Regulations, other than in the case of an interest-only Stripped Certificate or a Stripped Certificate on which the interest is substantially disproportionate to the principal amount.  Further, these final regulations provide that the purchaser of such a Stripped Certificate will be required to account for any discount as market discount rather than original issue discount if either:

●	the initial discount with respect to the Stripped Certificate was treated as zero under the de minimis rule; or

●	no more than 100 basis points in excess of reasonable servicing is stripped off the related mortgage loans.

Any such market discount would be reportable as described under “Certain Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates—Market Discount,” without regard to the de minimis rule therein, assuming that a prepayment assumption is employed in such computation.

Status of Stripped Certificates

No specific legal authority exists as to whether the character of the Stripped Certificates, for federal income tax purposes, will be the same as that of the mortgage loans. Although the issue is not free from doubt, Stripped Certificates owned by applicable holders should be considered to represent “real estate assets” within the meaning of Code Section 856(c)(5)(B), “obligation[s] principally secured by an interest in real property” within the meaning of Code Section 860G(a)(3)(A), and “loans . . . secured by an interest in real property which is . . . residential real property” within the meaning of Code Section 7701(a)(19)(C)(v), and interest (including original issue discount) income attributable to Stripped Certificates should be considered to represent “interest on obligations secured by mortgages on real property” within the meaning of Code Section 856(c)(3)(B), provided that in each case the mortgage loans and interest on such mortgage loans qualify for such treatment.

Taxation of Stripped Certificates

Original Issue Discount. Except as described above under “General,” each Stripped Certificate may be considered to have been issued at an original issue discount for federal income tax purposes. Original issue discount with respect to a Stripped Certificate must be included in ordinary income as it accrues, in accordance with a constant interest method that takes into account the compounding of interest, which may be prior to the receipt of the cash attributable to such income. Based in part on the OID Regulations and the amendments to the original issue discount sections of the Code made by the 1986 Act, the amount of original issue discount required to be included in the income of a holder of a Stripped Certificate (referred to in this discussion as a “Stripped Certificateholder”) in any taxable year likely will be computed generally as described above under “Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates—Original Issue Discount” and “—Variable Rate Regular Certificates.” However, with the apparent exception of a Stripped Certificate qualifying as a market discount obligation, as described above under “General,” the issue price of a Stripped Certificate will be the purchase price paid by each holder thereof, and the stated redemption price at maturity will include the aggregate amount of the payments, other than qualified stated interest to be made on the Stripped Certificate to such Stripped Certificateholder, presumably under the Prepayment Assumption.

If the mortgage loans prepay at a rate either faster or slower than that under the Prepayment Assumption, a Stripped Certificateholder’s recognition of original issue discount will be either accelerated or decelerated and the amount of such original issue discount will be either increased or decreased depending on the relative interests in principal and interest on each mortgage loan represented by such Stripped Certificateholder’s Stripped Certificate. It is unclear under what circumstances, if any, the prepayment of mortgage loans or MBS will give rise to a loss to the holder of a Stripped Certificate. If the certificate is treated as a single instrument rather than an interest in discrete mortgage loans and the effect of prepayments is taken into account in computing yield with respect to the grantor trust certificate, it appears that no loss will be available as a result of any particular prepayment unless prepayments occur at a rate sufficiently faster than the assumed prepayment rate so that the certificateholder will not recover its investment. However, if the certificate is treated as an interest in discrete mortgage loans or MBS, or if no prepayment assumption is used, then when a mortgage loan or MBS is prepaid, the holder of the certificate should be able to recognize a loss equal to the portion of the adjusted issue price of the certificate that is allocable to the mortgage loan or MBS. Holders of Stripped Certificates are urged to consult with their own tax advisors regarding the proper treatment of these certificates for federal income tax purposes.

As an alternative to the method described above, the fact that some or all of the interest payments with respect to the Stripped Certificates will not be made if the mortgage loans are prepaid could lead to the interpretation that such interest payments are “contingent” within the meaning of the OID Regulations. The OID Regulations, as they relate to the treatment of contingent interest, are by their terms not applicable to prepayable securities such as the Stripped Certificates. However, if final regulations dealing with contingent interest with respect to the Stripped Certificates apply the same principles as the OID Regulations, such regulations may lead to different timing of income inclusion that would be the case under the OID Regulations. Furthermore, application of such principles could lead to the characterization of gain on the sale of contingent interest Stripped Certificates as ordinary income. Investors should consult their tax advisors regarding the appropriate tax treatment of Stripped Certificates.

In light of the application of Code Section 1286, a beneficial owner of a Stripped Certificate generally will be required to compute accruals of original issue discount based on its yield, possibly taking into account its own Prepayment Assumption. The information necessary to perform the related calculations for information reporting purposes, however, generally will not be available to the trustee. Accordingly, any information reporting provided by the trustee with respect to these Stripped Certificates, which information will be based on pricing information as of the closing date, will largely fail to reflect the accurate accruals of original issue discount for these certificates. Prospective investors therefore should be aware that the timing of accruals of original issue discount applicable to a Stripped Certificate generally will be different than that reported to holders and the IRS.  Prospective investors should consult your own tax advisors regarding their obligation to compute and include in income the correct amount of original issue discount accruals and any possible tax consequences for failure to do so.

Sale or Exchange of Stripped Certificates. Sale or exchange of a Stripped Certificate prior to its maturity will result in gain or loss equal to the difference, if any, between the amount received and the Stripped Certificateholder’s adjusted basis in such Stripped Certificate, as described above under “Certain Federal Income Tax Consequences for REMIC Certificates—Taxation of Regular Certificates—Sale or Exchange of Regular Certificates.” It is not clear for this purpose whether the assumed prepayment rate that is to be used in the case of a Stripped Certificate-holder other than an original Stripped Certificateholder should be the Prepayment Assumption or a new rate based on the circumstances at the date of subsequent purchase.

Purchase of More Than One Class of Stripped Certificates. Where an investor purchases more than one class of Stripped Certificates, it is currently unclear whether for federal income tax purposes such classes of Stripped Certificates should be treated separately or aggregated for purposes of the rules described above.

Possible Alternative Characterizations. The characterizations of the Stripped Certificates discussed above are not the only possible interpretations of the applicable Code provisions. For example, the Stripped Certificateholder may be treated as the owner of:

●
one installment obligation consisting of such Stripped Certificate’s pro rata share of the payments attributable to principal on each mortgage loan and a second installment obligation consisting of such Stripped Certificate’s pro rata share of the payments attributable to interest on each mortgage loan;

●	as many stripped bonds or stripped coupons as there are scheduled payments of principal and/or interest on each mortgage loan; or

●
a separate installment obligation for each mortgage loan, representing the Stripped Certificate’s pro rata share of payments of principal and/or interest to be made with respect thereto. Alternatively, the holder of one or more classes of Stripped Certificates may be treated as the owner of a pro rata fractional undivided interest in each mortgage loan to the extent that such Stripped Certificate, or classes of Stripped Certificates in the aggregate, represent the same pro rata portion of principal and interest on each such mortgage loan, and a stripped bond or stripped coupon (as the case may be), treated as an installment obligation or contingent payment obligation, as to the remainder. Final regulations issued on December 28, 1992 regarding original issue discount on stripped obligations make the foregoing interpretations less likely to be applicable. The preamble to those regulations states that they are premised on the assumption that an aggregation approach is appropriate for determining whether original issue discount on a stripped bond or stripped coupon is de minimis, and solicits comments on appropriate rules for aggregating stripped bonds and stripped coupons under Code Section 1286.

Because of these possible varying characterizations of Stripped Certificates and the resultant differing treatment of income recognition, Stripped Certificateholders are urged to consult their own tax advisors regarding the proper treatment of Stripped Certificates for federal income tax purposes.

Reporting Requirements and Backup Withholding

The trustee will furnish, within a reasonable time after the end of each calendar year, to each Standard Certificateholder or Stripped Certificateholder at any time during such year, such information (prepared on the basis described above) as the trustee deems to be necessary or desirable to enable such certificateholders to prepare their federal income tax returns. Such information will include the amount of original issue discount accrued on certificates held by persons other than certificateholders exempted from the reporting requirements. The amounts required to be reported by the trustee may not be equal to the proper amount of original issue discount required to be reported as taxable income by a certificateholder, other than an original certificateholder that purchased at the issue price. In particular, in the case of Stripped Certificates, unless provided otherwise in the applicable prospectus supplement, such reporting will be based upon a representative initial offering price of each class of Stripped Certificates. The trustee will also file such original issue discount information with the IRS. If a certificateholder fails to supply an accurate taxpayer identification number or if the Secretary of the Treasury determines that a certificateholder has not reported all interest and dividend income required to be shown on his federal income tax return, 28% backup withholding may be required in respect of any reportable payments, as described above under “Certain Federal Income Tax Consequences for REMIC Certificates—Backup Withholding.”

Final Treasury Regulations establish a reporting framework for interests in “widely held fixed investment trusts” and place the responsibility of reporting on the person in the ownership chain who holds an interest for a beneficial owner. A widely-held fixed investment trust is defined as an arrangement classified as an “investment trust” under Treasury Regulations Section 301.7701-4(c), in which any interest is held by a middleman, which includes, but is not limited to (i) a custodian of a person’s account, (ii) a nominee and (iii) a broker holding an interest for a customer in street name.

Under these regulations, in connection with a grantor trust, the trustee will be required to file Form 1099 (or any successor form) with the IRS with respect to holders of the certificates who are not “exempt recipients” (a term that includes corporations, trusts, securities dealers, middlemen and certain other non-individuals) and do not hold such certificates through a middleman, to report, in accordance with the provisions of the pooling and servicing agreement, the grantor trust’s gross income and, in certain circumstances, unless the trustee reports under the safe harbor as described in the last sentence of this paragraph, if any trust assets were disposed of or certificates are sold in secondary-market sales, the portion of the gross proceeds relating to the trust assets that are attributable to such holder. The same requirements would be imposed on middlemen holding certificates on behalf of holders. Under certain circumstances, the trustee may report under the safe harbor for widely held mortgage trusts, as such term is defined under Treasury Regulations Section 1.671-5.

These regulations also require that the trustee make available information regarding interest income and information necessary to compute any original issue discount to (i) exempt recipients (including middlemen) and non-calendar year taxpayers, upon request, in accordance with the requirements of the regulations and (ii) holders who do not hold their certificates through a middleman. The information must be provided to parties specified in clause (i) on or before the later of the 30th day after the close of the calendar year to which the request relates and 14 days after the receipt of the request.  Notwithstanding the preceding sentence, if the trust fund holds an interest in one or more “widely-held fixed investment trusts” or one or more REMIC regular interests, or both, the information must be provided to parties specified in clause (i) on or before the later of the 44th day after the close of the calendar year to which the request relates and 28 days after the receipt of the request. The information must be provided to parties specified in clause (ii) on or before March 15th of the calendar year for which the statement is being furnished.

Taxation of Certain Foreign Investors

To the extent that a corticated evidences ownership in mortgage loans that are issued on or before July 18, 1984, interest or original issue discount paid by the person required to withhold tax under Code Section 1441 or 1442 to nonresident aliens, foreign corporations, or other Non-U.S. Persons generally will be subject to 30% United States withholding tax, or such lower rate as may be provided for interest by an applicable tax treaty. Accrued original issue discount recognized by the Standard Certificateholder or Stripped Certificateholder on the sale or exchange of such a certificate also will be subject to federal income tax at the same rate.

Treasury regulations provide that interest or original issue discount paid by the trustee or other withholding agent to a Non-U.S. Person evidencing ownership interest in mortgage loans issued after July 18, 1984 will be “portfolio interest” and will be treated in the manner, and such persons will be subject to the same certification requirements, described above under “Certain Federal Income Tax Consequences for REMIC Certificates—Taxation of Certain Foreign Investors—Regular Certificates.”

In addition, Standard Certificateholders or Stripped Certificateholders that are “foreign financial institutions” may be required to provide additional information under FATCA.  See “—Federal Income Tax Consequences for REMIC Certificates—Taxation of Foreign Investors—FATCA”.

3.8% Medicare Tax on “Net Investment Income”

Certain non-corporate U.S. Persons may be subject to an additional 3.8% Medicare Tax on “net investment income”.  See “—Federal Income Tax Consequences for REMIC Certificates—3.8% Medicare Tax on “Net Investment Income””.

Taxation of Classes of Exchangeable Certificates

General

Solely for United States federal income tax purposes, the arrangement established to hold the depositable certificates will be classified as a trust (the “EC Trust”) and the holders of the exchangeable certificates will be treated as owning under Section 671 of the Code the interests in the depositable certificates that underlie their exchangeable certificates.

If an exchangeable certificate is related to a pro rata portion of one or more underlying depositable certificates, then the interests in each depositable certificate underlying the exchangeable certificate will be accounted for separately and will have the same consequences to the holder of the exchangeable certificate as if such interests in the underlying, depositable certificate were held outside the EC Trust.  Except as discussed below under “—Alternative Tax Consequences,” the remaining discussion is based on the assumption that each exchangeable certificate is related to a pro rata portion of one or more underlying certificates.

Acquisition and Disposition

No gain or loss will be realized upon depositing in the EC Trust the depositable certificates underlying an exchangeable certificate.  Regardless of the value of the exchangeable certificate, at the time of deposit, each underlying depositable certificate will have the same basis as it did immediately before the deposit (that is, each depositable certificate will have a separate basis for federal income tax purposes, based on its acquisition costs, adjusted as necessary for accruals of discount and premium and payments on the depositable certificate). If more than one underlying depositable certificate is acquired at the same time (including by acquiring an exchangeable certificate), then the initial cost of the depositable certificates must be determined by apportioning the aggregate cost for the depositable certificates (or the cost of the exchangeable certificate) among the individual depositable certificates based on their relative fair market values on the acquisition date.

No gain or loss will be realized upon withdrawing the depositable certificates underlying an exchangeable certificate from the EC Trust.  Regardless of the value of the exchangeable certificate at the time of withdrawal, each depositable certificate will have the same separate basis as it did immediately before the withdrawal.  If more than one underlying depositable certificate is disposed of at the same time (including by disposing of any exchangeable certificate) such as through sale or exchange, then the amount realized from the sale or exchange of each depositable certificate will be determined by apportioning the aggregate sales proceeds from the depositable certificates (or the sales of proceeds from the exchangeable certificate)  among the individual depositable certificates based on their relative fair market values on the disposition date.

Alternative Tax Consequences

If an exchangeable certificate represents disproportionate ownership of the principal and interest payable on the underlying depositable certificate, then the exchangeable certificate may be subject to special income tax consequences. Specifically, if the depositor of an underlying depositable certificate separately disposes of such exchangeable certificate, then the depositor will be stripping the underlying “bond.” In that case, the sale of the exchangeable certificate and its treatment in the hands of the new holder will be governed by Section 1286 of the Code. In general, the exchangeable certificates will be treated as representing beneficial ownership of a newly issued discount bond. If an exchangeable certificate is subject to treatment as a “stripped bond” or “stripped coupon” under Section 1286 of the Code, then the consequences will also be discussed in the prospectus supplement.  Investors are encouraged to consult their tax advisors regarding the consequences of stripping a bond and owning a stripped bond or stripped coupon.

STATE, LOCAL AND OTHER TAX CONSEQUENCES

In addition to the federal income tax consequences described in “Certain Federal Income Tax Consequences,” potential investors should consider the state and local tax consequences of the acquisition, ownership, and disposition of the offered certificates. State and local tax law may differ substantially from the corresponding federal law, and the discussion above does not purport to describe any aspect of the tax laws of any state or other jurisdiction. Therefore, prospective investors should consult their tax advisors with respect to the various tax consequences of investments in the offered certificates.

CERTAIN ERISA CONSIDERATIONS

General

Sections 404 and 406 of the Employee Retirement Income Security Act of 1974, as amended (“ERISA”), impose certain fiduciary requirements and prohibited transaction restrictions on employee pension and welfare benefit plans subject to ERISA (“ERISA Plans”) and on certain other arrangements, including bank collective investment funds and insurance company general and separate accounts in which such ERISA Plans are invested. Section 4975 of the Code imposes essentially the same prohibited transaction restrictions on tax-qualified retirement plans described in Section 401(a) of the Code and on Individual Retirement Accounts described in Section 408 of the Code (collectively with ERISA Plans, “Tax Favored Plans”).

Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)), and, if no election has been made under Section 410(d) of the Code, church plans (as defined in Section 3(33) of ERISA) (collectively with Tax Favored Plans, “Plans”) are not subject to ERISA requirements. However, assets of such plans may be subject to the provisions of other applicable federal, state or local law materially similar to the foregoing provisions of ERISA or the Code (“Similar Law”). Any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Code is subject to the prohibited transaction rules set forth in Section 503 of the Code.

ERISA generally imposes on fiduciaries of ERISA Plans certain general fiduciary requirements, including those of investment prudence and diversification and the requirement that an ERISA Plan’s investments be made in accordance with the documents governing the ERISA Plan. In addition, Section 406 of ERISA and Section 4975 of the Code prohibit a broad range of transactions involving assets of a Tax Favored Plan and persons (“Parties in Interest” within the meaning of ERISA and “disqualified persons” within the meaning of the Code; collectively, “Parties in Interest”) who have certain specified relationships to the Tax Favored Plan, unless a statutory, regulatory or administrative exemption is available with respect to any such transaction. Pursuant to Section 4975 of the Code, certain Parties in Interest to a prohibited transaction may be subject to a nondeductible 15% per annum excise tax on the amount involved in such transaction, which excise tax increases to 100% if the Party in Interest involved in the transaction does not correct such transaction during the taxable period. In addition, such Party in Interest may be subject to a penalty imposed pursuant to Section 502(i) of ERISA. The United States Department of Labor (“DOL”) and participants, beneficiaries and fiduciaries of ERISA Plans may generally enforce violations of ERISA, including the prohibited transaction provisions. If the prohibited transaction amounts to a breach of fiduciary responsibility under ERISA, a 20% civil penalty may be imposed on the fiduciary or other person participating in the breach.

Plan Asset Regulations

Certain transactions involving the trust fund, including a Plan’s investment in offered certificates, might be deemed to constitute prohibited transactions under ERISA, the Code or Similar Law if the underlying Mortgage Assets and other assets included in a related trust fund are deemed to be assets of such Plan. Section 2510.3-101 of the DOL regulations (as modified by Section 3(42) of ERISA, the “Plan Asset Regulations”) defines the term “Plan Assets” for purposes of applying the general fiduciary responsibility provisions of ERISA and the prohibited transaction provisions of ERISA and the Code. Under the Plan Asset Regulations, generally, when a Tax Favored Plan acquires an equity interest in an entity, the Tax Favored Plan’s assets include both such equity interest and an undivided interest in each of the underlying assets of the entity, unless certain exceptions not applicable here apply, or unless the equity participation in the entity by “benefit plan investors” (i.e., Tax Favored Plans and entities which are deemed to hold plan assets by virtue of a Tax Favored Plan’s investment in such entities) is not “significant,” both as defined therein. For this purpose, in general, equity participation by benefit plan investors will be “significant” on any date if 25% or more of the value of any class of equity interests in the entity is held by benefit plan investors. Equity participation in a trust fund will be significant on any date if immediately after the most recent acquisition of any certificate, 25% or more of any class of certificates is held by benefit plan investors.

The prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code may apply to a trust fund and cause the depositor, the master servicer, any special servicer, any sub-servicer, any manager, the trustee, the obligor under any credit enhancement mechanism or certain affiliates thereof to be considered or become Parties in Interest with respect to an investing Tax Favored Plan (or of a Tax Favored Plan holding an interest in an investing entity). If so, the acquisition or holding of certificates by or on behalf of the investing Tax Favored Plan could also give rise to a prohibited transaction under ERISA or the Code, unless some statutory, regulatory or administrative exemption is available. Certificates acquired by a Tax Favored Plan may be assets of that Tax Favored Plan. Under the Plan Asset Regulations, the trust fund, including the mortgage assets and the other assets held in the trust fund, may also be deemed to be Plan Assets of each Tax Favored Plan that acquires certificates. Special caution should be exercised before Plan Assets are used to acquire a certificate in such circumstances, especially if, with respect to such assets, the depositor, the master servicer, any special servicer, any sub-servicer, any manager, the trustee, the obligor under any credit enhancement mechanism or an affiliate thereof either:

●	has investment discretion with respect to the investment of Plan Assets; or

●
has authority or responsibility to give (or regularly gives) investment advice with respect to Plan Assets for a fee pursuant to an agreement or understanding that such advice will serve as a primary basis for investment decisions with respect to such Plan Assets.

Any person who has discretionary authority or control respecting the management or disposition of Plan Assets, and any person who provides investment advice with respect to such assets for a fee, is a fiduciary of the investing Tax Favored Plan. If the mortgage assets and other assets included in a trust fund constitute Plan Assets, then any party exercising management or discretionary control regarding those assets, such as the master servicer, any special servicer, any sub-servicer, the trustee, the obligor under any credit enhancement mechanism, or certain affiliates thereof may be deemed to be a “fiduciary” of the Tax Favored Plan and thus subject to the fiduciary responsibility provisions and prohibited transaction provisions of ERISA and the Code with respect to the investing Tax Favored Plan. In addition, if the mortgage assets and other assets included in a trust fund constitute Plan Assets, the purchase of certificates by a Plan, as well as the operation of the trust fund, may constitute or involve a prohibited transaction under ERISA or the Code or a violation of Similar Law.

The Plan Asset Regulations provide that where a Tax Favored Plan acquires a “guaranteed governmental mortgage pool certificate,” the Plan’s assets include such certificate but do not solely by reason of the Tax Favored Plan’s holdings of such certificate include any of the mortgages underlying such certificate. The Plan Asset Regulations include in the definition of a “guaranteed governmental mortgage pool certificate” FHLMC Certificates, GNMA Certificates, FNMA Certificates and FAMC Certificates. Accordingly, even if such MBS included in a trust fund were deemed to be assets of Plan investors, the mortgages underlying such MBS would not be treated as assets of such Tax Favored Plans. Private label mortgage participations, mortgage pass-through certificates or other mortgage-backed securities are not “guaranteed governmental mortgage pool certificates” within the meaning of the Plan Asset Regulations. Potential Plan investors should consult their counsel and review the ERISA discussion in the related prospectus supplement before purchasing any such certificates.

Prohibited Transaction Exemptions

The DOL granted an individual exemption, DOL Final Authorization Number 97-03E, as amended by Prohibited Transaction Exemption 2013-08 (the “Exemption”), to Deutsche Bank Securities, Inc. (“DBSI”) which generally exempts from the application of the prohibited transaction provisions of Section 406 of ERISA, and the excise taxes imposed on such prohibited transactions pursuant to Section 4975(a) and (b) of the Code, certain transactions, among others, relating to the servicing and operation of mortgage pools and the initial purchase, holding and subsequent resale of mortgage pass-through certificates underwritten by an Underwriter (as hereinafter defined), provided that certain conditions set forth in the Exemption are satisfied. For purposes of this Section “Certain ERISA Considerations,” the term “Underwriter” shall include (a) DBNY and DBSI, (b) any person directly or indirectly, through one or more intermediaries, controlling, controlled by or under common control with DBNY and DBSI and (c) any member of the underwriting syndicate or selling group of which a person described in (a) or (b) is a manager or co-manager with respect to a class of certificates.

The Exemption sets forth five general conditions which must be satisfied for the Exemption to apply. The conditions are as follows:

first, the acquisition of certificates by a Tax Favored Plan or with Plan Assets must be on terms that are at least as favorable to the Plan as they would be in an arm’s-length transaction with an unrelated party;

second, the certificates at the time of acquisition by a Tax Favored Plan or with Plan Assets must be rated in one of the four highest generic rating categories by at least one NRSRO that meets the requirements of the Exemption (an “Exemption Rating Agency”);

third, the trustee cannot be an affiliate of any member of the Restricted Group, other than an Underwriter; the “Restricted Group” consists of any Underwriter, the depositor, the trustee, the master servicer, any special servicer, any sub-servicer, any party that is considered a “sponsor” within the meaning of the Exemption, any swap counterparty and any obligor with respect to assets included in the trust fund constituting more than 5% of the aggregate unamortized principal balance of the assets in the trust fund as of the date of initial issuance of the certificates;

fourth, the sum of all payments made to and retained by the Underwriter(s) must represent not more than reasonable compensation for underwriting the certificates; the sum of all payments made to and retained by the depositor pursuant to the assignment of the assets to the related trust fund must represent not more than the fair market value of such obligations; and the sum of all payments made to and retained by the master servicer and any sub-servicer must represent not more than reasonable compensation for such person’s services under the related Pooling Agreement and reimbursement of such person’s reasonable expenses in connection therewith; and

fifth, the Exemption states that the investing  Tax Favored Plan or Plan Asset investor must be an accredited investor as defined in Rule 501(a)(1) of Regulation D under the Securities Act.

The Exemption also requires that the trust fund meet the following requirements:

●	the trust fund must consist solely of assets of the type that have been included in other investment pools;

●
certificates evidencing interests in such other investment pools must have been rated in one of the four highest categories by at least one Exemption Rating Agency for at least one year prior to the acquisition of certificates by or on behalf of a Tax Favored Plan or with Plan Assets; and

●
certificates evidencing interests in such other investment pools must have been purchased by investors other than Tax Favored Plans for at least one year prior to any acquisition of certificates by or on behalf of a Tax Favored Plan or with Plan Assets.

A fiduciary of a Tax Favored Plan or any person investing Plan Assets intending to purchase a certificate should make its own determination that the conditions set forth above will be satisfied with respect to such certificate.

If the general conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code, in connection with the direct or indirect sale, exchange, transfer, holding or the direct or indirect acquisition or disposition in the secondary market of certificates by a Tax Favored Plan or with Plan Assets. However, no exemption is provided from the restrictions of Sections 406(a)(1)(E), 406(a)(2) and 407 of ERISA for the acquisition or holding of a certificate on behalf of an “Excluded Plan” by any person who has discretionary authority or renders investment advice with respect to the assets of such Excluded Plan. For purposes of the certificates, an Excluded Plan is a Tax Favored Plan sponsored by any member of the Restricted Group.

If certain specific conditions of the Exemption are also satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(b)(1) and (b)(2) of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c)(1)(E) of the Code, in connection with:

●
the direct or indirect sale, exchange or transfer of certificates in the initial issuance of certificates between the depositor or an Underwriter and a Tax Favored Plan when the person who has discretionary authority or renders investment advice with respect to the investment of Plan Assets in the certificates is (a) a mortgagor with respect to 5% or less of the fair market value of the trust fund or (b) an affiliate of such a person;

●	the direct or indirect acquisition or disposition in the secondary market of certificates by a Tax Favored Plan; and

●	the holding of certificates by a Tax Favored Plan or with Plan Assets.

Further, if certain specific conditions of the Exemption are satisfied, the Exemption may provide an exemption from the restrictions imposed by Sections 406(a), 406(b) and 407 of ERISA, and the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code for transactions in connection with the servicing, management and operation of the trust fund. The depositor expects that the specific conditions of the Exemption required for this purpose will be satisfied with respect to the Certificates so that the Exemption would provide an exemption from the restrictions imposed by Sections 406(a) and (b) of ERISA (as well as the excise taxes imposed by Sections 4975(a) and (b) of the Code by reason of Section 4975(c) of the Code) for transactions in connection with the servicing, management and operation of the trust fund, provided that the general conditions of the Exemption are satisfied.

The Exemption also may provide an exemption from the restrictions imposed by Sections 406(a) and 407(a) of ERISA, and the excise taxes imposed by Section 4975(a) and (b) of the Code by reason of Sections 4975(c)(1)(A) through (D) of the Code if such restrictions are deemed to otherwise apply merely because a person is deemed to be a Party in Interest with respect to an investing Tax Favored Plan by virtue of providing services to the Tax Favored Plan (or by virtue of having certain specified relationships to such a person) solely as a result of the Tax Favored Plan’s ownership of certificates.

Because the exemptive relief afforded by the Exemption (or any similar exemption under Similar Law) will not apply to the purchase, sale or holding of certain certificates, such as Residual Certificates or any certificates (“ERISA Restricted Certificates”) which are not rated in one of the four highest generic rating categories by at least one Exemption Rating Agency, transfers of such certificates to a Plan, to a trustee or other person acting on behalf of any Plan, or to any other person investing Plan Assets to effect such acquisition will not be registered by the trustee unless the transferee provides the depositor, the trustee and the master servicer with an opinion of counsel satisfactory to the depositor, the trustee and the master servicer, which opinion will not be at the expense of the depositor, the trustee or the master servicer, that the purchase of such certificates by or on behalf of such Plan is permissible under applicable law, will not constitute or result in any nonexempt prohibited transaction under ERISA or Section 4975 of the Code or Similar Law and will not subject the depositor, the trustee or the master servicer to any obligation in addition to those undertaken in the applicable Pooling Agreement.

In lieu of such opinion of counsel with respect to ERISA Restricted Certificates, the transferee may provide a certification substantially to the effect that the purchase of ERISA Restricted Certificates by or on behalf of such Plan is permissible under applicable law, will not constitute or result in any nonexempt prohibited transaction under ERISA or Section 4975 of the Code, will not subject the depositor, the trustee or the master servicer to any obligation in addition to those undertaken in the applicable Pooling Agreement and the following conditions are satisfied:

●
the transferee is an insurance company and the source of funds used to purchase such ERISA Restricted Certificates is an “insurance company general account” (as such term is defined in PTCE 95-60); and

●	the conditions set forth in Sections I and III of PTCE 95-60 (or the conditions of a similar exemption under Similar Law) have been satisfied; and

●
there is no Tax Favored Plan with respect to which the amount of such general account’s reserves and for contracts held by or on behalf of such Tax Favored Plan and all other Tax Favored Plans maintained by the same employer (or any “affiliate” thereof, as defined in PTCE 95-60) or by the same employee organization exceed 10% of the total of all reserves and liabilities of such general account (as determined under PTCE 95-60) as of the date of the acquisition of such ERISA Restricted Certificates.

The purchaser or any transferee of any interest in an ERISA Restricted Certificate or Residual Certificate that is not a definitive certificate, by the act of purchasing such certificate, shall be deemed to represent that it is not a Plan or directly or indirectly purchasing such certificate or interest therein on behalf of, as named fiduciary of, as trustee of, or with assets of a Plan (other than, in the case of an ERISA Restricted Certificate, a purchaser providing the opinion of counsel described above or using the assets of an insurance company general account under the conditions described above). The ERISA Restricted Certificates and Residual Certificates will contain a legend describing such restrictions on transfer and the Pooling Agreement will provide that any attempted or purported transfer in violation of these transfer restrictions will be null and void.

There can be no assurance that any DOL exemption or similar exemption under Similar Law will apply with respect to any particular Plan that acquires the certificates or, even if all the conditions specified therein were satisfied, that any such exemption would apply to all transactions involving the trust fund. Prospective Plan investors should consult with their legal counsel concerning the impact of ERISA, the Code and Similar Law and the potential consequences to their specific circumstances prior to making an investment in the certificates. Neither the depositor, the trustee, the master servicer nor any of their respective affiliates will make any representation to the effect that the certificates satisfy all legal requirements with respect to the investment therein by Plans generally or any particular Plan or to the effect that the certificates are an appropriate investment for Plans generally or any particular Plan.

Before purchasing a certificate (other than an ERISA Restricted Certificate or Residual Certificate), a fiduciary of a Tax Favored Plan should itself confirm that (a) all the specific and general conditions set forth in the Exemption would be satisfied and (b) the certificate constitutes a “security” for purposes of the Exemption. In addition, a fiduciary of a Tax Favored Plan should consider its general fiduciary obligations under ERISA in determining whether to purchase a certificate on behalf of a Tax Favored Plan. Finally, a fiduciary of a Tax Favored Plan should consider the fact that the DOL, in granting the Exemption, may not have had under its consideration interests in pools of the exact nature of some of the certificates described herein.  A fiduciary of a Plan subject to Similar Law should consult with its advisors regarding the need for and the availability of exemptive relief under Similar Law.

Tax Exempt Investors

A Plan that is exempt from federal income taxation pursuant to Section 501 of the Code (a “Tax Exempt Investor”) nonetheless will be subject to federal income taxation to the extent that its income is “unrelated business taxable income” (“UBTI”) within the meaning of Section 512 of the Code. All “excess inclusions” of a REMIC allocated to a Residual Certificate held by a Tax-Exempt Investor will be considered UBTI and thus will be subject to federal income tax. See “Certain Federal Income Tax Consequences—Federal Income Tax Consequences for REMIC Certificates—Taxation of Residual Certificates—Limitations on Offset or Exemption of REMIC Income.”

LEGAL INVESTMENT

If so specified in the related prospectus supplement, certain classes of certificates will constitute “mortgage related securities” for purposes of the Secondary Mortgage Market Enhancement Act of 1984, as amended (“SMMEA”). Generally, the only classes of certificates that qualify as “mortgage related securities” will be those that:

●
are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization (“NRSRO”), as such term is defined in Section 3(a)(62) of the Exchange Act; and

●	are part of a series evidencing interests in a trust fund consisting of loans originated by certain types of originators specified in SMMEA and secured by first liens on real estate.

While Section 939(e) of the Dodd-Frank Wall Street Reform and Consumer Protection Act amended SMMEA, effective July 21, 2012, so as to require the SEC to establish creditworthiness standards by that date in substitution for the foregoing ratings test, the SEC has neither proposed nor adopted a rule establishing new creditworthiness standards for purposes of SMMEA as of the date of this Prospectus.  However, the SEC has issued a transitional interpretation (Release No. 34-67448 (effective July 20, 2012)), which provides that, until such time as final rules establishing new standards of creditworthiness become effective, the standard of creditworthiness for purposes of the definition of the term “mortgaged related security” is a security that is rated in one of the two highest rating categories by at least one NRSRO.  Depending on the standards of creditworthiness that are ultimately established by the SEC, it is possible that certain classes of certificates specified to be “mortgage related securities” for purposes of SMMEA in the related prospectus supplement, may no longer qualify as such as of the time such new standards are effective.

The appropriate characterization of the certificates under various legal investment restrictions, and thus the ability of investors subject to those restrictions to purchase the certificates, are subject to significant interpretive uncertainties.  Except as to the status of the certificates under SMMEA, no representations are made as to the proper characterization of the certificates for legal investment, financial institution regulatory, or other purposes, or as to the ability of particular investors to purchase any certificates under applicable legal investment restrictions.  Further, any ratings downgrade of a class of certificates by an NRSRO to less than an “investment grade” rating (i.e., lower than the top four rating categories) may adversely affect the ability of an investor to purchase or retain, or otherwise impact the regulatory characteristics of, that class of certificates.  The uncertainties described above (an any unfavorable future determinations concerning the legal investment or financial institution regulatory characteristics of the certificates) may adversely affect the liquidity and market value of the certificates.

Accordingly, all investors whose investment activities are subject to legal investment laws and regulations, regulatory capital requirements, or review by regulatory authorities should consult with their own legal advisors in determining whether and to what extent the certificates constitute legal investments or are subject to investment, capital, or other regulatory restrictions.

USE OF PROCEEDS

The net proceeds to be received from the sale of the certificates of any series will be applied by the depositor to the purchase of the assets of the trust fund or will be used by the depositor to cover expenses related thereto. The depositor expects to sell the certificates from time to time, but the timing and amount of offerings of certificates will depend on a number of factors, including the volume of mortgage assets acquired by the depositor, prevailing interest rates, availability of funds and general market conditions.

METHOD OF DISTRIBUTION

The certificates offered by this prospectus and by the related prospectus supplements will be offered in series, each consisting of one or more classes of certificates, through one or more of the methods described below. The prospectus supplement prepared for each series will describe the method of offering being utilized for that series, including the initial public offering or purchase price of each class or the method by which the price will be determined, and the net proceeds to the depositor from such sale.

The depositor intends that offered certificates will be offered through the following methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of the offered certificates of a particular series may be made through a combination of two or more of these methods. Such methods are as follows:

1.      By negotiated firm commitment or best efforts underwriting and public offering by one or more underwriters specified in the related prospectus supplement;

2.      By placements by the depositor with institutional investors through dealers; and

3.      By direct placements by the depositor with institutional investors.

In addition, if specified in the related prospectus supplement, the offered certificates of a series may be offered in whole or in part to the seller of the related mortgage assets that would comprise the trust fund for such certificates.

If underwriters are used in a sale of any offered certificates (other than in connection with an underwriting on a best efforts basis), such certificates will be acquired by the underwriters for their own account and may be resold from time to time in one or more transactions, including negotiated transactions, at fixed public offering prices or at varying prices to be determined at the time of sale or at the time of commitment therefor. The managing underwriter or underwriters with respect to the offer and sale of offered certificates of a particular series will be set forth on the cover of the prospectus supplement relating to such series and the members of the underwriting syndicate, if any, will be named in such prospectus supplement.

In connection with the sale of offered certificates, underwriters may receive compensation from the depositor or from purchasers of the offered certificates in the form of discounts, concessions or commissions. Underwriters and dealers participating in the distribution of the offered certificates may be deemed to be underwriters in connection with such certificates, and any discounts or commissions received by them from the depositor and any profit on the resale of offered certificates by them may be deemed to be underwriting discounts and commissions under the Securities Act.  The related prospectus supplement will describe any discounts, concessions or commissions to be allowed or paid by the depositor to the underwriters, any other items constituting underwriting compensation, and any discounts and commissions to be allowed or paid to the dealers.

If so specified in the related prospectus supplement, the offered certificates may be underwritten by Deutsche Bank Securities Inc., acting as sole underwriter or together with such other underwriters as may be named in the prospectus supplement, or Deutsche Bank Securities Inc. may act as a dealer with regard to the offered certificates.  The depositor is an affiliate of Deutsche Bank Securities Inc. and, as such, Deutsche Bank Securities Inc. will have potential conflicts of interest in underwriting or acting as a dealer with regard to any offered certificates.  Any potential conflicts of interest pertaining to Deutsche Bank Securities Inc., any of the other underwriters of the offered certificates, and their respective affiliates will be described in the related prospectus supplement.

It is anticipated that the underwriting agreement pertaining to the sale of the offered certificates of any series will provide that the obligations of the underwriters will be subject to certain conditions precedent, that the underwriters will be obligated to purchase all such certificates if any are purchased (other than in connection with an underwriting on a best efforts basis) and that, in limited circumstances, the depositor will indemnify the several underwriters and the underwriters will indemnify the depositor against certain civil liabilities, including liabilities under the Securities Act or will contribute to payments required to be made in respect thereof.

The prospectus supplement with respect to any series offered by placements through dealers will contain information regarding the nature of such offering and any agreements to be entered into between the depositor and purchasers of offered certificates of such series.

The depositor anticipates that the offered certificates will be sold primarily to institutional investors. Purchasers of offered certificates, including dealers, may, depending on the facts and circumstances of such purchases, be deemed to be “underwriters” within the meaning of the Securities Act of 1933, as amended, in connection with reoffers and sales by them of offered certificates. Holders of offered certificates should consult with their legal advisors in this regard prior to any such reoffer or sale.

All or part of any class of offered certificates may be acquired by the depositor or by an affiliate of the depositor in a secondary market transaction or from an affiliate. Such offered certificates may then be included in a trust fund, the beneficial ownership of which will be evidenced by one or more classes of mortgage-backed certificates, including subsequent series of certificates offered pursuant to this prospectus and a prospectus supplement.

As to any series of certificates, only those classes rated in an investment grade rating category by any NRSRO will be offered hereby. Any unrated class may be initially retained by the depositor, and may be sold by the depositor at any time to one or more institutional investors.

If and to the extent required by applicable law or regulation, this prospectus will be used by an underwriter in connection with offers and sales related to market-making transactions in the offered certificates with respect to which such underwriter acts as principal. An underwriter may also act as agent in such transactions. Sales may be made at negotiated prices determined at the time of sales.

LEGAL MATTERS

Certain legal matters in connection with the certificates of each series, including certain federal income tax consequences, will be passed upon for the depositor by Cadwalader, Wickersham & Taft LLP or such other firm as may be specified in the related prospectus supplement.

FINANCIAL INFORMATION

A new trust fund will be formed with respect to each series of certificates, and no trust fund will engage in any business activities or have any assets or obligations prior to the issuance of the related series of certificates. Accordingly, no financial statements with respect to any trust fund will be included in this Prospectus or in the related prospectus supplement. The depositor has determined that its financial statements will not be material to the offering of any offered certificates.

RATING

It is a condition to the issuance of any class of offered certificates that they shall have been rated not lower than investment grade, that is, in one of the four highest rating categories, by at least one NRSRO.

Other NRSRO that have not been engaged to rate any class of offered certificates may issue unsolicited credit ratings on one or more classes of offered certificates.

Ratings on mortgage pass-through certificates address the likelihood of receipt by the holders thereof of all collections on the underlying mortgage assets to which such holders are entitled. These ratings address the structural, legal and issuer-related aspects associated with such certificates, the nature of the underlying mortgage assets and the credit quality of the guarantor, if any. Ratings on mortgage pass-through certificates do not represent any assessment of the likelihood of principal prepayments by borrowers or of the degree by which such prepayments might differ from those originally anticipated. As a result, certificateholders might suffer a lower than anticipated yield, and, in addition, holders of interest-only might, in extreme cases fail to recoup their initial investments. Furthermore, ratings on mortgage pass-through certificates do not address the price of such certificates or the suitability of such certificates to the investor.

A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning NRSRO. Each security rating should be evaluated independently of any other security rating.

INDEX OF DEFINED TERMS

		Equity Participation	36
1		ERISA	122
		ERISA Plans	122
1986 Act	94	ERISA Restricted Certificates	125
		Excess Funds	46
A		Excess Servicing	115
		Exchange Act	39
Accrual Certificates	48	Exemption	123
Accrued Certificate Interest	48	Exemption Rating Agency	124
Act	86
ADA	89	F
Affiliate	125
ARM Loans	37	FAMC	38
Available Distribution Amount	47	FHLMC	38
		Financial Intermediary	53
B		FNMA	38

Bankruptcy Code	79	G
Book-Entry Certificates	47
		GACC	30
C		Garn Act	88
		GNMA	38
Cash Flow Agreement	40
Certificate Account	39	I
Certificate Balance	49
Certificate Owner	53	Insurance Proceeds	62
CMBS	31	IRS	65, 91
Code	91
Companion Class	49	L
Controlled Amortization Class	49
CPR	43	Letter of Credit Bank	75
Credit Support	40, 74	Liquidation Proceeds	62
Cut-off Date	49	Loan-to-Value Ratio	35
		Lock-out Date	36
D		Lock-out Period	36

DBBM	31	M
DBMC	31
DBSI	123	MBS	32
Debt Service Coverage Ratio	34	MBS Agreement	38
Definitive Certificates	47	MBS Issuer	38
Determination Date	41, 47	MBS Servicer	38
Disqualified Organization	105	MBS Trustee	38
Distribution Date Statement	51
DOL	122	N
DTC	53
DTC Participants	53	Net Leases	35
Due Period	41	Net Operating Income	34
Due-on-Sale	80	Nonrecoverable Advance	50

E		O

EC Trust	120	OID Regulations	94
Electing Large Partnership	105

P		Securities Act	38
		Similar Law	122
Parties in Interest	122	SMMEA	126
Pass-Through Entity	105	SPA	43
Patriot Act	90	Standard Certificateholder	113
Percentage Interest	47	Standard Certificates	113
Permitted Investments	62	Stripped Certificateholder	118
Plan Asset Regulations	122	Stripped Certificates	113, 114
Plan Assets	122	Stripped Certificates	116
Plans	122
Pooling Agreement	57	T
Prepayment Assumption	95
Prepayment Interest Shortfall	41	Tax Exempt Investor	126
Prepayment Premium	36	Tax Favored Plans	122
Purchase Price	58	Termination Events	70
		Title V	88
R		Treasury	91

Record Date	47	U
Regular Certificateholder	94
Regular Certificates	91, 112	UBTI	126
Related Proceeds	50	UCC	77
Relief Act	89	Underwriter	123
REMIC	91
REMIC Certificates	91	V
REMIC Pool	91
REMIC Regulations	91	Value	35
REO Property	60	Voting Rights	52
Requirements	90
Residual Certificateholders	101	W

S		Warranting Party	59

SEC	53

[THIS PAGE INTENTIONALLY LEFT BLANK]

No dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this free writing prospectus. You must not rely on any unauthorized information or representations. This free writing prospectus and the attached prospectus is an offer to sell only the offered certificates, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this free writing prospectus is current only as of its date.

$1,112,938,000 (Approximate)

Deutsche Bank Securities

UBS Securities LLC

Cantor Fitzgerald & Co.

Jefferies LLC

KeyBanc Capital Markets Inc.

Guggenheim Securities

COMM 2014-UBS6 Mortgage Trust

Commercial Mortgage
Pass-Through Certificates

FREE WRITING PROSPECTUS

EXECUTIVE SUMMARY	S-14
SUMMARY	S-17
RISK FACTORS	S-59
THE SPONSORS, MORTGAGE LOAN SELLERS AND
ORIGINATORS	S-152
THE DEPOSITOR	S-193
THE ISSUING ENTITY	S-193
THE SERVICERS	S-195
THE TRUSTEE AND CERTIFICATE ADMINISTRATOR	S-209
PAYING AGENT, CERTIFICATE REGISTRAR, CUSTODIAN AND
AUTHENTICATING AGENT	S-214
THE OPERATING ADVISOR	S-215
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	S-216
DESCRIPTION OF THE MORTGAGE POOL	S-218
DESCRIPTION OF THE OFFERED CERTIFICATES	S-251
YIELD AND MATURITY CONSIDERATIONS	S-291
THE POOLING AND SERVICING AGREEMENT	S-297
MATERIAL FEDERAL INCOME TAX CONSEQUENCES	S-367
CERTAIN STATE AND LOCAL TAX CONSIDERATIONS	S-371
ERISA CONSIDERATIONS	S-371
LEGAL INVESTMENT	S-373
LEGAL MATTERS	S-374
RATINGS	S-374
LEGAL ASPECTS OF MORTGAGE LOANS IN CALIFORNIA AND
NEW YORK	S-375
INDEX OF DEFINED TERMS	S-377

ANNEX A-1 – CERTAIN CHARACTERISTICS OF THE MORTGAGE
LOAN	A-1-1
ANNEX A-1-K – CERTAIN CHARACTERISTICS OF THE CIRCLE K
PORTFOLIO MORTGAGED PROPERTIES	A-1-K-1
ANNEX A-2 – CERTAIN POOL CHARACTERISTICS OF THE
MORTGAGE LOANS AND MORTGAGED PROPERTIES	A-2-1
ANNEX A-3 – CLASS A-SB PLANNED PRINCIPAL BALANCE
SCHEDULE	A-3-1
ANNEX B – DESCRIPTION OF THE TOP 20 MORTGAGE LOANS	B-1
ANNEX C – GLOBAL CLEARANCE, SETTLEMENT AND TAX
DOCUMENTATION PROCEDURES	C-1
ANNEX D – DECREMENT TABLES	D-1
ANNEX E – PRICE/YIELD TABLES	E-1
ANNEX F – MORTGAGE LOAN SELLER REPRESENTATIONS AND
WARRANTIES	F-1
ANNEX G – EXCEPTIONS TO MORTGAGE LOAN SELLER
REPRESENTATIONS AND WARRANTIES	G-1

PROSPECTUS

SUMMARY OF PROSPECTUS	1
RISK FACTORS	10	FREE WRITING PROSPECTUS
THE SPONSOR	30
OTHER SPONSORS, MORTGAGE LOAN SELLERS AND ORIGINATORS	31
THE DEPOSITOR	31	November , 2014
DESCRIPTION OF THE TRUST FUNDS	31
YIELD AND MATURITY CONSIDERATIONS	40
DESCRIPTION OF THE CERTIFICATES	46
DESCRIPTION OF THE POOLING AGREEMENTS	57
DESCRIPTION OF CREDIT SUPPORT	74
CASH FLOW AND DERIVATIVES AGREEMENTS	76
CERTAIN LEGAL ASPECTS OF MORTGAGE LOANS	76
CERTAIN FEDERAL INCOME TAX CONSEQUENCES	90
FEDERAL INCOME TAX CONSEQUENCES FOR REMIC CERTIFICATES	91
FEDERAL INCOME TAX CONSEQUENCES FOR CERTIFICATES AS TO
WHICH NO REMIC ELECTION IS MADE	113
STATE, LOCAL AND OTHER TAX CONSEQUENCES	121
CERTAIN ERISA CONSIDERATIONS	122
LEGAL INVESTMENT	126
USE OF PROCEEDS	127
METHOD OF DISTRIBUTION	127
LEGAL MATTERS	128
FINANCIAL INFORMATION	129
RATING	129
INDEX OF DEFINED TERMS	130